Exhibit 10.40

THIRD AMENDMENT TO CREDIT AGREEMENT

Dated as of May 4, 2015

among

HERBALIFE INTERNATIONAL, INC., HERBALIFE LTD. and

HERBALIFE INTERNATIONAL LUXEMBOURG S.À R.L.,

as Borrowers,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer,

and

The Other Lenders Party Hereto

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH

as Documentation Agent for the Revolving Credit Facility

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and J.P. MORGAN SECURITIES LLC

as Joint Lead Arrangers and Joint Book Managers for the Revolving Credit Facility

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH

and HSBC BANK USA, NATIONAL ASSOCIATION

as Co-Syndication Agents for the Term A Facility

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Documentation Agent for the Term A Facility

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH,

HSBC SECURITIES (USA) INC.

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Book Managers for the Term A Facility

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as Sole Lead Arranger and Book Manager

for the Third Amendment to Credit Agreement

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of May 4, 2015 to the Credit Agreement referenced below is by and among HERBALIFE INTERNATIONAL, INC., a Nevada corporation (the “Company”), HERBALIFE LTD., a Cayman Islands exempted company incorporated with limited liability, with registered number 116838 (“Holdings”), HERBALIFE INTERNATIONAL LUXEMBOURG S.À R.L., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, having a share capital of EUR 25,000 and registered with the Luxembourg Register of Commerce and Companies (R.C.S Luxembourg) under number B 88.006 (“HIL” and, together with the Company and Holdings, the “Borrowers” and, each a “Borrower”), each Guarantor party hereto, each Lender party hereto, and BANK OF AMERICA, N.A. (“Bank of America”), as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer.

W I T N E S S E T H

WHEREAS, the Borrowers, certain Lenders and Bank of America, as Administrative Agent, Swing Line Lender and L/C Issuer, are party to that certain Credit Agreement dated as of March 9, 2011, as amended and restated pursuant to that certain First Amendment to Credit Agreement dated as of July 26, 2012, and as further amended pursuant to the Second Amendment to Credit Agreement dated as of February 3, 2014 (the “Existing Credit Agreement”);

WHEREAS, the Borrowers have requested that (a) each Revolving Credit Lender (under and as defined in the Existing Credit Agreement) and (b) the Required Lenders (under and as defined in the Existing Credit Agreement) approve certain amendments and modifications to the Existing Credit Agreement, including the extension of the Maturity Date under the Existing Credit Agreement with respect to the Revolving Credit Facility; and

WHEREAS, each Revolving Credit Lender and the Required Lenders have approved the amendments and modifications to the Existing Credit Agreement requested by the Borrowers, as set forth in this Amendment.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Amended Credit Agreement (as defined below).

2. Amendment and Restatement. The Existing Credit Agreement (including the Schedules (other than Schedules 5.06, 5.11, 7.01 and 7.03) and Exhibits thereto) is hereby amended and restated in its entirety to read in the form attached hereto as Exhibit A to this Amendment (the “Amended Credit Agreement”). Except as specifically set forth herein, the amendment and restatement in its entirety of the Existing Credit Agreement shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or

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constitute a novation in respect of, the “Obligations” under (and as defined in) the Existing Credit Agreement and the other Loan Documents (as defined in Existing Credit Agreement). All “Loans” and other “Obligations” outstanding under (and as defined in) the Existing Credit Agreement immediately prior to the effectiveness of this Amendment shall continue to be outstanding as Revolving Credit Loans and Obligations, respectively, under the Amended Credit Agreement upon the effectiveness of this Amendment, and the terms of the Amended Credit Agreement will govern the rights and obligations of the Loan Parties, the Lenders and the Administrative Agent with respect thereto.

3. Reduction of Commitments; Prepayment.

(a) The Company hereby (i) gives notice that the aggregate amount of Revolving Credit Loans outstanding for the account of Holdings shall be voluntarily prepaid on the Restatement Effective Date in an aggregate principal amount of $50,937,500 in accordance with Section 2.05(a) of the Existing Credit Agreement, and (ii) requests that the Aggregate Revolving Commitments shall be permanently reduced on the Restatement Effective Date in an aggregate principal amount of $235,937,500 in accordance with Section 2.06 of the Existing Credit Agreement. Notwithstanding anything set forth herein or in the Credit Agreement to the contrary, the Lenders party hereto and the Administrative Agent hereby waive: (i) the requirement in clause (i) of such Section 2.05(a) that the Administrative Agent receive prior notice of such prepayment of Revolving Credit Loans; (ii) the requirement in clause (i) of such Section 2.06 that the Administrative Agent receive prior notice of such reduction of the Aggregate Revolving Commitments; and (iii) the requirement in such Section 2.05(a) that such prepayment of Revolving Credit Loans be accompanied by the payment of amounts in respect of any losses, costs or expenses incurred by the Lenders party hereto as a result of the prepayment of the Revolving Credit Loans pursuant to clause (a) of Section 3.05 of the Credit Agreement. In furtherance of the foregoing, the Lenders party hereto and the Administrative Agent hereby confirm that the provisions of this Amendment constitute notice to the Administrative Agent and the Lenders of such prepayment of Revolving Credit Loans and notice of such reduction of the Aggregate Revolving Commitments, and that amounts payable pursuant to clause (a) of Section 3.05 shall not be required to be made to the Lenders party hereto in respect of such prepayment of Revolving Credit Loans.

(b) The Company hereby gives notice that the Term A Loans shall be voluntarily prepaid on the Restatement Effective Date in an aggregate principal amount of $20,312,500 in accordance with Section 2.05(a) of the Existing Credit Agreement, and such prepayment of the Term A Loans shall be applied solely to the final principal repayment installment on the Maturity Date of the Term A Loans. Notwithstanding anything set forth herein or in the Credit Agreement to the contrary, the Lenders party hereto and the Administrative Agent hereby waive: (i) the requirement in clause (i) of such Section 2.05(a) that the Administrative Agent receive prior notice of such prepayment; (ii) the requirement in such Section 2.05(a) that each prepayment of the outstanding Term A Loans pursuant to such Section 2.05(a) be applied to the principal repayment installments thereof on a pro-rata basis; and (iii) the requirement in such Section 2.05(a) that such prepayment be accompanied by the payment of amounts in respect of any losses, costs or expenses incurred by the Lenders party hereto as a result of the prepayment of the Term A Loans pursuant to clause (a) of Section 3.05 of the Credit Agreement. In furtherance of the foregoing, the Lenders party hereto and the Administrative

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Agent hereby confirm that the provisions of this Amendment constitute notice to the Administrative Agent and the Lenders of such prepayment of Term A Loans, such prepayment shall be applied solely to the final principal repayment installment on the Maturity Date of the Term A Loans (notwithstanding Section 2.05(a)), and amounts payable pursuant to clause (a) of Section 3.05 shall not be required to be made to the Lenders party hereto in respect of such prepayment of Term A Loans.

4. Conditions Precedent. The effectiveness of this Amendment and the Amended Credit Agreement shall be subject to satisfaction of the following conditions:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Restatement Effective Date (or, in the case of certificates of governmental officials, a recent date before the Restatement Effective Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Amendment by (A) each Revolving Credit Lender, (B) Lenders constituting the Required Lenders, and (C) the Loan Parties;

(ii) Notes executed by each Borrower in favor of each Lender requesting Notes;

(iii) executed counterparts of the Guaranties, duly executed by each Guarantor;

(iv) the Security Agreement, duly executed by each Loan Party that is a Domestic Subsidiary of Holdings, together with:

(A) certificates representing the Pledged Equity Interests referred to therein, accompanied by undated stock powers and/or share transfer forms executed in blank, and instruments evidencing the Pledged Debt referred to therein, indorsed in blank;

(B) proper Financing Statements in form appropriate for filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Collateral Documents, covering the Collateral described in the Collateral Documents;

(C) a completed Perfection Certificate, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such other financing statements;

(D) evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to perfect the Liens created under the Collateral Documents have been taken, and all filing and recording fees and taxes shall have been duly paid;

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(v) intellectual property security agreements (the “U.S. IP Security Agreements”), duly executed by each Loan Party that is a Domestic Subsidiary of Holdings, together with evidence that all actions that the Administrative Agent may deem reasonably necessary or desirable in order to perfect the Liens created under the U.S. IP Security Agreements has been taken;

(vi) each pledge and security agreement or mortgage delivered with respect to the Equity Interests of and in each Foreign Obligor (other than Holdings), the Equity Interests of each Subsidiary of each Foreign Obligor that is organized or incorporated (as applicable) in any jurisdiction where any Loan Party is organized or incorporated (as applicable), and the IP Rights of such Foreign Loan Parties, in each case other than with respect to any Excluded Assets, but including:

(A) each BVI Security Document, duly executed by each Loan Party that is a party thereto;

(B) each Cayman Security Document, duly executed by each Loan Party that is a party thereto;

(C) each Gibraltar Security Document, duly executed by each Loan Party that is a party thereto;

(D) each Luxembourg Security Document, duly executed by each Loan Party that is a party thereto; and

(E) evidence that all other actions that the Administrative Agent may deem necessary or desirable in order to perfect or register the Liens created under the BVI Security Documents, the Cayman Security Documents, the Gibraltar Security Documents and the Luxembourg Security Documents, in each case, have been taken and all filing and recording fees and taxes in respect thereof shall have been duly paid;

(vii) the documents and deliveries described in Section 6.13(a)(i)(F) of the Amended Credit Agreement with respect to each Material Real Property listed on Schedule 5.25 to the Amended Credit Agreement (including, without limitation, a duly executed, acknowledged and delivered original Mortgage in form suitable for recording);

(viii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

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(ix) such documents and certifications as the Administrative Agent may reasonably require (but only to the extent such concepts exist under applicable law) to evidence that each Loan Party is duly organized, incorporated or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(x) in respect of any Luxembourg Loan Party, a manager’s certificate signed by a manager of the relevant Luxembourg Loan Party, certifying the following items: (i) an up-to-date copy of the articles of association of the relevant Luxembourg Loan Party; (ii) an electronic true and complete certified excerpt of the Luxembourg Companies Register pertaining to the relevant Luxembourg Loan Party dated as of the date of this Amendment; (iii) an electronic true and complete certified certificate of non-registration of judgment (certificat de non-inscription d’une décision judiciaire) dated as of the date of this Amendment issued by the Luxembourg Companies Register and reflecting the situation no more than one Business Day prior to the date of this Amendment certifying that, as of the date of the day immediately preceding such certificate, the relevant Luxembourg Loan Party has not been declared bankrupt (en faillite), and that it has not applied for general settlement or composition with creditors (concordat préventif de faillite), controlled management (gestion contrôlée), or reprieve from payment (sursis de paiement), judicial or voluntary liquidation (liquidation judiciaire ou volontaire), such other proceedings listed at Article 13, items 2 to 11, 13 and Article 14 of the Luxembourg Act dated December 19, 2002 on the Register of Commerce and Companies, on Accounting and on Annual Accounts of the Companies (as amended from time to time), (and which include foreign court decisions as to faillite, concordat or analogous procedures according to Council Regulation (EC) n°1346/2000 of May 29, 2000 on insolvency proceedings); (iv) true, complete and up-to-date board resolutions approving the entry by the relevant Luxembourg Loan Party into, among others, the Loan Documents; (v) the relevant Luxembourg Loan Party is not subject to nor, as applicable, does it meet or threaten to meet the criteria of bankruptcy (faillite), voluntary or judicial liquidation (liquidation volontaire ou judiciaire), composition with creditors (concordat préventif de faillite), controlled management (gestion contrôlée), reprieve from payment (sursis de paiement), general settlement with creditors or similar laws affecting the rights of creditors generally and no application has been made or is to be made by its manager or, as far as it is aware, by any other person for the appointment of a commissaire, juge-commissaire, liquidateur, curateur or similar officer pursuant to any voluntary or judicial insolvency, winding-up, liquidation or similar proceedings, (vi) a true and complete specimen of signatures for each of the managers or authorized signatories having executed for and on behalf of the relevant Luxembourg Loan Party the Loan Documents, (vii) a certificate of the domiciliation agent certifying due compliance by the relevant Luxembourg Loan Party with, and adherence to, the provisions of the Luxembourg Law dated 31 May 1999 concerning the domiciliation of companies, as amended, and the related circulars issued by the Commission de Surveillance du Secteur Financier, and (viii) true, complete and up-to-date shareholders registers of each of the relevant Luxembourg Loan Parties reflecting the registration of the relevant Luxembourg Security Documents;

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(xi) favorable opinions of (A) Gibson, Dunn & Crutcher LLP, special counsel to the Loan Parties, (B) Fennemore Craig, P.C., Nevada counsel to the Loan Parties, (C) Maples and Calder, British Virgin Islands counsel to the Loan Parties, (D) Maples and Calder, Cayman Islands counsel to the Loan Parties, (E) Hassans International Law Firm, Gibraltar counsel to the Loan Parties, (F) NautaDutilh Avocats Luxembourg S.à r.l., Luxembourg counsel to the Administrative Agent and the Lenders, with respect to the enforceability of the Luxembourg Security Documents, and (G) DLA Piper Luxembourg S.à r.l., Luxembourg counsel to the Loan Parties, with respect to the capacity of the Luxembourg Loan Parties to enter into the Loan Documents, in each case, in form and substance reasonably acceptable to the Administrative Agent, each addressed to the Administrative Agent and each Lender;

(xii) a certificate of a Responsible Officer of Holdings either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against each Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(xiii) a certificate signed by a Responsible Officer of the Borrowers certifying that the conditions specified in clauses (b), (c), (d) and (e) of this Section 4 have been satisfied;

(xiv) a certificate from the chief executive officer of Holdings in form and substance satisfactory to the Administrative Agent and the Lenders as to the financial condition and Solvency of Holdings and its Subsidiaries on a consolidated basis (after giving effect to the transactions contemplated hereby);

(xv) the consolidated forecasted balance sheet, statements of income and cash flows of Holdings and its Subsidiaries prepared by Holdings in form reasonably satisfactory to the Administrative Agent for each fiscal year commencing with the fiscal year ending December 31, 2015 through and including the fiscal year ending December 31, 2019; and

(xvi) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance, naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, under all insurance policies (including flood insurance policies) maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral.

(b) There shall not have occurred since the date of the Audited Financial Statements any event, circumstance or condition that has had or would be reasonably expected, either individually or in the aggregate, to have a Material Adverse Effect.

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(c) The absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Borrowers, threatened in writing in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(d) The representations and warranties of (i) the Borrowers contained in Article V of the Amended Credit Agreement and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the proposed Restatement Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date, and except that for purposes of this clause (d), the representations and warranties contained in clauses (a) and (b) of Section 5.05 of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 6.01 of the Existing Credit Agreement, respectively.

(e) No Default shall exist or would result from the execution and delivery of this Amendment.

(f) The Aggregate Revolving Commitments shall have been (or substantially concurrently herewith, shall be) permanently reduced in an aggregate principal amount of not less than $235,937,500. The outstanding Revolving Credit Loans shall have been (or substantially concurrently herewith, shall be) voluntarily prepaid in an aggregate principal amount of not less than $50,937,500. The Term A Loans shall have been (or substantially concurrently herewith, shall be) prepaid in an aggregate principal amount of not less than $20,312,500 (which such prepayment shall have been (or substantially concurrently herewith, shall be) applied solely to the final principal repayment installment on the Maturity Date of the Term A Loans).

(g) Any fees required to be paid on or before the Restatement Effective Date shall have been paid.

(h) Unless waived by the Administrative Agent, the Company shall have paid all reasonable and documented fees, charges and disbursements of counsel to the Administrative Agent and the Lenders (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Restatement Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

(i) The Lenders shall have received at least five business days prior to the Restatement Effective Date all documentation and other information about Holdings and its Subsidiaries as has been reasonably requested prior to the Restatement Effective Date as they reasonably determine is required by the regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act.

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(j) The Administrative Agent and the Lenders party hereto shall have completed a due diligence investigation of Holdings and its subsidiaries in scope, and with results, satisfactory to the Administrative Agent and the Lenders.

Without limiting the generality of the provisions of the last paragraph of Section 9.03 of the Amended Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 4, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Restatement Effective Date specifying its objection thereto. Upon receipt of each of the items required to be delivered by this Section 4 and confirmation by the Borrowers in a certificate signed by a Responsible Officer of the Borrowers that all conditions required this Section 4 have been satisfied, then the Restatement Effective Date shall be deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release any Borrower, any other Loan Party or any of their respective Affiliates from any liability for failure to satisfy one or more of the applicable conditions contained in this Section 4).

5. Amendment is a Loan Document. This Amendment is a Loan Document and all references to a “Loan Document” in the Existing Credit Agreement, the Amended Credit Agreement and the other Loan Documents shall be deemed to include this Amendment.

6. Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations, including, but not limited to, all guaranty obligations, under the Loan Documents after giving effect to this Amendment and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents. The amendment of the Credit Agreement by this Amendment shall not, in any manner, be construed to impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations and the other Loan Documents.

7. Reaffirmation of Security Interests. Each Loan Party party to any Collateral Document (a) affirms that, as collateral security for the payment and performance in full of all the Obligations, such Loan Party hereby grants to the Administrative Agent (whether in its capacity as “Collateral Agent” or otherwise under any Collateral Document), for its benefit and for the benefit of the Secured Parties, a security interest in and continuing lien on all Collateral of such Loan Party, and that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

8. No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

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9. Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

10. Governing Law; Service of Process.

(a) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

(b) Submission to Jurisdiction. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE AMENDED CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

12. General Release.

(a) In consideration of, among other things, the Administrative Agent’s and the Lenders’ execution and delivery of this Amendment, each of the Borrowers and the other Loan Parties, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter

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defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against any or all of the Administrative Agent, the Lenders and the L/C Issuers (collectively, the “Lender Parties”) in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Restatement Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith, or (ii) any aspect of the dealings or relationships between or among the Borrowers and the other Loan Parties, on the one hand, and any or all of the Lender Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. The receipt by the Borrowers or any other Loan Party of any Loans or other financial accommodations made by any Lender Party on or after the date hereof shall constitute a ratification, adoption, and confirmation by such party of the foregoing general release of all Claims against the Releasees that are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt of any such Loans or other financial accommodations. In entering into this Amendment, each Borrower and each other Loan Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section shall survive the termination of the Amended Credit Agreement, the other Loan Documents and payment in full of the Obligations.

(b) Subject to Section 10.04(b) of the Amended Credit Agreement, each Borrower and each other Loan Party hereby agrees that it shall be, jointly and severally, obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by or on behalf of any Person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of each Borrower, any other Loan Party, or any of their respective Subsidiaries, whether threatened or initiated, in respect of any claim for legal or equitable remedy under any statue, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the Amended Credit Agreement, the other Loan Documents, this Amendment or any other document executed and/or delivered in connection herewith or therewith; provided, that neither any Borrower nor any other Loan Party shall have any obligation to indemnify or hold harmless

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any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of that Releasee as finally determined by a court of competent jurisdiction; provided, further, that no Excluded U.S. Guarantor shall be jointly liable under this Section 13(b) for the Obligations of any Loan Party that is a “U.S. Person” as defined in the Code, either (i) directly or (ii) indirectly by virtue of indemnifying and holding harmless any Loan Party that is not a U.S. Person which has itself guaranteed the Obligations of a U.S. Loan Party (but, for the avoidance of doubt, any Excluded U.S. Guarantor that has guaranteed the Obligations of any Loan Party that is not a U.S. Person shall be liable for all Obligations of such Loan Party pursuant to any such guarantee other than such Loan Party’s obligations under any guarantee of the Obligations of a U.S. Person). If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Borrower and each other Loan Party agrees to make the maximum contribution to the payment and satisfaction thereof that is permissible under applicable law. The foregoing indemnity shall survive the termination of the Amended Credit Agreement, the other Loan Documents and the payment in full of the Obligations.

(c) Each Borrower and each other Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Borrower or any other Loan Party pursuant to Section 12(a) hereof. If any Borrower, any other Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, each Borrower and each other Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

(d) Borrower and other Loan Parties each warrant, represent and agree that they are fully aware of California Civil Code Section 1542, which provides as follows:

SECTION 1542. GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Each Borrower and each other Loan Party hereby knowingly and voluntarily waives and relinquishes the provisions, rights and benefits of Section 1542 and all similar federal or state laws, rights, rules, or legal principles of any other jurisdiction that may be applicable herein, and any rights they may have to invoke the provisions of any such law now or in the future with respect to the Claims being released pursuant to Section 12(a) hereof, and each Borrower and each other Loan Party hereby agrees and acknowledges that this is an essential term of the releases set forth in this Section 12. In connection with such releases, each Borrower and each other Loan Party acknowledges that they are aware that they or their attorneys or others may hereafter discover claims or facts presently unknown or unsuspected in addition to or different

11

from those which they now know or believe to be true with respect to the subject matter of the Claims being released pursuant to Section 12(a) hereof. Nevertheless, it is the intention of the Borrowers and the other Loan Parties in executing this Amendment to fully, finally, and forever settle and release all matters and all claims relating thereto, which exist, hereafter may exist or might have existed (whether or not previously or currently asserted in any action) constituting Claims released pursuant to Section 12(a) hereof. Each Borrower and each other Loan Party hereby waives any and all rights provided under Sections 580(a), 580(b), 580(d) and 726 of the California Code of Civil Procedure (and any and all other rules, statutes and cases commonly known as the “California anti-deficiency laws”) and all similar federal or state laws, rights, rules, or legal principles of any other jurisdiction.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

HERBALIFE LTD.,
a Cayman Islands exempted company incorporated with limited liability, as Holdings

By:
Name:
Title:

HERBALIFE INTERNATIONAL, INC.,
a Nevada corporation, as the Company

By:
Name:
Title:

HERBALIFE INTERNATIONAL LUXEMBOURG S.À R.L.,
a Luxembourg private limited liability company (société à responsabilité limitée), as a Borrower

By:
Name:
Title:

13

HERBALIFE INTERNATIONAL OF AMERICA, INC.,
a Nevada corporation, as a Guarantor

By:
Name:
Title:

HERBALIFE TAIWAN, INC.,
a California corporation, as a Guarantor

By:
Name:
Title:

HERBALIFE INTERNATIONAL DO BRASIL, LTDA.,
a corporation dually organized in Brazil and Delaware, as a Guarantor

By:
Name:
Title:

14

HERBALIFE KOREA CO., LTD.,
a corporation dually organized in Korea and Delaware, as a Guarantor

By:
Name:
Title:

HERBALIFE INTERNATIONAL OF EUROPE, INC.,
a California corporation, as a Guarantor

By:
Name:
Title:

WH INTERMEDIATE HOLDINGS LTD.,
a Cayman Islands exempted company incorporated with limited liability, as a Guarantor

By:
Name:
Title:

WH LUXEMBOURG HOLDINGS, S.À.R.L., a Luxembourg private limited liability company (société à responsabilité limitée), as a Guarantor

By:
Name:
Title:

15

HBL (BVI) LIMITED, a BVI business company, as a Guarantor

By:
Name:
Title:

HBL (GIBRALTAR) LIMITED, a Gibraltar limited company, as a Guarantor

By:
Name:
Title:

By:
Name:
Title:

HERBALIFE VENEZUELA HOLDINGS, LLC, a Delaware limited liability company, as a Guarantor

By:
Name:
Title:

16

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:
Name:
Title:

17

,
as a Lender

By:
Name:
Title:

18

Published CUSIP Number: [42702LAG1]

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of May 4, 2015

among

HERBALIFE INTERNATIONAL, INC., HERBALIFE LTD. and

HERBALIFE INTERNATIONAL LUXEMBOURG S.À R.L.,

as Borrowers,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and L/C Issuer, and

The Other Lenders Party Hereto

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH

as Documentation Agent for the Revolving Credit Facility

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and J.P. MORGAN SECURITIES LLC

as Joint Lead Arrangers and Joint Book Managers for the Revolving Credit Facility

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH

and HSBC BANK USA, NATIONAL ASSOCIATION

as Co-Syndication Agents for the Term A Facility

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Documentation Agent for the Term A Facility

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH,

HSBC SECURITIES (USA) INC.

WELLS FARGO SECURITIES, LLC

as Joint Lead Arrangers and Joint Book Managers for the Term A Facility

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as Sole Lead Arranger and Book Manager

for the Third Amendment to Credit Agreement

ARTICLE V. REPRESENTATIONS AND WARRANTIES		89
5.01	Existence, Qualification and Power	89
5.02	Authorization; No Contravention	89
5.03	Governmental Authorization; Other Consents	89
5.04	Binding Effect	90
5.05	Financial Statements; No Material Adverse Effect	90
5.06	Litigation	90
5.07	No Default	91
5.08	Ownership of Property; Liens	91
5.09	Environmental Compliance	91
5.10	Insurance	91
5.11	Taxes	91
5.12	ERISA Compliance	91
5.13	Subsidiaries; Equity Interests	92
5.14	Margin Regulations; Investment Company Act	92
5.15	Disclosure	93
5.16	Compliance with Laws	93
5.17	Taxpayer Identification Number; Other Identifying Information	93
5.18	Representations as to Foreign Obligors	93
5.19	Collateral Documents	95
5.20	Solvency	95
5.21	USA PATRIOT Act	95
5.22	OFAC; Anti-Corruption Laws	95
5.23	Intellectual Property; Licenses, Etc.	96
5.24	Labor Matters	96
5.25	Real Estate	96
5.26	Luxembourg Specific Representations	96

ARTICLE VI. AFFIRMATIVE COVENANTS		97
6.01	Financial Statements	97
6.02	Certificates; Other Information	98
6.03	Notices	100
6.04	Payment of Obligations	101
6.05	Preservation of Existence, Etc.	101
6.06	Maintenance of Properties	102
6.07	Maintenance of Insurance	102
6.08	Compliance with Laws	102
6.09	Books and Records	102
6.10	Inspection Rights	103
6.11	Use of Proceeds	103
6.12	Approvals and Authorizations	103
6.13	Additional Guarantors; Additional Collateral	103
6.14	Further Assurances	111
6.15	Guarantor Coverage Test	112
6.16	Conditions Subsequent	112

ARTICLE VII. NEGATIVE COVENANTS		113
7.01	Liens	113
7.02	Investments	117
7.03	Indebtedness	118
7.04	Fundamental Changes	119
7.05	Dispositions	120
7.06	Restricted Payments	121
7.07	Change in Nature of Business	122
7.08	Transactions with Affiliates	122
7.09	Burdensome Agreements	123
7.10	Use of Proceeds	123
7.11	Financial Covenants	124
7.12	Capital Expenditures	124
7.13	Accounting Changes	125
7.14	Sanctions	125
7.15	Prepayments, Etc. of Subordinated Indebtedness	125
7.16	Amendment, Etc. of Organization Documents and Subordinated Indebtedness	125

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES		125
8.01	Events of Default	125
8.02	Remedies Upon Event of Default	128
8.03	Application of Funds	129

ARTICLE IX. ADMINISTRATIVE AGENT		130
9.01	Appointment and Authority	130
9.02	Rights as a Lender	131
9.03	Exculpatory Provisions	131
9.04	Reliance by Administrative Agent	132
9.05	Delegation of Duties	132
9.06	Resignation of Administrative Agent	132
9.07	Non-Reliance on Administrative Agent and Other Lenders	134
9.08	No Other Duties, Etc.	134
9.09	Administrative Agent May File Proofs of Claim	134
9.10	Collateral and Guaranty Matters	135
9.11	Secured Cash Management Agreements and Secured Hedge Agreements	136

ARTICLE X. MISCELLANEOUS		137
10.01	Amendments, Etc.	137
10.02	Notices; Effectiveness; Electronic Communication	138
10.03	No Waiver; Cumulative Remedies; Enforcement	140
10.04	Expenses; Indemnity; Damage Waiver	141
10.05	Payments Set Aside	143
10.06	Successors and Assigns	144
10.07	Treatment of Certain Information; Confidentiality	149
10.08	Right of Setoff	150
10.09	Interest Rate Limitation	150

10.10	Counterparts; Integration; Effectiveness	151
10.11	Survival of Representations and Warranties	151
10.12	Severability	151
10.13	Replacement of Lenders	152
10.14	Governing Law; Jurisdiction; Etc.	152
10.15	Waiver of Jury Trial	153
10.16	No Advisory or Fiduciary Responsibility	154
10.17	Electronic Execution of Assignments and Certain Other Documents	154
10.18	USA PATRIOT Act	155
10.19	Judgment Currency	155
10.20	Amendment and Restatement	155

SCHEDULES

G-1	Initial Guarantors
1.01	Mandatory Cost Formulae
2.01	Commitments and Applicable Percentages
5.03	Authorizations and Consents
5.13	Subsidiaries; Other Equity Investments
5.17	Identification Numbers for Foreign Borrowers
5.23	IP Rights
5.25	Mortgaged Properties
6.16	Conditions Subsequent
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C	Note
D	Compliance Certificate
E-1	Assignment and Assumption
E-2	Administrative Questionnaire
F	Designated Borrower Request and Assumption Agreement
G	Designated Borrower Notice
H-1	Company Guaranty
H-2	Holdings Guaranty
H-3	HIL Guaranty
H-4	Domestic Subsidiary Guaranty
H-5	Foreign Subsidiary Guaranty
I	Security Agreement

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of May 4, 2015, among HERBALIFE INTERNATIONAL, INC., a Nevada corporation (the “Company”), HERBALIFE LTD., a Cayman Islands exempted company incorporated with limited liability, with registered number 116838 (“Holdings”), HERBALIFE INTERNATIONAL LUXEMBOURG S.À R.L., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, having a share capital of EUR 25,000 and registered with the Luxembourg Register of Commerce and Companies (R.C.S Luxembourg) under number B 88.006 (“HIL”), certain Subsidiaries of Holdings party hereto pursuant to Section 2.14 (each a “Designated Borrower” and, together with the Company, Holdings and HIL, the “Borrowers” and, each a “Borrower”), each Lender from time to time party hereto and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Company, Holdings, HIL, various lenders and Bank of America, as administrative agent for such lenders, as swing line lender and as L/C Issuer, are parties to that certain Credit Agreement dated as of March 9, 2011, as the same has been amended and restated pursuant to the First Amendment to Credit Agreement dated as of July 26, 2012, as amended pursuant to the Second Amendment to Credit Agreement dated as of February 3, 2014, and as further amended, supplemented or otherwise modified prior to the date hereof (as so amended, the “Existing Credit Agreement”). The Borrowers have requested, and the Lenders and the Administrative Agent hereby agree, that the Existing Credit Agreement shall be amended and restated in its entirety.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree that the Existing Credit Agreement shall be amended and restated in its entirety as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2014 Convertible Notes” means the Convertible Senior Notes due 2019 issued pursuant to that certain Indenture, dated as of February 7, 2014, by and among Holdings and Union Bank, N.A., in its capacity as trustee, as amended, restated, supplemented or otherwise modified from time to time to the extent not less favorable in any material respect to the Loan Parties or the Lenders than as in effect on the Second Amendment Effective Date.

“Act” has the meaning specified in Section 10.18.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent appointed in accordance with the terms hereof.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit E-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Aggregate Revolving Commitments” means the Revolving Credit Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Alternative Currency” means each of Euro, Pesos and each other currency (other than Dollars) that is approved in accordance with Section 1.06.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of the Aggregate Commitments and $100,000,000. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended and the UK Bribery Act 2010, as amended.

“Applicable Percentage” means (a) in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A Facility represented by such Term A Lender’s Term A Commitment at such time (provided that if the Term A Commitments have been terminated, the Applicable Percentage of each Term A Lender with respect to the Term A Facility shall be determined based on the Applicable Percentage of each Term A Lender most recently in effect, giving effect to any subsequent assignments) and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Revolving Percentage. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

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“Applicable Rate” means the following percentages per annum, based upon the Consolidated Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

(a) commencing on the Restatement Effective Date through and including March 9, 2016:

Applicable Rate

Pricing Level	Consolidated Total Leverage Ratio	Commitment Fee	Eurocurrency Rate +, Peso Rate +, Letters of Credit +	Base Rate +
1	<1.50:1	0.40%	2.00%	1.00%
2	≥1.50:1 but <2.00:1	0.40%	2.25%	1.25%
3	≥2.00:1 but <2.50:1	0.50%	2.50%	1.50%
4	≥2.50:1	0.50%	3.00%	2.00%

(b) after March 9, 2016:

Applicable Rate

Pricing Level	Consolidated Total Leverage Ratio	Commitment Fee	Eurocurrency Rate +, Peso Rate +, Letters of Credit +	Base Rate +
1	<1.50:1	0.40%	4.00%	3.00%
2	≥1.50:1 but <2.00:1	0.40%	4.25%	3.25%
3	≥2.00:1 but <2.50:1	0.50%	4.50%	3.50%
4	≥2.50:1	0.50%	5.00%	4.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Rate in effect from the Restatement Effective Date through the date that a Compliance Certificate is required to be delivered pursuant to Section 6.02(a) for the first full fiscal quarter ending after the Restatement Effective Date shall be based upon Pricing Level 3.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

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“Applicable Revolving Percentage” means, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Revolving Percentage of each Revolving Credit Lender shall be determined based on the Applicable Revolving Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Applicant Borrower” has the meaning specified in Section 2.14.

“Appraisal Period” means any period of twelve consecutive calendar months commencing on May 1 in any calendar year through and including April 30 in the following calendar year.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, together, (a) MLPFS and J.P. Morgan Securities LLC, in their capacities as joint lead arrangers and joint book managers for the Revolving Credit Facility, (b) MLPFS, Coöperative Centrale Raiffeise-nBoerenleenbank B.A., “Rabobank Nederland”, New York Branch, HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint book managers for the Term A Facility, and (c) MLPFS, in its capacity as sole lead arranger and book manager for the Third Amendment.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E-1 or any other form (including electronic documentation generated by MarkitClear or other electronic platform) approved by the Administrative Agent.

“Audited Financial Statements” means the audited consolidated balance sheet of Holdings and its Subsidiaries for the fiscal year ended December 31, 2011, and the related consolidated statements of income or operations, shareholder’s equity and cash flows for such fiscal year of Holdings and its Subsidiaries, including the notes thereto.

9

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate”, and (c) the Eurocurrency Rate (giving effect to the Eurocurrency Rate floor of 0.25% set forth in the proviso to the definition of Eurocurrency Rate) plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

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(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency;

(d) if such day relates to any interest rate settings as to Peso Rate Loan denominated in Pesos, means any such day on which dealings in deposits in Mexican deposits are conducted by and between banks in Mexico City, Mexico; and

(e) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“BVI Security Documents” shall mean the following security agreements governed or required by British Virgin Islands law:

(a) a mortgage over shares made between HBL (Gibraltar) Limited, as mortgagor, and the Administrative Agent, over 100% of the shares held by HBL (Gibraltar) Limited in Herbalife BVI; and

(b) a pledge and security agreement made by Herbalife BVI, as grantor, and the Administrative Agent, with respect to IP Rights held by Herbalife BVI.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

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“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that (i) at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender, or both (x) at the time it entered into a Cash Management Agreement, was a “Lender” or an Affiliate of a “Lender” under the Existing Credit Agreement and (y) as of the Closing Date and/or the Restatement Effective Date is a Lender or an Affiliate of a Lender, in any such case, in its capacity as a party to such Cash Management Agreement.

“Cayman Security Documents” shall mean the following Cayman Islands law governed security agreements:

(i) an equitable mortgage over shares made between Holdings, as mortgagor, and the Administrative Agent, over 100% of the shares held by Holdings in WH Intermediate Holdings Ltd.;

(ii) an equitable mortgage over shares made between WH Intermediate Holdings Ltd., as mortgagor, and the Administrative Agent, over 100% of the shares held by WH Intermediate Holdings Ltd. in HV Holdings Ltd.; and

(iii) an equitable mortgage over shares made between WH Intermediate Holdings Ltd., as mortgagor, and the Administrative Agent, over 100% of the shares held by WH Intermediate Holdings Ltd. in HBL Ltd.

“CFC” means a controlled foreign corporation, as defined under Section 957 of the Code.

“CFC Debt” means any intercompany loans, Indebtedness or receivables owed or treated as owed by one or more CFCs.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (but

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excluding (i) any employee benefit plan of such person or its subsidiaries, (ii) any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (iii) any “nominating shareholder group” meeting the applicable eligibility requirements contained in Rule 14a-11(b) under the Exchange Act (or any successor thereto) (the “Proxy Access Rule”), to the extent the Proxy Access Rule becomes effective, including, without limitation, that such nominating shareholder group is not holding any Holdings securities with the purpose, or with the effect, of changing control of Holdings) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the issued shares of Holdings entitled to vote to appoint members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such shares that such person or group has the right to acquire pursuant to any option right);

(b) Holdings at any time ceases to own, directly or indirectly, 100% of the Equity Interests of the Company, HIL and, except as the result of a transaction otherwise permitted hereunder, each other Guarantor; or

(c) a “change of control” or similar event, however denominated shall occur under and as defined under any indenture or other definitive document, in either case, governing Indebtedness of a Borrower or Guarantor in an aggregate principal amount outstanding of greater than $35,000,000.

“Closing Date” means March 9, 2011.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” and “Mortgaged Property” or “Trust Property” or other similar term referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties; provided that the “Collateral” shall exclude any Excluded Assets.

“Collateral Agent” has the meaning specified in Section 9.01(b).

“Collateral Documents” means, collectively, the Perfection Certificate, the Security Agreement, any U.S. IP Security Agreements, any Mortgages, the BVI Security Documents, the Cayman Security Documents, the Gibraltar Security Documents, the Luxembourg Security Documents, any security agreements, pledge agreements, mortgages, deeds to secure debt or deeds of trust, or other similar agreements delivered to the Administrative Agent pursuant to Section 4 of the Third Amendment or Section 6.13 hereof, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17 hereof, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties; and for purposes of any Secured Hedge Agreement or Secured Cash Management Agreement, “Security Documents” or other analogous terms shall have the same meaning as “Collateral Documents” hereunder.

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“Commitment” means a Revolving Credit Commitment or a Term A Commitment.

“Committed Borrowing” means a borrowing consisting of simultaneous Term A Loans or Revolving Credit Loans of the same Type, in the same currency and, in the case of Eurocurrency Rate Loans or Peso Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.0.1

“Committed Loan” means a Revolving Credit Loan or a Term A Loan.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans or Peso Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” has the meaning specified in the introductory paragraph hereto.

“Company Guaranty” means the Amended and Restated Guaranty, dated as of the Restatement Effective Date, made by the Company in favor of the Administrative Agent, the Lenders, the Cash Management Banks and the Hedge Banks, substantially in the form of Exhibit H-1, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Coverage Ratio” means, as of the last day of any fiscal quarter of Holdings, the ratio computed for the period consisting of such fiscal quarter and each of the three immediately preceding fiscal quarters of: (a) Consolidated EBITDA (for all such fiscal quarters) to (b) Consolidated Interest Expense (for all such fiscal quarters) plus the aggregate amount of scheduled payments of principal made or required to be made by Holdings and its Subsidiaries on a consolidated basis (during all such fiscal quarters), but in any event, excluding (i) the final principal repayment installment of the Term A Loans on the Maturity Date, (ii) payments pursuant to Section 2.06(b), (iii) the prepayment of $20,312,500 of the Term A Loans on the Restatement Effective Date, and (iv) the prepayment of $50,937,500 in Revolving Credit Loans on the Restatement Effective Date.

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“Consolidated EBITDA” means, with respect to any Person for any period, Consolidated Net Income for such period, adjusted, in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income, without duplication, by (x) adding thereto:

(a) Consolidated Interest Expense,

(b) provision for taxes based on income,

(c) depreciation,

(d) amortization (including amortization of deferred fees and the accretion of original issue discount),

(e) all other noncash items subtracted in determining Consolidated Net Income (including any noncash charges and noncash equity based compensation expenses related to any grant of stock, stock options or other equity-based awards (including, without limitation, restricted stock units or stock appreciation rights) of such Person or any of its Subsidiaries recorded under GAAP, noncash charges related to warrants or other derivative instruments classified as equity instruments that will result in equity settlements and not cash settlements, and noncash losses or charges related to impairment of goodwill and other intangible assets and excluding any noncash charge that results in an accrual of a reserve for cash charges in any future period) for such period,

(f) nonrecurring expenses and charges,

(g) fees and expenses incurred in connection with the incurrence, prepayment, amendment, or refinancing of Indebtedness (including in connection with (i) the negotiation and documentation of this Agreement and the other Loan Documents and any amendments or waivers thereof and (ii) the on-going compliance with this Agreement and the other Loan Documents); and

(y) subtracting therefrom the aggregate amount of all noncash items and nonrecurring gains or credits, determined on a consolidated basis, to the extent such items were added in determining Consolidated Net Income for such period.

“Consolidated Indebtedness” means, with respect to any Person as at any date of determination, the aggregate amount of all Indebtedness (including the then outstanding principal amount of all Loans and Letters of Credit) of such Person and its consolidated Subsidiaries on a consolidated basis as determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the total consolidated cash interest expense (including that portion attributable to Capital Lease Obligations) of such Person and its consolidated Subsidiaries for such period (calculated without regard to any limitations on the payment thereof and including commitment fees, letter-of-credit fees, and net amounts payable under any interest rate protection agreements) determined in accordance with GAAP.

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“Consolidated Net Income” means, with respect to any Person for any period, the consolidated net after tax income of such Person and its consolidated Subsidiaries determined in accordance with GAAP, but excluding in any event (a) net earnings or loss of any other Person (other than a Subsidiary) in which such Person or any of its consolidated Subsidiaries has an ownership interest, except (in the case of any such net earnings) to the extent such net earnings shall have actually been received by such Person or any of its consolidated Subsidiaries in the form of cash distributions and (b) the income (or loss) of any other Person accrued prior to the date it becomes a Subsidiary of such Person or any of its consolidated Subsidiaries or is merged into or consolidated with such Person or any of its consolidated Subsidiaries or that other Person’s assets are acquired by such Person or its consolidated Subsidiaries after the Closing Date.

“Consolidated Total Leverage Ratio” means, as of the last day of any fiscal quarter of Holdings, the ratio of: (a) Consolidated Indebtedness of Holdings on such date to (b) Consolidated EBITDA of Holdings computed for the period consisting of such fiscal quarter and each of the three immediately preceding fiscal quarters.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debt Rating” means, as of any date of determination, the corporate credit rating of Holdings or the Company (for the corporate enterprise taken as a whole) as determined by either S&P or Moody’s (collectively, the “Debt Ratings”).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan or Peso Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

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“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent, the L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or any Borrower, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (ii) in the case of a Solvent Person, the precautionary appointment of an administrator, guardian or other similar official by a Governmental Authority under or based on the Law of the country where such Person is subject to home jurisdiction supervision if applicable Law requires that such appointment not be publicly disclosed, in any such case, where such ownership, acquisition or appointment does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Person. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b))as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrowers, the L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.

“Designated Borrower” has the meaning specified in the introductory paragraph hereto.

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“Designated Borrower Notice” has the meaning specified in Section 2.14.

“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.14.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.

“Designated Lender” has the meaning specified in Section 2.19.

“Discharge of Secured Obligations” has the meaning specified in Section 9.10(a).

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States, including any Domesticated Foreign Subsidiary.

“Domestic Subsidiary Guaranty” means the Amended and Restated Guaranty, dated as of the Restatement Effective Date, made by the Domestic Subsidiaries of Holdings party thereto from time to time as Guarantors (other than the Company) in favor of the Administrative Agent, the Lenders the Cash Management Banks and the Hedge Banks, substantially in the form of Exhibit H-4, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Domesticated Foreign Subsidiary” means a Foreign Subsidiary that is also treated as a Domestic Subsidiary by reason of being or treated as being organized under the laws of any political subdivision of the United States.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii)(v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

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“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock or shares in the share capital of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or shares in the share capital of (or other ownership or profit interests in) such Person, all of the securities convertible (including the 2014 Convertible Notes) into or exchangeable for shares of capital stock or shares in the share capital of (or other ownership or profit interests in) such Person or a cash value equivalent to such shares (or other ownership or profit interests) or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings

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by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to (i) the London Interbank Offered Rate (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time, determined two London Banking Days prior to such date for deposits in the relevant currency being delivered in the London or other offshore interbank market for such currency for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London or other offshore interbank market for such currency at their request at the date and time of determination;

provided that, notwithstanding the foregoing, for purposes of this Agreement, the Eurocurrency Rate shall in no event be less than 0.25% at any time.

“Eurocurrency Rate Loan” means a Committed Loan that bears interest at a rate based on the Eurocurrency Rate. Eurocurrency Rate Loans that are Revolving Credit Loans may be denominated in Dollars or in an Alternative Currency (other than Pesos). All Revolving Credit Loans denominated in an Alternative Currency (other than Pesos) must be Eurocurrency Rate Loans. Eurocurrency Rate Loans that are Term A Loans shall be denominated in Dollars.

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“Event of Default” has the meaning specified in Section 8.01.

“Evidence of Flood Insurance” shall have the meaning assigned to such term in Section 6.13(a)(i)(F).

“Excluded Assets” means: (a) any property or assets of Holdings or any of its Subsidiaries to the extent (i) the cost, burden, difficulty or consequence (including any effect on the ability of the Loan Parties to conduct their operations and business in the ordinary course) of obtaining a security interest therein outweighs the benefit of the security afforded thereby to the Secured Parties as reasonably determined by the Company and the Administrative Agent (and the maximum guaranteed or secured amount may be limited to minimize stamp duty, notarization, registration or other applicable fees, taxes and/or duties where the benefit to the Secured Parties of increasing the guaranteed or secured amount is disproportionate to the level of such fees, taxes and/or duties) or (ii) the granting of a security interest in such asset would be prohibited by enforceable anti-assignment provisions of contracts or applicable law or would violate the terms of any contract relating to such asset or would trigger termination (or a right of termination) of any contract pursuant to any “change of control” or similar provision (in each case, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law); (b) Equity Interests in any joint venture of Holdings or any of its Subsidiaries to the extent prohibited by the Organizational Documents for such joint venture; (c) with respect to the Obligations of any Loan Party that is a “U.S. Person” as defined in the Code, (i) any property or assets of any CFC (whether held directly or indirectly), (ii) CFC Debt, (iii) voting Equity Interests representing more than 66% of the total outstanding voting Equity Interests of any CFC or Foreign Holding Company or (iv) Equity Interests constituting more than 66% of the total outstanding Equity Interests of any entity treated as disregarded as an entity separate from its owner under Treasury Regulations Section 301.7701-3 that owns an interest in a CFC and/or CFC Debt; (d) any property or asset hereafter acquired by any Loan Party that is subject to a Lien permitted to be incurred pursuant to Sections 7.01(b), (h) and (k) hereof, solely to the extent that the documents evidencing such Lien prohibit the grant of a security interest in or Lien on such property or asset; provided that (i) upon such property or asset no longer being subject to such Lien or prohibition, such property or asset shall (without any act or delivery by any Person) constitute Collateral hereunder and under the other Loan Documents, and (ii) to the extent severable, such security interest shall attach immediately to any portion of such asset not subject to such prohibition; and (e) any United States intent-to-use trademark applications to the extent that, and solely during the period in which the grant of a security interest therein would impair the validity or enforceability of or render void or result in the cancellation of, any registration issued as a result of such intent-to-use trademark applications under applicable Law; provided that upon submission and acceptance by the USPTO of an amendment to allege pursuant to 15 U.S.C. Section 1060(a) or any successor provision), such intent-to-use trademark application shall be considered Collateral; provided, that the exclusions referred to in clauses (a), (b), (c), (d) and (e) of the definition of Excluded Asset as it relates to any property or asset acquired by any Loan Party shall not include any proceeds of such assets, unless such proceeds are also Excluded Assets.

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“Excluded Subsidiary” means any Subsidiary of Holdings (other than any Borrower) that the Company reasonably determines in good faith, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), is organized in a jurisdiction in which either the cost, burden, difficulty or consequence (including any effect on the ability of a Loan Party or other Subsidiary to conduct their operations in the ordinary course) of issuing the contemplated guaranty outweighs the benefit of the contemplated guaranty to the Secured Parties (taking into account the expense (including taxes, and whether any such Subsidiary would constitute an Excluded U.S. Guarantor) of obtaining such guaranty, the ability of the Borrowers or such Subsidiary to obtain any necessary approvals or consents required to be obtained under applicable Law in connection therewith, and the effectiveness and enforceability of such guaranty under applicable Law). As of the Restatement Effective Date, Herbalife Venezuela shall be an Excluded Subsidiary (unless subsequently designated by the Company as not constituting an Excluded Subsidiary).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender (other than an assignee pursuant to a request by Borrowers under Section 10.13), any United States withholding Tax that is imposed on amounts payable to such Lender pursuant to the Laws in force at the time such Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Lender (or in the case of a Lender that becomes a Lender as a result of an assignment, its assignor) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from such Borrower with respect to such withholding Tax pursuant to Section 3.01(a)(ii) or (iii), (c) any Taxes imposed under FATCA, (d) any Taxes attributable to such recipient’s failure to comply with Section 3.01(e) or (f), and (e) all liabilities, penalties, and interest incurred with respect to any of the foregoing.

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“Excluded U.S. Guarantor” shall mean any Subsidiary of the Company that is a Foreign Holding Company, a CFC or owned directly or indirectly by a CFC.

“Executive Order” has the meaning specified in Section 7.10(b).

“Existing Credit Agreement” has the meaning specified in the recitals to this Agreement.

“Existing Letters of Credit” means those letters of credit issued under the Existing Credit Agreement and outstanding as of the Restatement Effective Date.

“Facility” means the Term A Facility or the Revolving Credit Facility, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any U.S. or non-U.S. fiscal or regulatory legislation, rules or official guidance notes adopted pursuant to any intergovernmental agreement entered into in connection with such sections of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated as of June 18, 2012, among the Company, the Administrative Agent and MLPFS.

“First Amendment” means the First Amendment to Credit Agreement, dated as of July 26, 2012, among the Borrowers, the Lenders party thereto, the Administrative Agent, the Swing Line Lender and the L/C Issuer.

“First Amendment Effective Date” means July 26, 2012.

“Flood Determination Form” shall have the meaning assigned to such term in Section 6.13(a)(i)(F).

“Flood Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv)

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the Flood Insurance Reform Act of 2004 as now or hereafter in effect of any successor statute thereto and (v) The Biggert-Waters Flood Insurance Reform Act of 2012 as now and hereafter in effect or any successor statute thereto, in each case, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.

“Foreign Assets Control Regulations” has the meaning specified in Section 7.10(b).

“Foreign Holding Company” means a Subsidiary of Holdings that is organized under the laws of the United States and substantially all of the assets of such Subsidiary consist of stock of one or more CFCs (or are treated as consisting of such assets for U.S. federal income tax purposes) and/or CFC Debt.

“Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the Laws of a jurisdiction other than that in which such Borrower is resident for tax purposes (including such a Lender when acting in the capacity of the L/C Issuer). For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Obligor Enforceability Exceptions” means (a) as it relates to HIL and any other Luxembourg Loan Party, (i) the enforceability of the provisions hereof with respect to compound interest may be subject to the provisions of Article 1154 of the Luxembourg Civil Code (and any successor provision) in case a Luxembourg court would hold these provisions to be a point of international public policy, (ii) any certificate or determination which would by contract be deemed to be conclusive may not be upheld by the Luxembourg courts, (iii) the rights and obligations hereunder binding successors and assigns may not be enforceable in Luxembourg, if such successor or assign is a Luxembourg individual or Person organized under the laws of Luxembourg in the absence of an agreement from any such Luxembourg resident confirming the enforceability thereof, (iv) the severability of the provisions of this Agreement or any other Loan Document to which HIL or any other Luxembourg Loan Party is party may be ineffective if a Luxembourg court considers the clause regarding illegality, invalidity or unenforceability to be a substantive or material clause, (v) the enforceability of a foreign jurisdiction clause, which may not prevent the parties thereto from initiating legal action before a Luxembourg court to the extent that summary proceedings seeking conservatory or urgent provisional measures are taken and which may retain jurisdiction with respect to assets located in Luxembourg, (vi) the enforceability of contractual provisions in this Agreement or the other Loan Documents allowing service of process against HIL and any other Luxembourg Loan Party at any location other than such Loan Party’s Luxembourg domicile, which may be overridden by Luxembourg statutory provisions allowing the valid service of process against such Loan Parties in accordance with applicable Luxembourg laws only at the Luxembourg domicile of such Loan Party, and (vii) the enforceability of any provision in this Agreement or the other Loan Documents providing for renunciation, before litigation arises, to the right to bring a claim in a court, and (b) any provision, whether by statute, common law, civil law, in equity or otherwise, of any jurisdiction other than Luxembourg or any State or territory of the United States having an effect similar to any of the foregoing.

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“Foreign Obligors” means, collectively, Holdings, HIL and each other Loan Party that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary” means any Subsidiary that is not a “United States person” as defined in Section 7701(a)(30) of the Code.

“Foreign Subsidiary Guaranty” means the Amended and Restated Guaranty, dated as of the Restatement Effective Date, made by each of the Foreign Subsidiaries of Holdings party thereto from time to time as Guarantors in favor of the Administrative Agent, the Lenders, the Cash Management Banks and the Hedge Banks, substantially in the form of Exhibit H-5, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the Outstanding Amount of all outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FTC Act” means the Federal Trade Commission Act (15 U.S.C. § 41 et seq.), as amended.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Gibraltar Security Documents” shall mean the following Gibraltar law governed security agreement: a mortgage over shares made between HIL, as mortgagor, and the Administrative Agent, over 100% of the shares held by HIL in HBL (Gibraltar) Limited.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

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“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or reasonable indemnity obligations in effect on the Closing Date or otherwise entered into in the ordinary course of business, including in connection with any acquisition or Disposition of assets or incurrence of Indebtedness or other obligations, in any case to the extent permitted under this Agreement. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranties” means, collectively, the Domestic Subsidiary Guaranty, the Foreign Subsidiary Guaranty, the Company Guaranty, the Holdings Guaranty and the HIL Guaranty. Subject to the terms thereof and Section 6.13(c)(i), the Guaranties are the joint and several obligations of the Guarantors party thereto.

“Guarantors” means, collectively, (a) Holdings, the Company, HIL, each IP Holding Company, each Subsidiary of Holdings listed on Schedule G-1 hereto and each other Subsidiary (other than any Excluded Subsidiary) that is required to Guarantee the Loans outstanding hereunder pursuant to Sections 6.13 and 6.15 hereof, and (b) with respect to (i) Obligations owing by any Loan Party or any Subsidiary of a Loan Party (other than any Borrower) under any Secured Hedge Agreement or any Secured Cash Management Agreement and (ii) the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to all Swap Obligations, the Borrowers.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

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“Hedge Bank” means any Person that (i) at the time it enters into a Swap Contract permitted under Article VI and VII, is a Lender or an Affiliate of a Lender, or (ii) both (x) at the time it entered into a Swap Contract permitted under Article VI and VII, was a “Lender” or an Affiliate of a “Lender” under the Existing Credit Agreement and (y) as of the Closing Date and/or the Restatement Effective Date is a Lender or an Affiliate of a Lender, in any such case, in its capacity as a party to such Swap Contract.

“Herbalife BVI” means HBL (BVI) Limited, a British Virgin Islands business company duly incorporated and validly existing in the British Virgin Islands with company number 1798846.

“Herbalife Venezuela” means Vida Herbal Suplementos Alimenticios, C.A., a company dually organized under the laws of Venezuela (compania anónima) and Delaware.

“HIL” has the meaning specified in the introductory paragraph hereto.

“HIL Guaranty” means the Amended and Restated Guaranty, dated as of the Restatement Effective Date, made by HIL in favor of the Administrative Agent, the Lenders, the Cash Management Banks and the Hedge Banks, substantially in the form of Exhibit H-3, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“HIL Sublimit” means an amount equal to $60,000,000. The HIL Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Holdings” has the meaning specified in the introductory paragraph hereto.

“Holdings Guaranty” means the Amended and Restated Guaranty, dated as of the Restatement Effective Date, made by Holdings in favor of the Administrative Agent, the Lenders, the Cash Management Banks and the Hedge Banks, substantially in the form of Exhibit H-2, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Immaterial Subsidiary” means any Subsidiary which does not (on a consolidated basis with its Subsidiaries) have assets with a book value in excess of 5% of the consolidated assets of Holdings (as reported in the most recently published consolidated balance sheet of Holdings prior to the date of determination) or such Subsidiary’s contribution to Consolidated EBITDA for the most recent four consecutive fiscal quarter period is in excess of 5%.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.

“Impacted Loans” has the meaning specified therefor in Section 3.03.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person upon which interest charges are customarily paid or accrued; (d) all obligations of such Person under conditional sale or other

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title retention agreements relating to property purchased by such Person; (e) all obligations of such Person issued or assumed as the deferred purchase price of property(excluding trade accounts payable and other accrued liabilities incurred in the ordinary course of business); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (g) all Capital Lease Obligations, purchase money obligations and Synthetic Lease Obligations of such Person; (h) all obligations of such Person in respect of Swap Contracts; provided that, the amount of Indebtedness of the type referred to in this clause (h) of any Person shall be zero unless and until such Indebtedness shall be terminated, in which case the amount of such Indebtedness shall be the termination payment due thereunder by such Person; (i) all obligations of such Person as an account party in respect of letters of credit, letters of guaranty and bankers’ acceptances provided that, the amount of Indebtedness in respect of such letters of credit and letters of guaranty shall be zero if and to the extent such letters of credit and letters of guaranty are cash collateralized; and (j) all Guarantees of such Person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) above. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes (other than Excluded Taxes) imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Information” has the meaning specified in Section 10.07.

“Intercreditor Provisions” has the meaning specified in Section 8.01(m).

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date applicable to such Loan; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date applicable to such Base Rate Loan.

“Interest Period” means (a) as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one day, one week or one, two, three or six months thereafter, as selected by the applicable Borrower in its Committed Loan Notice or such other period that is twelve months or less requested by the applicable Borrower and consented to by all the Lenders and (b) as to each Peso Rate Loan, the period commencing on the date such Peso rate Loan is disbursed or continued as a Peso Rate Loan and ending on the date twenty-eight (28) days thereafter (provided that at any time the Peso Rate shall be determined by reference to the CCP Rate in accordance with Section 3.03, the relevant Interest Period shall end on the date thirty (30) days thereafter) provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

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(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date applicable to such Eurocurrency Rate Loan.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of related transactions) of assets of another Person that constitute a business unit or all or substantially all of the business of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Holding Company” means (a) Herbalife BVI and (b) any other Subsidiary which from time to time owns or possesses the right to use any IP Rights (other than IP Rights that are of de minimis value) and licenses such rights to any other Subsidiary of Holdings.

“IP Rights” has the meaning specified therefor in Section 5.23.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and a Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“JPMorgan” means J.P. Morgan Securities LLC and any successor thereto.

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“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means, collectively, Bank of America in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, together with any other Lender designated by Holdings as a “L/C Issuer” with the consent of such Lender that is reasonably acceptable to the Administrative Agent.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means any of the Persons identified as a “Lender” on the signature pages hereto and/or the First Amendment, and any Person which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns, and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, collectively, the office, offices, branch or branches of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office, offices, branch or branches as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

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“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to $200,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments (and is independent of, and shall not be reduced by, the Alternative Currency Sublimit).

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, each Designated Borrower Request and Assumption Agreement, each Note, each Issuer Document, the Fee Letter, the Collateral Documents, the Guaranties, the First Amendment, the Second Amendment, the Third Amendment, any document which expressly amends or otherwise modifies any Loan Document and any other document that is expressly identified by its terms as a Loan Document.

“Loan Parties” means, collectively, the Company, Holdings, HIL, each Guarantor and each Designated Borrower.

“Loan Party Assets” shall mean, for any Loan Party, as of any date of determination, the total assets of such Loan Party, determined in accordance with GAAP, calculated on an unconsolidated basis and by excluding all intercompany items (including, without limitation, the value of any investments (whether as equity or advances) among the Loan Parties and their subsidiaries).

“Loan Party Consolidated EBITDA” shall mean, for any period for any Loan Party, the amount of Consolidated EBITDA attributable to such Loan Party for such period, calculated on an unconsolidated basis and by excluding all intercompany items.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Companies Register” means the Luxembourg Register of Commerce and Companies (R.C.S Luxembourg).

“Luxembourg Loan Party” means any Loan Party whose registered office or place of central administration is located in Luxembourg.

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“Luxembourg Security Documents” shall mean the following Luxembourg law governed pledge agreements:

(i) a share pledge agreement made between, amongst others, WH Luxembourg Holdings S.à r.l., as pledgor, and the Administrative Agent over 100% of the shares held by WH Luxembourg Holdings S.à r.l. in HLF Luxembourg Holdings S.à r.l.;

(ii) a share pledge agreement made between, amongst others, WH Luxembourg Holdings S.à r.l., as pledgor, and the Administrative Agent over 100% of the shares held by WH Luxembourg Holdings S.à r.l. in WHBL Luxembourg S.à r.l.;

(iii) a share pledge agreement made between, amongst others, WH Luxembourg Holdings S.à r.l., as pledgor, and the Administrative Agent over 100% of the shares held by WH Luxembourg Holdings S.à r.l. in Herbalife International Luxembourg S.à r.l.;

(iv) a share pledge agreement made between, amongst others, Herbalife International Luxembourg S.à r.l., as pledgor, and the Administrative Agent over 100% of the shares held by Herbalife International Luxembourg S.à r.l. in Herbalife Africa;

(v) a share pledge agreement made between, amongst others, Herbalife International Luxembourg S.à r.l., as pledgor, and the Administrative Agent over 100% of the shares held by Herbalife International Luxembourg S.à r.l. in Herbalife Luxembourg Distribution S.à r.l.;

(vi) a share pledge agreement made between, amongst others, Herbalife International Luxembourg S.à r.l., as pledgor, and the Administrative Agent over 100% of the shares held by Herbalife International Luxembourg S.à r.l. in HLF Luxembourg Distribution S.à r.l.;

(vii) a share pledge agreement made between, amongst others, WH Intermediate Holdings Ltd., as pledgor, and the Administrative Agent over 100% of the shares held by WH Intermediate Holdings Ltd. in HBL Luxembourg Holdings S.à r.l.;

(viii) a share pledge agreement made between, amongst others, HBL Luxembourg Holdings S.à r.l., as pledgor, and the Administrative Agent over 100% of the shares held by HBL Luxembourg Holdings S.à r.l. in WH Luxembourg Holdings S.à r.l.;

(ix) a receivables pledge agreement made between, amongst others, Herbalife BVI, as pledgor, and the Administrative Agent, with respect to certain rights existing under a Luxembourg law governed license agreement with respect to certain IP Rights, dated August 13, 2014 and effective as of December 13, 2013, and made between HIL as licensee and Herbalife BVI as licensor; and

(x) a receivables pledge agreement made between, amongst others, HIL, as pledgor, and the Administrative Agent, with respect to certain rights existing under a

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Luxembourg law governed license agreement with respect to certain IP Rights, dated August 13, 2014 and effective as of December 31, 2013, and made between HIL as licensee and Herbalife BVI as licensor.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business operations, assets, or financial condition of Holdings and its Subsidiaries taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any of the Loan Documents or of the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Subsidiary” means each Subsidiary other than any Immaterial Subsidiary.

“Material Real Property” means any fee-owned real property having a fair market value equal to or in excess of $50,000,000, including each real property listed on Schedule 5.25.

“Maturity Date” means (a) with respect to the Revolving Credit Facility and the Swing Line Loans, March 9, 2017, and (b) with respect to the Term A Facility, the fifth anniversary of the Closing Date; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (ii) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.17(a)(i)(A), (a)(i) (B) or (a)(i)(C), an amount equal to 105% of the Outstanding Amount of all L/C Obligations, and (iii) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion.

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and any successor thereto.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means each deed of trust, trust deed, deed to secure debt and mortgage, executed by a Loan Party which purports to grant a Lien to the Administrative Agent (or a trustee for the benefit of the Administrative Agent) for the benefit of the Secured Parties in any Mortgaged Properties, in each case in form and substance reasonably satisfactory to the Administrative Agent.

“Mortgage Policy” has the meaning specified in Section 6.13(a)(i)(F).

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“Mortgaged Property” means any real property listed on Schedule 5.25 and any Material Real Property subject to a Mortgage pursuant to Section 6.13.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“NFIP” has the meaning specified in Section 6.13(a)(i)(F).

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (ii) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit C.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that, with respect to any Guarantor, the “Obligations” shall exclude any Excluded Swap Obligations.

“Organization Documents” means, (a) with respect to any corporation or company, the certificate or articles of incorporation and the bylaws or memorandum and articles of association (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any recipient of payments under the Loan Documents, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filings or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 10.13).

“Outstanding Amount” means (i) with respect to Committed Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Perfection Certificate” means the Perfection Certificate, dated as of the Restatement Effective Date, delivered by the Borrowers to the Administrative Agent.

“Permitted Convertible Indebtedness Call Transaction” means any purchase by Holdings of a call or capped call option (or substantively equivalent derivative transaction) on Holdings’ common stock in connection with the issuance of the 2014 Convertible Notes or any refinancing,

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refunding, extension or renewal thereof as permitted by Section 7.03(k) and any sale by Holdings of a call option or warrant (or substantively equivalent derivative transaction) on Holdings’ common stock; provided that the purchase price for the Permitted Convertible Indebtedness Call Transaction does not exceed the net proceeds from the 2014 Convertible Notes or any such refinancing, refunding, extension or renewal thereof permitted by Section 7.03(k), as applicable.

“Permitted Encumbrances” shall mean Liens of the type described in clauses (a), (c), (d) and (f) of Section 7.01 and such Liens as identified on the Mortgage Policy applicable to such property.

“Permitted Lien” has the meaning specified in Section 7.01.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Peso Rate” means, for any Interest Period with respect to a Peso Rate Loan, the rate per annum equal to the Equilibrium Interbank Interest Rate for a twenty-eight day period (“TIIE Rate”), as published by Banco de Mexico in the Official Daily of the Federation of Mexico on the Business Day on which such Interest Period is to commence.

“Peso Rate Loan” means a Revolving Credit Loan that bears interest at a rate based on the Peso Rate. Peso Rate Loans may only be denominated in Pesos. All Revolving Credit Loans denominated in Pesos must be Peso Rate Loans.

“Pesos” means the lawful currency of Mexico.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Company or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Pledged Equity Interests” has the meaning specified in the Security Agreement.

“Public Lender” has the meaning specified in Section 6.02.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Removal Effective Date” has the meaning specified in Section 9.06(b).

“Replacement Lien” has the meaning specified in Section 7.01(b).

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

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“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders having more than 50% of the Aggregate Revolving Commitments or, if the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Revolving Credit Lenders holding in the aggregate more than 50% of the Total Revolving Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition); provided that the Revolving Credit Commitment of, and the portion of the Total Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term A Lenders” means, as of any date of determination, Term A Lenders having more than 50% of the Aggregate Term A Commitments or Term A Loans; provided that the Term A Commitment held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A Lenders.

“Resignation Effective Date” has the meaning specified in Section 9.06(a).

“Resolution” has the meaning specified in Section 8.01(n).

“Responsible Officer” means the chief executive officer, president, director, chief financial officer, chief operating officer, secretary, assistant secretary, treasurer, assistant treasurer or controller of a Loan Party, and, in the case of each Loan Party organized in a jurisdiction other than a State or territory of the United States, a director, a manager or managing partner (or, in each case, the foreign equivalent thereof), and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such

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Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance reasonably satisfactory to the Administrative Agent.

“Restatement Effective Date” means the first date all the conditions precedent in Section 4 of the Third Amendment have been satisfied or waived pursuant to the terms thereof.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Borrower or any Subsidiary thereof, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Borrower’s stockholders, partners or members (or the equivalent Person thereof).

“Revaluation Date” means (a) with respect to any Revolving Credit Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency or a Peso Rate Loan, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency or a Peso Rate Loan pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall determine or the Required Revolving Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) in the case of the Existing Letters of Credit, the Restatement Effective Date, and (v) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Revolving Lenders shall require.

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Credit Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Restatement Effective Date, the Revolving Credit Commitments of all of the Revolving Credit Lenders shall be $464,062,500.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, each Lender having a Revolving Credit Commitment at such time. “Revolving Credit Loan” has the meaning specified in Section 2.01(a).

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“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any international economic sanction administered or enforced by the U.S. Department of Treasury Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Designated Jurisdiction or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Second Amendment” means the Second Amendment to Credit Agreement, dated as of February 3, 2014, among the Borrowers, the Guarantors, the Lenders party thereto, the Administrative Agent, the Swing Line Lender and the L/C Issuer.

“Second Amendment Effective Date” means the “Amendment Effective Date” as defined in the Second Amendment.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VI and VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, the Indemnitees and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents; provided that Lenders shall include any Designated Lenders.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Amended and Restated Security Agreement, dated as of the Restatement Effective Date, made by the Company and the Domestic Guarantors in favor of

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Bank of America, as Administrative Agent and as collateral agent for the Secured Parties, substantially in the form of Exhibit I, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the fair value of the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, and (f) in respect of a Luxembourg Loan Party, such Person is not in a state of cessation of payments (cessation de paiements) and has not lost its commercial creditworthiness and would not become unable to do so. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Flood Hazard Area” means an area that the Federal Emergency Management Agency’s current flood maps indicate has at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year.

“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to any “keepwell, support or other agreement” for the benefit of such Loan Party for all purposes of the Commodity Exchange Act).

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 8:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

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“Sublimit” means, as the case may be, the Alternative Currency Sublimit, the Letter of Credit Sublimit, the HIL Sublimit or the Swing Line Sublimit.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that neither any agreements or arrangements related to a Permitted Convertible Indebtedness Call Transaction nor any share forward purchase contract or similar contract with respect to the Equity Interests of Holdings entered into to consummate any repurchase of Equity Interests permitted by Section 7.06 shall be deemed to be a Swap Contract.

“Swap Obligations” means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

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“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Aggregate Revolving Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment); provided, however, that, the term “Synthetic Lease Obligation” shall in any event exclude any obligations that are liabilities of any such Person, as lessee, under any operating lease entered into in the ordinary course of business.

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means an amount equal to 5% of the consolidated assets of Holdings (as reported in the consolidated balance sheet of Holdings and its Subsidiaries most recently delivered pursuant to Section 6.01(a) or (b)).

“Term A Commitment” means, as to each Term A Lender, its obligation to make Term A Loans to Holdings pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term A Lender’s name on Schedule 2.01 under the caption “Term A Commitment”, opposite such caption in the Assignment and Assumption pursuant to which such Term A Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. For purposes of the definition of “Required Lenders”, the amount of each Term A Lender’s Term A Commitment shall be deemed to be the Outstanding Amount of such Term A Lender’s Term A Loans.

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“Term A Facility” means, at any time, the aggregate amount of the Term A Lenders’ Term A Commitments at such time.

“Term A Lender” means, at any time, each Lender having a Term A Commitment or a Term A Loan at such time.

“Term A Loan” has the meaning specified in Section 2.01(b).

“Third Amendment” means the Third Amendment to Credit Agreement, dated as of the Restatement Effective Date, among the Borrowers, the Guarantors party thereto, the Lenders party thereto, the Administrative Agent, the Swing Line Lender and the L/C Issuer.

“Title Company” has the meaning specified in Section 6.13(a)(i)(F).

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Trading With the Enemy Act” has the meaning specified in Section 7.10(b).

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan, a Eurocurrency Rate Loan or Peso Rate Loan.

“U.S. IP Security Agreement” has the meaning specified therefor in Section 4 of the Third Amendment.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Wholly-Owned Subsidiary” means, as to any Person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares or shares held by a nominee holder) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person have a 100% Equity Interest at such time.

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1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Without prejudice to the generality of any provision of this Agreement, to the extent this Agreement relates to a Luxembourg Loan Party, a reference to: (a) a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, liquidation, composition with creditors (concordat préventif de faillite), moratorium or reprieve from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (actio pauliana), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally; (b) a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer appointed for the reorganization or liquidation of the business of a person includes, without limitation, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur; (c) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (d) a person being unable to pay its debts includes that person being in a state of cessation de paiements; (e) creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (f) a guarantee includes any garantie which is independent from the debt to

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which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 and seq. of the Luxembourg Civil Code; (g) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés); and (h) a director includes an administrateur or a gérant.

1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.

1.04 Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

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(b) Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or a Peso Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Committed Borrowing, Eurocurrency Rate Loan, Peso Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

1.06 Additional Alternative Currencies. (a) The Borrowers may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuer.

(b) Any such request shall be made to the Administrative Agent not later than 8:00 a.m., 15 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the L/C Issuer thereof. Each Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 8:00 a.m., ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by a Lender or the L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or the L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Committed Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an

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additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Borrowers. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Alternative Currencies specifically listed in the definition of “Alternative Currency” shall be deemed an Alternative Currency with respect to such Existing Letter of Credit only.

1.07 Change of Currency. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.08 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

1.09 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 Committed Loans.

(a) Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each such loan, a “Revolving Credit Loan”) to each Borrower in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during

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the Availability Period in an aggregate amount for all the Borrowers not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Committed Borrowing of Revolving Credit Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment, (iii) the aggregate Outstanding Amount of all Revolving Credit Loans made to HIL shall not exceed the HIL Sublimit and (iv) the aggregate Outstanding Amount of all Revolving Credit Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, each Borrower may borrow under this Section 2.01(a), prepay under Section 2.05, and reborrow under this Section 2.01(a). Revolving Credit Loans may be Base Rate Loans, Eurocurrency Rate Loans or Peso Rate Loans, as further provided herein. The Revolving Credit Loans to each Borrower shall be the sole and several liability of that Borrower and the other Borrowers shall not be co-obligors or have any joint liability for such Loans (except to the extent that any liability is derived by the other Borrowers as Guarantors of the Obligations of that Borrower).

(b) Subject to the terms and conditions set forth herein, each Term A Lender severally agreed to make a single loan (each, a “Term A Loan”) to Holdings on the First Amendment Effective Date in an amount not exceeding such Term A Lender’s Term A Commitment. The Committed Borrowing of Term A Loans on the First Amendment Effective Date consisted of Term A Loans made simultaneously by the Term A Lenders in accordance with their respective Applicable Percentage of the Term A Facility. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Term A Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. The Term A Loans shall be the sole and several liability of Holdings, and the other Borrowers shall not be co-obligors or have any joint liability for, the Term A Loans (except to the extent that any liability is derived by the other Borrowers as Guarantors of the Obligations of Holdings). All Term A Loans shall be denominated in Dollars, and each Term A Lender hereby agrees and acknowledges that notwithstanding the provisions of Section 10.01 or Section 1.06, any determination made pursuant to Section 1.06 in respect of any additional Alternative Currencies shall be made solely by the Revolving Credit Lenders and without any right of approval by any Term A Lender.

2.02 Borrowings, Conversions and Continuations of Committed Loans. (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans and Peso Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 10:00 a.m. three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars, (ii) 10:00 a.m. four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies or of Peso Rate Loans, and (iii) 9:00 a.m. on the requested date of any Borrowing of Base Rate Committed Loans; provided, however, that if a Borrower wishes to request Eurocurrency Rate Loans under either Facility having an Interest Period other than one day, one

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week or one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 10:00 a.m. (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (ii) five Business Days (or six Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Lenders under such Facility of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 10:00 a.m., (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (ii) four Business Days (or five Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders under the applicable Facility. Each telephonic notice by a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of such Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or Peso Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans or Peso Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Committed Loans to be borrowed, (vii) the identity of the applicable Borrower, and (viii) whether the applicable Borrower is requesting a Borrowing, conversion or continuation of Revolving Credit Loans or of Term A Loans. If the applicable Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the applicable Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans or Peso Rate Loans in their original currency with an Interest Period of one month, in the case of Eurocurrency Rate Loans, or twenty-eight or thirty days, in the case of Peso Rate Loans (and in accordance with the definition of Interest Period). Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. If

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a Committed Loan Notice fails to specify the identity of the applicable Borrower, then the Committed Loans so requested shall be made to the Borrower submitting such Committed Loan Notice; provided, however, that in the case of a failure to identify the applicable Borrower in the case of a request for a continuation of Committed Loans, such Loans shall be continued as Loans made to the Borrower to which such Loans were initially made. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 12:00 noon, in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is to be made on the Restatement Effective Date, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing of Revolving Credit Loans denominated in Dollars is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Loan or a Peso Rate Loan may be continued or converted only on the last day of an Interest Period for such Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Revolving Lenders or the Required Term A Lenders, as applicable, and the Required Revolving Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans or Peso Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the Company and the applicable Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans or Peso Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding under any Facility, the Administrative Agent shall notify the Company and the Lenders under such Facility of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

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2.03 Letters of Credit. (a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of any Borrower or Subsidiary, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of any Borrower or Subsidiary and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (x) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Revolving Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit and (z) the Outstanding Amount of all L/C Obligations denominated in Alternative Currencies shall not exceed $100,000,000. Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by such Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Restatement Effective Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless either all Revolving Lenders have approved such expiry date or such Letter of Credit has been Cash Collateralized or backstopped in a manner reasonably satisfactory to the L/C Issuer.

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(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $25,000, in the case of a commercial Letter of Credit, or $100,000, in the case of a standby Letter of Credit;

(D) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(E) the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or

(F) a default of any Revolving Credit Lender’s obligations to fund under Section 2.03(c) exists or any Revolving Credit Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrowers or such Revolving Credit Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

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(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the L/C Issuer, by personal delivery or by any other means acceptable to the L/C Issuer. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters the L/C Issuer may require. Additionally, the applicable Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

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(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Percentage times the amount of such Letter of Credit.

(iii) If the applicable Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the applicable Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the applicable Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

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(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof. In the case of any reimbursement of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify the applicable Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 3:00 p.m. on the date of any payment by the L/C Issuer under a Letter of Credit, to the extent the relevant Borrower has received notice that such payment is to be made by 8:00 a.m. on such date or, in the event such notice is received after 8:00 a.m. on such date by not later than 12:00 p.m. on the next succeeding Business Day (each such date, an “Honor Date”), the applicable Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the Dollar Equivalent of the amount of such drawing and in Dollars. If the applicable Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Revolving Percentage of the Unreimbursed Amount not later than 10:00 a.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan under the Revolving Credit Facility to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

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(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the L/C Issuer, any Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the applicable Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

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(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Applicable Revolving Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the applicable Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary thereof may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

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(iv) any waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the applicable Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the applicable Borrower;

(v) any honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;

(vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to any Borrower or any Subsidiary thereof or in the relevant currency markets generally; or

(ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary thereof.

Each Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with such Borrower’s instructions or other irregularity, such Borrower will immediately notify the L/C Issuer. Each Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Revolving Credit Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders, the Required Revolving Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of

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any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. The L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.

(g) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to any Borrower for, and the L/C Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade—International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(h) Letter of Credit Fees. Each Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Revolving Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit issued for its account equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under any such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable

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Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Revolving Percentages allocable to such Letter of Credit pursuant to Section 2.18(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the fifth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Each Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued for its account, at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the fifth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, each Borrower shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit issued for the account of such Borrower as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower that requested the issuance of such Letter of Credit shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(l) Letter of Credit Reporting. On a monthly basis, each L/C Issuer shall deliver to the Administrative Agent a complete list of all outstanding Letters of Credit issued by such L/C Issuer.

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2.04 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans in Dollars (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, and provided, further, that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $1,000,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 12:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 1:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of the Swing Line Lender in Same Day Funds.

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(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Committed Loan under the Revolving Credit Facility in an amount equal to such Revolving Credit Lender’s Applicable Revolving Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 10:00 a.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Company under the Revolving Credit Facility in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

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(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

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2.05 Prepayments. (a) Any Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent (which notice shall be in writing or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer) not later than 8:00 a.m. (A) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies or of Peso Rate Loans, and (C) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies or of Peso Rate Loans shall be in a minimum principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (iv) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Type(s) of Committed Loans to be prepaid, whether the Loans to be prepaid are Term A Loans or Revolving Credit Loans and, if Eurocurrency Rate Loans or Peso Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender under the applicable Facility of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that not more than two times per fiscal year, such notice, if accompanied by a commitment reduction notice in accordance with Section 2.06(a), may state that it is conditioned upon the effectiveness of other credit facilities or the incurrence of other Indebtedness, the consummation of a particular Disposition or the occurrence of a Change of Control, in which case such notice may be revoked by the applicable Borrower(s) (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. Any prepayment of a Eurocurrency Rate Loan or Peso Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders under the applicable Facility in accordance with their respective Applicable Percentages. Each prepayment of the outstanding Term A Loans pursuant to this Section 2.05(a) shall be applied to the principal repayment installments thereof on a pro-rata basis.

(b) The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 10:00 a.m. on the date of the prepayment (which notice shall be in writing or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer), and (ii) any such prepayment shall be in a minimum principal amount of $1,000,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

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(c) If the Administrative Agent notifies the Company at any time that the Total Revolving Outstandings at such time exceed an amount equal to 110% of the Aggregate Revolving Commitments then in effect, then, within three Business Days after receipt of such notice, the Borrowers shall prepay Revolving Credit Loans and/or Swing Line Loans and/or any applicant Borrower shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce the Total Revolving Outstandings as of such date of payment to an amount not to exceed 100% of the Aggregate Revolving Commitments then in effect; provided, however, that, subject to the provisions of Section 2.17(a)(ii), the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

(d) If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Revolving Credit Loans denominated in Alternative Currencies at such time exceeds an amount equal to 110% of the Alternative Currency Sublimit then in effect, then, within three Business Days after receipt of such notice, one or more Borrowers shall prepay its Revolving Credit Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

2.06 Termination or Reduction of Commitments.

(a) The Company may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Revolving Commitments, the Alternative Currency Sublimit, the Letter of Credit Sublimit, the HIL Sublimit, the Designated Borrower Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Revolving Credit Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments. Except as set forth in clause (iv) above, the amount of any such Aggregate Revolving Commitment reduction shall not be applied to any Sublimit unless otherwise specified by the Company. Any reduction of the Aggregate Revolving Commitments shall be applied to the Commitment of each Lender according to its Applicable Revolving

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Percentage. All fees accrued until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination. Not more than two times per fiscal year, a notice to reduce the Aggregate Revolving Commitments hereunder may state that it is conditioned upon the effectiveness of other credit facilities or the incurrence of other Indebtedness, the consummation of a particular Disposition or the occurrence of a Change of Control, in which case such notice may be revoked by the applicable Borrower(s) (by notice to the Administrative Agent on or prior to the specified commitment reduction date) if such condition is not satisfied.

(b) The Aggregate Revolving Commitments shall be automatically and permanently reduced on September 30, 2015 in an aggregate principal amount equal to $39,062,500, which such reduction shall be applied to the Commitment of each Revolving Credit Lender according to its Applicable Revolving Percentage and shall result in the Aggregate Revolving Commitments being less than or equal to $425,000,000 at such time. If, after giving effect to such reduction of the Aggregate Revolving Commitments under this subsection (b), the Alternative Currency Sublimit, the Letter of Credit Sublimit, the HIL Sublimit, the Designated Borrower Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Commitments, such Sublimit shall be automatically reduced by the amount of such excess. If, after giving effect to such reduction of the Aggregate Revolving Commitments under this subsection (b), the Total Revolving Outstandings at such time exceed the Aggregate Revolving Commitments then in effect, then, the Borrowers shall immediately prepay Revolving Credit Loans and/or Swing Line Loans and/or any applicant Borrower shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce the Total Revolving Outstandings as of such date of payment to an amount not to exceed the Aggregate Revolving Commitments then in effect.

2.07 Repayment of Loans.

(a) Each Borrower shall repay to the Revolving Credit Lenders on the Maturity Date the aggregate principal amount of Revolving Credit Loans made to such Borrower outstanding on such date.

(b) The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

(c) Holdings shall repay to the Term A Lenders on the last day of each March, June, September and December, commencing on December 31, 2012, aggregate principal amounts equal to (i) 2.50% of the original principal amount of the Term A Facility after giving effect to the Borrowing of Term A Loans on the Restatement Effective Date, in the case of the payments payable on December 31, 2012, and on March 31, June 30 and September 30, 2013, (ii) 3.75% of the original principal amount of the Term A Facility after giving effect to the Borrowing of Term A Loans on the Restatement Effective Date, in the case of the payments payable on December 31, 2013, and on March 31, June 30 and September 30, 2014, and (iii) 5.00% of the original principal amount of the Term A Facility after giving effect to the Borrowing of Term A Loans on the Restatement Effective Date, in the case of the payments

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payable on December 31, 2014 and thereafter; provided, that such amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05(a); provided, further, that the final principal repayment installment of the Term A Loans shall be repaid on the Maturity Date and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date.

2.08 Interest. Interest shall accrue on the Loans, and each Borrower shall pay interest on its Loans, as follows: (a) Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Peso Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Peso Rate for such Interest Period plus the Applicable Rate; (iii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

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2.09 Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.03.

(a) Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Revolving Commitments exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.18. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Revolving Commitments for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the fifth Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. (i) The Borrowers shall pay to MLPFS and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrowers shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. (a) All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Revolving Credit Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of Holdings or for any other reason, Holdings or the Lenders determine that (i) the Consolidated Total Leverage Ratio as calculated by Holdings as of any applicable date was

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inaccurate and (ii) proper calculation of the Consolidated Total Leverage Ratio would have resulted in higher pricing for such period, each Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII. The Borrowers’ obligations under this paragraph shall survive for 90 days following the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11 Evidence of Debt. (a) The Credit Extensions made by each Lender to each Borrower shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to each Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of each Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note with respect to any Facility, which shall evidence such Lender’s Loans to such Borrower under such Facility in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Revolving Credit Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 12:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all

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payments by the Borrowers hereunder with respect to principal and interest on Revolving Credit Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 11:00 a.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurocurrency Rate Loans or Peso Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 9:00 a.m. on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

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(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and

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Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17 or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.14 Designated Borrowers. (a) The Company may at any time, upon not less than ten Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any Material Subsidiary of Holdings (an “Applicant Borrower”) as a Designated Borrower to receive Revolving Credit Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit F (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the Revolving Credit Facility the Administrative Agent and the Revolving Credit Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Revolving Lenders in their sole discretion, and Notes signed by such new Borrowers to the extent any Revolving Credit Lenders so require. If the Administrative Agent and each Revolving Credit Lender agrees that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information, the Administrative Agent shall send a notice in substantially the form of Exhibit G (a “Designated Borrower Notice”) to the Company and the Revolving Credit Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Revolving Credit Lenders agrees to permit such Designated Borrower to receive

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Revolving Credit Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that no Committed Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.

(b) The Obligations of the Company and each Designated Borrower shall be several but not joint in nature.

(c) Each Subsidiary of Holdings that becomes a “Designated Borrower” pursuant to this Section 2.14 hereby irrevocably appoints Holdings as its agent for the giving and receipt of notices. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

(d) The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Revolving Credit Lenders of any such termination of a Designated Borrower’s status.

2.15 Intentionally Omitted.

2.16 Intentionally Omitted.

2.17 Cash Collateral. (a) Certain Credit Support Events.

(i) If (A) the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (B) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (C) any Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (D) there shall exist a Defaulting Lender, each Borrower shall immediately (in the case of clause (C) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the L/C Issuer, provide Cash Collateral in respect of its respective Obligations in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (D) above, after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(ii) In addition, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 110% of the Letter of Credit Sublimit then in effect, then, within five Business Days after receipt of such notice, one or more Borrowers shall Cash Collateralize its or their L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit. The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral pursuant to this clause (ii), request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.

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(b) Grant of Security Interest. Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrowers shall pay on demand therefor from time to time all reasonable, documented and customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement (but subject to Section 2.17(d) below), Cash Collateral provided under any of this Section 2.17 or Sections 2.03, 2.04, 2.05, 2.18 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the good faith determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.18 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Term A Lenders” and Section 10.01.

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(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.17; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders under the applicable Facility on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders under such Facility pro rata in accordance with the Commitments under such Facility without giving effect to Section 2.18(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

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(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Revolving Credit Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Revolving Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.17.

(C) With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender under the applicable Facility that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders under the applicable Facility in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitments) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the applicable Borrower shall have otherwise notified the Administrative Agent at such time, the applicable Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause any Non-Defaulting Lender’s Applicable Revolving Percentage of the Total Revolving Outstandings to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.17.

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(b) Defaulting Lender Cure. If the Borrowers, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders in the respective Facilities (plus any loss, cost or expense contemplated by Section 3.05 in the case of any such purchase of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan) or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.18(a)(iv)) of the respective Facilities, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.19 Designated Lenders. Each of the Administrative Agent, the L/C Issuer and each Lender at its option may make any Credit Extension or otherwise perform its obligations hereunder through any Lending Office (each, a “Designated Lender”); provided that any exercise of such option shall not affect the obligation of any Borrower to repay any Credit Extension in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender; provided that in the case of an Affiliate or branch of a Lender, such provisions that would be applicable with respect to Credit Extensions actually provided by such Affiliate or branch of such Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender; provided further that for the purposes only of voting in connection with any Loan Document, any participation by any Designated Lender in any outstanding Credit Extension shall be deemed a participation of such Lender.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require any Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Borrower or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Borrower or the Administrative Agent shall be required by any applicable Laws, including the Code, to withhold or deduct any Taxes, including United States Federal backup withholding and withholding taxes, from any payment, then (A) such Borrower or the Administrative Agent, as required by such Laws, shall withhold

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or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) such Borrower or the Administrative Agent, to the extent required by such Laws, shall timely pay the full amount so withheld or deducted by it to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Borrower shall be increased as necessary so that after any such required withholding or the making of all such required deductions (including such deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrowers. Without limiting or duplicating the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes attributable to (i) the Loans made to such Borrower or (ii) payments to the Lenders pursuant to the Loan Documents to the relevant Governmental Authority in accordance with applicable Laws, except regarding Luxembourg registration duties (droits d’enregistrement) for any Luxembourg Tax payable due to a registration, submission or filing by the Administrative Agent or a Lender of the Loan Documents where such registration, submission or filing is or was not made during the continuance of an Event of Default and required to maintain or preserve the rights of the Administrative Agent or the Lenders under the Loan Documents.

(c) Tax Indemnifications. (i) Without limiting or duplicating the provisions of subsection (a) or (b) above, each Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed or asserted on or attributable to any payment by or on account of any obligation of any Loan Party under any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by such Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within ten days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to a Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall contain calculations setting forth such payment or liability in reasonable detail and be conclusive absent manifest error. Notwithstanding anything in this Section 3.01(c) to the contrary, no Excluded U.S. Guarantor shall be liable for the indemnification obligations of any Borrower that is a “U.S. Person” as defined in the Code.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby indemnify each Borrower and the Administrative Agent, and shall make payment in respect thereof within 10 days after

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demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against such Borrower or the Administrative Agent, as applicable, by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to such Borrower or the Administrative Agent, as applicable, pursuant to subsection (e). Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon request by a Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by such Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation. (i) Each Lender shall deliver to the Company and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Company or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the respective Borrowers hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the respective Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdictions.

(ii) Without limiting the generality of the foregoing, with respect to any Borrower that is resident for tax purposes in the United States,

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Company on behalf of such Borrower or the

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Administrative Agent as will enable such Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Loan Document shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company on behalf of such Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) executed originals of Internal Revenue Service Form W-8BEN (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party and such other documentation as required under the Code,

(II) executed originals of Internal Revenue Service Form W-8ECI (or successor form),

(III) executed originals of Internal Revenue Service Form W-8IMY (or successor form) and all required supporting documentation,

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN (or successor form), or

(V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) Each Lender shall promptly (A) notify the Company and the Administrative Agent of any change in circumstances that would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any

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requirement of applicable Laws of any jurisdiction that any Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender. In furtherance of the foregoing, each Lender agrees that if any form or certification previously delivered by it expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent of its legal inability to do so.

(iv) Each of the Borrowers shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date (or such later date on which it first becomes a Borrower), and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

(f) FATCA.

(i) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by a Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by a Borrower or the Administrative Agent as may be necessary for a Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subsection (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(ii) For purposes of determining withholding Taxes imposed under FATCA, from and after the Restatement Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(g) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its reasonable discretion, that it has received a refund or credit of any Taxes or Other Taxes (whether paid directly to the Lender or the Administrative Agent, as applicable, or applied to

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reduce another tax liability) as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund or credit), net of all out-of-pocket expenses and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit), provided that each Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund or credit to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

3.02 Illegality.

(a) If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate (whether denominated in Dollars or an Alternative Currency) or Peso Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate or the Peso Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans or Peso Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Committed Loans to Eurocurrency Rate Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans or Peso Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans or Peso Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or Peso Rate Loans, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base

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Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

(b) If any Lender or any Designated Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Designated Lender to perform its obligations hereunder or to issue, make, maintain, fund or charge interest with respect to any Credit Extension to any Designated Borrower who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia then, on notice thereof by such Lender to the Company through the Administrative Agent, and until such notice by such Lender is revoked, any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension shall be suspended. Upon receipt of such notice, the Loan Parties shall, take all reasonable actions requested by such Lender to mitigate or avoid such illegality.

3.03 Inability to Determine Rates. If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (a) (i) the Administrative Agent determines that deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a) above, “Impacted Loans”), or (b) the Administrative Agent or the affected Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the affected Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein. For purposes of determining the Peso Rate, (i) in the event the TIIE Rate ceases to be quoted, is not known at the time on which the Peso Rate must be determined, or is otherwise not available at such time for any reason, then the “Peso Rate” shall be calculated using the CETES Rate as a substitute interest rate for the TIIE rate; and (ii) in the event each of the TIIE Rate and the CETES Rate ceases to be quoted, is not known at the time on which the Peso Rate must be determined, or is otherwise not available at such time for any reason, then the “Peso Rate” shall be calculated using the CCP Rate as a substitute interest rate for the TIIE Rate and the CETES Rate.

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As used in this Section, the following terms shall have the meanings set forth below:

“CETES Rate” means, for any Interest Period with respect to a Peso Rate Loan, the rate equal to the Federal Treasury Certificates Rate for a twenty-eight day period, as published by Banco de Mexico in the Official Daily of the Federation on the most recent date prior to the Business Day on which such Interest Period is to commence.

“CCP Rate” means, for any Interest Period with respect to a Peso Rate Loan, the rate equal to the cost for capturing liabilities denominated in Pesos for a thirty-day period, as published by Banco de Mexico (as the representative rate of Mexican Multiple Banking Institutions) in the Official Daily of the Federation on the Business Day on which such Interest Period is to commence.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in this section, the Administrative Agent, in consultation with the Company and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section, (2) the Administrative Agent or the affected Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof.

3.04 Increased Costs; Reserves on Eurocurrency Rate Loans. (a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement contemplated by Section 3.04(e) and (B) the requirements of the Bank of England and the Finance Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurocurrency Rate Loan or Peso Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for (i) Indemnified Taxes or Other Taxes covered by Section 3.01 or (ii) any Taxes described in clauses (b) through (e) of the definition of Excluded Taxes or that are Connection Income Taxes);

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(iii) result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans or Peso Rate Loans; or

(iv) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans or Peso Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Eurocurrency Rate Loan or Peso Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay (or cause the applicable Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall contain calculations setting forth such payment or liability in reasonable detail and be conclusive absent manifest error. The Company shall pay (or cause the applicable Borrower to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

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(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Additional Reserve Requirements. The Company shall pay (or cause the applicable Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency or Peso funds or deposits (currently known as “Eurocurrency liabilities” or “Peso liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan or Peso Rate Loan (as applicable) equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans or Peso Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Borrower;

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(c) any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d) any assignment of a Eurocurrency Rate Loan or Peso Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;

but excluding any loss of anticipated profits and including any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan and each Peso Rate Loan made by it at the Peso Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Company such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Company hereby agrees to pay (or to cause the applicable Borrower to pay) all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Company may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

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ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions to the Restatement Effective Date. The occurrence of the Restatement Effective Date is subject to satisfaction of the conditions precedent set forth in the Third Amendment.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurocurrency Rate Loans or Peso Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of (i) the Borrowers contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (except that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any representation or warranty that is qualified by materiality or Material Adverse Effect shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 6.01, respectively.

(b) No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.14 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.

(e) In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurocurrency Rate Loans or Peso Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

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ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Except as otherwise provided in Sections 5.12 and 5.18, each Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. Each Loan Party (a) is duly organized, incorporated or formed (and, in the case of Holdings, (i) is duly incorporated with limited liability as an exempted company, or (ii) if Holdings has reorganized or reincorporated in another jurisdiction in compliance with Section 6.05, is duly organized, incorporated or formed), (b) is validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concepts are relevant under the laws of the relevant jurisdiction) (and, in the case of Holdings, (i) is validly existing and in good standing under the laws of the Cayman Islands or (ii) if Holdings has reorganized or reincorporated in in another jurisdiction in compliance with Section 6.05, is validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concepts are relevant under the laws of the relevant jurisdiction)), (c) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (d) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (c)(i) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries except for conflicts, breaches and payments that could not reasonably be expected to result in a Material Adverse Effect or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject except for conflicts, breaches and payments that could not reasonably be expected to result in a Material Adverse Effect; (c) violate any Law except for violations that could not reasonably be expected to result in a Material Adverse Effect; or (d) result in the creation or imposition of any Lien, except Liens created under the Loan Documents.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the

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Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) the authorizations, approvals, actions, notices and filings listed on Schedule 5.03, all of which have been duly obtained, taken, given or made and are in full force and effect, (ii) filings and registrations necessary to perfect (or, in the case of equity interests of Foreign Subsidiaries, create or enforce) Liens created under the Loan Documents, (iii) notices, filings and the payment of appropriate stamp or other duties in connection with the enforcement of this Agreement and other Loan Documents against any Foreign Obligor in their jurisdiction of organization and (iv) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (b) the Foreign Obligor Enforceability Exceptions.

5.05 Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The unaudited consolidated balance sheet of Holdings and its Subsidiaries dated March 31, 2012, and the related consolidated statements of income or operations and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as disclosed in Schedule 5.06 to the Existing Credit Agreement as delivered on the First Amendment Effective Date, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

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5.07 No Default. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens. Each Borrower and each of its respective Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, the Mortgaged Properties and all real and personal property necessary or used in the ordinary conduct of its business and purported to be owned or leased by such Borrower or Subsidiary, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrowers and their Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01; provided, however, that the Mortgaged Properties are subject to no Liens other than Permitted Encumbrances.

5.09 Environmental Compliance. The Borrowers and their Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrowers reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10 Insurance. The properties of the Borrowers and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrowers, in such amounts (after giving effect to any self-insurance), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Borrower or the applicable Subsidiary operates.

5.11 Taxes. The Loan Parties and their Subsidiaries have filed all federal, state, county and other material tax returns and reports required to be filed, and have paid all taxes shown thereon as being due and payable, except (i) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided to the extent required by GAAP or (ii) to the extent that non-payment thereof could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed on Schedule 5.11 to the Existing Credit Agreement as delivered on the First Amendment Effective Date, there is no tax assessment proposed in writing against any Loan Party or any of its Subsidiaries that would, if made, have a Material Adverse Effect. Neither any Borrower nor any Subsidiary thereof is party to any tax sharing agreement, except for any tax sharing agreement solely among a Borrower and any Subsidiary thereof (or among such Subsidiaries).

5.12 ERISA Compliance. (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws except for such noncompliance which could not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification, except, in each case, for such determination of

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disqualification or loss of qualification which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except, in each case, for such failure to contribute or application for waiver as could not reasonably expected to have a Material Adverse Effect.

(b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to result in a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability that could reasonably be expected to result in a Material Adverse Effect; (iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) that could reasonably be expected to result in a Material Adverse Effect; (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan that could reasonably be expected to result in a Material Adverse Effect; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA that could reasonably be expected to result in a Material Adverse Effect.

5.13 Subsidiaries; Equity Interests. The Borrowers have no Subsidiaries on the Restatement Effective Date, other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned, as of the Restatement Effective Date, by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except Permitted Liens. As of the Restatement Effective Date, the Borrowers have no equity investments in any other corporation or entity other than (1) those specifically disclosed in Part (b) of Schedule 5.13, and (2) equity investments having an aggregate value at any time of no more than $10,000,000.

5.14 Margin Regulations; Investment Company Act. (a) No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than twenty-five percent (25%) of the value of the assets (either of any Borrower only or of each Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between any Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock.

(b) No Borrower, no Person Controlling any Borrower and no Subsidiary of any Borrower is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

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5.15 Disclosure. Each Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other written information (other than projected financial information, and other forward looking information and information of a general economic or industry specific nature), when taken as a whole with all other information, when furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contained any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Holdings represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; and provided, further that, with respect to any financial statements not constituting projected financial information, Holdings only represents that such financial statements present fairly in all material respects the consolidated financial condition of the applicable Persons as of the dates indicated.

5.16 Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Taxpayer Identification Number; Other Identifying Information. The true and correct U.S. taxpayer identification number of the Company and each other Domestic Subsidiary party to a Loan Document as of the Restatement Effective Date, is set forth on Schedule 10.02. The true and correct unique identification number of each of Holdings, HIL and each other Foreign Obligor that has been issued by its jurisdiction of organization and the name of such jurisdiction, as of the Restatement Effective Date, are set forth on Schedule 5.17.

5.18 Representations as to Foreign Obligors. Each of Holdings and HIL represents and warrants to the Administrative Agent and the Lenders that:

(a) It is, and each other Person that is a Foreign Obligor is, to the extent the concept is applicable in the relevant jurisdiction, subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to each such party, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by it and by each other Person that is a Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute, to the extent the concept is applicable in the relevant jurisdiction, private and commercial acts and not public or

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governmental acts. None of Holdings or HIL or any other Person that is a Foreign Obligor nor any of their respective property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such party is organized and existing in respect of its obligations under the Applicable Foreign Obligor Documents.

(b) The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which Holdings, HIL and each other Person that is a Foreign Obligor are each incorporated or organized and existing for the enforcement thereof against such party under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, or admissibility in evidence of the Applicable Foreign Obligor Documents, subject to the exceptions on the enforceability thereof described in Section 5.04 (including, without limitation, the Foreign Obligor Enforceability Exceptions) and any requirement under local law that the applicable Foreign Obligation Document, prior to admission into any relevant foreign court, be translated into any language required by such court. It is not necessary to ensure the legality, validity, enforceability, or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced, (ii) any charge or tax as has been timely paid, (iii) any stamp duty imposed by the Cayman Islands or other jurisdiction in the event that the Loan Documents are executed in, or thereafter brought to, the Cayman Islands or such other jurisdiction for enforcement or otherwise and (iv) in case of presentation of any Loan Documents, either directly or by way of reference to a Luxembourg court or autorité constituée, where such court or autorité constituée may require registration of all or part of the Loan Documents with the Administration de l’Enregistrement et des Domaines in Luxembourg, registration duties at a fixed rate of EUR 12 or at an ad valorem rate depending on the nature of the Loan Documents may become due and payable.

(c) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which Holdings, HIL or any other Person that is a Foreign Obligor is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents (other than any stamp duty, as referenced in Section 5.18(b)(iii) above) or (ii) any payment to be made by such party pursuant to the Applicable Foreign Obligor Documents, except as has been disclosed to the Administrative Agent.

(d) The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by Holdings, HIL and each other Person that is a Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

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5.19 Collateral Documents.

(a) The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties that are party to the Collateral Documents in the Collateral described therein.

(b) Upon the filing of Financing Statements, the Mortgages and the U.S. IP Security Agreements, the delivery of the certificates representing the Pledged Equity Interests, and the completion of such other actions which are required to be taken by the applicable Collateral Documents to perfect the Liens in the pledged Equity Interests and IP Rights of the Foreign Obligors, the Liens created by the Collateral Documents will be perfected, to the extent such Liens can be perfected by such filings, the delivery of such certificates and the completion of such other actions.

(c) The Mortgages are effective (upon the filing or recordation thereof in accordance with applicable Law and so long as all relevant mortgage taxes and recording charges are duly paid) to create in favor of the Administrative Agent (for the benefit of the Secured Parties) a legal, valid and enforceable and perfected first priority Lien (subject to Permitted Encumbrances) on all of the applicable Loan Parties’ right, title and interest in and to the Mortgaged Property (as such term is defined in the applicable Mortgage) thereunder and the proceeds thereof.

5.20 Solvency. The Borrowers and their Subsidiaries, together on a consolidated basis, are Solvent.

5.21 USA PATRIOT Act. Each Loan Party is in compliance, in all material respects, with the Act.

5.22 OFAC; Anti-Corruption Laws. The Borrowers have implemented and maintain in effect policies and procedures designed to ensure compliance by the Borrowers, their Subsidiaries and their respective Related Parties with Anti-Corruption Laws and applicable Sanctions, and the Borrowers, their Subsidiaries and, to the knowledge of the Borrowers, their respective Related Parties are in compliance with Anti-Corruption Laws in all material respects and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Borrower being designated as a Sanctioned Person. None of (a) any Borrower or Subsidiary or (b) to the knowledge of any Borrower, any Related Party of such Borrower or any of its Subsidiaries, (i) is a Sanctioned Person, or (ii) is or has been (within the previous five (5) years) engaged in any transaction with any Person who is now or was then a Sanctioned Person or who is located, organized or residing in any Designated Jurisdiction. No Loan or Letter of Credit, nor the proceeds from any Loan or Letter of Credit, has been used, directly or indirectly, to lend, contribute, provide or has otherwise made available to fund (a) any activity or business in any Designated Jurisdiction or to fund any activity or business of any Sanctioned Person, or in any other manner that will result in any violation by any

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Person (including any Lender, any Arranger, the Administrative Agent, the L/C Issuer or the Swing Line Lender) of Sanctions, or (b) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity in violation of Anti-Corruption Laws in any material respect.

5.23 Intellectual Property; Licenses, Etc. Each Loan Party and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) the absence of which, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, without conflicting with the rights of any other Person in any manner which, either individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, and, as of the Restatement Effective Date, Schedule 5.23 sets forth a complete and accurate list of all registered and other material IP Rights owned or used by each Loan Party. To the knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Subsidiary infringes upon any rights held by any other Person, except which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Loan Parties, threatened in writing, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.24 Labor Matters. There are, as of the Restatement Effective Date, no collective bargaining agreements or Multiemployer Plans covering the employees of any Loan Party or any of its Subsidiaries as of the Restatement Effective Date, and neither any Loan Party nor any such Subsidiary has suffered any strikes, walkouts or work stoppages within the last five years which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.25 Real Estate.

(a) Schedule 5.25 contains, as of the Restatement Effective Date, a true and complete list of all Material Real Property of any Loan Party.

(b) No Mortgage encumbers improved Mortgaged Property that is located in a Special Flood Hazard Zone unless flood insurance has been issued, or such other evidence of flood insurance has been obtained as required by Section 6.07.

(c) Each Mortgaged Property is zoned in all material respects to permit the uses for which such Mortgaged Property is currently being used. The present uses of each Mortgaged Property and the current operations of conducted thereon do not violate in any material respect any provision of any applicable building codes, subdivision regulations, fire regulations, health regulations or building and zoning by-laws, except to the extent that such violations could not reasonably be expected to result in a Material Adverse Effect.

(d) Each parcel of Mortgaged Property is taxed as a separate tax lot.

5.26 Luxembourg Specific Representations. (a) The head office (administration centrale), the place of effective management (siège de direction effective) and (for the purposes

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of the Council Regulation (EC) N° 1346/2000 of May 29, 2000 on insolvency proceedings) the center of main interests (centre des intérêts principaux) of each Luxembourg Loan Party is in Luxembourg and is located at the place of its registered office (siège statutaire); (b) each Luxembourg Loan Party complies with all requirements of the Luxembourg law of 31 May 1999 on the domiciliation of companies, as amended, and all related circulars issued by the Commission de Surveillance du Secteur Financier; (c) none of the Luxembourg Loan Parties has filed and, to the best of their knowledge, no person has filed a request with any competent court seeking that the relevant Luxembourg Loan Party be declared subject to bankruptcy (faillite), general settlement or composition with creditors (concordat préventif de faillite) controlled management (gestion contrôlee), reprieve from payment (sursis de paiement), judicial or voluntary liquidation (liquidation judiciaire ou volontaire), such other proceedings listed at Article 13, items 2 to 11, 13 and Article 14 of the Luxembourg Act dated December 19, 2002 on the Register of Commerce and Companies, on Accounting and on Annual Accounts of the Companies (as amended from time to time), (and which include foreign court decision as to faillite, concordat or analogous procedures according to Council Regulation (EC) n°1346/2000 of May 29, 2000 on insolvency proceedings); (d) each Luxembourg Loan Party is not, and will not, as a result of its entry into the Loan Documents or the performance of its obligations thereunder, be in a state of cessation of payments (cessation de paiements), or be deemed to be in such state, and has not lost, and will not, as a result of its entry into the Loan Documents or the performance of its obligations thereunder, lose its creditworthiness (ébranlement de crédit), or be deemed to have lost such creditworthiness and is not aware, or may be not reasonably be aware, of such circumstances; and (e) each Luxembourg Loan Party is in compliance with any reporting requirements applicable to it pursuant to the to the Central Bank of Luxembourg regulation 2011/8 or Regulation (EU) N°648/2012 of the European Parliament and of the Council dated 4 July 2012 on OTC derivatives, central counterparties and trade repositories.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent indemnity obligations) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) Annual. As soon as available, but in any event within 90 days after the end of each fiscal year of Holdings, (i) the consolidated balance sheet of Holdings as of the end of such fiscal year and related consolidated statements of income, cash flows and shareholders’ equity for such fiscal year, and notes thereto, all prepared in a manner acceptable to the SEC and accompanied by an opinion of PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (which opinion shall not be qualified as to scope or contain any going concern or other qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations, cash flows and changes in shareholders’ equity of Holdings and its consolidated Subsidiaries as of the

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end of and for such fiscal year in accordance with GAAP; and (ii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal year, as compared to the previous fiscal year; and

(b) Quarterly. As soon as available, but in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, (i) the consolidated balance sheet of Holdings as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto, all prepared in a manner acceptable to the SEC and accompanied by a certificate of a Responsible Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of Holdings and its consolidated Subsidiaries as of the date and for the periods specified in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; and (ii) a management’s discussion and analysis of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year.

6.02 Certificates; Other Information. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of Holdings;

(b) promptly after any request by the Administrative Agent, copies of any management letters submitted to the board of directors (or the audit committee of the board of directors) of any Borrower by independent accountants in connection with the accounts or books of such Borrower or any Subsidiary thereof, or any audit of any of them;

(c) at least once in any calendar year, and in any event within 60 days of the date the below referenced budget or strategic plan, as the case may be, is approved by the board of directors of Holdings, (i) an annual budget of Holdings and its Subsidiaries in form reasonably satisfactory to the Administrative Agent prepared by Holdings for each fiscal month of the fiscal year covered by such budget prepared in detail and (ii) a strategic plan prepared in summary form; and, in the case of the annual budget, such budget shall be prepared in detail with appropriate presentation and discussion of the principal assumptions upon which such budget is based, accompanied by the statement of a Responsible Officer of Holdings to the effect that the budget is a reasonable estimate for the period covered thereby (it being understood that actual results may vary significantly from any such projected or forecasted results);

(d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of public debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture or similar document governing such public debt securities and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

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(e) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(f) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(g) promptly after the initiation of any condemnation or eminent domain proceedings involving any Mortgaged Property;

(h) (i) (x) promptly, and in any event within 60 days of the date of any Loan Party or any of its Subsidiaries becoming party or subject to (I) any Resolution or (II) any administrative or judicial enforcement or adjudication proceeding under Section 5(b) or Section 13(b) of the FTC Act and (y) subsequent to any initial or further delivery of a budget and strategic plan pursuant to clauses (A) and (B) below, within 14 days of the date of any request by the Administrative Agent for a further updated budget and strategic plan, (A) a budget of Holdings and its Subsidiaries in form consistent with that previously provided or otherwise reasonably satisfactory to the Administrative Agent, prepared by Holdings for each fiscal month of each fiscal year covered by such budget prepared in detail for the period commencing with the first full fiscal month following such event through to the latest Maturity Date applicable to any Facility and (B) an updated strategic plan prepared in summary form; and, in the case of the budget, such budget shall show compliance with the financial covenants set forth in Section 7.11 and shall be prepared in detail with appropriate presentation and discussion of the principal assumptions upon which such budget is based, accompanied by the statement of a Responsible Officer of Holdings to the effect that the budget is a reasonable estimate for the period covered thereby (it being understood that actual results may vary significantly from any such projected or forecasted results); and (ii) promptly, such additional information regarding the Federal Trade Commission’s or any other Governmental Authorities’ investigation, enforcement, administrative, or judicial proceeding against any of the Loan Parties or any of their Subsidiaries involving potential, alleged, or adjudicated violations of Section 5 of the FTC Act or other laws prohibiting unfair or deceptive trade practices, as the Administrative Agent (or any Lender through the Administrative Agent) may from time to time reasonably request; and

(i) promptly, such additional information regarding the business, financial or corporate affairs of any Borrower or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent (or any Lender through the Administrative Agent) may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on

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which any Borrower posts such documents, or provides a link thereto on such Borrower’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on such Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (i) each Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests such Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the applicable Borrower shall notify the Administrative Agent (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance Holdings or the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03 Notices. Promptly notify the Administrative Agent:

(a) of the occurrence of any Default (and the Administrative Agent will notify each Lender upon its receipt of such notice);

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(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of the occurrence of any ERISA Event; and

(d) of any material change in accounting policies or financial reporting practices by any Borrower or any Subsidiary thereof, other than pursuant to or in connection with the implementation of or transition to International Financial Reporting Standards, including any determination by Holdings referred to in Section 2.10(b); and

(e) of any announcement by Moody’s or S&P of any change in a Debt Rating.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of Holdings setting forth details of the occurrence referred to therein and stating what action Holdings has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable all obligations and liabilities to the extent the failure to do so could reasonably be expected to result in a Material Adverse Effect, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (i) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Loan Party or (ii) the non-payment thereof could not reasonably be expected to result in a Material Adverse Effect; (b) all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any grace periods or subordination provisions contained in any instrument or agreement evidencing such Indebtedness, if the non-payment thereof could reasonably be expected to result in a Material Adverse Effect.

6.05 Preservation of Existence, Etc.. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; provided, that, in any event, (i) each of the Company and HIL maintain its legal existing and good standing under the Laws of the jurisdiction in which such Borrower is organized as of the Restatement Effective Date and (ii) Holdings maintains its legal existing and good standing under the Laws of the jurisdiction in which Holdings is organized as of the Restatement Effective Date or any other jurisdiction so long as (x) the change to such jurisdiction would not have an adverse effect on the interests of the Lenders (it being understood and agreed that any loss, reduction or other adverse effect on the nature and scope of the Guaranties (including, without limitation, any adverse effect on the extent to which the Obligations are guarantied thereby) and the Collateral shall be deemed to have an adverse effect on the interests of the Lenders), (y) such jurisdiction shall be any of the Republic of Ireland, the United Kingdom, any state within the United States or the District of Columbia, or any other jurisdiction approved by the Administrative Agent (such approval not to be unreasonably withheld), and (z) the Administrative Agent shall have received in respect of such change in jurisdiction all documentation (including any documentation requested by

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Administrative Agent or any Lender as may be required under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act), deliveries and evidence of completion of any actions contemplated by Sections 6.13 and 6.14 on or before the date of any such change in jurisdiction; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, copyrights, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance.

(a) Maintain with financially sound and reputable insurance companies not Affiliates of the Borrowers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business in the applicable geographic location, of such types and in such amounts (after giving effect to any self-insurance) as are customarily carried under similar circumstances by such other Persons and all such insurance shall (i) provide for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance and (ii) name the Administrative Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable.

(b) If any portion of any Mortgaged Property upon which improvement(s) are located is at any time located in a Special Flood Hazard Area, then the Borrowers shall, or shall cause each Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with the NFIP as set forth in the Flood Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws (including, without limitation, all applicable Environmental Laws and Environmental Permits) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP (or the foreign equivalent thereof)

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consistently applied shall be made of all financial transactions and matters involving the assets and business of such Borrowers or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Borrower or such Subsidiary, as the case may be.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and upon reasonable advance notice (no more frequently than twice during any fiscal year of Holdings and at the sole cost and expense of the Lenders unless a Default or Event of Default shall have occurred and be continuing); provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

6.11 Use of Proceeds. Use the proceeds of (a) the Term A Loans made on the First Amendment Effective Date to repay Revolving Credit Loans outstanding on such date and to pay accrued interest and fees, costs and expenses incurred in connection with this Agreement and the First Amendment (provided, that, to the extent the proceeds of the Term A Loans exceed the aggregate outstanding amount of the Revolving Credit Loans and such fees, costs and expenses, such proceeds shall be used for general corporate or other purposes) and (b) all other Credit Extension for general corporate or other purposes, in each case not in contravention of any Law or of any Loan Document.

6.12 Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents, except to the extent where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.13 Additional Guarantors; Additional Collateral.

(a) Except with respect to any Excluded Assets, at the Borrowers’ expense:

(i) in the case of any Loan Party that is a Domestic Subsidiary,

(A) within 30 days (or such later date as may be agreed by the Administrative Agent in its sole discretion) of the delivery of any Compliance Certificate to the Administrative Agent pursuant to Section 6.02(a), with respect to any property or assets acquired during the immediately preceding fiscal quarter that are not subject to a perfected first priority Lien (subject to Permitted Liens) in favor of the Administrative Agent for the benefit of the Secured Parties (as well as any

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real property not subject to a Mortgage as of the Restatement Effective Date which becomes Material Real Property after the Restatement Effective Date), furnish to the Administrative Agent a description of such property or assets so held or acquired in detail satisfactory to the Administrative Agent,

(B) within 30 days (or such later date as may be agreed by the Administrative Agent in its sole discretion) after the acquisition of any property that constitutes Material Real Property acquired after the Restatement Effective Date by any Loan Party, furnish to the Administrative Agent a description of such Material Real Property so held or acquired in detail satisfactory to the Administrative Agent,

(C) within 30 days (or such later date as may be agreed by the Administrative Agent in its sole discretion) of the delivery of any Compliance Certificate to the Administrative Agent pursuant to Section 6.02(a), after such acquisition, cause the applicable Loan Party to duly execute and deliver to the Administrative Agent any supplements to the Security Agreement, supplements to any U.S. IP Security Agreement and other security and pledge agreements as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties,

(D) within 30 days (or such later date as may be agreed by the Administrative Agent in its sole discretion) of the delivery of any Compliance Certificate to the Administrative Agent pursuant to Section 6.02(a), cause the applicable Loan Party to take whatever action (including the filing of Uniform Commercial Code financing statements) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property or assets, enforceable against all third parties, but in any case, subject to any Permitted Liens and in accordance with the Collateral Documents,

(E) within 60 days (or such later date as may be agreed by the Administrative Agent in its sole discretion) of the delivery of any Compliance Certificate to the Administrative Agent pursuant to Section 6.02(a), deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (C) and (D) above and as to such other matters as the Administrative Agent may reasonably request, and

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(F) in the case of any such Material Real Property, within 60 days (or such later date as may be agreed by the Administrative Agent in its sole discretion) after (i) the date of the acquisition of Material Real Property or (ii) the date of the delivery of any Compliance Certificate to the Administrative Agent pursuant to Section 6.02(a) if such real property became during the immediately preceding fiscal quarter (or was determined to be) a Material Real Property, deliver to the Administrative Agent a Mortgage with respect to such Material Real Property, duly executed by such Loan Party, together with, for each such Mortgage:

(1) evidence that counterparts of such Mortgage have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid first and subsisting Lien (subject only to Permitted Encumbrances) on the property described therein in favor of the Administrative Agent for the benefit of the Secured Parties and that all filing, documentary, stamp, intangible and recording taxes and other fees in connection therewith have been paid,

(2) (i) a fully paid American Land Title Association Lender’s Extended Coverage title insurance policy or unconditional commitment therefor, with endorsements or affirmative insurance requested by Administrative Agent (which may include, without limitation, endorsements on matters relating to usury, first loss, last dollar (to the extent not otherwise provided), zoning, doing business, variable rate, address, separate tax lot, subdivision, tie in or cluster, contiguity, access and so-called comprehensive coverage over covenants and restrictions, to the extent such endorsements are available in the applicable jurisdiction(s) at commercially reasonable rates) and in amounts reasonably acceptable to the Administrative Agent, issued by title insurers acceptable to the Administrative Agent (collectively, the “Title Company”), insuring such Mortgage to be a valid first and subsisting Lien (subject only to Permitted Encumbrances) on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only the Permitted Encumbrances described in clauses (a), (c) and (d) and (f) of Section 7.01, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as the Administrative Agent may deem reasonably necessary or desirable (each such policy or unconditional commitment, a “Mortgage Policy”); and the applicable Loan Party shall deliver to the Title Company such affidavits and indemnities as shall be reasonably required to induce the Title Company to issue the Title Policy contemplated in this

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clause (B) and (ii) evidence reasonably satisfactory to the Administrative Agent that all expenses and premiums of the Title Company and all other sums required in connection with the issuance of the Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording such Mortgage in the appropriate real estate records have been paid to the Title Company or to the appropriate Governmental Authorities,

(3) to the extent within the possession of Holdings or any of its Subsidiaries, the most current American Land Title Association survey for the Mortgaged Property,

(4) evidence of the insurance required by Section 6.07,

(5) (i) a completed “Life of Loan” standard flood hazard determination form (a “Flood Determination Form”); (ii) if the improvement(s) located on a Mortgaged Property is located in a Special Flood Hazard Area, a notification to the Company (“Borrower Notice”) and (if applicable) notification to the Company that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community in which the property is located does not participate in the NFIP; and (iii) if the Borrower Notice is required to be given and flood insurance is available in the community in which the improved Mortgaged Property is located, a copy of one of the following: the flood insurance policy, the Company’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance required by Section 6.07 (any of the foregoing being “Evidence of Flood Insurance”);

(6) an opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) in each state in which a Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgage to be recorded in such state and such other matters as the Administrative Agent may reasonably request, in each case, addressed to the Administrative Agent and the other Secured Parties and in form and substance reasonably satisfactory to the Administrative Agent; and

(7) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to create valid first and subsisting Liens (subject only to Permitted Encumbrances) on the property described in the Mortgage has been taken;

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(ii) in the case of any Loan Party that is a Foreign Subsidiary,

(A) within 60 days (or such later date as may be agreed by the Administrative Agent in its sole discretion) after the date any Compliance Certificate is delivered to the Administrative Agent pursuant Section 6.02(a), with respect to any Equity Interests in any Subsidiaries organized or incorporated in any jurisdiction in the immediately preceding fiscal quarter in which any Loan Party is organized or any IP Rights (other than IP Rights that are (i) of de minimis value or (ii) which are licensed from any IP Holding Company) that are not subject to a perfected first priority Lien (subject to Permitted Liens) in favor of the Administrative Agent for the benefit of the Secured Parties, furnish to the Administrative Agent a description of such Equity Interests or IP Rights so acquired in detail satisfactory to the Administrative Agent,

(B) within 60 days (or such later date as may be agreed by the Administrative Agent in its sole discretion) after the date any Compliance Certificate is delivered to the Administrative Agent pursuant Section 6.02(a), cause the applicable Loan Party to duly execute and deliver to the Administrative Agent any pledge and/or security agreements in respect of such Equity Interests, any security and pledge agreements governed by the laws of any jurisdiction in which any Loan Party is organized (as applicable) with respect to such IP Rights, and any other Collateral Documents with respect to such assets, in each case, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of, or completion of such other actions which are required to be taken by the applicable Collateral Documents to perfect the Liens in, all such pledged Equity Interests, and other instruments of the type specified in Section 4(a)(vi) of the Third Amendment (or the equivalent thereof in such jurisdiction)), securing payment of all the Obligations of such Loan Party under the Loan Documents and constituting Liens on all such Equity Interests and IP Rights,

(C) within 60 days (or such later date as may be agreed by the Administrative Agent in its sole discretion) after the date any Compliance Certificate is delivered to the Administrative Agent pursuant Section 6.02(a), cause the applicable Loan Party to take whatever action may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) for the benefit of the Secured Parties valid and subsisting Liens on such assets, enforceable against all third parties, and

(D) within 60 days (or such later date as may be agreed by the Administrative Agent in its sole discretion) after the date any Compliance Certificate is delivered to the Administrative Agent pursuant Section 6.02(a), deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable

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opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (A), (C) and (D) above, and as to such other matters as the Administrative Agent may reasonably request.

The Borrowers shall otherwise take or cause to be taken such actions and execute and/or deliver or cause to be executed and/or delivered to the Administrative Agent such documents as the Administrative Agent shall require to confirm the validity of the Lien granted in favor of the Administrative Agent for the benefit of the Secured Parties against such after-acquired properties or assets, and such assets held on the Restatement Effective Date not made subject to a Lien created by any of the Collateral Documents.

(b) With respect to (A) any Subsidiary (other than any Excluded Subsidiary) which is required to become a Loan Party to comply with the provisions of Section 6.15 after the date any Compliance Certificate is delivered to the Administrative Agent pursuant Section 6.02(a), or (B) any Subsidiary that becomes an IP Holding Company after the Restatement Effective Date, in each case, at the Borrowers’ expense:

(i) if such Subsidiary is a Domestic Subsidiary,

(A) within 30 days after such date (or such later date as may be agreed by the Administrative Agent in its sole discretion), cause such Domestic Subsidiary to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, guaranteeing the Obligations of the Loan Parties,

(B) within 30 days after such date (or such later date as may be agreed by the Administrative Agent in its sole discretion), furnish to the Administrative Agent a description of the properties and assets of such Domestic Subsidiary, in detail reasonably satisfactory to the Administrative Agent,

(C) within 30 days after such date (or such later date as may be agreed by the Administrative Agent in its sole discretion), cause to be duly executed and delivered to the Administrative Agent any pledge agreements, supplements to the Security Agreement, supplements to any U.S. IP Security Agreement, other Collateral Documents, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of all Pledged Interests in and of such Subsidiary, and other instruments of the type specified in Section 4(a)(iv) of the Third Amendment), securing the Obligations of such Domestic Subsidiary under the Loan Documents and constituting Liens on all such properties and assets,

(D) within 30 days after such date (or such later date as may be agreed by the Administrative Agent in its sole discretion), cause to be

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taken whatever action (including the filing of Uniform Commercial Code financing statements) may be necessary or advisable in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) for the benefit of the Secured Parties valid and subsisting Liens on the properties purported to be subject to such pledge agreements, supplements to the Security Agreement, supplements to any U.S. IP Security Agreement and other Collateral Documents delivered pursuant to this Section 6.13, enforceable against all third parties in accordance with their terms,

(E) within 60 days after such date (or such later date as may be agreed by the Administrative Agent in its sole discretion), deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (A), (C) and (D) above, and as to such other matters as the Administrative Agent may reasonably request,

(F) within 60 days after such date (or such later date as may be agreed by the Administrative Agent in its sole discretion), with respect to each parcel of Material Real Property owned or held by such Domestic Subsidiary, deliver such documents, deliverables or instruments and take such actions similar to those described in Section 6.13(a)(i)(F), each in scope, form and substance satisfactory to the Administrative Agent; and

(ii) if such Subsidiary is a Foreign Subsidiary,

(A) within 60 days after such date (or such later date as may be agreed by the Administrative Agent in its sole discretion), cause such Foreign Subsidiary to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Administrative Agent, guaranteeing the Obligations of the Loan Parties,

(B) within 60 days after such date (or such later date as may be agreed by the Administrative Agent in its sole discretion), furnish to the Administrative Agent a description of the Equity Interests in and of such Foreign Subsidiary, the Equity Interests of its Subsidiaries, and all IP Rights of such Foreign Subsidiary, in detail satisfactory to the Administrative Agent,

(C) within 60 days after such date (or such later date as may be agreed by the Administrative Agent in its sole discretion), cause to be duly executed and delivered to the Administrative Agent any pledge and/or security agreements in respect of the Equity Interests in and of such

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Foreign Subsidiary and each of its direct, first-tier Subsidiaries organized or incorporated in any jurisdiction in which any Loan Party is organized, any security and pledge agreements governed by the laws of any jurisdiction in which any Loan Party is organized (as applicable) with respect to such IP Rights of such Foreign Subsidiary (excluding any IP Rights that are (i) of de minimis value or (ii) which are licensed from any IP Holding Company), and any other Collateral Documents with respect to such assets, in each case, as specified by and in form and substance reasonably satisfactory to the Administrative Agent (including delivery of, or completion of such other actions which are required to be taken by the applicable Collateral Documents to perfect the Liens in, all pledged Equity Interests in and of such Subsidiary and each of its Subsidiaries organized or incorporated in any jurisdiction in which any Loan Party is organized or incorporated, and other instruments of the type specified in Section 4(a)(vi) of the Third Amendment (or the equivalent thereof in such jurisdiction)), securing the Obligations of such Foreign Subsidiary under the Loan Documents and constituting Liens on all such properties and assets,

(D) within 60 days after such date (or such later date as may be agreed by the Administrative Agent in its sole discretion), cause to be taken whatever action may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) for the benefit of the Secured Parties valid and subsisting Liens on such assets, enforceable against all third parties, and

(E) within 60 days after such date (or such later date as may be agreed by the Administrative Agent in its sole discretion), deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Administrative Agent as to the matters contained in clauses (A), (C) and (D) above, and as to such other matters as the Administrative Agent may reasonably request.

(c) Notwithstanding anything to the contrary contained in any of the Loan Documents: (i) any guaranty of the Obligations provided by any Subsidiary of Holdings that is an Excluded U.S. Guarantor shall not extend to the obligations of any Loan Party that is a “U.S. Person” as defined in the Code, either (x) directly or (y) indirectly by virtue of guaranteeing the Obligations of any Loan Party that is not a U.S. Person which has itself guaranteed the Obligations of a U.S. Loan Party (but, for the avoidance of doubt, any Excluded U.S. Guarantor that has guaranteed the Obligations of any Loan Party that is not a U.S. Person shall be liable for all Obligations of such Loan Party pursuant to any such guarantee other than such Loan Party’s obligations under any guarantee of the Obligations of a U.S. Person); (ii) the Collateral shall not include any Excluded Assets; (iii) leasehold mortgages and landlord lien waivers, estoppels, warehouseman waivers or other collateral access letters will not be required; (iv) control

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agreements will not be required in respect of deposit accounts, securities accounts and commodities accounts; (v) no Loan Party shall be required to execute or deliver any Collateral Documents governed by any law other than the laws of the state of New York or any jurisdiction of organization or incorporation of any Loan Party; and (vi) perfection shall not be required with respect to: (A) vehicles and any other assets subject to certificates of title to the extent a Lien therein cannot be perfected by filing a Uniform Commercial Code financing statement, (B) commercial tort claims, (C) letter of credit rights (other than supporting obligations) and (D) any property or assets of Holdings or any of its Subsidiaries to the extent the cost, burden, difficulty or consequence (including any effect on the ability of the Loan Parties to conduct their operations and business in the ordinary course) of perfecting a security interest therein outweighs the benefit of the security afforded thereby to the Secured Parties as reasonably determined by the Company and the Administrative Agent (and the maximum guaranteed or secured amount may be limited to minimize stamp duty, notarization, registration or other applicable fees, taxes and/or duties where the benefit to the Secured Parties of increasing the guaranteed or secured amount is disproportionate to the level of such fees, taxes and/or duties).

(d) At any time upon request of the Administrative Agent, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, supplements to the Security Agreement, supplements to any U.S. IP Security Agreement, deeds of trust, trust deeds, deeds to secure debt, mortgages, and other Collateral Documents.

6.14 Further Assurances.

(a) Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

(b) At the request of the Required Lenders from time to time when either (i) an Event of Default shall have occurred and be continuing or (ii) the Required Lenders have a reasonable belief that the Loan Parties have failed to comply in all material respects with applicable Environmental Laws, provide to the Lenders within 60 days after such request, at the expense of the Borrowers, an environmental site assessment report for any Mortgaged Property, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, response or other corrective action to address any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrowers, and the Borrowers hereby grant and agree to cause any Subsidiary that owns or leases the Mortgaged Property described in such request to grant at the time of such request to the Administrative Agent, the Lenders, such firm

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and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants or necessary consent of landlords, to enter onto their respective properties to undertake such an assessment.

(c) At the Administrative Agent’s election from time to time, the Administrative Agent may obtain (at the sole cost and expense of the Borrowers unless requested more frequently than once in any Appraisal Period), an appraisal for each Mortgaged Property providing a fair assessment of the fair market value of such Mortgaged Property, prepared by an independent, third-party appraiser holding an MAI designation and who is state licensed or state certified if required by the laws of the state where such Mortgaged Property is located, reasonably acceptable to the Administrative Agent as to form, assumptions, substance, and appraisal date, and prepared in accordance with the requirements of FIRREA and all other applicable Laws.

6.15 Guarantor Coverage Test. Ensure that within 60 days (or such later date as may be agreed by the Administrative Agent in its sole discretion) of the delivery of any Compliance Certificate to the Administrative Agent pursuant to Section 6.02(a),

(a) the aggregate (without duplication) Loan Party Consolidated EBITDA for the most recently ended four fiscal quarter period attributable to the Loan Parties as a group is no less than 80.0% of the Consolidated EBITDA of Holdings and its Subsidiaries on a consolidated basis for such four fiscal quarter period; and

(b) the aggregate (without duplication) Loan Party Assets of the Loan Parties as a group as of the last day of the most recently ended fiscal quarter is no less than 80.0% of total assets of Holdings and its Subsidiaries on a consolidated basis as of the last day of such fiscal quarter;

provided that, for the purposes of determining compliance with this Section 6.15: (w) the Consolidated EBITDA and total assets of any Subsidiary of Holdings which is an Excluded Subsidiary shall be excluded in calculating the Consolidated EBITDA and the consolidated total assets of Holdings and its Subsidiaries; (x) the Consolidated EBITDA and total assets of any Subsidiary of Holdings which is not a Loan Party shall be excluded in calculating the Loan Party Consolidated EBITDA and the Loan Party Assets to the extent included therein; (y) Consolidated EBITDA, Loan Party Consolidated EBITDA, Loan Party Assets and the consolidated total assets of Holdings and its Subsidiaries shall be determined without giving effect to any write-off of any intercompany receivables due from, or equity value attributable to, Herbalife Venezuela; and (z) the Consolidated EBITDA and the consolidated total assets of Holdings and its Subsidiaries shall be calculated by giving pro forma effect to any such purchase or acquisition of the capital stock or other equity securities of another Person or the assets of another Person that constitute a business unit or all or substantially all of the business of such Person as though such purchase or acquisition had been consummated as of the first day of the applicable fiscal period.

6.16 Conditions Subsequent. The Credit Parties shall satisfy the requirements set forth on Schedule 6.16 on or before the date specified therein for such requirement (or such later date as may be agreed by the Administrative Agent in its sole discretion).

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ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent indemnity obligations) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrowers shall not, nor shall they permit any Subsidiary to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (the “Permitted Liens”):

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the First Amendment Effective Date, including Liens replacing such Liens (“Replacement Liens”); provided that, (i) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with the refinancing thereof and by an amount equal to any existing commitments unutilized thereunder; and (ii) such Liens do not encumber any property other than the property subject thereto on the Closing Date and (iii) any Lien securing Indebtedness in excess of (x) $5,000,000 individually, or (y) $20,000,000 in the aggregate (when taken together with all other Liens outstanding in reliance on this clause (b) that were not set forth on Schedule 7.01 to the Existing Credit Agreement as delivered on the First Amendment Effective Date) shall only be permitted in reliance on this clause (b) to the extent that such Lien was, or such Liens were, listed on Schedule 7.01 to the Existing Credit Agreement as delivered on the First Amendment Effective Date;

(c) Liens for Taxes, provided, that, in the case of Taxes of a Loan Party such Taxes are not yet due and payable or delinquent or constitute Liens for Taxes (including in respect of deposits made in respect of such Taxes) that are being contested in good faith by appropriate proceedings for which reserves have been established to the extent required by GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(d) Liens in respect of property of a Loan Party or any Subsidiary thereof imposed by law that were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business; provided that such Liens secure amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable or delinquent, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

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(e) Liens (other than any Lien imposed by ERISA or Section 401(a)(29) or 412(n) or the Tax Code) (i) imposed by law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; (ii) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (including obligations imposed by the applicable laws of foreign jurisdictions and exclusive of obligations for the payment of borrowed money); or (iii) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that, with respect to clauses (i), (ii) and (iii) above such Liens are set amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(f) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies on or with respect to any real property, in each case whether now or hereafter in existence, not (i) securing Indebtedness and (ii) individually or in the aggregate materially interfering with the conduct of the business of Holdings or its Subsidiaries at such real property;

(g) Liens arising out of judgments or awards not resulting in an Event of Default (including notices of lis pendens and associated rights) and in respect of which judgments or awards the applicable Loan Party or other Subsidiary shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall be secured a subsisting stay of execution pending such appeal or proceedings;

(h) Liens securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition;

(i) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Borrower or any Subsidiary thereof in the ordinary course of business in accordance with the past practices of such Borrower or Subsidiary;

(j) bankers’ Liens, rights of set-off and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by a Borrower or any Subsidiary thereof, in each case granted (or otherwise arising) in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements (including any Cash Management Agreement), including those involving pooled accounts and netting arrangements; provided that, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

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(k) Liens on assets of a Person (and its Subsidiaries) existing at the time such Person or asset is acquired or merged with or into or consolidated with a Borrower or any of its Subsidiaries (and not created in anticipation or contemplation thereof), together with any Replacement Liens thereof; provided that, such Liens do not extend to assets not subject to such Liens at the time of acquisition (other than improvements thereon) and, in respect of a Replacement Lien, such Liens do not encumber any property other than the property subject thereto on the date such Person or asset is acquired or merged with or into or consolidated with a Borrower or any of its Subsidiaries;

(l) licenses of intellectual property (i) granted by any Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of such Borrower or such Subsidiary and (ii) between or among any Borrower and/or any Subsidiaries thereof;

(m) cash deposits required to secure obligations in respect of letters of credit and bank Guarantees (i) listed on Schedule 7.03 to the Existing Credit Agreement as delivered on the First Amendment Effective Date, (ii) issued in respect of refinancings or renewals permitted under Section 7.03(b) or (iii) issued in the ordinary course of business in an aggregate amount not to exceed $150,000,000 at any time;

(n) restrictions on transfers of securities imposed by applicable securities laws;

(o) Liens in favor of the financial institutions providing cash pooling services to the Borrowers and/or their Subsidiaries; provided, that such Liens are granted solely in the bank accounts that are the subject of such pooling arrangements and the obligations secured thereby are limited to the obligations arising under the pooling arrangements, including, without limitation, for the fees and costs of the financial institutions providing such services;

(p) Liens securing Indebtedness permitted under Section 7.03(h) in an aggregate amount not to exceed $150,000,000 at any time;

(q) Liens on Collateral (for so long as such Collateral is subject to the Lien of the Collateral Documents) securing Indebtedness incurred pursuant to Section 7.03(j) in an aggregate amount not to exceed $150,000,000, so long as (i) such Indebtedness shall be secured on an equal and ratable basis with the Liens securing the Obligations pursuant to one or more intercreditor agreements reasonably satisfactory to the Administrative Agent, (ii) such Indebtedness has a stated maturity date not earlier than the Maturity Date and (iii) the documentation governing such Indebtedness contains maintenance financial covenants no more restrictive than those contained in this Agreement, unless the Required Lenders and the Borrowers have entered into an amendment to this Agreement giving effect to any such more restrictive financial maintenance covenants;

(r) other Liens on Collateral (for so long as such Collateral is subject to the Lien of the Collateral Documents) securing Indebtedness incurred pursuant to Section 7.03(j) so long as (i) such Liens are expressly junior to the Liens securing the Obligations pursuant one or more intercreditor agreements reasonably satisfactory to the Administrative Agent and (ii) the

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Indebtedness secured thereby (x) is subordinated in right of payment to the prior payment in full of the Obligations pursuant to the intercreditor agreement or agreements referred to in clause (i) above, (y) has a stated maturity date after (and no scheduled amortization prior to) the date six months after the Maturity Date and (z) is governed by documentation containing terms and provisions no more restrictive than those contained in this Agreement and otherwise reasonably acceptable to the Administrative Agent, unless the Required Lenders and the Borrowers have entered into an amendment to this Agreement giving effect to any such more restrictive provisions;

(s) Liens on Indebtedness incurred pursuant to Section 7.03(g);

(t) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(u) Any interest or title of a lessor, sublessor, licensor or sublicensor by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under leases or licenses entered into by Holdings or any Subsidiary as tenant, subtenant, licensee or sublicense in the ordinary course of business, including, without limitation, any assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens and rights reserved in any lease for rent or for compliance with the terms of such lease;

(v) Liens securing reimbursement obligations in respect of documentary letters of credit or bankers acceptances, provided, that such Liens attach only to the documents and goods covered thereby and the proceeds thereof;

(w) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(x) Liens on (i) any cash earnest money deposits made by Holdings or any Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder and (ii) cash relating to escrows established for an adjustment in purchase price or liabilities or indemnities for Dispositions, to the extent the relevant Disposition is permitted hereby;

(y) Liens arising in connection with the filing of Uniform Commercial Code (or equivalent) financing statements solely as a precautionary measure in connection with operating leases or the consignment of goods;

(z) Liens in favor of a trustee in an indenture relating to any Indebtedness to the extent such Liens secure only customary compensation and reimbursement obligations of such trustee;

(aa) Liens securing cash collateral in an aggregate amount not to exceed $10,000,000 at any time granted to a financial counterparty to a Swap Contract that is not a Hedge Bank in connection with the incurrence of Indebtedness incurred pursuant to Section 7.03(e); and

(bb) Liens securing Indebtedness and other obligations in an amount not to exceed $25,000,000 at any one time outstanding.

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7.02 Investments. Make any Investments, except:

(a) Investments held by a Borrower or any Subsidiary thereof in the form of cash equivalents or short-term marketable debt securities;

(b) Investments arising in connection with the purchase and sale of marketable securities to facilitate the repatriation of earnings by Foreign Subsidiaries and Investments arising in connection with the payment of intercompany and other obligations incurred in the ordinary course of business by Foreign Obligors;

(c) advances to officers, directors and employees of the Borrowers and their Subsidiaries, for travel, entertainment, relocation and analogous ordinary business purposes, in each case consistent with past practices;

(d) Investments made by any Borrower in any other Borrower or in any Wholly-Owned Subsidiaries and Investments made by any Wholly-Owned Subsidiary in any Borrower or in another Wholly-Owned Subsidiary;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business; Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; Investments received in satisfaction of judgments, foreclosure of Liens or settlement of Indebtedness or other obligations;

(f) Guarantees permitted by Section 7.03;

(g) Investments arising in connection with Swap Contracts permitted hereunder;

(h) Investments in respect of prepaid expenses, negotiable instruments held for collection or lease, utility, workers’ compensation, performance and similar deposits provided to third parties in the ordinary course of business;

(i) Investments constituting non-cash consideration received in connection with Dispositions permitted by Section 7.05;

(j) other Investments so long as (i) both before and immediately after giving pro forma effect to such Investment (x) no Default shall then exist and (y) the Loan Parties shall be in compliance with Section 7.11 as of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 hereof and (ii) in the case of any purchase or other acquisition of capital stock or other equity securities of another Person or any purchase or other acquisition (in one transaction or a series of related transactions) of the assets of another Person that constitute a business unit or all or substantially all of the business of such Person, (x) the lines of business of the Person to be (or the property of which is to be) so

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purchased or otherwise acquired shall be substantially the same (or reasonably related to) lines of business as one or more of the principal businesses of the Borrowers and their Subsidiaries in the ordinary course and (y) any such newly-created or acquired Wholly-Owned Subsidiary shall comply with the applicable requirements of Section 6.13.

7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) Indebtedness outstanding on the First Amendment Effective Date and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and (ii) the terms relating to amortization, maturity date, collateral (if any) and subordination (if any) of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and (iii) any Indebtedness that is in excess of (x) $5,000,000 individually, or (y) $20,000,000 in the aggregate (when taken together with all other Indebtedness outstanding in reliance on this clause (b) that was not set forth on Schedule 7.03 to the Existing Credit Agreement as delivered on the First Amendment Effective Date)) shall only be permitted in reliance on this clause (b) to the extent that such Indebtedness was listed on Schedule 7.03 to the Existing Credit Agreement on the First Amendment Effective Date;

(c) Indebtedness of any Borrower to any other Borrower or any Wholly-Owned Subsidiary and Indebtedness of any Wholly-Owned Subsidiary to any Borrower or other Wholly-Owned Subsidiary, in each case, solely to the extent permitted by and incurred in accordance with Section 7.02;

(d) Guarantees of any Borrower or any Subsidiary thereof in respect of Indebtedness otherwise permitted hereunder of a Borrower or any Wholly-Owned Subsidiary;

(e) obligations (contingent or otherwise) of any Borrower or any Subsidiary thereof existing or arising under any Swap Contract (together with any Guarantees thereof), provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(f) Indebtedness in respect of Capital Lease Obligations, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(h); provided, however, that the aggregate amount of all such Indebtedness

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at any one time outstanding shall not exceed $150,000,000, plus such additional amounts as are hereafter required in accordance with changes imposed by GAAP to be reflected as a Capital Lease Obligation;

(g) Indebtedness of Foreign Subsidiaries other than a Loan Party and incurred for working capital purposes not to exceed $50,000,000 in the aggregate at any time outstanding;

(h) Indebtedness of the Borrowers or any Subsidiaries thereof incurred in respect of bank guarantees, letters of credit or similar instruments to support local regulatory, solvency, consumer requirements and tax disputes not to exceed $150,000,000 in the aggregate at any time outstanding;

(i) Cash Management Obligations and other Indebtedness in respect of netting services, cash pooling arrangements, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements in the ordinary course of business, and any Guarantees thereof;

(j) other Indebtedness so long as both before and immediately after giving pro forma effect to the incurrence of such Indebtedness (i) no Default shall then exist and (ii) the Loan Parties shall be in compliance with Section 7.11 as of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 hereof; and

(k) Indebtedness under the 2014 Convertible Notes as of the Restatement Effective Date and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and (ii) the terms relating to amortization, maturity date, collateral (if any) and subordination (if any) of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended.

7.04 Fundamental Changes. Subject to Section 6.05(a)(ii), merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Subsidiary may merge with (i) a Borrower, provided that such Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that except as set forth in clause (c) below, when any Guarantor is merging with another Subsidiary, the continuing or surviving Person shall be a Guarantor or shall become a Guarantor within the timeframe set forth in Section 6.13;

(b) any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to a Borrower or to another Subsidiary; provided that except as set forth in clause (c) below, if the transferor in such a transaction is a Guarantor, then the transferee must either be a Borrower or a Guarantor; and

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(c) subject to Section 6.13, if any Borrower determines in good faith that such liquidation or dissolution or change in legal form is in the best interests of such Borrower and/or its Subsidiaries and is not materially disadvantageous to the Lenders, (i) any Guarantor (other than any Borrower) may merge, dissolve, liquidate, consolidate with or into, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of, any other Guarantor or a Borrower (so long as such Borrower is the surviving entity of any such transaction), and (ii) any Subsidiary that is not a Loan Party may merge, dissolve, liquidate, consolidate with or into any other Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of, any other Person, in each case, so long as both before and immediately after giving pro forma effect to such transaction or series of transactions (A) no Default shall then exist and (B) the Loan Parties shall be in compliance with Section 7.11 as of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 hereof.

7.05 Dispositions. Make any Disposition, except:

(a) Dispositions of obsolete or worn out or surplus property, or otherwise no longer used or useful, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by a Borrower or any Subsidiary to another Borrower or to a Wholly-Owned Subsidiary;

(e) Dispositions permitted by Section 7.04, or otherwise effected pursuant to an Investment pursuant to Section 7.02, and the granting of Liens permitted under Section 7.01;

(f) Dispositions of Subsidiaries, or their property, that are not Loan Parties so long as both before and immediately after giving pro forma effect to any such Disposition (i) no Default shall then exist, and (ii) the Loan Parties shall be in compliance with Section 7.11 as of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01 hereof;

(g) Dispositions by the Borrowers and their Subsidiaries not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, and (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) in any fiscal year shall not exceed $75,000,000; and

(h) the settlement or early termination of any Permitted Convertible Indebtedness Call Transaction; provided that the sole consideration paid by Holdings in connection with such settlement or early termination is common stock of Holdings and cash in lieu of fractional shares (other than, in the case of an early termination of such Permitted Convertible Indebtedness Call Transaction, pursuant to customary exceptions to the right of an issuer to settle the relevant close-out amount, cancellation amount or other similar payment obligation in shares).

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7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) each Subsidiary may make Restricted Payments to (i) the Loan Parties and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made or (ii) the Loan Parties in an amount equal to the Tax liabilities of such Loan Parties then due and owing attributable to such Subsidiary;

(b) each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c) Holdings and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of other common Equity Interests;

(d) Holdings may (i) declare or pay cash dividends to its shareholders and (ii) purchase, redeem or otherwise acquire for cash Equity Interests issued by it, so long as both (a) from and after the Restatement Effective Date the aggregate amount of such Restricted Payments (excluding shares retained in a cashless exchange in connection with the vesting or exercise of share based compensation arrangements pursuant to Holdings’ share-based compensation plans) shall not exceed $233,000,000 in the aggregate and (b) before and immediately after giving pro forma effect to such transaction or series of related transactions (i) no Default shall then exist, (ii) the Consolidated Total Leverage Ratio as at the end of the fiscal quarter of Holdings most recently ended for which financial statements have been delivered pursuant to Section 6.01 shall not exceed a ratio determined by subtracting 0.25 from the first number in the maximum ratio permitted for such fiscal quarter by Section 7.11(b) as set forth in the column titled maximum Consolidated Total Leverage Ratio and (iii) the Loan Parties shall be in compliance with Sections 7.11(a) and 7.11(c) as of the end of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 6.01; provided, that simultaneously with the making any such Restricted Payment pursuant to this clause (d) (and without duplication of any other voluntary prepayment of Committed Loans or reduction of the Revolving Credit Commitments elected by any Borrower at any time), (x) the Borrowers shall have permanently reduced the Aggregate Revolving Commitments pursuant to Section 2.06 in a principal amount equal to (A) the amount of such Restricted Payment, multiplied by (B) 2, and (y) to the extent any Revolving Credit Loans must be prepaid in order for such reduction of the Aggregate Revolving Commitments to be permitted by Section 2.06, the Borrowers shall have voluntarily prepaid the outstanding Revolving Credit Loans pursuant to Section 2.05(a) in an

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amount such that the Total Revolving Outstandings would not exceed the Aggregate Revolving Commitments after giving effect to the reduction of the Aggregate Revolving Commitments required by the foregoing clause (x);

(e) Holdings may purchase, redeem or otherwise acquire for cash Equity Interests issued by it in an aggregate amount not to exceed $1,150,000,000 with the cash proceeds of the 2014 Convertible Notes;

(f) (i) any payment of premium by Holdings to a counterparty under a Permitted Convertible Indebtedness Call Transaction, (ii) any payment in connection with a Permitted Convertible Indebtedness Call Transaction (x) by delivery of shares of Holdings’ common stock upon net share settlement thereof or (y) by set-off and/or payment of an early termination amount thereunder in common stock upon any early termination thereof and (iii) any payment of cash in lieu of fractional shares thereunder;

(g) Holdings may pay to the holders of the 2014 Convertible Notes interest payable pursuant to the terms thereof;

(h) Holdings may honor any conversion request of a holder of the 2014 Convertible Notes (including any payment of cash in connection with such conversion pursuant to the terms of such 2014 Convertible Notes in an amount not to exceed the principal amount of such 2014 Convertible Notes) and may make cash payments in lieu of fractional shares in connection with any such conversion, in each case on terms no less favorable in any material respect to the Loan Parties or the Lenders than the terms in effect on the Second Amendment Effective Date; and

(i) Holdings may refinance, renew, refund or extend the 2014 Convertible Notes as permitted by Section 7.03(k), and may pay interest, honor any conversion request (including any payment of cash in connection with such conversion pursuant to the terms of any such refinancing, renewal, refunding or extension of the 2014 Convertible Notes in an amount not to exceed the principal amount of such refinancing, renewal, refunding or extension of the 2014 Convertible Notes) and make cash payments in lieu of fractional shares upon conversion in respect of the notes issued pursuant to any such refinancing, renewal, refunding or extension.

7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrowers and their Subsidiaries on the date hereof or any business substantially related or incidental thereto or any reasonable extension thereof.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrowers, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Borrower or such Subsidiary as could reasonably be obtainable by such Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to (i) transactions between and among the Borrowers and their Subsidiaries, (ii) Restricted Payments permitted by Section 7.06, (iii) Dispositions permitted by Section 7.05, (iv) Investments permitted by Section 7.02 and (v) customary compensation and indemnification may be paid to officers, directors, employees and distributors.

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7.09 Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Borrower or any Subsidiary thereof to make Restricted Payments to any Borrower or any Guarantor or to otherwise transfer property to any Borrower or any Guarantor, (ii) of any Borrower or any Subsidiary thereof to Guarantee the Indebtedness of any Borrower or (iii) of any Borrower or any Subsidiary thereof that is party to the Security Agreement to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(f) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) except as contemplated by Section 7.01(q) and (r), requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; provided, that this Section 7.09 shall not prohibit (I) any such limitation or requirement pursuant to the terms of Indebtedness (x) of Foreign Subsidiaries which are not Loan Parties and (y) outstanding under a credit agreement, loan agreement, indenture or other documentation containing terms and provisions that are, in the good faith determination of Holdings, not materially adverse to the interests of the Lenders, in each case so long as such Indebtedness is permitted under Section 7.03 or (II) (a) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (b) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 7.05 pending the consummation of such sale, (c) agreements restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business, in each case relating solely to the assets subject to such lease or license or assets relating solely to the such joint venture agreement, (d) contracts entered into in the ordinary course of business restricting the assignment of such contracts, and (e) any such limitations or requirements that are binding on a Person at the time such Person first became a Subsidiary of Holdings, so long as all such limitations and requirements were not entered into in contemplation of such Person becoming a Subsidiary of Holdings, together with any replacement agreement thereof so long as the terms thereof are not materially less favorable to such Subsidiary.

7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately,

(a) (i) to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose or (ii) for any other purpose other than as specified in Section 6.11;

(b) knowingly in violation of the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to

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(i) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (ii) the Act). Furthermore, none of the Borrowers or their Subsidiaries (x) shall become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (y) knowingly engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or in any manner violative in any material respects of any such order; or

(c) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in violation of Anti-Corruption Laws.

7.11 Financial Covenants.

(a) Consolidated Coverage Ratio. Permit the Consolidated Coverage Ratio as of the end of any fiscal quarter of Holdings to be less than 4.00 to 1.00.

(b) Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio as of the end of any fiscal quarter of Holdings set forth below to be greater than the ratio set forth below opposite such period:

Four Fiscal Quarters Ending as of	Maximum Consolidated Total Leverage Ratio
Each fiscal quarter ended on or prior to December 31, 2013	2.50 to 1.00
March 31, 2014	3.50 to 1.00
June 30, 2014	3.50 to 1.00
September 30, 2014	3.50 to 1.00
December 31, 2014	3.50 to 1.00
March 31, 2015 and each fiscal quarter ended thereafter	3.25 to 1.00

(c) Consolidated Cash. Permit the amount of cash and cash equivalents of Holdings and its consolidated Subsidiaries to be less than $200,000,000 in the aggregate at any time.

7.12 Capital Expenditures. Make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations) unless both before and immediately after giving pro forma effect to such expenditure (i) no Default shall then exist and (ii) the Loan Parties shall be in compliance with Section 7.11 as of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01.

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7.13 Accounting Changes. Make any material change in accounting policies or reporting practices, except as required or permitted by GAAP.

7.14 Sanctions. Permit any Loan or Letter of Credit or the proceeds of any Loan or Letter of Credit, directly or indirectly, (i) to be lent, contributed or otherwise made available to fund any activity or business in any Designated Jurisdiction; (ii) to fund any activity or business of any Sanctioned Person; or (iii) in any other manner that will result in any violation by any Person (including any Lender, Arranger, Administrative Agent, L/C Issuer or Swing Line Lender) of any Sanctions.

7.15 Prepayments, Etc. of Subordinated Indebtedness. Optionally prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness contractually subordinated in right of payment to the Obligations hereunder; provided, however, that, Holdings and its Subsidiaries may refinance or replace any such Indebtedness to the extent permitted by Section 7.03 hereof and the subordination terms governing such Indebtedness.

7.16 Amendment, Etc. of Organization Documents and Subordinated Indebtedness.

(a) Agree to or permit any material amendment, restatement, supplement or other modification to, or waiver of, any of its Organization Documents without obtaining the prior written consent of the Administrative Agent if such amendment, restatement, supplement or other modification or waiver would be materially adverse to the Lenders; provided that, for the avoidance of doubt, any reincorporation of Holdings permitted by Section 6.05 shall not by itself be regarded as materially adverse to the Lenders.

(b) Amend or otherwise change the terms of any Indebtedness subordinated in right of payment to the Indebtedness hereunder, if such amendment or change would be prohibited by the subordination terms governing such Indebtedness.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. Any Borrower or any other Loan Party fails to pay in the currency required hereunder (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.02(h), 6.03(a), 6.05 (but solely with respect to the continued existence of each Borrower), or 6.11 or Article VII; or

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(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) actual knowledge by any Loan Party or (ii) receipt by Holdings of written notice thereof from the Administrative Agent or Lenders constituting Required Lenders; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to have been delivered hereby or thereby shall be incorrect or misleading in any material respect when made, confirmed or deemed made (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof); or

(e) Cross-Default. (i) Any Borrower or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided, that this clause (e)(i)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness, if such sale or transfer is permitted hereunder, and, provided further, that, for the avoidance of doubt, this clause (e)(i)(B) shall not apply to any honoring permitted hereunder by Holdings of any conversion request of a holder of the 2014 Convertible Notes or any refinancing, renewal, refunding or extension thereof permitted by Section 7.03(k); or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Borrower or any Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Borrower or any Subsidiary thereof is an Affected Party (as so defined) and, in the case of either clause (e)(ii)(A) or (e)(ii)(B), (x) the Swap Termination Value owed by such Borrower or such Subsidiary as a result thereof is greater than the Threshold Amount and (y) such Swap Termination Value has not been paid or discharged within 15 days of the incurrence thereof; or

(f) Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law (including any of the events listed in Section 1.02(d) of this Agreement), or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, provisional liquidator, liquidator, rehabilitator or similar officer for it or for all or any material

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part of its property; or any receiver, trustee, custodian, conservator, provisional liquidator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days (or 90 calendar days in the case of any Loan Party that is a Foreign Subsidiary); or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days (or 90 calendar days in the case of any Loan Party that is a Foreign Subsidiary), or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any of its Subsidiaries one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders then outstanding) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and such judgment or order shall not have been vacated, discharged or stayed or bonded pending an appeal for a period of 30 consecutive days; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or pursuant to satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in writing the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control (other than any merger, dissolution, liquidation, consolidation with or into another Person by Holdings solely to effect a change in its jurisdiction of organization to the extent permitted by Section 6.05(a)(ii)); or

(l) Collateral Documents. Any Collateral Document after delivery thereof pursuant to Section 4.01, 6.13, 6.14 or 6.15 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected Lien (subject to Liens permitted by Section 7.01) on any Collateral purported to be covered thereby having a fair market value in excess of $5,000,000; or

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(m) Subordination and Intercreditor Provisions. (i) The subordination or intercreditor provisions applicable to any Indebtedness of Holdings or any of its Subsidiaries in favor of or for the benefit of the Obligations hereunder (the “Intercreditor Provisions”) shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against any holder of the applicable Indebtedness in the principal amount in excess of the Threshold Amount for a period in excess of 30 calendar days; or (ii) any Loan Party shall, directly or indirectly, disavow or contest in writing (A) the effectiveness, validity or enforceability of any of the Intercreditor Provisions, (B) that the Intercreditor Provisions exist for the benefit of the Administrative Agent, the Lenders and the L/C Issuer or (C) that all payments of principal of or premium and interest on the applicable Indebtedness, or realized from the liquidation of property of the Persons the subject of the Intercreditor Provisions , shall be subject to any of the Intercreditor Provisions; or

(n) Any Loan Party or any Subsidiary thereof becomes party or subject to a consent decree, agreement, public closing letter imposing explicit restrictions on business operations, administrative or judicial order, final judgment, and/or permanent injunction (a “Resolution”), with or by the Federal Trade Commission or any Governmental Authority, where the entering into or effectiveness of such Resolution could reasonably be expected to result in a material adverse change in, or have a Material Adverse Effect upon, the business operations (as currently conducted), assets or financial condition of Holdings and its Subsidiaries taken as a whole, including without limitation as a result of impacts of such Resolution upon revenue or income, marketing claims or practices, distributor compensation practices, or terms or agreements with distributors or other purchasers of the Borrowers and their Subsidiaries’ products.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Borrowers Cash Collateralize their respective L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

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provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize their respective L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.13, 2.17 and 2.18, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings, to Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements and to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrowers or as otherwise required by Law.

Subject to Sections 2.03(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy

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drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits

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of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by a Borrower, a Lender or the L/C Issuer.

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The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other experts reasonably selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.06 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrowers. Upon receipt of any such notice of resignation,

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the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrowers and such Person remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.07 and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by a Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between such Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

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(d) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrowers of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender) and acceptance of such appointment by such successor L/C Issuer or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc.. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Documentation Agents or Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations (other than

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Obligations under Secured Hedge Agreements and Secured Cash Management Agreements) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, provisional liquidator, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

9.10 Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made) (such time as when all of the foregoing events have occurred, a “Discharge of Secured Obligations”), (ii) that is either sold or to be sold as part of or in connection with any sale, or otherwise transferred (pursuant to an Investment or otherwise), in either event pursuant to a transaction permitted hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(h) or 7.01(k); and

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(c) to release any Guarantor from its obligations under its Guaranty if (1) such Person ceases to be a Subsidiary as a result of transaction permitted hereunder or (2) in the case of a Foreign Subsidiary that is a Guarantor hereunder, the Administrative Agent (after consultation with the Borrowers) determines that it would not be commercially reasonable for such Guarantor to remain a Guarantor (taking into account the expense (including taxes), the ability of Borrowers or such Guarantor to obtain any necessary approvals or consents required to be obtained under applicable law (but have not been previously obtained) in connection therewith, and the effectiveness and enforceability thereof under applicable law) or (3) the Guaranties provided by such Guarantor becomes illegal under applicable law and such Guarantor delivers to the Administrative Agent a legal opinion from its counsel to such effect, and no reasonable alternative structure can be devised having substantially the same effect as the issuance of a Guarantee that would not be illegal under applicable law.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

9.11 Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements upon the occurrence of the events described in Section 9.10(a)(i).

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ARTICLE X.

MISCELLANEOUS

10.01 Amendments, Etc.. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e) change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) amend Section 1.06 or the definition of “Alternative Currency” without the written consent of each Lender;

(g) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(h) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or

(i) release any Borrower from any Guaranty or all or substantially all of the value of the Guaranties without the written consent of each Lender, except to the extent the release of any Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of

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the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended, and the stated maturity date of any Loan made by any Defaulting Lender may not be extended, without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrowers may replace such non-consenting Lender in accordance with Section 10.13.

10.02 Notices; Effectiveness; Electronic Communication. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to a Borrower or any other Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 (provided that any notice delivered to the Company shall be deemed to have been delivered to each Borrower and each other Loan Party); and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at

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the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, the L/C Issuer or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

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(d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States Federal or state securities Laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained

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exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. Notwithstanding anything in this Section to the contrary, no Excluded U.S. Guarantor shall be liable for the reimbursement obligations of any Loan Party that is a “U.S. Person” as defined in the Code, either (x) directly or (y) indirectly by virtue of guaranteeing the Obligations of any Borrower that is not a U.S. Person which has itself guaranteed the Obligations of a U.S. Loan Party (but, for the avoidance of doubt, any Excluded U.S. Guarantor that has guaranteed the Obligations of any Loan Party that is not a U.S. Person shall be liable for all Obligations of such Loan Party pursuant to any such guarantee other than such Loan Party’s obligations under any guarantee of the Obligations of a U.S. Person).

(b) Indemnification by the Borrowers. The Borrowers shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being

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called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Notwithstanding anything in this Section to the contrary, no Excluded U.S. Guarantor shall be liable for the indemnification obligations of any Loan Party that is a “U.S. Person” as defined in the Code, either (A) directly or (B) indirectly by virtue of indemnifying the Obligations of any Borrower that is not a U.S. Person which has itself guaranteed the Obligations of a U.S. Loan Party (but, for the avoidance of doubt, any Excluded U.S. Guarantor that has guaranteed the Obligations of any Loan Party that is not a U.S. Person shall be liable for all Obligations of such Loan Party pursuant to any such guarantee other than such Loan Party’s obligations under any guarantee of the Obligations of a U.S. Person). This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that

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the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Aggregate Commitments at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, no Borrower or any other Loan Party shall assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable

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share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section, the Indemnitees, and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it under either Facility); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it under either Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) under a Facility or, if the relevant Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent

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assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i) (B) of this Section and, in addition:

(A) the consent of Holdings (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that Holdings shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Revolving Credit Commitment if such assignment is to a Person that is not Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

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(v) No Assignment to Borrowers and Certain Persons. No such assignment shall be made (A) to any Borrower or any of the Borrowers’ respective Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), or (C) to a natural person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

In the case of any assignment, transfer or novation by a Lender to a new Lender, or any participation by such Lender in favor of a Participant, of all or any part of such Lender’s rights

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and obligations under this Agreement or any of the other Loan Documents, such Lender and the new Lender or Participant (as applicable) and each of the Luxembourg Loan Parties hereby agrees that, for the purposes of Article 1278 and/or Article 1281 of the Luxembourg Civil Code (to the extent applicable), any assignment, amendment, transfer and/or novation of any kind permitted under, and made in accordance with the provisions of, this Agreement or any agreement referred to herein to which any Luxembourg Loan Party is a party (including any Collateral Document), any security created or guarantee given under or in connection with this Agreement or any other Loan Document shall be preserved and shall continue in full force and effect for the benefit of such new Lender or Participant (as applicable).

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, Defaulting Lender or a Borrower or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it under either Facility); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the

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Lender who sells the participation); provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower solely for purposes of applicable United States federal income tax law and Treasury regulations promulgated thereunder, shall maintain a “book entry” register (as further described in the foregoing Treasury regulations) on which it records the name and address of the applicable Participant and the principal amounts (and stated interest) of such Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Borrowers, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer

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hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender and acceptance of such appointment by such successor L/C Issuer or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or in connection with any pledge or assignment permitted under Section 10.06, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any of the Borrowers and their obligations, this Agreement or payments hereunder, (g) with the consent of the Borrowers, (h) to the extent such Information (x) was or becomes publicly available other than as a result of a breach of this Section by such Lender, (y) was or becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers or (z) was independently developed by the Administrative Agent, such Lender or the L/C Issuer, or (i) on a confidential basis to (i) any rating agency in connection with rating Holdings or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder.

For purposes of this Section, “Information” means all information received from the Borrowers or any Subsidiary relating to the Borrowers or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative

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Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrowers or any Subsidiary. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary thereof, as the case may be and (b) it has developed compliance procedures regarding the use of material non-public information.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, the L/C Issuer or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize

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any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered thereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

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10.13 Replacement of Lenders. If the Borrowers are entitled to replace a Lender pursuant to the provisions of Section 3.06, if any Lender is a Defaulting Lender or a Non-Consenting Lender or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrowers shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

10.14 Governing Law; Jurisdiction; Etc.. (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

(b) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR

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OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION, LITIGATION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF

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LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s -length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Lender and each Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates, or any other Person and (B) neither the Administrative Agent nor any Lender nor any Arranger has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders, the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and neither the Administrative Agent nor any Lender nor any Arranger has any obligation to disclose any of such interests to any Borrower or its Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17 Electronic Execution of Assignments and Certain Other Documents. The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided further without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.

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10.18 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

10.20 Amendment and Restatement.

(a) It is the intention of each of the parties to the Third Amendment and this Agreement that the Existing Credit Agreement be amended and restated so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under the Existing Credit Agreement, that all Indebtedness and Obligations of the Borrowers and the other Loan Parties under the Loan Documents shall be secured by the Collateral Documents, and that this Agreement does not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement. The parties to the Third Amendment and this Agreement further acknowledge and agree that this Agreement constitutes an amendment of the Existing Credit Agreement made under and in accordance with the Existing Credit Agreement. For the avoidance of doubt, the Third Amendment and this Agreement do not amend, modify or supplement Schedules 5.06, 5.11, 7.01 and 7.03 to the Existing Credit Agreement in any respect.

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(b) Each Borrower and each other Loan Party hereby acknowledges and agrees that any Loan Document to which it is a party or otherwise bound shall continue in full force and effect (including, without limitation, the pledge and security interest in the Collateral granted by it pursuant to the Collateral Documents) and that all of its obligations thereunder shall be valid, binding, and enforceable in accordance with its terms, and shall not be impaired or limited by the execution or effectiveness of this Agreement. Each Borrower and each other Loan Party (in its capacity as debtor, grantor, pledger, guarantor, assignor, or in any other similar capacity in which such Borrower or such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be) hereby (i) acknowledges and agrees that the Third Amendment and this Agreement does not constitute a novation or termination of the secured obligations under any of the Collateral Documents or the other Loan Documents as in effect prior to the Restatement Effective Date and which remain outstanding as of the Restatement Effective Date, (ii) acknowledges and agrees that the secured obligations under the Collateral Documents and the other Loan Documents (as amended or modified in connection herewith) are in all respects continuing, (iii) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto), (iv) to the extent such Borrower or such Loan Party granted Liens on any of its Collateral pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens are in all respects continuing and in full force and effect and shall continue to secure all of the secured obligations under the Collateral Documents or the other Loan Documents, including, without limitation, all of the Obligations hereunder and (v) agrees that this Agreement shall in no manner impair or otherwise adversely affect any of such Liens.

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SCHEDULE G-1

INITIAL GUARANTORS

1.	Herbalife International of America, Inc., a Nevada corporation.

2.	Herbalife International Do Brasil Ltda., a corporation dually organized in Brazil and Delaware.

3.	Herbalife Korea Co., Ltd., a corporation dually organized in the Republic of Korea and Delaware.

4.	Herbalife Taiwan, Inc., a California corporation.

5.	Herbalife International of Europe, Inc., a California corporation,

6.	WH Intermediate Holdings Ltd., a Cayman Islands exempted company with limited liability.

7.	WH Luxembourg Holdings S.à.R.L., a Luxembourg private limited liability company (société à responsabilité limitée).

8.	HBL (BVI) Limited, a British Virgin Islands business company.

9.	HBL (Gibraltar) Limited, a Gibraltar limited company.

10.	Herbalife Venezuela Holdings, LLC, a Delaware limited liability company.

11.	Herbalife Manufacturing LLC, a Delaware limited liability company.

SCHEDULE 1.01

MANDATORY COST FORMULAE

1. The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b) the requirements of the European Central Bank.

2. On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of any Borrower or any Lender, deliver to such Borrower or such Lender, as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3. The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4. The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a) in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)

(b) in relation to any Loan in any currency other than Sterling:

E x 0.01	per cent per
300	annum

Where:

“A” is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

“B” is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.08(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

“C” is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D” is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

“E” is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5. For the purposes of this Schedule:

(a) “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b) “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c) “Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d) “Sterling” and “£” mean the lawful currency of the United Kingdom.

(e) “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6. In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7. If requested by the Administrative Agent or any Borrower, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent and Borrowers, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8. Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a) the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b) any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9. The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its Lending Office.

10. The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under- compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11. The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12. Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13. The Administrative Agent may from time to time, after consultation with the Borrowers and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

For avoidance of doubt, Sterling shall not be an Alternative Currency unless and until it shall have been approved as an Alternative Currency pursuant to Section 1.06 of the Agreement.

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Term A Commitment (as of the First Amendment Effective Date)	Term A Loans (as of the Restatement Effective Date)	Applicable Percentage	Revolving Credit Commitment (as of the Restatement Effective Date)	Applicable Percentage

Bank of America, N.A.	$102,000,000	$62,156,250	20.40%	$79,553,571	17.14285714%

Coöperative Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch	$75,000,000	$45,703,125	15.00%	$66,294,643	14.28571429%

HSBC Bank USA, National Association	$75,000,000	$45,703,125	15.00%	$49,720,982	10.71428571%

JPMorgan Chase Bank, N.A.	$30,000,000	$18,281,250	6.00%	$79,553,571	17.14285714%

Wells Fargo Bank, N.A.	$70,000,000	$42,656,250	14.00%	$53,035,714	11.42857143%

Fifth Third Bank	$50,000,000	$30,468,750	10.00%	$0	0.0%

KeyBank National Association	$0	$0	0.00%	$49,720,982	10.71428571%

Union Bank N.A.	$0	$0	0.00%	$29,832,589	6.42857143%

ING Bank N.V., Dublin Branch	$10,000,000	$6,093,750	2.00%	$19,888,393	4.28571429%

Comerica Bank	$0	$0	0.00%	$19,888,393	4.28571429%

Mizuho Corporate Bank, Ltd.	$30,000,000	$18,281,250	6.00%	$0	0.0%

Associated Bank National Association	$0	$0	0.00%	$16,573,661	3.57142857%

Standard Chartered Bank	$15,000,000	$9,140,625	3.00%	$0	0.0%

Mega International Commercial Bank Co., Ltd. New York Branch	$13,000,000	$7,921,875	2.60%	$0	0.0%

First Commercial Bank, Ltd., Los Angeles Branch	$10,000,000	$6,093,750	2.00%	$0	0.0%

Land Bank of Taiwan Los Angeles Branch	$10,000,000	$6,093,750	2.00%	$0	0.0%

Taiwan Business Bank Los Angeles Branch	$10,000,000	$6,093,750	2.00%	$0	0.0%

Total	$500,000,000	$304,687,500	100.0%	$464,062,500	100.0%

Schedule 5.03

Authorizations and Consents

Approval of the transactions contemplated by the Loan Documents by the Board of Directors (or analogous governing body) of each Loan Party, which have been obtained as of the Effective Date.

Schedule 5.13

Subsidiaries; Other Equity Investments

(a) Subsidiaries

Subsidiary	Percentage Owned
WH Intermediate Holdings Ltd.	100% - Herbalife Ltd.
HBL Ltd.	100% - WH Intermediate Holdings Ltd
WH Luxembourg Holdings S.à R.L.	100% - HBL Luxembourg Holdings S.à R.L.
HLF Luxembourg Holdings S.à R.L.	100% - WH Luxembourg Holdings S.à R.L.
WH Capital Corporation	100% - HLF Luxembourg Holdings S.à R.L.
WH Luxembourg Intermediate Holdings S.à R.L.	100% WH Capital Corporation
HV Holdings Ltd.	100% - WH Intermediate Holdings Ltd
Herbalife International, Inc. (see below)	100% - WH Luxembourg Intermediate Holdings S.à R.L.
Herbalife International Luxembourg S.à R.L. (see below)	100% - WH Luxembourg Holdings S.à R.L.
Herbalife Australasia Pty., Ltd.	100% - Herbalife International, Inc.
Herbalife China, LLC	100% - Herbalife International, Inc.
Herbalife del Ecuador, S.A.	99.99% - Herbalife International, Inc. .01% - Herbalife International of America, Inc.
Herbalife Denmark ApS	100% - Herbalife International, Inc.
Herbalife Dominicana, S.A.

61% - Herbalife International of America, Inc.

34% - Herbalife International, Inc.

1% - Herbalife International Distribution, Inc.

1% - Herbalife International Communication, LLC

1% - Herbalife International South Africa, Inc.

1% - Herbalife International of Europe, Inc.

1% - Herbalife Taiwan. All represented by a special attorney

Herbalife Europe Limited	100% - Herbalife (UK) Limited
Herbalife Foreign Sales Corporation (Barbados)	100% - Herbalife International, Inc.
Herbalife Internacional de Mexico, S.A. de C.V.	99.98% - Herbalife International, Inc. by Luis Emilio Lujan Sauri 0.02% - Herbalife International of America, Inc. by Jose Antonio Cervantes Acosta
Herbalife International Argentina, S.A.	90% - Herbalife International, Inc. 10% - Herbalife International of America, Inc.
Herbalife International Belgium, S.A.	99% - Herbalife International, Inc. by James P. Berklas 1% - Herbalife International of America, Inc. by Richard Goudis
Herbalife International of Europe, Inc.	100% - Herbalife International, Inc.
Herbalife International del Colombia	100% - Herbalife International, Inc.
Herbalife International del Ecuador	100% - Herbalife International, Inc.

Herbalife International Deutschland GmbH	100% - Herbalife International, Inc.
Herbalife International Distribution, Inc.	100% - Herbalife International, Inc.
Herbalife International Do Brasil Ltda	99.99% - Herbalife International, Inc. (Managing Partner) by Richard P. Goudis <0.01 - Herbalife International of America, Inc. by Brett R. Chapman
Herbalife International España, S.A.	99.82% - Herbalife International, Inc. 0.09% - Herbalife International of America, Inc. 0.09% - Herbalife (U.K.) Limited
Herbalife International Finland OY	100% - Herbalife International, Inc.
Herbalife International France, S.A.

99.99% - Herbalife International, Inc.

<0.01% - Herbalife International of America, Inc.,

<0.01% - Herbalife (U.K.) Limited

<0.01% - Herbalife International España, Inc.

<0.01% - Herbalife (NZ) Limited

<0.01% - Herbalife Australasia Pty. Ltd.

Herbalife International Greece S.A.	100% - Herbalife International, Inc.
Herbalife International India Private Limited	24% - HIIP Investment Co., LLC 76% - Herbalife International, Inc.
Herbalife International (Netherlands) B.V.	100% - Herbalife International, Inc.
Herbalife International of America, Inc.	100% - Herbalife International, Inc.
Herbalife International of Hong Kong Limited.	99% - Herbalife International, Inc. by Richard P. Goudis 1% - Herbalife International of America, Inc. by Brett R. Chapman
Herbalife International of Israel (1990) Ltd.	99% - Herbalife International, Inc. 1% - Herbalife International of America, Inc.
Herbalife International Philippines, Inc.	99.99% - Herbalife International, Inc. <0.01% - Robert Levy <0.01% - Abelardo Tolentino <0.01% - Harvey Ringler <0.01% - Richard Goudis
Herbalife International Products N.V.	100% - Herbalife International, Inc.
Herbalife International Russia 1995 Ltd.	99% - Herbalife International, Inc. 1% - Herbalife International of America, Inc.
Herbalife International South Africa, Ltd.	100% - Herbalife International, Inc.
Herbalife International (Thailand), Ltd.	100% - Herbalife International, Inc.
Herbalife International Urunleri Ticaret Limited (Turkey)	50% - Herbalife International, Inc. 50% - Herbalife International of America, Inc.
Herbalife International, S.A.

99.99% - Herbalife International, Inc.

<0.01% - Herbalife International of America, Inc.

<0.01% - Herbalife (UK) Limited

<0.01% - Herbalife International España, S.A.

<0.01% - Herbalife International France, S.A.

Herbalife Italia, S.p.A.	95% - Herbalife International, Inc. 5% - Herbalife International of America, Inc.
Herbalife Korea Co., Ltd.	100% - Herbalife International, Inc.
Herbalife Manufacturing LLC	100% - Herbalife International, Inc.
Herbalife Norway Products AS	100% - Herbalife International, Inc.
Herbalife (NZ) Limited	100% - Herbalife International, Inc.

Herbalife of Canada Ltd.	100% - Herbalife International, Inc.
Herbalife of Japan K.K.	100% - Herbalife International, Inc.
Herbalife Polska Sp. Z. o. o.	100% - Herbalife International, Inc.
HBL Products, S.A.	50% - Herbalife International, Inc. 50% - Herbalife International of America, Inc.
Herbalife Products de Mexico, S.A. de C.V.	99% - Herbalife International, Inc. by Luis Emilio Lujan Sauri 1% - Herbalife International of America, Inc. by Jose Antonio Cervantes Acosta
Herbalife Sweden Akiebolag	100% - Herbalife International, Inc.
Herbalife Taiwan, Inc.	100% - Herbalife International, Inc.
Herbalife (UK) Limited	100% - Herbalife International, Inc.
HIIP Investment Co., LLC	100% - Herbalife International, Inc.
Importadora y Distribuidora Herbalife International de Chile, Limitada	99.99% - Herbalife International, Inc. 0.01% - Herbalife International of America, Inc.
Promotions One, Inc.	100% - Herbalife International, Inc.
PT Herbalife Indonesia	0.18% - Alpiter Steven Silaen 99.82% - PT Dian Gatra Mokmur
Servicios Integrales HIM, S.A. de C.V.	99% - Herbalife International, Inc. 1% - Herbalife International of America, Inc.
Vida Herbal Supplementos Alimenticio, C.A., LLC	100% - Herbalife International, Inc.
VidaHerbal Dutch LLC	100% - Herbalife International, Inc.
HLF Intl of India Investment Co.	100% - Herbalife International, Inc.
Herbalife Mexicana, S.A. de C.V.	99.98% - Herbalife International, Inc. 0.02% - Herbalife International of America, Inc.
Herbalife Africa S.à R.L.	100% - Herbalife International Luxembourg S.à R.L.
Herbalife Asia Pacific Services Ltd.	100% - Herbalife Natural Products LP
Herbalife Central America LLC	100% - Herbalife International Luxembourg S.à R.L.
Herbalife (China) Health Products Ltd.	100% - Herbalife International Luxembourg, S.à R.L.
Herbalife d.o.o. (Croatia)	100% - Herbalife International Luxembourg, S.à R.L.
Herbalife Distribution Ltd.	100% - Herbalife International Luxembourg S.à R.L.
Herbalife Hungary Trading, Limited (Herbalife Magyarorszag Kereskedelmi Kft.)	97.6% -Herbalife International Luxembourg S.à R.L. 2.4% - WH Luxembourg Holdings S.à R.L.
Herbalife International Costa Rica, Sociedad de Responsibilidad Limitada	100% - Herbalife International Luxembourg, S.à R.L.
Limited Liability Company Herbalife International RS	99% - Herbalife International Luxembourg S.à R.L. 1% - WH Luxembourg Holdings S.à R.L.
Herbalife International Singapore Pte. Ltd.	100% - Herbalife International Luxembourg, S.à R.L.
Herbalife Luxembourg Distribution S.à R.L.	100% - Herbalife International Luxembourg S.à R.L.
Herbalife Natural Products LP

89.9% (Limited Partnership Interest) - Herbalife International Luxembourg S.à R.L.

0.1% (General Partnership Interest) - HLF Luxembourg Distribution S.à R.L.

10% (Limited Partnership Interest) - Qun Yi (S Corp)

Herbalife NatSource (Hunan) Natural Products Co., Ltd.	100% - Herbalife Asia Pacific Services Limited

Subsidiary	Percentage Owned
Herbalife Paraguay S.R.L.	99.99% - Herbalife International Luxembourg, S.à R.L. <0.01% - WH Luxembourg Holdings, S.à R.L.
Herbalife Peru S.R.L.	99% - Herbalife International Luxembourg, S.à R.L. 1% - WH Luxembourg Holdings, S.à R.L.
Herbalife Products Malaysia SDN, BHD	100% - Herbalife International Luxembourg S.à R.L.

Herbalife RO SRL	99% - Herbalife International Luxembourg S.Á R.L. 1% - HLF Luxembourg Distribution S.à R.L..
Herbalife Ukraine LLC	99% - Herbalife International Luxembourg S.à R.L. 1% - HLF Luxembourg Distribution S.à R.L..
Herbalife Uruguay S.R.L.	99% - Herbalife International Luxembourg S.à R.L. 1% - HLF Luxembourg Distribution S.à R.L.
Herbalife Vietnam SMLLC	100% - Herbalife International Luxembourg, S.à R.L.
HBL (Gibraltar) Limited	100% - Herbalife International Luxembourg S.à R.L.
HLF Colombia Ltda.	50% - Herbalife Luxembourg Distribution, S.à R.L. 50% - HLF Luxembourg Distribution, S.à R.L.
HLF Luxembourg Distribution S.à R.L.	100% - Herbalife International Luxembourg S.à R.L.
HBL Luxembourg Holdings S.à R.L.	100% - WH Intermediate Holdings Ltd
Herbalife Bulgaria EOOD	100% - Herbalife International Luxembourg, S.à R.L.
WHBL Luxembourg S.à R.L.	100% -WH Luxembourg Holdings S.à R.L.
Herbalife Bela LLC	90% - Herbalife International Luxembourg, S.à R.L. 10% - HLF Luxembourg Distribution, S.à R.L.
Herbalife Bolivia Ltda.	90% - Herbalife International Luxembourg, S.à R.L. 10% - HLF Luxembourg Distribution, S.à R.L.
Herbalife Latin America – Comercial Exportadora Ltda (TradeCo)	99% - Herbalife International Luxembourg, S.à R.L. 1% - HLF Luxembourg Distribution, S.à R.L.
Herbalife (Cambodia) Co., Ltd.	100% - Herbalife International Luxembourg, S.à R.L.
Herbalife (Shanghai) Management Co., Ltd.	100% - Herbalife International Luxembourg, S.à R.L.
Herbalife of Ghana Limited	100% - Herbalife International Luxembourg, S.à R.L.
Herbalife Kazakhstan LLP	99.99% - Herbalife International Luxembourg, S.à R.L. 0.01% - HLF Luxembourg Distribution, S.à R.L.
Herbalife Macau Limited	96% - Herbalife International Luxembourg, S.à R.L. 4% - HLF Luxembourg Distribution, S.à R.L.
I.C.S. Herbalife MA S.R.L.	100% - Herbalife International Luxembourg, S.à R.L.
Herbalife Mongolia LLC	100% - Herbalife International Luxembourg, S.à R.L.
Herbalife (NZ) Limited	100% - Herbalife International, Inc.
HIL Swiss International GmbH	100% - Herbalife International Luxembourg, S.à R.L.
HBL Products, SA	50% - Herbalife International, Inc. 50% - Herbalife International of America, Inc.
iChange Network, Inc.	100% - Herbalife International, Inc.
Herbalife Worldwide Events LLC	100% - Herbalife International, Inc.
Herbalife Puerto Rico, LLC	100% - Herbalife International, Inc.
Herbalife International Communications, LLC	100% - Herbalife International of America, Inc.
HBL (BVI) Limited	100% - HBL (Gibraltar) Limited

(b) Other Equity Interests

None.

Schedule 5.17

Identification Numbers for Foreign Obligors

Foreign Obligor	Jurisdiction	Organizational ID
Herbalife Ltd.	Cayman Islands	CR-116838
Herbalife International Luxembourg S.à.R.L	Luxembourg	B 88006
WH Intermediate Holdings Ltd.	Cayman Islands	CR-117890
WH Luxembourg Holdings S.à.R.L.	Luxembourg	B 88007
HBL (BVI) Limited	British Virgin Islands	1798846
HBL Gibraltar Limited	Gibraltar	109936

Schedule 5.23

IP Rights

IP Rights granted pursuant to that certain Cost Sharing Agreement dated as of January 1, 2005 by and between Herbalife International, Inc. and HIL Swiss International G.m.b.H. (pursuant to which Herbalife International, Inc. and HBL (BVI) Limited currently exploit IP developed in connection with such agreement); as supplemented by that certain Intellectual Property Conveyance dated as of June 30, 2013 by and between HIL Swiss International G.m.b.H. and Herbalife International Luxembourg S.à R.L.; as further supplemented by that certain Contribution Agreement dated as of June 30, 2013 by and between Herbalife International Luxembourg S.à R.L. and HBL (Gibraltar) Limited; as further supplemented by that certain Contribution Agreement dated as of March 25, 2014 by and between HBL (Gibraltar) Limited and HBL (BVI) Limited; as further supplemented by that certain License Agreement dated as of August 13, 2014 by and between HBL (BVI) Limited and Herbalife International Luxembourg S.à R.L; and that certain Trademark License Agreement dated as of August 13, 2014 by and between Herbalife International, Inc. and HBL (BVI) Limited (pursuant to which certain trademark rights held by Herbalife International, Inc. are licensed to HBL (BVI) Limited, with Herbalife International, Inc. retaining certain remaining trademark rights). HBL (BVI) Limited, Herbalife International Luxembourg S.à R.L, and Herbalife International, Inc. further license out IP Rights to certain Foreign Subsidiaries of Holdings.

Patent License

U.S. no. 6,117,872 licensed by Unither to Herbalife International, Inc., through expiration of patent on June 23, 2108 (agreement originally covered other patents now expired).

Trademark License

SOUL, license of multiple registrations in European jurisdictions in international class 03 and common-law rights in the U.S.A., all from Procter & Gamble, expires upon cessation of use by Herbalife (still in use though planned for discontinuation).

AMINOGEN, license of trademark in classes 5, 29, or 30 in the U.S.A. and European Community, contingent upon purchase and use of branded ingredient from Triarco Industries.

NKO, license of graphical mark registered in U.S.A. and Canada to Neptune Technologies & Bioressources, contingent upon purchase and use of branded ingredient from Triarco Industries.

NSF CERTIFIED FOR SPORT certification mark, U.S. reg. no. 3,808-681, license of graphical mark in larger agreement between Herbalife International, Inc. and NSF Health Sciences.

LACTIUM, word mark registered in European markets, use conditional upon purchase of branded ingredient from Ingredia Corp., licensed to Herbalife International, Inc. under supply agreement.

PISANE, word mark registered in Benelux, European Community, and International registers, license contingent upon purchase and use of branded ingredient from Cosucra to Herbalife International, Inc.

FIN certification mark, graphical mark license taken by Herbalife Italia from Federazione Italiana Nuoto, renewed annually by Herbalife Italia.

SNQ certification mark, graphical mark licensed by Herbalife Taiwan for use conditionally upon products approved by local quality-review organization.

GFCO certification mark, graphical mark licensed in U.S.A. from Gluten Intolerance Group of North America, use conditional upon satisfaction of gluten-free product testing.

Goods of Health GH certification mark, graphical mark licensed by KFDA for use upon products, conditionally upon completion of food quality testing, renewed annually by Herbalife Korea.

ESTRO-G, word and graphical mark registered in South Korea, licensed by Herbalife Korea from Naturalendo Tech Co., conditionally upon purchase of branded ingredient for use in ingestible products.

U.S. and International Patents

Country	Title	Application Number/ Patent Number	Filing Date	Issue Date	Owner/ Assignee	Status
US	Herbal Supplement to Support Weight Loss	Appl. No. 11/233,782 Patent No. 7,329,419	9/22/2005	2/12/2008	Herbalife International, Inc.	Issued
US	Oral Supplement	Appl. No. 29/362,880 Patent No. D632,386	6/1/2010	2/8/2011	Herbalife International of America, Inc.	Issued
Canada	Tablet	Design Patent No. 138148	11/30/2010	6/20/2011	Herbalife International, Inc.	Issued

China	Oral Supplement	Patent No. ZL201030658634.9
European	Dietary Supplements	Design Patent No. 001248397-0001	11/30/2010	11/30/2010	Herbalife International, Inc.	Issued
Mexico	Energy Drink Compositions	Appl. No. MXPA05003378	3/30/2005		Herbalife International. Inc.
South Africa	Energy Drink Compositions	Appl. No. ZA20060010365 Patent No. ZA200610365	12/11/2006	2/27/2008	Herbalife International Inc.	Issued
Turkey		Appl. No. TR200607344	1/20/2005		Herbalife International, Inc.

U.S. Registered Copyrights

Title	Copyright Number	Registration Date	Owner/Claimant
1997 President’s Council bonus awards	PA0000955403	10/5/2000	Herbalife International, Inc.
2000 President’s Council bonus awards	PA0000955404	10/5/2000	Herbalife International, Inc.
Herbalife journal	TX0005126108	10/5/2000	Herbalife International, Inc.
LDW Miami with Chris Carley	PA0000955405	10/5/2000	Herbalife International, Inc.
Marketing plan with John Tartol & Leslie Stanford	PA0000955406	10/5/2000	Herbalife International, Inc.
Shapeworks meal guide lean-protein estimator	VA0001389017	9/13/2006	Herbalife International of America, Inc.
Shapeworks slide-rule (English)	VAu000721093	4/12/2004	Herbalife International of America, Inc.
Shapeworks slide-rule (French)	VAu000721094	4/12/2004	Herbalife International of America, Inc.
Shapeworks slide-rule (Spanish)	VAu000721095	4/12/2004	Herbalife International of America, Inc.

Domain Names

Domain Name	Paid Through Date	Status
1000000poundmission.com	2015-01-29	registered locked
24-hourathlete.com	2014-10-28	registered locked
24-hourathlete.net	2014-11-03	registered locked
24-hourathlete.org	2014-11-03	registered locked
24hourathlete.org	2014-11-03	registered locked
24hourathletes.com	2014-12-06	registered locked
24hrathlete.com	2015-10-11	registered locked
24hrathlete.net	2014-11-03	registered locked
24hrathlete.org	2014-11-03	registered locked
24hrathletes.com	2014-12-06	registered locked
a221a1ad7569.net	2016-02-13	registered locked
about-herbalife.com	2014-09-02	registered locked
about-herbalife.com.ar	2014-09-05	registered locked
about-herbalife.com.tw	2014-09-02	registered locked
about-herbalife.de	2014-09-04	registered locked
aboutherbalife.com	2014-12-26	registered locked
ackmanherbalife.biz	2015-01-18	registered locked
ackmanherbalife.co	2015-01-18	registered locked
ackmanherbalife.com	2015-01-09	registered locked
ackmanherbalife.info	2015-01-09	registered locked
ackmanherbalife.net	2015-01-09	registered locked
ackmanlies.biz	2015-01-18	registered locked
ackmanlies.co	2015-01-18	registered locked
ackmanlies.com	2015-01-18	registered locked
ackmanlies.info	2015-01-18	registered locked
ackmanlies.net	2015-01-18	registered locked
ackmanpershing.biz	2015-01-18	registered locked
ackmanpershing.co	2015-01-18	registered locked
ackmanpershing.com	2015-01-18	registered locked
ackmanpershing.info	2015-01-18	registered locked
ackmanpershing.net	2015-01-18	registered locked
ackmanpershingsquare.biz	2015-01-18	registered locked
ackmanpershingsquare.co	2015-01-18	registered locked
ackmanpershingsquare.com	2015-01-18	registered locked
ackmanpershingsquare.info	2015-01-18	registered locked
ackmanpershingsquare.net	2015-01-18	registered locked
areyoureadyla.com	2015-08-24	registered locked
bajelibras.com	2016-02-14	registered locked
billackman.biz	2015-01-18	registered locked
billackman.co	2015-01-18	registered locked
billackman.info	2015-01-18	registered locked
billackman.net	2015-01-18	registered locked
billackmanlies.biz	2015-01-18	registered locked
billackmanlies.co	2015-01-18	registered locked
billackmanlies.com	2015-01-18	registered locked
billackmanlies.info	2015-01-18	registered locked

Domain Name	Paid Through Date	Status
billackmanlies.net	2015-01-18	registered locked
bizworks.eu	2014-06-30	registered locked
bizworks.mobi	2014-09-26	registered locked
brainfitnesstips.com	2015-02-15	registered locked
buycorecomplex.com	2014-09-13	registered locked
buyherbalife.com	2015-12-28	registered locked
buyherbalifenow.com	2014-08-10	registered locked
buykrilloil.com	2014-09-13	registered locked
buyliftoff.com	2015-10-12	registered locked
buynourifusion.com	2015-10-08	registered locked
buyshapeworks.com	2014-11-06	registered locked
buyshapeworksnow.com	2014-11-06	registered locked
buysportworks.com	2014-10-08	registered locked
buytopscore.com	2014-10-08	registered locked
buytrishield.com	2014-09-13	registered locked
buyweightworksnow.com	2016-02-21	registered locked
caloriewallet.com	2016-02-06	registered locked
cardiotoconox.com	2016-01-07	registered locked
casa-herbalife.com	2014-09-02	registered locked
casa-herbalife.com.ar	2014-09-05	registered locked
casa-herbalife.com.tw	2014-09-02	registered locked
casa-herbalife.de	2014-09-04	registered locked
casaherbalife.com	2014-08-13	registered locked
casaherbalife.org	2014-08-13	registered locked
catalogoherbalifebrasil.com.br	2016-04-01	registered locked
cellactivator.cn	2014-10-18	registered locked
cellactivator.com.cn	2014-10-18	registered locked
cellularnutrition.cn	2015-10-18	registered locked
cellularnutrition.com.cn	2015-10-18	registered locked
chairmansclubretreat.com	2014-11-05	registered locked
challenge-herbalife.ch	2015-06-29	registered locked
challenge-herbalife.fr	2015-05-11	registered unlocked
challengecontroledepoids-herbalife.ch	2015-06-29	registered locked
challengecontroledepoids-herbalife.fr	2015-05-11	registered unlocked
challengecontroledepoids.be	2014-08-27	registered locked
clubdenutricion.com	2014-05-11	registered locked
clubnutritional.com	2014-08-05	registered locked
comienceherbalife24.com	2015-08-02	registered locked
comoherbalifefunciona.com.br	2015-10-11	registered locked
comprarherbalife.com	2015-04-14	registered locked
compreherbalife.com	2016-01-10	registered locked
conozcaherbalife24.com	2015-08-02	registered locked
consejosparalasaludcerebral.com	2015-04-06	registered locked
corecomplex.com	2014-09-13	registered locked
cruzadaherbalife.com.mx	2015-09-29	registered locked
cuerposanoherbalife.cl	2014-07-21	registered locked
deportesherbalife.com	2014-10-13	registered locked

Domain Name	Paid Through Date	Status
desafioperdadepeso.com.pt	2015-07-05	registered locked
dietaherbalife.com	2014-12-20	registered locked
dinomins.com	2016-01-07	registered locked
discovergoodbeauty.com	2015-07-05	registered locked
discovergoodfitness.com	2014-08-01	registered locked
discovergoodnutrition.com	2015-12-16	registered locked
discovergoodskin.com	2015-07-05	registered locked
discovergoodskincare.com	2015-07-05	registered locked
discoverherbalife.com	2015-07-24	registered locked
earnincomenow.com	2015-09-15	registered locked
earnmoneycentral.com	2014-04-25	registered locked
ecuadorherbalife.com	2016-03-26	registered locked
emeacruise.com	2014-04-13	registered locked
energiaparasudia.com	2015-06-25	registered locked
energyliftoff.com	2016-03-21	registered locked
erbalife.com	2015-07-01	registered locked
estrellasdeherbailfe.com	2015-06-13	registered locked
eventoherbalife.com	2014-11-09	registered locked
eventosherbalife.com	2015-04-13	registered locked
experimenteherbalife.com.br	2015-10-19	registered locked
extravaganzaargentina.com	2015-08-22	registered locked
extravaganzalatino.com	2015-08-01	registered locked
extravaganzalatinoamerica.com	2015-08-22	registered locked
extravaganzasudamerica.com	2015-08-22	registered locked
extravaganzavenezuela.com	2015-08-22	registered locked
factsaboutherbalife.biz	2015-01-18	registered locked
factsaboutherbalife.co	2015-01-18	registered locked
factsaboutherbalife.info	2015-01-09	registered locked
factsaboutherbalife.net	2015-01-09	registered locked
findesemanadeliderazgo-sa.com	2015-05-18	registered locked
findesemanadeliderazgo.com	2014-09-19	registered locked
formulatwo.cn	2014-10-18	registered locked
formulatwo.com.cn	2014-10-18	registered locked
foroherbalife.com	2014-11-03	registered locked
funstartsnow.com	2016-02-19	registered locked
futbolherbalife.com	2015-08-24	registered locked
futurepresidentsteam.com	2014-09-09	registered locked
futurepresteam.com	2014-09-09	registered locked
garden4.cn	2015-10-18	registered locked
garden4.com.cn	2015-10-18	registered locked
gardenseven.com	2015-02-03	registered locked
gen-h.nl	2014-07-07	registered locked
generationherbalife.com	2015-10-12	registered locked
genh.com	2015-02-22	registered locked
getherbalife.com	2015-05-03	registered locked
getherbalifetoday.com	2014-06-09	registered locked
getliftoffnow.com	2016-04-01	registered locked

Domain Name	Paid Through Date	Status
getshapeworksnow.com	2014-11-06	registered locked
getweightworksnow.com	2014-10-08	registered locked
globalnutritionconference.com	2015-11-12	registered locked
globalnutritiontransition.com	2015-11-12	registered locked
goherbalife.at	2014-11-17	registered locked
goherbalife.be	2014-11-17	registered locked
goherbalife.ca	2014-11-17	registered locked
goherbalife.ch	2014-11-29	registered locked
goherbalife.cl	2014-11-18	registered locked
goherbalife.co.cr	2014-11-19	registered locked
goherbalife.co.id	2015-04-14	registered locked
goherbalife.co.il	2014-11-18	registered locked
goherbalife.co.in	2014-11-17	registered locked
goherbalife.co.kr	2014-12-14	registered locked
goherbalife.co.ls	2014-11-18	registered locked
goherbalife.co.nz	2014-11-18	registered locked
goherbalife.co.uk	2015-06-19	registered locked
goherbalife.co.ve	2014-11-17	registered locked
goherbalife.co.za	2014-11-24	registered locked
goherbalife.com	2014-10-05	registered locked
goherbalife.com.ar	2014-11-19	registered locked
goherbalife.com.au	2014-11-18	registered locked
goherbalife.com.bo	2014-11-23	registered locked
goherbalife.com.br	2014-11-18	registered locked
goherbalife.com.co	2014-11-16	registered locked
goherbalife.com.do	2014-11-18	registered locked
goherbalife.com.ec	2015-11-18	registered locked
goherbalife.com.gt	2014-11-18	registered locked
goherbalife.com.hk	2014-12-28	registered locked
goherbalife.com.mx	2014-11-16	registered locked
goherbalife.com.my	2014-11-19	registered locked
goherbalife.com.na	2014-11-18	registered locked
goherbalife.com.ni	2015-11-18	registered locked
goherbalife.com.pa	2014-11-18	registered locked
goherbalife.com.pe	2014-11-18	registered locked
goherbalife.com.ph	2014-11-19	registered locked
goherbalife.com.pr	2014-11-18	registered locked
goherbalife.com.pt	2015-03-01	registered locked
goherbalife.com.py	2014-12-25	registered locked
goherbalife.com.sg	2014-11-17	registered locked
goherbalife.com.sv	2014-11-18	registered locked
goherbalife.com.tw	2014-11-17	registered locked
goherbalife.com.ua	2014-11-18	registered locked
goherbalife.com.vn	2014-11-22	registered locked
goherbalife.cz	2014-11-18	registered locked
goherbalife.de	2014-11-19	registered locked
goherbalife.dk	2014-11-30	registered locked

Domain Name	Paid Through Date	Status
goherbalife.es	2014-12-29	registered locked
goherbalife.fi	2014-11-18	registered locked
goherbalife.fr	2015-11-18	registered locked
goherbalife.gr	2014-11-17	registered locked
goherbalife.hn	2014-11-17	registered locked
goherbalife.hr	2014-12-01	registered locked
goherbalife.ie	2014-12-23	registered locked
goherbalife.info	2014-09-19	registered locked
goherbalife.is	2015-03-30	registered locked
goherbalife.it	2014-11-19	registered locked
goherbalife.lt	2014-12-01	registered locked
goherbalife.lv	2014-11-18	registered locked
goherbalife.mobi	2014-09-13	registered locked
goherbalife.net	2014-09-19	registered locked
goherbalife.nl	2014-11-18	registered locked
goherbalife.no	2014-11-18	registered locked
goherbalife.pl	2014-11-17	registered locked
goherbalife.ro	2015-01-01	registered locked
goherbalife.ru	2014-12-30	registered locked
goherbalife.se	2014-11-16	registered locked
goherbalife.sk	2015-11-18	registered locked
goherbalife.xxx	2014-09-13	registered locked
goherbalife24.com	2015-04-26	registered locked
goherbalifenow.com	2016-09-05	registered locked
gubitaktezineprihvatiizazov.hr	2016-01-31	registered locked
h3o.com.pl	2014-07-29	registered locked
h3o.pl	2014-07-29	registered unlocked
h3opro.at	2014-07-01	registered locked
h3opro.co.uk	2014-06-10	registered locked
h3opro.com	2014-04-22	registered locked
h3opro.com.pl	2014-07-29	registered locked
h3opro.cz	2014-09-04	registered locked
h3opro.de	2014-06-13	registered locked
h3opro.es	2014-06-11	registered locked
h3opro.fr	2014-06-11	registered locked
h3opro.hu	2014-09-23	registered locked
h3opro.it	2014-06-12	registered locked
h3opro.pl	2014-07-29	registered locked
h3opro.sk	2014-09-04	registered locked
hbl24.com.br	2016-10-16	registered locked
hbnbroabcastnework.com	2016-02-23	registered locked
hbnbroadband.com	2016-02-23	registered locked
hbndvd.com	2016-02-23	registered locked
hbnlive.com	2015-04-18	registered locked
hbnradio.com	2015-02-23	registered locked
hbnstreaming.com	2016-02-23	registered locked
hbntrainings.com	2016-02-23	registered locked

Domain Name	Paid Through Date	Status
hbntv.co.uk	2014-12-20	registered locked
hbntv.com	2015-12-31	registered locked
hbntv.net	2015-03-19	registered locked
hbnvideo.com	2016-02-23	registered locked
healthyherbalife.com	2015-03-03	registered locked
hebalife.com	2014-11-12	registered locked
herba-life-products.biz	2015-06-14	registered locked
herba-life-products.com	2014-06-15	registered locked
herba-life-products.info	2015-06-15	registered locked
herba-life-products.net	2015-06-15	registered locked
herba-life-products.org	2015-06-15	registered locked
herba-life.com	2016-01-29	registered locked
herbal-life-products.com	2015-01-13	registered locked
herbal-life.ca	2014-07-19	registered locked
herbal-life.com.sg	2014-11-25	registered locked
herbalaloe.cn	2014-10-18	registered locked
herbalaloe.com.cn	2015-10-18	registered locked
herbalfe.com	2014-05-08	registered locked
herbalfie.com	2015-12-08	registered locked
herbalif.com	2015-04-30	registered locked
herbalife-24.com	2014-12-22	registered locked
herbalife-24.net	2014-12-22	registered locked
herbalife-application.com	2014-08-28	registered locked
herbalife-aruba.com	2014-07-20	registered locked
herbalife-bih.com	2014-11-10	registered locked
herbalife-bosnia.com	2016-03-13	registered locked
herbalife-business-opportunity.com	2015-07-14	registered locked
herbalife-central.com	2015-10-13	registered locked
herbalife-challenge.ch	2015-06-29	registered locked
herbalife-challenge.fr	2015-03-16	registered locked
herbalife-challengecontroledepoids.ch	2015-06-29	registered locked
herbalife-challengecontroledepoids.fr	2015-05-11	registered unlocked
herbalife-consultant.com	2016-01-07	registered locked
herbalife-croatia.com	2016-01-14	registered locked
herbalife-cyprus.com	2014-10-23	registered locked
herbalife-discount.nl	2015-04-11	registered locked
herbalife-dr.net	2014-05-11	registered locked
herbalife-enschede.nl	2015-08-30	registered locked
herbalife-facts.com	2014-05-22	registered locked
herbalife-finland.com	2015-10-10	registered locked
herbalife-full-story.com	2014-05-15	registered locked
herbalife-fullstory.com	2014-05-15	registered locked
herbalife-gallery.com	2014-07-06	registered locked
herbalife-georgia.com	2014-11-02	registered locked
herbalife-ghana.com	2015-02-23	registered locked
herbalife-guatemala.com.gt	2016-01-14	registered locked
herbalife-h3opro.at	2014-07-01	registered locked

Domain Name	Paid Through Date	Status
herbalife-h3opro.be	2014-08-04	registered locked
herbalife-h3opro.ch	2015-07-30	registered locked
herbalife-h3opro.co.uk	2014-06-10	registered locked
herbalife-h3opro.com	2014-06-10	registered locked
herbalife-h3opro.de	2014-06-13	registered locked
herbalife-h3opro.es	2014-06-11	registered locked
herbalife-h3opro.fr	2014-06-11	registered locked
herbalife-h3opro.it	2014-06-12	registered locked
herbalife-herbalife.de	2016-01-24	registered locked
herbalife-herzegovina.com	2014-11-08	registered locked
herbalife-jp.net	2016-02-17	registered locked
herbalife-kazakhstan.com	2015-06-28	registered locked
herbalife-korea.co.kr	2014-05-18	registered locked
herbalife-learning.nl	2014-10-21	registered locked
herbalife-lebanon.com	2015-02-23	registered locked
herbalife-lithuania.com	2014-12-08	registered locked
herbalife-macedonia.com	2015-09-12	registered locked
herbalife-md.com	2014-11-20	registered locked
herbalife-mongolia.com	2015-06-28	registered locked
herbalife-news.com	2015-05-09	registered locked
herbalife-niteworks.com	2014-06-10	registered locked
herbalife-producten.nl	2015-10-25	registered locked
herbalife-quickspark.es	2015-04-06	registered locked
herbalife-recepten.nl	2015-08-30	registered locked
herbalife-regime.com	2015-01-08	registered locked
herbalife-romania.ro	2015-07-26	registered locked
herbalife-shakes.nl	2015-08-30	registered locked
herbalife-site.com	2014-06-10	registered locked
herbalife-sitemap.com	2014-08-06	registered locked
herbalife-sitemap.com.ar	2014-08-19	registered locked
herbalife-sitemap.com.do	2014-10-09	registered locked
herbalife-sitemap.com.tw	2014-08-06	registered locked
herbalife-sitemap.de	2014-08-07	registered locked
herbalife-sports.com	2016-03-15	registered locked
herbalife-triatlon.es	2015-08-03	registered locked
herbalife-uruguay.com	2015-06-20	registered locked
herbalife-vietnam.biz	2016-02-08	registered locked
herbalife-vietnam.com	2014-08-11	registered locked
herbalife-vietnam.net	2014-10-13	registered locked
herbalife-winkel.nl	2015-09-25	registered locked
herbalife-zambia.com	2014-11-22	registered locked
herbalife.ae	2014-05-09	registered locked
herbalife.am	2015-02-23	registered locked
herbalife.asia	2015-12-11	registered locked
herbalife.at	2015-01-31	registered locked
herbalife.az	2014-09-30	registered locked
herbalife.ba	2015-01-31	registered locked

Domain Name	Paid Through Date	Status
herbalife.be	2016-01-11	registered unlocked
herbalife.bg	2014-12-23	registered locked
herbalife.bi	2014-09-27	registered locked
herbalife.bo	2015-03-02	registered locked
herbalife.by	2014-11-21	registered locked
herbalife.ca	2016-01-02	registered locked
herbalife.ch	2015-07-30	registered locked
herbalife.cl	2014-07-31	registered locked
herbalife.cn	2015-03-17	registered locked
herbalife.co	2016-02-24	registered locked
herbalife.co.at	2015-05-23	registered locked
herbalife.co.bw	2015-08-14	registered locked
herbalife.co.cr	2016-02-12	registered locked
herbalife.co.hu	2015-06-05	registered locked
herbalife.co.id	2015-10-17	registered locked
herbalife.co.il	2015-01-07	registered locked
herbalife.co.in	2015-09-08	registered locked
herbalife.co.jp	2015-03-31	registered locked
herbalife.co.ke	2015-07-13	registered locked
herbalife.co.kr	2015-10-15	registered locked
herbalife.co.ls	2015-05-14	registered locked
herbalife.co.ma	2014-11-02	registered locked
herbalife.co.th	2015-10-18	registered locked
herbalife.co.tz	2014-10-19	registered locked
herbalife.co.ug	2015-07-13	registered locked
herbalife.co.uk	2014-04-13	registered locked
herbalife.co.uz	2014-10-20	registered locked
herbalife.co.ve	2015-05-28	registered locked
herbalife.co.za	2014-10-20	registered locked
herbalife.com	2018-02-22	registered locked
herbalife.com.ar	2014-11-20	registered locked
herbalife.com.au	2014-08-25	registered locked
herbalife.com.bd	2014-08-07	registered locked
herbalife.com.bh	2014-06-27	registered locked
herbalife.com.bo	2015-03-07	registered locked
herbalife.com.br	2014-05-12	registered locked
herbalife.com.by	2014-10-07	registered locked
herbalife.com.cn	2016-02-28	registered locked
herbalife.com.co	2014-07-18	registered locked
herbalife.com.cy	2015-12-31	registered locked
herbalife.com.do	2014-06-09	registered locked
herbalife.com.ec	2014-07-26	registered locked
herbalife.com.eg	2014-10-03	registered locked
herbalife.com.es	2015-11-14	registered locked
herbalife.com.fr	2015-10-24	registered locked
herbalife.com.gt	2015-02-12	registered locked
herbalife.com.hk	2014-12-12	registered locked

Domain Name	Paid Through Date	Status
herbalife.com.hn	2014-07-25	registered locked
herbalife.com.jm	2014-10-25	registered locked
herbalife.com.kh	2014-09-10	registered locked
herbalife.com.lb	2014-11-26	registered locked
herbalife.com.lv	2014-05-01	registered locked
herbalife.com.mk	2014-04-24	registered locked
herbalife.com.mx	2015-05-13	registered locked
herbalife.com.my	2014-07-01	registered locked
herbalife.com.na	2015-09-14	registered locked
herbalife.com.ni	2015-07-27	registered locked
herbalife.com.pa	2014-07-05	registered locked
herbalife.com.pe	2014-09-01	registered locked
herbalife.com.ph	2014-04-13	registered locked
herbalife.com.pl	2014-06-17	registered locked
herbalife.com.pr	2015-05-24	registered locked
herbalife.com.py	2015-06-25	registered locked
herbalife.com.sg	2016-07-10	registered locked
herbalife.com.sv	2015-07-28	registered locked
herbalife.com.tr	2014-09-19	registered locked
herbalife.com.tw	2015-04-19	registered locked
herbalife.cr	2016-03-03	registered locked
herbalife.cz	2016-03-25	registered locked
herbalife.de	2016-03-09	registered locked
herbalife.dk	2015-03-31	registered locked
herbalife.dm	2015-05-31	registered locked
herbalife.do	2016-03-02	registered locked
herbalife.ec	2014-07-26	registered locked
herbalife.ee	2016-02-10	registered locked
herbalife.es	2015-05-26	registered locked
herbalife.eu	2014-04-30	registered locked
herbalife.fi	2016-01-27	registered locked
herbalife.fr	2015-10-05	registered locked
herbalife.ge	2014-10-05	registered locked
herbalife.gen.in	2015-06-08	registered locked
herbalife.gen.tr	2015-06-11	registered locked
herbalife.gl	2014-12-31	registered locked
herbalife.gr	2015-09-17	registered locked
herbalife.hk	2015-07-28	registered locked
herbalife.hn	2014-07-25	registered locked
herbalife.hr	2014-10-05	registered locked
herbalife.hu	2015-06-05	registered locked
herbalife.ie	2015-09-20	registered locked
herbalife.info	2014-07-25	registered locked
herbalife.is	2015-05-27	registered locked
herbalife.it	2016-04-26	registered locked
herbalife.jo	2014-08-30	registered locked
herbalife.kg	2014-08-01	registered locked

Domain Name	Paid Through Date	Status
herbalife.kr	2016-03-02	registered locked
herbalife.kz	2014-09-17	registered locked
herbalife.lk	2014-08-01	registered locked
herbalife.lt	2015-03-30	registered locked
herbalife.lv	2015-03-15	registered locked
herbalife.md	2015-10-25	registered locked
herbalife.mk	2014-04-24	registered locked
herbalife.mn	2015-01-26	registered locked
herbalife.mobi	2014-06-12	registered locked
herbalife.mq	2015-01-27	registered locked
herbalife.mu	2014-08-12	registered locked
herbalife.mx	2015-05-11	registered locked
herbalife.net	2015-11-03	registered locked
herbalife.nl	2014-07-08	registered locked
herbalife.no	2015-11-15	registered locked
herbalife.org	2015-01-16	registered locked
herbalife.pe	2014-12-15	registered locked
herbalife.ph	2016-01-11	registered locked
herbalife.pl	2014-06-17	registered locked
herbalife.pr	2015-06-12	registered locked
herbalife.pt	2015-07-01	registered locked
herbalife.ro	2016-01-01	registered locked
herbalife.ru	2015-02-13	registered locked
herbalife.rw	2014-09-27	registered locked
herbalife.se	2015-03-27	registered locked
herbalife.sg	2014-07-15	registered unlocked
herbalife.si	2015-03-03	registered locked
herbalife.sk	2014-11-19	registered locked
herbalife.sx	2014-11-12	registered locked
herbalife.tt	2015-07-29	registered locked
herbalife.tw	2015-11-01	registered unlocked
herbalife.ua	2014-09-16	registered locked
herbalife.us	2014-07-15	registered locked
herbalife.vn	2015-08-15	registered locked
herbalife.xxx-block	2021-12-01	registered locked
herbalife1.com	2015-02-23	registered locked
herbalife2.com	2014-04-08	registered locked
herbalife24-hourathlete.com	2014-11-03	registered locked
herbalife24-hourathlete.net	2014-11-03	registered locked
herbalife24-hourathlete.org	2014-11-03	registered locked
herbalife24-hrathlete.com	2014-11-03	registered locked
herbalife24-hrathlete.net	2014-11-03	registered locked
herbalife24-hrathlete.org	2014-11-03	registered locked
herbalife24.at	2015-02-28	registered locked
herbalife24.be	2015-02-28	registered locked
herbalife24.by	2015-09-20	registered locked
herbalife24.ca	2015-02-28	registered locked

Domain Name	Paid Through Date	Status
herbalife24.ch	2015-02-27	registered locked
herbalife24.cl	2015-03-01	registered locked
herbalife24.cn	2014-10-26	registered locked
herbalife24.co.cr	2015-03-01	registered locked
herbalife24.co.id	2015-08-01	registered locked
herbalife24.co.il	2015-03-01	registered locked
herbalife24.co.in	2015-02-28	registered locked
herbalife24.co.ke	2014-07-28	registered locked
herbalife24.co.kr	2016-03-02	registered locked
herbalife24.co.ls	2015-03-01	registered locked
herbalife24.co.nz	2015-03-01	registered locked
herbalife24.co.uk	2015-04-19	registered locked
herbalife24.co.ve	2015-03-01	registered locked
herbalife24.co.za	2015-02-28	registered locked
herbalife24.com	2015-09-29	registered locked
herbalife24.com.ar	2015-03-01	registered locked
herbalife24.com.au	2015-03-01	registered locked
herbalife24.com.bd	2014-08-07	registered locked
herbalife24.com.bo	2015-03-09	registered locked
herbalife24.com.br	2015-03-01	registered locked
herbalife24.com.co	2015-02-27	registered locked
herbalife24.com.do	2015-03-01	registered locked
herbalife24.com.ec	2015-03-01	registered locked
herbalife24.com.gt	2015-03-01	registered locked
herbalife24.com.hk	2015-03-02	registered locked
herbalife24.com.kh	2014-09-10	registered locked
herbalife24.com.mx	2015-02-27	registered locked
herbalife24.com.my	2015-04-01	registered locked
herbalife24.com.na	2015-03-01	registered locked
herbalife24.com.ni	2015-03-08	registered locked
herbalife24.com.pa	2015-03-01	registered locked
herbalife24.com.pe	2015-03-02	registered locked
herbalife24.com.ph	2015-03-02	registered locked
herbalife24.com.pr	2015-03-01	registered locked
herbalife24.com.pt	2015-02-27	registered locked
herbalife24.com.py	2015-03-25	registered locked
herbalife24.com.sg	2015-03-01	registered locked
herbalife24.com.sv	2015-03-02	registered locked
herbalife24.com.tw	2015-03-01	registered locked
herbalife24.com.ua	2015-03-02	registered locked
herbalife24.com.vn	2015-03-03	registered locked
herbalife24.cz	2015-03-01	registered locked
herbalife24.de	2015-07-28	registered locked
herbalife24.dk	2015-03-31	registered locked
herbalife24.es	2015-03-01	registered locked
herbalife24.eu	2014-09-13	registered locked
herbalife24.fi	2015-03-02	registered locked

Domain Name	Paid Through Date	Status
herbalife24.fr	2015-03-01	registered locked
herbalife24.gr	2015-03-01	registered locked
herbalife24.hn	2015-03-01	registered locked
herbalife24.hr	2015-03-01	registered locked
herbalife24.ie	2015-03-02	registered locked
herbalife24.is	2015-03-01	registered locked
herbalife24.it	2015-04-06	registered locked
herbalife24.jo	2014-08-30	registered locked
herbalife24.kg	2014-08-01	registered locked
herbalife24.lk	2014-08-01	registered locked
herbalife24.lt	2015-03-02	registered locked
herbalife24.lv	2015-03-01	registered locked
herbalife24.mn	2015-09-08	registered locked
herbalife24.net	2014-11-04	registered locked
herbalife24.nl	2015-03-01	registered locked
herbalife24.no	2015-03-01	registered locked
herbalife24.pl	2015-02-28	registered locked
herbalife24.ro	2015-04-01	registered locked
herbalife24.se	2015-02-27	registered locked
herbalife24.si	2015-01-09	registered locked
herbalife24.sk	2015-03-01	registered locked
herbalife24.xxx	2014-04-18	registered locked
herbalife24basecamp.com	2015-06-17	registered locked
herbalife24fit.com	2016-02-21	registered locked
herbalife24h.com.br	2014-09-07	registered locked
herbalife24horas.com	2014-09-07	registered locked
herbalife24hourathlete.com	2014-11-03	registered locked
herbalife24hourathlete.net	2014-11-03	registered locked
herbalife24hourathlete.org	2014-11-03	registered locked
herbalife24hours.com.br	2014-09-07	registered locked
herbalife24hr.com	2014-11-04	registered locked
herbalife24hr.net	2014-11-04	registered locked
herbalife24hrathlete.com	2014-11-03	registered locked
herbalife24hrathlete.net	2014-11-03	registered locked
herbalife24hrathlete.org	2014-11-03	registered locked
herbalife24hs.com.br	2014-09-07	registered locked
herbalife24sport.com	2015-08-10	registered locked
herbalife24sports.com	2014-12-03	registered locked
herbalife4life.com	2015-03-28	registered locked
herbalife4me.com	2014-05-05	registered locked
herbalife4us.com	2015-11-08	registered locked
herbalifeackman.biz	2015-01-18	registered locked
herbalifeackman.co	2015-01-18	registered locked
herbalifeackman.com	2015-01-09	registered locked
herbalifeackman.info	2015-01-09	registered locked
herbalifeackman.net	2015-01-09	registered locked
herbalifeactive.ba	2016-01-21	registered locked

Domain Name	Paid Through Date	Status
herbalifeactive.co.uk	2016-11-06	registered unlocked
herbalifeactive.co.za	2015-08-29	registered locked
herbalifeactive.com	2015-12-15	registered locked
herbalifeactive.dk	2015-09-30	registered locked
herbalifeactive.fi	2015-09-10	registered locked
herbalifeactive.hr	2015-09-05	registered locked
herbalifeactive.ie	2015-12-17	registered locked
herbalifeactive.is	2015-10-10	registered locked
herbalifeactive.it	2015-10-31	registered locked
herbalifeactive.mk	2015-12-19	registered locked
herbalifeactive.no	2015-09-10	registered locked
herbalifeactive.rs	2015-09-05	registered locked
herbalifeactive.se	2015-09-09	registered locked
herbalifeactive.si	2015-12-16	registered locked
herbalifeafrica.com	2014-07-04	registered locked
herbalifeapparel.com	2014-10-29	registered locked
herbalifeapparel.eu	2015-04-19	registered locked
herbalifeargentina.com	2016-03-27	registered locked
herbalifeasiaextravaganza.com	2015-02-28	registered locked
herbalifebasecamp.com	2015-06-23	registered locked
herbalifebeauty.com	2015-07-05	registered locked
herbalifebermuda.com	2015-03-08	registered locked
herbalifebestellen.nl	2014-10-21	registered locked
herbalifebih.com	2014-11-16	registered locked
herbalifebios.com	2014-10-17	registered locked
herbalifebosnia.com	2016-03-13	registered locked
herbalifebrainfitnesstips.com	2015-02-15	registered locked
herbalifebrands.com	2016-01-07	registered locked
herbalifebrasil.com.br	2014-04-13	registered locked
herbalifebrazil.com	2015-01-04	registered locked
herbalifebroadbandnetwork.com	2015-06-14	registered locked
herbalifebusiness.com	2014-05-10	registered locked
herbalifebusinessopportunity.com	2015-02-27	registered locked
herbalifecanada.ca	2014-09-24	registered locked
herbalifecanada.net	2014-05-09	registered locked
herbalifecentral.co.uk	2015-12-03	registered locked
herbalifecentral.com	2014-10-27	registered locked
herbalifecentral.com.br	2014-11-10	registered locked
herbalifecentral.info	2015-10-18	registered locked
herbalifecentral.net	2014-10-27	registered locked
herbalifecentral.org	2015-10-27	registered locked
herbalifechairmansclub.com	2015-07-19	registered locked
herbalifechallenge.at	2016-02-09	registered locked
herbalifechallenge.ch	2015-10-30	registered locked
herbalifechallenge.com	2015-09-19	registered locked
herbalifechallenge.de	2016-02-14	registered locked
herbalifechallenges.com	2015-09-19	registered locked

Domain Name	Paid Through Date	Status
herbalifechallenges.net	2015-09-19	registered locked
herbalifechile.cl	2016-03-13	registered locked
herbalifechile.com	2016-03-29	registered locked
herbalifechina.cn	2015-10-18	registered locked
herbalifechina.com	2014-09-04	registered locked
herbalifechina.com.cn	2015-10-18	registered locked
herbalifecities.com	2014-08-30	registered locked
herbalifeclothing.com	2016-03-18	registered locked
herbalifecoach.com	2014-12-20	registered locked
herbalifecolombia.com	2014-08-16	registered locked
herbalifecompany.com	2015-07-22	registered locked
herbalifecorp.com	2015-07-22	registered locked
herbalifecorporation.com	2015-07-22	registered locked
herbalifecricket.co.uk	2015-05-03	registered locked
herbalifecricket.com	2015-05-03	registered locked
herbalifecroatia.com	2016-01-14	registered locked
herbalifecuracao.com	2015-04-10	registered locked
herbalifecycle.com	2015-02-14	registered locked
herbalifecycles.com	2015-02-14	registered locked
herbalifecyprus.com	2014-10-23	registered locked
herbalifedeportes.com	2014-10-13	registered locked
herbalifedirect.co.uk	2015-01-25	registered locked
herbalifedirect.com	2015-07-05	registered locked
herbalifediscovergoodfitness.com	2014-08-01	registered locked
herbalifediscovergoodnutrition.com	2014-08-01	registered locked
herbalifedistribuidor.cl	2014-09-04	registered locked
herbalifedistributor.com	2015-12-12	registered locked
herbalifedistributor.us	2016-01-08	registered locked
herbalifedvds.com	2016-02-23	registered locked
herbalifeecuador.com	2014-05-23	registered locked
herbalifeenergy.com	2016-03-21	registered locked
herbalifeenergydrink.com	2016-03-21	registered locked
herbalifeestafa.com	2015-11-30	registered locked
herbalifeestafa.net	2015-11-30	registered locked
herbalifeeurope.com	2016-01-07	registered locked
herbalifeevents.co.nz	2015-12-11	registered locked
herbalifeevents.com	2014-10-30	registered locked
herbalifeevents.com.au	2015-12-15	registered locked
herbalifeexpress.com.ar	2014-11-13	registered locked
herbalifeextravaganza.com	2016-01-25	registered locked
herbalifefact.com	2014-11-09	registered locked
herbalifefacts.biz	2015-01-18	registered locked
herbalifefacts.co	2015-01-18	registered locked
herbalifefacts.com	2014-05-11	registered locked
herbalifefacts.info	2015-01-09	registered locked
herbalifefacts.net	2015-01-09	registered locked
herbalifefamily.com	2014-07-05	registered locked

Domain Name	Paid Through Date	Status
herbalifefamily.org	2015-07-04	registered locked
herbalifefamilyaustralia.com	2015-06-20	registered locked
herbalifefamilyaustralia.org	2015-06-20	registered locked
herbalifefamilycanada.com	2015-06-20	registered locked
herbalifefamilycanada.org	2015-06-20	registered locked
herbalifefamilyfoundation.com	2016-04-02	registered locked
herbalifefamilyfoundation.org	2015-09-12	registered locked
herbalifefamilyuk.com	2015-06-20	registered locked
herbalifefamilyuk.org	2015-06-20	registered locked
herbalifefeedback.com	2016-01-30	registered locked
herbalifefootball.com	2014-07-11	registered locked
herbalifeformatuequipo.com	2014-11-30	registered locked
herbalifeforum.com	2014-05-19	registered locked
herbalifeforyou.com	2014-12-23	registered locked
herbalifefoundation.org	2015-09-14	registered locked
herbalifefrance.fr	2014-12-08	registered locked
herbalifefraud.com	2015-11-30	registered locked
herbalifefraud.net	2015-11-30	registered locked
herbalifefraude.com	2015-11-30	registered locked
herbalifefraude.net	2015-11-30	registered locked
herbalifefullstory.com	2014-05-15	registered locked
herbalifefutbol.com	2015-07-27	registered locked
herbalifegenh.com	2014-11-10	registered locked
herbalifegeorgia.com	2014-11-02	registered locked
herbalifeghana.com	2015-02-23	registered locked
herbalifeheadquarters.com	2014-05-26	registered locked
herbalifehealth.com	2015-05-05	registered locked
herbalifehealthy.com	2015-06-11	registered locked
herbalifeherzegovina.com	2014-11-08	registered locked
herbalifehome.com	2014-06-27	registered locked
herbalifehonors.com	2015-08-15	registered locked
herbalifehonours.com	2015-01-06	registered locked
herbalifehq.com	2015-07-22	registered locked
herbalifeichange.at	2015-03-25	registered locked
herbalifeichange.be	2015-03-25	registered locked
herbalifeichange.bo	2015-03-28	registered locked
herbalifeichange.ca	2015-03-25	registered locked
herbalifeichange.ch	2015-03-30	registered locked
herbalifeichange.cl	2015-03-25	registered locked
herbalifeichange.co.at	2015-03-25	registered locked
herbalifeichange.co.cr	2015-03-28	registered locked
herbalifeichange.co.il	2015-03-27	registered locked
herbalifeichange.co.in	2015-03-25	registered locked
herbalifeichange.co.kr	2015-03-25	registered locked
herbalifeichange.co.ls	2015-03-30	registered locked
herbalifeichange.co.nz	2015-03-26	registered locked
herbalifeichange.co.uk	2015-03-25	registered locked

Domain Name	Paid Through Date	Status
herbalifeichange.co.ve	2015-03-25	registered locked
herbalifeichange.co.za	2015-03-29	registered locked
herbalifeichange.com	2015-03-25	registered locked
herbalifeichange.com.ar	2015-03-25	registered locked
herbalifeichange.com.au	2015-03-25	registered locked
herbalifeichange.com.bo	2015-03-28	registered locked
herbalifeichange.com.br	2015-03-25	registered locked
herbalifeichange.com.co	2015-03-24	registered locked
herbalifeichange.com.do	2015-03-25	registered locked
herbalifeichange.com.ec	2015-03-28	registered locked
herbalifeichange.com.es	2015-03-25	registered locked
herbalifeichange.com.fr	2015-03-25	registered locked
herbalifeichange.com.hk	2015-03-30	registered locked
herbalifeichange.com.hn	2015-03-25	registered locked
herbalifeichange.com.lv	2015-03-28	registered locked
herbalifeichange.com.mx	2015-03-24	registered locked
herbalifeichange.com.my	2015-03-31	registered locked
herbalifeichange.com.na	2015-03-25	registered locked
herbalifeichange.com.ni	2015-03-25	registered locked
herbalifeichange.com.pa	2015-03-29	registered locked
herbalifeichange.com.pe	2015-03-26	registered locked
herbalifeichange.com.ph	2015-03-29	registered locked
herbalifeichange.com.pl	2015-03-25	registered locked
herbalifeichange.com.pr	2015-03-25	registered locked
herbalifeichange.com.py	2015-03-25	registered locked
herbalifeichange.com.sg	2015-03-25	registered locked
herbalifeichange.com.sv	2015-03-24	registered locked
herbalifeichange.com.tw	2015-03-25	registered locked
herbalifeichange.com.ua	2015-03-26	registered locked
herbalifeichange.com.vn	2015-03-29	registered locked
herbalifeichange.cr	2015-03-26	registered locked
herbalifeichange.cz	2015-03-25	registered locked
herbalifeichange.de	2015-03-25	registered locked
herbalifeichange.dk	2015-03-31	registered locked
herbalifeichange.dm	2015-03-28	registered locked
herbalifeichange.ec	2015-03-28	registered locked
herbalifeichange.es	2015-03-25	registered locked
herbalifeichange.fi	2015-03-28	registered locked
herbalifeichange.fr	2015-03-25	registered locked
herbalifeichange.gl	2015-03-25	registered locked
herbalifeichange.gr	2015-03-25	registered locked
herbalifeichange.hk	2015-03-26	registered locked
herbalifeichange.hn	2015-03-25	registered locked
herbalifeichange.ie	2015-03-28	registered locked
herbalifeichange.is	2015-03-25	registered locked
herbalifeichange.it	2015-03-28	registered locked
herbalifeichange.kr	2015-03-25	registered locked

Domain Name	Paid Through Date	Status
herbalifeichange.lt	2015-03-26	registered locked
herbalifeichange.lv	2015-03-28	registered locked
herbalifeichange.mx	2015-03-24	registered locked
herbalifeichange.nl	2015-03-25	registered locked
herbalifeichange.no	2015-03-29	registered locked
herbalifeichange.pe	2015-03-26	registered locked
herbalifeichange.ph	2015-03-29	registered locked
herbalifeichange.pl	2015-03-28	registered locked
herbalifeichange.ro	2015-03-25	registered locked
herbalifeichange.ru	2015-04-04	registered locked
herbalifeichange.se	2015-03-24	registered locked
herbalifeichange.sg	2015-03-25	registered locked
herbalifeichange.sk	2015-03-27	registered locked
herbalifeichange.tw	2015-03-25	registered locked
herbalifeichange.vn	2015-03-29	registered locked
herbalifeimages.com	2014-08-20	registered locked
herbalifeinaction.com	2014-11-04	registered locked
herbalifeincome.com	2015-02-20	registered locked
herbalifeindependentdistributormail.com	2016-03-05	registered locked
herbalifeinternacional.com	2014-09-14	registered locked
herbalifeinternational.com	2016-01-26	registered locked
herbalifekazakhstan.com	2015-06-28	registered locked
herbalifekids.com	2015-03-07	registered locked
herbalifekz.com	2014-10-25	registered locked
herbalifelagalaxy.com	2015-07-10	registered locked
herbalifelatina.com	2016-02-12	registered locked
herbalifelatinaamerica.com	2015-09-19	registered locked
herbalifelatinaextravaganza.com	2015-08-28	registered locked
herbalifelatinextravaganza.com	2015-09-19	registered locked
herbalifelebanon.com	2015-02-23	registered locked
herbalifelevel10.ba	2016-01-21	registered locked
herbalifelevel10.co.uk	2015-03-25	registered locked
herbalifelevel10.co.za	2015-08-29	registered locked
herbalifelevel10.com	2015-03-25	registered locked
herbalifelevel10.dk	2015-09-30	registered locked
herbalifelevel10.fi	2015-09-10	registered locked
herbalifelevel10.hr	2015-09-05	registered locked
herbalifelevel10.ie	2015-12-17	registered locked
herbalifelevel10.is	2015-10-10	registered locked
herbalifelevel10.it	2015-10-31	registered locked
herbalifelevel10.mk	2015-12-19	registered locked
herbalifelevel10.no	2015-09-10	registered locked
herbalifelevel10.rs	2015-09-05	registered locked
herbalifelevel10.se	2015-09-09	registered locked
herbalifelevel10.si	2015-12-16	registered locked
herbalifeliftoff.com	2014-10-12	registered locked
herbalifelinks.com	2014-06-08	registered locked

Domain Name	Paid Through Date	Status
herbalifelithuania.com	2014-12-08	registered locked
herbalifelivinglean.com	2015-09-17	registered locked
herbalifelt.com	2014-07-26	registered locked
herbalifemacedonia.com	2015-09-12	registered locked
herbalifemail.com	2014-04-08	registered locked
herbalifemalaysia.com	2014-11-04	registered locked
herbalifemalta.com	2015-10-04	registered locked
herbalifemexico.com	2015-03-01	registered locked
herbalifemillionpound.com	2015-01-30	registered locked
herbalifemillionpoundmission.com	2015-01-30	registered locked
herbalifemongolia.com	2015-06-28	registered locked
herbalifemundo.com	2015-06-08	registered locked
herbalifenergy.com	2016-03-21	registered locked
herbalifenetwork.com	2015-05-01	registered locked
herbalifenews.com	2014-10-30	registered locked
herbalifenews.net	2014-05-29	registered locked
herbalifeniteworks.com	2015-07-16	registered locked
herbalifenourifusion.com	2015-10-08	registered locked
herbalifenutritionals.net	2014-07-07	registered locked
herbalifenutritionclub.de	2014-10-24	registered locked
herbalifenutritioninstitute.com	2014-06-17	registered locked
herbalifenutritioninstitute.com.tw	2015-04-20	registered locked
herbalifenutritioninstitute.net	2014-06-17	registered locked
herbalifenutritioninstitute.org	2014-06-17	registered locked
herbalifeonline.co.uk	2014-06-28	registered locked
herbalifeonline.com	2014-11-05	registered locked
herbalifeopinion.com	2016-01-30	registered locked
herbalifeopportunity.com	2014-10-18	registered locked
herbalifepanama.com	2015-01-04	registered locked
herbalifeparaatletas.com.br	2015-05-15	registered locked
herbalifepesosaludable.com.mx	2015-02-11	registered locked
herbalifephotos.com	2014-08-20	registered locked
herbalifepk.com	2015-02-24	registered locked
herbalifepolska.com	2015-12-05	registered locked
herbalifepolska.com.pl	2015-04-23	registered locked
herbalifepolska.pl	2015-04-22	registered locked
herbalifepresidentsteam.com	2015-03-12	registered locked
herbalifepresteam.com	2015-07-15	registered locked
herbalifepro.com	2016-03-18	registered locked
herbalifeproductbrochure.com	2015-04-08	registered locked
herbalifeproducts.net	2016-02-23	registered locked
herbalifepromotions.co.nz	2015-12-11	registered locked
herbalifepromotions.com.au	2015-12-15	registered locked
herbalifeproteinadesoya.com	2014-12-06	registered locked
herbalifeptstories.com	2015-03-12	registered locked
herbaliferacing.com	2016-02-04	registered locked
herbaliferadio.com	2016-01-07	registered locked

Domain Name	Paid Through Date	Status
herbaliferadio.net	2015-02-23	registered locked
herbalifescience.com	2014-10-17	registered locked
herbalifeserbia.com	2016-03-06	registered locked
herbalifeshakes.com	2015-01-06	registered locked
herbalifeshapescan.com	2014-12-19	registered locked
herbalifeshapescan.net	2015-01-29	registered locked
herbalifeshapescan.org	2015-01-29	registered locked
herbalifeshapeworks.com	2014-11-06	registered locked
herbalifeshapeworks.net	2015-01-29	registered locked
herbalifeshop.ca	2014-07-20	registered locked
herbalifeshop.de	2015-12-03	registered locked
herbalifeshopping.com	2016-03-13	registered locked
herbalifesitemap.ca	2014-10-09	registered locked
herbalifesitemap.ch	2014-10-30	registered locked
herbalifesitemap.cl	2014-10-09	registered locked
herbalifesitemap.co.cr	2014-10-08	registered locked
herbalifesitemap.co.in	2014-10-08	registered locked
herbalifesitemap.co.kr	2014-10-10	registered locked
herbalifesitemap.co.uk	2014-10-30	registered locked
herbalifesitemap.com	2014-09-02	registered locked
herbalifesitemap.com.ar	2014-09-05	registered locked
herbalifesitemap.com.au	2014-10-10	registered locked
herbalifesitemap.com.bo	2014-10-13	registered locked
herbalifesitemap.com.br	2014-10-09	registered locked
herbalifesitemap.com.hk	2014-10-16	registered locked
herbalifesitemap.com.mx	2014-10-07	registered locked
herbalifesitemap.com.my	2014-10-10	registered locked
herbalifesitemap.com.pa	2014-10-21	registered locked
herbalifesitemap.com.pe	2014-10-07	registered locked
herbalifesitemap.com.ph	2014-10-09	registered locked
herbalifesitemap.com.sg	2014-10-10	registered unlocked
herbalifesitemap.com.tw	2014-09-02	registered locked
herbalifesitemap.com.ve	2014-10-08	registered locked
herbalifesitemap.de	2014-09-04	registered locked
herbalifesitemap.es	2014-10-09	registered locked
herbalifesitemap.fi	2015-10-30	registered locked
herbalifesitemap.fr	2014-10-08	registered locked
herbalifesitemap.it	2014-10-13	registered locked
herbalifesitemap.jp	2014-10-31	registered unlocked
herbalifesitemap.nl	2014-10-31	registered locked
herbalifesitemap.no	2015-11-04	registered locked
herbalifesitemap.ru	2014-10-09	registered locked
herbalifesitemap.se	2014-10-30	registered locked
herbalifeskin.ca	2016-02-19	registered locked
herbalifeskin.co.kr	2016-02-19	registered locked
herbalifeskin.co.uk	2016-02-19	registered locked
herbalifeskin.com	2015-06-19	registered locked

Domain Name	Paid Through Date	Status
herbalifeskin.com.tw	2016-02-19	registered locked
herbalifeskin.eu	2016-02-19	registered locked
herbalifeskincare.com	2015-09-04	registered locked
herbalifeskinproducts.com	2015-06-19	registered locked
herbalifesoccer.com	2015-07-10	registered locked
herbalifesoy.com	2015-03-06	registered locked
herbalifesoyprotein.com	2014-11-28	registered locked
herbalifespectacular.com.my	2014-10-04	registered locked
herbalifesport.com	2016-03-03	registered locked
herbalifesport.fi	2016-04-03	registered locked
herbalifesport.no	2015-04-03	registered locked
herbalifesport.se	2015-03-02	registered locked
herbalifesports.com	2014-08-18	registered locked
herbalifesportworks.com	2014-10-08	registered locked
herbalifespotlight.com	2015-03-22	registered locked
herbalifestars.com	2015-03-27	registered locked
herbalifestats.com	2014-09-07	registered locked
herbalifestore.ca	2015-01-25	registered locked
herbalifestore.com	2014-06-19	registered locked
herbalifestore.net	2014-07-12	registered locked
herbalifestreaming.com	2016-02-23	registered locked
herbalifests.com	2014-06-30	registered locked
herbalifesuccess.com	2015-03-16	registered locked
herbalifesummit.com	2015-01-06	registered locked
herbalifesupercoach.co.za	2015-02-07	registered locked
herbalifesurvey.com	2016-01-28	registered locked
herbalifesurvivors.com	2014-10-12	registered locked
herbalifesverige.se	2015-01-29	registered locked
herbalifeteam.com	2015-01-17	registered locked
herbalifethermojetics.net	2014-09-08	registered locked
herbalifethetruth.com	2014-11-09	registered locked
herbalifetime.com	2015-10-02	registered locked
herbalifetoday.com	2016-03-04	registered locked
herbalifetopscore.com	2014-10-08	registered locked
herbalifetotalbody.com	2015-09-19	registered locked
herbalifetotalbody.net	2015-09-19	registered locked
herbalifetotalplan.com	2015-12-08	registered locked
herbalifetraining.com	2015-08-16	registered locked
herbalifetruth.biz	2015-01-18	registered locked
herbalifetruth.co	2015-01-18	registered locked
herbalifetruth.com	2014-11-09	registered locked
herbalifetruth.info	2015-01-18	registered locked
herbalifetruth.net	2015-01-18	registered locked
herbalifetwentyfour.com	2014-12-22	registered locked
herbalifetwentyfour.net	2014-12-22	registered locked
herbalifetwentyfourhourathlete.com	2014-11-03	registered locked
herbalifetwentyfourhourathlete.net	2014-11-03	registered locked

Domain Name	Paid Through Date	Status
herbalifetwentyfourhourathlete.org	2014-11-03	registered locked
herbalifetwentyfourhrathlete.com	2014-11-03	registered locked
herbalifetwentyfourhrathlete.net	2014-11-03	registered locked
herbalifetwentyfourhrathlete.org	2014-11-03	registered locked
herbalifeuniversity.com	2016-03-29	registered locked
herbalifeupload.com	2015-09-17	registered locked
herbalifeuploads.com	2015-09-17	registered locked
herbalifeuruguay.com	2014-06-17	registered locked
herbalifevacation.com	2015-01-06	registered locked
herbalifevacations.com	2014-08-10	registered locked
herbalifevenezuela.com	2016-04-04	registered locked
herbalifevideo.com	2016-02-23	registered locked
herbalifevideos.com	2014-06-22	registered locked
herbalifevietnam.com	2014-07-09	registered locked
herbalifevn.com	2014-08-29	registered locked
herbalifewealth.com	2015-10-09	registered locked
herbalifewellness.com	2016-03-19	registered locked
herbalifewellness.no	2015-03-14	registered locked
herbalifewellness.se	2015-01-07	registered locked
herbalifewinback.com	2015-10-03	registered locked
herbalifewlc.co.nz	2015-12-02	registered locked
herbalifewlc.co.uk	2015-11-26	registered locked
herbalifewlc.com	2014-04-17	registered locked
herbalifewlc.com.au	2015-08-06	registered locked
herbalifewlc.fi	2015-01-31	registered locked
herbalifewlc.is	2015-01-30	registered locked
herbalifewlc.nl	2014-08-26	registered locked
herbalifewlc.no	2015-09-14	registered locked
herbalifewlc.se	2015-09-13	registered locked
herbalifeworldwide.com	2015-07-22	registered locked
herbalifeww.com	2015-05-15	registered locked
herbalifewww.com	2014-07-06	registered locked
herbalifextravaganza.com	2014-07-02	registered locked
herbalifezambia.com	2014-11-22	registered locked
herballife.com	2016-01-05	registered locked
herballifeenhancer.com	2015-12-08	registered locked
herballifeshopping.com	2015-05-25	registered locked
herballifeweightlossproduct.com	2014-12-23	registered locked
herbaloe.com.cn	2014-10-18	registered locked
herbarlife.com	2014-06-06	registered locked
herbatrain.com	2015-09-07	registered locked
herbeventreg.com	2016-04-01	registered locked
herblifeonline.com	2016-02-08	registered locked
hlcherbalife.com	2015-09-26	registered locked
hlcmyherbalife.com	2016-03-07	registered locked
hlf-24.com	2015-03-21	registered locked
hlf-24.net	2015-03-21	registered locked

Domain Name	Paid Through Date	Status
hlf24.com	2015-03-21	registered locked
hlf24.mobi	2015-03-21	registered locked
hlf24.net	2015-03-21	registered locked
hlf24basecamp.com	2015-06-17	registered locked
hlmarketingrequests.com	2016-03-27	registered locked
hlrequests.com	2016-03-25	registered locked
hluniversity.com	2014-09-19	registered locked
hps-pci.net	2016-02-09	registered locked
hrbl.co	2015-04-18	registered locked
hrbl.co.kr	2015-07-13	registered locked
hrbl.com	2015-10-01	registered locked
hrbl.me	2014-04-24	registered locked
hrbl.net	2014-09-14	registered locked
hrblemea.com	2014-09-12	registered locked
hrblife.com	2014-09-26	registered locked
hrblnet.com	2014-09-20	registered locked
iamherbalife.com	2016-03-15	registered locked
ichange.at	2015-03-24	registered locked
ichange.bo	2015-03-28	registered locked
ichange.cl	2015-03-25	registered locked
ichange.co.at	2015-03-24	registered locked
ichange.co.cr	2015-03-28	registered locked
ichange.co.il	2015-03-27	registered locked
ichange.co.in	2015-03-24	registered locked
ichange.co.ls	2015-03-31	registered locked
ichange.co.ve	2015-03-25	registered locked
ichange.com.ar	2015-03-25	registered locked
ichange.com.bo	2015-03-28	registered locked
ichange.com.co	2015-03-23	registered locked
ichange.com.do	2015-03-25	registered locked
ichange.com.ec	2015-03-28	registered locked
ichange.com.es	2015-03-25	registered locked
ichange.com.fr	2015-03-25	registered locked
ichange.com.hn	2015-03-24	registered locked
ichange.com.lv	2015-03-30	registered locked
ichange.com.mx	2015-03-23	registered locked
ichange.com.my	2015-03-31	registered locked
ichange.com.na	2015-03-25	registered locked
ichange.com.ni	2015-03-25	registered locked
ichange.com.pa	2015-03-31	registered locked
ichange.com.pe	2015-03-26	registered locked
ichange.com.ph	2015-03-30	registered locked
ichange.com.pl	2015-03-24	registered locked
ichange.com.pr	2015-03-30	registered locked
ichange.com.py	2015-03-25	registered locked
ichange.com.sg	2015-03-25	registered locked
ichange.com.sv	2015-03-24	registered locked

Domain Name	Paid Through Date	Status
ichange.com.ua	2015-03-26	registered locked
ichange.com.vn	2015-03-29	registered locked
ichange.cr	2015-03-26	registered locked
ichange.dm	2015-03-28	registered locked
ichange.ec	2015-03-28	registered locked
ichange.es	2015-03-25	registered locked
ichange.fi	2015-03-30	registered locked
ichange.fr	2015-03-25	registered locked
ichange.gl	2015-03-25	registered locked
ichange.hk	2015-03-30	registered locked
ichange.hn	2015-03-24	registered locked
ichange.is	2015-03-30	registered locked
ichange.lt	2015-03-26	registered locked
ichange.lv	2015-03-30	registered locked
ichange.mx	2015-03-23	registered locked
ichange.pe	2015-03-26	registered locked
ichange.ph	2015-05-14	registered locked
ichange.sg	2015-03-25	registered locked
ichange.sk	2015-03-27	registered locked
ichange.tw	2015-03-24	registered locked
ichange.xxx	2014-09-13	registered locked
institutodenutriciondeherbalife.com	2014-11-11	registered locked
institutoherbalife.com	2015-08-23	registered locked
institutoherbalife.com.br	2015-08-17	registered locked
institutoherbalife.com.mx	2015-08-23	registered locked
institutonutricionherbalife.com	2014-11-11	registered locked
jimrohn-herbalife.com	2015-12-09	registered locked
jogoevs.com.br	2015-04-11	registered locked
joinherbalife.com	2016-01-08	registered locked
joinshapeworks.com	2014-11-06	registered locked
joinshapeworkstoday.com	2014-11-06	registered locked
jointeamherbalife.com	2014-11-20	registered locked
kickoffmeetings.com	2014-10-17	registered locked
kindermins.com	2016-01-07	registered locked
lagalaxyherbalife.com	2015-07-10	registered locked
level10herbalife.it	2015-10-31	registered locked
liftoff.bo	2015-07-27	registered locked
liftoff.cl	2014-07-24	registered locked
liftoff.co.bw	2015-08-14	registered locked
liftoff.co.cr	2014-07-23	registered locked
liftoff.co.kr	2016-03-04	registered locked
liftoff.co.ve	2015-08-25	registered locked
liftoff.com	2015-06-03	registered locked
liftoff.com.ar	2014-08-05	registered locked
liftoff.com.bo	2015-07-27	registered locked
liftoff.com.br	2014-10-25	registered locked
liftoff.com.cn	2015-10-18	registered locked

Domain Name	Paid Through Date	Status
liftoff.com.es	2016-03-10	registered locked
liftoff.com.hk	2014-07-10	registered locked
liftoff.com.mx	2015-12-16	registered locked
liftoff.com.pa	2014-07-26	registered locked
liftoff.com.ph	2014-07-21	registered locked
liftoff.com.pl	2014-04-07	registered locked
liftoff.com.pt	2014-11-01	registered locked
liftoff.com.py	2015-10-25	registered locked
liftoff.com.sg	2015-07-28	registered unlocked
liftoff.com.tw	2016-03-03	registered locked
liftoff.com.ve	2015-08-25	registered locked
liftoff.fr	2016-04-03	registered locked
liftoff.gr	2014-07-23	registered locked
liftoff.hk	2014-12-10	registered locked
liftoff.ie	2016-01-05	registered locked
liftoff.kr	2016-03-02	registered locked
liftoff.mobi	2014-06-12	registered locked
liftoff.ph	2014-07-21	registered locked
liftoff.pl	2016-03-30	registered locked
liftoff.sg	2015-07-28	registered unlocked
liftoffenergy.com	2014-10-21	registered locked
liftoffenergydrink.com	2016-03-21	registered locked
liftoffnow.com	2015-05-05	registered locked
livetheherbalife.com	2014-11-21	registered locked
livingherbalifelean.com	2015-09-17	registered locked
livingshapeworkslean.com	2015-03-15	registered locked
loseweightnow.com	2014-11-13	registered locked
m-herbalife.com	2014-11-05	registered locked
mark-hughes.com	2015-03-08	registered locked
megaescuelademayoristas-sa.com	2015-05-18	registered locked
megaescuelalatina.com	2015-08-10	registered locked
meineweightlosschallenge.de	2016-02-03	registered locked
meinewellnesschallenge.ch	2016-02-27	registered locked
menoslibras.com	2016-02-02	registered locked
mherbalife.com	2014-07-25	registered locked
miherbalife.com	2015-05-08	registered locked
miherbalife.net	2014-12-01	registered locked
millionpoundmissionnow.com	2015-01-30	registered locked
mision1000000delibras.com	2015-03-11	registered locked
misionherbalife.com	2015-05-07	registered locked
misionmillondelibrasherbalife.com	2015-03-11	registered locked
misionperderlibras.com	2015-03-11	registered locked
mojewlc.pl	2014-12-07	registered locked
monchallengecontroledepoids.ch	2015-06-29	registered locked
monchallengecontroledepoids.fr	2015-03-16	registered locked
monchallengedecontroledepoids.ch	2015-06-29	registered locked
monchallengedecontroledepoids.fr	2015-03-16	registered locked

Domain Name	Paid Through Date	Status
myfitnessgroup.gr	2015-06-25	registered locked
myfitsupport.gr	2015-06-16	registered locked
myherablife24.com	2015-04-26	registered locked
myherbalfe.com	2014-10-26	registered locked
myherbalife.asia	2014-05-16	registered locked
myherbalife.at	2015-05-31	registered locked
myherbalife.be	2015-03-17	registered unlocked
myherbalife.bi	2014-09-27	registered locked
myherbalife.bo	2015-06-05	registered locked
myherbalife.ca	2015-02-06	registered locked
myherbalife.ch	2015-05-30	registered locked
myherbalife.cl	2014-09-13	registered locked
myherbalife.cn	2015-06-08	registered locked
myherbalife.co	2016-02-23	registered locked
myherbalife.co.at	2015-06-30	registered locked
myherbalife.co.bw	2015-08-14	registered locked
myherbalife.co.cr	2015-06-08	registered locked
myherbalife.co.hu	2015-06-05	registered locked
myherbalife.co.il	2015-05-18	registered locked
myherbalife.co.in	2015-06-08	registered locked
myherbalife.co.ke	2014-07-28	registered locked
myherbalife.co.kr	2015-10-04	registered locked
myherbalife.co.nz	2014-05-18	registered locked
myherbalife.co.tz	2014-09-28	registered locked
myherbalife.co.ug	2014-09-28	registered locked
myherbalife.co.uk	2015-07-18	registered locked
myherbalife.co.ve	2015-05-28	registered locked
myherbalife.co.za	2015-08-17	registered locked
myherbalife.com	2014-07-20	registered locked
myherbalife.com.au	2016-03-11	registered locked
myherbalife.com.bd	2014-08-07	registered locked
myherbalife.com.bo	2015-06-12	registered locked
myherbalife.com.br	2015-12-01	registered locked
myherbalife.com.cn	2016-03-12	registered locked
myherbalife.com.co	2014-07-23	registered locked
myherbalife.com.do	2014-06-08	registered locked
myherbalife.com.es	2014-05-26	registered locked
myherbalife.com.fr	2015-03-01	registered locked
myherbalife.com.gr	2014-06-08	registered locked
myherbalife.com.hk	2014-09-13	registered locked
myherbalife.com.hr	2015-07-28	registered locked
myherbalife.com.jm	2014-10-25	registered locked
myherbalife.com.kh	2014-09-10	registered locked
myherbalife.com.lv	2016-03-15	registered locked
myherbalife.com.mx	2014-05-22	registered locked
myherbalife.com.my	2015-08-01	registered locked
myherbalife.com.na	2015-09-24	registered locked

Domain Name	Paid Through Date	Status
myherbalife.com.ni	2015-07-31	registered locked
myherbalife.com.pa	2014-07-05	registered locked
myherbalife.com.pe	2015-06-27	registered locked
myherbalife.com.ph	2016-04-01	registered locked
myherbalife.com.pl	2015-06-08	registered locked
myherbalife.com.pr	2015-05-24	registered locked
myherbalife.com.pt	2014-07-01	registered locked
myherbalife.com.py	2015-06-25	registered locked
myherbalife.com.sg	2014-06-13	registered unlocked
myherbalife.com.sv	2015-07-28	registered locked
myherbalife.com.tw	2014-11-14	registered unlocked
myherbalife.com.ua	2015-06-09	registered locked
myherbalife.com.ve	2015-05-17	registered locked
myherbalife.com.vn	2015-10-07	registered locked
myherbalife.cr	2016-03-03	registered locked
myherbalife.cz	2014-06-02	registered locked
myherbalife.de	2015-04-18	registered locked
myherbalife.dk	2014-08-31	registered locked
myherbalife.dm	2015-05-31	registered locked
myherbalife.do	2016-02-26	registered locked
myherbalife.ee	2016-02-10	registered locked
myherbalife.eu	2014-04-30	registered locked
myherbalife.fi	2015-07-01	registered locked
myherbalife.fr	2015-04-03	registered locked
myherbalife.gen.in	2015-06-08	registered locked
myherbalife.gl	2014-12-31	registered locked
myherbalife.gr	2014-05-29	registered locked
myherbalife.hk	2015-07-09	registered locked
myherbalife.hu	2015-03-03	registered locked
myherbalife.ie	2015-09-20	registered locked
myherbalife.in	2015-05-25	registered locked
myherbalife.info	2014-10-18	registered locked
myherbalife.is	2015-10-23	registered locked
myherbalife.it	2015-05-20	registered locked
myherbalife.jo	2014-08-30	registered locked
myherbalife.jp	2016-02-28	registered unlocked
myherbalife.kg	2014-08-01	registered locked
myherbalife.lk	2014-08-01	registered locked
myherbalife.lt	2015-05-31	registered locked
myherbalife.lv	2016-03-15	registered locked
myherbalife.mobi	2014-06-12	registered locked
myherbalife.mx	2015-05-11	registered locked
myherbalife.my	2016-02-03	registered locked
myherbalife.name	2015-06-08	registered locked
myherbalife.nl	2015-11-01	registered locked
myherbalife.no	2015-08-08	registered locked
myherbalife.org	2014-06-21	registered locked

Domain Name	Paid Through Date	Status
myherbalife.pe	2014-11-10	registered locked
myherbalife.ph	2016-04-01	registered locked
myherbalife.pl	2015-05-23	registered locked
myherbalife.pr	2015-06-12	registered locked
myherbalife.ro	2016-03-27	registered locked
myherbalife.ru	2015-05-24	registered locked
myherbalife.rw	2014-09-27	registered locked
myherbalife.se	2015-07-21	registered locked
myherbalife.sg	2015-07-28	registered unlocked
myherbalife.sk	2015-07-10	registered locked
myherbalife.us	2015-06-07	registered locked
myherbalife.vn	2015-08-15	registered locked
myherbalife.xxx	2015-12-14	registered locked
myherbalife24.com	2014-04-09	registered locked
myherbalifechina.cn	2014-10-18	registered locked
myherbalifechina.com.cn	2014-10-18	registered locked
myherbalifeoffice.com	2015-09-28	registered locked
myherbalifeshop.co.uk	2015-11-03	registered locked
myherbalifeshop.com	2016-01-27	registered locked
myherbalifeshop.eu	2015-08-31	registered locked
myherbalifestaff.com	2014-04-13	registered locked
myherbalifestore.com	2015-06-19	registered locked
myherbalifevideo.com	2016-02-23	registered locked
myherbalifeww.com	2014-08-13	registered locked
myherballife.com	2016-02-14	registered locked
myherballife.net	2014-06-16	registered locked
myherbaloffice.com	2015-09-28	registered locked
myherbatek.com	2016-03-31	registered locked
myhlstore.com	2014-06-01	registered locked
myincomenow.com	2015-02-19	registered locked
mylifestartsnow.com	2015-02-19	registered locked
myshapescan.net	2015-01-29	registered locked
myshapescan.org	2015-01-29	registered locked
myshapeworks.com	2014-12-19	registered locked
myshapeworks.net	2015-01-29	registered locked
myshapeworks.org	2015-01-29	registered locked
mytotalplan.com	2016-01-18	registered locked
myweightlosschallenge.be	2014-08-27	registered locked
myweightlosschallenge.co.za	2014-09-01	registered locked
myweightlosschallenge.com	2015-06-11	registered locked
myweightlosschallenge.dk	2014-08-31	registered locked
myweightlosschallenge.ee	2014-10-05	registered locked
myweightlosschallenge.gr	2016-03-19	registered locked
myweightlosschallenge.ie	2014-10-22	registered locked
myweightlosschallenge.lt	2016-03-23	registered locked
myweightlosschallenge.lv	2016-03-22	registered locked
myweightlosschallenge.no	2014-08-31	registered locked

Domain Name	Paid Through Date	Status
myweightlosschallenge.pl	2014-08-27	registered locked
myweightlosschallenge.se	2014-08-26	registered locked
myweightlosschallenges.com	2015-02-19	registered locked
mywlc.pl	2014-12-07	registered locked
namrequest.com	2015-10-14	registered locked
negociosherbalife.com.br	2015-10-11	registered locked
newherbalife.com	2014-10-21	registered locked
newshapeworksdiet.com	2016-02-22	registered locked
niteworks.ca	2015-05-24	registered locked
niteworks.cl	2014-07-24	registered locked
niteworks.co.bw	2015-08-14	registered locked
niteworks.co.il	2014-08-27	registered locked
niteworks.co.kr	2015-10-20	registered locked
niteworks.com	2015-01-10	registered locked
niteworks.com.ar	2015-08-02	registered locked
niteworks.com.mx	2015-07-20	registered locked
niteworks.com.py	2015-10-25	registered locked
niteworks.eu	2014-04-30	registered locked
no-ig-labo.org	2014-11-16	registered locked
nourifusion.at	2015-03-31	registered locked
nourifusion.be	2015-03-13	registered unlocked
nourifusion.bo	2015-07-27	registered locked
nourifusion.ca	2015-02-23	registered locked
nourifusion.ch	2015-02-27	registered locked
nourifusion.cl	2014-07-14	registered locked
nourifusion.cn	2015-06-08	registered locked
nourifusion.co.bw	2015-08-14	registered locked
nourifusion.co.cr	2014-07-23	registered locked
nourifusion.co.il	2014-10-11	registered locked
nourifusion.co.kr	2016-03-03	registered locked
nourifusion.co.nz	2016-03-02	registered locked
nourifusion.co.uk	2015-02-23	registered locked
nourifusion.co.ve	2015-08-25	registered locked
nourifusion.co.za	2016-02-23	registered locked
nourifusion.com	2015-07-26	registered locked
nourifusion.com.ar	2014-09-08	registered locked
nourifusion.com.au	2015-04-19	registered locked
nourifusion.com.bo	2015-03-04	registered locked
nourifusion.com.cn	2015-06-08	registered locked
nourifusion.com.es	2015-02-24	registered locked
nourifusion.com.lv	2015-03-03	registered locked
nourifusion.com.mx	2016-02-24	registered locked
nourifusion.com.pa	2015-09-29	registered locked
nourifusion.com.ph	2015-03-03	registered locked
nourifusion.com.pl	2015-04-07	registered locked
nourifusion.com.pt	2014-11-01	registered locked
nourifusion.com.py	2014-10-25	registered locked

Domain Name	Paid Through Date	Status
nourifusion.com.sg	2016-03-15	registered unlocked
nourifusion.com.tw	2015-03-28	registered locked
nourifusion.com.ua	2016-03-03	registered locked
nourifusion.com.ve	2015-03-03	registered locked
nourifusion.cz	2016-03-02	registered locked
nourifusion.de	2015-04-12	registered locked
nourifusion.dk	2016-02-28	registered locked
nourifusion.es	2015-11-19	registered locked
nourifusion.eu	2014-04-30	registered locked
nourifusion.fi	2016-02-09	registered locked
nourifusion.fr	2015-10-30	registered locked
nourifusion.gr	2015-03-01	registered locked
nourifusion.hk	2016-03-11	registered locked
nourifusion.ie	2016-03-15	registered locked
nourifusion.it	2014-11-07	registered locked
nourifusion.kr	2016-03-02	registered locked
nourifusion.nl	2016-02-24	registered locked
nourifusion.no	2015-03-15	registered locked
nourifusion.pl	2015-03-30	registered locked
nourifusion.pt	2015-07-01	registered locked
nourifusion.ru	2015-03-07	registered locked
nourifusion.se	2015-07-10	registered locked
nourifusion.sg	2015-07-28	registered unlocked
nourifusionskincare.com	2016-03-21	registered locked
nutricionherbalife.cl	2015-08-02	registered locked
nutriramente.com.br	2015-09-02	registered locked
nutritionclub.nl	2016-01-12	registered locked
nutritionforabetterlife.com	2015-07-03	registered locked
nutritionobesityconference.com	2015-10-20	registered locked
obtengaliftoffahora.com	2016-02-01	registered locked
onemillionpoundmission.com	2015-01-29	registered locked
perderlibras.com	2015-03-11	registered locked
personalproteinplan.com	2014-11-06	registered locked
pesosaludable.com.mx	2015-02-11	registered locked
precooficialherbalife.com.br	2015-10-31	registered locked
prepare-la.com	2015-08-24	registered locked
presidentssummit.com	2016-01-07	registered locked
presidentsteamlounge.com	2014-11-07	registered locked
presidentsteamsummit.com	2015-02-23	registered locked
presidentsummit.com	2014-10-16	registered locked
presteam.com	2015-07-29	registered locked
presteam.net	2015-07-29	registered locked
printbydemand.com	2015-11-13	registered locked
prolessa.com	2014-05-10	registered locked
prolessa.net	2014-11-12	registered locked
prolessaduo.com	2016-02-01	registered locked
puraganancia.com	2016-02-02	registered locked

Domain Name	Paid Through Date	Status
quickspark-zambia.com	2015-03-10	registered locked
quickspark.at	2014-11-24	registered locked
quickspark.ch	2014-11-29	registered locked
quickspark.co.il	2015-03-13	registered locked
quickspark.cz	2015-03-11	registered locked
quickspark.de	2014-11-30	registered locked
quickspark.dk	2015-03-31	registered locked
quickspark.fi	2015-01-20	registered locked
quickspark.fr	2015-03-11	registered locked
quickspark.gr	2015-03-12	registered locked
quickspark.ie	2015-01-27	registered locked
quickspark.is	2015-03-11	registered locked
quickspark.it	2015-01-19	registered locked
quickspark.lt	2015-03-13	registered locked
quickspark.lv	2015-03-11	registered locked
quickspark.nl	2015-01-19	registered locked
quickspark.no	2015-03-11	registered locked
quickspark.pl	2015-03-10	registered locked
quickspark.ro	2015-04-01	registered locked
quickspark.ru	2015-03-12	registered locked
quickspark.se	2015-01-18	registered locked
quickspark.sk	2015-03-13	registered locked
radiohbn.com	2015-02-23	registered locked
rakutoku-club.com	2016-02-26	registered locked
retirodemillonarios-sa.com	2015-05-18	registered locked
retirodepresidentes-sa.com	2015-05-18	registered locked
retoherbalife.com	2015-05-15	registered locked
ropaherbalife.com	2015-11-23	registered locked
saglikliyasamtarzi.com	2016-03-22	registered locked
sellcorecomplex.com	2014-09-13	registered locked
sellherbalife.com	2014-06-01	registered locked
sellkrilloil.com	2014-09-13	registered locked
sellliftoff.com	2015-10-12	registered locked
sellnourifusion.com	2015-10-08	registered locked
sellshapeworks.com	2014-11-06	registered locked
sellsportworks.com	2014-10-08	registered locked
selltopscore.com	2014-10-08	registered locked
selltrishield.com	2014-09-13	registered locked
shakeupyourday.com	2015-06-24	registered locked
shapescan.net	2015-01-29	registered locked
shapescan.org	2015-01-29	registered locked
shapework.com	2016-01-26	registered locked
shapeworks.ca	2016-03-22	registered locked
shapeworks.cl	2014-08-11	registered locked
shapeworks.co.bw	2015-08-14	registered locked
shapeworks.co.uk	2016-01-22	registered locked
shapeworks.com	2016-01-28	registered locked

Domain Name	Paid Through Date	Status
shapeworks.com.au	2016-03-11	registered locked
shapeworks.com.br	2015-04-26	registered locked
shapeworks.com.mx	2015-03-31	registered locked
shapeworks.com.pl	2015-07-01	registered locked
shapeworks.com.py	2015-02-24	registered locked
shapeworks.eu	2014-06-30	registered locked
shapeworks.fr	2014-04-27	registered locked
shapeworks.mobi	2014-06-12	registered locked
shapeworks.net	2014-11-06	registered locked
shapeworks.ph	2014-07-21	registered locked
shapeworks.pl	2015-07-01	registered locked
shapeworks.se	2015-08-18	registered locked
shapeworkscanada.com	2016-01-07	registered locked
shapeworksdiet.com	2014-11-06	registered locked
shapeworksprogram.com	2014-11-06	registered locked
shapeworksregistry.com	2016-03-15	registered locked
shapeworksshapescan.com	2016-03-25	registered locked
shapeworksweightloss.com	2014-11-06	registered locked
shopherbalife.com	2014-07-26	registered locked
shoppingherbalife.com	2016-03-06	registered locked
skherbalife.sk	2016-03-21	registered locked
skinwhitening.cn	2015-10-18	registered locked
skinwhitening.com.cn	2015-10-18	registered locked
snackdefense.com	2014-08-16	registered locked
soyherbalife.cl	2015-10-22	registered locked
sport-by-herbalife.com	2015-11-21	registered locked
starofherbalife.com	2015-03-27	registered locked
starsdherbalife.com	2015-06-13	registered locked
starsofherbalife.com	2015-03-27	registered locked
startherbalife.com	2015-09-11	registered locked
startherbalife24.com	2015-04-26	registered locked
startherbalifenow.com	2015-09-05	registered locked
startherballife.com	2015-11-28	registered locked
startshapeworks.co.uk	2014-05-11	registered locked
startshapeworks.com	2014-11-07	registered locked
startshapeworkstoday.com	2014-11-07	registered locked
successwithherbalife.com	2014-11-07	registered locked
sutienadaherbalife.com	2016-03-03	registered locked
sutiendaherbalife.com	2016-02-22	registered locked
tabteam.net	2015-07-29	registered locked
teamherbalife.com	2015-11-03	registered locked
teamherbalifegear.com	2015-06-02	registered locked
teamherbalifesite.com	2014-11-20	registered locked
the24hourathlete.com	2014-07-09	registered locked
the24hourathlete.net	2014-11-03	registered locked
the24hourathlete.org	2014-11-03	registered locked
theherbalifecorporatebio.com	2016-02-02	registered locked

Domain Name	Paid Through Date	Status
therealackman.biz	2015-01-18	registered locked
therealackman.co	2015-01-18	registered locked
therealackman.com	2015-01-18	registered locked
therealackman.info	2015-01-18	registered locked
therealackman.net	2015-01-18	registered locked
therealbillackman.biz	2015-01-18	registered locked
therealbillackman.co	2015-01-18	registered locked
therealbillackman.com	2015-01-18	registered locked
therealbillackman.info	2015-01-18	registered locked
therealbillackman.net	2015-01-18	registered locked
thermocomplete.dk	2014-08-31	registered locked
thermojetics.com	2014-11-08	registered locked
thermojeticssuccess.com	2014-06-12	registered locked
thermojeticssuccessplan.com	2014-06-12	registered locked
thetruthaboutbillackman.com	2014-11-09	registered locked
tomaherbalife.com	2015-05-29	registered locked
trishieldkrill.com	2014-09-13	registered locked
trishieldkrilloil.com	2014-09-13	registered locked
truthaboutherbalife.biz	2015-01-18	registered locked
truthaboutherbalife.co	2015-01-18	registered locked
truthaboutherbalife.com	2015-04-02	registered locked
truthaboutherbalife.info	2015-01-09	registered locked
truthaboutherbalife.net	2015-01-09	registered locked
tryherbalife.com	2014-09-23	registered locked
tryherbalife.net	2016-02-21	registered locked
tryherbalifetoday.com	2017-02-27	registered locked
tudosobreaherbalife.com.br	2015-10-28	registered locked
tudosobreherbalife.com.br	2014-11-22	registered locked
tumejorado.com	2015-09-09	registered locked
tumejorado.com.mx	2015-09-09	registered locked
tumejorado.mx	2015-09-09	registered locked
twentyfourhourathlete.com	2014-10-28	registered locked
twentyfourhourathlete.net	2014-11-03	registered locked
twentyfourhourathlete.org	2014-11-03	registered locked
twentyfourhrathlete.com	2014-10-28	registered locked
twentyfourhrathlete.net	2014-11-03	registered locked
twentyfourhrathlete.org	2014-11-03	registered locked
uploadsuccessvideos.com	2014-12-31	registered locked
vacaciondepresidentes-sa.com	2015-05-18	registered locked
vacacionesherbalife2011.com.mx	2014-08-02	registered locked
vamosherbalife.com	2014-09-29	registered locked
verdadesobreaherbalife.com.br	2015-10-06	registered locked
vidaherbal.cl	2016-04-04	registered locked
videoherbalife.com	2016-02-23	registered locked
videomyherbalife.com	2016-02-23	registered locked
vietnamherbalife.com	2014-09-29	registered locked
visitaherbalife.com	2014-09-29	registered locked

Domain Name	Paid Through Date	Status
visiteherbalife.cl	2016-01-26	registered locked
visiteherbalife.co.cr	2015-02-01	registered locked
visiteherbalife.co.ve	2015-01-31	registered locked
visiteherbalife.com	2014-11-30	registered locked
visiteherbalife.com.ar	2015-01-26	registered locked
visiteherbalife.com.bo	2015-01-28	registered locked
visiteherbalife.com.br	2015-01-26	registered locked
visiteherbalife.com.co	2015-01-24	registered locked
visiteherbalife.com.do	2015-01-25	registered locked
visiteherbalife.com.ec	2015-01-27	registered locked
visiteherbalife.com.gt	2015-01-24	registered locked
visiteherbalife.com.mx	2015-01-24	registered locked
visiteherbalife.com.ni	2015-01-26	registered locked
visiteherbalife.com.pa	2015-01-27	registered locked
visiteherbalife.com.pe	2015-01-27	registered locked
visiteherbalife.com.pr	2015-01-25	registered locked
visiteherbalife.com.pt	2015-03-01	registered locked
visiteherbalife.com.py	2015-03-25	registered locked
visiteherbalife.com.sv	2015-01-25	registered locked
visiteherbalife.es	2015-01-25	registered locked
visiteherbalife.hn	2015-01-25	registered locked
visiteherbalife24.com	2015-04-26	registered locked
vivesaludableconherbalife.com	2015-01-23	registered locked
vivesaludableconherbalife.net	2015-01-23	registered locked
vn-herbalife.com	2015-10-13	registered locked
vyzvanasoubojsvahou.cz	2015-09-20	registered locked
vyzvanasubojsvahou.sk	2015-09-21	registered locked
wealthisbetter.com	2015-02-19	registered locked
weightlosschallenge.co.il	2015-08-16	registered locked
weightlosschallenge.fi	2014-09-13	registered locked
weightlosschallenge.fr	2014-08-30	registered locked
weightlosschallenge.is	2015-08-30	registered locked
weightlosschallenge.mobi	2014-08-27	registered locked
weightlossregistry.com	2016-03-15	registered locked
weightmanagement.cn	2015-10-18	registered locked
weightmanagement.com.cn	2015-10-18	registered locked
weightsupportgroup.gr	2015-06-24	registered locked
weightworks.com	2014-10-08	registered locked
weightworksdiet.com	2016-02-21	registered locked
weightworksprogram.com	2014-10-14	registered locked
wellness.uk.net	2014-06-12	registered locked
welzijnscheck.nl	2014-08-25	registered locked
wesellherbalife.com	2016-01-07	registered locked
whatdoyouhavetolose.co.za	2015-02-07	registered locked
whitening.cn	2015-10-18	registered locked
whyherbalife.co.uk	2016-04-25	registered locked
whyherbalife.com	2015-06-16	registered locked

Domain Name	Paid Through Date	Status
whyherbalife.ie	2015-06-10	registered locked
whyherbalifewhynow.com	2014-09-12	registered locked
wlcsupercoach.co.za	2015-02-07	registered locked
wno.com.pl	2015-05-21	registered locked
worldwidewellness.net	2014-05-19	registered locked
wwwherbalife24.com	2014-08-24	registered locked
xn—3e0bu4qc7deun9pq7oavx.kr	2014-10-08	registered locked
xn—8dt021gzyg.asia	2015-07-03	registered locked
xn—oi2b09gm3k2tn51a.kr	2014-10-08	registered locked
xn—pck1d9b242z8lk.com	2014-04-26	registered locked
xn—preooficialherbalife-50b.com.br preçooficialherbalife.com.br	2015-10-06	registered locked
yerbalife.com	2014-06-23	registered locked
yourlifestartsnow.com	2015-02-19	registered locked

Trademarks

(See attached)

3/4/2014	Portfolio Report

Portfolio Report	Printed: 03-04-2014 Total Number of Records: 2579

Trademark Angola				TM1600AO05
HERBALIFE

Status:	Published

Application No.	37482

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements.

Diary Dates:

Application Date	10-10-2013

Trademark Argentina				TM1031AR05
CELL-U-LOSS

Status:	Registered/Granted

Application No.	2721747	Registration No.	2178676

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamins and nutritional supplements.

Diary Dates:

Application Date	12-28-2006	Registration Date	08-31-2007

Next Renewal	08-31-2017

Trademark Argentina				TM1226AR05
CORE COMPLEX

Status:	Registered/Granted

Application No.	2640565	Registration No.	2154356

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	12-21-2005	Registration Date	04-24-2007

Next Renewal	04-24-2017

1/745

3/4/2014	Portfolio Report

Trademark Argentina				TM1001AR03
HERBALIFE

Status:	Registered/Granted

Application No.	2887845	Registration No.	2355514

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Products for skin care, mainly body creams.

Diary Dates:

Application Date	01-14-2009

Trademark Argentina				TM1001AR30
HERBALIFE

Status:	Pending

Application No.	2887846	Registration No.	2354012

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbal teas.

Diary Dates:

Application Date	01-14-2009

Trademark Argentina				TM1001AR05
HERBALIFE

Status:	Pending

Application No.	2904426	Registration No.	2368089

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutrition supplement, dietary foods, comprising vitamins, minerals, herbs, fiber and protein, all as a tablet, powder or liquid.

Diary Dates:

Application Date	03-27-2009

Trademark Argentina				TM1001AR29
HERBALIFE

Status:	Registered/Granted

Application No.	2514864	Registration No.	2002547

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Protein foodstuffs for human consumption, in International Class 29.

Diary Dates:

Application Date	05-17-2004	Registration Date	12-17-2004

Next Renewal	12-17-2014

2/745

3/4/2014	Portfolio Report

Trademark Argentina				TM1001AR32
HERBALIFE

Status:	Registered/Granted

Application No.	2600131	Registration No.	2063210

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Fruit juices and drinks based on fruit juice, protein powders, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	06-28-2005	Registration Date	01-19-2006

Next Renewal	01-19-2016

Trademark Argentina				TM1006AR03
HERBALIFE & Design

Status:	Registered/Granted

Application No.	2469850	Registration No.	1968407

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoo, cream rinse and hair conditioners, skin cleansers, moisturizers, facial creams and shaving creams.

Diary Dates:

Application Date	10-23-2003	Registration Date	01-27-2004

Next Renewal	01-27-2014

Trademark Argentina				TM1006AR32
HERBALIFE & Design

Status:	Registered/Granted

Application No.	2600130	Registration No.	2063209

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Fruit juices and drinks based on fruit juice, protein powder, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	06-28-2005	Registration Date	01-19-2006

Next Renewal	01-19-2016

Trademark Argentina				TM1006AR05
HERBALIFE & Design

Status:	Registered/Granted

Application No.	2469851	Registration No.	1968406

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplement of vitamins, minerals, herbs and protein, all in the form of tablets, powder or liquid.

Diary Dates:

Application Date	10-23-2003	Registration Date	01-27-2004

Next Renewal	01-27-2014

3/745

3/4/2014	Portfolio Report

Trademark Argentina				TM1090AR05
HERBALIFE CELLULAR NUTRITION

Status:	Registered/Granted

Application No.	2660707	Registration No.	2119185

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	03-31-2006	Registration Date	10-09-2006

Next Renewal	10-09-2016

Trademark Argentina				TM1029AR35
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Registered/Granted

Application No.	2640567	Registration No.	2150033

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	All services in this class.

Diary Dates:

Application Date	12-21-2005	Registration Date	03-29-2007

Next Renewal	03-29-2017

Trademark Argentina				TM1029AR41
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Closed

Application No.	2640568	Registration No.	2150034

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	All services in this class.

Diary Dates:

Application Date	12-21-2005	Registration Date	03-29-2007

Next Renewal	03-29-2017

Trademark Argentina				TM1020AR35
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.	2640569	Registration No.	2150035

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	All services in this class.

Diary Dates:

Application Date	12-21-2005	Registration Date	03-29-2007

Next Renewal	03-29-2017

4/745

3/4/2014	Portfolio Report

Trademark Argentina				TM1020AR41
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.	2640570	Registration No.	2150036

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	All services in this class.

Diary Dates:

Application Date	12-21-2005	Registration Date	03-29-2007

Next Renewal	03-29-2017

Trademark Argentina				TM1016AR05
HERBALIFELINE

Status:	Registered/Granted

Application No.	2601119	Registration No.	2060561

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	All goods in this class.

Diary Dates:

Application Date	07-01-2005	Registration Date	01-02-2006

Next Renewal	01-02-2016

Trademark Argentina				TM1064AR05
KINDERMINS

Status:	Closed

Application No.	1970946	Registration No.	1874954

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	All goods in this class.

Diary Dates:

Application Date	04-07-1995	Registration Date	06-05-2002

Next Renewal	06-05-2012

5/745

3/4/2014	Portfolio Report

Trademark Argentina				TM1049AR05
LIFTOFF

Status:	Registered/Granted

Application No.	2640571	Registration No.	2150037

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	All goods in this class.

Diary Dates:

Application Date	12-21-2005	Registration Date	03-29-2007

Next Renewal	03-29-2017

Trademark Argentina				TM1049AR32
LIFTOFF

Status:	Registered/Granted

Application No.	2640572	Registration No.	2235870

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	12-21-2005	Registration Date	06-24-2008

Next Renewal	06-24-2018

Trademark Argentina				TM1081AR05
LIPO-BOND

Status:	Registered/Granted

Application No.	2116818	Registration No.	1873036

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	11-25-1997	Registration Date	05-24-2002

Next Renewal	05-24-2012

Trademark Argentina				TM1010AR32
NITEWORKS

Status:	Registered/Granted

Application No.	2640573	Registration No.	2150038

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	All goods in this class.

Diary Dates:

Application Date	12-21-2005	Registration Date	03-29-2007

Next Renewal	03-29-2017

6/745

3/4/2014	Portfolio Report

Trademark Argentina				TM1021AR03
NOURIFUSION

Status:	Registered/Granted

Application No.	2580524	Registration No.	2105919

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	All goods in this class.

Diary Dates:

Application Date	04-01-2005	Registration Date	08-16-2006

Next Renewal	08-16-2016

Trademark Argentina				TM1021AR05
NOURIFUSION

Status:	Registered/Granted

Application No.	2580525	Registration No.	2105920

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	All goods in this class.

Diary Dates:

Application Date	04-01-2005	Registration Date	08-16-2006

Next Renewal	08-16-2016

Trademark Argentina				TM1021AR30
NOURIFUSION

Status:	Registered/Granted

Application No.	2580526	Registration No.	2115992

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	All goods in this class.

Diary Dates:

Application Date	04-01-2005	Registration Date	09-25-2006

Next Renewal	09-25-2016

7/745

3/4/2014	Portfolio Report

Trademark Argentina				TM1082AR05
NRG

Status:	Registered/Granted

Application No.	2580352	Registration No.	2048834

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	All goods in this class.

Diary Dates:

Application Date	03-31-2005	Registration Date	10-26-2005

Next Renewal	10-26-2015

Trademark Argentina				TM1037AR03
RADIANT C

Status:	Registered/Granted

Application No.	2603898	Registration No.	2123058

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	All goods in this class.

Diary Dates:

Application Date	07-13-2005	Registration Date	10-26-2006

Next Renewal	10-26-2016

Trademark Argentina				TM1036AR03
RADIANT C (stylized)

Status:	Registered/Granted

Application No.	2300754	Registration No.	1962313

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	08-04-2000	Registration Date	12-02-2003

Next Renewal	12-02-2013

Trademark Argentina				TM1038AR30
Ring of Leaves device

Status:	Registered/Granted

Application No.	2530425	Registration No.	2046474

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	All goods in this class.

Diary Dates:

Application Date	07-23-2004	Registration Date	10-11-2005

Next Renewal	10-11-2015

8/745

3/4/2014	Portfolio Report

Trademark Argentina				TM1038AR32
Ring of Leaves device

Status:	Registered/Granted

Application No.	2530426	Registration No.	2046475

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	All goods in this class.

Diary Dates:

Application Date	07-23-2004	Registration Date	10-11-2005

Next Renewal	10-11-2015

Trademark Argentina				TM1038AR44
Ring of Leaves device

Status:	Closed

Application No.	2530427	Registration No.	2046476

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	All services in this class.

Diary Dates:

Application Date	07-23-2004	Registration Date	10-11-2005

Next Renewal	10-11-2015

Trademark Argentina				TM1038AR05
Ring of Leaves device

Status:	Closed

Application No.	2530423	Registration No.	2046472

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	All goods in this class.

Diary Dates:

Application Date	07-23-2004	Registration Date	10-11-2005

Next Renewal	10-11-2015

Trademark Argentina				TM1038AR29
Ring of Leaves device

Status:	Registered/Granted

Application No.	2530424	Registration No.	2046473

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	All goods in this class.

Diary Dates:

Application Date	07-23-2004	Registration Date	10-11-2005

Next Renewal	10-11-2015

9/745

3/4/2014	Portfolio Report

Trademark Argentina				TM1040AR05
SHAPEWORKS

Status:	Registered/Granted

Application No.	2530418	Registration No.	2072226

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	All goods in this class.

Diary Dates:

Application Date	07-23-2004	Registration Date	03-14-2006

Next Renewal	03-14-2016

Trademark Argentina				TM1040AR29
SHAPEWORKS

Status:	Closed

Application No.	2530419	Registration No.	2072227

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	All goods in this class.

Diary Dates:

Application Date	07-23-2004	Registration Date	03-14-2006

Next Renewal	03-14-2016

Trademark Argentina				TM1040AR32
SHAPEWORKS

Status:	Registered/Granted

Application No.	2530421	Registration No.	2072229

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	All goods in this class.

Diary Dates:

Application Date	07-23-2004	Registration Date	03-14-2006

Next Renewal	03-14-2016

10/745

3/4/2014	Portfolio Report

Trademark Argentina				TM1040AR30
SHAPEWORKS

Status:	Closed

Application No.	2530420	Registration No.	2080981

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	All goods in this class.

Diary Dates:

Application Date	07-23-2004	Registration Date	04-21-2006

Next Renewal	04-21-2016

Trademark Argentina				TM1040AR44
SHAPEWORKS

Status:	Registered/Granted

Application No.	2530422	Registration No.	2072230

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	All services in this class.

Diary Dates:

Application Date	07-23-2004	Registration Date	03-14-2006

Next Renewal	03-14-2016

Trademark Argentina				TM1007AR03
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	2351687	Registration No.	1911552

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	All goods in this class.

Diary Dates:

Application Date	09-04-2001	Registration Date	01-28-2003

Next Renewal	01-28-2013

Trademark Argentina				TM1259AR00
Soft Green, cl. 3

Status:	Registered/Granted

Application No.	2912116	Registration No.	2352700

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	All goods in this class.

Diary Dates:

Application Date	04-30-2009	Registration Date	03-18-2010

Next Renewal	03-18-2020

11/745

3/4/2014	Portfolio Report

Trademark Argentina				TM1025AR05
THERMOJETICS

Status:	Registered/Granted

Application No.	2526921	Registration No.	2011813

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-08-2004	Registration Date	02-17-2005

Next Renewal	02-17-2015

Trademark Argentina				TM1025AR30
THERMOJETICS

Status:	Registered/Granted

Application No.	2037790	Registration No.	2028213

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	All goods in this class.

Diary Dates:

Application Date	06-21-1996	Registration Date	05-23-2005

Next Renewal	05-23-2015

Trademark Argentina				TM1027AR32
Tri-Leaf Design

Status:	Pending

Application No.	2828578

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	All goods in this class.

Diary Dates:

Application Date	05-30-2008

Trademark Argentina				TM1027AR0301
Tri-Leaf Design

Status:	Registered/Granted

Application No.	3,120,888	Registration No.	2.549.404

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	All goods in this class.

Diary Dates:

Application Date	10-11-2011	Registration Date	07-15-2013

Next Renewal	12-21-2022

12/745

3/4/2014	Portfolio Report

Trademark Argentina				TM1027AR16
Tri-Leaf Design

Status:	Registered/Granted

Application No.	2828577	Registration No.	2280885

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	All goods in this class.

Diary Dates:

Application Date	05-30-2008	Registration Date	04-03-2009

Next Renewal	04-03-2019

Trademark Argentina				TM1665AR05
Tri-Leaf design

Status:	Registered/Granted

Application Type:	Without Priority	Registration No.	2374364

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	All in class.

Diary Dates:

Registration Date	06-07-2010	Next Renewal	06-07-2020

Trademark Argentina				TM1033AR29
TRI-SHIELD

Status:	Registered/Granted

Application No.	2640574	Registration No.	2150039

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	All goods in this class.

Diary Dates:

Application Date	12-21-2005	Registration Date	03-29-2007

Next Renewal	03-29-2017

13/745

3/4/2014	Portfolio Report

Trademark Armenia				TM1627AM00
HERBALIFE

Status:	Registered/Granted

Application Type:	Without Priority	Registration No.	19292

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Healthcare products, health food supplements made principally of vitamins, health food supplement made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; herbal teas and herbal infusions; culinary herbs; herb tea for food purposes.

32	Mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and on-alcoholic drinks.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Registration Date	01-08-2012	Next Renewal	01-08-2022

Trademark Armenia				TM1650AM00
HERBALIFE and Tri-Leaf device

Status:	Registered/Granted

Application Type:	Without Priority	Registration No.	19291

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Healthcare products, health food supplements made principally of vitamins, health food supplement made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; herbal teas and herbal infusions; culinary herbs; herb tea for food purposes.

32	Mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and on-alcoholic drinks.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Registration Date	01-08-2012	Next Renewal	01-08-2022

14/745

3/4/2014	Portfolio Report

Trademark Armenia				TM1651AM35
HERBALIFE in Armenian characters

Status:	Registered/Granted

Application Type:	Without Priority	Registration No.	19290

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Registration Date	01-08-2012	Next Renewal	01-08-2022

Trademark Armenia				TM1652AM35
HERBALIFE in Armenian characters and Tri-Leaf device

Status:	Registered/Granted

Application Type:	Without Priority	Registration No.	19289

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Registration Date	01-08-2012	Next Renewal	01-08-2022

Trademark Armenia				TM1632AM30
Tri-Leaf device

Status:	Registered/Granted

Application Type:	Without Priority	Registration No.	19743

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, chocolate and tea based beverages; tes, coffee, chocolate, cocoa; snacks; snack foods; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; herbal teas and herbal infusions; culinary herbs; herb tea for food purposes.

Diary Dates:

Registration Date	10-26-2012	Next Renewal	10-26-2022

Trademark Armenia				TM1632AM00
Tri-Leaf device

Status:	Registered/Granted

Application Type:	Without Priority	Registration No.	19784

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 32, 35

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Healthcare products, health food supplements made principally of vitamins, health food supplement made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

32	Mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and on-alcoholic drinks.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Registration Date	01-08-2012	Next Renewal	01-08-2022

15/745

3/4/2014	Portfolio Report

Trademark Australia				TM1214AU00
CELL-U-LESS

Status:	Expired

Application No.	393042	Registration No.	393042

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	All goods in this class including products as health aids to be taken internally, including vitamins and minerals, proteins, herbs, medicinal linseed and dietary supplements.

Diary Dates:

Application Date	06-22-1983	Registration Date	06-19-1987

Next Renewal	06-22-2014

Trademark Australia				TM1031AU05
CELL-U-LOSS

Status:	Registered/Granted

Application Type:	Without Priority	Registration No.	1331909

Applicant:	Herbalife International, Inc.

Diary Dates:

Registration Date	11-18-2009	Next Renewal	11-18-2019

Trademark Australia				TM1068AU00
DERMAJETICS

Status:	Closed/Expired

Application No.	635356	Registration No.	635356

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely cleansers, moisturisers, toners, astringents, facial masks, facial creams, eye creams, body creams, body toning creams, body lotions, bath oils and bath gels.

Diary Dates:

Application Date	07-19-1994	Registration Date	03-15-1996

Next Renewal	07-19-2014

16/745

3/4/2014	Portfolio Report

Trademark Australia				TM1011AU01
Figurine Design (rainbowman - style)

Status:	Registered/Granted

Application No.	620057	Registration No.	620057

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements in this class consisting of herbs, all in tablet or liquid form; and all other goods in this class.

Diary Dates:

Application Date	01-10-1994	Registration Date	04-12-1995

Next Renewal	01-10-2021

Trademark Australia				TM1080AU01
Figurine Design (reversed rainbowman)

Status:	Expired

Application No.	635063	Registration No.	635063

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making beverages in this class including minerals and herbs for making beverages; all other goods in this class.

Diary Dates:

Application Date	07-12-1994	Registration Date	03-04-1996

Next Renewal	07-12-2014

Trademark Australia				TM1080AU02
Figurine Design (reversed rainbowman)

Status:	Expired

Application No.	665690	Registration No.	665690

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Herbal teas.

Diary Dates:

Application Date	07-05-1995	Registration Date	11-11-1996

Next Renewal	07-12-2014

Trademark Australia				TM1215AU00
FLORAFIBRE

Status:	Registered/Granted

Application No.	417333	Registration No.	417333

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Herbal preparations containing or comprising dietary fibre, being goods within Class 5.

Diary Dates:

Application Date	10-25-1984	Registration Date	05-01-1989

Next Renewal	10-25-2015

17/745

3/4/2014	Portfolio Report

Trademark Australia				TM1054AU00
H3O

Status:	Registered/Granted

Application No.	1183530	Registration No.	1183530

Application Type:	With Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making sports drinks; sports drinks; powder mixes and other preparations for making hydrating energy drinks for enhancing mental performance, short-term memory and fatigue reduction, including dietary supplements; hydrating, dietary and energy drinks.

Diary Dates:

Application Date	06-25-2007	Registration Date	04-28-2008

Next Renewal	06-25-2017

Trademark Australia				TM1001AU02
HERBALIFE

Status:	Registered/Granted

Application No.	714056	Registration No.	714056

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Books, stationery; printed publications and printed matter.

Diary Dates:

Application Date	07-31-1996	Registration Date	07-04-1997

Next Renewal	07-31-2016

Trademark Australia				TM1001AU00
HERBALIFE

Status:	Registered/Granted

Application No.	385933	Registration No.	385933

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03	All goods in this class including products in this class for application to hair and skin, such as shampoos, lotions, rinses and conditioners for hair, and cleansers, moisturizers, toners, creams, ointment, gels and lotions for skin, all the aforesaid goods containing or consisting of herbs.

05	Products as health aids to be taken internally, such as vitamins, minerals, proteins, herbs, medicinal linseed, dietary supplements and analgesics, all the aforesaid goods containing or consisting of herbs; but excluding infants’ and invalids’ milk foods.

Diary Dates:

Application Date	01-07-1983	Registration Date	12-04-1986

Next Renewal	01-07-2024

Trademark Australia				TM1001AU01
HERBALIFE

Status:	Registered/Granted

Application No.	386839	Registration No.	386839

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	All goods in this class including soups, all the aforesaid goods containing or consisting of herbs; but excluding milk and milk foods and products.

Diary Dates:

Application Date	02-01-1983	Registration Date	12-04-1986

Next Renewal	02-01-2024

18/745

3/4/2014	Portfolio Report

Trademark Australia				TM1006AU00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	676550	Registration No.	676550

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30, 32

List of Goods

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fibre and protein, all in tablet, powder, capsule or liquid form.

30	Beverages and teas in this class.

32	Preparations in this class including minerals and herbs for making beverages.

Diary Dates:

Application Date	10-25-1995	Registration Date	06-10-1997

Next Renewal	10-25-2015

Trademark Australia				TM1212AU00
HERBALIFE CHITOSAN FIBRE COMPLEX

Status:	Registered/Granted

Application No.	944373	Registration No.	944373

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements including herbal supplements.

Diary Dates:

Application Date	02-19-2003	Registration Date	10-14-2003

Next Renewal	02-19-2023

Trademark Australia				TM1029AU00
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Registered/Granted

Application No.	1094345	Registration No.	1094345

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35, 44

List of Goods

35	Business management services, including the provision of information and advice in relation to multi-level marketing and development of business operations.

44	Information and advisory services in relation to health and nutrition.

Diary Dates:

Application Date	01-12-2006	Registration Date	08-21-2006

Next Renewal	01-12-2016

19/745

3/4/2014	Portfolio Report

Trademark Australia				TM1020AU00
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.	1094344	Registration No.	1094344

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35, 44

List of Goods

35	Business management services, including the provision of information and advice in relation to multi-level marketing and development of business operations.

44	Information and advisory services in relation to health and nutrition.

Diary Dates:

Application Date	01-12-2006	Registration Date	08-21-2006

Next Renewal	01-12-2016

Trademark Australia				TM1016AU00
HERBALIFELINE

Status:	Registered/Granted

Application No.	393043	Registration No.	393043

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Products as health aids to be taken internally, including vitamins, minerals, proteins, herbs, medicinal linseed, dietary supplements and analgesics, all the aforesaid goods containing or consisting of herbs; but excluding infants and invalids milk foods.

Diary Dates:

Application Date	06-22-1983	Registration Date	07-31-1987

Next Renewal	06-22-2014

Trademark Australia				TM1017AU00
HERBALIGHTS

Status:	Closed

Application No.	834880	Registration No.	834880

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	04

List of Goods

04	Aromatherapy candles.

Diary Dates:

Application Date	05-11-2000	Registration Date	03-30-2001

Next Renewal	05-11-2010

20/745

3/4/2014	Portfolio Report

Trademark Australia				TM1064AU00
KINDERMINS

Status:	Registered/Granted

Application No.	402385	Registration No.	402385

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	All goods in this class including products as health aids to be taken internally, including vitamins and minerals, herbs, medicinal linseed and dietary supplements, formulations for combating the effects of ageing.

Diary Dates:

Application Date	01-17-1984	Registration Date	12-18-1986

Next Renewal	01-17-2015

Trademark Australia				TM1049AU00
LIFTOFF

Status:	Registered/Granted

Application No.	1055997	Registration No.	1055997

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages and preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	05-18-2005	Registration Date	01-09-2006

Next Renewal	05-18-2015

Trademark Australia				TM1062AU00
NATURE’S MIRROR

Status:	Closed/Registered

Application No.	671896	Registration No.	671896

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely cleansers, moisturizers, facial creams, body powders, body oils, body lotions, body creams, body soaps, body deodorants, bath oils and bath gels.

Diary Dates:

Application Date	09-08-1995	Registration Date	12-09-1996

Trademark Australia				TM1010AU00
NITEWORKS

Status:	Registered/Granted

Application No.	966165	Registration No.	966165

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30

List of Goods

05	Nutritional and dietary supplements.

30	Non-alcoholic beverages and beverage preparations.

Diary Dates:

Application Date	08-14-2003	Registration Date	07-24-2013

Next Renewal	08-14-2023

21/745

3/4/2014	Portfolio Report

Trademark Australia				TM1021AU00
NOURIFUSION

Status:	Registered/Granted

Application No.	1051043	Registration No.	1051043

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 30

List of Goods

03	Personal care products, including creams, gels, lotions, washes, masks, and milks for use on the face and body.

30	Dietary and nutritional supplements for non-medicinal health purposes.

Diary Dates:

Application Date	04-15-2005	Registration Date	11-21-2005

Next Renewal	04-15-2015

Trademark Australia				TM1216AU00
N-R-G (graphic for label, old)

Status:	Registered/Granted

Application No.	758711	Registration No.	758711

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Guarana based nutritional and dietary supplements and herbal tea mixes.

Diary Dates:

Application Date	03-31-1998	Registration Date	12-15-2000

Next Renewal	03-31-2018

Trademark Australia				TM1036AU00
RADIANT C (stylized)

Status:	Registered/Granted

Application No.	931554	Registration No.	931554

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Facial creams, facial cleansers, lotions, moisturizers and toners.

Diary Dates:

Application Date	10-22-2002	Registration Date	03-26-2007

Next Renewal	10-22-2022

22/745

3/4/2014	Portfolio Report

Trademark Australia				TM1038AU00
Ring of Leaves device

Status:	Closed/Expired

Application No.	1004925	Registration No.	1004925

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 08, 09, 10, 14, 16, 18, 21, 25, 28, 29, 30, 31, 32, 35, 41

List of Goods

03	Personal care products; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; hair and body treatments; cosmetics.

05	Medicated personal care products; skin care products; nutritional foods and supplements; vitamin and mineral supplements in liquid, tablet, powder, or capsule form; tablet boxes; dietary food supplements in powder, capsule and tablet form made from processed oils, fats and nuts.

08	Personal grooming kits, including nail clippers, files, scissors, combs, brushes, tweezers.

09	Audio and video tapes, discs, and recordings; personal identification and business account cards.

10	Electronic devices for the purpose of assessing health and fitness of humans.

14	Tie tacs, pins, pendants, all of base or precious metals; travel clocks, cuff links; jewellery.

16	Printed matter, including product catalogues, brochures, and informational flyers; books and periodicals about human health and fitness, weight management, dietary supplement and foods, business opportunities, marketing plans, and personal achievement; writing instruments, stationery; pens.

18	Tote bags, satchels, travel bags, bags made of natural or synthetic materials.

21	Mixing implements, containers for powdered or loose food items, stirring instruments, mugs, drinking glasses and drinking containers; small domestic utensils and containers.

25	Clothing, headgear, footwear.

28	Toys, including stuffed toys, plastic figurines; games; playthings.

29	Food products in class 29 and snacks made from processed oils, fats, and nuts; foods and snacks containing herbs, marine botanicals, fungi, tree bark, natural plants and flowers, seeds, roots and bulbs.

30	Teas, powdered beverage mixes, beverages; flour and preparations made from cereals, bread, pastry and confectionery, ices; sauces (condiments); spices.

31	Fresh fruit and vegetables; grains.

32	Ready-to-drink, concentrated, or powdered non-alcoholic beverages, beverages.

35	Services to assist others with direct marketing, advertising, lead generation, order processing; direct selling; retailing; wholesaling; Internet and electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small businesses.

41	Educational and training services related to weight management and human health and fitness; educational and training programs related to multi level marketing and development of small businesses.

Diary Dates:

Application Date	06-03-2004	Registration Date	03-14-2005

Next Renewal	06-03-2014

Trademark Australia				TM1202AU05
ROSEGUARD

Status:	Registered/Granted

Application No.	1332410	Registration No.	1332410

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30

List of Goods

05	Food supplements; food supplements including Herbs, vitamins or minerals; food supplements in tablet or capsule form including herbs, vitamins or minerals; nutritional supplements on the basis of herbs, vitamins or minerals.

30	Foodstuffs including herbs, vitamins, or minerals.

Diary Dates:

Application Date	11-20-2009	Registration Date	11-20-2009

Next Renewal	11-20-2019

Trademark Australia				TM1039AU00
SHAPESCAN

Status:	Closed/Expired

Application No.	1005149	Registration No.	1005149

Application Type:	With Priority

Applicant:	Herbalife International, Inc.

Classes:	09, 44

List of Goods

09	Hand-held instruments, gauges or devices associated with weight management products and programs; electrical and electronic devices associated with weight management programs; computer software for use in weight management programs.

44	Weight management services, including regimens for weight management, regimens for lifestyle changes associated with weight loss and weight management.

Diary Dates:

Application Date	06-04-2004	Registration Date	10-24-2005

Next Renewal	06-04-2014

23/745

3/4/2014	Portfolio Report

Trademark Australia				TM1040AU00
SHAPEWORKS

Status:	Closed/Expired

Application No.	1005147	Registration No.	1005147

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 44

List of Goods

05	Nutritional and dietary supplements; vitamin and mineral supplements in liquid, tablet, powder or capsule form; medicated personal care products.

29	Food and drink, soups, snacks, meal replacement foods, drink mixes.

30	Teas and beverages, powdered drinks and drink mixes for use in nutritional and dietary health regimens; food products in class 30.

32	Non-alcoholic beverages; syrups and other preparations for making beverages, ready to drink beverages for use in nutritional and dietary health regimens.

44	Weight management services; regimens for weight managment.

Diary Dates:

Application Date	06-04-2004	Registration Date	12-05-2005

Next Renewal	06-04-2014

Trademark Australia				TM1213AU00
SHAPEWORKS & Ring of Leaves device

Status:	Closed/Expired

Application No.	1005150	Registration No.	1005150

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 44

List of Goods

05	Nutritional and dietary supplements; vitamin and mineral supplements in liquid, tablet, powder or capsule form; medicated personal care products.

29	Food and drink, soups, snacks, meal replacement foods, drink mixes.

30	Teas and beverages, powdered drinks and drink mixes for use in nutritional and dietary health regimens; food products in class 30.

32	Non-alcoholic beverages; syrups and other preparations for making beverages, ready to drink beverages for use in nutritional and dietary health regimens.

44	Weight management services; regimens for weight management.

Diary Dates:

Application Date	06-04-2004	Registration Date	01-25-2005

Next Renewal	06-04-2014

Trademark Australia				TM1007AU00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	889258	Registration No.	889258

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Personal care products, including facial creams, eye creams and body lotions.

Diary Dates:

Application Date	09-14-2001	Registration Date	04-26-2002

Next Renewal	09-14-2011

24/745

3/4/2014	Portfolio Report

Trademark Australia				TM1025AU03
THERMOJETICS

Status:	Registered/Granted

Application No.	707807	Registration No.	707807

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Beverages, namely teas.

Diary Dates:

Application Date	05-02-1996	Registration Date	05-09-1997

Next Renewal	05-02-2016

Trademark Australia				TM1025AU01
THERMOJETICS

Status:	Registered/Granted

Application No.	582297	Registration No.	582297

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	All goods in this class.

Diary Dates:

Application Date	07-13-1992	Registration Date	05-03-1994

Next Renewal	07-13-2019

Trademark Australia				TM1025AU02
THERMOJETICS

Status:	Closed/Registered

Application No.	582298	Registration No.	582298

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	All goods in this class.

Diary Dates:

Application Date	07-13-1992	Registration Date	05-03-1994

25/745

3/4/2014	Portfolio Report

Trademark Australia				TM1110AU00
THERMOJETICS & Design

Status:	Closed/Registered

Application No.	582299	Registration No.	582299

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	All goods in this class.

Diary Dates:

Application Date	07-13-1992	Registration Date	05-03-1994

Next Renewal	07-13-2019

Trademark Australia				TM1110AU01
THERMOJETICS & Design

Status:	Closed/Registered

Application No.	582300	Registration No.	582300

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	All goods in this class.

Diary Dates:

Application Date	07-13-1992	Registration Date	05-03-1994

Next Renewal	07-13-2019

Trademark Australia				TM1027AU00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	635064	Registration No.	635064

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Haircare products, namely shampoos, rinses and conditioners; skin care products, namely cleansers, moisturizers, toners, astringents, masks, facial creams, body creams, body lotions, shaving creams, suntan oils and suntan lotions; color cosmetics, namely lipstick, eyeshadows, foundation creams and blushes; personal hygiene products, namely powders, perfumes, colognes and body oils; all other goods in this class.

Diary Dates:

Application Date	07-12-1994	Registration Date	10-12-1995

Next Renewal	07-12-2011

Trademark Australia				TM1027AU01
Tri-Leaf Design

Status:	Registered/Granted

Application No.	1094343	Registration No.	1094343

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 08, 09, 10, 14, 16, 18, 21, 25, 28, 29, 30, 31, 32, 35, 41

List of Goods

05	Medicated personal care products; skin care products; nutritional foods and supplements; vitamin and mineral supplements in liquid, tablet, powder, or capsule form; tablet boxes; dietary food supplements in powder, capsule and tablet form made from processed oils, fats and nuts.

08	Personal grooming kits, including nail clippers, files, scissors, combs, brushes, tweezers.

09	Audio and video tapes, discs, and recordings; personal identification and business account cards.

10	Electronic devices for the purpose of assessing health and fitness of humans.

14	Tie tacs, pins, pendants, all of base or precious metals; travel clocks, cuff links; jewellery.

16	Printed matter, including product catalogues, brochures, and informational flyers; books and periodicals about human health and fitness, weight management, dietary

26/745

3/4/2014	Portfolio Report

supplement and foods, business opportunities, marketing plans, and personal achievement; writing instruments, stationery; pens.

18	Tote bags, satchels, travel bags, bags made of natural or synthetic materials.

21	Mixing implements, containers for powdered or loose food items, stirring instruments, mugs, drinking glasses and drinking containers; small domestic utensils and containers.

25	Clothing, headgear; none of the foregoing being sports apparel.

28	Toys, including stuffed toys, plastic figurines; games; playthings; none of the foreging being sports equipment.

29	Food products in class 29 and snacks made from processed oils, fats, and nuts; foods and snacks containing herbs, marine botanicals, fungi, tree bark, natural plants and flowers, seeds, roots and bulbs.

30	Teas, powdered beverage mixes, beverages; flour and preparations made from cereals, bread, pastry, and confectionery, ices; sauces (condiments); spices.

31	Fresh fruit and vegetables; grains.

32	Ready-to-drink, concentrated, or powdered non-alcoholic beverages, beverages.

35	Services to assist others with direct marketing, advertising, lead generation, order processing; direct selling; retailing; wholesaling; Internet and electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small businesses; business management services.

41	Educational and training services related to weight management and human health and fitness; educational and training programs related to multi-level marketing and development of small businesses and provision of information and advice in relation to multi-level marketing and operating small businesses.

Diary Dates:

Application Date	01-12-2006	Registration Date	01-12-2006

Next Renewal	01-12-2016

Trademark Austria				TM1088AT00
ALOEMAX

Status:	Registered/Granted

Application No.	AM 3799/2005	Registration No.	228685

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05

32

Diary Dates:

Application Date	08-25-2003	Registration Date	12-02-2005

Next Renewal	12-31-2015

Trademark Austria				TM1031AT00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	AM 1800/83	Registration No.	104278

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-06-1983	Registration Date	12-12-1983

Next Renewal	12-31-2013

27/745

3/4/2014	Portfolio Report

Trademark Austria				TM1068AT00
DERMAJETICS

Status:	Closed/Registered

Application No.	AM 5340/94	Registration No.	156735

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	10-21-1994	Registration Date	02-10-1995

Next Renewal	02-28-2015

Trademark Austria				TM1080AT00
Figurine Design (reversed rainbowman)

Status:	Closed/Registered

Application No.	AM 4419/94	Registration No.	156086

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	09-01-1994	Registration Date	01-02-1995

Next Renewal	01-31-2015

Trademark Austria				TM1001AT00
HERBALIFE

Status:	Registered/Granted

Application No.	AM 1171/83	Registration No.	104229

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29

List of Goods

03

05

29

Diary Dates:

Application Date	05-04-1983	Registration Date	12-02-1983

Next Renewal	12-31-2013

Trademark Austria				TM1006AT00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	AM 1143/94	Registration No.	154149

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03

05

Diary Dates:

Application Date	03-10-1994	Registration Date	08-29-1994

Next Renewal	08-31-2014

28/745

3/4/2014	Portfolio Report

Trademark Austria				TM1016AT00
HERBALIFELINE

Status:	Registered/Granted

Application No.	AM 1799/83	Registration No.	104277

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-06-1983	Registration Date	12-12-1983

Next Renewal	12-31-2013

Trademark Austria				TM1025AT00
THERMOJETICS

Status:	Closed/Cancelled

Application No.	AM 1144/94	Registration No.	152813

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	03-10-1994	Registration Date	05-26-1994

Next Renewal	05-31-2014

Trademark Azerbaijan				TM1591AZ00
HERBALIFE

Status:	Registered/Granted

		Registration No.	N 2013 0062

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Healthcare products, health food supplements made principally of vitamins, health food supplement made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing cooked nuts, snacks dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods powder for making tea-based, cocoa beverages; powder for making herbal food beverages; herbal teas and herbal infusions; culinary herbs; herb tea for food purposes.

32	Mineral and aerated waters and other non-alcoholic beverages, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and on-alcoholic drinks.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Registration Date	09-21-2012	Next Renewal	09-21-2022

29/745

3/4/2014	Portfolio Report

Trademark Azerbaijan				TM1589AZ00
HERBALIFE & Tri-Leaf device

Status:	Registered/Granted

		Registration No.	N 2013 0063

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Healthcare products, health food supplements made principally of vitamins, health food supplement made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing cooked nuts, snacks dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods powder for making tea-based, cocoa beverages; powder for making herbal food beverages; herbal teas and herbal infusions; culinary herbs; herb tea for food purposes.

32	Mineral and aerated waters and other non-alcoholic beverages, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and on-alcoholic drinks.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Registration Date	09-21-2012	Next Renewal	09-21-2022

Trademark Azerbaijan				TM1590AZ00
Tri-Leaf device

Status:	Registered/Granted

		Registration No.	N 2013 0061

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Healthcare products, health food supplements made principally of vitamins, health food supplement made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing cooked nuts, snacks dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods powder for making tea-based, cocoa beverages; powder for making herbal food beverages; herbal teas and herbal infusions; culinary herbs; herb tea for food purposes.

32	Mineral and aerated waters and other non-alcoholic beverages, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and on-alcoholic drinks.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Registration Date	09-21-2012	Next Renewal	09-21-2022

30/745

3/4/2014	Portfolio Report

Trademark Belarus				TM1395BY00
HERBALIFE

Status:	Registered/Granted

Application No.	20060566	Registration No.	29059

Application Type:	Without Priority

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03

05

09

10

14

16

21

25

28

29

30

31

32

35

41

42

Diary Dates:

Application Date	02-04-2006	Registration Date	01-30-2009

Next Renewal	02-04-2016

Trademark Belarus				TM1397BY00
HERBALIFE & TRI-LEAF device

Status:	Registered/Granted

Application No.	20060567	Registration No.	29060

Application Type:	Without Priority

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03

05

09

10

14

16

21

25

28

29

30

31

32

35

41

42

Diary Dates:

Application Date	02-24-2006	Registration Date	01-30-2009

Next Renewal	02-24-2016

31/745

3/4/2014	Portfolio Report

Trademark Belarus				TM1398BY00
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.	20060563	Registration No.	29057

Application Type:	Without Priority

Diary Dates:

Application Date	02-24-2006	Registration Date	01-30-2009

Next Renewal	02-24-2016

Trademark Belarus				TM1399BY00
HERBALIFELINE

Status:	Registered/Granted

Application No.	2006558	Registration No.	29054

Application Type:	Without Priority

Diary Dates:

Application Date	02-24-2006	Registration Date	01-30-2009

Next Renewal	02-24-2016

Trademark Belarus				TM1400BY00
LIFTOFF

Status:	Registered/Granted

Application No.	20060559	Registration No.	29055

Application Type:	Without Priority

Diary Dates:

Application Date	02-24-2006	Registration Date	01-30-2009

Next Renewal	02-24-2016

Trademark Belarus				TM1401BY00
NITEWORKS

Status:	Registered/Granted

Application No.	20060557	Registration No.	29053

Application Type:	Without Priority

Classes:	32

List of Goods

32

Diary Dates:

Application Date	02-24-2006	Registration Date	01-30-2009

Next Renewal	02-24-2016

32/745

3/4/2014	Portfolio Report

Trademark Belarus				TM1539BY00
Niteworks in Cyrillic characters

Status:	Pending

Application No.	20133216

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic drinks, powders and concentrates for making non-alcoholic beverages.

Diary Dates:

Application Date	08-06-2013

Trademark Belarus				TM1402BY00
NOURIFUSION

Status:	Registered/Granted

Application No.	2006561	Registration No.	29056

Application Type:	Without Priority

Diary Dates:

Application Date	02-24-2006	Registration Date	01-30-2009

Next Renewal	02-24-2016

Trademark Belarus				TM1404BY00
RADIANT C

Status:	Registered/Granted

Application No.	20060560	Registration No.	29061

Application Type:	Without Priority

Classes:	03

List of Goods

03

Diary Dates:

Application Date	02-24-2006	Registration Date	01-24-2009

Next Renewal	02-24-2016

Trademark Belarus				TM1403BY00
RING OF LEAVES

Status:	Registered/Granted

Application No.	2006556	Registration No.	29052

Application Type:	Without Priority

Classes:	05, 29, 30, 32, 35, 41

List of Goods

05

29

30

32

35

41

Diary Dates:

Application Date	02-04-2006	Registration Date	01-30-2009

Next Renewal	02-04-2016

33/745

3/4/2014	Portfolio Report

Trademark Belarus				TM1405BY00
SHAPEWORKS

Status:	Registered/Granted

Application No.	20060555	Registration No.	29051

Application Type:	Without Priority

Classes:	05, 29, 30, 32, 35, 41

List of Goods

05

29

30

32

35

41

Diary Dates:

Application Date	02-24-2000	Registration Date	01-30-2009

Trademark Belarus				TM1406BY00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	20060562	Registration No.	29062

Application Type:	Without Priority

Diary Dates:

Application Date	02-24-2006	Registration Date	01-30-2009

Next Renewal	02-24-2016

Trademark Belarus				TM1396BY00
TRI-LEAF device

Status:	Registered/Granted

Application No.	20060565	Registration No.	29058

Application Type:	Without Priority

Diary Dates:

Application Date	02-24-2006	Registration Date	01-30-2009

Next Renewal	02-24-2016

Trademark Benelux				TM1088BX32
ALOEMAX

Status:	Registered/Granted

		Registration No.	0911996

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05

32

Diary Dates:

Registration Date	12-12-2012	Next Renewal	12-12-2021

Designated Countries:

BE, LU, NL

34/745

3/4/2014	Portfolio Report

Trademark Benelux				TM1031BX00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	49320	Registration No.	391792

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations, herbal medicinal preparations, analgesics and flaxseed medicines.

Diary Dates:

Application Date	07-07-1983	Registration Date	06-21-2013

Next Renewal	07-07-2023

Designated Countries:

BE, LU, NL

Trademark Benelux				TM1068BX00
DERMAJETICS

Status:	Closed/Expired

Application No.	77847	Registration No.	559505

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	08-29-1994	Registration Date	08-29-1994

Designated Countries:

BE, LU, NL

Trademark Benelux				TM1001BX00
HERBALIFE

Status:	Registered/Granted

Application No.	48922	Registration No.	391082

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29

List of Goods

03	Shampoos, lotions, rinses and skin care products for hair cleansers, moisturizers, toners, creams, ointments, gels and lotions for the skin.

05	Vitamin preparations, mineral preparations, herbal medicinal preparations, analgesics and flaxseed medicines.

29	Protein preparations, preparations of herbal supplements as foods, soups.

Diary Dates:

Application Date	05-04-1983	Registration Date	05-04-1983

Next Renewal	05-04-2023

Designated Countries:

BE, LU, NL

35/745

3/4/2014	Portfolio Report

Trademark Benelux				TM1231BX00
HERBALIFE

Status:	Registered/Granted

Application No.	0885477	Registration No.	0885477

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

Diary Dates:

Application Date	07-16-2010	Registration Date	08-03-2010

Next Renewal	07-16-2020

Designated Countries:

BE, LU, NL

Trademark Benelux				TM1006BX00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	74438	Registration No.	524966

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03	Shampoos, rinses and hair care products, makeup, skin moisturizers (cosmetics), facial creams (not medicinal), and shaving creams.

05	Dietary supplements containing vitamins, minerals, herbs and protein, all in the form of tablets, powders or liquids.

Diary Dates:

Application Date	10-16-1992	Registration Date	10-16-1992

Next Renewal	10-16-2022

Designated Countries:

BE, LU, NL

Trademark Benelux				TM1016BX00
HERBALIFELINE

Status:	Registered/Granted

Application No.	49321	Registration No.	391793

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic food and substances adapted for medical or veterinary use, food for babies; dietary supplements for humans and animals; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	07-07-1983	Registration Date	06-21-2013

Next Renewal	07-07-2023

Designated Countries:

BE, LU, NL

36/745

3/4/2014	Portfolio Report

Trademark Benelux				TM1025BX00
THERMOJETICS

Status:	Closed/Expired

Application No.	77049	Registration No.	549707

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30, 32

List of Goods

30

32

Diary Dates:

Application Date	03-24-1994	Registration Date	03-24-1994

Next Renewal	03-24-2014

Designated Countries:

BE, LU, NL

Trademark Benelux				TM1025BX01
THERMOJETICS

Status:	Assumed/Lapsed/Expired

Application No.	75625	Registration No.	541773

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03

05

Diary Dates:

Application Date	06-14-1993	Registration Date	06-14-1993

Next Renewal	06-14-2013

Designated Countries:

BE, LU, NL

Trademark Benelux				TM1027BX00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	77793	Registration No.	559504	.

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 16, 25, 32, 35, 39

List of Goods

35	Advertising; business management; business administration; office functions. Retail services, namely selling and marketing of products through direct or network sales.

Diary Dates:

Application Date	08-19-1994	Registration Date	08-19-1994

Next Renewal	08-19-2014

Designated Countries:

BE, LU, NL

37/745

3/4/2014	Portfolio Report

Trademark Bolivia, Plurinational State of				TM1031BO05
CELL-U-LOSS

Status:	Registered/Granted

Application No.		Registration No.	43369-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	05-31-1984	Next Renewal	05-31-2014

Trademark Bolivia, Plurinational State of				TM1257BO00
Figurine

Status:	Registered/Granted

Application No.	1877	Registration No.	C-77423

Application Type:	Without Priority

Diary Dates:

Application Date	10-13-1994	Registration Date	09-03-2000

Next Renewal	09-03-2010

Trademark Bolivia, Plurinational State of Figurine Design (reversed rainbowman)				TM1080BO05

Status:	Registered/Granted

Application No.	3201-94	Registration No.	79224-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	All goods in International Class 5, namely nutritional supplements, dietetic foods, all types of vitamins, minerals, herbs, fiber and protein, all in tablets, powders, in capsules, in liquids.

Diary Dates:

Application Date	10-13-1994	Registration Date	06-12-2000

Next Renewal	06-12-2020

Trademark Bolivia, Plurinational State of Figurine Design (reversed rainbowman)				TM1080BO30

Status:	Registered/Granted

Application No.	94-3198	Registration No.	77423-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Tea, especially herbal tea.

Diary Dates:

Application Date	03-13-1994	Registration Date	03-09-2000

Next Renewal	03-09-2020

38/745

3/4/2014	Portfolio Report

Trademark Bolivia, Plurinational State of				TM1001BO05
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	43172-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical preparations, vitamins, minerals, protein, supplements, medicinal herbs, additional allowances; medicinal preparations for human use in tablets, liquid, capsules, powders, herbal medicine juices and medicinal soups.

Diary Dates:

Registration Date	03-09-1984	Next Renewal	03-09-2014

Trademark Bolivia, Plurinational State of				TM1001BO03
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	43171-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cosmetics, perfumes, essences and oils for hair and skin care, soaps and products for conditioning and washing.

Diary Dates:

Registration Date	03-09-1984	Next Renewal	03-09-2014

Trademark Bolivia, Plurinational State of				TM1001BO3201
HERBALIFE

Status:	Registered/Granted

Application No.	SM-4672-2005	Registration No.	105607-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beverages and preparations for making beverages.

Diary Dates:

Application Date	12-12-2005	Registration Date	09-25-2006

Next Renewal	09-25-2016

39/745

3/4/2014	Portfolio Report

Trademark Bolivia, Plurinational State of				TM1001BO32
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	68577

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	All products in international class 32, namely protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Registration Date	07-23-1997	Next Renewal	07-23-2017

Trademark Bolivia, Plurinational State of				TM1001BO30
HERBALIFE

Status:	Registered/Granted

Application No.	64277-C	Registration No.	68576-A

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Tea, especially herbal tea.

Diary Dates:

Application Date	10-13-1994	Registration Date	07-23-1997

Next Renewal	07-23-2017

Trademark Bolivia, Plurinational State of				TM1001BO29
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	43170-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	All goods in International Class 29.

Diary Dates:

Registration Date	03-09-1984	Next Renewal	03-09-2014

Trademark Bolivia, Plurinational State of				TM1029BO41
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Closed

Application No.	SM-3522-2004	Registration No.	101801-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41

Diary Dates:

Application Date	11-03-2004	Registration Date	12-16-2005

Next Renewal	12-16-2015

40/745

3/4/2014	Portfolio Report

Trademark Bolivia, Plurinational State of				TM1020BO41
HERBALIFE NUTRITION CLUB

Status:	Closed

Application No.	SM-3521-2004	Registration No.	101800-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41

Diary Dates:

Application Date	11-03-2004	Registration Date	12-16-2005

Next Renewal	12-16-2015

Trademark Bolivia, Plurinational State of				TM1016BO05
HERBALIFELINE

Status:	Registered/Granted

Application No.		Registration No.	43368-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	05-30-1984	Next Renewal	05-30-2014

Trademark Bolivia, Plurinational State of				TM1064BO05
KINDERMINS

Status:	Registered/Granted

Application No.		Registration No.	44301-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	10-16-1985	Next Renewal	10-16-2015

Trademark Bolivia, Plurinational State of				TM1085BO32
LIFE & VICTORY

Status:	Registered/Granted

Application No.	94-2051	Registration No.	72302-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	07-07-1994	Registration Date	04-05-1999

Next Renewal	04-05-2019

41/745

3/4/2014	Portfolio Report

Trademark Bolivia, Plurinational State of				TM1085BO03
LIFE & VICTORY

Status:	Closed

Application No.	94-2047	Registration No.	72319-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	07-07-1994	Registration Date	04-05-1999

Next Renewal	04-05-2019

Trademark Bolivia, Plurinational State of				TM1085BO30
LIFE & VICTORY

Status:	Closed

Application No.	94-2050	Registration No.	72304-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	07-07-1994	Registration Date	04-05-1999

Next Renewal	04-05-2019

Trademark Bolivia, Plurinational State of				TM1085BO29
LIFE & VICTORY

Status:	Closed

Application No.	94-2049	Registration No.	72300-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Application Date	07-07-1994	Registration Date	04-05-1999

Next Renewal	04-05-2019

Trademark Bolivia, Plurinational State of				TM1085BO05
LIFE & VICTORY

Status:	Closed

Application No.	94-2048	Registration No.	72320-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-07-1994	Registration Date	04-06-1999

Next Renewal	04-06-2019

42/745

3/4/2014	Portfolio Report

Trademark Bolivia, Plurinational State of				TM1049BO32
LIFTOFF

Status:	Registered/Granted

Application No.	SM-4671-2005	Registration No.	118392-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	12-12-2005	Registration Date	04-03-2009

Next Renewal	04-03-2019

Trademark Bolivia, Plurinational State of				TM1010BO32
NITEWORKS

Status:	Registered/Granted

Application No.	SM-4674-2005	Registration No.	105782-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	12-12-2005	Registration Date	10-03-2006

Next Renewal	10-03-2016

Trademark Bolivia, Plurinational State of				TM1021BO30
NOURIFUSION

Status:	Registered/Granted

Application No.	SM-1080-2005	Registration No.	102782-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	03-30-2005	Registration Date	03-16-2006

Next Renewal	03-16-2016

43/745

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Trademark Bolivia, Plurinational State of				TM1021BO03
NOURIFUSION

Status:	Registered/Granted

Application No.	2501079	Registration No.	128319

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, gels, lotions, washes, masks, and milks fpr use on the face and body.

Diary Dates:

Application Date	03-30-2005	Registration Date	06-16-2011

Next Renewal	06-16-2021

Trademark Bolivia, Plurinational State of				TM1082BO05
NRG

Status:	Registered/Granted

Application No.		Registration No.	43367-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	05-31-1984	Next Renewal	05-31-2014

Trademark Bolivia, Plurinational State of				TM1631BO05
PROLESSA

Status:	Pending

Application No.	5035-2013

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements in powder form composed mainly of fatty acids and oils, none of which relate to bone, bone diseases or disorders, the prevention and treatment of bone diseases or disorders, or related conditions/diseases.

Trademark Bolivia, Plurinational State of				TM1038BO05
Ring of Leaves device

Status:	Closed

Application No.	SM-0811-2005	Registration No.	102724-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	03-09-2005	Registration Date	03-08-2006

Next Renewal	03-08-2016

44/745

3/4/2014	Portfolio Report

Trademark Bolivia, Plurinational State of				TM1038BO29
Ring of Leaves device

Status:	Closed

Application No.	SM-0812-2005	Registration No.	102800-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Application Date	03-09-2005	Registration Date	03-17-2006

Next Renewal	03-17-2016

Trademark Bolivia, Plurinational State of				TM1038BO32
Ring of Leaves device

Status:	Closed

Application No.	SM-0814-2005	Registration No.	102802-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	03-09-2005	Registration Date	03-17-2006

Next Renewal	03-17-2016

Trademark Bolivia, Plurinational State of				TM1038BO44
Ring of Leaves device

Status:	Closed

Application No.	SM-0815-2005	Registration No.	102754-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	03-09-2005	Registration Date	03-15-2006

Next Renewal	03-15-2016

Trademark Bolivia, Plurinational State of				TM1038BO30
Ring of Leaves device

Status:	Closed

Application No.	SM-0813-2005	Registration No.	102801-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	03-09-2005	Registration Date	03-17-2006

Next Renewal	03-17-2016

45/745

3/4/2014	Portfolio Report

Trademark Bolivia, Plurinational State of				TM1040BO30
SHAPEWORKS

Status:	Registered/Granted

Application No.	SM-0807-2005	Registration No.	102766-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	03-09-2005	Registration Date	03-15-2006

Next Renewal	03-15-2016

Trademark Bolivia, Plurinational State of				TM1040BO44
SHAPEWORKS

Status:	Registered/Granted

Application No.	SM-0805-2005	Registration No.	102814-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	03-09-2005	Registration Date	03-17-2006

Next Renewal	03-17-2016

Trademark Bolivia, Plurinational State of				TM1040BO05
SHAPEWORKS

Status:	Registered/Granted

Application No.	SM-0809-2005	Registration No.	102777-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	03-09-2005	Registration Date	03-16-2006

Next Renewal	03-16-2016

46/745

3/4/2014	Portfolio Report

Trademark Bolivia, Plurinational State of				TM1040BO29
SHAPEWORKS

Status:	Registered/Granted

Application No.	SM-808-2005	Registration No.	102776-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Application Date	03-09-2005	Registration Date	03-16-2006

Next Renewal	03-16-2016

Trademark Bolivia, Plurinational State of				TM1040BO32
SHAPEWORKS

Status:	Registered/Granted

Application No.	SM-0806-2005	Registration No.	102813-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	03-09-2005	Registration Date	03-17-2006

Next Renewal	03-17-2016

Trademark Bolivia, Plurinational State of				TM1007BO03
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	SM-4668-2005	Registration No.	106646-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	12-12-2005	Registration Date	11-28-2006

Next Renewal	11-28-2016

Trademark Bolivia, Plurinational State of				TM1025BO05
THERMOJETICS

Status:	Registered/Granted

Application No.		Registration No.	68575

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	07-23-1997	Next Renewal	07-23-2017

47/745

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Trademark Bolivia, Plurinational State of				TM1025BO30
THERMOJETICS

Status:	Registered/Granted

Application No.		Registration No.	68573

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Registration Date	07-23-1997	Next Renewal	07-23-2017

Trademark Bolivia, Plurinational State of				TM1025BO32
THERMOJETICS

Status:	Registered/Granted

Application No.		Registration No.	68574

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	07-23-1997	Next Renewal	07-23-2017

Trademark Bolivia, Plurinational State of				TM1027BO32
Tri-Leaf Design

Status:	Registered/Granted

Application No.	SM-4670-2005	Registration No.	105609-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	12-12-2005	Registration Date	09-25-2006

Next Renewal	09-25-2016

Trademark Bolivia, Plurinational State of				TM1027BO03
Tri-Leaf Design

Status:	Registered/Granted

Application No.	SM-1242-2001	Registration No.	88111-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	04-18-2001	Registration Date	09-06-2002

Next Renewal	09-06-2022

48/745

3/4/2014	Portfolio Report

Trademark Bolivia, Plurinational State of				TM1027BO05
Tri-Leaf Design

Status:	Registered/Granted

Application No.	SM-1243-2001	Registration No.	88405-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	04-18-2001	Registration Date	10-07-2002

Next Renewal	10-07-2022

Trademark Bolivia, Plurinational State of				TM1027BO29
Tri-Leaf Design

Status:	Registered/Granted

Application No.	SM-1247-2001	Registration No.	88496-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Application Date	04-18-2001	Registration Date	10-18-2012

Next Renewal	10-18-2022

Trademark Bolivia, Plurinational State of				TM1033BO05
TRI-SHIELD

Status:	Registered/Granted

Application No.	SM-4673-2005	Registration No.	105740-C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	12-12-2005	Registration Date	10-02-2006

Next Renewal	10-02-2016

49/745

3/4/2014	Portfolio Report

Trademark Bonaire, Saint Eustatius and Saba				TM1001BQ00

HERBALIFE

Status:	Registered/Granted

		Registration No.	1021

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 44

List of Goods

03	Creams, lotions, gels, washes, sprays, milks, and masks for the face and body; soaps; fragrances.

05	Food supplements; dietary products for medicinal purposes.

29	Snack foods made primarily of protein; soup mixes; powdered meal replacement foods composed of protein, vitamins, and minerals.

30	Preparations for making herbal teas.

32	Preparations for making non-alcoholic beverages.

44	Providing information about human health and nutrition; providing information about operating a small business.

Diary Dates:

Registration Date	06-06-2011	Next Renewal	06-06-2020

Trademark Bonaire, Saint Eustatius and Saba				TM1027BQ00
Tri-Leaf Design

Status:	Registered/Granted

		Registration No.	1022

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 44

List of Goods

03	Creams, lotions, gels, washes, sprays, milks, and masks for the face and body; soaps; fragrances.

05	Food supplements; dietary products for medicinal purposes.

29	Snack foods made primarily of protein; soup mixes; powdered meal replacement foods composed of protein, vitamins, and minerals.

30	Preparations for making herbal teas.

32	Preparations for making non-alcoholic beverages.

44	Providing information about human health and nutrition; providing information about operating a small business.

Diary Dates:

Registration Date	06-06-2011	Next Renewal	06-06-2020

Trademark Bosnia & Herzegovina				TM1630BA
“24” graphic

Status:	Pending

Application No.	BAZ1317442

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 32

List of Goods

05	Dietary and nutritional supplements; food supplements; dietary and nutritional supplements for sports and athletics; nutritionally fortified beverages; food supplements containing proteins, minerals and vitamins.

29	Foods consisting of powdered preparations; foods consisting of powdered preparations including dietary supplements and/or nutritional supplements and/or food supplements containing proteins, minerals and vitamins.

32	Preparations for making non-alcoholic drinks; drinks for sports and athletics training; sports drinks containing proteins, minerals and vitamins.

Diary Dates:

Application Date	10-17-2013

50/745

3/4/2014	Portfolio Report

Trademark Bosnia & Herzegovina				TM1080BA00
Figurine Design (reversed rainbowman)

Status:	Closed

Application No.	BAZ983215A	Registration No.	BAZ983215

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Skin care product, namely body lotions and body toning creams.

05	Nutritional and dietary supplements, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form.

30	Herbal teas.

32	Powdered protein, amino acids, vitamins, minerals and herbs all for making beverages for non-medical purposes.

Diary Dates:

Application	10-26-1998	Registration Date 12-02-2003
Date

Next Renewal	10-26-2018

Trademark Bosnia & Herzegovina	TM1001BA00
HERBALIFE

Status:	Registered/Granted

Application	BAZ983213A
No.		Registration No. BAZ983213

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Hair shampoos, hair rinses, hair conditioners, hair styling products; skin cleansers, moisturizers, facial creams, scrubs, milks, masks, body creams; shaving creams, sprays, washes, lotions; suntain oils and suntan lotions.

05	Nutritional and dietary supplements, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form.

30	Teas and powdered beverages, meal replacement foods and snacks.

32	Fruit juice and fruit drinks; powdered protein, amino acids, vitamins, minerals and herbs all for making beverages for non-medical purposes.

Diary Dates:

Application	10-26-1998	Registration Date 12-02-2003
Date

Next Renewal	10-26-2018

Trademark Bosnia & Herzegovina	TM1001BA01
HERBALIFE

Status:	Registered/Granted

Application	BAZ069805A	Registration No. BAZ069805
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Dietetic substances; herbs, herbal preparations, herb teas, roots, drinks; additives for foodstuffs; skin care products; nutritional foods and supplements; vitamin and mineral supplements in tablet, powder, or capsule form; dietary products.

09	Audio and video tapes, discs, and recordings; personal identification and business account cards; electronic publications.

10	Electronic devices for the purposes of assessing health and fitness of humans; massage apparatus.

14	Goods in precious metals or coated therewith; jewellery; precious stones; tie tacs, pins, pendants, of base or precious metals; travel clocks; cuff links; clocks, watches; parts and fittings for the aforesaid goods.

16	Printed matter; printed publications; pens; bags; products catalogues, brochures, and informational flyers; books and periodicals about human health and fitness, weight management, dietary supplements and foods, business opportunities, marketing plans, and personal achievement.

21	Household or kitchen utensils, porcelain and earthenware; mugs, cups, glassware, tablet boxes, containers for powdered or loose food items, stirring instruments.

25	Clothing, footwear, headgear.

28	Toys, stuffed toys, plastic figurines being toys, games and playthings.

29	Foods and snacks made from processed oils, fats and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption; herbal preparations.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making beverages; herbal preparations.

31	Fresh herb preparations (other than for medicinal purposes), marine botanicals, fungi, tree bark, natural plants and flowers, seeds, roots, and bulbs.
32	Mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages; ready-to-drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and non-alcoholic drinks.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

41	Educational and training programs related to weight management and human health and fitness; educational and training programs related to multi-level marketing and development of small businesses.

42	Providing and design of web spaces related to weight management, human health and fitness, multi-level marketing, and development of small businesses.

Diary Dates:

Application	03-16-2006	Registration Date 04-15-2010
Date

Next Renewal	03-16-2016

51/745

3/4/2014	Portfolio Report

Trademark Bosnia & Herzegovina	TM1006BA01
HERBALIFE & Design

Status:	Registered/Granted

Application	BAZ069803A	Registration No. BAZ069803
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Dietetic substances; herbs, herbal preparations, herb teas, roots, drinks; additives for foodstuffs; skin care products; nutritional foods and supplements; vitamin and mineral supplements in tablet, powder, or capsule form; dietary products.

09	Audio and video tapes, discs, and recordings; personal identification and business account cards; electronic publications.

10	Electronic devices for the purposes of assessing health and fitness of humans; massage apparatus.

14	Goods in precious metals or coated therewith; jewellery; precious stones; tie tacs, pins, pendants, of base or precious metals; travel clocks; cuff links; clocks, watches; parts and fittings for the aforesaid goods.

16	Printed matter; printed publications; pens; bags; products catalogues, brochures, and informational flyers; books and periodicals about human health and fitness, weight management, dietary supplements and foods, business opportunities, marketing plans, and personal achievement.

21	Household or kitchen utensils, porcelain and earthenware; mugs, cups, glassware, tablet boxes, containers for powdered or loose food items, stirring instruments.

25	Clothing, footwear, headgear.

28	Toys, stuffed toys, plastic figurines being toys, games and playthings.

29	Foods and snacks made from processed oils, fats and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption; herbal preparations.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making beverages; herbal preparations.

31	Fresh herb preparations (other than for medicinal purposes), marine botanicals, fungi, tree bark, natural plants and flowers, seeds, roots, and bulbs.

32	Mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages; ready-to-drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and non-alcoholic drinks.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

41	Educational and training programs related to weight management and human health and fitness; educational and training programs related to multi-level marketing and development of small businesses.

42	Providing and design of web spaces related to weight management, human health and fitness, multi-level marketing, and development of small businesses.

Diary Dates:

Application	03-16-2006	Registration Date 04-15-2010
Date

Next Renewal	03-16-2016

52/745

3/4/2014	Portfolio Report

Trademark Bosnia & Herzegovina			TM1006BA00
HERBALIFE & Design

Status:	Registered/Granted

Application	BAZ983214A	Registration No. BAZ983214
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Hair shampoos, hair rinses, hair conditioners, hair styling products; skin cleansers, moisturizers, facial creams, scrubs, milks, masks, body creams; shaving creams, sprays, washes, lotions; suntain oils and suntan lotions.

05	Nutritional and dietary supplements, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form.

30	Teas and powdered beverages, meal replacement foods and snacks.

32	Fruit juice and fruit drinks; powdered protein, amino acids, vitamins, minerals and herbs all for making beverages for non-medical purposes.

Diary Dates:

Application	10-26-1998	Registration Date 12-02-2003
Date

Next Renewal	10-26-2018

Trademark Bosnia & Herzegovina			TM1016BA00
HERBALIFELINE

Status:	Registered/Granted

Application	BAZ069812A	Registration No. BAZ069812
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary supplements; vitamins, minerals and preparations made therefrom; healthfood supplements; fish oils, fish oil capsules, omega 3 fatty acids; omega 3 capsules, marine lipids, drinks predominantly of vitamins and/or minerals, herbs or herb extracts (for non-medical use / non-prescription).

Diary Dates:

Application	03-16-2006	Registration Date 11-05-2010
Date

Next Renewal	03-16-2016

Trademark Bosnia & Herzegovina			TM1049BA00
LIFTOFF

Status:	Pending

Application	BAZ069810A
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	29, 30, 32

List of Goods

29	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats; snack food products, snack bars, prepared snack foods, snack food, healthful snack; foods prepared from any of the goods of Class 29.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice; foodstuffs in the form of snack foods; foodstuffs prepared in the form of snacks; snack food products, snack bars, snack food, healthful snacks; food prepared from any of the goods of Class 30.

32	Preparations in tablet form or in powder form for making non-alcoholic drinks and beverages; effervescent powder for making drinks; effervescent tablets for making drinks.

Diary Dates:

Application	03-16-2006
Date

Trademark Bosnia & Herzegovina			TM1010BA00
NITEWORKS

Status:	Pending

Application	BAZ069811A
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages and preparations for making non-alcoholic beverages.

Diary Dates:
Application	03-16-2006
Date

Trademark Bosnia & Herzegovina			TM1021BA00
NOURIFUSION

Status:	Pending

Application	BAZ069813A
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 30

List of Goods

03	Creams, gels, lotions, washes, masks, and milks for use on the face and body; skin care products.

30	Dietary and nutritional supplements for non-medicinal health purposes.

Diary Dates:

Application	03-16-2006
Date

53/745

3/4/2014	Portfolio Report

Trademark Bosnia & Herzegovina			TM1037BA00
RADIANT C

Status:	Registered/Granted

Application	BAZ069814A	Registration No. BAZ069814
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Lotions, creams, gels, mists, masks, scrub cleansers, toners, moisturizers and washes for the face and body; skin care products; facial sprays.

Diary Dates:

Application	03-16-2006	Registration Date 08-05-2010
Date

Next Renewal	03-16-2016

Trademark Bosnia & Herzegovina			TM1025BA00
THERMOJETICS

Status:	Registered/Granted

Application	BAZ983212A	Registration No. BAZ983212
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Skin care product, namely body lotions and body toning creams.

05	Nutritional and dietary supplements, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form.

30	Herbal teas.

32	Powdered protein, amino acids, vitamins, minerals and herbs all for making beverages for non-medical purposes.

Diary Dates:

Application	10-26-1998	Registration Date 12-02-2003
Date

Next Renewal	10-26-2018

54/745

3/4/2014	Portfolio Report

Trademark Bosnia & Herzegovina			TM1027BA00
Tri-Leaf Design

Status:	Registered/Granted

Application	BAZ069804A	Registration No. BAZ069804
No.
Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Dietetic substances; herbs, herbal preparations, herb teas, roots, drinks; additives for foodstuffs; skin care products; nutritional foods and supplements; vitamin and mineral supplements in tablet, powder, or capsule form; dietary products.

09	Audio and video tapes, discs, and recordings; personal identification and business account cards; electronic publications.

10	Electronic devices for the purposes of assessing health and fitness of humans; massage apparatus.

14	Goods in precious metals or coated therewith; jewellery; precious stones; tie tacs, pins, pendants, of base or precious metals; travel clocks; cuff links; clocks, watches; parts and fittings for the aforesaid goods.

16	Printed matter; printed publications; pens; bags; products catalogues, brochures, and informational flyers; books and periodicals about human health and fitness, weight management, dietary supplements and foods, business opportunities, marketing plans, and personal achievement.

21	Household or kitchen utensils, porcelain and earthenware; mugs, cups, glassware, tablet boxes, containers for powdered or loose food items, stirring instruments.

25	Clothing, footwear, headgear.

28	Toys, stuffed toys, plastic figurines being toys, games and playthings.

29	Foods and snacks made from processed oils, fats and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption; herbal preparations.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making beverages; herbal preparations.

31	Fresh herb preparations (other than for medicinal purposes), marine botanicals, fungi, tree bark, natural plants and flowers, seeds, roots, and bulbs.

32	Mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages; ready-to-drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and non-alcoholic drinks.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

41	Educational and training programs related to weight management and human health and fitness; educational and training programs related to multi-level marketing and development of small businesses.

42	Providing and design of web spaces related to weight management, human health and fitness, multi-level marketing, and development of small businesses.

Diary Dates:

Application	03-16-2006	Registration Date 04-15-2010
Date

Next Renewal	03-16-2016

Trademark Bosnia & Herzegovina			TM1622BA05
XTRA-CAL

Status:	Pending

Application	BAZ1216779A
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

Trademark Botswana			TM1289BW00
“24” GRAPHIC

Status:	Registered/Granted

Application	BW/M/2011/00623	Registration No. BW/M/2011/00623
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Diary Dates:

Application	06-07-2011	Registration Date 02-03-2012
Date

Next Renewal	06-07-2021

55/745

3/4/2014	Portfolio Report

Trademark Botswana			TM1031BW00
CELL-U-LOSS

Status:	Registered/Granted

Application	BW/M/07/00458	Registration No. BW/M/07/00458
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application	07-10-2007	Registration Date 03-14-2008
Date

Next Renewal	07-10-2017

Trademark Botswana			TM1083BW00
H3O PRO

Status:	Registered/Granted

Application	BW/M/08/00131	Registration No. BW/M/08/00131
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application	03-13-2008	Registration Date 08-18-2008
Date

Next Renewal	03-13-2018

Trademark Botswana			TM1001BW00
HERBALIFE

Status:	Registered/Granted

Application	99/00230	Registration No. 99/00230
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods
05

Diary Dates:

Application	04-13-1999	Registration Date 04-13-1999
Date

Next Renewal	04-13-2019

56/745

3/4/2014	Portfolio Report

Trademark Botswana			TM1020BW00
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application	BW/M/07/00464	Registration No. BW/M/07/00464
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	41, 44

List of Goods

41	Providing educational services through the exchange of news and information in the fields of health, nutrition, fitness, multi-level marketing and development of small businesses.

44	Providing information and information services relating to human nutrition and dietary practices.

Diary Dates:

Application	07-10-2007	Registration Date 08-27-2009
Date

Next Renewal	07-10-2017

Trademark Botswana			TM1016BW01
HERBALIFELINE

Status:	Registered/Granted

Application	BW/M/02/00120	Registration No. BW/M/02/00120
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements containing vitamins and minerals, all in tablet or capsule form.

Diary Dates:

Application	03-04-2002	Registration Date 06-12-2006
Date

Next Renewal	03-04-2022

Trademark Botswana			TM1016BW00
HERBALIFELINE

Status:	Registered/Granted

Application	BW/M/07/00454	Registration No. BW/M/07/00454
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods
32	Non-alcoholic beverages and preparations for making non-alcoholic beverages.

Diary Dates:

Application	07-10-2007	Registration Date 01-10-2008
Date

Next Renewal	07-10-2017

Trademark Botswana			TM1049BW00
LIFTOFF

Status:	Registered/Granted

Application	BW/M/07/00460	Registration No. BW/M/07/00460
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05	Dietary supplements for non-medical purposes in tablet, capsule and powder form.

32	Beer; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application	07-10-2007	Registration Date 03-14-2008
Date

Next Renewal	07-10-2017

57/745

3/4/2014	Portfolio Report

Trademark Botswana			TM1081BW00
LIPO-BOND
Status:	Registered/Granted

Application	BW/M/07/00457	Registration No. BW/M/07/00457
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application	07-10-2007	Registration Date 01-10-2008
Date

Next Renewal	07-10-2017

Trademark Botswana			TM1010BW00
NITEWORKS

Status:	Registered/Granted

Application	BW/M/07/00455	Registration No. BW/M/07/00455
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05	Dietary supplements for non-medical purposes in tablet, capsule and powder form.

32	Non-alcoholic beverages; preparations for making non-alcoholic beverages.

Diary Dates:

Application	07-10-2007	Registration Date 01-10-2008
Date

Next Renewal	07-10-2017

Trademark Botswana			TM1021BW00
NOURIFUSION

Status:	Registered/Granted

Application	BW/M/07/00459	Registration No. BW/M/07/00459
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 30

List of Goods

03	Creams, gels, lotions, washes, masks, and milks for use on the face and body.

30	Dietary and nutritional supplements for non-medicinal health purposes; dietary supplement drink mixes for use as a meal replacement.

Diary Dates:

Application	07-10-2007	Registration Date 03-14-2008
Date

Next Renewal	07-10-2017

58/745

3/4/2014	Portfolio Report

Trademark Botswana			TM1248BW30
QUICKSPARK

Status:	Registered/Granted

Application	BW/M/2010/00532	Registration No. BW/M/2010/00532
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Food supplements composed of vitamins or vitamin precursors.
Diary Dates:

Application	12-09-2010	Registration Date 08-27-2010
Date

Next Renewal	08-27-2020

Trademark Botswana			TM1037BW00
RADIANT C

Status:	Registered/Granted

Application	BW/M/07/00462	Registration No. BW/M/07/00462
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely, facial creams, facial cleaners, lotions, moisturizers and toners.

Diary Dates:

Application	07-10-2007	Registration Date 03-14-2008
Date

Next Renewal	07-10-2017

Trademark Botswana			TM1007BW00
SKIN ACTIVATOR

Status:	Registered/Granted

Application	BW/M/02/00100	Registration No. BW/M/02/00100
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Facial creams; facial cleansers, lotions and moisturizers.

Diary Dates:

Application	01-29-2002	Registration Date 03-20-2007
Date

Next Renewal	01-29-2022

Trademark Botswana			TM1042BW00
THERMO COMPLETE

Status:	Registered/Granted

Application	BW/M/07/00537	Registration No. BW/M/07/00537
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements.

Diary Dates:

Application	08-10-2007	Registration Date 02-25-2008
Date

Next Renewal	08-10-2017

59/745

3/4/2014	Portfolio Report

Trademark Botswana			TM1025BW00
THERMOJETICS

Status:	Registered/Granted

Application	99/00228	Registration No. 99/0022859
No.
Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods
05

Diary Dates:

Application	04-13-1999	Registration Date 04-13-1999
Date

Next Renewal	04-13-2019

Trademark Botswana			TM1027BW00
Tri-Leaf Design

Status:	Registered/Granted

Application	BW/M/07/00463	Registration No. BW/M/2007/00463
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application	07-10-2007	Registration Date 11-30-2009
Date

Next Renewal	07-10-2017

Trademark Botswana			TM1033BW00
TRI-SHIELD

Status:	Registered/Granted

Application	BW/M/07/00461	Registration No. BW/M/07/00461
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods
05	Dietary supplements for non-medical purposes in tablet, capsule and powder form.

Diary Dates:

Application	07-10-2007	Registration Date 05-15-2008
Date

Next Renewal	07-10-2017

60/745

3/4/2014	Portfolio Report

Trademark Botswana			TM1045BW00
vegetACE

Status:	Registered/Granted

Application	BW/M/07/00456	Registration No. BW/M/07/00456
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application	07-10-2007	Registration Date 02-26-2008
Date

Next Renewal	07-10-2017

Trademark Brazil			TM1619BR05
“24” graphic

Status:	Pending

Application	906915732
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements.

Diary Dates:

Application	10-21-2013
Date

Trademark Brazil			TM1620BR32
“24” graphic

Status:	Pending

Application	906915740
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic drinks.

Diary Dates:

Application	10-21-2013
Date

Trademark Brazil			TM1031BR05
CELL-U-LOSS

Status:	Registered/Granted

Application	812036808	Registration No. 812036808
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Local Classes 5.15 and 5.18: Drugs that act on the digestive tract and accessory glands. Drugs that act on the endocrine functions and on the metabolism.

Diary Dates:

Application	06-14-1985	Registration Date 11-17-1987
Date

Next Renewal	11-17-2017

61/745

3/4/2014	Portfolio Report

Trademark Brazil			TM1069BR03
DINOKIDS

Status:	Closed

Application	819473308	Registration No. 819473308
No.

Application	Without Priority
Type:
Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Local Class 3.20

Diary Dates:

Application	09-11-1996	Registration Date 07-20-1999
Date

Next Renewal	07-20-2009

Trademark Brazil			TM1287BR00
ESPACO VIDA SAUDAVEL

Status:	Pending

Application	830953345	Registration No. 830953345
No.

Application	Priority Founding
Type:

Classes:	35

List of Goods
35

Diary Dates:

Application	03-10-2011
Date

Trademark Brazil			TM1084BR41
ESPAÇO VIDA SAUDÁVEL HERBALIFE (stylized)

Status:	Registered/Granted

Application	827270879	Registration No. 827270879
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Educational and training programs related to the control of weight, health and fitness, involving entertainment, sports and cultural activities. All included in this class.

Diary Dates:

Application	03-23-2005	Registration Date 10-16-2007
Date

Next Renewal	10-16-2017

Trademark Brazil			TM1084BR44
ESPAÇO VIDA SAUDÁVEL HERBALIFE (stylized)

Status:	Registered/Granted

Application	827280860	Registration No. 827270860
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	44
List of Goods

44	Body hygiene and beauty services rendered by companies or individuals to humans. All included in this class.

Diary Dates:

Application	03-23-2005	Registration Date 10-16-2007
Date

Next Renewal	10-16-2017

62/745

3/4/2014	Portfolio Report

Trademark Brazil			TM1431BR00
ESPACO VIDA SUADAVEL

Status:	Pending

Application	830953345
No.

Application	Without Priority
Type:

Classes:	35

List of Goods

35	Advertising; business management; business administration; office functions.

Diary Dates:

Application	02-18-2008
Date

Trademark Brazil			TM1228BR05
FIBER COMPLEX

Status:	Pending

Application	900378441
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application	07-02-2007
Date

Trademark Brazil			TM1107BR05
FIBERBOND

Status:	Registered/Granted

Application	821844016	Registration No. 821844016
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements.

Diary Dates:

Application	07-23-1999	Registration Date 11-11-2003
Date

Next Renewal	11-11-2013

Trademark Brazil			TM1080BR35
Figurine Design (reversed rainbowman)

Status:	Closed

Application	817926950	Registration No. 817926950
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Local Class 35.20

Diary Dates:

Application	07-28-1994	Registration Date 10-01-1996
Date

Next Renewal	10-01-2016

63/745

3/4/2014	Portfolio Report

Trademark Brazil			TM1080BR05
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application	817926941	Registration No. 817926941
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Local Class 5.50

Diary Dates:

Application	07-28-1994	Registration Date 10-01-1996
Date

Next Renewal	10-01-2016

Trademark Brazil			TM1080BR30
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application	817926976	Registration No. 817926976
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Local Class 30.20: Herbs for infusion.

Diary Dates:

Application	07-28-1994	Registration Date 10-01-1996
Date

Next Renewal	10-01-2016

Trademark Brazil			TM1054BR32
H3O

Status:	Pending

Application	900580534
No.		Registration No. 900580534

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application	10-26-2007
Date

64/745

3/4/2014	Portfolio Report

Trademark Brazil			TM1001BR30
HERBALIFE

Status:	Pending

Application	827967810
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Cereal preparations and preparations of protein, including cereal bars and protein bar.

Diary Dates:

Application	12-06-2005
Date

Trademark Brazil			TM1001BR3001
HERBALIFE

Status:	Registered/Granted

Application	817948708	Registration No. 817948708
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Local Class 30.20: Herbs for infusion.

Diary Dates:

Application	08-26-1994	Registration Date 07-01-1997
Date

Next Renewal	07-01-2017

Trademark Brazil			TM1001BR03
HERBALIFE

Status:	Registered/Granted

Application	817948686	Registration No. 817948686
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Local Class 3.20: Perfumery and toilet articles and toilet articles in general.

Diary Dates:

Application	08-26-1994	Registration Date 04-29-1997
Date

Next Renewal	04-29-2017

Trademark Brazil			TM1001BR0501
HERBALIFE

Status:	Registered/Granted

Application	812036751	Registration No. 812036751
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Local Classes 5.15 and 5.18: Pharmaceutical preparations, vitamins, minerals, dietary supplements, protein, dietary supplements, medicinal supplements and human conditioning in all forms, including tablets, liquids, capsules and powders; medicinal broths.

Diary Dates:

Application	06-14-1985	Registration Date 08-14-1990
Date

Next Renewal	08-13-2020

65/745

3/4/2014	Portfolio Report

Trademark Brazil			TM1001BR35
HERBALIFE

Status:	Registered/Granted
Application	817948716	Registration No. 817948716
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Local Class 35.20: Substances for the preparation of beverages in general.

Diary Dates:

Application	08-26-1994	Registration Date 04-08-1997
Date

Next Renewal	04-08-2017

TrademarkBrazil			TM1001BR05
HERBALIFE

Status:	Registered/Granted

Application	817948694	Registration No. 817948694
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Local Class 5.50: Chemicals and related products for the defense and protection of health.

Diary Dates:

Application	08-26-1994	Registration Date 04-08-1997
Date

Next Renewal	04-08-2017

TrademarkBrazil			TM1217BR41
HERBALIFE HEALTHY LIVING CENTER (stylized)

Status:	Registered/Granted

Application	827270887	Registration No. 827270887
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Educational and training programs related to the control of weight, health and fitness, involving entertainment, sports and cultural activites. All included in this class.

Diary Dates:

Application	03-23-2005	Registration Date 10-16-2007
Date

Next Renewal	10-16-2017

TrademarkBrazil			TM1217BR44
HERBALIFE HEALTHY LIVING CENTER (stylized)

Status:	Registered/Granted

Application	827270895	Registration No. 827270895
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Body hygiene and beauty services rendered by companies or individuals to humans. All included in this class.

Diary Dates:

Application	03-23-2005	Registration Date 10-16-2007
Date

Next Renewal	10-16-2017

66/745

3/4/2014	Portfolio Report

Trademark Brazil			TM1211BR30
HERBALIFE PROTEIN BAR

Status:	Registered/Granted

Application	827967802	Registration No. 827967802
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Application	12-06-2005	Registration Date 07-03-2012
Date

Next Renewal	07-03-2022

Trademark Brazil			TM1016BR05
HERBALIFELINE

Status:	Registered/Granted

Application	812036794	Registration No. 812036794
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Local Classes 5.15 and 5.18

Diary Dates:

Application	06-14-1985	Registration Date 11-17-1987
Date

Next Renewal	11-17-2017

Trademark Brazil			TM1049BR32
LIFTOFF

Status:	Registered/Granted

Application	828464715	Registration No. 828464715
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application	06-23-2006	Registration Date 08-19-2008
Date

Next Renewal	08-19-2018

67/745

3/4/2014	Portfolio Report

Trademark Brazil			TM1010BR05
NITEWORKS

Status:	Registered/Granted

Application	828028761	Registration No. 828028761
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05
List of Goods

05

Diary Dates:

Application	12-21-2005	Registration Date 02-06-2008
Date

Next Renewal	02-06-2018

Trademark Brazil			TM1010BR32
NITEWORKS

Status:	Registered/Granted

Application	828013535	Registration No. 828013535
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application	12-21-2005	Registration Date 02-06-2008
Date

Next Renewal	02-06-2018

Trademark Brazil			TM1021BR03
NOURIFUSION

Status:	Registered/Granted

Application	827312601	Registration No. 827312601
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, gels, lotions, washes, masks, and milks for use on the face and body, inclusively for cleansing and bathing.

Diary Dates:

Application	04-06-2005	Registration Date 10-16-2007
Date

Next Renewal	10-16-2017

Trademark Brazil			TM1021BR30
NOURIFUSION

Status:	Registered/Granted

Application	827312598	Registration No. 827312598
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Dietary and nutritional supplements for non-medicinal health purpose (all included in this class).

Diary Dates:

Application	04-06-2005	Registration Date 10-16-2007
Date

Next Renewal	10-16-2017

68/745

3/4/2014	Portfolio Report

Trademark Brazil			TM1082BR05
NRG
Status:	Registered/Granted

Application	812036778	Registration No.812036778
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Local Classes 5.15 and 5.18

Diary Dates:

Application	06-14-1985	Registration Date11-17-1987
Date

Next Renewal	11-17-2017

Trademark Brazil			TM1082BR30
NRG

Status:	Pending

Application	829064230
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application	03-27-2007
Date

Trademark Brazil			TM1082BR32
NRG

Status:	Pending

Application	829064249
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application	03-27-2007
Date

Trademark Brazil			TM1036BR03
RADIANT C (stylized)

Status:	Registered/Granted

Application	822982560	Registration No.822982560
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application	07-18-2000	Registration Date 05-15-2007
Date

Next Renewal	05-15-2017

69/745

3/4/2014	Portfolio Report

Trademark Brazil			TM1040BR30
SHAPEWORKS

Status:	Closed

Application	826452574	Registration No. 826452574
No.

Application	Without Priority
Type:

Applicant:	Herbalife International of America, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application	04-30-2004	Registration Date 10-30-2007
Date

Next Renewal	10-30-2017

Trademark Brazil			TM1040BR32
SHAPEWORKS

Status:	Closed

Application	826452566	Registration No. 826452566
No.

Application	Without Priority
Type:

Applicant:	Herbalife International of America, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application	04-30-2004	Registration Date 09-11-2007
Date

Next Renewal	09-11-2017

Trademark Brazil			TM1040BR29
SHAPEWORKS

Status:	Closed

Application	826452531	Registration No. 826452531
No.

Application	Without Priority
Type:

Applicant:	Herbalife International of America, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Application	04-30-2004	Registration Date 10-30-2007
Date

Next Renewal	10-30-2017

70/745

3/4/2014	Portfolio Report

Trademark Brazil			TM1007BR03
SKIN ACTIVATOR

Status:	Pending

Application	823599779
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03
List of Goods

03

Diary Dates:

Application	07-25-2001
Date

Trademark Brazil			TM1089BR03
SOFT GREEN

Status:	Pending

Application	900347988
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application	06-11-2007
Date

Trademark Brazil			TM1089BR030
SOFT GREEN

Status:	Pending

Application	904570207
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Patent	Brazil		P1004BR00
TABLET LEAF IMPRINT DESIGN

Status:	Registered/Granted

Application	DI7005616-1	Patent No. DI7005616-1
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Diary Dates:

Application	11-25-2010	Registration Date 10-04-2011
Date

Duration	11-26-2030	Next Annuity 02-25-2013

Trademark Brazil			TM1042BR05
THERMO COMPLETE

Status:	Pending
Registration No. 904182320

Application	904182320
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

Diary Dates:

Application	10-24-2011
Date

71/745

3/4/2014	Portfolio Report

Trademark Brazil			TM1218BR05
THERMO GREEN

Status:	Registered/Granted

Application	826136990	Registration No. 826136990
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application	12-17-2003	Registration Date 07-31-2007
Date

Next Renewal	07-31-2017

Trademark Brazil			TM1027BR03
Tri-Leaf Design

Status:	Registered/Granted

Application	817927000	Registration No. 817927000
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.
Classes:	03

List of Goods

03

Diary Dates:

Application	07-28-1994	Registration Date 07-21-1998
Date

Next Renewal	07-21-2018

Trademark Brazil			TM1027BR05
Tri-Leaf Design

Status:	Registered/Granted

Application	817926992	Registration No. 817926992
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Local Class 5.50: Healthcare substances and related products.

Diary Dates:

Application	07-28-1994	Registration Date 10-01-1996
Date

Next Renewal	10-01-2016

72/745

3/4/2014	Portfolio Report

Trademark Brazil			TM1027BR16
Tri-Leaf Design

Status:	Registered/Granted

Application	817926984	Registration No. 817926984
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods
16	Local Class 16.20

Diary Dates:

Application	07-28-1994	Registration Date 05-05-1998
Date

Next Renewal	05-05-2018

Trademark Brazil			TM1027BR30
Tri-Leaf Design

Status:	Registered/Granted

Application	817927018	Registration No. 817927018
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbs for infusion.

Diary Dates:

Application	07-28-1994	Registration Date 10-01-1996
Date

Next Renewal	10-01-2016

Trademark Brazil			TM1027BR3001
Tri-Leaf Design

Status:	Registered/Granted

Application	827967829	Registration No. 827967829
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application	12-06-2005	Registration Date 02-10-2009
Date

Next Renewal	02-10-2019

Trademark Brazil			TM1027BR32
Tri-Leaf Design

Status:	Registered/Granted

Application	817927026	Registration No. 817927026
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Local Class 35.20: Substances for the preparation of beverages in general.

Diary Dates:

Application	07-28-1994	Registration Date 10-01-1996
Date

Next Renewal	10-01-2016

73/745

3/4/2014	Portfolio Report

Trademark Brazil			TM1032BR05
XTRA-CAL

Status:	Registered/Granted

Application	823762890	Registration No. 823762890
No.
Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements.

Diary Dates:

Application	04-18-2001	Registration Date 07-01-2008
Date

Next Renewal	07-01-2018

Trademark Bulgaria			TM1080BG00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application	28091	Registration No. 25504
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 16, 30, 32

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, shampoos, rinses and conditioners for hair care, skin care products, skin cleansers and moisturizers, toners, astringents, masks, facial creams, body creams, body lotions, shaving creams, suntan oils, suntan lotions, lipsticks, eyeshadows, foundation creams and blushes, powders, perfumes, colognes and body creams.

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides; nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein all in tablet, powder, capsule or liquid form.

16	Paper, cardboard and goods made from these materials, not included in other classes; printed matter; bookbinding material; photographs; stationery; adhesives for stationery or household purposes; artists’ materials; paint brushes; typewriters and office requisites (except furniture); instructional and teaching material (except apparatus); plastic materials for packaging (not included in other classes); playing cards, printers’ type; printing blocks; books, printed publications and printed matter.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces; spices.

32	Beers, ale, lager and porter; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages; powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application	08-17-1994	Registration Date 01-31-1995
Date

Next Renewal	08-17-2014

Trademark Bulgaria			TM1001BG00
HERBALIFE

Status:	Registered/Granted

Application	23022	Registration No. 21982
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03

05

Diary Dates:

Application	01-21-1993	Registration Date 11-15-1993
Date

Next Renewal	01-21-2023

74/745

3/4/2014	Portfolio Report

Trademark Bulgaria	TM1001BG01
HERBALIFE

Status:	Registered/Granted

Application	84915	Registration No. 62612
No.
Application	Without Priority
Type:
Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices as well as cosmetic hair care products, shampoos, cosmetic conditioners, hair styling sprays, cosmetic gels and pomades; cosmetic products for facial care like facial creams, lotions, gels, milks, beauty masks, exfoliants, toners and sprays; cosmetic hand care products like lotions, creams, gels, preparations for washing and with strong peeling effect; cosmetic body care products like creams, lotions, washing preparations, gels, exfoliants; shaving toiletries for men; fragrances, aromatic and aromatizing products included in this class; abrasive or exfoliant disposable cloths soaked with cosmetic lotions; cosmetic skin whitening products, cosmetic skin care products.

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides as well as medicinal herbs, herbal preparations, herb teas, roots, drinks all for medical use; additive for foodstuff for medical use; skin care products for medical use; nutritional foods and supplements, vitamins and minerals in tablet, powder and capsule form all for medical use; dietary products, dietary supplements in powder, capsule, or tablet form, made from processed oils, fats and nuts; dietary supplements in powder, capsule, or tablet form, made from processed oils, fats, and nuts all for medical purposes.

09	Magnetic data carriers, compact discs (audio, video, multi-media recordings); encoded personal identification and business account cards; electronic publications which can be transferred to another data carrier.

10	Medical apparatus and instruments including electronic apparatus and instruments for assessing health and fitness of humans; massage apparatus and appliances included in this class.

14	Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewellery, precious stones; horological and chronometric instruments including tie tags, pins, pendants, of the base or precious metals; travel clocks; cuff links; parts and fittings for the aforesaid goods included in this class.

16	Paper, cardboard and goods made from these materials, not included in other classes; printed matter; stationery; instructional materials (except apparatus); plastic materials for packaging (not included in other classes) including printed matter and publications; pencils, pens and other devices for writing; bags made of paper or polyethylene; product catalogues, brochures and informational flyers; books and periodicals about human health and fitness, weight management, dietary supplements and foods, business opportunities, marketing plans and personal achievement in any field.

21	Household or kitchen utensils and containers (not of precious metal or coated therewith); combs and sponges; brushes (except paint brushes); brush-making materials; articles for cleaning purposes; steel-wool for household purposes; unworked or semi-worked glass (except glass used in building); glassware, porcelain and earthenware not included in other classes including porcelain and earthenware mugs, cups, glassware; tablet boxes and containers made of non-precious metal for powdered or loose food items, stirring appliances all included in this class.

25	Clothing, footwear, headgear and other articles for the head.

28	Games and playthings; gymnastic and sporting articles not included in other classes; decorations for Christmas trees namely toys and stuffed toys, plastic figurines being toys.

29	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk products; edible oils and fats including foods and snacks made from processed oils, fats, and nuts; nutritional supplements in powder, capsule, or tablete form, made from processed oils, fats, and nuts included in this class; snack foods, snacks containing cooked nuts, dried nuts, roasted soy nuts, protein, powdered protein for human consumption.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ices, including coffee, chocolate and tea based beverages; snacks, snack foods; powder for making beverages included in this class; herbal teas for non-medical use.

31	Agricultural, horticultural and forestry products and grains not included in other classes; fresh fruits and vegetables; seeds for planting, natural plants and flowers; fresh herb products (other than for medical purposes), seaweeds intended for use as human and animal food; fresh fungi, raw tree bark, wild plants and flowers, seeds, roots and bulbs, not included in other classes.

32	Beer; non-alcoholic beverages, mineral and aerated waters; fruit drinks and fruit juices; syrups and other preparations for making beverages including in powdered and concentrated form.

35	Advertising; business management; business administration; office functions including services to assist others with direct marketing, advertising; consulting services related to providing ideas and business plans in connection with lead generation, order processing, and payment processing all for supporting the organization and management of business and trade; services for management of computer files for electronic data management and management of data related to weight control, human health and fitness, multi level marketing, and development of small business.

41	Education; providing of training; entertainment; sporting and cultural activities including educational and training programs related to weight management and human health and fitness; educational and training programs related to multi-level marketing and development of small business.

42	Planning and development of computer software including providing and design of web pages and web portals for others, related to weight management, human health and fitness, multi level marketing, and development of small business.

Diary Dates:

Application	02-22-2006	Registration Date 12-19-2007
Date

Next Renewal	02-22-2016

75/745

3/4/2014	Portfolio Report

Trademark Bulgaria			TM1006BG01
HERBALIFE & Design

Status:	Registered/Granted

Application	23025	Registration No. 21983
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03	Hair shampoos, hair conditioners, hair rinses, skin cleansers, moisturizers, facial creams, shaving creams, suntan oils and suntan lotions.

05	Nutritional supplements consisting of vitamins, minerals, herbs and protein all in tablet, powder or liquid form.
Diary Dates:

Application	01-21-1993	Registration Date 11-15-1993
Date

Next Renewal	01-21-2023

Trademark Bulgaria			TM1006BG00
HERBALIFE & Design

Status:	Registered/Granted

Application	84916	Registration No. 66340
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices namely hair care products, shampoos, conditioners, hair styling sprays, gels and pomades; facial creams, lotions, gels, milks, beauty masks, exfoliants, toners and sprays; hand lotions, creams, gels, preparations for washing and with strong peeling effect; body creams, lotions, washing preparations, gels, exfoliants, sprays; shaving toiletries for men; fragrances, aromatic and aromatizing products included in this class; abrasive or exfoliant cloths; skin whitening products, skin care products.

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides namely herbs, herbal preparations, herb teas, roots, drinks for medical use; additive for foodstuff for medical use; skin care products for medical use; nutritional foods and supplements, vitamins and minerals in tablet, powder and capsule form for medical use; dietary products, dietary supplements in powder, capsule and tablet form, made from processed oils, fats, and nuts for medical use.

09	Magnetic data carriers, compact discs namely audio and video multimedia; personal identification and business account cards; electronic publications which can be transferred to the other carrier.

10	Medical apparatus and instruments namely electronic apparatus and instruments for assessing health and fitness of humans; massage apparatus and instruments included in this class.

14	Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewellery, precious stones; horological and chronometric instruments namely tie tacs, pins, pendants, of base or precious metals; travel clocks; cuff links; parts and fitting for the aforesaid goods included in this class.

16	Paper, cardboard and goods made from these materials, not included in other classes; printed matter; stationery; instructional materials (except apparatus); plastic materials for packaging (not included in other classes) namely printed matter and publications; pencils, pens and other devices for writing; bags, product catalogues, brochures and informational flyers; books and periodicals about human health and fitness, weight management, dietary supplements and foods, business opportunities, marketing plans and personal achievement in any field.

21	Household or kitchen utensils and containers (not of precious metal or coated therewith); combs and sponges; brushes (except paint brushes); brush-making materials; articles for cleaning purposes; steel-wool for household purposes; unworked or semi-worked glass (except glass used in building); glassware, porcelain and earthenware not included in other classes including porcelain and earthenware mugs, cups, glassware; tablet boxes and containers made of non-precious metal for powdered or loose food items, stirring instruments all included in this class.

25	Clothing, footwear, headgear and other articles for the head.

28	Games and playthings; gymnastic and sporting articles not included in other classes; decorations for Christmas trees namely toys and stuffed toys, plastic figurines being toys.

29	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk products; edible oils and fats including foods and snacks made from processed oils, fats, and nuts; nutritional supplements in powder, capsule, or tablete form, made from processed oils, fats, and nuts included in this class; snack foods, snacks containing cooked nuts, dried nuts, roasted soy nuts, protein, powdered protein for human consumption; herbal preparations.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ices, including coffee, chocolate and tea based beverages; snacks, snack foods; powder for making beverages included in this class; herbal teas for non-medical use.

31	Agricultural, horticultural and forestry products and grains not included in other classes; fresh fruits and vegetables; seeds for planting, natural plants and flowers; fresh herb products (other than for medical purposes), seaweeds intended for use as human and animal food; fresh fungi, raw tree bark, wild plants and flowers, seeds, roots and bulbs, not included in other classes.

32	Beer; non-alcoholic beverages, mineral and aerated waters; fruit drinks and fruit juices; syrups and other preparations for making beverages including in powdered and concentrated form.

35	Advertising; business management; business administration; office functions including services to assist others with direct marketing, advertising; lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi level marketing, and development of small business.

41	Education; providing of training; entertainment; sporting and cultural activities including educational and training programs related to weight management and human health and fitness; educational and training programs related to multi-level marketing and development of small business.

42	Planning and development of computer software including providing and design of web pages and web portals for others, related to weight management, human health and fitness, multi level marketing, and development of small business.

Diary Dates:

Application	02-22-2006	Registration Date 08-06-2008
Date

Next Renewal	02-22-2016

76/745

3/4/2014	Portfolio Report

Trademark Bulgaria			TM1029BG00
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Pending
Application	84875
No.
Application	Without Priority
Type:
Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41

Diary Dates:

Application	02-21-2006
Date

Trademark Bulgaria			TM1020BG00
HERBALIFE NUTRITION CLUB

Status:	Closed/Registered

Application	84874	Registration No. 62400
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Education; providing of training; entertainment; sporting and cultural activities namely education through exchange of news and information in the fields of health, nutrition, fitness, marketing (including multi level marketing, direct marketing and marketing through personal sales of distributors) and development of small business; providing of information about human nutrition and information about operating and functioning of small business enterprises.

Diary Dates:

Application	02-21-2006	Registration Date 12-12-2007
Date

Trademark Bulgaria			TM1016BG00
HERBALIFELINE

Status:	Registered/Granted

Application	84879	Registration No. 62627
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides namely dietary and food supplements, vitamins, minerals and preparations made there from; health food supplements, fish oils, fish oil capsules, omega 3 fatty acids, including in the form of capsules, marine lipids, drinks predominantly of vitamins and/or minerals, herbs, herb extracts (non-prescription).

Diary Dates:

Application	02-21-2006	Registration Date 12-20-2007
Date

Next Renewal	02-21-2016

77/745

3/4/2014	Portfolio Report

TrademarkBulgaria			TM1049BG00
LIFTOFF

Status:	Registered/Granted

Application	84880	Registration No. 62628
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	29, 30, 32

List of Goods

29	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats including snac -015 k food and snack food products, 04May15 snack bars, prepared snac 13:43 k foods and snacks; healthful snackPage foods.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast,
32	Preparations in tablet form or in powder for making non-alcoholic drinks and beverages; effervescent powder for making drinks; effervescent tablets for making drinks.

Diary Dates:

Application	02-21-2006	Registration Date 12-20-2007
Date

Next Renewal	02-21-2016

Trademark Bulgaria			TM1010BG00
NITEWORKS

Status:	Registered/Granted

Application	84878	Registration No. 62626
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages and preparations for making non-alcoholic beverages.

Diary Dates:

Application	02-21-2006	Registration Date 12-20-2007
Date

Next Renewal	02-21-2016

Trademark Bulgaria			TM1021BG00
NOURIFUSION

Status:	Registered/Granted

Application	84881	Registration No. 62614
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 30

List of Goods

03	Cosmetics, namely creams, gels, lotions, washing cosmetic preparations, beauty masks, and milks for the face and body; skin care products.

30	Dietary and nutritional supplements and supplements to the food for non-medicinal purposes.

Diary Dates:

Application	02-21-2006	Registration Date 12-19-2007
Date

Next Renewal	02-21-2016

Trademark Bulgaria			TM1037BG00
RADIANT C

Status:	Registered/Granted

Application	84882	Registration No. 65922
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Lotions, creams, gels, cleansers, rinses, body milks, masque, products for improving and maintaining face appearance.

Diary Dates:

Application	02-21-2006	Registration Date 07-09-2008
Date

Next Renewal	02-21-2016

78/745

3/4/2014	Portfolio Report

Trademark Bulgaria			TM1040BG00
SHAPEWORKS
Status:	Closed/Registered

Application	84877	Registration No. 62401
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 41

List of Goods
05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use (including health food supplements, made principally of vitamins, health food supplements made principally of minerals, health products for persons with special dietary requirements, healthcare products, food supplements for health care and for dietetic food), food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides; powdered drinks and drink mixes for use in special nutritional and dietary health regimens.

29	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit compotes; eggs, milk products; edible oils and fats, including soups, preparations for making soup, vegetable soup preparations, snacks, milk beverages and preparations for making such, including in this class, protein for human consumption including in the form of protein powder, optionally containing minerals, vitamins and herbal ingredients.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice including beverages based on coffee, tea, cocoa.

32	Non-alcoholic beverages and other preparations for making beverages namely in powdered and concentrated form.

41	Education; providing of training; entertainment; sporting and cultural activities namely education through exchange of news and information in the fields of health, nutrition, fitness, marketing (including multi level marketing) and development of small business; providing of educational information about human nutrition and educational information about operating and functioning of small business enterprises.

Diary Dates:

Application	02-21-2006	Registration Date 12-20-2007
Date

Trademark Bulgaria			TM1007BG00
SKIN ACTIVATOR

Status:	Registered/Granted

Application	84883	Registration No. 63897
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cosmetics, namely facial cream, creams for around the eyes outline; body lotions, topical cosmetic products for the face and body; lotions, creams, gels, mists, beauty masks, scrub cleansers including ones with strong cleaning and peeling effect, toners, moisturizers and preparations for washing the face and body; skin care products.

Diary Dates:

Application	02-21-2006	Registration Date 03-11-2008
Date

Next Renewal	02-21-2016

Trademark Bulgaria			TM1025BG00
THERMOJETICS

Status:	Expired

Application	28093	Registration No. 25506
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 16, 30, 32

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, shampoos, rinses and conditioners for hair care, skin care products, skin cleansers and moisturizers, toners, astringents, masks, facial creams, body creams, body lotions, shaving creams, suntan oils, suntan lotions, lipsticks, eye-shadows, foundation creams and blushes, powders, perfumes, colognes and body creams.

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides; nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein all in tablet, powder, capsule or liquid form.

16	Paper, cardboard and goods made from these materials, not included in other classes; printed matter; bookbinding material; photographs; stationery; adhesives for stationery or household purposes; artists’ materials; paint brushes; typewriters and office requisites (except furniture); instructional and teaching material (except apparatus); plastic materials for packaging (not included in other classes); playing cards, printers’ type; printing blocks; books, printed publications and printer matter.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces; spices.

32	Beers, ale, lager and porter; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages, powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application	08-17-1994	Registration Date 01-31-1995
Date

Next Renewal	08-17-2014

79/745

3/4/2014	Portfolio Report

Trademark Bulgaria	TM1027BG01
Tri-Leaf Design

Status:	Registered/Granted

Application	84914	Registration No. 66339
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices namely hair care products, shampoos, conditioners, hair styling sprays, gels and pomades; facial creams, lotions, gels, milks, beauty masks, exfoliants, toners and sprays; hand lotions, creams, gels, preparations for washing and with strong peeling effect; body creams, lotions, washing preparations, gels, exfoliants, sprays; shaving toiletries for men; fragrances, aromatic and aromatizing products included in this class; abrasive or exfoliant cloths; skin whitening products, skin care products.

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides namely herbs, herbal preparations, herb teas, roots, drinks for medical use; additive for foodstuff for medical use; skin care products for medical use; nutritional foods and supplements, vitamins and minerals in tablet, powder and capsule form for medical use; dietary products, dietary supplements in powder, capsule and tablet form, made from processed oils, fats, and nuts for medical use.

09	Magnetic data carriers, compact discs namely audio and video multimedia; personal identification and business account cards; electronic publications which can be transferred to the other carrier.

10	Medical apparatus and instruments namely electronic apparatus and instruments for assessing health and fitness of humans; massage apparatus and instruments included in this class.

14	Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewellery, precious stones; horological and chronometric instruments namely tie tacs, pins, pendants, of base or precious metals; travel clocks; cuff links; parts and fitting for the aforesaid goods included in this class.

16	Paper, cardboard and goods made from these materials, not included in other classes; printed matter; stationery; instructional materials (except apparatus); plastic materials for packaging (not included in other classes) namely printed matter and publications; pencils, pens and other devices for writing; bags, product catalogues, brochures and informational flyers; books and periodicals about human health and fitness, weight management, dietary supplements and foods, business opportunities, marketing plans and personal achievement in any field.

21	Household or kitchen utensils and containers (not of precious metal or coated therewith); combs and sponges; brushes (except paint brushes); brush-making materials; articles for cleaning purposes; steel-wool for household purposes; unworked or semi-worked glass (except glass used in building); glassware, porcelain and earthenware not included in other classes including porcelain and earthenware mugs, cups, glassware; tablet boxes and containers made of non-precious metal for powdered or loose food items, stirring instruments all included in this class.

25	Clothing, footwear, headgear and other articles for the head.

28	Games and playthings; gymnastic and sporting articles not included in other classes; decorations for Christmas trees namely toys and stuffed toys, plastic figurines being toys.

29	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, fruit sauces; eggs, milk products; edible oils and fats including foods and snacks made from processed oils, fats, and nuts; nutritional supplements in powder, capsule, or tablete form, made from processed oils, fats, and nuts included in this class; snack foods, snacks containing cooked nuts, dried nuts, roasted soy nuts, protein, powdered protein for human consumption; herbal preparations.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ices, including coffee, chocolate and tea based beverages; snacks, snack foods; powder for making beverages included in this class; herbal teas for non-medical use.

31	Agricultural, horticultural and forestry products and grains not included in other classes; fresh fruits and vegetables; seeds for planting, natural plants and flowers; fresh herb products (other than for medical purposes), seaweeds intended for use as human and animal food; fresh fungi, raw tree bark, wild plants and flowers, seeds, roots and bulbs, not included in other classes.

32	Beer; non-alcoholic beverages, mineral and aerated waters; fruit drinks and fruit juices; syrups and other preparations for making beverages including in powdered and concentrated form.

35	Advertising; business management; business administration; office functions including services to assist others with direct marketing, advertising; lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi level marketing, and development of small business.

41	Education; providing of training; entertainment; sporting and cultural activities including educational and training programs related to weight management and human health and fitness; educational and training programs related to multi-level marketing and development of small business.

42	Planning and development of computer software including providing and design of web pages and web portals for others, related to weight management, human health and fitness, multi level marketing, and development of small business.

Diary:

Application	02-22-2006	Registration Date 08-06-2008
Date

Next Renewal	02-22-2016

80/745

3/4/2014	Portfolio Report

Trademark Bulgaria				TM1027BG00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	28092	Registration No.	25505

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 16, 30, 32

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, shampoos, rinses and conditioners for hair care, skin care products, skin cleansers and moisturizers, toners, astringents, masks, facial creams, body creams, body lotions, shaving creams, suntan oils, suntan lotions, lipsticks, eye-shadows, foundation creams and blushes, powders, perfumes, colognes and body creams.

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides; nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein all in tablet, powder, capsule or liquid form.

16	Paper, cardboard and goods made from these materials, not included in other classes; printed matter; bookbinding material; photographs; stationery; adhesives for stationery or household purposes; artists’ materials; paint brushes; typewriters and office requisites (except furniture); instructional and teaching material (except apparatus); plastic materials for packaging (not included in other classes); playing cards, printers’ type; printing blocks; books, printed publications and printer matter.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces; spices.

32	Beers, ale, lager and porter; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages, powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	08-17-1994	Registration Date	01-31-1995

Next Renewal	08-17-2014

Trademark Cambodia				TM1001KH03
HERBALIFE

Status:	Pending

Application No.	KH/T/2012/48282

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, lotions, gels, washes, sprays, milks, and masks for the face and body; soaps; fragrances.

Trademark Cambodia				TM1001KH05
HERBALIFE

Status:	Pending

Application No.	KH/T/2012/48283

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements; dietary products for medicinal purposes.

Trademark Cambodia				TM1001KH29
HERBALIFE

Status:	Pending

Application No.	KH/T/2012/48284

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Snack foods made primarily of protein; soup mixes; powdered meal replacement foods composed of protein, vitamins, and minerals.

81/745

3/4/2014	Portfolio Report

Trademark Cambodia				TM1001KH30
HERBALIFE

Status:	Pending

Application No.	KH/T/2012/48285

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Preparations for making herbal teas.

Trademark Cambodia				TM1001KH32
HERBALIFE

Status:	Pending

Application No.	KH/T/2012/48286

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Trademark Cambodia				TM1001KH35
HERBALIFE

Status:	Registered/Granted

Application No.	KH/T/2012/48287	Registration No.	KH/45934/13

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Registration Date	05-16-2013	Next Renewal	10-05-2022

Trademark Cambodia				TM1644KH35
HERBALIFE and Tri-Leaf Device

Status:	Registered/Granted

		Registration No.	KH/45941/13

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Registration Date	05-16-2013	Next Renewal	10-05-2022

82/745

3/4/2014	Portfolio Report

Trademark Cambodia				TM1549KH00
HERBALIFELINE (Cambodian characters)

Status:	Pending

Application No.	KH/T/2013/51288

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

Diary Dates:

Application Date	04-30-2013

Trademark Cambodia				TM1645KH32
Liftoff Stylized & Device

Status:	Registered/Granted

		Registration No.	KH/46634/13

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Effervescent powders and tablets for making non-alcoholic beverages, with the express exclusion of ready-made beverages.

Diary Dates:

Registration Date	07-31-2013	Next Renewal	01-04-2023

Trademark Cambodia				TM1628KH32
NITEWORKS

Status:	Registered/Granted

		Registration No.	KH/45943/13

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Registration Date	05-16-2013	Next Renewal	10-05-2022

Trademark Cambodia				TM1628KH05
NITEWORKS

Status:	Registered/Granted

Application No.	KH/T/2012/48301	Registration No.	KH/45942/13

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements

Diary Dates:

Application Date	10-05-2012	Registration Date	05-16-2013

Next Renewal	10-05-2022

83/745

3/4/2014	Portfolio Report

Trademark Cambodia				TM1027KH03
Tri-Leaf Design

Status:	Registered/Granted

Application No.	KH/T/2012/48288	Registration No.	KH/45935/13

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

Diary Dates:

Registration Date	05-16-2013	Next Renewal	10-05-2022

Trademark Cambodia				TM1027KH05
Tri-Leaf Design

Status:	Registered/Granted

Application No.	KH/T/2012/48289	Registration No.	KH/45936/13

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Healthcare products, health food supplements made principally of vitamins, health food supplement made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

Diary Dates:

Registration Date	05-16-2013	Next Renewal	10-05-2022

Trademark Cambodia				TM1027KH29
Tri-Leaf Design

Status:	Registered/Granted

Application No.	KH/T/2012/48290	Registration No.	KH/45937/13

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

Diary Dates:

Registration Date	05-16-2013	Next Renewal	10-05-2022

Trademark Cambodia				TM1027KH30
Tri-Leaf Design

Status:	Registered/Granted

Application No.	KH/T/2012/48291	Registration No.	KH/45938/13

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; herbal teas and herbal infusions; culinary herbs; herb tea for food purposes.

Diary Dates:

Registration Date	05-16-2013	Next Renewal	10-05-2022

84/745

3/4/2014	Portfolio Report

Trademark Cambodia				TM1027KH32
Tri-Leaf Design

Status:	Registered/Granted

Application No.	KH/T/2012/48292	Registration No.	KH/45939/13

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and on-alcoholic drinks.

Diary Dates:

Registration Date	05-16-2013	Next Renewal	10-05-2022

Trademark Cambodia				TM1027KH35
Tri-Leaf Design

Status:	Registered/Granted

Application No.	KH/T/2012/48293	Registration No.	KH/45940/13

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Registration Date	05-16-2013	Next Renewal	10-05-2022

Trademark Cambodia				TM1623KH05
XTRA-CAL

Status:	Registered/Granted

Application No.	KH/T/2012/48303	Registration No.	KH/45944/13

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

Diary Dates:

Application Date	10-05-2012	Registration Date	05-16-2013

Next Renewal	10-05-2022

85/745

3/4/2014	Portfolio Report

Trademark Cambodia				TM1550KH00
XTRA-CAL (Cambodian characters)

Status:	Pending

Application No.	KH/T/2013/51289

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

Diary Dates:

Application Date	04-30-2013

Trademark Canada				TM1044CA00
AQUAGENICS

Status:	Closed

Application No.	894980	Registration No.	522131

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Water purifying units for domestic use, including portable water filters and shower heads.

Diary Dates:

Application Date	10-30-1998	Registration Date	01-25-2000

Next Renewal	01-25-2015

Trademark Canada				TM1047CA00
AROMAVIE

Status:	Closed

Application No.	893010	Registration No.	522051

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Body oils, body soaps, body sprays, bath oils, bath gels; candles.

Diary Dates:

Application	10-09-1998	Registration Date	01-24-2000
Date

Next Renewal	01-24-2015

Trademark Canada				TM1034CA00
CELL ACTIVATOR

Status:	Registered/Granted

Application No.	1194582	Registration No.	652818

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Vitamin and mineral supplements in capsule form consisting of vitamins, minerals, and herbs.

Diary Dates:

Application Date	10-24-2003	Registration Date	11-16-2005

Next Renewal	11-16-2020

86/745

3/4/2014	Portfolio Report

Trademark Canada				TM1031CA00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	499638	Registration No.	292394

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Foods and food supplements, namely, vitamins, minerals, proteins, herbs, soups, juices.

Diary Dates:

Application Date	03-03-1983	Registration Date	06-29-1984

Next Renewal	06-29-2029

Trademark Canada				TM1053CA00
FACTOR 1000

Status:	Registered/Granted

Application No.	1087169	Registration No.	583688

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Nutritional and dietary supplements namely supplements containing Swiss oat and nettle extract.

Diary Dates:

Application Date	12-21-2000	Registration Date	06-12-2003

Next Renewal	06-12-2018

Trademark Canada				TM1011CA00
Figurine Design (rainbowman - style)

Status:	Closed

Application No.	760693	Registration No.	452524

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Hair care products, namely shampoos, rinses and conditioners; skin care products, namely cleansers, moisturizers, toners, astringents, masks, facial creams, body creams, body lotions, shaving creams, suntan oils and suntan lotions; color cosmetics, namely lipstick, eyeshadows, foundation creams and blushes; personal hygiene products, namely powders, perfumes, colognes and body oils; nutritional supplements, dietetic foods, namely, vitamins, minerals, herbs, fiber and protein, all in tablet, powder, capsule or liquid form; beverages, namely teas; powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	08-03-1994	Registration Date	12-29-1995

Next Renewal	12-29-2025

87/745

3/4/2014	Portfolio Report

Trademark Canada				TM1071CA00
FLEX SUPPORT

Status:	Registered/Granted

Application No.	1172336	Registration No.	619422

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Natural health products namely, nutritional and dietary supplements, namely, herbs, minerals, vitamins, organic compounds, and synthetic versions thereof.

Diary Dates:

Application Date	03-24-2003	Registration Date	09-14-2004

Next Renewal	09-14-2019

Trademark Canada				TM1054CA00
H3O

Status:	Registered/Granted

Application No.	1358030	Registration No.	756794

Application Type:	With Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	(1) Preparations for making sports drinks. (2) Preparations for making sports drinks; sports drinks.

Diary Dates:

Application Date	07-31-2007	Registration Date	01-11-2010

Next Renewal	01-11-2025

Trademark Canada				TM1055CA00
H3O FITNESS DRINK & Design

Status:	Registered/Granted

Application No.	1356630	Registration No.	758864

Application Type:	With Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Preparations for making sports drinks; sports drinks.

Diary Dates:

Application Date	07-20-2007	Registration Date	02-05-2010

Next Renewal	02-05-2025

Trademark Canada				TM1001CA00
HERBALIFE

Status:	Registered/Granted

Application No.	499637	Registration No.	292393

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Hair care products, namely, shampoos, rinses, conditioners, lotions and gels; skin care products, namely cleansers, toners, moisturizers, creams, ointments, gels, lotions, analgesics; foods and food supplements, namely, vitamins, minerals, proteins, herbs, soups, juices.

Diary Dates:

Application Date	03-03-1983	Registration Date	06-29-1984

Next Renewal	06-29-2029

88/745

3/4/2014	Portfolio Report

Trademark Canada				TM1520CA00
HERBALIFE & Tri-Leaf & “24” graphic

Status:	Pending

Application No.	1559643

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Diary Dates:

Application Date	01-13-2012

Trademark Canada				TM1516CA00
HERBALIFE & TRI-LEAF device

Status:	Registered/Granted	Your Ref:	10081

Application No.	1447343	Registration No.	827,005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Diary Dates:

Application Date	08-12-2009	Registration Date	06-22-2012

Next Renewal	06-22-2027

Trademark Canada				TM1016CA00
HERBALIFELINE

Status:	Registered/Granted

Application No.	1195243	Registration No.	649687

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Natural health products, namely, nutritional supplements containing vitamins, minerals, marine lipid complex (fish oil), herbs, and natural plant oils in capsule form.

Diary Dates:

Application Date	10-30-2003	Registration Date	10-05-2005

Next Renewal	10-05-2020

Trademark Canada				TM1051CA00
HERBALOE

Status:	Expired

Application No.	499639	Registration No.	292395

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Foods and food supplements, namely, vitamins, minerals, proteins, herbs, soups, juices.

Diary Dates:

Application	03-03-1983	Registration Date	06-29-1984
Date

Next Renewal	06-29-2014

89/745

3/4/2014	Portfolio Report

Trademark Canada				TM1049CA00
LIFTOFF

Status:	Registered/Granted

Application No.	1229449	Registration No.	661098

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Effervescent tablets for making non-alcoholic drinks and beverages.

Diary Dates:

Application Date	09-07-2004	Registration Date	03-22-2006

Next Renewal	03-22-2021

Trademark Canada				TM1058CA00
MOISTURIZING SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	1311722	Registration No.	698369

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Facial lotions.

Diary Dates:

Application Date	08-03-2006	Registration Date	10-12-2007

Next Renewal	10-12-2022

Trademark Canada				TM1010CA00
NITEWORKS

Status:	Registered/Granted

Application No.	1197564	Registration No.	668195

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Nutritional and dietary supplements, namely, natural health products, namely in the form of a nutritional supplement in powder form intended to bolster the production of nitric oxide.

Diary Dates:

Application Date	11-20-2003	Registration Date	07-19-2006

Next Renewal	07-19-2021

Trademark Canada				TM1021CA00
NOURIFUSION

Status:	Registered/Granted

Application No.	1226528	Registration No.	654758

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Topical skin-care products, namely, creams, lotions, masks, gels.

Diary Dates:

Application Date	08-10-2004	Registration Date	12-09-2005

Next Renewal	12-09-2020

90/745

3/4/2014	Portfolio Report

Trademark Canada				TM1485CA00
NUTRITION FOR THE 24 HOUR ATHLETE

Status:	Registered

Application No.	1,547,049	Registration No.	888741

Application Type:	ITU—With Priority

Applicant:	Herbalife International, Inc.

Diary Dates:

Application Date	10-07-2011	Registration Date	10-27-2014

Next Renewal	10-27-2029

Trademark Canada				TM1203CA00
PROLESSA

Status:	Abandoned

Application No.	1469139

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Food supplements; dietary supplements; natural health products; food supplement composed of herbs and vinegars.

Diary Dates:

Application Date	02-10-2010

Trademark Canada				TM1036CA00
RADIANT C (stylized)

Status:	Registered/Granted

Application No.	1064882	Registration No.	598970

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Skin care products, namely, facial creams, facial cleansers, lotions, moisturizers and toners.

Diary Dates:

Application Date	06-27-2000	Registration Date	01-09-2004

Next Renewal	01-09-2019

Trademark Canada				TM1038CA00
Ring of Leaves device

Status:	Closed

Application No.	1210517	Registration No.	667211

Application Type:	With Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	WARES: (1) Nutritional foods and supplements, namely nutritional shake mixes, multivitamins and multivitamin complexes, namely, vitamins and mineral supplements; food supplements, namely protein powders; meal replacement foods, namely protein bars; drink mixes, namely protein drink and fruit juice drink mixes; snacks, namely, protein bars; crunchy soy nuts and powdered soup mixes. SERVICES: (1) Educational and training programs related to weight management.

Diary Dates:

Application Date	03-22-2004	Registration Date	07-10-2006

Next Renewal	07-10-2021

91/745

3/4/2014	Portfolio Report

Trademark Canada				TM1202CA00
ROSEGUARD

Status:	Published

Application No.	1595462

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30

List of Goods

05	Food supplements; food supplements including Herbs, vitamins or minerals; food supplements in tablet or capsule form including herbs, vitamins or minerals; nutritional supplements on the basis of herbs, vitamins or minerals.

30	Foodstuffs including herbs, vitamins, or minerals.

Diary Dates:

Application Date	09-24-2012

Trademark Canada				TM1067CA00
SENSORY NUTRITION

Status:	Abandoned

Application No.	1044736

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Bath and body oils, bath salts, sachets, potpourri and candles.

Diary Dates:

Application Date	02-01-2000

Trademark Canada				TM1040CA00
SHAPEWORKS

Status:	Closed

Application No.	1199725	Registration No.	654853

Application Type:	With Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	WARES: (1) Nutritional and dietary supplements, namely nutritional shake mixes, multivitamins and multivitamin complexes, namely vitamins and mineral supplements; food supplements, namely protein powders; meal replacement foods, namely, protein bars; snacks, namely, protein bars, soups; drink mixes, namely protein drink mixes. SERVICES: (1) Weight management programs.

Diary Dates:

Application Date	12-16-2003	Registration Date	12-12-2005

Next Renewal	12-12-2020

92/745

3/4/2014	Portfolio Report

Trademark Canada				TM1007CA00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	1111721	Registration No.	639634

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	(1) Facial creams; eye creams; body lotion. (2) Facial cream; eye cream; body lotion (3) Lip cream, lip refiner; neck and decolletage cream; body cream; facial lotions.

Diary Dates:

Application Date	08-03-2001	Registration Date	05-11-2005

Next Renewal	05-11-2020

Patent Canada				P1002CA00
Tablet Leaf Imprint Design

Status:	Registered/Granted

Application No.	138148	Patent No.	138148

Application Type:	Without Priority

Diary Dates:

Application Date	11-30-2010	Issue Date	06-20-2011

Expiration Date	06-20-2021

Trademark Canada				TM1022CA00
TAKING NUTRITION TO HEART

Status:	Closed

Application No.	1282009	Registration No.	708351

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Dietary and nutritional supplements, namely, multivitamins, herbal supplements, fatty acids in tablet and capsule form; drink mixes, namely, crystals, powders, concentrates for making non-alcoholic beverages.

Diary Dates:

Application Date	12-05-2005	Registration Date	02-26-2008

Next Renewal	02-26-2023

Trademark Canada				TM1025CA01
THERMOJETICS

Status:	Registered/Granted

Application No.	706337	Registration No.	418665

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00

Diary Dates:

Application Date	06-02-1992	Registration Date	10-22-1993

Next Renewal	10-22-2023

93/745

3/4/2014	Portfolio Report

Trademark Canada				TM1074CA00
TOCONOX

Status:	Closed

Application No.	1046074	Registration No.	557090

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Nutritional and dietary supplements consisting of vitamins, minerals, herbs, and protein, in tablet or capsule form.

Diary Dates:

Application Date	02-10-2000	Registration Date	01-30-2002

Next Renewal	01-30-2017

Trademark Canada				TM1027CA00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	760694	Registration No.	451571

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Hair care products, namely shampoos, rinses and conditioners; skin care products, namely cleansers, moisturizers, toners, astringents, masks, facial creams, body creams, body lotions, shaving creams, suntan oils and suntan lotions; color cosmetics, namely lipstick, eyeshadows, foundation creams and blushes; personal hygiene products, namely powders, perfumes, colognes and body oils; nutritional supplements, dietetic foods, namely vitamins, minerals, herbs, fiber and protein, all in tablet, powder, capsule or liquid form; books, stationery, namely writing paper, envelopes and pens; printed publications and printed matter namely, magazines, brochures, pamphlets; beverages, namely teas; powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	08-03-1994	Registration Date	12-08-1995

Next Renewal	12-08-2025

Trademark Canada				TM1341CA00
Tri-Leaf Logo

Status:	Registered/Granted

Application No.	1,447,339	Registration No.	839,891

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Diary Dates:

Application	08-06-2009	Registration Date	01-11-2013
Date

Next Renewal	01-11-2028

Trademark Chile				TM1031CL00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	737561	Registration No.	769693

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations, sanitary preparations for medical use, dietetic substances adapted for medical use, food for babies, plasters, materials for dressings, material for stopping teeth, dental wax, disinfectants, preparations for destroying vermin, fungicides, herbicides, mainly nutritional supplements containing vitamins, minerals and herbs.

Diary Dates:

Application Date	07-25-2006	Registration Date	08-20-2006

Next Renewal	08-20-2016

94/745

3/4/2014	Portfolio Report

Trademark Chile				TM1030CL00
DINOMINS

Status:	Closed

Application No.	383995	Registration No.	544752

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-16-1997	Registration Date	07-19-1999

Next Renewal	07-19-2009

Trademark Chile				TM1080CL00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	680841	Registration No.	726593

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	03-24-2005	Registration Date	06-01-2005

Next Renewal	06-01-2015

Trademark Chile				TM1001CL00
HERBALIFE

Status:	Registered/Granted

Application No.	850179	Registration No.	850478

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 32

List of Goods

03	03: Bleaching preparations and other substances for laundry, cleaning, polishing, scouring and abrasive preparations; (abrasive preparations) soaps, perfumery, essential oils, cosmetics, hair lotions, dentifrices, shampoos especially for hair rinses, conditioners, cleansers skin, moisturizers, facial creams, body creams, shaving creams, tanning oils and lotions for tanning.

05	Pharmaceutical and veterinary preparations, sanitary preparations for medical use, dietetic substances adapted for medical use, food for babies, plasters, materials for dressings, material for stopping teeth, dental wax, disinfectants, preparations for destroying vermin, fungicides, herbicides, mainly nutritional supplements, health foods, all consisting of vitamins, minerals, herbs, fiber and protein, particularly in the form of tablets, powders, capsules or liquids.

29	Meat, fish, poultry and game, meat extracts, fruits and vegetables, canned, dried and cooked, jellies, jams, compotes, eggs, milk and milk products, edible oils and fats, mainly food for human consumption.

32	Beers, mineral and aerated waters and other non alcoholic drinks and fruit juices, syrups and other preparations for making beverages, mainly fruit juices and fruit drinks, protein powders, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	12-30-2008	Registration Date	01-19-2009

Next Renewal	01-19-2019

95/745

3/4/2014	Portfolio Report

Trademark Chile				TM1001CL01
HERBALIFE

Status:	Registered/Granted

Application No.	560049	Registration No.	965007

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30

List of Goods

05	Nutritional and dietary supplements in the form of tablet, powder, or liquid.

30	Coffee, preparations for making herbal tea.

Diary Dates:

Application Date	03-01-2002	Registration Date	04-29-2002

Next Renewal	04-29-2022

Trademark Chile				TM1001CL02
HERBALIFE

Status:	Registered/Granted

Application No.	849.890	Registration No.	850.205

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	01, 02, 03, 04, 05, 06, 07, 08, 09, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33

List of Goods

01

02

03

04

05	All goods in this class.

06

07

08

09

10

11

12

13

14

15

16

17

18

19

20

21

22

23

24

25

26

27

28

29

30	All goods in this class.

31

32

33

Diary Dates:

Application Date	10-04-1993	Registration Date	01-19-2009

Next Renewal	01-19-2019

96/745

3/4/2014	Portfolio Report

Trademark Chile				TM1006CL00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	850183	Registration No.	850482

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 32

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, shampoos especially for hair rinses, conditioners, skin cleansers, moisturizers, facial creams, body creams, shaving creams, tanning oils and tanning lotions.

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides, especially nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in the form of tablets, powders, capsules or liquids.

29	Meat, fish, poultry and game; meat extracts; preserved, frozen, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats, mainly food for human consumption.

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages, mainly fruit juices and fruit drinks, protein powders, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	12-30-2008	Registration Date	01-19-2009

Next Renewal	01-19-2019

Trademark Chile				TM1519CL00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	849.889	Registration No.	850.204

Application Type:	Without Priority

Diary Dates:

Next Renewal	01-19-2019

Trademark Chile				TM1029CL00
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Closed

Application No.	714636	Registration No.	755367

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35, 44

List of Goods

35

44

Diary Dates:

Application Date	12-19-2005	Registration Date	04-04-2006

97/745

3/4/2014	Portfolio Report

Trademark Chile				TM1337CL00
HERBALIFE FIBRA ACTIVA ACTIVE FIBER

Status:	Registered/Granted

Application No.	940.673	Registration No.	931.163

Application Type:	Without Priority

Classes:	05

Diary Dates:

Application Date	02-10-2011	Registration Date	09-13-2011

Next Renewal	09-13-2021

Trademark Chile				TM1338CL00
HERBALIFE FIBRE ACTIVA ACTIVE FIBER

Status:

Application Type:	Without Priority

Trademark Chile				TM1020CL00
HERBALIFE NUTRITION CLUB

Status:	Closed

Application No.	714637	Registration No.	755366

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35, 44

List of Goods

35

44

Diary Dates:

Application Date	12-19-2005	Registration Date	04-04-2006

Trademark Chile				TM1016CL00
HERBALIFELINE

Status:	Registered/Granted

Application No.	714352	Registration No.	792066

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29

List of Goods

05

29

Diary Dates:

Application Date	12-15-2005	Registration Date	07-11-2007

Next Renewal	07-11-2017

98/745

3/4/2014	Portfolio Report

Trademark Chile				TM1085CL00
LIFE & VICTORY

Status:	Registered/Granted

Application No.	785975	Registration No.	806543

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32

List of Goods

03

05

29

30

32

Diary Dates:

Application Date	08-23-2007	Registration Date	09-17-2007

Next Renewal	09-17-2017

Trademark Chile				TM1049CL00
LIFTOFF

Status:	Registered/Granted

Application No.	714356	Registration No.	803919

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	12-15-2005	Registration Date	12-19-2007

Next Renewal	12-19-2017

Trademark Chile				TM1081CL00
LIPO-BOND

Status:	Pending

Application No.	879010	Registration No.	549677

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	09-24-2009	Registration Date	10-06-1999

Next Renewal	10-06-2019

99/745

3/4/2014	Portfolio Report

Trademark Chile				TM1010CL00
NITEWORKS

Status:	Registered/Granted

Application No.	714354	Registration No.	771929

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	12-15-2005	Registration Date	11-13-2006

Next Renewal	11-13-2016

Trademark Chile				TM1021CL00
NOURIFUSION

Status:	Registered/Granted

Application No.	682029	Registration No.	750176

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30

List of Goods

03

05

30

Diary Dates:

Application Date	04-05-2005	Registration Date	02-09-2006

Next Renewal	02-09-2016

Trademark Chile				TM1597CL05
PROLESSA

Status:	Registered

Application No.	1075716	Registration No.	1133881

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements in powder form composed mainly of fatty acids and oils, none of which relate to bone, bone diseases or disorders, the prevention and treatment of bone diseases or disorders, or related conditions/diseases.

Diary Dates:

Application Date	09-24-2013

Trademark Chile				TM1037CL00
RADIANT C

Status:	Registered/Granted

Application No.	695274	Registration No.	762732

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	07-12-2005	Registration Date	07-18-2006

Next Renewal	07-18-2016

100/745

3/4/2014	Portfolio Report

Trademark Chile				TM1036CL00
RADIANT C (stylized)

Status:	Registered/Granted

Application No.	493759	Registration No.	623764

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	07-18-2000	Registration Date	03-04-2002

Next Renewal	03-04-2012

Trademark Chile				TM1038CL00
Ring of Leaves device

Status:	Closed

Application No.	654706	Registration No.	710750

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32

List of Goods

05

29

30

32

Diary Dates:

Application Date	07-27-2004	Registration Date	12-03-2004

Trademark Chile				TM1038CL01
Ring of Leaves device

Status:	Closed

Application No.	654707	Registration No.	710749

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	07-27-2004	Registration Date	12-03-2004

Trademark Chile				TM1040CL00
SHAPEWORKS

Status:	Closed

Application No.	654702	Registration No.	717444

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32

List of Goods

05

29

30

32

Diary Dates:

Application Date	07-27-2004	Registration Date	02-14-2005

101/745

3/4/2014	Portfolio Report

Trademark Chile				TM1040CL01
SHAPEWORKS

Status:	Closed

Application No.	654701	Registration No.	710751

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	07-27-2004	Registration Date	12-03-2004

Trademark Chile				TM1007CL00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	714355	Registration No.	759737

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	12-15-2005	Registration Date	06-01-2006

Next Renewal	06-01-2016

Trademark Chile				TM1089CL00
SOFT GREEN

Status:	Registered/Granted

Application No.	862.987	Registration No.	862.899

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	05-04-2009	Registration Date	09-09-2010

Next Renewal	09-09-2020

102/745

3/4/2014	Portfolio Report

Trademark Chile				TM1025CL00
THERMOJETICS

Status:	Registered/Granted

Application No.	671051	Registration No.	718473

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	12-28-2004	Registration Date	02-25-2005

Next Renewal	02-25-2015

Trademark Chile				TM1027CL00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	682454	Registration No.	729793

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 16, 29, 30, 32

List of Goods

03

05

16

29

30

32

Diary Dates:

Application Date	04-07-2005	Registration Date	07-22-2005

Next Renewal	07-22-2015

Trademark Chile				TM1033CL00
TRI-SHIELD

Status:	Registered/Granted

Application No.	714353	Registration No.	792065

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29

List of Goods

05

29

Diary Dates:

Application Date	12-15-2005	Registration Date	07-11-2007

Next Renewal	07-11-2017

103/745

3/4/2014	Portfolio Report

Trademark Chile			TM1087CL00
VIDA HERBAL

Status:	Registered/Granted

Application No.	677301	Registration No.	722385

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32

List of Goods

03

05

29

30

32

Diary Dates:

Application Date	02-23-2005	Registration Date	04-06-2005

Next Renewal	04-06-2015

Trademark China			TM1671CN00
Ai Ju (ICHANGE in simplified characters)

Status:	Pending

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Trademark China			TM1095CN30
CHOCOLICIOUS

Status:	Registered/Granted

Application No.	5299263	Registration No.	5299263

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Chocolate beverages; cocoa beverages; chewing gum not for medical purposes, confectionery; nutritional tablets not for medical purposes; nutritional fluid not for medical purposes, nutritional powder not for medical purposes, nutritional capsules not for medical purposes; nutritional extracts, not for medical purposes; ice cream.

Diary Dates:

Application Date	04-19-2006	Registration Date	04-14-2009

Next Renewal	04-13-2019

Trademark China			TM1030CN30
DINOMINS

Status:	Registered/Granted

Application No.	2000085150	Registration No.	1687143

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Chewing gum not for medical purposes, confectionery; nutritional tablets not for medical use; nutritional fluid not for medical use, nutritional powder not for medical use, nutritional capsule not for medical use.

Diary Dates:

Application Date	06-15-2000	Registration Date	12-21-2001

Next Renewal	12-20-2021

104/745

3/4/2014	Portfolio Report

Trademark China				TM1099CN05
DINOMINS (stylized) & simplified Chinese

Status:	Registered/Granted

Application No.	5299264	Registration No.	5299264

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations; capsules for pharmaceutical purposes (0501); dietetic foods adapted for medical purposes; dietetic beverages adapted for medical purposes; dietetic substances adapted for medical use; food-supplements; nutritional additives for medical purposes (0502).

Diary Dates:

Application Date	04-19-2006	Registration Date	07-28-2009

Next Renewal	07-27-2019

Trademark China				TM1101CN05
DINOMINS Device (3 dinosaurs)

Status:	Registered/Granted

Application No.	5299271	Registration No.	5299271

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations; capsules for pharmaceutical purposes (0501); dietetic foods adapted for medical purposes; dietetic beverages adapted for medical purposes; dietetic substances adapted for medical use; food-supplements; nutritional additives for medical purposes (0502).

Diary Dates:

Application Date	04-19-2006	Registration Date	07-28-2009

Next Renewal	07-27-2019

Trademark China				TM1094CN30
DINOSHAKE

Status:	Registered/Granted

Application No.	2000085151	Registration No.	1687136

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Chewing gum not for medical purposes, confectionery; nutritional tablets not for medical use; nutritional fluid not for medical use, nutritional powder not for medical use, nutritional capsule not for medical use.

Diary Dates:

Application Date	06-15-2000	Registration Date	12-21-2001

Next Renewal	12-20-2021

Trademark China				TM1102CN30
DINOSHAKE (stylized) & simplified Chinese

Status:	Registered/Granted

Application No.	5299265	Registration No.	5299265

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Chocolate beverages; cocoa beverages; chewing gum not for medical purposes, confectionery; nutritional tablets not for medical purposes; nutritional fluid not for medical purposes, nutritional powder not for medical purposes, nutritional capsules not for medical purposes; nutritional extracts, not for medical purposes; ice cream.

Diary Dates:

Application Date	04-19-2006	Registration Date	04-14-2009

Next Renewal	04-13-2019

105/745

3/4/2014	Portfolio Report

Trademark China				TM1103CN30
DINOSHAKE Device (3 dinosaurs)

Status:	Registered/Granted

Application No.	5299272	Registration No.	5299272

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Chocolate beverages; cocoa beverages; chewing gum not for medical purposes, confectionery; nutritional tablets not for medical purposes; nutritional fluid not for medical purposes, nutritional powder not for medical purposes, nutritional capsules not for medical purposes; nutritional extracts, not for medical purposes; ice cream.

Diary Dates:

Application Date	04-19-2006	Registration Date	04-14-2009

Next Renewal	04-13-2019

Trademark China				TM1080CN05
Figurine Design (reversed rainbowman)

Status:	Expired

Application No.		Registration No.	1974144

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements for medical purposes, consisting of vitamins, minerals and protein, all in tablet, powder or liquid forms; vitamin preparations; dietetic foods adapted for medical purposes, dietetic substances adapted for medical use; beverages adapted for medical purposes.

Diary Dates:

Registration Date	11-21-2002	Next Renewal	11-20-2012

Trademark China				TM1080CN32
Figurine Design (reversed rainbowman)

Status:	Expired

Application No.		Registration No.	1982127

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Fruit juices; fruit drink, mineral water, beers; aerated waters, non-alcoholic drinks; syrups, preparations for making beverages.

Diary Dates:

Registration Date	12-14-2002	Next Renewal	12-13-2012

106/745

3/4/2014	Portfolio Report

Trademark China				TM1001CN32
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	698316

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters, non-alcoholic drinks; fruit drinks and fruit juices; syrups preparations for making beverages.

Diary Dates:

Registration Date	07-21-1994	Next Renewal	07-20-2014

Trademark China				TM1001CN30
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	699153

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereal, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; soup, mustard; vinegar, sauces (except salad dressings); spices; ice.

Diary Dates:

Registration Date	07-28-1994	Next Renewal	07-27-2014

Trademark China				TM1001CN03
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	699489

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair shampoos, hair rinses, hair conditioners, skin cleansers, moisturizers, facial creams, shaving creams, suntan oils and suntan lotions.

Diary Dates:

Registration Date	07-28-1994	Next Renewal	07-27-2004

Trademark China				TM1001CN05
HERBALIFE

Status:	Registered/Granted

Application No.	94002490	Registration No.	780010

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietetic foods and beverages adapted for medical purposes, dietetic substances adapted for medical use; vitamin preparations; nutritional supplements for medical purposes consisting of vitamins, minerals and protein, all in tablet, powder or liquid forms.

Diary Dates:

Application Date	01-07-1994	Registration Date	10-07-1995

Next Renewal	10-06-2015

107/745

3/4/2014	Portfolio Report

Trademark China				TM1001CN0301
HERBALIFE

Status:	Registered/Granted

Application No.	6039153	Registration No.	6039153

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Tooth paste; soap; cleaning preparations; cosmetics; lip gloss; abrasive preparations.

Diary Dates:

Application Date	05-08-2007	Registration Date	02-28-2010

Next Renewal	02-27-2020

Trademark China				TM1006CN30
HERBALIFE & Design

Status:	Registered/Granted

Application No.	2000203402	Registration No.	1703126

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Tea.

Diary Dates:

Application Date	12-25-2000	Registration Date	01-21-2002

Next Renewal	01-20-2012

Trademark China				TM1006CN25
HERBALIFE & Design

Status:	Pending

Application No.	6016386

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	25

List of Goods

25

Diary Dates:

Application Date	04-23-2007

Trademark China				TM1006CN35
HERBALIFE & Design

Status:	Registered

Application No.	6010370	Registration No.	6010370

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; advertising by mail order; demonstration of goods; distribution of samples; rental of vending machines.

Diary Dates:

Application	04-20-2007

Date

108/745

3/4/2014	Portfolio Report

Trademark China				TM1105CN30
HERBALIFE & Design (old, filled tri-leaf)

Status:	Registered/Granted

Application No.	699187	Registration No.	699187

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder, soup, salt, mustard; vinegar, sauces (except salad dressings); spices; ice.

Diary Dates:

Application Date	04-02-1993	Registration Date	07-28-1994

Next Renewal	07-27-2014

Trademark China				TM1105CN32
HERBALIFE & Design (old, filled tri-leaf)

Status:	Registered/Granted

Application No.	705091	Registration No.	705091

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters, non-alcoholic drinks; fruit drinks and fruit juices; syrups preparations for making beverages.

Diary Dates:

Application Date	05-04-1993	Registration Date	09-14-1994

Next Renewal	09-13-2014

Trademark China				TM1105CN03
HERBALIFE & Design (old, filled tri-leaf)

Status:	Registered/Granted

Application No.	699490	Registration No.	699490

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair shampoos, hair rinses, hair conditioners, skin cleansers, moisturizers, facial creams, shaving creams, suntan oils and suntan lotions.

Diary Dates:

Application Date	04-02-1993	Registration Date	07-28-1994

Next Renewal	07-27-2014

109/745

3/4/2014	Portfolio Report

Trademark China				TM1106CN29
HERBALIFE & Ring of Leaves device

Status:	Registered/Granted

Application No.	3983398	Registration No.	3983398

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Meat; fish products; fruit preserves; fruit chips; dried vegetables; eggs; milk products; edible oil; edible fats; fruit salads; jellies; prepared nuts; processed peanuts; dried edible fungus; tofu.

Diary Dates:

Application Date	03-29-2004	Registration Date	04-28-2006

Next Renewal	04-27-2016

Trademark China				TM1106CN30
HERBALIFE & Ring of Leaves device

Status:	Registered/Granted

Application No.		Registration No.	3995596

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Registration Date	03-13-2006	Next Renewal	03-12-2016

Trademark China				TM1106CN18
HERBALIFE & Ring of Leaves device

Status:	Registered/Granted

Application No.	3983400	Registration No.	3983400

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	18

List of Goods

18	Leather, unworked or semi-worked; tote bags; satchels; travel bags; handbags; leather trimmings for furniture; leather straps; umbrellas; walking canes; saddlery; gut for making sausage.

Diary Dates:

Application Date	03-29-2004	Registration Date	10-21-2007

Next Renewal	10-20-2017

Trademark China				TM1106CN21
HERBALIFE & Ring of Leaves device

Status:	Registered/Granted

Application No.	3983399	Registration No.	3983399

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	21

List of Goods

21	Containers for household or kitchen use (except in precious metal); kitchen utensils, not of precious metal; mixing spoons (kitchen utensils); cups, not of precious metal; cups of paper or plastic; domestic grinders, non-electric; mixing machines, non-electric, for household purposes; lunch boxes; stew-pans; frying pans; boxes not of precious metal for tablets; mugs; beverage glassware; porcelain; figurines of china, crystal, earthenware, glass, porcelain, and terra cotta; drinking glasses; soap dishes; hair combs; hair brushes; material for brush-making; toothbrushes; toothpick holders not of precious metal; toilet sponges; vacuum bottles; sponges for household use; unworked or semi-worked glass (except glass used in building); drinking troughs; mouse traps.

Diary Dates:

Application Date	03-29-2004	Registration Date	01-28-2009

Next Renewal	01-27-2019

110/745

3/4/2014	Portfolio Report

Trademark China				TM1106CN25
HERBALIFE & Ring of Leaves device

Status:	Registered/Granted

Application No.	3995697	Registration No.	3995697

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	25

List of Goods

25	Rainwear; gloves (clothing); belts for clothing (clothing); shower caps.

Diary Dates:

Application Date	04-05-2004	Registration Date	11-07-2007

Next Renewal	11-06-2017

Trademark China				TM1106CN28
HERBALIFE & Ring of Leaves device

Status:	Registered/Granted

Application No.	3995597	Registration No.	3995597

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	28

List of Goods

28	Games machines other than those adapted for use with television receivers only; puppets; stuffed toys; plastic figurines (toys); playing cards; balls for games; body-building apparatus; archery; machines for physical exercises; swimming pool (recreational use); plastic running tracks; knee guards (sport articles); roller skates; decorations for Christmas trees (other than light bulbs or confectionery); fishing tackles; sweat-bands for rackets.

Diary Dates:

Application Date	04-05-2004	Registration Date	09-07-2007

Next Renewal	09-06-2017

Trademark China				TM1106CN32
HERBALIFE & Ring of Leaves device

Status:	Registered/Granted

Application No.		Registration No.	3981751

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	02-14-2006	Next Renewal	02-13-2016

111/745

3/4/2014	Portfolio Report

Trademark China				TM1106CN35
HERBALIFE & Ring of Leaves device

Status:	Registered/Granted

Application No.	3995595	Registration No.	3995595

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; demonstration of goods; distribution of samples; advertising by mail order; rental of vending machines.

Diary Dates:

Application Date	04-05-2004	Registration Date	10-21-2007

Next Renewal	10-20-2017

Trademark China				TM1106CN41
HERBALIFE & Ring of Leaves device

Status:	Registered/Granted

Application No.	3981750	Registration No.	3981750

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Education related to weight management and human health and fitness; training programs related to weight management and human health and fitness; education related to multi-level marketing and development of small businesses; training programs related to multi-level marketing and development of small businesses; arranging and conducting of conference; distribution of videotapes; lending libraries; publication of texts (other than publicity texts); videotape editing; club services (entertainment or education); gymnastic instruction; animal training; modelling for artists.

Diary Dates:

Application Date	03-29-2004	Registration Date	01-21-2007

Next Renewal	01-20-2017

Trademark China				TM1106CN42
HERBALIFE & Ring of Leaves device

Status:	Registered/Granted

Application No.	3981749	Registration No.	3981749

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	42

List of Goods

42	Technical research; chemical research; bacteriological research; packaging design services; hosting computer sites (web sites) related to weight management, human health and fitness, multi-level marketing, and development of small businesses; creating and maintaining web sites for others related to weight management, human health and fitness, multi-level marketing, and development of small businesses; recovery of computer data related to weight management, human health and fitness, multi-level marketing, and development of small businesses.

Diary Dates:

Application Date	03-29-2004	Registration Date	01-21-2007

Next Renewal	01-20-2017

Trademark China				TM1106CN44
HERBALIFE & Ring of Leaves device

Status:	Registered/Granted

Application No.	3981748	Registration No.	3981748

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Health care; instructions of beverages and food nutrition; beauty salons; massage; manicuring; veterinary assistance; horticulture; flower arranging; opticians’ services; rental of sanitation facilities.

Diary Dates:

Application Date	03-29-2004	Registration Date	01-21-2007

Next Renewal	01-20-2017

112/745

3/4/2014	Portfolio Report

Trademark China				TM1106CN09
HERBALIFE & Ring of Leaves device

Status:	Registered/Granted

Application No.		Registration No.	3983402

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	09

List of Goods

09

Diary Dates:

Registration Date	04-27-2006	Next Renewal	04-26-2016

Trademark China				TM1106CN16
HERBALIFE & Ring of Leaves device

Status:	Registered/Granted

Application No.	3983401	Registration No.	3983401

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Paper; drawing paper; tissues of paper for removing make-up; cardboard articles; printed matter; product catalogues; brochures; informational flyers; figurines made of paper; books; periodicals; photographs; bags [envelopes, pouches] of paper or plastics, for packaging; bookbinding material; stationery; inks; rubber stamps; writing instruments; adhesives for stationery or household purposes; drawing instruments; drawing materials; printers’ type; teaching materials (except apparatus); modeling clay; chaplets.

Diary Dates:

Application Date	03-29-2004	Registration Date	10-07-2006

Next Renewal	10-06-2016

Trademark China				TM1106CN03
HERBALIFE & Ring of Leaves device

Status:	Registered/Granted

Application No.		Registration No.	3983404

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Registration Date	04-28-2007	Next Renewal	04-27-2017

113/745

3/4/2014	Portfolio Report

Trademark China				TM1106CN05
HERBALIFE & Ring of Leaves device

Status:	Registered/Granted

Application No.	3983403	Registration No.	3983403

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations; sunburn ointments; lotions for pharmaceutical purposes; pharmaceutical preparations for skin care; pharmaceutical preparations for treating dandruff; isotopes for medical purposes; gases for medical purposes; chemical conductors for electrocardiograph electrodes; semen for artificial insemination; disinfectants; solutions for contact lenses; bouillons for bacteriological cultures; dietetic foods adapted for medical purposes; dietetic beverages adapted for medical purposes; dietetic substances adapted for medical use; mineral food-supplements; nutritional additives for medical purposes; air freshening preparations; veterinary preparations; pesticides; sterilised paper towels; absorbent cotton; dental abrasives.

Diary Dates:

Application Date	03-29-2004	Registration Date	10-07-2006

Next Renewal	10-06-2016

Trademark China				TM1554CN00
HERBALIFE & Tri-leaf device

Status:	Registered/Granted

		Registration No.	10455941

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coco beverages; coffee; chocolate beverages; tea; tea beverages; sugar; chocolate; pizzas; preparations made from cereals; pasta; soya flour; starch for food; ice cream; salt; vinegar; ketchup; yeast; essences for foodstuffs (except etheric essences and essential oils); iced tea; royal jelly.

Diary Dates:

Registration Date	06-07-2013	Next Renewal	06-06-2023

Trademark China				TM1663CN30
HERBALIFE (Kang Bao Lai) (Simplified Ch. chars.)

Status:	Pending

Application No.	11899329

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Pizzas; preparations made from cereals; pasta; soya flour; starch for food; ice cream; ketchup; yeast; essences for foodstuffs.

Diary Dates:

Application Date	12-17-2012

Trademark China				TM1662CN05
HERBALIFE and Tri-Leaf device

Status:	Registered

Application No.	11625944	Registration No.	11625944

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparation; dietary fiber; dietetic beverages adapted for medical purposes; dietetic foods adapted for medical purposes; dietetic substances adapted for medical use; nutritional supplements; mineral foods supplements; albumin dietary supplements; flaxseed dietary supplements; flaxseed oil dietary supplements; wheat germ dietary supplements; yeast dietary supplements; royal jelly dietary supplements; propolis dietary supplements; pollen dietary supplements; enzyme dietary supplements; glucose dietary supplements; lecithin dietary supplements; alginate dietary supplements; casein dietary supplements; protein dietary supplements.

Diary Dates:

Application Date	10-19-2012

114/745

3/4/2014	Portfolio Report

Trademark China				TM1667CN00
HERBALIFE ICHANGE

Status:	Registered

		Registration No.	14175388

Application Type:	With Priority

Applicant:	Herbalife International, Inc.

Trademark China				TM1104CN32
HERBALIFE in Chinese

Status:	Registered/Granted

Application No.		Registration No.	998608

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters, non-alcoholic drinks; fruit drinks and fruit juices; syrups preparations for making beverages.

Diary Dates:

Registration Date	05-07-1997	Next Renewal	05-06-2017

Trademark China				TM1104CN30
HERBALIFE in Chinese

Status:	Registered/Granted

Application No.		Registration No.	1005517

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder, mustard; vinegar, sauces (except salad dressings); spices; ice.

Diary Dates:

Registration Date	05-14-1997	Next Renewal	05-13-2017

Trademark China				TM1104CN05
HERBALIFE in Chinese

Status:	Registered/Granted

Application No.	94002492	Registration No.	780337

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietetic foods and beverages adapted for medical purposes, dietetic substances adapted for medical use; nutritional supplements for medical purposes, consisting of vitamins, minerals and protein, all in tablet, powder or liquid form.

Diary Dates:

Application Date	01-07-1994	Registration Date	10-07-1995

Next Renewal	10-06-2015

115/745

3/4/2014	Portfolio Report

Trademark China				TM1104CN03
HERBALIFE in Chinese

Status:	Registered/Granted

Application No.		Registration No.	699456

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair shampoos, hair rinses, hair conditioners, skin cleansers, moisturizers, facial creams, shaving creams, suntan oils and suntan lotions.

Diary Dates:

Registration Date	07-28-1994	Next Renewal	07-27-2014

Trademark China				TM1098CN0301
HERBALIFE in Chinese (simplified)

Status:	Registered/Granted

Application No.	6079612	Registration No.	6079612

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Soaps (0301); cleaning preparations (0302); polising preparations (0303); abrasives (0304); essential oils (0305); cosmetics; lip balm (0306); toothpaste (0307); potpourri (0308); shampoos for animals (0309).

Diary Dates:

Application Date	05-30-2007	Registration Date	01-28-2010

Next Renewal	01-27-2020

Trademark China				TM1098CN05
HERBALIFE in Chinese (simplified)

Status:	Pending

Application No.	5299323

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Sunburn ointments; lotions for pharmaceutical purposes; pharmaceutical preparations for skin care; pharmaceutical preparations for treating dandruff; isotopes for medical purposes; gases for medical purposes; chemical conductors for electrocardiograph electrodes; semen for artificial insemination; disinfectants; solutions for contact lenses; bouillons for bacteriological cultures; mineral food-supplements; nutritional additives for medical purposes; air freshening preparations; veterinary preparations; pesticides; absorbent cotton; dental abrasives.

Diary Dates:

Application Date	04-19-2006

Trademark China				TM1098CN29
HERBALIFE in Chinese (simplified)

Status:	Registered

Application No.	5299255	Registration No.	5299255

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Meat; fish products; fruit preserves; fruit chips; dried vegetables; eggs; milk products; edible oil; edible fats; fruit salads; jellies; prepared nuts; processed peanuts; dried edible fungus; tofu.

Diary Dates:

Application Date	04-19-2006

116/745

3/4/2014	Portfolio Report

Trademark China				TM1098CN32
HERBALIFE in Chinese (simplified)

Status:	Pending

Application No.	5299257

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages; soft drinks; fruit juices; fruit powder; preparations for making beverages; powders for effervescing beverages.

Diary Dates:

Application Date	04-19-2006

Trademark China				TM1098CN35
HERBALIFE in Chinese (simplified)

Status:	Registered/Granted

Application No.	5299258	Registration No.	5299258

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; advertising by mail order; demonstration of goods; distribution of samples; rental of vending machines.

Diary Dates:

Application Date	04-19-2006	Registration Date	03-28-2010

Next Renewal	03-27-2020

Trademark China				TM1098CN41
HERBALIFE in Chinese (simplified)

Status:	Registered/Granted

Application No.	5299259	Registration No.	5299259

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	1. education related to weight management and human health and fitness; 2. training programs related to weight management and human health and fitness; 3. education related to multi-level marketing and development of small businesses; 4. training programs related to multi-level marketing and development of small businesses (4101); 5. arranging and conducting of conference; 6. distribution of videotapes (4102); 7. lending librairies (4103); 8. publication of texts (other than publicity texts) (4104); 9. videotape editing; 10. club services [entertainment or education]; 11. gymnastic instruction (4105); 12. animal training (4106); 13. modelling for artists (4107).

Diary Dates:

Application Date	04-19-2006	Registration Date	07-28-2009

Next Renewal	07-27-2019

117/745

3/4/2014	Portfolio Report

Trademark China				TM1098CN42
HERBALIFE in Chinese (simplified)

Status:	Registered/Granted

Application No.	5299260	Registration No.	5299260

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	42

List of Goods

42	1. technical research (4209); 2. chemical research (4211); 3. bacteriological research (4212); 4. packaging design services (4216); 5. creating and maintaining web sites for other related to weight management, human health and fitness, multi-level marketing, and development of small businesses; 6. hosting computer sites (web sites) related to weight management, human health and fitness, multi-level marketing, and development of small businesses; 7. recovery of computer data related to weight management, human health and fitness, multi-level marketing, and development of small businesses (4220).

Diary Dates:

Application Date	04-19-2006	Registration Date	07-28-2009

Next Renewal	07-27-2019

Trademark China				TM1098CN03
HERBALIFE in Chinese (simplified)

Status:	Registered/Granted

Application No.	5299273	Registration No.	5299273

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	1. hair shampoos; 2. hair conditioners; 3. bleaching agents (0301); 4. cleaning preparations (0302); 5. shining preparations [polish] (0303); 6. abrasive cloths (0304); 7. perfumery (0305); 8. hair styling sprays; 9. hair styling gels; 10. hair styling pomades; 11. perfume; 12. hair mousse; 13. facial cream; 14. facial lotions; 15. facial gels; 16. beauty masks; 17. facial exfoliants; 18. toners; 19. facial sprays; 20. hand lotion; 21. hand creams; 22. hand gels; 23. hand scrubs; 24. body creams; 25. body lotions; 26. body washes; 27. body gels; 28. body exfoliants; 29. body sprays; 30. cosmetics; 31. after-shave lotion; 32. shaving preparations (0306); 33. breath freshening sprays (0307); 34. incense (0308); 35. shampoos for animals (0309).

Diary Dates:

Application Date	04-19-2006	Registration Date	07-28-2009

Next Renewal	07-27-2019

Trademark China				TM1098CN28
HERBALIFE in Chinese (simplified)

Status:	Registered/Granted

Application No.	5318596	Registration No.	5318596

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	28

List of Goods

28	Games machines other than those adapted for use with television receivers only; puppets (2801); stuffed toys; plastic figurines (toys) (2802); playing cards (2803); balls for games (2804); body-building apparatus (2805); archery (2806); machines for physical exercises (2807); swimming pool (recreational use); plastic running tracks (2808); knee guards [sport articles]; roller skates (2809); decorations for Christmas trees (other than light bulbs or confectionery) (2810); fishing tackles (2811); sweat-bands for rackets (2812).

Diary Dates:

Application Date	04-27-2006	Registration Date	08-28-2009

Next Renewal	08-27-2019

118/745

3/4/2014	Portfolio Report

Trademark China				TM1098CN21
HERBALIFE in Chinese (simplified)

Status:	Registered/Granted

Application No.	5318598	Registration No.	5318598

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	21

List of Goods

21	Containers for household or kitchen use [except in precious metal]; kitchen utensils, not of precious metal; cups of paper or plastic; domestic grinders, non-electric; mixing machines, non-electric, for household purposes; lunch boxes; stew-pans; frying pans; boxes not of precious metal for tablets; mugs; beverage glassware; porcelain; figurines of china, crystal, earthenware, glass, porcelain, and terra cotta; drinking glasses; soap dishes; hair combs; hair brushes; material for brush-making; toothbrushes; toothpick holders not of precious metal; toilet sponges; vacuum bottles; sponges for household use; unworked or semi-worked glass (except glass used in building); drinking troughs; mouse traps.

Diary Dates:

Application Date	04-27-2006	Registration Date	07-14-2009

Next Renewal	07-13-2019

Trademark China				TM1098CN44
HERBALIFE in Chinese (simplified)

Status:	Registered/Granted

Application No.	5299261	Registration No.	5299261

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Health care; instructions of beverages and food nutrition; beauty salons; massage; manicuring; veterinary assistance; horticulture; flower arranging; opticians’ services; rental of sanitation facilities.

Diary Dates:

Application Date	04-19-2006	Registration Date	10-07-2009

Next Renewal	10-06-2019

Trademark China				TM1098CN09
HERBALIFE in Chinese (simplified)

Status:	Registered/Granted

Application No.	5318601	Registration No.	5318601

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	09

List of Goods

09	Calculators; apparatus to check stamping mail; cash registers; automatic vending machines; self-regulating fuel pumps; hemline markers; plotters; electronic tags for goods; dictating machines; voting machines; facsimile machines; weighing machines; measure; signals, luminous or mechanical; intercommunication apparatus; audio tapes; video tapes; phonograph records; compact discs (audio and video); sound recording; semi-conductors; cameras (photography); nautical apparatus and instruments; speed checking apparatus for vehicles; metronomes; audiovisual teaching apparatus; high-frequency apparatus; probes for scientific purposes; optical apparatus and instruments; telephone wire; wafers [silicon slices]; integrated circuits; electric coils; transformers [electricity]; remote control apparatus; optical fibers [fibres] [light conducting filaments]; automatic turnstiles; electroplating instruments; fire extinguishers; electric welding apparatus; radiological apparatus for industrial purposes, life saving apparatus and equipment; whistle alarms; batteries; motion picture films (exposed); electric door openers.

Diary Dates:

Application Date	04-27-2006	Registration Date	07-21-2009

Next Renewal	07-20-2019

119/745

3/4/2014	Portfolio Report

Trademark China				TM1098CN16
HERBALIFE in Chinese (simplified)

Status:	Registered/Granted

Application No.	5318600	Registration No.	5318600

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Paper (1601); drawing paper (1602); cardboard articles (1604); product catalogues; brochures; informational flyers; figurines made of paper (1605); books; photographs (1607); bags [envelopes, pouches] of paper or plastics, for packaging (1609); bookbinding material (1610); stationery (1611); inks (1612); rubber stamps (1613); writing instruments (1614); adhesives for stationery or household purposes (1615); drawing instruments (1616); drawing materials (1617); printers’ type (1618); teaching materials [except apparatus] (1619); modeling clay (1620); chaplets (1621).

Diary Dates:

Application Date	04-27-2006	Registration Date	08-14-2009

Next Renewal	08-13-2019

Trademark China				TM1098CN25
HERBALIFE in Chinese (simplified)

Status:	Registered/Granted

Application No.	5318597	Registration No.	5318597

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	25

List of Goods

25	Clothing; bibs not of paper; bathing suits; rainwear; hats; socks; gloves (clothing); neckties; belts for clothing (clothing); shower caps.

Diary Dates:

Application Date	04-27-2006	Registration Date	09-14-2009

Next Renewal	09-13-2019

Trademark China				TM1098CN18
HERBALIFE in Chinese (simplified)

Status:	Registered/Granted

Application No.	5318599	Registration No.	5318599

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	18

List of Goods

18	Leather, unworked or semi-worked (1801); tote bags; satchels; travel bags; handbags; leather trimmings for furniture; leather straps (1802); umbrellas (1804); walking canes (1805); saddlery (1806); gut for making sausages (1807).

Diary Dates:

Application Date	04-27-2006	Registration Date	08-07-2009

Next Renewal	08-06-2019

Trademark China				TM1672CN36
Herbalife Let Angels Hear (graphic)

Status:	Pending

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	36

List of Goods

36

120/745

3/4/2014	Portfolio Report

Trademark China				TM1155CN03
HERBALIFE SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	7644614	Registration No.	7644614

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Soaps; cleaning preparations; abrasives; cosmetics; lip balm, creams; gels; lotions; masks; and sprays for the face and body; toothpaste; facial cleaning cream; lotions for cosmetics purposes.

Diary Dates:

Application Date	08-25-2009	Registration Date	02-14-2013

Next Renewal	02-13-2023

Trademark China				TM1668CN00
ICHANGE HERBALIFE

Status:	Registered

		Registration No.	14175382

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Trademark China				TM1670CN00
Lai Ju (ICHANGE in simplified characters)

Status:	Registered

		Registration No.	14175375

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Trademark China				TM1673CN36
Let Angels Hear (simplified characters)

Status:	Pending

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	36

List of Goods

36

Trademark China				TM1049CN32
LIFTOFF

Status:	Registered/Granted

Application No.	4319615	Registration No.	4319615

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages; fruit powder; non-alcoholic beverages, being energy and nutritional drinks; isotonic drinks; vegetable drinks; preparations for making non-alcoholic beverages, being energy and nutritional drinks; pastilles for effervescing beverages, being energy and nutritional drinks; powders for effervescing beverages, being energy and nutritional drinks.

Diary Dates:

Application Date	10-20-2004	Registration Date	03-14-2007

Next Renewal	03-13-2017

121

3/4/2014	Portfolio Report

Trademark China				TM1049CN30
LIFTOFF

Status:	Registered/Granted

Application No.	6077772	Registration No.	6077772

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Nutritious fluids, not for medical purposes; nutritious powders, not for medical purposes; nutritious pastes, not for medical purposes; nutritious tablets, not for medical purposes.

Diary Dates:

Application Date	05-29-2007	Registration Date	12-28-2009

Next Renewal	12-27-2019

Trademark China				TM1010CN32
NITEWORKS

Status:	Registered/Granted

Application No.	5798962	Registration No.	5798962

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages; soft drinks; fruit juices; fruit powder (3202); preparations for making beverages; powders for effervescing beverages (3203).

Diary Dates:

Application Date	12-21-2006	Registration Date	10-21-2009

Next Renewal	10-20-2019

Trademark China				TM1010CN30
NITEWORKS

Status:	Registered/Granted

Application No.	7261829	Registration No.	7261829

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Nutritional food in powder form, not for medical use; nutritional food in paste form, not for medical use; nutritional food in capsule form, not for medical use; nutritional food in liquid form, not for medical use; nutritional food in powder form made of herbs and enriched with minerals and protein (not for medical use); nutritional food in paste form made of herbs and enriched with minerals and protein (not for medical use); nutritional food in capsule form made of herbs and enriched with minerals and protein (not for medical use); nutritional food in liquid form made of herbs and enriched with minerals and protein (not for medical use).

Diary Dates:

Application Date	03-18-2009	Registration Date	05-20-2010

Next Renewal	05-19-2020

Trademark China				TM1010CN05
NITEWORKS

Status:	Registered/Granted

Application No.	8981284	Registration No.	8981284

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin Preparations; dietetic foods adapted for medical purposes; dietetic beverages adapted for medical purposes; dietetic substances adapted for medical use; mineral food-supplements; nutritional additives for medical purposes.

Diary Dates:

Application Date	12-23-2010	Registration Date	09-14-2012

Next Renewal	09-13-2022

122

3/4/2014	Portfolio Report

Trademark China				TM1111CN05
NITEWORKS in Simplified Chinese Characters (nai wo ke)

Status:	Registered/Granted

Application No.	8981283	Registration No.	8981283

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin Preparations; dietetic foods adapted for medical purposes; dietetic beverages adapted for medical purposes; dietetic substances adapted for medical use; mineral food-supplements; nutritional additives for medical purposes.

Diary Dates:

Application Date	12-23-2010	Registration Date	09-14-2012

Next Renewal	09-13-2022

Trademark China				TM1111CN3
NITEWORKS in Simplified Chinese Characters (nai wo ke)

Status:	Registered/Granted

		Registration No.	8981282

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Nutritional food in powder form, not for medical use; nutritional food in paste form, not for medical use; nutritional food in capsule form, not for medical use; nutritional food in liquid form, not for medical use; nutritional food in powder form made of herbs and enriched with minerals and protein (not for medical use); nutritional food in paste form made of herbs and enriched with minerals and protein (not for medical use); nutritional food in capsule form made of herbs and enriched with minerals and protein (not for medical use); nutritional food in liquid form made of herbs and enriched with minerals and protein (not for medical use).

Diary Dates:

Registration Date	01-06-2012	Next Renewal		01-05-2022

Trademark China				TM1111CN30
NITEWORKS in Simplified Chinese Characters (ye ning xe)

Status:	Registered/Granted

Application No.	7261830	Registration No.	7261830

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Nutritional food in powder form, not for medical use; nutritional food in paste form, not for medical use; nutritional food in capsule form, not for medical use; nutritional food in liquid form, not for medical use; nutritional food in powder form made of herbs and enriched with minerals and protein (not for medical use); nutritional food in paste form made of herbs and enriched with minerals and protein (not for medical use); nutritional food in capsule form made of herbs and enriched with minerals and protein (not for medical use); nutritional food in liquid form made of herbs and enriched with minerals and protein (not for medical use).

Diary Dates:

Application Date	03-18-2009	Registration Date	08-20-2010

Next Renewal	08-19-2020

123

3/4/2014	Portfolio Report

Trademark China				TM1111CN32
NITEWORKS in Simplified Chinese Characters (ye ning xe)

Status:	Registered/Granted

Application No.	6498774	Registration No.	6498774

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	1. non-alcoholic beverages; 2. soft drinks; 3. fruit juices; 4. fruit powder; 5. preparations for making beverages; 6. powders for effervescing beverages.

Diary Dates:

Application Date	01-08-2008	Registration Date	03-28-2010

Next Renewal	03-27-2020

Trademark China				TM1386CN00
PROLESSA

Status:	Registered/Granted

Application No.	8110769	Registration No.	8110769

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietetic foods adapted for medical purposes; dietetic beverages adapted for medical purposes; dietetic substances adapted for medical use; mineral food supplements; nutritional additives for medical purposes.

Diary Dates:

Application Date	05-17-2010	Registration Date	03-11-2010

Next Renewal	04-13-2021

Trademark China				TM1386CN05
PROLESSA in simplified characters

Status:	Pending

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Trademark China				TM1374CN30
PROLESSA in simplified characters

Status:	Pending

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

124

3/4/2014	Portfolio Report

Trademark China				TM1374CN00
PROLESSA, cl. 30

Status:	Registered/Granted

Application No.	8110768	Registration No.	8110768

Application Type:	Without Priority

Classes:	30

List of Goods

30	30: Coco beverages, chocolate beverages, tea substitutes, nutriitonal liquids, not for medical purposes; nutritional extracts, not for medical purposes; nutiotional powders, not formedical purposes; nutritional capsules, not formedical purposes.

Diary Dates:

Application Date	03-11-2010	Registration Date	03-14-2011

Next Renewal	03-13-2021

Trademark China				TM1038CN44
Ring of Leaves device

Status:	Registered/Granted

Application No.	4026776	Registration No.	4026776

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Health care; instruction regarding beverages and food nutrition; beauty salons; massage; manicuring.

Diary Dates:

Application Date	04-20-2004	Registration Date	06-07-2007

Next Renewal	06-06-2017

Trademark China				TM1038CN30
Ring of Leaves device

Status:	Registered/Granted

Application No.	4026773	Registration No.	4026773

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coco beverages; coffee; chocolate beverages; tea; tea beverages; tea substitutes; sugar; chocolate; nutritional liquids, not for medical purposes; nutritional extracts, not for medical purposes; nutritional powders, not for medical purposes; nutritional capsules, not for medical purposes; pizzas; preparations made from cereals; pasta; soya flour; starch for food; ice cream; salt; vinegar; ketchup; yeast; essences for foodstuffs (except etheric essences and essential oils).

Diary Dates:

Application Date	04-20-2004	Registration Date	05-14-2006

Next Renewal	05-13-2016

Trademark China				TM1038CN32
Ring of Leaves device

Status:	Registered/Granted

Application No.	4026779	Registration No.	4026779

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages, soft drinks, fruit juices; fruit powder; preparations for making beverages; powders for effervescing beverages.

Diary Dates:

Application Date	04-20-2004	Registration Date	05-14-2006

Next Renewal	05-13-2016

125

3/4/2014	Portfolio Report

Trademark China Ring of Leaves device				TM1038CN35

Status:	Registered/Granted

Application No.	4026772	Registration No.	4026772

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; advertising by mail order; demonstration of goods; distribution of samples; business management assistance; business information agency; organization of exhibitions for commercial or advertising purposes; organization of trade fairs for commercial or advertising purposes; business consultancy; business research; marketing research; marketing analysis; sales promotion (for others); procurement services for other (purchasing goods and services for other businesses); personnel management consultancy; relocation services for businesses; computerized file management; computer input services; issuing invoices; accounting; rental of vending machines.

Diary Dates:

Application Date	04-20-2004	Registration Date	03-14-2007

Next Renewal	03-13-2017

Trademark China Ring of Leaves device				TM1038CN21

Status:	Registered/Granted

Application No.	4026781	Registration No.	4026781

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	21

List of Goods

21	Hair combs; hair brushes; material for brush-making; toothbrushes; toothpick holders not of precious metal; toilet sponges; vacuum bottles; sponges for household use; drinking troughs; mouse traps.

Diary Dates:

Application Date	04-20-2004	Registration Date	04-28-2007

Next Renewal	04-27-2017

Trademark China Ring of Leaves device				TM1038CN25

Status:	Registered/Granted

Application No.	4026775	Registration No.	4026775

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	25

List of Goods

25	Belts for clothing (clothing); bathing suits; rainwear and shower caps.

Diary Dates:

Application Date	04-20-2004	Registration Date	01-28-2008

Next Renewal	01-27-2018

126/745

3/4/2014	Portfolio Report

Trademark China Ring of Leaves device				TM1038CN29

Status:	Registered/Granted

Application No.		Registration No.	4026780

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Registration Date	05-28-2006	Next Renewal	05-27-2016

Trademark China Ring of Leaves device				TM1038CN28

Status:	Registered/Granted

Application No.	4026774	Registration No.	4026774

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	28

List of Goods

28	Games machines other than those adapted for use with television receivers only; puppets; stuffed toys; plastic figurines (toys); playing cards; balls for games; body-building apparatus; archery; machines for physical exercises; swimming pool (recreational use); plastic running tracks; knee guards (sport articles); roller skates; decorations for Christmas trees (other than light bulbs or confectionery); fishing tackles; sweat-bands for rackets.

Diary Dates:

Application Date	04-20-2004	Registration Date	11-21-2007

Next Renewal	11-20-2017

Trademark China Ring of Leaves device				TM1038CN41

Status:	Registered/Granted

Application No.	4026778	Registration No.	4026778

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Education related to weight management and human health and fitness; training programs related to weight management and human health and fitness; education related to multi-level marketing and development of small businesses; training programs related to multi-level marketing and development of small businesses; arranging and conducting of conference; distribution of videotapes; lending libraries; publication of texts (other than publicity texts); videotape editing; club services (entertainment or education); gymnastic instruction; animal training; modelling for artists.

Diary Dates:

Application Date	04-20-2004	Registration Date	03-14-2007

Next Renewal	03-13-2017

Trademark China Ring of Leaves device				TM1038CN42

Status:	Registered/Granted

Application No.	4026777	Registration No.	4026777

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	42

List of Goods

42

Diary Dates:

Application Date	04-20-2004	Registration Date	03-14-2007

Next Renewal	03-13-2017

127/745

3/4/2014	Portfolio Report

Trademark China				TM1038CN03
Ring of Leaves device

Status:	Registered/Granted

Application No.	4026766	Registration No.	4026766

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair shampoos; hair conditioners; bleaching agents; cleaning preparations; shining preparations (polish); abrasive cloths; perfumery; hair styling sprays; hair styling gels; hair styling pomades; perfume; hair mousse; facial cream; facial lotions; facial gels; beauty masks; facial exfoliants; toners; facial sprays; hand lotion; hand creams; hand gels; hand scrubs; body creams; body lotions; body washes; body gels; body exfoliants; body sprays; cosmetics; after-shave lotion; shaving preparations; breath freshening sprays; incense; shampoos for animals.

Diary Dates:

Application Date	04-20-2004	Registration Date	11-07-2007

Next Renewal	11-06-2017

Trademark China				TM1038CN05
Ring of Leaves device

Status:	Registered/Granted

Application No.	4026765	Registration No.	4026765

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations; sunburn ointments; lotions for pharmaceutical purposes; pharmaceutical preparations for skin care; pharmaceutical preparations for treating dandruff; isotopes for medical purposes; gases for medical purposes; chemical conductors for electrocardiograph electrodes; semen for artificial insemination; disinfectants; solutions for contact lenses; bouillons for bacteriological cultures; dietetic foods adapted for medical purposes; dietetic beverages adapted for medical purposes; dietetic substances adapted for medical use; mineral food-supplements; nutritional additives for medical purposes; air freshening preparations; veterinary preparations; pesticides; sterilised paper towels; absorbent cotton; dental abrasives.

Diary Dates:

Application Date	04-20-2004	Registration Date	12-14-2006

Next Renewal	12-13-2016

Trademark China				TM1038CN09
Ring of Leaves device

Status:	Registered/Granted

Application No.	4026764	Registration No.	4026764

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	09

List of Goods

09

Calculators; apparatus to check stamping mail; cash registers; automatic vending machines; self-regulating fuel pumps; hemline markers; plotters; electronic tags for goods; dictating machines; voting machines; facsimile machines; weighing machines; measures; signals, luminous or mechanical; intercommunication apparatus; audio tapes; video tapes; phonograph records; compact discs (audio and video); sound recordings; semi-conductors; cameras (photography); nautical apparatus and instruments; speed checking apparatus for vehicles; metronomes; audiovisual teaching apparatus; high-frequency apparatus; probes for scientific purposes; optical apparatus and instruments; telephone wire; wafers (silicon slices); integrated circuits; electric coils; transformers (electricity); remote control apparatus; optical fibers (light conducting filaments); automatic turnstiles; electroplating instruments; fire extinguishers; electric welding apparatus; radiological apparatus for industrial purposes; whistle alarms; batteries; motion picture films (exposed); electric door openers.

Diary Dates:

Application Date	04-20-2004	Registration Date	09-07-2006

Next Renewal	09-06-2016

128/745

3/4/2014	Portfolio Report

Trademark China				TM1038CN16
Ring of Leaves device

Status:	Registered/Granted

Application No.	4026763	Registration No.	4026763

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Paper; drawing paper; tissues of paper for removing make-up; cardboard articles; printed matter; product catalogues; brochures; informational flyers; figurines made of paper; books; periodicals; photographs; bags (envelopes, pouches) of paper or plastics, for packaging; bookbinding material; stationery; inks; rubber stamps; writing instruments; adhesives for stationery or household purposes; drawing instruments; drawing materials; printers’ type; teaching materials (except apparatus); modeling clay; chaplets.

Diary Dates:

Application Date	04-20-2004	Registration Date	01-14-2007

Next Renewal	01-13-2017

Trademark China				TM1038CN18
Ring of Leaves device

Status:	Registered/Granted

Application No.	4026762	Registration No.	4026762

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	18

List of Goods

18	Leather, unworked or semi-worked; tote bags; satchels; travel bags; handbags; leather trimmings for furniture; leather straps; umbrellas; walking canes; saddlery; gut for making sausages.

Diary Dates:

Application Date	04-20-2004	Registration Date	11-21-2007

Next Renewal	11-20-2017

Trademark China SHAPEWORKS				TM1040CN32

Status:	Registered/Granted

Application No.	4277437	Registration No.	4277437

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages, soft drinks, fruit juices; fruit powder; preparations for making beverages; powders for effervescing beverages.

Diary Dates:

Application Date	09-20-2004	Registration Date	02-28-2007

Next Renewal	02-27-2017

129/745

3/4/2014	Portfolio Report

Trademark China				TM1040CN05
SHAPEWORKS

Status:	Registered/Granted

Application No.	4277812	Registration No.	4277812

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations; sunburn ointments; lotions for pharmaceutical purposes; pharmaceutical preparations for skin care; pharmaceutical preparations for treating dandruff; isotopes for medical purposes; gases for medical purposes; chemical conductors for electrocardiograph electrodes; semen for artificial insemination; disinfectants; solutions for contact lenses; bouillons for bacteriological cultures; dietetic foods adapted for medical purposes; dietetic beverages adapted for medical purposes; dietetic substances adapted for medical use; mineral food-supplements; nutritional additives for medical purposes; air freshening preparations; veterinary preparations; pesticides; sterilised paper towels; absorbent cotton; dental abrasives.

Diary Dates:

Application Date	09-20-2004	Registration Date	10-14-2007

Next Renewal	10-13-2017

Trademark China				TM1040CN29
SHAPEWORKS

Status:	Registered/Granted

Application No.	4277438	Registration No.	4277438

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Meat; fish products; fruit preserves; fruit chips; dried vegetables; eggs; milk products; edible oil; edible fats; fruit salads; jellies; prepared nuts; processed peanuts; dried edible fungus; tofu.

Diary Dates:

Application Date	09-20-2004	Registration Date	02-28-2007

Next Renewal	02-27-2017

Trademark China SHAPEWORKS				TM1040CN44

Status:	Registered/Granted

Application No.	4277410	Registration No.	4277410

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Dietary counseling; veterinary assistance; horticulture; flower arranging; opticians’ services; rental of sanitation facilities.

Diary Dates:

Application Date	09-20-2004	Registration Date	07-07-2008

Next Renewal	07-06-2018

Trademark China				TM1280CN00
SUPRESSA cl. 30

Status:	Registered/Granted

Application No.	7619960	Registration No.	7619960

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Nutritional food in powder form, not for medical use; nutritional food in paste form, not for medical use; nutritional food in capsule form, not for medical use; nutritional food in liquid form, not for medical use

Diary Dates:

Application Date	08-14-2010	Registration Date	11-14-2010

Next Renewal	11-13-2020

130/745

3/4/2014	Portfolio Report

Trademark China				TM1439CN00
Tablet leaf imprint design

Status:	Registered/Granted

Application No.	201030658634.9	Registration No.	ZL201030658634.9

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Diary Dates:

Application Date	12-01-2010	Registration Date	05-08-2011

Next Renewal	12-01-2020

Trademark China				TM1024CN30
THERMO-BOND

Status:	Registered/Granted

Application No.	2000085152	Registration No.	1687137

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Chewing gum not for medical purposes, confectionery; nutritional tablets not for medical use; nutritional fluid not for medical use; nutritional powder not for medical use; nutritional capsule not for medical use.

Diary Dates:

Application Date	06-15-2000	Registration Date	12-21-2001

Next Renewal	12-20-2021

Trademark China				TM1112CN31
THERMO-BOND & simplified Chinese characters

Status:	Pending

Application No.	8397089

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Nutritional tablets not for medical purposes; fiber tablets; nutritional fluid not for medical purposes, nutritional powder not for medical purposes, nutritional capsules not for medical purposes; nutritional extracts, not for medical purposes (3005).

Diary Dates:

Application Date	06-17-2010

131/745

3/4/2014	Portfolio Report

Trademark China				TM1025CN05
THERMOJETICS

Status:	Registered/Granted

Application No.	94076513	Registration No.	852144

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietetic foods and beverages adapted for medical purposes, dietetic substances adapted for medical use; vitamin preparations; nutritional supplements for medical purposes, consisting of vitamins, minerals and protein, all in tablet, powder or liquid forms.

Diary Dates:

Application Date	08-05-1994	Registration Date	07-07-1996

Next Renewal	07-06-2016

Trademark China THERMOJETICS				TM1025CN30

Status:	Registered/Granted

Application No.	94076514	Registration No.	837227

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; soup, mustard; vinegar, sauces (except salad dressings); spices; ice.

Diary Dates:

Application Date	08-05-1994	Registration Date	05-07-1996

Next Renewal	05-06-2016

Trademark China				TM1025CN32
THERMOJETICS

Status:	Registered/Granted

Application No.	94076515	Registration No.	844959

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters, non-alcoholic drinks; fruit drinks and fruit juices; syrups, preparations for making beverages.

Diary Dates:

Application Date	08-05-1994	Registration Date	06-07-1996

Next Renewal	06-06-2016

Trademark China THERMOJETICS in Chinese				TM1109CN05

Status:	Registered/Granted

Application No.	94119725	Registration No.	892441

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietetic foods and beverages adapted for medical purposes, dietetic substances adapted for medical use; vitamin preparations; nutritional supplements for medical purposes, consisting of vitamins, minerals and protein, all in tablet, powder or liquid forms.
Diary Dates:

Application Date	11-19-1994	Registration Date	11-07-1996

Next Renewal	11-06-2016

132/745

3/4/2014	Portfolio Report

Trademark China THERMOJETICS in Chinese				TM1109CN30

Status:	Registered/Granted

Application No.	94119726	Registration No.	874530

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; soup, mustard; vinegar, sauces (except salad dressings); spices; ice.

Diary Dates:

Application Date	11-19-1994	Registration Date	09-28-1996

Next Renewal	09-27-2016

Trademark China THERMOJETICS in Chinese				TM1109CN32

Status:	Registered/Granted

Application No.	94119727	Registration No.	874643

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters, non-alcoholic drinks; fruit drinks and fruit juices; syrups, preparations for making beverages.

Diary Dates:

Application Date	11-19-1994	Registration Date	09-28-1996

Next Renewal	09-27-2016

Trademark China Tri-Leaf and HERBALIFE and kang bao lai (white on green)				TM1573CN05

Status:	Pending

Application No.	11922098

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	0501 (1): Vitamin preparation; dietary fiber; 0502: dietetic beverages adapted for medical purposes; dietetic foods adapted for medical purposes; dietetic substances adapted for medical use; nutritional supplements; mineral foods supplements; albumin dietary supplements; flaxseed dietary supplements; flaxseed oil dietary supplements; wheat germ dietary supplements; yeast dietary supplements; royal jelly dietary supplements; propolis dietary supplements; pollen dietary supplements; enzyme dietary supplements; glucose dietary supplements; lecithin dietary supplements; alginate dietary supplements; casein dietary supplements; protein dietary supplements.

Diary Dates:

Application Date	12-20-2012

133/745

3/4/2014	Portfolio Report

Trademark China				TM1574CN30
Tri-Leaf and HERBALIFE and kang bao lai (white on green)

Status:	Pending

Application No.	11922099

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coco beverages; coffee; chocolate beverages (3001); tea; tea beverages; iced tea (3002); sugar (3003); chocolate (3004); royal jelly (3005); pizzas (3007); preparations made form cereals (3008); pasta (3009); soya flour (3011); starch for food (3012); ice cream (3013); salt (3014); vinegar (3015); ketchup (3016); yeast (3017); essences for foodstuffs (except etheric essences and essential oils) (3018); cereal based snack food (3006, 3010); preparations for stiffening whipped cream; meat tenderizers, for household purposes; gluten prepared as foodstuff (3019).

Diary Dates:

Application Date	12-20-2012

Trademark China				TM1027CN30
Tri-Leaf Design

Status:	Registered/Granted

Application No.	6089600	Registration No.	6089600

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Goods: "Coco beverages; coffee; chocolate beverages (3001); tea; tea beverages; tea substitutes (3002); sugar (3003); chocolate (3004); nutritional liquids, not for medical purposes; nutritional extracts, not for medical purposed; nutritional powders, not for medical purposes; nutritional capsules, not formedical purposes (3005); pizzas (3007); salt (3014); vinegar (3025); ketchup (3016); yease (3017); essences for foodstuffs {exept for etheric essences and essential oils} (3018)."

Diary Dates:

Application Date	06-04-2007	Registration Date	05-14-2012

Next Renewal	05-13-2022

Trademark China				TM1027CN03
Tri-Leaf Design

Status:	Registered/Granted

Application No.	95059183	Registration No.	944529

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair shampoos, hair rinses, hair conditioners, skin cleansers, moisturizers, facial creams, body creams, shaving creams, suntan oils and suntan lotions.

Diary Dates:

Application Date	05-16-1995	Registration Date	02-14-1997

Next Renewal	02-13-2017

Trademark China				TM1027CN05
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	940626

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	05-16-1995	Registration Date	02-07-1997

Next Renewal	02-06-2017

134/745

3/4/2014	Portfolio Report

Trademark China				TM1669CN00
Tri-Leaf device and ICHANGE

Status:	Pending

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Trademark China				TM1032CN30
XTRA-CAL

Status:	Registered/Granted

Application No.	2001054508	Registration No.	1966601

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Nutritional food in powder form, not for medical use; nutritional food in paste form, not for medical use; nutritional food in capsule form, not for medical use; nutritional food in liquid form, not for medical use; nutritional food in powder form made of herbs and enriched with minerals and protein (not for medical use); nutritional food in paste form made of herbs and enriched with minerals and protein (not for medical use); nutritional food in capsule form made of herbs and enriched with minerals and protein (not for medical use); nutritional food in liquid form made of herbs and enriched with minerals and protein (not for medical use).

Diary Dates:

Application Date	04-09-2001	Registration Date	08-28-2002

Next Renewal	08-27-2022

Trademark Colombia				TM1031CO05
CELL-U-LOSS

Status:	Registered/Granted

Application No.	98 002462	Registration No.	255607

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin and mineral nutritional supplements.

Diary Dates:

Application Date	01-21-1998	Registration Date	05-09-2002

Next Renewal	05-09-2022

Trademark Colombia				TM1068CO03
DERMAJETICS

Status:	Registered/Granted

Application No.	94 045409	Registration No.	189271

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	10-05-1994	Registration Date	05-28-1996

Next Renewal	05-28-2016

135/745

3/4/2014	Portfolio Report

Trademark Colombia				TM1001CO03
HERBALIFE

Status:	Registered/Granted

Application No.	92 348173 3	Registration No.	193195

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Bleaching preparations and other substances for laundry, cleaning, polishing, scouring and abrasive preparations, soaps, perfumery, essential oils, cosmetics, hair lotions, dentifrices.

Diary Dates:

Application Date	09-27-1991	Registration Date	10-31-1996

Next Renewal	10-31-2016

Trademark Colombia				TM1001CO29
HERBALIFE

Status:	Registered/Granted

Application No.	93 407045	Registration No.	207254

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Meat, fish, poultry and game, meat extracts, fruits and vegetables, canned, dried and cooked, jellies and jams, eggs, milk and other dairy products edible oils and fats, preserves, pickles. And especially: food consisting of vitamins, minerals, herbs and protein preparations for human consumption.

Diary Dates:

Application Date	09-08-1993	Registration Date	12-26-1997

Next Renewal	12-26-2017

Trademark Colombia HERBALIFE				TM1001CO32

Status:	Registered/Granted

Application No.	93 407046	Registration No.	160435

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	All items in class 32 and especially fruit juices and fruit drinks, protein powders, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	09-08-1993	Registration Date	04-26-1994

Next Renewal	04-26-2014

136/745

3/4/2014	Portfolio Report

Trademark Colombia				TM1001CO05
HERBALIFE

Status:	Registered/Granted

Application No.	92 348174 5	Registration No.	287744

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and homeopathic supplements of vitamins, minerals, fatty acids, herbs and proteins in all forms, including tablets, liquids, capsules and powders.

Diary Dates:

Application Date	09-27-1991	Registration Date	07-12-2004

Next Renewal	07-12-2014

Trademark Colombia				TM1006CO03
HERBALIFE & Design

Status:	Registered/Granted

Application No.	93 402044	Registration No.	279218

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices; and especially hair shampoos, hair rinses, hair conditioners, skin cleansers, moisturizers, facial creams, sunscreens and suntan lotions.

Diary Dates:

Application Date	08-12-1993	Registration Date	12-04-2002

Next Renewal	12-04-2022

Trademark Colombia				TM1006CO05
HERBALIFE & Design

Status:	Registered/Granted

Application No.	93 402046	Registration No.	269541

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides; nutritional supplements and dietetic foods consisting of vitamins, minerals, herbs, fiber and protein, in liquid, powder or tablet form.

Diary Dates:

Application Date	08-12-1993	Registration Date	10-15-2002

Next Renewal	10-15-2012

Trademark Colombia				TM1006CO29
HERBALIFE & Design

Status:	Registered/Granted

Application No.	93 407048	Registration No.	207253

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Meat, fish, poultry and game; meat extracts; preserved, frozen, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats; preserves, pickles, especially food products consisting of vitamins, minerals, herbs and protein, preparations for human consumption.

Diary Dates:

Application Date	09-08-1993	Registration Date	12-26-1997

Next Renewal	12-26-2017

137/745

3/4/2014	Portfolio Report

Trademark Colombia				TM1006CO32
HERBALIFE & Design

Status:	Registered/Granted

Application No.	93 407047	Registration No.	160373

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	All goods in class 32, and especially fruit juices, protein powder, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	09-08-1993	Registration Date	04-28-1994

Next Renewal	04-28-2014

Trademark Colombia				TM1090CO32
HERBALIFE CELLULAR NUTRITION

Status:	Registered/Granted

Application No.	94 013237	Registration No.	167776

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	04-04-1994	Registration Date	07-29-1994

Next Renewal	07-29-2014

Trademark Colombia				TM1090CO05
HERBALIFE CELLULAR NUTRITION

Status:	Registered/Granted

Application No.	94 013239	Registration No.	170765

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	04-04-1994	Registration Date	07-29-1994

Next Renewal	07-29-2014

138/745

3/4/2014	Portfolio Report

Trademark Colombia				TM1029CO35
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Registered/Granted

Application No.	05 126191	Registration No.	318842

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35

Diary Dates:

Application Date	12-14-2005	Registration Date	07-11-2006

Next Renewal	07-11-2016

Trademark Colombia				TM1029CO44
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Registered/Granted

Application No.	05 125631	Registration No.	318720

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	12-13-2005	Registration Date	07-07-2006

Next Renewal	07-07-2016

Trademark Colombia				TM1020CO35
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.	05 125632	Registration No.	318721

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35

Diary Dates:

Application Date	12-13-2005	Registration Date	07-07-2006

Next Renewal	07-07-2016

Trademark Colombia				TM1020CO44
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.	05 126193	Registration No.	318843

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	12-14-2005	Registration Date	07-11-2006

Next Renewal	07-11-2016

139/745

3/4/2014	Portfolio Report

Trademark Colombia				TM1016CO05
HERBALIFELINE

Status:	Registered/Granted

Application No.	92 225527 5	Registration No.	117722

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	08-25-1992	Next Renewal	08-25-2012

Trademark Colombia				TM1096CO32
KICKOFF

Status:	Registered/Granted

Application No.	07 070537	Registration No.	349089

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	07-11-2007	Registration Date	01-31-2008

Next Renewal	01-31-2018

Trademark Colombia				TM1540CO00
KICKOFF graphic

Status:	Registered

Application No.	2013.165.256	Registration No.	487450

Application Type:	With Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other non-alcoholic beverages; fruit beverages and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	07-11-2013

Trademark Colombia				TM1064CO05
KINDERMINS

Status:	Registered/Granted

Application No.	92 236835 5	Registration No.	119793

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Registration Date	10-01-1992	Next Renewal	10-01-2012

140/745

3/4/2014	Portfolio Report

Trademark Colombia				TM1093CO32
LAUNCH

Status:	Registered/Granted

Application No.	07 062931	Registration No.	348895

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	06-21-2007	Registration Date	01-21-2008

Next Renewal	01-21-2018

Trademark Colombia				TM1085CO29
LIFE & VICTORY

Status:	Registered/Granted

Application No.	94 032660	Registration No.	192683

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Application Date	07-27-1994	Registration Date	11-25-1996

Next Renewal	11-25-2016

Trademark Colombia				TM1085CO32
LIFE & VICTORY

Status:	Registered/Granted

Application No.	94 030542	Registration No.	204233

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	07-13-1994	Registration Date	09-16-1997

Next Renewal	09-16-2017

141/745

3/4/2014	Portfolio Report

Trademark Colombia				TM1010CO05
NITEWORKS

Status:	Registered/Granted

Application No.	05 125625	Registration No.	318719

Application Type:	Without Priority

Applicant: Classes:	Herbalife International, Inc. 05

List of Goods

05

Diary Dates:

Application Date	12-13-2005	Registration Date	07-07-2006

Next Renewal	07-07-2016

Trademark Colombia NOURIFUSION				TM1021CO30

Status:	Registered/Granted

Application No.	05 028439	Registration No.	306995

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	03-31-2005	Registration Date	10-21-2005

Next Renewal	10-21-2015

Trademark Colombia NOURIFUSION				TM1021CO03

Status:	Registered/Granted

Application No.	05 028438	Registration No.	307011

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	.

Diary Dates:

Application Date	03-31-2005	Registration Date	10-18-2005

Next Renewal	10-18-2015

Trademark Colombia NRG				TM1082CO05

Status:	Registered/Granted

Application No.	92 353437 5	Registration No.	115625

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	01-09-1992	Next Renewal	01-09-2012

142/745

3/4/2014	Portfolio Report

Trademark Colombia				TM1570CO05
PROLESSA

Status:	Published

Application No.	2013.220.354

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements in powder form composed mainly of fatty acids and oils, none of which relate to bone, bone diseases or disorders, the prevention and treatment of bone diseases or disorders, or related conditions/diseases.

Diary Dates:

Application Date	09-17-2013

Trademark Colombia				TM1037CO03
RADIANT C

Status:	Registered/Granted

Application No.	05 125630	Registration No.	334563

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	12-13-2005	Registration Date	05-23-2007

Next Renewal	05-23-2017

Trademark Colombia				TM1038CO32
Ring of Leaves device

Status:	Registered/Granted

Application No.	04 070824	Registration No.	295087

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	07-23-2004	Registration Date	02-21-2005

Next Renewal	02-21-2015

Trademark Colombia				TM1038CO44
Ring of Leaves device

Status:	Registered/Granted

Application No.	04 070842	Registration No.	295088

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	07-23-2004	Registration Date	02-21-2005

Next Renewal	02-21-2015

143/745

3/4/2014	Portfolio Report

Trademark Colombia				TM1038CO05
Ring of Leaves device

Status:	Registered/Granted

Application No.	04 070821	Registration No.	295085

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-23-2004	Registration Date	02-21-2005

Next Renewal	02-21-2015

Trademark Colombia				TM1038CO29
Ring of Leaves device

Status:	Registered/Granted

Application No.	04 070822	Registration No.	307335

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Application Date	07-23-2004	Registration Date	10-24-2005

Next Renewal	10-24-2015

Trademark Colombia				TM1038CO30
Ring of Leaves device

Status:	Registered/Granted

Application No.	04 070823	Registration No.	295086

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	07-23-2004	Registration Date	02-21-2005

Next Renewal	02-21-2015

144/745

3/4/2014	Portfolio Report

Trademark Colombia				TM1097CO05
SCHIZANDRA PLUS

Status:	Registered/Granted

Application No.	92 236833 5	Registration No.	118829

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	08-25-1992	Next Renewal	08-25-2012

Trademark Colombia				TM1040CO44
SHAPEWORKS

Status:	Registered/Granted

Application No.	04 070819	Registration No.	295084

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	07-23-2004	Registration Date	03-08-2005

Next Renewal	03-08-2015

Trademark Colombia				TM1040CO29
SHAPEWORKS

Status:	Registered/Granted

Application No.	04 070815	Registration No.	295045

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Application Date	07-23-2004	Registration Date	03-08-2005

Next Renewal	03-08-2015

Trademark Colombia				TM1040CO30
SHAPEWORKS

Status:	Registered/Granted

Application No.	04 070817	Registration No.	295082

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	07-23-2004	Registration Date	03-08-2005

Next Renewal	03-08-2015

145/745

3/4/2014	Portfolio Report

Trademark Colombia				TM1040CO32
SHAPEWORKS

Status:	Registered/Granted

Application No.	04 070818	Registration No.	299030

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	07-23-2004	Registration Date	06-14-2005

Next Renewal	06-14-2015

Trademark Colombia				TM1040CO05
SHAPEWORKS

Status:	Registered/Granted

Application No.	04 070812	Registration No.	295044

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-23-2004	Registration Date	03-08-2005

Next Renewal	03-08-2015

Trademark Colombia				TM1089CO03
SOFT GREEN

Status:	Registered/Granted

Application No.	2009 043958	Registration No.	394427

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Soaps, lotions for the face and body, gels for the face and body, bath and shower oils, deodorants, antiseptic gels.

Diary Dates:

Application Date	04-30-2009	Registration Date	12-29-2009

Next Renewal	12-29-2019

Trademark Colombia				TM1024CO05
THERMO-BOND

Status:	Registered

Application No.	2011.124.880	Registration No.	443007

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

Diary Dates:

Application Date	09-23-2011	Registration Date	10-26-2011

Next Renewal	10-26-2021

146/745

3/4/2014	Portfolio Report

Trademark Colombia THERMOJETICS				TM1025CO05

Status:	Registered/Granted

Application No.	93 400659	Registration No.	158052

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	08-06-1993	Registration Date	03-29-1994

Next Renewal	03-29-2014

Trademark Colombia THERMOJETICS				TM1025CO30

Status:	Registered/Granted

Application No.	99 022230	Registration No.	236461

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, coffee extracts, flour and preparations made from cereals, bread, biscuits, cakes, pastries and confectionery; ices, foodstuffs; honey, treacle; yeast, salt, mustard; pepper, vinegar, sauces; spices; ice.

Diary Dates:

Application Date	04-14-1999	Registration Date	03-21-2000

Next Renewal	03-21-2020

Trademark Colombia Tri-Leaf Design				TM1027CO03

Status:	Registered/Granted

Application No.	01 021715	Registration No.	246967

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	03-16-2001	Registration Date	01-10-2002

Next Renewal	01-10-2012

147/745

3/4/2014	Portfolio Report

Trademark Colombia Tri-Leaf Design				TM1027CO05

Status:	Registered/Granted

Application No.	01 021713	Registration No.	246968

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	03-16-2001	Registration Date	11-21-2001

Next Renewal	11-21-2011

Trademark Colombia Tri-Leaf Design				TM1027CO29

Status:	Registered/Granted

Application No.	01 021712	Registration No.	252212

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Application Date	03-16-2001	Registration Date	03-07-2002

Next Renewal	03-07-2022

Trademark Colombia Tri-Leaf Design				TM1027CO32

Status:	Registered/Granted

Application No.	01 021710	Registration No.	246969

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	03-16-2001	Registration Date	11-21-2001

Next Renewal	11-21-2011

Trademark Colombia TRI-SHIELD				TM1033CO05

Status:	Registered/Granted

Application No.	05 125626	Registration No.	318847

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	12-13-2005	Registration Date	07-11-2006

Next Renewal	07-11-2016

148/745

3/4/2014	Portfolio Report

Trademark Costa Rica CELL-U-LOSS				TM1031CR00

Status:	Registered/Granted

Application No.		Registration No.	127805

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements.

Diary Dates:

Registration Date	01-26-2001	Next Renewal	01-26-2021

Trademark Costa Rica Figurine Design (reversed rainbowman)				TM1080CR00

Status:	Registered/Granted

Application No.		Registration No.	123730

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form.

Diary Dates:

Registration Date	02-05-2001	Next Renewal	02-05-2021

Trademark Costa Rica Figurine Design (reversed rainbowman)				TM1080CR02

Status:	Registered/Granted

Application No.		Registration No.	123731

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbal teas.

Diary Dates:

Registration Date	02-05-2001	Next Renewal	02-05-2021

Trademark Costa Rica HERBALIFE				TM1001CR02

Status:	Registered/Granted

Application No.		Registration No.	123660

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Products for skin care, especially, cleansers, moisturizers, toners, astringents, face masks, screens for body and face, facial creams, eye creams, body creams, creams for body toning, body oils, body lotions, gels and bath salts, perfumes and colognes.

Diary Dates:

Registration Date	01-17-2001	Next Renewal	01-17-2021

149/745

3/4/2014	Portfolio Report

Trademark Costa Rica HERBALIFE				TM1001CR03

Status:	Registered/Granted

Application No.		Registration No.	75268

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical preparations, vitamins, minerals, medicated dietary supplements, proteins, herbs, dietary supplements, medicinal supplements and conditioners in all forms, including tablets, liquids, capsules and powders, juices, herbs for medicinal purposes, medicinal and herb broth.

Diary Dates:

Registration Date	04-17-1991	Next Renewal	04-17-2021

Trademark Costa Rica HERBALIFE				TM1001CR04

Status:	Registered/Granted

Application No.		Registration No.	75269

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Extracts of foods, canned foods, meats, fish, poultry and game, vegetables and dried fruits and cooked, jellies, eggs and others.

Diary Dates:

Registration Date	04-17-1991	Next Renewal	04-17-2021

Trademark Costa Rica HERBALIFE				TM1001CR05

Status:	Registered/Granted

Application No.		Registration No.	123658

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbal teas.

Diary Dates:

Registration Date	01-17-2001	Next Renewal	01-17-2021

Trademark Costa Rica HERBALIFE				TM1001CR00

Status:	Registered/Granted

Application No.		Registration No.	123663

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic fruit beverages.

Diary Dates:

Registration Date	01-17-2001	Next Renewal	01-17-2021

150/745

3/4/2014	Portfolio Report

Trademark Costa Rica				TM1001CR01
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	126821

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	42

List of Goods

42	Distribution services of dietary and nutritional supplements, cosmetics and skin care products.

Diary Dates:

Registration Date	06-25-2001	Next Renewal	06-25-2021

Trademark Costa Rica				TM1207CR00
HERBALIFE CELL ACTIVATOR

Status:	Registered/Granted

Application No.	2009-0010780	Registration No.	201871

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements composed mainly of fatty acids, minerals and herbs that have a cell activating function.

Diary Dates:

Application Date	12-11-2009	Registration Date	06-28-2010

Next Renewal	06-28-2020

Trademark Costa Rica				TM1029CR00
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Registered/Granted

Application No.	2005-0009632	Registration No.	162895

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35, 44

List of Goods

35

44

Diary Dates:

Application Date	12-15-2005	Registration Date	09-28-2006

Next Renewal	09-27-2016

151/745

3/4/2014	Portfolio Report

Trademark Costa Rica				TM1208CR00
HERBALIFE FIBRA ACTIVA

Status:	Registered/Granted

Application No.	2010-000293	Registration No.	201800

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Natural products for food.

Diary Dates:

Application Date	01-14-2010	Registration Date	06-28-2010

Next Renewal	06-28-2020

Trademark Costa Rica				TM1020CR00
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.	2005-0009633	Registration No.	162896

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35, 44

List of Goods

35

44

Diary Dates:

Application Date	12-15-2005	Registration Date	09-28-2006

Next Renewal	09-27-2016

Trademark Costa Rica				TM1344CR00
HERBALIFE XTRA-CAL ADVANCED

Status:	Registered/Granted

Application No.	2010-5371	Registration No.	204420

Application Type:	Without Priority

Classes:	05

List of Goods

05

Diary Dates:

Application Date	06-14-2010	Registration Date	10-15-2010

Next Renewal	10-15-2020

Trademark Costa Rica				TM1016CR00
HERBALIFELINE

Status:	Registered/Granted

Application No.	2005-0009635	Registration No.	161534

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	12-15-2005	Registration Date	08-18-2006

Next Renewal	08-18-2016

152/745

3/4/2014	Portfolio Report

Trademark Costa Rica				TM1064CR00
KINDERMINS

Status:	Registered/Granted

Application No.	2010-006556	Registration No.	223435

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements for children consisting primarily of vitamins and minerals.

Diary Dates:

Application Date	07-22-2010	Registration Date	12-14-2012

Next Renewal	12-14-2022

Trademark Costa Rica				TM1049CR00
LIFTOFF

Status:	Registered/Granted

Application No.	2005-0009631	Registration No.	164297

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	12-15-2005	Registration Date	12-01-2006

Next Renewal	12-01-2016

Trademark Costa Rica				TM1010CR00
NITEWORKS

Status:	Registered/Granted

Application No.	2005-0002303	Registration No.	155837

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	03-31-2005	Registration Date	01-26-2006

Next Renewal	01-26-2016

153/745

3/4/2014	Portfolio Report

Trademark Costa Rica				TM1010CR01
NITEWORKS

Status:	Registered/Granted

Application No.	2010-0001099	Registration No.	201935

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietetic substances for medical purposes.

Diary Dates:

Application Date	02-11-2010	Registration Date	06-30-2010

Next Renewal	06-30-2020

Trademark Costa Rica				TM1021CR00
NOURIFUSION

Status:	Registered/Granted

Application No.	2005-0002304	Registration No.	155838

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	03-31-2005	Registration Date	01-26-2006

Next Renewal	01-26-2016

Trademark Costa Rica				TM1021CR01
NOURIFUSION

Status:	Registered/Granted

Application No.	2005-0002305	Registration No.	155854

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	03-31-2005	Registration Date	01-26-2006

Next Renewal	01-26-2016

Trademark Costa Rica				TM1082CR00
NRG

Status:	Registered/Granted

Application No.		Registration No.	127961

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements.

Diary Dates:

Registration Date	01-26-2001	Next Renewal	01-26-2021

154/745

3/4/2014	Portfolio Report

Trademark Costa Rica				TM1082CR01
NRG

Status:	Registered/Granted

Application No.		Registration No.	127950

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbal teas.

Diary Dates:

Registration Date	01-26-2001	Next Renewal	01-26-2021

Trademark Costa Rica				TM1542CR00
PROLESSA

Status:	Registered/Granted

Application Type:	Without Priority	Registration No.	229254

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary supplement in powder form composed primarily of fatty acids and oils, none of which are related to bones, diseases or bone disorders, the prevention and treatment of diseases or bone disorders, or any related conditions or disorders.

Diary Dates:

Registration Date	08-05-2013	Next Renewal	08-05-2023

Trademark Costa Rica				TM1037CR00
RADIANT C

Status:	Pending

Application No.	2005/009636

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	12-15-2005

Trademark Costa Rica				TM1038CR00
Ring of Leaves device

Status:	Registered/Granted

Application No.	2005-0002094	Registration No.	155835

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	03-17-2005	Registration Date	01-26-2006

Next Renewal	01-26-2016

155/745

3/4/2014	Portfolio Report

Trademark Costa Rica				TM1038CR01
Ring of Leaves device

Status:	Registered/Granted

Application No.	2005-0002095	Registration No.	155834

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Application Date	03-17-2005	Registration Date	01-26-2006

Next Renewal	01-26-2016

Trademark Costa Rica				TM1038CR02
Ring of Leaves device

Status:	Registered/Granted

Application No.	2005-0002096	Registration No.	155859

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Tea, preparations for herbal tea drinks.

Diary Dates:

Application Date	03-17-2005	Registration Date	01-26-2006

Next Renewal	01-26-2016

Trademark Costa Rica				TM1038CR03
Ring of Leaves device

Status:	Registered/Granted

Application No.	2005-0002097	Registration No.	155858

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	03-17-2005	Registration Date	01-26-2006

Next Renewal	01-26-2016

Trademark Costa Rica				TM1038CR04
Ring of Leaves device

Status:	Registered/Granted

Application No.	2005-0002098	Registration No.	155857

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	03-17-2005	Registration Date	01-26-2006

Next Renewal	01-26-2016

156/745

3/4/2014	Portfolio Report

Trademark Costa Rica				TM1040CR03
SHAPEWORKS

Status:	Registered/Granted

Application No.	2005-0002091	Registration No.	155862

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	03-17-2005	Registration Date	01-26-2006

Next Renewal	01-26-2016

Trademark Costa Rica				TM1040CR04
SHAPEWORKS

Status:	Registered/Granted

Application No.	2005-0002092	Registration No.	155861

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	03-17-2005	Registration Date	01-26-2006

Next Renewal	01-26-2016

Trademark Costa Rica				TM1040CR00
SHAPEWORKS

Status:	Registered/Granted

Application No.	2005-0002089	Registration No.	155864

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	03-17-2005	Registration Date	01-26-2006

Next Renewal	01-26-2016

157/745

3/4/2014	Portfolio Report

Trademark Costa Rica				TM1040CR01
SHAPEWORKS

Status:	Registered/Granted

Application No.	2005-0002090	Registration No.	155863

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Application Date	03-17-2005	Registration Date	01-26-2006

Next Renewal	01-26-2016

Trademark Costa Rica				TM1040CR02
SHAPEWORKS

Status:	Registered/Granted

Application No.	2005-002093	Registration No.	155860

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	03-17-2005	Registration Date	01-26-2006

Next Renewal	01-26-2016

Trademark Costa Rica				TM1007CR00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	2005-0009637	Registration No.	161533

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	12-15-2005	Registration Date	08-18-2006

Next Renewal	08-18-2016

Trademark Costa Rica				TM1089CR00
SOFT GREEN

Status:	Pending

Application No.	2009-3334

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	05-04-2009

158/745

3/4/2014	Portfolio Report

Trademark Costa Rica				TM1024CR00
THERMO-BOND

Status:	Registered/Granted

Application No.		Registration No.	123659

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form.

Diary Dates:

Registration Date	01-17-2001	Next Renewal	01-17-2021

Trademark Costa Rica				TM1025CR00
THERMOJETICS

Status:	Registered/Granted

Application No.		Registration No.	123662

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form.

Diary Dates:

Registration Date	01-17-2001	Next Renewal	01-17-2021

Trademark Costa Rica				TM1025CR01
THERMOJETICS

Status:	Registered/Granted

Application No.		Registration No.	123651

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbal teas.

Diary Dates:

Registration Date	01-17-2001	Next Renewal	01-17-2021

Trademark Costa Rica				TM1027CR03
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	123719

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Products for skin care, especially cleansers, moisturizers, toners, astringents, face masks, body and face screens, facial creams, eye creams, body lotions, creams for body toning, body oils, body lotions, bath gels and salts, perfumes and colognes.

Diary Dates:

Registration Date	02-05-2001	Next Renewal	02-05-2021

159/745

3/4/2014	Portfolio Report

Trademark Costa Rica				TM1027CR02
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	123700

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic fruit beverages.

Diary Dates:

Registration Date	02-05-2001	Next Renewal	02-05-2021

Trademark Costa Rica				TM1027CR00
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	123728

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form.

Diary Dates:

Registration Date	02-05-2001	Next Renewal	02-05-2021

Trademark Costa Rica				TM1027CR01
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	123729

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbal teas.

Diary Dates:

Registration Date	02-05-2001	Next Renewal	02-05-2021

Trademark Costa Rica				TM1033CR00
TRI-SHIELD

Status:	Registered/Granted

Application No.	2005-0009634	Registration No.	161535

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	12-15-2005	Registration Date	08-18-2006

Next Renewal	08-18-2016

160/745

3/4/2014	Portfolio Report

Trademark Croatia				TM1031HR00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	Z20011579A	Registration No.	Z20011579

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food and dietary supplements consisting of vitamins and minerals in tablet form.

Diary Dates:

Application Date	10-11-2001	Registration Date	05-14-2002

Next Renewal	10-11-2021

Trademark Croatia				TM1080HR00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	Z20000730A	Registration No.	Z20000730

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32

List of Goods

05	Food and dietary supplements consisting of vitamins, minerals, herbs, fiber and protein in the form of tablets, liquid, capsule or powder form.

29	Diet foods made from processed fruits and vegetables (not for medical purposes).

30	Teas.

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	05-23-2000	Registration Date	07-11-2001

Next Renewal	05-23-2020

Trademark Croatia				TM1446HR00
H30 PRO

Status:	Registered/Granted

Application No.	Z20111531A	Registration No.	Z20111531

Application Type:	Without Priority

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	08-29-2011	Registration Date	08-29-2011

Next Renewal	08-29-2021

161/745

3/4/2014	Portfolio Report

Trademark Croatia				TM1001HR00
HERBALIFE

Status:	Registered/Granted

Application No.	Ž981330A	Registration No.	Ž981330

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Products of this class, especially for hair shampoos, preparations for rinsing hair, regeneration of hair, preparations for cleaning the skin, moisturizing products for skin, face creams, body creams, shaving creams, sun oils and lotions for sunbathing.

05	Products of this class, especially food and dietary supplements consisting of vitamins, minerals, herbs, fiber and protein in the form of tablets, liquid, capsule or powder form.

30	Products of this class, especially tea.

32	Products of this class, especially fruit juices and fruit drinks, powdered proteins, amino acids, vitamins, minerals and herbs for preparing beverages (for non-medical purposes).

Diary Dates:

Application Date	10-23-1998	Registration Date	01-19-1999

Next Renewal	10-23-2018

Trademark Croatia				TM1001HR01
HERBALIFE

Status:	Registered/Granted

Application No.	Z20060299A	Registration No.	Z20060299

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 09, 10, 14, 16, 18, 21, 25, 28, 29, 30, 32, 35, 41, 42

List of Goods

03	Soaps; perfumery products, essential oils, beauty products, hair lotions, hair care products, dental care products, shampoos, regenerators for the formation of hair; sprays, gels and pomades, face creams, lotions, gels, milk for cosmetic purposes, beauty mask, means for removing skin epithelium, toners and sprays for cosmetic products, hand lotions, creams, gels and means of rubbing, body creams, lotions, washing agents, gels, shaving products for men, fragrances; supports abrasives or resources to pull the skin epithelium, skin bleaching products, skin care products.

09	Audio and video tapes, discs and plates, machine-readable cards for personal identification card to access the business account; electronic publications.

10	Electronic devices for the analysis of health and condition of man; devices for massage.

14

16

18

21

25

28

29

30

32

35

41

42

Diary Dates:

Application Date	02-22-2006	Registration Date	03-20-2007

Next Renewal	02-22-2016

162/745

3/4/2014	Portfolio Report

Trademark Croatia				TM1006HR01
HERBALIFE & Design

Status:	Registered/Granted

Application No.	Ž981331A	Registration No.	Ž981331

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Products in this class, especially hair shampoos, hair rinses, hair conditioners, skin cleansing preparations, moisturizers, body creams, shaving creams, tanning oils and tanning lotion.

05	Products in this class, especially food and dietary supplements consisting of vitamins, minerals, herbs, fiber and protein, in the form of tablets, liquids, capsules or powder.

30	Products in this class, especially tea.

32	Products in this class, especially fruit juices and fruit drinks, protein powders, amino acids, vitamins, minerals and herbs for making beverages (for non-medical purposes).

Diary Dates:

Application Date	10-23-1998	Registration Date	01-18-1999

Next Renewal	10-23-2018

Trademark Croatia				TM1006HR00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	Z20060300A	Registration No.	Z20060300

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 09, 10, 14, 16, 18, 21, 25, 28, 29, 30, 32, 35, 41, 42

List of Goods

03	Soaps; perfumery products; essential oils; cosmetics; hair lotions; hair care products; dental care products; shampoos; conditioners; styling sprays, gels and creams; face cream, lotions, gels; milk for cosmetic purposes; beauty masks; toners and sprays for cosmetics; hand lotions, creams and gels; body creams and lotions; detergents; shaving products for men, perfumes; skin bleaching products; skin care products.

09	Audio and video tapes, discs and plates; machine-readable cards for personal identification cards to access business accounts; electronic publications.

10

14

16

18

21

25

28

29

30

32

35

41

42

Diary Dates:

Application Date	02-22-2006	Registration Date	03-20-2007

Next Renewal	02-22-2016

Trademark Croatia				TM1020HR00
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.	Z20060302A	Registration No.	Z20060302

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35, 41

List of Goods

35

41

Diary Dates:

Application Date	02-22-2006	Registration Date	03-20-2007

Next Renewal	02-22-2016

163/745

3/4/2014	Portfolio Report

Trademark Croatia				TM1016HR00
HERBALIFELINE

Status:	Registered/Granted

Application No.	Z20011580A	Registration No.	Z20011580

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	10-11-2001	Registration Date	05-14-2002

Next Renewal	10-11-2021

Trademark Croatia				TM1016HR01
HERBALIFELINE

Status:	Registered/Granted

Application No.	Z20060301A	Registration No.	Z20060301

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	02-22-2006	Registration Date	03-20-2007

Next Renewal	02-22-2016

Trademark Croatia				TM1049HR00
LIFTOFF

Status:	Registered/Granted

Application No.	Z20060304A	Registration No.	Z20060304

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 30, 32

List of Goods

29

30

32

Diary Dates:

Application Date	02-22-2006	Registration Date	11-10-2006

Next Renewal	02-22-2016

164/745

3/4/2014	Portfolio Report

Trademark Croatia				TM1010HR00
NITEWORKS

Status:	Registered/Granted

Application No.	Z20060305A	Registration No.	Z20060305

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	02-22-2006	Registration Date	11-10-2006

Next Renewal	02-22-2016

Trademark Croatia				TM1021HR00
NOURIFUSION

Status:	Registered/Granted

Application No.	Z20060306A	Registration No.	Z20060306

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 30

List of Goods

03

30

Diary Dates:

Application Date	02-22-2006	Registration Date	03-26-2007

Next Renewal	02-22-2016

Trademark Croatia				TM1037HR00
RADIANT C

Status:	Registered/Granted

Application No.	Z20060307A	Registration No.	Z20060307

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	02-22-2006	Registration Date	11-10-2006

Next Renewal	02-22-2016

Trademark Croatia				TM1038HR00
Ring of Leaves device

Status:	Registered/Granted

Application No.	Z20060310A	Registration No.	Z20060310

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 35, 41, 44

List of Goods

05

29

30

35

41

44

Diary Dates:

Application Date	02-22-2006	Registration Date	03-20-2007

Next Renewal	02-22-2016

165/745

3/4/2014	Portfolio Report

Trademark Croatia				TM1040HR00
SHAPEWORKS

Status:	Registered/Granted

Application No.	Z20060308A	Registration No.	Z20060308

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 35, 41, 44

List of Goods

05

29

30

35

41

44

Diary Dates:

Application Date	02-22-2006	Registration Date	03-20-2007

Next Renewal	02-22-2016

Trademark Croatia				TM1007HR00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	Z20060309A	Registration No.	Z20060309

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	02-22-2006	Registration Date	11-10-2006

Next Renewal	02-22-2016

Trademark Croatia				TM1025HR00
THERMOJETICS

Status:	Registered/Granted

Application No.	Z20000729A	Registration No.	Z20000729

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32

List of Goods

05	Food and dietary supplements consisting of vitamins, minerals, herbs, fiber and protein in the form of tablets, liquid, capsule or powder form.

29	Diet foods made from processed fruits and vegetables (not for medical purposes).

30	Teas.

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	05-23-2000	Registration Date	07-11-2001

Next Renewal	05-23-2020

166/745

3/4/2014	Portfolio Report

Trademark Croatia				TM1027HR00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	Z20060311A	Registration No.	Z20060311

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 09, 10, 14, 16, 18, 21, 25, 28, 29, 30, 32, 35, 41, 42

List of Goods

03

09

10

14

16

18

21

25

28

29

30

32

35

41

42

Diary Dates:

Application Date	02-22-2006	Registration Date	03-20-2007

Next Renewal	02-22-2016

Trademark Cyprus				TM1080CY05
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	53937	Registration No.	53937

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietetic supplements, all consisting of vitamins, minerals, herbs, plant fibre and proteins, all in the form of tablets, liquid, capsules or powder.

Diary Dates:

Application Date	08-19-1999	Registration Date	05-28-2004

Next Renewal	08-19-2020

167/745

3/4/2014	Portfolio Report

Trademark Cyprus				TM1001CY05
HERBALIFE

Status:	Registered/Granted

Application No.	53935	Registration No.	53935

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements, comprising of vitamins, mineral elements, herbs, vegetable threads and proteins, in tablets, liquid form, capsules or powder.

Diary Dates:

Application Date	08-19-1999	Registration Date	03-24-2004

Next Renewal	08-19-2020

Trademark Cyprus				TM1016CY05
HERBALIFELINE

Status:	Registered/Granted

Application No.	59963	Registration No.	59963

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietetic foodstuff supplements.

Diary Dates:

Application Date	05-02-2001	Registration Date	08-23-2005

Next Renewal	05-02-2022

Trademark Cyprus				TM1007CY03
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	61304	Registration No.	61304

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Facial cream, eye cream and body lotion.

Diary Dates:

Application Date	10-02-2001	Registration Date	06-30-2006

Next Renewal	10-02-2022

Trademark Cyprus				TM1025CY05
THERMOJETICS

Status:	Registered/Granted

Application No.	53938	Registration No.	53938

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietetic supplements, all consisting of vitamins, minerals, herbs, plant fibre and proteins, all in the form of tablets, liquid, capsules or powder.

Diary Dates:

Application Date	08-19-1999	Registration Date	05-28-2004

Next Renewal	08-19-2020

168/745

3/4/2014	Portfolio Report

Trademark Cyprus				TM1027CY05
Tri-Leaf Design

Status:	Registered/Granted

Application No.	53936	Registration No.	53936

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietetic supplements, all consisting of vitamins, minerals, herbs, plant fibre and proteins, all in the form of tablets, liquid, capsules or powder.

Diary Dates:

Application Date	08-19-1999	Registration Date	05-28-2004

Next Renewal	08-19-2020

Trademark Czech Republic				TM1031CZ00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	116410	Registration No.	210338

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamins and mineral substances.

Diary Dates:

Application Date	11-05-1996	Registration Date	06-29-1998

Next Renewal	11-05-2016

Trademark Czech Republic				TM1068CZ00
DERMAJETICS

Status:	Registered/Granted

Application No.	92233	Registration No.	192076

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	08-30-1994	Registration Date	07-24-1996

Next Renewal	08-30-2014

Trademark Czech Republic				TM1030CZ00
DINOMINS

Status:	Registered/Granted

Application No.	114918	Registration No.	207724

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	09-17-1996	Registration Date	02-25-1998

Next Renewal	09-17-2016

169/745

3/4/2014	Portfolio Report

Trademark Czech Republic				TM1080CZ00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	91694	Registration No.	194264

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	08-04-1994	Registration Date	10-23-1996

Next Renewal	08-04-2014

Trademark Czech Republic				TM1001CZ00
HERBALIFE

Status:	Registered/Granted

Application No.	68945	Registration No.	179635

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 39

List of Goods

03

05

39

Diary Dates:

Application Date	06-01-1992	Registration Date	09-15-1994

Next Renewal	06-01-2022

Trademark Czech Republic				TM1001CZ01
HERBALIFE

Status:	Registered/Granted

Application No.	85190	Registration No.	190329

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05	Vitamins, minerals and herbs for making beverages.

32	Fruit juices, fruit juices, fruit drinks, protein powder for making beverages.

Diary Dates:

Application Date	12-15-1993	Registration Date	05-20-1996

Next Renewal	12-15-2023

170/745

3/4/2014	Portfolio Report

Trademark Czech Republic				TM1006CZ00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	68944	Registration No.	179634

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 39

List of Goods

03

05

39

Diary Dates:

Application Date	06-01-1992	Registration Date	09-15-1994

Next Renewal	06-01-2022

Trademark Czech Republic				TM1006CZ01
HERBALIFE & Design

Status:	Registered/Granted

Application No.	85189	Registration No.	190328

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05	Nutritional supplements consisting of vitamins, minerals and herbs, all in tablet form.

32	Fruit juice and fruit drinks, powdered protein, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	12-15-1993	Registration Date	05-20-1996

Next Renewal	12-15-2023

Trademark Czech Republic				TM1164CZ00
HERBALIFE RADIANT C

Status:	Registered/Granted

Application No.	189611	Registration No.	260353

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Products for skin care for face and body, including creams, lotions, cleansers, peeling products, moisturizers and fresheners, shampoos, conditioners and products for the treatment and styling agents.

Diary Dates:

Application Date	03-13-2003	Registration Date	01-26-2004

Next Renewal	03-13-2023

171/745

3/4/2014	Portfolio Report

Trademark Czech Republic				TM1016CZ00
HERBALIFELINE

Status:	Registered/Granted

Application No.	139100	Registration No.	224038

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietetic supplements composed of vitamins, minerals and herbs.

Diary Dates:

Application Date	01-14-1999	Registration Date	04-19-2000

Next Renewal	01-14-2019

Trademark Czech Republic				TM1064CZ00
KINDERMINS

Status:	Registered/Granted

Application No.	129427	Registration No.	216598

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	01-22-1998	Registration Date	03-29-1999

Next Renewal	01-22-2018

Trademark Czech Republic				TM1062CZ00
NATURE’S MIRROR

Status:	Registered/Granted

Application No.	104886	Registration No.	199712

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	10-16-1995	Registration Date	04-29-1997

Next Renewal	10-16-2015

Trademark Czech Republic				TM1042CZ00
THERMO COMPLETE

Status:	Registered/Granted

Application No.	193186	Registration No.	263735

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 30

List of Goods

29

30

Diary Dates:

Application Date	06-26-2003	Registration Date	05-26-2004

Next Renewal	06-26-2023

172/745

3/4/2014	Portfolio Report

Trademark Czech Republic				TM1045CZ00
VegetACE

Status:	Registered/Granted

Application No.	135902	Registration No.	221023

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	09-11-1998	Registration Date	10-27-1999

Next Renewal	09-11-2018

Trademark Czech Republic				TM1032CZ00
XTRA-CAL

Status:	Registered/Granted

Application No.	166591	Registration No.	242330

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Application Date	04-19-2001	Registration Date	03-22-2002

Next Renewal	04-19-2021

Trademark Denmark				TM1031DK00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	VA 1983 03343	Registration No.	VR 1984 02550

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Especially vitamin and mineral preparations (medicinal), herbs for medical use, medical linseed and analgesics.

Diary Dates:

Application Date	07-06-1983	Registration Date	07-13-1984

Next Renewal	07-13-2014

173/745

3/4/2014	Portfolio Report

Trademark Denmark				TM1068DK00
DERMAJETICS

Status:	Closed/Registered

Application No.	VA 1994 06030	Registration No.	VR 1996 04664

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	08-31-1994	Registration Date	08-16-1996

Trademark Denmark				TM1080DK00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	VA 1995 02517	Registration No.	VR 1995 07222

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	03-30-1995	Registration Date	10-27-1995

Next Renewal	10-27-2015

Trademark Denmark				TM1001DK00
HERBALIFE

Status:	Registered/Granted

Application No.	VA 1983 02197	Registration No.	VR 1986 01094

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29

List of Goods

03

05	Vitamin preparations and mineral preparations, (medicinal) herbs for medical use, medical linseed and analgesics.

29

Diary Dates:

Application Date	05-05-1983	Registration Date	05-02-1986

Next Renewal	05-02-2016

Trademark Denmark				TM1001DK01
HERBALIFE

Status:	Registered/Granted

Application No.	VA 1992 01696	Registration No.	VR 1995 02875

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03	Cosmetics, especially shampoos, rinses, hair conditioner, cleaning fluids to skin moisturizers and lotions, facial creams and sun lotions.

05	Sanitary preparations; vitamin and mineral preparations (medicinal); dietetic substances adapted for medical use; herbs for medical use; homeopathic vitamin and mineral acids, fatty acids for dietary use (not included in other classes); medicinal herbal and fiber products and dietary protein products in tablet, capsule or powder form or in liquid form.

Diary Dates:

Application Date	03-09-1992	Registration Date	05-12-1995

Next Renewal	05-12-2015

174/745

3/4/2014	Portfolio Report

Trademark Denmark				TM1001DK02
HERBALIFE

Status:	Registered/Granted

Application No.	VA 1994 08633	Registration No.	VR 1996 03982

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	25, 30, 32

List of Goods

25	Clothing, footwear and headgear.

30	Herbal teas, not medicinal.

32	Powdered proteins, amino acids, vitamins, minerals and herbs, not medicinal, for the manufacture of beverages.

Diary Dates:

Application Date	12-08-1994	Registration Date	07-05-1996

Next Renewal	07-05-2016

Trademark Denmark				TM1006DK00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	VA 1992 01695	Registration No.	VR 1995 02874

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 44

List of Goods

03

05

44

Diary Dates:

Application Date	03-09-1992	Registration Date	05-12-1995

Next Renewal	05-12-2015

Trademark Denmark				TM1016DK00
HERBALIFELINE

Status:	Registered/Granted

Application No.	VA 1983 03344	Registration No.	VR 1984 02551

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-06-1983	Registration Date	07-13-1984

Next Renewal	07-13-2014

175/745

3/4/2014	Portfolio Report

Trademark Denmark				TM1025DK00
THERMOJETICS

Status:	Registered/Granted

Application No.	VA 1994 01715	Registration No.	VR 1994 04007

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03

05

Diary Dates:

Application Date	03-07-1994	Registration Date	06-17-1994

Next Renewal	06-17-2014

Trademark Denmark				TM1025DK01
THERMOJETICS

Status:	Registered/Granted

Application No.	VA 1994 02236	Registration No.	VR 1994 07077

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30, 32

List of Goods

30

32

Diary Dates:

Application Date	03-23-1994	Registration Date	10-21-1994

Next Renewal	10-21-2014

Trademark Denmark				TM1027DK00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	VA 1994 06502	Registration No.	VR 1995 01499

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 16, 25, 30, 32

List of Goods

03

05

16

25

30

32

Diary Dates:

Application Date	09-20-1994	Registration Date	03-03-1995

Next Renewal	03-03-2015

176/745

3/4/2014	Portfolio Report

Trademark Dominican Republic				TM1034DO00
CELL ACTIVATOR

Status:	Registered/Granted

Application No.	2007-39653	Registration No.	164802

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Supplementary nutritional foods in tablets, capsules or powder.

Diary Dates:

Application Date	10-24-2007	Registration Date	12-31-2007

Next Renewal	12-31-2017

Trademark Dominican Republic				TM1031DO00
CELL-U-LOSS

Status:	Pending

Application No.	2007-39654

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	10-24-2007

Trademark Dominican Republic				TM1068DO00
DERMAJETICS

Status:	Registered/Granted

Application No.		Registration No.	74414

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Registration Date	10-15-1994	Next Renewal	10-15-2014

Trademark Dominican Republic				TM1001DO01
HERBALIFE

Status:	Registered/Granted

Application No.	2006-104374	Registration No.	159118

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 42, 44

List of Goods

05	Dietary supplements for non-medical use consisting of herbal compounds, vitamins, minerals, marine lipids or ingredients of marine plants.

29	Snack foods made primarily of protein; mix for soups, food protein powder.

30	Herbal tea and preparations for making herbal tea.

32	Non-alcoholic beverages and preparations for making non-alcoholic beverages.

42	Information services on human nutrition and weight management, information service on the operation of small business.

44	Information services on human nutrition and weight management, information service on the operation of small business.

Diary Dates:

Application Date	11-09-2006	Registration Date	03-01-2007

Next Renewal	03-01-2017

177/745

3/4/2014	Portfolio Report

Trademark Dominican Republic				TM1001DO00
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	55835

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Products of shampoo and conditioner for hair, skin cleansers, facial creams, moisturizers and shaving creams.

Diary Dates:

Registration Date	01-15-1993	Next Renewal	01-15-2023

Trademark Dominican Republic				TM1006DO00
HERBALIFE & Design

Status:	Registered/Granted

Application No.		Registration No.	55813

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Registration Date	01-15-1993	Next Renewal	01-15-2023

Trademark Dominican Republic				TM1090DO00
HERBALIFE CELLULAR NUTRITION

Status:	Registered/Granted

Application No.		Registration No.	72645

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	07-15-1994	Next Renewal	07-15-2014

Trademark Dominican Republic				TM1090DO01
HERBALIFE CELLULAR NUTRITION

Status:	Registered/Granted

Application No.		Registration No.	73111

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	07-15-1994	Next Renewal	07-15-2014

178/745

3/4/2014	Portfolio Report

Trademark Dominican Republic				TM1092DO00
HERBALIFE CELLULAR NUTRITION & Design

Status:	Registered/Granted

Application No.		Registration No.	71739

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	07-15-1994	Next Renewal	07-15-2014

Trademark Dominican Republic				TM1092DO01
HERBALIFE CELLULAR NUTRITION & Design

Status:	Registered/Granted

Application No.		Registration No.	73115

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	07-15-1994	Next Renewal	07-15-2014

Trademark Dominican Republic				TM1195DO00
HERBALIFE COMPLEJO MULTIVITAMINICO - FORMULA 2

Status:	Registered/Granted

Application No.	2009-7125	Registration No.	174407

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	04-01-2009	Registration Date	06-01-2009

Next Renewal	06-01-2019

179/745

3/4/2014	Portfolio Report

Trademark Dominican Republic				TM1500DO00
HERBALIFE FORMULA 1 BATIDO NUTRICIONAL CANELA Y ESPECIAS

Status:	Registered/Granted

Application No.	2011-27035	Registration No.	196280

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances for adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth; dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	11-07-2011	Registration Date	07-17-2012

Next Renewal	07-17-2022

Trademark Dominican Republic				TM1495DO05
HERBALIFE FORMULA 1 BATIDO NUTRICIONAL COOKIES & CREAM

Status:	Registered/Granted

Application No.	2011-26779	Registration No.	196305

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances for adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth; dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	11-07-2011	Registration Date	07-17-2012

Next Renewal	07-17-2022

Trademark Dominican Republic				TM1496DO00
HERBALIFE FORMULA 1 BATIDO NUTRICIONAL SABOR CHOCOLATE

Status:	Pending

Application No.	2011-26781	Registration No.	196299

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances for adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth; dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	11-07-2011	Next Renewal	07-17-2022

Trademark Dominican Republic				TM1497DO00
HERBALIFE FORMULA 1 BATIDO NUTRICIONAL SABOR FRESA

Status:	Registered/Granted

Application No.	2011-26780	Registration No.	197575

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances for adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth; dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	11-07-2011	Registration Date	08-30-2012

Next Renewal	08-30-2022

180/745

3/4/2014	Portfolio Report

Trademark Dominican Republic				TM1498DO00
HERBALIFE FORMULA 1 BATIDO NUTRICIONAL SABOR PIÑA COLADA

Status:	Registered/Granted

Application No.	2011-26778	Registration No.	196303

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances for adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth; dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	11-07-2011	Registration Date	07-17-2012

Next Renewal	07-17-2022

Trademark Dominican Republic				TM1499DO00
HERBALIFE FORMULA 1 BATIDO NUTRICIONAL SABOR VAINILLA

Status:	Registered/Granted

Application No.	2011-26777	Registration No.	196302

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances for adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth; dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	11-07-2011	Registration Date	07-17-2012

Next Renewal	07-17-2022

Trademark Dominican Republic				TM1492DO03
HERBALIFE HERBAL ALOE ACONDICIONADOR FORTIFICANTE

Status:	Registered/Granted

Application No.	2011-21427	Registration No.	191567

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hare care products; conditioners.

Diary Dates:

Application Date	09-02-2011	Registration Date	11-30-2011

Next Renewal	11-30-2021

181/745

3/4/2014	Portfolio Report

Trademark Dominican Republic				TM1487DO00
HERBALIFE HERBAL ALOE CONCENTRATE

Status:

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Trademark Dominican Republic				TM1488DO00
HERBALIFE HERBAL ALOE CONCENTRATE

Status:	Registered/Granted

		Registration No.	172891

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	12-28-2008	Registration Date	03-18-2009

Next Renewal	03-18-2019

Trademark Dominican Republic				TM1491DO03
HERBALIFE HERBAL ALOE CREMA PARA MANOS Y CUERPO

Status:	Registered/Granted

Application No.	2011-21428	Registration No.	191571

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams for the hands and body.

Diary Dates:

Application Date	09-02-2011	Registration Date	11-30-2011

Next Renewal	11-30-2021

Trademark Dominican Republic				TM1489DO03
HERBALIFE HERBAL ALOE GEL REFRESCANTE CORPORAL

Status:	Registered/Granted

Application No.	2011-21430	Registration No.	191572

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Gels and lotions for the face and body.

Diary Dates:

Application Date	09-02-2011	Registration Date	11-30-2011

Next Renewal	11-30-2021

182/745

3/4/2014	Portfolio Report

Trademark Dominican Republic				TM1493DO03
HERBALIFE HERBAL ALOE JABÓN DE TOCADOR

Status:	Registered/Granted

Application No.	2011-21426	Registration No.	191570

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Soaps for the face and body; cleansers for the face and body.

Diary Dates:

Application Date	09-02-2011	Registration Date	11-30-2011

Next Renewal	11-30-2021

Trademark Dominican Republic				TM1490DO03
HERBALIFE HERBAL ALOE JABÓN LÍQUIDO PARA MANOS Y CUERPO

Status:	Registered/Granted

Application No.	2011-21429	Registration No.	191584

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Soaps; lotions for the hands and body.

Diary Dates:

Application Date	09-02-2011	Registration Date	11-30-2011

Next Renewal	11-30-2021

Trademark Dominican Republic				TM1494DO03
HERBALIFE HERBAL SHAMPOO FORTIFICANTE

Status:	Registered/Granted

Application No.	2011-21431	Registration No.	191569

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair care products; shampoos.

Diary Dates:

Application Date	09-02-2011	Registration Date	11-30-2011

Next Renewal	11-30-2021

Trademark Dominican Republic				TM1198DO00
HERBALIFE MEZCLA PARA BEBIDA NUTRICIONAL SABOR CHOCOLATE - FORMULA 1

Status:	Registered/Granted

Application No.	2009-7126	Registration No.	174673

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	04-01-2009	Registration Date	06-16-2009

Next Renewal	06-16-2019

183/745

3/4/2014	Portfolio Report

Trademark Dominican Republic				TM1201DO00
HERBALIFE MEZCLA PARA BEBIDA NUTRICIONAL SABOR FRESA - FORMULA 1

Status:	Registered/Granted

Application No.	2009-7127	Registration No.	174579

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	04-01-2009	Registration Date	06-16-2009

Next Renewal	06-16-2019

Trademark Dominican Republic				TM1209DO00
HERBALIFE MEZCLA PARA BEBIDA NUTRICIONAL SABOR FRUTA TROPICAL - FORMULA 1

Status:	Registered/Granted

Application No.	2009-24445	Registration No.	178333

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	10-16-2009	Registration Date	12-31-2009

Next Renewal	12-31-2019

Trademark Dominican Republic				TM1197DO00
HERBALIFE MEZCLA PARA BEBIDA NUTRICIONAL SABOR VAINILLA - FORMULA 1

Status:	Registered/Granted

Application No.	2009-7128	Registration No.	174406

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	04-01-2009	Registration Date	06-01-2009

Next Renewal	06-01-2019

184/745

3/4/2014	Portfolio Report

Trademark Dominican Republic				TM1484DO00
HERBALIFE NRG

Status:	Published

Application No.	2011-23216	Registration No.	191946

Application Type:	Without Priority

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	09-23-2011	Next Renewal	12-16-2021

Trademark Dominican Republic				TM1199DO00
HERBALIFE PROTEINA EN POLVO PERSONALIZADA

Status:	Registered/Granted

Application No.	2009-7129	Registration No.	174583

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	04-01-2009	Registration Date	06-16-2009

Next Renewal	06-16-2019

Trademark Dominican Republic				TM1373DO00
HERBALIFE TE CONCENTRADO DE HIERBAS ORIGINAL

Status:	Registered/Granted

Application No.	2010-30583	Registration No.	186386

Application Type:	Without Priority

Classes:	30, 32

List of Goods

30

32	30: Preparations for making herbal teas 32: Preparations for making non-alcoholic drinks

Diary Dates:

Application Date	12-29-2010	Registration Date	03-18-2011

Next Renewal	03-18-2021

Trademark Dominican Republic				TM1230DO00
Herbalife Xtra-Cal Advanced

Status:	Registered/Granted

Application No.	2010-14050	Registration No.	182660

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Tablets, containing calcium and vitamins.

Diary Dates:

Application Date	06-18-2010	Registration Date	09-15-2010

Next Renewal	09-15-2020

185/745

3/4/2014	Portfolio Report

Trademark Dominican Republic				TM1064DO00
KINDERMINS

Status:	Pending

Application No.

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements for children consisting mainly of vitamins and minerals.

Diary Dates:

Application Date	07-23-2010

Trademark Dominican Republic				TM1049DO00
LIFTOFF

Status:	Registered/Granted

Application No.		Registration No.	168548

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	07-30-2008	Next Renewal	07-30-2018

Trademark Dominican Republic				TM1521DO00
Niteworks

Status:	Registered/Granted

Application No.	2011-28330	Registration No.	193230

Application Type:	Without Priority

Classes:	32

List of Goods

32

Diary Dates:

Application Date	11-24-2011	Registration Date	02-15-2012

Next Renewal	02-15-2022

Trademark Dominican Republic				TM1021DO00
NOURIFUSION

Status:	Registered/Granted

Application No.		Registration No.	164979

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	.

Diary Dates:

Registration Date	12-31-2007	Next Renewal	12-31-2017

186/745

3/4/2014	Portfolio Report

Trademark Dominican Republic				TM1063DO00
PINSTRIPE

Status:	Registered/Granted

Application No.		Registration No.	74412

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Registration Date	10-15-1994	Next Renewal	10-15-2014

Trademark Dominican Republic				TM1203DO00
PROLESSA DUO

Status:	Registered/Granted

Application Type:	Without Priority	Registration No.	198470

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	10-16-2012	Next Renewal	10-16-2022

Trademark Dominican Republic				TM1037DO00
RADIANT C

Status:	Registered/Granted

Application No.	2007-39645	Registration No.	170630

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	10-24-2007	Registration Date	11-14-2008

Next Renewal	11-14-2018

Trademark Dominican Republic				TM1040DO00
SHAPEWORKS

Status:	Registered/Granted

Application No.	2007-39641	Registration No.	164868

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 44

List of Goods

05

29

30

32

44

Diary Dates:

Application Date	10-24-2007	Registration Date	12-31-2007

Next Renewal	12-31-2017

187/745

3/4/2014	Portfolio Report

Trademark Dominican Republic				TM1007DO00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	2007-39646	Registration No.	164747

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	10-24-2007	Registration Date	12-31-2007

Next Renewal	12-31-2017

Trademark Dominican Republic				TM1089DO00
SOFT GREEN

Status:	Registered/Granted

Application No.	2009-10614	Registration No.	175065

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Soaps, body and facial lotions, body and facial gels and jellies, bath and shower oils, deodorants, antiseptic gels and jellies.

Diary Dates:

Application Date	05-08-2009	Registration Date	07-16-2009

Next Renewal	07-16-2019

Trademark Dominican Republic				TM1024DO00
THERMO-BOND

Status:	Registered/Granted

Application No.	2007-39647	Registration No.	164803

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	10-24-2007	Registration Date	12-31-2007

Next Renewal	12-31-2017

188/745

3/4/2014	Portfolio Report

Trademark Dominican Republic				TM1025DO00
THERMOJETICS

Status:	Registered/Granted

Application No.	2007-39644	Registration No.	164869

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30

List of Goods

05

30

Diary Dates:

Application Date	10-24-2007	Registration Date	12-31-2007

Next Renewal	12-31-2017

Trademark Dominican Republic				TM1196DO00
THERMOJETICS BEBIDA INSTANTANEA EN POLVO A BASE DE PLANTAS HERBACEAS-ORIGINAL

Status:	Registered/Granted

Application No.	2009-7130	Registration No.	174569

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	04-01-2009	Registration Date	06-16-2009

Next Renewal	06-16-2019

Trademark Dominican Republic				TM1200DO00
THERMOJETICS NRG TABLETAS

Status:	Registered/Granted

Application No.	2009-7131	Registration No.	176014

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	04-01-2009	Registration Date	06-01-2009

Next Renewal	06-01-2019

Trademark Dominican Republic				TM1027DO00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	2007-39638	Registration No.	164838

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 44

List of Goods

05

29

30

32

44

Diary Dates:

Application Date	10-24-2007	Registration Date	12-31-2007

Next Renewal	12-31-2017

189/745

3/4/2014	Portfolio Report

Trademark Ecuador				TM1034EC05
CELL ACTIVATOR

Status:	Registered/Granted

Application Type:	Without Priority	Registration No.	4751-12

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements in tablet or capsule form.

Diary Dates:

Registration Date	06-27-2012	Next Renewal	10-28-2020

Trademark Ecuador				TM1031EC05
CELL-U-LOSS

Status:	Registered/Granted

Application No.		Registration No.	4030-08

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	05-06-2008	Next Renewal	05-06-2018

Trademark Ecuador				TM1030EC05
DINOMINS

Status:	Registered/Granted

Application No.		Registration No.	5936-00

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	08-30-2000	Next Renewal	08-30-2020

190/745

3/4/2014	Portfolio Report

Trademark Ecuador				TM1001EC03
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	3556 (formerly 384-96)

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Registration Date	07-18-1996	Next Renewal	07-18-2016

Trademark Ecuador				TM1001EC29
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	3554 (formerly 383-96)

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Registration Date	07-17-1996	Next Renewal	07-17-2016

Trademark Ecuador				TM1001EC05
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	3559

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	07-18-1996	Next Renewal	07-18-2016

Trademark Ecuador				TM1001EC32
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	3557 (formerly 388-96)

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	07-17-1996	Next Renewal	07-17-2016

191/745

3/4/2014	Portfolio Report

Trademark Ecuador				TM1006EC3201
HERBALIFE & Design

Status:	Registered/Granted

Application No.	41029	Registration No.	386-96

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Fruit juices and fruit drinks, powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	08-18-1993	Registration Date	07-18-1996

Next Renewal	07-18-2016

Trademark Ecuador				TM1006EC0501
HERBALIFE & Design

Status:	Registered/Granted

Application No.	34829	Registration No.	962-96

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	All products included in International Class 5, especially: pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	10-16-1992	Registration Date	10-02-1996

Next Renewal	10-02-2016

Trademark Ecuador				TM1006EC03
HERBALIFE & Design

Status:	Registered/Granted

Application No.	41023	Registration No.	723-96

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoos, hair rinses and conditioners, skin cleansers and moisturizers, facial creams, body creams, shaving creams, suntan oils and lotions.

Diary Dates:

Application Date	08-18-1993	Registration Date	09-26-1996

Next Renewal	09-26-2016

Trademark Ecuador				TM1006EC05
HERBALIFE & Design

Status:	Registered/Granted

Application No.	41022	Registration No.	382-96

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements and dietary foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in the form of tablets, powders or liquids.

Diary Dates:

Application Date	08-18-1993	Registration Date	07-17-1996

Next Renewal	07-17-2016

192/745

3/4/2014	Portfolio Report

Trademark Ecuador				TM1006EC2901
HERBALIFE & Design

Status:	Registered/Granted

Application No.	34830	Registration No.	Dec 99

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	All products in International Class 29, especially: meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats; salad dressings; canned food.

Diary Dates:

Application Date	10-16-1992	Registration Date	03-02-1999

Next Renewal	03-02-2019

Trademark Ecuador				TM1006EC30
HERBALIFE & Design

Status:	Registered/Granted

Application No.	34831	Registration No.	3993-98

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	All products in International Class 30, especially: coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (except salad dressings); spices.

Diary Dates:

Application Date	10-16-1992	Registration Date	08-04-1998

Next Renewal	08-04-2018

Trademark Ecuador				TM1006EC31
HERBALIFE & Design

Status:	Registered/Granted

Application No.	34832	Registration No.	3994-98

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	31

List of Goods

31	All products in International Class 31, especially: agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals; malt.

Diary Dates:

Application Date	10-16-1992	Registration Date	08-04-1998

Next Renewal	08-04-2018

193/745

3/4/2014	Portfolio Report

Trademark Ecuador				TM1006EC32
HERBALIFE & Design

Status:	Registered/Granted

Application No.	34833	Registration No.	3995-98

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	All products in International Class 32, especially: beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	10-16-1992	Registration Date	08-04-1998

Next Renewal	08-04-2018

Trademark Ecuador				TM1016EC05
HERBALIFELINE

Status:	Registered/Granted

Application No.		Registration No.	1690-08

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	02-19-2008	Next Renewal	02-19-2018

Trademark Ecuador				TM1049EC32
LIFTOFF

Status:	Registered/Granted

Application No.		Registration No.	4039-08

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	02-21-2008	Next Renewal	02-21-2018

Trademark Ecuador				TM1674EC05
NITEWORKS

Status:	Pending

Application No.	2014056572

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Over-the-counter products composed of amino acids and vitamins.

194/745

3/4/2014	Portfolio Report

Trademark Ecuador				TM1021EC03
NOURIFUSION

Status:	Registered/Granted

Application No.		Registration No.	4038-08

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Registration Date	02-21-2008	Next Renewal	02-21-2018

Trademark Ecuador				TM1007EC03
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.		Registration No.	4037-08

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Registration Date	02-21-2008	Next Renewal	02-21-2018

Trademark Ecuador				TM1089EC03
SOFT GREEN

Status:	Registered

Application No.	213522-09	Registration No.	3559

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	04-29-2009

Trademark Ecuador				TM1024EC05
THERMO-BOND

Status:	Registered/Granted

Application No.		Registration No.	4026-08

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	05-06-2008	Next Renewal	05-06-2018

195/745

3/4/2014	Portfolio Report

Trademark Ecuador				TM1025EC05
THERMOJETICS

Status:	Registered/Granted

Application No.		Registration No.	3038-94

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	09-02-1994	Next Renewal	09-02-2014

Trademark Ecuador				TM1026EC05
TOTAL CONTROL

Status:	Registered/Granted

Application No.	190611-2007	Registration No.	4739-12

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements in tablet or capsule form for non-medicinal purposes.

Diary Dates:

Registration Date	06-27-2012	Next Renewal	10-21-2020

Trademark Ecuador				TM1027EC05
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	4017-08

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietetic supplements in the form of tablets or capsules.

Diary Dates:

Registration Date	05-06-2008	Next Renewal	05-06-2018

Trademark Ecuador				TM1027EC32
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	4042-08

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages; food drink powder made primarily of protein.

Diary Dates:

Registration Date	02-21-2008	Next Renewal	02-21-2018

196/745

3/4/2014	Portfolio Report

Trademark Ecuador				TM1027EC41
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	1671-08

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Services to provide information about human health and nutrition, and on the operation of small businesses (all for educational purposes aimed at the training of others).

Diary Dates:

Registration Date	05-06-2008	Next Renewal	05-06-2018

Trademark Ecuador				TM1027EC29
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	4040-08

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Snacks made primarily of protein, powder for making soup.

Diary Dates:

Registration Date	02-21-2008	Next Renewal	02-21-2018

Trademark Ecuador				TM1027EC30
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	4041-08

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Preparations for making herbal teas.

Diary Dates:

Registration Date	02-21-2008	Next Renewal	02-21-2018

Trademark Ecuador				TM1027EC03
Tri-Leaf Design

Status:	Registered/Granted

Application No.	190620/2007	Registration No.	5261-11

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, gels, lotions, masks, milks, washes, and sprays for the face and body.

Diary Dates:

Registration Date	08-19-2011	Next Renewal	07-22-2020

197/745

3/4/2014	Portfolio Report

Trademark Ecuador				TM1141EC03
VIDA & Design

Status:	Registered/Granted

Application No.		Registration No.	7028-00

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Registration Date	10-17-2000	Next Renewal	10-17-2020

Trademark Egypt				TM1001EG01
HERBALIFE

Status:	Registered/Granted

Application No.	96762	Registration No.	96762

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparation used for making beverages.

Diary Dates:

Application Date	07-30-1995	Registration Date	09-18-2001

Next Renewal	07-29-2015

Trademark Egypt				TM1001EG00
HERBALIFE

Status:	Registered/Granted

Application No.	96761	Registration No.	96761

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Tea.

Diary Dates:

Application Date	07-30-1995	Registration Date	04-23-2000

Next Renewal	07-29-2015

198/745

3/4/2014	Portfolio Report

Trademark Egypt
HERBALIFE & Design				TM1006EG00

Status:	Registered/Granted

Application No.	85831	Registration No.	85831

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements consisting of vitamins, minerals, herbs all in tablet, powder or liquid form.

Diary Dates:

Application Date	02-06-1993	Registration Date	12-17-1997

Next Renewal	02-06-2023

Trademark El Salvador				TM1476SV00
24-TIMMARS NARINGSSTOD FOR IDROTTSUTOVARE

Status:

Application Type:	Without Priority

Trademark El Salvador				TM1031SV05
CELL-U-LOSS

Status:	Registered/Granted

Application No.	2006055372	Registration No.	96 Book 64

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements in capsule form.

Diary Dates:

Registration Date	06-05-2006	Next Renewal	06-05-2016

Trademark El Salvador				TM1001SV21
HERBALIFE

Status:	Registered/Granted

Application No.	2006055338	Registration No.	237 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	21

List of Goods

21

Diary Dates:

Registration Date	05-31-2006	Next Renewal	05-31-2016

Trademark El Salvador				TM1001SV03
HERBALIFE

Status:	Registered/Granted

Application No.	2006055336	Registration No.	214 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Registration Date	05-30-2006	Next Renewal	05-30-2016

199/745

3/4/2014	Portfolio Report

Trademark El Salvador				TM1001SV05
HERBALIFE

Status:	Registered/Granted

Application No.	1999005065	Registration No.	23 Book 157

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	07-26-2002	Next Renewal	07-26-2012

Trademark El Salvador				TM1001SV25
HERBALIFE

Status:	Registered/Granted

Application No.	2006055337	Registration No.	219 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	25

List of Goods

25

Diary Dates:

Registration Date	05-30-2006	Next Renewal	05-30-2016

Trademark El Salvador				TM1001SV28
HERBALIFE

Status:	Registered/Granted

Application No.	2006055339	Registration No.	30 Book 64

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	28

List of Goods

28

Diary Dates:

Registration Date	06-01-2006	Next Renewal	06-01-2016

200/745

3/4/2014	Portfolio Report

Trademark El Salvador				TM1001SV29
HERBALIFE

Status:	Registered/Granted

Application No.	2006056639	Registration No.	146 Book 68

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Registration Date	08-25-2006	Next Renewal	08-25-2016

Trademark El Salvador				TM1001SV30
HERBALIFE

Status:	Registered/Granted

Application No.	2006055334	Registration No.	190 Book 67

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Registration Date	08-11-2006	Next Renewal	08-11-2016

Trademark El Salvador				TM1001SV32
HERBALIFE

Status:	Registered/Granted

Application No.	2006055335	Registration No.	69 Book 66

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	07-11-2006	Next Renewal	07-11-2016

Trademark El Salvador				TM1001SV35
HERBALIFE

Status:	Registered/Granted

Application No.	2006055341	Registration No.	217 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35

Diary Dates:

Registration Date	05-30-2006	Next Renewal	05-30-2016

201/745

3/4/2014	Portfolio Report

Trademark El Salvador				TM1001SV38
HERBALIFE

Status:	Registered/Granted

Application No.	2006055343	Registration No.	215 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	38

List of Goods

38

Diary Dates:

Registration Date	05-30-2006	Next Renewal	05-30-2016

Trademark El Salvador				TM1001SV44
HERBALIFE

Status:	Registered/Granted

Application No.	2006055342	Registration No.	244 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Registration Date	05-31-2006	Next Renewal	05-31-2016

Trademark El Salvador				TM1029SV35
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Closed

Application No.	2006055368	Registration No.	211 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35

Diary Dates:

Registration Date	05-30-2006

Trademark El Salvador				TM1029SV44
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Closed

Application No.	2006055367	Registration No.	6 Book 64

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Registration Date	05-31-2006

202/745

3/4/2014	Portfolio Report

Trademark El Salvador				TM1020SV35
HERBALIFE NUTRITION CLUB

Status:	Closed

Application No.	2006055370	Registration No.	207 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35

Diary Dates:

Registration Date	05-30-2006	Next Renewal	05-30-2016

Trademark El Salvador				TM1020SV44
HERBALIFE NUTRITION CLUB

Status:	Closed

Application No.	2006055369	Registration No.	241 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Registration Date	05-31-2006

Trademark El Salvador				TM1016SV05
HERBALIFELINE

Status:	Registered/Granted

Application No.	2006055375	Registration No.	193 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	05-30-2006	Next Renewal	05-30-2016

Trademark El Salvador				TM1064SV05
KINDERMINS

Status:	Registered/Granted

Application No.	2010102499	Registration No.	53 Libro 187

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements for children consisting mainly of vitamins and minerals.

Diary Dates:

Registration Date	05-12-2012	Next Renewal	05-12-2022

203/745

3/4/2014	Portfolio Report

Trademark El Salvador				TM1049SV32
LIFTOFF

Status:	Registered/Granted

Application No.	2006055371	Registration No.	233 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	05-31-2006	Next Renewal	05-31-2016

Trademark El Salvador				TM1010SV32
NITEWORKS

Status:	Registered/Granted

Application No.	2006055373	Registration No.	5 Book 64

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	05-31-2006	Next Renewal	05-31-2016

Trademark El Salvador				TM1021SV03
NOURIFUSION

Status:	Registered/Granted

Application No.	2006055361	Registration No.	186 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Registration Date	05-30-2006	Next Renewal	05-30-2016

Trademark El Salvador				TM1021SV05
NOURIFUSION

Status:	Registered/Granted

Application No.	2006055360	Registration No.	203 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	05-30-2006	Next Renewal	05-30-2016

204/745

3/4/2014	Portfolio Report

Trademark El Salvador				TM1653SV05
PROLESSA

Status:	Registered/Granted

Application No.	20130181996	Registration No.	181 Book 218

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

5	Food supplements in powder form composed mainly of fatty acids and oils, none of which relate to bone, bone diseases or disorders, the prevention and treatment of bone diseases or disorders, or related conditions/diseases.

Diary Dates:

Application Date	03-19-2013	Registration Date	10-21-2013

Next Renewal	10-21-2023

Trademark El Salvador				TM1038SV44
Ring of Leaves device

Status:	Closed

Application No.		Registration No.	64 Book 75

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Registration Date	11-30-2006	Next Renewal	11-30-2016

Trademark El Salvador				TM1038SV29
Ring of Leaves device

Status:	Closed

Application No.		Registration No.	124 Book 73

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Registration Date	11-09-2006

Trademark El Salvador				TM1038SV30
Ring of Leaves device

Status:	Closed

Application No.		Registration No.	109 Book 68

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Registration Date	08-24-2006

205/745

3/4/2014	Portfolio Report

Trademark El Salvador				TM1038SV32
Ring of Leaves device

Status:	Closed

Application No.		Registration No.	218 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	05-30-2006

Trademark El Salvador				TM1038SV35
Ring of Leaves device

Status:	Closed

Application No.		Registration No.	65 Book 75

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35

Diary Dates:

Registration Date	11-30-2006	Next Renewal	11-30-2016

Trademark El Salvador				TM1038SV05
Ring of Leaves device

Status:	Closed

Application No.		Registration No.	188 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	05-30-2006

Trademark El Salvador				TM1040SV05
SHAPEWORKS

Status:	Registered/Granted

Application No.	2006055353	Registration No.	210 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	05-30-2006	Next Renewal	05-30-2016

206/745

3/4/2014	Portfolio Report

Trademark El Salvador				TM1040SV44
SHAPEWORKS

Status:	Registered/Granted

Application No.	2006055356	Registration No.	196 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Registration Date	05-30-2006	Next Renewal	05-30-2016

Trademark El Salvador				TM1040SV29
SHAPEWORKS

Status:	Registered/Granted

Application No.	2006056641	Registration No.	116 Book 75

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Registration Date	12-06-2006	Next Renewal	12-06-2016

Trademark El Salvador				TM1040SV30
SHAPEWORKS

Status:	Registered/Granted

Application No.	2006055329	Registration No.	179 Book 68

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Registration Date	08-25-2006	Next Renewal	08-25-2016

207/745

3/4/2014	Portfolio Report

Trademark El Salvador				TM1040SV35
SHAPEWORKS

Status:	Registered/Granted

Application No.	2006055331	Registration No.	198 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35

Diary Dates:

Registration Date	05-30-2006	Next Renewal	05-30-2016

Trademark El Salvador				TM1040SV32
SHAPEWORKS

Status:	Registered/Granted

Application No.	2006055330	Registration No.	184 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	05-30-2006	Next Renewal	05-30-2016

Trademark El Salvador				TM1089SV03
SOFT GREEN

Status:	Registered/Granted

Application No.	20090122427	Registration No.	52/141

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Soaps, body and face lotions, body and face gels, bath and shower oils, deodorants, antiseptic gels.

Diary Dates:

Application Date	04-30-2009	Registration Date	11-09-2009

Next Renewal	11-09-2019

Trademark El Salvador				TM1057SV05
SPORTWORKS

Status:	Closed

Application No.	2006055366	Registration No.	3 Book 64

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	05-31-2006	Next Renewal	05-31-2016

208/745

3/4/2014	Portfolio Report

Trademark El Salvador				TM1057SV29
SPORTWORKS

Status:	Registered/Granted

Application No.	2006056640	Registration No.	163 Book 68

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Registration Date	08-25-2006	Next Renewal	08-25-2016

Trademark El Salvador				TM1057SV30
SPORTWORKS

Status:	Registered/Granted

Application No.	2006055365	Registration No.	172 Book 68

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Registration Date	08-25-2006	Next Renewal	08-25-2016

Trademark El Salvador				TM1057SV32
SPORTWORKS

Status:	Registered/Granted

Application No.	2006055364	Registration No.	183 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	05-30-2006	Next Renewal	05-30-2016

Trademark El Salvador				TM1025SV05
THERMOJETICS

Status:	Registered/Granted

Application No.	1999005066	Registration No.	209 Book 127

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements, consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form.

Diary Dates:

Registration Date	03-30-2001	Next Renewal	03-30-2021

209/745

3/4/2014	Portfolio Report

Trademark El Salvador				TM1027SV05
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	225 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	05-31-2006	Next Renewal	05-31-2016

Trademark El Salvador				TM1027SV20
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	245 Book 65

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	20

List of Goods

20

Diary Dates:

Registration Date	07-06-2006	Next Renewal	07-06-2016

Trademark El Salvador				TM1027SV29
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	160 Book 68

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Registration Date	08-25-2006	Next Renewal	08-25-2016

Trademark El Salvador				TM1027SV32
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	227 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	05-31-2006	Next Renewal	05-31-2016

210/745

3/4/2014	Portfolio Report

Trademark El Salvador				TM1027SV35
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	190 Book 65

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35

Diary Dates:

Registration Date	06-28-2006	Next Renewal	06-28-2016

Trademark El Salvador				TM1027SV38
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	26 Book 68

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	38

List of Goods

38

Diary Dates:

Registration Date	08-16-2006	Next Renewal	08-16-2016

Trademark El Salvador				TM1027SV44
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	229 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Registration Date	05-31-2006	Next Renewal	05-31-2016

Trademark El Salvador				TM1027SV30
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	106 Book 68

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Registration Date	08-24-2006	Next Renewal	08-24-2016

211/745

3/4/2014	Portfolio Report

Trademark El Salvador				TM1033SV05
TRI-SHIELD

Status:	Registered/Granted

Application No.	2006055374	Registration No.	191 Book 63

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	05-30-2006	Next Renewal	05-30-2016

Trademark El Salvador				TM1032SV05
XTRA-CAL

Status:	Registered/Granted

Application No.	2006055328	Registration No.	17 Book 116

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	10-28-2008	Next Renewal	10-28-2018

Trademark Estonia				TM1068EE00
DERMAJETICS

Status:	Closed/Registered

Application No.	9401829	Registration No.	20968

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	09-05-1994	Registration Date	09-30-1996

Next Renewal	09-30-2016

212/745

3/4/2014	Portfolio Report

Trademark Estonia				TM1080EE00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	9401831	Registration No.	21647

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30	Tea.

32

Diary Dates:

Application Date	09-05-1994	Registration Date	12-02-1996

Next Renewal	12-02-2016

Trademark Estonia				TM1001EE00
HERBALIFE

Status:	Registered/Granted

Application No.	9401291	Registration No.	20511

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	06-21-1994	Registration Date	08-20-1996

Next Renewal	08-20-2016

Trademark Estonia				TM1006EE00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	9401292	Registration No.	20512

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	06-21-1994	Registration Date	08-20-1996

Next Renewal	08-20-2016

Trademark Estonia				TM1025EE00
THERMOJETICS

Status:	Registered/Granted

Application No.	9401830	Registration No.	21646

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30	Tea.

32

Diary Dates:

Application Date	09-05-1994	Registration Date	12-02-1996

Next Renewal	12-02-2016

213/745

3/4/2014	Portfolio Report

Trademark European Community				TM1289EU00
“24” GRAPHIC

Status:	Registered	Registration No.	10120641

Application No.	10120641

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 32

List of Goods

05	Dietary and nutritional supplements, food supplements, dietary and nutritional supplements for sports and athletics; nutritionally fortified beverages; food supplements containing proteins, minerals and vitamins.

29	Foods consisting of powdered preparations; foods consisting of powdered preparations including dietary supplements and/or nutritional supplements and/or food supplements containing proteins, minerals and vitamins.

32	Preparations for making non-alcoholic drinks; drinks for sports and athletics training; sports drinks containing proteins, minerals and vitamins.

Diary Dates:

Application Date	07-13-2011

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1031EU00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	5264064	Registration No.	5264064

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30

List of Goods

05	Vitamin preparations, mineral preparations; medicinal herbs, nutritional supplements on the basis of herbs; herb products, namely aromatherapy packs containing herbs used for aromatherapy; herbal remedies; dietary supplements; health food supplements; health food supplements made principally of vitamins; health food supplements made principally of minerals.

29	Garden herbs, preserved.

30	Herb tea (for food purposes); herbs and spices; processed ginseng used as a herb, spice or flavouring; flavourings (other than essential oils) for beverages.

Diary Dates:

Application Date	07-31-2006	Registration Date	11-15-2007

Next Renewal	07-31-2016

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

214/745

3/4/2014	Portfolio Report

Trademark European Community				TM1030EU00
DINOMINS

Status:	Registered/Granted

Application No.	370999	Registration No.	370999

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Nutritional supplements for non-medical purposes, namely vitamins and minerals in form of chewing tablets.

Diary Dates:

Application Date	08-19-1996	Registration Date	11-05-1999

Next Renewal	08-19-2016

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1445EU00
H30 PRO

Status:	Registered/Granted

Application Type:	Without Priority	Registration No.	10120641

Diary Dates:

Registration Date	02-17-2012	Next Renewal	07-13-2021

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1001EU00
HERBALIFE

Status:	Registered/Granted

Application No.	5332234	Registration No.	5332234

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Dietetic substances; additives for foodstuffs; skin care products; nutritional supplements; vitamin and mineral supplements in tablet, powder, or capsule form; healthcare products; food supplements for dietetic use, food supplements not for medical purposes, mainly containing vitamins, amino acids, mineral and trace elements.

09	Audio and video tapes, discs, and recordings; personal identification and business account cards (which are coded or magnetic); electronic publications.

10	Electronic devices for the purpose of assessing health and fitness of humans; massage apparatus.

14	Goods in precious metals or coated therewith; jewellery; precious stones; tie tacks, pins, pendants, of base or precious metals; travel clocks; cuff links; clocks, watches; parts and fittings for the aforesaid goods.

16	Printed matter; printed publications; pens; bags of paper or plastics; product catalogues, brochures, and informational flyers; books and periodicals about human health and fitness, weight management, dietary supplements and foods, business opportunities, marketing plans, and personal achievement.

21	Household or kitchen utensils, porcelain and earthenware; mugs, cups, glassware, table boxes, containers for powdered or loose food items, portable stirrers for beverages.

25	Clothing, headgear, footwear; caps, visors; and parts and fittings for all the aforesaid goods.

28	Toys, stuffed toys, plastic figurines being toys, games and playthings.

29	Foods and snacks made from processed oils, fats, and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; herbal teas and herbal infusions; culinary herbs; herb tea for food purposes.

31	Fresh herb preparations and herb preparations (other than for medicinal purposes), marine botanicals, fungi, tree bark, natural plants and flowers, seeds, roots, and bulbs.

32	Mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and non-alcoholic drinks.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

41	Educational and training programs related to weight management and human health and fitness; educational and training programs related to multi-level marketing and development of small businesses.

42	Providing and design of web spaces related to weight management, human health and fitness, multi-level marketing, and development of small businesses.

Diary Dates:

Application Date	09-06-2006	Registration Date	11-12-2007

Next Renewal	09-06-2016

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

215/745

3/4/2014	Portfolio Report

Trademark European Community				TM1006EU00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	63875	Registration No.	63875

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30

List of Goods

05	Additives for foodstuffs, namely vitamins, minerals, herbs, roughage and proteins, all in tablet, capsule, powdered or liquid form.

29	Dietetic foods adapted for non-medical purposes.

30	Herbal beverages, namely tea.

Diary Dates:

Application Date	04-01-1996	Registration Date	01-23-1998

Next Renewal	04-01-2016

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1006EU01
HERBALIFE & Design

Status:	Registered/Granted

Application No.	4927919	Registration No.	4927919

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 29, 30, 31, 32, 35, 41, 42

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Dietetic substances; additives for foodstuffs; skin care products; nutritional foods and supplements; vitamin and mineral supplements in tablet, powder, or capsule form; dietary products

09	Audio and video tapes, discs, and recordings; personal identification and business account cards (which are coded or magnetic); electronic publications.

10	Electronic devices for the purpose of assessing health and fitness of humans; massage apparatus.

14	Goods in precious metals or coated therewith; jewellery; precious stones; tie tacks, pins, pendants, of base or precious metals; travel clocks; cuff links; clocks, watches; parts and fitting for the aforesaid goods.

16	Printed matter; printed publications; pens; bags of paper or plastics; product catalogues, brochures, and informational flyers; books and periodicals about human health and fitness, weight management, dietary supplements and foods, business opportunities, marketing plans, and personal achievement.

21	Household or kitchen utensils, porcelain and earthenware; mugs, cups, glassware, tablet boxes, containers for powdered or loose food items, stirring instruments.

29	Foods and snacks made from processed oils, fats, and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption; herbal preparations (not for medical use); but not including spreads.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making beverages; herbal teas and herbal infusions.

31	Fresh herb preparations (other than for medicinal purposes), marine botanicals, fungi, tree bark, natural plants and flowers, seeds, roots, and bulbs.

32	Mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and non-alcoholic drinks.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

41	Educational and training programs related to weight management and human health and fitness; educational and training programs related to multi-level marketing and development of small businesses.

42	Providing and design of web spaces related to weight management, human health and fitness, multi-level marketing, and development of small businesses.

Diary Dates:

Application Date	02-21-2006	Registration Date	10-08-2009

Next Renewal	02-21-2016

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

216/745

3/4/2014	Portfolio Report

Trademark European Community				TM1029EU00
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Closed

Application No.	4888194

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16, 41

List of Goods

16	Paper, cardboard and goods made from these materials, not included in other classes; printed matter; book binding material; photographs; stationery; adhesives for stationery, office requisites (except furniture); instructional and teaching material (except apparatus); plastic materials for packaging (not included in other classes); printed publications.

41	Providing educational services through the exchange of news and information in the fields of health, nutrition, fitness, multi-level marketing and development of small businesses; education; providing of training; entertainment; sporting and cultural activities.

Diary Dates:

Application Date	02-06-2006

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1020EU00
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.	4888202	Registration No.	4888202

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16, 41

List of Goods

16	Paper, cardboard and goods made from these materials, not included in other classes; printed matter; book binding material; photographs; stationery; adhesives for stationery, office requisites (except furniture); instructional and teaching material (except apparatus); plastic materials for packaging (not included in other classes); printed publications.

41	Providing educational services through the exchange of news and information in the fields of health, nutrition, fitness, multi-level marketing and development of small businesses; education; providing of training; entertainment; sporting and cultural activities.

Diary Dates:

Application Date	02-06-2006	Registration Date	03-05-2007

Next Renewal	02-06-2016

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

217/745

3/4/2014	Portfolio Report

Trademark European Community				TM1016EU00
HERBALIFELINE

Status:	Registered/Granted

Application No.	4888211	Registration No.	4888211

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29

List of Goods

05	Dietary supplements; vitamins, minerals and preparations made therefrom; healthfood supplements; fish oils, fish oil capsules, omega 3 fatty acids; omega 3 capsules, marine lipids, drinks predominantly of vitamins and/or minerals, health food supplements made principally of vitamins, health food supplements made principally of minerals, health products for persons with special dietary requirements, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

29	Edible oils, edible fats, edible fish oils, edible oils including minerals or vitamins; food supplements composed mainly of fish oil.

Diary Dates:

Application Date	02-06-2006	Registration Date	05-03-2007

Next Renewal	02-06-2016

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1017EU00
HERBALIGHTS

Status:	Closed

Application No.	1222769	Registration No.	1222769

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	04

List of Goods

04	Aromatherapy candles.

Diary Dates:

Application Date	06-29-1999	Registration Date	08-14-2000

Next Renewal	06-29-2009

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1028EU00
HERBATEL

Status:	Closed

Application No.	1345610	Registration No.	1345610

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	38

List of Goods

38	Long distance telephone services.

Diary Dates:

Application Date	10-14-1999	Registration Date	12-18-2000

Next Renewal	10-14-2009

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

218/745

3/4/2014	Portfolio Report

Trademark European Community				TM1060EU00
ILLUMINESCE

Status:	Registered/Granted

Application No.	3683018	Registration No.	3683018

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin brightening and cleansing products, creams, lotions, washes, masks, toners, exfoliants, scrubs, milks, soaps, and gels.

Diary Dates:

Application Date	02-20-2004	Registration Date	05-10-2005

Next Renewal	02-20-2014

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1599EU00
LEVEL 10

Status:	Registered

Application No.	012071775	Registration No.	12071775

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	09, 41

List of Goods

09	Recordings and publications in electronic form supplied on-line from databases, from the internet (including web-sites), from intranets or from extranets relating to health, fitness and nutrition.

41	Sporting and cultural activities; education services; producing and conducting exercise classes and programmes; exercise instruction services; arranging of competitions for health, fitness and nutrition purposes; arranging of presentations relating to health, fitness and nutrition; coaching and mentoring relating to health, fitness and nutrition; personal training services relating to health, fitness and nutrition; conducting seminars, classes and consultations all relating to health, nutrition and fitness.

Diary Dates:

Application Date	08-16-2013

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1049EU00
LIFTOFF

Status:	Registered/Granted

Application No.	4055141	Registration No.	4055141

Application Type:	With Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Effervescent tablets and powders used in making beverages, with the express exclusion of prepared drinks of any kind.

Diary Dates:

Application Date	09-30-2004	Registration Date	10-08-2007

Next Renewal	09-30-2014

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

219/745

3/4/2014	Portfolio Report

Trademark European Community				TM1049EU01
LIFTOFF

Status:	Registered/Granted

Application No.	4518635	Registration No.	4518635

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 30, 32

List of Goods

29	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats; snack food products, snack bars, prepared snack foods, snack foods, healthful snacks; foods prepared from any of the goods of class 29.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice; foodstuffs in the form of snack foods; foodstuffs prepared in the form of snacks; snack food products, snack bars, snack foods, healthful snacks; foods prepared from any of the goods of class 30.

32	Effervescent tablets and powders used in making beverages, with the express exclusion of prepared drinks of any kind.

Diary Dates:

Application Date	07-01-2005	Registration Date	11-07-2007

Next Renewal	07-01-2015

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1204EU00
MINDFIT

Status:	Registered/Granted

Application No.	8975294	Registration No.	8975294

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30

List of Goods

05	Food supplements; food supplements in the form of a liquid, including the ingredients of herbs and vinegars; food supplements composed of herbs and vinegars.

30	Liquid foodstuffs composed of herbs and vinegars.

Diary Dates:

Application Date	03-23-2010	Registration Date	09-14-2010

Next Renewal	03-23-2020

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1010EU00
NITEWORKS

Status:	Registered/Granted

Application No.	3313996	Registration No.	3313996

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05	Dietary substances for medical use.

32	Non-alcoholic beverages and preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	08-14-2003	Registration Date	08-31-2013

Next Renewal	08-31-2023

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

220/745

3/4/2014	Portfolio Report

Trademark European Community				TM1021EU00
NOURIFUSION

Status:	Registered/Granted

Application No.	4323945	Registration No.	4323945

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 30, 32

List of Goods

03	Creams, gels, lotions, washes, masks, and milks for use on the face and body; skin care products.

30	Dietary and nutritional supplements for non-medicinal health purposes.

32	Beverages and preparations for making beverages; dietary supplement drink mixes for use as a meal replacement.

Diary Dates:

Application Date	03-04-2005	Registration Date	02-01-2006

Next Renewal	03-04-2015

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1434EU00
NUTRITIONAL SUPPORT FOR THE 24 - HOUR ATHLETE

Status:

Application Type:	Without Priority

Classes:	05, 29, 32

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

29	Meat, fish, poultry and game; meat extracts; preserved, frozen, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats.

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1433EU00
NUTRITIONAL SUPPORT FOR THE 24 - HOUR ATHLETE

Status:

Application Type:	Without Priority

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

221/745

3/4/2014	Portfolio Report

Trademark European Community				TM1203EU00
PROLESSA

Status:	Registered/Granted

Application No.	8900664	Registration No.	8900664

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30

List of Goods

05	Food supplements; food supplements in the form of a liquid, including the ingredients of herbs and vinegars; food supplements composed of herbs and vinegars.

30	Liquid foodstuffs composed of herbs and vinegars.

Diary Dates:

Application Date	02-22-2010	Registration Date	06-21-2012

Next Renewal	02-22-2020

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1248EU00
QUICKSPARK

Status:	Registered/Granted

Application No.	009328634	Registration No.	009328634

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Diary Dates:

Application Date	08-20-2010	Registration Date	02-18-2011

Next Renewal	08-20-2015

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1037EU00
RADIANT C

Status:	Registered/Granted

Application No.	4310256	Registration No.	4310256

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Lotions, creams, gels, mists, masks, scrub cleansers, toners, moisturizers and washes for the face and body; skin care products.

Diary Dates:

Application Date	02-25-2005	Registration Date	06-30-2009

Next Renewal	02-25-2015

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

222/745

3/4/2014	Portfolio Report

Trademark European Community				TM1036EU00
RADIANT C (stylized)

Status:	Registered/Granted

Application No.	1749738	Registration No.	1749738

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely facial creams, facial cleansers, lotions, moisturizers and toners.

Diary Dates:

Application Date	07-11-2000	Registration Date	09-24-2001

Next Renewal	07-11-2020

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1038EU00
Ring of Leaves device

Status:	Registered/Granted

Application No.	3676897	Registration No.	3676897

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions; hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products.

05	Dietetic substances adapted for medical use; medicinal herbs, herb teas, medicinal roots, medicinal drinks; additive for foodstuffs; skin care products for medical purposes; nutritional foods and supplements for medical purposes; vitamin and mineral supplements in tablet, powder, or capsule form.

09	Audio and video tapes, discs, and recordings; personal identification and business account cards; electronic publications.

10	Electronic devices for the purpose of assessing health and fitness of humans; massage apparatus.

14	Goods in precious metals or coated therewith; jewellery; precious stones; tie tacs, pins, pendants, of base or precious metals; travel clocks; cuff links; clocks, watches; parts and fittings for the aforesaid goods.

16	Printed matter; pens; bags; product catalogues, brochures, and informational flyers; books and periodicals about human health and fitness, weight management, dietary supplements and foods, business opportunities, marketing plans, and personal achievement.

21	Household or kitchen utensils, porcelain and earthenware; mugs, cups, glassware, tablet boxes, containers for powdered or loose food items, stirring instruments.

25	Clothing, headgear, footwear.

28	Toys, stuffed toys, plastic figurines being toys, games and playthings.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats, and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making beverages.

31	Fresh herb preparations (other than for medicinal purposes), marine botanicals, fungi, tree bark, natural plants and flowers, seeds, roots, and bulbs.

32	Mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices and other preparations for making beverages; ready-to-drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small businesses.

41	Educational and training programs related to weight management and human health and fitness; educational and training programs related to multi-level marketing and development of small businesses.

42	Providing and design of web spaces related to weight management, human health and fitness, multi-level marketing, and development of small businesses.

Diary Dates:

Application Date	02-18-2004	Registration Date	07-08-2005

Next Renewal	02-18-2014

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1038EU99
Ring of Leaves device

Status:	Registered/Granted

Application No.	000112495	Registration No.	00011495

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Diary Dates:

Application Date	12-11-2003	Registration Date	12-09-2003

Next Renewal	12-11-2013

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

223/745

3/4/2014	Portfolio Report

Trademark European Community				TM1202EU00
ROSEGUARD

Status:	Registered/Granted

Application No.	8625063	Registration No.	8625063

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30

List of Goods

05	Food supplements; food supplements including Herbs, vitamins or minerals; food supplements in tablet or capsule form including herbs, vitamins or minerals; nutritional supplements on the basis of herbs, vitamins or minerals.

30	Foodstuffs including herbs, vitamins, or minerals.

Diary Dates:

Application Date	09-30-2009	Registration Date	04-05-2010

Next Renewal	09-30-2019

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1067EU00
SENSORY NUTRITION

Status:	Closed

Application No.	1464882

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 04

List of Goods

03	Bath and body oils, bath salts, sachets, potpourri.

04	Candles.

Diary Dates:

Application Date	01-18-2000

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

224/745

3/4/2014	Portfolio Report

Trademark European Community				TM1040EU00
SHAPEWORKS

Status:	Registered/Granted

Application No.	3682895	Registration No.	3682895

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 44

List of Goods

05	Healthcare products, health food supplements made principally of vitamins, health food supplements made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements for medical use, medical purpose or medicinal purpose.

29	Soups, preparations for making soup, vegetable soup preparations, snacks, milk, milk beverages, milk products; protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients; meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; edible oils fats.

30	Coffee, tea, cocoa and beverages based on coffee, tea and cocoa; spices; preparations made from cereals; honey, treacle and preparations made therefrom; non- alcoholic beverages and powdered or concentrated preparations for making non-alhoholic beverages; powdered drinks and drink mixes based on the goods of class 30 for use in nutritional and dietary heath regimens.

32	Non-alcoholic beverages; syrups and other preparations for making beverages, ready to drink beverages for use in nutritional and dietary health regimens.

44	Services for the planning of weight reduction and reform of dietary intake; supervision of weight reduction in individuals and plans for maintenance of proper nutrition.

Diary Dates:

Application Date	02-20-2004	Registration Date	07-06-2005

Next Renewal	02-20-2014

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1007EU00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	2331221	Registration No.	2331221

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Facial cream; eye cream; and body lotion.

Diary Dates:

Application Date	08-06-2001	Registration Date	02-03-2003

Next Renewal	08-06-2021

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1190EU00
SUPRESSA

Status:	Registered/Granted

Application No.	8422644	Registration No.	8422644

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30

List of Goods

05	Food supplements; food supplements in the form of a liquid, including the ingredients of herbs and vinegars; food supplements composed of herbs and vinegars.

30	Liquid foodstuffs composed of herbs and vinegars.

Diary Dates:

Application Date	07-13-2009	Registration Date	03-16-2010

Next Renewal	07-13-2019

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

225/745

3/4/2014	Portfolio Report

Trademark European Community				TM1042EU00
THERMO COMPLETE

Status:	Registered/Granted

Application No.	3225571	Registration No.	3225571

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements; additives for foodstuffs; dietetic substances.

Diary Dates:

Application Date	06-13-2003	Registration Date	01-25-2005

Next Renewal	06-13-2013

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1025EU00
THERMOJETICS

Status:	Registered/Granted

Application No.	63800	Registration No.	63800

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30

List of Goods

05	Additives for foodstuffs, namely vitamins, minerals, herbs, roughage and proteins, all in tablet, capsule, powdered or liquid form.

29	Dietetic foods adapted for non-medical purposes.

30	Herbal beverages, namely tea.

Diary Dates:

Application Date	04-01-1996	Registration Date	01-26-1998

Next Renewal	04-01-2016

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1026EU00
TOTAL CONTROL

Status:	Registered/Granted

Application No.	4420964	Registration No.	4420964

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Dietary and nutritional supplements for non-medicinal health purposes.

Diary Dates:

Application Date	05-03-2005	Registration Date	02-22-2006

Next Renewal	05-03-2015

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

226/745

3/4/2014	Portfolio Report

Trademark European Community				TM1027EU00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	4491511	Registration No.	4491511

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 29, 30, 31, 32, 35, 41, 42, 44

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions; hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products.

05	Healthcare products, health food supplements made principally of vitamins, health food supplement made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

09	Audio and video tapes, discs, and recordings; personal identification and business account cards; electronic publications.

10	Electronic devices for the purpose of assessing health and fitness of humans; massage apparatus.

14	Goods in precious metals or coated therewith; jewellery; precious stones; tie tacs, pins, pendants of base or precious metals; travel clocks; cuff links; clocks, watches; parts and fittings for the aforesaid goods.

16	Printed matter; pens; bags; letter openers; product catalogues, brochures, and informational flyers; books and periodicals about human health and fitness, weight management, dietary supplements and foods, business opportunities, marketing plans, and personal achievement.

21	Household or kitchen utensils, porcelain and earthenware; mugs, cups, glassware, tablet boxes, containers for powdered or loose food items, stirring instruments.

25	Clothing; footwear; headgear; caps, visors; and parts and fittings for all the aforesaid goods, but not including sports apparel.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

30	Coffee, tea, cocoa, chocolate and beverages based on coffee, tea and cocoa, chocolate; spices; preparations made from cereals; non-alcoholic beverages and powdered or concentrated preparations for making non-alcoholic beverages; powdered drinks and drink mixes based on the goods of Class 30 for use in nutritional and dietary health regimens, snacks; snack food; powder for making beverages.

31	Fresh herb preparations (other than for medicinal purposes), herb preparations (other than for medical purposes), marine botanicals, fungi, tree bark, natural plants and flowers, seeds, roots, and bulbs; none of said goods being for agricultural nor for horticultural purposes.

32	Non-alcoholic beverages; minerals and aerated waters and other non-alcoholic drinks, syrups and other preparations for making beverages; ready to drink beverages for use in nutritional and dietary health regimens; fruit drinks and fruit juices and other preparations for making beverages; ready-to-drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing; and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small businesses.

41	Educational and training programs related to weight management and human health and fitness; educational and training programs related to multi-level marketing and development of small businesses.

42	Providing and design of web spaces related to weight management, human health and fitness, multi-level marketing, and development of small businesses.

44	Services for the planning of weight reduction and reform of dietary intake; supervision of weight reduction in individuals and plans for maintenance of proper nutrition.

Diary Dates:

Application Date	06-07-2005	Registration Date	08-04-2009

Next Renewal	06-07-2015

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1033EU00
TRI-SHIELD

Status:	Registered/Granted

Application No.	4888228	Registration No.	4888228

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30

List of Goods

05	Dietary supplements; vitamins, minerals and preparations made therefrom; healthfood supplements; fish oils, fish oil capsules, omega 3 fatty acids; omega 3 capsules, marine lipids.

29	Edible oils and fats; fish oil; nut oils; food protein for human consumption; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, protein for human consumption.

30	Preparations based on tea, coffee, chocolate or cocoa, or of flour and preparations made from cereals, honey, treacle, yeast, salt, mustard, sauces or spices; coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making beverages.

Diary Dates:

Application Date	02-06-2006	Registration Date	08-07-2007

Next Renewal	02-06-2016

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

227/745

3/4/2014	Portfolio Report

Trademark European Community				TM1045EU00
VegetACE

Status:	Registered/Granted

Application No.	908814	Registration No.	908814

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements consisting of vitamins, minerals, and herbs.

Diary Dates:

Application Date	08-17-1998	Registration Date	04-11-2000

Next Renewal	08-17-2018

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Trademark European Community				TM1032EU00
XTRA-CAL

Status:	Registered/Granted

Application No.	2601573	Registration No.	2601573

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Calcium supplements and dietary supplements sold at the retail level through a multi-level marketing system.

Diary Dates:

Application Date	03-04-2002	Registration Date	11-12-2003

Next Renewal	03-04-2022

Designated Countries:

AT, BG, BX, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HU, IE, IT, LT, LV, MT, PL, PT, RO, SE, SI, SK

Patent European Patent Application				P1005EP00
Tablet Leaf Imprint Design PATENT

Status:	Registered/Granted

Application No.	001248397	Patent No.	001248397-0001

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Diary Dates:

Application Date	11-30-2010	Duration	11-30-2035

Next Annuity	11-30-2012

228/745

3/4/2014	Portfolio Report

Trademark Finland				TM1031FI00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	3665/83	Registration No.	92135

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral products, herbs for medical use, pharmaceutical preparations of analgesic and flax seed.

Diary Dates:

Application Date	07-04-1983	Registration Date	03-21-1985

Next Renewal	03-21-2015

Trademark Finland				TM1080FI00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	T199404185	Registration No.	142017

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	08-22-1994	Registration Date	01-05-1996

Next Renewal	01-05-2016

Trademark Finland				TM1001FI00
HERBALIFE

Status:	Registered/Granted

Application No.	T199404186	Registration No.	143634

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30, 32

List of Goods

30	Teas and herbal infusions, not for medical purposes.

32	Protein powder, amino acid, vitamin, mineral and herbal preparations for making drinks.

Diary Dates:

Application Date	08-22-1994	Registration Date	04-22-1996

Next Renewal	04-22-2016

229/745

3/4/2014	Portfolio Report

Trademark Finland		TM1001FI01
HERBALIFE

Status:	Registered/Granted

Application No.	T198302624	Registration No.	97305

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29

List of Goods

03

05	Vitamin preparations, mineral products, medicinal plants, flax seed for medical purposes, and analgesics.

29	Protein product, food supplement for herbal preparations, soups.

Diary Dates:

Application Date	05-10-1983	Registration Date	12-22-1986

Next Renewal	12-22-2016

Trademark Finland				TM1016FI00
HERBALIFELINE

Status:	Registered/Granted

Application No.	T198303666	Registration No.	97717

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-04-1983	Registration Date	02-05-1987

Next Renewal	02-05-2017

Trademark Finland				TM1025FI00
THERMOJETICS

Status:	Registered/Granted

Application No.	T199401483	Registration No.	142015

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	08-22-1994	Registration Date	01-05-1996

Next Renewal	01-05-2016

230/745

3/4/2014	Portfolio Report

Trademark Finland				TM1027FI00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	T199404184	Registration No.	142016

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	08-22-1994	Registration Date	01-05-1996

Next Renewal	01-05-2016

Trademark France				TM1031FR00
CELL-U-LOSS

Status:	Registered/Granted

Application No.		Registration No.	1247190

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations, medicinal herbs, flaxseed medicinal preparations and analgesics.

Diary Dates:

Application Date	10-06-1983	Registration Date	10-06-1983

Next Renewal	10-31-2023

Trademark France				TM1001FR00
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	1228337

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29

List of Goods

03

05	Vitamin preparations, mineral preparations, medicinal herbs, flaxseed medicinal preparations and analgesics.

29	Protein preparations, herbal preparations, such as food supplements, soups.

Diary Dates:

Application Date	02-23-1983	Registration Date	02-23-1983

Next Renewal	01-27-2023

Trademark France				TM1006FR00
HERBALIFE & Design

Status:	Registered/Granted

Application No.		Registration No.	92441496

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	11-09-1992	Registration Date	11-09-1992

Next Renewal	11-30-2022

231/745

3/4/2014	Portfolio Report

Trademark France				TM1124FR00
HERBALIFE (stylized)

Status:	Registered/Granted

Application No.		Registration No.	94538553

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30, 32

List of Goods

05

30

32

Diary Dates:

Application Date	09-29-1994	Registration Date	09-29-1994

Next Renewal	09-30-2014

Trademark France				TM1016FR00
HERBALIFELINE

Status:	Registered/Granted

Application No.		Registration No.	1247189

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	10-06-1983	Registration Date	10-06-1983

Next Renewal	10-31-2023

Trademark France				TM1481FR00
SOUTIEN NUTRITIONNEL DE L’ATHLETE PENDANT 24 HUERES

Status:	Registered

Application No.	11/3859038	Registration No.	11 3 859 038

Application Type:	Without Priority

Classes:	05, 29, 30, 32

List of Goods

05	Dietary supplements; food supplements; dietary and nutritional supplements for sports and athletics; nutritionally fortified beverages; food supplements containing proteins, minerals, and vitamins.

29	Dietary supplements; nutritional supplements; foods consisting of powdered preparations; food supplements containing proteins, minerals, and vitamins.

32	Preparations for making non-alcoholic drinks; drinks for sports and athletic training; sports drinks containing proteins, minerals, and vitamins.

Diary Dates:

Application Date	09-15-2011	Next Renewal	09-15-2021

232/745

3/4/2014	Portfolio Report

Trademark France				TM1025FR01
THERMOJETICS

Status:	Closed

Application No.		Registration No.	94512024

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 30, 32

List of Goods

03

30

32

Diary Dates:

Application Date	03-17-1994	Registration Date	03-17-1994

Next Renewal	03-31-2014

Trademark France				TM1027FR00
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	98766555

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	12-23-1998	Registration Date	12-23-1998

Next Renewal	12-31-2018

Trademark Georgia				TM1244GE00
NITEWORKS		Registration No.	M21124

Status:	Registered/Granted

Application No.	61110/03

Application Type:	Without Priority

Applicant:	Herbalife International of America, Inc.

Classes:	32

List of Goods

32	32: preparations for non alcoholic beverages

Diary Dates:

Application Date	02-02-2011	Registration Date	02-10-2011

Next Renewal	02-10-2021

Trademark Georgia				TM1241GE00
Herbalife

Status:	Registered/Granted

Application No.	61107/03	Registration No.	M 21121

Application Type:	Without Priority

Applicant:	Herbalife International of America, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Creams, lotions, gels, washes, sprays, milks, and masks for the face and body; soaps; fragrances.

05	Food supplements and dietetic substances composed of herbs, minerals, and vitamins.

29	Snack foods made primarily of protein; soup mixes; powdered meal replacement foods composed of protein, vitamins, and minerals.

30	Preparations for making herbal teas.

32	Preparations for making non-alcoholic beverages.

35	Retail services, namely selling and marketing of products through direct or network sales.

Diary Dates:

Application Date	02-04-2011	Registration Date	02-10-2011

Next Renewal	02-10-2021

233/745

3/4/2014	Portfolio Report

Trademark Georgia				TM1660GE00
HERBALIFE and Tri-Leaf device

Status:	Registered/Granted

Application No.	308868	Registration No.	24445

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 29, 30, 32, 35

List of Goods

03	Creams, lotions, gels, washes, sprays, milks, and masks for the face and body; soaps; fragrances.

29	Snack foods made primarily of protein; soup mixes; powdered meal replacement foods composed of protein, vitamins, and minerals.

30	Preparations for making herbal teas.

32	Preparations for making non-alcoholic beverages.

35	Retail services, namely selling and marketing of products through direct or network sales.

Diary Dates:

Application Date	01-14-2014	Registration Date	01-14-2014

Next Renewal	01-14-2024

Trademark Georgia				TM1242GE00
HERBALIFELINE

Status:	Registered/Granted

Application No.	61108/03	Registration No.	M21122

Application Type:	Without Priority

Diary Dates:

Application Date	02-02-2011	Registration Date	02-10-2011

Next Renewal	02-10-2021

Trademark Georgia				TM1243GE00
Liftoff

Status:	Registered/Granted

Application No.	61109/03	Registration No.	M 21123

Application Type:	Without Priority

Classes:	32

List of Goods

32	32: preparations for making non alcoholic beverages

Diary Dates:

Application Date	02-02-2011	Registration Date	02-10-2011

Next Renewal	08-10-2021

234/745

3/4/2014	Portfolio Report

Trademark Georgia	TM1245GE00
Nourifusion

Status:	Registered/Granted

Application No.	61111/03	Registration No.	M21125

Application Type:	Without Priority

Classes:	03

List of Goods

03	03: creams, lotions, gels, washes, sprays, milks, and masks for the face and body; soape; fragrances.

Diary Dates:

Application Date	02-02-2011	Registration Date	02-10-2011

Next Renewal	08-10-2020

Trademark Georgia				TM1661GE05
THERMO COMPLETE

Status:	Registered/Granted

Application No.	308869	Registration No.	M24448

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements and dietetic substances composed of herbs, minerals, and vitamins.

Diary Dates:

Application Date	01-14-2014	Registration Date	01-14-2014

Next Renewal	01-14-2024

Trademark Georgia				TM1246GE00
Tri-Leaf device

Status:	Registered/Granted

Application No.	61113/03	Registration No.	M21127

Application Type:	Without Priority

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

29	Meat, fish, poultry and game; meat extracts; preserved, frozen, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

35	Advertising; business management; business administration; office functions.

Diary Dates:

Application Date	02-10-2011	Registration Date	02-10-2011

Next Renewal	02-10-2021

Trademark Georgia				TM1247GE00
XTRA-CAL

Status:	Registered/Granted

Application No.	61112/03	Registration No.	M21126

Application Type:	Without Priority

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

Diary Dates:

Application Date	02-10-2011	Registration Date	02-10-2011

Next Renewal	02-10-2021

235/745

3/4/2014	Portfolio Report

Trademark Germany				TM1435DE00
24 STUDEN ERNAHRUNGSUNTERSSSTUT ZUNG FUR SPORTLER

Status:

Application Type:	Without Priority

Classes:	05, 29, 32

List of Goods

05	Dietary and nutritional supplements; food supplements; dietary and nutritional supplements for sports and athletics; nutritionally fortified beverages; food supplements containing proteins, minerals and vitamins.

29	Dietary supplements; nutritional supplements; foods consisting of powdered preparations; food supplements containing proteins, minerals and vitamins.

32	Preparations for making non-alcoholic drinks; drinks for sports and athletics training; sports drinks containing proteins; minerals, and vitamins.

Trademark Germany				TM1088DE00
ALOEMAX

Status:	Registered/Granted

Application No.	30532072.6	Registration No.	30532072

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05

32

Diary Dates:

Application Date	08-25-2003	Registration Date	08-30-2013

Next Renewal	08-30-2023

Trademark Germany				TM1031DE00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	H51535	Registration No.	1081744

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamins, minerals, medicinal herbs, all of the goods as herbs or herbal extracts, flax seeds for medical purposes.

Diary Dates:

Application Date	07-11-1983	Registration Date	07-31-2013

Next Renewal	07-31-2023

236/745

3/4/2014	Portfolio Report

Trademark Germany				TM1068DE00
DERMAJETICS

Status:	Registered/Granted

Application No.	H72992	Registration No.	2095753

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	08-04-1994	Registration Date	05-09-1995

Next Renewal	08-31-2014

Trademark Germany				TM1080DE00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	H72868	Registration No.	2095752

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32

List of Goods

03

05

29

30

32

Diary Dates:

Application Date	07-21-1994	Registration Date	05-09-1995

Next Renewal	07-31-2014

Trademark Germany				TM1221DE00
HAVE YOU SEEN MY VIDEO? & Design

Status:	Registered/Granted

Application No.	H65784	Registration No.	2039974

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	09, 16

List of Goods

09

16

Diary Dates:

Application Date	07-02-1991	Registration Date	07-08-1993

Next Renewal	07-31-2011

Trademark Germany				TM1001DE00
HERBALIFE

Status:	Registered/Granted

Application No.	H50948	Registration No.	1065749

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29

List of Goods

03	Shampoos, hair tonics, rinses and lotion for the hair, detergents, moisturizers, tints, creams, ointments, gels and water for the skin.

05	Vitamins, mineral supplements, medicinal herbs, medicinal preparations made from linseed and painkillers.

29	Protein supplements, herbal supplements as a complement to food, soups.

Diary Dates:

Application Date	02-11-1983	Registration Date	07-11-1984

Next Renewal	02-28-2023

237/745

3/4/2014	Portfolio Report

Trademark Germany				TM1006DE00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	H65653	Registration No.	2065182

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32

List of Goods

03

05

29

30

32

Diary Dates:

Application Date	06-06-1991	Registration Date	05-19-1994

Next Renewal	06-30-2021

Trademark Germany				TM1219DE00
HERBALIFE & Design (in color)

Status:	Registered/Granted

Application No.	H65654	Registration No.	2065183

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32

List of Goods

03

05

29

30

32

Diary Dates:

Application Date	06-06-1991	Registration Date	05-19-1994

Next Renewal	06-30-2021

Trademark Germany				TM1090DE00
HERBALIFE CELLULAR NUTRITION

Status:	Cancelled

Application No.	H66340	Registration No.	2098899

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29

List of Goods

05

29

Diary Dates:

Application Date	10-04-1991	Registration Date	11-07-1995

Next Renewal	10-31-2011

238/745

3/4/2014	Portfolio Report

Trademark Germany				TM1016DE00
HERBALIFELINE

Status:	Registered/Granted

Application No.	H51536	Registration No.	1061284

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-11-1983	Registration Date	06-27-2013

Next Renewal	07-31-2023

Trademark Germany				TM1028DE00
HERBATEL

Status:	Registered/Granted

Application No.	39906810.4	Registration No.	39906810

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35, 38, 42

List of Goods

35

38

42

Diary Dates:

Application Date	02-06-1999	Registration Date	05-21-1999

Next Renewal	02-28-2019

Trademark Germany				TM1220DE00
THERMOJETICS BY HERBALIFE & Design

Status:	Cancelled

Application No.	H68046	Registration No.	2041841

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Application Date	08-06-1992	Registration Date	08-05-1993

Next Renewal	08-31-2012

239/745

3/4/2014	Portfolio Report

Trademark Germany				TM1027DE00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	H72869	Registration No.	2907640

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 16, 25, 28, 29, 30, 32, 42

List of Goods

03	Cosmetics and cleaning preparations

05	Pharmaceuticals

16	Paper goods and printed matter

25	Clothing

28	Toys and sporting goods

29	Meats and processed foods

30	Staple foods.

32

42

Diary Dates:

Application Date	07-21-1994	Registration Date	06-08-1995

Next Renewal	07-31-2014

Trademark Germany				TM1027DE01
Tri-Leaf Design

Status:	Registered/Granted

Application No.	H 72 998/3	Registration No.	2907402

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 16, 25, 29, 30, 32, 42

List of Goods

03

05

16

25

29

30

32

42

Diary Dates:

Application Date	08-04-1994	Registration Date	06-06-1995

Next Renewal	08-31-2014

Trademark Germany				TM1027DE02
Tri-Leaf Design

Status:	Registered/Granted

Application No.	3020110006756.2/35	Registration No.	30 2011 006 756

Application Type:	With Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Information services about the operation of small businesses and multi-level marketing.

Diary Dates:

Application Date	02-07-2011	Registration Date	04-12-2011

Next Renewal	02-28-2021

240/745

3/4/2014	Portfolio Report

Trademark Ghana		TM1263GH00

Status:

Application Type:	Without Priority

Trademark Ghana		TM1266GH00
HERBALIFE cl. 29

Status:	Published

Application No.	45/2011

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Snack foods made primarily of protein; soup mixes; powdered meal replacement foods composed of protein, vitamins, and minerals.

Diary Dates:

Application Date	07-01-2011

Trademark Ghana		TM1264GH00
HERBALIFE cl. 3

Status:	Published

Application No.	47/2011

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, lotions, gels, washes, sprays, milks and masks for the face and body; soaps; fragrances.

Diary Dates:

Application Date	07-01-2011

Trademark Ghana		TM1267GH00
HERBALIFE cl. 30

Status:	Published

Application No.	44/2011

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Preparations for making herbal teas.

Diary Dates:

Application Date	07-01-2011

241/745

3/4/2014	Portfolio Report

Trademark Ghana		TM1268GH00
HERBALIFE cl. 32

Status:	Published

Application No.	42/2011

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	07-01-2011

Trademark Ghana		TM1269GH00
HERBALIFE cl. 35

Status:	Published

Application No.	41/2011

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Retail services, namely selling and marketing of products through direct or network sales.

Diary Dates:

Application Date	07-11-2011

Trademark Ghana		TM1265GH00
HERBALIFE cl. 5

Status:	Published

Application No.	46/2011

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements and dietetic substances composed of herbs, minerals and vitamins.

Diary Dates:

Application Date	07-01-2011

Trademark Ghana		TM1270GH00
HERBALIFELINE cl. 5

Status:	Pending

Application No.	55/11

Application Type:	Without Priority

Applicant:	Herbalife International of America, Inc.

Diary Dates:

Application Date	07-01-2011

242/745

3/4/2014	Portfolio Report

Trademark Ghana		TM1278GH00
LIFTOFF cl. 32

Status:	Published

Application No.	43/11

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	07-01-2011

Trademark Ghana		TM1276GH00
NITEWORKS cl. 32

Status:	Published

Application No.	57/11

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	07-01-2011

Trademark Ghana		TM1277GH00
NOURIFUSION cl. 3

Status:	Published

Application No.	56/11

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, lotions, gels, washes, sprays, milks and masks for the face and body; soaps; fragrances.

Diary Dates:

Application Date	07-01-2011

Trademark Ghana		TM1552GH00
Tri-Leaf device

Status:	Published

Application No.	49/2011

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements and dietetic substances composed of herbs, minerals and vitamins.

Diary Dates:

Application Date	02-10-2011

243/745

3/4/2014	Portfolio Report

Trademark Ghana		TM1271GH00
Tri-Leaf device cl. 3

Status:	Pending

Application No.	48/2011

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, lotions, gels, washes, sprays, milks and masks for the face and body; soaps; fragrances.

Diary Dates:

Application Date	02-10-2011

Trademark Ghana		TM1273GH00
Tri-Leaf device cl. 30

Status:	Published

Application No.	51/11

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Preparations for making herbal teas.

Diary Dates:

Application Date	07-01-2011

Trademark Ghana		TM1274GH00
Tri-Leaf device cl. 32

Status:	Published

Application No.	52/11

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	07-01-2011

Trademark Ghana		TM1275GH00
Tri-Leaf device cl. 35

Status:	Published

Application No.	53/11

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Retail services, namely selling and marketing of products through direct or network sales.

Diary Dates:

Application Date	07-01-2011

244/745

3/4/2014	Portfolio Report

Trademark Ghana				TM1272GH00
Tri-Leaf device cl.29

Status:	Pending

Application No.	50/11

Application Type:	Without Priority

Applicant:	Herbalife International of America, Inc.

Diary Dates:

Application Date	07-01-2011

Trademark Ghana				TM1279GH00
XTRA-CAL cl. 5

Status:	Published

Application No.	54/11

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements and dietetic substances composed of herbs, minerals and vitamins.

Diary Dates:

Application Date	07-01-2011

Trademark Greece				TM1031GR00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	130809	Registration No.	130809

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	09-27-1996	Registration Date	09-27-1996

Next Renewal	09-27-2016

Trademark Greece				TM1068GR00
DERMAJETICS

Status:	Closed/Pending

Application No.	121028	Registration No.	121028

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	09-23-1994	Registration Date	01-17-1997

Next Renewal	09-23-2014

245/745

3/4/2014	Portfolio Report

Trademark Greece			TM1080GR00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	123837	Registration No.	123837

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	04-07-1995	Registration Date	12-17-1997

Next Renewal	04-07-2015

Trademark Greece			TM1001GR00
HERBALIFE

Status:	Registered/Granted

Application No.	116485	Registration No.	116485

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 29, 32

List of Goods

03

29

32

Diary Dates:

Application Date	10-29-1993	Registration Date	10-29-1993

Next Renewal	10-29-2013

Trademark Greece			TM1006GR00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	112484	Registration No.	112484

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	01-27-1993	Registration Date	04-18-2000

Next Renewal	01-27-2013

246/745

3/4/2014	Portfolio Report

Trademark Greece			TM1006GR01
HERBALIFE & Design

Status:	Registered/Granted

Application No.	116484	Registration No.	116484

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 29, 32

List of Goods

03

29

32

Diary Dates:

Application Date	10-29-1993	Registration Date	05-17-1996

Next Renewal	10-29-2013

Trademark Greece			TM1016GR00
HERBALIFELINE

Status:	Registered/Granted

Application No.	146382	Registration No.	146382

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	04-27-2001	Registration Date	04-27-2001

Next Renewal	04-27-2021

Trademark Greece			TM1025GR01
THERMOJETICS

Status:	Closed/Pending

Application No.	119169	Registration No.	119169

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30, 32

List of Goods

30

32

Diary Dates:

Application Date	05-16-1994	Registration Date	09-17-1996

Next Renewal	05-16-2014

Trademark Greece			TM1027GR00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	133424	Registration No.	133424

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	06-04-1997	Registration Date	06-04-1997

Next Renewal	06-04-2017

247/745

3/4/2014	Portfolio Report

Trademark Guatemala				TM1034GT05
CELL ACTIVATOR

Status:	Registered

Application No.	2007-008937	Registration No.	168948

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	10-18-2007

Trademark Guatemala				TM1031GT05
CELL-U-LOSS

Status:	Registered	Registration No.	170527

Application No.	2007-008936

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	10-18-2007

Trademark Guatemala				TM1001GT32
HERBALIFE

Status:	Registered	Registration No.	167256

Application No.	2007-008943

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	10-18-2007

248/745

3/4/2014	Portfolio Report

Trademark Guatemala			TM1001GT44
HERBALIFE

Status:	Registered	Registration No.	168831

Application No.	2007-008944

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	10-18-2007

Trademark Guatemala			TM1001GT29
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	115333

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Processed foods made with vitamins, minerals and herbs.

Diary Dates:

Registration Date	02-11-2002	Next Renewal	02-11-2012

Trademark Guatemala			TM1001GT30
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	56409

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Registration Date	10-17-1998	Next Renewal	10-16-2018

Trademark Guatemala			TM1016GT05
HERBALIFELINE

Status:	Registered

Application No.	2007-008945	Registration No.	170370

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	10-18-2007

249/745

3/4/2014	Portfolio Report

Trademark Guatemala				TM1049GT32
LIFTOFF

Status:	Registered	Registration No.	167362

Application No.	2007-008938

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	10-18-2007

Trademark Guatemala				TM1575GT32
NITEWORKS

Status:	Registered	Registration No.	190754

Application No.	2012-06640

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic drinks.

Diary Dates:

Application Date	07-27-2012

Trademark Guatemala				TM1021GT03
NOURIFUSION

Status:	Registered

Application No.	2007-008942	Registration No.	167332

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	.

Diary Dates:

Application Date	10-18-2007

Trademark Guatemala				TM1037GT03
RADIANT C

Status:	Pending

Application No.	2007-008940

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	10-18-2007

250/745

3/4/2014	Portfolio Report

Trademark Guatemala			TM1007GT03
SKIN ACTIVATOR

Status:	Pending

Application No.	2007-008941

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	10-18-2007

Trademark Guatemala			TM1024GT05
THERMO-BOND

Status:	Pending

Application No.	2007-008939

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	10-18-2007

Trademark Guatemala			TM1025GT30
THERMOJETICS

Status:	Registered

Application No.	2007-008935	Registration No.	168698

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	10-18-2007

Trademark Guatemala			TM1025GT05
THERMOJETICS

Status:	Registered

Application No.	2007-008934	Registration No.	170515

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	10-18-2007

251/745

3/4/2014	Portfolio Report

Trademark Guatemala				TM1027GT05
Tri-Leaf Design

Status:	Registered	Registration No.	161335

Application No.	2007-008946

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	10-18-2007

Trademark Guatemala				TM1027GT32
Tri-Leaf Design

Status:	Registered	Registration No.	168838

Application No.	2007-008949

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	10-18-2007

Trademark Guatemala				TM1027GT29
Tri-Leaf Design

Status:	Pending

Application No.	2007-008947

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Application Date	10-18-2007

Trademark Guatemala				TM1027GT30
Tri-Leaf Design

Status:	Registered

Application No.	2007-008948	Registration No.	171995

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	10-18-2007

252/745

3/4/2014	Portfolio Report

Trademark Guatemala			TM1027GT44
Tri-Leaf Design

Status:	Pending

Application No.	2007-008959

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	10-18-2007

Trademark Haiti			TM1001HT03
HERBALIFE

Status:	Registered/Granted

Application No.	196-P	Registration No.	100/151

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	07-18-1996	Registration Date	09-20-1996

Next Renewal	09-20-2016

Trademark Haiti			TM1001HT05
HERBALIFE

Status:	Registered/Granted

Application No.	197-P	Registration No.	101/151

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-18-1996	Registration Date	09-20-1996

Next Renewal	09-20-2016

Trademark Haiti			TM1001HT32
HERBALIFE

Status:	Registered/Granted

Application No.	198-P	Registration No.	102/151

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	07-18-1996	Registration Date	09-20-1996

Next Renewal	09-20-2016

253/745

3/4/2014	Portfolio Report

Trademark Haiti			TM1006HT03
HERBALIFE & Design

Status:	Registered/Granted

Application No.	199-P	Registration No.	103/151

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	07-18-1996	Registration Date	09-20-1996

Next Renewal	09-20-2016

Trademark Haiti			TM1006HT05
HERBALIFE & Design

Status:	Registered/Granted

Application No.	200-P	Registration No.	104/151

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-18-1996	Registration Date	09-20-1996

Next Renewal	09-20-2016

Trademark Haiti			TM1006HT32
HERBALIFE & Design

Status:	Registered/Granted

Application No.	201-P	Registration No.	105/151

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	07-18-1996	Registration Date	09-20-1996

Next Renewal	09-20-2016

254/745

3/4/2014	Portfolio Report

Trademark Honduras				TM1031HN05
CELL-U-LOSS

Status:	Registered/Granted

Application No.		Registration No.	99492

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements in capsule form.

Diary Dates:

Registration Date	01-18-2007	Next Renewal	01-17-2017

Trademark Honduras				TM1001HN3201
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	98219

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages and preparations to make non-alcoholic beverages, powdered protein drink mixes.

Diary Dates:

Registration Date	09-06-2006	Next Renewal	09-05-2016

Trademark Honduras				TM1001HN35
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	11692

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Information services about the operation of small businesses and multi-level marketing.

Diary Dates:

Registration Date	09-04-2006	Next Renewal	09-03-2016

Trademark Honduras				TM1001HN29
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	98218

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Sandwiches, including bars, roasted soy products, dried fruit mixes, cereals and nuts (trail mixes).

Diary Dates:

Registration Date	09-06-2006	Next Renewal	09-05-2016

255/745

3/4/2014	Portfolio Report

Trademark Honduras				TM1001HN30
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	98178

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbal tea, sandwiches, including bars, mixed fruit (trail mixes), cereal and nuts.

Diary Dates:

Registration Date	09-04-2006	Next Renewal	09-03-2016

Trademark Honduras				TM1001HN38
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	11702

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	38

List of Goods

38	Websites for consumer use.

Diary Dates:

Registration Date	09-06-2006	Next Renewal	09-06-2016

Trademark Honduras				TM1001HN44
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	11738

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Information services about human nutrition and weight management.

Diary Dates:

Registration Date	09-18-2006	Next Renewal	09-17-2016

Trademark Honduras				TM1001HN03
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	57309

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair shampoo, hair rinse, hair conditioners, skin cleansers, moisturizers, skin creams, facial creams and shaving cream.

Diary Dates:

Registration Date	04-11-2013	Next Renewal	04-10-2023

256/745

3/4/2014	Portfolio Report

Trademark Honduras				TM1001HN05
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	57307

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements of vitamins, minerals and proteins, all tablets, powders or liquids.

Diary Dates:

Registration Date	03-16-2013	Next Renewal	03-16-2023

Trademark Honduras				TM1001HN0301
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	97905

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, lotions, milks, face masks and gels for face and body, hair sprays, shampoos, conditioners and hair styling products.

Diary Dates:

Registration Date	08-04-2006	Next Renewal	08-03-2016

Trademark Honduras				TM1001HN0501
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	97874

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements in the form of tablets, capsules or powder, vitamins.

Diary Dates:

Registration Date	08-04-2006	Next Renewal	08-03-2016

Trademark Honduras				TM1001HN16
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	97927

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Plastic containers for tablets, powders and capsules.

Diary Dates:

Registration Date	08-04-2006	Next Renewal	08-03-2016

257/745

3/4/2014	Portfolio Report

Trademark Honduras				TM1001HN21
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	97873

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	21

List of Goods

21	The vessels in which to put drink mixes.

Diary Dates:

Registration Date	08-04-2006	Next Renewal	08-03-2016

Trademark Honduras				TM1001HN25
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	98217

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	25

List of Goods

25	Shirts, hats, cycling pants, golf shirts.

Diary Dates:

Registration Date	09-06-2006	Next Renewal	09-05-2016

Trademark Honduras				TM1001HN28
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	98179

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	28

List of Goods

28	Stuffed bear toys.

Diary Dates:

Registration Date	09-04-2006	Next Renewal	09-03-2016

Trademark Honduras				TM1006HN05
HERBALIFE & Design

Status:	Registered/Granted

Application No.		Registration No.	57121

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	03-03-2013	Next Renewal	03-02-2023

258/745

3/4/2014	Portfolio Report

Trademark Honduras				TM1006HN03
HERBALIFE & Design

Status:	Registered/Granted

Application No.		Registration No.	57308

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair shampoo, hair rinse, hair conditioners, skin cleansers, moisturizers, skin creams, facial creams and shaving cream.

Diary Dates:

Registration Date	03-16-2013	Next Renewal	03-15-2023

Trademark Honduras				TM1029HN44
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Registered/Granted

Application No.	3506/2006	Registration No.	11561

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	02-13-2006	Registration Date	08-04-2006

Next Renewal	08-03-2016

Trademark Honduras				TM1020HN35
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.		Registration No.	11614

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35

Diary Dates:

Registration Date	08-17-2006	Next Renewal	08-16-2016

Trademark Honduras				TM1020HN44
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.		Registration No.	11691

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Registration Date	09-04-2006	Next Renewal	09-03-2016

259/745

3/4/2014	Portfolio Report

Trademark Honduras				TM1016HN05
HERBALIFELINE

Status:	Registered/Granted

Application No.		Registration No.	98000

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	08-18-2006	Next Renewal	08-17-2016

Trademark Honduras				TM1049HN32
LIFTOFF

Status:	Registered/Granted

Application No.	6402/2007	Registration No.	107566

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Effervescent tablets and powders for making beverages, with the exclusion of any type of prepared drinks.

Diary Dates:

Application Date	02-21-2007	Registration Date	12-16-2008

Next Renewal	12-15-2018

Trademark Honduras				TM1010HN32
NITEWORKS

Status:	Registered/Granted

Application No.		Registration No.	98005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powders for the preparation of non-alcoholic beverages.

Diary Dates:

Registration Date	08-18-2006	Next Renewal	08-18-2016

260/745

3/4/2014	Portfolio Report

Trademark Honduras				TM1021HN03
NOURIFUSION

Status:	Registered/Granted

Application No.		Registration No.	98006

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, lotions, milks, face masks and gels for face and body.

Diary Dates:

Registration Date	08-18-2006	Next Renewal	08-18-2016

Trademark Honduras				TM1021HN05
NOURIFUSION

Status:	Registered/Granted

Application No.		Registration No.	97992

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements in tablet or capsule form.

Diary Dates:

Registration Date	08-18-2006	Next Renewal	08-18-2016

Trademark Honduras				TM1666HN05
PROLESSA

Status:	Registered/Granted

		Registration No.	126338

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements in powder form composed mainly of fatty acids and oils, none of which relate to bone, bone diseases or disorders, the prevention and treatment of bone diseases or disorders, or related conditions/diseases.

Diary Dates:

Registration Date	10-31-2013	Next Renewal	10-30-2023

Trademark Honduras				TM1040HN05
SHAPEWORKS

Status:	Closed

Application No.	3497-2006	Registration No.	103666

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	01-30-2006	Registration Date	02-05-2008

Next Renewal	02-04-2018

261/745

3/4/2014	Portfolio Report

Trademark Honduras				TM1040HN29
SHAPEWORKS

Status:	Registered/Granted

Application No.		Registration No.	98106

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Sandwiches, including bars, roasted soy products, dried fruit mixes, cereals and nuts (trail mixes).

Diary Dates:

Registration Date	08-28-2006	Next Renewal	08-27-2016

Trademark Honduras				TM1040HN30
SHAPEWORKS

Status:	Registered/Granted

Application No.		Registration No.	99343

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Registration Date	12-28-2006	Next Renewal	12-27-2016

Trademark Honduras				TM1040HN32
SHAPEWORKS

Status:	Registered/Granted

Application No.		Registration No.	108410

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	03-02-2009	Next Renewal	03-01-2019

Trademark Honduras				TM1040HN44
SHAPEWORKS

Status:	Registered/Granted

Application No.		Registration No.	11683

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Information services about human nutrition and weight management.

Diary Dates:

Registration Date	08-28-2006	Next Renewal	08-27-2016

262/745

3/4/2014	Portfolio Report

Trademark Honduras				TM1040HN35
SHAPEWORKS

Status:	Registered/Granted

Application No.		Registration No.	11662

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Information services about the operation of small businesses and multi-level marketing.

Diary Dates:

Registration Date	08-28-2006	Next Renewal	08-27-2016

Trademark Honduras				TM1007HN03
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.		Registration No.	98022

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, lotions, milks, face masks and gels for face and body.

Diary Dates:

Registration Date	08-18-2006	Next Renewal	08-18-2016

Trademark Honduras				TM1089HN03
SOFT GREEN

Status:	Registered/Granted

Application No.	13099/2009	Registration No.	110453

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Soaps, body and facial lotions, gels for the face and body, bath and shower oils, deodorants, antiseptic gels.

Diary Dates:

Application Date	04-30-2009	Registration Date	11-03-2009

Next Renewal	11-02-2019

Trademark Honduras				TM1057HN29
SPORTWORKS

Status:	Closed

Application No.		Registration No.	98346

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Sandwiches, including bars, roasted soy products, dried fruit mixes, cereals and nuts (trail mixes).

Diary Dates:

Registration Date	09-18-2006	Next Renewal	09-17-2016

263/745

3/4/2014	Portfolio Report

Trademark Honduras				TM1057HN30
SPORTWORKS

Status:	Pending

Application No.	3532/2006

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	02-13-2006

Trademark Honduras				TM1057HN32
SPORTWORKS

Status:	Pending

Application No.	3531/2006

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	02-13-2006

Trademark Honduras				TM1025HN29
THERMOJETICS

Status:	Registered/Granted

Application No.		Registration No.	101482

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Registration Date	07-11-2007	Next Renewal	07-10-2017

Trademark Honduras				TM1025HN30
THERMOJETICS

Status:	Registered/Granted

Application No.		Registration No.	101442

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Registration Date	07-11-2007	Next Renewal	07-10-2017

264/745

3/4/2014	Portfolio Report

Trademark Honduras				TM1027HN03
Tri-Leaf Design

Status:	Pending

Application No.	3533/2006

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, lotions, milks, masks and gels for the face and body; hair sprays, shampoos, conditioners and hair styling products.

Diary Dates:

Application Date	02-13-2006

Trademark Honduras				TM1027HN05
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	97948

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	08-17-2006	Next Renewal	08-16-2016

Trademark Honduras				TM1027HN16
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	98323

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Plastic containers for tablets, powders and capsules.

Diary Dates:

Registration Date	09-18-2006	Next Renewal	09-18-2016

Trademark Honduras				TM1027HN25
Tri-Leaf Design

Status:	Pending

Application No.	3537/2006

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	25

List of Goods

25	T-shirts, caps, cycling tunics, golf shirts.

Diary Dates:

Application Date	02-13-2006

265/745

3/4/2014	Portfolio Report

Trademark Honduras				TM1027HN28
Tri-Leaf Design

Status:	Pending

Application No.	3538/2006

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	28

List of Goods

28	Stuffed toy bears.

Diary Dates:

Application Date	02-13-2006

Trademark Honduras				TM1027HN29
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	97917

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Registration Date	08-04-2006	Next Renewal	08-03-2016

Trademark Honduras				TM1027HN35
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	11616

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Information services about the operation of small businesses and multi-level marketing.

Diary Dates:

Registration Date	08-17-2006	Next Renewal	08-16-2016

266/745

3/4/2014	Portfolio Report

Trademark Honduras				TM1027HN38
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	11615

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	38

List of Goods

38	Websites for consumer use.

Diary Dates:

Registration Date	08-17-2006	Next Renewal	08-17-2016

Trademark Honduras				TM1027HN44
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	11586

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Information services about human nutrition and weight management.

Diary Dates:

Registration Date	08-04-2006	Next Renewal	08-03-2016

Trademark Honduras				TM1027HN30
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	97872

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Registration Date	08-04-2006	Next Renewal	08-03-2016

Trademark Honduras				TM1027HN3501
Tri-Leaf Design

Status:	Pending

Application No.	3544/2006

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35

Diary Dates:

Application Date	02-13-2006

267/745

3/4/2014	Portfolio Report

Trademark Honduras				TM1027HN32
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	98033

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other non-alcoholic beverages; fruit beverages and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Registration Date	08-18-2006	Next Renewal	08-17-2016

Trademark Honduras				TM1027HN21
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	97976

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	21

List of Goods

21	Vessels in which to mix drinks.

Diary Dates:

Registration Date	08-17-2006	Next Renewal	08-16-2016

Trademark Honduras				TM1033HN05
TRI-SHIELD

Status:	Registered/Granted

Application No.		Registration No.	98099

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements in capsule form.

Diary Dates:

Registration Date	08-28-2006	Next Renewal	08-27-2016

Trademark Honduras				TM1032HN05
XTRA-CAL

Status:	Pending

Application No.	3486/2006

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements in the form of tablet or capsule.

Diary Dates:

Application Date	02-13-2006

268/745

3/4/2014	Portfolio Report

Trademark Hong Kong				TM1031HK00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	1998B06825	Registration No.	1998B06825

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Herbs, vitamin preparations, mineral preparations, all containing herbs or herbal extracts and included in Class 5.

Diary Dates:

Application Date	08-18-1995	Registration Date	07-09-1998

Next Renewal	08-18-2016

Trademark Hong Kong				TM1068HK00
DERMAJETICS

Status:	Closed

Application No.		Registration No.	199602655

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Body and skin care preparations, cleansers, moisturizers, toners, astringents, facial masks, facial and body scrubs, facial creams, eye creams, body creams, body oils, body lotions, body skin toners, bath oils and bath gels; all included in Class 3.

Diary Dates:

Application Date	08-12-1994	Registration Date	03-26-1996

Trademark Hong Kong				TM1223HK00
DERMAJETICS in Chinese

Status:	Closed

Application No.	1998B06062	Registration No.	1998B06062

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices; body and skin care products, cleansers, moisturizers, toners, astringents, facial masks, facial and body scrubs, facial creams, eye creams, body creams, body oils, body lotions, body skin toners, bath oils and bath gels; all included in Class 3.

Diary Dates:

Application Date	03-02-1995	Registration Date	06-18-1998

Next Renewal	03-02-2016

Trademark Hong Kong				TM1030HK00
DINOMINS

Status:	Cancelled

Application No.		Registration No.	199803443

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Chewable vitamin and mineral supplements; all included in Class 5.

Diary Dates:

Application Date	08-13-1996	Registration Date	04-09-1998

Next Renewal	08-13-2013

269/745

3/4/2014	Portfolio Report

Trademark Hong Kong				TM1080HK00
Figurine Design (reversed rainbowman)

Status:	Closed

Application No.		Registration No.	199901341AA

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30, 32

List of Goods

05	Minerals, all in tablet, liquid, capsule form; nutritional supplements, vitamins, herbs, fiber and protein; all in tablet, liquid, capsule or powder form; all included in Class 5.

30	Teas; all included in Class 30.

32	Protein, amino acids, vitamins, minerals, herbs; all in powdered form and for making non-medicated beverages; all included in Class 32.

Diary Dates:

Application Date	03-17-1997	Registration Date	02-03-1999

Next Renewal	03-17-2014

Trademark Hong Kong				TM1001HK01
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	1992B03667

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoos, lotions, rinsing preparations and conditioning preparations, all for the hair; cleaners, moisturizers, toners, creams, ointments, gels and lotions, all being non-medicated toilet preparations; all containing herbs or extracts of herbs.

Diary Dates:

Application Date	05-12-1990	Registration Date	06-19-1992

Next Renewal	05-12-2021

Trademark Hong Kong				TM1001HK02
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	1992B01004

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations included in Class 5, analgesic preparations, linseed preparations for pharmaceutical purposes; all containing herbs or herbal extracts; herbs, all for medicinal purposes.

Diary Dates:

Application Date	05-12-1990	Registration Date	03-17-1992

Next Renewal	05-12-2021

270/745

3/4/2014	Portfolio Report

Trademark Hong Kong				TM1001HK03
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	2002B02057

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereal, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder, mustard; vinegar, sauces (except salad dressings); spices; ice; all containing herbs; all included in Class 30.

Diary Dates:

Application Date	09-20-2000	Registration Date	02-21-2002

Next Renewal	09-20-2017

Trademark Hong Kong				TM1001HK04
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	2002B02058

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters, non-alcoholic drinks; fruit drinks and fruit juices; syrups, preparations for making beverages; all containing herbs; all included in Class 32.

Diary Dates:

Application Date	09-20-2000	Registration Date	02-21-2002

Next Renewal	09-20-2017

Trademark Hong Kong				TM1001HK00
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	1992B03668

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Protein preparations included in Class 29; soups; all containing herbs.

Diary Dates:

Application Date	05-12-1990	Registration Date	09-16-1992

Next Renewal	05-12-2021

Trademark Hong Kong				TM1006HK01
HERBALIFE & Design

Status:	Registered/Granted

Application No.		Registration No.	1994B02532

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Herbs, vitamin preparations, mineral preparations, protein preparations, all containing herbs or herbal extracts and included in Class 5; all in tablet, powder or liquid form.

Diary Dates:

Application Date	06-29-1992	Registration Date	04-29-1994

Next Renewal	06-29-2013

271/745

3/4/2014	Portfolio Report

Trademark Hong Kong				TM1006HK02
HERBALIFE & Design

Status:	Registered/Granted

Application No.		Registration No.	1994B01337

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	42

List of Goods

42	Distributorship services in the field of health foods and cosmetics; all included in Class 42.

Diary Dates:

Application Date	06-29-1992	Registration Date	03-15-1994

Next Renewal	06-29-2013

Trademark Hong Kong				TM1006HK00
HERBALIFE & Design

Status:	Registered/Granted

Application No.		Registration No.	1994B01338

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair shampoos, hair rinses, hair conditioners, skin cleansers, moisturizers, facial creams and shaving creams; all containing herbs or herbal extracts.

Diary Dates:

Application Date	06-29-1992	Registration Date	03-15-1994

Next Renewal	06-29-2013

Trademark Hong Kong				TM1106HK00
HERBALIFE & Ring of Leaves device

Status:	Closed

Application No.	300199279	Registration No.	300199279

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 16, 18, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42, 44

List of Goods

03	Shampoos, conditioners, hair styling sprays, hair styling gels, and hair styling pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or cloths impregnated with cosmetic preparations for exfoliation; hair and body treatments; cosmetics; bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, hair lotions; dentifrices; toiletries, eau de toilette, after shave lotion, after shave balm, shower and bath gel; cologne, after-shave, shaving cream, antiperspirant, deodorant, deodorant soap, soap for personal use, antibacterial cleansing soap, impregnated wipes for cleaning; hair care products, mousses; hair tinting, dyeing and coloring preparations; foundation, powder, concealer, blusher, eye shadow, eye liner, mascara, eyebrow pencil, lipstick, lip color, lip gloss, and lip base; nail care products, nail colour, nail base coat, nail drying preparations, nail top coat, nail savings preparations; skin care products, moisturising lotions and creams, astringents and cleansing creams, moisturising body wash, facial cleanser; preparations for the care and hygiene of the mouth, teeth, throat, gums and buccal cavity, rinsing preparations to prevent tartar and caries, tooth cleaning preparations, tooth care preparations, tooth powders, toothpastes, mouth washes, mouth sprays, tooth gels, fluor gels, fluor mouth washes, cleansing powders, tartar coloring tablets for personal use in disclosing tartar on the teeth; laundry additives in the nature of cleaning preparations to enhance wash; detergent for laundry, household and institutional use; antibacterial detergents and cleaning products; sudsing cleaner, cleanser and detergent, rinse agent for automatic dishwashers; sudsing detergent-cleanser for cleaning and disinfecting kitchens, bathrooms, household fixtures and hospital rooms and fixtures; preparations for non-washable clothing and fabrics; fabric softener; laundry cleaning preparations, bleach and pre-soak cleansing cloths.

272/745

3/4/2014	Portfolio Report

05	Medicated skin care preparations; nutritional foods and supplements; vitamin and mineral supplements in liquid, tablet, powder, or capsule form; pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use; dietetic supplements; dietetic beverages and foods adapted for medical use; food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides; medicated skin cream, laxatives, prescription cardiomuscular pharmaceutical preparations, oral analgesic preparations.

09	Audio and video tapes, disc, and recordings; personal identification and business account cards; audio compact discs; video compact discs; read only memory compact discs; computer operating programmes; computer programmes; magnetic data media; optical data media; magnetic discs; magnetic encoded cards; interfaces for computers; teleprinters; television apparatus; telecommunication apparatus and instruments; facsimile machines; computers; computer keyboards; computer peripheral devices; printers for use with computers; modems; mouse; computer terminals; computer software and publications in electronic form supplied on-line from databases or from facilities provided on the Internet (including web sites); computer software and telecommunications apparatus (including modems) to enable connection to databases and the Internet; computer software to enable searching of data.

16	Printed matter, products catalogues, brochures, and informational flyers; books and periodicals about human health and fitness, weight management, dietary supplements and foods, business opportunities, marketing plans, and personal achievement; writing instruments, stationery; non-fiction books, periodicals; publications; pamphlets; magazines; periodicals, publications; photographic prints; soft paper products; toilet paper; paper diapers; paper towels; paper handkerchiefs; paper tissues; paper napkins; cardboard and absorbent paper or paper like materials and/or cellulose; general household goods of paper; paper and cellulose and goods made from these materials; disposable diapers, disposable training pants, both made of paper and or cellulose; bathroom tissues; instructional and teaching material (except apparatus); plastic materials for packaging; containers for pens.

18	Tote bags, satchels, travel bags, bags all made of natural or synthetic materials; leather and imitations of leather, and goods made of these materials and not included in other classes; animal skins, hides; trunks; umbrellas, parasols and walking sticks; whips, harness and saddlery.

21	Tablet boxes, mixing implements; containers for powdered or loose food items, stirring instruments, mugs, drinking glasses and drinking containers; household or kitchen utensils and containers (not of precious metal or coated therewith); combs and sponges; brushes (except paint brushes); brush-making materials; articles for cleaning purposes; steelwool; unworked or semi-worked glass (except glass used in building); glassware, porcelain and earthenware not included in other classes.

25	Clothing, footwear, headgear.

28	Stuffed toys; games and playthings; gymnastic and sporting articles not included in other classes; decorations for Christmas trees.

29	Foods and snacks made from processed oils, fats, and nuts; dietary food supplements in powder, capsule, and tablet form made from processed oils, fats, and nuts, food drink mixes, dietary food supplements, foods and drinks; meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats.

30	Teas, powdered beverage mixes, beverages; coffee, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

31	Foods and snacks containing herbs, marine botanicals, fungi, tree bark, natural plants and flower, seeds, roots, and bulbs; agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds; foodstuffs for animals, malt.

32	Ready-to-drink, concentrated, or powdered non-alcoholic beverages, beverages; beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

35	Services to assist others with direct marketing, advertising, order processing; sale, business, advertising and promotional information services; telephone answering for unavailable subscribers; departmental store retail services, convenience store retail services, retailing and wholesaling services relating to pharmaceutical and sanitary preparations, dietetic substances, Chinese patent medicines, herbal preparations, dietary supplements, medicated confectionery, food for babies, material for stopping teeth, dental wax, non-alcoholic drinks, fruit juice, packaging materials (plastic or paper), snack foods, confectionery, clothing, umbrellas, bags, printed matters, CD-roms, toys, cosmetics, skin care preparations, slimming preparations, nutritional supplements, medicinal wine, health food, deer horns, deer horn extracts, ginseng, live animals, fresh fruits, meat, poultry, cooked fruits and vegetables, eggs, milk and milk products, tea, mineral water, wines and spirits; the bringing together for the benefit of others, of a variety of goods, enabling customers to conveniently view and purchase those goods from a general merchandise Internet web site; home shopping services relating to pharmaceutical preparations, sanitary preparations, dietetic substances and Chinese patent medicines provided by means of Internet; import and export agency services; public relations; organization of trade fairs; demonstration of goods and distribution of samples; compiling, arranging and publishing merchandise catalogues; mail order promotions; business services in support of new product introductions in the market place; marketing, including direct marketing, direct mail advertising; advertising by mail order, point of purchase; promotions; on-line advertising; direct selling on-line via a global computer network; sale promotions; business administration, layout and operation of the business in particular relating to marketing, advertising, personnel training and management of perfumery shops, cosmetic shops, dietitian shops and nutrition shops; franchising of perfumery, cosmetic, dietitian and nutrition shops and schools and provision of business, technical, craft and organisational know-how to perfumery, cosmetics, dietitian and nutrition shops and schools franchisees; consultation of franchisees and licensees on the design, layout and operation of the business, in particular with respect to marketing and advertising; advertising on beauty parlours; business counselling on beauty parlours; provision of information, advisory and consultancy services relating to all of the aforesaid services.

41	Educational and training programs related to weight management and human health and fitness; educational and training programs related to multi-level marketing and development of small businesses; educational and training programs related to dietitian and nutrition services; personnel training, personnel training in relation to lay out and operation of the business; health club services, health resorts; provision of information, advisory and consultancy services relating to all of the aforesaid services.

42	Internet and electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small businesses; scientific and technological services and research and design relating thereto, industrial analysis and research services; scientific and technological research relating to cosmetics, dietitian services and nutrition consultation services; legal services; pharmaceutical and medical research; development of dietitian preparations, nutrition preparations, cosmetic preparations and perfumes; provision of information, advisory and consultancy services relating to all of the aforesaid services.

44	Dietitian services; beauty consultation; nutrition consultation; cosmetic treatments; services of beauty shops; veterinary and agricultural services; hairdressing salons; hygienic, health care and beauty care services, beauty parlours; pharmaceutical consultation; pharmaceutical and medical expert evaluations; massage services; facial treatment services; body slimming; body massage; treatment of cosmetic disease, pigmented lesions, vascular lesions; skin tone and skin textural improvement services; medical services; provision of information, advisory and consultancy services relating to all of the aforesaid services.

Diary Dates:

Application Date	04-19-2004	Registration Date	10-27-2004

Next Renewal	04-18-2014

273/745

3/4/2014	Portfolio Report

Trademark Hong Kong				TM1534HK00
HERBALIFE AQUA & Tri-Leaf device

Status:	Registered/Granted

Application No.	302525418	Registration No.	302525418

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoos, hair conditioners, hair styling preparations, hair care preparations; cosmetics, skin care preparations, make-up preparations; perfumery, fragrances; deodorants for personal use; soaps; essential oils; dentifrices.

Diary Dates:

Application Date	02-20-2013	Registration Date	02-20-2013

Next Renewal	02-19-2023

Trademark Hong Kong				TM1090HK00
HERBALIFE CELLULAR NUTRITION

Status:	Cancelled

Application No.	1994B03295	Registration No.	1994B03295

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations; mineral preparations; all for medicinal purposes; all for sale in tablet and powder form; all containing herbs or herbal extracts; all included in Class 5.

Diary Dates:

Application Date	09-21-1992	Registration Date	06-03-1994

Next Renewal	09-21-2013

Trademark Hong Kong				TM1104HK00
HERBALIFE in Chinese

Status:	Registered/Granted

Application No.		Registration No.	199700461

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair care preparations; shampoos, rinses, conditioners; cosmetics; perfumery, soap; essential oils, dentifrices; skin care preparations; cleansers, moisturizers, toners, astringents, facial creams, facial masks, facial and body scrubs, eye creams, body creams, body oils, body lotions, body skin toners, bath oils, bath gels, shaving creams, suntan oils and suntan lotions.

Diary Dates:

Application Date	12-05-1994	Registration Date	01-14-1997

Next Renewal	12-05-2015

Trademark Hong Kong				TM1104HK01
HERBALIFE in Chinese

Status:	Registered/Granted

Application No.		Registration No.	199706127

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements; all consisting of vitamins, minerals, herbs, fiber or protein (in tablet, powder, capsule or liquid form); all included in Class 5.

Diary Dates:

Application Date	12-05-1994	Registration Date	06-04-1997

Next Renewal	12-05-2015

274/745

3/4/2014	Portfolio Report

Trademark Hong Kong				TM1104HK02
HERBALIFE in Chinese

Status:	Registered/Granted

Application No.		Registration No.	199700462

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereal, bread, pastry and confectionery, ices; honey treacle; yeast, baking-powder, mustard; vinegar, sauces (except salad dressings); spices; ice.

Diary Dates:

Application Date	12-05-1994	Registration Date	01-14-1997

Next Renewal	12-05-2015

Trademark Hong Kong				TM1104HK03
HERBALIFE in Chinese

Status:	Registered/Granted

Application No.		Registration No.	199700463

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages; beers; mineral and aerated waters, non-alcoholic drinks; fruit drinks and fruit juices; syrups, preparations for making beverages; all included in Class 32.

Diary Dates:

Application Date	12-05-1994	Registration Date	01-14-1997

Next Renewal	12-05-2015

Trademark Hong Kong				TM1016HK00
HERBALIFELINE

Status:	Registered/Granted

		Registration No.	301939762

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	00

List of Goods

00	Natural health products, namely, nutritional supplements containing vitamins, minerals, marine lipid complex (fish oil), herbs, and natural plant oils in capsule form.

Diary Dates:

Registration Date	06-07-2011	Next Renewal	06-07-2021

Trademark Hong Kong				TM1210HK00
KRILL SHIELD

Status:	Registered/Granted

Application No.	301399816	Registration No.	301399816

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Food supplements for non-medicinal purposes composed primarily of marine oils; nutritional food supplements for non-medicinal purposes in powder, paste, capsule or liquid form, composed primarily of marine oils.

Diary Dates:

Application Date	08-05-2009	Registration Date	05-17-2010

Next Renewal	08-04-2019

275/745

3/4/2014	Portfolio Report

Trademark Hong Kong				TM1049HK00
LIFTOFF

Status:	Registered/Granted

Application No.	300292293	Registration No.	300292293

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages and preparations for making non-alcoholic beverages, all being energy and nutritional drinks; ready-to-drink, concentrated, or powdered non-alcoholic beverages, beverages; beer; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	09-25-2004	Registration Date	11-01-2005

Next Renewal	09-24-2014

Trademark Hong Kong				TM1062HK00
NATURE’S MIRROR

Status:	Registered/Granted

Application No.		Registration No.	199806730

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Body and skin care preparations, cleansers, moisturizers, facial creams, body powders, body oils, body lotions, body creams, body soaps, body deodorants, bath oils and bath gels.

Diary Dates:

Application Date	09-13-1995	Registration Date	07-07-1998

Next Renewal	09-13-2016

Trademark Hong Kong				TM1224HK00
NITEWORKS in Chinese

Status:	Registered/Granted

Application No.	301028204	Registration No.	301028204

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages; soft drinks; fruit juices; preparations for making beverages; powders for effervescing beverages.

Diary Dates:

Application Date	01-09-2008	Registration Date	08-20-2008

Next Renewal	01-08-2018

276/745

3/4/2014	Portfolio Report

Trademark Hong Kong				TM1224HK01
NITEWORKS in Latin Char

Status:	Registered/Granted

		Registration No.	301939771

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages; soft drinks; fruit juices; preparations for making beverages; powders for effervescing beverages.

Diary Dates:

Next Renewal	06-07-2021

Trademark Hong Kong				TM1021HK00
NOURIFUSION

Status:	Registered/Granted

Application No.	300406296	Registration No.	300406296

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 30

List of Goods

03	Skin care products; traditional topical cosmetics; creams, gels, lotions, washes, masks, and milks for use on the face and body; bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

30	Ingestible food supplements for nourishing the skin; dietary and nutritional supplements for non-medicinal health purposes; coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

Diary Dates:

Application Date	04-20-2005	Registration Date	09-28-2005

Next Renewal	04-19-2015

Trademark Hong Kong				TM1528HK00
NOURIFUSION & Leaf Graphic

Status:	Registered/Granted

		Registration No.	301939799

Application Type:	Without Priority

Classes:	03

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

Diary Dates:

Registration Date	06-08-2011	Next Renewal	06-08-2021

Trademark Hong Kong				TM1529HK00
NRG

Status:	Registered/Granted

		Registration No.	301939807

Application Type:	Without Priority

Diary Dates:

Registration Date	06-08-2011	Next Renewal	06-08-2021

277/745

3/4/2014	Portfolio Report

Trademark Hong Kong				TM1072HK00
OCEAN CURRENTS

Status:	Registered/Granted

Application No.		Registration No.	199603049

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices; skin care preparations, cleansers, moisturizers, toners, astringents, facial masks, facial creams, eye creams, body creams, body lotions, body toning creams, bath oils, bath gels, shaving creams, suntan oils, suntan lotions; all included in Class 3.

Diary Dates:

Application Date	10-31-1994	Registration Date	04-03-1996

Next Renewal	10-31-2015

Trademark Hong Kong				TM1063HK00
PINSTRIPE

Status:	Registered/Granted

Application No.		Registration No.	199703007

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices; make-up powder, perfumes, cologne, toilet water, body oils, body lotions, deodorants for personal use, after shave balms.

Diary Dates:

Application Date	10-31-1994	Registration Date	03-17-1997

Next Renewal	10-31-2015

Trademark Hong Kong				TM1038HK00
Ring of Leaves device

Status:	Closed

Application No.	300199251	Registration No.	300199251

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 16, 18, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42, 44

List of Goods

03	Shampoos, conditioners, hair styling sprays, hair styling gels, and hair styling pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or cloths impregnated with cosmetic preparations for exfoliation; hair and body treatments; cosmetics; bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, hair lotions; dentifrices; toiletries, eau de toilette, after shave lotion, after shave balm, shower and bath gel; cologne, after-shave, shaving cream, antiperspirant, deodorant, deodorant soap, soap for personal use, antibacterial cleansing soap, impregnated wipes for cleaning; hair care products, mousses; hair tinting, dyeing and coloring preparations; foundation, powder, concealer, blusher, eye shadow, eye liner, mascara, eyebrow pencil, lipstick, lip color, lip gloss, and lip base; nail care products, nail colour, nail base coat, nail drying preparations, nail top coat, nail savings preparations; skin care products, moisturising lotions and creams, astringents and cleansing creams, moisturising body wash, facial cleanser; preparations for the care and hygiene of the mouth, teeth, throat, gums and buccal cavity, rinsing preparations to prevent tartar and caries, tooth cleaning preparations, tooth care preparations, tooth powders, toothpastes, mouth washes, mouth sprays, tooth gels, fluor gels, fluor mouth washes, cleansing powders, tartar coloring tablets for personal use in disclosing tartar on the teeth; laundry additives in the nature of cleaning preparations to enhance wash; detergent for laundry, household and institutional use; antibacterial detergents and cleaning products; sudsing cleaner, cleanser and detergent, rinse agent for automatic dishwashers; sudsing detergent-cleanser for cleaning and disinfecting kitchens, bathrooms, household fixtures and hospital rooms and fixtures; preparations for non-washable clothing and fabrics; fabric softener; laundry cleaning preparations, bleach and pre-soak cleansing cloths.

05	Medicated skin care preparations; nutritional foods and supplements; vitamin and mineral supplements in liquid, tablet, powder, or capsule form; pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use; dietetic supplements; dietetic beverages and foods adapted for medical use; food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides; medicated skin cream, laxatives, prescription cardiomuscular pharmaceutical preparations, oral analgesic preparations.

09	Audio and video tapes, disc, and recordings; personal identification and business account cards; audio compact discs; video compact discs; read only memory compact discs; computer operating programmes; computer programmes; magnetic data media; optical data media; magnetic discs; magnetic encoded cards; interfaces for computers; teleprinters; television apparatus; telecommunication apparatus and instruments; facsimile machines; computers; computer keyboards; computer peripheral devices; printers for use with computers; modems; mouse; computer terminals; computer software and publications in electronic form supplied on-line from databases or from facilities provided on the Internet (including web sites); computer software and telecommunications apparatus (including modems) to enable connection to databases and the Internet; computer software to enable searching of data.

278/745

3/4/2014	Portfolio Report

16	Printed matter, products catalogues, brochures, and informational flyers; books and periodicals about human health and fitness, weight management, dietary supplements and foods, business opportunities, marketing plans, and personal achievement; writing instruments, stationery; non-fiction books, periodicals; publications; pamphlets; magazines; periodicals, publications; photographic prints; soft paper products; toilet paper; paper diapers; paper towels; paper handkerchiefs; paper tissues; paper napkins; cardboard and absorbent paper or paper like materials and/or cellulose; general household goods of paper; paper and cellulose and goods made from these materials; disposable diapers, disposable training pants, both made of paper and or cellulose; bathroom tissues; instructional and teaching material (except apparatus); plastic materials for packaging; containers for pens.

18	Tote bags, satchels, travel bags, bags all made of natural or synthetic materials; leather and imitations of leather, and goods made of these materials and not included in other classes; animal skins, hides; trunks; umbrellas, parasols and walking sticks; whips, harness and saddlery.

21	Tablet boxes, mixing implements; containers for powdered or loose food items, stirring instruments, mugs, drinking glasses and drinking containers; household or kitchen utensils and containers (not of precious metal or coated therewith); combs and sponges; brushes (except paint brushes); brush-making materials; articles for cleaning purposes; steelwool; unworked or semi-worked glass (except glass used in building); glassware, porcelain and earthenware not included in other classes.

25	Clothing, footwear, headgear.

28	Stuffed toys; games and playthings; gymnastic and sporting articles not included in other classes; decorations for Christmas trees.

29	Foods and snacks made from processed oils, fats, and nuts; dietary food supplements in powder, capsule, and tablet form made from processed oils, fats, and nuts, food drink mixes, dietary food supplements, foods and drinks; meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats.

30	Teas, powdered beverage mixes, beverages; coffee, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

31	Foods and snacks containing herbs, marine botanicals, fungi, tree bark, natural plants and flower, seeds, roots, and bulbs; agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds; foodstuffs for animals, malt.

32	Ready-to-drink, concentrated, or powdered non-alcoholic beverages, beverages; beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

35	Services to assist others with direct marketing, advertising, order processing; sale, business, advertising and promotional information services; telephone answering for unavailable subscribers; departmental store retail services, convenience store retail services, retailing and wholesaling services relating to pharmaceutical and sanitary preparations, dietetic substances, Chinese patent medicines, herbal preparations, dietary supplements, medicated confectionery, food for babies, material for stopping teeth, dental wax, non-alcoholic drinks, fruit juice, packaging materials (plastic or paper), snack foods, confectionery, clothing, umbrellas, bags, printed matters, CD-roms, toys, cosmetics, skin care preparations, slimming preparations, nutritional supplements, medicinal wine, health food, deer horns, deer horn extracts, ginseng, live animals, fresh fruits, meat, poultry, cooked fruits and vegetables, eggs, milk and milk products, tea, mineral water, wines and spirits; the bringing together for the benefit of others, of a variety of goods, enabling customers to conveniently view and purchase those goods from a general merchandise Internet web site; home shopping services relating to pharmaceutical preparations, sanitary preparations, dietetic substances and Chinese patent medicines provided by means of Internet; import and export agency services; public relations; organization of trade fairs; demonstration of goods and distribution of samples; compiling, arranging and publishing merchandise catalogues; mail order promotions; business services in support of new product introductions in the market place; marketing, including direct marketing, direct mail advertising; advertising by mail order, point of purchase; promotions; on-line advertising; direct selling on-line via a global computer network; sale promotions; business administration, layout and operation of the business in particular relating to marketing, advertising, personnel training and management of perfumery shops, cosmetic shops, dietitian shops and nutrition shops; franchising of perfumery, cosmetic, dietitian and nutrition shops and schools and provision of business, technical, craft and organisational know-how to perfumery, cosmetics, dietitian and nutrition shops and schools franchisees; consultation of franchisees and licensees on the design, layout and operation of the business, in particular with respect to marketing and advertising; advertising on beauty parlours; business counselling on beauty parlours; provision of information, advisory and consultancy services relating to all of the aforesaid services.

41	Educational and training programs related to weight management and human health and fitness; educational and training programs related to multi-level marketing and development of small businesses; educational and training programs related to dietitian and nutrition services; personnel training, personnel training in relation to lay out and operation of the business; health club services, health resorts; provision of information, advisory and consultancy services relating to all of the aforesaid services.

42	Internet and electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small businesses; scientific and technological services and research and design relating thereto, industrial analysis and research services; scientific and technological research relating to cosmetics, dietitian services and nutrition consultation services; legal services; pharmaceutical and medical research; development of dietitian preparations, nutrition preparations, cosmetic preparations and perfumes; provision of information, advisory and consultancy services relating to all of the aforesaid services.

44	Dietitian services; beauty consultation; nutrition consultation; cosmetic treatments; services of beauty shops; veterinary and agricultural services; hairdressing salons; hygienic, health care and beauty care services, beauty parlours; pharmaceutical consultation; pharmaceutical and medical expert evaluations; massage services; facial treatment services; body slimming; body massage; treatment of cosmetic disease, pigmented lesions, vascular lesions; skin tone and skin textural improvement services; medical services; provision of information, advisory and consultancy services relating to all of the aforesaid services.

Diary Dates:

Application Date	04-19-2004	Registration Date	10-27-2004

Next Renewal	04-18-2014

Trademark Hong Kong				TM1070HK00
SEAWARD

Status:	Registered/Granted

Application No.		Registration No.	199603057

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; perfumery, essential oils, cosmetics, hair lotions; dentifrices; personal hygiene preparations; powders, perfumes, colognes, toilet waters, body oils, body lotions, soaps, deodorants and after shave balms.

Diary Dates:

Application Date	11-26-1994	Registration Date	04-03-1996

Next Renewal	11-26-2015

279/745

3/4/2014	Portfolio Report

Trademark Hong Kong				TM1375HK00
THERMO-BOND

Status:	Registered/Granted

Application No.	301939753	Registration No.	301939753

Application Type:	Without Priority

Classes:	30

List of Goods

30	30: Dietary supplements containing fiber for weight-loss program

Diary Dates:

Application Date	06-08-2011	Registration Date	06-07-2011

Next Renewal	06-07-2021

Trademark Hong Kong				TM1025HK00
THERMOJETICS

Status:	Registered/Granted

Application No.		Registration No.	199508275

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cosmetics and body creams.

Diary Dates:

Application Date	02-24-1994	Registration Date	09-29-1995

Next Renewal	02-24-2015

Trademark Hong Kong				TM1025HK02
THERMOJETICS

Status:	Registered/Granted

Application No.		Registration No.	200110137

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereal, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder, mustard; vinegar, sauces (except salad dressings); spices, ice.

Diary Dates:

Application Date	09-20-2000	Registration Date	08-31-2001

Next Renewal	09-20-2017

Trademark Hong Kong				TM1025HK03
THERMOJETICS

Status:	Registered/Granted

Application No.		Registration No.	200110138

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters, non-alcoholic drinks; fruit drinks and fruit juices; syrups, preparations for making beverages.
Diary Dates:

Application Date	09-20-2000	Registration Date	08-31-2001

Next Renewal	09-20-2017

280/745

3/4/2014	Portfolio Report

Trademark Hong Kong				TM1110HK00
THERMOJETICS & Design

Status:	Registered/Granted

Application No.		Registration No.	199508274

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cosmetics and body creams.

Diary Dates:

Application Date	02-24-1994	Registration Date	09-29-1995

Next Renewal	02-24-2015

Trademark Hong Kong				TM1109HK00
THERMOJETICS in Chinese

Status:	Registered/Granted

Application No.		Registration No.	1999B10205

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices; hair shampoos, hair rinses, hair conditioners, skin cleansers, moisturizers, facial creams, body creams, shaving creams, suntan oils and suntan lotions; all included in Class 3.

Diary Dates:

Application Date	10-31-1994	Registration Date	08-19-1999

Next Renewal	10-31-2015

Trademark Hong Kong				TM1109HK01
THERMOJETICS in Chinese

Status:	Registered/Granted

Application No.		Registration No.	1999B10206

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and sanitary preparations; dietetic foods and beverages adapted for medical purposes; dietetic substances adapted for medical use; vitamin preparations; nutritional supplements for medical purposes and consisting of vitamins, minerals and protein, all in tablet, powder or liquid forms; all included in Class 5.

Diary Dates:

Application Date	10-31-1994	Registration Date	08-19-1999

Next Renewal	10-31-2015

281/745

3/4/2014	Portfolio Report

Trademark Hong Kong		TM1109HK02
THERMOJETICS in Chinese

Status:	Registered/Granted

Application No.		Registration No.	1999B12962

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereal, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder, mustard; vinegar, sauces (except salad dressings); spices; ice.

Diary Dates:

Application Date	10-31-1994	Registration Date	10-26-1999

Next Renewal	10-31-2015

Trademark Hong Kong				TM1109HK03
THERMOJETICS in Chinese

Status:	Registered/Granted

Application No.		Registration No.	1999B10322

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters, non-alcoholic drinks; fruit drinks and fruit juices; syrups, preparations for making beverages; all included in Class 32.

Diary Dates:

Application Date	10-31-1994	Registration Date	08-23-1999

Next Renewal	10-31-2015

Trademark Hong Kong				TM1027HK00
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	199910986AA

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30, 32

List of Goods

05	Nutritional supplements, vitamins, minerals, herbs, fiber, protein; all in tablet, liquid, capsule and powder forms; all for medical or nutritional purposes and included in Class 5.

30	Teas; all included in Class 30.

32	Powdered protein, amino acids, vitamins, minerals and herbs for making non-medicated beverages; all included in Class 32.

Diary Dates:

Application Date	03-17-1997	Registration Date	09-08-1999

Next Renewal	03-17-2024

Trademark Hong Kong				TM1527HK00
TRI-LEAF Design

Status:	Registered/Granted

Application No.	301939780	Registration No.	301939780

Application Type:	Without Priority

Diary Dates:

Application Date	06-08-2011	Registration Date	01-05-2012

Next Renewal	06-07-2021

282/745

3/4/2014	Portfolio Report

Trademark Hong Kong				TM1033HK00
TRI-SHIELD

Status:	Pending

Application No.	301309653

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Food supplements for non-medicinal purposes composed primarily of marine oils; nutritional foods supplements for non-medicinal purposes in powder, paste, capsule or liquid form, composed primarily of marine oils.

Diary Dates:

Application Date	03-23-2009

Trademark Hong Kong				TM1032HK30
XTRA-CAL

Status:	Registered/Granted

Application No.	301939744	Registration No.	301939744

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Tea, powdered beverage mixes; dietary supplements other than for medical use; coffee, cocoa, sugar, rice, tapioca, sago, artificial coffee, flour and preparations made from cereals, bread, pastry and confectionery.

Diary Dates:

Application Date	06-08-2011	Registration Date	06-08-2011

Next Renewal	06-07-2021

Trademark Hungary				TM1001HU00
HERBALIFE

Status:	Registered/Granted

Application No.	M9304679	Registration No.	140916

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 32

List of Goods

03	Shampoos, hair rinses, hair conditioners, skin cleaning products, antiperspirants, face creams, body care creams, shaving creams, suntanning oils and suntanning fluids.

05	Natural supplements and dietetic foods, containing vitamins, mineral substances, grasses, staples and protein, in tablet, powder or liquid form.

29	Foods containing minerals and proteins, for human consumption.

32	Fruit juices and fruit drinks, protein in powder form, amino-acids, vitamins, mineral substances and herbs for making beverages.

Diary Dates:

Application Date	10-06-1993	Registration Date	11-15-1996

Next Renewal	10-06-2023

283/745

3/4/2014	Portfolio Report

Trademark Hungary				TM1006HU00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	M9304680	Registration No.	140914

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 32

List of Goods

03	Shampoos, hair rinses, hair conditioners, skin cleaning products, antiperspirants, face creams, body care creams, shaving creams, suntanning oils and suntanning fluids.

05	Natural supplements and dietetic foods, containing vitamins, mineral substances, grasses, staples and protein, in tablet, powder or liquid form.

29	Foods, containing, minerals and proteins, for human consumption.

32	Fruit juices and fruit drinks, protein in powder form, amino-acids, vitamins, mineral substances and herbs for making beverages.

Diary Dates:

Application Date	10-06-1993	Registration Date	11-15-1996

Next Renewal	10-06-2023

Trademark Hungary				TM1025HU01
THERMOJETICS

Status:	Closed/Expired

Application No.	M9401601	Registration No.	145192

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30, 32

List of Goods

30	Drinks, namely tea.

32	Drinks (not for medical use), containing vitamins, mineral waters and herbs.

Diary Dates:

Application Date	03-23-1994	Registration Date	06-03-1997

Next Renewal	03-23-2014

Trademark Iceland				TM1471IS00
“24” graphic

Status:	Registered/Granted

Application No.	1596/2011	Registration No.	697/2011

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30, 32

List of Goods

05	Food supplements in the form of vitamin preparations.

30	Food supplements and dietetic substances, not for medical use.

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	06-15-2011	Registration Date	08-02-2011

Next Renewal	08-02-2021

Trademark Iceland				TM1472IS00
“24” graphic

Status:

Application Type:	Without Priority

284/745

3/4/2014	Portfolio Report

Trademark Iceland				TM1473IS00
“24” graphic

Status:	Pending

Application No.	1596/2011

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Diary Dates:

Application Date	06-15-2011

Trademark Iceland				TM1080IS00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	2699/1999	Registration No.	1144/1999

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30, 32

List of Goods

05

30

32

Diary Dates:

Application Date	09-15-1999	Registration Date	11-02-1999

Next Renewal	11-02-2019

Trademark Iceland				TM1363IS00
H30 PRO

Status:	Registered/Granted

Application No.	658/2011	Registration No.	374/2011

Application Type:	Without Priority

Classes:	32

List of Goods

32	32: Preparations for making non-alcoholic beverages

Diary Dates:

Application Date	03-04-2011	Registration Date	04-04-2011

Next Renewal	04-04-2021

Trademark Iceland				TM1001IS00
HERBALIFE

Status:	Registered/Granted

Application No.	487/1994	Registration No.	438/1995

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30	Tea.

32

Diary Dates:

Application Date	05-05-1994	Registration Date	04-25-1995

Next Renewal	04-25-2015

285/745

3/4/2014	Portfolio Report

Trademark Iceland				TM1006IS00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	486/1994	Registration No.	437/1995

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30	Tea.

32

Diary Dates:

Application Date	05-05-1994	Registration Date	04-25-1995

Next Renewal	04-25-2015

Trademark Iceland				TM1355IS00
HERBALIFELINE

Status:	Registered/Granted

Application No.	656/2011	Registration No.	641/2011

Application Type:	Without Priority

Classes:	05, 29

List of Goods

05	Food supplements for non-medicinal purposes.

29	Meat, fish, poultry and game; meat extracts; preserved, frozen, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats.

Diary Dates:

Application Date	03-04-2011	Registration Date	07-01-2011

Next Renewal	07-01-2021

Trademark Iceland				TM1356IS00
LIFTOFF

Status:	Registered/Granted

Application No.	653/2011	Registration No.	371/2011

Application Type:	Without Priority

Classes:	32

List of Goods

32	Effervescent powders and tablets for making non-alcoholic beverages, with the express exclusion of ready-made beverages

Diary Dates:

Application Date	03-04-2011	Registration Date	04-01-2011

Next Renewal	04-01-2021

286/745

3/4/2014	Portfolio Report

Trademark Iceland				TM1357IS00
NITEWORKS

Status:	Registered/Granted

Application No.	655/2011	Registration No.	373/2011

Application Type:	Without Priority

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages

Diary Dates:

Application Date	03-04-2011	Registration Date	04-01-2011

Next Renewal	04-01-2021

Trademark Iceland				TM1358IS00
NOURIFUSION

Status:	Registered/Granted

Application No.	654/2011	Registration No.	372/2011

Application Type:	Without Priority

Classes:	03

List of Goods

03	Creams, lotions, gels, washes, sprays, milks, and masks for the face and body

Diary Dates:

Application Date	03-04-2011	Registration Date	04-01-2501

Next Renewal	04-01-2511

Trademark Iceland				TM1362IS00
QUICKSPARK (word mark)

Status:	Registered/Granted

Application No.	659/2011	Registration No.	643/2011

Application Type:	Without Priority

Classes:	05

List of Goods

05	05: Food supplements for non-medicinal purposes

Diary Dates:

Application Date	03-04-2011	Registration Date	07-01-2011

Next Renewal	07-01-2021

Trademark Iceland				TM1036IS00
RADIANT C (stylized)

Status:	Registered/Granted

Application No.	4007/2000	Registration No.	363/2001

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	11-09-2000	Registration Date	03-30-2001

Next Renewal	03-30-2021

287/745

3/4/2014	Portfolio Report

Trademark Iceland				TM1598IS00
ROSEGUARD

Status:	Registered/Granted

Application No.	913/2013	Registration No.	707/2013

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30

List of Goods

05	Food supplements; food supplements including Herbs; vitamins or minerals; food supplements in tablet or capsule form including herbs, vitamins or minerals; nutritional supplements on the basis of herbs, vitamins or minerals.

30	Foodstuffs including herbs, vitamins, or minerals.

Diary Dates:

Application Date	04-03-2013	Registration Date	08-30-2013

Next Renewal	08-30-2023

Trademark Iceland				TM1042IS05
THERMO COMPLETE

Status:	Registered/Granted

Application No.	262/2013	Registration No.	341/2013

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements; additives for foodstuffs; dietetic substances.

Diary Dates:

Application Date	01-29-2013	Registration Date	04-30-2013

Next Renewal	04-30-2023

Trademark Iceland				TM1025IS00
THERMOJETICS

Status:	Registered/Granted

Application No.	2700/1999	Registration No.	1145/1999

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30, 32

List of Goods

05

30

32

Diary Dates:

Application Date	09-15-1999	Registration Date	11-02-1999

Next Renewal	11-02-2019

288/745

3/4/2014	Portfolio Report

Trademark Iceland				TM1359IS00
TRI-LEAF device

Status:	Registered/Granted

Application No.	652/2011	Registration No.	649/2011

Application Type:	Without Priority

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03

05	Food supplements in the form of vitamin preparations, composed also of herbs and minerals.

29

30	Preparations for making herbal teas; food supplements and dietetic substances composed of herbs, minerals, and vitamins, not for medical use.

32

35	03: Creams, lotions, gels, washes, sprays, milks, and masks for the face and body; soaps; fragrances 05: Food supplements and dietetic substances composed of herbs' minerals, and vitamins 29: Snack foods made primarily of protein; soup mixes; powdered meal replacement foods composed of protein, vitamins, and minerals 30: Preparations for making herbal teas 32: Preparations for making non-alcoholic beverages 31: Retail services, namelu selling and marketing of products through direct or network sales

Diary Dates:

Application Date	03-04-2011	Registration Date	08-02-2011

Next Renewal	08-02-2021

Trademark Iceland				TM1361IS00
XTRA-CAK (word mark) XTRA-CAL

Status:	Registered/Granted

Application No.	657/2011	Registration No.	642/2011

Application Type:	Without Priority

Diary Dates:

Application Date	03-04-2011	Registration Date	07-01-2011

Next Renewal	07-01-2021

Trademark Iceland				TM1360IS00
XTRA-CAL

Status:	Registered/Granted

Application No.	657/2011	Registration No.	642/2011

Application Type:	Without Priority

Classes:	05, 29

List of Goods

05	Food supplements for non-medicinal purposes.

29	Food supplements for non-medicinal purposes.

Diary Dates:

Application Date	03-04-2011	Registration Date	07-01-2011

Next Renewal	07-01-2021

Trademark Iceland				TM1478IS00
XTRA-CAL, cls. 5, 29

Status:	Registered/Granted

Application No.	657/2011	Registration No.	642/2011

Application Type:	Without Priority

Classes:	05, 29

List of Goods

05	Food supplements for non-medicinal purposes.

29	Food supplements for non-medicinal purposes.

Diary Dates:

Application Date	03-04-2011	Registration Date	07-01-2011

Next Renewal	07-01-2021

289/745

3/4/2014	Portfolio Report

Trademark India				TM1100IN00
AFRESH

Status:	Abandoned

Application No.	1354148

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	04-28-2005

Trademark India				TM1068IN00
DERMAJETICS

Status:	Closed

Application No.	644099	Registration No.	644099

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely, cleansers, moisturizers, toners, astringents, facial masks, facial creams, eye creams, body creams, body lotions, bath oils, bath gels.

Diary Dates:

Application Date	10-26-1994	Registration Date	10-26-1994

Trademark India				TM1080IN01
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	637827	Registration No.	637827

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein all in tablet, powder, capsule or liquid form.

Diary Dates:

Application Date	08-23-1994	Registration Date	12-31-2002

Next Renewal	08-23-2018

Trademark India				TM1080IN02
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	637833	Registration No.	637833

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbal food beverages.

Diary Dates:

Application Date	08-23-1994	Registration Date	02-28-2003

Next Renewal	08-23-2018

290/745

3/4/2014	Portfolio Report

Trademark India				TM1080IN00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	637834	Registration No.	637834

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	08-23-1994	Registration Date	09-24-2008

Next Renewal	08-23-2014

Trademark India				TM1001IN00
HERBALIFE

Status:	Registered/Granted

Application No.	591137	Registration No.	591137

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements consisting of vitamins, minerals, herbs and protein all in tablet, powder or liquid form.

Diary Dates:

Application Date	02-18-1993	Registration Date	10-31-2002

Next Renewal	02-18-2017

Trademark India				TM1001IN01
HERBALIFE

Status:	Registered/Granted

Application No.	637826	Registration No.	637826

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	08-23-1994	Registration Date	08-23-1994

Next Renewal	08-23-2014

291/745

3/4/2014	Portfolio Report

Trademark India				TM1001IN02
HERBALIFE

Status:	Published

Application No.	591135

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	02-18-1993

Trademark India				TM1001IN03
HERBALIFE

Status:	Pending

Application No.	637825

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	08-23-1994

Trademark India				TM1006IN01
HERBALIFE & Design

Status:	Registered/Granted

Application No.	591136	Registration No.	591136

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	02-18-1993	Registration Date	02-18-1993

Next Renewal	02-18-2017

Trademark India				TM1006IN00
HERBALIFE & Design

Status:	Pending

Application No.	591138

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	02-18-1993

292/745

3/4/2014	Portfolio Report

Trademark India				TM1548IN00
HERBALIFE AQUA with device

Status:	Pending

Application No.	2517036

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoos, conditioners and hair styling products.

Diary Dates:

Application Date	04-22-2013

Trademark India				TM1029IN00
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Registered/Granted

Application No.	1319333	Registration No.	1319333

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Providing educational services through the exchange of news and information in the fields of health, nutrition, fitness, multi-level marketing and development of small services included in Class 41.

Diary Dates:

Application Date	11-05-2004	Registration Date	12-28-2007

Next Renewal	11-05-2014

Trademark India				TM1020IN00
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.	1319332	Registration No.	1319332

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Providing educational services through the exchange of news and information in the fields of health, nutrition, fitness, multi-level marketing and development of small services included in Class 41.

Diary Dates:

Application Date	11-05-2004	Registration Date	07-17-2008

Next Renewal	11-05-2014

Trademark India				TM1544IN00
LIFTOFF

Status:	Registered

Application No.	2153774

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Effervescent powders and tablets for making non-alcoholic beverages, with the express exclusion of ready-made beverages.

Diary Dates:

Application Date	06-02-2011

293/745

3/4/2014	Portfolio Report

Trademark India				TM1545IN00
NITEWORKS

Status:	Registered

Application No.	2153775

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	06-02-2011

Trademark India				TM1021IN00
NOURIFUSION

Status:	Registered/Granted

Application No.	1511033	Registration No.	1511033

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, lotions, gels, masks, milks, washes and sprays for the face and body included in class 03.

Diary Dates:

Application Date	12-07-2006	Registration Date	12-07-2006

Next Renewal	12-07-2016

Trademark India				TM1038IN03
Ring of Leaves device

Status:	Registered/Granted

Application No.	1319334	Registration No.	1319334

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and weight-loss supplements, nutritional drink mixes for use as a meal replacement.

Diary Dates:

Application Date	11-05-2004	Registration Date	11-05-2004

Next Renewal	11-05-2014

294/745

3/4/2014	Portfolio Report

Trademark India				TM1038IN04
Ring of Leaves device

Status:	Registered/Granted

Application No.	1319335	Registration No.	1319335

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Processed nuts, soups, soup mixes, protein-based snack foods, soy-based snack foods, fruit and vegetable based snack foods, powdered soy-based protein food beverage mixes, soy-based food beverages used as a milk substitute in Class 29.

Diary Dates:

Application Date	11-05-2004	Registration Date	11-07-2005

Next Renewal	11-05-2014

Trademark India				TM1038IN01
Ring of Leaves device

Status:	Registered/Granted

Application No.	1319337	Registration No.	1319337

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages, fruit juice, vegetable juice.

Diary Dates:

Application Date	11-05-2004	Registration Date	02-02-2006

Next Renewal	11-05-2014

Trademark India				TM1038IN02
Ring of Leaves device

Status:	Registered/Granted

Application No.	1319338	Registration No.	1319338

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	42

List of Goods

42	Weight-management regimen program featuring structured weight loss, weight management, diet, wellness planning and maintenance through the use of diet, nutrition, and exercise for lifestyle change.

Diary Dates:

Application Date	11-05-2004	Registration Date	11-07-2005

Next Renewal	11-05-2014

Trademark India				TM1038IN00
Ring of Leaves device

Status:	Registered/Granted

Application No.	1319336	Registration No.	1319336

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Teas, herbal food beverages, non-alcoholic effervescent beverages.

Diary Dates:

Application Date	11-05-2004	Registration Date	11-07-2005

Next Renewal	11-05-2014

295/745

3/4/2014	Portfolio Report

Trademark India				TM1040IN02
SHAPEWORKS

Status:	Registered/Granted

Application No.	1317560	Registration No.	1317560

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional, dietary and weight-loss supplements, nutritional drink mixes for use as a meal replacement.

Diary Dates:

Application Date	10-27-2004	Registration Date	03-28-2006

Next Renewal	10-27-2014

Trademark India				TM1040IN03
SHAPEWORKS

Status:	Registered/Granted

Application No.	1317561	Registration No.	1317561

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Processed nuts, soups, soup mixes, protein-based snack foods, powdered soy-based protein food beverage mixes, soy-based food beverages used as a milk substitute.

Diary Dates:

Application Date	10-27-2004	Registration Date	02-21-2008

Next Renewal	10-27-2014

Trademark India				TM1040IN01
SHAPEWORKS

Status:	Registered/Granted

Application No.	1317564	Registration No.	1317564

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	42

List of Goods

42	Weight-management regimen program featuring structured weight loss, weight management, diet wellness planning and maintenance through the use of diet, nutrition and exercise for lifestyle change.

Diary Dates:

Application Date	10-27-2004	Registration Date	03-17-2006

Next Renewal	10-27-2014

Trademark India				TM1040IN00
SHAPEWORKS

Status:	Registered/Granted

Application No.	1317563	Registration No.	1317563

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powdered protein, amino acids, vitamins, minerals and herbs, fruit juice, vegetable juice.

Diary Dates:

Application Date	10-27-2004	Registration Date	03-28-2006

Next Renewal	10-27-2014

296/745

3/4/2014	Portfolio Report

Trademark India				TM1040IN04
SHAPEWORKS

Status:	Registered/Granted

Application No.	1317562	Registration No.	1317562

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Teas, herbal food beverages, non-alcoholic effervescent beverages included in Class 30.

Diary Dates:

Application Date	10-27-2004	Registration Date	03-28-2006

Next Renewal	10-27-2014

Trademark India				TM1025IN00
THERMOJETICS

Status:	Registered/Granted

Application No.	637828	Registration No.	637828

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	08-23-1994	Registration Date	08-23-1994

Next Renewal	08-23-2018

Trademark India				TM1025IN02
THERMOJETICS

Status:	Registered/Granted

Application No.	637832	Registration No.	637832

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	08-23-1994	Registration Date	08-23-1994

Next Renewal	08-23-2018

297/745

3/4/2014	Portfolio Report

Trademark India				TM1025IN01
THERMOJETICS

Status:	Registered/Granted

Application No.	637830	Registration No.	637830

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	08-23-1994	Registration Date	08-23-1994

Next Renewal	08-23-2018

Trademark India				TM1543IN00
Tri-leaf device

Status:	Registered

Application No.	2153771

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Retail services, namely selling and marketing of products through direct or network sales.

Diary Dates:

Application Date	06-02-2011

Trademark India				TM1533IN03
TRI-LEAF device

Status:	Pending

Application No.	2153766

Application Type:	Without Priority

Classes:	03

List of Goods

03

Trademark India				TM1533IN05
TRI-LEAF device

Status:	Registered

Application No.	2153767

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements and dietetic substances composed of herbs, minerals and vitamins.

Trademark India				TM1533IN29
TRI-LEAF device

Status:

Application Type:	Without Priority

Classes:	05

List of Goods

05

298/745

3/4/2014	Portfolio Report

Trademark India				TM1533IN30
TRI-LEAF device

Status:	Pending

Application No.	2153769

Application Type:	Without Priority

Classes:	30

Trademark India				TM1533IN32
TRI-LEAF device

Status:	Registered

Application No.	2153770

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	06-02-2011

Trademark India				TM1621IN05
XTRA-CAL

Status:	Pending

Application No.	2153777

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements for non-medicinal purposes.

Diary Dates:

Application Date	06-02-2011

Trademark Indonesia				TM1031ID00
CELL-U-LOSS

Status:	Registered/Granted

Application No.		Registration No.	450313

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements.

Diary Dates:

Application Date	12-30-1998	Registration Date	07-14-2000

Next Renewal	12-30-2018

299/745

3/4/2014	Portfolio Report

Trademark Indonesia				TM1080ID00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.		Registration No.	IDM000068425

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fibers and protein, all in tablet, powder, capsule or liquid form.

Diary Dates:

Application Date	10-13-1994	Registration Date	01-24-1996

Next Renewal	10-13-2014

Trademark Indonesia				TM1080ID01
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.		Registration No.	IDM000032520

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Powdered protein for human consumption.

Diary Dates:

Application Date	03-20-1995	Registration Date	03-07-1996

Next Renewal	03-20-2015

Trademark Indonesia				TM1080ID02
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.		Registration No.	IDM000158816

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbal teas.

Diary Dates:

Application Date	01-19-1995	Registration Date	03-08-1996

Next Renewal	01-19-2015

Trademark Indonesia				TM1080ID03
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.		Registration No.	IDM000158818

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Minerals and herbs for making beverages.

Diary Dates:

Application Date	01-19-1995	Registration Date	02-12-1996

Next Renewal	01-19-2015

300/745

3/4/2014	Portfolio Report

Trademark Indonesia				TM1001ID00
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	IDM000100886

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cosmetics, essential perfumes, perfumery, soaps, hair lotions, dentifrices; substances for hair care and skin care; substances for cleansing and conditioning; substances for laundry use, cleaning, polishing, scouring and abrasive preparations.

Diary Dates:

Application Date	02-03-1995	Registration Date	02-12-1996

Next Renewal	02-03-2015

Trademark Indonesia				TM1001ID01
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	IDM000100888

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Food extracts, namely meat, fish, poultry and game; preserved, dried and cooked fruits and vegetables; jam, sweets, eggs, milk and milk products; edible oils and fats; canned vegetables and fruits; pickle.

Diary Dates:

Application Date	02-03-1995	Registration Date	04-19-1996

Next Renewal	02-03-2015

Trademark Indonesia				TM1001ID02
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	IDM000100889

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Additional substances for foods, soups, vegetable extracts.

Diary Dates:

Application Date	02-03-1995	Registration Date	02-16-1996

Next Renewal	02-03-2015

301/745

3/4/2014	Portfolio Report

Trademark Indonesia				TM1001ID03
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	IDM000100887

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceuticals, vitamins, minerals, (substances for) food supplements, proteins, medicated spices, dietetic foods, medicine and health care supplements, including tablets, liquids, capsules and powders; essential spices, medicated soaps, pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, baby food; plasters and material for bandaging; material for stopping teeth, dental wax, disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	02-03-1995	Registration Date	03-01-1996

Next Renewal	02-03-2015

Trademark Indonesia				TM1534ID03
HERBALIFE AQUA

Status:	Pending

Application No.	D00.2013.015638

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoo, conditioners and hair styling products.

Diary Dates:

Application Date	04-05-2013

Trademark Indonesia				TM1029ID00
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Registered/Granted

Application No.		Registration No.	IDM000114540

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Providing educational services through the exchange of news and information in the fields of health, nutrition, fitness, multi-level marketing and development of small business.

Diary Dates:

Application Date	06-19-2005	Registration Date	06-19-2005

Next Renewal	06-19-2015

Trademark Indonesia				TM1020ID00
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.	J00.2004.36675.37090	Registration No.	IDM000114539

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Providing educational services through the exchange of news and information in the fields of health, nutrition, fitness, multi-level marketing and development of small businesses.

Diary Dates:

Application Date	12-15-2004	Registration Date	07-19-2005

Next Renewal	07-19-2015

302/745

3/4/2014	Portfolio Report

Trademark Indonesia				TM1016ID00
HERBALIFELINE

Status:	Registered/Granted

Application No.	D00.2007.038483	Registration No.	IDM000289116

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	05 Nutritional supplements in tablet, capsule, or powder form, composed mainly of fish oils and vitamins.

Diary Dates:

Application Date	11-21-2007	Registration Date	01-17-2011

Next Renewal	11-21-2017

Trademark Indonesia				TM1049ID00
LIFTOFF

Status:	Registered/Granted

Application No.	D00.2006.041674	Registration No.	IDM000303096

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	12-20-2006	Registration Date	12-20-2006

Next Renewal	12-20-2016

Trademark Indonesia				TM1081ID00
LIPO-BOND

Status:	Registered/Granted

Application No.		Registration No.	IDM000205644

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements.

Diary Dates:

Application Date	12-30-1998	Registration Date	07-14-2000

Next Renewal	12-30-2018

303/745

3/4/2014	Portfolio Report

Trademark Indonesia				TM1333ID00
NITEWORKS

Status:	Registered/Granted

Application No.	D00 2011.027533	Registration No.	IDM000392318

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements.

Diary Dates:

Application Date	07-13-2011	Registration Date	07-13-2011

Next Renewal	07-13-2021

Trademark Indonesia				TM1021ID00
NOURIFUSION

Status:	Registered/Granted

Application No.	D00.2007.018874	Registration No.	IDM000186011

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Lotions, gels, creams, masks, milks and sprays for the skin of the face and body.

Diary Dates:

Application Date	06-13-2007	Registration Date	11-20-2008

Next Renewal	06-13-2017

Trademark Indonesia				TM1072ID00
OCEAN CURRENTS

Status:	Registered/Granted

Application No.		Registration No.	516894

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely body lotion, body soap, body powder, bath oil and bath gel.

Diary Dates:

Application Date	08-23-2001	Registration Date	10-14-2002

Next Renewal	08-23-2011

Trademark Indonesia				TM1025ID00
THERMOJETICS

Status:	Registered/Granted

Application No.		Registration No.	IDM000068426

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fibers and protein, all in tablet, powder, capsule or liquid form.

Diary Dates:

Application Date	10-13-1994	Registration Date	10-13-1994

Next Renewal	10-13-2014

304/745

3/4/2014	Portfolio Report

Trademark Indonesia				TM1025ID01
THERMOJETICS

Status:	Registered/Granted

Application No.		Registration No.	IDM000158817

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbal teas.

Diary Dates:

Application Date	01-19-1995	Registration Date	02-12-1996

Next Renewal	01-19-2015

Trademark Indonesia				TM1025ID02
THERMOJETICS

Status:	Registered/Granted

Application No.		Registration No.	IDM000158815

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Minerals and herbs for making beverages.

Diary Dates:

Application Date	01-19-1995	Registration Date	03-08-1996

Next Renewal	01-19-2015

Trademark Indonesia				TM1027ID00
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	IDM000072089

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair care products, namely shampoos, rinses and conditioners; skin care products, namely cleansers, moisturizers, toners, astringents, facial cream, eye creams, body creams, body lotions, shaving creams, suntan oils and suntan lotions.

Diary Dates:

Application Date	10-13-1994	Registration Date	12-18-1995

Next Renewal	10-13-2014

Trademark Indonesia				TM1027ID01
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	IDM000068424

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fibers and protein, all in tablet, powder, capsule or liquid form.

Diary Dates:

Application Date	10-13-1994	Registration Date	01-24-1996

Next Renewal	10-13-2014

305/745

3/4/2014	Portfolio Report

Trademark Indonesia				TM1027ID02
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	353628

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Minerals and herbs for making beverages.

Diary Dates:

Application Date	01-19-1995	Registration Date	02-12-1996

Next Renewal	01-19-2015

Trademark Indonesia				TM1027ID04
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	IDM000032521

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Powdered protein for human consumption.

Diary Dates:

Application Date	03-20-1995	Registration Date	04-19-1996

Next Renewal	03-20-2015

Trademark Indonesia				TM1027ID03
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	IDM000100894

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbal teas.

Diary Dates:

Application Date	01-19-1995	Registration Date	02-23-1996

Next Renewal	01-19-2015

306/745

3/4/2014	Portfolio Report

Trademark Indonesia				TM1033ID00
TRI-SHIELD

Status:	Pending

Application No.	D00.2007.038484

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	11-21-2007

Trademark Ireland				TM1031IE00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	111467	Registration No.	111467

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations, herbs for medical use, medicinal linseed and analgesic preparations.

Diary Dates:

Application Date	06-30-1983	Registration Date	06-30-1983

Next Renewal	06-29-2014

Trademark Ireland				TM1001IE00
HERBALIFE

Status:	Registered/Granted

Application No.	109924	Registration No.	109924

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoos, lotions, rinses and conditioners for the hair; cleansers, moisturizers, toners, creams, ointments, gels and lotions for the skin; all of the foregoing goods containing herbs or herbal products.

Diary Dates:

Application Date	04-26-1983	Registration Date	04-26-1983

Next Renewal	04-25-2014

Trademark Ireland				TM1001IE01
HERBALIFE

Status:	Registered/Granted

Application No.	109925	Registration No.	109925

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations, herbs for medical use, medicinal linseed and analgesic preparations.

Diary Dates:

Application Date	04-26-1983	Registration Date	04-26-1983

Next Renewal	04-25-2014

307/745

3/4/2014	Portfolio Report

Trademark Ireland				TM1001IE02
HERBALIFE

Status:	Registered/Granted

Application No.	109926	Registration No.	109926

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Protein preparations, herbal preparations as food supplements, soups; all of the foregoing goods containing herbs or herbal products.

Diary Dates:

Application Date	04-26-1983	Registration Date	04-26-1983

Next Renewal	04-25-2014

Trademark Israel				TM1430IL00
“24” graphic

Status:	Published

Application No.	238411	Registration No.	238411

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 32

List of Goods

29	Powders for making dairy-based food beverages and shakes, powdered preparations for making milk beverages, food supplements; all included in Class 29.

32	Preparations for making non-alcoholic drinks; all included in class 32.

Diary Dates:

Application Date	06-15-2011	Registration Date	04-06-2013

Next Renewal	06-15-2021

Trademark Israel				TM1047IL00
AROMAVIE

Status:	Registered/Granted

Application No.	95563	Registration No.	95563

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Moisturizers, body oils, body lotions, massage oils, bath oils, bath gels, bath salts, shower gels and soaps; potpourri and sachets; all included in class 3.

Diary Dates:

Application Date	11-17-1994	Registration Date	06-02-1996

Next Renewal	11-17-2015

308/745

3/4/2014	Portfolio Report

Trademark Israel			TM1047IL01
AROMAVIE

Status:	Registered/Granted

Application No.	95564	Registration No.	95564

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	04

List of Goods

04	Candles included in class 4.

Diary Dates:

Application Date	11-17-1994	Registration Date	06-02-1996

Next Renewal	11-17-2015

Trademark Israel			TM1222IL00
CELL-U-LOSS ???-??-??

Status:	Registered/Granted

Application No.	67432	Registration No.	67432

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Herbal compositions enriched with vitamin C and minerals in the form of tablets for use in reducing the appearance of cellulite.

Diary Dates:

Application Date	10-06-1987	Registration Date	09-13-1992

Next Renewal	10-06-2022

Trademark Israel			TM1068IL00
DERMAJETICS

Status:	Closed/Registered

Application No.	94246	Registration No.	94246

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely, cleansers, moisturizers, toners, astringents, facial masks, facial and body scrubs, facial creams, eye creams, body creams, body oils, body lotions, body skin toners, bath oils and bath gels; all included in class 3.

Diary Dates:

Application Date	08-18-1994	Registration Date	05-01-1996

Trademark Israel			TM1030IL00
DINOMINS

Status:	Registered/Granted

Application No.	106877	Registration No.	106877

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Chewable vitamin and mineral supplements, all included in class 5.

Diary Dates:

Application Date	08-07-1996	Registration Date	10-07-1997

Next Renewal	08-07-2017

309/745

3/4/2014	Portfolio Report

Trademark Israel				TM1083IL00
H3O PRO

Status:	Registered/Granted

Application No.	209350	Registration No.	209350

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages, all included in class 32.

Diary Dates:

Application Date	03-09-2008	Registration Date	02-07-2010

Next Renewal	03-09-2018

Trademark Israel				TM1225IL00
HERBALIFE ???????

Status:	Registered/Granted

Application No.	67434	Registration No.	67434

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Lecithin and vitamin B6 tablets, powdered amino acids, multivitamin and mineral tablets and fatty acid capsules, all included in class 5.

Diary Dates:

Application Date	10-06-1987	Registration Date	11-18-1992

Next Renewal	10-06-2022

Trademark Israel				TM1225IL01
HERBALIFE ???????

Status:	Registered/Granted

Application No.	67430	Registration No.	67430

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair shampoos, rinses, conditioners, skin cleansers, and moisturizers; and facial creams included in class 3.

Diary Dates:

Application Date	10-06-1987	Registration Date	11-25-1992

Next Renewal	10-06-2022

Trademark Israel				TM1006IL00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	71386	Registration No.	71386

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietetic food for medical use in the form of powders and tablets.

Diary Dates:

Application Date	01-24-1989	Registration Date	12-20-1993

Next Renewal	01-24-2024

310/745

3/4/2014	Portfolio Report

Trademark Israel				TM1227IL00
HERBALIFE N.R.G. .?? .?? .?? ???????

Status:	Registered/Granted

Application No.	67433	Registration No.	67433

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements of vitamins, minerals and herbs all in tablet, powder or liquid form.

Diary Dates:

Application Date	10-06-1987	Registration Date	04-06-1995

Next Renewal	10-06-2022

Trademark Israel				TM1641IL05
HERBALIFELINE

Status:	Registered/Granted

		Registration No.	245561

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements in tablet, capsule, or powder form, composed primarily of oils and vitamins; all included in Class 5.

Diary Dates:

Registration Date	04-01-2012

Next Renewal	04-01-2022

Trademark Israel				TM1066IL00
LUSCIOUS

Status:	Registered/Granted

Application No.	96354	Registration No.	96354

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Perfumes and colognes sold through a network of independent distributors; all included in class 3.

Diary Dates:

Application Date	12-30-1994	Registration Date	03-08-1999

Next Renewal	12-30-2015

311/745

3/4/2014	Portfolio Report

Trademark Israel				TM1062IL00
NATURE’S MIRROR

Status:	Registered/Granted

Application No.	110433	Registration No.	110433

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely cleansers, moisturizers, facial creams and toners; all included in class 3.

Diary Dates:

Application Date	02-16-1997	Registration Date	06-05-1998

Next Renewal	02-16-2018

Trademark Israel				TM1021IL00
NOURIFUSION

Status:	Registered/Granted

Application No.	179889	Registration No.	179889

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, gels, lotions, washes, masks, and milks for use on the face and body; all included in class 3.

Diary Dates:

Application Date	04-14-2005	Registration Date	07-06-2006

Next Renewal	04-14-2015

Trademark Israel				TM1021IL01
NOURIFUSION

Status:	Registered/Granted

Application No.	179890	Registration No.	179890

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Dietary and nutritional supplement for non-medicinal health purposes; all included in class 30.

Diary Dates:

Application Date	04-14-2005	Registration Date	07-06-2006

Next Renewal	04-14-2015

Trademark Israel				TM1072IL00
OCEAN CURRENTS

Status:	Registered/Granted

Application No.	94248	Registration No.	94248

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely, cleansers, moisturizers, toners, astringents, facial masks, facial and body scrubs, facial creams, eye creams, body creams, body oils, body lotions, body skin toners, bath oils and bath gels; all included in class 3.

Diary Dates:

Application Date	08-18-1994	Registration Date	05-01-1996

Next Renewal	08-18-2015

312/745

3/4/2014	Portfolio Report

Trademark Israel				TM1063IL00
PINSTRIPE

Status:	Registered/Granted

Application No.	94249	Registration No.	94249

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Powders, perfumes, colognes, toilet waters, body oils, body lotions, body creams, bath oils, soaps, deodorants, after shave creams and after shave balms, all included in class 3.

Diary Dates:

Application Date	08-18-1994	Registration Date	12-04-1997

Next Renewal	08-18-2015

Trademark Israel				TM1524IL00
QUICKSPARK

Status:	Registered/Granted

Application No.	232273	Registration No.	232273

Application Type:	Without Priority

Diary Dates:

Application Date	08-23-2010	Registration Date	01-01-2012

Next Renewal	08-23-2020

Trademark Israel				TM1037IL00
RADIANT C

Status:	Registered/Granted

Application No.	197804	Registration No.	197804

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely, facial creams, facial cleansers, lotions, moisturizers and toners; all included in class 3.

Diary Dates:

Application Date	02-15-2007	Registration Date	08-06-2008

Next Renewal	02-15-2017

Trademark Israel				TM1036IL00
RADIANT C (stylized)

Status:	Registered/Granted

Application No.	139985	Registration No.	139985

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely, facial creams, facial cleansers, lotions, moisturizers and toners; all included in class 3.

Diary Dates:

Application Date	07-14-2000	Registration Date	12-04-2001

Next Renewal	07-14-2021

313/745

3/4/2014	Portfolio Report

Trademark Israel				TM1038IL00
Ring of Leaves device

Status:	Registered/Granted

Application No.	177019	Registration No.	177019

Application Type:	Without Priority

Applicant:	Herbalife International of America, Inc.

Classes:	05

List of Goods

05	Nutritional, dietary, and weight-loss supplements; nutritional drink mixes for use as a meal replacement, all included in Class 5.

Diary Dates:

Application Date	12-19-2004	Registration Date	01-05-2006

Next Renewal	12-19-2014

Trademark Israel				TM1038IL01
Ring of Leaves device

Status:	Registered/Granted

Application No.	177020	Registration No.	177020

Application Type:	Without Priority

Applicant:	Herbalife International of America, Inc.

Classes:	29

List of Goods

29	Processed nuts; soups; soup mixes; protein-based snack foods; soy-based snack foods; fruit and vegetable-based snack foods; powdered soy-based protein food beverage mixes; soy-based food beverages used as a milk substitute, all included in Class 29.

Diary Dates:

Application Date	12-19-2004	Registration Date	01-05-2006

Next Renewal	12-19-2014

Trademark Israel				TM1038IL02
Ring of Leaves device

Status:	Registered/Granted

Application No.	177021	Registration No.	177021

Application Type:	Without Priority

Applicant:	Herbalife International of America, Inc.

Classes:	30

List of Goods

30	Teas; herbal food beverages; non-alcoholic effervescent beverages, all included in Class 30.

Diary Dates:

Application Date	12-19-2004	Registration Date	01-05-2006

Next Renewal	12-19-2014

314/745

3/4/2014	Portfolio Report

Trademark Israel				TM1038IL03
Ring of Leaves device

Status:	Registered/Granted

Application No.	177022	Registration No.	177022

Application Type:	Without Priority

Applicant:	Herbalife International of America, Inc.

Classes:	32

List of Goods

32	Beverages containing powdered protein, amino acids, vitamins, minerals and herbs; fruit juice; vegetable juice; all included in Class 32.

Diary Dates:

Application Date	12-19-2004	Registration Date	05-07-2006

Next Renewal	12-19-2014

Trademark Israel				TM1038IL04
Ring of Leaves device

Status:	Registered/Granted

Application No.	177023	Registration No.	177023

Application Type:	Without Priority

Applicant:	Herbalife International of America, Inc.

Classes:	44

List of Goods

44	Planning and supervision of weight management regimen program featuring structured weight loss, weight management, diet, wellness planning and maintenance through the use of diet, nutrition, and exercise for lifestyle change; all included in Class 44.

Diary Dates:

Application Date	12-19-2004	Registration Date	05-07-2006

Next Renewal	12-19-2014

Trademark Israel				TM1070IL00
SEAWARD

Status:	Registered/Granted

Application No.	95565	Registration No.	95565

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Powders, perfumes, colognes, toilet waters, body oils, body lotions, soaps, deodorants and after shave balms; all included in class 3.

Diary Dates:

Application Date	11-17-1994	Registration Date	05-01-1996

Next Renewal	11-17-2015

Trademark Israel				TM1040IL03
SHAPEWORKS

Status:	Registered/Granted

Application No.	177011	Registration No.	177011

Application Type:	Without Priority

Applicant:	Herbalife International of America, Inc.

Classes:	05

List of Goods

05	Nutritional, dietary, and weight-loss supplements; nutritional drink mixes for use as a meal replacement, all included in Class 5.

Diary Dates:

Application Date	12-19-2004	Registration Date	01-05-2006

Next Renewal	12-19-2014

315/745

3/4/2014	Portfolio Report

Trademark Israel				TM1040IL02
SHAPEWORKS

Status:	Registered/Granted

Application No.	177018	Registration No.	177018

Application Type:	Without Priority

Applicant:	Herbalife International of America, Inc.

Classes:	44

List of Goods

44	Planning and supervision of weight management regimen program featuring structured weight loss, weight management, diet, wellness planning and maintenance through the use of diet, nutrition, and exercise for lifestyle change; all included in Class 44.

Diary Dates:

Application Date	12-19-2004	Registration Date	05-07-2006

Next Renewal	12-19-2014

Trademark Israel				TM1040IL04
SHAPEWORKS

Status:	Registered/Granted

Application No.	177013	Registration No.	177013

Application Type:	Without Priority

Applicant:	Herbalife International of America, Inc.

Classes:	29

List of Goods

29	Processed nuts; soups; soup mixes; protein-based snack foods; soy-based snack foods; fruit and vegetable-based snack foods; powdered soy-based protein food beverage mixes; soy-based food beverages used as a milk substitute, all included in Class 29.

Diary Dates:

Application Date	12-19-2004	Registration Date	01-05-2006

Next Renewal	12-19-2014

Trademark Israel				TM1040IL00
SHAPEWORKS

Status:	Registered/Granted

Application No.	177016	Registration No.	177016

Application Type:	Without Priority

Applicant:	Herbalife International of America, Inc.

Classes:	30

List of Goods

30	Teas; herbal food beverages; non-alcoholic effervescent beverages, all included in Class 30.

Diary Dates:

Application Date	12-19-2004	Registration Date	01-05-2006

Next Renewal	12-19-2014

Trademark Israel				TM1040IL01
SHAPEWORKS

Status:	Registered/Granted

Application No.	177017	Registration No.	177017

Application Type:	Without Priority

Applicant:	Herbalife International of America, Inc.

Classes:	32

List of Goods

32	Beverages containing powdered protein, amino acids, vitamins, minerals and herbs; fruit juice; vegetable juice; all included in class 32.

Diary Dates:

Application Date	12-19-2004	Registration Date	05-07-2006

Next Renewal	12-19-2014

316/745

3/4/2014	Portfolio Report

Trademark Israel				TM1007IL00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	155855	Registration No.	155855

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Facial creams and moisturizers; all included in class 3.

Diary Dates:

Application Date	03-13-2002	Registration Date	12-04-2003

Next Renewal	03-13-2022

Trademark Israel				TM1042IL05
THERMO COMPLETE

Status:	Registered

Application No.	252581	Registration No.	252581

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements; all included in Class 5.

Diary Dates:

Application Date	01-15-2013

Trademark Israel				TM1025IL00
THERMOJETICS

Status:	Registered/Granted

Application No.	90485	Registration No.	90485

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cosmetics and body creams; all included in class 3.

Diary Dates:

Application Date	12-24-1993	Registration Date	03-01-1996

Next Renewal	12-24-2014

317/745

3/4/2014	Portfolio Report

Trademark Israel				TM1025IL02
THERMOJETICS

Status:	Registered/Granted

Application No.	92124	Registration No.	92124

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Tea; included in class 30.

Diary Dates:

Application Date	04-12-1994	Registration Date	03-01-1996

Next Renewal	04-12-2015

Trademark Israel				TM1025IL03
THERMOJETICS

Status:	Registered/Granted

Application No.	92127	Registration No.	92127

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beverages for non-medical use consisting of vitamins, minerals and herbs; all included ion class 32.

Diary Dates:

Application Date	04-12-1994	Registration Date	03-01-1996

Next Renewal	04-12-2015

Trademark Israel				TM1110IL01
THERMOJETICS & Design

Status:	Registered/Granted

Application No.	90487	Registration No.	90487

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements consisting of herbs, all in tablet or liquid form; all included in class 5.

Diary Dates:

Application Date	12-24-1993	Registration Date	03-01-1996

Next Renewal	12-24-2014

Trademark Israel				TM1110IL00
THERMOJETICS & Design

Status:	Registered/Granted

Application No.	90486	Registration No.	90486

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cosmetics and body creams; all included in class 3.

Diary Dates:

Application Date	12-24-1993	Registration Date	03-01-1996

Next Renewal	12-24-2014

318/745

3/4/2014	Portfolio Report

Trademark Israel				TM1027IL00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	99196	Registration No.	99196

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements, namely, vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form; all included in class 5.

Diary Dates:

Application Date	06-18-1995	Registration Date	01-05-1997

Next Renewal	06-18-2016

Trademark Israel				TM1027IL01
Tri-Leaf Design

Status:	Registered/Granted

Application No.	99197	Registration No.	99197

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Beverages, namely tea, included in class 30.

Diary Dates:

Application Date	06-18-1995	Registration Date	10-08-1996

Next Renewal	06-18-2016

Trademark Israel				TM1027IL02
Tri-Leaf Design

Status:	Registered/Granted

Application No.	99198	Registration No.	99198

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beverages for non-medical use consisting of vitamins, minerals and herbs; all included in class 32.

Diary Dates:

Application Date	06-18-1995	Registration Date	10-08-1996

Next Renewal	06-18-2016

319/745

3/4/2014	Portfolio Report

Trademark Israel				TM1027IL03
Tri-Leaf Design

Status:	Registered/Granted

Application No.	99195	Registration No.	99195

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair care products, namely, shampoos, rinses and conditioners; skin care products, namely, cleansers, moisturizers, facial creams, eye creams, body creams, body lotions, body toning creams, bath oils, bath gels, shaving creams, suntan oils and suntan lotions; all included in class 3.

Diary Dates:

Application Date	06-18-1995	Registration Date	01-05-1997

Next Renewal	06-18-2016

Trademark Israel				TM1073IL00
VITESSENCE

Status:	Registered/Granted

Application No.	94250	Registration No.	94250

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely, cleansers, moisturizers, toners, astringents, facial masks, facial and body scrubs, facial creams, eye creams, body creams, body oils, body lotions, body skin toners, bath oils and bath gels; all included in class 3.

Diary Dates:

Application Date	08-18-1994	Registration Date	05-01-1996

Next Renewal	08-18-2015

Trademark Italy				TM1441IT00
24 SUPPORTO NUTRIZIONALE PER LO SPORTIVO

Status:	Registered

Application No.	M12011C008412	Registration No.	1485168

Application Type:	Without Priority

Classes:	29, 32

List of Goods

29	food supplements containing proteins, minerals, and vitamins.

32	sports drinks containing proteins, minerals, and vitamins.

Diary Dates:

Application Date	08-09-2011

Trademark Italy				TM1088IT00
ALOEMAX

Status:	Registered/Granted

Application No.	RM2005C006184	Registration No.	1147045

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05	Drinks and powdered and concentrated beverages for medicinal use.

32	Mineral and aerated waters and other soft drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages (including powders for drinks and concentrates for drinks).

Diary Dates:

Application Date	11-22-2005	Registration Date	10-17-2008

Next Renewal	08-25-2013

320/745

3/4/2014	Portfolio Report

Trademark Italy				TM1031IT00
CELL-U-LOSS

Status:	Unpublished Registration

Application No.	MI2006C009471	Registration No.	1212257

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamins, mineral supplements.

Diary Dates:

Application	11-06-1996
Date
Next Renewal	11-06-2016

Trademark Italy				TM1068IT00
DERMAJETICS

Status:	Unpublished Registration

Application No.	VR2004C000476	Registration No.	1126903

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application	08-25-1994	Registration Date	07-11-2008
Date

Next Renewal	08-25-2014

Trademark Italy				TM1080IT00
Figurine Design (reversed rainbowman)

Status:	Unpublished Registration

Application No.	MI2008C002118	Registration No.	1312453

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Body toning creams.

05	Nutritional supplements consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, capsule, powder or liquid form.

30	Herbal teas.

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	03-06-1998

Next Renewal	03-06-2018

321/745

3/4/2014	Portfolio Report

Trademark Italy				TM1001IT01
HERBALIFE

Status:	Unpublished Registration

Application No.	TO2009C002983	Registration No.	1305007

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29

List of Goods

03

05

29

Diary Dates:

Application Date	10-27-1989	Registration Date	04-01-2003

Next Renewal	10-27-2019

Trademark Italy				TM1001IT00
HERBALIFE

Status:	Registered/Granted

Application No.	MI2005C000240	Registration No.	1128682

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30, 32

List of Goods

05

30

32

Diary Dates:

Application Date	01-16-1995	Registration Date	07-22-2008

Next Renewal	01-16-2015

Trademark Italy				TM1518IT00
Herbalife

Status:	Registered/Granted
		Registration No.	750701

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30, 32

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Registration Date	01-13-2005	Next Renewal	12-13-2014

Trademark Italy				TM1016IT00
HERBALIFELINE

Status:	Unpublished Registration

Application No.	MI2001C004699	Registration No.	0001441775

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	04-27-2001	Registration Date	09-16-2005

Next Renewal	04-27-2021

322/745

3/4/2014	Portfolio Report

Trademark Italy				TM1444IT00
Hilton Pharma leaf device

Status:

Application Type:	Without Priority

Trademark Italy				TM1113IT00
PERSONAL COACH DEL BENESSERE

Status:	Unpublished Registration

Application No.	MI2007C002594	Registration No.	0001419217

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41, 44

List of Goods

41	Education; providing of training; entertainment; sporting and cultural activities.

44	Medical services; veterinary services; hygienic and beauty care for human beings or animals; agriculture, horticulture and forestry services.

Diary Dates:

Application Date	06-24-2010	Registration Date	06-24-2010

Next Renewal	06-24-2020

Trademark Italy				TM1113IT01
PERSONAL COACH DEL BENESSERE

Status:	Registered

Application No.	MI2013C008712	Registration No.	1592938

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41, 44

List of Goods

41	Education; providing of training; entertainment; sporting and cultural activities.

44	Medical services; veterinary services; hygienic and beauty care for human beings or animals; agriculture, horticulture and forestry services.

Diary Dates:

Application Date	09-23-2013

Trademark Italy				TM1025IT00
THERMOJETICS

Status:	Closed/Unpublished Registration

Application No.	VR2004C000039	Registration No.	1126512

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 30, 32

List of Goods

03	Cosmetics and body creams.

30	Tea.

32	Beverages, herbal tea; beverages for non-medical use consisting of vitamins, minerals and herbs.

Diary Dates:

Application	03-29-1994	Registration Date	07-11-2008
Date

Next Renewal	03-29-2014

323/745

3/4/2014	Portfolio Report

Trademark Italy				TM1027IT00
Tri-Leaf Design

Status:	Unpublished Registration

Application No.	TO2009C002984	Registration No.	1305008

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29

List of Goods

03

05

29

Diary Dates:

Application Date	10-27-1989	Registration Date	04-01-2003

Next Renewal	10-27-2019

Trademark Jamaica				TM1061JM00
BEST DEFENSE

Status:	Registered/Granted

Application No.	53195	Registration No.	53195

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements in tablet or powder form.

Diary Dates:

Application Date	12-31-2008	Registration Date	09-24-2009

Next Renewal	12-31-2018

Trademark Jamaica				TM1034JM00
CELL ACTIVATOR

Status:	Registered/Granted

Application No.	50295	Registration No.	50295

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements in tablet or capsule form in International Class 5.

Diary Dates:

Application Date	05-29-2007	Registration Date	02-19-2008

Next Renewal	05-29-2017

324/745

3/4/2014	Portfolio Report

Trademark Jamaica				TM1031JM00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	50297	Registration No.	50297

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements in tablet or capsule form in International Class 5.

Diary Dates:

Application Date	05-29-2007	Registration Date	02-20-2008

Next Renewal	05-29-2017

Trademark Jamaica				TM1054JM00
H3O

Status:	Registered/Granted

Application No.	53751	Registration No.	53751

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages in International Class 32.

Diary Dates:

Application Date	04-24-2009	Registration Date	02-22-2010

Next Renewal	04-24-2019

Trademark Jamaica				TM1001JM01
HERBALIFE

Status:	Registered/Granted

Application No.	35727	Registration No.	35727

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair shampoos, hair rinses, hair conditioners, skin cleansers, moisturizers, facial creams, body creams, shaving creams, suntan oils and suntan lotions.

Diary Dates:

Application Date	03-14-1994	Registration Date	06-09-2000

Next Renewal	03-14-2015

Trademark Jamaica				TM1001JM02
HERBALIFE

Status:	Registered/Granted

Application No.	27652	Registration No.	27652

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form.

Diary Dates:

Application Date	03-14-1994	Registration Date	01-24-1997

Next Renewal	03-14-2015

325/745

3/4/2014	Portfolio Report

Trademark Jamaica				TM1001JM00
HERBALIFE

Status:	Registered/Granted

Application No.	28183	Registration No.	28183

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Fruit juice and fruit drinks, powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	03-14-1994	Registration Date	06-10-1997

Next Renewal	03-14-2015

Trademark Jamaica				TM1006JM00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	27294	Registration No.	27294

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form.

Diary Dates:

Application Date	03-14-1994	Registration Date	10-31-1996

Next Renewal	03-14-2015

Trademark Jamaica				TM1006JM01
HERBALIFE & Design

Status:	Registered/Granted

Application No.	28184	Registration No.	28184

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Fruit juice and fruit drinks, powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	03-14-1994	Registration Date	06-10-1997

Next Renewal	03-14-2015

Trademark Jamaica				TM1006JM02
HERBALIFE & Design

Status:	Registered/Granted

Application No.	27104	Registration No.	27104

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair shampoos, hair rinses, hair conditioners, skin cleansers, moisturizers, facial creams, body creams, shaving creams, suntan oils and suntan lotions.

Diary Dates:

Application Date	03-14-1994	Registration Date	09-02-1996

Next Renewal	03-14-2015

326/745

3/4/2014	Portfolio Report

Trademark Jamaica				TM1029JM00
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Closed

Application No.	45948	Registration No.	45948

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Providing educational services through the exchange of news and information in the fields of health, nutrition, fitness, multi-level marketing and development of small businesses in International Class 41.

Diary Dates:

Application Date	11-11-2004	Registration Date	08-22-2005

Next Renewal	11-11-2014

Trademark Jamaica				TM1019JM00
HERBALIFE KIDS & Design

Status:	Registered/Granted

Application No.	50439	Registration No.	50439

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 32

List of Goods

05	Nutritional, dietary, and weight-loss supplements; nutritional drink mixes for use as a meal replacement in International Class 5.

29	Processed nuts; soups; soup mixes; protein-based snack foods; soy-based snack foods; fruit- and vegetable-based snack foods; powdered soy-based protein food beverage mixes; soy-based food beverages used as a milk substitute in International Class 29.

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages; fruit juice; vegetable juice in International Class 32.

Diary Dates:

Application Date	06-22-2007	Registration Date	06-06-2008

Next Renewal	06-22-2017

Trademark Jamaica				TM1020JM00
HERBALIFE NUTRITION CLUB

Status:	Closed

Application No.	45947	Registration No.	45947

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Providing educational services through the exchange of news and information in the fields of health, nutrition, fitness, multi-level marketing and development of small businesses in International Class 41.

Diary Dates:

Application Date	11-11-2004	Registration Date	08-22-2005

Next Renewal	11-11-2014

327/745

3/4/2014	Portfolio Report

Trademark Jamaica				TM1016JM00
HERBALIFELINE

Status:	Registered/Granted

Application No.	50631	Registration No.	50631

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and food supplements in capsule form composed of fatty acids and vitamins in International Class 5.

Diary Dates:

Application Date	07-25-2007	Registration Date	06-24-2008

Next Renewal	07-25-2017

Trademark Jamaica				TM1021JM00
NOURIFUSION

Status:	Registered/Granted

Application No.	46627	Registration No.	46627

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 30

List of Goods

03	Creams, gels, lotions, washes, masks, and milks for use on the face and body in International Class 3.

30	Dietary and nutritional supplements for the non-medicinal health purposes; dietary supplement drink mixes for use as a meal replacement in International Class 30.

Diary Dates:

Application Date	04-08-2005	Registration Date	01-20-2006

Next Renewal	04-08-2015

Trademark Jamaica				TM1148JM00
NUTRIVITES

Status:	Registered/Granted

Application No.	50413	Registration No.	50413

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamins in International Class 5.

Diary Dates:

Application Date	06-19-2007	Registration Date	02-20-2008

Next Renewal	06-19-2017

328/745

3/4/2014	Portfolio Report

Trademark Jamaica				TM1037JM00
RADIANT C

Status:	Registered/Granted

Application No.	50294	Registration No.	50294

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, gels, lotions, masks, milks, washes, and sprays for the face and body in International Class 3.

Diary Dates:

Application Date	05-29-2007	Registration Date	06-18-2008

Next Renewal	05-29-2017

Trademark Jamaica				TM1038JM00
Ring of Leaves device

Status:	Closed

Application No.	45810	Registration No.	45810

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 44

List of Goods

05	Nutritional, dietary, and weight-loss supplements; nutritional drink mixes for use as a meal replacement in International Class 5.

29	Processed nuts; soups; soup mixes; protein-based snack foods; soy-based snack foods; fruit- and vegetable-based snack foods; powdered soy-based protein food beverage mixes; soy-based food beverages used as a milk substitute in International Class 29.

30	Teas; herbal food beverages; non-alcoholic effervescent beverages in International Class 30.

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages; fruit juice; vegetable juice in International Class 32.

44	Weight-management regimen program featuring structured weight loss, weight management, diet, wellness planning and maintenance through the use of diet, nutrition, and exercise for lifestyle change in International Class 44.

Diary Dates:

Application Date	10-08-2004	Registration Date	01-13-2006

Next Renewal	10-08-2014

Trademark Jamaica				TM1040JM00
SHAPEWORKS

Status:	Closed

Application No.	45809	Registration No.	45809

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 44

List of Goods

05	Nutritional, dietary, and weight-loss supplements; nutritional drink mixes for use as a meal replacement in International Class 5.

29	Processed nuts; soups; soup mixes; protein-based snack foods; soy-based snack foods; fruit- and vegetable-based snack foods; powdered soy-based protein food beverage mixes; soy-based food beverages used as a milk substitute in International Class 29.

30	Teas; herbal food beverages; non-alcoholic effervescent beverages in International Class 30.

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages; fruit juice; vegetable juice in International Class 32.

44	Weight-management regimen program featuring structured weight loss, weight management, diet, wellness planning and maintenance through the use of diet, nutrition, and exercise for lifestyle change in International Class 44.

Diary Dates:

Application Date	10-08-2004	Registration Date	11-08-2005

Next Renewal	10-08-2014

329/745

3/4/2014	Portfolio Report

Trademark Jamaica				TM1007JM00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	46317	Registration No.	46317

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, gels, lotions, masks, washes, and milks for the face and body in International Class 3.

Diary Dates:

Application Date	01-25-2005	Registration Date	11-29-2005

Next Renewal	01-25-2015

Trademark Jamaica				TM1026JM00
TOTAL CONTROL

Status:	Registered/Granted

Application No.	50296	Registration No.	50296

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements in tablet or capsule form in International Class 5.

Diary Dates:

Application Date	05-29-2007	Registration Date	02-20-2008

Next Renewal	05-29-2017

Trademark Jamaica				TM1027JM00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	50888	Registration No.	50888

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 44

List of Goods

05	Nutritional food supplements in tablet, capsule, or powder form in International Class 5.

29	Snack foods made primarily of protein; nutritional food powders made primarily of protein in International Class 29.

30	Preparations for making herbal teas in International Class 30.

32	Preparations for making non-alcoholic beverages in International Class 32.

44	Services in providing information about human health and nutrition, providing information about forming and operating a small business in International Class 44.

Diary Dates:

Application Date	09-24-2007	Registration Date	09-22-2008

Next Renewal	09-24-2017

Trademark Japan				TM1127JP00
ACE COMPLEX

Status:	Registered/Granted

Application No.	2006-024814	Registration No.	5000542

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Processed foodstuffs in the form of capsule or tablet mainly consisting of Vitamins A, C & E, processed vegetables and fruits, curry, stew and soup mixes.

Diary Dates:

Application Date	03-20-2006	Registration Date	11-02-2006

Next Renewal	11-02-2016

330/745

3/4/2014	Portfolio Report

Trademark Japan				TM1031JP00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	H09-129703	Registration No.	4196007

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	06-23-1997	Registration Date	10-09-1998

Next Renewal	10-09-2018

Trademark Japan				TM1116JP00
CELL-U-LOSS with Katakana

Status:	Registered/Granted

Application No.	S63-123231	Registration No.	2419768

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Processed foodstuffs made from a mixture of food fibers, iron, potassium & vitamin C, meats, eggs, edible fish & crustaceans (not live), frozen vegetables, frozen fruit, meat products, processed marine products, processed vegetables and fruit, Aburaage or Aburage (fried soybean curd), Koridofu (soybean curd frozen and then dried), Konnyaku (jelly made from devil’s tongue root), soybean milk, tofu (soybean curd), Natto (fermented soybeans), processed eggs, mixes for curry/stew/soup, Ochazuke-nori (dried lavar for flavoring boiled rice with green tea), Furikake (seasoning granules for boiled rice), Namemono (fermented edible soybean paste, not for soup).

Diary Dates:

Application Date	11-01-1988	Registration Date	06-30-1992

Next Renewal	06-30-2012

Trademark Japan				TM1030JP00
DINOMINS

Status:	Registered/Granted

Application No.	H08-092468	Registration No.	4410059

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Processed foods made of mainly composed of vitamins or minerals in the form of a tablet.

Diary Dates:

Application Date	08-20-1996	Registration Date	08-18-2000

Next Renewal	08-18-2020

331/745

3/4/2014	Portfolio Report

Trademark Japan				TM1118JP00
FIBERBOND with Katakana

Status:	Registered/Granted

Application No.	H05-130047	Registration No.	3214191

Application	Without Priority

Type:

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Fiber-processed nutritional supplement, mainly composed of cellulose, orange-fibres, beet fibres, oats fibres, in the form of grains; processed marine products; processed vegetables and processed fruits; beans; dairy products; edible oils and fats; edible protein.

Diary Dates:

Application Date	12-28-1993	Registration Date	10-31-1996

Next Renewal	10-31-2016

Trademark Japan				TM1080JP00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	H06-067005	Registration No.	3264443

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	07-07-1994	Registration Date	02-24-1997

Next Renewal	02-24-2017

Trademark Japan				TM1121JP00
GARDEN SEVEN

Status:	Registered/Granted

Application No.	2005-101383	Registration No.	4963371

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Processed foods in the forms of tablet/capsule/powder consisting of tomatoes and other plants; processed fisheries products; processed vegetables and fruits; curry, stew and soup mixes.

Diary Dates:

Application Date	10-28-2005	Registration Date	06-23-2006

Next Renewal	06-23-2016

Trademark Japan				TM1122JP00
GREEN ACTIVE FIBER JUICE

Status:	Registered/Granted

Application No.	2004-009670	Registration No.	4802488

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 32

List of Goods

29	Processed foodstuffs in the form of liquid containing herb and vegetable; lactic acid drinks; lactic acid bacteria drinks.

32	Carbonated drinks (refreshing beverages); non-alcoholic fruit juice beverages; whey beverages; vegetable juices (beverages); carbonated drinks powder.
Diary Dates:

Application Date	02-05-2004	Registration Date	09-10-2004

Next Renewal	09-10-2014

332/745

3/4/2014	Portfolio Report

Trademark Japan				TM1117JP00
HERBAFLEX

Status:	Registered/Granted

Application No.	2000-123799	Registration No.	4522351

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29

List of Goods

05	Nutritional supplements; vitamin preparations; mineral preparations; protein/amino acid preparations; other nutrients/tonics/ denaturizers; other pharmaceutical preparations; dietetic substances adapted for medical use; dietetic beverages adapted for medical purposes; bracelets for medical purposes; powdered milk for babies; lactose (milk sugar); sanitary masks; absorbent cotton; adhesive plaster; bandages (for dressing).

29	Processed foods consisting of vitamin/mineral/herb in capsule or tablet form; processed vegetables and processed fruits; mixes for curry/stew/soup; protein human consumption; milk products; meat products; frozen fruits; frozen vegetables; eggs; processed eggs; edible oils/fats.

Diary Dates:

Application Date	11-15-2000	Registration Date	11-16-2001

Next Renewal	11-16-2011

Trademark Japan				TM1001JP00
HERBALIFE

Status:	Registered/Granted

Application	H09-178437	Registration No.	4257572
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Printer matter; papers; packaging containers of paper; food wrapping film for household use; garbage bags of paper; garbage bags of plastics; hygienic paper; towels of paper; hand towels of paper; table napkins of paper; hand towels of paper; handkerchiefs of paper; table cloths of paper; blinds of paper; photographs; photograph stands; playing cards; stationery.

Diary Dates:

Application Date	11-21-1997	Registration Date	04-02-1999

Next Renewal	04-02-2019

Trademark Japan				TM1001JP01
HERBALIFE

Status:	Registered/Granted

Application No.	2010-097274	Registration No.	5437098

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 35

List of Goods

03	Cosmetics and toiletries; soaps and detergents; perfumery, fragrances and incenses; dentifrices.

35	Retail and wholesale services for foods, beverages, pharmaceutical, veterinary and sanitary preparations, medical supplies, cosmetics, toiletries, dentifrices, soaps and detergents (except dental materials, artificial tympanic membranes and prosthetic or filing materials [not for dental use]); advertisement and publicity, and consultancy and advisory services relating to the aforesaid services; business management analysis and business consultancy ; marketing research; providing information on commodity sales; business management; procurement services for others; compilation and systemization of information into computer databases; computerized file management.

Diary Dates:

Application Date	12-15-2010	Registration Date	09-09-2011

Next Renewal	09-09-2021

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Trademark Japan HERBALIFE & Design				TM1006JP00

Status:	Registered/Granted

Application No.	H09-024273	Registration No.	4226662

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Soaps and the like, perfumery and incenses, cosmetics, false nails, false eyelashes, dentifrices, polishing preparations, abrasive papers, abrasive cloths, abrasive sands, artificial pumices, polishing papers, polishing cloths, shoe creams and boot creams, shoe polishes/ shoe blackings, paint stripping preparations.

Diary Dates:

Application	03-10-1997	Registration Date	01-08-1999
Date

Next Renewal	01-08-2019

Trademark Japan HERBALIFE & Design				TM1006JP01

Status:	Registered/Granted

Application No.	H09-024275	Registration No.	4257528

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Processed foods consisting mainly of herbs, in the form of tablet or liquid, processed vegetables and processed fruits, mixes for curry/stew/soup, protein human consumption, milk products, meat products, processed marine products, frozen fruits, frozen vegetables, processed eggs, edible oils/fats.

Diary Dates:

Application	03-10-1997	Registration Date	04-02-1999
Date

Next Renewal	04-02-2019

Trademark Japan HERBALIFE & Design				TM1006JP02

Status:	Registered/Granted

Application No.	H09-024276	Registration No.	4239208

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Medicinal herb, other tea, seasonings, flour for foods, gluten for food, cereal preparations (farinaceous foods), confectionery, bread and buns, coffee and cocoa, coffee beans, spices, aromatic preparations for food (other than essential oils), sandwiches, hamburgers, pizzas, boxed lunches, hot dogs, meat pies, ravioli, instant cakes/dessert mixes, instant ice cream mixes, instant sherbet mixes, almond paste, yeast powder, baking powder.

Diary Dates:

Application	03-10-1997	Registration Date	02-12-1999
Date

Next Renewal	02-12-2019

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Trademark Japan HERBALIFE & Design				TM1006JP03

Status:	Registered/Granted

Application No.	H09-024277	Registration No.	4257529

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Soft drinks consisting of herbs, other soft drinks, fruit juice, vegetable juice, powder for instantly making beverages consisting of protein, amino acids, vitamins, mineral and herbs, whey beverages.

Diary Dates:

Application	03-10-1997	Registration Date	04-02-1999
Date

Next Renewal	04-02-2019

Trademark Japan HERBALIFE (stylized)				TM1124JP00

Status:	Registered/Granted

Application No.	H01-078142	Registration No.	2542703

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 30, 31, 32

List of Goods

29	Processed foodstuffs made from a mixture of vitamins of any kinds, food fibers, iron and protein; meat for human consumption (fresh, chilled or frozen); eggs; edible aquatic animals (not live, fresh, chilled or frozen); frozen vegetables; frozen fruits; processed meat products; processed fisheries products; processed vegetables and fruits; fried tofu pieces (Abura-age); freeze-dried tofu pieces (Kohri-dofu); jelly made from devil’s tongue root (Konnyaku); soybean milk (soy milk); tofu; fermented soybeans (Natto); processed eggs; curry, stew and soup mixes; dried flakes of lavar for sprinkling on rice in hot water (Ochazuke-nori); seasoned powder for sprinkling on rice (Furi-kake).

30	Unroasted coffee (unprocessed); cereal preparations; almond paste; sandwiches, hamburgers (prepared); pizzas (prepared); hot dogs (prepared); meat pies (prepared); ravioli (prepared); yeast powder, yeast; baking powder; instant confectionery mixes.

31	Edible aquatic animals (live); edible seaweeds; vegetables (fresh or chilled); copra, malt (not for food).

32	Vegetable juice (beverages).

Diary Dates:

Application	07-11-1989	Registration Date	05-31-2013
Date

Next Renewal	05-31-2023

Trademark Japan HERBALIFE (stylized)				TM1124JP01

Status:	Registered/Granted

Application No.	H10-105850	Registration No.	4330058

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutrients/tonics/denaturizers; other pharmaceutical preparations; dietetic foods adapted for medical purposes; processed foods for babies; medical oiled papers; sanitary masks; wafers; gauze (for dressing); capsules; ear bandages; eye patches; menstruation bandages; menstruation tampons; menstruation panties/knickers; absorbent cottons, adhesive plaster; bandages (for dressing); colloidion (yellow syrupy liquid used for fixing bandages or covering an affected part); breast-nursing pads; bracelets for medical purposes; lactose (milk sugar).

Diary Dates:

Application	12-11-1998	Registration Date	10-29-1999
Date

Next Renewal	10-29-2019

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Trademark Japan HERBALIFE ACTIVE FIBER with Katakana			TM1133JP00

Status:	Registered/Granted

Application No.	2001-000511	Registration No.	4532948

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29

List of Goods

05	Dietary supplements containing fiber, other pharmaceutical preparations, dietetic beverages adapted for medical purposes, dietetic foods adapted for medical purpose, bracelets for medical purposes, powdered milk for babies, lactose (milk sugar), sanitary masks, absorbent cotton, adhesive plaster, bandages (for dressing).

29	Processed foods consisting mainly of fiber in the form of tablet, powder and liquids, processed vegetables and processed fruits, mixes for curry/stew/soup, protein for human consumption, milk products, meat products, processed marine products, frozen fruits, frozen vegetables, eggs, processed eggs, edible oils/fats.

Diary Dates:

Application Date	01-09-2001	Registration Date	12-28-2001

Next Renewal	12-28-2021

Trademark Japan			TM1534JP03
HERBALIFE AQUA

Status:	Registered

Application No.	2013-010521	Registration No.	5701247

Application Type:	Without Priority

Classes:	03

List of Goods

03	Shampoos, conditioners, hair styling preparations, hair care preparations, cosmetics and toiletries, soaps and detergents.

Diary Dates:

Application Date	02-18-2013

Trademark Japan			TM1125JP00
HERBALIFE in Katakana

Status:	Registered/Granted

Application No.	H01-085227	Registration No.	2697190

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16

Diary Dates:

Application Date	07-25-1989	Registration Date	10-31-1994

Next Renewal	10-31-2014

Trademark Japan			TM1134JP00
HERBALIFE TOTAL SLIM with Katakana

Status:	Registered/Granted

Application No.	2002-103479	Registration No.	4696170

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29

List of Goods

05	Nutritional supplements in the form of tablet/powder/liquid made of vitamin/mineral/herb; other pharmaceutical preparations; dietetic beverage adapted for medical purposes; dietetic foods adapted for medical purposes; bracelets for medical purposes; powdered milk for babies; lactose (milk sugar); sanitary masks; absorbent cottons; bandages for dressing.

29	Processed foodstuff in the form of tablet/powder/liquid made of vitamin/mineral/herb; processed vegetables and processed fruits; processed eggs; milk products; curry, stew and soup mixes; protein for human consumption.

Diary Dates:

Application Date	12-06-2002	Registration Date	08-01-2013

Next Renewal	08-01-2023

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Trademark Japan				TM1126JP00
HERBALIFE with Katakana

Status:	Registered/Granted

Application No.	S58-087074	Registration No.	1870907

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 30, 31, 32

List of Goods

29	Processed foodstuffs in the form of tablet/powder/liquid mainly consisting of vitamin/mineral/herb; meat for human consumption (fresh, chilled or frozen); eggs; edible aquatic animals (not live, fresh, chilled or frozen); frozen vegetables; frozen fruits; processed meat products; processed fisheries products; processed vegetables and fruits; fried tofu pieces (Abura-age); freeze-dried tofu pieces (Kohri-dofu); jelly made from devil’s tongue root (Konnyaku); soybean milk (soy milk); tofu; fermented soybeans (Natto); processed eggs; curry, stew and soup mixes; dried flakes of laver for sprinkling on rice in hot water (Ochazuke-nori); seasoned powder for sprinkling on rice (Furi-kake); fermented soybean foods as accompaniment (Namemono).

30	Processed foodstuffs in the form of tablet/powder/liquid mainly consisting of bee products; unroasted coffee (unprocessed); cereal preparations; almond paste; Chinese stuffed dumplings (Gyoza, cooked); sandwiches; Chinese steamed dumplings (Shao-mai); sushi; fried balls of batter mix with small pieces of octopus (Tako-yaki); steamed buns stuffed with minced meat (Niku-manjuh); hamburger (prepared); pizzas (prepared); boxed lunches (prepared); hot-dogs (prepared); meat pies (prepared); ravioli (prepared); yeast powder; fermenting malted rice (Koji); yeast; baking powder; instant confectionery mixes; sake lees (for food).

31	Edible aquatic animals (live); edible seaweeds; vegetables (fresh or chilled); sugar crops; fruits (fresh or chilled); copra, malt (not for food).

32	Vegetable juices (beverages).

Diary Dates:

Application Date	09-12-1983	Registration Date	06-27-1986

Next Renewal	06-27-2016

Trademark Japan				TM1126JP01
HERBALIFE with Katakana

Status:	Registered/Granted

Application No.	S63-123222	Registration No.	2662646

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	01, 29, 30, 31

List of Goods

01	Flours and starches for industrial purpose.

29	Raw pulses, protein for human consumption.

30	Husked rice, husked oats, husked barley, flour for food, gluten for food.

31	Herbs for horticultural purposes, foxtail millet (unprocessed), proso millet (unprocessed), sesame (unprocessed), buckwheat (unprocessed), corn (unprocessed), Japanese baynyard millet (unprocessed), wheat, barley and oats (unprocessed), unprocessed rice, sorghum (unprocessed), protein for animal consumption, animal foodstuffs, seeds and bulbs, trees, grasses, turf (natural), dried flowers, seedlings, saplings, flowers (natural), dried flowers, seedlings, sapling, flowers (natural), hay, potted dwarfed trees (Bonsai), live animals, fish (not for food), birds and insects, silkworm eggs, cocoons for egg production, eggs for hatching.

Diary Dates:

Application Date	11-01-1988	Registration Date	05-31-1994

Next Renewal	05-31-2014

Trademark Japan				TM1016JP00
HERBALIFELINE

Status:	Registered/Granted

Application No.	H09-129705	Registration No.	4430640

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations; mineral preparations; protein/amino acid preparations; other nutrients/ tonics/denaturizers; other pharmaceutical preparations; dietetic substances adapted for medical use; dietetic beverages adapted for medical purposes; dietetic foods adapted for medical purposes; bracelets for medical purposes; powdered milk for babies; lactose (milk sugar); sanitary masks; absorbent cotton; adhesive plaster; bandages (for dressing).

Diary Dates:

Application Date	06-23-1997	Registration Date	11-02-2000

Next Renewal	11-02-2010

337/745

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Trademark Japan				TM1128JP00
JUNIORVITES

Status:	Registered/Granted

Application No.	2007-089374	Registration No.	5111650

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations; nutritional supplement.

Diary Dates:

Application Date	08-17-2007	Registration Date	02-15-2008

Next Renewal	02-15-2018

Trademark Japan				TM1064JP00
KINDERMINS

Status:	Registered/Granted

Application No.	H09-129704	Registration No.	4196008

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	06-23-1997	Registration Date	10-09-1998

Next Renewal	10-09-2018

Trademark Japan				TM1049JP00
LIFTOFF

Status:	Registered/Granted

Application No.	2004-087566	Registration No.	4855242

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Carbonated drinks (refreshing beverages); non-alcoholic beverages and preparations for making non-alcoholic beverages; non-alcoholic fruit juice beverages; whey beverages; vegetable juices (beverages); powders for beverages.

Diary Dates:

Application Date	09-24-2004	Registration Date	04-08-2005

Next Renewal	04-08-2015

338/745

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Trademark Japan				TM1132JP00
N.R.G. with Katakana

Status:	Registered/Granted

Application No.	S63-123229	Registration No.	2419767

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 30

List of Goods

29	Processed foodstuffs made principally from powder of natural guarana; meats; eggs; edible fish and crustaceans (not live); frozen vegetables; frozen fruit; meat products; processed marine products; processed vegetables and fruit; Aburaage or Aburage (fried soybean curd); Koridofu (soybean curd frozen and then dried); Konnyaku (jelly made from devil's tongue root); soybean milk; tofu (soybean curd); Natto (fermented soybeans); processed eggs; mixes for curry/stew/soup; Ochazuke-nori (dried lavar for flavoring boiled rice with green tea); Furikake (seasoning granules for boiled rice); Namemono (fermented edible soybean paste, not for soup).

30	Coffee beans; cereal preparations (farinaceous foods); almond paste; Gyoza, sandwiches, shao-mai, sushi, tako-yaki Chinese meat-buns, hamburger, pizzas, boxed lunches, hot dogs, meat pies, ravioli, yeast powder, Koji (fermented cereals); yeast, baking powder, instant cakes/dessert mixes; Sake cake (edible soft cake of rice wine).

Diary Dates:

Application Date	11-01-1988	Registration Date	06-30-1992

Next Renewal	06-30-2022

Trademark Japan				TM1131JP00
NITEWORKS with Katakana

Status:	Registered/Granted

Application No.	2003-052251	Registration No.	4752091

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05	Nutritional supplement; dietetic beverage adapted for medical purposes; dietetic foods adapted for medical purposes.

32	Powders for making beverages containing amino acids, anti-oxidants, etc.; other carbonated drinks (refreshing beverages); non-alcoholic fruit juice beverages; vegetable juice (beverages); whey beverages.

Diary Dates:

Application Date	06-24-2003	Registration Date	02-27-2004

Next Renewal	02-27-2014

Trademark Japan				TM1021JP00
NOURIFUSION

Status:	Registered/Granted

Application No.	2005-033907	Registration No.	4909167

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 29

List of Goods

03	Creams, gels, toilet water, face pack, milky lotions, other cosmetics and toiletries, soaps and detergents, dentifrices, perfumery, fragrances and incenses, false nails, false eyelashes.

29	Processed foodstuffs in capsule or tablet form mainly containing micronutrients derived from plants such as vitamins, lycopene, lutein, sesame seed oil and the like, edible oils and fats, milk products, processed meat products, processed fisheries products, processed vegetables and fruits, soybean milk (soy milk), processed eggs, protein for human consumption.

Diary Dates:

Application Date	04-15-2005	Registration Date	11-18-2005

Next Renewal	11-18-2015

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Trademark Japan			TM1203JP00
PROLESSA

Status:	Registered/Granted

Application	2010-011482	Registration No.	5376757
No.

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Processed foodstuff in the form of pills, capsules, tablets, granule, powder, sticks, blocks, jelly, paste and liquid mainly consisting of fatty substances for the manufacture of edible fats; processed foodstuff in the form of pills, capsules, tablets, granule, powder, sticks, blocks, jelly, paste and liquid mainly consisting of extracts from fruits; processed foodstuff in the form of pills, capsules, tablets, granule, powder, sticks, blocks, jelly, paste and liquid mainly consisting of extracts from fishery products; processed foodstuff in the form of pills, capsules, tablets, granule, powder, sticks, blocks, jelly, paste and liquid mainly consisting of extracts from vegetables; processed foodstuff in the form of pills, capsules, tablets, granule, powder, sticks, blocks, jelly, paste and liquid mainly consisting of beans; processed foodstuff in the form of pills, capsules, tablets, granule, powder, sticks, blocks, jelly, paste and liquid mainly consisting of collagen; processed foodstuff in the form of pills, capsules, tablets, granule, powder, sticks, blocks, jelly, paste and liquid mainly consisting of herbs; processed foodstuff in the form of pills, capsules, tablets, granule, powder, sticks, blocks, jelly, paste and liquid mainly consisting of a range of vitamins; processed foodstuff in the form of pills, capsules, tablets, granule, powder, sticks, blocks, jelly, paste and liquid mainly consisting of a range of minerals; processed foodstuff in the form of pills, capsules, tablets, granule, powder, sticks, blocks, jelly, paste and liquid mainly consisting of fiber; processed foodstuff in the form of pills, capsules, tablets, granule, powder, sticks, blocks, jelly, paste and liquid mainly consisting of amino acid; processed foodstuff in the form of pills, capsules, tablets, granule, powder, sticks, blocks, jelly, paste and liquid mainly consisting of fungi; processed foodstuff in the form of pills, capsules, tablets, granule, powder, sticks, blocks, jelly, paste and liquid mainly consisting of extracts from meat; processed foodstuff in the form of pills, capsules, tablets, granule, powder, sticks, blocks, jelly, paste and liquid mainly consisting of coenzyme and soybean isoflavone; processed foodstuff in the form of pills, capsules, tablets, granule, powder, sticks, blocks, jelly, paste and liquid mainly consisting of culinary fat derived products; processed foodstuff in the form of pills, capsules, tablets, granule, powder, sticks, blocks, jelly, paste and liquid mainly consisting of bees and honey; processed foodstuff in the form of pills, capsules, tablets, granule, powder, sticks, blocks, jelly, paste and liquid mainly consisting of extracts from vegetable; processed foodstuff in the form of pills, capsules, tablets, granule, powder, sticks, blocks, jelly, paste and liquid mainly consisting of extracts from animals. (Abandoned: specifically processed foodstuffs for the purpose of prevention and treatment of bone diseases and disorders, or any related conditions/diseases)

Diary Dates:

Application Date	02-17-2010	Registration Date	12-17-2010

Next Renewal	12-17-2020

Trademark Japan			TM1235JP00
Prolessa

Status:

Application Type:	With Priority

Trademark Japan			TM1149JP00
RAKUTOKU CLUB in Katakana

Status:	Registered/Granted

Application No.	2002-106321	Registration No.	4695451

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16, 35

List of Goods

16	Printed matter, stationery and study materials.

35	Club services for purchasing goods; brokerage or agency services for mail order sales; issuance of trading stamps; providing information on commodity sales; sales promotion for others.

Diary Dates:

Application Date	12-17-2002	Registration Date	07-25-2013

Next Renewal	07-25-2023

Trademark Japan			TM1038JP00
Ring of Leaves device

Status:	Registered/Granted

Application No.	2004-001953	Registration No.	4796258

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 08, 09, 10, 14, 16, 18, 21, 25, 28, 29, 30, 32, 35, 41, 42, 44

List of Goods

03	Cosmetics and toiletries; soaps and detergents; perfumery, fragrances and incenses; abrasive cloth; polishing cloth; dentifrices.

05	Agents for epidermis; vitamin supplements; mineral preparations; other nutritional supplements; other pharmaceutical, veterinary and sanitary preparations; dietetic beverage adapted for medical purposes; dietetic foods adapted for medical purposes; lactose.

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08	Tweezers; nail clippers; files; scissors; other bladed or pointed hand tools; hand tools; spoons; forks; pedicure sets; eyelash curlers; manicure sets.

09	Recorded video discs and video tapes; phonograph records; integrated circuit cards (smart cards) or magnetic cards used as personal identification or bank account cards; other electronic machines, apparatus and their parts; telecommunication machines and apparatus; ear plugs; electronic publications.

10	Esthetic massage apparatus; medical machines and apparatus; cotton swabs.

14	Personal ornaments; clocks and watches; cuff links; keyrings (trinkets or fobs); tableware of precious metal; jewelry; nutcrackers/pepper pots/sugar bowls/salt shakers/egg cups/napkin holders/napkin rings/trays and toothpick holders of precious metal; boxes of precious metal for needles; candle extinguishers and candlesticks of precious metal; jewel cases of precious metal; flower vases and bowls of precious metal; trophies; commemorative shields.

16	Printed matter; papers; stationery and study materials; photograph stands.

18	Bags and the like; pouches and the like; vanity cases (not fitted); umbrellas and their parts.

21	Mugs; drinking glasses; other tableware (not of precious metal); cooking pots and pans (non-electric); portable tablet cases; other containers for household or kitchen use (except in precious metal); kitchen utensils (not of precious metal); combs; brushes; other cosmetic and toilet utensils.

25	Headgear, other clothing, footwear, waistbands, belts for clothing.

28	Stuffed toys, other toys and dolls, games.

29	Processed foodstuffs in the form of powder/capsule/tablet made from processed oils/fats/nuts; edible oils and fats; milk products; processed meat products; processed fisheries products; processed vegetables and fruits; soybean milk; curry/stew and soup mixes; protein for human consumption.

30	Processed foodstuffs in the form of powder/capsule/tablet made from cereals; confectionery; bread and buns; tea; coffee and cocoa; instant confectionery mixes; gluten for food; yeast, yeast powder.

32	Carbonated drinks (refreshing beverages); non-alcoholic fruit juice beverages; whey beverages; vegetable juices (beverages); powders for beverages.

35	Business management analysis or business consultancy; advertising consultancy; procurement services for others (purchasing goods and services for other businesses); providing information on commodity sales; computerized file management; compilation of information into computer databases; systemization of information into computer databases.

41	Educational and instruction services relating to general knowledge; organization, management or arrangement of seminars; providing electronic publications; reference librairies of literature and documentary records; organization, management or arrangement of entertainment (excluding movies, shows, plays, musical performances, sports, horse races, bicycle races, boat races and autoraces).

42	Computer software design, computer programming, or maintenance of computer software; testing, inspection or research of pharmaceuticals, cosmetics or foodstuff; providing computer programs.

44	Dietary and nutritional guidance.

Diary Dates:

Application Date	01-13-2004	Registration Date	08-20-2004

Next Renewal	08-20-2014

Trademark Japan	TM1040JP00
SHAPEWORKS

Status:	Expired

Application No.	2005-101382	Registration No.	5021334

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 08, 09, 10, 14, 16, 18, 21, 25, 28, 29, 30, 32, 35, 41, 42, 44

List of Goods

03	Cosmetics and toiletries; soaps and detergents; perfumery, fragrances and incenses; abrasive cloth; polishing cloth; dentifrices.

05	Agents for epidermis; vitamin supplements; mineral preparations; other nutritional supplements; other pharmaceutical, veterinary and sanitary preparations; dietetic beverage adapted for medical purposes; dietetic foods adapted for medical purposes; lactose.

08	Tweezers; nail clippers; files; scissors; other bladed or pointed hand tools; hand tools; spoons; forks; pedicure sets; eyelash curlers; manicure sets.

09	Recorded video discs and video tapes; phonograph records; integrated circuit cards (smart cards) or magnetic cards used as personal identification or bank account cards; other electronic machines, apparatus and their parts; telecommunication machines and apparatus; ear plugs; electronic publications.

10	Esthetic massage apparatus; medical machines and apparatus; cotton swabs.

14	Personal ornaments; clocks and watches; cuff links; keyrings (trinkets or fobs); tableware of precious metal; jewelry; nutcrackers/pepper pots/sugar bowls/salt shakers/egg cups/napkin holders/napkin rings/trays and toothpick holders of precious metal; boxes of precious metal for needles; candle extinguishers and candlesticks of precious metal; jewel cases of precious metal; flower vases and bowls of precious metal; trophies; commemorative shields.

16	Printed matter; papers; stationery and study materials; photograph stands.

18	Bags and the like; pouches and the like; vanity cases (not fitted); umbrellas and their parts.

21	Mugs; drinking glasses; other tableware (not of precious metal); cooking pots and pans (non-electric); portable tablet cases; other containers for household or kitchen use (except in precious metal); kitchen utensils (not of precious metal); combs; brushes; other cosmetic and toilet utensils.

25	Headgear, other clothing, footwear, waistbands, belts for clothing.

28	Stuffed toys, other toys and dolls, games.

29	Processed foodstuffs in the form of powder/capsule/tablet made from processed oils/fats/nuts; edible oils and fats; milk products; processed meat products; processed fisheries products; processed vegetables and fruits; soybean milk; curry/stew and soup mixes; protein for human consumption.

30	Processed foodstuffs in the form of powder/capsule/tablet made from cereals; confectionery; bread and buns; tea; coffee and cocoa; instant confectionery mixes; gluten for food; yeast, yeast powder.

32	Carbonated drinks (refreshing beverages); non-alcoholic fruit juice beverages; whey beverages; vegetable juices (beverages); powders for beverages.

35	Business management analysis or business consultancy; advertising consultancy; procurement services for others (purchasing goods and services for other businesses); providing information on commodity sales; computerized file management; compilation of information into computer databases; systemization of information into computer databases.

341/745

3/4/2014	Portfolio Report

41	Educational and instruction services relating to general knowledge; organization, management or arrangement of seminars; providing electronic publications; reference librairies of literature and documentary records; organization, management or arrangement of entertainment (excluding movies, shows, plays, musical performances, sports, horse races, bicycle races, boat races and autoraces).

42	Computer software design, computer programming, or maintenance of computer software; testing, inspection or research of pharmaceuticals, cosmetics or foodstuff; providing computer programs.

44	Dietary and nutritional guidance.

Diary Dates:

Application Date	10-28-2005	Registration Date	01-27-2006

Next Renewal	01-27-2016

Trademark Japan				TM1007JP00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	2001-082190	Registration No.	4595269

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cosmetics and toiletries; soaps and the like.

Diary Dates:

Application Date	09-11-2001	Registration Date	08-16-2002

Next Renewal	08-16-2022

Trademark Japan				TM1136JP00
THERMO SLIM

Status:	Expired

Application No.	2002-059491	Registration No.	4668098

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements made of vitamins, minerals and herbs; other pharmaceutical preparations; dietetic beverages adapted for medical purposes; dietetic foods adapted for medical purposes; braces for medical purposes; powdered milk for babies; lactose (milk sugar); sanitary masks; absorbent cotton; adhesive plaster; bandages (for dressing).

Diary Dates:

Application Date	07-16-2002	Registration Date	05-02-2003

Next Renewal	05-02-2013

Trademark Japan				TM1143JP00
THERMOJETICS with Katakana

Status:	Registered/Granted

Application No.	H06-079007	Registration No.	4078775

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	08-05-1994	Registration Date	11-07-1997

Next Renewal	11-07-2017

342/745

3/4/2014	Portfolio Report

Trademark Japan THERMOJETICS with Katakana				TM1143JP01

Status:	Registered/Granted

Application No.	H06-079008	Registration No.	3365445

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application	08-05-1994	Registration Date	12-12-1997

Date

Next Renewal	12-12-2017

Trademark Japan TRI-LEAF device				TM1451JP00

Status:	Registered/Granted

Application No.	2010-097284	Registration No.	5426921

Application Type:	Without Priority

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Cosmetics and toiletries, soaps and detergents, perfulery, fragrances and incenses, dentifrices.

05	(amended) Dietetic foods and beverages adapted for medical purposes.

29	Extracts from fruits, extracts from fishery products, extracts from vegetables, beans, collagen, herbs, a range of vitamins, a range of minerals, fiber, amino acid, fungi, extracts from meat, coenzyme and soybean isoflavone, culinary fat derived products, extractss from vegetable, extracts from animals, and edible oils and fatty acids; edible oils and fats, milk products, processed meat products, processed seafood; processed vegetables and fruits; protein for human consumption.

30	Tea

32	Non-alcoholic beverages including those for energy supply; preparations formaking beverages; carbonated drinks; fruit juices; whey beverages; vegetable juices.

35	(amended) Retail and wholesale services for foods and beverages, cosmetics, toiletries, dentifrices, soaps, and detergents; advertisement and publicity, and consultancy and advisory services relating to the aforesaid services; business management analysis and business consultancy; marketing research; providing information on commodity sales; business management; procurement services for others; compilsation and systemization of information into computer databases; computerized file management.

Diary Dates:

Application	12-15-2010	Registration Date	07-22-2011

Date

Next Renewal	07-22-2021

Trademark Japan TRIPLE BEE with Katakana				TM1137JP00

Status:	Registered/Granted

Application No.	H10-104729	Registration No.	4386212

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30

List of Goods

05	Nutrients/tonics/denaturizers; other pharmaceutical preparations; dietetic beverages adapted for medical purposes; dietetic foods adapted for medical purposes; medical oiled papers; sanitary masks; wafers; gauze (for dressing); capsules; ear bandages; eye patches; menstruation bandages; menstruation (sanitary) napkins/pads; menstruation panties/knickers; absorbent cotton; adhesive plaster; bandages (for dressing); collodion (yellow syrupy liquid used for fixing bandages or covering an affected part); bracelets for medical purposes; powdered milk for babies; lactose (milk sugar).

30	Processed foods mainly containing bee products such as propolis, royal jelly, honey, and the like in the form of powder/liquid/tablets; seasonings; spices; coffee and cocoa; coffee beans; tea; aromatic preparations for food (other than essential oils); rice; husked barley; flour for food; gluten for food; cereal preparations (farinaceous foods); sandwiches; hamburgers; pizzas; boxed lunches; hot dogs; meat pies; ravioli; confectionery; bread and buns; instant cakes/ dessert mixes; instant ice cream mixes; instant sherbet mixes; almond paste; yeast powder; baking powder; ice; binding agents for ice cream; meat tenderizers for household purposes; preparations for stiffening whipped cream.

Diary Dates:

Application Date	12-08-1998	Registration Date	05-26-2000

Next Renewal	05-26-2020

343/745

3/4/2014	Portfolio Report

Trademark Japan				TM1138JP00
TRIPLE BERRY COMPLEX with Katakana

Status:	Registered/Granted

Application No.	2000-017850	Registration No.	4454012

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29

List of Goods

05	Vitamin preparations; mineral preparations; protein/amino acid preparations; other nutrients/tonics/denaturizers; other pharmaceutical preparations; dietetic substances adapted for medical use; dietetic beverages adapted for medical purposes; bracelets for medical purposes; powdered milk for babies; lactose (milk sugar); sanitary masks; absorbent cotton; adhesive plaster; bandages (for dressing).

29	Processed foods consisting mainly of herb, fruits, vegetables, in the form of tablet or liquids; processed vegetables and processed fruits; mixes for curry/stew/soup; protein for human consumption; milk products; meat products; processed marine products; frozen fruits; frozen vegetables; eggs; processed eggs; edible oils/fats.

Diary Dates:

Application Date	02-28-2000	Registration Date	02-16-2001

Next Renewal	02-16-2011

Trademark Japan				TM1135JP05
TRIPLE HEALTH DRINK with Katakana

Status:	Registered/Granted

Application No.	2012-029854	Registration No.	5519520

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplement drinks.

Diary Dates:

Registration Date	09-07-2012	Next Renewal	09-07-2022

Trademark Japan				TM1140JP00
XTRA-CAL with Katakana

Status:	Registered/Granted

Application No.	S63-123225	Registration No.	2419766

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Processed foodstuffs made principally from potassium compounds mixed with minerals (iron), vitamin C and powders of herbs, etc.; meats; eggs; edible fish and crustaceans (not live); frozen vegetables, frozen fruit; meat products; processed marine products; processed vegetables and fruit; Aburaage or Aburage (fried soybean curd); Koridofu (soybean curd frozen and then dried); Konnyaku (jelly made from devil’s tongue root); soybean milk; tofu (soybean curd); Natto (fermented soybeans); processed eggs; mixes for curry/stew/soup; Ochazuke-nori (dried lavar for flavoring boiled rice with green tea); Furikake (seasoning granules for boiled rice); Namemono (fermented edible soybean paste, not for soup).

Diary Dates:

Application Date	11-01-1988	Registration Date	06-30-1992

Next Renewal	06-30-2022

344/745

3/4/2014	Portfolio Report

Trademark Jordan				TM1001JO05
HERBALIFE

Status:	Registered/Granted

Application No.	42677	Registration No.	42677

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements, namely, vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form.

Diary Dates:

Application Date	08-24-1996	Registration Date	04-13-1997

Next Renewal	08-24-2023

Trademark Kazakhstan				TM1031KZ00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	56190	Registration No.	40233

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30

List of Goods

05	Dietary and nutritional supplements, including in class 05 namely vitamins and herbs for use as food supplements.

30	dietary and nutritional supplements for non-medical purposes.

Diary Dates:

Application Date	11-01-2011	Registration Date	11-01-2011

Next Renewal	11-01-2021

Trademark Kazakhstan				TM1080KZ00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	9086	Registration No.	7145

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 16, 30, 32

List of Goods

03

05

16

30

32

Diary Dates:

Application Date	10-10-1996	Registration Date	05-08-1998

Next Renewal	10-10-2016

Trademark Kazakhstan				TM1054KZ00
H3O PRO

Status:	Registered/Granted

		Registration No.	40033

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Registration Date	11-01-2011

Next Renewal	11-01-2021

345/745

3/4/2014	Portfolio Report

Trademark Kazakhstan				TM1001KZ00
HERBALIFE

Status:	Registered/Granted

Application No.	9088	Registration No.	7147

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 16, 30, 32

List of Goods

03

05

16

30

32

Diary Dates:

Application Date	10-10-1996	Registration Date	05-08-1998

Next Renewal	10-10-2016

Trademark Kazakhstan				TM1001KZ29
HERBALIFE

Status:	Registered/Granted

Application No.	56193	Registration No.	40235

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Soup mixes; snack foods composed primarily of protein.

Diary Dates:

Application Date	11-01-2011	Registration Date	11-01-2011

Next Renewal	11-01-2021

Trademark Kazakhstan				TM1558KZ00
HERBALIFE

Status:	Registered/Granted

Application No.	59394	Registration No.	42267

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; business management; business administration; office functions; services to assist other with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Application Date	09-04-2012	Registration Date	09-04-2012

Next Renewal	09-04-2022

346/745

3/4/2014	Portfolio Report

Trademark Kazakhstan				TM1556KZ00
HERBALIFE and Tri-Leaf device

Status:	Registered

Application No.	59396	Registration No.	42269

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Healthcare products, health food supplements made principally of vitamins, health food supplement made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements; powdered protein for human consumption; protein for human consumption; protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts, all including in 29 Class; snacks containing protein, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; herbal teas and herbal infusions for non-medical purposes; culinary herbs for food purposes; herb tea for food purposes.

32	Mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and on-alcoholic drinks.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Application Date	09-04-2012

Trademark Kazakhstan				TM1016KZ00
HERBALIFELINE

Status:	Registered/Granted

Application No.	56191	Registration No.	40036

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30

List of Goods

05	Dietary and nutritional supplements, including in class 05 namely vitamins and herbs for use as food supplements.

30	Dietary and nutritional supplements for non-medical purposes.

Diary Dates:

Application Date	11-01-2011	Registration Date	11-01-2011

Next Renewal	11-01-2021

Trademark Kazakhstan				TM1049KZ32
LIFTOFF

Status:	Registered/Granted

Application No.	56188	Registration No.	40035

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Effervescent tablets and powders used in making beverages, with the express exclusion of prepared drinks of any kind.

Diary Dates:

Application Date	11-01-2011	Registration Date	11-01-2011

Next Renewal	11-01-2021

347/745

3/4/2014	Portfolio Report

Trademark Kazakhstan				TM1010KZ32
NITEWORKS

Status:	Registered/Granted

Application No.	56187	Registration No.	40034

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	11-01-2011	Registration Date	11-01-2011

Next Renewal	11-01-2021

Trademark Kazakhstan				TM1021KZ03
NOURIFUSION

Status:	Registered/Granted

Application No.	56192	Registration No.	40234

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Gels and lotions for the face and body, eye creams, masks, milks, and washes for the face and body.

Diary Dates:

Application Date	11-01-2011	Registration Date	11-01-2011

Next Renewal	11-01-2021

Trademark Kazakhstan				TM1025KZ00
THERMOJETICS

Status:	Registered/Granted

Application No.	9087	Registration No.	7146

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 16, 30, 32

List of Goods

03

05

16

30

32

Diary Dates:

Application Date	10-10-1996	Registration Date	05-08-1998

Next Renewal	10-10-2016

348/745

3/4/2014	Portfolio Report

Trademark Kazakhstan				TM1027KZ00
TRI-LEAF DESIGN

Status:	Registered/Granted

Application No.	9085	Registration No.	7144

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 16, 30, 32

List of Goods

03

05

16

30

32

Diary Dates:

Application Date	10-10-1996	Registration Date	05-08-1998

Next Renewal	10-10-2016

Trademark Kazakhstan				TM1557KZ00
Tri-Leaf device

Status:	Registered/Granted

Application No.	59395	Registration No.	42268

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; business management; business administration; office functions; services to assist other with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Application Date	09-04-2012	Registration Date	09-04-2012

Next Renewal	09-04-2022

Trademark Kazakhstan				TM1027KZ29
Tri-Leaf device

Status:	Registered/Granted

Application No.	56194	Registration No.	40236

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Soup mixes; snack foods composed primarily of protein.

Diary Dates:

Application Date	11-01-2011	Registration Date	11-01-2011

Next Renewal	11-01-2021

349/745

3/4/2014	Portfolio Report

Trademark Kazakhstan	TM1032KZ00
XTRA-CAL

Status:	Registered/Granted

Application No.	56189	Registration No.	40754

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30

List of Goods

05	Dietary and nutritional supplements included in Class 05 namely vitamins and herbs for use as food supplements.

30	Dietary and nutritional supplements for non-medical purposes.

Diary Dates:

Application Date	11-01-2011	Registration Date	11-22-2011

Next Renewal	11-22-2021

Trademark Kenya	TM1594KE00
HERBALIFE

Status:	Published

Application No.	76129

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Healthcare products, health food supplements made principally of vitamins, health food supplement made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; herbal teas and herbal infusions; culinary herbs; herb tea for food purposes.

32	Mineral and aerated waters and other non-alcoholic drnkis, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and on-alcoholic drinks.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Application Date	09-14-2012

Trademark Kenya	TM1596KE00
HERBALIFE and Tri-Leaf device

Status:	Published

Application No.	76131

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Healthcare products, health food supplements made principally of vitamins, health food supplement made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

350/745

3/4/2014	Portfolio Report

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; herbal teas and herbal infusions; culinary herbs; herb tea for food purposes.

32	Mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and on-alcoholic drinks.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Application Date	09-14-2012

Trademark Kenya				TM1595KE00
Tri-Leaf device

Status:	Published

Application No.	76130

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Healthcare products, health food supplements made principally of vitamins, health food supplement made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; herbal teas and herbal infusions; culinary herbs; herb tea for food purposes.

32	Mineral and aerated waters and other non-alcoholic drnkis, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and on-alcoholic drinks.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Application Date	09-14-2012

Trademark Korea, Republic of				TM1031KR00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	40-1983-0010608	Registration No.	108119

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	01, 05, 29

List of Goods

01

05

29	Dietary and nutritional supplements not for medical purposes, composed primarily of herbs, plant materials and minerals.

Diary Dates:

Application Date	07-26-1983	Registration Date	12-18-1984

Next Renewal	12-18-2014

351/745

3/4/2014	Portfolio Report

Trademark Korea, Republic of				TM1030KR00
DINOMINS

Status:	Registered/Granted

Application No.	40-1997-33810	Registration No.	434719

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Chewable vitamins, mineral supplements.

Diary Dates:

Application Date	07-21-1997	Registration Date	12-22-1998

Next Renewal	12-22-2018

Trademark Korea, Republic of				TM1005KR00
Figurine Design (heartman)

Status:	Registered/Granted

Application No.	40-2005-18011	Registration No.	652497

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 32

List of Goods

29	Nutritional and dietary supplements not for medical purpose composed of herbs and amino acids.

32	Non-alcoholic powered beverages for health purpose composed of herbs and amino acids.

Diary Dates:

Application Date	04-22-2005	Registration Date	02-23-2006

Next Renewal	02-23-2016

Trademark Korea, Republic of				TM1001KR02
HERBALIFE

Status:	Registered/Granted

Application No.	40-1983-7310	Registration No.	104827

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	01, 05

List of Goods

01	Artificial sweeteners.

05	Medicines for digestive organs; vitamin preparations; medicines for central nervous system; and oral detergent.

Diary Dates:

Application Date	05-28-1983	Registration Date	09-13-1984

Next Renewal	09-13-2014

352/745

3/4/2014	Portfolio Report

Trademark Korea, Republic of				TM1001KR03
HERBALIFE

Status:	Registered/Granted

Application No.	83-7309	Registration No.	104625

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	04, 29

List of Goods

04	Lanolin for industrial purpose; and sesame oil for industrial purpose.

29	Acetobacter beverages; edible lanolin; edible sesame oil; bottled livestock products; and beef.

Diary Dates:

Application Date	05-28-1983	Registration Date	09-06-1984

Next Renewal	09-06-2014

Trademark Korea, Republic of				TM1001KR04
HERBALIFE

Status:	Registered/Granted

Application No.	90-9321	Registration No.	211903

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 30

List of Goods

29

30

Diary Dates:

Application Date	04-04-1990	Registration Date	03-29-1991

Next Renewal	03-28-2021

Trademark Korea, Republic of				TM1001KR00
HERBALIFE

Status:	Registered/Granted

Application No.	93-29602	Registration No.	301061

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin cleansers, moisturizers, facial creams, body creams, shaving creams, suntan oils, suntan lotions, and hair conditioners.

Diary Dates:

Application Date	08-19-1993	Registration Date	10-31-1994

Next Renewal	10-31-2014

Trademark Korea, Republic of				TM1001KR01
HERBALIFE

Status:	Registered/Granted

Application No.	93-29603	Registration No.	302478

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair shampoos, hair rinses, and hair conditioners.

Diary Dates:

Application Date	08-19-1993	Registration Date	11-23-1994

Next Renewal	11-23-2014

353/745

3/4/2014	Portfolio Report

Trademark Korea, Republic of				TM1582KR00
HERBALIFE

Status:	Registered/Granted

Application No.	40-2012-69608	Registration No.	40-994955

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 25

List of Goods

03	Cosmetics, cosmetic products for the face and body, cosmetic preparations for skin care and hair care, soap for personal use.

05	Pharmaceutics, protein dietary supplements, dietary fiber, vitamin dietary supplements, mineral dietary supplements, amino acid dietary supplements, lecithin dietary supplements, nutritional supplements, mineral nutritional supplements, mineral food supplements, dietetic foods adapted for medical purposes, dietetic beverages adapted for medical purposes, dietetic substances adapted for medical purposes, enzyme dietary supplements, propolis dietary supplements, casein dietary supplements, royal jelly dietary supplements, herbal tea for medical purposes, weight reducing tea for medical purposes, pharmaceuticals for treatment of acne.

09	Recorded videotape about human health and nutrition, fitness and exercise (non-music); downloadable electronic publications about human health and nutrition, fitness and exercise; downloadable computer programs about human health and nutrition, fitness and exercise; computer software about human health and nutrition, fitness and exercise.

25	Clothing (only for the “HERBALIFE” house mark)

Diary Dates:

Application Date	11-08-2012	Registration Date	09-12-2013

Next Renewal	09-12-2023

Trademark Korea, Republic of				TM1583KR00
HERBALIFE

Status:	Registered/Granted

Application No.	45-2012-5796	Registration No.	45-46205

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30, 32, 35, 41

List of Goods

30	Tea, tea leaves, tea-based preparations, tea substitutes, herbal tea, tea extracts.

32	Non-alcoholic beverages; preparations for making non-alcoholic beverages.

35	Retail services of nutritional supplements/pharmaceuticals/cosmetics/cosmetic products for the face and body/cosmetic preparations for skin care and hair care/soap for personal use through direct sales; wholesale services of nutritional supplements/pharmaceuticals/cosmetics/cosmetic products for the face and body/cosmetic preparations for skin care and hair care/soap for personal use through direct sales.

41	Educational information of human health, nutrition, fitness, and exercise; arranging and conducting of educational events in relation of human health, nutrition, fitness, and exercise; arranging and conducting of conferences in relation of human health, nutrition, fitness, and exercise; internet education instructions in relation of human health, nutrition, fitness, and exercise.

Diary Dates:

Application Date	11-08-2012	Registration Date	09-12-2013

Next Renewal	09-12-2023

Trademark Korea, Republic of				TM1006KR00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	93-29598	Registration No.	301059

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	08-19-1993	Registration Date	10-31-1994

Next Renewal	10-31-2014

354/745

3/4/2014	Portfolio Report

Trademark Korea, Republic of				TM1006KR01
HERBALIFE & Design

Status:	Registered/Granted

Application No.	93-29597	Registration No.	310586

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form.

Diary Dates:

Application Date	08-19-1993	Registration Date	03-27-1995

Next Renewal	03-27-2015

Trademark Korea, Republic of				TM1006KR02
HERBALIFE & Design

Status:	Registered/Granted

Application No.	93-29599	Registration No.	302477

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair shampoos; hair rinses; and hair conditioners.

Diary Dates:

Application Date	08-19-1993	Registration Date	11-23-1994

Next Renewal	11-23-2014

Trademark Korea, Republic of				TM1006KR03
HERBALIFE & Design

Status:	Registered/Granted

Application No.	93-35960	Registration No.	301546

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Aloe extraction in liquid form.

Diary Dates:

Application Date	10-11-1993	Registration Date	11-07-1994

Next Renewal	11-07-2014

Trademark Korea, Republic of				TM1586KR00
HERBALIFE and Tri-Leaf device

Status:	Registered/Granted

Application No.	40-2012-69610	Registration No.	40-994974

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09

Diary Dates:

Application Date	11-08-2012	Registration Date	09-12-2013

Next Renewal	09-12-2023

355/745

3/4/2014	Portfolio Report

Trademark Korea, Republic of				TM1586KR01
HERBALIFE and Tri-Leaf device

Status:	Registered/Granted

Application No.	45-2012-5798	Registration No.	45-46202

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30, 32, 35, 41

List of Goods

30	Tea, tea leaves, tea-based preparations, tea substitutes, herbal tea, tea extracts.

32	Non-alcoholic beverages; preparations for making non-alcoholic beverages.

35	Retail services of nutritional supplements/pharmaceuticals/cosmetics/cosmetic products for the face and body/cosmetic preparations for skin care and hair care/soap for personal use through direct sales; wholesale services of nutritional supplements/pharmaceuticals/cosmetics/cosmetic products for the face and body/cosmetic preparations for skin care and hair care/soap for personal use through direct sales.

41	Educational information of human health, nutrition, fitness, and exercise; arranging and conducting of educational events in relation of human health, nutrition, fitness, and exercise; arranging and conducting of conferences in relation of human health, nutrition, fitness, and exercise; internet education instructions in relation of human health, nutrition, fitness, and exercise.

Diary Dates:

Application Date	11-08-2012	Registration Date	09-12-2013

Next Renewal	09-12-2023

Trademark Korea, Republic of				TM1145KR00
HERBALIFE GREEN TEA PLUS

Status:	Registered/Granted

Application No.	40-2006-24556	Registration No.	698264

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Non-medical dietary supplement of which main ingredients are green tea and catechin components.

Diary Dates:

Application Date	05-09-2006	Registration Date	02-14-2007

Next Renewal	02-14-2017

Trademark Korea, Republic of				TM1155KR00
HERBALIFE SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	40-2003-26298	Registration No.	609028

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, masks, lotions, scrubs, moisturizers, and gels for the face or body; face exfoliants for cosmetic use, body exfoliants for cosmetic use.

Diary Dates:

Application Date	06-11-2003	Registration Date	02-21-2005

Next Renewal	02-21-2015

356/745

3/4/2014	Portfolio Report

Trademark Korea, Republic of				TM1153KR00
HERBALIFE TOTAL SLIM

Status:	Expired

Application No.	40-2002-57260	Registration No.	585902

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Nutritional supplemental food containing herbal ingredients (not for medical use), health supplemental food for dietetic purpose containing herbal ingredients (not for medical use), health supplemental food for weight-loss containing herbal ingredients (not for medical use).

Diary Dates:

Application Date	12-11-2002	Registration Date	06-25-2004

Next Renewal	06-25-2014

Trademark Korea, Republic of				TM1016KR00
HERBALIFELINE

Status:	Registered/Granted

Application No.	40-1983-10607	Registration No.	105052

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	01, 05

List of Goods

01	Artificial sweeteners.

05	Nutritious tonics; oral detergent; vitamin preparations; medicines for digestive organs.

Diary Dates:

Application Date	07-26-1983	Registration Date	09-18-1984

Next Renewal	09-18-2014

Trademark Korea, Republic of				TM1060KR00
ILLUMINESCE

Status:	Closed/Registered

Application No.	40-2004-7575	Registration No.	628386

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cleansing creams; nourishing creams; vanishing creams; sunscreen creams; skin whitening creams; cleansing lotions; sunscreen lotions; body wash for cosmetic use; mask packs; skin toners for cosmetic use; exfoliants for cosmetic use; skin refining scrub creams; sun milk; skin milk; bath soaps; cosmetic soaps; shampoos; paper soaps; cream soaps; hair rinses; toilet soaps; massage gels; and hair gels.

Diary Dates:

Application Date	02-20-2004	Registration Date	08-18-2005

357/745

3/4/2014	Portfolio Report

Trademark Korea, Republic of				TM1128KR00
JUNIORVITES

Status:	Registered/Granted

Application No.	40-2007-43545	Registration No.	40-752645

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin tablets.

Diary Dates:

Application Date	08-16-2007	Registration Date	07-07-2008

Next Renewal	07-07-2018

Trademark Korea, Republic of				TM1049KR00
LIFTOFF

Status:	Registered/Granted

Application No.	40-2004-43821	Registration No.	635885

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powders for effervescing beverages, tablets for effervescing beverages; fruit powders and concentrates for beverages; functional energy and nutritional beverages not for medical purpose.

Diary Dates:

Application Date	09-23-2004	Registration Date	10-20-2005

Next Renewal	10-20-2015

Trademark Korea, Republic of				TM1151KR00
LIFTOFF in Korean

Status:	Registered/Granted

Application No.	40-2007-21879	Registration No.	736667

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powders for effervescing beverages, tablets for effervescing beverages; fruit powders and concentrates for beverages; functional energy and nutritional beverages not for medical purpose.

Diary Dates:

Application Date	04-23-2007	Registration Date	02-11-2008

Next Renewal	02-11-2018

Trademark Korea, Republic of				TM1144KR00
MULTIVITES

Status:	Registered/Granted

Application No.	40-2007-22023	Registration No.	736371

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations.

Diary Dates:

Application Date	04-24-2007	Registration Date	02-04-2008

Next Renewal	02-04-2018

358/745

3/4/2014	Portfolio Report

Trademark Korea, Republic of				TM1010KR00
NITEWORKS

Status:	Registered/Granted

Application No.	40-2004-10546	Registration No.	629025

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 32

List of Goods

29	Nutritional and dietary supplements not for medical purpose composed of herbs and amino acids.

32	Non-alcoholic powdered beverages for health purpose composed of herbs and amino acids.

Diary Dates:

Application Date	03-09-2004	Registration Date	08-24-2005

Next Renewal	08-24-2015

Trademark Korea, Republic of				TM1146KR00
NITEWORKS in Korean

Status:	Registered/Granted

Application No.	40-2007-21878	Registration No.	743567

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 32

List of Goods

29	Nutritional supplements not for medical purpose composed of herbs and amino acids; dietary supplements not for medical purpose composed of herbs and amino acids.

32	Non-alcoholic powdered beverages for health purpose composed of herbs and amino acids.

Diary Dates:

Application Date	04-23-2007	Registration Date	04-14-2008

Next Renewal	04-14-2018

Trademark Korea, Republic of				TM1021KR00
NOURIFUSION

Status:	Registered/Granted

Application No.	40-2005-16607	Registration No.	649162

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 29

List of Goods

03	Cleansing and moisturizing lotions, cleansing and moisturizing creams, cleansing and moisturizing gels, cleansing and moisturizing masks; toning lotions and gels.

29	Dietary and nutritional supplements for non-medical purpose of which main ingredients is lutein extracted from fruits/vegetable, combined with vitamin; dietary and nutritional supplements for non-medical purpose of which main ingredients is lycopene extracted from fruits/vegetable, combined with vitamin; dietary and nutritional supplements for non-medical purpose of which main ingredients is sesame seed oil, combined with vitamin.

Diary Dates:

Application Date	04-15-2005	Registration Date	01-31-2006

Next Renewal	01-31-2016

359/745

3/4/2014	Portfolio Report

Trademark Korea, Republic of				TM1147KR00
NOURIFUSION in Korean

Status:	Registered/Granted

Application No.	40-2007-21880	Registration No.	736668

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 29

List of Goods

03	Cleansing and moisturizing lotions, cleansing and moisturizing creams, cleansing and moisturizing gels, cleansing and moisturizing masks; toning lotions and gels.

29	Dietary and nutritional supplements for non-medical purpose of which main ingredients is lutein extracted from fruits/vegetable, combined with vitamin; dietary and nutritional supplements for non-medical purpose of which main ingredients is lycopene extracted from fruits/vegetable, combined with vitamin; dietary and nutritional supplements for non-medical purpose of which main ingredients is sesame seed oil, combined with vitamin.

Diary Dates:

Application Date	04-23-2007	Registration Date	02-11-2008

Next Renewal	02-11-2018

Trademark Korea, Republic of				TM1203KR00
PROLESSA

Status:	Registered

Application No.	40-2010-0008352	Registration No.	40-0906125

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29

List of Goods

05	Food supplements for dietary purposes for medical use.

29	Food supplements for dietary purposes not for medical use.

Diary Dates:

Application Date	02-16-2010

Trademark Korea, Republic of				TM1038KR00
Ring of Leaves device

Status:	Closed/Registered

Application No.	45-2004-2254	Registration No.	14540

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 30, 32, 44

List of Goods

29	Meal replacement herb powders supplemented with protein, vitamins, minerals (not for medical use); meal replacement food of which main ingredients are herbs supplemented with protein, vitamins, minerals (not for medical use); vegetable soups; vegetable powdered soups; non-medical dietary supplements of which main ingredients are herbs; non-medical dietary supplements of which main ingredients are fruits; non-medical dietary supplements of which main ingredients are vegetables; non-medical dietary supplements of which main ingredients are milks; non-medical dietary supplements of which main ingredients are edible linseed oils; non-medical dietary supplements of which main ingredients are marine oils.

30	Cereal snack bars; soy snack bars; crunch soy snacks; herb tea; non-medical dietary supplements of which main ingredients are soy.

32	Herb powder for beverages; non-alcoholic beverages for health purposes, of which main ingredients are herbs.

44	Information providing services for weight management program; consultant services for weight management program; management assistant services for weight management services.

Diary Dates:

Application Date	06-24-2004	Registration Date	12-08-2005

360/745

3/4/2014	Portfolio Report

Trademark Korea, Republic of				TM1040KR00
SHAPEWORKS

Status:	Registered/Granted

Application No.	45-2004-600	Registration No.	14773

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 30, 32, 44

List of Goods

29	Meal replacement herb powders supplemented with protein, vitamins, minerals (not for medical use); meal replacement food of which main ingredients are herbs supplemented with protein, vitamins, minerals (not for medical use); vegetable soups; vegetable powdered soups; non-medical dietary supplements of which main ingredients are herbs; non-medical dietary supplements of which main ingredients are fruits; non-medical dietary supplements of which main ingredients are vegetables; non-medical dietary supplements of which main ingredients are milks; non-medical dietary supplements of which main ingredients are edible linseed oils; non-medical dietary supplements of which main ingredients are marine oils.

30	Cereal snack bars; soy snack bars; crunch soy snacks; non-medical dietary supplements of which main ingredients are soy; herb tea; non-medical health supplements of which main ingredients are soy.

32	Herb powder for beverage; non-alcoholic beverages for health purposes of which main ingredients are herbs; beverage mixes of which main ingredients is soy.

44	Information providing services for weight management program; consultant services for weight management program; management assistant services for weight management services.

Diary Dates:

Application Date	02-20-2004	Registration Date	01-02-2006

Next Renewal	01-02-2016

Trademark Korea, Republic of				TM1154KR00
SHAPEWORKS in Korean

Status:	Registered/Granted

Application No.	45-2007-1625	Registration No.	22946

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 30, 32, 44

List of Goods

29	Meal replacement herb powders supplemented with protein, vitamins, minerals (not for medical use); meal replacement food of which main ingredients are herbs supplemented with protein, vitamins, minerals (not for medical use); vegetable soups; vegetable powdered soups; non-medical dietary supplements of which main ingredients are herbs; non-medical dietary supplements of which main ingredients are fruits; non-medical dietary supplements of which main ingredients are vegetables; non-medical dietary supplements of which main ingredients are milks; non-medical dietary supplements of which main ingredients are edible linseed oils; non-medical dietary supplements of which main ingredients are marine oils; soy snack bars; crunch soy snacks; non-medical dietary supplements of which main ingredients are soy; non-medical health supplements of which main ingredients are soy.

30	Cereal snack bars; herb tea.

32	Herb powder for beverage; non-alcoholic beverages for health purposes of which main ingredients are herbs; beverage mixes of which main ingredients is soy.

44	Information providing services for weight management program; consultant services for weight management program; management assistant services for weight management services.

Diary Dates:

Application Date	04-23-2007	Registration Date	04-15-2008

Next Renewal	04-15-2018

Trademark Korea, Republic of				TM1025KR00
THERMOJETICS

Status:	Registered/Granted

Application No.	93-29604	Registration No.	304004

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements consisting of herbs, all in tablet or liquid form.

Diary Dates:

Application Date	08-19-1993	Registration Date	12-15-1994

Next Renewal	12-15-2014

361/745

3/4/2014	Portfolio Report

Trademark Korea, Republic of				TM1025KR01
THERMOJETICS

Status:	Closed/Registered

Application No.	93-29605	Registration No.	301062

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin lotions, medicated creams, nourishing creams, and skin creams.

Diary Dates:

Application Date	08-19-1993	Registration Date	10-31-1994

Trademark Korea, Republic of				TM1584KR00
Tri-Leaf device

Status:	Registered/Granted

Application No.	40-2012-69609	Registration No.	40-994915

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09

List of Goods

03	Cosmetics, cosmetic products for the face and body, cosmetic preparations for skin care and hair care, soap for personal use.

05	Pharmaceutics, protein dietary supplements, dietary fiber, vitamin dietary supplements, mineral dietary supplements, amino acid dietary supplements, lecithin dietary supplements, nutritional supplements, mineral nutritional supplements, mineral food supplements, dietetic foods adapted for medical purposes, dietetic beverages adapted for medical purposes, dietetic substances adapted for medical purposes, enzyme dietary supplements, propolis dietary supplements, casein dietary supplements, royal jelly dietary supplements, herbal tea for medical purposes, weight reducing tea for medical purposes, pharmaceuticals for treatment of acne.

09	Recorded videotape about human health and nutrition, fitness and exercise (non-music); downloadable electronic publications about human health and nutrition, fitness and exercise; downloadable computer programs about human health and nutrition, fitness and exercise; computer software about human health and nutrition, fitness and exercise.

Diary Dates:

Application Date	11-08-2012	Registration Date	09-12-2013

Next Renewal	09-12-2023

Trademark Korea, Republic of				TM1585KR00
Tri-Leaf device

Status:	Registered/Granted

Application No.	45-2012-5797	Registration No.	45-46200

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30, 32, 35, 41

List of Goods

30	Tea, tea leaves, tea-based preparations, tea substitutes, herbal tea, tea extracts.

32	Non-alcoholic beverages; preparations for making non-alcoholic beverages.

35	Retail services of nutritional supplements/pharmaceuticals/cosmetics/cosmetic products for the face and body/cosmetic preparations for skin care and hair care/soap for personal use through direct sales; wholesale services of nutritional supplements/pharmaceuticals/cosmetics/cosmetic products for the face and body/cosmetic preparations for skin care and hair care/soap for personal use through direct sales.

41	Educational information of human health, nutrition, fitness, and exercise; arranging and conducting of educational events in relation of human health, nutrition, fitness, and exercise; arranging and conducting of conferences in relation of human health, nutrition, fitness, and exercise; internet education instructions in relation of human health, nutrition, fitness, and exercise.

Diary Dates:

Application Date	11-08-2012	Registration Date	09-12-2013

Next Renewal	09-12-2023

362/745

3/4/2014	Portfolio Report

Trademark Kyrgyzstan				TM1080KG00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	972237.3	Registration No.	4649

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Skin care products, namely, body toning cream.

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, powder, capsule or liquid form, herbal teas.

30	Tea.

32	Powdered protein, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	08-26-1997	Registration Date	01-29-1999

Next Renewal	08-26-2017

Trademark Kyrgyzstan				TM1001KG00
HERBALIFE

Status:	Registered/Granted

Application No.	972239.3	Registration No.	4651

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 16, 30, 32

List of Goods

03	Skin care products, namely, body toning cream.

05	Herbal teas.

16	Books, stationery, printed publications and printed matter.

30	Tea.

32	Powdered protein, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	08-26-1997	Registration Date	01-29-1999

Next Renewal	08-26-2017

Trademark Kyrgyzstan				TM1001KG01
HERBALIFE

Status:	Registered/Granted

Application No.	961696.3	Registration No.	4169

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	09-25-1996	Registration Date	03-30-1998

Next Renewal	09-25-2016

363/745

3/4/2014	Portfolio Report

Trademark Kyrgyzstan				TM1612KG00
HERBALIFE

Status:	Registered/Granted

Application No.	20120496.3	Registration No.	12141

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 35

List of Goods

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts, all including in 29 Class; snacks containing protein, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Application Date	09-14-2012	Registration Date	09-14-2012

Next Renewal	09-14-2022

Trademark Kyrgyzstan				TM1611KG00
HERBALIFE and Tri-Leaf device

Status:	Registered/Granted

Application No.	20120498.3	Registration No.	12143

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Healthcare products, health food supplements made principally of vitamins, health food supplement made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements; powdered protein for human consumption; protein for human consumption; protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; herbal teas and herbal infusions for non-medical purposes; culinary herbs for food purposes; herb tea for food purposes.

32	Mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and on-alcoholic drinks.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Application Date	09-14-2012	Registration Date	09-14-2012

Next Renewal	09-14-2022

Trademark Kyrgyzstan				TM1615KG00
HERBALIFELINE

Status:	Registered/Granted

Application No.	20120499.3	Registration No.	12144

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

Diary Dates:

Application Date	09-14-2012	Registration Date	09-14-2012

Next Renewal	09-14-2022

364/745

3/4/2014	Portfolio Report

Trademark Kyrgyzstan				TM1616KG00
LIFTOFF

Status:	Registered/Granted

Application No.	20120500.3	Registration No.	12145

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Effervescent powders and tablets for making non-alcoholic beverages, with the express exclusion of ready-made beverages.

Diary Dates:

Application Date	09-14-2012	Registration Date	09-14-2012

Next Renewal	09-14-2022

Trademark Kyrgyzstan				TM1617KG00
NITEWORKS

Status:	Registered/Granted

Application No.	20120501.3	Registration No.	12146

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	09-14-2012	Registration Date	09-14-2012

Next Renewal	09-14-2022

Trademark Kyrgyzstan				TM1025KG00
THERMOJETICS

Status:	Registered/Granted

Application No.	972238.3	Registration No.	4650

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Skin care products, namely, body toning cream.

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, powder, capsule or liquid form, herbal teas.

30	Tea.

32	Powdered protein, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	08-26-1997	Registration Date	01-29-1999

Next Renewal	08-26-2017

365/745

3/4/2014	Portfolio Report

Trademark Kyrgyzstan				TM1027KG00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	972236.3	Registration No.	4887

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 16, 30, 32

List of Goods

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, powder, capsule or liquid form, herbal teas.

16	Books, stationery, printed publications and printer matter.

30	Tea.

32	Powdered protein, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	08-26-1997	Registration Date	05-31-1999

Next Renewal	08-26-2017

Trademark Kyrgyzstan				TM1613KG00
Tri-Leaf device

Status:	Registered/Granted

Application No.	20120497.3	Registration No.	12142

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 29, 35

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts, all including in 29 Class; snacks containing protein, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Application Date	09-14-2012	Registration Date	09-14-2012

Next Renewal	09-14-2022

Trademark Kyrgyzstan				TM1618KG00
XTRA-CAL

Status:	Registered/Granted

Application No.	20120502.3	Registration No.	12147

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

Diary Dates:

Application Date	09-14-2012	Registration Date	09-14-2012

Next Renewal	09-14-2022

366/745

3/4/2014	Portfolio Report

Trademark Latvia				TM1068LV00
DERMAJETICS

Status:	Expired

Application No.	M-94-1849	Registration No.	M-36169

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely, cleansers, moisturizers, toners, astringents, facial masks, facial and body scrubs, facial creams, eye creams, body creams, body toning creams, body oils, body lotions, body skin toners, bath oils and bath gels.

Diary Dates:

Application Date	08-31-1994	Registration Date	02-20-1997

Next Renewal	08-31-2014

Trademark Latvia				TM1107LV00
FIBERBOND

Status:	Registered/Granted

Application No.	M-02-449	Registration No.	M-50716

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements adapted for medical use and consisting of vitamins, minerals and herbs.

Diary Dates:

Application Date	03-19-2002	Registration Date	02-20-2003

Next Renewal	03-19-2012

Trademark Latvia Appears to be duplicate				TM1531LV00
Fiberbond	of above registration.

Status:	Registered/Granted

		Registration No.	M50716

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements adapted for medical use and consisting of vitamins minerals and herbs.

Diary Dates:

Registration	02-20-2003	Next Renewal	03-19-2022
Date

Trademark Latvia				TM1080LV00
Figurine Design (reversed rainbowman)

Status:	Expired

Application No.	M-94-1851	Registration No.	M-37925

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Hair care products, namely, shampoos, rinses and conditioners; skin care products, namely, cleansers, moisturizers, toners, astringents, facial creams, body lotions, body toning creams, shaving creams, suntan oils and suntan lotions.

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form.

30	Herbal food beverages, especially teas.

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	08-31-1994	Registration Date	08-20-1997

Next Renewal	08-31-2014

367/745

3/4/2014	Portfolio Report

Trademark Latvia				TM1114LV00
FLORAFIBER

Status:	Registered/Granted

Application No.	M-02-450	Registration No.	M-50717

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements adapted for medical use and consisting of vitamins, minerals and herbs.

Diary Dates:

Application Date	03-19-2002	Registration Date	02-20-2003

Next Renewal	03-19-2022

Trademark Latvia				TM1001LV00
HERBALIFE

Status:	Registered/Granted

Application No.	M-94-1155	Registration No.	M-35535

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, especially hair shampoos, hair rinses, hair conditioners, skin cleansers, moisturizers, facial creams, body creams, shaving creams, suntan oils and suntan lotions.

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides; especially nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form, herbs for making beverages.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages, especially fruit juice and fruit drinks, powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	05-26-1994	Registration Date	12-20-1996

Next Renewal	05-26-2014

Trademark Latvia				TM1006LV00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	M-94-1156	Registration No.	M-35536

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices, especially hair shampoos, hair rinses, hair conditioners, skin cleansers, moisturizers, facial creams, body creams, shaving creams, suntan oils and suntan lotions.

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides; especially nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form, herbs for making beverages.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages, especially fruit juice and fruit drinks, powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	05-26-1994	Registration Date	12-20-1996

Next Renewal	05-26-2014

368/745

3/4/2014	Portfolio Report

Trademark Latvia				TM1016LV00
HERBALIFELINE

Status:	Registered/Granted

Application No.	M-02-451	Registration No.	M-50973

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements consisting of vitamins, minerals and herbs.

Diary Dates:

Application Date	03-19-2002	Registration Date	03-20-2003

Next Renewal	03-19-2022

Trademark Latvia				TM1042LV00
THERMO COMPLETE

Status:	Registered/Granted

Application No.	M-03-1007	Registration No.	M-53550

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements; additives for foodstuffs; dietetic substances.

Diary Dates:

Application Date	06-17-2003	Registration Date	06-17-2013

Next Renewal	06-17-2023

Trademark Latvia				TM1025LV00
THERMOJETICS

Status:	Registered/Granted

Application No.	M-94-1850	Registration No.	M-36170

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Hair care products, namely, shampoos, rinses and conditioners; skin care products, namely, cleansers, moisturizers, toners, astringents, facial creams, body lotions, body toning creams, shaving creams, suntan oils and suntan lotions.

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form.

30	Teas.

32	Powdered protein, amino acids, vitamins, minerals and herbs for making non-alcoholic beverages.

Diary Dates:

Application Date	08-31-1994	Registration Date	02-20-1997

Next Renewal	08-31-2014

369/745

3/4/2014	Portfolio Report

Trademark Lebanon				TM1347LB00
HERBALIFE

Status:	Registered/Granted

Application No.	134851	Registration No.	134851

Application Type:	Without Priority

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	03 Creams, Lotions, gels, Washes, Sprays, Milks, and masks for the face and body. Soaps, Fragrances. 05 Food Supplements and Dieteyic substances composed of herbs, minerals, and vitamins. 29 Snack Foods made primarily of protein; Soup Mixes; Powdered Meal Replacement Foods composed of protein, vitamins and minerals. 30 Preparations for making herbal teas 32 Preparations for making non-alcoholic beverages. 35 Retail services, namely, selling and marketing of products through direct or network sales.

05

29

30

32

35

Diary Dates:

Application Date	04-11-2011	Registration Date	04-11-2011

Next Renewal	04-11-2026

Trademark Lebanon				TM1351LB00
HERBALIFELINE

Status:	Registered/Granted

Application No.	134946	Registration No.	134946

Application Type:	Without Priority

Classes:	05

List of Goods

05	05 Food supplements for non-medicinal purposes.

Diary Dates:

Application Date	04-13-2011	Registration Date	04-13-2011

Next Renewal	04-13-2026

Trademark Lebanon				TM1349LB00
LIFTOFF

Status:	Registered/Granted

Application No.	134959	Registration No.	134959

Application Type:	Without Priority

Classes:	32

List of Goods

32	32 Preparations for making non-alcoholic beverages

Diary Dates:

Application Date	04-14-2011	Registration Date	04-14-2011

Next Renewal	04-14-2026

370/745

3/4/2014	Portfolio Report

Trademark Lebanon				TM1350LB00
NITEWORKS

Status:	Registered/Granted

Application No.	134945	Registration No.	134945

Application Type:	Without Priority

Classes:	32

List of Goods

32	32 Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	04-13-2011	Registration Date	04-13-2011

Next Renewal	04-13-2026

Trademark Lebanon				TM1352LB00
NOURIFUSION

Status:	Registered/Granted

Application No.	134958	Registration No.	134958

Application Type:	Without Priority

Classes:	03

List of Goods

03	03 Creams, Lotions, Gels, Washes, Sprays, Milks, and Masks for the face and body.

Diary Dates:

Application Date	04-14-2011	Registration Date	04-14-2011

Next Renewal	04-14-2026

Trademark Lebanon				TM1348LB00
TRI-LEAF device

Status:	Registered/Granted

Application No.	134848	Registration No.	134848

Application Type:	Without Priority

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

05	03 Creams, lotions, gels, washes, sprays, milks & masks for the face & body; soaps, fragrances 05 food supplements and dietetic substances composed of herbs, minerals and vitamins. 29 Snack foods made primarily of protein; soup mixes; powdered meal replacement foods fomposed of protein, vitamins and minerals. 30 Preparations for making herbal teas 32 Preparations for making non-alcoholic beverages. 35 Retail services, namely selling and marketing of products thorugh direct or network sales.

29

30

32

35

Diary Dates:

Application Date	04-11-2011	Registration Date	04-14-2011

Next Renewal	04-14-2026

Trademark Lebanon				TM1353LB00
XTRA-CAL

Status:	Registered/Granted

Application No.	135109	Registration No.	135-109

Application Type:	Without Priority

Classes:	05

List of Goods

05	05 Food supplements for non-medicinal purposes/

Diary Dates:

Application Date	04-21-2011	Registration Date	04-21-2011

Next Renewal	04-21-2026

371/745

3/4/2014	Portfolio Report

Trademark Lesotho			TM1464LS00
“24” device

Status:	Pending

Application No.	LS/M/11/00226

Application Type:	Without Priority

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	05-07-2011

Trademark Lesotho			TM1031LS00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	LS/M/07/00188	Registration No.	LS/M/07/00188

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	07-13-2007	Registration Date	09-18-2008

Next Renewal	07-13-2017

Trademark Lesotho			TM1083LS00
H3O PRO

Status:	Registered/Granted

Application No.	LS/M/08/00068	Registration No.	LS/M/08/00068

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	03-19-2008	Registration Date	01-30-2009

Next Renewal	03-19-2018

Trademark Lesotho			TM1001LS00
HERBALIFE

Status:	Registered/Granted

Application No.	LS/M/98/00617	Registration No.	LS/M/98/00617

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29

List of Goods

03	Shampoos, lotions, rinses and conditioners for the hair; cleaners, moisturizers, toners, creams, ointments, gels and lotions for skin.

372/745

3/4/2014	Portfolio Report

05	Vitamin preparations, mineral preparations, medicinal herbs, medicinal linseed and analgesic preparations.

29	Protein preparations, herbal preparations as food supplements, soups.

Diary Dates:

Application Date	11-25-1998	Registration Date	08-01-2002

Next Renewal	11-25-2018

Trademark Lesotho				TM1020LS00
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.	LS/M/07/00195	Registration No.	LS/M/07/00195

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41, 44

List of Goods

41	Providing educational services through the exchange of news and information in the fields of health, nutrition, fitness, multi-level marketing and development of small businesses.

44	Providing information and information services relating to human nutrition and dietary practices.

Diary Dates:

Application Date	07-13-2007	Registration Date	09-23-2008

Next Renewal	07-13-2017

Trademark Lesotho				TM1016LS00
HERBALIFELINE

Status:	Registered/Granted

Application No.	02/00146	Registration No.	02/00146

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements containing vitamins and minerals, all in tablet or capsule form.

Diary Dates:

Application Date	05-06-2002	Registration Date	02-05-2004

Next Renewal	05-06-2022

Trademark Lesotho				TM1049LS00
LIFTOFF

Status:	Registered/Granted

Application No.	LS/M/07/00193	Registration No.	LS/M/07/00193

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05	Dietary supplements for non-medical purposes in tablet, capsule and powder form.

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	07-13-2007	Registration Date	10-28-2008

Next Renewal	07-13-2017

373/745

3/4/2014	Portfolio Report

Trademark Lesotho				TM1081LS00
LIPO-BOND

Status:	Registered/Granted

Application No.	LS/M/07/00187	Registration No.	LS/M/07/00187

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	07-13-2007	Registration Date	09-18-2008

Next Renewal	07-13-2017

Trademark Lesotho				TM1010LS00
NITEWORKS

Status:	Registered/Granted

Application No.	LS/M/07/00194	Registration No.	LS/M/07/00194

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05	Dietary supplements for non-medical purposes in tablet, capsule and powder form.

32	Non-alcoholic beverages; preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	07-13-2007	Registration Date	09-23-2008

Next Renewal	07-13-2017

Trademark Lesotho				TM1021LS00
NOURIFUSION

Status:	Registered/Granted

Application No.	LS/M/07/00196	Registration No.	LS/M/07/00196

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 30

List of Goods

03	Creams; gels; lotions; washes; masks, and milk for use on the face and body.

30	Dietary and nutritional supplements for non-medicinal health purposes; dietary supplement drink mixes for use as a meal replacement.

Diary Dates:

Application Date	07-13-2007	Registration Date	09-23-2008

Next Renewal	07-13-2017

Trademark Lesotho				TM1524LS00
QUICKSPARK

Status:	Registered/Granted

Application No.	LS/M/10/00286	Registration No.	LS/M/10/00286

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Diary Dates:

Application Date	08-26-2010	Registration Date	08-26-2010

Next Renewal	08-26-2020

374/745

3/4/2014	Portfolio Report

Trademark Lesotho				TM1037LS00
RADIANT C

Status:	Registered/Granted

Application No.	LS/M/07/00192	Registration No.	LS/M/07/00192

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely, facial creams, facial creams, facial cleaners, lotions, moisturizers and toners.

Diary Dates:

Application Date	07-13-2007	Registration Date	09-23-2008

Next Renewal	07-13-2017

Trademark Lesotho				TM1040LS00
SHAPEWORKS

Status:	Registered/Granted

Application No.	LS/M/04/00382	Registration No.	LS/M/04/00382

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 44

List of Goods

05	Nutritional, food and dietary supplements of all kinds and descriptions, vitamins, minerals, vitamin supplements, mineral supplements.

29	Meals, snacks and beverages prepared from goods included in the class including but not limited to soups, meal replacements, powdered preparations, food and beverage mixes; preparations for making beverages and shakes.

30	Staple foods; teas and beverages; powdered preparations; preparations and mixes for making beverages and foodstuffs included in the class; dietary supplements, preparations and additives, prepared foodstuffs, meals and confectionery included in the class.

32	Non-alcoholic drinks, beverages, syrups and juices; fruit drinks and fruit juices; mineral and aerated waters; supplement enriched beverages; ready to drink beverages; syrups, powders and other preparations for making beverages.

44	Healthcare, health therapy and hygienic services including but not limited to a weight management program; consultancy and information services in relation to all of the aforegoing.

Diary Dates:

Application Date	07-27-2004	Registration Date	07-27-2004

Next Renewal	07-27-2014

Trademark Lesotho				TM1007LS00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	02/00045	Registration No.	LSM/02/00045

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Facial creams; facial cleaners, lotions and moisturizers.

Diary Dates:

Application Date	02-18-2002	Registration Date	03-13-2003

Next Renewal	02-18-2022

375/745

3/4/2014	Portfolio Report

Trademark Lesotho				TM1042LS00
THERMO COMPLETE

Status:	Registered/Granted

Application No.	LS/M/07/00190	Registration No.	LS/M/07/00190

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements.

Diary Dates:

Application Date	07-13-2007	Registration Date	09-23-2008

Next Renewal	07-13-2017

Trademark Lesotho				TM1025LS00
THERMOJETICS

Status:	Closed

Application No.	98/00618	Registration No.	LS/M/98/00618

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Cosmetics and body creams.

05	Nutritional supplements consisting of herbs, all in tablet or liquid form.

30	All goods in this class.

32	All goods included in this class.

Diary Dates:

Application Date	11-25-1998	Registration Date	07-31-2002

Next Renewal	11-25-2018

Trademark Lesotho				TM1027LS00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	LS/M/07/00184	Registration No.	LS/M/07/00184

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	07-13-2007	Registration Date	09-18-2008

Next Renewal	07-13-2017

376/745

3/4/2014	Portfolio Report

Trademark Lesotho			TM1033LS00
TRI-SHIELD

Status:	Registered/Granted

Application No.	LS/M/07/00189	Registration No.	LS/M/07/00189

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary supplements for non-medical purposes in tablet, capsule and powder form.

Diary Dates:

Application Date	07-13-2007	Registration Date	09-23-2008

Next Renewal	07-13-2017

Trademark Lesotho			TM1045LS00
vegetACE

Status:	Registered/Granted

Application No.	LS/M/07/00186	Registration No.	LS/M/07/00186

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	07-13-2007	Registration Date	09-18-2008

Next Renewal	07-13-2017

Trademark Lithuania			TM1068LT00
DERMAJETICS

Status:	Closed

Application No.	ZP16599	Registration No.	26298

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	09-07-1994	Registration Date	09-07-1994

Next Renewal	09-07-2004

Trademark Lithuania			TM1080LT00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	ZP 16601	Registration No.	26299

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

377/745

3/4/2014	Portfolio Report

List of Goods

03

05

30

32

Diary Dates:

Application Date	09-07-1994	Registration Date	12-29-1997

Next Renewal	09-07-2014

Trademark Lithuania				TM1001LT00
HERBALIFE

Status:	Registered/Granted

Application No.	ZP 15970	Registration No.	25999

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	06-13-1994	Registration Date	11-14-1997

Next Renewal	06-13-2014

Trademark Lithuania				TM1006LT00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	ZP 15971	Registration No.	26010

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	06-13-1994	Registration Date	11-14-1997

Next Renewal	06-13-2014

Trademark Lithuania				TM1025LT00
THERMOJETICS

Status:	Closed/Registered

Application No.	ZP 16600	Registration No.	26294

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

378/745

3/4/2014	Portfolio Report

List of Goods

03

05

30

32

Diary Dates:

Application Date	09-07-1994	Registration Date	12-29-1997

Next Renewal	09-07-2014

Trademark Macau				TM1297MO00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	N/057189	Registration No.	N/057189

Application Type:	Without Priority

Classes:	05

List of Goods

05	Medicated skin care preparations, nutritional foods and supplements for medical purposes, vitamin and mineral supplements in liquid, tablet, powder, or capsule form for medical purposes, dietetic substanes addapted for medical use; food for babies.

Diary Dates:

Application Date	06-16-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1298MO00
CHOCOLICIOUS

Status:	Registered/Granted

Application No.	N/057194	Registration No.	N/057194

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Medicated skin care preparations, nutritional foods and supplements for medical purposes, vitamin and mineral supplements in liquid, tablet, powder, or capsule form for medical purposes, dietetic substances adapted for medical use; dietetic supplements for medical purpose; dietetic foods and beverages adapted for medical use; food for babies.

Diary Dates:

Application Date	06-16-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1299MO00
CHOCOLICIOUS (stylized)

Status:	Registered/Granted

Application No.	N/057195	Registration No.	N/057195

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Tea, powdered beverage mixes; dietary supplements other than for medical use; coffee, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery.

Diary Dates:

Application Date	06-16-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

379/745

3/4/2014	Portfolio Report

Trademark Macau			TM1300MO00
DINOMINS (stylized) and simp. Chinese chars.

Status:	Registered/Granted

Application No.	N/057190	Registration No.	N/057190

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Medicated skin care preparations, nutritional foods and supplements for medical purposes, vitamin and mineral supplements in liquid, tablet, powder, or capsule form for medical purposes, dietetic substances adapted for medical use; dietetic supplements for medical purpose; dietetic foods and beverages adapted for medical use; food for babies.

Diary Dates:

Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau			TM1301MO00
DINOMINS (stylized) and simp. Chinese chars.

Status:	Registered/Granted

Application No.	N/057191	Registration No.	N/057191

Application Type:	Without Priority

Classes:	30

List of Goods

30	Tea, powdered beverage mixes; dietary supplements other than for medical use; coffee, cocoa, sugar,rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery.

Diary Dates:

Application Date	06-16-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau			TM1302MO00
DINOSHAKE and Chinese characters

Status:	Registered/Granted

Application No.	N/057192	Registration No.	N/057192

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Medicated skin care preparations, nutritional foods and supplements for medical purposes, vitamin and mineral supplements in liquid, tablet, powder, or capsule form for medical purposes, dietetic substances adapted for medical use; dietetic supplements for medical purpose; dietetic foods and beverages adapted for medical use; food for babies.

Diary Dates:

Application Date	06-16-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau			TM1303MO00
DINOSHAKE and Chinese characters

Status:	Registered/Granted

Application No.	N/057193	Registration No.	N/057193

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

380/745

3/4/2014	Portfolio Report

List of Goods

30	Teas, powdered beverage mixes; dietary supplements other than for medical use; coffee, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery.

Diary Dates:

Application Date	06-16-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1304MO00
HERBALIFE

Status:	Registered/Granted

Application No.	N/057155	Registration No.	N/57155

Application Type:	Without Priority

Classes:	03

List of Goods

03	Cosmetics, skin care preparations, make-up preparations, hair care preparations, hair lotions, perfumery, fragrances, deodorants for personal use, soaps, essential oils, dentifrices

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1307MO00
HERBALIFE

Status:	Registered/Granted

Application No.	N/057157	Registration No.	N/57157

Application Type:	Without Priority

Classes:	29

List of Goods

29	Foods and snacks made from processed oils, fats, and nuts, dietary food supplements in powder, capsule, and tablet form made from processed oils, fats or nuts, food drink mixes; dietary food supplements, foods and drinks; preparations for use as dietetic additives for food for human consumption; preserved, dried and cooked fruits and vegetables; milk and milk products; edible oils and fats.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1308MO00
HERBALIFE

Status:	Registered/Granted

Application No.	N/057158	Registration No.	N/057158

Application Type:	Without Priority

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

381/745

3/4/2014	Portfolio Report

Trademark Macau			TM1309MO00
HERBALIFE

Status:	Registered/Granted

Application No.	N/057159	Registration No.	N/57159

Application Type:	Without Priority

Classes:	32

List of Goods

32	Powdered, concentrated or ready-to-drink non-alcoholic beverages, beverages containing added vitamins, minerals or dietary substances, mineral and aerated waters; non-alcoholic beverages and preparations; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau			TM1310MO00
HERBALIFE

Status:	Registered/Granted

Application No.	N/057160	Registration No.	N/057160

Application Type:	Without Priority

Classes:	35

List of Goods

35	Advertising business management, business administration, retail and wholesale services relating to cosmetics. skin care preparations, make-up preparations’ hair care preparations.hair lotions, perfumery, fragrances, deodorants for personal use, soaps, essential oils, dentifrices, medicated skin preparations, nutritional foods and supplements for medical purposes, vitamin and mineral supplements in liquid, powder or capsule for medical purposes, dietetic substances adapted for medical use dietetic supplements for medical purposes, dietetic foods and beverages prepared for medical use, food for babies, tablet boxes, mixing implements, containers for powdered or loose food items, stirring instruments. mugs, drinking glasses and drinking containers, combs and sponges, brushes (except paint brushes), unworked or semi-worked glass (except used in building), glassware, porcelain and earthware, foods and snacks made from processed oils or nuts, dietary food supplements in powder, capsule or tablet form made from processed oils or nuts, food drink mixes, dietary food supplements, foods and drinks, preparations for use as dietetic additives for food for human consumption, meat, fish poultry and game extracts, preserved dried or cooked fruits and vegetables, milk and milk products, edible cocoa, sugar, rice tapioca, sago, artificial coffee, flour and preparations made from cereals, bread, pastry and confectionery powdered concentrated or ready-to-drink non-alcoholic beverages, beverages containing added vitamins, minerals or dietary substance, mineral and aerated waters, non-alcoholic beverages and preparations, fruit drinks and fruit juices, syrups and other preparations for making beverages.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau			TM1311MO00
HERBALIFE

Status:	Registered/Granted

Application No.	N/057161	Registration No.	N/057161

Application Type:	Without Priority

Classes:	41

List of Goods

41	Education, providing of training, entertainment; educational and training programs related to weight management and human health and fitness; educational and training programs related to multi-level marketing and development of small businesses; educational and training programs related to dieting and nutrition services; personnel training in relation to lay out and operation of the business provision of information, advisory and consultancy services relating to all of the aforesaid services.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau			TM1312MO00
HERBALIFE

Status:	Registered/Granted

Application No.	N/057162	Registration No.	N/057162

Application Type:	Without Priority

Classes:	44

382/745

3/4/2014	Portfolio Report

List of Goods

44	Hygienic and beauty care for human beings, beauty consultation, nutritional consultation, cosmetic treatments, services, body slimming, body massage; advisory and consultancy services relating to all of the aforesaid services.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1458MO00
Herbalife & Tri-Leaf Device

Status:	Registered/Granted

Application No.	N/057163	Registration No.	N/057163

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cosmetics, skin care preparations, make-up preparations; hair care preparations, hair lotions; perfumery, fragrances; deodorants for personal use; soaps; essential oils; dentifrices.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1459MO00
Herbalife & Tri-Leaf device

Status:	Registered/Granted

Application No.	N/057164	Registration No.	N/057164

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Foods and snacks made from processed oils, fats, and nuts; dietary food supplements in powder capsule, and tablet form made from processed oils, fats, or nuts; food drink mixes; dietary food supplements, foods and drinks; preparations for use as dietetic additives for food for human consumption; preserved, dried and cooked fruits and vegetables; milk and milk products; edible oils and fats.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1460MO00
Herbalife & Tri-Leaf device

Status:	Registered/Granted

Application No.	N/057165	Registration No.	N/057165

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Teas, powdered beverage mixes; dietary supplements other than for medical use; coffee, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

383/745

3/4/2014	Portfolio Report

Trademark Macau				TM1461MO00
Herbalife & Tri-Leaf device

Status:	Registered/Granted

Application No.	N/057166	Registration No.	N/057166

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; business management; business administration; retail and wholesale services relating to cosmetics, skin care preparations, make-up preparations, hair care preparations, hair lotions, perfumery, fragrances, deodorants for personal use, soaps, essential oils, dentifrices, medicated skin care preparations, nutritional foods and supplements for medical purposes, vitamin and mineral supplements in liquid, tablet, powder, or capsule form for medical purposes, dietetic substances adapted for medical use, dietetic supplements for medical purpose, dietetic foods and beverage adapted for medical use, food for babies, tablet boxes, mixing implements, containers for powdered or loose food items, stirring instruments, mugs, drinking glasses and drinking containers, household or kitchen utensils and containers, combs and sponges, brushes (except paint brushes), unworked or semi-worked glass (except glass used in building), glassware, porcelain and earthenware, foods and snacks made from processed oils, fats or nuts, dietary food supplements in powder, capsule or tablet form made from processed oils, fats, or nuts, food drink mixes, dietary food supplements, foods, and drinks; preparations for use as dietetic additives for food for human consumption, meat, fish, poultry and game, meat extracts, preserved dried or cooked fruits and vegatables, milk and milk products, edible oils and fats, tea, powdered beverage mixes, dietary supplements other than for medical use, coffee, cocoa, sugar, rice, tapioca, sago, artificial coffee, flour and preparations made from cereals, bread, pastry and confectionary, powdered concentrated or ready-to-drink non-alcoholic beverages, beverages containing added vitamins, minerals or dietary substance, mineral and aerated waters, non-alcoholic beverages and preparations, fruit drinks and fruit juices, syrups and other preparations for making beverages.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1376MO00
HERBALIFE (in simp. Ch. chars.)

Status:	Registered/Granted

Application No.	N/057171	Registration No.	N/057171

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cosmetics, skin preparations, make-up preparations; hair preparations, hair lotions, perfumery, fragrances, deodorants for personal use, soaps, essential oils, conditioners

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1377MO00
HERBALIFE (in simp. Ch. chars.)

Status:	Registered/Granted

Application No.	N/057172	Registration No.	N/057172

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Medicated skin care preparations, nutritional foods and supplements for medical purposes, vitamin and mineral supplements in liquid, tablet, powder, or capsule form for medical purposes, dietetic substances adapted for medical use; food for babies.

Diary Dates:

Application Date	06-16-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

384/745

3/4/2014	Portfolio Report

Trademark Macau			TM1378MO00
HERBALIFE (in simp. Ch. chars.)

Status:	Registered/Granted

Application No.	N/057173	Registration No.	N/057173

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Meat, fish, poultry and game; meat extracts; preserved, frozen, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats.

Diary Dates:

Application Date	06-16-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau			TM1379MO00
HERBALIFE (in simp. Ch. chars.)

Status:	Registered/Granted

Application No.	N/057174	Registration No.	N/057174

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Teas, powdered beverage mixes; dietary supplements other than for medical use; coffee, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery.

Diary Dates:

Application Date	06-16-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau			TM1380MO00
HERBALIFE (in simp. Ch. chars.)

Status:	Registered/Granted

Application No.	N/057175	Registration No.	N/057175

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powdered, concentrated or ready-to-drink non-alcoholic beverages, beverages containing added vitamins, minerals or dietary substances, mineral and aerated waters; non-alcoholic beverages and preparations; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	06-16-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau			TM1382MO00
HERBALIFE (in simp. Ch. chars.)

Status:	Registered/Granted

Application No.	N/057176	Registration No.	N/057176

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

385/745

3/4/2014	Portfolio Report

List of Goods

35	Advertising business management, business administration, retail and wholesale services relating to cosmetics. skin care preparations, make-up preparations’ hair care preparations.hair lotions, perfumery, fragrances, deodorants for personal use, soaps, essential oils, dentifrices, medicated skin preparations, nutritional foods and supplements for medical purposes, vitamin and mineral supplements in liquid, powder or capsule for for medical purposes, dietetic substances adapted for medical use dietetic supplements for medical purposes, dietetic foods and beverages prepared for medical use, food for babies, tablet boxes, mixing implements, containers for powdered or loose food items, stirring instruments. mugs, drinking glasses and drinking containers, combs and sponges, brushes (except paint brushes), unworked or semi-worked glass (except used in building), glassware, porcelain and earthware, foods and snacks made from processed oils or nuts, dietary food supplements in powder, capsule or tablet form made from processed oils or nuts, food drink mixes, dietary food supplements, foods and drinks, preparations for use as dietetic additives for food for human consumption, meat, fish poultry and game extracts, preserved dried or cooked fruits and vegetables, milk and milk products, edible cocoa, sugar, rice tapioca, sago, artificial coffee, flour and preparations made from cereals, bread, pastry and confectionery powdered concentrated or ready-to-drink non-alcoholic beverages, beverages containing added vitamins, minerals or dietary substance, mineral and aerated waters, non-alcoholic beverages and preparations, fruit drinks and fruit juices, syrups and other preparations for making beverages.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1383MO00
HERBALIFE (in simp. Ch. chars.)

Status:	Registered/Granted

Application No.	N/057177	Registration No.	N/057177

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Education, providing of training, entertainment; educational and training programs related to weight management and human health and fitness; educational and training programs related to multi-level marketing and development of small businesses; educational and training programs related to dieting and nutrition services; personnel training in relation to lay out and operation of the business provision of information, advisory and consultancy services relating to all of the aforesaid services.

Diary Dates:

Application Date	06-16-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1384MO00
HERBALIFE (in simp. Ch. chars.)

Status:	Registered/Granted

Application No.	N/057178	Registration No.	N/057178

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Hygienic and beauty care for human beings, beauty consultation, nutritional consultation, cosmetic treatments, services, body slimming, body massage; advisory and consultancy services relating to all of the aforesaid services.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1629MO00
HERBALIFE (Kang Bao Lai in Traditional Chinese Characters)

Status:	Published

Application No.	N/079388

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cosmetics, skin care preparations, make-up preparations; hair care preparations, hair lotions; perfumery, fragrances; deodorants for personal use; soaps; essential oils; dentifrices.

Diary Dates:

Application Date	09-30-2013

386/745

3/4/2014	Portfolio Report

Trademark Macau		TM1629MO03
HERBALIFE (Kang Bao Lai in Traditional Chinese Characters)

Status:	Published

Application No.	N/079389

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Medicated skin care preparations; nutritional foods and supplements for medical purposes; vitamin and mineral supplements in liquid, tablet, powder, or capsule form for medical purposes; dietetic substances adapted for medical use; dietetic supplements for medical purpose; dietetic foods and beverages adapted for medical use; food for babies.

Diary Dates:

Application Date	09-30-2013

Trademark Macau		TM1629MO05
HERBALIFE (Kang Bao Lai in Traditional Chinese Characters)

Status:	Published

Application No.	N/079390

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, and tablet form made from processed oils, fats or nuts; food drink mixes; dietary food supplements, foods and drinks; preparations for use as dietetic additives for food for human consumption; preserved, dried and cooked fruits and vegetables; milk and milk products; edible oils and fats.

Diary Dates:

Application Date	09-30-2013

Trademark Macau		TM1629MO30
HERBALIFE (Kang Bao Lai in Traditional Chinese Characters)

Status:	Published

Application No.	N/079391

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Tea, powdered beverage mixes; dietary supplements other than for medical use; coffee, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery.

Diary Dates:

Application Date	09-30-2013

387/745

3/4/2014	Portfolio Report

Trademark Macau		TM1629MO32
HERBALIFE (Kang Bao Lai in Traditional Chinese Characters)

Status:	Published

Application No.	N/079392

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powdered, concentrated or ready-to-drink non-alcoholic beverages; beverages containing added vitamins, minerals or dietary substance; mineral and aerated waters; non-alcoholic beverages and preparations; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	09-30-2013

Trademark Macau		TM1629MO35
HERBALIFE (Kang Bao Lai in Traditional Chinese Characters)

Status:	Published

Application No.	N/079393

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; business management; business administration; retail and wholesale services relating to cosmetics, skin care preparations, make-up preparations, hair care preparations, hair lotions, perfumery, fragrances, deodorants for personal use, soaps, essential oils, dentifrices, medicated skin care preparations, nutritional foods and supplements for medical purposes, vitamin and mineral supplements in liquid, tablet, powder, or capsule form for medical purposes, dietetic substances adapted for medical use, dietetic supplements for medical purpose, dietetic foods and beverage adapted for medical use, food for babies, tablet boxes, mixing implements, containers for powdered or loose food items, stirring instruments, mugs, drinking glasses and drinking containers, household or kitchen utensils and containers, combs and sponges, brushes (except paint brushes), unworked or semi-worked glass (except glass used in building), glassware, porcelain and earthenware, foods and snacks made from processed oils, fats or nuts, dietary food supplements in powder, capsule or tablet form made from processed oils, fats, or nuts, food drink mixes, dietary food supplements, foods, and drinks; preparations for use as dietetic additives for food for human consumption, meat, fish, poultry and game, meat extracts, preserved dried or cooked fruits and vegetables, milk and milk products, edible oils and fats, tea, powdered beverage mixes, dietary supplements other than for medical use, coffee, cocoa, sugar, rice, tapioca, sago, artificial coffee, flour and preparations made from cereals, bread, pastry and confectionary, powdered concentrated or ready-to-drink non-alcoholic beverages, beverages containing added vitamins, minerals or dietary substance, mineral and aerated waters, non-alcoholic beverages and preparations, fruit drinks and fruit juices, syrups and other preparations for making beverages.

Diary Dates:

Application Date	09-30-2013

Trademark Macau		TM1629MO41
HERBALIFE (Kang Bao Lai in Traditional Chinese Characters)

Status:	Published

Application No.	N/079394

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Education; providing of training; entertainment; educational and training programs related to weight management and human health and fitness; educational and training programs related to multi-level marketing and development of small businesses; educational and training programs related to dietitian and nutrition services; personnel training in relation to lay out and operation of the business; provision of information, advisory and consultancy services relating to all of the aforesaid services

Diary Dates:

Application Date	09-30-2013

Trademark Macau		TM1629MO44
HERBALIFE (Kang Bao Lai in Traditional Chinese Characters)

Status:	Published

Application No.	N/079395

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Hygienic and beauty care for human beings; beauty consultation; nutrition consultation; cosmetic treatments; services of beauty shops; hairdressing salons; beauty parlors; massage services; facial treatment services; body slimming; body massage; advisory and consultancy services relating to all of the aforesaid services.

Diary Dates:

Application Date	09-30-2013

388/745

3/4/2014	Portfolio Report

Trademark Macau				TM1534MO03
HERBALIFE AQUA

Status:	Published

Application No.	N/073198

Application Type:	Without Priority

Classes:	03

List of Goods

03	Shampoos, hair conditioners, hair styling preparations, hair care preparations; cosmetics, skin care preparations, make-up preparations; perfumery, fragrances; deodorants for personal use; soaps; essential oils; dentifrices.

Diary Dates:

Application Date	02-20-2013

Trademark Macau				TM1425MO00
HERBALIFELINE

Status:	Registered/Granted

Application No.	N/057181	Registration No.	N/057181

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	06-16-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1324MO00
HERBALIFELINE

Status:	Registered/Granted

Application No.	N/057182	Registration No.	N/057182

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

Diary Dates:

Application Date	06-16-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

389/745

3/4/2014	Portfolio Report

Trademark Macau				TM1326MO00
LIFTOFF

Status:	Published

Application No.	N/070866

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powdered, concentrated or ready-to-drink non-alcoholic beverages; beverages containing added vitamins, minerals or dietary substance; mineral and aerated waters; non-alcoholic beverages and preparations; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	11-12-2012

Trademark Macau				TM1325MO00
N*R*G

Status:	Registered/Granted

Application No.	N/057183	Registration No.	N/057183

Application Type:	Without Priority

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-18-2011

Next Renewal	10-18-2018

Trademark Macau				TM1319MO00
NITEWORKS

Status:	Registered/Granted

Application No.	N/057185	Registration No.	N/057185

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Teas, powdered beverage mixes; dietary supplements other than for medical use; coffee, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1320MO00
NITEWORKS

Status:	Registered/Granted

Application No.	N/057186	Registration No.	N/057186

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powdered, concentrated or ready-to-drink non-alcoholic beverages, beverages containing added vitamins, minerals or dietary substances, mineral and aerated waters; non-alcoholic beverages and preparations; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

390/745

3/4/2014	Portfolio Report

Trademark Macau				TM1315MO00
NITEWORKS (traditional Ch. chars.)

Status:	Registered/Granted

Application No.	N/066119	Registration No.	N/066119

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Teas, powdered beverage mixes; dietary supplements other than for medical use; coffee, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery.

Diary Dates:

Application Date	05-31-2012	Registration Date	06-24-2013

Next Renewal	06-24-2020

Trademark Macau				TM1316MO00
NITEWORKS (traditional Ch. chars.)

Status:	Registered/Granted

Application No.	N/066120	Registration No.	N/066120

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powdered, concentrated or ready-to-drink non-alcoholic beverages, beverages containing added vitamins, minerals or dietary substances, mineral and aerated waters; non-alcoholic beverages and preparations; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	05-31-2012	Registration Date	06-24-2013

Next Renewal	06-24-2020

Trademark Macau				TM1328MO00
NITEWORKS in simplified Chinese characters

Status:	Registered/Granted

Application No.	N/057187	Registration No.	N/057187

Application Type:	Without Priority

Classes:	30

List of Goods

30	Tea, powdered beverage mixes; dietary supplements other than for medical use; coffee, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery.

Diary Dates:

Application Date	06-12-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

391/745

3/4/2014	Portfolio Report

Trademark Macau				TM1329MO00
NITEWORKS in simplified Chinese characters

Status:	Registered/Granted

Application No.	N/057188	Registration No.	N/057188

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powdered, concentrate or ready-to-drink non-alcoholic beverages; beverages containing added vitamins, minerals or dietary substance; mineral and aerated waters; non-alcoholic beverages and preparations; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1537MO00
NOURIFUSION & DEVICE

Status:	Registered/Granted

Application No.	N/057180	Registration No.	N/057180

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cosmetics, skin care preparations, make-up preparations; hair care preparations, hair lotions; perfumery, fragrances; deodorants for personal use; soaps; essential oils; dentifrices.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1323MO00
NOURIFUSION (graphic)

Status:	Registered/Granted

Application No.	N/057180	Registration No.	N/057180

Application Type:	Without Priority

Classes:	03

List of Goods

03	Cosmetics, skin care preparations, make-up preparations; hair care preparations, hair lotions; perfumery, fragrances; deodorants for personal use; soaps; essential oils; dentifrices.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1322MO00
NOURIFUSION (word)

Status:	Registered/Granted

Application No.	N/057179	Registration No.	N/057179

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cosmetics, skin care preparations, make-up preparations, hair lotions; perfumery, fragrances; deodorants for personal use; soaps, essential oils; dentifrices.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

392/745

3/4/2014	Portfolio Report

Trademark Macau				TM1330MO00
RADIANT C

Status:	Registered/Granted

Application No.	N/057184	Registration No.	N/057184

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cosmetics, skin care preparations, make-up preparations, hair lotions; perfumery, fragrances; deodorants for personal use; soaps, essential oils; dentifrices.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1331MO00
THERMOBOND

Status:	Registered/Granted

Application No.	N/057196	Registration No.	N/057196

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1318MO00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	N/057168	Registration No.	N/057168

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powdered, concentrated or ready-to-drink non-alcoholic beverages, beverages containing added vitamins, minerals or dietary substances, mineral and aerated waters; non-alcoholic beverages and preparations; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1321MO00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	N/057170	Registration No.	N/057170

Application Type:	Without Priority

Classes:	44

List of Goods

44	Medical services; veterinary services; hygienic and beauty care for human beings or animals; agriculture, horticulture and forestry services.

Diary Dates:

Application Date	06-16-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

393/745

3/4/2014	Portfolio Report

Trademark Macau				TM1314MO00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	N/057167	Registration No.	N/057167

Application Type:	Without Priority

Classes:	05

List of Goods

05	Medicated skin care preparations, nutritional foods and supplements for medical purposes, vitamin and mineral supplements in liquid, tablet, powder, or capsule form for medical purposes, dietetic substances adapted for medical use; food for babies.

Diary Dates:

Application Date	06-13-2011	Next Renewal	10-11-2018

Trademark Macau				TM1424MO00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	N/057169	Registration No.	N/057169

Application Type:	Without Priority

Classes:	41

List of Goods

41	Education; providing of training; entertainment; sporting and cultural activities.

Diary Dates:

Application Date	06-13-2011	Registration Date	10-11-2011

Next Renewal	10-11-2018

Trademark Macau				TM1027MO03
Tri-Leaf Design

Status:	Published

Application No.	N/068946

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cosmetics, skin care preparations, make-up preparations, hair lotions; perfumery, fragrances; deodorants for personal use; soaps; essential oils; dentifrices.

Diary Dates:

Application Date	08-28-2012

Trademark Macau				TM1027MO29
Tri-Leaf Design

Status:	Published

Application No.	N/068947

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Foods and snacks made from processed oils, fats, and nuts, dietary food supplements in powder, capsule, and tablet form made from processed oils, fats or nuts, food drink mixes; dietary food supplements, foods and drinks; preparations for use as dietetic additives for food for human consumption; preserved, dried and cooked fruits and vegetables; milk and milk products; edible oils and fats.

Diary Dates:

Application Date	08-28-2012

394/745

3/4/2014	Portfolio Report

Trademark Macau				TM1027MO30
Tri-Leaf Design

Status:	Published

Application No.	N/068948

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Tea, powdered beverage mixes; dietary supplements other than for medical use; cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery.

Diary Dates:

Application Date	08-28-2012

Trademark Macau				TM1027MO35
Tri-Leaf Design

Status:	Published

Application No.	N/068949

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising business management, business administration, retail and wholesale services relating to cosmetics. skin care preparations, make-up preparations’ hair care preparations. hair lotions, perfumery, fragrances, deodorants for personal use, soaps, essential oils, dentifrices, medicated skin preparations, nutritional foods and supplements for medical purposes, vitamin and mineral supplements in liquid, powder or capsule for for medical purposes, dietetic substances adapted for medical use dietetic supplements for medical purposes, dietetic foods and beverages prepared for medical use, food for babies, tablet boxes, mixing implements, containers for powdered or loose food items, stirring instruments. mugs, drinking glasses and drinking containers, combs and sponges, brushes (except paint brushes), unworked or semi-worked glass (except used in building), glassware, porcelain and earthware, foods and snacks made from processed oils or nuts, dietary food supplements in powder, capsule or tablet form made from processed oils or nuts, food drink mixes, dietary food supplements, foods and drinks, preparations for use as dietetic additives for food for human consumption, meat, fish poultry and game extracts, preserved dried or cooked fruits and vegetables, milk and milk products, edible cocoa, sugar, rice tapioca, sago, artificial coffee, flour and preparations made from cereals, bread, pastry and confectionery powdered concentrated or ready-to-drink non-alcoholic beverages, beverages containing added vitamins, minerals or dietary substance, mineral and aerated waters, non-alcoholic beverages and preparations, fruit drinks and fruit juices, syrups and other preparations for making beverages.

Diary Dates:

Application Date	08-28-2012

Trademark Macau				TM1332MO00
XTRA-CAL

Status:	Registered/Granted

Application No.	N/057197	Registration No.	N/057197

Application Type:	Without Priority

Classes:	30

List of Goods

30	Teas, powdered beverage mixes; dietary supplements other than for medical use; coffee, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery.

Diary Dates:

Application Date	06-16-2011	Registration Date	10-11-2008

Next Renewal	10-11-2018

395/745

3/4/2014	Portfolio Report

Trademark Macedonia, The Former Yugoslav Republic of	TM1001MK00
HERBALIFE

Status:	Registered/Granted

Application No.	2006/221	Registration No.	13537

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

09	Scientific, nautical, surveying, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus and instruments for conducting, switching, transforming, accumulating, regulating or controlling electricity; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus.

10	Surgical, medical, dental and veterinary apparatus and instruments, artificial limbs, eyes and teeth; orthopedic articles; suture materials.

14	Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewellery, precious stones; horological and chronometric instruments.

16	Paper, cardboard and goods made from these materials, not included in other classes; printed matter; book binding material; photographs; stationery; adhesives for stationery or household purposes; artists’ materials; paint brushes; typewriters and office requisites (except furniture); instructional and teaching material (except apparatus); plastic materials for packaging (not included in other classes); printers’ type; printing blocks.

21	Household or kitchen utensils and containers; combs and sponges; brushes (except paint brushes); brush-making materials; articles for cleaning purposes; steelwool; unworked or semi-worked glass (except glass used in building); glassware, porcelain and earthenware not included in other classes.

25	Clothing, footwear, headgear.

28	Games and playthings; gymnastic and sporting articles not included in other classes; decorations for Christmas trees.

29	Meat, fish, poultry and game; meat extracts; preserved, frozen, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

31	Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals; malt.

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

35	Advertising; business management; business administration; office functions.

41	Education; providing of training; entertainment; sporting and cultural activities.

42	Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software.

Diary Dates:

Application Date	02-23-2006	Registration Date	02-29-2008

Next Renewal	02-23-2016

Trademark Macedonia, The Former Yugoslav Republic of	TM1006MK00
HERBALIFE & Design

Status:	Pending

Application No.	2006/219	Registration No.	13384

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

396/745

3/4/2014	Portfolio Report

List of Goods

03

05

09

10

14

16

21

25

28

29

30

31

32

35

41

42

Diary Dates:

Application Date	02-23-2006

Trademark Macedonia, The Former Yugoslav Republic of				TM1029MK00
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Refused/Cancelled

Application No.	2006/235

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41

Diary Dates:

Application Date	02-24-2006

Trademark Macedonia, The Former Yugoslav Republic of				TM1020MK00
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.	2006/223	Registration No.	13533

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Education; providing of training; entertainment; sporting and cultural activities.

Diary Dates:

Application Date	02-23-2006	Registration Date	02-29-2008

Next Renewal	02-23-2016

Trademark Macedonia, The Former Yugoslav Republic of				TM1016MK00
HERBALIFELINE

Status:	Registered/Granted

Application No.	2006/227	Registration No.	13535

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	02-23-2006	Registration Date	02-29-2008

Next Renewal	02-23-2016

397/745

3/4/2014	Portfolio Report

Trademark Macedonia, The Former Yugoslav Republic of				TM1049MK00
LIFTOFF

Status:	Registered/Granted

Application No.	2006/213	Registration No.	13432

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 30, 32

List of Goods

29	Meat, fish, poultry and game; meat extracts; preserved, frozen, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	02-22-2006	Registration Date	02-29-2008

Next Renewal	02-22-2016

Trademark Macedonia, The Former Yugoslav Republic of				TM1010MK00
NITEWORKS

Status:	Registered/Granted

Application No.	2006/214	Registration No.	13681

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	02-22-2006	Registration Date	04-30-2008

Next Renewal	02-22-2016

Trademark Macedonia, The Former Yugoslav Republic of				TM1021MK00
NOURIFUSION

Status:	Registered/Granted

Application No.	2006/228	Registration No.	13431

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 30

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

Diary Dates:

Application Date	02-23-2006	Registration Date	02-29-2008

Next Renewal	02-23-2016

398/745

3/4/2014	Portfolio Report

Trademark Macedonia, The Former Yugoslav Republic of				TM1037MK00
RADIANT C

Status:	Registered/Granted

Application No.	2006/230	Registration No.	13628

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

Diary Dates:

Application Date	02-23-2006	Registration Date	04-30-2008

Next Renewal	02-23-2016

Trademark Macedonia, The Former Yugoslav Republic of				TM1038MK00
Ring of Leaves device

Status:	Registered/Granted

Application No.	2006/220	Registration No.	13538

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 41

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

29	Meat, fish, poultry and game; meat extracts; preserved, frozen, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

41	Education; providing of training; entertainment; sporting and cultural activities.

Diary Dates:

Application Date	02-23-2006	Registration Date	02-29-2008

Next Renewal	02-23-2016

Trademark Macedonia, The Former Yugoslav Republic of				TM1040MK00
SHAPEWORKS

Status:	Registered/Granted

Application No.	2006/229	Registration No.	13532

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 41

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

29	Meat, fish, poultry and game; meat extracts; preserved, frozen, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

41	Education; providing of training; entertainment; sporting and cultural activities.

Diary Dates:

Application Date	02-23-2006	Registration Date	02-29-2008

Next Renewal	02-23-2016

399/745

3/4/2014	Portfolio Report

Trademark Macedonia, The Former Yugoslav Republic of				TM1007MK00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	2006/222	Registration No.	17115

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Facial cream; eye cream; and body lotion, topical cosmetic products for the face and body; lotions, creams, gels, mists, masks, scrub cleaners, toners, moisturizers and washes for the face and body; skin care products.

Diary Dates:

Application Date	02-23-2006	Registration Date	08-01-2013

Next Renewal	02-23-2016

Trademark Macedonia, The Former Yugoslav Republic of				TM1027MK00
Tri-Leaf Design

Status:	Registered

Application No.	2006/218	Registration No.	13383

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03

05

09

10

14

16

21

25

28

29

30

31

32

35

41

42

Diary Dates:

Application Date	02-23-2006

Trademark Malaysia				TM1031MY05
CELL-U-LOSS

Status:	Registered/Granted

Application No.	M/B101262	Registration No.	MB101262

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations included in Class 5; herbs and linseed, all for medicinal purposes; analgesic preparations.

Diary Dates:

Application Date	08-08-1983	Registration Date	08-08-1983

Next Renewal	08-08-2014

400/745

3/4/2014	Portfolio Report

Trademark Malaysia				TM1080MY03
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	94/06338	Registration No.	94006338

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Non-medicated toilet preparations; hair care products, namely shampoos, rinses, conditioners and hair lotions; skin care products, cleansers, moisturziers, toners, astringent, mask, facial creams, body creams, hand and body lotions, suntan oils and suntan lotions; cosmetics, color cosmetics and make-up preparations, all for inclusion in kits, lipstick, lip gloss, lip liners, make-up cream, eyeshadows, eyetoners, eye liners, eye pencils, mascara, foundation creams and blushes, compacts containing face powder, personal hygiene products, powders, anti-perspirants, deodorants, soaps, bath gels, shower gels, shaving creams, and shaving gels; perfumes, toiletries, colognes, fragrant preparations; body sprays and body lotions; all included in Class 3.

Diary Dates:

Application Date	07-22-1994	Registration Date	05-05-1999

Next Renewal	07-22-2011

Trademark Malaysia				TM1080MY05
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	94/06339	Registration No.	94006339

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements in this class consisting of herbs, all in tablet form, powder or capsule form; all included in Class 5.

Diary Dates:

Application Date	07-22-1994	Registration Date	08-18-2004

Next Renewal	07-22-2011

Trademark Malaysia				TM1080MY30
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	94/06341	Registration No.	94006341

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbal tea included in Class 30.

Diary Dates:

Application Date	07-22-1994	Registration Date	08-20-1998

Next Renewal	07-22-2011

401/745

3/4/2014	Portfolio Report

Trademark Malaysia				TM1001MY05
HERBALIFE

Status:	Registered/Granted

Application No.	M/99002	Registration No.	M099002

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations, nutritional herbs, nutritional linseed and analgesic preparations.

Diary Dates:

Application Date	03-11-1983	Registration Date	08-11-1993

Next Renewal	03-11-2014

Trademark Malaysia				TM1001MY03
HERBALIFE

Status:	Registered/Granted

Application No.	M/B99001	Registration No.	MB099001

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoos, lotions, rinsing preparations and conditioning preparations, all for the hair, cleansers, moisturizers, toners, creams, ointments, gels and lotions, all containing herbs or extracts of herbs.

Diary Dates:

Application Date	03-11-1983	Registration Date	08-23-1989

Next Renewal	03-11-2014

Trademark Malaysia				TM1001MY0301
HERBALIFE

Status:	Registered/Granted

Application No.	6003992	Registration No.	6003992

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair care products, shampoos, rinses, conditioners, and hair lotions; hair spray; skin care products, cleansers, moisturizers, toners, astringents, masks, facial creams, hand and body creams, hand and body lotions, suntan oils and suntan lotions; personal hygiene products, powders, anti-perspirants, deodorants, soaps, bath gel, shower gel, shaving creams, and shaving gel; perfumes, toiletries, colognes, fragrant preparations; body sprays; facial masks, facial and body scrubs, eye creams and gel, body toning creams, body oils, body skin toners, bath oils; all included in Class 3.

Diary Dates:

Application Date	03-15-2006	Registration Date	03-06-2008

Next Renewal	03-15-2016

Trademark Malaysia				TM1001MY16
HERBALIFE

Status:	Registered/Granted

Application No.	6003994	Registration No.	6003994

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Paper and paper articles; cardboard and cardboard articles; printed publications and printed matter; books; magazines; brochures, pamphlets, posters; photographs; stationery; advertising, promotional, instructional and teaching materials; plastic materials for packaging; all included in Class 16.

Diary Dates:

Application Date	03-15-2006	Registration Date	03-15-2006

Next Renewal	03-15-2016

402/745

3/4/2014	Portfolio Report

Trademark Malaysia				TM1001MY29
HERBALIFE

Status:	Registered/Granted

Application No.	M/B99003	Registration No.	M/B99003

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Protein preparations included in Class 29; soups, all containing herbs.

Diary Dates:

Application Date	03-11-1983	Registration Date	03-11-1983

Next Renewal	03-11-2014

Trademark Malaysia				TM1001MY0501
HERBALIFE

Status:	Registered/Granted

Application No.	6003993	Registration No.	6003993

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements, vitamins and minerals; dietetic foods containing vitamins, minerals, herbs, fiber and/or protein, all in tablet, powder, capsule or liquid form; foodstuffs for infants and invalids; beverages and food substances adapted for nutritional and dietary purposes; herbal teas; medicinal teas; nutritional herbs; nutritional, dietary, and weight-loss supplements; nutritional drink mixes for use as a meal replacement; all included in Class 5.

Diary Dates:

Application Date	03-15-2006	Registration Date	05-05-2008

Next Renewal	03-15-2016

Trademark Malaysia				TM1001MY0502
HERBALIFE

Status:	Registered/Granted

Application No.	94/08611	Registration No.	94008611

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Herbal tea included in Class 5.

Diary Dates:

Application Date	09-21-1994	Registration Date	04-27-1999

Next Renewal	09-21-2021

403/745

3/4/2014	Portfolio Report

Trademark Malaysia				TM1001MY1601
HERBALIFE

Status:	Registered/Granted

Application No.	94/08610	Registration No.	94008610

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Printed publications namely periodic informational magazines and brochures in the field of health and well-being; stationery, pens, pencils and desk sets; all included in Class 16.

Diary Dates:

Application Date	09-21-1994	Registration Date	01-17-2005

Next Renewal	09-21-2021

Trademark Malaysia				TM1001MY30
HERBALIFE

Status:	Registered/Granted

Application No.	6003996	Registration No.	6003996

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Tea, tea extracts, tea with fruit flavor, tea with aromatic flavors, instant tea; beverages, herbal teas, fruit teas, aromatic teas, instant teas; herbal food beverages (other than for medical use); all included in Class 30.

Diary Dates:

Application Date	03-15-2006	Registration Date	11-25-2008

Next Renewal	03-15-2016

Trademark Malaysia				TM1001MY32
HERBALIFE

Status:	Registered/Granted

Application No.	6003997	Registration No.	6003997

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic drinks and beverages and preparations for making such drinks and beverages containing powdered protein; powdered protein, amino acids, vitamins, minerals and herbs for making beverages; fruit beverages; fruit juice; vegetable juice; all included in Class 32.

Diary Dates:

Application Date	03-15-2006	Registration Date	05-25-2009

Next Renewal	03-15-2016

Trademark Malaysia				TM1001MY44
HERBALIFE

Status:	Registered/Granted

Application No.	6003998	Registration No.	6003998

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Weight-management program featuring structured weight loss, weight management, diet, wellness planning and maintenance through the use of diet, nutrition, and exercise for lifestyle change; all included in Class 44.

Diary Dates:

Application Date	03-15-2006	Registration Date	10-30-2007

Next Renewal	03-15-2016

404/745

3/4/2014	Portfolio Report

Trademark Malaysia				TM1001MY2901
HERBALIFE

Status:	Registered/Granted

Application No.	6003995	Registration No.	6003995

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Protein preparations, food supplements, soups; processed nuts; soups; soup mixes; protein-based snack foods; soy-based snack foods; fruit- and vegetable-based snack foods; powdered soy-based protein food beverage mixes; all included in Class 29.

Diary Dates:

Application Date	03-15-2006	Registration Date	09-06-2007

Next Renewal	03-15-2016

Trademark Malaysia				TM1534MY03
HERBALIFE AQUA & Device

Status:	Pending

Application No.	2013051361

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoos, conditioners, and hair styling products.

Diary Dates:

Application Date	02-19-2013

Trademark Malaysia				TM1016MY05
HERBALIFELINE

Status:	Registered/Granted

Application No.	M/B101263	Registration No.	M/B101263

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations; mineral preparations; nutritional herbs; nutritional linseed and analgesic preparations; all included in Class 5.

Diary Dates:

Application Date	08-08-1983	Registration Date	08-08-1983

Next Renewal	08-08-2014

405/745

3/4/2014	Portfolio Report

Trademark Malaysia				TM1021MY03
NOURIFUSION

Status:	Registered/Granted

Application No.	7010668	Registration No.	7010668

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair care products, shampoos, rinses, conditioners, and hair lotions; hair spray; skin care products, cleansers, moisturizers, toners, astringents, masks, cosmetic creams, facial creams, hand and body creams, lotions for cosmetic purposes, hand and body lotions, suntan oils and suntan lotions; cosmetic milks; personal hygiene products, powders, anti-perspirants, deodorants, soaps, gels for cosmetic purposes, bath gel, shower gel, shaving creams, and shaving gel; perfumes, toiletries, colognes, fragrant preparations; sprays for cosmetic purpose, facial sprays, body sprays; facial masks, facial and body scrubs, eye creams and gel, body toning creams, body oils, body skin toners, bath oils; all included in Class 3.

Diary Dates:

Application Date	06-05-2007	Registration Date	04-30-2009

Next Renewal	06-05-2017

Trademark Malaysia				TM1477MY00
NOURIFUSION

Status:	Published

Application No.	07010668

Application Type:	Without Priority

Classes:	03

List of Goods

03	Hair care products, shampoos, rinses, conditioners, and hair lotions; hair spray; skin care products, cleansers, moisturizerx, toners, astringents, masks, cosmetic creams, hand and body creams, lotions for cosmetic purposes, hand and body lotions, suntan oils and suntan lotions; cosmetic milks; personal hygiene products, powders, anti-perspirants, deodorants, soaps, gels for cosmetic purposes, bath gel, shaving creams, and shaving gel; perfumes, toiletries, colognes, fragrant preparations; sprays for cosmetic purpose, facial sprays; facial masks, facial and body scrubs, eye creams and gel, body toning creams, body oils.

Diary Dates:

Application Date	06-05-2007

Trademark Malaysia				TM1038MY05
Ring of Leaves device

Status:	Registered/Granted

Application No.	4020386	Registration No.	4020386

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional, dietary, and weight-loss supplements; nutritional drink mixes for as as a meal replacement; all included in Class 5.

Diary Dates:

Application Date	12-24-2004	Registration Date	02-13-2007

Next Renewal	12-24-2014

Trademark Malaysia				TM1038MY29
Ring of Leaves device

Status:	Registered/Granted

Application No.	4020387	Registration No.	4020387

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Processed nuts; soups; soup mixes; protein-based snack foods; soy-based snack foods; fruit- and vegetable-based snack foods; powdered soy-based protein food beverage mixes; soy-based food beverages used as a milk substitute; all included in Class 29.

Diary Dates:

Application Date	12-24-2004	Registration Date	12-24-2004

Next Renewal	12-24-2014

406/745

3/4/2014	Portfolio Report

Trademark Malaysia				TM1038MY30
Ring of Leaves device

Status:	Registered/Granted

Application No.	4020388	Registration No.	4020388

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Teas; herbal beverages (other than medical use); all included in Class 30.

Diary Dates:

Application Date	12-24-2004	Registration Date	12-24-2004

Next Renewal	12-24-2014

Trademark Malaysia				TM1038MY32
Ring of Leaves device

Status:	Registered/Granted

Application No.	4020389	Registration No.	4020389

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages; fruit juice; vegetable juice; all included in Class 32.

Diary Dates:

Application Date	12-24-2004	Registration Date	06-07-2007

Next Renewal	12-24-2014

Trademark Malaysia				TM1038MY44
Ring of Leaves device

Status:	Closed

Application No.	4020390	Registration No.	4020390

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Weight-management regimen program featuring structured weight loss, weight management, diet, wellness planning and maintenance through the use of diet, nutrition, and exercise for lifestyle change; all included in Class 44.

Diary Dates:

Application Date	12-24-2004	Registration Date	12-24-2004

Next Renewal	12-24-2014

407/745

3/4/2014	Portfolio Report

Trademark Malaysia				TM1040MY05
SHAPEWORKS

Status:	Registered/Granted

Application No.	4020381	Registration No.	4020381

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional, dietary, and weight-loss supplements; nutritional drink mixes for use as a meal replacement; all included in Class 05.

Diary Dates:

Application Date	12-24-2004	Registration Date	12-24-2004

Next Renewal	12-24-2014

Trademark Malaysia				TM1040MY44
SHAPEWORKS

Status:	Closed

Application No.	4020385	Registration No.	4020385

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Weight-management regimen program featuring structured weight loss, weight management, diet, wellness planning and maintenance through the use of diet, nutrition, and exercise for lifestyle change; all included in Class 44.

Diary Dates:

Application Date	12-24-2004	Registration Date	06-06-2006

Next Renewal	12-24-2014

Trademark Malaysia				TM1040MY30
SHAPEWORKS

Status:	Registered/Granted

Application No.	4020383	Registration No.	4020383

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Teas; herbal beverages other than for medical use; all included in Class 30.

Diary Dates:

Application Date	12-24-2004	Registration Date	03-01-2008

Next Renewal	12-24-2014

Trademark Malaysia				TM1040MY32
SHAPEWORKS

Status:	Pending

Application No.	2004/20384

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application	12-24-2004
Date

408/745

3/4/2014	Portfolio Report

Trademark Malaysia				TM1040MY29
SHAPEWORKS

Status:	Registered/Granted

Application No.	4020382	Registration No.	4020382

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Processed nuts; soups; soup mixes; protein-based snack foods; soy-based snack foods; fruit- and vegetable-based snack foods; powdered soy-based protein food beverage mixes; soy-based food beverages used as a milk substitute; all included in Class 29.

Diary Dates:

Application Date	12-24-2004	Registration Date	02-10-2007

Next Renewal	12-24-2014

Trademark Malaysia				TM1025MY30
THERMOJETICS

Status:	Registered/Granted

Application No.	94/06267	Registration No.	94006267

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Tea, tea extracts, tea with fruit flavor, tea with aromatic flavors, instant tea; all included in Class 30.

Diary Dates:

Application Date	07-21-1994	Registration Date	11-05-2001

Next Renewal	07-21-2011

Trademark Malaysia				TM1025MY32
THERMOJETICS

Status:	Registered/Granted

Application No.	94/06268	Registration No.	94006268

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic drinks and beverages and preparations for making such drinks and beverages containing powdered protein, amino acids and/or herbs; all included in Class 32.

Diary Dates:

Application Date	07-21-1994	Registration Date	07-22-2004

Next Renewal	07-21-2011

409/745

3/4/2014	Portfolio Report

Trademark Malaysia				TM1025MY03
THERMOJETICS

Status:	Closed

Application No.	94/06265	Registration No.	94006265

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Non-medicated toilet preparations; hair care products, namely shampoos, rinses, conditioners and hair lotions; skin care products, cleansers, moisturizers, toners, astringent, masks, facial creams, body creams, hand and body lotions, suntan oils and suntan lotions; cosmetics, color cosmetics and make-up preparations, all for inclusion in kits, lipstick, lip gloss, lip liners, make-up cream, eyeshadows, eyetoners, eye liner, eye pencils, mascara, foundation cream and blushes, compacts containing face powder, personal hygiene products, powders, anti-perspirants, deodorants, soaps, bath gel, shower gel, shaving creams, and shaving gel; perfumes, toiletries, colognes, fragrant preparations; body sprays and body lotions; all included in Class 3.

Diary Dates:

Application Date	07-21-1994	Registration Date	09-16-1996

Next Renewal	07-21-2011

Trademark Malaysia				TM1025MY05
THERMOJETICS

Status:	Registered/Granted

Application No.	94/06266	Registration No.	94006266

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements, vitamins and minerals; dietetic foods containing vitamins, minerals, herbs, fiber and/or protein, all in tablet, powder, capsule or liquid form; foodstuffs for infants and invalids; beverages and food substances adapted for nutritional and dietary purposes; herbal teas; all included in Class 5.

Diary Dates:

Application Date	07-21-1994	Registration Date	02-15-2005

Next Renewal	07-21-2011

Trademark Malaysia				TM1479MY00
THERMOJETICS

Status:	Registered/Granted

Application No.	94/06266

Application Type:	Without Priority

Classes:	05

List of Goods

05	Nutritional supplements, vitamins and minerals; dietetic foods containing vitamins and minerals, herbs, fiber, and/or protein, all in tablet, powder, capsule or liquid form; foodstuffs for infants and invalids; beverages and food substances adapted for nutritional and dietary purposes; herbal teas; all included in class 05.

Diary Dates:

Application Date	04-27-2004	Registration Date	07-21-1994

Trademark Malaysia				TM1334MY00
TOTAL CONTROL

Status:	Pending

Application No.	2011006507

Application Type:	Without Priority

Classes:	05

List of Goods

05	Composition of botanical extracts as a traditional medicina.

Diary Dates:

Application Date	04-08-2011

410/745

3/4/2014	Portfolio Report

Trademark Malaysia				TM1027MY03
Tri-Leaf Design

Status:	Registered/Granted

Application No.	94006269	Registration No.	94006269

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Non-medicated toilet preparations; hair care products, namely shampoos, rinses, conditioners and hair lotions; skin care products, cleansers, moisturizers, toners, astringent, masks, facial creams, body creams, hand and body lotions, suntan oils and suntan lotions; cosmetics, color cosmetics and make-up preparations, all for inclusion in kits, lipstick, lip gloss, lip liners, make-up cream, eyeshadows, eyetoners, eye liner, eye pencils, mascara, foundation cream and blushes, compacts containing face powder, personal hygiene products, powders, anti-perspirants, deodorants, soaps, bath gel, shower gel, shaving creams, and shaving gel; perfumes, toiletries, colognes, fragrant preparations; body sprays and body lotions; all included in Class 3.

Diary Dates:

Application Date	07-21-1994	Registration Date	06-17-2008

Next Renewal	07-21-2011

Trademark Malaysia				TM1027MY0301
Tri-Leaf Design

Status:	Registered/Granted

Application No.	6003999	Registration No.	6003999

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair care products, shampoos, rinses, conditioners, and hair lotions; hair spray; skin care products, cleansers, moisturizers, toners, astringents, masks, facial creams, hand and body creams, hand and body lotions, suntan oils and suntan lotions; personal hygiene products, powders, anti-perspirants, deodorants, soaps, bath gel, shower gel, shaving creams, and shaving gel; perfumes, toiletries, colognes, fragrant preparations; body sprays; facial masks, facial and body scrubs, eye creams and gel, body toning creams, body oils, body skin toners, bath oils; all included in Class 3.

Diary Dates:

Application Date	03-15-2006	Registration Date	03-15-2006

Next Renewal	03-15-2016

Trademark Malaysia				TM1027MY05
Tri-Leaf Design

Status:	Registered/Granted

Application No.	94006270	Registration No.	94006270

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements, vitamins and minerals; dietetic foods containing vitamins, minerals, herbs, fiber and/or protein, all in tablet, powder, capsule or liquid form; foodstuffs for infants and invalids; beverages and food substances; all included in Class 5.

Diary Dates:

Application Date	07-21-1994	Registration Date	01-24-2005

Next Renewal	07-21-2021

411/745

3/4/2014	Portfolio Report

Trademark Malaysia				TM1027MY32
Tri-Leaf Design

Status:	Registered/Granted

Application No.	94/06273	Registration No.	94006273

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic drinks and beverages and preparations for making such drinks and beverages containing powdered protein, amino acids and/or herbs; all included in Class 32.

Diary Dates:

Application Date	07-21-1994	Registration Date	08-15-1997

Next Renewal	07-21-2021

Trademark Malaysia				TM1027MY3201
Tri-Leaf Design

Status:	Registered/Granted

Application No.	6004004	Registration No.	6004004

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic drinks and beverages and preparations for making such drinks and beverages containing powdered protein; powdered protein, amino acids, vitamins, minerals and herbs for making beverages; fruit beverages; fruit juice; vegetable juice; all included in Class 32.

Diary Dates:

Application Date	03-15-2006	Registration Date	03-15-2006

Next Renewal	03-15-2016

Trademark Malaysia				TM1027MY0501
Tri-Leaf Design

Status:	Registered/Granted

Application No.	6004000	Registration No.	6004000

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements, vitamins and minerals; dietetic foods containing vitamins, minerals, herbs, fiber and/or protein, all in tablet, powder, capsule or liquid form; foodstuffs for infants and invalids; beverages and food substances adapted for nutritional and dietary purposes; herbal teas; medicinal teas; nutritional herbs; nutritional, dietary and weight-loss supplements; nutritional drink mixes for use as a meal replacement; all included in Class 5.

Diary Dates:

Application Date	03-15-2006	Registration Date	05-22-2009

Next Renewal	03-15-2016

Trademark Malaysia				TM1027MY16
Tri-Leaf Design

Status:	Registered/Granted

Application No.	94006271	Registration No.	94006271

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Paper and paper articles; cardboard and cardboard articles; printed publications and printed matter; books; magazines; brochures, pamphlets, posters; photographs; stationery; advertising, promotional , instructional and teaching materials; plastic materials for packaging; all included in Class 16.

Diary Dates:

Application Date	07-21-1994	Registration Date	07-21-1994

Next Renewal	07-21-2011

412/745

3/4/2014	Portfolio Report

Trademark Malaysia				TM1027MY29
Tri-Leaf Design

Status:	Registered/Granted

Application No.	6004002	Registration No.	06004002

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Protein preparations, food supplements, soups; processed nuts; soups; soup mixes; protein based snack foods; soy-based snack foods; fruit-and vegetable-based snack foods; powdered soy-based protein food beverage mixes; all included in class 29.

Diary Dates:

Application Date	03-15-2006	Registration Date	03-15-2006

Next Renewal	03-15-2016

Trademark Malaysia				TM1027MY44
Tri-Leaf Design

Status:	Registered/Granted

Application No.	6004005	Registration No.	6004005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Weight-management program featuring structured weight loss, weight management, diet, wellness planning and maintenance through the use of diet, nutrition, and exercise for lifestyle change; all included in Class 44.

Diary Dates:

Application Date	03-15-2006	Registration Date	03-15-2006

Next Renewal	03-15-2016

Trademark Malaysia				TM1027MY1601
Tri-Leaf Design

Status:	Registered/Granted

Application No.	6004001	Registration No.	6004001

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Paper and paper articles; cardboard and cardboard articles; printed publications and printed matter; books; magazines; brochures, pamphlets, posters; photographs; stationery; advertising, promotional , instructional and teaching materials; plastic materials for packaging; all included in Class 16.

Diary Dates:

Application Date	03-15-2006	Registration Date	08-30-2007

Next Renewal	03-15-2016

413/745

3/4/2014	Portfolio Report

Trademark Malaysia				TM1027MY30
Tri-Leaf Design

Status:	Registered/Granted

Application No.	94006272	Registration No.	94006272

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Beverages, tea, tea extracts, herbal teas, fruit teas, aromatic teas, instant teas; all included in Class 30.

Diary Dates:

Application Date	07-21-1994	Registration Date	07-21-1994

Next Renewal	07-21-2011

Trademark Malaysia				TM1027MY3001
Tri-Leaf Design

Status:	Registered/Granted

Application No.	6004003	Registration No.	6004003

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Tea, tea extracts, tea with fruit flavor, tea with aromatic flavors, instant tea; beverages, herbal teas, fruit teas, aromatic teas, instant teas; herbal food beverages; all included in Class 30.

Diary Dates:

Application Date	03-15-2006	Registration Date	03-15-2006

Next Renewal	03-15-2016

Trademark Mexico				TM1031MX05
CELL-U-LOSS

Status:	Registered/Granted

Application No.	287944	Registration No.	545080

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements, dietetic foods, consisting of vitamins, minerals, herbs and protein.

Diary Dates:

Application Date	02-25-1997	Registration Date	03-26-1997

Next Renewal	02-25-2017

Trademark Mexico				TM1158MX05
COMPLEJO ACE

Status:	Registered/Granted

Application No.	805853	Registration No.	955139

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	09-11-2006	Registration Date	09-26-2006

Next Renewal	09-11-2016

414/745

3/4/2014	Portfolio Report

Trademark Mexico				TM1159MX05
DAILYVITES

Status:	Registered/Granted

Application No.	863660	Registration No.	1004527

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamins.

Diary Dates:

Application Date	06-22-2007	Registration Date	09-27-2007

Next Renewal	06-22-2017

Trademark Mexico				TM1054MX32
H3O

Status:	Registered/Granted

Application No.	841131	Registration No.	979625

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	03-08-2007	Registration Date	04-11-2007

Next Renewal	03-08-2017

Trademark Mexico				TM1001MX08
HERBALIFE

Status:	Registered/Granted

Application No.	640109	Registration No.	849389

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	08

List of Goods

08	Hand tools and implements (hand-operated); cutlery; side arms; razors, including personal care kits that include nail clippers, nail files, scissors and tweezers.

Diary Dates:

Application Date	02-02-2004	Registration Date	08-25-2004

Next Renewal	02-02-2014

415/745

3/4/2014	Portfolio Report

Trademark Mexico				TM1001MX03
HERBALIFE

Status:	Registered/Granted

Application No.	640110	Registration No.	827254

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Bleaching, preparations and other substances for laundry use; abrasive preparations for cleaning, polishing, and scouring; soaps; perfumery, essential oils, hair lotions; dentifrices, including shampoos, conditioners, sprays for hair styling, gels and ointments; creams, lotions, gels, milks, masks, scrubs, toners and sprays for the face; lotions, creams, gels and cleansers for the hand; creams, lotions, cleansers, gels, sprays and scrubs for the body; shaving toiletries for men; fragrances; abrasive or scrubbing cloths; hair and body treatments; cosmetics, articles for skin care.

Diary Dates:

Application Date	02-02-2004	Registration Date	03-29-2004

Next Renewal	02-02-2014

Trademark Mexico				TM1001MX41
HERBALIFE

Status:	Registered/Granted

Application No.	640094	Registration No.	825291

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Education; providing of training; entertainment; sporting and cultural activities, including educational entertainment programs related to weight control and health and human physical condition, education and entertainment programs related to multi-level marketing and small business development.

Diary Dates:

Application Date	02-02-2004	Registration Date	03-17-2004

Next Renewal	02-02-2014

Trademark Mexico				TM1001MX42
HERBALIFE

Status:	Registered/Granted

Application No.	640093	Registration No.	825290

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	42

List of Goods

42	Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; legal services including internet services and electronic data management related to weight control, human health and fitness, multi-level marketing, and small business development.

Diary Dates:

Application Date	02-02-2004	Registration Date	03-17-2004

Next Renewal	02-02-2014

Trademark Mexico				TM1001MX25
HERBALIFE

Status:	Registered/Granted

Application No.	640102	Registration No.	822087

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	25

List of Goods

25	Clothing, footwear, headgear.

Diary Dates:

Application Date	02-02-2004	Registration Date	02-25-2004

Next Renewal	02-02-2014

416/745

3/4/2014	Portfolio Report

Trademark Mexico				TM1001MX28
HERBALIFE

Status:	Registered/Granted

Application No.	640101	Registration No.	841739

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	28

List of Goods

28	Games and playthings; gymnastic and sporting articles not included in other classes; decorations for Christmas trees, including stuffed bears.

Diary Dates:

Application Date	02-02-2004	Registration Date	07-15-2004

Next Renewal	02-02-2014

Trademark Mexico				TM1001MX16
HERBALIFE

Status:	Registered/Granted

Application No.	640105	Registration No.	821862

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Paper, cardboard and goods made from these materials, not included in other classes; printed matter; book binding material; photographs; stationery; adhesives for stationery or household purposes; artists’ materials; paint brushes; typewriters and office requisites (except furniture); instructional and teaching material (except apparatus); plastic materials for packaging (not included in other classes); printers’ type; printing blocks, including product catalogs, brochures, and flyers; books and publications about human health and fitness, weight management, dietary and food supplements, business opportunities, marketing plans, and personal achievements; writing instruments, stationery.

Diary Dates:

Application Date	02-02-2004	Registration Date	02-24-2004

Next Renewal	02-02-2014

Trademark Mexico				TM1001MX18
HERBALIFE

Status:	Registered/Granted

Application No.	640104	Registration No.	821861

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	18

List of Goods

18

Diary Dates:

Application Date	02-02-2004	Registration Date	02-24-2004

Next Renewal	02-02-2014

417/745

3/4/2014	Portfolio Report

Trademark Mexico				TM1001MX21
HERBALIFE

Status:	Registered/Granted

Application No.	640103	Registration No.	849963

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	21

List of Goods

21	Household or kitchen utensils and containers; combs and sponges; brushes (except paint brushes); brush-making materials; articles for cleaning purposes; steelwool; unworked or semi-worked glass (except glass used in building); glassware, porcelain and earthenware not included in other classes, including boxes for tablets, missing implements, containers for food powder, stirring instruments, jars, drinking glasses and beverage containers.

Diary Dates:

Application Date	02-02-2004	Registration Date	09-14-2004

Next Renewal	02-02-2014

Trademark Mexico				TM1001MX32
HERBALIFE

Status:	Registered/Granted

Application No.	640097	Registration No.	825293

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices; syrups and other preparations for making beverages, including ready-to drink, concentrated, or powdered non-alcoholic drinks.

Diary Dates:

Application Date	02-02-2004	Registration Date	03-17-2004

Next Renewal	02-02-2014

Trademark Mexico				TM1001MX35
HERBALIFE

Status:	Registered/Granted

Application No.	640096	Registration No.	825292

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35

Diary Dates:

Application Date	02-02-2004	Registration Date	03-17-2004

Next Renewal	02-02-2014

Trademark Mexico				TM1001MX14
HERBALIFE

Status:	Registered/Granted

Application No.	640106	Registration No.	864154

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	14

List of Goods

14	Precious metals and their alloys and goods in precious metals or coated therewith, not included in other classes; jewelry, precious stones; horological and chronometric instruments, including ties, pins, earrings, all of base or precious metals; travel clocks, dumbbells; gift items based of metals; gift items.

Diary Dates:

Application Date	02-02-2004	Registration Date	12-16-2004

Next Renewal	02-02-2014

418/745

3/4/2014	Portfolio Report

Trademark Mexico				TM1001MX29
HERBALIFE

Status:	Registered/Granted

Application No.	640100	Registration No.	910353

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats, including meals and snacks made from oils, fats and processed nuts; dietetic food additives in powder, capsule and tablet form made of oils, fats and processed nuts; food powders for drinking, food additives included in this class.

Diary Dates:

Application Date	02-02-2004	Registration Date	11-28-2005

Next Renewal	02-02-2014

Trademark Mexico				TM1001MX30
HERBALIFE

Status:	Registered/Granted

Application No.	640099	Registration No.	825295

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

Diary Dates:

Application Date	02-02-2004	Registration Date	03-17-2004

Next Renewal	02-02-2014

Trademark Mexico				TM1001MX31
HERBALIFE

Status:	Registered/Granted

Application No.	640098	Registration No.	825294

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	31

List of Goods

31	Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals; malt, including food and snacks containing herbs, seaweed, fungi, bark, plants and flowers, seeds, roots and bulbs.

Diary Dates:

Application Date	02-02-2004	Registration Date	03-17-2004

Next Renewal	02-02-2014

419/745

3/4/2014	Portfolio Report

Trademark Mexico				TM1001MX10
HERBALIFE

Status:	Registered/Granted

Application No.	640107	Registration No.	821864

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	10

List of Goods

10

Diary Dates:

Application Date	02-02-2004	Registration Date	02-24-2004

Next Renewal	02-02-2014

Trademark Mexico				TM1001MX09
HERBALIFE

Status:	Registered/Granted

Application No.	640108	Registration No.	821865

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	09

List of Goods

09	Scientific, nautical, surveying, photographic, cinematographic, optical, weighing, measuring, signaling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus and instruments for conducting, switching, transforming, accumulating, regulating or controlling electricity,; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus, including audio and video tapes and discs and phonograph records; personal identification and business account cards.

Diary Dates:

Application Date	02-02-2004	Registration Date	02-24-2004

Next Renewal	02-02-2014

Trademark Mexico				TM1001MX05
HERBALIFE

Status:	Registered/Granted

Application No.	640111	Registration No.	827255

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical use; dietetic substances for medical use; food for babies; plaster for medical use, materials for cures (dressings and bandages); material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides, including food and nutritional supplements; vitamin and mineral supplements in tablet, powder or capsule form.

Diary Dates:

Application Date	02-02-2004	Registration Date	03-29-2004

Next Renewal	02-02-2014

Trademark Mexico				TM1006MX16
HERBALIFE & Design

Status:	Registered/Granted

Application No.	66318	Registration No.	371310

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Printing and publications.

Diary Dates:

Application Date	07-06-1989	Registration Date	12-28-1989

Next Renewal	07-06-2014

420/745

3/4/2014	Portfolio Report

Trademark Mexico				TM1452MX00
HERBALIFE and “24” graphic

Status:	Registered/Granted

Application No.	1200920	Registration No.	1311311

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	08-05-2011	Next Renewal	03-15-2022

Trademark Mexico				TM1453MX00
HERBALIFE and “24” graphic

Status:	Registered/Granted

Application No.	1200919	Registration No.	1311310

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	food supplements composed primarily of proteins, vitamins, and minerals.

Diary Dates:

Application Date	08-05-2011	Next Renewal	03-15-2022

Trademark Mexico				TM1634MX32
HERBALIFE and “24” graphic

Status:	Registered/Granted

		Registration No.	1375659

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Registration Date	03-20-2013	Next Renewal	03-20-2023

421/745

3/4/2014	Portfolio Report

Trademark Mexico				TM1634MX05
HERBALIFE and “24” graphic

Status:	Registered/Granted

		Registration No.	1375660

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements consisting of proteins, vitamins and minerals.

Diary Dates:

Registration Date	03-20-2013	Next Renewal	03-20-2023

Trademark Mexico				TM1018MX05
HERBALIFE KIDS

Status:	Registered/Granted

Application No.	908407	Registration No.	1043573

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamins.

Diary Dates:

Application Date	01-21-2008	Registration Date	05-30-2008

Next Renewal	01-21-2018

Trademark Mexico				TM1018MX29
HERBALIFE KIDS

Status:	Registered/Granted

Application No.	908408	Registration No.	1049776

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Protein snacks.

Diary Dates:

Application Date	01-21-2008	Registration Date	07-16-2008

Next Renewal	01-21-2018

Trademark Mexico				TM1018MX32
HERBALIFE KIDS

Status:	Registered/Granted

Application No.	908409	Registration No.	1043574

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	01-21-2008	Registration Date	05-30-2008

Next Renewal	01-21-2018

422/745

3/4/2014	Portfolio Report

Trademark Mexico				TM1019MX05
HERBALIFE KIDS & Design

Status:	Registered/Granted

Application No.	908410	Registration No.	1042912

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamins.

Diary Dates:

Application Date	01-21-2008	Registration Date	05-29-2008

Next Renewal	01-21-2018

Trademark Mexico				TM1019MX32
HERBALIFE KIDS & Design

Status:	Registered/Granted

Application No.	908412	Registration No.	1042913

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	01-21-2008	Registration Date	05-29-2008

Next Renewal	01-21-2018

Trademark Mexico				TM1019MX29
HERBALIFE KIDS & Design

Status:	Registered/Granted

Application No.	908411	Registration No.	1059305

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Protein snacks, these being, snacks food covered in this class whose main ingredient is the protein.

Diary Dates:

Application Date	01-21-2008	Registration Date	08-29-2008

Next Renewal	01-21-2018

423/745

3/4/2014	Portfolio Report

Trademark Mexico				TM1156MX02
HERBALIFE KINDERMINS

Status:	Registered/Granted

Application No.		Registration No.	371196

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	02, 05, 29, 30, 31, 32

List of Goods

02	Food coloring.

05	Dietetic foods, special foods for children, sick and convalescent, enriched with vitamins and babies food.

29	Meat, fish, birds and hunting meat extracts, marmalades; eggs, milk, milk products, edible fats salad dressings; preserves.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flours, cereal preparations, bread, pastry, confectionery, ice creams, honey, molasses syrup, yeast, baking-powder; salt, mustard; vinegar, spices and dressings (except for salads).

31	Agricultural, horticultural products edible grains, fresh fruits and vegetables and malt.

32	Fruit juices and powders to prepare drinks.

Diary Dates:

Application Date	07-06-1989	Registration Date	12-27-1989

Next Renewal	07-06-2014

Trademark Mexico				TM1156MX01
HERBALIFE KINDERMINS

Status:	Registered/Granted

Application No.		Registration No.	3368513

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	01, 03, 05

List of Goods

01	Dioxide of hydrogen, hydrogen peroxide and saccharine.

03	Medicated soaps and shampoos and dentrifices.

05	Pharmaceutical, veterinary and sanitary products for medical use (except dioxide, saccharine, medicated soaps and shampoos and dentrifices).

Diary Dates:

Application Date	07-06-1989	Registration Date	10-17-1989

Next Renewal	07-06-2014

Trademark Mexico				TM1157MX02
HERBALIFE N.R.G. & Design

Status:	Registered/Granted

Application No.		Registration No.	371197

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	02, 05, 29, 30, 31, 32

List of Goods

02

05

29

30

31

32

Diary Dates:

Application Date	07-06-1989	Registration Date	12-27-1989

Next Renewal	07-06-2014

424/745

3/4/2014	Portfolio Report

Trademark Mexico				TM1157MX01
HERBALIFE N.R.G. & Design

Status:	Registered/Granted

Application No.		Registration No.	380941

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	01, 03, 05

List of Goods

01

03

05

Diary Dates:

Application Date	07-06-1989	Registration Date	08-13-1990

Next Renewal	07-06-2014

Trademark Mexico				TM1016MX05
HERBALIFELINE

Status:	Registered/Granted

Application No.		Registration No.	503081

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements made of vitamins, minerals, herbs, and proteins.

Diary Dates:

Application Date	07-28-1995	Registration Date	08-31-1995

Next Renewal	07-28-2015

Trademark Mexico				TM1128MX0501
JUNIORVITES

Status:	Registered/Granted

Application No.	1058182	Registration No.	1199769

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamins.

Diary Dates:

Application Date	01-07-2010	Registration Date	01-07-2010

Next Renewal	01-07-2020

Trademark Mexico				TM1096MX32
KICKOFF

Status:	Registered/Granted

Application No.	867889	Registration No.	998824

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	07-12-2007	Registration Date	08-20-2007

Next Renewal	07-12-2017

425/745

3/4/2014	Portfolio Report

Trademark Mexico				TM1064MX05
KINDERMINS

Status:	Registered/Granted

Application No.		Registration No.	545079

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements, dietetic foods, consisting of vitamins, minerals, herbs and protein.

Diary Dates:

Application Date	02-25-1997	Registration Date	03-26-1997

Next Renewal	02-25-2017

Trademark Mexico				TM1021MX03
NOURIFUSION

Status:	Registered/Granted

Application No.	676757	Registration No.	853065

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely, lotions, creams, gels, face masks, milks and cleaners for use on the face and body.

Diary Dates:

Application Date	09-13-2004	Registration Date	09-24-2004

Next Renewal	09-13-2014

Trademark Mexico				TM1021MX30
NOURIFUSION

Status:	Registered/Granted

Application No.	707335	Registration No.	909941

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	03-15-2005	Registration Date	11-24-2005

Next Renewal	03-15-2015

Trademark Mexico				TM1162MX05
PHYTOLIFELINE

Status:	Registered/Granted

Application No.	804636	Registration No.	953981

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	09-05-2006	Registration Date	09-21-2006

Next Renewal	09-05-2016

426/745

3/4/2014	Portfolio Report

Trademark Mexico				TM1203MX05
PROLESSA

Status:	Registered/Granted

Application No.	1067398	Registration No.	1146229

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements in powder form for dietetic use consisting mainly of lipids and fatty acids specifically for use in weight control regimens.

Diary Dates:

Application Date	02-15-2010	Registration Date	02-15-2010

Next Renewal	02-15-2020

Trademark Mexico				TM1037MX03
RADIANT C

Status:	Registered/Granted

Application No.	611175	Registration No.	804005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Bleaching, preparations and other substances for laundry use; abrasive preparations for cleaning, polishing, and scouring; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

Diary Dates:

Application Date	07-22-2003	Registration Date	08-13-2003

Next Renewal	07-22-2023

Trademark Mexico				TM1036MX03
RADIANT C (stylized)

Status:	Registered/Granted

Application No.	521974	Registration No.	776698

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Products for skin care, especially facial creams, facial cleansers, lotions and toners.

Diary Dates:

Application Date	12-06-2001	Registration Date	01-31-2003

Next Renewal	12-06-2021

427/745

3/4/2014	Portfolio Report

Trademark Mexico				TM1654MX05
ROSEGUARD

Status:	Registered/Granted

		Registration No.	1387450

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary supplements in tablet or capsule form.

Diary Dates:

Registration Date	04-12-2013	Next Renewal	04-23-2023

Trademark Mexico				TM1039MX44
SHAPESCAN

Status:	Registered/Granted

Application No.	720224	Registration No.	892025

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	05-30-2005	Registration Date	07-26-2005

Next Renewal	05-30-2015

Trademark Mexico				TM1007MX03
SKIN ACTIVATOR

Status:	Closed

Application No.	657004	Registration No.	1047518

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Face creams; eye creams; and body lotions.

Diary Dates:

Application Date	05-19-2004	Registration Date	06-30-2008

Next Renewal	05-19-2014

Trademark Mexico				TM1089MX03
SOFT GREEN

Status:	Registered/Granted

Application No.	1004191	Registration No.	1133339

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Soaps, body and face lotions, body and face gels, bath oils for the bath and shower, deodorants for personal use.

Diary Dates:

Application Date	04-30-2009	Registration Date	11-30-2009

Next Renewal	04-30-2019

428/745

3/4/2014	Portfolio Report

Trademark Mexico				TM1024MX05
THERMO-BOND

Status:	Registered/Granted

Application No.	471022	Registration No.	696533

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietetic food supplements.

Diary Dates:

Application Date	02-14-2001	Registration Date	02-14-2011

Next Renewal	02-14-2021

Trademark Mexico				TM1025MX05
THERMOJETICS

Status:	Registered/Granted

Application No.		Registration No.	421946

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic food and substances adapted for medical or veterinary use, food for babies; dietary supplements for humans and animals; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	06-10-1992	Registration Date	09-14-1992

Next Renewal	06-10-2022

Trademark Mexico				TM1027MX03
Tri-Leaf Design

Status:	Registered/Granted

Application No.	491308	Registration No.	719640

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, specifically; cleansers, moisturizers, toners, facial masks, facial and body cleansers, facial creams, eye creams, body lotions, body toning creams, body oils, body lotions, oils and gels for bath, shampoo and hair conditioner.

Diary Dates:

Application Date	06-18-2001	Registration Date	06-18-2011

Next Renewal	06-18-2021

Trademark Mexico				TM1027MX32
Tri-Leaf Design

Status:	Registered/Granted

Application No.	491312	Registration No.	715411

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic fruit beverages.

Diary Dates:

Application Date	06-18-2001	Registration Date	06-18-2011

Next Renewal	06-18-2021

429/745

3/4/2014	Portfolio Report

Trademark Mexico				TM1027MX05
Tri-Leaf Design

Status:	Registered/Granted

Application No.	491309	Registration No.	724831

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements, all consisting of vitamins, minerals, herbs, fiber and protein, all as a tablet, liquid, capsule or powder.

Diary Dates:

Application Date	06-18-2001	Registration Date	06-18-2011

Next Renewal	06-18-2021

Trademark Mexico				TM1027MX29
Tri-Leaf Design

Status:	Registered/Granted

Application No.	491310	Registration No.	719641

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Processed food made with vitamins, minerals and herbs.

Diary Dates:

Application Date	06-18-2001	Registration Date	06-18-2011

Next Renewal	06-18-2021

Trademark Mexico				TM1027MX30
Tri-Leaf Design

Status:	Registered/Granted

Application No.	491311	Registration No.	711861

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbal teas.

Diary Dates:

Application Date	06-18-2001	Registration Date	06-18-2011

Next Renewal	06-18-2021

430/745

3/4/2014	Portfolio Report

Trademark Mexico				TM1027MX3201
Tri-Leaf Design

Status:	Registered/Granted

Application No.	1076046	Registration No.	1178870

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other soft drinks, syrups and other preparations for making beverages, including table water, waters (beverages), excluding non-alcoholic fruit drinks.

Diary Dates:

Application Date	03-22-2010	Registration Date	03-22-2010

Next Renewal	03-22-2020

Trademark Mexico				TM1541MX00
XTRA SHAKE

Status:	Registered/Granted

Application No.	1350865	Registration No.	1378346

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Food additives in the form of thickening agents.

Diary Dates:

Application Date	02-21-2013	Registration Date	02-21-2013

Next Renewal	02-21-2023

Trademark Mexico				TM1032MX05
XTRA-CAL

Status:	Registered/Granted

Application No.	481272	Registration No.	750094

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary food supplements.

Diary Dates:

Application Date	04-18-2001	Registration Date	04-18-2011

Next Renewal	04-18-2021

Trademark Moldova, Republic of				TM1603MD00
HERBALIFE

Status:	Registered/Granted

		Registration No.	24366

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

431/745

3/4/2014	Portfolio Report

05	Healthcare products, health food supplements made principally of vitamins, health food supplement made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; herbal teas and herbal infusions; culinary herbs; herb tea for food purposes.

32	Mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and on-alcoholic drinks.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business; all the above services except services of commercialization for others of pharmaceutical and/or non-pharmaceutical confectionery.

Diary Dates:

Registration Date	09-11-2012	Next Renewal	09-11-2022

Trademark Moldova, Republic of				TM1605MD00
HERBALIFE & Tri-Leaf device

Status:	Registered/Granted

Application Type:	Without Priority	Registration No.	24365

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Healthcare products, health food supplements made principally of vitamins, health food supplement made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; herbal teas and herbal infusions; culinary herbs; herb tea for food purposes.

32	Mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and on-alcoholic drinks.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business; all the above services except services of commercialization for others of pharmaceutical and/or non-pharmaceutical confectionery.

Diary Dates:

Registration Date	09-11-2012	Next Renewal	09-11-2022

Trademark Moldova, Republic of				TM1606MD05
HERBALIFELINE

Status:	Registered/Granted

		Registration No.	24237

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

Diary Dates:

Registration Date	09-11-2012	Next Renewal	09-11-2022

432/745

3/4/2014	Portfolio Report

Trademark Moldova, Republic of				TM1607MD32
LIFTOFF

Status:	Registered/Granted

		Registration No.	24255

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Effervescent powders and tablets for making non-alcoholic beverages, with the express exclusion of ready-made beverages.

Diary Dates:

Registration Date	09-11-2012	Next Renewal	09-11-2022

Trademark Moldova, Republic of				TM1608MD32
NITEWORKS

Status:	Registered/Granted

		Registration No.	24256

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Registration Date	09-11-2012	Next Renewal	09-11-2022

Trademark Moldova, Republic of				TM1604MD00
Tri-Leaf device

Status:	Registered/Granted

		Registration No.	24236

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Healthcare products, health food supplements made principally of vitamins, health food supplement made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; herbal teas and herbal infusions; culinary herbs; herb tea for food purposes.

32	Mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and on-alcoholic drinks.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Registration Date	09-11-2012	Next Renewal	09-11-2022

433/745

3/4/2014	Portfolio Report

Trademark Moldova, Republic of				TM1609MD05
XTRA-CAL

Status:	Registered/Granted

		Registration No.	24254

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

Diary Dates:

Registration Date	09-11-2012

Next Renewal	09-11-2022

Trademark Monaco				TM1001MC00
HERBALIFE

Status:	Registered/Granted

Application No.	15441	Registration No.	94-15394

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	All goods in Class 3, especially shampoos, rinses, conditioners, make-up removal, hydrating creams, facial creams, body creams, shaving creams, suntan oils and lotions.

05	All goods in Class 5, especially nutritional supplements, dietetic foods consisting of vitamins, minerals, herbs, fiber and protein, in the form of tablets, capsules, liquids or powders.

30	All goods in Class 30, especially teas.

32	All goods in Class 32, especially fruit juice and fruit-based juice, powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	05-18-1994	Registration Date	08-05-1994

Next Renewal	05-18-2014

Trademark Monaco				TM1006MC00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	15442	Registration No.	94-15395

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	All goods in Class 3, especially shampoos, rinses, conditioners, make-up removal, hydrating creams, facial creams, body creams, shaving creams, suntan oils and lotions.

05	All goods in Class 5, especially nutritional supplements, dietetic foods consisting of vitamins, minerals, herbs, fiber and protein, in the form of tablets, capsules, liquids or powders.

30	All goods in Class 30, especially teas.

32	All goods in Class 32, especially fruit juice and fruit-based juice, powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	05-18-1994	Registration Date	08-05-1994

Next Renewal	05-18-2014

434/745

3/4/2014	Portfolio Report

Trademark Mongolia				TM1389MN00
HERBALIFE

Status:	Registered/Granted

Application No.	9860	Registration No.	9860

Application Type:	Without Priority

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	3 Face creams, lotions, gels, washes, sprays, ,ilks, and masks for the face and body; soaps; fragrances. 5 Food duplement and nursing food which contain medicinal herbs, minerals and vitamins. 29 Food substitute powder which contains vitamins, protein, kinds of soups and lightness food principally contains protein 30 Herbal tea preparations 32 Nonalcoholic preparations 35 Retail service. For example, to handle products directly or to handle by distributorship and marketing.

05	3 creams, lotions, gels, sprays, miks, and masks for the face and body; soape; fragrances 5 food supplements and dietetic substances composed of herbs, inerals, and vitamins

29	29 snack fiods mde primarily of protein; soup mixes; powdered meal replacement foods composed of protein, vitimins, and minerals

30	30 preparations for making herbal teas

32	32 preparations formaking non-alcoholic beverages

35	35 retail services, namely selling and marketing of products through direct or network sales

Diary Dates:

Application Date	01-05-2011	Registration Date	01-05-2011

Next Renewal	01-05-2021

Trademark Mongolia				TM1390MN00
HERBALIFE

Status:	Registered/Granted

Application No.	9860	Registration No.	9011

Application Type:	Without Priority

Classes:	03, 05, 29, 32, 35

List of Goods

03	3 Face creams, lotions, gels, washes, sprays, ,ilks, and masks for the face and body; soaps; fragrances. 5 Food duplement and nursing food which contain medicinal herbs, minerals and vitamins. 29 Food substitute powder which contains vitamins, protein, kinds of soups and lightness food principally contains protein 30 Herbal tea preparations 32 Nonalcoholic preparations 35 Retail service. For example, to handle products directly or to handle by distributorship and marketing.

05

29

32

35

Diary Dates:

Application Date	01-05-2011	Registration Date	01-05-2011

Next Renewal	01-05-2021

Trademark Mongolia				TM1391MN00
HERBALIFE and leaf label

Status:	Closed

Application Type:	Without Priority

Classes:	03, 05

List of Goods

03	creams, lotions, gels, washes, sprays, milks and masks for the face and body; soaps; fragrances food supplements and dietetic substances coposed of herbs, minerals and vitamins

05	3 Face creams, lotions, gels, washes, sprays, ,ilks, and masks for the face and body; soaps; fragrances. 5 Food duplement and nursing food which contain medicinal herbs, minerals and vitamins.

Diary Dates:

Application Date	09-27-2010

Trademark Mongolia				TM1286MN00
HERBALIFELINE

Status:	Registered

Application No.	9613	Registration No.	8806

Application Type:	Without Priority

Classes:	05

List of Goods

05	food supplemenets and dietetic substances comprised of herbs, minerals and vitamins

Diary Dates:

Application Date	11-02-2009	Registration Date	10-18-2010

Next Renewal	10-18-2020

435/745

3/4/2014	Portfolio Report

Trademark Mongolia				TM1285MN00
LIFTOFF

Status:	Registered/Granted

App. No.	9615	Registration No.	8808

Application Type:	Without Priority

Classes:	03

List of Goods

03	creams, lotions, gels, washes, sprays, milks, and masks for the face and body; soaps; fragrances;

Diary Dates:

Registration Date	10-18-2010	Next Renewal	10-18-2020

Trademark Mongolia				TM1284MN00
NITEWORKS

Status:	Registered/Granted

Application No.	9612	Registration No.	8805

Application Type:	Without Priority

Classes:	32

List of Goods

32	preparations for making non-alcoholic beverages

Diary Dates:

Registration Date	10-18-2010	Next Renewal	10-18-2020

Trademark Mongolia				TM1283MN00
NOURIFUSION

Status:	Registered/Granted

Application No.	9614	Registration No.	8807

Application Type:	Without Priority

Classes:	03

List of Goods

03	creams, lotions, gels, sprays, milks, and masks for the face and body; soaps; fragrances

Diary Dates:

Application Date	10-18-2010	Registration Date	10-18-2010

Next Renewal	10-18-2020

Trademark Mongolia				TM1282MN00
XTRA-CAL

Status:	Registered

		Registration No.	8804

Application Type:	Without Priority

Classes:	05

List of Goods

05	5 food supplements and dietetic substances composed of herbs, mineals and vitamins.

Diary Dates:

Application Date	10-18-2010	Next Renewal	10-18-2020

436/745

3/4/2014	Portfolio Report

Trademark Montenegro				TM1293ME00
HERBALIFE, cls. 3,5,9,10,14,16,21,25,28,29,30,31,32, 35, 41, 42

Status:	Registered/Granted

		Registration No.	03907PP

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03

05

09

10

14

16

21

25

28

29

30

31

32

35

41

42

Diary Dates:

Registration Date	03-07-2006	Next Renewal	03-07-2016

Trademark Montenegro				TM1294ME00
HERBALIFELINE, cl. 5

Status:	Registered/Granted

		Registration No.	03916PP

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	03-07-2006	Next Renewal	03-07-2016

Trademark Montenegro				TM1295ME00
NITEWORKS, cl. 32

Status:	Registered/Granted

		Registration No.	03915PP

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	03-07-2006	Next Renewal	03-07-2016

437/745

3/4/2014	Portfolio Report

Trademark Montenegro				TM1296ME00
NOURIFUSION, cls., 3, 30

Status:	Registered/Granted

		Registration No.	03914PP

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 30

List of Goods

03

30

Diary Dates:

Registration Date	03-07-2006	Next Renewal	03-07-2016

Trademark Morocco				TM1068MA00
DERMAJETICS

Status:	Registered/Granted

Application No.	360	Registration No.	57288

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	08-17-1995	Registration Date	10-16-1995

Next Renewal	10-16-2015

Trademark Morocco				TM1080MA00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	369	Registration No.	71450

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30

List of Goods

05	Nutritional and dietary substances, all consisting of vitamins, minerals, herbs, fiber and protein, all in the form of tablets, liquid, capsules or powder.

29	Protein food tablet.

30	Herbal teas for non-medical use.

Diary Dates:

Application Date	11-09-1999	Registration Date	11-09-1999

Next Renewal	11-09-2019

438/745

3/4/2014	Portfolio Report

Trademark Morocco				TM1001MA00
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	71448

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30

List of Goods

05	Nutritional and dietary substances, all consisting of vitamins, minerals, herbs, fiber and protein, all in the form of tablets, liquid, capsules or powder.

29	Protein food tablet.

30	Herbal teas for non-medical use.

Diary Dates:

Application Date	11-09-1999	Registration Date	11-09-1999

Next Renewal	11-09-2019

Trademark Morocco				TM1006MA00
HERBALIFE & Design

Status:	Registered/Granted

Application No.		Registration No.	50740

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices; and especially hair shampoos, rinses, conditioners, make-up removers, moisturizers, facial creams, shaving creams, suntan oils and lotions.

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides; and especially nutritional supplements consisting of vitamins, minerals, herbs and protein, all in the form of tablets, powder or liquid.

Diary Dates:

Registration Date	02-26-1993	Next Renewal	02-26-2013

Trademark Morocco				TM1027MA00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	368	Registration No.	71449

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30

List of Goods

05	Nutritional and dietetic substances, all based on vitamins, minerals, herbs, fiber and protein in the form of tablets, liquid, capsules or powder.

29	Protein-based food tablet.

30	Herbal teas, not for medical use.

Diary Dates:

Application Date	11-09-1999	Registration Date	11-16-1999

Next Renewal	11-09-2019

Trademark Namibia				TM1438NA00
“24” graphic

Status:	Registered/Granted

Application No.	110845

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Diary Dates:

Application Date	07-05-2011

439/745

3/4/2014	Portfolio Report

Trademark Namibia				TM1031NA05
CELL-U-LOSS

Status:	Published

Application No.	71296

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, material for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	07-03-2007

Trademark Namibia				TM1592NA32
H3O PRO

Status:	Published

		Registration No.	2008/0334

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Registration Date	03-25-2008	Next Renewal	03-25-2018

Trademark Namibia				TM1001NA03
HERBALIFE

Status:	Registered/Granted

Application No.	98/1606	Registration No.	98/1606

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoos, lotions, rinses and conditioners for the hair; cleansers, moisturizers, toners, creams, ointments, gels and lotions for the skin.

Diary Dates:

Application Date	11-13-1998	Registration Date	10-21-2002

Next Renewal	11-13-2018

Trademark Namibia				TM1001NA05
HERBALIFE

Status:	Registered/Granted

Application No.	98/1607	Registration No.	98/1607

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations, medicinal herbs, medicinal linseed and analgesic preparations.

Diary Dates:

Application Date	11-13-1998	Registration Date	10-21-2002

Next Renewal	11-13-2018

440/745

3/4/2014	Portfolio Report

Trademark Namibia				TM1001NA29
HERBALIFE

Status:	Registered/Granted

Application No.	98/1608	Registration No.	98/1608

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Protein preparations, herbal preparations as food supplements, soups.

Diary Dates:

Application Date	11-13-1998	Registration Date	10-21-2002

Next Renewal	11-13-2018

Trademark Namibia				TM1020NA41
HERBALIFE NUTRITION CLUB

Status:	Pending

Application No.	71286

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41

Diary Dates:

Application Date	07-03-2007

Trademark Namibia				TM1020NA42
HERBALIFE NUTRITION CLUB

Status:	Pending

Application No.	71281

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	42

List of Goods

42

Diary Dates:

Application Date	07-03-2007

441/745

3/4/2014	Portfolio Report

Trademark Namibia				TM1016NA05
HERBALIFELINE

Status:	Registered/Granted

Application No.	2002/0205	Registration No.	2002/0205

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements containing vitamins and minerals, all in tablet or capsule form.

Diary Dates:

Application Date	03-01-2002	Registration Date	05-19-2003

Next Renewal	03-01-2022

Trademark Namibia				TM1049NA05
LIFTOFF

Status:	Registered/Granted

Application No.	71288	Registration No.	2007/1288

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, material for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	07-03-2007	Registration Date	07-03-2007

Next Renewal	07-03-2017

Trademark Namibia				TM1049NA32
LIFTOFF

Status:	Registered/Granted

Application No.	071287	Registration No.	2007/1287

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beer; mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	07-03-2007	Registration Date	07-03-2007

Next Renewal	07-03-2017

Trademark Namibia				TM1081NA05
LIPO-BOND

Status:	Published

Application No.	71299

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, material for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	07-03-2007

442/745

3/4/2014	Portfolio Report

Trademark Namibia		TM1010NA05
NITEWORKS

Status:	Published

Application No.	71295

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, material for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	07-03-2007

Trademark Namibia		TM1010NA32
NITEWORKS

Status:	Published

Application No.	71294

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beer; mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	07-03-2007

Trademark Namibia		TM1021NA03
NOURIFUSION

Status:	Published

Application No.	71293

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Bleaching, preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

Diary Dates:

Application Date	07-03-2007

Trademark Namibia		TM1021NA30
NOURIFUSION

Status:	Pending

Application No.	71292

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	07-03-2007

443/745

3/4/2014	Portfolio Report

Trademark Namibia				TM1037NA03
RADIANT C

Status:	Registered/Granted

Application No.	71289	Registration No.	2007/1289

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Bleaching, preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

Diary Dates:

Application Date	07-03-2007	Registration Date	07-03-2007

Next Renewal	07-03-2017

Trademark Namibia				TM1601NA05
ROSEGUARD

Status:	Pending

Application No.	NA/T/2013/000710

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements composed of vitamins and botanicals.

Diary Dates:

Application Date	06-04-2013

Trademark Namibia				TM1007NA03
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	2001/1359	Registration No.	2001/1359

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Facial creams; facial cleaners, lotions and moisturizers.

Diary Dates:

Application Date	12-07-2001	Registration Date	04-15-2004

Next Renewal	12-07-2011

444/745

3/4/2014	Portfolio Report

Trademark Namibia				TM1042NA30
THERMO COMPLETE

Status:	Registered/Granted

Application No.	71290	Registration No.	2007/1290

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary preparations and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, material dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	07-03-2007	Next Renewal	07-03-2017

Trademark Namibia				TM1025NA30
THERMOJETICS

Status:	Registered/Granted

Application No.	98/1615	Registration No.	98/1615

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

Diary Dates:

Application Date	11-13-1998	Registration Date	08-13-2002

Next Renewal	11-13-2018

Trademark Namibia				TM1025NA05
THERMOJETICS

Status:	Registered/Granted

Application No.	98/1614	Registration No.	98/1614

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements consisting of herbs, all in tablet or liquid form.

Diary Dates:

Application Date	11-13-1998	Registration Date	06-17-2003

Next Renewal	11-13-2018

Trademark Namibia				TM1025NA32
THERMOJETICS

Status:	Registered/Granted

Application No.	98/1616	Registration No.	98/1616

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	11-13-1998	Registration Date	06-17-2003

Next Renewal	11-13-2018

445/745

3/4/2014	Portfolio Report

Trademark Namibia		TM1027NA03
Tri-Leaf Design

Status:	Published

Application No.	71283

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Bleaching, preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

Diary Dates:

Application Date	07-03-2007

Trademark Namibia		TM1027NA05
Tri-Leaf Design

Status:	Published

Application No.	71282

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	07-03-2007

Trademark Namibia		TM1027NA30
Tri-Leaf Design

Status:	Published

Application No.	71284

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals; bread, pastry and confectionery; ices; honey, treacle; yeast, baking-powder; salt; mustard; vinegar, sauces (condiments); spices; ice.

Diary Dates:

Application Date	07-03-2007

Trademark Namibia		TM1027NA32
Tri-Leaf Design

Status:	Published

Application No.	71285

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	07-03-2007

446/745

3/4/2014	Portfolio Report

Trademark Namibia				TM1033NA05
TRI-SHIELD

Status:	Published

Application No.	71291

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, material for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	07-03-2007

Trademark Namibia				TM1045NA05
vegetACE

Status:	Pending

Application	71298
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application	07-03-2007
Date

Trademark Netherlands Antilles				TM1001AN00
HERBALIFE

Status:	Registered/Granted

Application No.	D-100001	Registration No.	14536

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 44

List of Goods

03	Creams, lotions, gels, washes, sprays, milks, and masks for the face and body; soaps; fragrances.

05	Food supplements; dietary products for medicinal purposes.

29	Snack foods made primarily of protein; soup mixes; powdered meal replacement foods composed of protein, vitamins, and minerals.

30	Preparations for making herbal teas.

32	Preparations for making non-alcoholic beverages.

44	Providing information about human health and nutrition; providing information about operating a small business.

Diary Dates:

Application Date	01-05-2010	Registration Date	02-01-2010

Next Renewal	01-05-2020

447/745

3/4/2014	Portfolio Report

Trademark Netherlands Antilles				TM1027AN00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	D-100002	Registration No.	14537

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 44

List of Goods

03	Creams, lotions, gels, washes, sprays, milks, and masks for the face and body; soaps; fragrances.

05	Food supplements; dietary products for medicinal purposes.

29	Snack foods made primarily of protein; soup mixes; powdered meal replacement foods composed of protein, vitamins, and minerals.

30	Preparations for making herbal teas.

32	Preparations for making non-alcoholic beverages.

44	Providing information about human health and nutrition; providing information about operating a small business.

Diary Dates:

Application Date	01-05-2010	Registration Date	02-01-2010

Next Renewal	01-05-2020

Trademark New Zealand				TM1047NZ01
AROMAVIE

Status:	Registered/Granted

Application No.	243385	Registration No.	243385

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	04

List of Goods

04	Candles.

Diary Dates:

Application Date	11-23-1994	Registration Date	05-05-1998

Next Renewal	11-23-2015

Trademark New Zealand				TM1047NZ00
AROMAVIE

Status:	Registered/Granted

Application No.	243384	Registration No.	243384

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Body care products, namely, moisturisers, body oils, body lotions, massage oils, bath oils, bath gels, bath salts, shower gels and soaps: potpourri and sachets.

Diary Dates:

Application Date	11-23-1994	Registration Date	04-01-1998

Next Renewal	11-23-2015

448/745

3/4/2014	Portfolio Report

Trademark New Zealand				TM1048NZ00
ASMERA

Status:	Registered/Granted

Application No.	244661	Registration No.	244661

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Personal hygiene products in this class, perfumes, powders, colognes, toilet waters, body oils, body lotions, body creams, soaps, deodorants, and aftershave balms.

Diary Dates:

Application Date	01-11-1995	Registration Date	03-18-1998

Next Renewal	01-11-2016

Trademark New Zealand				TM1031NZ00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	147807	Registration No.	147807

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and sanitary substances; infants’ and invalids’ foods; products in this class as health aids to be taken internally, including vitamins and minerals, proteins, herbs, and medicinal linseed; medicated creams and lotions, analgesics.

Diary Dates:

Application Date	06-30-1983	Registration Date	11-12-1986

Next Renewal	06-30-2014

Trademark New Zealand				TM1030NZ00
DINOMINS

Status:	Registered/Granted

Application No.	272525	Registration No.	272525

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Chewable vitamin and mineral supplements.

Diary Dates:

Application Date	02-07-1997	Registration Date	08-29-1997

Next Renewal	02-07-2018

Trademark New Zealand				TM1080NZ05
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	291710	Registration No.	291710

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	04-30-1998	Registration Date	04-30-1998

Next Renewal	04-30-2015

449/745

3/4/2014	Portfolio Report

Trademark New Zealand				TM1648NZ05
FLORAFIBRE

Status:	Registered

Application No.	988529	Registration No.	988529

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Herbal dietary and herbal nutritional supplements.

Diary Dates:

Application Date	11-26-2013

Trademark New Zealand				TM1054NZ00
H3O

Status:	Registered/Granted

Application No.	770953	Registration No.	770953

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic drinks and preparations for making non-alcoholic drinks.

Diary Dates:

Application Date	06-25-2007	Registration Date	05-14-2009

Next Renewal	06-25-2017

Trademark New Zealand				TM1001NZ03
HERBALIFE

Status:	Registered/Granted

Application No.	145491	Registration No.	145491

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and sanitary substances; infants’ and invalids’ foods; products as health aids to be taken internally, including vitamins and minerals, proteins, herbs, and medicinal linseed; medicated creams and lotions, analgesics.

Diary Dates:

Application Date	01-07-1983	Registration Date	01-07-1983

Next Renewal	01-07-2018

450/745

3/4/2014	Portfolio Report

Trademark New Zealand				TM1001NZ02
HERBALIFE

Status:	Registered/Granted

Application No.	145490	Registration No.	145490

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Soaps; perfumery; essential oils; dentifrices; products for application to hair and skin, including shampoos, lotions, rinses and conditioners for hair; and cleansers, moisturizers, toners, creams, analgesics, ointments, gels and lotions for skin, and other cosmetics and toiletries.

Diary Dates:

Application Date	01-07-1983	Registration Date	01-07-1983

Next Renewal	01-07-2018

Trademark New Zealand				TM1001NZ00
HERBALIFE

Status:	Registered/Granted

Application No.	147805	Registration No.	147805

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables including powdered soups; preserves, pickles.

Diary Dates:

Application Date	06-30-1983	Registration Date	07-12-1985

Next Renewal	06-30-2014

Trademark New Zealand				TM1001NZ01
HERBALIFE

Status:	Registered/Granted

Application No.	213562	Registration No.	213562

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations; mineral preparations in this class; analgesic preparations; linseed preparations for medicinal purposes; medicinal herbs; medicated creams and lotions; all the aforesaid containing herbs or herbal derivatives.

Diary Dates:

Application Date	10-10-1991	Registration Date	11-27-1995

Next Renewal	10-10-2022

Trademark New Zealand				TM1534NZ03
HERBALIFE AQUA

Status:	Registered

App. No.	972778	Registration No.	972778

Application Type:	Without Priority

Classes:	03

List of Goods

03

451/745

3/4/2014	Portfolio Report

Trademark New Zealand				TM1212NZ00
HERBALIFE CHITOSAN FIBRE COMPLEX

Status:	Registered/Granted

Application No.	675201	Registration No.	675201

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements.

Diary Dates:

Application Date	03-12-2003	Registration Date	09-18-2003

Next Renewal	03-12-2020

Trademark New Zealand				TM1016NZ00
HERBALIFELINE

Status:	Registered/Granted

Application No.	147806	Registration No.	147806

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and sanitary substances; infants’ and invalids’ foods; products as health aids to be taken internally, including vitamins and minerals, proteins, herbs, and medicinal linseed; medicated creams and lotions, analgesics, herbal derivatives.

Diary Dates:

Application Date	06-30-1983	Registration Date	09-10-1986

Next Renewal	06-30-2014

Trademark New Zealand				TM1056NZ00
IMPROV

Status:	Registered/Granted

Application No.	244662	Registration No.	244662

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Personal hygiene products in this class, perfumes, powders, colognes, toilet waters, body oils, body lotions, body creams, soaps, deodorants and aftershave balms.

Diary Dates:

Application Date	01-11-1995	Registration Date	03-18-1998

Next Renewal	01-11-2016

Trademark New Zealand				TM1049NZ00
LIFTOFF

Status:	Registered/Granted

Application No.	789143	Registration No.	789143

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Effervescent tablets and powders used in making beverages, with the express exclusion of prepared drinks of any kind.

Diary Dates:

Application Date	05-13-2008	Registration Date	03-25-2010

Next Renewal	05-13-2018

452/745

3/4/2014	Portfolio Report

Trademark New Zealand				TM1062NZ00
NATURE’S MIRROR

Status:	Registered/Granted

Application No.	253742	Registration No.	253742

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products namely cleansers, moisturisers, facial creams, body powders, body oils, body lotions, body creams, body soap, body deodorants, bath oils and bath gels.

Diary Dates:

Application Date	09-19-1995	Registration Date	04-08-1998

Next Renewal	09-19-2016

Trademark New Zealand				TM1010NZ00
NITEWORKS

Status:	Registered/Granted

Application No.	684936	Registration No.	684936

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements; beverages containing nutritional and/or dietary supplements.

Diary Dates:

Application Date	08-18-2003	Registration Date	02-19-2004

Next Renewal	08-18-2020

Trademark New Zealand				TM1010NZ01
NITEWORKS

Status:	Closed / Registered

Application No.	684937	Registration No.	684937

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Beverages in this class.

Diary Dates:

Application Date	08-18-2003	Registration Date	02-19-2004

Next Renewal	08-18-2010

Trademark New Zealand				TM1021NZ00
NOURIFUSION

Status:	Registered/Granted

Application No.	728104	Registration No.	728104

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

453/745

3/4/2014	Portfolio Report

Classes:	03, 30

List of Goods

03	Creams, gels, lotions, washes, masks, and milks for use on the face and body.

30	Dietary and nutritional supplements for non-medicinal health purposes.

Diary Dates:

Application Date	04-14-2005	Registration Date	10-20-2005

Next Renewal	04-14-2015

Trademark New Zealand				TM1063NZ00
PINSTRIPE

Status:	Registered/Granted

Application No.	240360	Registration No.	240360

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cosmetics and skin creams in this class.

Diary Dates:

Application Date	08-25-1994	Registration Date	03-09-1998

Next Renewal	08-25-2015

Trademark New Zealand				TM1036NZ00
RADIANT C (stylized)

Status:	Registered/Granted

Application No.	617944	Registration No.	617944

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely, facial creams, facial cleansers, lotions, moisturizers and toners.

Diary Dates:

Application Date	07-04-2000	Registration Date	12-17-2001

Next Renewal	07-04-2017

Trademark New Zealand				TM1038NZ00
Ring of Leaves device

Status:	Registered/Granted

Application No.	723134	Registration No.	723134

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 44

List of Goods

05	Dietary and weight-loss supplements; dietary drink mixes for use as a meal replacement.

29	Processed nuts; soups; soup mixes; protein-based snack foods; soy-based snack foods; fruit- and vegetable-based snack foods; powdered soy-based protein food beverage mixes; soy-based food beverages used as a milk substitute.

30	Teas; herbal beverages.

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages; fruit juice; vegetable juice; non-alcoholic effervescent beverages; nutritional drink mixes.

44	Weight-management regimen program featuring structured weight loss, weight management, diet, wellness planning and maintenance through the use of diet, nutrition, and exercise for lifestyle change.

Diary Dates:

Application Date	12-20-2004	Registration Date	06-23-2005

Next Renewal	12-20-2014

454/745

3/4/2014	Portfolio Report

Trademark New Zealand				TM1202NZ00
ROSEGUARD

Status:	Registered/Granted

Application No.	812939	Registration No.	812939

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements in tablet or capsule form.

Diary Dates:

Application Date	09-21-2009	Registration Date	03-25-2010

Next Renewal	09-21-2019

Trademark New Zealand				TM1070NZ00
SEAWARD

Status:	Registered/Granted

Application No.	243383	Registration No.	243383

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Personal hygiene products, namely, powders, perfumes, colognes, toilet waters, body oils, body lotions, soaps, deodorants and aftershave balms.

Diary Dates:

Application Date	11-23-1994	Registration Date	05-15-1998

Next Renewal	11-23-2015

Trademark New Zealand				TM1040NZ00
SHAPEWORKS

Status:	Registered/Granted

Application No.	723131	Registration No.	723131

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 44

List of Goods

05	Dietary and weight-loss supplements; dietary drink mixes for use as a meal replacement.

29	Processed nuts; soups; soup mixes; protein-based snack foods; soy-based snack foods; fruit- and vegetable-based snack foods; powdered soy-based protein food beverage mixes; soy-based food beverages used as a milk substitute.

30	Teas; herbal beverages.

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages; fruit juice; vegetable juice; non-alcoholic effervescent beverages; nutritional drink mixes.

44	Weight-management regimen program featuring structured weight loss, weight management, diet, wellness planning and maintenance through the use of diet, nutrition, and exercise for lifestyle change.

Diary Dates:

Application Date	12-20-2004	Registration Date	06-23-2005

Next Renewal	12-20-2014

455/745

3/4/2014	Portfolio Report

Trademark New Zealand				TM1007NZ00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	645475	Registration No.	645475

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Facial cream; eye cream; and body lotion.

Diary Dates:

Application Date	09-17-2001	Registration Date	06-10-2002

Next Renewal	09-17-2018

Trademark New Zealand				TM1025NZ03
THERMOJETICS

Status:	Expired

Application No.	274599	Registration No.	274599

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Teas, herbal teas, instant teas, instant herbal beverages.

Diary Dates:

Application Date	03-25-1997	Registration Date	10-24-1997

Next Renewal	03-25-2014

Trademark New Zealand				TM1025NZ02
THERMOJETICS

Status:	Expired

Application No.	219878	Registration No.	219878

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Preparations in liquid, powder, capsule, caplet and tablet form not adapted for medical services.

Diary Dates:

Application Date	07-15-1992	Registration Date	03-26-1996

Next Renewal	07-15-2013

Trademark New Zealand				TM1025NZ01
THERMOJETICS

Status:	Expired

Application No.	219876	Registration No.	219876

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

456/745

3/4/2014	Portfolio Report

List of Goods

05	Dietary substances in liquid, powder, capsule, caplet and tablet form in the nature of vitamin and mineral preparations.

Diary Dates:

Application Date	07-15-1992	Registration Date	03-26-1996

Next Renewal	07-15-2013

Trademark New Zealand				TM1025NZ00
THERMOJETICS

Status:	Registered/Granted

Application No.	232335	Registration No.	232335

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cosmetics and skin creams in this class.

Diary Dates:

Application Date	11-24-1993	Registration Date	04-01-1998

Next Renewal	11-24-2014

Trademark New Zealand				TM1110NZ00
THERMOJETICS & Design

Status:	Expired

Application No.	219877	Registration No.	219877

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary substances in liquid, powder, capsule, caplet and tablet form in the nature of vitamin and mineral preparations.

Diary Dates:

Application Date	07-15-1992	Registration Date	08-11-1997

Next Renewal	07-15-2013

Trademark New Zealand				TM1110NZ01
THERMOJETICS & Design

Status:	Expired

Application No.	219879	Registration No.	219879

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Preparations in liquid, powder, capsule, caplet and tablet form not adapted for medical use.

Diary Dates:

Application Date	07-15-1992	Registration Date	08-11-1997

Next Renewal	07-15-2013

457/745

3/4/2014	Portfolio Report

Trademark New Zealand				TM1110NZ02
THERMOJETICS & Design

Status:	Registered/Granted

Application No.	232336	Registration No.	232336

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cosmetics and skin creams in this class.

Diary Dates:

Application Date	11-24-1993	Registration Date	04-01-1998

Next Renewal	11-24-2014

Trademark New Zealand				TM1027NZ00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	774912	Registration No.	774912

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 09, 16, 29, 30, 32, 44

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

09	Video programs about health and nutrition and operating a small business, all available on DVD or online.

16	Paper, cardboard and goods made from these materials, not included in other classes; printed matter; bookbinding material; photographs; stationery; adhesives for stationery or household purposes; artists’ materials; paint brushes; typewriters and office requisites (except furniture); instructional and teaching material (except apparatus); plastic materials for packaging (not included in other classes); printers’ type; printing blocks.

29	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats.

30	Coffee, tea, cocoa, sugar, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry, honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

44	Medical services; veterinary services; hygienic and beauty care for human beings or animals; agriculture, horticulture and forestry services.

Diary Dates:

Application Date	08-30-2007	Registration Date	05-14-2009

Next Renewal	08-30-2017

Trademark New Zealand				TM1078NZ00
ZILLION

Status:	Registered/Granted

Application No.	241004	Registration No.	241004

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Personal hygiene products in this class, perfumes, colognes, toilet waters, powders, body oils, body lotion, body creams, bath oils, soaps, deodorants, aftershave, creams and balms in this class.

Diary Dates:

Application Date	09-15-1994	Registration Date	04-01-1998

Next Renewal	09-15-2015

458/745

3/4/2014	Portfolio Report

Trademark Nicaragua				TM1525NI00
CELL ACTIVATOR

Status:	Registered/Granted

Application No.	2012-000592	Registration No.	2013098573 LM

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical prepartations composed mainly of fatty acids and botanical ingredients.

Diary Dates:

Application Date	02-09-2012	Registration Date	08-14-2013

Next Renewal	08-13-2023

Trademark Nicaragua				TM1031NI00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	9963	Registration No.	900615 LM

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements in capsules.

Diary Dates:

Application Date	12-11-2006	Registration Date	05-05-2009

Next Renewal	05-04-2019

Trademark Nicaragua				TM1080NI00
FIGURINE DESIGN (rainbowman)

Status:	Registered/Granted

Application No.		Registration No.	57328 C.C.

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietetic and nutritional supplements consisting of vitamins, minerals, herbs, fiber and protein, all in the form of tablets, liquid, capsule or powder.

Diary Dates:

Registration Date	04-02-2003	Next Renewal	04-01-2013

Trademark Nicaragua				TM1080NI01
FIGURINE DESIGN (Rainbowman)

Status:	Registered/Granted

Application No.		Registration No.	57329 C.C.

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbal tea.

Diary Dates:

Registration Date	04-02-2003	Next Renewal	04-01-2013

459/745

3/4/2014	Portfolio Report

Trademark Nicaragua				TM1080NI02
FIGURINE DESIGN (Rainbowman)

Status:	Registered/Granted

Application No.		Registration No.	57330 C.C.

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic fruit drinks.

Diary Dates:

Registration Date	04-02-2003	Next Renewal	04-01-2013

Trademark Nicaragua				TM1001NI01
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	57185 C.C.

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbal tea.

Diary Dates:

Registration Date	03-14-2003	Next Renewal	03-13-2023

Trademark Nicaragua				TM1001NI02
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	57186 C.C.

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic fruit drinks.

Diary Dates:

Registration Date	03-14-2003	Next Renewal	03-13-2023

Trademark Nicaragua				TM1001NI00
HERBALIFE

Status:	Registered/Granted

Application No.	2006-04379	Registration No.	0802683 LM

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 21, 25, 28, 30, 32, 35, 38, 41

List of Goods

03	Creams, lotions, milks, mascaras and gels for the body and face; atomizer/spray for the hair, shampoos, conditioners and hair-styling products.

05	Food and nutritional supplements in tablet, capsule or powder form; vitamins.

21

460/745

3/4/2014	Portfolio Report

25

28

30

32

35

38

41

Diary Dates:

Application Date	12-11-2006	Registration Date	11-12-2008

Next Renewal	11-11-2018

Trademark Nicaragua				TM1029NI00
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Closed

Application No.	9964	Registration No.	901016

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35, 41

List of Goods

35	Information services regarding operation of small businesses and multi-level marketing; information services regarding human nutrition and weight management.

41	Information services regarding human nutrition and weight management.

Diary Dates:

Application Date	12-11-2006	Registration Date	07-13-2009

Next Renewal	07-12-2019

Trademark Nicaragua				TM1553NI00
Herbalife Formula 2 label graphic

Status:	Registered/Granted

Application No.	2012-002765	Registration No.	2013098670 LM

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin and mineral product in Tablet or capsule form.

Diary Dates:

Application Date	07-31-2012	Registration Date	08-22-2013

Next Renewal	08-21-2023

Trademark Nicaragua				TM1020NI00
HERBALIFE NUTRITION CLUB

Status:	Closed

Application No.	9960	Registration No.	901015

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35, 41

List of Goods

35	Information services regarding operation of small businesses and multi-level marketing; information services regarding human nutrition and weight management.

41	Information services regarding human nutrition and weight management.

Diary Dates:

Application Date	12-11-2006	Registration Date	07-13-2009

Next Renewal	07-12-2019

461/745

3/4/2014	Portfolio Report

Trademark Nicaragua				TM1016NI00
HERBALIFELINE

Status:	Registered/Granted

Application No.	9961	Registration No.	901012

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food and nutritional supplements in capsules.

Diary Dates:

Application Date	12-11-2006	Registration Date	07-13-2009

Next Renewal	07-12-2019

Trademark Nicaragua				TM1049NI00
LIFTOFF

Status:	Registered/Granted

Application No.	9969	Registration No.	2011092859 LM

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	12-11-2006	Registration Date	05-16-2011

Next Renewal	05-15-2021

Trademark Nicaragua				TM1010NI00
NITEWORKS

Status:	Registered/Granted

Application No.	9970	Registration No.	901014

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powder for preparing non-alcoholic drinks.

Diary Dates:

Application Date	12-11-2006	Registration Date	07-13-2009

Next Renewal	07-12-2019

462/745

3/4/2014	Portfolio Report

Trademark Nicaragua				TM1021NI00
NOURIFUSION

Status:	Registered/Granted

Application No.	9955	Registration No.	802800 LM

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03	Creams, lotions, milks, masks and gels for the face and body.

05	Dietary and nutritional supplements in tablets or capsules.

Diary Dates:

Application Date	12-11-2006	Registration Date	12-03-2008

Next Renewal	12-02-2018

Trademark Nicaragua				TM1547NI00
PROLESSA

Status:	Registered

Application No.	2013-001531	Registration No.	2014104708

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements in powder form mainly composed of fatty acids and oils, to be used in weight loss programs, not related to bones, diseases or bone disorders, prevention and treatment of bone diseases or disorders, or related to medical problems/medical condition or diseases.

Diary Dates:

Application Date	04-19-2013

Trademark Nicaragua				TM1037NI00
RADIANT C

Status:	Pending

Application No.	9965

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	12-11-2006

Trademark Nicaragua				TM1038NI00
Ring of Leaves device

Status:	Closed

Application No.	2006-04382	Registration No.	901011

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30, 32, 35, 41

List of Goods

05	Dietary and nutritional supplements in tablets, capsules or powders; vitamins.

30	Snacks including bars, roasted soy products, and mixes therefrom; powdered soups; herbal tea.

32	Soft drinks and preparations for making soft drinks; powdered drink mixes with protein.

35	Information services on operating of small businesses and multi-level marketing; information services on human nutrition and weight management.

41	Information services on human nutrition and weight management.

Diary Dates:

Application Date	12-11-2006	Registration Date	07-13-2009

Next Renewal	07-12-2019

463/745

3/4/2014	Portfolio Report

Trademark Nicaragua				TM1040NI00
SHAPEWORKS

Status:	Closed

Application No.	9962	Registration No.	901010 LM

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30, 32, 35, 41

List of Goods

05	Dietary and nutritional supplements in tablets, capsules or powders; vitamins.

30	Snacks including bars, roasted soy products, and mixes of these, powdered soup, herbal tea.

32	Soft drinks and preparations for making soft drinks, powdered drink mixes with protein.

35	Information services on small businesses and multi-level marketing; information services on human nutrition and weight management.

41	Information services on human nutrition and weight management.

Diary Dates:

Application Date	12-11-2006	Registration Date	07-13-2009

Next Renewal	07-12-2019

Trademark Nicaragua				TM1007NI00
SKIN ACTIVATOR

Status:	Pending

Application No.	9967

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	12-11-2006

Trademark Nicaragua				TM1089NI00
SOFT GREEN

Status:	Registered/Granted

Application No.	2009-01289	Registration No.	2011093055 LM

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	05-18-2009	Registration Date	07-06-2011

Next Renewal	07-05-2021

464/745

3/4/2014	Portfolio Report

Trademark Nicaragua				TM1057NI00
SPORTWORKS

Status:	Closed

Application No.	9968	Registration No.	900491

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30, 32

List of Goods

05	Food and nutritional supplements in tablets, capsules or powder; vitamins.

30	Sandwiches including snack bars, roasted soy products, and mixes of them; powdered soups; herbal tea.

32	Non-alcoholic beverages and preparations for making non-alcoholic beverages, powdered mixes for beverages with proteins.

Diary Dates:

Application Date	12-11-2006	Registration Date	04-14-2009

Next Renewal	04-13-2019

Trademark Nicaragua				TM1025NI00
THERMOJETICS

Status:	Registered/Granted

Application No.		Registration No.	57334 C.C.

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietetic and nutritional supplements consisting of vitamins, minerals, herbs, fiber and protein, all in the form of tablets, liquid, capsule or powder.

Diary Dates:

Registration Date	04-02-2003	Next Renewal	04-01-2023

Trademark Nicaragua				TM1025NI01
THERMOJETICS

Status:	Registered/Granted

Application No.		Registration No.	57189 C.C.

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbal tea.

Diary Dates:

Registration Date	03-13-2013	Next Renewal	03-13-2023

Trademark Nicaragua				TM1025NI02
THERMOJETICS

Status:	Registered/Granted

Application No.		Registration No.	57187 C.C.

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic fruit drinks.

Diary Dates:

Registration Date	03-14-2003	Next Renewal	03-13-2023

465/745

3/4/2014	Portfolio Report

Trademark Nicaragua				TM1027NI02
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	57331 C.C.

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbal tea.

Diary Dates:

Registration Date	04-02-2003	Next Renewal	04-01-2023

Trademark Nicaragua				TM1027NI03
TRI-LEAF Design

Status:	Registered/Granted

Application No.		Registration No.	57332 C.C.

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic fruit drinks.

Diary Dates:

Registration Date	04-02-2003	Next Renewal	04-01-2023

Trademark Nicaragua				TM1027NI01
Tri-Leaf Design

Status:	Pending

Application No.	9956

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 21, 25, 28, 30, 32, 35, 38, 41

List of Goods

03

05

21

25

28

30

32

35

38

41

Diary Dates:

Application Date	12-11-2006

466/745

3/4/2014	Portfolio Report

Trademark Nicaragua				TM1027NI00
TRI-LEAF DESIGN

Status:	Registered/Granted

Application No.	2000/03403	Registration No.	57491

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietetic and nutritional supplements consisting of vitamins, minerals, herbs, fiber and protein, all in the form of tablets, liquid, capsule or powder.

Diary Dates:

Application Date	07-21-2000	Registration Date	04-23-2003

Next Renewal	04-22-2023

Trademark Nicaragua				TM1033NI00
TRI-SHIELD

Status:	Registered/Granted

Application No.	9958	Registration No.	901013

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food and nutritional supplements in capsules.

Diary Dates:

Application Date	12-11-2006	Registration Date	07-13-2009

Next Renewal	07-12-2019

Trademark Nicaragua				TM1032NI00
XTRA-CAL

Status:	Pending

Application No.	2006-04394

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	12-11-2006

Trademark Nicaragua				TM1526NI00
XTRA-CAL

Status:	Registered/Granted

Application No.	2012-000593	Registration No.	2013098574

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical preparations composed mainly of vitamin D and Calcium.

Diary Dates:

Application Date	02-09-2012	Registration Date	08-14-2013

Next Renewal	08-13-2023

467/745

3/4/2014	Portfolio Report

Trademark Nigeria				TM1006NG05
HERBALIFE & Design

Status:	Registered/Granted

Application No.	50300	Registration No.	50300

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical products and all others included in the Class.

Diary Dates:

Application Date	12-07-1988	Registration Date	06-05-2001

Next Renewal	12-07-2023

Trademark Norway				TM1432NO00
“24” graphic

Status:	Registered

Application No.	201108492	Registration No.	262929

Application Type:	Without Priority

Classes:	05, 29, 32

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

29	Meat, fish, poultry and game; meat extracts; preserved, frozen, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats.

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	08-17-2011	Next Renewal	07-21-2021

Trademark Norway				TM1031NO00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	19966146	Registration No.	183970

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin and mineral supplements.

Diary Dates:

Application Date	10-09-1996	Registration Date	07-31-1997

Next Renewal	07-31-2017

Trademark Norway				TM1080NO00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	19944939	Registration No.	178577

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

468/745

3/4/2014	Portfolio Report

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	09-06-1994	Registration Date	12-12-1996

Next Renewal	12-12-2016

Trademark Norway				TM1001NO00
HERBALIFE

Status:	Registered/Granted

Application No.	19941177	Registration No.	178214

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03

05

Diary Dates:

Application Date	02-25-1994	Registration Date	11-28-1996

Next Renewal	11-28-2016

Trademark Norway				TM1001NO01
HERBALIFE

Status:	Registered/Granted

Application No.	200602188	Registration No.	239570

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 14, 16, 18, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03

05

09

14

16

18

21

25

28

29

30

31

32

35

41

42	Tilveiebringelse og design av webområde relatert til vekthåndtering, menneskelig helse og kondisjon, flernivåmarkedsføring, og utvikling av mindre foretak.

Diary Dates:

Application Date	03-03-2006	Registration Date	06-06-2007

Next Renewal	06-06-2017

469/745

3/4/2014	Portfolio Report

Trademark Norway				TM1006NO00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	19941178	Registration No.	178215

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03

05

Diary Dates:

Application Date	02-25-1994	Registration Date	11-28-1996

Next Renewal	11-28-2016

Trademark Norway				TM1006NO01
HERBALIFE & Design

Status:	Registered/Granted

Application No.	200602192	Registration No.	239571

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 14, 16, 18, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03

05

09

14

16

18

21

25

28

29

30

31

32

35

41

42

Diary Dates:

Application Date	03-03-2006	Registration Date	06-06-2007

Next Renewal	06-06-2017

Trademark Norway				TM1020NO00
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.	200602189	Registration No.	236488

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Providing educational services through the exchange of news and information in the fields of health, nutrition, fitness, multi-level marketing and development of small business; providing information about human nutrition and information about operating small business enterprises.

Diary Dates:

Application Date	03-03-2006	Registration Date	11-27-2006

Next Renewal	11-27-2016

470/745

3/4/2014	Portfolio Report

Trademark Norway				TM1016NO00
HERBALIFELINE

Status:	Registered/Granted

Application No.	199912086	Registration No.	203461

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	11-22-1999	Registration Date	06-29-2000

Next Renewal	06-29-2020

Trademark Norway				TM1060NO00
ILLUMINESCE

Status:	Registered/Granted

Application No.	200401912	Registration No.	225635

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	02-24-2004	Registration Date	01-24-2005

Next Renewal	01-24-2015

Trademark Norway				TM1056NO00
IMPROV

Status:	Closed

Application No.	199800824	Registration No.	198118

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	01-29-1998	Registration Date	06-24-1999

Next Renewal	06-24-2009

471/745

3/4/2014	Portfolio Report

Trademark Norway				TM1049NO00
LIFTOFF

Status:	Registered/Granted

Application No.	200409850	Registration No.	241089

Application Type:	With Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	10-04-2004	Registration Date	09-27-2007

Next Renewal	09-27-2017

Trademark Norway				TM1010NO00
NITEWORKS

Status:	Registered/Granted

Application No.	200502428	Registration No.	231962

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages and preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	03-18-2005	Registration Date	04-18-2006

Next Renewal	04-18-2016

Trademark Norway				TM1021NO00
NOURIFUSION

Status:	Registered/Granted

Application No.	200502116	Registration No.	232300

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 30

List of Goods

03	Creams, gels, lotions, washes, masks, and milks for use on the face and body; skin care products.

30	Dietary and nutritional supplements for non-medicinal health purposes.

Diary Dates:

Application Date	03-10-2005	Registration Date	05-02-2006

Next Renewal	05-02-2016

Trademark Norway				TM1203NO00
PROLESSA

Status:	Registered/Granted

Application No.	201002490	Registration No.	256109

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30

List of Goods

05	Food supplements, food supplements in the form of liquid, including the ingredients of herbs and vinegars and food supplements composed of herbs and vinegars, none of which relate to bone, bone diseases and disorders, the prevention and treatment of bone diseases and disorders, or any related conditions/diseases.

30	Liquid foodstuffs composed of herbs and vinegars, none of which relate to bone, bone diseases and disorders, the prevention and treatment of bone diseases and disorders, or any related conditions/diseases.

Diary Dates:

Application Date	03-05-2010	Registration Date	06-30-2010

Next Renewal	06-30-2020

472/745

3/4/2014	Portfolio Report

Trademark Norway				TM1037NO00
RADIANT C

Status:	Registered/Granted

Application No.	200501859	Registration No.	233793

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Lotions, creams, gels, mists, masks, scrub cleansers, toners, moisturizers, and washes for the face and body; skin care products.

Diary Dates:

Application Date	03-02-2005	Registration Date	07-06-2006

Next Renewal	07-06-2016

Trademark Norway				TM1036NO00
RADIANT C (stylized)

Status:	Registered/Granted

Application No.	200013851	Registration No.	211298

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely facial creams, facial cleansers, lotions, moisturizers and toners.

Diary Dates:

Application Date	11-08-2000	Registration Date	10-25-2001

Next Renewal	10-25-2011

Trademark Norway				TM1038NO00
Ring of Leaves device

Status:	Registered/Granted

Application No.	200401896	Registration No.	226064

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions; hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; and all personal care products in Class 3.

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides; dietetic substances adapted for medical use; medicinal herbs, herb teas, medicinal roots, medicinal drinks; additive for foodstuffs; skin care products for medical purposes; nutritional foods and supplements for medical purposes; vitamin and mineral supplements in tablet, powder, or capsule form.

09	Scientific, nautical, surveying, photographic, cinematographic, optical, weighing, measuring, signalling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus and instruments for conducting, switching, transforming, accumulating, regulating or controlling electricity; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; automatic vending machines and mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment and computers; fire-extinguishing apparatus; audio and video tapes, discs, and recordings; personal identification and business account cards; electronic publications.

10	Surgical, medical, dental and veterinary apparatus and instruments, artificial limbs, eyes and teeth; orthopaedic articles; suture materials; electronic devices for the purpose of assessing health and fitness of humans; electronics devices used to measure a person’s lean body mass and estimate appropriate protein content needed to maintain that lean body mass.

473/745

3/4/2014	Portfolio Report

14	Precious metals and alloys and goods in precious metals or coated therewith, not included in other classes; jewellery, precious stones; horological and chronometric instruments; jewelry pins (bijouterie); tie tacs, pins, pendants, of base or precious metals; travel clocks; cuff links.

16	Paper, cardboard and goods made from these materials, not included in other classes; printed matter; bookbinding material; photographs, stationery; adhesives for stationery or household purposes; artists’ materials; paint brushes; typewriters and office requisites (except furniture); instructional and teaching material (except apparatus); plastic materials for packaging (not included in other classes); printers’ type; printing blocks; printed matter; pens; bags; product catalogues, brochures, and informational flyers; books and periodicals about human health and fitness, weight management, dietary supplements and foods, business opportunities, marketing plans, and personal achievement.

21	Household or kitchen utensils and containers (not of precious metal or coated therewith); combs and sponges; brushes (except paint brushes); brush-making materials; articles for cleaning purposes; steelwool; unworked or semi-worked glass (except glass used in building); glassware, porcelain and earthenware not included in other classes; mugs, cups, glassware, tablet boxes, mixing implements, containers for powdered or loose food items, manual mixers.

25	Clothing, headgear, footwear.

28	Games and playthings; gymnastic and sporting articles not included in other classes; decorations for Christmas trees, toys, stuffed toys, games and playthings.

29	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats; foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule or tablet form made from processed oils, fats, and nuts.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice; beverages; teas, powdered beverage mixes, snacks.

31	Agricultural, horticultural and forestry products and grains not included in other classes; live animals; fresh fruits and vegetables; seeds, natural plants and flowers; foodstuffs for animals; malt; foods and snacks containing herbs, marine botanicals, fungi, tree bark, natural plants and flowers, seeds, roots, and bulbs.

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages; beverages and preparations for making beverages; drinks; ready-to-drink, concentrated, or powdered non-alcoholic beverages.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation and order processing.

41	Education; providing of training; entertainment; sporting and cultural activities; educational and training programs related to weight management and human health and fitness; educational and training programs related to multi-level marketing and development of small businesses.

42	Internet and electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small businesses.

Diary Dates:

Application Date	02-24-2004	Registration Date	03-15-2005

Next Renewal	03-15-2015

Trademark Norway				TM1202NO00
ROSEGUARD

Status:	Registered/Granted

Application No.	200909963	Registration No.	254381

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30

List of Goods

05	Food supplements; food supplements including herbs, vitamins or minerals; food supplements in tablet or capsule form including herbs, vitamins or minerals; nutritional supplements on the basis of herbs, vitamins or minerals; nutritional supplements.

30	Foodstuffs including herbs, vitamins or minerals; food supplements.

Diary Dates:

Application Date	10-02-2009	Registration Date	02-04-2010

Next Renewal	02-04-2020

Trademark Norway				TM1040NO00
SHAPEWORKS

Status:	Registered/Granted

Application No.	200401911	Registration No.	227522

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 41

List of Goods

05	Dietetic foodstuffs for medical use, dietetic beverages for medical use; nutritional and dietary supplements.

29	Soups, snacks, protein based nutritional drink mixes as replacement of meals, preparations for making soup in the form of powder, protein bars for nutritional purposes, snacks made of soya, including soya nuts (processed).

30	Teas and beverages, tea made of herbal ingredients, powder and powder mixes to drinks based on goods in class 30 for use in nutritional and dietary health regimens.

32	Non-alcoholic beverages; syrups and other preparations for making beverages; ready to drink beverages for use in nutritional and dietary health regimens.

41	Weight management program, namely control of dietary intake and instruction intended to contribute to the obtention and maintenance of healthy weight.

Diary Dates:

Application Date	02-24-2004	Registration Date	07-13-2005

Next Renewal	07-13-2015

474/745

3/4/2014	Portfolio Report

Trademark Norway				TM1007NO00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	200109559	Registration No.	214573

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Facial cream, eye cream and body lotion.

Diary Dates:

Application Date	08-08-2001	Registration Date	06-06-2002

Next Renewal	06-06-2022

Trademark Norway				TM1057NO00
SPORTWORKS

Status:	Registered/Granted

Application No.	200505894	Registration No.	234150

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32

List of Goods

05	Healthcare products, dietary supplements, health food supplements made principally of vitamins, health food supplements made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional supplements.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats, and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; edible oils and fats.

30	Coffee, tea, cocoa, chocolate and beverages based on coffee, tea and cocoa, chocolate; spices; preparations made from cereals; honey; treacle and preparations made therefrom; snacks; snack food.

32	Non-alcoholic beverages; sports beverages, minerals and aerated waters and other non-alcoholic drinks, syrups and other preparations for making beverages; ready to drink beverages for use in nutritional and dietary health regimens; fruit drinks and fruit juices and other preparations for making beverages; ready-to-drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; non-alcoholic beverages and powdered or concentrated preparations for making non-alcoholic beverages; powdered drinks and drink mixes based on the goods of Class 30 for use in nutritional and dietary health regimens; powder for making beverages.

Diary Dates:

Application Date	06-16-2005	Registration Date	08-08-2006

Next Renewal	08-08-2016

Trademark Norway				TM1042NO00
THERMO COMPLETE

Status:	Registered/Granted

Application No.	200305662	Registration No.	221864

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements; additives for foodstuffs; dietetic substances.

Diary Dates:

Application Date	06-18-2003	Registration Date	11-13-2003

Next Renewal	11-13-2023

475/745

3/4/2014	Portfolio Report

Trademark Norway				TM1025NO01
THERMOJETICS

Status:	Registered/Granted

Application No.	19941871	Registration No.	169635

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30, 32

List of Goods

30

32

Diary Dates:

Application Date	03-28-1994	Registration Date	09-28-1995

Next Renewal	09-28-2015

Trademark Norway				TM1025NO00
THERMOJETICS

Status:	Registered/Granted

Application No.	19941126	Registration No.	169613

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03

05

Diary Dates:

Application Date	02-23-1994	Registration Date	09-28-1995

Next Renewal	09-28-2015

Trademark Norway				TM1027NO00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	19945204	Registration No.	179602

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 16, 25, 30, 32

List of Goods

03	Hair care products, namely shampoos, rinses and conditioners; cosmetic skin care products, namely cleansers, moisturizers, toners, astringents, facial masks, facial creams, body creams, body personal hygiene products; shaving creams; cosmetic products for suntanning, namely suntan creams, suntan oils and suntan lotions, cosmetic products for the personal hygiene, namely powders, perfumes, colognes, eau de toilette, body oils, soaps, after shave balms and deodorants for personal use.

05	Nutritional supplements and dietetic foods for medical use, consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, powder, capsule or liquid form; herb tea and medical herbs; vitamin preparations and amino acids.

16	Printed publications, namely periodic informational magazines and brochures in the field of health and well-being, stationery (not included in other classes), pens, pencils and desk sets.

25	Clothing and headgear, namely jackets, shirts, caps, hats, robes, dressing gowns and coats.

30	Nourishment and nutritional supplement, mainly of vegetable origin, buth with supplements of proteins and minerals, the aforesaid good in tablet, powder or liquid form; herb tea drinks.

32	Powder for making drinks and herbal drinks with a mixture of vitamins, minerals and proteins.

Diary Dates:

Application Date	09-20-1994	Registration Date	02-06-1997

Next Renewal	02-06-2017

476/745

3/4/2014	Portfolio Report

Trademark Norway				TM1045NO00
VegetACE

Status:	Registered/Granted

Application No.	199808066	Registration No.	195528

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	09-08-1998	Registration Date	01-22-1999

Next Renewal	01-22-2019

Trademark Norway				TM1032NO00
XTRA-CAL

Status:	Registered/Granted

Application No.	200201614	Registration No.	216625

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	02-22-2002	Registration Date	11-21-2002

Next Renewal	11-21-2022

Trademark Pakistan				TM1365PK00
HERBALIFE

Status:

Application Type:	Without Priority

Classes:	05

List of Goods

05

Trademark Pakistan				TM1366PK00
HERBALIFE

Status:	Published

Application No.	278678

Application Type:	Without Priority

Classes:	44

List of Goods

44

Diary Dates:

Application Date	02-16-2010

477/745

3/4/2014	Portfolio Report

Trademark Pakistan				TM1367PK00
HERBALIFE

Status:	Published

Application No.	278680

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements for non-medicinal health purposes; dietary supplement drink mixes for use as a meal replacement.

Diary Dates:

Application Date	06-16-2010

Trademark Pakistan				TM1027PK05
Tri-Leaf Design

Status:	Registered/Granted

		Registration No.	212230

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements for non-medicinal health purposes; dietary supplement drink mixes for use as a meal replacement.

Diary Dates:

Registration Date	08-02-2005	Next Renewal	08-02-2015

Trademark Pakistan				TM1027PK32
Tri-Leaf Design

Status:	Registered/Granted

Application No.	212234	Registration No.	212234

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages, namely, soft drinks, energy drinks, sport drinks and other beverages; powdered protein, amino acids, vitamins, minerals and herbs for making beverages; effervescent tablets for making beverages.

Diary Dates:

Application Date	08-02-2005	Registration Date	08-02-2005

Next Renewal	08-02-2015

Trademark Pakistan				TM1027PK03
Tri-Leaf Design

Status:	Registered/Granted

Application No.	212231	Registration No.	212231

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, lotions, gels, washes, masks, and milks for use on the face and body; hair care products.

Diary Dates:

Application Date	08-02-2005	Registration Date	08-02-2005

Next Renewal	08-02-2015

478/745

3/4/2014	Portfolio Report

Trademark Pakistan				TM1027PK29
Tri-Leaf Design

Status:	Registered/Granted

Application No.	212233	Registration No.	212233

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Snack bars, snack foods and nutritional foods and beverages; soups; meal replacement foods; drink mixes; frozen, packaged and prepared meals consisting primarily of meat, fish, poultry or vegetables.

Diary Dates:

Application Date	08-02-2005	Registration Date	08-02-2005

Next Renewal	08-02-2015

Trademark Pakistan				TM1281PK00
Tri-Leaf device cl. 44

Status:	Registered/Granted

Application No.	212229	Registration No.	212229

Application Type:	Without Priority

Diary Dates:

Application Date	08-02-2005	Registration Date	01-26-2011

Next Renewal	08-02-2015

Trademark Panama				TM1031PA05
CELL-U-LOSS

Status:	Registered/Granted

Application No.		Registration No.	39179

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical preparations, vitamins, minerals, medicinal food supplements, herbal extracts for medicinal purposes, dietary and medicinal supplements for human conditioning as tablets, liquids, capsules and powders.

Diary Dates:

Application Date	07-09-1986	Registration Date	07-09-1986

Next Renewal	07-09-2016

479/745

3/4/2014	Portfolio Report

Trademark Panama				TM1068PA03
DERMAJETICS

Status:	Registered/Granted

Application No.		Registration No.	96238

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices; specially, skin care products, namely, cleansers, moisturizers, toners, astringents, facial masks, facial and body scrubs, facial creams, eye creams, body creams, body toning creams, body oils, body lotions, bath oils, bath gels.

Diary Dates:

Application Date	09-22-1998	Registration Date	04-03-2000

Next Renewal	09-22-2018

Trademark Panama				TM1080PA05
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.		Registration No.	120656

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements in liquid, capsule or tablet form.

Diary Dates:

Application Date	04-19-2002	Registration Date	07-30-2003

Next Renewal	04-19-2022

Trademark Panama				TM1080PA30
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.		Registration No.	120658

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbal teas.

Diary Dates:

Application Date	04-19-2002	Registration Date	07-30-2003

Next Renewal	04-19-2022

Trademark Panama				TM1001PA30
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	109489

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbal teas.

Diary Dates:

Application Date	08-21-2000	Registration Date	11-16-2001

Next Renewal	08-21-2020

480/745

3/4/2014	Portfolio Report

Trademark Panama				TM1001PA32
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	109488

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Aloe Vera drinks; powdered protein for making beverages.

Diary Dates:

Application Date	08-21-2000	Registration Date	11-16-2001

Next Renewal	08-21-2020

Trademark Panama				TM1001PA03
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	79326

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	01-30-1996	Registration Date	01-30-1996

Next Renewal	01-30-2016

Trademark Panama				TM1001PA05
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	65424

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	08-24-1994	Registration Date	08-24-1994

Next Renewal	08-24-2014

Trademark Panama				TM1016PA05
HERBALIFELINE

Status:	Registered/Granted

Application No.		Registration No.	39189

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical preparations, vitamins, minerals, medicinal food supplements, proteins, extracts and medicinal herbs for dietetic purposes, medicinal cosmetics, essential oils, soaps, hair lotions and medicated dentifrices, medical conditioning supplements for human use in the form of tablets, liquids, capsules and powders, herbal juices and medicinal soups.

Diary Dates:

Application Date	07-09-1986	Registration Date	07-09-1986

Next Renewal	07-09-2016

481/745

3/4/2014	Portfolio Report

Trademark Panama				TM1064PA05
KINDERMINS

Status:	Registered/Granted

Application No.		Registration No.	39187

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-09-1986	Registration Date	07-09-1986

Next Renewal	07-09-2016

Trademark Panama				TM1049PA32
LIFTOFF

Status:	Registered/Granted

Application No.	168155-01	Registration No.	168155-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Effervescent tablets and powders used in making beverages, with the express exclusion of prepared drinks of any kind.

Diary Dates:

Application Date	01-28-2008	Registration Date	09-18-2008

Next Renewal	01-28-2018

Trademark Panama				TM1649PA32
NITEWORKS

Status:	Registered/Granted

Application Type:	Without Priority	Registration No.	214565-01

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic drinks.

Diary Dates:

Registration Date	07-17-2012	Next Renewal	07-17-2022

482/745

3/4/2014	Portfolio Report

Trademark Panama				TM1021PA03
NOURIFUSION

Status:	Registered/Granted

Application No.		Registration No.	141798-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, gels, lotions, washes, masks, and milks for use on the face and body.

Diary Dates:

Application Date	04-15-2005	Registration Date	08-17-2005

Next Renewal	04-15-2015

Trademark Panama				TM1021PA05
NOURIFUSION

Status:	Registered/Granted

Application No.	141797-01	Registration No.	141797-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements.

Diary Dates:

Application Date	04-15-2005	Registration Date	06-30-2006

Next Renewal	04-15-2015

Trademark Panama				TM1082PA05
NRG

Status:	Registered/Granted

Application No.	39185	Registration No.	39185

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-09-1986	Registration Date	07-09-1986

Next Renewal	07-09-2016

Trademark Panama				TM1640PA05
PROLESSA

Status:	Registered/Granted

		Registration No.	218272 01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements in tablet, capsule, or powder form, none of which relate to bone, bone diseases and disorders, the prevention and treatment of bone diseases and disorders, or any related conditions/diseases.

Diary Dates:

Registration Date	11-08-2012	Next Renewal	11-08-2022

483/745

3/4/2014	Portfolio Report

Trademark Panama				TM1038PA32
Ring of Leaves device

Status:	Registered/Granted

Application No.	141801-01	Registration No.	141801-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powdered protein, vitamins, minerals and herbs for making beverages; fruit juice, vegetable juice.

Diary Dates:

Application Date	04-15-2005	Registration Date	08-17-2005

Next Renewal	04-15-2015

Trademark Panama				TM1038PA44
Ring of Leaves device

Status:	Registered/Granted

Application No.	141800-01	Registration No.	141800-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Weight-management regimen featuring structured weight loss, weight management, wellness planning and maintenance through the use of diet, nutrition, and exercise for lifestyle change.

Diary Dates:

Application Date	04-15-2005	Registration Date	08-17-2005

Next Renewal	04-15-2015

Trademark Panama				TM1038PA05
Ring of Leaves device

Status:	Registered/Granted

Application No.	141804-01	Registration No.	141804-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional, dietary, and weight loss supplements; nutritional drink mixes for use as a meal replacement.

Diary Dates:

Application Date	04-15-2005	Registration Date	08-17-2005

Next Renewal	04-15-2015

Trademark Panama				TM1038PA29
Ring of Leaves device

Status:	Registered/Granted

Application No.	141803-01	Registration No.	141803-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Processed nuts; soups; soup mixes; protein based snack foods; soy-based snack foods; fruit- and vegetable-based snack foods; powdered soy-based food beverage mixes; soy-based food beverages used as a milk substitute.

Diary Dates:

Application Date	04-15-2005	Registration Date	08-17-2005

Next Renewal	04-15-2015

484/745

3/4/2014	Portfolio Report

Trademark Panama				TM1038PA30
Ring of Leaves device

Status:	Registered/Granted

Application No.	141802-01	Registration No.	141802-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Teas; preparations for herbal beverages.

Diary Dates:

Application Date	04-15-2005	Registration Date	08-17-2005

Next Renewal	04-15-2015

Trademark Panama				TM1040PA29
SHAPEWORKS

Status:	Registered/Granted

Application No.	141805-01	Registration No.	141805-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Processed nuts; soups; soup mixes; protein based snack foods; soy-based snack foods; fruit- and vegetable-based snack foods; powdered soy-based food beverage mixes; soy-based food beverages used as a milk substitute.

Diary Dates:

Application Date	04-15-2005	Registration Date	08-17-2005

Next Renewal	04-15-2015

Trademark Panama				TM1040PA30
SHAPEWORKS

Status:	Registered/Granted

Application No.	141806-01	Registration No.	141806-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Teas; preparations for herbal beverages.

Diary Dates:

Application Date	04-15-2005	Registration Date	08-17-2005

Next Renewal	04-15-2015

485/745

3/4/2014	Portfolio Report

Trademark Panama				TM1040PA32
SHAPEWORKS

Status:	Registered/Granted

Application No.	141807-01	Registration No.	141807-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powdered protein, vitamins, minerals and herbs for making beverages; fruit juice, vegetable juice.

Diary Dates:

Application Date	04-15-2005	Registration Date	08-17-2005

Next Renewal	04-15-2015

Trademark Panama				TM1040PA05
SHAPEWORKS

Status:	Registered/Granted

Application No.	141799-01	Registration No.	141799-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional, dietary, and weight loss supplements; nutritional drink mixes for use as a meal replacement.

Diary Dates:

Application Date	04-15-2005	Registration Date	08-17-2005

Next Renewal	04-15-2015

Trademark Panama				TM1040PA44
SHAPEWORKS

Status:	Registered/Granted

Application No.	141808-01	Registration No.	141808-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Weight-management regimen featuring structured weight loss, weight management, wellness planning and maintenance through the use of diet, nutrition, and exercise for lifestyle change.

Diary Dates:

Application Date	04-15-2005	Registration Date	08-17-2005

Next Renewal	04-15-2015

Trademark Panama				TM1089PA03
SOFT GREEN

Status:	Registered/Granted

Application No.	180903-01	Registration No.	180903 01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Soaps, body and face lotions, body and face gels, bath and shower oils, deodorants, antiseptic gels.

Diary Dates:

Application Date	05-06-2009	Registration Date	01-06-2010

Next Renewal	05-06-2019

486/745

3/4/2014	Portfolio Report

Trademark Panama				TM1024PA05
THERMO-BOND

Status:	Registered/Granted

Application No.	109490-01	Registration No.	109490-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements.

Diary Dates:

Application Date	08-21-2000	Registration Date	11-16-2001

Next Renewal	08-21-2020

Trademark Panama				TM1025PA32
THERMOJETICS

Status:	Registered/Granted

Application No.	157881-01	Registration No.	157881-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic drinks.

Diary Dates:

Application Date	12-26-2006	Registration Date	08-28-2007

Next Renewal	12-26-2016

Trademark Panama				TM1025PA30
THERMOJETICS

Status:	Registered/Granted

Application No.	157882-01	Registration No.	157882-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Preparations for making herbal teas.

Diary Dates:

Application Date	12-26-2006	Registration Date	09-13-2007

Next Renewal	12-26-2016

487/745

3/4/2014	Portfolio Report

Trademark Panama				TM1025PA05
THERMOJETICS

Status:	Registered/Granted

Application No.	96235	Registration No.	96235

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides; specially, nutritional and dietary supplements, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, capsule or powder form.

Diary Dates:

Application Date	09-22-1998	Registration Date	03-01-2000

Next Renewal	09-22-2018

Trademark Panama				TM1027PA30
Tri-Leaf Design

Status:	Registered/Granted

Application No.	165366-01	Registration No.	165366-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Preparations for making herbal teas.

Diary Dates:

Application Date	09-28-2007	Registration Date	03-03-2009

Next Renewal	09-28-2017

Trademark Panama				TM1027PA44
Tri-Leaf Design

Status:	Registered/Granted

Application No.	165408-01	Registration No.	165408-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Services in providing information about human health and nutrition.

Diary Dates:

Application Date	09-28-2007	Registration Date	07-10-2008

Next Renewal	09-28-2017

Trademark Panama				TM1027PA32
Tri-Leaf Design

Status:	Registered/Granted

Application No.	165365-01	Registration No.	165365-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	09-28-2007	Registration Date	07-25-2008

Next Renewal	09-28-2017

488/745

3/4/2014	Portfolio Report

Trademark Panama				TM1027PA03
Tri-Leaf Design

Status:	Registered/Granted

Application No.	165643-01	Registration No.	165643-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, gels, lotions, washes, masks, and milks for use on the face and body.

Diary Dates:

Application Date	10-08-2007	Registration Date	07-14-2008

Next Renewal	10-08-2017

Trademark Panama				TM1027PA05
Tri-Leaf Design

Status:	Registered/Granted

Application No.	165368-01	Registration No.	165368-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional food supplements in tablet, capsule or powder form.

Diary Dates:

Application Date	09-28-2007	Registration Date	07-25-2008

Next Renewal	09-28-2017

Trademark Panama				TM1027PA35
Tri-Leaf Design

Status:	Registered/Granted

Application No.	165369-01	Registration No.	165369-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Providing information about forming and operating a small business.

Diary Dates:

Application Date	09-28-2007	Registration Date	07-25-2008

Next Renewal	09-28-2017

489/745

3/4/2014	Portfolio Report

Trademark Panama				TM1027PA29
Tri-Leaf Design

Status:	Registered/Granted

Application No.	165367-01	Registration No.	165367-01

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Snack foods made primarily of protein; nutritional food powders made primarily of protein.

Diary Dates:

Application Date	09-28-2007	Registration Date	07-25-2008

Next Renewal	09-28-2017

Trademark Papua New Guinea				TM1001PG05
HERBALIFE

Status:	Registered/Granted

Application No.	B57866	Registration No.	B57866

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements and dietetic foods, all consisting of vitamins, minerals, fiber and protein, all in tablet, powder or liquid form.

Diary Dates:

Application Date	09-30-1993	Registration Date	09-30-1993

Next Renewal	09-30-2013

Trademark Papua New Guinea				TM1006PG05
HERBALIFE & Design

Status:	Registered/Granted

Application No.	B57868	Registration No.	B57868

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements and dietetic foods, all consisting of vitamins, minerals, fiber and protein, all in tablet, powder or liquid form.

Diary Dates:

Application Date	09-30-1993	Registration Date	09-30-1993

Next Renewal	09-30-2013

Trademark Paraguay				TM1068PY03
DERMAJETICS

Status:	Registered/Granted

Application No.	209347	Registration No.	237576

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	04-07-1994	Registration Date	07-31-2001

Next Renewal	07-31-2011

490/745

3/4/2014	Portfolio Report

Trademark Paraguay				TM1080PY05
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	174541	Registration No.	267731

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements consisting of vitamins, minerals, herbs and protein, all in tablet, powder, capsule or liquid form. (All goods in International Class 5).

Diary Dates:

Application Date	08-09-1994	Registration Date	12-28-1994

Next Renewal	12-28-2014

Trademark Paraguay				TM1080PY30
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	331183	Registration No.	267732

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Tea. (All goods in International Class 30)

Diary Dates:

Application Date	08-09-1994	Registration Date	12-30-1994

Next Renewal	12-30-2014

Trademark Paraguay				TM1080PY32
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	15365	Registration No.	278926

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powdered protein, amino acids, vitamins, minerals and herbs for preparing beverages. (All goods in International Class 32).

Diary Dates:

Application Date	08-09-1994	Registration Date	05-18-1995

Next Renewal	05-18-2015

Trademark Paraguay				TM1001PY32
HERBALIFE

Status:	Registered/Granted

Application No.	1316618	Registration No.	260942

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powdered protein, amino acids, vitamins, minerals and herbs for preparing beverages.

Diary Dates:

Application Date	08-08-1994	Registration Date	08-29-2003

Next Renewal	08-29-2023

491/745

3/4/2014	Portfolio Report

Trademark Paraguay				TM1001PY05
HERBALIFE

Status:	Registered/Granted

Application No.	5456	Registration No.	385112

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements consisting of vitamins, minerals, herbs and protein, all in tablet, powder or liquid form, all included in International Class 5.

Diary Dates:

Application Date	04-14-1993	Registration Date	08-13-2013

Next Renewal	05-22-2023

Trademark Paraguay				TM1001PY30
HERBALIFE

Status:	Registered/Granted

Application No.	15225	Registration No.	385113

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Tea.

Diary Dates:

Application Date	08-08-1994	Registration Date	08-13-2013

Next Renewal	05-22-2023

Trademark Paraguay				TM1001PY03
HERBALIFE

Status:	Registered/Granted

Application No.	15224	Registration No.	265729

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	08-08-1994	Registration Date	02-13-2004

Next Renewal	02-13-2014

492/745

3/4/2014	Portfolio Report

Trademark Paraguay				TM1580PY35
HERBALIFE

Status:	Published

Application No.	54298

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; business management; business administration; office functions; services to assist other with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Application Date	11-16-2012

Trademark Paraguay				TM1581PY41
HERBALIFE

Status:	Published

Application No.	1254299

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Services in providing information about human health, nutrition, fitness, and exercise.

Diary Dates:

Application Date	11-16-2012

Trademark Paraguay				TM1610PY32
HERBALIFE

Status:	Published

Application No.	1254297

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and on-alcoholic drinks.

Diary Dates:

Application Date	11-16-2012

Trademark Paraguay				TM1370PY00
HERBALIFE

Status:	Registered/Granted

Application No.	18326	Registration No.	26529

Application Type:	Without Priority

Diary Dates:

Application Date	02-13-2004	Registration Date	02-14-2004

Next Renewal	02-14-2014

493/745

3/4/2014	Portfolio Report

Trademark Paraguay				TM1371PY00
HERBALIFE

Status:	Registered/Granted

Application No.	05456	Registration No.	257365

Application Type:	Without Priority

Diary Dates:

Application Date	04-14-1993	Registration Date	05-13-2003

Next Renewal	05-13-2013

Trademark Paraguay				TM1006PY05
HERBALIFE & Design

Status:	Registered/Granted

Application No.	5455	Registration No.	385104

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements consisting of vitamins, minerals, herbs and protein, all in tablet, powder or liquid form, all included in International Class 5.

Diary Dates:

Application Date	04-14-1993	Registration Date	08-13-2013

Next Renewal	05-22-2023

Trademark Paraguay				TM1646PY03
HERBALIFE and Tri-Leaf device

Status:	Published

Application No.	1254303

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.
Diary Dates:

Application Date	11-16-2012

Trademark Paraguay				TM1646PY05
HERBALIFE and Tri-Leaf device

Status:	Published

Application No.	1254300

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Healthcare products, health food supplements made principally of vitamins, health food supplement made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

Diary Dates:

Application Date	11-16-2012

494/745

3/4/2014	Portfolio Report

Trademark Paraguay		TM1646PY29
HERBALIFE and Tri-Leaf device

Status:	Published

Application No.	1254301

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.
Diary Dates:

Application Date	11-16-2012

Trademark Paraguay		TM1646PY30
HERBALIFE and Tri-Leaf device

Status:	Published

Application No.	1254302

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; herbal teas and herbal infusions; culinary herbs; herb tea for food purposes.
Diary Dates:

Application Date	11-16-2012

Trademark Paraguay		TM1646PY32
HERBALIFE and Tri-Leaf device

Status:	Published

Application No.	1254296

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and on-alcoholic drinks.
Diary Dates:

Application Date	11-16-2012

Trademark Paraguay		TM1646PY35
HERBALIFE and Tri-Leaf device

Status:	Published

Application No.	1254304

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.
Diary Dates:

Application Date	11-16-2012

495/745

3/4/2014	Portfolio Report

Trademark Paraguay				TM1646PY41
HERBALIFE and Tri-Leaf device

Status:	Pending

Application No.	1254295

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Services in providing information about human health, nutrition, fitness and exercise.

Diary Dates:

Application Date	11-16-2012

Trademark Paraguay				TM1090PY05
HERBALIFE CELLULAR NUTRITION

Status:	Registered/Granted

Application No.	8756	Registration No.	258574

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements consisting of vitamins, minerals, herbs and protein, all in tablet, powder, capsule or liquid form.

Diary Dates:

Application Date	05-16-1994	Registration Date	06-24-2003

Next Renewal	06-24-2013

Trademark Paraguay				TM1090PY32
HERBALIFE CELLULAR NUTRITION

Status:	Registered/Granted

Application No.	9969	Registration No.	257367

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Fruit juices and fruit drinks, powdered protein, amino acids, vitamins, minerals and herbs for making drinks.

Diary Dates:

Application Date	05-31-1994	Registration Date	05-22-2003

Next Renewal	05-22-2013

496/745

3/4/2014	Portfolio Report

Trademark Paraguay				TM1092PY05
HERBALIFE CELLULAR NUTRITION & Design

Status:	Registered/Granted

Application No.	9968	Registration No.	285788

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements consisting of vitamins, minerals, herbs and protein, all in tablet, powder, capsule or liquid form.

Diary Dates:

Application Date	05-31-1994	Registration Date	12-29-2005

Next Renewal	12-29-2015

Trademark Paraguay				TM1092PY32
HERBALIFE CELLULAR NUTRITION & Design

Status:	Registered/Granted

Application No.	8757	Registration No.	283088

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Fruit juices and fruit drinks, powdered protein, amino acids, vitamins, minerals and herbs for making drinks.

Diary Dates:

Application Date	05-16-1994	Registration Date	10-07-2005

Next Renewal	10-07-2015

Trademark Paraguay				TM1029PY44
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Registered/Granted

Application No.	39412	Registration No.	294895

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	12-22-2005	Registration Date	11-27-2006

Next Renewal	11-27-2016

Trademark Paraguay				TM1020PY44
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.	39413	Registration No.	294896

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	12-22-2005	Registration Date	11-27-2006

Next Renewal	11-27-2016

497/745

3/4/2014	Portfolio Report

Trademark Paraguay				TM1016PY05
HERBALIFELINE

Status:	Registered/Granted

Application No.	37263	Registration No.	289504

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	11-30-2005	Registration Date	06-02-2006

Next Renewal	06-02-2016

Trademark Paraguay				TM1049PY32
LIFTOFF

Status:	Registered/Granted

Application No.	1316627	Registration No.	305927

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Effervescent tablets and powders for making beverages, with the exclusion of any type of prepared drinks.

Diary Dates:

Application Date	11-30-2005	Registration Date	12-10-2007

Next Renewal	12-10-2017

Trademark Paraguay				TM1010PY05
NITEWORKS

Status:	Registered/Granted

Application No.	37259	Registration No.	289500

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	11-30-2005	Registration Date	06-02-2006

Next Renewal	06-02-2016

498/745

3/4/2014	Portfolio Report

Trademark Paraguay				TM1021PY03
NOURIFUSION

Status:	Registered/Granted

Application No.	37266	Registration No.	289506

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	.

Diary Dates:

Application Date	11-30-2005	Registration Date	06-02-2006

Next Renewal	06-02-2016

Trademark Paraguay				TM1037PY03
RADIANT C

Status:	Pending

Application No.	37244

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	11-30-2005

Trademark Paraguay				TM1038PY30
Ring of Leaves device

Status:	Registered/Granted

Application No.	537250	Registration No.	295706

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	11-30-2005	Registration Date	12-21-2006

Next Renewal	12-21-2016

Trademark Paraguay				TM1038PY32
Ring of Leaves device

Status:	Registered/Granted

Application No.	37249	Registration No.	289444

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	11-30-2005	Registration Date	06-02-2006

Next Renewal	06-02-2016

499/745

3/4/2014	Portfolio Report

Trademark Paraguay				TM1038PY44
Ring of Leaves device

Status:	Registered/Granted

Application No.	37252	Registration No.	289446

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	11-30-2005	Registration Date	06-02-2006

Next Renewal	06-02-2016

Trademark Paraguay				TM1038PY05
Ring of Leaves device

Status:	Registered/Granted

Application No.	37251	Registration No.	289445

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	11-30-2005	Registration Date	06-02-2006

Next Renewal	06-02-2016

Trademark Paraguay				TM1038PY29
Ring of Leaves device

Status:	Registered/Granted

Application No.	37253	Registration No.	290969

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Protein-based soups included in International Class 29.

Diary Dates:

Application Date	11-30-2005	Registration Date	07-21-2006

Next Renewal	07-21-2016

Trademark Paraguay				TM1038PY2901
Ring of Leaves device

Status:	Registered/Granted

Application No.	10418	Registration No.	295727

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	All goods including protein bars included in International Class 29.

Diary Dates:

Application Date	04-24-2006	Registration Date	12-21-2006

Next Renewal	12-21-2016

500/745

3/4/2014	Portfolio Report

Trademark Paraguay				TM1040PY44
SHAPEWORKS

Status:	Registered/Granted

Application No.	37261	Registration No.	289502

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	11-30-2005	Registration Date	06-02-2006

Next Renewal	06-02-2016

Trademark Paraguay				TM1040PY29
SHAPEWORKS

Status:	Registered/Granted

Application No.	37269	Registration No.	289508

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Protein-based soups included in International Class 29.

Diary Dates:

Application Date	11-30-2005	Registration Date	06-02-2006

Next Renewal	06-02-2016

Trademark Paraguay				TM1040PY30
SHAPEWORKS

Status:	Registered/Granted

Application No.	610208	Registration No.	295494

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Tea, snacks, savory snacks from soy, powdered meal-replacement products principally made from protein; all included in International Class 30.

Diary Dates:

Application Date	11-30-2005	Registration Date	12-15-2006

Next Renewal	12-15-2016

501/745

3/4/2014	Portfolio Report

Trademark Paraguay				TM1040PY32
SHAPEWORKS

Status:	Registered/Granted

Application No.	37260	Registration No.	289501

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages and preparations for making non-alcoholic beverages, included in International Class 32.

Diary Dates:

Application Date	11-30-2005	Registration Date	06-02-2006

Next Renewal	06-02-2016

Trademark Paraguay				TM1040PY2901
SHAPEWORKS

Status:	Registered/Granted

Application No.	10421	Registration No.	295855

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	All goods including protein bars included in International Class 29.

Diary Dates:

Application Date	04-24-2006	Registration Date	12-22-2006

Next Renewal	12-22-2016

Trademark Paraguay				TM1040PY05
SHAPEWORKS

Status:	Registered/Granted

Application No.	37262	Registration No.	289503

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	11-30-2005	Registration Date	06-02-2006

Next Renewal	06-02-2016

Trademark Paraguay				TM1007PY03
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	37267	Registration No.	289507

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	11-30-2005	Registration Date	06-02-2006

Next Renewal	06-02-2016

502/745

3/4/2014	Portfolio Report

Trademark Paraguay				TM1007PY0301
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	37022	Registration No.	289498

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	11-30-2005	Registration Date	06-02-2006

Next Renewal	06-02-2016

Trademark Paraguay				TM1057PY05
SPORTWORKS

Status:	Registered/Granted

Application No.	37265	Registration No.	289505

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	11-30-2005	Registration Date	06-02-2006

Next Renewal	06-02-2016

Trademark Paraguay				TM1025PY05
THERMOJETICS

Status:	Registered/Granted

Application No.	518318	Registration No.	267640

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	All goods in International Class 5.

Diary Dates:

Application Date	08-09-1994	Registration Date	12-30-1994

Next Renewal	12-30-2014

Trademark Paraguay				TM1025PY32
THERMOJETICS

Status:	Registered/Granted

Application No.	518307	Registration No.	278324

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

503/745

3/4/2014	Portfolio Report

List of Goods

32	All goods included in International Class 32.

Diary Dates:

Application Date	08-09-1994	Registration Date	05-18-1995

Next Renewal	05-18-2015

Trademark Paraguay				TM1025PY30
THERMOJETICS

Status:	Registered/Granted

Application No.	518320	Registration No.	278925

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	All goods included in International Class 30.

Diary Dates:

Application Date	08-09-1994	Registration Date	05-18-1995

Next Renewal	05-18-2015

Trademark Paraguay				TM1027PY30
Tri-Leaf Design

Status:	Registered/Granted

Application No.	37254	Registration No.	295707

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Tea, snacks, savory snacks from soy, powdered meal-replacement products principally made from protein, all included in International Class 30.

Diary Dates:

Application Date	11-30-2005	Registration Date	12-21-2006

Next Renewal	12-21-2016

Trademark Paraguay				TM1027PY16
Tri-Leaf Design

Status:	Registered/Granted

Application No.	37256	Registration No.	289447

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16

Diary Dates:

Application Date	11-30-2005	Registration Date	06-02-2006

Next Renewal	06-02-2016

504/745

3/4/2014	Portfolio Report

Trademark Paraguay				TM1027PY2901
Tri-Leaf Design

Status:	Registered/Granted

Application No.	37246	Registration No.	289441

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Protein-based soups included in International Class 29.

Diary Dates:

Application Date	11-30-2005	Registration Date	06-02-2006

Next Renewal	06-02-2016

Trademark Paraguay				TM1027PY25
Tri-Leaf Design

Status:	Pending

Application No.	37255

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	25

List of Goods

25

Diary Dates:

Application Date	11-30-2005

Trademark Paraguay				TM1027PY44
Tri-Leaf Design

Status:	Registered/Granted

Application No.	37248	Registration No.	289443

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	11-30-2005	Registration Date	06-02-2006

Next Renewal	06-02-2016

Trademark Paraguay				TM1027PY29
Tri-Leaf Design

Status:	Registered/Granted

Application No.	10417	Registration No.	295726

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	All goods including protein bars included in International Class 29.

Diary Dates:

Application Date	04-24-2006	Registration Date	12-21-2006

Next Renewal	12-21-2016

505/745

3/4/2014	Portfolio Report

Trademark Paraguay				TM1027PY05
Tri-Leaf Design

Status:	Registered/Granted

Application No.	37247	Registration No.	289442

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	11-30-2005	Registration Date	06-02-2006

Next Renewal	06-02-2016

Trademark Paraguay				TM1027PY32
Tri-Leaf Design

Status:	Registered/Granted

Application No.	37245	Registration No.	289440

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages and preparations for making non-alcoholic beverages, included in International Class 32.

Diary Dates:

Application Date	11-30-2005	Registration Date	06-02-2006

Next Renewal	06-02-2016

Trademark Paraguay				TM1027PY18
Tri-Leaf Design

Status:	Pending

Application No.	37257

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	18

List of Goods

18

Diary Dates:

Application Date	11-30-2005

Trademark Paraguay				TM1027PY03
Tri-Leaf device

Status:	Registered/Granted

Application	9415371	Registration No.	177640
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

506/745

3/4/2014	Portfolio Report

Trademark Paraguay		TM1647PY03
Tri-Leaf device

Status:	Published

Application No.	1254483

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

Diary Dates:

Application Date	11-16-2012

Trademark Paraguay		TM1647PY05
Tri-Leaf device

Status:	Pending

Application No.	1254484

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Healthcare products, health food supplements made principally of vitamins, health food supplement made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

Diary Dates:

Application Date	11-16-2012

Trademark Paraguay		TM1647PY29
Tri-Leaf device

Status:	Pending

Application No.	1254485

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

Diary Dates:

Application Date	11-16-2012

507/745

3/4/2014	Portfolio Report

Trademark Paraguay				TM1647PY30
Tri-Leaf device

Status:	Pending

Application No.	1254486

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; herbal teas and herbal infusions; culinary herbs; herb tea for food purposes.

Diary Dates:

Application Date	11-16-2012

Trademark Paraguay				TM1647PY35
Tri-Leaf device

Status:	Pending

Application No.	1254488

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Application Date	11-16-2012

Trademark Paraguay				TM1647PY41
Tri-Leaf device

Status:	Published

Application No.	1254489

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Services in providing information about human health, nutrition, fitness and exercise.

Diary Dates:

Application Date	11-16-2012

Trademark Paraguay				TM1033PY05
TRI-SHIELD

Status:	Registered/Granted

Application No.	37258	Registration No.	289499

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	11-30-2005	Registration Date	06-02-2006

Next Renewal	06-02-2016

508/745

3/4/2014	Portfolio Report

Trademark Peru				TM1001PE01
HERBALIFE

Status:	Registered/Granted

Application No.	225226	Registration No.	14112

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements consisting of vitamins, minerals, herbs and protein, all in the form of tablets or powders or in liquid form.

Diary Dates:

Registration Date	02-28-1995	Next Renewal	02-28-2015

Trademark Peru				TM1001PE00
HERBALIFE

Status:	Registered/Granted

Application No.	184685	Registration No.	1980

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoo for hair, hair rinses, hair reconditioners, skin cleansers, moisturizers, facial creams, shaving creams, suntan oils and tanning lotions.

Diary Dates:

Registration Date	10-15-1993	Next Renewal	10-15-2023

Trademark Peru				TM1555PE00
HERBALIFE

Status:	Registered/Granted

Application No.	514422	Registration No.	197256

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; herbal teas and herbal infusions; culinary herbs; herb tea for food purposes.

Diary Dates:

Application Date	11-16-2012	Registration Date	04-04-2013

Next Renewal	04-04-2023

Trademark Peru				TM1566PE35
HERBALIFE

Status:	Registered/Granted

		Registration No.	75847

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; business management; business administration; office functions; services to assist other with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Registration Date	04-04-2013	Next Renewal	04-04-2023

509/745

3/4/2014	Portfolio Report

Trademark Peru				TM1559PE00
HERBALIFE

Status:	Registered/Granted

Application No.	514423	Registration No.	197257

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and non-acoholic drinks.

Diary Dates:

Application Date	11-16-2012	Registration Date	04-04-2013

Next Renewal	04-04-2023

Trademark Peru				TM1560PE00
HERBALIFE

Status:	Registered/Granted

Application No.	514421	Registration No.	76070

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Services providing information about human health, nutrition, fitness, and exercise.

Diary Dates:

Application Date	11-16-2012	Registration Date	04-15-2013

Next Renewal	04-15-2023

Trademark Peru				TM1561PE00
HERBALIFE

Status:	Registered/Granted

		Registration No.	196622

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Foods and snacks made form processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

Diary Dates:

Registration Date	03-11-2013	Next Renewal	03-11-2023

510/745

3/4/2014	Portfolio Report

Trademark Peru				TM1006PE00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	181934	Registration No.	00564

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair shampoos, hair rinses, hair conditioners, skin cleansers, moisturizers, facial creams, shaving creams, suntan oils and suntan lotions.

Diary Dates:

Registration Date	06-24-1993	Next Renewal	06-24-2023

Trademark Peru				TM1006PE01
HERBALIFE & Design

Status:	Registered/Granted

Application No.	182104	Registration No.	387

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements consisting of vitamins, minerals, herbs and protein, all in the form of tablets or powders or in liquid form.

Diary Dates:

Registration Date	06-23-1993	Next Renewal	06-23-2023

Trademark Peru				TM1562PE00
HERBALIFE and Tri-Leaf device

Status:	Registered/Granted

		Registration No.	196311

Application Type:	Without Priority

Applicant:	Herbalife International of America, Inc.

Classes:	32

List of Goods

32	Mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and non-alcoholic drinks.

Diary Dates:

Registration Date	02-25-2013	Next Renewal	02-25-2023

Trademark Peru				TM1563PE35
HERBALIFE and Tri-Leaf device

Status:	Registered/Granted

		Registration No.	75422

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; business management; business administration; office functions; services to assist other with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business

Diary Dates:

Registration Date	02-25-2013	Next Renewal	02-25-2023

511/745

3/4/2014	Portfolio Report

Trademark Peru				TM1564PE41
HERBALIFE and Tri-Leaf device

Status:	Registered/Granted

		Registration No.	75423

Application	Without Priority

Type:

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Services providing information about human health, nutrition, fitness and exercise.

Diary Dates:

Registration Date	02-25-2013	Next Renewal	02-25-2023

Trademark Peru				TM1565PE00
HERBALIFE and Tri-Leaf device

Status:	Registered/Granted

		Registration No.	197742

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths impregnated with cosmetic lotions; skin whitening products; skin care cosmetic products.

Diary Dates:

Registration Date	04-15-2013	Next Renewal	04-15-2023

Trademark Peru				TM1567PE05
HERBALIFE and Tri-Leaf device

Status:	Registered/Granted

		Registration No.	198207

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Healthcare products (dietary supplements), health food supplements made principally of vitamins, health food supplement made principally of minerals, healthcare products (dietary supplements) for persons with dietary requirements, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

Diary Dates:

Registration Date	05-02-2013	Next Renewal	05-02-2023

Trademark Peru				TM1006PE29
HERBALIFE and Tri-Leaf device

Status:	Registered/Granted

Application No.	514429	Registration No.	196310

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts;snack foods, snacks containing cooked nuts, snacks containing dried nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk predominating, milk products, protein for human consumption, protein for human consumption in the form off protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

Diary Dates:

Registration Date	02-25-2013	Next Renewal	02-25-2023

512/745

3/4/2014	Portfolio Report

Trademark Peru				TM1565PE01
HERBALIFE and Tri-Leaf device

Status:	Registered/Granted

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths impregnated with cosmetic lotions; skin whitening products; skin care cosmetic products.

Trademark Peru				TM1571PE30
HERBALIFE and Tri-Leaf device

Status:	Registered/Granted

		Registration No.	197668

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks (included in this class); snack foods; powder for making tea-based, cocoa-based beverages, included in this class; herbal teas and herbal infusions, other than for medical purposes; culinary herbs (seasonings); herb tea for food purposes.

Diary Dates:

Registration Date	04-12-2013	Next Renewal	04-12-2023

Trademark Peru				TM1345PE00
HERBALIFELINE

Status:	Published

Application No.	436900	Registration No.	00172210

Application Type:	Without Priority

Diary Dates:

Application	11-30-2010	Registration Date	01-21-2010
Date

Next Renewal	01-21-2020

Trademark Peru				TM1085PE00
LIFE & VICTORY

Status:	Registered/Granted

Application No.		Registration No.	10879

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Registration Date	10-19-1994	Next Renewal	10-19-2014

513/745

3/4/2014	Portfolio Report

Trademark Peru				TM1085PE01
LIFE & VICTORY

Status:	Registered/Granted

Application No.		Registration No.	21037

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Tea.

Diary Dates:

Registration Date	05-22-1995	Next Renewal	05-22-2015

Trademark Peru				TM1085PE02
LIFE & VICTORY

Status:	Registered/Granted

Application No.		Registration No.	10881

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	10-19-1994	Next Renewal	10-19-2014

Trademark Peru				TM1085PE03
LIFE & VICTORY

Status:	Registered/Granted

Application No.		Registration No.	18961

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	05-24-1995	Next Renewal	05-24-2015

Trademark Peru				TM1085PE04
LIFE & VICTORY

Status:	Registered/Granted

Application No.		Registration No.	10880

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Registration Date	10-19-1994	Next Renewal	10-19-2014

514/745

3/4/2014	Portfolio Report

Trademark Peru				TM1530PE00
LIFTOFF

Status:	Registered/Granted

Application No.	485128	Registration No.	201378

Application Type:	Without Priority

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	03-01-2012	Registration Date	06-20-2013

Next Renewal	06-20-2023

Trademark Peru				TM1664PE32
NITEWORKS

Status:	Published

Application No.	561985

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic drinks.

Diary Dates:

Application Date	01-24-2014

Trademark Peru				TM1021PE00
NOURIFUSION

Status:	Registered/Granted

Application No.	504472	Registration No.	193629

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Gels, lotions, and creams for the face and body.

Diary Dates:

Application Date	08-17-2012	Registration Date	11-16-2012

Next Renewal	11-16-2022

Trademark Peru				TM1038PE02
Ring of Leaves device

Status:	Registered/Granted

Application No.		Registration No.	110416

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	11-17-2005	Next Renewal	11-17-2015

515/745

3/4/2014	Portfolio Report

Trademark Peru				TM1038PE03
Ring of Leaves device

Status:	Registered/Granted

Application No.		Registration No.	110415

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Registration Date	11-17-2005	Next Renewal	11-17-2015

Trademark Peru				TM1038PE04
Ring of Leaves device

Status:	Registered/Granted

Application No.	243867	Registration No.	110418

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Tea; herbal tea.

Diary Dates:

Registration Date	11-17-2005	Next Renewal	11-17-2015

Trademark Peru				TM1038PE05
Ring of Leaves device

Status:	Registered/Granted

Application No.	250807	Registration No.	110882

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Soy-based food beverages; powdered mixes for soy-based protein food beverages.

Diary Dates:

Registration Date	12-05-2005	Next Renewal	12-05-2015

Trademark Peru				TM1038PE00
Ring of Leaves device

Status:	Registered/Granted

Application No.	243866	Registration No.	110417

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	11-17-2005	Next Renewal	11-17-2015

516/745

3/4/2014	Portfolio Report

Trademark Peru				TM1038PE01
Ring of Leaves device

Status:	Registered/Granted

Application No.		Registration No.	40084

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Registration Date	11-17-2005	Next Renewal	11-17-2015

Trademark Peru				TM1040PE00
SHAPEWORKS

Status:	Registered/Granted

Application No.		Registration No.	111279

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	12-16-2005	Next Renewal	12-16-2015

Trademark Peru				TM1040PE01
SHAPEWORKS

Status:	Cancelled

Application No.	243859

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	05-31-2005

Trademark Peru				TM1040PE02
SHAPEWORKS

Status:	Registered/Granted

Application No.		Registration No.	40295

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Registration Date	12-12-2005	Next Renewal	12-12-2015

517/745

3/4/2014	Portfolio Report

Trademark Peru				TM1040PE03
SHAPEWORKS

Status:	Registered/Granted

Application No.	243864	Registration No.	111280

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Teas; herbal teas.

Diary Dates:

Registration Date	12-16-2005	Next Renewal	12-16-2015

Trademark Peru				TM1089PE00
SOFT GREEN

Status:	Registered/Granted

Application No.	388168	Registration No.	157711

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Soaps, body and face lotions, body and face gels, bath oils for the bath and shower, deodorants for personal use.

Diary Dates:

Application Date	05-04-2009	Registration Date	10-16-2009

Next Renewal	10-16-2019

Trademark Peru				TM1025PE01
THERMOJETICS

Status:	Registered/Granted

Application No.		Registration No.	23539

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements comprised of herbs, in tablet or liquid form.

Diary Dates:

Registration Date	02-05-1996	Next Renewal	02-05-2016

518/745

3/4/2014	Portfolio Report

Trademark Peru				TM1025PE02
THERMOJETICS

Status:	Registered/Granted

Application No.		Registration No.	16232

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Registration Date	06-14-1995	Next Renewal	06-14-2015

Trademark Peru				TM1025PE00
THERMOJETICS

Status:	Registered/Granted

Application No.		Registration No.	16233

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	06-14-1995	Next Renewal	06-14-2015

Trademark Peru				TM1027PE00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	303090	Registration No.	46178

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Registration Date	05-14-2007	Next Renewal	05-14-2017

Trademark Peru				TM1027PE01
Tri-Leaf Design

Status:	Registered/Granted

Application No.	303091	Registration No.	127234

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Registration Date	05-14-2007	Next Renewal	05-14-2017

519/745

3/4/2014	Portfolio Report

Trademark Peru				TM1027PE02
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	140131

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Teas; herbal teas.

Diary Dates:

Registration Date	06-10-2008	Next Renewal	06-10-2018

Trademark Peru				TM1027PE05
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	127235

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Registration Date	05-14-2007	Next Renewal	05-14-2017

Trademark Peru				TM1027PE03
Tri-Leaf Design

Status:	Registered/Granted

Application No.	303174	Registration No.	141999

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Registration Date	07-17-2008	Next Renewal	07-17-2018

Trademark Peru				TM1027PE04
Tri-Leaf Design

Status:	Registered/Granted

Application No.	308707	Registration No.	154126

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Preparations for making beverages, consisting of protein, vitamins and minerals, in powder form for medical use.

Diary Dates:

Application Date	03-14-2007	Registration Date	06-22-2009

Next Renewal	06-22-2019

520/745

3/4/2014	Portfolio Report

Trademark Peru				TM1027PE06
Tri-Leaf Design

Status:	Registered/Granted

Application No.	514430	Registration No.	75317

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Services in providing information about human health, nutrition, fitness, and exercise.

Diary Dates:

Registration Date	02-18-2013	Next Renewal	02-18-2023

Trademark Peru				TM1568PE35
Tri-Leaf device

Status:	Registered/Granted

		Registration No.	75846

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; business management; business administration; office functions; services to assist other with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Registration Date	04-04-2013	Next Renewal	04-04-2023

Trademark Philippines				TM1502PH00

Status:	Pending

Application Type:	With Priority

Classes:	12, 13, 42

List of Goods

12	many classes of shoes

13	add goods

42	add class information

Trademark Philippines				TM1047PH00
AROMAVIE

Status:	Registered/Granted

Application No.	4-1997-123995	Registration No.	4-1997-123995

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Body care products, namely body oils, massage oils, bath oils and body soap.

Diary Dates:

Application Date	08-26-1997	Registration Date	04-12-2002

Next Renewal	04-12-2022

521/745

3/4/2014	Portfolio Report

Trademark Philippines				TM1068PH00
DERMAJETICS

Status:	Registered/Granted

Application No.	4-1995-99758	Registration No.	4-1995-99758

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely, cleansers, moisturizers, toners, astringents, facial creams, eye creams, body creams, body toning creams, body lotions, bath oils and bath gels.

Diary Dates:

Application Date	01-10-1995	Registration Date	11-09-1999

Next Renewal	11-09-2019

Trademark Philippines				TM1001PH02
HERBALIFE

Status:	Registered/Granted

Application No.	4-2011-013216	Registration No.	4-2011-013216

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Soaps; gels, lotions, and washes for the face and body; masks, milks, and washes for the body; shampoos, conditioners, sprays, and lotions for the hair.

05	Nutritional food supplements in tablet, capsule, or powder form; nutritional food supplements; vitamins, minerals.

29	Snack foods made primarily of protein; nutritional food powders made primarily of protein.

30	Preparations for making herbal teas.

32	Preparations for making non-alcoholic beverages.

35	Marketing services for the sale of goods through multi-level networks or direct sales, including nutritional foods supplements, vitamins, minerals, soaps, cosmetics, preparations for making herbal beverages.

Diary Dates:

Application Date	11-03-2011	Registration Date	02-16-2012

Next Renewal	02-16-2022

Trademark Philippines				TM1006PH02
HERBALIFE & Design

Status:	Registered/Granted

Application No.	4-2011-013214	Registration No.	4-2011-013214

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Hair shampoos, hair rinses, hair conditioners, hair styling products; skin cleansers, moisturizers, facial creams, scrubs, milks, masks, body creams; shaving creams, sprays, washes, lotions; suntain oils and suntan lotions.

05	Nutritional and dietary supplements, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form.

29	Meat, fish, poultry and game; meat extracts; preserved, frozen, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs; milk and milk products; edible oils and fats.

30	Teas and powdered beverages, meal replacement foods and snacks.

32	Fruit juice and fruit drinks; powdered protein, amino acids, vitamins, minerals and herbs all for making beverages for non-medical purposes.

35	Advertising; business management; business administration; office functions.

Diary Dates:

Application Date	11-03-2011	Registration Date	02-16-2012

Next Renewal	02-16-2022

522/745

3/4/2014	Portfolio Report

Trademark Philippines				TM1534PH03
HERBALIFE AQUA

Status:	Registered/Granted

Application No.	42013500700	Registration No.	4-2013-00500700

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoos, conditioners and hair styling products.

Diary Dates:

Application Date	03-12-2013	Registration Date	09-12-2013

Next Renewal	09-12-2023

Trademark Philippines				TM1016PH00
HERBALIFELINE

Status:	Registered/Granted

Application No.	4-2007-500765	Registration No.	4-2007-500765

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Non-medicinal dietary supplements in tablet, powder, or capsule form composed mainly of fish oils.

Diary Dates:

Application Date	11-13-2007	Registration Date	07-28-2008

Next Renewal	07-28-2018

Trademark Philippines				TM1049PH00
LIFTOFF

Status:	Closed/Registered

Application No.	4-2006-500549

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Tablets or powders for making non-alcoholic drinks.

Diary Dates:

Application Date	12-18-2006

523/745

3/4/2014	Portfolio Report

Trademark Philippines				TM1546PH00
NITEWORKS

Status:	Registered

Application No.	42013500698	Registration No.	4/2013/00500698

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	03-12-2013	Registration Date	08-29-2013

Next Renewal	08-29-2023

Trademark Philippines				TM1021PH00
NOURIFUSION

Status:	Registered/Granted

Application No.	4-2005-004093	Registration No.	4-2005-004093

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, gels, lotions, washes, masks, and milks for use on the face and body.

Diary Dates:

Application Date	05-05-2005	Registration Date	10-23-2006

Next Renewal	10-23-2016

Trademark Philippines				TM1037PH00
RADIANT C

Status:	Registered/Granted

Application No.	4-2005-006691	Registration No.	4-2005-006691

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, gels, lotions, washes, masks, sprays and milks for use on the face and body.

Diary Dates:

Application Date	07-15-2005	Registration Date	09-25-2006

Next Renewal	09-25-2016

Trademark Philippines				TM1038PH00
Ring of Leaves device

Status:	Registered/Granted

Application No.	4-2004-012105	Registration No.	4-2004-012105

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 44

List of Goods

05	Nutritional, dietary, and weight-loss supplements; nutritional drink mixes for use as a meal replacement.

29	Processed nuts; soups; soup mixes; protein-based snack foods; soy-based snack foods; fruit- and vegetable-based snack foods; powdered soy-based protein food beverage mixes; soy-based food beverages used as a milk substitute.

30	Teas; herbal food beverages; non-alcoholic effervescent beverages.

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages; fruit juices, vegetable juice.

44	Weight-management regimen program featuring structured weight loss, weight management, diet, wellness planning and maintenance through the use of diet, nutrition, and exercise for lifestyle change.

Diary Dates:

Application Date	12-22-2004	Registration Date	02-05-2007

Next Renewal	02-05-2017

524/745

3/4/2014	Portfolio Report

Trademark Philippines				TM1040PH00
SHAPEWORKS

Status:	Registered/Granted

Application No.	4-2004-012106	Registration No.	4-2004-012106

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 44

List of Goods

05	Nutritional, dietary, and weight-loss supplements; nutritional drink mixes for use as a meal replacement.

29	Processed nuts; soups; soup mixes; protein-based snack foods; soy-based snack foods; fruit- and vegetable-based snack foods; powdered soy-based protein food beverage mixes; soy-based food beverages used as a milk substitute.

30	Teas; herbal food beverages; non-alcoholic effervescent beverages.

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages; fruit juice; vegetable juice.

44	Weight-management regimen program featuring structured weight loss, weight management, diet, wellness planning and maintenance through the use of diet, nutrition, and exercise for lifestyle change.

Diary Dates:

Application Date	12-22-2004	Registration Date	02-05-2007

Next Renewal	02-05-2017

Trademark Philippines				TM1025PH00
THERMOJETICS

Status:	Registered/Granted

Application No.	4-1994-96847	Registration No.	4-1994-96847

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements consisting of herbs.

Diary Dates:

Application Date	08-23-1994	Registration Date	07-12-2000

Next Renewal	07-12-2020

Trademark Philippines				TM1110PH00
THERMOJETICS & Design

Status:	Registered/Granted

Application No.	4-1994-96845	Registration No.	4-1994-96845

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair shampoos, hair rinses, hair conditioners, skin cleansers, moisturizers, facial creams, exfoliating skin creams and shaving creams.

Diary Dates:

Application Date	08-23-1994	Registration Date	05-08-2001

Next Renewal	05-08-2021

525/745

3/4/2014	Portfolio Report

Trademark Philippines				TM1110PH01
THERMOJETICS & Design

Status:	Registered/Granted

Application No.	4-1994-94798	Registration No.	4-1994-94798

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements of vitamins, minerals, herbs and protein in tablet, powder or liquid form.

Diary Dates:

Application Date	08-23-1994	Registration Date	05-22-2001

Next Renewal	05-22-2021

Trademark Philippines				TM1027PH00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	4-2007-010380	Registration No.	4-2007-010380

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 44

List of Goods

05	Nutritional food supplements in tablet, capsule, or powder form; nutritional food supplements; vitamins, minerals.

29	Snack foods made primarily of protein; nutritional food powders made primarily of protein.

30	Preparations for making herbal teas.

32	Preparations for making non-alcoholic beverages.

44	Services in providing information about human health and nutrition, providing information about forming and operating a small business.
Diary Dates:

Application Date	09-19-2007	Registration Date	02-04-2008

Next Renewal	02-04-2018

Trademark Philippines				TM1027PH01
Tri-Leaf Design

Status:	Registered/Granted

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 35

List of Goods

03	Soaps; gels, lotions, and washes for the face and body; marks milks, and washes for the body; shampoos, conditioners, sprays and lotions for the hair.

35	Marketing services for the sale of goods through multi-level networks or direct sales, including nutritional foods supplements, vitamins, minerals, soaps, cosmetics, preparations for making herbal beverages.

Trademark Philippines				TM1033PH00
TRI-SHIELD

Status:	Registered/Granted

Application No.	4-2007-500766	Registration No.	4-2007-500766

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Non-medicinal dietary supplements in tablet, powder, or capsule form composed mainly of fish oils or kill oil.

Diary Dates:

Application Date	11-13-2007	Registration Date	06-02-2008

Next Renewal	06-02-2018

526/745

3/4/2014	Portfolio Report

Trademark Philippines				TM1073PH00
VITESSENCE

Status:	Registered/Granted

Application No.	4-1995-106757	Registration No.	4-1995-106757

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Toilet preparations, powders, perfumes, colognes, body oils, body lotions, body creams, bath oils, soaps, deodorants and aftershave preparations, preparations for the treatment and cleansing of skin, hair and body, preparations for the shower and bath, dentifrices; all included in Class 3.

Diary Dates:

Application Date	12-01-1995	Registration Date	01-15-2002

Next Renewal	01-15-2022

Trademark Poland				TM1031PL00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	166151	Registration No.	116472

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	11-05-1996	Registration Date	06-21-2000

Next Renewal	11-05-2016

Trademark Poland				TM1068PL00
DERMAJETICS

Status:	Closed/Registered

Application No.	137393	Registration No.	92672

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	08-25-1994	Registration Date	12-13-1996

527/745

3/4/2014	Portfolio Report

Trademark Poland				TM1107PL00
FIBERBOND

Status:	Registered/Granted

Application No.	162334	Registration No.	110686

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-19-1996	Registration Date	11-24-1999

Next Renewal	07-19-2016

Trademark Poland				TM1080PL00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	162332	Registration No.	111272

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32

List of Goods

03

05

29

30

32

Diary Dates:

Application Date	07-19-1996	Registration Date	12-08-1999

Next Renewal	07-19-2016

Trademark Poland				TM1001PL00
HERBALIFE

Status:	Registered/Granted

Application No.	116938	Registration No.	83649

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03

05

Diary Dates:

Application Date	12-04-1992	Registration Date	07-05-1995

Next Renewal	12-04-2012

528/745

3/4/2014	Portfolio Report

Trademark Poland				TM1001PL01
HERBALIFE

Status:	Registered/Granted

Application No.	130561	Registration No.	89605

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03

05

Diary Dates:

Application Date	03-08-1994	Registration Date	04-25-1996

Next Renewal	03-08-2014

Trademark Poland				TM1001PL02
HERBALIFE

Status:	Registered/Granted

Application No.	124801	Registration No.	93804

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 32

List of Goods

29

32

Diary Dates:

Application Date	09-08-1993	Registration Date	10-06-1997

Next Renewal	09-08-2013

Trademark Poland				TM1006PL00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	116939	Registration No.	83650

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03

05

Diary Dates:

Application Date	12-04-1992	Registration Date	12-04-1992

Next Renewal	12-04-2012

Trademark Poland				TM1006PL01
HERBALIFE & Design

Status:	Registered/Granted

Application No.	130560	Registration No.	96596

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03

05

Diary Dates:

Application Date	03-08-1994	Registration Date	03-08-1994

Next Renewal	03-08-2014

529/745

3/4/2014	Portfolio Report

Trademark Poland				TM1006PL02
HERBALIFE & Design

Status:	Registered/Granted

Application No.	124802	Registration No.	93805

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 32

List of Goods

29

32

Diary Dates:

Application Date	09-08-1993	Registration Date	09-08-1993

Next Renewal	09-08-2013

Trademark Poland				TM1164PL00
HERBALIFE RADIANT C

Status:	Registered/Granted

Application No.	262235	Registration No.	179304

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Products for skin care for face and body, including creams, lotions, cleansers, peeling products, moisturizers and fresheners, shampoos, conditioners and products for the treatment and styling agents.

Diary Dates:

Application Date	03-14-2003	Registration Date	02-27-2007

Next Renewal	03-14-2023

Trademark Poland				TM1016PL00
HERBALIFELINE

Status:	Registered/Granted

Application No.	235350	Registration No.	159230

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 30

List of Goods

29

30

Diary Dates:

Application Date	05-10-2001	Registration Date	07-22-2005

Next Renewal	05-10-2021

530/745

3/4/2014	Portfolio Report

Trademark Poland				TM1173PL00
JA HERBALIFE & Design

Status:	Registered/Granted

Application No.	135821	Registration No.	97367

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 32

List of Goods

03

05

29

32

Diary Dates:

Application Date	07-13-1994	Registration Date	07-13-1994

Next Renewal	07-13-2014

Trademark Poland				TM1062PL00
NATURE’S MIRROR

Status:	Registered/Granted

Application No.	151461	Registration No.	110340

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	09-20-1995	Registration Date	11-17-1999

Next Renewal	09-20-2015

Trademark Poland				TM1007PL00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	239309	Registration No.	192860

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	08-07-2001	Registration Date	01-17-2008

Next Renewal	08-07-2011

Trademark Poland				TM1042PL00
THERMO COMPLETE

Status:	Registered/Granted

Application No.	266396	Registration No.	173078

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements; additives for foodstuff; dietetic substances.

Diary Dates:

Application Date	06-18-2003	Registration Date	08-28-2006

Next Renewal	06-18-2023

531/745

3/4/2014	Portfolio Report

Trademark Poland				TM1025PL00
THERMOJETICS

Status:	Invalid/Cancelled

Application No.	124799	Registration No.	86057

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03

05

Diary Dates:

Application Date	09-08-1993	Registration Date	09-27-1995

Next Renewal	09-08-2013

Trademark Poland				TM1025PL01
THERMOJETICS

Status:	Registered/Granted

Application No.	131933	Registration No.	90159

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30, 32

List of Goods

30

32

Diary Dates:

Application Date	04-11-1994	Registration Date	05-30-1996

Next Renewal	04-11-2014

Trademark Poland				TM1110PL01
THERMOJETICS & Design

Status:	Registered/Granted

Application No.	124800	Registration No.	86058

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03

05

Diary Dates:

Application Date	09-08-1993	Registration Date	07-06-1995

Next Renewal	09-08-2013

532/745

3/4/2014	Portfolio Report

Trademark Poland				TM1110PL00
THERMOJETICS & Design

Status:	Registered/Granted

Application No.	131932	Registration No.	90158

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30, 32

List of Goods

30

32

Diary Dates:

Application Date	04-11-1994	Registration Date	05-30-1996

Next Renewal	04-11-2014

Trademark Poland				TM1027PL00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	162333	Registration No.	111275

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32

List of Goods

03

05

29

30

32

Diary Dates:

Application Date	07-19-1996	Registration Date	12-08-1999

Next Renewal	07-19-2016

Trademark Portugal				TM1165PT00
A MISSÃO É A NUTRIÇÃO!

Status:	Cancelled

Application No.	281967	Registration No.	281967

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations, medicinal herbs, medicinal products and analgesic preparations.

Diary Dates:

Application Date	04-07-1992	Registration Date	12-06-1993

Next Renewal	12-06-2013

533/745

3/4/2014	Portfolio Report

Trademark Portugal				TM1455PT00
APIO NUTRICIONAL PARA ATHLETAS 24H POR DIA

Status:	Cancelled

Application	486959

Type:	Without Priority

Classes:	05, 29, 32

List of Goods

05	Food supplements containing minerals

29	Dietary supplements; nutritional supplements; foods consisting of powdered preparations; food supplements containing proteins, minerals, and vitamins (non medicinal purposes)

32	Sports drinks (isotonic); Preparations for making drinks, (namely substances containing proteins, minerals, and vitamins not included in other classes)

Trademark Portugal				TM1031PT00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	221706	Registration No.	221706

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations, herbs for medical use, medical products and analgesic preparations.

Diary Dates:

Application Date	07-13-1983	Registration Date	02-09-1990

Next Renewal	02-09-2020

Trademark Portugal				TM1001PT00
HERBALIFE

Status:	Registered/Granted

Application No.	221635	Registration No.	221635

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Products for skin cleansing, hydrating products, toners, creams and gels for the skin.

Diary Dates:

Application Date	07-06-1983	Registration Date	03-28-1990

Next Renewal	03-28-2020

Trademark Portugal				TM1001PT01
HERBALIFE

Status:	Registered/Granted

Application No.	221636	Registration No.	221636

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoos, lotions, rinses and products for the hair.

Diary Dates:

Application Date	07-06-1983	Registration Date	03-28-1990

Next Renewal	03-28-2020

534/745

3/4/2014	Portfolio Report

Trademark Portugal				TM1001PT02
HERBALIFE

Status:	Registered/Granted

Application No.	221637	Registration No.	221637

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations, medicinal herbs, medicinal products and analgesic preparations.

Diary Dates:

Application Date	07-06-1983	Registration Date	04-09-1990

Next Renewal	04-09-2020

Trademark Portugal				TM1001PT03
HERBALIFE

Status:	Registered/Granted

Application No.	221638	Registration No.	221638

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Protein preparations and herbal preparations used as dietary supplements and soups.

Diary Dates:

Application Date	07-06-1983	Registration Date	03-28-1990

Next Renewal	03-28-2020

Trademark Portugal				TM1001PT04
HERBALIFE

Status:	Registered/Granted

Application No.	304846	Registration No.	304846

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Dietary drinks made from herbs, including teas.

Diary Dates:

Application Date	10-28-1994	Registration Date	11-06-1998

Next Renewal	11-06-2018

Trademark Portugal				TM1001PT05
HERBALIFE

Status:	Registered/Granted

Application No.	304847	Registration No.	304847

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	10-28-1994	Registration Date	10-10-1995

Next Renewal	10-10-2015

535/745

3/4/2014	Portfolio Report

Trademark Portugal				TM1006PT00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	338775	Registration No.	338775

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30

List of Goods

03	Skin care products, namely self-tanning creams for the body.

05	Dietary and nutritional supplements, all based on vitamins, minerals, herbs, protein and fiber, all in the form of tablets, liquids, capsules or powder.

30	Teas.

Diary Dates:

Application Date	07-28-1999	Registration Date	03-08-2000

Next Renewal	03-08-2020

Trademark Portugal				TM1168PT00
HERBALIFE FÓRMULA 1

Status:	Registered/Granted

Application No.	282446	Registration No.	282446

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations, medicinal herbs, medicinal products and analgesic preparations.

Diary Dates:

Application Date	04-27-1992	Registration Date	12-10-1993

Next Renewal	12-10-2023

Trademark Portugal				TM1169PT00
HERBALIFE FÓRMULA 2

Status:	Registered/Granted

Application No.	282447	Registration No.	282447

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations, medicinal herbs, medicinal products and analgesic preparations.

Diary Dates:

Application Date	04-27-1992	Registration Date	12-10-1993

Next Renewal	12-10-2023

536/745

3/4/2014	Portfolio Report

Trademark Portugal				TM1170PT00
HERBALIFE FÓRMULA 3

Status:	Registered/Granted

Application No.	282448	Registration No.	282448

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations, medicinal herbs, medicinal products and analgesic preparations.

Diary Dates:

Application Date	04-27-1992	Registration Date	12-10-1993

Next Renewal	12-10-2023

Trademark Portugal				TM1171PT00
HERBALIFE GUARANA

Status:	Registered/Granted

Application No.	282445	Registration No.	282445

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations, medicinal herbs, medicinal products and analgesic preparations.

Diary Dates:

Application Date	04-27-1992	Registration Date	12-10-1993

Next Renewal	12-10-2023

Trademark Portugal				TM1016PT00
HERBALIFELINE

Status:	Registered/Granted

Application No.	221707	Registration No.	221707

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations, herbs for medical use, medical products and analgesic preparations.

Diary Dates:

Application Date	07-13-1983	Registration Date	03-02-1990

Next Renewal	03-02-2020

Trademark Portugal				TM1166PT00
PERCA PESO AGORA. PERGUNTE-ME COMO.

Status:	Registered/Granted

Application No.	281966	Registration No.	281966

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations, medicinal herbs, medicinal products and analgesic preparations.

Diary Dates:

Application Date	04-07-1992	Registration Date	12-06-1993

Next Renewal	12-06-2013

537/745

3/4/2014	Portfolio Report

Trademark Portugal				TM1167PT00
PERDI. PERGUNTE-ME COMO!

Status:	Cancelled

Application No.	281965	Registration No.	281965

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations, medicinal herbs, medicinal products and analgesic preparations.

Diary Dates:

Application Date	04-07-1992	Registration Date	12-06-1993

Next Renewal	12-06-2013

Trademark Portugal				TM1172PT00
SINTO-ME MAGNÍFICO! PERGUNTE-ME COMO!

Status:	Cancelled

Application No.	281964	Registration No.	281964

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations, medicinal herbs, medicinal products and analgesic preparations.

Diary Dates:

Application Date	04-07-1992	Registration Date	12-06-1993

Next Renewal	12-06-2013

Trademark Portugal				TM1025PT00
THERMOJETICS

Status:	Registered/Granted

Application No.	295749	Registration No.	295749

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cosmetics and body creams.

Diary Dates:

Application Date	11-05-1993	Registration Date	01-18-1995

Next Renewal	01-18-2015

538/745

3/4/2014	Portfolio Report

Trademark Portugal				TM1025PT01
THERMOJETICS

Status:	Cancelled

Application No.	287082	Registration No.	287082

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Herbal nutritional supplements, all in the form of tablets or liquid (not included in other classes).

Diary Dates:

Application Date	10-30-1992	Registration Date	07-12-1994

Next Renewal	07-12-2014

Trademark Portugal				TM1025PT02
THERMOJETICS

Status:	Registered/Granted

Application No.	299399	Registration No.	299399

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbs for making beverages.

Diary Dates:

Application Date	04-07-1994	Registration Date	11-07-1995

Next Renewal	11-07-2015

Trademark Qatar				TM1001QA32
HERBALIFE

Status:	Published

Application No.	60697

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	01-24-2010

Trademark Qatar				TM1001QA42
HERBALIFE

Status:	Published

Application No.	60699

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	42

List of Goods

42

Diary Dates:

Application Date	12-24-2010

539/745

3/4/2014	Portfolio Report

Trademark Qatar		TM1001QA05
HERBALIFE

Status:	Published

Application No.	60694

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements.

Diary Dates:

Application Date	12-24-2010

Trademark Qatar		TM1001QA29
HERBALIFE

Status:	Published

Application No.	60695

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Protein foodstuffs for human consumption, in International Class 29.

Diary Dates:

Application Date	01-24-2010

Trademark Qatar		TM1001QA35
HERBALIFE

Status:	Pending

Application No.	60698

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Local Class 35.20: Substances for the preparation of beverages in general.

Diary Dates:

Application Date	12-24-2010

Trademark Qatar		TM1001QA30
HERBALIFE

Status:	Published

Application No.	60696

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Preparations for making herbal teas.

Diary Dates:

Application Date	01-24-2010

540/745

3/4/2014	Portfolio Report

Trademark Qatar		TM1001QA03
HERBALIFE

Status:	Pending

Application No.	60693

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, lotions, gels, washes, sprays, milks, and masks for the face and body; soaps; fragrances.

Diary Dates:

Application Date	12-24-2010

Trademark Qatar		TM1027QA29
Tri-Leaf Design

Status:	Pending

Application No.	60702

Application Type:	With Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Snack foods; soup mixes; powdered meal replacement foods.

Diary Dates:

Application Date	01-24-2010

Trademark Qatar		TM1027QA35
Tri-Leaf Design

Status:	Published

Application No.	60705

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Information about operating a small business.

Diary Dates:

Application Date	01-24-2010

Trademark Qatar		TM1027QA05
Tri-Leaf Design

Status:	Published

Application No.	60701

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Diary Dates:

Application Date	01-24-2010

541/745

3/4/2014	Portfolio Report

Trademark Qatar				TM1027QA30
Tri-Leaf Design

Status:	Published

Application No.	60703

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Diary Dates:

Application Date	01-24-2010

Trademark Qatar				TM1027QA32
Tri-Leaf Design

Status:	Published

Application No.	60704

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Diary Dates:

Application Date	01-24-2010

Trademark Qatar				TM1027QA42
Tri-Leaf Design

Status:	Published

Application No.	60706

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Diary Dates:

Application Date	01-24-2010

Trademark Romania				TM1068RO00
DERMAJETICS

Status:	Registered/Granted

Application No.	32904	Registration No.	23470

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	10-31-1994	Registration Date	06-22-1998

Next Renewal	10-31-2014

Trademark Romania				TM1080RO00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	32774	Registration No.	23120

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	10-12-1994	Registration Date	06-03-1998

Next Renewal	10-12-2014

542/745

3/4/2014	Portfolio Report

Trademark Romania				TM1001RO00
HERBALIFE

Status:	Registered/Granted

Application No.	28355	Registration No.	20216

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03

05

Diary Dates:

Application Date	01-07-1993	Registration Date	01-07-2013

Next Renewal	01-07-2023

Trademark Romania				TM1001RO01
HERBALIFE

Status:	Registered/Granted

Application No.	32772	Registration No.	23118

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30, 32

List of Goods

30

32

Diary Dates:

Application Date	10-12-1994	Registration Date	06-03-1998

Next Renewal	10-12-2014

Trademark Romania				TM1001RO02
HERBALIFE

Status:	Registered/Granted

Application No.	M 2007 06217	Registration No.	87133

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03

05

09

10

14

16

21

25

28

29

30

31

32

35

41

42

Diary Dates:

Application Date	06-21-2007	Registration Date	12-05-2007

Next Renewal	06-21-2017

543/745

3/4/2014	Portfolio Report

Trademark Romania				TM1249RO00
HERBALIFE

Status:	Registered/Granted

Application No.	M 2007 006217	Registration No.	087133

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

42	Providing and design of web spaces related to weight management, human health and fitness, multi-level marketing, and development of small businesses.

Diary Dates:

Application Date	06-21-2007	Registration Date	06-21-2007

Next Renewal	06-21-2017

Trademark Romania				TM1006RO00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	28356	Registration No.	20465

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03	Hair shampoos, hair rinses, hair conditioners, skin cleansers, moisturizers, facial creams, shaving creams, suntan oils and suntan lotions.

05	Nutritional supplements consisting of vitamins, minerals, herbs and protein, all in tablet, powder or liquid form.

Diary Dates:

Application Date	01-07-1993	Registration Date	08-29-1996

Next Renewal	01-07-2023

Trademark Romania				TM1006RO01
HERBALIFE & Design

Status:	Registered/Granted

Application No.	M 2007 06215	Registration No.	87101

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03

05

09

10

14

16

21

25

28

29

30

31

32

35

41

42

Diary Dates:

Application Date	06-21-2007	Registration Date	12-05-2007

Next Renewal	06-21-2017

544/745

3/4/2014	Portfolio Report

Trademark Romania				TM1029RO00
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Registered/Granted

Application No.	M 2006 01896	Registration No.	75614

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41

Diary Dates:

Application Date	02-23-2006	Registration Date	12-04-2006

Next Renewal	02-23-2016

Trademark Romania				TM1020RO00
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.	M 2006 01895	Registration No.	75613

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Providing educational services through the exchange of news and information in the fields of health, nutrition, fitness, multi-level marketing and development of small business; providing information about human nutrition and information about operating a small business enterprise.

Diary Dates:

Application Date	02-23-2006	Registration Date	12-04-2006

Next Renewal	02-23-2016

545/745

3/4/2014	Portfolio Report

Trademark Romania				TM1016RO00
HERBALIFELINE

Status:	Registered/Granted

Application No.	M 2006 01890	Registration No.	75086

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary supplements; vitamins, minerals and preparations made therefrom; health food supplements; fish oils, fish oil capsules, omega 3 fatty acid; omega 3 capsules, marine lipids, drinks predominantly of vitamins and/or minerals, herbs or herb extracts (for non-medical use/non-prescription).

Diary Dates:

Application Date	02-23-2006	Registration Date	11-06-2006

Next Renewal	02-23-2016

Trademark Romania				TM1049RO00
LIFTOFF

Status:	Registered/Granted

Application No.	M 2006 01891	Registration No.	75663

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 30, 32

List of Goods

29	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats; snack food products, snack bars, prepared snack foods snack food, healthful snack; foods prepared from any of the goods of class 29.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice; foodstuffs in the form of snack foods; foodstuffs prepared in the form of snacks; snack food products, snack bars, snack food, healthful snacks; food prepared from any of the goods of class 30.

32	Preparations in tablet form or in powder form for making non-alcoholic drinks and beverages; effervescent powder for making drinks; effervescent tablets for making drinks.

Diary Dates:

Application Date	02-23-2006	Registration Date	12-06-2006

Next Renewal	02-23-2016

Trademark Romania				TM1010RO00
NITEWORKS

Status:	Registered/Granted

Application No.	M 2006 01889	Registration No.	75356

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages and preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	02-23-2006	Registration Date	11-23-2006

Next Renewal	02-23-2016

Trademark Romania				TM1021RO00
NOURIFUSION

Status:	Registered/Granted

Application No.	M 2006 01892	Registration No.	75664

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 30

List of Goods

03	Creams, gels, lotions, washes, masks, and milks for use on the face and body; skin care products.

30	Dietary and nutritional supplements for non-medical health purposes.

Diary Dates:

Application Date	02-23-2006	Registration Date	12-06-2006

Next Renewal	02-23-2016

546/745

3/4/2014	Portfolio Report

Trademark Romania				TM1037RO00
RADIANT C

Status:	Registered/Granted

Application No.	M 2006 01893	Registration No.	97904

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Lotions, creams, gels, mists, masks, scrub cleansers, toners, moisturizers and washes for the face and body; skin care products; facial sprays.

Diary Dates:

Application Date	02-23-2006	Registration Date	02-23-2006

Next Renewal	02-23-2016

Trademark Romania				TM1038RO00
Ring of Leaves device

Status:	Registered/Granted

Application No.	M2006 01888	Registration No.	75355

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 41

List of Goods

05	Health food supplements made principally of vitamins, health food supplements made principally of minerals, health products for persons with special dietary requirements, health products, nutritional and dietary supplements.

29	Soups, preparations for making soup, vegetable soup preparations, snacks, milk, milk beverages, milk products; protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins and herbal ingredients; meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; edible oils and fats.

30	Coffee, tea, cocoa and beverages based on coffee, tea and cocoa; spices; preparations made from cereals; honey, treacle and preparations made therefrom; non-alcoholic beverages; powdered drinks and drink mixes based on the goods of classe 30 for use in nutritional and dietary health regimens.

41	Providing educational services through the exchange of news and information in the fields of health, nutrition, fitness, multi-level marketing and development of small business; providing information about human nutrition and information about operating small business enterprises.

Diary Dates:

Application Date	02-23-2006	Registration Date	11-23-2006

Next Renewal	02-23-2016

547/745

3/4/2014	Portfolio Report

Trademark Romania				TM1040RO00
SHAPEWORKS

Status:	Registered/Granted

Application No.	M2006 01887	Registration No.	75354

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 41

List of Goods

05	Health food supplements made principally of vitamins, health food supplements made principally of minerals, health products for persons with special dietary requirements, health products, nutritional and dietary supplements.

29	Soups, preparations for making soup, vegetable soup preparations, snacks, milk, milk beverages, milk products; protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins and herbal ingredients; meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; edible oils and fats.

30	Coffee, tea, cocoa and beverages based on coffee, tea and cocoa; spices; preparations made from cereals; honey, treacle and preparations made therefrom; non-alcoholic beverages; powdered drinks and drink mixes based on the goods of classe 30 for use in nutritional and dietary health regimens.

41	Providing educational services through the exchange of news and information in the fields of health, nutrition, fitness, multi-level marketing and development of small business; providing information about human nutrition and information about operating small business enterprises.

Diary Dates:

Application Date	02-23-2006	Registration Date	11-23-2006

Next Renewal	02-23-2016

Trademark Romania				TM1007RO00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	M 2006 01894	Registration No.	90078

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Facial cream; eye cream; and body lotion, topic cosmetic products for the face and body; lotions, creams, gels, mists, masks, scrub cleansers, toners, moisturizers and washers for the face and body; skin care products.

Diary Dates:

Application Date	02-23-2006	Registration Date	02-23-2006

Next Renewal	02-23-2016

Trademark Romania				TM1025RO01
THERMOJETICS

Status:	Registered/Granted

Application No.	31037	Registration No.	21798

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03

05

Diary Dates:

Application Date	03-03-1994	Registration Date	10-23-1997

Next Renewal	03-03-2014

Trademark Romania				TM1025RO00
THERMOJETICS

Status:	Registered/Granted

Application No.	32773	Registration No.	23119

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30, 32

List of Goods

30

32

Diary Dates:

Application Date	10-12-1994	Registration Date	06-03-1998

Next Renewal	10-12-2014

548/745

3/4/2014	Portfolio Report

Trademark Romania				TM1027RO00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	32775	Registration No.	31135

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	10-12-1994	Registration Date	06-07-1999

Next Renewal	10-12-2014

Trademark Romania				TM1027RO01
Tri-Leaf Design

Status:	Registered/Granted

Application No.	M 2007 06216	Registration No.	87132

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03

05

09

10

14

16

21

25

28

29

30

31

32

35

41

42

Diary Dates:

Application Date	06-21-2007	Registration Date	12-05-2007

Next Renewal	06-21-2017

549/745

3/4/2014	Portfolio Report

Trademark Romania				TM1342RO00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	M2010-06120	Registration No.	112172

Application Type:	Without Priority

Classes:	03, 35

List of Goods

03	Soaps, shampoos, conditioners, hair styling sprays and gels; facial creams, lotions, gels, milks, masks, exfoliates, toners, and sprays; hand lotions, washes, gels, exfoliates, and sprays; fragrances, skin care products

35	Advertising; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic date management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Application Date	08-24-2010	Registration Date	01-26-2011

Next Renewal	08-24-2020

Trademark Russian Federation				TM1289RU00
“24” GRAPHIC

Status:	Registered/Granted

Application Type:	Without Priority	Registration No.	460486

Applicant:	Herbalife International, Inc.

Classes:	30, 32

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

32	Beers; mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Registration Date	04-25-2012	Next Renewal	06-24-2021

Trademark Russian Federation				TM1048RU00
ASMERA

Status:	Registered/Granted

Application No.	95704548	Registration No.	144553

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	04-21-1995	Registration Date	07-22-1996

Next Renewal	04-21-2015

Trademark Russian Federation				TM1031RU00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	96706097	Registration No.	167077

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements consisting of vitamins, minerals and herbs.

Diary Dates:

Application Date	05-15-1996	Registration Date	08-18-1998

Next Renewal	05-15-2016

550/745

3/4/2014	Portfolio Report

Trademark Russian Federation				TM1068RU00
DERMAJETICS

Status:	Registered/Granted

Application No.	94035597	Registration No.	137113

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	10-06-1994	Registration Date	01-25-1996

Next Renewal	10-06-2014

Trademark Russian Federation				TM1030RU00
DINOMINS

Status:	Registered/Granted

Application No.	96710916	Registration No.	157112

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	08-22-1996	Registration Date	10-13-1997

Next Renewal	08-22-2016

Trademark Russian Federation				TM1080RU00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	95700911	Registration No.	141152

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	01-27-1995	Registration Date	04-15-1996

Next Renewal	01-27-2015

551/745

3/4/2014	Portfolio Report

Trademark Russian Federation				TM1083RU00
H3O PRO

Status:	Registered

Application No.	2008706929	Registration No.	402045

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	03-11-2008

Trademark Russian Federation				TM1001RU00
HERBALIFE

Status:	Registered/Granted

Application No.	2009720753	Registration No.	429452

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35, 41, 43, 44

List of Goods

03	soaps, perfumery, essential oils, cosmetics, including cosmetic shaving preparations, cosmetic preparations for face care, hair lotions, shampoos.

05	pharmaceutical, veterinary and sanitary preparations, dietetic substances adapted for medical use, food for babies, medicinal herbs tea, medicinal tea for slimming purposes.

29	meat, fish, poultry and game, meat extracts; preserved, dried and cooked fruits and vegetables, jellies, jams, eggs, milk and milk products, edible oils and fats.

30	coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee, flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle, yeast, baking-powder, salt, mustard, vinegar, sauces (condiments), spices, ice.

32	mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

35	advertising; business operations, sales promotion (for others), namely sales promotion.

41	education.

43	services for providing food and consultations related thereto.

44	hygienic and beauty care and consultations related thereto.

Diary Dates:

Application Date	11-25-2009	Registration Date	02-03-2011

Next Renewal	11-25-2019

Trademark Russian Federation				TM1176RU00
HERBALIFE & Cyrillic – FEEL GREAT NOW, ASK ME HOW

Status:	Registered/Granted

Application No.	94005885	Registration No.	123175

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32

List of Goods

03

05

29

30

32

Diary Dates:

Application Date	02-24-1994	Registration Date	01-27-1995

Next Renewal	02-24-2014

552/745

3/4/2014	Portfolio Report

Trademark Russian Federation				TM1175RU00
HERBALIFE & Cyrillic – LOSE WEIGHT NOW, ASK ME HOW

Status:	Registered/Granted

Application No.	94005884	Registration No.	123174

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32

List of Goods

03

05

29

30

32

Diary Dates:

Application Date	02-24-1994	Registration Date	01-27-1995

Next Renewal	02-24-2014

Trademark Russian Federation				TM1006RU00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	94005879	Registration No.	123169

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35, 41, 42

List of Goods

03

05

29

30

32

35

41

42

Diary Dates:

Application Date	02-24-1994	Registration Date	01-27-1995

Next Renewal	02-24-2014

Trademark Russian Federation				TM1240RU00
Herbalife (stack)

Status:	Registered/Granted

Application No.	2009730519	Registration No.	429462

Application Type:	Without Priority

Classes:	03, 05, 29, 30, 32, 35, 41, 43, 44

List of Goods

03

05

29

30

32

35

41

43

44

Diary Dates:

Application Date	11-27-2009	Registration Date	02-03-2011

Next Renewal	11-27-2019

553/745

3/4/2014	Portfolio Report

Trademark Russian Federation				TM1124RU00
HERBALIFE (stylized)

Status:	Registered/Granted

Application No.	94005880	Registration No.	123170

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35, 41, 42

List of Goods

03

05

29

30

32

35

41

42

Diary Dates:

Application Date	02-24-1994	Registration Date	01-27-1995

Next Renewal	02-24-2014

Trademark Russian Federation				TM1625RU00
HERBALIFE (water filters)

Status:	Registered

Application No.	2013736728	Registration No.	531919

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	11, 21

List of Goods

11	Water purification apparatus, including water filtration canisters and water filters thereof; special containers for storage of filtering water (water purification apparatus accessories).

21	Water containers for household or kitchen use.

Diary Dates:

Application Date	10-24-2013

Trademark Russian Federation				TM1177RU00
HERBALIFE in Cyrillic

Status:	Registered/Granted

Application No.	94005882	Registration No.	123172

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35, 41, 42

List of Goods

03

05

29

30

32

35

41

42

Diary Dates:

Application Date	02-24-1994	Registration Date	01-27-1995

Next Renewal	02-24-2014

554/745

3/4/2014	Portfolio Report

Trademark Russian Federation				TM1155RU00
HERBALIFE SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	2003704080	Registration No.	289352

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care creams, gels, and lotions for the face and body, including exfoliants, cleansers, and moisturizers.

Diary Dates:

Application Date	02-28-2003	Registration Date	05-23-2005

Next Renewal	02-28-2023

Trademark Russian Federation				TM1016RU00
HERBALIFELINE

Status:	Registered/Granted

Application No.	96712897	Registration No.	161883

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	09-27-1996	Registration Date	03-06-1998

Next Renewal	09-27-2016

Trademark Russian Federation				TM1049RU00
LIFTOFF

Status:	Registered/Granted

Application No.	2005707174	Registration No.	308685

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	03-31-2005	Registration Date	06-16-2006

Next Renewal	03-31-2015

555/745

3/4/2014	Portfolio Report

Trademark Russian Federation				TM1062RU00
NATURE’S MIRROR

Status:	Registered/Granted

Application No.	95710218	Registration No.	150602

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	09-13-1995	Registration Date	03-14-1997

Next Renewal	09-13-2015

Trademark Russian Federation				TM1010RU00
NITEWORKS

Status:	Registered/Granted

Application No.	2005705428	Registration No.	306285

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	03-15-2005	Registration Date	05-05-2006

Next Renewal	03-15-2015

Trademark Russian Federation				TM1587RU32
Niteworks in Cyrillc characters

Status:	Registered

Application No.	2013726603	Registration No.	525713

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages; preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	08-02-2013

Trademark Russian Federation				TM1021RU00
NOURIFUSION

Status:	Registered/Granted

Application No.	2005705430	Registration No.	303661

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 30

List of Goods

03

30

Diary Dates:

Application Date	03-15-2005	Registration Date	03-27-2006

Next Renewal	03-15-2015

556/745

3/4/2014	Portfolio Report

Trademark Russian Federation				TM1248RU05
QUICKSPARK

Status:	Registered/Granted

		Registration No.	445974

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

Diary Dates:

Registration Date	10-18-2011	Next Renewal	08-30-2020

Trademark Russian Federation				TM1036RU00
RADIANT C (stylized)

Status:	Registered/Granted

Application No.	2001729925	Registration No.	237971

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	10-02-2001	Registration Date	02-10-2003

Next Renewal	10-02-2021

Trademark Russian Federation				TM1038RU00
Ring of Leaves device

Status:	Cancelled

Application No.	2004711190	Registration No.	319819

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 08, 09, 10, 14, 16, 18, 21, 25, 28, 29, 30, 32, 35, 38, 41

List of Goods

03

08

09

10

14

16

18

21

25

28

29

30

32

35

38

41

Diary Dates:

Application Date	05-21-2004	Registration Date	01-22-2007

Next Renewal	05-21-2014

557/745

3/4/2014	Portfolio Report

Trademark Russian Federation				TM1097RU00
SCHIZANDRA PLUS

Status:	Registered/Granted

Application No.	96712899	Registration No.	164334

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	09-27-1996	Registration Date	05-15-1998

Next Renewal	09-27-2016

Trademark Russian Federation				TM1040RU00
SHAPEWORKS

Status:	Registered/Granted

Application No.	2004711192	Registration No.	285053

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 41

List of Goods

05

29

30

32

41

Diary Dates:

Application Date	05-21-2004	Registration Date	03-24-2005

Next Renewal	05-21-2014

Trademark Russian Federation				TM1042RU00
THERMO COMPLETE

Status:	Registered/Granted

Application No.	2006725357	Registration No.	342364

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	09-04-2006	Registration Date	01-28-2008

Next Renewal	09-04-2016

558/745

3/4/2014	Portfolio Report

Trademark Russian Federation				TM1025RU00
THERMOJETICS

Status:	Registered/Granted

Application No.	94005883	Registration No.	123173

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35, 41, 42

List of Goods

03

05

29

30

32

35

41

42

Diary Dates:

Application Date	02-24-1994	Registration Date	01-27-1995

Next Renewal	02-24-2014

Trademark Russian Federation				TM1026RU00
TOTAL CONTROL

Status:	Registered/Granted

Application No.	2005707171	Registration No.	309805

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	03-31-2005	Registration Date	07-05-2006

Next Renewal	03-31-2015

Trademark Russian Federation				TM1027RU00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	94005881	Registration No.	123171

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35, 41, 42

List of Goods

03

05

29

30

32

35

41

42

Diary Dates:

Application Date	02-24-1994	Registration Date	01-27-1995

Next Renewal	02-24-2014

559/745

3/4/2014	Portfolio Report

Trademark Russian Federation				TM1027RU01
Tri-Leaf Design

Status:	Registered/Granted

Application No.	2006701585	Registration No.	324557

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 16, 21, 25, 29, 35, 41

List of Goods

03

05

09

16

21

25

29

35

41

Diary Dates:

Application Date	01-27-2006	Registration Date	04-16-2007

Next Renewal	01-27-2016

Trademark Russian Federation				TM1626RU00
Tri-Leaf device (water filters)

Status:	Pending

Application No.	2013736729	Registration No.	532920

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	11, 21

List of Goods

11	Water purification apparatus, including water filtration canisters and water filters thereof; special containers for storage of filtering water (water purification apparatus accessories).

21	Water containers for household or kitchen use.

Diary Dates:

Application Date	10-24-2013

Trademark Russian Federation				TM1179RU00
WELLNESS

Status:	Pending

Application No.	2004709855

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16, 41

List of Goods

16

41

Diary Dates:

Application Date	05-05-2004

560/745

3/4/2014	Portfolio Report

Trademark Russian Federation				TM1180RU00
WELLNESS in Cyrillic

Status:	Registered/Granted

Application No.	2004709854	Registration No.	311375

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16, 41

List of Goods

16

41

Diary Dates:

Application Date	05-05-2004	Registration Date	07-31-2006

Next Renewal	05-05-2014

Trademark Russian Federation				TM1032RU00
XTRA-CAL

Status:	Registered/Granted

Application No.	2001710702	Registration No.	233654

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	04-11-2001	Registration Date	12-26-2002

Next Renewal	04-11-2021

Trademark Serbia				TM1001RS00
HERBALIFE

Status:	Registered/Granted

Application No.	2006-542	Registration No.	52605

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03

05

09

10

14

16

21

25

28

29

30

31

32

35

41

42

Diary Dates:

Application Date	03-07-2006	Registration Date	06-19-2007

Next Renewal	03-07-2016

561/745

3/4/2014	Portfolio Report

Trademark Serbia				TM1006RS00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	2006-543	Registration No.	55867

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03

05

09

10

14

16

21

25

28

29

30

31

32

35

41

42

Diary Dates:

Application Date	03-07-2006	Registration Date	10-07-2008

Next Renewal	03-07-2016

Trademark Serbia				TM1029RS00
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Registered/Granted

Application No.	2006-549	Registration No.	52609

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41

Diary Dates:

Application Date	03-07-2006	Registration Date	06-19-2007

Next Renewal	03-07-2016

562/745

3/4/2014	Portfolio Report

Trademark Serbia				TM1020RS00
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.	2006-548	Registration No.	52608

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41

Diary Dates:

Application Date	03-07-2006	Registration Date	06-19-2007

Next Renewal	03-07-2016

Trademark Serbia				TM1016RS00
HERBALIFELINE

Status:	Registered/Granted

Application No.	2006-554	Registration No.	52381

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	03-07-2006	Registration Date	05-21-2007

Next Renewal	03-07-2016

Trademark Serbia				TM1049RS00
LIFTOFF

Status:	Registered/Granted

Application No.	2006-547	Registration No.	55396

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 30, 32

List of Goods

29

30

32

Diary Dates:

Application Date	03-07-2006	Registration Date	08-29-2008

Next Renewal	03-07-2016

Trademark Serbia				TM1010RS00
NITEWORKS

Status:	Registered/Granted

Application No.	2006-551	Registration No.	52379

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	03-07-2006	Registration Date	05-21-2007

Next Renewal	03-07-2016

563/745

3/4/2014	Portfolio Report

Trademark Serbia				TM1021RS00
NOURIFUSION

Status:	Registered/Granted

Application No.	2006-553	Registration No.	52380

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 30

List of Goods

03

30

Diary Dates:

Application Date	03-07-2006	Registration Date	05-21-2007

Next Renewal	03-07-2016

Trademark Serbia				TM1037RS00
RADIANT C

Status:	Refused/Cancelled

Application No.

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	03-07-2006

Trademark Serbia				TM1038RS00
RING OF LEAVES device

Status:	Registered/Granted

Application No.	2006-546	Registration No.	52607

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 41

List of Goods

05

29

30

41

Diary Dates:

Application Date	03-07-2006	Registration Date	06-19-2007

Next Renewal	03-07-2016

564/745

3/4/2014	Portfolio Report

Trademark Serbia				TM1040RS00
SHAPEWORKS

Status:	Registered/Granted

Application No.	2006-545	Registration No.	52606

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 41

List of Goods

05

29

30

41

Diary Dates:

Application Date	03-07-2006	Registration Date	06-19-2007

Next Renewal	03-07-2016

Trademark Serbia				TM1007RS00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	2006-550	Registration No.	55865

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	03-07-2006	Registration Date	10-06-2008

Next Renewal	03-07-2016

Trademark Serbia				TM1027RS00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	2006-544	Registration No.	55866

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03

05

09

10

14

16

21

25

28

29

30

31

32

35

41

42

Diary Dates:

Application Date	03-07-2006	Registration Date	10-07-2008

Next Renewal	03-07-2016

565/745

3/4/2014	Portfolio Report

Trademark Singapore				TM1034SG00
CELL ACTIVATOR

Status:	Registered/Granted

Application No.		Registration No.	T0302312Z

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements.

Diary Dates:

Application Date	02-20-2003	Registration Date	03-16-2004

Next Renewal	02-20-2023

Trademark Singapore				TM1031SG00
CELL-U-LOSS

Status:	Registered/Granted

Application No.		Registration No.	T0302313H

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements.

Diary Dates:

Application Date	02-20-2003	Registration Date	08-04-2003

Next Renewal	02-20-2023

Trademark Singapore				TM1080SG00
Figurine Design (reversed rainbowman)

Status:	Refused/Cancelled

Application No.		Registration No.	T0302317J

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements.

Diary Dates:

Application Date	02-20-2003	Registration Date	08-11-2003

Next Renewal	02-20-2013

566/745

3/4/2014	Portfolio Report

Trademark Singapore				TM1080SG01
Figurine Design (reversed rainbowman)

Status:	Refused/Cancelled

Application No.		Registration No.	T0302318I

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Preparations in the form of powder for making drinks, herbal beverages (other than for medicinal use) in powdered or mixable forms (not ready to drink).

Diary Dates:

Application Date	02-20-2003	Registration Date	03-24-2004

Next Renewal	02-20-2013

Trademark Singapore				TM1001SG04
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	T8301045C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoos, lotions, rinsing preparations and conditioning preparations, all for the hair; cleansers, moisturizers, toners, creams, ointments, gels and lotions, all being non-medicated toilet preparations; all containing herbs or extracts of herbs.

Diary Dates:

Application Date	03-02-1983	Registration Date	04-02-1988

Next Renewal	03-02-2024

Trademark Singapore				TM1001SG01
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	T8301047Z

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Protein preparations, included in Class 29; soups; all containing herbs.

Diary Dates:

Application Date	03-02-1983	Registration Date	05-30-1989

Next Renewal	03-02-2024

Trademark Singapore				TM1001SG02
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	T0302321I

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Farinaceous foods, additives (non-medicated) for foodstuffs and prepared food mixes being dry beverage mixes, ready-to-eat snack foods and food supplements for human consumption [other than medicated, or predominantly of vitamins, minerals or trace elements].

Diary Dates:

Application Date	02-20-2003	Registration Date	08-16-2004

Next Renewal	02-20-2023

567/745

3/4/2014	Portfolio Report

Trademark Singapore				TM1001SG03
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	T0711058B

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic drinks; preparations for making non-alcoholic drinks.

Diary Dates:

Application Date	05-21-2007	Registration Date	09-04-2007

Next Renewal	05-21-2017

Trademark Singapore				TM1001SG00
HERBALIFE

Status:	Registered/Granted

Application No.		Registration No.	T8301046A

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations; mineral preparations included in Class 5; analgesic preparations; linseed preparations, all for medicinal purposes; all containing herbs or herbal extracts; herbs, all for medicinal purposes.

Diary Dates:

Application Date	03-02-1983	Registration Date	05-31-1990

Next Renewal	03-02-2024

Trademark Singapore				TM1001SG35
HERBALIFE

Status:	Registered/Granted

Application No.	T1207435A	Registration No.	T1207435A

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; business management; business administration; office functions; retail services, namely selling and marketing of products through direct or network sales.

Diary Dates:

Registration Date	05-24-2012	Next Renewal	05-24-2022

568/745

3/4/2014	Portfolio Report

Trademark Singapore				TM1006SG00
HERBALIFE & Design

Status:	Registered/Granted

Application No.		Registration No.	T0317775E

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin creams, lotions exfoliants, and toners, body washes, moisturizing sprays, fragrances, shampoos, conditioners, hair sprays, and styling lotions and gels, men’s toiletries, including shaving creams and after-shave products, skin brightening creams, lotions, and masks and sun protectant skin care products.

Diary Dates:

Application Date	11-04-2003	Registration Date	04-11-2006

Next Renewal	11-04-2023

Trademark Singapore				TM1006SG01
HERBALIFE & Design

Status:	Registered/Granted

Application No.		Registration No.	T0317776C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements for medical use; vitamins; circulatory, digestive, and sexual health products [medicinal], herbal extracts for medicinal purposes.

Diary Dates:

Application Date	11-04-2003	Registration Date	02-06-2006

Next Renewal	11-04-2023

Trademark Singapore				TM1006SG02
HERBALIFE & Design

Status:	Registered/Granted

Application No.		Registration No.	T0317777A

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Farinaceous foods, additives (non-medicated) for foodstuffs and prepared food mixes being dry beverage mixes, ready to eat snack foods and food supplements for human consumption [other than medicated, or predominantly of vitamins, minerals or trace elements].

Diary Dates:

Application Date	11-04-2003	Registration Date	11-16-2004

Next Renewal	11-04-2023

Trademark Singapore				TM1006SG03
HERBALIFE & Design

Status:	Registered/Granted

Application No.		Registration No.	T0317778Z

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beverages containing minerals or vitamins; including beverages having a base of herbs and beverages made in part from plant or mineral extracts.

Diary Dates:

Application Date	11-04-2003	Registration Date	02-01-2005

Next Renewal	11-04-2023

569/745

3/4/2014	Portfolio Report

Trademark Singapore				TM1534SG03
HERBALIFE AQUA

Status:	Registered/Granted

Application Type:	Without Priority	Registration No.	T1302766G

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoos, conditioners, and hair styling products.

Diary Dates:

Registration Date	02-19-2013	Next Renewal	02-19-2023

Trademark Singapore				TM1174SG00
HERBALIFE ULTIMATE PROSTATE

Status:	Refused/Cancelled

Application No.		Registration No.	T0302315D

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements.

Diary Dates:

Application Date	02-20-2003	Registration Date	06-06-2006

Next Renewal	02-20-2013

Trademark Singapore				TM1016SG00
HERBALIFELINE

Status:	Registered/Granted

Application No.		Registration No.	T0302322G

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements.

Diary Dates:

Application Date	02-20-2003	Registration Date	05-09-2006

Next Renewal	02-20-2023

Trademark Singapore				TM1049SG00
LIFTOFF

Status:	Registered/Granted

Application No.		Registration No.	T0512448I

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations in tablet form or in powder form for making non-alcoholic drinks and beverages.

Diary Dates:

Application Date	07-19-2005	Registration Date	01-03-2007

Next Renewal	07-19-2015

570/745

3/4/2014	Portfolio Report

Trademark Singapore				TM1049SG01
LIFTOFF

Status:	Registered/Granted

Application No.		Registration No.	T0512446B

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams; compotes; eggs, milk and milk products; edible oils and fats; snack food products which main products are proper to Class 29, snack bars which main products are proper to Class 29, prepared snack foods which main ingredients are proper to Class 29, snack foods which main ingredients are proper to Class 29.

Diary Dates:

Application Date	07-19-2005	Registration Date	03-14-2006

Next Renewal	07-19-2015

Trademark Singapore				TM1049SG02
LIFTOFF

Status:	Registered/Granted

Application No.		Registration No.	T0512447J

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice; foodstuffs in the form of snack foods; foodstuffs prepared in the form of snacks; snack food products, snack bars, snack foods, healthy snacks; prepared foodstuff in Class 30; all the aforesaid snack foods being in Class 30.

Diary Dates:

Application Date	07-19-2005	Registration Date	02-02-2006

Next Renewal	07-19-2015

Trademark Singapore				TM1010SG00
NITEWORKS

Status:	Registered/Granted

Application No.		Registration No.	T0312542I

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages and preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	08-15-2003	Registration Date	08-15-2013

Next Renewal	08-15-2023

571/745

3/4/2014	Portfolio Report

Trademark Singapore				TM1010SG01
NITEWORKS

Status:	Registered/Granted

Application Type:	Without Priority	Registration No.	T03/12541J

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary substances for medical use.

Diary Dates:

Registration Date	03-09-2004	Next Renewal	08-15-2023

Trademark Singapore				TM1021SG00
NOURIFUSION

Status:	Registered/Granted

Application No.		Registration No.	T0507430I

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, gels, lotions, washes, masks, and milks for use on the face and body.

Diary Dates:

Application Date	05-05-2005	Registration Date	11-08-2005

Next Renewal	05-05-2015

Trademark Singapore				TM1021SG01
NOURIFUSION

Status:	Registered/Granted

Application No.		Registration No.	T0507431G

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Dietary and nutritional supplements for non-medicinal health purposes.

Diary Dates:

Application Date	05-05-2005	Registration Date	12-20-2005

Next Renewal	05-05-2015

Trademark Singapore				TM1082SG00
NRG

Status:	Refused/Cancelled

Application No.		Registration No.	T0302314F

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Herbal beverages [other than for medicinal use] in powdered or mixable forms (not ready-to-drink).

Diary Dates:

Application Date	02-20-2003	Registration Date	03-02-2004

Next Renewal	02-20-2013

572/745

3/4/2014	Portfolio Report

Trademark Singapore				TM1037SG00
RADIANT C

Status:	Registered/Granted

Application No.		Registration No.	T0302319G

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, lotions, gels, and spray products, including moisturizers, exfoliants, scrubs, and cleansers for the body and face, excluding substances for laundry purposes, detergents (not being polishing or abrading preparations), disinfectant soap, soap for veterinary and horticultural purposes, common soap, and perfumed soap.

Diary Dates:

Application Date	02-20-2003	Registration Date	11-16-2004

Next Renewal	02-20-2023

Trademark Singapore				TM1038SG00
Ring of Leaves device

Status:	Expired

Application No.		Registration No.	T0417442C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Nutritional and dietary supplements, other than for medical use; protein foods for human consumption [other than adapted for medical purposes]; meal replacement foods being in the nature of shake mixes; supplement tablets and capsules; snack bars [foodstuffs]; and soya nuts, soya bean and soya bean products; preparations made from soya beans and soya; food supplements for human consumption [other than medicated, or predominantly of vitamins, minerals or trace elements]; dietary preparations for slimming purposes; dietary supplements, preparations for use as dietetic additives for food for human consumption; protein foods for dietetic purposes, regimen preparations [dietary], other than for persons with dietary requirements due to a medical condition; milk powder for nutritional purposes [other than for babies]; herbal preparations, nutritionally balanced low-calorie prepared meals; vitamin enriched foodstuffs; all not for medical purposes.

Diary Dates:

Application Date	10-14-2004	Registration Date	12-27-2005

Next Renewal	10-14-2014

Trademark Singapore				TM1038SG01
Ring of Leaves device

Status:	Expired

Application No.		Registration No.	T0417443A

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, herbal extracts (other than for medicinal purposes), spices; beverages with coffee, tea or cocoa base.

Diary Dates:

Application Date	10-14-2004	Registration Date	10-25-2005

Next Renewal	10-14-2014

573/745

3/4/2014	Portfolio Report

Trademark Singapore				TM1038SG03
Ring of Leaves device

Status:	Expired

Application No.		Registration No.	T0417445H

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Services for dietary and nutritional planning, services to reduce, increase or maintain the weight of individual persons; advisory services relating to diet, counselling services relating to diet, provision of dietetic advice.

Diary Dates:

Application Date	10-14-2004	Registration Date	07-25-2005

Next Renewal	10-14-2014

Trademark Singapore				TM1038SG02
Ring of Leaves device

Status:	Expired

Application No.		Registration No.	T0417444Z

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages; preparations for making non-alcoholic beverages; beverages for use as aids to dieting; beverages containing vitamins, beverages enriched with added vitamins; non-alcoholic beverages flavoured with tea; drinks flavoured with herbs; soya bean based carbonated and non-carbonated non-alcoholic beverages.

Diary Dates:

Application Date	10-14-2004	Registration Date	03-07-2005

Next Renewal	10-14-2014

Trademark Singapore				TM1040SG00
SHAPEWORKS

Status:	Expired

Application No.		Registration No.	T0417438E

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Nutritional and dietary supplements, other than for medical use; protein foods for human consumption [other than adapted for medical purposes]; meal replacement foods being in the nature of shake mixes; supplement tablets and capsules; snack bars [foodstuffs]; and soya nuts, soya bean and soya bean products; preparations made from soya beans and soya; food supplements for human consumption [other than medicated, or predominantly of vitamins, minerals or trace elements] ; dietary preparations for slimming purposes; dietary supplements, preparations for use as dietetic additives for food for human consumption; protein foods for dietetic purposes, regimen preparations [dietary], other than for persons with dietary requirements due to a medical condition; milk powder for nutritional purposes [other than for babies]; herbal preparations, nutritionally balanced low-calorie prepared meals; vitamin enriched foodstuffs; all not for medical purposes.

Diary Dates:

Application Date	10-14-2004	Registration Date	06-16-2005

Next Renewal	10-14-2014

Trademark Singapore				TM1040SG01
SHAPEWORKS

Status:	Expired

Application No.		Registration No.	T0417439C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, herbs (other than fresh or medicinal use), spices; beverages based on coffee, tea, cocoa, herbs and spices; powdered drinks and drink mixes for use in nutritional and dietary health regimens, other than for medical purposes.

Diary Dates:

Application Date	10-14-2004	Registration Date	07-05-2005

Next Renewal	10-14-2014

574/745

3/4/2014	Portfolio Report

Trademark Singapore				TM1040SG02
SHAPEWORKS

Status:	Expired

Application No.		Registration No.	T0417440G

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages; preparations for making non-alcoholic beverages; beverages for use as aids to dieting; beverages containing vitamins, beverages enriched with added vitamins; non-alcoholic beverages flavoured with tea; drinks flavoured with herbs; soya bean based carbonated and non-carbonated non-alcoholic beverages.

Diary Dates:

Application Date	10-14-2004	Registration Date	03-07-2005

Next Renewal	10-14-2014

Trademark Singapore				TM1040SG03
SHAPEWORKS

Status:	Expired

Application No.		Registration No.	T0417441E

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Services for dietary and nutritional planning, services to reduce, increase or maintain the weight of individual persons; advisory services relating to diet, counselling services relating to diet, provision of dietetic advice.

Diary Dates:

Application Date	10-14-2004	Registration Date	06-22-2005

Next Renewal	10-14-2014

Trademark Singapore				TM1007SG00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.		Registration No.	T0302320J

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, gels and lotions, including cleansers, exfoliants, and skin toners for the body and face; the aforesaid goods being cosmetics.

Diary Dates:

Application Date	02-20-2003	Registration Date	09-13-2004

Next Renewal	02-20-2023

575/745

3/4/2014	Portfolio Report

Trademark Singapore				TM1026SG01
TOTAL CONTROL

Status:	Registered/Granted

Application No.		Registration No.	T0711087F

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Dietary and nutritional supplements for non-medicinal health purposes; green tea extract; yerba mate, ginger and herbs and herb extracts (other than for medicinal purposes).

Diary Dates:

Application Date	05-21-2007	Registration Date	01-04-2008

Next Renewal	05-21-2017

Trademark Singapore				TM1026SG00
TOTAL CONTROL

Status:	Registered/Granted

Application No.		Registration No.	T0302311A

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements for medical use.

Diary Dates:

Application Date	02-20-2003	Registration Date	08-03-2004

Next Renewal	02-20-2023

Trademark Singapore				TM1027SG03
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	T0302324C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements, vitamins; circulatory, digestive, and sexual healthcare products (medicinal); functional foods with herbal extracts or herbal ingredients for medicinal purposes.

Diary Dates:

Application Date	02-20-2003	Registration Date	03-30-2004

Next Renewal	02-20-2023

Trademark Singapore				TM1027SG02
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	T0302323E

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin creams, lotions, exfoliants, and toners; body washes, moisturizing sprays, fragrances, shampoos, conditioners, hair sprays, styling lotions and gels; mens’ toiletries, including shaving creams and after shave products; skin brightening creams and lotions; sun protectant skin care products.

Diary Dates:

Application Date	02-20-2003	Registration Date	08-04-2003

Next Renewal	02-20-2023

576/745

3/4/2014	Portfolio Report

Trademark Singapore				TM1027SG00
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	T0302326Z

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beverages containing minerals or vitamins; including beverages having a base of herbs and beverages made in part from plant or mineral extracts.

Diary Dates:

Application Date	02-20-2003	Registration Date	05-25-2004

Next Renewal	02-20-2023

Trademark Singapore				TM1027SG01
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	T0302325A

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Food supplements for human consumption [other than medicated, or predominantly of vitamins, minerals or trace elements]; additive [non-medicated] for foodstuffs; prepared food mixes; snack foods; all included in Class 30.

Diary Dates:

Application Date	02-20-2003	Registration Date	01-11-2005

Next Renewal	02-20-2023

Trademark Singapore				TM1027SG35
Tri-Leaf Design

Status:	Registered/Granted

Application No.	T1207436Z	Registration No.	T1207496Z

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; business management; business administration; office functions; retail services, namely selling and marketing of products through direct or network sales.

Diary Dates:

Registration Date	05-24-2012	Next Renewal	05-24-2022

577/745

3/4/2014	Portfolio Report

Trademark Singapore				TM1033SG00
TRI-SHIELD

Status:	Registered/Granted

Application No.		Registration No.	T0626728C

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Non-prescription dietary supplements consisting principally of minerals and/or trace elements and/or ginseng.

Diary Dates:

Application Date	12-06-2006	Registration Date	08-17-2009

Next Renewal	12-06-2016

Trademark Slovakia				TM1031SK00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	2955-96	Registration No.	185698

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamins and mineral preparations.

Diary Dates:

Application Date	11-11-1996	Registration Date	05-25-1999

Next Renewal	11-11-2016

Trademark Slovakia				TM1068SK00
DERMAJETICS

Status:	Registered/Granted

Application No.	2159-94	Registration No.	177595

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	09-19-1994	Registration Date	02-13-1997

Next Renewal	09-19-2014

Trademark Slovakia				TM1030SK00
DINOMINS

Status:	Registered/Granted

Application No.	2499-96	Registration No.	185225

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	09-23-1996	Registration Date	04-19-1999

Next Renewal	09-23-2016

578/745

3/4/2014	Portfolio Report

Trademark Slovakia				TM1080SK00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	1769-94	Registration No.	179820

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	08-04-1994	Registration Date	02-12-1998

Next Renewal	08-04-2014

Trademark Slovakia				TM1001SK00
HERBALIFE

Status:	Registered/Granted

Application No.	68945	Registration No.	174688

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03	Hair shampoos, hair rinses, hair conditioners, skin cleansers, moisturizers, skin creams, shaving creams.

05	Vitamin, mineral, herbal and protein supplements, all in the form of tablets, powders or liquids.

Diary Dates:

Application Date	06-01-1992	Registration Date	06-01-1995

Next Renewal	06-01-2022

Trademark Slovakia				TM1001SK01
HERBALIFE

Status:	Registered/Granted

Application No.	2348-93	Registration No.	178622

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05

32

Diary Dates:

Application Date	12-21-1993	Registration Date	11-22-1997

Next Renewal	12-21-2013

579/745

3/4/2014	Portfolio Report

Trademark Slovakia				TM1006SK00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	68944	Registration No.	174687

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03	Hair shampoos, hair rinses, hair conditioners, skin cleansers, moisturizers, skin creams, shaving creams.

05	Vitamin, mineral, herbal and protein supplements, all in the form of tablets, powders or liquids.

Diary Dates:

Application Date	06-01-1992	Registration Date	06-01-1995

Next Renewal	06-01-2022

Trademark Slovakia				TM1006SK01
HERBALIFE & Design

Status:	Registered/Granted

Application No.	2349-93	Registration No.	178623

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05

32

Diary Dates:

Application Date	12-21-1993	Registration Date	11-22-1997

Next Renewal	12-21-2013

Trademark Slovakia				TM1090SK00
HERBALIFE CELLULAR NUTRITION

Status:	Lapsed/Expired

Application No.	68942	Registration No.	176072

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 35, 39

List of Goods

05

35

39

Diary Dates:

Application Date	06-01-1992	Registration Date	10-26-1995

Next Renewal	06-01-2012

580/745

3/4/2014	Portfolio Report

Trademark Slovakia				TM1164SK00
HERBALIFE RADIANT C

Status:	Registered/Granted

Application No.	735-2003	Registration No.	206526

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	03-21-2003	Registration Date	07-12-2004

Next Renewal	03-21-2023

Trademark Slovakia				TM1155SK00
HERBALIFE SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	769-2003	Registration No.	206528

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	03-26-2003	Registration Date	07-12-2004

Next Renewal	03-26-2023

Trademark Slovakia				TM1016SK00
HERBALIFELINE

Status:	Registered/Granted

Application No.	80-99	Registration No.	192459

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	01-20-1999	Registration Date	09-27-2000

Next Renewal	01-20-2019

Trademark Slovakia				TM1064SK00
KINDERMINS

Status:	Registered/Granted

Application No.	185-98	Registration No.	190205

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	01-27-1998	Registration Date	04-26-2000

Next Renewal	01-27-2018

581/745

3/4/2014	Portfolio Report

Trademark Slovakia				TM1062SK00
NATURE’S MIRROR

Status:	Registered/Granted

Application No.	2898-95	Registration No.	182976

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	10-17-1995	Registration Date	11-12-1998

Next Renewal	10-17-2015

Trademark Slovakia				TM1097SK00
SCHIZANDRA PLUS

Status:	Registered/Granted

Application No.	81-99	Registration No.	192460

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	01-20-1999	Registration Date	09-27-2000

Next Renewal	01-20-2019

Trademark Slovakia				TM1042SK00
THERMO COMPLETE

Status:	Registered/Granted

Application No.	1855-2003	Registration No.	209315

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-07-2003	Registration Date	07-07-2013

Next Renewal	07-07-2023

Trademark Slovakia				TM1025SK00
THERMOJETICS

Status:	Lapsed/Expired

Application No.	71706	Registration No.	174221

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	09-16-1992	Registration Date	04-24-1995

Next Renewal	09-16-2012

582/745

3/4/2014	Portfolio Report

Trademark Slovakia				TM1025SK01
THERMOJETICS

Status:	Lapsed/Expired

Application No.	718-94	Registration No.	179440

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30, 32

List of Goods

30

32

Diary Dates:

Application Date	03-28-1994	Registration Date	01-21-1998

Next Renewal	03-28-2014

Trademark Slovakia				TM1110SK00
THERMOJETICS & Design

Status:	Registered/Granted

Application No.	717-94	Registration No.	179439

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30, 32

List of Goods

30

32

Diary Dates:

Application Date	03-28-1994	Registration Date	01-21-1998

Next Renewal	03-28-2014

Trademark Slovakia				TM1045SK00
VegetACE

Status:	Registered/Granted

Application No.	2361-98	Registration No.	191635

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	09-17-1998	Registration Date	07-18-2000

Next Renewal	09-17-2018

583/745

3/4/2014	Portfolio Report

Trademark Slovakia				TM1032SK00
XTRA-CAL

Status:	Registered/Granted

Application No.	1251-2001	Registration No.	200966

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	04-23-2001	Registration Date	11-11-2002

Next Renewal	04-23-2021

Trademark Slovenia				TM1503SI00
“24” Graphic

Status:	Registered	Your Ref:	10610

Application No.	Z 2011 7 1460	Registration No.	201171460

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Diary Dates:

Application Date	11-10-2011

Trademark Slovenia				TM1506SI00
CELL-U-LOSS

Status:	Registered	Your Ref:	10600

Application No.	Z 2011 7 1457	Registration No.	201171457

Application Type:	With Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	11-10-2011

Trademark Slovenia				TM1507SI00
H3O PRO

Status:	Registered/Granted	Your Ref:	10601

Application No.	Z 2011 7 1462	Registration No.	201171462

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverages mixes; beverages and non-alcoholic drinks.

Diary Dates:

Application Date	11-10-2011	Registration Date	08-21-2012

Next Renewal	11-10-2021

584/745

3/4/2014	Portfolio Report

Trademark Slovenia				TM1001SI00
HERBALIFE

Status:	Registered/Granted

Application No.	9871093	Registration No.	9871093

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary supplements for use in weight management programs, none of which relate to bone, bone diseases or disorders, the prevention and treatment of bone diseases and disorders, or any related conditions/diseases.

Diary Dates:

Application Date	08-06-1998	Registration Date	03-11-1999

Next Renewal	08-06-2018

Trademark Slovenia				TM1504SI00
HERBALIFE

Status:	Registered/Granted	Your Ref:	10598

Application No.	Z 2011 7 1465	Registration No.	201171465

Application Type:	With Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 29, 30, 32, 35

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

29	Meat, fish, poultry and game; meat extracts; preserved, frozen, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

35	Advertising; business management; business administration; office functions.

Diary Dates:

Application Date	11-10-2011	Registration Date	05-08-2012

Next Renewal	11-10-2021

Trademark Slovenia				TM1508SI00
HERBALIFELINE

Status:	Registered	Your Ref:	10602

Application No.	Z 2011 7 1463	Registration No.	201171463

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	11-10-2011

585/745

3/4/2014	Portfolio Report

Trademark Slovenia				TM1509SI00
LIFTOFF

Status:	Registered/Granted	Your Ref:	10603

Application No.	Z 2011 7 1461	Registration No.	201171461

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Effervescent tablets and powders used in making beverages, with the express exclusion of prepared drinks of any kind.

Diary Dates:

Application Date	11-10-2011	Registration Date	08-23-2012

Next Renewal	11-10-2021

Trademark Slovenia				TM1510SI00
NITEWORKS

Status:	Registered	Your Ref:	10604

Application No.	Z 2011 7 1456	Registration No.	201171456

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	11-10-2011

Trademark Slovenia				TM1511SI00
NOURIFUSION

Status:	Registered	Your Ref:	10605

Application No.	Z 2011 7 1466	Registration No.	201171466

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

Diary Dates:

Application Date	11-10-2011	Next Renewal	11-10-2021

Trademark Slovenia				TM1513SI00
RADIANT C (graphic)

Status:	Registered	Your Ref:	10607

Application No.	Z 2011 7 1454	Registration No.	201171454

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

Diary Dates:

Application Date	11-10-2011

586/745

3/4/2014	Portfolio Report

Trademark Slovenia				TM1512SI00
RADIANT C (word)

Status:	Registered	Your Ref:	10606

Application No.	Z 2011 7 1455	Registration No.	201171455

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

Diary Dates:

Application Date	11-10-2011

Trademark Slovenia				TM1514SI00
ROSEGUARD

Status:	Registered	Your Ref:	10608

Application No.	Z 2011 7 1458	Registration No.	201171458

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	11-10-2011

Trademark Slovenia				TM1505SI00
Tri-Leaf device

Status:	Registered	Your Ref:	10599

Application No.	Z 2011 7 1464	Registration No.	201171464

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

29	Meat, fish, poultry and game; meat extracts; preserved, frozen, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

35	Advertising; business management; business administration; office functions.

Diary Dates:

Application Date	11-10-2011

587/745

3/4/2014	Portfolio Report

Trademark Slovenia				TM1515SI00
XTRA-CAL

Status:	Registered	Your Ref:	10609

Application No.	Z 2011 7 1459	Registration No.	201171459

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	11-10-2011

Trademark South Africa				TM1407ZA00
“24” graphic

Status:	Registered/Granted

Application No.	2011/14990	Registration No.	2011/14990

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	06-20-2011	Registration Date	06-21-2011

Next Renewal	06-20-2021

Trademark South Africa				TM1031ZA05
CELL-U-LOSS

Status:	Registered/Granted

Application No.	95/11836	Registration No.	95/11836

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	09-07-1995	Registration Date	05-03-1999

Next Renewal	09-07-2015

Trademark South Africa				TM1068ZA03
DERMAJETICS

Status:	Closed/Pending

Application No.	94/11354	Registration No.	94/11354

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely, cleansers, moisturizers, toners, astringents, facial masks, facial creams, eye creams, body creams, body lotions, bath oils, bath gels and all other goods in this class, all of the aforementioned being products for skin care.

Diary Dates:

Application Date	10-20-1994	Registration Date	05-18-2000

588/745

3/4/2014	Portfolio Report

Trademark South Africa				TM1030ZA05
DINOMINS

Status:	Pending

Application No.	96/13524

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	09-25-1996

Patent South Africa				P1003ZA00
Energy Drink Compositions PATENT

Status:	Registered/Granted

Application No.	2006/10365

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Diary Dates:

Application Date	01-20-2006	Registration Date	02-27-2008

Duration	01-20-2026	Next Annuity	01-20-2014

Trademark South Africa				TM1080ZA05
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	95/12673	Registration No.	95/12673

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	09-22-1995	Registration Date	11-03-1998

Next Renewal	09-22-2015

Trademark South Africa				TM1080ZA30
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	95/12674	Registration No.	95/12674

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

Diary Dates:

Application Date	09-22-1995	Registration Date	11-03-1998

Next Renewal	09-22-2015

589/745

3/4/2014	Portfolio Report

Trademark South Africa				TM1080ZA32
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	95/12675	Registration No.	95/12675

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	09-22-1995	Registration Date	11-03-1998

Next Renewal	09-22-2015

Trademark South Africa				TM1083ZA32
H3O PRO

Status:	Pending

Application No.	2008/05270

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	03-10-2008

Trademark South Africa				TM1001ZA03
HERBALIFE

Status:	Registered/Granted

Application No.	83/2670	Registration No.	83/2670

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Goods containing herbs, included in this class.

Diary Dates:

Application Date	05-02-1983	Registration Date	04-16-2013

Next Renewal	05-02-2023

590/745

3/4/2014	Portfolio Report

Trademark South Africa				TM1001ZA05
HERBALIFE

Status:	Registered/Granted

Application No.	83/2671	Registration No.	83/2671

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Goods containing herbs, included in this class.

Diary Dates:

Application Date	05-02-1983	Registration Date	04-16-2013

Next Renewal	05-02-2023

Trademark South Africa				TM1001ZA29
HERBALIFE

Status:	Registered/Granted

Application No.	83/2672	Registration No.	83/2672

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Goods containing herbs, included in this class.

Diary Dates:

Application Date	05-02-1983	Registration Date	04-16-2013

Next Renewal	05-02-2023

Trademark South Africa				TM1020ZA41
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.	2004/19953	Registration No.	2004/19953

Application Type:	With Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Providing educational services through the exchange of news and information in the fields of health, nutrition, fitness, multi-level marketing and development of small businesses.

Diary Dates:

Application Date	11-03-2004	Registration Date	11-03-2008

Next Renewal	11-03-2014

Trademark South Africa				TM1020ZA44
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.	2005/25259	Registration No.	2005/25259

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Providing information and information services relating to human nutrition and dietary practices.

Diary Dates:

Application Date	11-24-2005	Registration Date	03-05-2009

Next Renewal	11-24-2015

591/745

3/4/2014	Portfolio Report

Trademark South Africa				TM1016ZA05
HERBALIFELINE

Status:	Registered/Granted

Application No.	83/4473	Registration No.	83/4473

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations, herbs for medical use, medicinal linseed and analgesic preparations.

Diary Dates:

Application Date	07-05-1983	Registration Date	07-05-2013

Next Renewal	07-05-2023

Trademark South Africa				TM1016ZA32
HERBALIFELINE

Status:	Registered/Granted

Application No.	2005/25064	Registration No.	2005/25064

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages and preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	11-22-2005	Registration Date	02-25-2009

Next Renewal	11-22-2015

Trademark South Africa				TM1049ZA05
LIFTOFF

Status:	Registered/Granted

Application No.	2005/25062	Registration No.	2005/25062

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary supplements for non-medical purposes in tablet, capsule and powder form.

Diary Dates:

Application Date	11-22-2005	Registration Date	02-25-2009

Next Renewal	11-22-2015

Trademark South Africa				TM1081ZA05
LIPO-BOND

Status:	Registered/Granted

Application No.	97/9290	Registration No.	97/9290

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	06-23-1997	Registration Date	09-05-2000

Next Renewal	06-23-2017

592/745

3/4/2014	Portfolio Report

Trademark South Africa				TM1062ZA03
NATURE’S MIRROR

Status:	Registered/Granted

Application No.	95/13908	Registration No.	95/13908

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

Diary Dates:

Application Date	10-18-1995	Registration Date	03-09-1999

Next Renewal	10-18-2015

Trademark South Africa				TM1010ZA32
NITEWORKS

Status:	Registered/Granted

Application No.	2005/04704	Registration No.	2005/04704

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages; preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	03-10-2005	Registration Date	04-22-2008

Next Renewal	03-10-2015

Trademark South Africa				TM1010ZA05
NITEWORKS

Status:	Pending

Application No.	2005/25061

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	11-22-2005

593/745

3/4/2014	Portfolio Report

Trademark South Africa				TM1021ZA03
NOURIFUSION

Status:	Registered/Granted

Application No.	2005/04701	Registration No.	2005/04701

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams; gels; lotions; washes; masks, and milk for use on the face and body.

Diary Dates:

Application Date	03-10-2005	Registration Date	11-03-2008

Next Renewal	03-10-2015

Trademark South Africa				TM1021ZA30
NOURIFUSION

Status:	Registered/Granted

Application No.	2005/04702	Registration No.	2005/04702

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Dietary and nutritional supplements for non-medicinal health purposes; dietary supplement drink mixes for use as a meal replacement.

Diary Dates:

Application Date	03-10-2005	Registration Date	11-03-2008

Next Renewal	03-10-2015

Trademark South Africa				TM1480ZA00
QUICKSPARK

Status:	Registered/Granted

Application No.	2010/18284	Registration No.	2010/18284

Application Type:	Without Priority

Classes:	30

List of Goods

30	Food supplements composed of vitamins and vitamin presursers

Diary Dates:

Application Date	08-31-2011	Registration Date	08-23-2010

Next Renewal	08-23-2020

Trademark South Africa				TM1037ZA03
RADIANT C

Status:	Registered/Granted

Application No.	2005/03404	Registration No.	2005/03404

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely, facial creams, facial creams, facial cleaners, lotions, moisturizers and toners.

Diary Dates:

Application Date	02-22-2005	Registration Date	11-03-2008

Next Renewal	02-22-2015

594/745

3/4/2014	Portfolio Report

Trademark South Africa				TM1388ZA00
RADIANT C (graphic)

Status:

Application Type:	Without Priority

Trademark South Africa				TM1036ZA03
RADIANT C (stylized)

Status:	Registered/Granted

Application No.	2000/23417	Registration No.	2000/23417

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely facial creams, facial cleaners, lotions, moisturizers and toners.

Diary Dates:

Application Date	11-23-2000	Registration Date	10-13-2005

Next Renewal	11-23-2020

Trademark South Africa				TM1038ZA05
Ring of Leaves device

Status:	Registered/Granted

Application No.	2004/19533	Registration No.	2004/19533

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional, food and dietary supplements of all kinds and descriptions, vitamins, minerals, vitamin supplements, mineral supplements.

Diary Dates:

Application Date	10-28-2004	Registration Date	03-05-2008

Next Renewal	10-28-2014

Trademark South Africa				TM1038ZA29
Ring of Leaves device

Status:	Registered/Granted

Application No.	2004/19534	Registration No.	2004/19534

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Meals, snacks and beverages from goods included in the class including but not limited to soups, meal replacements, powder preparations, food and beverage mixes; preparations for making beverages and shakes.

Diary Dates:

Application Date	10-28-2004	Registration Date	02-12-2009

Next Renewal	10-28-2014

595/745

3/4/2014	Portfolio Report

Trademark South Africa				TM1038ZA30
Ring of Leaves device

Status:	Registered/Granted

Application No.	2004/19535	Registration No.	2004/19535

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Staple foods; tea and beverages; powder preparations; preparations and mixes for making beverages and foodstuffs included in the class; dietary supplements, preparations and additives, prepared foodstuffs, meals and confectionary included in the class.

Diary Dates:

Application Date	10-28-2004	Registration Date	03-10-2008

Next Renewal	10-28-2014

Trademark South Africa				TM1038ZA32
Ring of Leaves device

Status:	Registered/Granted

Application No.	2004/19536	Registration No.	2004/19536

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic drinks, beverages, syrups and juices; fruit drinks and fruit juices; mineral and aerated waters; supplement enriched beverages; ready to drink beverages; syrups, powders and other preparations for making beverages.

Diary Dates:

Application Date	10-28-2004	Registration Date	03-10-2008

Next Renewal	10-28-2014

Trademark South Africa				TM1038ZA44
Ring of Leaves device

Status:	Registered/Granted

Application No.	2004/19537	Registration No.	2004/19537

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Healthcare, health therapy and hygienic services including but not limited to a weight management program; consultancy and information services in relation to all of the foregoing.

Diary Dates:

Application Date	10-28-2004	Registration Date	03-10-2008

Next Renewal	10-28-2014

Trademark South Africa				TM1635ZA05
ROSEGUARD

Status:	Pending

Application No.	2013/14931

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements composed of vitamins and botanicals.

Diary Dates:

Application Date	06-05-2013

596/745

3/4/2014	Portfolio Report

Trademark South Africa				TM1040ZA30
SHAPEWORKS

Status:	Pending

Application No.	2004/08554

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	05-27-2004

Trademark South Africa				TM1040ZA32
SHAPEWORKS

Status:	Pending

Application No.	2004/08555

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	05-27-2004

Trademark South Africa				TM1040ZA44
SHAPEWORKS

Status:	Pending

Application No.	2004/08556

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	05-27-2004

Trademark South Africa				TM1040ZA05
SHAPEWORKS

Status:	Closed/Pending

Application No.	2004/08552	Registration No.	2004/08552

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	05-27-2004	Registration Date	05-27-2004

Next Renewal	05-27-2014

597/745

3/4/2014	Portfolio Report

Trademark South Africa				TM1040ZA29
SHAPEWORKS

Status:	Closed/Pending

Application No.	2004/08553	Registration No.	2004/08553

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Application Date	05-27-2004	Registration Date	05-27-2014

Next Renewal	05-27-2014

Trademark South Africa				TM1007ZA03
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	2001/13666	Registration No.	2001/13666

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Facial cream, eye cream and body lotion.

Diary Dates:

Application Date	08-08-2001	Registration Date	01-31-2005

Next Renewal	08-08-2021

Trademark South Africa				TM1057ZA05
SPORTWORKS

Status:	Closed/Pending

Application No.	2005/25065	Registration No.	2005/25065

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary supplements for non-medical purposes in tablet, capsule and powder form.

Diary Dates:

Application Date	11-22-2005	Registration Date	03-10-2009

Next Renewal	11-22-2015

598/745

3/4/2014	Portfolio Report

Trademark South Africa				TM1042ZA05
THERMO COMPLETE

Status:	Registered/Granted

Application No.	2003/08960	Registration No.	2003/08960

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements.

Diary Dates:

Application Date	06-03-2003	Registration Date	05-13-2013

Next Renewal	06-03-2023

Trademark South Africa				TM1025ZA05
THERMOJETICS

Status:	Registered/Granted

Application No.	94/1327	Registration No.	94/1327

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements consisting of herbs, all in tablet or liquid form.

Diary Dates:

Application Date	02-10-1994	Registration Date	03-08-1996

Next Renewal	02-10-2014

Trademark South Africa				TM1025ZA32
THERMOJETICS

Status:	Registered/Granted

Application No.	95/12677	Registration No.	95/12677

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	09-22-1995	Registration Date	11-03-1998

Next Renewal	09-22-2015

Trademark South Africa				TM1025ZA30
THERMOJETICS

Status:	Registered/Granted

Application No.	95/12676	Registration No.	95/12676

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

Diary Dates:

Application Date	09-22-1995	Registration Date	11-03-1998

Next Renewal	09-22-2015

599/745

3/4/2014	Portfolio Report

Trademark South Africa				TM1027ZA05
Tri-Leaf Design

Status:	Registered/Granted

Application No.	95/12669	Registration No.	95/12669

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	09-22-1995	Registration Date	06-10-2002

Next Renewal	09-22-2015

Trademark South Africa				TM1027ZA30
Tri-Leaf Design

Status:	Registered/Granted

Application No.	95/12670	Registration No.	95/12670

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

Diary Dates:

Application Date	09-22-1995	Registration Date	01-14-1999

Next Renewal	09-22-2015

Trademark South Africa				TM1027ZA32
Tri-Leaf Design

Status:	Registered/Granted

Application No.	95/12671	Registration No.	95/12671

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	09-22-1995	Registration Date	01-14-1999

Next Renewal	09-22-2015

600/745

3/4/2014	Portfolio Report

Trademark South Africa				TM1027ZA03
Tri-Leaf Design

Status:	Registered/Granted

Application No.	95/12668	Registration No.	95/12668

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

Diary Dates:

Application Date	09-22-1995	Registration Date	11-27-2001

Next Renewal	09-22-2015

Trademark South Africa				TM1033ZA05
TRI-SHIELD

Status:	Registered/Granted

Application No.	2005/25063	Registration No.	2005/25063

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary supplements for non-medical purposes in tablet, capsule and powder form.

Diary Dates:

Application Date	11-22-2005	Registration Date	03-06-2009

Next Renewal	11-22-2015

Trademark South Africa				TM1045ZA05
VegetACE

Status:	Registered/Granted

Application No.	98/16405	Registration No.	98/16405

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements containing vegetables extracts or ingredients.

Diary Dates:

Application Date	09-14-1998	Registration Date	04-04-2002

Next Renewal	09-14-2018

Trademark Spain				TM1442ES00
APOYO NUTRICIONAL PARA ATHLETAS LAS 24H

Status:	Cancelled

Application No.	2.992.946

Application Type:	Without Priority

Classes:	05, 29, 32

List of Goods

05	vitamin & minerals preparation

29	dietary and nutritional supplements; foods consisting of powdered preparations; food supplements containing proteins, minerals and vitamins.

32	Preparations for making non-alcoholic drinks; drinks for sports and athletics training; sports drinks containing proteins, minerals, and vitamins.

Diary Dates:

Application Date	07-22-2011

601/745

3/4/2014	Portfolio Report

Trademark Spain				TM1047ES00
AROMAVIE

Status:	Registered/Granted

Application No.	1936745	Registration No.	1936745

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	04

List of Goods

04

Diary Dates:

Application Date	12-16-1994	Registration Date	12-16-1994

Next Renewal	12-16-2014

Trademark Spain				TM1047ES01
AROMAVIE

Status:	Registered/Granted

Application No.	1936744	Registration No.	1936744

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	12-16-1994	Registration Date	12-16-1994

Next Renewal	12-16-2014

Trademark Spain				TM1031ES00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	1045350	Registration No.	1045350

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations, herbs for medicinal use, medicinal linseed and analgesics.

Diary Dates:

Application Date	08-22-1983	Registration Date	08-22-2013

Next Renewal	08-22-2023

Trademark Spain				TM1080ES00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	1938377	Registration No.	1938377

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides, and especially nutritional supplements, dietetic foods, consisting of vitamins, minerals, herbs, fiber and protein, in the form of tablets, powders, capsules or liquid.

Diary Dates:

Application Date	12-23-1994	Registration Date	12-23-1994

Next Renewal	12-23-2014

602/745

3/4/2014	Portfolio Report

Trademark Spain				TM1080ES01
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	1938378	Registration No.	1938378

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice, and especially herb-based drinks, namely teas.

Diary Dates:

Application Date	12-23-1994	Registration Date	12-23-1994

Next Renewal	12-23-2014

Trademark Spain				TM1080ES02
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	1938379	Registration No.	1938379

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages, and especially powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	12-23-1994	Registration Date	12-23-1994

Next Renewal	12-23-2014

Trademark Spain				TM1182ES00
HE PERDIDO PESO MAS DE, PREGUNTEME COMO HERBALIFE

Status:	Registered/Granted

Application No.	1753866	Registration No.	1753866

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising slogan applicable to the products and services of the marks 1.030.403, 1.030.405, 1.523.531, 1.629.976, 1.629.977, 1.629.978, 1.753.703, 1.753.704, 1.753.705, 1.753.706, 1.753.707 and 1.753.708.

Diary Dates:

Application Date	03-31-1993	Registration Date	03-31-1993

Next Renewal	03-31-2023

603/745

3/4/2014	Portfolio Report

Trademark Spain				TM1001ES04
HERBALIFE

Status:	Registered/Granted

Application No.	2156881	Registration No.	2156881

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages, and especially powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	04-17-1998	Registration Date	04-17-1998

Next Renewal	04-17-2018

Trademark Spain				TM1001ES00
HERBALIFE

Status:	Registered/Granted

Application No.	1030403	Registration No.	1030403

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	To distinguish: shampoos, lotions, rinses and conditioners for the hair; cleansers, tonics, creams, ointments, gels and lotions for the skin.

Diary Dates:

Application Date	02-28-1983	Registration Date	02-28-1983

Next Renewal	02-28-2023

Trademark Spain				TM1001ES01
HERBALIFE

Status:	Registered/Granted

Application No.	1523531	Registration No.	1523531

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietetic foods and drinks for medical use.

Diary Dates:

Application Date	10-09-1989	Registration Date	10-09-1989

Next Renewal	10-09-2019

Trademark Spain				TM1001ES02
HERBALIFE

Status:	Registered/Granted

Application No.	1030405	Registration No.	1030405

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	To distinguish: protein-based and herbal-based preparations used as food supplements; soups.

Diary Dates:

Application Date	02-28-1983	Registration Date	02-28-1983

Next Renewal	02-28-2023

604/745

3/4/2014	Portfolio Report

Trademark Spain				TM1001ES03
HERBALIFE

Status:	Registered/Granted

Application No.	1929457	Registration No.	1929457

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

Diary Dates:

Application Date	11-04-1994	Registration Date	11-04-1994

Next Renewal	11-04-2014

Trademark Spain				TM1183ES00
HERBALIFE - APROVECHE EL MOMENTO & Design

Status:	Cancelled

Application No.	1753867	Registration No.	1753867

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising slogan applicable to the goods and services of the marks 1.030.403, 1.030.405, 1.523.531, 1.629.976, 1.629.977, 1.629.978, 1.753.703, 1.753.704, 1.753.705, 1.753.706, 1.753.707 and 1.753.708.

Diary Dates:

Application Date	03-31-1993	Registration Date	03-31-1993

Next Renewal	03-31-2013

Trademark Spain				TM1006ES00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	1753703	Registration No.	1753703

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising and business services.

Diary Dates:

Application Date	03-31-1993	Registration Date	03-31-1993

Next Renewal	03-31-2023

605/745

3/4/2014	Portfolio Report

Trademark Spain				TM1181ES00
HERBALIFE... HE GANADO 80.000 PESETAS EN 10 DIAS PREGUNTEME COMO! & Design

Status:	Cancelled

Application No.	1811158	Registration No.	1811158

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Slogan applicable to the products and services of the trademarks: 1.629.976, 1.629.977, 1.629.978 and 1.753.703.

Diary Dates:

Application Date	03-23-1994	Registration Date	03-23-1994

Next Renewal	03-23-2014

Trademark Spain				TM1016ES00
HERBALIFELINE

Status:	Registered/Granted

Application No.	1045349	Registration No.	1045349

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations, mineral preparations, herbs for medicinal use, medicinal linseed, analgesic preparations, with the express exception of veterinary products, material for dressings and plasters.

Diary Dates:

Application Date	08-22-1983	Registration Date	08-22-2013

Next Renewal	08-22-2023

Trademark Spain				TM1184ES00
ME SIENTO MAGNIFICO, PREGUNTEME COMO HERBALIFE

Status:	Registered/Granted

Application No.	1753864	Registration No.	1753864

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising slogan applicable to the goods and services of the marks 1.030.403, 1.030.405, 1.523.531, 1.629.976, 1.629.977, 1.629.978, 1.753.703, 1.753.704, 1.753.705, 1.753.706, 1.753.707 and 1.753.708.

Diary Dates:

Application Date	03-31-1993	Registration Date	03-31-1993

Next Renewal	03-31-2023

Trademark Spain				TM1072ES00
OCEAN CURRENTS

Status:	Registered/Granted

Application No.	1930478	Registration No.	1930478

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	11-11-1994	Registration Date	11-11-1994

Next Renewal	11-11-2014

606/745

3/4/2014	Portfolio Report

Trademark Spain				TM1178ES00
PIERDO PESO AHORA, PREGUNTEME COMO HERBALIFE

Status:	Registered/Granted

Application No.	1753865	Registration No.	1753865

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising slogan applicable to the goods and services on the marks 1.030.403, 1.030.405, 1.523.531, 1.629.976, 1.629.977, 1.629.978, 1.753.703, 1.753.704, 1.753.705, 1.753.706, 1.753.707 and 1.753.708.

Diary Dates:

Application Date	03-31-1993	Registration Date	03-31-1993

Next Renewal	03-31-2023

Trademark Spain				TM1025ES00
THERMOJETICS

Status:	Cancelled

Application	1788092	Registration No.	1788092
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Body toning cream.

Diary Dates:

Application Date	11-05-1993	Registration Date	04-20-1994

Next Renewal	11-05-2013

Trademark Sri Lanka				TM1080LK05
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	98924/e	Registration No.	98924

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements and dietetic foods, all consisting of vitamins, minerals, herbs, fibre and proteins, all in tablet, powder, capsule or liquid form.

Diary Dates:

Application Date	07-12-2000	Registration Date	05-30-2005

Next Renewal	07-12-2020

607/745

3/4/2014	Portfolio Report

Trademark Sri Lanka				TM1001LK05
HERBALIFE

Status:	Registered/Granted

Application No.	98926/e	Registration No.	98926

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements and dietetic foods, all consisting of vitamins, minerals, herbs, fibre and proteins, all in tablet, powder, capsule or liquid form.

Diary Dates:

Application Date	07-12-2000	Registration Date	07-12-2000

Next Renewal	07-11-2020

Trademark Sri Lanka				TM1025LK05
THERMOJETICS

Status:	Pending

Application No.	98925/e

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-12-2000

Trademark Sri Lanka				TM1340LK00
THERMOJETICS

Status:	Pending

Application	Without Priority
Type:

Classes:	05

List of Goods

05

Diary Dates:

Application Date	12-07-2000

Trademark Sri Lanka				TM1027LK05
Tri-Leaf Design

Status:	Registered/Granted

Application No.	98927/e	Registration No.	98927

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-12-2000	Registration Date	07-12-2000

Next Renewal	07-11-2010

608/745

3/4/2014	Portfolio Report

Trademark Sri Lanka				TM1339LK00
TRI-LEAF device

Status:	Pending

Application No.	98927

Application	Without Priority
Type:

Classes:	05

List of Goods

05

Diary Dates:

Application Date	12-07-2000

Trademark Sri Lanka				TM1624LK05
XTRA-CAL

Status:	Pending

Application	157760
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements composed mainly of minerals and fatty acids/food supplements predominantly of calcium and vitamin D.

Diary Dates:

Application Date	08-27-2010

Trademark Swaziland				TM1463SZ00
“24” device

Status:	Registered/Granted

Application	341/2011	Registration No.	341/2011
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	08-01-2011	Registration Date	02-27-2012

Next Renewal	02-27-2022

Trademark Swaziland				TM1031SZ00
CELL-U-LOSS

Status:	Pending

Application No.	270/07	Registration No.	270/2007

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-04-2007	Next Renewal	07-04-2017

609/745

3/4/2014	Portfolio Report

Trademark Swaziland				TM1068SZ00
DERMAJETICS

Status:	Registered/Granted

Application	598/98	Registration No.	598/98
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	11-23-1998	Registration Date	11-23-1998

Next Renewal	11-23-2018

Trademark Swaziland				TM1001SZ00
HERBALIFE

Status:	Registered/Granted

Application No.	601/98	Registration No.	601/98

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29

List of Goods

03	Shampoos, lotions, rinses and conditioners for the hair; cleansers, moisturizers, toners, creams, ointments, gels and lotions for the skin.

05	Vitamin preparations, mineral preparations, medicinal herbs, medicinal linseed and analgesic preparations.

29	Protein preparations, herbal preparations as food supplements, soups.

Diary Dates:

Application Date	11-23-1998	Registration Date	10-05-2000

Next Renewal	11-23-2018

Trademark Swaziland				TM1020SZ00
HERBALIFE NUTRITION CLUB

Status:	Pending

Application No.	266/07

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41, 44

List of Goods

41

44

Diary Dates:

Application Date	07-04-2007

Trademark Swaziland				TM1049SZ00
LIFTOFF

Status:	Pending

Application	267/07
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05

32

Diary Dates:

Application Date	07-04-2007

610/745

3/4/2014	Portfolio Report

Trademark Swaziland				TM1081SZ00
LIPO-BOND

Status:	Pending

Application No.	271/07

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-04-2007

Trademark Swaziland				TM1010SZ00
NITEWORKS

Status:	Registered/Granted

Application No.	276/07	Registration No.	276/07

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05

32

Diary Dates:

Application Date	07-04-2007	Registration Date	07-04-2017

Next Renewal	07-04-2017

Trademark Swaziland				TM1021SZ00
NOURIFUSION

Status:	Pending

Application No.	268/07

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 30

List of Goods

03

30

Diary Dates:

Application Date	07-04-2007

611/745

3/4/2014	Portfolio Report

Trademark Swaziland				TM1354SZ00
QUICKSPARK

Status:	Published

Application No.	295/2010

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Food supplements composed of vitamins or vitamin precursors.

Diary Dates:

Application Date	04-07-2011

Trademark Swaziland				TM1037SZ00
RADIANT C

Status:	Registered

Application No.	274/07	Registration No.	274/2007

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	03: Skin care products, namely, facial creams, facial cleaners, facial cleaners, lotions, moisturizers and toners.

Diary Dates:

Application Date	07-04-2007

Trademark Swaziland				TM1569SZ05
ROSEGUARD

Status:	Published

Application No.	219/2013

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic food and substances adapted for medical or veterinary use, food for babies; dietary supplements for humans and animals; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	06-07-2013

Trademark Swaziland				TM1040SZ00
SHAPEWORKS

Status:	Pending

Application No.	286/04

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 44

List of Goods

05

29

30

32

44

Diary Dates:

Application Date	10-06-2004

612/745

3/4/2014	Portfolio Report

Trademark Swaziland				TM1007SZ00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	426/2001	Registration No.	426/2001

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Facial creams; facial cleansers; lotions and moisturizers.

Diary Dates:

Application Date	12-14-2001	Registration Date	01-31-2005

Next Renewal	12-14-2021

Trademark Swaziland				TM1042SZ00
THERMO COMPLETE

Status:	Pending

Application No.	275/07

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-04-2007

Trademark Swaziland				TM1025SZ00
THERMOJETICS

Status:	Registered/Granted

Application No.	599/98	Registration No.	599/98

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Cosmetics and body creams.

05	Nutritional supplements consisting of herbs, all in tablet or liquid form.

30	All goods included in this class.

32	All goods included in this class.

Diary Dates:

Application Date	11-23-1998	Registration Date	03-06-2000

Next Renewal	11-23-2018

613/745

3/4/2014	Portfolio Report

Trademark Swaziland				TM1027SZ00
Tri-Leaf Design

Status:	Pending

Application No.	265/07

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03

05

30

32

Diary Dates:

Application Date	07-04-2007

Trademark Swaziland				TM1033SZ00
TRI-SHIELD

Status:	Registered/Granted

Application No.	269/07	Registration No.	269/07

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-04-2007	Registration Date	07-04-2007

Next Renewal	07-04-2017

Trademark Swaziland				TM1045SZ00
vegetACE

Status:	Pending

Application No.	272/07	Registration No.	272/07

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	07-04-2007	Next Renewal	07-04-2017

Trademark Sweden				TM1466SE00
“24”-Timmars Naringsstod for Idrottatovare,

Status:	Refused

Application Type:	Without Priority

Classes:	05, 29, 32

List of Goods

05

29

32

614/745

3/4/2014	Portfolio Report

Trademark Sweden				TM1465SE00
24-Timmars Naringstod for Idrottsutovare

Status:	Refused

Application Type:	Without Priority

Classes:	05, 29, 32

List of Goods

05	Dietary and nutritional supplements; dietary and nutritional supplements for sports and athletics; nutritionally fortified beverages; food supplements containing proteins, minerals and vitamins.

29	Dietary supplements; nutritional supplements; foods consisting of powdered preparations; food supplements containing proteins, minerals, and vitamins.

32	Preparations for making non-alcoholic drinks; drinks for sports and athletic training; sports drinks containing proteins, minerals, and vitamins.

Trademark Sweden				TM1437SE00
24, TIMMAR NARINGSTILLSKOTT FOR IDROTTSTOVARE

Status:	Pending

Application Type:	Without Priority

Trademark Sweden				TM1475SE00
24-Timmars Naaringsstod for Idrottsutovare

Status:

Application Type:	Without Priority

Trademark Sweden				TM1047SE00
AROMAVIE

Status:	Closed/Cancelled

Application No.	1997/09879	Registration No.	333997

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 04

List of Goods

03

04

Diary Dates:

Registration Date	12-03-1999	Next Renewal	12-03-2009

Trademark Sweden				TM1031SE00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	1995/11250	Registration No.	317940

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements consisting of vitamins, minerals and herbs for medicinal and dietary use.

Diary Dates:

Application Date	10-04-1995	Registration Date	10-04-1996

Next Renewal	10-04-2016

615/745

3/4/2014	Portfolio Report

Trademark Sweden				TM1001SE00
HERBALIFE

Status:	Registered/Granted

Application No.	1983/01350	Registration No.	194245

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29

List of Goods

03

05

29

Diary Dates:

Application Date	03-01-1983	Registration Date	01-11-1985

Next Renewal	01-11-2015

Trademark Sweden				TM1006SE00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	1994/01422	Registration No.	300819

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29

List of Goods

03

05

29

Diary Dates:

Application Date	02-10-1994	Registration Date	04-21-1995

Next Renewal	04-21-2015

Trademark Sweden				TM1025SE00
THERMOJETICS

Status:	Registered/Granted

Application No.	1994/00954	Registration No.	262992

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03

05

Diary Dates:

Application Date	01-31-1994	Registration Date	12-23-1994

Next Renewal	12-23-2014

Trademark Sweden				TM1025SE01
THERMOJETICS

Status:	Registered/Granted

Application No.	1994/02526	Registration No.	263326

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30, 32

List of Goods

30

32

Diary Dates:

Registration Date	12-30-1994	Next Renewal	12-30-2014

616/745

3/4/2014	Portfolio Report

Trademark Switzerland				TM1486CH00
“24” graphic

Status:	Registered/Granted

		Registration No.	633426

Application Type:	With Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32

List of Goods

05

29

30

32

Diary Dates:

Registration Date	10-10-2011	Next Renewal	10-10-2021

Trademark Switzerland				TM1289CH30
“24” GRAPHIC

Status:	Published

Application No.	00837/2011

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32

List of Goods

05

29

30

32

Diary Dates:

Application Date	10-10-2011

Trademark Switzerland				TM1127CH00
ACE COMPLEX

Status:	Registered/Granted

Application No.	52745/2006	Registration No.	549018

Application	Without Priority

Type:

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32

List of Goods

05	Dietetic supplements for medical use in the form of capsules or tablets.

29	Dietetic supplements for non-medical use from an animal base and/or from a fruit or vegetable base in the form of tablets or capsules.

30	Dietetic supplements for non-medical use from a plant base in the form of capsules or tablets.

32	Preparations for making beverages, especially effervescent drinks.

Diary Dates:

Application Date	03-27-2006	Registration Date	08-10-2006

Next Renewal	03-27-2016

617/745

3/4/2014	Portfolio Report

Trademark Switzerland				TM1088CH00
ALOEMAX

Status:	Registered/Granted

Application No.	54411/2005	Registration No.	536074

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic drinks and preparations for making non-alcoholic drinks.

Diary Dates:

Application Date	05-27-2005	Registration Date	07-27-2005

Next Renewal	05-27-2015

Trademark Switzerland				TM1031CH00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	03817/1983	Registration No.	326848

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamins and mineral preparations, medicinal herbs; linseed-based medicinal preparations, analgesic preparations.

Diary Dates:

Application Date	07-05-1983	Registration Date	07-05-2013

Next Renewal	07-05-2023

Trademark Switzerland				TM1068CH00
DERMAJETICS

Status:	Registered/Granted

Application No.	07327/1994	Registration No.	426547

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03

05

Diary Dates:

Application Date	10-24-1994	Registration Date	06-11-1996

Next Renewal	10-24-2014

618/745

3/4/2014	Portfolio Report

Trademark Switzerland				TM1080CH00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	05357/1994	Registration No.	423971

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Soaps, perfumery, essential oils, cosmetics, hair lotions.

05	Nutritional supplements and dietetic foods consisting of vitamins, minerals, herbs, fiber and proteins, all the aforesaid goods in tablet, powder, capsule or liquid form.

30	Beverages, namely tea.

32	Preparations for making beverages.

Diary Dates:

Application Date	08-08-1994	Registration Date	04-16-1996

Next Renewal	08-08-2014

Trademark Switzerland				TM1083CH00
H3O PRO

Status:	Registered/Granted

Application No.	53169/2008	Registration No.	571655

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations in tablet or powder form for the preparation of non-alcoholic beverages.

Diary Dates:

Application Date	03-10-2008	Registration Date	05-16-2008

Next Renewal	03-10-2018

Trademark Switzerland				TM1001CH00
HERBALIFE

Status:	Registered/Granted

Application No.	01393/1983	Registration No.	326451

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29

List of Goods

03	Shampoos, lotions, rinses and shaping of hair cleaning products, moisturizers, foundations, creams, ointments, gels and lotions for the skin.

05	Preparations of flaxseed, analgesic preparations.

29	Preparations of proteins, as additives to food, soups, all these products based on herbs; preparations based on medicinal herbs; preparations of herbs, as additives to food.

Diary Dates:

Application Date	02-28-1983	Registration Date	11-14-1983

Next Renewal	02-28-2023

Trademark Switzerland				TM1006CH00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	01478/1994	Registration No.	424604

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32

List of Goods

03

05

29

30

32

Diary Dates:

Application Date	03-07-1994	Registration Date	04-26-1996

Next Renewal	03-07-2014

619/745

3/4/2014	Portfolio Report

Trademark Switzerland				TM1029CH00
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Registered/Granted

Application No.	60055/2005	Registration No.	542360

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	12-07-2005	Registration Date	01-30-2006

Next Renewal	12-07-2015

Trademark Switzerland				TM1020CH00
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.	60056/2005	Registration No.	542361

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44

Diary Dates:

Application Date	12-07-2005	Registration Date	01-30-2006

Next Renewal	12-07-2015

Trademark Switzerland				TM1016CH00
HERBALIFELINE

Status:	Registered/Granted

Application No.	03818/1983	Registration No.	326849

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamins and mineral preparations, medicinal herbs; linseed-based medicinal preparations, analgesic preparations.

Diary Dates:

Application Date	07-05-1983	Registration Date	07-05-2013

Next Renewal	07-05-2023

620/745

3/4/2014	Portfolio Report

Trademark Switzerland				TM1049CH00
LIFTOFF

Status:	Registered/Granted

Application No.	53850/2005	Registration No.	535293

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic drinks and preparations for making non-alcoholic drinks.

Diary Dates:

Application Date	05-10-2005	Registration Date	07-04-2005

Next Renewal	05-10-2015

Trademark Switzerland				TM1010CH00
NITEWORKS

Status:	Registered/Granted

Application No.	52652/2005	Registration No.	533681

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic drinks; preparations for making non-alcoholic drinks.

Diary Dates:

Application Date	04-01-2005	Registration Date	05-19-2005

Next Renewal	04-01-2015

Trademark Switzerland				TM1021CH00
NOURIFUSION

Status:	Registered/Granted

Application No.	52650/2005	Registration No.	542660

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32

List of Goods

03

05

29

30

32

Diary Dates:

Application Date	04-01-2005	Registration Date	02-10-2006

Next Renewal	04-01-2015

621/745

3/4/2014	Portfolio Report

Trademark Switzerland				TM1203CH00
PROLESSA

Status:	Registered/Granted

Application No.	51726/2010	Registration No.	601746

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30

List of Goods

05	Dietetic food supplements for medical purposes.

30	Dietetic food supplements based on plants, not for medical purposes, in powder form.

Diary Dates:

Application Date	02-19-2010	Registration Date	06-16-2010

Next Renewal	02-19-2020

Trademark Switzerland				TM1343CH00
QUICKSPARK

Status:	Registered

Application No.	59552/2010	Registration No.	613938

Application Type:	Without Priority

Classes:	05

List of Goods

05	05: Food supplements in capsule or tablet form based on vitamins or organic vitamin precursers.

Diary Dates:

Application Date	09-09-2010

Trademark Switzerland				TM1036CH00
RADIANT C (stylized)

Status:	Registered/Granted

Application No.	07760/2000	Registration No.	485300

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cosmetic skin care products, namely facial creams, make-up removers, moisturizing lotions, creams and milks and toning products.

Diary Dates:

Application Date	06-29-2000	Registration Date	06-05-2001

Next Renewal	06-29-2020

Trademark Switzerland				TM1038CH00
Ring of Leaves device

Status:	Registered/Granted

Application No.	00142/2005	Registration No.	537158

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	09, 29, 30, 32, 41, 44

List of Goods

09

29

30

32

41

44

Diary Dates:

Application Date	01-14-2005	Registration Date	08-29-2005

Next Renewal	01-14-2015

622/745

3/4/2014	Portfolio Report

Trademark Switzerland				TM1202CH00
ROSEGUARD

Status:	Registered/Granted

Application No.	61301/2009	Registration No.	596892

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 30

List of Goods

29	Dietary supplements for non-medical purposes on the basis of fruits, herbs and vegetables in the form of tablets and capsules.

30	Dietary supplements for non-medical purposes on the basis of fruits, herbs and vegetables in the form of tablets and capsules.

Diary Dates:

Application Date	10-12-2009	Registration Date	02-16-2010

Next Renewal	10-12-2019

Trademark Switzerland				TM1067CH00
SENSORY NUTRITION

Status:	Closed

Application No.	00888/2000	Registration No.	476182

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 04

List of Goods

03	Oils for the bath and the body, salts for the bath for non-medical use.

04	Candles.

Diary Dates:

Application Date	01-28-2000	Registration Date	09-14-2000

Next Renewal	01-28-2010

Trademark Switzerland				TM1039CH00
SHAPESCAN

Status:	Registered/Granted

Application No.	50302/2005	Registration No.	533211

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	09, 44

List of Goods

09

44

Diary Dates:

Application Date	01-14-2005	Registration Date	05-04-2005

Next Renewal	01-14-2015

623/745

3/4/2014	Portfolio Report

Trademark Switzerland				TM1040CH00
SHAPEWORKS

Status:	Registered/Granted

Application No.	50306/2005	Registration No.	544281

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 41, 44

List of Goods

05

29

30

32

41

44

Diary Dates:

Application Date	01-14-2005	Registration Date	03-28-2006

Next Renewal	01-14-2015

Trademark Switzerland				TM1007CH00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	07911/2001	Registration No.	493961

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Facial creams, eye creams and body lotions.

Diary Dates:

Application Date	08-13-2001	Registration Date	01-23-2002

Next Renewal	08-13-2011

Trademark Switzerland				TM1057CH00
SPORTWORKS

Status:	Registered/Granted

Application No.	60057/2005	Registration No.	542236

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic drinks; preparations for making non-alcoholic drinks.

Diary Dates:

Application Date	12-07-2005	Registration Date	01-25-2006

Next Renewal	12-07-2015

624/745

3/4/2014	Portfolio Report

Trademark Switzerland				TM1042CH00
THERMO COMPLETE

Status:	Registered/Granted

Application No.	54877/2005	Registration No.	544827

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 32

List of Goods

05

29

32

Diary Dates:

Application Date	06-13-2005	Registration Date	04-11-2006

Next Renewal	06-13-2015

Trademark Switzerland				TM1025CH00
THERMOJETICS

Status:	Expired

Application No.	01395/1994	Registration No.	420730

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03	Cosmetics and body creams.

05	Herbal-based food supplements in tablet or liquid form.

Diary Dates:

Application Date	03-03-1994	Registration Date	01-23-1996

Next Renewal	03-03-2014

Trademark Switzerland				TM1025CH01
THERMOJETICS

Status:	Expired

Application No.	05356/1994	Registration No.	423641

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 30, 32

List of Goods

05	Nutritional supplements and dietetic foods consisting of vitamins, minerals, herbs, fiber and proteins, all the aforesaid goods in tablet, powder, capsule or liquid form.

30	Beverages, namely tea.

32	Preparations for making beverages.

Diary Dates:

Application Date	08-08-1994	Registration Date	04-04-1996

Next Renewal	08-08-2014

Trademark Switzerland				TM1027CH00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	10256/1995	Registration No.	432961

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32

List of Goods

03

05

29

30

32

Diary Dates:

Application Date	09-05-1995	Registration Date	11-11-1996

Next Renewal	09-05-2015

625/745

3/4/2014	Portfolio Report

Trademark Switzerland				TM1033CH00
TRI-SHIELD

Status:	Registered/Granted

Application No.	60368/2005	Registration No.	543365

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29

List of Goods

05

29

Diary Dates:

Application Date	12-16-2005	Registration Date	03-02-2006

Next Renewal	12-16-2015

Trademark Switzerland				TM1045CH00
VegetACE

Status:	Registered/Granted

Application No.	07379/1998	Registration No.	461323

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements for medical use, namely nutritional and dietary supplements consisting of vitamins, minerals and herbs.

Diary Dates:

Application Date	09-08-1998	Registration Date	05-18-1999

Next Renewal	09-08-2018

Trademark Taiwan, Province of China				TM1187TW00
Aloe Device

Status:	Registered/Granted

Application No.	82031923	Registration No.	639698

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	19

List of Goods

19	Ices, ice-creams, aerated waters, fruit juices, distilled waters, mineral waters, teas, coffees, cocoas, aloe cordials and sports drinks.

Diary Dates:

Application Date	07-01-1993	Registration Date	04-16-1994

Next Renewal	04-15-2014

626/745

3/4/2014	Portfolio Report

Trademark Taiwan, Province of China				TM1187TW01
Aloe Device

Status:	Registered/Granted

Application No.	82009382	Registration No.	646574

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	01

List of Goods

01	Medicines, vitamins, minerals, protein, calcium tablets, herbs, diet medicines, herb-fiber diet tablets, arthritis pain-relief dose, various kinds of tablets, doses, capsules, powers of medicines.

Diary Dates:

Application Date	03-08-1993	Registration Date	07-01-1994

Next Renewal	06-30-2014

Trademark Taiwan, Province of China				TM1048TW00
ASMERA

Status:	Registered/Granted

Application No.	89048278	Registration No.	953778

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Perfumes; colognes; body soaps; body lotions.

Diary Dates:

Application Date	08-18-2000	Registration Date	08-16-2001

Next Renewal	08-15-2011

Trademark Taiwan, Province of China				TM1031TW00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	74032231	Registration No.	315138

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	01

List of Goods

01	Dietary nutritional supplements, namely, vitamins, minerals and herbs.

Diary Dates:

Application Date	08-01-1985	Registration Date	03-01-1986

Next Renewal	02-29-2016

Trademark Taiwan, Province of China				TM1068TW00
DERMAJETICS

Status:	Registered/Granted

Application No.	83052521	Registration No.	694466

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Body and skin care products, namely, cleansers, moisturizers, toners, astringents, facial masks, facial and body scrubs, facial creams, eye creams, body creams, body oils, body lotions, body skin toners, bath oils and bath gels.

Diary Dates:

Application Date	08-12-1994	Registration Date	11-01-1995

Next Renewal	10-31-2015

627/745

3/4/2014	Portfolio Report

Trademark Taiwan, Province of China				TM1068TW01
DERMAJETICS

Status:	Closed/Registered

Application No.	85046803	Registration No.	777847

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoos, rinses, conditioners, hair oils, hair creams, hair pomades, hair styling foams, hair setting lotions, hair lacquers, hair coloring and hair decolorant preparations, permanent waving preparations, curling preparations.

Diary Dates:

Application Date	09-16-1996	Registration Date	10-01-1997

Next Renewal	10-31-2015

Trademark Taiwan, Province of China				TM1030TW00
DINOMINS

Status:	Registered/Granted

Application No.	85053183	Registration No.	771181

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Chewable vitamin and mineral supplements.

Diary Dates:

Application Date	10-18-1996	Registration Date	08-16-1997

Next Renewal	08-15-2017

Trademark Taiwan, Province of China				TM1107TW00
FIBERBOND

Status:	Registered/Granted

Application No.	89013219	Registration No.	947612

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements.

Diary Dates:

Application Date	03-14-2000	Registration Date	07-01-2001

Next Renewal	06-30-2021

628/745

3/4/2014	Portfolio Report

Trademark Taiwan, Province of China				TM1080TW00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	83075351	Registration No.	705602

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamins, minerals, lecithin, chlorella calgae, arthritis pain reliever and high-fiber tablets.

Diary Dates:

Application Date	12-16-1994	Registration Date	02-01-1996

Next Renewal	01-31-2016

Trademark Taiwan, Province of China				TM1080TW01
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	83075348	Registration No.	708211

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Distilled waters, mineral waters, fruit juices, grass teas, grass tea powder and herbal beverage.

Diary Dates:

Application Date	12-16-1994	Registration Date	02-16-1996

Next Renewal	02-15-2016

Trademark Taiwan, Province of China				TM1186TW01
HERBA LIFE & CHINESE

Status:	Registered/Granted

Application No.	73033711	Registration No.	270295

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	22

List of Goods

22	Tablets made of goat’s milk.

Diary Dates:

Application Date	07-11-1984	Registration Date	01-14-1986

Next Renewal	01-13-2016

Trademark Taiwan, Province of China				TM1186TW02
HERBA LIFE & CHINESE

Status:	Registered/Granted

Application No.	73033719	Registration No.	271530

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	21

List of Goods

21	Gynostemma Pentaphyllum Makino (seven leaves liver teas).

Diary Dates:

Application Date	07-11-1984	Registration Date	02-01-1985

Next Renewal	01-31-2015

629/745

3/4/2014	Portfolio Report

Trademark Taiwan, Province of China				TM1186TW00
HERBA LIFE & CHINESE

Status:	Registered/Granted

Application No.	73057740	Registration No.	297926

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	01

List of Goods

01	Chinese medicines, ganoderma lucidum (Lin-Chin), placenta.

Diary Dates:

Application Date	11-28-1984	Registration Date	09-16-1985

Next Renewal	09-15-2015

Trademark Taiwan, Province of China				TM1001TW00
HERBALIFE

Status:	Registered/Granted

Application No.	72025218	Registration No.	237044

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	07

List of Goods

07	Cleaning creams, cleaning soaps, perfumed soaps, bath liquids, shampoos and rinses.

Diary Dates:

Application Date	06-23-1983	Registration Date	03-01-1984

Next Renewal	02-28-2014

Trademark Taiwan, Province of China				TM1001TW01
HERBALIFE

Status:	Registered/Granted

Application No.	72028669	Registration No.	231557

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	27

List of Goods

27

Diary Dates:

Application Date	07-13-1983	Registration Date	01-01-1984

Next Renewal	12-31-2013

630/745

3/4/2014	Portfolio Report

Trademark Taiwan, Province of China				TM1001TW02
HERBALIFE

Status:	Registered/Granted

Application	98039679	Registration No.	1418220
No.

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32

List of Goods

05	Nutritional supplements tablet, nutritional supplements capsule, vitamin diet capsule, mineral diet supplement, fiber dietary, calcium tablet, plant cellulose, anti-oxidant nutrition supplements, fish oil capsule, multi-mineral mineral diet supplement, bird’s nest; lecithin, blue grass algae powders, fish liver oils, garlic tablets, steamed red ginseng; aloe capsule, evening primrose capsule, carapace capsule, proteins diet supplement, chick extracts.

29	Animal milks, powdered milks, liquid milks, yeasty milks, yogurt, cheeses, emulsified cheeses, milk shakes, jams, vegetable extracts, low diet milk, meat gravies, prepared meat meals; prepared vegetable meals; meat soups, vegetable soups, instant concentrate vegetable soups; protein powders adding with food, soybean milks, lactic acid bacteria beverages, flavored milk.

30	Tea leaves, beverages made from tea, yeasts, yeast cakes, ice, ice creams, coffees, cocoa, honeys, instant steamed rice, instant flavored steamed rice, instant porridge, instant noodles, crunch bars, biscuits, cookies, snacks made of cereal, cereal bars, seasonings.

32	Non-alcoholic drinks and preparations for making non-alcoholic drinks; mineral water; beverages with cereals and proteins (powders); drinks made of herbal, powders made of herbal for easy drink, herbal teas (bags); beverage with dietary fiber (powders); aerated waters; fruit drinks; non-carbonated juices; fruit and vegetable juice; ginseng tea; herb and flower teas; herb and flower tea bags; vinegar drinks; ginger soup; aloe vera drinks.

Diary Dates:

Application Date	09-10-2009	Registration Date	07-01-2010

Next Renewal	06-30-2020

Trademark Taiwan, Province of China				TM1106TW00
HERBALIFE & Ring of Leaves device

Status:	Registered/Granted

Application	94056471	Registration No.	1199431
No.

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 08, 09, 10, 14, 16, 18, 21, 25, 28, 31, 35, 42

List of Goods

03	Shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, emulsion, masks; exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; after shave for men; fragrances; abrasive or exfoliant cloths; hair and body treatments; hair moisture creams, hair nursing; shaving creams, body deodorants; cosmetics.

05	Nutritional supplements; nutritional supplements with vitamin and minerals (liquid, tablets, powders and capsules); herbal fiber nutritional supplements; nutritional supplements with proteins (liquid, tablets, powders and capsules).

08	Personal grooming kits, namely nail clippers, nail scissors, scissors for grooming use; and tweezers, scissors.

09	Audio and video tapes, discs, and records and magnetic tapes.

10	Electronic devices for the purpose of assessing human fat and protein.

14	Tie tacs, pins and pendants, all of base or precious metals; travel clocks, cuff links.

16	Pens, pencils, ball pens, color pens, files, calendars, paper bags, plastic bags, cards, letters.

18	Tote bags, satchels, travel bags, hand bags, bags for sports, wallets, cosmetic bags.

21	Soap boxes; mixing implements; dishes, boxes, cans, and bottles for kitchen use made of wood, glass, or plastic; stirring instruments; pans; mugs; drinking glasses; tea cups; wine glasses; paper cups; high heel cups; brushes; hair combs; tooth brushes.

25	Clothing, headgear, footwear.

28	Stuffed toys, plastic figurines, model toys, indoor toys, education toys for children, music toys, Chinese chess, decorations for Christmas, plastic Christmas tree.

31	Natural plants and flowers, seeds, and unprocessed cereals.

35	Services to assist others with direct marketing; advertisement designing; promote products for others; management and assistance services for direct managers to process orders; payment and salary processing; industrial and business management assistance services; handling of accounting business.

42	Internet and electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small businesses; provision of the information related to weight management, human health and fitness, multi-level marketing, and development of small businesses via the Internet; computer data processing services.

Diary Dates:

Application Date	01-09-2004	Registration Date	03-01-2006

Next Renewal	02-29-2016

Trademark Taiwan, Province of China				TM1124TW05
HERBALIFE (stylized)

Status:	Pending

Application	83071574
No.

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	11-25-1994

631/745

3/4/2014	Portfolio Report

Trademark Taiwan, Province of China				TM1124TW06
HERBALIFE (stylized)

Status:	Pending

Application No.	83071573

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	11-25-1994

Trademark Taiwan, Province of China				TM1124TW00
HERBALIFE (stylized)

Status:	Registered/Granted

Application No.	83071576	Registration No.	693903

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Animal milks, powdered milks, liquid milks, yeasty milks, yogurt, cheeses, emulsified cheeses, milk shakes, jams, vegetable extracts, meat extracts, chicken extracts, low diet milk.

Diary Dates:

Application Date	11-25-1994	Registration Date	10-16-1995

Next Renewal	10-15-2015

Trademark Taiwan, Province of China				TM1124TW01
HERBALIFE (stylized)

Status:	Registered/Granted

Application No.	83006377	Registration No.	663135

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	01

List of Goods

01	Medicines, vitamins, minerals, proteins, calcium tablets, diet medicines, herb-fiber diet tablets, arthritis pain-relief medicines, herbs.

Diary Dates:

Application Date	02-08-1994	Registration Date	12-16-1994

Next Renewal	12-15-2014

632/745

3/4/2014	Portfolio Report

Trademark Taiwan, Province of China				TM1124TW02
HERBALIFE (stylized)

Status:	Registered/Granted

Application No.	82009385	Registration No.	619752

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	06

List of Goods

06	Various kinds of cosmetics, perfumes, cleaning creams, off make-up lotions, skin creams, sand-grinding creams, shaving creams (including before and after shavinguse), suntan oils.

Diary Dates:

Application Date	03-08-1993	Registration Date	11-16-1993

Next Renewal	11-15-2013

Trademark Taiwan, Province of China				TM1124TW03
HERBALIFE (stylized)

Status:	Registered/Granted

Application No.	83071572	Registration No.	79512

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Agency of import and export trading and agency of domestic and foreign companies and factories for providing product quotations, bidding, distribution.

Diary Dates:

Application Date	11-25-1994	Registration Date	11-16-1995

Next Renewal	11-15-2015

Trademark Taiwan, Province of China				TM1124TW04
HERBALIFE (stylized)

Status:	Registered/Granted

Application No.	85041529	Registration No.	785297

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Printed publications and printed matter, namely, books, magazines and brochures; pens, pencils, pen stands, stamps and letter-head.
Diary Dates:

Application	08-20-1996	Registration Date	11-16-1997
Date

Next Renewal	11-15-2017

Trademark Taiwan, Province of China				TM1534TW03
HERBALIFE AQUA front-panel graphic

Status:	Registered/Granted

		Registration No.	1605730

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoos, conditioners, and hair styling products.

Diary Dates:

Registration	11-01-2013	Next Renewal	10-31-2023
Date

633/745

3/4/2014	Portfolio Report

Trademark Taiwan, Province of China				TM1387TW00
HERBALIFE FOR KIDS (word)

Status:	Registered/Granted

Application No.	099031750	Registration No.	1458828

Application Type:	Without Priority

Classes:	05, 32

List of Goods

05

32	5. Vitamins in liquid, tablet, or cpasule form; pediatric nutritive preparations; ingredients for pediatric nutritive preparations and nutritional supplements. 32. Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	07-01-2010	Registration Date	04-16-2011

Next Renewal	04-15-2021

Trademark Taiwan, Province of China				TM1104TW03
HERBALIFE in Chinese

Status:	Registered/Granted

Application No.	84043088	Registration No.	730945

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Protein tablets, powdered protein substances and soy protein powders for non-medical purposes.

Diary Dates:

Application Date	08-24-1995	Registration Date	10-01-1996

Next Renewal	01-31-2016

Trademark Taiwan, Province of China				TM1104TW00
HERBALIFE in Chinese

Status:	Registered/Granted

Application No.	83071571	Registration No.	683692

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cleansers, toners, nourishers, moisturizers, masks, scrubs, make-up removers, concentrated fresh cell creams, shave creams, after shaves and moisturizing foams, suntan oils, sunscreens, aloe gel, shampoos, rinses, hair conditioners, anti-dandruff shampoos, soaps and wrinkle creams.

Diary Dates:

Application Date	11-25-1994	Registration Date	07-16-1995

Next Renewal	07-15-2015

Trademark Taiwan, Province of China				TM1104TW01
HERBALIFE in Chinese

Status:	Registered/Granted

Application No.	83071575	Registration No.	705593

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamins, minerals, lecithin, chlorella calgae, arthritis pain reliever and high-fiber tablets.

Diary Dates:

Application Date	11-25-1994	Registration Date	02-01-1996

Next Renewal	01-31-2016

634/745

3/4/2014	Portfolio Report

Trademark Taiwan, Province of China				TM1104TW02
HERBALIFE in Chinese

Status:	Registered/Granted

Application No.	83071570	Registration No.	693902

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Animal milks, powdered milks, liquid milks, yeasty milks, yogurt, cheeses, emulsified cheeses, milk shakes, jams, vegetable extracts, meat extracts, chicken extracts, low diet milk.

Diary Dates:

Application Date	11-25-1994	Registration Date	10-16-1995

Next Renewal	10-15-2015

Trademark Taiwan, Province of China				TM1104TW06
HERBALIFE in Chinese

Status:	Registered/Granted

Application No.	83071567	Registration No.	79511

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Agency of import and export trading and agency of domestic and foreign companies and factories for providing product quotations, bidding, distribution.

Diary Dates:

Application Date	11-25-1994	Registration Date	11-16-1995

Next Renewal	11-15-2015

Trademark Taiwan, Province of China				TM1104TW04
HERBALIFE in Chinese

Status:	Registered/Granted

Application No.	83071569	Registration No.	701629

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Yeasts, yeast cakes, ice, ice creams, coffees, cocoa, honeys, green teas, black teas, tea powders, tea bags, bag teas.

Diary Dates:

Application Date	11-25-1994	Registration Date	12-16-1995

Next Renewal	09-15-2015

635/745

3/4/2014	Portfolio Report

Trademark Taiwan, Province of China				TM1104TW05
HERBALIFE in Chinese

Status:	Registered/Granted

Application No.	83071568	Registration No.	691507

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Distilled waters, mineral waters, fruit juices, herbal teas, herbal tea powder.

Diary Dates:

Application Date	11-25-1994	Registration Date	09-16-1995

Next Renewal	09-15-2015

Trademark Taiwan, Province of China				TM1335TW00
HERBALIFE KIDS & Logo (graphic

Status:	Registered/Granted

Application No.	0099031750	Registration No.	1458827

Application Type:	Without Priority

Classes:	05, 32

Diary Dates:

Application Date	07-01-2010	Registration Date	04-16-2011

Next Renewal	04-15-2021

Trademark Taiwan, Province of China				TM1016TW00
HERBALIFELINE

Status:	Registered/Granted

Application No.	83006376	Registration No.	663134

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	01

List of Goods

01	Medicines, vitamins, minerals, proteins, calcium tablets, diet medicines, herb-fiber diet tablets, arthritis pain-relief medicines, herbs.

Diary Dates:

Application Date	02-08-1994	Registration Date	12-16-1994

Next Renewal	12-15-2014

Trademark Taiwan, Province of China				TM1017TW00
HERBALIGHTS

Status:	Registered/Granted

Application No.	89026159	Registration No.	953919

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	04

List of Goods

04	Candles, aromatherapy candles.

Diary Dates:

Application Date	05-11-2000	Registration Date	08-16-2001

Next Renewal	08-15-2011

636/745

3/4/2014	Portfolio Report

Trademark Taiwan, Province of China				TM1150TW00
HERBALWHITE

Status:	Registered/Granted

Application No.	88054666	Registration No.	932564

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely facial cleanser, facial cream, facial masque and sunscreen.

Diary Dates:

Application Date	11-02-1999	Registration Date	03-01-2001

Next Renewal	02-28-2011

Trademark Taiwan, Province of China				TM1060TW00
ILLUMINESCE

Status:	Registered/Granted

Application No.	93004289	Registration No.	1141949

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Cosmetics, permanent wave lotion, hair coloring lotion, skin cleansing lotion, skin lotion, facial cleansing lotion, shampoo, conditioner, exfoliating face scrub, silky cotton, aftershave, shaving cream, perfume, soap, hand-wash liquid soap, cleaning agent for clothes, bathroom and toilet, and kitchen, polishing wax, powder, solution, aromatic agent for floor, cars and equipment, chemical agent that improves the rate of pervious to light and insulation rate of glasses, cleaning solution for magnetic head of video recorder and tape cassette, disc cleaning solution, toothpaste, tooth-cleaning powder, leather polishing oil, shoe polishing oil, incense oil, polishing agent, anti-rust grease, static electricity proof agent, cosmetics for animals, non-medical animal shampoo.

Diary Dates:

Application Date	02-04-2004	Registration Date	03-01-2005

Next Renewal	02-28-2015

Trademark Taiwan, Province of China				TM1056TW00
IMPROV

Status:	Registered/Granted

Application No.	89048282	Registration No.	953782

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Perfumes; colognes; body soaps; body lotions.

Diary Dates:

Application Date	08-18-2000	Registration Date	08-16-2001

Next Renewal	08-15-2011

Trademark Taiwan, Province of China				TM1188TW00
Leaf device

Status:	Registered/Granted

Application No.	82009386	Registration No.	658046

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	01

List of Goods

01	Medicines, vitamin, mineral, protein, calcium tablets, herbs, diet medicines, herb-fiber diet tablets, arthritis pain-relief dose.

Diary Dates:

Application Date	03-08-1993	Registration Date	10-16-1994

Next Renewal	10-15-2014

637/745

3/4/2014	Portfolio Report

Trademark Taiwan, Province of China				TM1188TW01
Leaf device

Status:	Registered/Granted

Application No.	82031922	Registration No.	629913

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	06

List of Goods

06	All kinds of cosmetics, skin milk, lanoline cream, astringent, perfume, hair cream, cleaning cream, suntan oil, aloe gel.

Diary Dates:

Application Date	07-01-1993	Registration Date	02-01-1994

Next Renewal	01-31-2014

Trademark Taiwan, Province of China				TM1188TW02
Leaf device

Status:	Registered/Granted

Application No.	82009413	Registration No.	659329

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	20

List of Goods

20	Animal milk, powdered milk, creams, butters, powdered milk with lactic acids, fermented milk products, flavored milk, soya milk, curdled cheeses, milk shakes, curdled milk products.

Diary Dates:

Application Date	03-08-1993	Registration Date	10-16-1994

Next Renewal	10-15-2014

Trademark Taiwan, Province of China				TM1049TW00
LIFTOFF

Status:	Registered/Granted

Application No.	93044015	Registration No.	1159287

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	09-22-2004	Registration Date	06-16-2005

Next Renewal	06-15-2015

638/745

3/4/2014	Portfolio Report

Trademark Taiwan, Province of China				TM1191TW00
MALE FACTOR

Status:	Registered/Granted

Application No.	82009383	Registration No.	621981

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	01

List of Goods

01	Medicines, vitamin, mineral, protein, calcium tablets, herbs, diet medicines, herb-fiber diet tablets, arthritis pain-relief dose, various kinds of tablets, doses, capsules, powders of medicines.

Diary Dates:

Application Date	03-08-1993	Registration Date	12-01-1993

Next Renewal	11-30-2013

Trademark Taiwan, Province of China				TM1185TW00
NITEWORKS & Chinese

Status:	Registered/Granted

Application No.	92046150	Registration No.	1099510

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements; fiber dietary tablet, powders.

Diary Dates:

Application Date	07-28-2003	Registration Date	05-01-2004

Next Renewal	04-30-2014

Trademark Taiwan, Province of China				TM1185TW01
NITEWORKS & Chinese

Status:	Registered/Granted

Application No.	93043126	Registration No.	1160522

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements; fiber dietary tablet, powders.

Diary Dates:

Application Date	09-16-2004	Registration Date	07-01-2005

Next Renewal	06-30-2015

Trademark Taiwan, Province of China				TM1021TW00
NOURIFUSION

Status:	Registered/Granted

Application No.	94017768	Registration No.	1197360

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03	Creams, gels, lotions, washes, masks and milks for the faces and body; hand creams, lip sticks, eye shadows, cosmetics, shave lotions, perfumes, hair permanent wave preparations, hair dying preparations, face washing creams, shampoos, cleansing preparations for human use, bath cream, soaps for human use.

05	Dietary supplements in tablet or capsule form consisting of vitamins, minerals, and botanical ingredients.

Diary Dates:

Application Date	04-15-2005	Registration Date	02-16-2006

Next Renewal	02-15-2016

639/745

3/4/2014	Portfolio Report

Trademark Taiwan, Province of China				TM1193TW00
NUTRITION CLUB & Design

Status:	Registered/Granted

Application No.	98007728	Registration No.	1390953

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Consultant services about health and nutrition.

Diary Dates:

Application Date	03-04-2009	Registration Date	12-16-2009

Next Renewal	12-15-2019

Trademark Taiwan, Province of China				TM1192TW00
PIN STRIPE

Status:	Registered/Granted

Application No.	89048280	Registration No.	953780

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Perfumes; colognes; body soaps; body lotions.

Diary Dates:

Application Date	08-18-2000	Registration Date	08-16-2001

Next Renewal	08-15-2011

Trademark Taiwan, Province of China				TM1036TW00
RADIANT C (stylized)

Status:	Registered/Granted

Application No.	89065059	Registration No.	991786

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely, facial creams, facial cleansers, lotions, moisturizers and toners.

Diary Dates:

Application Date	11-09-2000	Registration Date	04-01-2002

Next Renewal	03-31-2022

640/745

3/4/2014	Portfolio Report

Trademark Taiwan, Province of China				TM1038TW00
Ring of Leaves device

Status:	Registered/Granted

Application No.	94056073	Registration No.	1195598

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 08, 09, 10, 14, 16, 18, 21, 25, 28, 31, 35, 42

List of Goods

03	Shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, emulsion, masks; exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; after shave for men; fragrances; abrasive or exfoliant cloths; hair and body treatments; hair moisture creams, hair nursing; shaving creams, body deodorants; cosmetics.

05	Nutritional supplements; nutritional supplements with vitamin and minerals (liquid, tablets, powders and capsules); herbal fiber nutritional supplements; nutritional supplements with proteins (liquid, tablets, powders and capsules).

08	Personal grooming kits, namely nail clippers, nail scissors, scissors for grooming use; and tweezers, scissors.

09	Audio and video tapes, discs, and records and magnetic tapes.

10	Electronic devices for the purpose of assessing human fat and protein.

14	Tie tacs, pins and pendants, all of base or precious metals; travel clocks, cuff links.

16	Pens, pencils, ball pens, color pens, files, calendars, paper bags, plastic bags, cards, letters.

18	Tote bags, satchels, travel bags, hand bags, bags for sports, wallets, cosmetic bags.

21	Soap boxes; mixing implements; dishes, boxes, cans, and bottles for kitchen use made of wood, glass, or plastic; stirring instruments; pans; mugs; drinking glasses; tea cups; wine glasses; paper cups; high heel cups; brushes; hair combs; tooth brushes.

25	Clothing, headgear, footwear.

28	Stuffed toys, plastic figurines, model toys, indoor toys, education toys for children, music toys, Chinese chess, decorations for Christmas, plastic Christmas tree.

31	Natural plants and flowers, seeds, and unprocessed cereals.

35	Services to assist others with direct marketing; advertisement designing; promote products for others; management and assistance services for direct managers to process orders; payment and salary processing; industrial and business management assistance services; handling of accounting business.

42	Internet and electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small businesses; provision of the information related to weight management, human health and fitness, multi-level marketing, and development of small businesses via the Internet; computer data processing services.

Diary Dates:

Application Date	01-20-2004	Registration Date	02-01-2006

Next Renewal	01-31-2016

Trademark Taiwan, Province of China				TM1448TW00
ROSEGUARD

Status:	Registered/Granted

Application No.	100035222	Registration No.	1494806

Application Type:	Without Priority

Classes:	05

List of Goods

05	Foods composed of vitamins, minerals, and herbs, nutritional supplements tablet, nutritional supplements capsule, vitamin diet capsule, mineral diet supplement, fiber dietary, calcium tablet, plant cellulose, anti-oxidant nutrition supplements.

Diary Dates:

Application Date	07-13-2011	Registration Date	01-01-2012

Next Renewal	12-31-2021

Trademark Taiwan, Province of China				TM1428TW00
ROSEGUARD in simplified Chinese Characters

Status:	Pending

Application No.	100035219

Application Type:	Without Priority

Classes:	05

List of Goods

05	Foods composed of vitamins, minerals, and herbs, nutritional supplements tablet & capsule, vitamin diet capsule, mineral diet supplement, fiber dietary, calcium tablet, plant cellulose, anti-oxidant nutrition supplements.

Diary Dates:

Application Date	07-13-2011

641/745

3/4/2014	Portfolio Report

Trademark Taiwan, Province of China				TM1097TW00
SCHIZANDRA PLUS

Status:	Registered/Granted

Application No.	84028276	Registration No.	735157

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Medicines, vitamin, mineral, powdered protein substances, herbs, medical oils, diet medicines, dietary fibers, arthritis pain-relief doses.

Diary Dates:

Application Date	06-08-1995	Registration Date	11-16-1996

Next Renewal	11-15-2016

Trademark Taiwan, Province of China				TM1067TW00
SENSORY NUTRITION

Status:	Registered/Granted

Application No.	89007253	Registration No.	935054

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Bath and body oils, bath salts, fragrant sachets, potpourri.

Diary Dates:

Application Date	02-11-2000	Registration Date	03-16-2001

Next Renewal	03-15-2011

Trademark Taiwan, Province of China				TM1067TW01
SENSORY NUTRITION

Status:	Registered/Granted

Application No.	89007254	Registration No.	935208

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	04

List of Goods

04	Candles.

Diary Dates:

Application Date	02-11-2000	Registration Date	03-16-2001

Next Renewal	03-15-2011

Trademark Taiwan, Province of China				TM1040TW00
SHAPEWORKS

Status:	Closed/Registered

Application No.	93004290	Registration No.	1143155

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 42

642/745

3/4/2014	Portfolio Report

List of Goods

05	Chinese medicine, western medicine, agents for clinical trials, medical nutriments, diet supplement, mineral diet supplement, protein diet supplement, vitamin, plant cellulose, anti-oxidant nutrition supplement, fish oil capsule, multi-mineral mineral diet supplement, nutrition supplement, herbal weight loss tablet, weight loss fiber powder, nutrients for diabetic patients, agricultural medical preparations, environmental hygiene medical preparations, materials for applying medicine, sanitary napkin, tooth restoration materials, contact lens solutions, mosquito repellent incense, mosquito mat for electric vaporizer, animal medicine, animal medical wash, baby food (except cookies), first-aid kit equipped with medicine, agents for air purification, deodorant and aromatic for non-individual use, medical bracelet, medical finger ring, adult diapers.

29	Animal milk, flavored milk, acidophilus drinks, milk powder, butter, rice and peanut milk, tofu pudding, ginger sauce, animal/vegetable oil for cooking, jelly, cadaveric meat, cadaveric aquatic products and processed goods thereof, prepared meat dish, frozen seafood prepared dish, dried fruit and vegetables, frozen fruit and vegetables, dehydrated fruit and vegetables, glace fruit and vegetables, soy sauce pickles, prepared vegetable dish, vegetable soup, red adzuki bean soup, mung bean soup, peanut soup, eggs, meat extract, fruit and vegetable jam, dairy spread, tofu, dried tofu, artificial meat, prepared dish containing artificial meat, vegetarian soup stock, protein powder as food additive.

30	Tea, tea drinks, coffee powder, cocoa powder, chocolate powder, coffee drinks, cocoa drinks, chocolate drinks, ice, ice cream, salt, sauce, vinegar, seasoning, condiments, sugar, honey, candy, rice cookies, crackers, cereal crackers, toast, cake, bread, hamburger, pudding, pie, steamed bun, fish dumpling, egg dumpling, rice, wheat, flour, cereal powder, multiple cereal powder, sticky rice paper, porridge, cooked rice, instant noodles, noodles, dumpling, dough, yeast, ferment, sweet fermented glutinous rice, sausage agglutinant, meat tenderizer for home cooking, food thickener.

32	Beer, carbonated beverages, juice, mineral water, vegetable drinks, herbal tea, herbal tea bags, molasses for making beverage, non-alcohol juice, fiber drinks, fiber drink mix, fruit and vegetable fiber drinks, hi-fiber drinks, fruit drinks, ionized water, water (beverage), non-alcohol drinks, vegetable extract drinks, vegetable essence drinks, drinks made from herbaceous plants and powder mix thereof, vinegar drinks, drinks with high concentration of cereal fiber and protein.

42	Weight-management services.

Diary Dates:

Application Date	02-04-2004	Registration Date	03-01-2005

Next Renewal	02-28-2015

Trademark Taiwan, Province of China				TM1189TW00
SHOU in Chinese

Status:	Closed/Registered

Application No.	82009411	Registration No.	639181

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	01

List of Goods

01	Medicines, vitamin, mineral, protein, calcium tablets, herbs, diet medicines, herb-fiber diet tablets, arthritis pain-relief dose, various kinds of tablets, doses, capsules, powders of medicines.

Diary Dates:

Application Date	03-08-1993	Registration Date	04-16-1994

Next Renewal	04-15-2014

Trademark Taiwan, Province of China				TM1189TW01
SHOU in Chinese

Status:	Closed/Registered

Application No.	82009405	Registration No.	646550

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	20

List of Goods

20	Animal milk, formula liquid milk, cream, butter, and admixtures and imitation therefor.

Diary Dates:

Application Date	03-08-1993	Registration Date	06-16-1994

Next Renewal	04-15-2014

Trademark Taiwan, Province of China				TM1007TW00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	90037739	Registration No.	1042547

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Facial cream; eye cream; and body lotion.

Diary Dates:

Application Date	09-10-2001	Registration Date	05-16-2003

Next Renewal	05-15-2023

643/745

3/4/2014	Portfolio Report

Trademark Taiwan, Province of China				TM1190TW00
SUPRESSA

Status:	Registered/Granted

Application No.	98030310	Registration No.	1399704

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional food supplement, herbal nutritional supplement, protein nutritional supplement, nutritional supplement composed of herbs and vinegar, herbal fiber diet tablets or powder.

Diary Dates:

Application Date	07-14-2009	Registration Date	03-16-2010

Next Renewal	03-15-2020

Trademark Taiwan, Province of China				TM1025TW01
THERMOJETICS

Status:	Registered/Granted

Application No.	82060777	Registration No.	658077

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	01

List of Goods

01	Medicines, vitamin, mineral, protein, calcium tablets, herbs, diet medicines, herb-fiber diet tablets, arthritis pain-relief dose.

Diary Dates:

Application Date	12-10-1993	Registration Date	10-16-1994

Next Renewal	10-15-2014

Trademark Taiwan, Province of China				TM1025TW00
THERMOJETICS

Status:	Registered/Granted

Application No.	84036743	Registration No.	720034

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Distilled waters, mineral waters, fruit juices, herb teas, herb tea powders, lemon waters and instant herbal beverages.

Diary Dates:

Application Date	07-22-1995	Registration Date	06-16-1996

Next Renewal	06-15-2016

644/745

3/4/2014	Portfolio Report

Trademark Taiwan, Province of China				TM1109TW00
THERMOJETICS in Chinese

Status:	Registered/Granted

Application No.	84036742	Registration No.	720033

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Distilled waters, mineral waters, fruit juices, herb teas, herb tea powders, lemon waters and instant herbal beverages.

Diary Dates:

Application Date	07-22-1995	Registration Date	06-16-1996

Next Renewal	06-15-2016

Trademark Taiwan, Province of China				TM1027TW00
Tri-Leaf Design

Status:	Registered/Granted

Application No.		Registration No.	756485

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Distilled waters, mineral waters, fruit juices, grass teas, grass tea powder, herb beverages.

Diary Dates:

Registration Date	04-01-1997	Next Renewal	03-31-2017

Trademark Taiwan, Province of China				TM1027TW01
Tri-Leaf Design

Status:	Registered/Granted

Application No.	85041528	Registration No.	785296

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Printed publications and printed matter, namely, books, magazines and brochures; pens, pencils, pen stands, stamps and letter-head.

Diary Dates:

Application Date	08-20-1996	Registration Date	11-16-1997

Next Renewal	11-15-2017

Trademark Taiwan, Province of China				TM1027TW03
Tri-Leaf Design

Status:	Registered/Granted

Application No.	83075346	Registration No.	706256

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Animal milks, powdered milks, liquid milks, yeasty milks, yogurt, cheeses, emulsified cheeses, milk shakes, jams, vegetable extracts, meat extracts, chicken extracts and low diet milk.

Diary Dates:

Application Date	12-16-1994	Registration Date	02-01-1996

Next Renewal	01-31-2016

645/745

3/4/2014	Portfolio Report

Trademark Taiwan, Province of China				TM1027TW04
Tri-Leaf Design

Status:	Registered/Granted

Application No.	83075345	Registration No.	777209

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Yeasts, yeast cakes, ice, ice creams, coffees, cocoa, honeys, green teas, black teas, tea powders, tea bags, bag teas.

Diary Dates:

Application Date	12-16-1994	Registration Date	09-16-1997

Next Renewal	09-15-2017

Trademark Taiwan, Province of China				TM1027TW05
Tri-Leaf Design

Status:	Registered/Granted

Application No.	83075343	Registration No.	79573

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Agency of import and export trading and agency of domestic and foreign companies and factories for providing product quotations, bidding, distribution.

Diary Dates:

Application Date	12-16-1994	Registration Date	11-16-1995

Next Renewal	11-15-2015

Trademark Taiwan, Province of China				TM1027TW02
Tri-Leaf Design

Status:	Pending

Application No.	83075347

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	12-16-1994

646/745

3/4/2014	Portfolio Report

Trademark Taiwan, Province of China				TM1078TW00
ZILLION

Status:	Registered/Granted

Application No.	89048279	Registration No.	953779

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Perfumes; colognes; body soaps; body lotions.

Diary Dates:

Application Date	08-18-2000	Registration Date	08-16-2001

Next Renewal	08-15-2011

Trademark Tangier				TM1080TA00
Figurine Design

Status:	Registered/Granted

Application No.	16580	Registration No.	16580

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30

List of Goods

05	Nutritional and dietary substances, all consisting of vitamins, minerals, herbs, fiber and protein, all in the form of tablets, liquid, capsules or powder.

29	Protein food tablet.

30	Herbal teas for non-medical use.

Diary Dates:

Application Date	11-16-1999	Registration Date	11-22-1999

Next Renewal	11-16-2019

Trademark Tangier				TM1001TA00
HERBALIFE

Status:	Registered/Granted

Application No.	16578	Registration No.	16578

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30

List of Goods

05	Nutritional and dietary substances, all consisting of vitamins, minerals, herbs, fiber and protein, all in the form of tablets, liquid, capsules or powder.

29	Protein food tablet.

30	Herbal teas for non-medical use.

Diary Dates:

Application Date	11-16-1999	Registration Date	11-22-1999

Next Renewal	11-16-2019

Trademark Tangier				TM1006TA00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	8892	Registration No.	8892

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03

05

Diary Dates:

Application Date	02-26-1993	Registration Date	02-26-1993

Next Renewal	02-26-2013

647/745

3/4/2014	Portfolio Report

Trademark Tangier				TM1027TA00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	16579	Registration No.	16579

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30

List of Goods

05	Nutritional and dietary substances, all consisting of vitamins, minerals, herbs, fiber and protein, all in the form of tablets, liquid, capsules or powder.

29	Protein food tablet.

30	Herbal teas for non-medical use.

Diary Dates:

Application Date	11-16-1999	Registration Date	11-22-1999

Next Renewal	11-16-2019

Trademark Thailand				TM1031TH05
CELL-U-LOSS

Status:	Registered/Granted/Renewed

Application No.	249635 (Renewal App. 133222)	Registration No.	Kor6580 (Renewal No. 89252)

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements consisting of vitamins, minerals, herbs and protein, all in tablet form.

Diary Dates:

Application Date	08-11-1983	Registration Date	08-11-1983

Next Renewal	08-10-2013

Trademark Thailand				TM1030TH05
DINOMINS

Status:	Registered/Granted

Application No.	339345	Registration No.	Kor77369

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Chewable vitamin and mineral supplements.

Diary Dates:

Application Date	07-23-1997	Registration Date	09-02-1998

Next Renewal	07-22-2017

648/745

3/4/2014	Portfolio Report

Trademark Thailand				TM1107TH05
FIBERBOND

Status:	Registered/Granted

Application No.	394642	Registration No.	Kor122144

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietetic and weight control nutritional supplement for medical purposes.

Diary Dates:

Application Date	08-10-1999	Registration Date	10-24-2000

Next Renewal	08-09-2019

Trademark Thailand				TM1080TH32
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	269302	Registration No.	Kor39954

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Herbal drinks, drinks with protein, drinks with amino acids, drinks with vitamin and drinks with mineral.

Diary Dates:

Application Date	07-28-1994	Registration Date	01-15-1996

Next Renewal	07-27-2014

Trademark Thailand				TM1080TH05
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	269300	Registration No.	Kor30790

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietetic and weight control nutritional supplements.

Diary Dates:

Application Date	07-28-1994	Registration Date	06-28-1995

Next Renewal	07-27-2014

Trademark Thailand				TM1080TH30
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	269301	Registration No.	Kor30345

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Teas.

Diary Dates:

Application Date	07-28-1994	Registration Date	06-15-1995

Next Renewal	07-27-2014

649/745

3/4/2014	Portfolio Report

Trademark Thailand				TM1001TH03
HERBALIFE

Status:	Registered/Granted

Application No.	249634	Registration No.	Kor7197

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair shampoos, hair rinses, hair conditioners, skin cleansers, moisturizers, facial creams, body creams, shaving creams, suntan oils and suntan lotions.

Diary Dates:

Application Date	08-04-1983	Registration Date	12-01-1993

Next Renewal	08-03-2013

Trademark Thailand				TM1001TH05
HERBALIFE

Status:	Registered/Granted

Application No.	249632	Registration No.	Kor6579

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule, or powder form.

Diary Dates:

Application Date	08-04-1983	Registration Date	11-01-1993

Next Renewal	08-03-2013

Trademark Thailand				TM1001TH29
HERBALIFE

Status:	Registered/Granted

Application No.	249633	Registration No.	Kor7196

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Meat, fish, poultry, meat extracts, dried and pre-cooked fruits and vegetables, jellies, jams, eggs, milk, butter, soups, vegetable juices for cooking, edible oils.

Diary Dates:

Application Date	08-04-1983	Registration Date	08-04-1983

Next Renewal	08-03-2013

650/745

3/4/2014	Portfolio Report

Trademark Thailand				TM1001TH30
HERBALIFE

Status:	Registered/Granted

Application No.	271175	Registration No.	Kor30591

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Teas.

Diary Dates:

Application Date	08-29-1994	Registration Date	06-26-1995

Next Renewal	08-28-2014

Trademark Thailand				TM1001TH32
HERBALIFE

Status:	Registered/Granted

Application No.	271176	Registration No.	Kor38995

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Herbal drinks, drinks with protein, drinks with amino acids, drinks with vitamin, drinks with mineral.

Diary Dates:

Application Date	08-29-1994	Registration Date	12-14-1995

Next Renewal	08-28-2014

Trademark Thailand				TM1408TH00
HERBALIFE

Status:	Registered/Granted

Application No.	810683	Registration No.	BOR55179

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; business management; business administration; office functions; selling and marketing of products through direct or network sales.

Diary Dates:

Application Date	06-24-2011	Registration Date	06-24-2011

Next Renewal	06-23-2021

Trademark Thailand				TM1657TH29
HERBALIFE

Status:	Pending

Application No.	921617

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Snack foods composed mainly of protein.

Diary Dates:

Application Date	12-20-2013

651/745

3/4/2014	Portfolio Report

Trademark Thailand				TM1534TH03
HERBALIFE AQUA

Status:	Pending

Application No.	883484

Application Type:	Without Priority

Classes:	03

List of Goods

03	shampoos; conditioners; gels and sprays for styling the hair.

Diary Dates:

Application Date	02-28-2013

Trademark Thailand				TM1194TH05
HERBALIFE in Thai

Status:	Registered/Granted

Application No.	277895	Registration No.	Kor38804

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietetic and weight control nutritional supplements.

Diary Dates:

Application Date	12-20-1994	Registration Date	12-13-1995

Next Renewal	12-19-2014

Trademark Thailand				TM1194TH30
HERBALIFE in Thai

Status:	Registered/Granted

Application No.	277896	Registration No.	Kor35956

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Teas.

Diary Dates:

Application Date	12-20-1994	Registration Date	10-25-1995

Next Renewal	12-19-2014

Trademark Thailand				TM1194TH32
HERBALIFE in Thai

Status:	Registered/Granted

Application No.	277897	Registration No.	Kor35955

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	12-20-1994	Registration Date	10-25-1995

Next Renewal	12-19-2014

652/745

3/4/2014	Portfolio Report

Trademark Thailand				TM1194TH03
HERBALIFE in Thai

Status:	Registered/Granted

Application No.	277894	Registration No.	Kor33715

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoo, rinses, conditioners, cleansers, moisturizers, toners, astringents, facial creams, facial masks, facial scrubs, body scrubs, eye creams, body creams, body oils, body lotions, body skin toners, bath oils, bath gels, shaving creams, suntan oils, suntan lotions.

Diary Dates:

Application Date	12-20-1994	Registration Date	09-06-1995

Next Renewal	12-19-2014

Trademark Thailand				TM1658TH29
Herbalife in Thai characters

Status:	Pending

Application No.	921618

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Snack foods composed mainly of protein.

Diary Dates:

Application Date	12-20-2013

Trademark Thailand				TM1016TH05
HERBALIFELINE

Status:	Registered/Granted/Renewed

Application No.	249636 (Renewal App. 133223)	Registration No.	Kor6581 (Renewal No. 89255)

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements consisting of vitamins, minerals, herbs and protein, all in tablet form.

Diary Dates:

Application Date	08-11-1983	Registration Date	11-01-1993

Next Renewal	08-10-2013

653/745

3/4/2014	Portfolio Report

Trademark Thailand				TM1049TH32
LIFTOFF

Status:	Registered/Granted

Application No.	634153	Registration No.	Kor265939

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powders and tablets for making non-alcoholic energy drinks containing caffeine, vitamins and herbs.

Diary Dates:

Application Date	08-01-2006	Registration Date	08-15-2007

Next Renewal	07-31-2016

Trademark Thailand				TM1021TH03
NOURIFUSION

Status:	Registered/Granted

Application No.	706329	Registration No.	KOR304189

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

Diary Dates:

Application Date	08-28-2008	Registration Date	08-28-2008

Next Renewal	08-27-2018

Trademark Thailand				TM1038TH29
Ring of Leaves device

Status:	Closed/Registered

Application No.	580726	Registration No.	Kor248599

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Processed nuts; soups; soup mixes; protein-based snack foods; soy-based snack foods; fruit- and vegetable-based snack foods; nutritional, dietary and weight-loss supplements predominantly made from milk (not for medical purposes); nutritional, dietary and weight-loss supplements predominantly made from herbs (not for medical purposes).

Diary Dates:

Application Date	02-04-2005	Registration Date	09-26-2006

Next Renewal	02-03-2015

Trademark Thailand				TM1038TH30
Ring of Leaves device

Status:	Closed/Registered

Application No.	580727	Registration No.	Kor247894

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Teas; herbal teas; nutritional, dietary and weight-loss supplements predominantly made from cereals (not for medical purposes).

Diary Dates:

Application Date	02-04-2005	Registration Date	09-07-2006

Next Renewal	02-03-2015

654/745

3/4/2014	Portfolio Report

Trademark Thailand				TM1038TH32
Ring of Leaves device

Status:	Closed/Registered

Application No.	580728	Registration No.	Kor248600

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powdered protein, amino acids, minerals and herbs for making beverages not for medical purposes; herb drinks with vitamins not for medical purposes; fruit juice; vegetable juice; nutritional drink mixes for use making beverages; preparations for making effervescent beverages; effervescent beverages with fruit; flavoured effervescent beverage tablets, powdered soy-based protein food beverage mixes.

Diary Dates:

Application Date	02-04-2005	Registration Date	09-26-2006

Next Renewal	02-03-2015

Trademark Thailand				TM1038TH44
Ring of Leaves device

Status:	Closed/Registered

Application No.	580729	Registration No.	Bor28513

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Weight-management and weight loss programs.

Diary Dates:

Application Date	02-04-2005	Registration Date	12-22-2005

Next Renewal	02-03-2015

Trademark Thailand				TM1067TH04
SENSORY NUTRITION

Status:	Closed/Cancelled

Application No.	411547	Registration No.	Kor130335

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	04

List of Goods

04	Candles.

Diary Dates:

Application Date	02-15-2000	Registration Date	03-08-2001

Next Renewal	02-14-2010

Trademark Thailand				TM1040TH29
SHAPEWORKS

Status:	Closed/Registered

Application No.	580722	Registration No.	Kor240408

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

655/745

3/4/2014	Portfolio Report

List of Goods

29	Processed nuts; soups; soup mixes; protein-based snack foods; soy-based snack foods; fruit- and vegetable-based snack foods; nutritional, dietary and weight-loss supplements predominantly made from milk (not for medical purposes); nutritional, dietary and weight-loss supplements predominantly made from herbs (not for medical purposes).

Diary Dates:

Application Date	02-04-2005	Registration Date	04-28-2006

Next Renewal	02-03-2015

Trademark Thailand				TM1040TH30
SHAPEWORKS

Status:	Registered/Granted

Application No.	580723	Registration No.	Kor238487

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Teas; herbal teas; nutritional, dietary, and weight-loss supplements predominantly made from cereals (not for medical purposes).

Diary Dates:

Application Date	02-04-2005	Registration Date	03-24-2006

Next Renewal	02-03-2015

Trademark Thailand				TM1040TH32
SHAPEWORKS

Status:	Registered/Granted

Application No.	580724	Registration No.	Kor245276

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powdered protein, amino acids, minerals and herbs for making beverages not for medical purposes; herb drinks with vitamins not for medical purposes; fruit juice; vegetable juice; nutritional drink mixes for use making beverages; preparations for making effervescent beverages; effervescent beverages with fruit; flavoured effervescent beverage tablets, powdered soy-based protein food beverage mixes; soy-based food beverages used as a milk substitute.

Diary Dates:

Application Date	02-04-2005	Registration Date	07-01-2006

Next Renewal	02-03-2015

Trademark Thailand				TM1040TH44
SHAPEWORKS

Status:	Registered/Granted

Application No.	580725	Registration No.	Bor31338

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Weight-management and weight loss programs.

Diary Dates:

Application Date	02-04-2005	Registration Date	09-19-2006

Next Renewal	02-03-2015

656/745

3/4/2014	Portfolio Report

Trademark Thailand				TM1025TH05
THERMOJETICS

Status:	Registered/Granted

Application No.	257612	Registration No.	Kor22417

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements consisting of herbs, all in tablet or liquid form.

Diary Dates:

Application Date	12-17-1993	Registration Date	12-23-1994

Next Renewal	12-16-2013

Trademark Thailand				TM1025TH30
THERMOJETICS

Status:	Registered

Application No.	634152	Registration No.	297072

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

Diary Dates:

Application Date	08-01-2006

Trademark Thailand				TM1027TH03
Tri-Leaf Design

Status:	Registered/Granted

Application No.	269294	Registration No.	Kor89237

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoos, rinses, conditioners, cleansers, moisturizers, toners, astringents, masks, facial creams, body creams, body lotions, shaving creams, suntan oils, suntan lotions, lipstick, eyeshadows, foundation creams, blushes, powders, perfumes, colognes, body oils.

Diary Dates:

Application Date	07-28-1994	Registration Date	04-08-1999

Next Renewal	07-27-2014

657/745

3/4/2014	Portfolio Report

Trademark Thailand				TM1027TH05
Tri-Leaf Design

Status:	Registered/Granted

Application No.	269295	Registration No.	Kor46187

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietetic and weight control nutritional supplements.

Diary Dates:

Application Date	07-28-1994	Registration Date	06-25-1996

Next Renewal	07-27-2014

Trademark Thailand				TM1027TH30
Tri-Leaf Design

Status:	Registered/Granted

Application No.	269297	Registration No.	Kor31098

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Teas.

Diary Dates:

Application Date	07-28-1994	Registration Date	06-30-1995

Next Renewal	07-27-2014

Trademark Thailand				TM1027TH32
Tri-Leaf Design

Status:	Registered/Granted

Application No.	269298	Registration No.	Kor50471

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	07-28-1994	Registration Date	10-10-1996

Next Renewal	07-27-2014

Trademark Thailand				TM1027TH16
Tri-Leaf Design

Status:	Registered/Granted

Application No.	269296	Registration No.	Kor66834

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Books, letterheads, envelopes, pens, pencils, periodicals, manuals, pamphlets, brochures, catalogs, magazines.

Diary Dates:

Application Date	07-28-1994	Registration Date	12-29-1997

Next Renewal	07-27-2014

658/745

3/4/2014	Portfolio Report

Trademark Thailand				TM1027TH29
Tri-Leaf Design

Status:	Pending

Application No.	878441

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Processed nuts; soups; soup mixes; protein-based snack foods; soy-based snack foods; fruit-and vegetable-based snack foods; nutritional, dietary, and weight-loss supplements predominantly made from herbs (not for medical purposes); dietary supplements not for medical purposes, composed mainly of fatty acids from marine sources.

Diary Dates:

Application Date	01-29-2013

Trademark Thailand				TM1659TH29
Tri-Leaf device

Status:	Pending

Application No.	921619

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Snack foods composed mainly of protein.

Diary Dates:

Application Date	12-20-2013

Trademark Thailand				TM1409TH00
TRI-LEAF device

Status:	Registered/Granted

Application No.	810684	Registration No.	BOR55180

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Advertising; business management; business administration; office functions; selling and marketing of products through direct or network sales.

Diary Dates:

Application Date	06-24-2011	Registration Date	06-24-2011

Next Renewal	06-23-2021

Trademark Thailand				TM1033TH29
TRI-SHIELD

Status:	Registered/Granted

Application No.	634151	Registration No.	KOR297071

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Dietary supplements not for medical purposes, composed mainly of fatty acids from marine sources.

Diary Dates:

Application Date	08-01-2006	Registration Date	08-01-2006

Next Renewal	07-31-2016

659/745

3/4/2014	Portfolio Report

Trademark Trinidad and Tobago	TM1576TT00
HERBALIFE

Status:	Pending

Application No.	45680

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products, dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Health food supplements made principally of vitamins, health food supplements made principally of minerals, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements; dietary and food supplements in powder, tablet, or capsule form, composed of vitamins, minerals, oils or botanicals.

29	Foods and snacks made from processed oils, fats, and nuts; snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snack foods mainly of protein for human consumption, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat extracts; edible oils and fats.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; herbal teas and herbal infusions; culinary herbs; herb tea for food purposes.

32	Non-alcoholic beverages and preparations for making non-alcoholic beverages.

35	Advertising; business management; business administration; office functions; services to assist other with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Application Date	08-07-2012

Trademark Trinidad and Tobago	TM1578TT00
HERBALIFE and Tri-Leaf device

Status:	Pending

Application No.	45681

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products, dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Health food supplements made principally of vitamins, health food supplements made principally of minerals, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements; dietary and food supplements in powder, tablet, or capsule form, composed of vitamins, minerals, oils or botanicals.

29	Foods and snacks made from processed oils, fats, and nuts; snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snack foods mainly of protein for human consumption, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat extracts; edible oils and fats.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; herbal teas and herbal infusions; culinary herbs; herb tea for food purposes.

32	Non-alcoholic beverages and preparations for making non-alcoholic beverages.

35	Advertising; business management; business administration; office functions; services to assist other with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Application Date	08-07-2012

660/745

3/4/2014	Portfolio Report

Trademark Trinidad and Tobago				TM1579TT05
PROLESSA

Status:	Registered/Granted

Application No.	45683	Registration No.	45683

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements in powder form composed mainly of fatty acids and oils, none of which relate to bone, bone diseases or disorders, the prevention and treatment of bone diseases or disorders, or related conditions/diseases.

Diary Dates:

Application Date	08-07-2012	Registration Date	08-07-2012

Next Renewal	08-07-2022

Trademark Trinidad and Tobago				TM1577TT00
Tri-Leave device

Status:	Pending

Application No.	45682

Application Type:	Without Priority

Applicant:	Herbalife International of America, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products, dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Health food supplements made principally of vitamins, health food supplements made principally of minerals, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements; dietary and food supplements in powder, tablet, or capsule form, composed of vitamins, minerals, oils or botanicals.

29	Foods and snacks made from processed oils, fats, and nuts; snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snack foods mainly of protein for human consumption, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat extracts; edible oils and fats.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; herbal teas and herbal infusions; culinary herbs; herb tea for food purposes.

32	Non-alcoholic beverages and preparations for making non-alcoholic beverages.

35	Advertising; business management; business administration; office functions; services to assist other with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Application Date	08-07-2012

Trademark Turkey				TM1422TR00
“24” graphic

Status:	Pending

Application No.	2011-G-141251

Application Type:	Without Priority

Diary Dates:

Application Date	06-28-9201

Trademark Turkey				TM1423TR00
“24” graphic

Status:	Pending

Application No.	2011-G-171251

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Diary Dates:

Application Date	06-28-2011

661/745

3/4/2014	Portfolio Report

Trademark Turkey				TM1068TR00
DERMAJETICS

Status:	Closed/Registered

Application No.	95/006299	Registration No.	162123

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	06-28-1995	Registration Date	06-28-1995

Trademark Turkey				TM1080TR00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	97/007775	Registration No.	186583

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Body toning creams, shaving creams, suntan oils and suntan lotions.

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form.

30	Herbal teas.

32	Powdered protein, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	06-04-1997	Registration Date	06-04-1997

Next Renewal	06-04-2017

Trademark Turkey				TM1083TR00
H3O PRO

Status:	Registered/Granted

Application No.	2008/14496	Registration No.	2008 14496

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	03-12-2008	Registration Date	03-05-2009

Next Renewal	03-12-2018

662/745

3/4/2014	Portfolio Report

Trademark Turkey				TM1001TR02
HERBALIFE

Status:	Registered/Granted

Application No.	97/007913	Registration No.	97 007913

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 31

List of Goods

05	Powdered protein, vitamins, minerals and herbs for making beverages.

31

Diary Dates:

Application Date	06-06-1997	Registration Date	06-06-1997

Next Renewal	06-06-2017

Trademark Turkey				TM1001TR00
HERBALIFE

Status:	Registered/Granted

Application No.	93/001602	Registration No.	141785

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03	Shampoos for hair, conditioners for hair, hair creams, cleansers for skin, moisturizers, face creams, shaving creams, tanning oils and creams.

05	Nutritional supplements made of vitamins, minerals, herbs, or proteins, all in the form of tablet, powder, or liquid.

Diary Dates:

Application Date	02-25-1993	Registration Date	02-25-1993

Next Renewal	02-25-2023

Trademark Turkey				TM1001TR01
HERBALIFE

Status:	Registered/Granted

Application No.	2006/40196	Registration No.	2006 40196

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages; mineral and aerated waters and other non-alcoholic drinks; syrups and other preparations for making beverages; ready to drink beverages for use in nutritional and dietary health regimens, namely protein-based beverages for non-medicinal health and nutrition purposes, drinks and drink preparations with vitamins, minerals and herbs; fruit drinks and fruit juices and other preparations for making beverages; ready-to-drink, concentrated, or powdered non-alcoholic beverages; tablets for making beverages; dietary and nutritional supplements in the form of beverages for non-medicinal health purposes; beverages enriched with added vitamins and preparations for making such; sports beverages.

Diary Dates:

Application Date	08-18-2006	Registration Date	08-18-2006

Next Renewal	08-18-2016

Trademark Turkey				TM1006TR00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	93/001601	Registration No.	141786

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

663/745

3/4/2014	Portfolio Report

List of Goods

03	Hair shampoos, hair rinsing preparations, hair creams, skin cleansing preparations, moisturizer, face creams, shaving creams, tanning creams and oils.

05	Nutrition supplements made of vitamins, minerals, herbs and proteins all in the form of tablets, powder or liquid.

Diary Dates:

Application Date	02-25-1993	Registration Date	02-25-1993

Next Renewal	02-25-2023

Trademark Turkey				TM1006TR01
HERBALIFE & Design

Status:	Registered/Granted

Application No.	2006/07725	Registration No.	2006 07725

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 41, 42

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes; gels, exfoliants and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Dietetic substances; herbs, herbal preparations, herb teas, roots, drinks; additive for foodstuffs; skin care products; nutritional foods and supplements; vitamin and mineral supplements in tablet, powder, or capsule form; dietary products.

09	Audio and video tapes, discs, and recordings; personal identification and business account cards; electronic publications.

10	Electronic devices for the purpose of assessing health and fitness of humans; massage apparatus.

14	Goods in precious metals or coated therewith; jewellery; precious stones; tie tacs, pins, pendants, of base or precious metals; travel clocks; cuff links; clocks, watches; parts and fitting for the aforesaid goods.

16	Printed matter; printed publications; pens; bags; product catalogues, brochures, and informational flyers; books and periodicals about human health and fitness, weight management, dietary supplements and foods; business opportunities, marketing plans, and personal achievement.

21	Household or kitchen utensils, porcelain and earthenware; mugs, cups, glassware, tablet boxes, containers for powdered or loose food items, stirring instruments.

25	Clothing made of all kinds of materials (innerwear and outwear); hosiery; footwear; headgear; special articles for babies included in this class; ties; belts.

28	Toys, stuffed toys, plastic figurines being toys, games and playthings.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats, and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa, snacks; snack foods; powder for making beverages.

31	Fresh herb preparations (other than for medicinal purposes), marine botanicals, fungi, tree bark, natural plants and flowers seeds, roots, and bulbs.

32	Mineral and aearated waters and other non-alcoholic drinks, fruit drinks and fruit juices and preparations for making beverages; ready to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and non-alcoholic drinks.

35	Advertising; assistance and consultancy in the field of business management and business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

41	Educational and training programs related to weight management and human health and fitness; educational and training programs related to multi-level marketing and development of small businesses.

42	Providing and design of web spaces related to weight management, human health and fitness, multi-level marketing, and development of small businesses.

Diary Dates:

Application Date	03-02-2006	Registration Date	03-02-2006

Next Renewal	03-02-2016

Trademark Turkey				TM1006TR02
HERBALIFE & Design

Status:	Registered/Granted

Application No.	98/012753	Registration No.	98/012753

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32

List of Goods

05	Nutritional and dietary foods and supplements, powdered protein, vitamins, minerals and herbs for making beverages.

29

30

32

Diary Dates:

Application Date	09-14-1998	Registration Date	09-14-1998

Next Renewal	09-14-2018

664/745

3/4/2014	Portfolio Report

Trademark Turkey				TM1029TR00
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Registered/Granted

Application No.	2004/38347	Registration No.	2004/38347

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Providing educational services through the exchange of news and information in the fields of health, nutrition, fitness, multi-level marketing and development of small businesses.

Diary Dates:

Application Date	11-25-2004	Registration Date	11-25-2004

Next Renewal	11-25-2014

Trademark Turkey				TM1020TR00
HERBALIFE NUTRITION CLUB

Status:	Registered/Granted

Application No.	2004/38346	Registration No.	2004/38346

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	41

List of Goods

41	Providing educational services through the exchange of news and information in the fields of health, nutrition, fitness, multi-level marketing and development of small businesses.

Diary Dates:

Application Date	11-25-2004	Registration Date	11-25-2004

Next Renewal	11-25-2014

Trademark Turkey				TM1155TR00
HERBALIFE SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	2002/06740	Registration No.	2002 06740

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Facial creams and moisturizers.

Diary Dates:

Application Date	03-29-2002	Registration Date	03-29-2002

Next Renewal	03-29-2022

665/745

3/4/2014	Portfolio Report

Trademark Turkey				TM1016TR00
HERBALIFELINE

Status:	Registered/Granted

Application No.	2007/037202	Registration No.	2007 37202

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05, 29

List of Goods

05

29

Diary Dates:

Application Date	07-09-2007	Registration Date	05-30-2008

Next Renewal	07-09-2017

Trademark Turkey				TM1049TR00
LIFTOFF

Status:	Registered/Granted

Application No.	2005/09807	Registration No.	2005 09807

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic drinks and beverages; sport drinks, energy drinks, effervescent drinks and soft drinks; syrups, mixes, powders, concentrates, effervescent tablets and other preparations for making non-alcoholic drinks and beverages.

Diary Dates:

Application Date	03-23-2005	Registration Date	03-23-2005

Next Renewal	03-23-2015

Trademark Turkey				TM1010TR00
NITEWORKS

Status:	Registered/Granted

Application No.	2005/17191	Registration No.	2005 17191

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages and preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	05-05-2005	Registration Date	05-05-2005

Next Renewal	05-05-2015

Trademark Turkey				TM1021TR00
NOURIFUSION

Status:	Registered/Granted

Application No.	2005/09808	Registration No.	2005 09808

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 29

List of Goods

03	Creams, gels, lotions, washes, masks, and milks for use on the face and body; skin care products.

29	Nutritional and dietary supplements for non-medicinal health purposes; containing nutrients and foodstuffs beneficial to the skin.

Diary Dates:

Application	03-23-2005	Registration Date	03-23-2005
Date

Next Renewal	03-23-2015

666/745

3/4/2014	Portfolio Report

Trademark Turkey				TM1248TR30
QUICKSPARK

Status:	Registered/Granted

Application	2010 G 204265	Registration No.	2010 55649
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Diary Dates:

Application	08-26-2010	Registration Date	10-12-2011
Date

Next Renewal	08-26-2020

Trademark Turkey				TM1040TR00
SHAPEWORKS

Status:	Registered/Granted

Application No.	2005/10155	Registration No.	2005 10155

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05, 30, 32, 44

List of Goods

05	Healthcare products, health food supplements made principally of vitamins, health food supplements made principally of minerals, healthcare products for persons with special dietary requirements, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements for medical use, medical purpose or medicinal purpose.

30	Coffee, tea, cocoa and beverages based on coffee, tea and cocoa; spices; preparations made from cereals; honey, treacle.

32	Non-alcoholic beverages and powdered or concentrated preparations for making non-alcoholic beverages; non-alcoholic beverages; syrups and other preparations for making beverages.

44	Services for the planning of weight reduction and reform of dietary intake; supervision of weight reduction in individuals and plans for maintenance of proper nutrition.

Diary Dates:

Application	03-24-2005	Registration Date	03-24-2005
Date

Next Renewal	03-24-2015

Trademark Turkey				TM1007TR00
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	2007/06462	Registration No.	2007 06462

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Facial cream, eye cream; moisturisers and body lotion.

Diary Dates:

Application	02-09-2007	Registration Date	02-09-2007
Date

Next Renewal	02-09-2017

667/745

3/4/2014	Portfolio Report

Trademark Turkey				TM1057TR00
SPORTWORKS

Status:	Registered/Granted

Application No.	2005/24240	Registration No.	2005 24240

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32

List of Goods

05	Healthcare products, dietary supplements, health food supplements made principally of vitamins, health food supplements made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional supplements.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats, and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; edible oils and fats.

30	Coffee, tea, cocoa, chocolate and beverages based on coffee, tea and cocoa, chocolate; spices; preparations made from cereals; honey; treacle, powdered meal substitutes and preparations made of protein, vitamins, minerals, and herbs, snacks; snack food.

32	Non-alcoholic beverages; sports beverages, minerals and aerated waters and other non-alcoholic drinks, syrups and other preparations for making beverages; fruit drinks and fruit juices and other preparations for making beverages, ready-to-drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; non-alcoholic beverages and powdered or concentrated preparations for making non-alcoholic beverages; powders for making beverages.

Diary Dates:

Application Date	06-15-2005	Registration Date	06-15-2005

Next Renewal	06-15-2015

Trademark Turkey				TM1042TR00
THERMO COMPLETE

Status:	Registered/Granted

Application No.	2003/16888	Registration No.	2003 16888

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements; additives for foodstuffs; dietetic substances.

Diary Dates:

Application Date	06-30-2003	Registration Date	06-30-2013

Next Renewal	06-30-2023

Trademark Turkey				TM1025TR00
THERMOJETICS

Status:	Registered/Granted

Application No.	95/001895	Registration No.	158747

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	03-02-1995	Registration Date	03-02-1995

Next Renewal	03-02-2015

668/745

3/4/2014	Portfolio Report

Trademark Turkey				TM1027TR00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	97/007774	Registration No.	186424

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Body softening creams, shaving creams, sun oils and sun lotions.

05	Nutrition supplements in the form of tablets, liquids, capsule or powder all made of vitamins, minerals, herbs, fiber and proteins; diet food.

30	Herbal tea.

32	Proteins, vitamins, minerals and herbs in the form of powder to make drinks.

Diary Dates:

Application Date	06-04-1997	Registration Date	06-04-1997

Next Renewal	06-04-2017

Trademark Turkey				TM1045TR00
VegetACE

Status:	Registered/Granted

Application No.	98/013500	Registration No.	201178

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements made from vitamins, minerals and herbs.

Diary Dates:

Application Date	09-29-1998	Registration Date	09-29-1998

Next Renewal	09-29-2018

Trademark Turkey				TM1523TR00
XTRA-CAL

Status:	Registered/Granted

Application No.	2011-G-162291	Registration No.	2011 51509

Application Type:	Without Priority

Diary Dates:

Application Date	06-17-2011	Registration Date	10-16-2012

Next Renewal	06-17-2021

Trademark Ukraine				TM1001UA00
HERBALIFE

Status:	Registered/Granted

Application No.	94061943	Registration No.	11187

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices; all goods, included in class 3, namely hair shampoos, hair rinses, hair conditioners, skin cleansers, moisturizers, facial creams, body creams, shaving creams, suntan oils and suntan lotions.

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides; all goods, included in class 5, namely nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice; all goods, included in class 30.

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages, including powdered protein, amino acids, vitamins, minerals and herbs for making beverages; all goods, included in class 32.

Diary Dates:

Application Date	06-10-1994	Registration Date	12-25-1998

Next Renewal	06-10-2014

669/745

3/4/2014	Portfolio Report

Trademark Ukraine	TM1006UA00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	94061944	Registration No.	11188

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices; all goods, included in class 3, namely hair shampoos, hair rinses, hair conditioners, skin cleansers, moisturizers, facial creams, body creams, shaving creams, suntan oils and suntan lotions.

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides; all goods, included in class 5, namely nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, liquid, capsule or powder form.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice; all goods, included in class 30.

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages, including powdered protein, amino acids, vitamins, minerals and herbs for making beverages; all goods, included in class 32.

Diary Dates:

Application Date	06-10-1994	Registration Date	12-25-1998

Next Renewal	06-10-2014

Trademark Ukraine	TM1006UA01
HERBALIFE & Design

Status:	Registered/Granted

Application No.	m 2006 03405	Registration No.	86856

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 09, 10, 14, 16, 21, 25, 28, 29, 30, 31, 32, 35, 36, 41, 42

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; hair care preparations, namely shampoos, conditioners, hair styling sprays, gels and pomades; facial preparations, namely facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays included in Int. class 3; hand care preparations, namely hand lotions, creams, gels and scrubs; body care preparations, namely body creams, lotions, washes, gels, exfoliants and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Dietetic substances; medicinal herbs, herbal preparations, herb teas, roots, drinks; additive for foodstuffs; skin care products; nutritional foods and supplements; vitamin and mineral supplements in tablet, powder, or capsule form; dietary products; all the aforesaid goods as included in Int. class 5.

09	Audio and video tapes, discs, and recordings; personal identification and business account cards; electronic publications.

10	Electronic devices for the purpose of assessing health and fitness of humans; massage apparatus.

14	Goods in precious metals or coated therewith; jewellery; precious stones; tie tacs, pins, pendants, of base or precious metals; travel clocks; cuff links; clocks, watches; parts and fitting for the aforesaid goods.

16	Printed matter; printed publications; pens; bags; product catalogues, brochures, and informational flyers; books and periodicals about human health and fitness, weight management, dietary supplements and foods, business opportunities, marketing plans, and personal achievement.

21	Household or kitchen utensils, porcelain and earthenware, mugs, cups, glassware, tablet boxes, containers for powdered or loose food items, stirring instruments.

25	Clothing, headgear. footwear.

28	Toys, stuffed toys, plastic figurines being toys, games and playthings.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats, and nuts; snack foods included in Int. class 29, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption; herbal preparations for making food or food supplements.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; herbal preparations (supplements) not for medical use included in class 30.

31	Herb supplements not for medical use, marine botanicals, fungi, tree bark, natural plants and flowers, seeds, roots, and bulbs.

32	Mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices and other preparations for making beverages; ready-to-drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and non-alcoholic drinks; protein-based food powders for making beverages.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation (making and processing of contact information concerning potential customers), order processing; compilation of information into computer databases related to weight management, human health and fitness, multi-level marketing, and development of small business.

36	Payment processing.

41	Educational and training programs related to weight management and human health and fitness; educational and training programs related to multi-level marketing and development of small business.

42	Providing and design of web spaces related to weight management, human health and fitness, multi-level marketing and development of small businesses.

Diary Dates:

Application Date	03-10-2006	Registration Date	01-25-2008

Next Renewal	03-10-2016

670/745

3/4/2014	Portfolio Report

Trademark Ukraine				TM1049UA00
LIFTOFF

Status:	Registered/Granted

Application	m 2005 06465	Registration No.	73167
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages; syrups and other preparations for making beverages, ready to drink beverages for use in nutritional and dietary health regimens.

Diary Dates:

Application Date	06-14-2005	Registration Date	03-15-2007

Next Renewal	06-14-2015

Trademark Ukraine				TM1010UA00
NITEWORKS

Status:	Registered/Granted

Application No.	M 2007 07146	Registration No.	96620

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages and preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	05-03-2007	Registration Date	09-10-2008

Next Renewal	05-03-2017

Trademark Ukraine				TM1021UA00
NOURIFUSION

Status:	Registered/Granted

Application No.	m 2005 02881	Registration No.	68211

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 30

List of Goods

03	Creams, gels, lotions, washes, masks, and milks for use on the face and body; skin care products.

30	Dietary and nutritional supplements for non-medicinal health purposes.

Diary Dates:

Application	03-18-2005	Registration Date	10-16-2006
Date

Next Renewal	03-18-2015

671/745

3/4/2014	Portfolio Report

Trademark Ukraine				TM1038UA00
Ring of Leaves device

Status:	Registered/Granted

Application	m 2005 06467	Registration No.	73168
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 44

List of Goods

05	Healthcare products, health food supplements made principally of vitamins, health food supplements made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements for medical use, medical purpose or medicinal purpose.

29	Soups, preparations for making soup, vegetable soup preparations, snacks, milk, milk beverages, milk products; protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients; meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; edible oils and fats.

30	Coffee, tea, cocoa and beverages based on coffee, tea and cocoa; spices; preparations made from cereals; honey, treacle and preparations made therefrom; powdered drinks and drink mixes based on the goods of Class 30 for use in nutritional and dietary health regimens; powdered meal preparations made of protein.

32	Non-alcoholic beverages; syrups and other preparations for making beverages, non-alcoholic beverages and powdered or concentrated preparations for making non-alcoholic beverages; ready to drink beverages for use in nutritional and dietary health regimens.

44	Services for the planning of weight reduction and reform of dietary intake; supervision of weight reduction in individuals and plans for maintenance of proper nutrition.

Diary Dates:

Application	06-14-2005	Registration Date	03-15-2007
Date

Next Renewal	06-14-2015

Trademark Ukraine				TM1040UA00
SHAPEWORKS

Status:	Registered/Granted

Application	m 2005 06468	Registration No.	73169
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 44

List of Goods

05	Healthcare products, health food supplements made principally of vitamins, health food supplements made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements for medical use, medical purpose or medicinal purpose.

29	Soups, preparations for making soup, vegetable soup preparations, snacks, milk, milk beverages, milk products; protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients; meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; edible oils and fats.

30	Coffee, tea, cocoa and beverages based on coffee, tea and cocoa; spices; preparations made from cereals; honey, treacle and preparations made therefrom; powdered drinks and drink mixes based on the goods of Class 30 for use in nutritional and dietary health regimens; powdered meal preparations made of protein.

32	Non-alcoholic beverages; syrups and other preparations for making beverages, non-alcoholic beverages and powdered or concentrated preparations for making non- alcoholic beverages; ready to drink beverages for use in nutritional and dietary health regimens.

44	Services for the planning of weight reduction and reform of dietary intake; supervision of weight reduction in individuals and plans for maintenance of proper nutrition.

Diary Dates:

Application	06-14-2005	Registration Date	03-15-2007
Date

Next Renewal	06-14-2015

672/745

3/4/2014	Portfolio Report

Trademark Ukraine				TM1057UA00
SPORTWORKS

Status:	Registered/Granted

Application No.	m 2005 06526	Registration No.	71372

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.
Classes:	05, 29, 30, 32

List of Goods

05	Healthcare products, dietary supplements included in class 5, health food supplements made principally of vitamins, health food supplements made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional supplements included in class 5.

29	Food and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats, and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, powdered protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients; meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; edible oils fats.

30	Coffee, tea, cocoa, chocolate and beverages based on coffee, tea and cocoa, chocolate; spices; preparations made from cereals; honey, treacle and preparations made therefrom; non-alcoholic beverages and powdered or concentrated preparations for making non-alcoholic beverages, powder for making beverages; powdered drinks and drink mixes based on the goods of Class 30 for use in nutritional and dietary health regimens, snacks; snack food.

32	Non-alcoholic beverages; sports beverages, minerals and aerated waters and other non-alcoholic drinks, syrups and other preparations for making beverages; ready to drink beverages for use in nutritional and dietary health regimens; fruit drinks and fruit juices and other preparations for making beverages; ready-to-drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes.

Diary Dates:
Application	06-15-2005	Registration Date	01-15-2007
Date
Next Renewal	06-15-2015

Trademark Ukraine				TM1042UA00
THERMO COMPLETE

Status:	Registered/Granted

Application No.	2003066344	Registration No.	51467

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements; additives for foodstuffs; dietetic substances.

Diary Dates:
Application	06-17-2003	Registration Date	07-15-2005
Date

Next Renewal	06-17-2023

Trademark Ukraine				TM1026UA00
TOTAL CONTROL

Status:	Registered/Granted

Application No.	m 2005 04956	Registration No.	73043

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods
30	Dietary and nutritional supplements for non medical health purposes.

Diary Dates:
Application Date	05-05-2005	Registration Date	04-15-2007

Next Renewal	05-05-2015

Trademark United Arab Emirates				TM1001AE05
HERBALIFE

Status:	Registered/Granted

Application No.	18844	Registration No.	9726

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods
05

Diary Dates:
Application Date	10-07-1996	Registration Date	03-15-1997
Next Renewal	10-07-2016

673/745

3/4/2014	Portfolio Report

Trademark United Arab Emirates				TM1364AE00

HERBALIFE

Status:	Registered/Granted

Application	137759	Registration No.	133781
No.

Application	Without Priority
Type:

Classes:	44

List of Goods
44

Diary Dates:
Application Date	01-03-2010	Registration Date	03-04-2011
Next Renewal	01-03-2020

Trademark United Arab Emirates				TM1250AE00
HERBALIFE

Status:	Registered/Granted

Application No.	137753	Registration No.	137753

Application	Without Priority
Type:

Diary Dates:
Application Date	03-01-2010	Registration Date	03-07-2011
Next Renewal	03-01-2020

Trademark United Arab Emirates				TM1251AE00
HERBALIFE

Status:	Registered/Granted

Application No.	137755	Registration No.	133786

Application	Without Priority
Type:

Diary Dates:
Application Date	01-03-2010	Registration Date	03-07-2011
Next Renewal	01-03-2020

Trademark United Arab Emirates				TM1252AE00
HERBALIFE

Status:	Registered/Granted

Application No.	137754	Registration No.	137754
Application	Without Priority
Type:

Diary Datest:
Application Date	12-29-2009	Registration Date	03-07-2011
Next Renewal	12-29-2019

674/745

3/4/2014	Portfolio Report

Trademark United Arab Emirates				TM1253AE00
HERBALIFE

Status:	Registered/Granted

Application No.	137756	Registration No.	133785

Application	Without Priority
Type:

Diary Dates:
Application Date	01-03-2010	Registration Date	03-07-2011

Next Renewal	01-03-2020

Trademark United Arab Emirates				TM1254AE00
HERBALIFE

Status:	Registered/Granted

Application	137758	Registration No.	137758
No.

Application	Without Priority
Type:

Diary Dates:
Application Date	01-03-2010	Registration Date	03-07-2011
Next Renewal	01-03-2020

Trademark United Arab Emirates				TM1255AE00
HERBALIFE

Status:	Registered/Granted

Application	133783	Registration No.	133783
No.

Application	Without Priority
Type:

Diary Dates:
Application	01-03-2010	Registration Date	03-07-2011
Date
Next Renewal	01-03-2020

Trademark United Arab Emirates				TM1256AE00
HERBALIFE

Status:	Registered/Granted

Application	133782	Registration No.	133782
No.

Application	Without Priority
Type:

Diary Dates:
Application	01-03-2010	Registration Date	03-07-2011
Date
Next Renewal	01-03-2020

Trademark United Arab Emirates				TM1027AE05
Tri-Leaf Design

Status:	Registered/Granted
Application No.	137535	Registration No.	107409

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements.

Diary Dates:

Application	12-29-2009	Registration Date	09-01-2010
Date

Next Renewal	12-29-2019

675/745

3/4/2014	Portfolio Report

Trademark United Arab Emirates				TM1027AE03
Tri-Leaf Design

Status:	Registered/Granted

Application	137536	Registration No.	107410
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, lotions, gels, washes, sprays, milks, and masks for the face and body; soaps; fragrances.

Diary Dates:

Application	12-29-2009	Registration Date	09-01-2010
Date

Next Renewal	12-29-2019

Trademark United Arab Emirates				TM1027AE35
Tri-Leaf Design

Status:	Registered/Granted

Application	137540	Registration No.	107414
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Information about operating a small business.

Diary Dates:

Application	12-29-2009	Registration Date	09-01-2010
Date

Next Renewal	12-29-2019

Trademark United Arab Emirates				TM1027AE32
Tri-Leaf Design

Status:	Registered/Granted

Application	137538	Registration No.	107412
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods
32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application	12-29-2009	Registration Date	09-01-2010
Date

Next Renewal	12-29-2019

676/745

3/4/2014	Portfolio Report

Trademark United Arab Emirates				TM1027AE30
Tri-Leaf Design

Status:	Registered/Granted

Application No.	137539	Registration No.	107413

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Preparations for making herbal teas.

Diary Dates:

Application Date	12-29-2009	Registration Date	09-01-2010

Next Renewal	12-29-2019

Trademark United Arab Emirates				TM1027AE29
Tri-Leaf Design

Status:	Registered/Granted

Application No.	137537	Registration No.	107411

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Snack foods; soup mixes; powdered meal replacement foods.

Diary Dates:

Application Date	12-29-2009	Registration Date	09-01-2010

Next Renewal	12-29-2019

Trademark United Arab Emirates				TM1027AE44
Tri-Leaf Design

Status:	Registered/Granted

Application No.	137541	Registration No.	107415

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Providing information about human health and nutrition.

Diary Dates:

Application Date	12-29-2009	Registration Date	09-01-2010

Next Renewal	12-29-2019

Trademark United Kingdom				TM1031GB00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	1198424	Registration No.	1198424

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations; mineral preparations included in Class 5; herbs and linseed, all for medicinal purposes; analgesic preparations.

Diary Dates:

Application Date	06-25-1983	Registration Date	06-25-1983

Next Renewal	06-25-2014

677/745

3/4/2014	Portfolio Report

Trademark United Kingdom				TM1068GB00
DERMAJETICS

Status:	Expired

Application No.	1579630	Registration No.	1579630

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Toilet preparations, soaps, perfumery, essential oils, cosmetics, hair lotions, dentifrices, aftershave preparations; preparations for the care, treatment and cleansing of skin, hair and the body; preparations for the shower and bath; all included in Class 3.

Diary Dates:

Application Date	07-26-1994	Registration Date	01-17-1997

Next Renewal	07-26-2011

Trademark United Kingdom				TM1011GB00
Figurine Design (rainbowman - style)

Status:	Registered/Granted

Application No.	2122001	Registration No.	2122001

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32

List of Goods

03	Toilet preparations, soaps, perfumery, essential oils, cosmetics, dentifrices, shaving and after shave preparations, suntanning preparations, preparations for the care, treatment and cleansing of skin, hair and the body; preparations for the shower and bath.

05	Dietary and dietetic substances, preparations and supplements; foodstuffs and beverages adapted for medical or medicinal purposes; nutritional supplements; herbal preparations, vitamin preparations, mineral preparations, protein preparations, fibre preparations; foods and beverages used as meal replacements; powdered preparations for making beverages; food and beverages for babies, infants and invalids.

29	Milk-based beverages, and preparations for making such beverages; preparations for making soups; dietary supplements (other than for medical use).

30	Coffee, tea, cocoa, artificial coffee; chocolate, cocoa, coffee or tea-based beverages and preparations for making such beverages, flavourings for beverages, cereal preparations, infusions; dietary supplements (other than for medical use).

32	Non-alcoholic beverages and preparations for making such beverages, fruit juices and vegetable juices; beverages enriched with added minerals, trace elements, protein and/or vitamins; beverages for use as aids to dieting.

Diary Dates:

Application Date	01-28-1997	Registration Date	08-01-1997

Next Renewal	01-28-2017

Trademark United Kingdom				TM1080GB00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	2210087	Registration No.	2210087

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietetic substances for medical use; food for babies; herbs; herb teas; herbs for medical purposes; nutritional supplements.

Diary Dates:

Application Date	09-29-1999	Registration Date	03-10-2000

Next Renewal	09-29-2019

678/745

3/4/2014	Portfolio Report

Trademark United Kingdom				TM1079GB00
HERBAL LIFE

Status:	Registered/Granted

Application No.	1049940	Registration No.	1049940

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Perfumes, colognes; non-medicated toilet preparations and toilet articles included in Class 3; cosmetics; soaps; essential oils; hair lotions and dentifrices; all containing herbs, or extracts of herbs.

Diary Dates:

Application Date	07-23-1975	Registration Date	07-23-1975

Next Renewal	07-23-2016

Trademark United Kingdom				TM1001GB01
HERBALIFE

Status:	Registered/Granted

Application No.	1277798	Registration No.	1277798

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Books, printed publications, printed matter; all relating to herbs or to herbal products.

Diary Dates:

Application Date	09-04-1986	Registration Date	03-10-1989

Next Renewal	09-04-2017

Trademark United Kingdom				TM1001GB00
HERBALIFE

Status:	Registered/Granted

Application No.	1189899	Registration No.	1189899

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Protein preparations, included in Class 29; soups, all containing herbs.

Diary Dates:

Application Date	02-04-1983	Registration Date	02-04-1983

Next Renewal	02-04-2014

Trademark United Kingdom				TM1001GB04
HERBALIFE

Status:	Registered/Granted

Application No.	2005422	Registration No.	2005422

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Toilet preparations, soaps, powders, perfumery, essential oils, cosmetics, dentifrices, shaving and after shave preparations; sun tanning preparations; preparations for the care, treatment and cleansing of skin, hair and the body; preparations for the shower and bath.

Diary Dates:

Application Date	12-15-1994	Registration Date	12-08-1995

Next Renewal	12-15-2014

679/745

3/4/2014	Portfolio Report

Trademark United Kingdom				TM1001GB02
HERBALIFE

Status:	Registered/Granted

Application No.	1189897	Registration No.	1189897

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoos, lotions, rinsing preparations and conditioning preparations, all for the hair; cleansers, moisturizers, toners, creams, ointments, gels and lotions, all being non-medicated toilet preparations; all containing herbs or extracts of herbs.

Diary Dates:

Application Date	02-04-1983	Registration Date	02-04-1983

Next Renewal	02-04-2014

Trademark United Kingdom				TM1001GB03
HERBALIFE

Status:	Registered/Granted

Application No.	1189898	Registration No.	1189898

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations; mineral preparations included in Class 5; analgesic preparations; linseed preparations, all for medicinal purposes; all containing herbs or herbal extracts; herbs, all for medicinal purposes.

Diary Dates:

Application Date	02-04-1983	Registration Date	02-04-1983

Next Renewal	02-04-2014

Trademark United Kingdom				TM1076GB00
HERBALIFE MALE FACTOR 1000

Status:	Registered/Granted

Application No.	1404797	Registration No.	1404797

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin and mineral preparations, all adapted for dietary purposes or in the form of nutritional supplements; analgesic preparations and linseed preparations, all in the form of health supplements; all containing herbs or herbal extracts; all for males and all included in Class 5.

Diary Dates:

Application Date	11-14-1989	Registration Date	01-31-1992

Next Renewal	11-14-2016

680/745

3/4/2014	Portfolio Report

Trademark United Kingdom				TM1075GB00
HERBALIFE SCHIZANDRA PLUS

Status:	Registered/Granted

Application No.	1210814	Registration No.	1210814

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations; mineral preparations included in Class 5; analgesic preparations; all consisting wholly or substantially wholly of schizandra.

Diary Dates:

Application Date	01-14-1984	Registration Date	11-14-1984

Next Renewal	01-14-2015

Trademark United Kingdom				TM1016GB00
HERBALIFELINE

Status:	Registered/Granted

Application No.	2268419	Registration No.	2268419

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin preparations; mineral preparations included in Class 5; analgesic preparations; linseed preparations, all for medicinal purposes; all containing herbs or herbal extracts, all for medicinal purposes; nutritional and dietary supplements.

Diary Dates:

Application Date	04-26-2001	Registration Date	09-28-2001

Next Renewal	04-26-2011

Trademark United Kingdom				TM1072GB00
OCEAN CURRENTS

Status:	Expired

Application No.	1579628	Registration No.	1579628

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Toilet preparations; soaps, perfumery, essential oils, cosmetics, hair lotions, dentifrices, aftershave preparations; preparations for the care, treatment and cleansing of skin, hair and the body; preparations for the shower and bath; all included in Class 3.

Diary Dates:

Application Date	07-26-1994	Registration Date	09-01-1995

Next Renewal	07-26-2011

Trademark United Kingdom				TM1063GB00
PINSTRIPE

Status:	Expired

Application No.	1580539	Registration No.	1580539

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Toilet preparations, personal hygiene products, powders, perfumes, colognes, body oils, body lotions, body creams, bath oils, soaps, deodorants and aftershave preparations; all included in Class 3.

Diary Dates:

Application Date	08-03-1994	Registration Date	06-09-1995

Next Renewal	08-03-2011

681/745

3/4/2014	Portfolio Report

Trademark United Kingdom				TM1025GB00
THERMOJETICS

Status:	Registered/Granted

Application	1501917	Registration No.	1501917
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Protein; protein preparations in the form of solids, liquids or solutions; all for use in dietetic food stuffs, dietary food supplements; food for babies; herbs; herb teas; herbs for medical use; all included in Class 5.

Diary Dates:

Application	06-01-1992	Registration Date	07-23-1993
Date

Next Renewal	06-01-2019

Trademark United Kingdom				TM1025GB01
THERMOJETICS

Status:	Expired

Application	1564956	Registration No.	1564956
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Toilet preparations, soaps, perfumery, essential oils, cosmetics, hair lotions; dentifrices; all included in Class 3.

Diary Dates:

Application	03-10-1994	Registration Date	11-18-1994
Date

Next Renewal	03-10-2011

Trademark United Kingdom				TM1025GB02
THERMOJETICS

Status:	Closed

Application	1502578	Registration No.	1502578
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Direct-mail advertising; dissemination of advertising and promotional material; compilation of mailing lists; manufacturers’ representative services; preparation and issuing of publicity material; market research; distribution and demonstration of samples; all included in Class 35.

Diary Dates:

Application	06-05-1992	Registration Date	06-11-1993
Date

Next Renewal	06-05-2009

682/745

3/4/2014	Portfolio Report

Trademark United Kingdom				TM1027GB02
Tri-Leaf Design

Status:	Registered/Granted

Application	1277799	Registration No.	1277799
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoos, lotions, rinsing preparations and conditioning preparations all for the hair; cleansers, moisturisers, toners, creams, ointments, gels and lotions; all being non-medicated toilet preparations; all included in Class 3.

Diary Dates:

Application	09-04-1986	Registration Date	08-11-1989
Date

Next Renewal	09-04-2017

Trademark United Kingdom				TM1027GB03
Tri-Leaf Design

Status:	Registered/Granted

Application	2028850	Registration No.	2028850
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Protein; protein preparations in the form of solids, liquids or solutions; all for use in dietetic foodstuffs, dietary food supplements; food for babies; herbs; herb teas; herbs for medical use.

Diary Dates:

Application	07-31-1995	Registration Date	03-15-1996
Date

Next Renewal	07-31-2015

Trademark United Kingdom				TM1027GB00
Tri-Leaf Design

Status:	Registered/Granted

Application	1277801	Registration No.	1277801
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Protein preparations, soups, all included in Class 29.

Diary Dates:

Application	09-04-1986	Registration Date	02-03-1989
Date

Next Renewal	09-04-2017

Trademark United Kingdom				TM1027GB01
Tri-Leaf Design

Status:	Registered/Granted

Application	1277800	Registration No.	1277800
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Books, printed publications, printed matter, and order forms; all included in Class 16.

Diary Dates:

Application	09-04-1986	Registration Date	02-10-1989
Date

Next Renewal	09-04-2017

683/745

3/4/2014	Portfolio Report

Trademark United Kingdom				TM1073GB00
VITESSENCE

Status:	Expired

Application	1580493	Registration No.	1580493
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Toilet preparations, powders, perfumes, colognes, body oils, body lotions, body creams, bath oils, soaps, deodorants and aftershave preparations, preparations for the treatment and cleansing of skin, hair and body, preparations for the shower and bath, dentifrices; all included in Class 3.

Diary Dates:

Application	08-03-1994	Registration Date	07-19-1996
Date

Next Renewal	08-03-2011

Trademark United Kingdom				TM1078GB00
ZILLION

Status:	Lapsed/Expired

Application	1585481	Registration No.	1585481
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Toilet preparations; soaps; perfumery; essential oils; cosmetics; dentifrices; aftershave preparations; preparations for the care, treatment and cleansing of skin, hair and the body; preparations for the shower and bath; all included in Class 3.

Diary Dates:

Application	09-20-1994	Registration Date	07-21-1995
Date

Next Renewal	09-20-2011

Trademark United States				TM1289US00
“24” GRAPHIC

Status:	Closed

Application	85/293452
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Diary Dates:

Application	04-13-2011
Date

Trademark United States				TM1061US00
BEST DEFENSE

Status:	Registered/Granted

Application	78/968991	Registration No.	3304854
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamins and nutritional dietary supplements.

Diary Dates:

Application	09-07-2006	Registration Date	10-02-2007
Date

Next Renewal	10-02-2017

684/745

3/4/2014	Portfolio Report

Trademark United States				TM1034US00
CELL ACTIVATOR

Status:	Registered/Granted

Application	78/620272	Registration No.	3116689
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements, comprised of vitamins, minerals and herbs.

Diary Dates:

Application	04-29-2005	Registration Date	07-18-2006
Date

Next Renewal	07-18-2016

Trademark United States				TM1031US00
CELL-U-LOSS

Status:	Registered/Granted

Application	73/571407	Registration No.	1401820
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements of vitamins, minerals and herbs.

Diary Dates:

Application	12-02-1985	Registration Date	07-22-1986
Date

Next Renewal	07-22-2016

Trademark United States				TM1449US00
CHANGERECIPE

Status:	Registered

Application	77567143	Registration No.	3755620
No.

Application	Without Priority
Type:

Classes:	45

List of Goods

45	IC 045, US 100 101, G & S: Providing an interactive web site thata features information in the field of self-improvement; Providing information in the field of self- improvement and personal development, namely, providing an interactive web site that features evaluation to assist users in development of self-improvement and personal development plan; Providing an interactive web site where users and experts can post, modify and critique content in the field of self-improvement and personal development. FIRST USE: 20081000. FIRST USE IN COMMERCE:20081000

Diary Dates:

Application	09-10-2008	Registration Date	03-02-2010
Date

Next Renewal	03-02-2020

685/745

3/4/2014	Portfolio Report

Trademark United States				TM1012US00
Chewable Vitamin Design - basketball

Status:	Registered/Granted

Application	77/256365	Registration No.	3464745
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Chewable multivitamin supplements for children.

Diary Dates:

Application	08-15-2007	Registration Date	07-08-2008
Date

Next Renewal	07-08-2018

Trademark United States				TM1013US00
Chewable Vitamin Design - bicycle

Status:	Registered/Granted

Application	77/256359	Registration No.	3464744
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Chewable multivitamin supplements for children.

Diary Dates:

Application	08-15-2007	Registration Date	07-08-2008
Date

Next Renewal	07-08-2018

Trademark United States				TM1014US00
Chewable Vitamin Design - skate

Status:	Registered/Granted

Application	77/256426	Registration No.	3464746
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Chewable multivitamin supplements for children.

Diary Dates:

Application	08-15-2007	Registration Date	07-08-2008
Date

Next Renewal	07-08-2018

Trademark United States				TM1015US00
Chewable Vitamin Design - soccer ball

Status:	Registered/Granted

Application	77/256347	Registration No.	3464743
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Chewable multivitamin supplements for children.

Diary Dates:

Application	08-15-2007	Registration Date	07-08-2008
Date

Next Renewal	07-08-2018

686/745

3/4/2014	Portfolio Report

Trademark United States				TM1009US00
DRIVE THRIVE REVIVE

Status:	Cancelled

Application	77/281464	Registration No.	3422697
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making sports drinks and sports drinks.

Diary Dates:

Application	09-17-2007	Registration Date	05-06-2008
Date

Next Renewal	05-06-2018

Trademark United States				TM1005US00
Figurine Design (heartman)

Status:	Closed

Application	78/278633	Registration No.	2968498
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements.

Diary Dates:

Application	07-24-2003	Registration Date	07-12-2005
Date

Next Renewal	07-12-2015

Trademark United States				TM1011US00
Figurine Design (rainbowman - style)

Status:	Closed

Application	75/372534	Registration No.	2210847
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	05, 30

List of Goods

05	Nutritional supplements and dietary food supplements, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, capsule, powder or liquid form; nutritional drink mixes for use as a meal replacement.

30	Herbal food beverages.

Diary Dates:

Application	10-14-1997	Registration Date	12-15-1998
Date

Next Renewal	12-15-2018

687/745

3/4/2014	Portfolio Report

Trademark United States				TM1004US00
FUEL GOOD!

Status:	Registered/Granted

Application	78/526845	Registration No.	3681471
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages, namely, sports drinks, energy drinks, effervescent drinks and soft drinks; syrups, mixes, powders, concentrates and effervescent tablets used in the preparation of soft drinks, energy drinks, sports drinks and effervescent drinks.

Diary Dates:

Application	12-03-2004	Registration Date	09-08-2009
Date

Next Renewal	09-08-2019

Trademark United States				TM1003US00
GARDEN 7

Status:	Registered/Granted

Application	78/369462	Registration No.	2988241
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements.

Diary Dates:

Application	02-17-2004	Registration Date	08-23-2005
Date

Next Renewal	08-23-2015

Trademark United States				TM1054US00
H3O

Status:	Registered/Granted

Application	77/123496	Registration No.	3406273
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making sports drinks and sports drinks.

Diary Dates:

Application	03-06-2007	Registration Date	04-01-2008
Date

Next Renewal	04-01-2018

Trademark United States				TM1055US00
H3O FITNESS DRINK & Design

Status:	Registered/Granted

Application	77/203834	Registration No.	3391265
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making sports drinks and sports drinks.

Diary Dates:

Application	06-12-2007	Registration Date	03-04-2008
Date

Next Renewal	03-04-2018

688/745

3/4/2014	Portfolio Report

Trademark United States				TM1002US00
HBN

Status:	Registered/Granted

Application	77/013817	Registration No.	3829952
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	09, 38

List of Goods

09	Pre-recorded sound, video and data recordings and data carriers, namely, audio cassette tapes, video tapes, videograms, digital audio discs, digital versatile discs known as DVDs, compact discs known as CDs, tapes, optical compact discs, video discs, MPEGs and digital audio and video compression files featuring entertainment, instruction, education or news, all in the fields of health, nutrition and business management; prerecorded motion picture films and sound films prepared for exhibition, all featuring music, entertainment, instruction, education or news, and all in the fields of health, nutrition and business management; computer software, namely, software for broadcasting and for use in delivering, transmitting, and receiving audio and video on demand services and downloading audio/video streams from a global communications network; downloadable electronic publications, namely, books, magazines, newsletters, catalogs, programs and guides featuring entertainment, instruction, education or news, all in the fields of health, nutrition and business management; CD-ROMs featuring entertainment, instruction, education or news, all in the fields of health, nutrition and business management; electronic instructional and teaching apparatus and instruments, namely, pre-recorded discs, tapes, cassettes, cartridges and MPEGs featuring instruction, entertainment, education and information, all in the fields of health, nutrition and business management; downloadable sound and video recordings featuring entertainment, instruction, education or news, all in the fields of health, nutrition and business management.

38	Broadcasting and transmission of audio, video, still and moving images and data in compressed and uncompressed form in real and delayed time; broadcasting and transmission of radio and television programs; video broadcasting services; video-on-demand transmission services; streaming of audio, video, data and other content over the Internet and over interconnected cable, satellite and broadcast systems; electronic transmission of radio and television programs, text, information, sound and images via communication and computer networks and the Internet.

Diary Dates:

Application	10-04-2006	Registration Date	08-10-2010
Date

Next Renewal	08-10-2020

Trademark United States				TM1001US00
HERBALIFE

Status:	Registered/Granted

Application	74/556324	Registration No.	1969346
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	09, 18, 21, 25, 32, 42

List of Goods

09	Pre-recorded videotapes and audio tapes featuring information regarding health, well-being and nutritional supplements.

18	Travel bags and tote bags; business card cases; and luggage.

21	Beverage glassware; and small domestic utensils, namely manually-operated hand mixers.

25	Wearing apparel, namely jackets, shirts, caps and robes.

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

42	Mail order and catalogue services featuring items in the fields of health, well-being, clothing, glassware, paper products, luggage and general merchandise.

Diary Dates:

Application	08-02-1994	Registration Date	04-23-1996
Date

Next Renewal	04-23-2016

Trademark United States				TM1001US01
HERBALIFE

Status:	Registered/Granted

Application	73/274277	Registration No.	1254211
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03	Hair Shampoos, Conditioners; Skin Cleansers, Moisturizers, Facial Creams.

05	Multivitamin and Mineral Tablets, and Fatty Acid Capsules.

Diary Dates:

Application	08-15-1980	Registration Date	10-18-1983
Date

Next Renewal	10-18-2023

689/745

3/4/2014	Portfolio Report

Trademark United States				TM1001US02
HERBALIFE

Status:	Registered/Granted

Application	78/967116	Registration No.	3324677
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05, 16, 20, 29, 30, 32

List of Goods

05	Dietary supplements consisting of vitamins, minerals, herbs, fiber, or protein in tablet, powder, capsule or liquid form; nutritional fortified protein drink mixes.

16	Publications and printed matter, namely, periodic informational magazines and brochures in the field of health, fitness and well-being and business management and marketing.

20	Plastic boxes and plastic pill boxes.

29	Soup and soup mixes; roasted soy nuts; soy-based food beverages and beverage mixes; powdered protein-based food beverage mixes; protein-based food beverages used as a milk substitute; protein-based snack foods; soy-based snack foods; protein-based, nutrient-dense food bars and snack bars; soy-based food bars and snack bars; fruit-based food bars and snack bars.

30	Herbal teas and preparations for making herbal teas.

32	Syrups, powders, concentrates and other preparations for making energy drinks, sport drinks; effervescent tablets used in the preparation of energy drinks, sports drinks and effervescent drinks.

Diary Dates:

Application	09-05-2006	Registration Date	10-30-2007
Date

Next Renewal	10-30-2017

Trademark United States				TM1535US35
HERBALIFE

Status:	Registered/Granted

Application	85/658531	Registration No.	4,402,483
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods

35	Retail services provided through direct solicitation by a network of independent distributors and independent representatives directed to end-users featuring foods, dietary supplements, beverages, topical personal care products, clothing, audio and video programs, marketing services, information about human health, nutrition, and fitness; Marketing services.

Diary Dates:

Application	06-21-2012	Registration Date	09-17-2013
Date

Next Renewal	09-17-2023

Trademark United States				TM1006US00
HERBALIFE & Design

Status:	Registered/Granted

Application	74/327252	Registration No.	1811780
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 16, 30

List of Goods

03	Hair shampoos, rinses, conditioners, skin cleansers, moisturizers, facial creams and suntan lotions.

05	Dietary and vitamin and mineral supplements.

16	Publications and printed matter; namely, periodic informational magazines and brochures in the field of health and well-being.

30	Herbal food beverages.

Diary Dates:

Application	11-02-1992	Registration Date	12-21-1993
Date

Next Renewal	12-21-2023

690/745

3/4/2014	Portfolio Report

Trademark United States				TM1006US01
HERBALIFE & Design

Status:	Registered/Granted

Application	76/154006	Registration No.	2512368
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Soups, and soy-based food beverages used as a milk substitute.

Diary Dates:

Application	10-26-2000	Registration Date	11-27-2001
Date

Next Renewal	11-27-2021

Trademark United States				TM1656US00
HERBALIFE 24 & Tri-Leaf Design

Status:	Abandoned

Application	85/554803
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05	Dietary and nutritional supplements for sports and fitness.

32	Preparations for making sports and fitness beverages.

Diary Dates:

Application	02-28-2012
Date

Trademark United States				TM1642US00
HERBALIFE 24FIT (word mark)

Status:	Registered/Granted

Application	85/552136	Registration No.	4,440,861
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	09, 41

List of Goods

09	DVD’s featuring exercise, fitness training and dietary information and instruction, and instructional materials distributed in connection therewith.

41	Consulting and counseling services in the fields of fitness and exercise; personal fitness training services and consultancy; providing a web site featuring information on exercise and fitness; educational services, namely, instruction in the use of exercise equipment as part of a diet program.

Diary Dates:

Application	02-24-2012	Registration Date	11-26-2013
Date

Next Renewal	11-26-2023

691/745

3/4/2014	Portfolio Report

Trademark United States				TM1643US00
HERBALIFE 24FIT graphic

Status:	Registered/Granted

Application	85/552201	Registration No.	4440862
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	09, 41

List of Goods

09	DVD’s featuring exercise, fitness training and dietary information and instruction, and instructional materials distributed in connection therewith.

41	Consulting and counseling services in the fields of fitness and exercise; personal fitness training services and consultancy; providing a web site featuring information on exercise and fitness; educational services, namely, instruction in the use of exercise equipment as part of a diet program.

Diary Dates:

Application	02-24-2012	Registration Date	11-26-2013
Date

Next Renewal	11-26-2023

Trademark United States				TM1018US00
HERBALIFE KIDS

Status:	Registered/Granted

Application	77/975944	Registration No.	3535290
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05, 29

List of Goods

05	Nutritional and dietary supplements; nutritional drink mixes for use as a meal replacement; non-alcoholic powdered protein, amino acids, vitamins, minerals and herbal extracts used as a nutritional supplement in the preparation of beverages.

29	Processed nuts; soups; soup mixes; protein-based snack foods; soy-based snack foods; fruit and vegetable-based snack foods; powdered protein-based food beverage mixes; protein-based food beverages used as a milk substitute.

Diary Dates:

Application	10-24-2007	Registration Date	11-18-2008
Date

Next Renewal	11-18-2018

Trademark United States				TM1019US00
HERBALIFE KIDS & Design

Status:	Registered/Granted

Application	77/976715	Registration No.	3617448
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages, namely, soft drinks, energy drinks, sport drinks, vegetable drinks, effervescent drinks, fruit juices, vegetable juices, flavored waters, flavored fruit and vegetable juices, and drinking water; syrups, powders, concentrates and effervescent tablets for making soft drinks, energy drinks, sport drinks, fruit drinks, vegetable drinks, non-alcoholic fruit juices, vegetable juices, flavored waters and flavored fruit and vegetable juices; effervescent tablets used in the preparation of soft drinks, energy drinks, sports drinks and effervescent drinks; powdered protein, amino acids, vitamins, minerals and herbs sold as components in preparations for making soft drinks, energy drinks, sport drinks, fruit drinks, and vegetable drinks.

Diary Dates:

Application	03-31-2009	Registration Date	05-05-2009
Date

Next Renewal	05-05-2019

692/745

3/4/2014	Portfolio Report

Trademark United States				TM1020US00
HERBALIFE NUTRITION CLUB

Status:	Cancelled

Application	78/502406	Registration No.	3399409
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	35, 44

List of Goods

35	Providing information in the fields of multi-level marketing and development of small businesses.

44	Providing information in the fields of health and nutrition.

Diary Dates:

Application	10-19-2004	Registration Date	03-18-2008
Date

Next Renewal	03-18-2018

Trademark United States				TM1429US00
Herbalife Nutrition Institute (stylized)

Status:	Registered/Granted

Application	85/369618	Registration No.	4170467
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	44

List of Goods

44	Providing information, news, and commentary in the fields of human nutrition, wellness, fitness, and health.

Diary Dates:

Application	07-12-2011	Registration Date	07-10-2012
Date

Next Renewal	07-10-2022

Trademark United States				TM1588US03
HERBALIFE SKIN

Status:	Registered	Registration No.	4590118

Application	86/023688
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Non-medicated skin care preparations, namely, facial creams, eye creams, facial cleaners, scrubs, cleansing creams, lotions and oils, body lotion, moisturizers and toners, gels, washes, and masks for use on the face and body, shaving creams; non-medicated sun care preparations.

Diary Dates:

Application Date	07-30-2013	Registration Date	9-19-2014

Next renewal	8-19-2024

Trademark United States				TM1655US05
HERBALIFE24

Status:	Registered

Application	86/000803	Registration No.	4647525
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements for sports and fitness.

Diary Dates:

Application Date	07-02-2013	Registration Date	12-2-2014

Next renewal	12-2-2024

693/745

3/4/2014	Portfolio Report

Trademark United States				TM1016US00
HERBALIFELINE

Status:	Registered/Granted

Application	73/571155	Registration No.	1406425
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements of vitamins, minerals, marine lipid complex and herbs in capsule form.

Diary Dates:

Application	12-02-1985	Registration Date	08-26-1986
Date

Next Renewal	08-26-2016

Trademark United States				TM1059US00
HFF HERBALIFE FAMILY FOUNDATION & Design

Status:	Registered/Granted

Application	78/686482	Registration No.	3120358
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	36

List of Goods

36	Charitable fundraising services; financial management, namely, organization and administration of charitable funds; charitable fundraising for funding medical research, educational programs, scholarships and emergency aid programs for the benefit of children.

Diary Dates:

Application	08-05-2005	Registration Date	07-25-2006
Date

Next Renewal	07-25-2016

Trademark United States				TM1450US00
ICHANGE

Status:	Registered/Granted

Application	77542119	Registration No.	3755570
No.

Application	Without Priority
Type:

Classes:	45

List of Goods

45	IC 045, US 100 101, G & S: Providing an interactive web site thata features information in the field of self-improvement; Providing information in the field of self- improvement and personal development, namely, providing an interactive web site that features evaluation to assist users in development of self-improvement and personal development plan; Providing an interactive web site where users and experts can post, modify and critique content in the field of self-improvement and personal development. FIRST USE: 20081000. FIRST USE IN COMMERCE: 20081000

Diary Dates:

Application	08-08-2008	Registration Date	03-02-2010
Date

Next Renewal	03-02-2020

Trademark United States				TM1064US00
KINDERMINS

Status:	Registered/Granted

Application	73/602082	Registration No.	1460566
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamins with herbs.

Diary Dates:

Application	06-02-1986	Registration Date	10-13-1987
Date

Next Renewal	10-13-2017

694/745

3/4/2014	Portfolio Report

Trademark United States				TM1049US00
LIFTOFF

Status:	Registered/Granted

Application	78/479466	Registration No.	3121813
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages, namely, sports drinks, energy drinks, fruit- flavored effervescent drinks and soft drinks; syrups, mixes, powders, concentrates and effervescent tablets for making non-alcoholic drinks and beverages, namely, sports drinks, energy drinks, and soft drinks.

Diary Dates:

Application	09-07-2004	Registration Date	07-25-2006
Date

Next Renewal	07-25-2016

Trademark United States				TM1065US00
LOSE WEIGHT NOW ASK ME HOW

Status:	Registered/Granted

Application	78/438966	Registration No.	3125694
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	09, 16, 25, 44

List of Goods

09	Magnetic car door signs.

16	Bumper stickers; paper and cardboard advertising signs and placards.

25	Tee-shirts, sweatshirts, hats and caps.

44	Providing information about weight loss and weight management.

Diary Dates:

Application	06-21-2004	Registration Date	08-08-2006
Date

Next Renewal	08-08-2016

Trademark United States				TM1050US00
MALE FACTOR 1000

Status:	Registered/Granted

Application	73/788402	Registration No.	1607981
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary supplements, namely herbal blend tablets.

Diary Dates:

Application	03-22-1989	Registration Date	07-31-1990
Date

Next Renewal	07-31-2020

695/745

3/4/2014	Portfolio Report

Trademark United States				TM1204US00
MINDFIT

Status:	Abandoned

Application	77/970004
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary supplements.

Diary Dates:

Application	03-26-2010
Date

Trademark United States				TM1010US00
NITEWORKS

Status:	Registered/Granted

Application	78/252864	Registration No.	2898296
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements.

Diary Dates:

Application	05-21-2003	Registration Date	10-26-2004
Date

Next Renewal	10-26-2014

Trademark United States				TM1021US00
NOURIFUSION

Status:	Registered/Granted

Application	78/466066	Registration No.	3083715
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, lotions, gels, washes, masks, and milks for use on the face and body.

Diary Dates:

Application	08-11-2004	Registration Date	04-18-2006
Date

Next Renewal	04-18-2016

Trademark United States				TM1522US00
NUTRICION PARA EL DEPORTISTA DE 24 HORAS

Status:	Registered/Granted

Application	85/295060	Registration No.	4,156,596
No.

Application	Without Priority
Type:

Diary Dates:

Application	04-14-2011	Registration Date	06-12-2012
Date

Next Renewal	06-12-2022

696/745

3/4/2014	Portfolio Report

Trademark United States				TM1288US00
NUTRITION FOR THE 24-HOUR ATHLETE

Status:	Registered/Granted

Application	85/293336	Registration No.	4,152,748
No.

Application	Without Priority
Type:

Classes:	05, 32

List of Goods

05

32

Diary Dates:

Application	04-13-2011	Registration Date	06-05-2012
Date

Next Renewal	06-05-2022

Trademark United States				TM1203US00
PROLESSA

Status:	Registered/Granted

Application	77/936404	Registration No.	4,301,688
No.

Application	Intent to Use
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary supplements for use in weight-management programs, none of which relate to bone, bone disease or disorders, the prevention and treatment of hone diseases and disorders, or any related conditions/diseases.

Diary Dates:

Application	02-16-2010	Registration Date	03-12-2013
Date

Next Renewal	03-12-2023

Trademark United States				TM1037US00
RADIANT C

Status:	Registered/Granted

Application	78/620264	Registration No.	3100479
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, lotions, gels, washes, masks, and milks for use on the face and body.

Diary Dates:

Application	04-29-2005	Registration Date	06-06-2006
Date

Next Renewal	06-06-2016

Trademark United States				TM1036US00
RADIANT C (stylized)

Status:	Registered/Granted

Application	76/084117	Registration No.	2926493
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely, facial creams, facial cleansers, lotions, moisturizers and toners.

Diary Dates:

Application	07-03-2000	Registration Date	02-15-2005
Date

Next Renewal	02-15-2015

697/745

3/4/2014	Portfolio Report

Trademark United States				TM1038US00
Ring of Leaves device

Status:	Closed

Application	78/339159	Registration No.	3139824
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	05, 10, 29, 30, 32, 41

List of Goods

05	Nutritional supplements; nutritional drink mixes for use as a meal replacement; non-alcoholic powdered protein, amino acids, vitamins, minerals and herbal extracts used in the preparation of beverages.

10	Electronic instruments for measuring lean body mass to assess the health and fitness of humans.

29	Processed nuts; soups; soup mixes; protein-based snack foods; fruit and vegetable-based snack foods; powdered protein-based food beverage mixes; protein-based food beverages used as a milk substitute; processed fungi, tree bark, natural plant and flower, seed, root, and plant bulb-based snack foods.

30	Tea; herbal food beverages; processed herb-based snack food.

32	Non-alcoholic beverages, namely, sports drinks; fruit juice; vegetable juice.

41	Educational and training services, namely, conducting programs related to weight loss and management, human health and fitness, nutrition, multi-level marketing and development of small businesses.

Diary Dates:

Application	12-10-2003	Registration Date	09-05-2006
Date

Next Renewal	09-05-2016

Trademark United States				TM1457US00
ROSEGUARD

Status:	Registered/Granted

Application	85/237289	Registration No.	4,022,490
No.

Application	Without Priority
Type:

Classes:	05

List of Goods

05	Dietary supplements in tablet of capsule forms.

Diary Dates:

Application	05-24-2011	Registration Date	09-06-2011
Date

Next Renewal	09-06-2021

Trademark United States				TM1039US00
SHAPESCAN

Status:	Closed

Application	78/355319	Registration No.	3230505
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	10

List of Goods

10	Hand-held instruments, gauges and electrical and electronic devices associated with weight management products and programs, namely, hand-held electronic body scanning machines for measuring body fat percentages and calculating body mass index.

Diary Dates:

Application	01-21-2004	Registration Date	04-17-2007
Date

Next Renewal	04-17-2017

698/745

3/4/2014	Portfolio Report

Trademark United States				TM1040US00
SHAPEWORKS

Status:	Closed

Application	78/331139	Registration No.	3117937
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 44

List of Goods

05	Nutritional, dietary and weight loss supplements; nutritional drink mixes for use as a meal replacement; non-alcoholic powdered protein, amino acids, vitamins, minerals and herb extracts used in the preparation of beverages.

29	Processed nuts; soups, soup mixes; protein-based snack foods; soy-based snack foods; fruit and vegetable-based snack foods; powdered soy-based protein food beverage mixes; soy-based food beverages used as a milk substitute.

30	Tea; herbal food beverages.

32	Fruit juice, vegetable juice and concentrates, syrups or powders used in preparation of fruit and vegetable juices.

44	Weight management regimen program featuring structured weight loss, weight management, diet, wellness planning and maintenance through the use of diet, nutrition and exercise for lifestyle changes.

Diary Dates:

Application	11-20-2003	Registration Date	07-18-2006
Date

Next Renewal	07-18-2016

Trademark United States				TM1007US00
SKIN ACTIVATOR

Status:	Registered/Granted

Application	76/285687	Registration No.	2637204
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Facial creams, eye creams, body lotion.

Diary Dates:

Application	07-16-2001	Registration Date	10-15-2002
Date

Next Renewal	10-15-2012

Trademark United States				TM1008US00
SNACK DEFENSE

Status:	Registered/Granted

Application	78/239571	Registration No.	3004933
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements.

Diary Dates:

Application	04-18-2003	Registration Date	10-04-2005
Date

Next Renewal	10-04-2015

699/745

3/4/2014	Portfolio Report

Patent United States				P1001US00
TABLET LEAF IMPRINT DESIGN

Status:	Pending

Application	29/362.880	Patent No.	US632.386
No.

Application	Without Priority
Type:

Diary Dates:

Application	06-01-2010	Issue Date	02-08-2011
Date

Expiration Date	02-02-2025	Maintenance Fee	08-08-2014
Due

Trademark United States				TM1022US00
TAKING NUTRITION TO HEART

Status:	Registered/Granted

Application	78/629170	Registration No.	3202864
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements for non-medicinal health purposes; dietary supplement drink mixes for use as a meal replacement.

Diary Dates:

Application	05-12-2005	Registration Date	01-23-2007
Date

Next Renewal	01-23-2017

Trademark United States				TM1023US00
TEAM HERBALIFE

Status:	Cancelled

Application	78/630951	Registration No.	3182778
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	25

List of Goods

25	Clothing, namely, T-shirts, tank tops, shirts, pants, shorts, jackets, sweaters, sweatshirts, sweatpants, hats, caps, sun visors, headwear.

Diary Dates:

Application	05-16-2005	Registration Date	12-12-2006
Date

Next Renewal	12-12-2016

Trademark United States				TM1024US00
THERMO-BOND

Status:	Registered/Granted

Application	74/499624	Registration No.	1934165
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements; namely, vitamins, minerals, herbs and fiber, all in tablet form.

Diary Dates:

Application	03-14-1994	Registration Date	11-07-1995
Date

Next Renewal	11-07-2015

700/745

3/4/2014	Portfolio Report

Trademark United States				TM1025US00
THERMOJETICS

Status:	Expired

Application	74/255162	Registration No.	1854000
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods
05	Food supplements consisting of herbs.

Diary Dates:
Application	03-13-1992	Registration Date	09-13-1994
Date

Next Renewal	09-13-2014

Trademark United States				TM1532US00
TOTAL CONTROL

Status:	Closed	Registration No.	2832678

Application	Without Priority
Type:

Diary Dates:
Application	03-22-2002	Registration Date	04-13-2004
Date

Next Renewal	04-13-2014

Trademark United States				TM1027US00
Tri-Leaf Design

Status:	Registered/Granted

Application	74/556325	Registration No.	2002163
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	05, 09, 16, 18, 20, 21, 25, 30, 32, 42

List of Goods

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, powder, capsule or liquid form.

09	Pre-recorded videotapes and audio tapes featuring information regarding health, well-being and nutritional supplements.

16	Printed publications, namely periodic informational magazines and brochures in the fields of health and well-being; stationery; pens and pencils; decals; stamps; and desk sets.

18	Travel bags and tote bags; business card cases; and luggage.

20	Plastic boxes and pill boxes.

21	Beverage glassware; and small domestic utensils, namely manually-operated hand mixers.

25	Wearing apparel, namely jackets, shirts, caps and robes.

30	Herbal food beverages.

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

42	Mail order and catalogue services featuring items in the fields of health, well-being, clothing, glassware, paper products, luggage and general merchandise.

Diary Dates:

Application	08-02-1994	Registration Date	09-24-1996
Date

Next Renewal	09-24-2016

701/745

3/4/2014	Portfolio Report

Trademark United States				TM1027US01
Tri-Leaf Design

Status:	Registered/Granted

Application	77/609886	Registration No.	3642777
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods
03	Hair care products, namely, shampoos, rinses and conditioners; non-medicated skin care products, namely, cleansers, moisturizers, lotions, gels, masks and milks for use on the face and body, face creams, eyecreams, suntan lotions and shaving creams.

Diary Dates:
Application	11-07-2008	Registration Date	06-23-2009
Date
Next Renewal	06-23-2019

Trademark United States				TM1027US02
Tri-Leaf Design

Status:	Registered/Granted

Application	77/079192	Registration No.	3404283
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	09, 38

List of Goods
09	Pre-recorded sound, video and data recordings and data carriers, namely, audio cassette tapes, video tapes, downloadable videograms, digital audio discs, digital versatile discs known as DVDs, compact discs known as CDs, tapes, optical compact discs, video discs, MPEGs and digital audio and video compression files all featuring entertainment, instruction, education or news in the fields of health, nutrition and business management; prerecorded motion picture films and sound films prepared for exhibition, all featuring music, entertainment, instruction, education or news; computer software, namely, software for broadcasting and for use in delivering, transmitting, and receiving audio and video on demand services and downloading audio/video streams from a global communications network; downloadable electronic publications, namely, books, magazines, newsletters, catalogs, programs and guides featuring entertainment, instruction, education or news in the fields of health, nutrition and business management; CD-ROMs featuring entertainment, instruction, education or news in the fields of health, nutrition and business management; electronic instructional and teaching apparatus and instruments, namely, pre-recorded discs, tapes, cassettes, cartridges and MPEGs featuring instruction, entertainment, education and information in the fields of health, nutrition and business management; downloadable sound and video recordings featuring entertainment, instruction, education or news in the fields of health, nutrition and business management.

38	Broadcasting and transmission of audio, video, still and moving images and data in compressed and uncompressed form in real and delayed time; broadcasting and transmission of radio and television programs; video broadcasting services; video-on-demand transmission services; streaming of audio, video, data and other content over the Internet and over interconnected cable, satellite and broadcast systems; electronic transmission of radio and television programs, text, information, sound and images via communication and computer networks and the Internet; providing access to online electronic publications.

Diary Dates:
Application	01-09-2007	Registration Date	04-01-2008
Date
Next Renewal	04-01-2018

Trademark United States				TM1551US00
Tri-Leaf design

Status:	Registered/Granted

Application	85/658536	Registration No.	4,402,484
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	35

List of Goods
35	Retail services provided through direct solicitation by a network of independent distributors and independent representatives directed to end-users featuring foods, dietary supplements, beverages, topical personal care products, clothing, audio and video programs, marketing services, information about human health, nutrition, and fitness; Marketing services.

Diary Dates:
Application	06-21-2012	Registration Date	09-17-2013
Date
Next Renewal	09-17-2023

702/745

3/4/2014	Portfolio Report

Trademark United States				TM1033US00
TRI-SHIELD

Status:	Registered/Granted

Application	78/629145	Registration No.	3137237
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods
05	Dietary and nutritional supplements comprised of krill oil for non-medicinal health purposes.

Diary Dates:
Application	05-12-2005	Registration Date	08-29-2006
Date
Next Renewal	08-29-2016

Trademark United States				TM1502US00
Weight Loss Challenge graphic

Status:	Registered

Application	85/569818	Registration No.	4326972
No.

Application	ITU - Priority Founding
Type:

Applicant:	Herbalife International, Inc.

Classes:	41, 44

List of Goods
41	Conducting weight loss competitions.

44	Providing weight loss and/or weight maintenance programs; weight reduction diet planning and supervision.

Diary Dates:
Application	03-14-2012	Next Renewal	04-30-2023
Date

Trademark United States				TM1032US00
XTRA-CAL

Status:	Cancelled

Application	75/936723	Registration No.	2641592
No.

Application	Priority Founding
Type:

Applicant:	Herbalife International, Inc.
Classes:	05

List of Goods
05	Calcium supplements and dietary supplements sold at the retail level through a multi-level marketing system.

Diary Dates:
Application	03-06-2000	Registration Date	10-29-2002
Date
Next Renewal	10-29-2012

Trademark United States				TM1032US01
XTRA-CAL

Status:	Registered/Granted

Application	77/760123	Registration No.	3739538
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods
05	Dietary supplements in tablet or capsule form containing minerals, in Class 5.
Diary Dates:
Application	06-15-2009	Registration Date	01-19-2010
Date
Next Renewal	01-19-2020

703/745

3/4/2014	Portfolio Report

Trademark Uruguay				TM1417UY00
02HERBALIFELINE

Status:	Pending

Application	424.985
No.

Application	Without Priority
Type:

Diary Dates:

Application	07-04-2011
Date

Trademark Uruguay				TM1031UY00
CELL-U-LOSS

Status:	Registered/Granted

Application	316760	Registration No.	410456
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods
05	Nutritional and dietary supplements.

Diary Dates:

Application	04-03-2000	Registration Date	04-03-2000
Date

Next Renewal	04-03-2020

Trademark Uruguay				TM1413UY00
CELL-U-LOSS

Status:

Application	Without Priority
Type:

Trademark Uruguay				TM1411UY00
CELL-U-LOSS

Status:	Pending

Application	316760	Registration No.	316.760
No.

Application	Without Priority
Type:

Classes:	05

List of Goods

05	05 Nutritional supplements; Dietetic foods; all consisting of vitamin, minerals, herba, fiber and protein; all in tablet, powder. capsule or liquid form.

Diary Dates:
Application	04-03-2000	Registration Date	07-27-2000
Date

Next Renewal	07-27-2010

704/745

3/4/2014	Portfolio Report

Trademark Uruguay				TM1080UY00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application	272164	Registration No.	375859
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	All of the class, especially skin cleansers, moisturizers, toners, astringents, skin masks, skin creams, eye creams, body creams, body lotions, body-toning creams, bath oils, bath gels, shaving creams, suntan oils and lotions.

05	All of the class, especially nutritional supplements, dietetic foods, all containing vitamins, minerals, herbs, fiber and protein, all in the form of tablets, powder, capsules or liquid.

30	All of the class, especially teas.

32	All of the class, especially powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application	02-19-1997	Registration Date	02-19-1997
Date
Next Renewal	02-19-2017

Trademark Uruguay				TM1001UY00
HERBALIFE

Status:	Registered/Granted

Application	250535	Registration No.	355439
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 26, 30

List of Goods

03

05

26

30

Diary Dates:

Application	08-05-1994	Registration Date	08-05-1994
Date

Next Renewal	08-05-2014

Trademark Uruguay				TM1414UY00
HERBALIFE

Status:	Registered

Application	424.989	Registration No.	424989
No.

Application	Without Priority
Type:

Classes:	29, 32, 35

List of Goods

29	Meat, fish, poultry and game; meat extracts; preserved, frozen, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats. 32 Powdered Protein, Amino Acids, Vitamins, Minerals and Herbs for making beverages

32	32 Powdered protein, Amino Acids, Vitamins, Minerals and Herbs for making beverages.

35

Diary Dates:

Application	07-04-2011
Date

Trademark Uruguay				TM1090UY00
HERBALIFE CELLULAR NUTRITION

Status:	Registered/Granted

Application	271667	Registration No.	372756
No.

Application	Without Priority
Type:

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05	All goods in Int. class 5, especially nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in the form of tablets, powders, capsules or liquids.

32	All goods in Int. class 32, especially powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application	09-11-1996	Registration Date	09-11-1996
Date

Next Renewal	09-11-2016

705/745

3/4/2014	Portfolio Report

Trademark Uruguay HERBALIFELINE				TM1418UY00

Status:

Application Type:	Without Priority

Classes:	35

List of Goods

35	Advertising; business management; business administration; office functions.

Trademark Uruguay				TM1085UY00
LIFE & VICTORY

Status:	Registered/Granted

Application No.	271361	Registration No.	375860

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32

List of Goods

03	All goods in this class, especially hair shampoos, hair rinses, conditioners, skin cleansers, moisturizers, facial creams, body creams, shaving creams, suntan oils and suntan lotions.

05	All goods in this class especially nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in the form of tablets, powder, capsules or liquids.

29	All goods in this class especially foods for human consumption.

30	All goods in this class especially teas.

32	All goods in this class especially powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	01-30-1997	Registration Date	01-30-1997

Next Renewal	01-30-2017

Trademark Uruguay LIFT-OFF				TM1416UY00

Status:	Registered

Application No.	424.988	Reg. No.	424988

Application Type:	Without Priority

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	07-04-2011

706/745

3/4/2014	Portfolio Report

Trademark Uruguay LIPO-BOND				TM1081UY00

Status:	Registered/Granted

Application No.	316761	Registration No.	410457

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements.

Diary Dates:

Application Date	04-04-2000	Registration Date	04-04-2000

Next Renewal	04-04-2020

Trademark Uruguay				TM1412UY00
LIPO-BOND

Status:	Registered/Granted

Application No.	316.761	Registration No.	316.761

Application Type:	Without Priority

Classes:	03

List of Goods

03	03 Skin Cleansers, Moissturizers, Toners, Astringents, Facial Masks, Facial Creams, Eye Creams, Body Creams, Body Lotions, Body Toning Creams, Bath Oils, Shaving Creams, Suntan Oils and Suntan Lotions

Diary Dates:

Application Date	09-29-1994	Registration Date	04-04-2000

Next Renewal	04-04-2010

Trademark Uruguay				TM1419UY00
NITEWORKS

Status:	Registered

Application No.	424.986	Reg. No.	424986

Application Type:	Without Priority

Classes:	32

List of Goods

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	07-04-2011

Trademark Uruguay NOURIFUSION				TM1420UY00

Status:	Registered	Reg. No.	424987

Application No.	424.987

Application Type:	Without Priority

Classes:	03

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

Diary Dates:

Application Date	07-04-2011

707/745

3/4/2014	Portfolio Report

Trademark Uruguay THERMOJETICS				TM1025UY00

Status:	Registered/Granted

Application No.	272163	Registration No.	374444

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	All of the class, especially skin cleansers, moisturizers, toners, astringents, skin masks, skin creams, eye creams, body creams, body lotions, body-toning creams, bath oils, bath gels, shaving creams, suntan oils and lotions.

05	All of the class, especially nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in the form of tablets, powder, capsules or liquids.

30	All of the class, especially teas.

32	All of the class, especially powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	11-08-1996	Registration Date	11-08-1996

Next Renewal	11-08-2016

Trademark Uruguay TRI-LEAF device				TM1415UY00

Status:	Registered	Reg. No.	424983

Application No.	424.983

Application Type:	Without Priority

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides. Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

29	Meat, fish, poultry and game; meat extracts; preserved, frozen, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats.

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

32	Beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

35	Advertising; business management; business administration; office functions.

Diary Dates:

Application Date	07-04-2011

Trademark Uruguay				TM1421UY00
XTRA-CAL

Status:	Registered

Application No.	424.984	Reg. No.	424984

Application Type:	Without Priority

Classes:	05

List of Goods

05	Pharmaceutical and veterinary preparations; sanitary preparations for medical purposes; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	07-04-2011

708/745

3/4/2014	Portfolio Report

Trademark Uzbekistan Figurine Design (reversed rainbowman)				TM1080UZ00

Status:	Registered/Granted

Application No.	MB GU 9700945.3	Registration No.	7746

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Skin care products, namely, body toning cream.

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, powder, capsule or liquid form.

30	Herbal teas.

32	Powdered protein, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	09-18-1997	Registration Date	09-30-1998

Next Renewal	09-18-2017

Trademark Uzbekistan				TM1001UZ00
HERBALIFE

Status:	Registered/Granted

Application No.	MB GU 9700947.3	Registration No.	7748

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 16, 30, 32

List of Goods

03	Skin care products, namely, body toning cream.

16	Books, stationery, printed publications and printed matter.

30	Herbal teas.

32	Powdered protein, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	09-18-1997	Registration Date	09-30-1998

Next Renewal	09-18-2017

Trademark Uzbekistan				TM1001UZ01
HERBALIFE

Status:	Registered/Granted

Application No.	MB GU 9601152.3	Registration No.	6977

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, powder, capsule or liquid form.

Diary Dates:

Application Date	09-23-1996	Registration Date	01-22-1998

Next Renewal	09-23-2016

709/745

3/4/2014	Portfolio Report

Trademark Uzbekistan				TM1636UZ00
HERBALIFE

Status:	Registered

Application No.	MGU 2012 1904	Reg. No.	MGU 25241

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 35

List of Goods

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Application Date	09-17-2012

Trademark Uzbekistan				TM1638UZ00
HERBALIFE and Tri-Leaf Device

Status:	Registered

Application No.	MGU 2012 1906	Reg. No.	MGU 25715

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32, 35

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products.

05	Healthcare products, health food supplements made principally of vitamins, health food supplement made principally of minerals, healthcare products for persons with special dietary requirements, healthcare products, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snacks; snack foods; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; herbal teas and herbal infusions; culinary herbs; herb tea for food purposes.

32	Mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and on-alcoholic drinks.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Application Date	09-17-2012

Trademark Uzbekistan				TM1025UZ00
THERMOJETICS

Status:	Registered/Granted

Application No.	MB GU 9700946.3	Registration No.	7747

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Skin care products, namely, body toning cream.

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, powder, capsule or liquid form.

30	Herbal teas.

32	Powdered protein, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	09-18-1997	Registration Date	09-30-1998

Next Renewal	09-18-2017

710/745

3/4/2014	Portfolio Report

Trademark Uzbekistan				TM1027UZ00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	MB GU 9700944.3	Registration No.	7745

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 16, 30, 32

List of Goods

03	Skin care products, namely, body toning cream.

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, powder, capsule or liquid form.

16	Books, stationery, printed publications and printed matter.

30	Herbal teas.

32	Powdered protein, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	09-18-1997	Registration Date	09-30-1998

Next Renewal	09-18-2017

Trademark Uzbekistan				TM1637UZ00
Tri-Leaf Device

Status:	Registered

Application No.	MGU 2012 1905	Reg. No.	MGU 20121905

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 35

List of Goods

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Application Date	09-17-2012

Trademark Venezuela, Bolivarian Republic of				TM1031VE06
CELL-U-LOSS

Status:	Registered/Granted

Application No.	1983-006950	Registration No.	F121246

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	06

List of Goods

06	Pharmaceutical preparations, vitamins; medicines; medicinal food supplements, protein, extracts and herbs for medical purposes; dietetic substances, medicinal cosmetics; essential oils, hair soaps and dentifrices for medical purposes; medicinal and human conditioning supplements in all forms including tablets, liquids, capsules and powders, herbal drinks and medicinal soups.

Diary Dates:

Application Date	08-31-1983	Registration Date	05-08-1986

Next Renewal	05-08-2011

711/745

3/4/2014	Portfolio Report

Trademark Venezuela, Bolivarian Republic of DINOMINS				TM1030VE05

Status:	Registered/Granted

Application No.	1996-015571	Registration No.	P201655

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Vitamin supplements and chewable minerals.

Diary Dates:

Application Date	09-18-1996	Registration Date	10-31-1997

Next Renewal	10-31-2017

Trademark Venezuela, Bolivarian Republic of HERBALIFE				TM1001VE16

Status:	Registered/Granted

Application No.	1992-001934	Registration No.	F168647

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Books and publications in general.

Diary Dates:

Application Date	02-07-1992	Registration Date	10-07-1994

Next Renewal	10-07-2014

Trademark Venezuela, Bolivarian Republic of HERBALIFE				TM1001VE29

Status:	Registered/Granted

Application No.	1991-025676	Registration No.	F172607

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Food and food ingredients.

Diary Dates:

Application Date	12-06-1991	Registration Date	11-01-1994

Next Renewal	11-01-2014

Trademark Venezuela, Bolivarian Republic of HERBALIFE				TM1001VE32

Status:	Registered/Granted

Application No.	1992-001935	Registration No.	F168648

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Mineral and aerated waters, both natural and artificial.

Diary Dates:

Application Date	02-07-1992	Registration Date	10-07-1994

Next Renewal	10-07-2009

712/745

3/4/2014	Portfolio Report

Trademark Venezuela, Bolivarian Republic of HERBALIFE				TM1001VE03

Status:	Registered/Granted

Application No.	1991-025677	Registration No.	F172610

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Perfumery.

Diary Dates:

Application Date	12-06-1991	Registration Date	11-01-1994

Next Renewal	11-01-2014

Trademark Venezuela, Bolivarian Republic of HERBALIFE				TM1001VE30

Status:	Registered/Granted

Application No.	1991-925676	Registration No.	F172608

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Food and food ingredients.

Diary Dates:

Application Date	12-06-1991	Registration Date	11-01-1994

Next Renewal	11-01-2014

Trademark Venezuela, Bolivarian Republic of HERBALIFE				TM1001VE3201

Status:	Registered/Granted

Application No.	1991-825676	Registration No.	F172609

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Food and food ingredients.

Diary Dates:

Application Date	12-06-1991	Registration Date	11-01-1994

Next Renewal	11-01-2014

Trademark Venezuela, Bolivarian Republic of HERBALIFE				TM1001VE00

Status:	Registered/Granted

Application No.	1983-005010	Registration No.	F119923

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Diary Dates:

Application Date	06-23-1983	Registration Date	10-07-1994

Next Renewal	10-07-2014

713/745

3/4/2014	Portfolio Report

Trademark Venezuela, Bolivarian Republic of HERBALIFE				TM1001VE05

Status:	Registered/Granted

Application No.	1991-925677	Registration No.	F172611

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical preparations.

Diary Dates:

Application Date	12-06-1991	Registration Date	11-01-1994

Next Renewal	11-01-2014

Trademark Venezuela, Bolivarian Republic of HERBALIFE				TM1001VE06

Status:	Registered/Granted

Application No.	1983-005131	Registration No.	119947

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	06

List of Goods

06	Local Class: Pharmaceutical preparations, vitamins, minerals, food supplements, protein, medicinal herbs, dietetic supplements, medical and human conditioning supplements in all forms including tablets, liquids, capsules and powders, herbal drinks, medicinal soups, cosmetics, essential oils, perfumery, soaps, hair lotions, dentifrices, products for the care, cleaning and conditioning of hair and skin.

Diary Dates:

Application Date	06-30-1983	Registration Date	04-25-1986

Next Renewal	04-25-2011

Trademark Venezuela, Bolivarian Republic of HERBALIFE				TM1483VE00

Status:

Application Type:	Without Priority

Classes:	03

List of Goods

03	Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

Trademark Venezuela, Bolivarian Republic of HERBALIFE & Design				TM1006VE29

Status:	Registered/Granted

Application No.	1991-025668	Registration No.	F172594

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Food and food ingredients.

Diary Dates:

Application Date	12-06-1991	Registration Date	11-01-1994

Next Renewal	11-01-2014

714/745

3/4/2014	Portfolio Report

Trademark Venezuela, Bolivarian Republic of HERBALIFE & Design				TM1006VE30

Status:	Registered/Granted

Application No.	1991-925668	Registration No.	F172595

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Food and food ingredients.

Diary Dates:

Application Date	12-06-1991	Registration Date	11-01-1994

Next Renewal	11-01-2014

Trademark Venezuela, Bolivarian Republic of HERBALIFE & Design				TM1006VE03

Status:	Registered/Granted

Application No.	1991-025669	Registration No.	F172597

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Perfumery.

Diary Dates:

Application Date	12-06-1991	Registration Date	11-01-1994

Next Renewal	11-01-2014

Trademark Venezuela, Bolivarian Republic of HERBALIFE & Design				TM1006VE31

Status:	Registered/Granted

Application No.	1991-825668	Registration No.	F172596

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	31

List of Goods

31	Food and food ingredients.

Diary Dates:

Application Date	12-06-1991	Registration Date	11-01-1994

Next Renewal	11-01-2014

715/745

3/4/2014	Portfolio Report

Trademark Venezuela, Bolivarian Republic of				TM1006VE05
HERBALIFE & Design

Status:	Registered/Granted

Application No.	1991-925669	Registration No.	F172598

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical preparations.

Diary Dates:

Application Date	12-06-1991	Registration Date	11-01-1994

Next Renewal	11-01-2014

Trademark Venezuela, Bolivarian Republic of				TM1016VE29
HERBALIFELINE

Status:	Registered/Granted

Application No.	1992-001932	Registration No.	F168641

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Food and food ingredients.

Diary Dates:

Application Date	02-07-1992	Registration Date	10-07-1994

Next Renewal	10-07-2014

Trademark Venezuela, Bolivarian Republic of				TM1016VE31
HERBALIFELINE

Status:	Registered/Granted

Application No.	1992-801932	Registration No.	F168643

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	31

List of Goods

31	Food and food ingredients.

Diary Dates:

Application Date	02-07-1992	Registration Date	10-07-1994

Next Renewal	10-07-2014

Trademark Venezuela, Bolivarian Republic of				TM1016VE06
HERBALIFELINE

Status:	Registered/Granted

Application No.	1983-006952	Registration No.	F124434

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	06

List of Goods

06	Pharmaceutical preparations, vitamins; medicines; medicinal food supplements, protein, extracts and herbs for medical purposes; dietetic substances, medicinal cosmetics; essential oils, hair soaps and dentifrices for medical purposes; medicinal and human conditioning supplements in all forms including tablets, liquids, capsules and powders, herbal drinks and medicinal soups.

Diary Dates:

Application Date	08-31-1983	Registration Date	05-21-1986

Next Renewal	05-21-2011

716/745

3/4/2014	Portfolio Report

Trademark Venezuela, Bolivarian Republic of				TM1016VE03
HERBALIFELINE

Status:	Registered/Granted

Application No.	1991-025670	Registration No.	F172599

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Perfumery.

Diary Dates:

Application Date	12-06-1991	Registration Date	11-01-1994

Next Renewal	11-01-2014

Trademark Venezuela, Bolivarian Republic of				TM1016VE05
HERBALIFELINE

Status:	Registered/Granted

Application No.	1991-925670	Registration No.	F172600

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical preparations.

Diary Dates:

Application Date	12-06-1991	Registration Date	11-01-1994

Next Renewal	11-01-2014

Trademark Venezuela, Bolivarian Republic of				TM1016VE30
HERBALIFELINE

Status:	Registered/Granted

Application No.	1992-901932	Registration No.	F168642

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Food and food ingredients.

Diary Dates:

Application Date	02-07-1992	Registration Date	10-07-1994

Next Renewal	10-07-2014

717/745

3/4/2014	Portfolio Report

Trademark Venezuela, Bolivarian Republic of				TM1064VE06
KINDERMINS

Status:	Registered/Granted

Application No.	1984-008178	Registration No.	F125188

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	06

List of Goods

06	Vitamins and minerals, protein, nutritional herbs, therapeutic and medicinal linseed, analgesics and ointments for the skin.

Diary Dates:

Application Date	08-29-1984	Registration Date	05-27-1986

Next Renewal	05-27-2011

Trademark Venezuela, Bolivarian Republic of				TM1085VE29
LIFE & VICTORY

Status:	Registered/Granted

Application No.	1994-009048	Registration No.	P191945

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Meat, fish, poultry and game; meat extracts; preserved, dried and cooked fruits and vegetables; jellies, jams, compotes; eggs, milk and milk products; edible oils and fats.

Diary Dates:

Application Date	07-12-1994	Registration Date	10-31-1996

Next Renewal	10-31-2016

Trademark Venezuela, Bolivarian Republic of				TM1085VE30
LIFE & VICTORY

Status:	Registered/Granted

Application No.	1994-009050	Registration No.	P185840

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Especially tea.

Diary Dates:

Application Date	07-12-1994	Registration Date	02-09-1996

Next Renewal	02-09-2016

Trademark Venezuela, Bolivarian Republic of				TM1085VE03
LIFE & VICTORY

Status:	Registered/Granted

Application No.	1994-009052	Registration No.	P185841

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Hair shampoos, hair rinses and conditioners, skin cleansers, moisturizers, facial creams, body creams, shaving creams, suntan oils and suntan lotions.

Diary Dates:

Application Date	07-12-1994	Registration Date	02-09-1996

Next Renewal	02-09-2016

718/745

3/4/2014	Portfolio Report

Trademark Venezuela, Bolivarian Republic of				TM1085VE05
LIFE & VICTORY

Status:	Registered/Granted

Application No.	1994-009049	Registration No.	P185839

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements, dietary foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in the form of tablets powder, capsules or liquid.

Diary Dates:

Application Date	07-12-1994	Registration Date	02-09-1996

Next Renewal	02-09-2016

Trademark Venezuela, Bolivarian Republic of				TM1085VE32
LIFE & VICTORY

Status:	Registered/Granted

Application No.	1994-009051	Registration No.	P191946

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages and preparations for making beverages.

Diary Dates:

Application Date	07-12-1994	Registration Date	10-31-1996

Next Renewal	10-31-2016

Trademark Venezuela, Bolivarian Republic of				TM1049VE32
LIFTOFF

Status:	Registered/Granted

Application No.	2006-007604	Registration No.	P275770

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	04-07-2006	Registration Date	11-30-2006

Next Renewal	11-30-2016

Trademark Venezuela, Bolivarian Republic of				TM1010VE32
NITEWORKS

Status:	Registered

Application No.	2006-007606	Reg. No.	P293388

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	04-07-2006

719/745

3/4/2014	Portfolio Report

Trademark Venezuela, Bolivarian Republic of				TM1021VE03
NOURIFUSION

Status:	Registered/Granted

Application No.	2005-006333	Registration No.	P270874

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams, gels, lotions, washes, masks and milks for the face and body.

Diary Dates:

Application Date	04-05-2005	Registration Date	06-19-2006

Next Renewal	06-19-2016

Trademark Venezuela, Bolivarian Republic of				TM1021VE30
NOURIFUSION

Status:	Registered/Granted

Application No.	2005-006334	Registration No.	P270875

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Nutritional and dietary supplements for non-medical use.

Diary Dates:

Application Date	04-05-2005	Registration Date	06-19-2006

Next Renewal	06-19-2016

Trademark Venezuela, Bolivarian Republic of				TM1082VE29
NRG

Status:	Registered/Granted

Application No.	1991-025671	Registration No.	F172601

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Food and food ingredients.

Diary Dates:

Application Date	12-06-1991	Registration Date	11-01-1994

Next Renewal	11-01-2014

720/745

3/4/2014	Portfolio Report

Trademark Venezuela, Bolivarian Republic of				TM1082VE30
NRG

Status:	Registered/Granted

Application No.	1991-925671	Registration No.	F172602

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Food and food ingredients.

Diary Dates:

Application Date	12-06-1991	Registration Date	11-01-1994

Next Renewal	11-01-2014

Trademark Venezuela, Bolivarian Republic of				TM1082VE31
NRG

Status:	Registered/Granted

Application No.	1991-825671	Registration No.	F172603

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	31

List of Goods

31	Food and food ingredients.

Diary Dates:

Application Date	12-06-1991	Registration Date	11-01-1994

Next Renewal	11-01-2014

Trademark Venezuela, Bolivarian Republic of				TM1082VE06
NRG

Status:	Registered/Granted

Application No.	1983-006953	Registration No.	120254-F

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	06

List of Goods

06	Pharmaceutical preparations, vitamins, minerals, medicinal food supplements, protein, extracts and herbs for medicinal purposes, dietetic substances, medicinal cosmetics, essential oils, soaps, hair lotions and dentifrices for medicinal purposes, medicinal and human conditioning supplements in all forms including tablets, liquids, capsules and powders, herbal drinks and medicinal soups.

Diary Dates:

Application Date	08-31-1983	Registration Date	04-25-1986

Next Renewal	04-25-2011

Trademark Venezuela, Bolivarian Republic of				TM1037VE03
RADIANT C

Status:	Pending

Application No.	2006-007605

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	04-07-2006

721/745

3/4/2014	Portfolio Report

Trademark Venezuela, Bolivarian Republic of				TM1036VE03
RADIANT C (stylized)

Status:	Cancelled

Application No.	2000-14722

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	08-15-2000

Trademark Venezuela, Bolivarian Republic of				TM1097VE06
SCHIZANDRA PLUS

Status:	Registered/Granted

Application No.	1984-008179	Registration No.	130178-F

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	06

List of Goods

06	Vitamins and minerals, protein, nutritional herbs, therapeutic and medicinal linseed, analgesics and ointments for the skin.

Diary Dates:

Application Date	01-01-1984	Registration Date	09-18-1987

Next Renewal	09-18-2012

Trademark Venezuela, Bolivarian Republic of				TM1040VE32
SHAPEWORKS

Status:	Registered/Granted

Application No.	2005-005352	Registration No.	P269389

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Herbs and minerals for making beverages; fruit juice; vegetable juice.

Diary Dates:

Application Date	03-21-2005	Registration Date	04-17-2006

Next Renewal	04-17-2016

Trademark Venezuela, Bolivarian Republic of				TM1040VE29
SHAPEWORKS

Status:	Registered/Granted

Application No.	2005-005351	Registration No.	P269388

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Processed nuts; soups; preparations for making soup; cooked snacks, snacks of dried or preserved fruits and vegetables.

Diary Dates:

Application Date	03-21-2005	Registration Date	04-17-2006

Next Renewal	04-17-2016

722/745

3/4/2014	Portfolio Report

Trademark Venezuela, Bolivarian Republic of				TM1007VE03
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	2001-21497	Registration No.	P244046

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Facial creams, facial cleansers, lotions, moisturizers and toners.

Diary Dates:

Application Date	11-28-2001	Registration Date	02-27-2003

Next Renewal	02-27-2013

Trademark Venezuela, Bolivarian Republic of				TM1024VE05
THERMO-BOND

Status:	Registered/Granted

Application No.	1994-005761	Registration No.	P185504

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional supplements, particularly vitamins, minerals, herbs and fiber, in tablet form.

Diary Dates:

Application Date	05-05-1994	Registration Date	02-09-1996

Next Renewal	02-09-2016

Trademark Venezuela, Bolivarian Republic of				TM1462VE00
Tri-Leaf device

Status:	Published

Application No.	001044/2011

Application Type:	Without Priority

Classes:	03

List of Goods

03	Creams, gels, and lotions for the face and body; soaps, fragrances, shower oils and washes for the face and body; moisturizers.

Diary Dates:

Application Date	01-21-2011

Trademark Viet Nam				TM1031VN00
CELL-U-LOSS

Status:	Registered/Granted

Application No.	4-2006-00994	Registration No.	146974

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Supplemental foods in liquid, tablet, powdered or capsule form consisting of vitamins, minerals, herbs and other ingredients made predominantly from products in Class 29, not for medical purpose.

Diary Dates:

Application Date	01-19-2006	Registration Date	05-26-2010

Next Renewal	01-19-2016

723/745

3/4/2014	Portfolio Report

Trademark Viet Nam				TM1068VN00
DERMAJETICS

Status:	Registered/Granted

Application No.	20631	Registration No.	17234

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely, cleansers, moisturizers, toners, astringents, facial masks, facial creams, eye creams, body creams, body lotions, body toning creams, bath oils, bath gels, shaving creams, suntan oils, suntan lotions, bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices.

Diary Dates:

Application Date	11-12-1994	Registration Date	07-10-1995

Next Renewal	11-12-2014

Trademark Viet Nam				TM1080VN00
Figurine Design (reversed rainbowman)

Status:	Registered/Granted

Application No.	21115	Registration No.	17645

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Hair care products, namely shampoos, rinses and conditioners; skin care products, namely, cleansers, moisturizers, toners, astringents, facial mask, facial creams, body lotions, body toning creams, bath oils, bath gels, shaving creams, suntan oils, suntan lotions, powders, perfumes, colognes, toilet water and body soaps, deodorant, and after shave balms, bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps, perfumery, essential oils, cosmetics, hair lotions; dentifrices.

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, powder, capsule or liquid form; pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use; food for babies; plasters, materials for dressings; materials for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

30	Herbalife food beverages, namely tea; coffee, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages; beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	12-22-1994	Registration Date	08-14-1995

Next Renewal	12-22-2014

Trademark Viet Nam				TM1001VN00
HERBALIFE

Status:	Registered/Granted

Application No.	4-2004-07065	Registration No.	72611

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03	Shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men, fragrances; abrasive or exfoliant cloths; hair and body treatments; cosmetics; cosmetic preparations for skin care.

05	Vitamin, mineral and herbal supplements in liquid, tablet, powder, or capsule form.

Diary Dates:

Application Date	07-16-2004	Registration Date	06-06-2006

Next Renewal	07-16-2014

724/745

3/4/2014	Portfolio Report

Trademark Viet Nam				TM1001VN01
HERBALIFE

Status:	Registered/Granted

Application No.	20629	Registration No.	17232

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30, 32

List of Goods

30	Herbalife food beverages, namely, teas, coffee, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals; bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages, beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	11-12-1994	Registration Date	07-10-1995

Next Renewal	11-12-2014

Trademark Viet Nam				TM1001VN02
HERBALIFE

Status:	Registered/Granted

Application No.	14535	Registration No.	12123

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03	Hair shampoos, rinses, conditioners, skin cleaners, skin moisturizers, facial creams and sun cream.

05	Dietary supplements, vitamin and mineral water supplements.

Diary Dates:

Application Date	07-16-1993	Registration Date	06-08-1994

Next Renewal	07-16-2023

Trademark Viet Nam				TM1517VN00
HERBALIFE

Status:	Registered/Granted	Your Ref:	10148

Application No.	4-2010-1291	Registration No.	169069

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	35, 41, 44

List of Goods

35	Advertising; business management; business administration; office functions.

41	Education; providing of training; entertainment; sporting and cultural activities.

44	Medical services; veterinary services; hygienic and beauty care for human beings or animals; agriculture, horticulture and forestry services.

Diary Dates:

Application Date	06-11-2010	Registration Date	06-11-2010

Next Renewal	06-11-2020

725/745

3/4/2014	Portfolio Report

Trademark Viet Nam				TM1006VN01
HERBALIFE & Design

Status:	Registered/Granted

Application No.	14536	Registration No.	12124

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03

05

Diary Dates:

Application Date	07-16-1993	Registration Date	06-08-1994

Next Renewal	07-16-2023

Trademark Viet Nam				TM1006VN00
HERBALIFE & Design

Status:	Registered/Granted

Application No.	21116	Registration No.	17646

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30, 32

List of Goods

30	Herbalife food beverages, namely tea; coffee, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages; beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	12-12-1994	Registration Date	08-14-1995

Next Renewal	12-12-2014

Trademark Viet Nam				TM1006VN02
HERBALIFE & Design

Status:	Registered/Granted

Application No.	4-2004-07066	Registration No.	72612

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05

List of Goods

03	Shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men, fragrances; abrasive or exfoliant cloths; hair and body treatments; cosmetics; cosmetic preparations for skin care.

05	Vitamin, mineral and herbal supplements in liquid, tablet, powder, or capsule form.

Diary Dates:

Application Date	07-16-2004	Registration Date	06-06-2006

Next Renewal	07-16-2014

726/745

3/4/2014	Portfolio Report

Trademark Viet Nam				TM1006VN03
HERBALIFE & Design

Status:	Pending

Application No.	4-2010-16332	Registration No.	174277

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32, 35, 41, 44

List of Goods

03

05

30

32

35

Retailing and wholesaling services though direct sale and networks sales foods, food supplements, beverages, and topical skin- and hair-care products and promotional items related to foods, food supplements, and cosmetics.

41

44

Diary Dates:

Application Date	08-02-2010	Next Renewal	08-02-2020

Trademark Viet Nam				TM1639VN00
HERBALIFE & Tri-Leaf device (b&w)

Status:	Registered	Reg. No.	215367

Application No.	4-2012-19235

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, masks and sprays (cosmetics); hand lotions, creams, gels, and scrubs (cosmetics); body creams, lotions, washes, gels, and sprays (cosmetics); shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening preparation.

05	Health food supplements made principally of vitamins, health food supplement made principally of minerals, nutritional supplements for healthcare and dietary purposes.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts, snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; dried culinary herbs; herb tea for food purposes.

32	Mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Application Date	08-29-2012

Trademark Viet Nam				TM1639VN01
HERBALIFE & Tri-Leaf device (green background)

Status:	Registered/Granted

Application No.	4-2012-19234	Registration No.	215171

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 29, 30, 32, 35

List of Goods

03	Soaps; perfumery, essential oils, cosmetics, hair lotions, dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, masks and sprays (cosmetics); hand lotions, creams, gels, and scrubs (cosmetics); body creams, lotions, washes, gels, and sprays (cosmetics); shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening preparation.

05	Health food supplements made principally of vitamins, health food supplement made principally of minerals, nutritional supplements for healthcare and dietary purposes.

29	Foods and snacks made from processed oils, fats, and nuts; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts, snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.

30	Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; powder for making tea-based, cocoa-based beverages; powder for making herbal food beverages; dried culinary herbs; herb tea for food purposes.

32	Mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages.

35	Advertising; business management; business administration; office functions; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business.

Diary Dates:

Application Date	08-29-2012	Registration Date	11-18-2013

Next Renewal	08-29-2022

727/745

3/4/2014	Portfolio Report

Trademark Viet Nam				TM1534VN03
HERBALIFE AQUA

Status:	Registered

Application No.	4-2013-03114	Reg. No.	225308

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Shampoos, conditioners and hair styling products.

Diary Dates:

Application Date	02-18-2013

Trademark Viet Nam				TM1016VN00
HERBALIFELINE

Status:	Registered/Granted

Application No.	4-2005-14286	Registration No.	98143

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary supplements in tablet or capsule form comprised of fish oils.

Diary Dates:

Application Date	10-26-2005	Registration Date	03-24-2008

Next Renewal	10-26-2015

Trademark Viet Nam				TM1064VN00
KINDERMINS

Status:	Registered

Application No.	4-2010-15657	Registration No.	175270

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements for children consisting mainly of vitamins and minerals.

Diary Dates:

Application Date	07-22-2010	Next Renewal	07-22-2020

728/745

3/4/2014	Portfolio Report

Trademark Viet Nam				TM1602VN00
NITEWORKS

Status:	Registered

Application No.	4-2012-18863	Reg. No.	217250

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 32

List of Goods

05	Dietary supplements (for medical use).

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	08-24-2012

Trademark Viet Nam				TM1021VN00
NOURIFUSION

Status:	Registered/Granted

Application No.	4-2005-14284	Registration No.	97416

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 29, 32

List of Goods

03	Creams, lotions, gels, washes, masks, and milks for use on the face and body, all being cosmetics.

29	Supplemental foods in liquid, tablet, powdered or capsule form consisting of vitamins, minerals, herbs and other ingredients made predominantly from products in Class 29, not for medical purposes.

32	Non-alcoholic, dietary supplement drink mixes for use as a meal replacement (not for medical purposes).

Diary Dates:

Application Date	10-26-2005	Registration Date	03-12-2008

Next Renewal	10-26-2015

Trademark Viet Nam				TM1037VN00
RADIANT C

Status:	Pending

Application No.	4-2006-01000

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	01-19-2006

729/745

3/4/2014	Portfolio Report

Trademark Viet Nam				TM1040VN00
SHAPEWORKS

Status:	Closed/Registered

Application No.	4-2005-14285	Registration No.	97417

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05, 29, 30, 32, 44

List of Goods

05	Vitamin, mineral and herbal supplements in liquid, tablet, powder, or capsule form.

29	Processed nuts; soups, soup mixes; protein-based snack foods made predominantly from products in class 29; soy-based snack foods; fruit and vegetable-based snack foods.

30	Herbal tea beverages.

32	Fruit juice, vegetable juice and concentrates, syrups or powders used in preparation of fruit and vegetable juices; mixes made predominantly from powdered soy for making beverages.

44	Weight management regimen program featuring structured weight loss, weight management, diet, wellness planning and maintenance through the use of diet, nutrition and exercise for lifestyle changes.

Diary Dates:

Application Date	10-26-2005	Registration Date	03-12-2008

Next Renewal	10-26-2015

Trademark Viet Nam				TM1007VN00
SKIN ACTIVATOR

Status:	Pending

Application No.	4-2006-00999

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	01-19-2006

Trademark Viet Nam				TM1022VN00
TAKING NUTRITION TO HEART

Status:	Registered/Granted

Application No.	4-2006-00997	Registration No.	130892

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29, 30, 32

List of Goods

29	Snack bars, snack foods and nutritional foods made predominantly from products in Class 29, namely: processed nuts, protein-based snack foods, soy-based snack foods; fruit and vegetable-based snack foods; soups; soup mixes and dairy and yogurt-based beverages; meal replacement foods made predominantly from products in Class 29, namely, powdered soy-based protein food beverage mixes; vitamin, mineral and herbal supplements in liquid, tablet, powder or capsule form consisting of vitamins; minerals, herbs and ingredients made predominantly from products in Class 29, not for medical purposes.

30	Teas.

32	Non-alcoholic beverages, namely, soft drinks, energy drinks not for medical use, sport drinks, not for medical use, and other beverages not for medical use; syrups, powders for effervescing beverages, concentrates and other preparations for making beverages; dietary supplement drink mixes for use as a meal replacement not for medical use; powdered and liquid preparations for making beverages; herbal food beverages; powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

Diary Dates:

Application Date	01-19-2006	Registration Date	01-19-2006

Next Renewal	01-19-2016

730/745

3/4/2014	Portfolio Report

Trademark Viet Nam				TM1025VN00
THERMOJETICS

Status:	Registered/Granted

Application No.	20630	Registration No.	17233

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 05, 30, 32

List of Goods

03	Hair care products, namely shampoos, rinses and conditioners; skin care products, namely, cleansers, moisturizers, toners, astringents, facial mask, facial creams, body lotions, body toning creams, bath oils, bath gels, shaving creams, suntan oils, suntan lotions, powders, perfumes, colognes, toilet water and body soaps, deodorant, and after shave balms, bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps, perfumery, essential oils, cosmetics, hair lotions; dentifrices.

05	Nutritional supplements, dietetic foods, all consisting of vitamins, minerals, herbs, fiber and protein, all in tablet, powder, capsule or liquid form; pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use; food for babies; plasters, materials for dressings; materials for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

30	Herbalife food beverages, namely tea; coffee, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

32	Powdered protein, amino acids, vitamins, minerals and herbs for making beverages; beers; mineral and aerated waters and other non-alcoholic drinks; fruit drinks and fruit juices; syrups and other preparations for making beverages.

Diary Dates:

Application Date	11-12-1994	Registration Date	07-10-1995

Next Renewal	11-12-2014

Trademark Viet Nam				TM1026VN00
TOTAL CONTROL

Status:	Registered/Granted

Application No.	4-2005-14282	Registration No.	97415

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Supplemental foods in liquid, tablet, powdered or capsule form consisting of vitamins, minerals, herbs and other ingredients made predominantly from products in Class 29, not for medical purposes.

Diary Dates:

Application Date	10-26-2005	Registration Date	03-12-2008

Next Renewal	10-26-2015

Trademark Viet Nam				TM1027VN00
Tri-Leaf Design

Status:	Registered/Granted

Application No.	4-2006-00993	Registration No.	147082

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03, 09, 16, 18, 20, 21, 25, 29, 32, 35

List of Goods

03	Hair care products, namely shampoos, rinses and conditioners; and shaving creams.

09	Pre-recorded videotapes and audio tapes featuring information regarding health, well-being and nutritional supplements.

16	Printed publications, namely periodic informational magazines and brochures in the fields of health and well-being; stationery; pens and pencils; decals; stamps; and desk sets.

18	Travel bags and tote bags; business card cases made of leather; and luggage.

20	Plastic boxes and plastic pill boxes.

21	Beverage glassware; and small domestic utensils, namely manually-operated hand mixers.

25	Wearing apparel, namely jackets, shirts, caps and robes.

29	Dietetic foods made predominantly from products in class 29 not for medical purposes; vitamin, mineral and herbal supplements in liquid, tablet, powder or capsule form.

32	Herbal food beverages, non-alcoholic; powdered protein, amino acids, vitamins, minerals and herbs for making beverages.

35	Mail order and catalogue services featuring items in the fields of health, well-being, clothing, glassware, paper products, luggage and general merchandise.

Diary Dates:

Application Date	01-19-2006	Registration Date	05-31-2010

Next Renewal	01-19-2016

731/745

3/4/2014	Portfolio Report

Trademark Viet Nam				TM1633VN05
Tri-leaf device (B&W)

Status:	Pending

Application No.	4-2013-25739

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary and nutritional supplements.

Diary Dates:

Application Date	11-01-2013

Trademark Viet Nam				TM1468VN00
Tri-Leaf device (graphic)

Status:	Registered

Application No.	4-2010-12692	Registration No.	169070

Application Type:	Without Priority

Classes:	35

List of Goods

35	Retailing and wholeslaing services; import and export agency services; public relations; organization of trade fairs; demonstration of goods and distribution of samples; franchising.

Diary Dates:

Application Date	06-11-2010	Registration Date	08-04-2011

Next Renewal	06-11-2020

Trademark Viet Nam				TM1033VN00
TRI-SHIELD

Status:	Registered

Application No.	4-2006-00998	Reg. No.	128380

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05

Diary Dates:

Application Date	01-19-2006

732/745

3/4/2014	Portfolio Report

Trademark Viet Nam				TM1032VN00
XTRA-CAL

Status:	Pending

Application No.	4-2012-18738

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	dietary supplements in tablet or capsule form containing minerals and vitamins.

Diary Dates:

Application Date	08-23-2012

AgreementWorld Wide				A1001WW00
HLF/Amgen PROLESSA/PROLIA Co-Existance

Status:

Application Type:	With Priority

AgreementWorld Wide				A1002WW00
HLF/Amgen PROLESSA/PROLIA Co-Existence

Status:

Application Type:	Active

Trademark Zambia				TM1454ZM00
“24” graphic

Status:	Registered/Granted

Application No.	525/2011	Registration No.	525/2011

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	06-28-2011	Registration Date	06-28-2011

Next Renewal	06-28-2018

Trademark Zambia				TM1031ZM05
CELL-U-LOSS

Status:	Registered/Granted

Application No.	392/2007	Registration No.	392/2007

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants; preparations for destroying vermin; fungicides, herbicides.

Diary Dates:

Application Date	06-29-2007	Registration Date	09-29-2009

Next Renewal	06-29-2014

733/745

3/4/2014	Portfolio Report

Trademark Zambia				TM1083ZM32
H3O PRO

Status:	Registered/Granted

Application No.	154/2008	Registration No.	154/2008

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	03-11-2008	Registration Date	03-30-2009

Next Renewal	03-11-2015

Trademark Zambia				TM1001ZM03
HERBALIFE

Status:	Registered/Granted

Application No.	748/2005	Registration No.	748/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Soaps; perfumery, fragrances and body deodorants; essential oils; cosmetics; hair lotions, shampoos and hair conditioning products and hair fixatives; skin care products, namely creams, gels, milks, sprays, washes, rinses and masks for the face and body.

Diary Dates:

Application Date	12-14-2005	Registration Date	10-10-2006

Next Renewal	12-14-2026

Trademark Zambia				TM1001ZM19
HERBALIFE

Status:	Registered/Granted

Application No.	751/2005	Registration No.	751/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	19

List of Goods

19	Signs made of plastics (non-luminous and non-mechanical).

Diary Dates:

Application Date	12-14-2005	Registration Date	10-10-2006

Next Renewal	12-14-2026

Trademark Zambia				TM1001ZM18
HERBALIFE

Status:	Refused

Application No.	750/2005	Registration No.	750/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	18

List of Goods

18	Bags made of leather or imitation leather.

Diary Dates:

Application Date	12-14-2005	Registration Date	10-10-2006

Next Renewal	12-14-2012

734/745

3/4/2014	Portfolio Report

Trademark Zambia				TM1001ZM16
HERBALIFE

Status:	Registered/Granted

Application No.	749/2005	Registration No.	749/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Printed matter; photographs; stationery; instructional and teaching material (except apparatus) relating to advisory, consulting and coaching services and relating to diet and weight management; advice and counselling regarding healthy lifestyles and eating habits; information and advice relating to dietary supplements; sale, offering for sale, and multilevel marketing business services, namely providing marketing and income opportunities to third parties through the sale of nutritional and personal care products, and through the development of marketing organizations distributorship services in the field of nutritional and personal care products.

Diary Dates:

Application Date	12-14-2005	Registration Date	10-10-2006

Next Renewal	12-14-2026

Trademark Zambia				TM1001ZM25
HERBALIFE

Status:	Registered/Granted

Application No.	752/2005	Registration No.	752/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	25

List of Goods

25	Clothing, headgear and footwear, particularly, shirts, cloth caps and cloth bags.

Diary Dates:

Application Date	12-14-2005	Registration Date	10-10-2006

Next Renewal	12-14-2026

Trademark Zambia				TM1001ZM29
HERBALIFE

Status:	Registered/Granted

Application No.	753/2005	Registration No.	753/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Dietary and food supplements (other than for medical use) in tablet, capsule and powder form; soups; preserved, dried and cooked fruits and vegetables; jellies, jams, compotes; milk and milk products; edible oils and fats; protein snacks made from soya; soya shakes and protein preparations in the form of bars for human consumption [other than adapted for medical purposes].

Diary Dates:

Application Date	12-14-2005	Registration Date	10-10-2006

Next Renewal	12-14-2026

735/745

3/4/2014	Portfolio Report

Trademark Zambia				TM1001ZM30
HERBALIFE

Status:	Registered/Granted

Application No.	754/2005	Registration No.	754/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa; flour and preparations made from cereals, confectionery including but not limited to sugar-free chocolate, ices; soya based ice cream products, honey, treacle; sauces (condiments); sugar-free puddings and desserts; protein bars; cereal bars; chewing gum.

Diary Dates:

Application Date	12-14-2005	Registration Date	10-10-2006

Next Renewal	12-14-2026

Trademark Zambia				TM1001ZM32
HERBALIFE

Status:	Registered/Granted

Application No.	755/2005	Registration No.	755/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non alcoholic beverages and preparations for making non alcoholic beverages.

Diary Dates:

Application Date	12-14-2005	Registration Date	10-10-2006

Next Renewal	12-14-2026

Trademark Zambia				TM1029ZM16
HERBALIFE DISTRIBUTOR NUTRITION CLUB

Status:	Refused

Application No.	774/2005	Registration No.	774/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Printed matter; photographs; stationery, instructional and teaching material (except apparatus) relating to advisory, consulting and coaching services and relating to diet and weight management; advice and counselling regarding healthy lifestyles and eating habits; information and advice relating to dietary supplements; sale, offering for sale, and multilevel marketing business services, namely providing marketing and income opportunities to third parties through the sale of nutritional and personal care products, and through the development of marketing organizations distributorship services in the field of nutritional and personal care products.

Diary Dates:

Application Date	12-14-2005	Registration Date	11-30-2006

Next Renewal	12-14-2012

Trademark Zambia				TM1020ZM16
HERBALIFE NUTRITION CLUB

Status:	Refused

Application No.	773/2005	Registration No.	773/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Printed matter; photographs; stationery, instructional and teaching material (except apparatus) relating to advisory, consulting and coaching services and relating to diet and weight management; advice and counselling regarding healthy lifestyles and eating habits; information and advice relating to dietary supplements; sale, offering for sale, and multilevel marketing business services, namely providing marketing and income opportunities to third parties through the sale of nutritional and personal care products, and through the development of marketing organizations distributorship services in the field of nutritional and personal care products.

Diary Dates:

Application Date	12-14-2005	Registration Date	06-07-2007

Next Renewal	12-14-2012

736/745

3/4/2014	Portfolio Report

Trademark Zambia				TM1049ZM32
LIFTOFF

Status:	Registered/Granted

Application No.	772/2005	Registration No.	772/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non alcoholic beverages and preparations for making non alcoholic beverages.

Diary Dates:

Application Date	12-14-2005	Registration Date	10-10-2006

Next Renewal	12-14-2012

Trademark Zambia				TM1081ZM05
LIPO-BOND

Status:	Registered/Granted

Application No.	391/2007	Registration No.	391/2007

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances; adapted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants, preparations for destroying vermin; fungicides; herbicides.

Diary Dates:

Application Date	07-26-2007	Registration Date	07-22-2009

Next Renewal	07-26-2014

Trademark Zambia				TM1010ZM05
NITEWORKS

Status:	Registered/Granted

Application No.	393/2007	Registration No.	393/2007

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary supplements for non-medical purposes in tablet, capsule and powder form.

Diary Dates:

Application Date	06-29-2007	Registration Date	03-23-2009

Next Renewal	06-29-2014

737/745

3/4/2014	Portfolio Report

Trademark Zambia				TM1010ZM32
NITEWORKS

Status:	Registered/Granted

Application No.	394/2007	Registration No.	394/2007

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non-alcoholic beverages; preparations for making non-alcoholic beverages.

Diary Dates:

Application Date	06-29-2007	Registration Date	03-23-2009

Next Renewal	06-29-2014

Trademark Zambia				TM1021ZM30
NOURIFUSION

Status:	Registered/Granted

Application No.	396/2007	Registration No.	396/2007

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Dietary and nutritional supplements for non-medical health purposes; dietary supplement drink mixes for use as a meal replacement.

Diary Dates:

Application Date	06-29-2007	Registration Date	03-23-2009

Next Renewal	06-29-2014

Trademark Zambia				TM1021ZM03
NOURIFUSION

Status:	Registered/Granted

Application No.	395/2007	Registration No.	395/2007

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Creams; gels; lotions; washes; masks, and milks for use on the face and body.

Diary Dates:

Application Date	06-29-2007	Registration Date	03-23-2009

Next Renewal	06-29-2014

Trademark Zambia				TM1262ZM00
QUICKSPARK, cl. 30

Status:	Registered

Application No.	628/2010	Registration No.	628/2010

Application Type:	Without Priority

Classes:	30

List of Goods

30	Coffee, tea, cocoa, sugar, rice, tapioca, sago, artificial coffee; flour and preparations made from cereals, bread, pastry and confectionery, ices; honey, treacle; yeast, baking-powder; salt, mustard; vinegar, sauces (condiments); spices; ice.

Diary Dates:

Application Date	09-26-2010	Registration Date	06-05-2011

Next Renewal	09-26-2017

738/745

3/4/2014	Portfolio Report

Trademark Zambia				TM1037ZM03
RADIANT C

Status:	Registered/Granted

Application No.	399/2007	Registration No.	399/2007

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Skin care products, namely, facial creams, facial cleaners, lotions, moisturizers and toners.

Diary Dates:

Application Date	06-29-2007	Registration Date	11-04-2008

Next Renewal	06-29-2014

Trademark Zambia				TM1038ZM30
Ring of Leaves device

Status:	Refused

Application No.	770/2005	Registration No.	770/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa; flour and preparations made from cereals, confectionery including but not limited to sugar-free chocolate, ices; soya based ice cream products, honey, treacle; sauces (condiments); sugar-free puddings and desserts; protein bars; cereal bars; chewing gum.

Diary Dates:

Application Date	12-14-2005	Registration Date	10-10-2006

Next Renewal	12-14-2012

Trademark Zambia				TM1038ZM29
Ring of Leaves device

Status:	Refused

Application No.	769/2005	Registration No.	769/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Dietary and food supplements (other than for medical use) in tablet, capsule and powder form; soups; preserved, dried and cooked fruits and vegetables; jellies, jams, compotes; milk and milk products; edible oils and fats; protein snacks made from soya; soya shakes and protein preparations in the form of bars for human consumption [other than adapted for medical purposes].

Diary Dates:

Application Date	12-14-2005	Registration Date	10-10-2006

Next Renewal	12-14-2012

739/745

3/4/2014	Portfolio Report

Trademark Zambia				TM1038ZM16
Ring of Leaves device

Status:	Refused

Application No.	768/2005	Registration No.	768/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Printed matter; photographs, stationery; instructional and teaching material (except apparatus) relating to advisory, consulting and coaching services and relating to diet and weight management.

Diary Dates:

Application Date	12-14-2005	Registration Date	10-10-2006

Next Renewal	12-14-2012

Trademark Zambia				TM1038ZM32
Ring of Leaves device

Status:	Refused

Application No.	771/2005	Registration No.	771/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non alcoholic beverages and preparations for making non alcoholic beverages.

Diary Dates:

Application Date	12-14-2005	Registration Date	10-10-2006

Next Renewal	12-14-2012

Trademark Zambia				TM1593ZM05
ROSEGUARD

Status:	Pending

Application No.	592/2013

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Food supplements composed of vitamins and botanicals.

Diary Dates:

Application Date	06-06-2013

Trademark Zambia				TM1040ZM32
SHAPEWORKS

Status:	Refused

Application No.	767/2005	Registration No.	767/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32	Non alcoholic beverages and preparations for making non alcoholic beverages.

Diary Dates:

Application Date	12-14-2005	Registration Date	10-10-2006

Next Renewal	12-14-2012

740/745

3/4/2014	Portfolio Report

Trademark Zambia				TM1040ZM30
SHAPEWORKS

Status:	Registered/Granted

Application No.	766/2005	Registration No.	766/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30	Coffee, tea, cocoa; flour and preparations made from cereals, confectionery including but not limited to sugar-free chocolate, ices; soya based ice cream products, honey, treacle; sauces (condiments); sugar-free puddings and desserts; protein bars; cereal bars; chewing gum.

Diary Dates:

Application Date	12-14-2005	Registration Date	10-10-2006

Next Renewal	12-14-2012

Trademark Zambia				TM1040ZM16
SHAPEWORKS

Status:	Refused

Application No.	764/2005	Registration No.	764/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16	Printed matter; photographs, stationery; instructional and teaching material (except apparatus) relating to advisory, consulting and coaching services and relating to diet and weight management.

Diary Dates:

Application Date	12-14-2005	Registration Date	10-10-2006

Next Renewal	12-14-2012

Trademark Zambia				TM1040ZM29
SHAPEWORKS

Status:	Registered/Granted

Application No.	765/2005	Registration No.	765/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29	Dietary and food supplements (other than for medical use) in tablet, capsule and powder form; soups; preserved, dried and cooked fruits and vegetables; jellies, jams, compotes; milk and milk products; edible oils and fats; protein snacks made from soya; soya shakes and protein preparations in the form of bars for human consumption [other than adapted for medical purposes].

Diary Dates:

Application Date	12-14-2005	Registration Date	10-10-2006

Next Renewal	12-14-2012

Trademark Zambia				TM1007ZM03
SKIN ACTIVATOR

Status:	Registered/Granted

Application No.	387/2007	Registration No.	387/2007

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03	Facial cream; eye cream; and body lotion.

Diary Dates:

Application Date	06-29-2007	Registration Date	07-22-2009

Next Renewal	06-29-2014

741/745

3/4/2014	Portfolio Report

Trademark Zambia				TM1042ZM05
THERMO COMPLETE

Status:	Registered/Granted

Application No.	398/2007	Registration No.	398/2007

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Nutritional and dietary supplements.

Diary Dates:

Application Date	06-29-2007	Registration Date	03-23-2009

Next Renewal	06-29-2014

Trademark Zambia				TM1027ZM18
Tri-Leaf Design

Status:	Pending

Application No.	758/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	18

List of Goods

18

Diary Dates:

Application Date	12-30-2005

Trademark Zambia				TM1027ZM19
Tri-Leaf Design

Status:	Refused

Application No.	759/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	19

List of Goods

19

Diary Dates:

Application Date	12-30-2005

742/745

3/4/2014	Portfolio Report

Trademark Zambia Tri-Leaf Design		TM1027ZM25

Status:	Pending

Application No.	760/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	25

List of Goods

25

Diary Dates:

Application Date	12-30-2005

Trademark Zambia Tri-Leaf Design		TM1027ZM03

Status:	Refused

Application No.	756/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	03

List of Goods

03

Diary Dates:

Application Date	12-30-2005

Trademark Zambia Tri-Leaf Design		TM1027ZM16

Status:	Refused

Application No.	757/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	16

List of Goods

16

Diary Dates:

Application Date	12-30-2005

Trademark Zambia Tri-Leaf Design		TM1027ZM29

Status:	Refused

Application No.	761/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	29

List of Goods

29

Diary Dates:

Application Date	12-30-2005

743/745

3/4/2014	Portfolio Report

Trademark Zambia Tri-Leaf Design				TM1027ZM30

Status:	Refused

Application No.	762/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	30

List of Goods

30

Diary Dates:

Application Date	12-30-2005

Trademark Zambia Tri-Leaf Design				TM1027ZM32

Status:	Registered	Reg. No.	763/2005

Application No.	763/2005

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	32

List of Goods

32

Diary Dates:

Application Date	12-30-2005

Trademark Zambia TRI-SHIELD				TM1033ZM05

Status:	Registered/Granted

Application No.	397/2007	Registration No.	397/2007

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Dietary supplements for non-medical purposes in tablet, capsule and powder form.

Diary Dates:

Application Date	06-29-2007	Registration Date	03-23-2009

Next Renewal	06-29-2014

744/745

3/4/2014	Portfolio Report

Trademark Zambia VegetACE				TM1045ZM05

Status:	Registered/Granted

Application No.	390/2007	Registration No.	390/2007

Application Type:	Without Priority

Applicant:	Herbalife International, Inc.

Classes:	05

List of Goods

05	Pharmaceutical, veterinary and sanitary preparations; dietetic substances adapted for medical use, food for babies; plasters, materials for dressings; material for

Diary Dates:

Application Date	06-29-2007	Registration Date	11-04-2008

Next Renewal	06-29-2014

745/745

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number AR-1 Q5 HERBALIFE Argentina APPLICATION (PENDING) Status According to PTO: NEW APPLICATION 29 29 Clase 29 : Internacional Limitada SOLAMENTE PRODUCTOS ALIMENTICIOS PROTEICOS PARA EL CONSUMO HUMANO. Goods and Services Computerised Translation: 29 Class 29: International Limited PROTEIN PRODUCTS ONLY FOOD FOR HUMAN CONSUMPTION. HERBALIFE INTERNATIONAL, INC. (NEVADA) (United States of America) App 3368600 AR-10 Q5 HERBALIFE Argentina REGISTRATION (REGISTERED) Status According to PTO: REGISTERED TRADEMARK 3 03 Clase 03 : Internacional Limitada SOLAMENTE CHAMPU, CREMAS DE ENJUAGUE Y ACONDICIONADORES PARA EL CABELLO, LIMPIADORES PARA LA PIEL, HUMECTANTES, CREMAS FACIALES Y CREMAS DE AFEITAR. Goods and Services Computerised Translation: 03 Cl. 03: International Limited ONLY SHAMPOOS, CREAM THAN RINSING AND CONDITIONERS FOR THE HAIR, SKIN CLEANSERS, MOISTENING AGENTS, FACIAL CREAM AND SHAVING CREAMS. HERBALIFE INTERNATIONAL, INC. (United States of America) App 3301305 Reg 2671393 AR-11 Q5 C RADIANT Argentina REGISTRATION (REGISTERED) Status According to PTO: REGISTERED TRADEMARK 3 03 Clase 03 : Internacional Toda la clase EXCEPTO PREPARACIONES PARA BLANQUEAR Y OTRAS SUSTANCIAS PARA LA COLADA, PREPARACIONES PARA LIMPIAR, PULIR, DESENGRASAR Y RASPAR, JABONES, INCLUIDOS JABONES DE TOCADOR, COLONIAS, DESODORANTES, ANTITRANSPIRANTES, PAÑOS IMPREGNADOS DE DETERGENTE PARA LA LI MPIEZA.
Goods and Services Computerised Translation: 03 Class 03: International whole class EXCEPT WHITENING PREPARATIONS AND OTHER SUBSTANCES FOR LAUNDRY, cleaning, polishing, scouring and abrasive preparations, SOAPS, TOILET SOAPS INCLUDING, colognes, deodorants, antiperspirants, SATURATED WITH DETERGENT WIPES FOR LI mpieza. HERBALIFE INTERNATIONAL INC. (United States of America) App 3290206 Reg 2681361 AR-12 Q5 SKIN ACTIVATOR Argentina REGISTRATION (REGISTERED) Status According to PTO: REGISTERED TRADEMARK 3 03 Clase 03 : Internacional Toda la clase EXCEPTO PAÑOS IMPREGNADOS DE DETERGENTE PARA LA LIMPIEZA. Goods and Services Computerised Translation: 03 Cl. 03: International whole class EXCEPT CLOTHS IMPREGNATED WITH A DETERGENT FOR CLEANING. HERBALIFE INTERNATIONAL INC. (United States of America) App 3220138 Reg 2577702 AR-13 Q5 KINDERMINS Argentina REGISTRATION (REGISTERED) Status According to PTO: REGISTERED TRADEMARK 5 05 Clase 05 : Internacional Toda la clase Goods and Services Computerised Translation: 05 Cl. 05: International whole class HERBALIFE INTERNATIONAL INC. (United States of America) App 3164971 Reg 2523459

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
AR-14 Q5 LIPO-BOND Argentina REGISTRATION (REGISTERED) Status According to PTO: REGISTERED TRADEMARK 5 05 Clase 05 : Internacional Toda la clase
SOLAMENTE SUPLEMENTOS NUTRICIONALES DE LA CLASE 5 INTERNACIONAL.
Goods and Services Computerised Translation:
05 Cl. 05: International whole class
ONLY NUTRITIONAL SUPPLEMENTS OF CLASSES 5
INTERNATIONAL. HERBALIFE INTERNATIONAL, INC (United States of America) App 3157639 Reg 2593254
AR-16 Q5 Design Only Argentina REGISTRATION (REGISTERED) Status According to PTO: REGISTERED TRADEMARK 3 03 Clase 03 : Internacional Toda la clase EXCEPTO PAÑOS IMPREGNADOS DE DETERGENTE PARA LA LIMPIEZA.
Goods and Services Computerised Translation:
03 Cl. 03: International whole class
EXCEPT CLOTHS IMPREGNATED WITH A DETERGENT FOR CLEANING. HERBALIFE INTERNATIONAL, INC. (United States of America) App 2931313 Reg 2384617
AR-2 Q5 HERBALIFE SKIN Argentina APPLICATION (PENDING) Status According to PTO: NEW APPLICATION 3 03 Clase 03 : Internacional Limitada
SOLAMENTE PREPARACIONES NO MEDICINALES PARA EL CUIDADO DE LA PIEL, A SABER, CREMAS FACIALES, CREMASPARA LOS OJOS, LIMPIADORES FACIALES, EXfOLIANTES, CREMAS LIMPIADORAS, LOCIONES Y ACEITES, CREMASPARA EL CUERPO, CREMAS HIDRATANTES Y TÓNICOS, GELES, JABONES Y MASCARILLAS PARA EL USO EN LACARA Y EL CUERPO, CREMAS DE AFEITAR PREPARACIONES NO MEDICINALES PARA LA PROTECCIÓN SOLAR. Goods and Services Computerised Translation:
03 Class 03: International Limited
NOT ONLY MEDICINAL PREPARATIONS FOR SKIN CARE, TO KNOW, FACIAL CREAM, CREMASPARA EYE, FACE CLEANERS, scrubs, cleansers, lotions and oils CREMASPARA BODY, moisturizers and toners, GELS, SOAPS AND MASKS FOR USE IN LACARA AND BODY CREAM SHAVING PREPARATIONS FOR MEDICAL NO SUNSCREEN. HERBALIFE INTERNATIONAL INC. (United States of America) App 3353287
AR-22 Q5 Design Only Argentina REGISTRATION (REGISTERED) Status According to PTO: REGISTERED TRADEMARK 32 32 Clase 32 : Internacional Toda la clase
Goods and Services Computerised Translation:
32 Cl. 32: International whole class HERBALIFE INTERNATIONAL, INC. (United States of America) App 2828579 Reg 2381888
AR-26 Q5 CORE COMPLEX Argentina REGISTRATION (REGISTERED) Status According to PTO: REGISTERED TRADEMARK 29 29 Clase 29 : Internacional Limitada
SOLAMENTE : ACEITE DE PESCADO, ACEITES, GRASAS Y NUECES PREPARADAS.
Goods and Services Computerised Translation:
29 Cl. 29: International Limited
ONLY: FISH OIL, OILS, FATS AND PREPARED NUTS. HERBALIFE INTERNATIONAL INC. (United States of America) App 2640566 Reg 2154357

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
AR-3 Q5 HERBALIFE24 Argentina APPLICATION (PENDING) Status According to PTO: NEW APPLICATION 29 29 Clase 29 : Internacional Limitada
SOLAMENTE ALIMENTOS QUE CONSISTEN EN PREPARADOSEN pOLVO;ALIMENTOS QUE CONSISTENEN PREPARADOS EN POLVO INCLUYENDO SUPLEMENTOSDIETÉTICOS O SUPLEMENTOS NUTRITIVOSO SUPLEMENTOS ALIMENTICIOS QUE CONTIENENPROTEÍNAS, MINERALES Y VITAMINAS.
Goods and Services Computerised Translation:
29 Class 29: International Limited
ONLY FOOD CONSISTING PREPARADOSEN dust CONSISTENEN FOODS INCLUDING SUPLEMENTOSDIETÉTICOS POWDERED OR SUPPLEMENTS NUTRITIONAL SUPPLEMENTS THAT NUTRITIVOSO CONTIENENPROTEÍNAS, MINERALS AND VITAMINS. HERBALIFE INTERNATIONAL, INC. (United States of America) App 3340337
AR-4 Q5 HERBALIFE24 Argentina APPLICATION (PENDING) Status According to PTO: NEW APPLICATION 32 32 Clase 32 : Internacional Limitada
SOLAMENTE PREPARACIONES PARA ELABORAR BEBIDASNO ALCOHOLICAS; BEBIDAS PARA EL ENTRENAMIENTODEPORTIVO Y DE ATLETISMO; BEBIDASDEPORTIVAS QUE CONTIENEN PROTEINAS, MINERALESY VITAMINAS.
Goods and Services Computerised Translation:
32 Class 32: International Limited
ONLY DEVELOP BEBIDASNO ALCOHOLIC PREPARATIONS; ENTRENAMIENTODEPORTIVO AND DRINKS FOR ATHLETICS; BEBIDASDEPORTIVAS CONTAINING PROTEIN, VITAMIN MINERALESY. HERBALIFE INTERNATIONAL, INC. (United States of America) App 3340338
AR-44 Q5 DERMAJETICS Argentina REGISTRATION (REGISTERED) Status According to PTO: REGISTERED TRADEMARK 3 03 Clase 03 : Internacional Limitada
SOLAMENTE PRODUCTOS PARA EL CUIDADO DE LA PIEL, PRINCIPALMENTE LIMPIADORES, HUMECTANTES, TONICOS, ASTRINGENTES, MASCARAS FACIALES CREMAS FACIALES, CREMAS PARA LOS OJOS, CREMAS PARA EL
CUERPO, LOCIONES PARA EL CUERPO, ACEITES Y GELS PARA EL BAÑO.
Goods and Services Computerised Translation:
03 Cl. 03: International Limited
ONLY CARE ITEMS THAN THE SKIN., MAINLY WASHES, MOISTENING AGENTS, TONICS., ASTRINGENTS, FACE MASKS CREAMS FACIAL,
EYE CREAM, BODY CREAMS, BODY LOTIONS, OILS AND GELS FOR BATH. HERBALIFE INTERNATIONAL INC. (United States of America) App 2579081 Reg 2044233

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
AR-5 Q5 HERBALIFE24 Argentina APPLICATION (PENDING) Status According to PTO: NEW APPLICATION 5 05 Clase 05 : Internacional Limitada
SOLAMENTE COMPLEMENTOS DIETETICOS Y NUTRITIVOS;SUPLEMENTOS ALIMENTICIOS; SUPLEMENTOSDIETETICOS Y NUTRITIVOS PARA DEPORTESY ATLETISMO; BEBIDAS ENRIQUECIDAS NUTRITIVAMENTE;SUPLEMENTOS ALIMENTICIOS CON PROTEINAS,MINERALES Y VITAMINAS.
Goods and Services Computerised Translation:
05 Class 05: International Limited
NUTRITIONAL AND DIETARY SUPPLEMENTS ONLY; NUTRITIONAL SUPPLEMENTS; SUPLEMENTOSDIETETICOS DEPORTESY FOR ATHLETICS AND NUTRITIOUS; Nutritionally fortified beverages; FOOD SUPPLEMENT WITH PROTEIN, VITAMINS AND MINERALS. HERBALIFE INTERNATIONAL, INC. (United States of America) App 3340336
AR-6 Q5 24 Argentina APPLICATION (PENDING) Status According to PTO: NEW APPLICATION 5 05 Clase 05 : Internacional Limitada
SOLAMENTE COMPLEMENTOS DIETETICOS Y NUTRITIVOS;SUPLEMENTOS ALIMENTICIOS; SUPLEMENTOSDIETETICOS Y NUTRITIVOS PARA DEPORTESY ATLETISMO; BEBIDAS ENRIQUECIDAS NUTRITIVAMENTE;SUPLEMENTOS ALIMENTICIOS CON PROTEINAS,MINERALES Y VITAMINAS.
Goods and Services Computerised Translation:
05 Class 05: International Limited
NUTRITIONAL AND DIETARY SUPPLEMENTS ONLY; NUTRITIONAL SUPPLEMENTS; SUPLEMENTOSDIETETICOS DEPORTESY FOR ATHLETICS AND NUTRITIOUS; Nutritionally fortified beverages; FOOD SUPPLEMENT WITH PROTEIN, VITAMINS AND MINERALS. HERBALIFE INTERNATIONAL, INC. (United States of America) App 3340339
AR-61 Q5 VIDA Argentina REGISTRATION (REGISTERED) Status According to PTO: REGISTERED TRADEMARK 3 03 Clase 03 : Internacional Toda la clase
Goods and Services Computerised Translation:
03 Cl. 03: International whole class HERBALIFE INTERNATIONAL INC. (United States of America) App 2200848 Reg 1818472
AR-66 Q5 SCHIZANDRA PLUS Argentina REGISTRATION (REGISTERED) Status According to PTO: REGISTERED TRADEMARK 5 05 Clase 05 : Internacional Toda la clase
Goods and Services Computerised Translation:
05 Cl. 05: International whole class HERBALIFE INTERNATIONAL INC. (NEVADA). (United States of America) App 1970947 Reg 1874953

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
AR-7 Q5 24 Argentina APPLICATION (PENDING) Status According to PTO: NEW APPLICATION 32 32 Clase 32 : Internacional Limitada
SOLAMENTE PREPARACIONES PARA ELABORAR BEBIDASNO ALCOHOLICAS; BEBIDAS PARA EL ENTRENAMIENTODEPORTIVO Y DE ATLETISMO; BEBIDASQUE CONTIENEN PROTEINAS, MINERALES Y VITAMINAS.
Goods and Services Computerised Translation:
32 Class 32: International Limited
ONLY DEVELOP BEBIDASNO ALCOHOLIC PREPARATIONS; ENTRENAMIENTODEPORTIVO AND DRINKS FOR ATHLETICS; BEBIDASQUE CONTAINING PROTEIN, VITAMINS AND MINERALS. HERBALIFE INTERNATIONAL, INC. (United States of America) App 3340341
AR-8 Q5 24 Argentina APPLICATION (PENDING) Status According to PTO: NEW APPLICATION 29 29 Clase 29 : Internacional Limitada
SOLAMENTE ALIMENTOS QUE CONSISTEN EN PREPARADOSEN POLVO;AIIMENTOS QUE CONSISTENEN PREPARADOS EN POLVO INCLUYENDO SUPLEMENTOSDIETÉTICOS O SUPLEMENTOS NUTRITIVOSO SUPLEMENTOS ALIMEnTICIOS QUE CONTIENENPROTEÍNAS, MINERALES Y VITAMINAS.
Goods and Services Computerised Translation:
29 Class 29: International Limited
ONLY FOOD CONSISTING PREPARADOSEN POWDER; AIIMENTOS CONSISTENEN THAT POWDERED OR SUPPLEMENTS INCLUDING SUPLEMENTOSDIETÉTICOS NUTRITIVOSO Nutritionals THAT CONTIENENPROTEÍNAS, MINERALS AND VITAMINS. HERBALIFE INTERNATIONAL, INC. (United States of America) App 3340340
AR-9 Q5 HERBALIFE Argentina REGISTRATION (REGISTERED) Status According to PTO: REGISTERED TRADEMARK 5 05 Clase 05 : Internacional Limitada
SOLAMENTE COMPLEMENTO NUTRICIONAL DE VITAMINAS, MINERALES, HIERBAS Y PROTEINAS, TODOS EN FORMA DE TABLETAS, POLVO O LIQUIDO.
Goods and Services Computerised Translation:
05 Cl. 05: International Limited
ONLY COMPLEMENTS NUTRITIONAL THAN VITAMINS, MINERALS, HERBS AND PROTEINS, ALL IN FORM OF TABLETS, POWDER OR LIQUID. HERBALIFE INTERNATIONAL, INC. (United States of America) App 3301306 Reg 2671394
AU-1 Q5 HERBALIFE Australia © IP Australia, the sole official and authorized provider for Australia, gives no warranty as to the accuracy of the information provided by Thomson CompuMark and accepts no liability for the use of this information. APPLICATION (PENDING) Status According to
PTO: ACCEPTED 29 35 29 Food products in Class 29; foods consisting of powdered preparations; foods consisting of powdered preparations including dietary supplements and/or nutritional supplements and/or food supplements containing proteins, minerals and vitamins
35 Retail services provided through direct solicitation by a network of independent distributors and independent representatives directed to end-users featuring foods, dietary supplements, beverages, topical personal care products, clothing, audio and video programs, and publications containing information about human health, nutrition and fitness; sale through direct solicitation by a network of independent distributors and independent representatives directed to end-users of marketing services; marketing services Herbalife International, Inc. (United States of America) App 1644467

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
AU-2 Q5 HERBALIFE24 Australia © IP Australia, the sole official and authorized provider for Australia, gives no warranty as to the accuracy of the information provided by Thomson CompuMark and accepts no liability for the use of this information. UNPUBLISHED APPLICATION (PENDING) Status According to PTO: UNDER EXAMINATION —EXTENSION FEES NOT REQUIRED 5 29 30 32 05 Dietary and nutritional supplements; food supplements; dietary and nutritional supplements for sports and athletics; nutritionally fortified beverages; food supplements containing proteins, minerals and vitamins
29 Foods consisting of powdered preparations; foods consisting of powdered preparations including dietary supplements and/or nutritional supplements and/or food supplements containing proteins, minerals and vitamins
30 Shakes and shake mixes incorporating protein, minerals and vitamins
32 Preparations for making non-alcoholic drinks; drinks for spots Herbalife International, Inc. (United States of America) App 1644139
AU-27 Q5 HERBALIFE Australia © IP Australia, the sole official and authorized provider for Australia, gives no warranty as to the accuracy of the information provided by Thomson CompuMark and accepts no liability for the use of this information. REGISTRATION (REGISTERED) Status According to PTO: LINKED / MERGED 30 30 Beverages and teas in this class Herbalife International Inc
(United States of America) App 676551 Reg 676551
AU-28 Q5 HERBALIFE Australia © IP Australia, the sole official and authorized provider for Australia, gives no warranty as to the accuracy of the information provided by Thomson CompuMark and accepts no liability for the use of this information. REGISTRATION (REGISTERED) Status According to PTO: LINKED / MERGED 32 32 Preparations in this class including minerals and herbs for making beverages Herbalife International Inc
(United States of America) App 676552 Reg 676552

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
AU-3 Q5 24 Australia © IP Australia, the sole official and authorized provider for Australia, gives no warranty as to the accuracy of the information provided by Thomson CompuMark and accepts no liability for the use of this information. UNPUBLISHED APPLICATION (PENDING) Status According to PTO: UNDER EXAMINATION —EXTENSION FEES NOT REQUIRED 5 29 30 32 05 Dietary and nutritional supplements; food supplements; dietary and nutritional supplements for sports and athletics; nutritionally fortified beverages; food supplements containing proteins, minerals and vitamins
29 Foods consisting of powdered preparations; foods consisting of powdered preparations including dietary supplements and/or nutritional supplements and/or food supplements containing proteins, minerals and vitamins
30 Shakes and shake mixes incorporating protein, minerals and vitamins
32 Preparations for making non-alcoholic drinks; drinks for sports Herbalife International, Inc. (United States of America) App 1644134
AU-4 Q5 HERBALIFE SKIN Australia © IP Australia, the sole official and authorized provider for Australia, gives no warranty as to the accuracy of the information provided by Thomson CompuMark and accepts no liability for the use of this information. REGISTRATION (REGISTERED) Status According to PTO: REGISTERED / PROTECTED 3 03 Non-medicated skin care preparations, namely, facial creams, eye creams, facial cleansers, scrubs, cleansing creams, lotions and oils, body lotion, moisturizers and toners, gels, washes, and masks for use on the face and body, shaving creams; non- medicated sun care preparations Herbalife International, Inc. (United States of America) App 1581150 Reg 1581150
AU-5 Q5 HERBALIFE AQUA Australia © IP Australia, the sole official and authorized provider for Australia, gives no warranty as to the accuracy of the information provided by Thomson CompuMark and accepts no liability for the use of this information. REGISTRATION (REGISTERED) Status According to PTO: REGISTERED / PROTECTED 3 03 Shampoos, conditioners, hair styling products and other hair care preparations in this class Herbalife International, Inc. (United States of America) App 1541213 Reg 1541213

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
AU-56 Q5 HERBALIFE Australia © IP Australia, the sole official and authorized provider for Australia, gives no warranty as to the accuracy of the information provided by Thomson CompuMark and accepts no liability for the use of this information. REGISTRATION (REGISTERED) Status According to PTO: LINKED REGISTRATION 3 03 All goods in this class including products in this class for application to hair and skin, such as shampoos, lotions, rinses and conditioners for hair, and cleansers, moisturizers, toners, creams, ointment, gels and lotions for skin, all the aforesaid goods containing or consisting of herbs Herbalife International Inc
(United States of America) App 385934 Reg 385934
BO-1 Q5 HERBALIFE24 Bolivia APPLICATION (PENDING) 5 COMPLEMENTOS DIETÉTICOS Y NUTRITIVOS; SUPLEMENTOS ALIMENTICIOS; SUPLEMENTOS DIETÉTICOS Y NUTRITIVOS PARA DEPORTES Y ATLETISMO; BEBIDAS ENRIQUECIDAS NUTRITIVAMENTE; SUPLEMENTOS ALIMENTICIOS CON PROTEÍNAS, MINERALES Y VITAMINAS. Goods and Services Computerised Translation: ACCESSORIES DIETETICS AND NUTRITIVE; FOOD SUPPLEMENTS; DIETETIC SUPPLEMENTS AND NUTRITIVE FOR SPORTING AND ATHLETICS; BEVERAGES ENRICHED NUTRITIVE; FOOD SUPPLEMENTS INCLUDING PROTEINS, MINERALS AND VITAMINS HERBALIFE INTERNATIONAL, INC. (United States of America) App 5019-2014
BO-2 Q5 HERBALIFE24 Bolivia APPLICATION (PENDING) 29 ALIMENTOS QUE CONSISTEN EN PREPARADOS EN POLVO; ALIMENTOS QUE CONSISTEN EN PREPARADOS EN POLVO INCLUYENDO SUPLEMENTOS DIETÉTICOS O SUPLEMENTOS NUTRITIVOS O SUPLEMENTOS ALIMENTICIOS QUE CONTIENEN PROTEÍNAS, MINERALES Y VITAMINAS. Goods and Services Computerised Translation: FOODS THAT CONSISTING OF PREPARED POWDERED; FOODS THAT CONSISTING OF PREPARED POWDERED COMPRISING DIETETICS SUPPLEMENTS OR NUTRICIONAL SUPPLEMENTS OR FOOD SUPPLEMENTS THAT CONTAINING PROTEIN, ORES AND VITAMINS. HERBALIFE INTERNATIONAL, INC. (United States of America) App 5020-2014
BO-3 Q5 HERBALIFE24 Bolivia APPLICATION (PENDING) 32 PREPARACIONES PARA ELABORAR BEBIDAS NO ALCOHÓLICAS; BEBIDAS PARA EL ENTRENAMIENTO DEPORTIVO Y DE ATLETISMO; BEBIDAS DEPORTIVAS QUE CONTIENEN PROTEÍNAS, MINERALES Y VITAMINAS.
Goods and Services Computerised Translation: PREPARATIONS FOR PROCESSING BEVERAGES NON-ALCOHOLIC; BEVERAGES FOR SPORTS TRAINING AND THAN ATHLETICS; SPORTS BEVERAGES THAT CONTAINING PROTEIN, ORES AND VITAMINS HERBALIFE INTERNATIONAL, INC. (United States of America) App 5021-2014

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
BO-33 Q5 DERMAJETICS Bolivia REGISTRATION (REGISTERED) 3 PRODUCTOS PARA EL CUIDADO DE LA PIEL, LLAMADOS LIMPIADORES, HUMIDIFICADORES, MATICES, ASTRIGENTES, MASCARAS FACIALES, LIMPIADORES FACIALES Y CORPORALES, CREMAS FACIALES, CREMAS PARA LOS OJOS, CREMAS PARA EL CUERPO, CREMAS MATIZADORAS DE CUERPO, ACEITES CORPORALES, LOCIONES
PARA EL CUERPO, ACEITES DE BAÑO, GELS DE BAÑO, Y TODOS LOS PRODUCTOS DE ESTA CLASE.
Goods and Services Computerised Translation: SKINCARE PRODUCTS, NAMELY WASHES, HUMIDIFIERS, TINGE, ~ASTRIGENTES~, FACIAL MASKS, FACIAL CLEANSERS AND BODY, FACIAL CREAM, EYE CREAM, BODY CREAMS, CREAMS
~MATIZADORAS~ THAN BODY, BODY OILS, BODY LOTIONS, OILS THAN BAÑ OR, GELS THAN BAÑ OR, AND ALL PRODUCTS OF THIS CLASSES. HERBALIFE INTERNATIONAL, INC. (United States of America) App 387-1995 Reg 75339 C
BO-34 Q5 FIGURINE Bolivia REGISTRATION (REGISTERED) 32 LLAMADOS PROTEINAS, AMINO ACIDOS, VITAMINAS, MINERALES Y YERBAS PARA HACER BEBIDAS.
Goods and Services Computerised Translation: NAMELY PROTEINS, AMINO ACIDS, VITAMINS, MINERALS AND HERB FOR MAKING BEVERAGES. HERBALIFE INTERNATIONAL INC. (United States of America) App 3199-1994 Reg 77424 C
BO-37 Q5 THERMOJETICS Bolivia REGISTRATION (REGISTERED) 32 PROTEINAS, AMINOACIDOS, VITAMINAS, MINERALES Y YERBAS PARA HACER BEBIDAS. Goods and Services Computerised Translation: PROTEINS, AMINO ACIDS, VITAMINS, MINERALS AND HERB FOR MAKING BEVERAGES. HERBALIFE INTERNATIONAL, INC. (United States of America) App 3205-1994 Reg 64276 C
BO-38 Q5 HERBALIFE Bolivia REGISTRATION (REGISTERED) 32 PROTEINAS, AMINOACIDOS, MINERALES Y YERBAS PARA HACER BEBIDAS.
Goods and Services Computerised Translation: PROTEINS, AMINO ACIDS, MINERALS AND HERB FOR MAKING BEVERAGES. HERBALIFE INTERNATIONAL, INC. (United States of America) App 3206-1994 Reg 64275 C
BO-39 Q5 THERMOJETICS Bolivia REGISTRATION (REGISTERED) 30 TE, ESPECIAL INFUSIONES.
Goods and Services Computerised Translation:
TEA, SPECIAL INFUSIONS. HERBALIFE INTERNATIONAL, INC. (United States of America) App 3204-1994 Reg 64278 C
BO-4 Q5 24 Bolivia APPLICATION (PENDING) 5 COMPLEMENTOS DIETÉTICOS Y NUTRITIVOS; SUPLEMENTOS ALIMENTICIOS; SUPLEMENTOS DIETÉTICOS Y NUTRITIVOS PARA DEPORTES Y ATLETISMO; BEBIDAS ENRIQUECIDAS NUTRITIVAMENTE; SUPLEMENTOS ALIMENTICIOS CON PROTEÍNAS, MINERALES Y VITAMINAS. Goods and Services Computerised Translation: ACCESSORIES DIETETICS AND NUTRITIVE; FOOD SUPPLEMENTS; DIETETIC SUPPLEMENTS AND NUTRITIVE FOR SPORTING AND ATHLETICS; BEVERAGES ENRICHED NUTRITIVE; FOOD SUPPLEMENTS INCLUDING PROTEINS, MINERALS AND VITAMINS HERBALIFE INTERNATIONAL, INC. (United States of America) App 5022-2014

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
BO-40 Q5 FIGURINE Bolivia REGISTRATION (REGISTERED) 3 LLAMADOS CHAMPUES, ENJUAGUES Y ACONDICIONADORES, LIMPIADORES, HUMIDIFICADORES, VIGORIZANTES, ASTRINGENTES, CREMAS FACIALES, CREMAS OCULARES, CREMAS CORPORALES, LOCIONES CORPORALES, CREMAS PARA AFEITARSE, ACEITS Y LOCIONES PARA BRONCEADO, POLVOS, PERFUMES, COLONIAS, AGUA DE COLONIA, ACEITES CORPORALES, JABONES, DESODORANTES, BALSAMOS PARA DESPUES DE AFEITARSE.
Goods and Services Computerised Translation: NAMELY SHAMPOOS, RINSES AND CONDITIONERS, CLEANERS, HUMIDIFIERS, FORTIFYING, ASTRINGENTS, FACIAL CREAM, CREAMS EYEPIECES, BODY SKIN CREAMS, BODY LOTIONS, CREAMS FOR SHAVING, ~ACEITS~ AND LOTIONS FOR SUNTANNING, POWDER, PERFUMES, COLOGNES, EAU COLOGNE, BODY OILS, SOAPS, DEODORANTS, BALM FOR AFTER SHAVING. HERBALIFE INTERNATIONAL INC. (United States of America) App 3200-1994 Reg 63984 C
BO-41 Q5 THERMOJETICS Bolivia REGISTRATION (REGISTERED) 5 SUPLEMENTOS NUTRICIONALES, ALIMENTOS DIETETICOS, TODA CLASE DE VITAMINAS, MINERALES, YERBAS, FIBRAS Y PROTEINAS, TODAS EN TABLETAS, POLVOS,EN CAPSULAS EN LIQUIDOS.
Goods and Services Computerised Translation: NUTRITIONAL SUPPLEMENTS, DIETETIC FOODS, ALL CLASSES OF VITAMINS, MINERALS, HERB, FIBRES AND PROTEINS, ALL AT TABLETS, POWDER, AT CAPSULE, AT LIQUIDS. HERBALIFE INTERNATIONAL, INC. (United States of America) App 3202-1994 Reg 64279 C
BO-49 Q5 SCHIZANDRA PLUS Bolivia REGISTRATION (REGISTERED) 5 VITAMINAS SUSTANCIAS DE ORIGEN MINERAL, PROTEINAS, HIERBAS NUTRIENTES; LINAZA MEDICINAL Y TERAPEUTICA, ANALGESICO Y UNGUENTOS PARA LA PIEL.
Goods and Services Computerised Translation: VITAMINS SUBSTANCES THAN MINERAL ORIGIN, PROTEINS, NUTRIENTS HERBS; MEDICINAL LINSEED AND THERAPEUTICS, ANALGESIC. AND OINTMENTS FOR THE SKIN. HERBALIFE INTERNATIONAL, INC. (United States of America) App 824-1984 Reg 44300 C
BO-5 Q5 24 Bolivia APPLICATION (PENDING) 32 PREPARACIONES PARA ELABORAR BEBIDAS NO ALCOHÓLICAS; BEBIDAS PARA EL ENTRENAMIENTO DEPORTIVO Y DE ATLETISMO; BEBIDAS DEPORTIVAS QUE CONTIENEN PROTEÍNAS, MINERALES Y VITAMINAS.
Goods and Services Computerised Translation: PREPARATIONS FOR PROCESSING BEVERAGES NON-ALCOHOLIC; BEVERAGES FOR SPORTS TRAINING AND THAN ATHLETICS; SPORTS BEVERAGES THAT CONTAINING PROTEIN, ORES AND VITAMINS HERBALIFE INTERNATIONAL, INC. (United States of America) App 5024-2014

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
BO-6 Q5 24 Bolivia APPLICATION (PENDING) 29 ALIMENTOS QUE CONSISTEN EN PREPARADOS EN POLVO; ALIMENTOS QUE CONSISTEN EN PREPARADOS EN POLVO INCLUYENDO SUPLEMENTOS DIETÉTICOS O SUPLEMENTOS NUTRITIVOS O SUPLEMENTOS ALIMENTICIOS QUE CONTIENEN PROTEÍNAS, MINERALES Y VITAMINAS. Goods and Services Computerised Translation: FOODS THAT CONSISTING OF PREPARED POWDERED; FOODS THAT CONSISTING OF PREPARED POWDERED COMPRISING DIETETICS SUPPLEMENTS OR NUTRICIONAL SUPPLEMENTS OR FOOD SUPPLEMENTS THAT CONTAINING PROTEIN, ORES AND VITAMINS. HERBALIFE INTERNATIONAL, INC. (United States of America) App 5023-2014
BO-7 Q5 HERBALIFE SKIN Bolivia APPLICATION (PENDING) 3 PREPARACIONES PARA EL CUIDADO DE LA PIEL NO MEDICADOS, COMO SER, CREMAS FACIALES, CREMAS PARA LOS OJOS, LIMPIADORES FACIALES, EXFOLIANTES, LIMPIADORAS, CREMAS DE LIMPIEZA, LOCIONES Y ACEITES, LOCIÓN, HIDRATANTES Y TÓNICOS PARA EL CUERPO, GELES, LAVADOS, Y MASCARILLAS PARA EL USO EN LA CARA Y EL CUERPO, CREMAS DE AFEITAR; PREPARACIONES DE PROTECCIÓN SOLAR NO MEDICADOS.
Goods and Services Computerised Translation: SKIN CARE PREPARATIONS (NOT MEDICAL), IN THE FORM OF BEING, FACIAL CREAM, EYE
CREAM, FACIAL CLEANSERS, SCRUBS, CLEANING, POLISHING CREAMS, LOTIONS AND OILS, LOTION, MOISTURISERS AND TONICS FOR BODY, GELS, WASHING, AND MASKS FOR USE IN FACE AND BODY, SHAVING CREAMS; PREPARATIONS OF
SUN-PROTECTION NOT MEDICAL HERBALIFE INTERNATIONAL INC. (United States of America) App 4831-2014
BO-9 Q5 RADIANT C Bolivia APPLICATION (PENDING) 3 PRODUCTOS COSMÉTICOS COMO SER CREMAS, LOCIONES, GELS, LECHES, LAVADOS, EXFOLIANTES, LIMPIADORES, E HIDRATANTES PARA EL CUIDADO DE LA CARA Y EL CUERPO. Goods and Services Computerised Translation: PRODUCTS COSMETIC IN THE FORM OF BEING CREAMS, LOTIONS, GEL, MILKS, WASH, SCRUBS, CLEANERS, AND MOISTURIZERS FOR CARE OF FACE AND BODY. HERBALIFE INTERNATIONAL, INC. (United States of America) App 4667-2005

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
BW-16 Q5 SHAPEWORKS Botswana APPLICATION (PENDING) 5 29 30 32 44 05 Nutritional, food and dietary supplements of all kinds and description, vitamins, minerals, vitamin supplements, mineral supplements
29 Meals, snacks and beverages prepared from goods included in the class including but not limited to soups. Meal replacements, powdered preparations, food beverage mixes; preparations for making beverages and shakes
30 Staple foods; teas and beverages; powdered preparations; preparations and mixes for making beverages and foodstuffs included in the class; dietary supplements, preparations and additives, prepared foodstuffs, meals and confectionery
32 Non-alcoholic drinks, beverages, syrups and juices; fruit drinks and fruit juices; mineral and aerated waters; supplements enriched beverages; ready to drink beverages; syrups, powders and other preparations for making beverages
44 Healthcare, health therapy and hygienic services including but not limited to a weight management program; consultancy and information services in relation to all the aforegoing HERBALIFE INTERNATIONAL OF AMERICA (United States of America) App 2004/00321
BW-17 Q5 SHAPESCAN Botswana APPLICATION (PENDING) 5 29 30 32 44 05 Nutritional, food and dietary supplements of all kinds and description, vitamins, minerals, vitamin supplements, mineral supplements
29 Meals, snacks and beverages prepared from goods included in the class including but not limited to soups. Meal replacements, powdered preparations, food beverage mixes; preparations for making beverages and shakes
30 Staple foods; teas and beverages; powdered preparations; preparations and mixes for making beverages and foodstuffs included in the class; dietary supplements, preparations and additives, prepared foodstuffs, meals and confectionery
32 Non-alcoholic drinks, beverages, syrups and juices; fruit drinks and fruit juices; mineral and aerated waters; supplements enriched beverages; ready to drink beverages; syrups, powders and other preparations for making beverages
44 Healthcare, health therapy and hygienic services including but not limited to a weight management program; consultancy and information services in relation to all the aforegoing HERBALIFE INTERNATIONAL OF AMERICA (United States of America) App 2004/00322

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
BW-18 Q5 SHAPESCAN Botswana APPLICATION (PENDING) 9 09 Electronic apparatus of all kinds, photographic, cinematographic; telecommunications devices, apparatus, equipment, installations, machines and instruments; devices associated with weight management programs; Body scanners and analyzers; optical, teaching apparatus and equipment; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers; recording disc; data processing equipment; computerware (hardware and software) of all kinds and descriptions; computer hardware and software for use in weight management programs; electronic publications; electronic database of information recorded on computer media parts, components, fittings and accessories for all of the aforegoing HERBALIFE INTERNATIONAL OF AMERICA (United States of America) App 2004/00323
BW-22 Q5 DERMAJETICS Botswana APPLICATION (PENDING) 3 03 skin care products, namely, cleansers, moisturizer, toners, astringents, facial masks, facial creams, eye creams, body creams, body lotions, bath oils, bath gels HERBALIFE INTERNATIONAL (United States of America) App 1999/00229
BR-1 Q5 FIT CAMP Brazil APPLICATION (PENDING) 41 Serviços educacionais e de treinamento, a saber, realização de workshops e seminários na área de nutrição e atividades físicas e distribuição de materiais relacionados aos mesmos; serviços de instrução de atividades físicas.;
Goods and Services Computerised Translation: educational services and of ~treinamento~, the learning, arranging of workshops and seminars in area of nutrition and ~atividades~ physical and distribution of relating materials thereto; services instructional of
~atividades~ physical. HERBALIFE INTERNATIONAL, INC. (United States of America) App 908473460
BR-2 Q5 HERBALIFE SKIN Brazil APPLICATION (PENDING) 3 Preparações não medicinais para os cuidados da pele, a saber, cremes faciais, cremes para os olhos, produtos de limpeza facial, produtos de esfoliação, cremes de limpeza, loções e óleos, loção para o corpo, hidratantes e tônicos, géis, enxaguantes e máscaras para uso no rosto e no corpo, cremes de barbear; preparações não medicinais para os cuidados com o sol.;
Goods and Services Computerised Translation: Preparations not medical for care of skin, the learning, facial cream, eye cream, products of facial cleaning, products of peeling, cleansing creams, lotions and oils, body lotion, moisturisers and toners, gels,
~enxaguantes~ and masks for use into face and into body, shaving creams; preparations not medical for the care with sun. HERBALIFE INTERNATIONAL, INC. (United States of America) App 908273517
BR-5 Q5 Design Only Brazil APPLICATION (PENDING) 35 publicidade;
Goods and Services Computerised Translation:
publicity; HERBALIFE INTERNATIONAL, INC. (United States of America) App 905516583

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
HERBALIFE SKIN Canada Pending Non-medicated skin care preparations, namely facial creams, eye creams, facial cleansers, scrubs, cleansing creams, lotions and oils, body lotion, moisturizers and toners, gels, washes, and masks for use on the face and body, shave creams; non-medicated sun care preparations. HERBALIFE INTERNATIONAL, INC. App 1693138
HERBALIFE24
DESIGN Canada Pending Dietary and nutritional supplements for sports and fitness, namely, meal replacement powders, meal replacement drink mixes, meal replacement shake mixes, powdered sports drink mixes, nutritional powdered drink mixes intended to help athletes train, recover and perform, powdered drink mixes intended to provide increased energy, powdered drink mixes for hydration, powdered drink mixes intended to support muscle movement, powdered drink mixes intended to support muscle growth and repair, powdered drink mixes intended to support blood flow, powdered drink mixes intended to support immune function, powdered drink mixes intended to combat exercise-induced inflammation, powdered drink mixes intended to bolster the production of nitric oxide, powdered drink mixes intended to bolster red blood cell production, powdered drink mixes intended to bolster glycogen replenishment, powdered drink mixes composed largely of plant extracts and fatty acids, powdered drink mixes containing electrolyte, powdered drink mixes containing antioxidant, powdered drink mixes containing vitamin(s), powdered drink mixes containing mineral(s), powdered drink mixes containing protein, carbohydrate and amino acid; preparations for making sports beverages HERBALIFE INTERNATIONAL, INC. App 1703266
TRI-SHIELD Canada REGISTRATION (REGISTERED) Dietary nutritional supplements comprised of krill oil for non-medicinal health purposes; dietary and nutritional supplements containg fish oil; dietary and nutritional supplements comprised of krill oil for non-medicinal health purposes. HERBALIFE INTERNATIONAL, INC. App 1282011 Reg TMA693609

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
CL-1 Q5 HERBALIFE SKIN Chile APPLICATION (PENDING) 3 03 INCL. PREPARACIONES NO MEDICINALES PARA EL CUIDADO DE LA PIEL, A SABER, CREMAS FACIALES, CREMAS PARA LOS OJOS, LIMPIADORES FACIALES, EXFOLIANTES, CREMAS DE LIMPIEZA, LOCIONES Y ACEITES, LOCIONES PARA EL CUERPO, HIDRATANTES Y TÓNICOS, GELES, ENJUAGUES Y MASCARILLAS FACIALES Y CORPORALES, CREMAS DE AFEITAR; PREPARACIONES NO MEDICINALES DE PROTECCIÓN SOLAR.
Goods and Services Computerised Translation:
03 INCL. PREPARATIONS NON-MEDICATED FOR CARE OF THE SKIN, NAMELY, FACIAL CREAM, EYE CREAM, FACIAL CLEANSERS, SCRUBS, POLISHING CREAMS, LOTIONS AND OILS, BODY LOTION, MOISTURISERS AND TONICS, GELS, RINSE AND FACIAL MASQUES AND BODY, SHAVING CREAMS; PREPARATIONS NON-MEDICATED THAN SUN- PROTECTION. HERBALIFE INTERNATIONAL, INC (United States of America) App 1122922
CL-2 Q5 HERBALIFE SKIN Chile APPLICATION (PENDING) 3 03 INCL. PREPARACIONES NO MEDICINALES PARA EL CUIDADO DE LA PIEL, A SABER, CREMAS FACIALES, CREMAS PARA LOS OJOS, LIMPIADORES FACIALES, EXFOLIANTES, CREMAS DE LIMPIEZA, LOCIONES Y ACEITES, LOCIONES PARA EL CUERPO, HIDRATANTES Y TÓNICOS, GELES, ENJUAGUES Y MASCARILLAS FACIALES Y CORPORALES, CREMAS DE AFEITAR; PREPARACIONES NO MEDICINALES DE PROTECCIÓN SOLAR. NOTA: CON PROTECCIÓN
AL CONJUNTO.
Goods and Services Computerised Translation:
03 INCL. PREPARATIONS NON-MEDICATED FOR CARE OF THE SKIN, NAMELY, FACIAL CREAM, EYE CREAM, FACIAL CLEANSERS, SCRUBS, POLISHING CREAMS, LOTIONS AND OILS, BODY LOTION, MOISTURISERS AND TONICS, GELS, RINSE AND FACIAL MASQUES AND BODY, SHAVING CREAMS; PREPARATIONS NON-MEDICATED THAN SUN- PROTECTION. NOTES: WITH PROTECTION TO GROUP. HERBALIFE INTERNATIONAL, INC (United States of America) App 1122922
CL-23 Q5 RADIANTC Chile REGISTRATION (REGISTERED) 3 03 PRODUCTOS PARA EL CUIDADO DE LA PIEL, PRINCIPALMENTE CREMAS FACIALES, LIMPIADORES FACIALES, LOCIONES, HUMECTANTES Y TONIFICANTES.
Goods and Services Computerised Translation:
03 SKINCARE PRODUCTS, PRINCIPALLY CREAMS FACIAL, FACIAL CLEANSERS, LOTIONS, MOISTENING AGENTS AND TONING. HERBALIFE INTERNATIONAL, INC (United States of America) App 994573 Reg 959245
CL-26 Q5 ADEMAS Chile REGISTRATION (REGISTERED) 3 03 INCL. COLONIAS, JABONES PARA EL CUERPO, DESODORANTES PARA EL CUERPO Y BALSAMOS PARA DESPUES DE AFEITARSE.
Goods and Services Computerised Translation:
03 INCL. COLOGNES, SOAPS FOR BODY, DEODORANT FOR BODY. AND BALM FOR AFTER SHAVING. HERBALIFE INTERNATIONAL, INC (United States of America) App 431461 Reg 599128

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
CL-27 Q5 AQUAGENICS Chile REGISTRATION (REGISTERED) 11 11 INCL. UNIDADES DE PURIFICACION DE AGUA DE USO DOMESTICO, INCLUIDOS FILTROS DE AGUA Y CABEZALES ROCIADORES PORTATILES. Goods and Services Computerised Translation:
11 INCL. UNITS OF WATER PURIFYING THAN USE DOMESTIC, INCLUDED WATER FILTERS AND DOGS SPRAYERS PORTABLE. HERBALIFE INTERNATIONAL, INC (United States of America) App 397294 Reg 514954
CL-28 Q5 AEROGENICS Chile REGISTRATION (REGISTERED) 11 11 INCL. UNIDADES DE PURIFICACION DE AIRE PORTATILES Y DE USO DOMESTICO.
Goods and Services Computerised Translation:
11 INCL. UNITS OF PURIFICATIONS THAN AIR PORTABLE AND THAN USE DOMESTIC. HERBALIFE INTERNATIONAL, INC (United States of America) App 397293 Reg 514946
CL-3 Q5 24 Chile APPLICATION (PENDING) 5 29 32 05 INCL. COMPLEMENTOS DIETÉTICOS Y NUTRITIVOS; SUPLEMENTOS ALIMENTICIOS; SUPLEMENTOS DIETÉTICOS Y NUTRITIVOS PARA DEPORTES Y ATLETISMO; BEBIDAS
ENRIQUECIDAS NUTRITIVAMENTE; SUPLEMENTOS ALIMENTICIOS CON PROTEÍNAS, MINERALES Y VITAMINAS.
29 INCL. ALIMENTOS QUE CONSISTEN EN PREPARADOS EN POLVO; ALIMENTOS QUE CONSISTEN EN PREPARADOS EN POLVO INCLUYENDO SUPLEMENTOS DIETÉTICOS O SUPLEMENTOS NUTRITIVOS O SUPLEMENTOS ALIMENTICIOS QUE CONTIENE PROTEÍNAS, MINERALES Y VITAMINAS.
32 INCL. PREPARACIONES PARA ELABORAR BEBIDAS NO ALCOHÓLICAS; BEBIDAS PARA EL ENTRENAMIENTO DEPORTIVO Y DE ATLETISMO; BEBIDAS DEPORTIVAS QUE CONTIENEN PROTEÍNAS, MINERALES Y VITAMINAS.
Goods and Services Computerised Translation:
05 INCL. DIETARY SUPPLEMENTS. AND NUTRITIVE; FOOD SUPPLEMENTS; DIETETIC SUPPLEMENTS AND NUTRITIVE FOR SPORTING AND ATHLETICS; BEVERAGES ENRICHED NUTRITIVE; FOOD SUPPLEMENTS INCLUDING PROTEINS, MINERALS AND VITAMINS.
29 INCL. FOODS THAT CONSISTING OF PREPARED POWDERED; FOODS THAT CONSISTING OF PREPARED POWDERED COMPRISING DIETETICS SUPPLEMENTS OR NUTRICIONAL SUPPLEMENTS OR FOOD SUPPLEMENTS THAT CONTAIN PROTEIN, MINERALS AND VITAMINS. HERBALIFE INTERNATIONAL, INC (United States of America) App 1115187

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
CL-30 Q5 DINOKIDS Chile REGISTRATION (REGISTERED) 3 03 ACONDICIONADORES. INCL. PASTA DE DIENTES; PRODUCTOS PARA EL CUIDADO DEL CUERPO, PRINCIPALMENTE, LOCIONES PARA EL CUERPO, POLVOS PARA EL CUERPO, BURBUJAS DE BAÑO, GELS DE BAÑO, ACEITES DE BAÑO, JABONES PARA EL CUERPO, ACEITES Y LOCIONES BRONCEADORAS; PRODUCTOS PARA EL CUIDADO DEL CABELLO, PRINCIPALMENTE, CHAMPUESY.
Goods and Services Computerised Translation:
03 CONDITIONERS. INCL. PASTE THAN TOOTH; BODY CARE, PRINCIPALLY, BODY LOTIONS, POWDER FOR BODY.-, BUBBLES THAN BAÑ OR, GELS THAN BAÑ OR, OILS THAN BAÑ OR, SOAPS FOR BODY, OILS AND TANNING LOTIONS; PRODUCTS FOR HAIR CARE, PRINCIPALLY,
~CHAMPUESY~. HERBALIFE INTERNATIONAL, INC (United States of America) App 383996 Reg 507517
CL-31 Q5 LIPO-BOND Chile REGISTRATION (REGISTERED) 5 05 INCL. SUPLEMENTOS VITAMINICOS Y MINERALES.
Goods and Services Computerised Translation:
05 INCL. SUPPLEMENTS VITAMINIZED AND MINERALS. HERBALIFE INTERNATIONAL, INC (United States of America) App 879010 Reg 868909
CL-39 Q5 ASMERA Chile REGISTRATION (REGISTERED) 3 03 INCL. PRODUCTOS PARA LA HIGIENE PERSONAL, PRINCIPALMENTE, POLVOS, PERFUMES, COLONIAS, AGUAS DE TOCADOR, ACEITES PARA EL CUERPO, LOCIONES PARA EL CUERPO, CREMAS PARA EL CUERPO, JABONES PARA EL CUERPO, DESODORANTES PARA EL CUERPO, Y TODOS LOS OTROS PRODUCTOS DE ESTA CLASE.
Goods and Services Computerised Translation:
03 INCL. PRODUCTS FOR HYGIENE PERSONAL, PRINCIPALLY, POWDER, PERFUMES, COLOGNES, TOILET-WATERS, OILS FOR BODY, BODY LOTIONS, BODY CREAMS, SOAPS FOR BODY, DEODORANT FOR BODY, AND ALL OTHER GOODS IN THIS CLASS. HERBALIFE INTERNATIONAL, INC (United States of America) App 350503 Reg 519772

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
CL-4 Q5 HERBALIFE24 Chile APPLICATION (PENDING) 5 29 32 05 INCL. COMPLEMENTOS DIETÉTICOS Y NUTRITIVOS; SUPLEMENTOS ALIMENTICIOS; SUPLEMENTOS DIETÉTICOS Y NUTRITIVOS PARA DEPORTES Y ATLETISMO; BEBIDAS
ENRIQUECIDAS NUTRITIVAMENTE; SUPLEMENTOS ALIMENTICIOS CON PROTEÍNAS, MINERALES Y VITAMINAS.
29 INCL. ALIMENTOS QUE CONSISTEN EN PREPARADOS EN POLVO; ALIMENTOS QUE CONSISTEN EN PREPARADOS EN POLVO INCLUYENDO SUPLEMENTOS DIETÉTICOS O SUPLEMENTOS NUTRITIVOS O SUPLEMENTOS ALIMENTICIOS QUE CONTIENE PROTEÍNAS, MINERALES Y VITAMINAS.
32 INCL. PREPARACIONES PARA ELABORAR BEBIDAS NO ALCOHÓLICAS; BEBIDAS PARA EL ENTRENAMIENTO DEPORTIVO Y DE ATLETISMO; BEBIDAS DEPORTIVAS QUE CONTIENEN PROTEÍNAS, MINERALES Y VITAMINAS.
Goods and Services Computerised Translation:
05 INCL. DIETARY SUPPLEMENTS. AND NUTRITIVE; FOOD SUPPLEMENTS; DIETETIC SUPPLEMENTS AND NUTRITIVE FOR SPORTING AND ATHLETICS; BEVERAGES ENRICHED NUTRITIVE; FOOD SUPPLEMENTS INCLUDING PROTEINS, MINERALS AND VITAMINS.
29 INCL. FOODS THAT CONSISTING OF PREPARED POWDERED; FOODS THAT CONSISTING OF PREPARED POWDERED COMPRISING DIETETICS SUPPLEMENTS OR NUTRICIONAL SUPPLEMENTS OR FOOD SUPPLEMENTS THAT CONTAIN PROTEIN, MINERALS AND VITAMINS. HERBALIFE INTERNATIONAL, INC (United States of America) App 1115190
CL-40 Q5 VITESSENCE Chile REGISTRATION (REGISTERED) 3 03 CLASE. INCL. PRODUCTOS PARA LA HIGIENE PERSONAL, PRINCIPALMENTE, POLVOS, PERFUMES, COLONIAS, AGUAS DE TOCADOR, ACEITES PARA EL CUERPO, LOCIONES PARA EL CUERPO, CREMAS PARA EL CUERPO, JABONES PARA EL CUERPO, DESODORANTES PARA EL CUERPO, BALSAMOS PARA DESPUES DE AFEITARSE, Y TODOS LOS OTROS PRODUCTOS DE LA.
Goods and Services Computerised Translation:
03 CLASSES. INCL. PRODUCTS FOR HYGIENE PERSONAL, PRINCIPALLY, POWDER, PERFUMES, COLOGNES, TOILET-WATERS, OILS FOR BODY, BODY LOTIONS, BODY CREAMS, SOAPS FOR BODY, DEODORANT FOR BODY, BALM FOR AFTER SHAVING, AND ALL OTHER PRODUCTS OF. HERBALIFE INTERNATIONAL, INC (United States of America) App 350505 Reg 612391

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
CL-41 Q5 NATURE’S MIRROR Chile REGISTRATION (REGISTERED) 3 03 INCL. TODOS LOS PRODUCTOS DE LA CLASE, PRINCIPALMENTE LIMPIADORES FACIALES, HUMECTANTES, TONIFICANTES, ASTRINGENTES, MASCARAS FACIALES, RESTREGADORES PARA LA CARA Y EL CUERPO, CREMAS FACIALES, CREMAS PARA LOS OJOS, CREMAS PARA AFEITARSE Y BALSAMOS PARA DESPUES DE AFEITARSE. NOTA: SIN PROTECCION A LA PALABRA NATURE’S AISLADAMENTE CONSIDERADA.
Goods and Services Computerised Translation:
03 INCL. ALL GOODS OF CLASSES, PRINCIPALLY FACIAL CLEANSERS, MOISTENING AGENTS, TONING, ASTRINGENTS, FACIAL MASKS, SCRUB FOR FACE AND BODY, FACIAL CREAM, EYE CREAM, CREAMS FOR SHAVING AND BALM FOR AFTER SHAVING. NOTES: WITHOUT PROTECTION TO WORD ~NATURE’S~ SINGLY CONSIDERED. HERBALIFE INTERNATIONAL, INC (United States of America) App 346637 Reg 540412
CL-42 Q5 OCEAN CURRENTS Chile REGISTRATION (REGISTERED) 3 03 INCL. TODOS LOS PRODUCTOS DE LA CLASE, PRINCIPALMENTE CREMAS PARA EL CUERPO, CREMAS PARA TONIFICAR EL CUERPO, ACEITES PARA EL CUERPO, LOCIONES PARA EL CUERPO, JABONES DE BAÑO, ACEITES PARA BAÑO, GELES PARA EL BAÑO Y LA DUCHA.
Goods and Services Computerised Translation:
03 INCL. ALL GOODS OF CLASSES, PRINCIPALLY CREAMS FOR BODY, CREAMS FOR TONE UP BODY, OILS FOR BODY, BODY LOTIONS, SOAPS FOR BAÑ OR, OILS FOR BAÑ OR, GELS FOR BAÑ OR AND SHOWER. HERBALIFE INTERNATIONAL, INC (United States of America) App 346638 Reg 537494
CN-10 Q5 nai wo ke Original Trademark
Name: China REGISTRATION (REGISTERED) 5 Subclass Description:
Medicines, disinfectants, herbal medicinal materials, medicinal liquor
Dietetic substances adapted for medical use, food for babies HERBALIFE INTERNATIONAL,INC. (United States of America)
HERBALIFE INTERNATIONAL,INC., kang bao lai guo ji gong si App 8981283 Reg 8981283

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
CN-33 Q5 kang bao lai Original Trademark
Name: China REGISTRATION (REGISTERED) 30 Subclass Description:
Coffee, artificial coffee and cocoa
Tea and artificial tea
Sugar
Candies and a kind of soft candy
Honey, syrups and nutritional food (not for medical purpose)
Instant food
Rice, flour (include cereals)
Noodles and products made from flour and cereals
Soybean powder, gluten for food
Tapioca and products made from tapioca Edible ices and products made from ice Salts
Soy sauces and vinegars
Mustards, monosodium glutamates, sauce, soybean paste and other condiments
Yeasts
Essences and spices for foodstuffs HERBALIFE INTERNATIONAL,INC. (United States of America)
HERBALIFE INTERNATIONAL,INC., kang bao lai guo ji gong si App 5299256 Reg 5299256
CN-4 Q5 HERABLIFE kang bao lai Original Trademark
Name: China REGISTRATION (REGISTERED) 30 Subclass Description:
Coffee, artificial coffee and cocoa
Tea and artificial tea
Sugar
Candies and a kind of soft candy
Honey, syrups and nutritional food (not for medical purpose)
Bread and confectionery
Instant food
Rice, flour (include cereals)
Noodles and products made from flour and cereals
Swelled foods
Soybean powder, gluten for food
Tapioca and products made from tapioca Edible ices and products made from ice Salts
Soy sauces and vinegars
Mustards, monosodium glutamates, sauce, soybean paste and other condiments
Yeasts
Essences and spices for foodstuffs
Other products belong to this class HERBALIFE INTERNATIONAL,INC. (United States of America)
;HERBALI
FE INTERNATIONAL,INC., kang bao lai guo ji gong si App 11922099 Reg 11922099

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
CN-44 Q5 THERMO-BOND mei xian bao Original Trademark
Name: China REGISTRATION (REGISTERED) 30 Subclass Description:
Candies and a kind of soft candy
Edible ices and products made from ice HERBALIFE INTERNATIONAL,INC. (United States of America)
HERBALIFE INTERNATIONAL,INC., kang bao lai guo ji gong si App 5299262 Reg 5299262
CN-47 Q5 ACE COMPLEX China UNPUBLISHED APPLICATION (PENDING) 5 Subclass Description:
Medicines, disinfectants, herbal medicinal materials, medicinal liquor
Dietetic substances adapted for medical use, food for babies kang bao lai guo ji gong si HERBALIFE INTERNATIONAL,INC. (United States of America)
HERBALIFE INTERNATIONAL,INC. App 5261710
CN-5 Q5 HERABLIFE kang bao lai Original Trademark
Name: China REGISTRATION (REGISTERED) 5 Subclass Description:
Medicines, disinfectants, herbal medicinal materials, medicinal liquor
Dietetic substances adapted for medical use, food for babies HERBALIFE INTERNATIONAL,INC. (United States of America)
HERBALIFE INTERNATIONAL,INC., kang bao lai guo ji gong si App 11922098 Reg 11922098
CN-6 Q5 kang bao lai Original Trademark
Name: China REGISTRATION (REGISTERED) 30 Subclass Description:
Instant food
Rice, flour (include cereals)
Noodles and products made from flour and cereals
Soybean powder, gluten for food
Tapioca and products made from tapioca
Edible ices and products made from ice
Mustards, monosodium glutamates, sauce, soybean paste and other condiments
Yeasts
Essences and spices for foodstuffs HERBALIFE INTERNATIONAL,INC. (United States of America)
HERBALI
FE INTERNATIONAL,INC., App 11899329 Reg 11899329

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
CN-8 Q5 HERBALIFE China REGISTRATION (REGISTERED) 30
Subclass Description:
Coffee, artificial coffee and cocoa
Tea and artificial tea
Sugar
Candies and a kind of soft candy
Honey, syrups and nutritional food (not for medical purpose)
Instant food
Rice, flour (include cereals)
Noodles and products made from flour and cereals
Soybean powder, gluten for food
Tapioca and products made from tapioca Edible ices and products made from ice Salts
Soy sauces and vinegars
Mustards, monosodium glutamates, sauce, soybean paste and other condiments
Yeasts
Essences and spices for foodstuffs HERBALIFE INTERNATIONAL,INC. (United States of America)
HERBALI
FE INTERNATIONAL,INC., kang bao lai guo ji gong si App 10455941 Reg 10455941
CN-9 Q5 nai wo ke Original Trademark
Name: China REGISTRATION (REGISTERED) 30 Subclass Description:
Honey, syrups and nutritional food (not for medical purpose) HERBALIFE INTERNATIONAL,INC. (United States of America)
HERBALI
FE INTERNATIONAL,INC., kang bao lai guo ji gong si App 8981282 Reg 8981282
CO-1 Q5 HERBALIFE 24 Colombia APPLICATION (PENDING) Status According to PTO: Application
- Published 29 29 ALIMENTOS QUE CONSISTEN EN PREPARACIONES EN POLVO; ALIMENTOS QUE CONSISTEN EN PREPARACIONES EN POLVO INCLUYENDO SUPLEMENTOS DIETETICOS Y/O SUPLEMENTOS NUTRICIONALES Y/O SUPLEMENTOS ALIMENTICIOS QUE CONTIENEN PROTEINAS MINERALES Y VITAMINAS.
Goods and Services Computerised Translation:
29 FOODS THAT CONSISTING OF PREPARATIONS POWDERED; FOODS THAT CONSISTING OF PREPARATIONS POWDERED COMPRISING SUPPLEMENTS DIETARY AND/OR NUTRITIONAL SUPPLEMENTS AND/OR FOOD SUPPLEMENTS THAT CONTAINING PROTEINS MINERALS AND VITAMINS. HERBALIFE INTERNATIONALINC. (United States of America) App 14 152934
CO-18 Q5 LIFTOFF Colombia APPLICATION (PENDING) Status According to PTO: Application
- Opposition 32 32 PREPARACIONES PARA HACER BEBIDAS NO ALCOHOLICAS.
Goods and Services Computerised Translation:
32 PREPARATIONS FOR MAKING BEVERAGES NON- ALCOHOLIC. HERBALIFE INTERNATIONAL (United States of America) App 05 125628

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
CO-71 Q5 HERBALIFE Colombia APPLICATION (PENDING) Status According to PTO: Application
- Opposition 3 03 PREPARACIONES PARA BLANQUEAR Y OTRAS SUSTANCIAS PARA LA COLADA; PREPARACIONES PARA LIMPIAR PULIR DESENGRASAR Y RASPAR; (PREPARACIONES ABRASIVAS) JABONES; PERFUMERIA ACEITES ESENCIALES COSMETICOS LOCIONES PARA EL CABELLO; DENTIFRICOS Goods and Services Computerised Translation:
03 BLEACHING PREPARATIONS AND OTHER SUBSTANCES FOR WASHING; CLEANING PREPARATIONS, POLISHING DEGREASING AND SCRAPING; SOAPS (ABRASIVE PREPARATIONS); PERFUMERY, ESSENTIAL OILS, COSMETICS HAIR LOTIONS, DENTIFRICES. HERBALIFE INTERNATIONAL (United States of America) App 92 225552
CO-2 Q5 HERBALIFE 24 Colombia APPLICATION (PENDING) Status According to PTO: Application
- Published 5 05 SUPLEMENTOS DIETETICOS Y NUTRICIONALES; SUPLEMENTOS ALIMENTICIOS; SUPLEMENTOS DIETETICOS Y NUTRICIONALES PARA DEPORTES
Y ATLETISMO; BEBIDAS NUTRICIONALMENTE FORTIFICADAS; SUPLEMENTOS ALIMENTICIOS QUE CONTIENEN PROTEINAS MINERALES Y VITAMINAS.
Goods and Services Computerised Translation:
05 Dietetic supplements and nutritional; FOOD SUPPLEMENTS; DIETETIC SUPPLEMENTS AND NUTRITIONAL FOR SPORTING AND ATHLETICS; NUTRITIONALLY FORTIFIED BEVERAGES; FOOD SUPPLEMENTS THAT CONTAINING PROTEINS MINERALS AND VITAMINS. HERBALIFE INTERNATIONALINC. (United States of America) App 14 152934
CO-3 Q5 HERBALIFE 24 Colombia APPLICATION (PENDING) Status According to PTO: Application
- Published 32 32 PREPARACIONES PARA ELABORAR BEBIDAS NO ALCOHOLICAS; BEBIDAS PARA ENTRENAMIENTO DEPORTIVO Y ATLETISMO; BEBIDAS DEPORTIVAS QUE CONTIENEN PROTEINAS MINERALES Y VITAMINAS.
Goods and Services Computerised Translation:
32 PREPARATIONS FOR PROCESSING BEVERAGES NON-ALCOHOLIC; BEVERAGES FOR SPORTS TRAINING AND ATHLETICS; SPORTS BEVERAGES THAT CONTAINING PROTEINS MINERALS AND VITAMINS. HERBALIFE INTERNATIONALINC. (United States of America) App 14 152934
CO-38 Q5 ADEMAS Colombia REGISTRATION (REGISTERED) Status According to PTO: Application
- Granted 3 03 COLONIAS JABONES PARA EL CUERPO DESODORANTES PARA EL CUERPO Y BALSAMOS PARA DESPUES DE LA AFEITADA.
Goods and Services Computerised Translation:
03 COLOGNES SOAPS FOR BODY DEODORANT FOR BODY AND BALM FOR AFTER OF SHAVING. HERBALIFE INTERNATIONAL INC (United States of America) App 98 64057 Reg 222228
CO-39 Q5 LONGETICS Colombia REGISTRATION (REGISTERED) Status According to PTO: Application
- Granted 5 05 SUPLEMENTOS DIETETICOS Y NUTRICIONALES.
Goods and Services Computerised Translation:
05 Dietetic supplements and nutritional. HERBALIFE INTERNATIONAL INC (United States of America) App 98 24237 Reg 218091

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
CO-4 Q5 Design Only Colombia APPLICATION (PENDING) Status According to PTO: Application
- Opposition 5 05 SUPLEMENTOS DIETETICOS Y NUTRICIONALES; SUPLEMENTOS ALIMENTICIOS; SUPLEMENTOS DIETETICOS Y NUTRICIONALES PARA DEPORTES
Y ATLETISMO; BEBIDAS NUTRICIONALMENTE FORTIFICADAS; SUPLEMENTOS ALIMENTICIOS QUE CONTIENEN PROTEINAS MINERALES Y VITAMINAS.
Goods and Services Computerised Translation:
05 Dietetic supplements and nutritional; FOOD SUPPLEMENTS; DIETETIC SUPPLEMENTS AND NUTRITIONAL FOR SPORTING AND ATHLETICS; NUTRITIONALLY FORTIFIED BEVERAGES; FOOD SUPPLEMENTS THAT CONTAINING PROTEINS MINERALS AND VITAMINS. HERBALIFE INTERNATIONALINC. (United States of America) App 14 152937
CO-40 Q5 CHEW SLIM Colombia REGISTRATION (REGISTERED) Status According to PTO: Application
- Granted 5 05 SUPLEMENTOS DIETETICOS Y NUTRICIONALES.
Goods and Services Computerised Translation:
05 Dietetic supplements and nutritional. HERBALIFE INTERNATIONAL (United States of America) App 98 20499 Reg 236450
CO-43 Q5 THERMOJETICS Colombia REGISTRATION (REGISTERED) Status According to PTO: Application
- Granted 3 03 PREPARACIONES PARA BLANQUEAR Y OTRAS SUSTANCIAS PARA LA COLADA; PREPARACIONES PARA LIMPIAR PULIR DESENGRASAR Y RASPAR; (PREPARACIONES ABRASIVAS) JABONES; PERFUMERIA ACEITES ESENCIALES COSMETICOS LOCIONES PARA EL CABELLO; DENTIFRICOS Goods and Services Computerised Translation:
03 BLEACHING PREPARATIONS AND OTHER SUBSTANCES FOR WASHING; CLEANING PREPARATIONS, POLISHING DEGREASING AND SCRAPING; SOAPS (ABRASIVE PREPARATIONS); PERFUMERY, ESSENTIAL OILS, COSMETICS HAIR LOTIONS, DENTIFRICES. HERBALIFE INTERNATIONAL INC (United States of America) App 94 51910 Reg 173532
CO-5 Q5 Design Only Colombia APPLICATION (PENDING) Status According to PTO: Application
- Opposition 32 32 SUPLEMENTOS DIETETICOS Y NUTRICIONALES; SUPLEMENTOS ALIMENTICIOS; SUPLEMENTOS DIETETICOS Y NUTRICIONALES PARA DEPORTES
Y ATLETISMO; BEBIDAS NUTRICIONALMENTE FORTIFICADAS; SUPLEMENTOS ALIMENTICIOS QUE CONTIENEN PROTEINAS MINERALES Y VITAMINAS.
Goods and Services Computerised Translation:
32 Dietetic supplements and nutritional; FOOD SUPPLEMENTS; DIETETIC SUPPLEMENTS AND NUTRITIONAL FOR SPORTING AND ATHLETICS; NUTRITIONALLY FORTIFIED BEVERAGES; FOOD SUPPLEMENTS THAT CONTAINING PROTEINS MINERALS AND VITAMINS. HERBALIFE INTERNATIONALINC. (United States of America) App 14 152937

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
CO-51 Q5 HERBALIFE CELLULAR NUTRITION Colombia REGISTRATION (REGISTERED) Status According to PTO: Application
- Granted 32 32 TODOS LOS PRODUCTOS DE LA CLASE 32. Y ESPECIALMENTE: JUGOS DE FRUTAS Y BEBIDAS A BASE DE FRUTAS, PROTEINAS EN POLVO, AMINOACIDOS, VITAMINAS, MINERALES Y HIERBAS PARA HACER BEBIDAS.
Goods and Services Computerised Translation:
32 ALL GOODS OF CLASSES 32. AND ESPECIALLY: FRUIT JUICE AND BEVERAGES WITH FRUITS, PROTEIN POWDER, AMINO ACIDS, VITAMINS, ORES AND HERBS FOR MAKING BEVERAGES. HERBALIFE INTERNATIONAL INC (United States of America) App 94 17585 Reg 259191
CO-52 Q5 HERBALIFE CELLULAR NUTRITION Colombia UNPUBLISHED APPLICATION (PENDING) Status According to PTO: Application
- Filed 32 32 APARATOS E INSTRUMENTOS QUIRURGICOS MEDICOS DENTALES Y VETERINARIOS MIEMBROS OJOS Y DIENTES ARTIFICIALES; ARTICULOS ORTOPEDICOS; MATERIAL DE SUTURA.Â
Goods and Services Computerised Translation:
32 Surgical, medical, dental and veterinary apparatus and instruments, artificial limbs, eyes and teeth; ORTHOPAEDIC ARTICLES; SUTURE MATERIALS.~Â~ HERBALIFE INTERNATIONAL INC (United States of America) App 94 17583 Reg 169265
CO-53 Q5 HERBALIFE CELLULAR NUTRITION Colombia REGISTRATION (REGISTERED) Status According to PTO: Application
- Granted 5 05 PRODUCTOS FARMACEUTICOS Y VETERINARIOS; PRODUCTOS HIGIENICOS PARA
LA MEDICINA; SUSTANCIAS DIETETICAS PARA USO MEDICO ALIMENTOS PARA BEBES; EMPLASTOS MATERIAL PARA APOSITOS; MATERIAL PARA EMPASTAR LOS DIENTES Y PARA IMPRONTAS DENTALES; DESINFECTANTES; PRODUCTOS
PARA LA DESTRUCCION DE ANIMALES DAÑINOS; FUNGICIDAS HERBICIDAS.
Goods and Services Computerised Translation:
05 PHARMACEUTICAL PREPARATIONS AND VETERINARY HYGIENIC PRODUCTS FOR MEDICINE, DIETETIC SUBSTANCES FOR MEDICAL USE FOOD FOR BABIES, DRESSINGS, MATERIAL FOR DRESSINGS, TEETH FILLING MATERIAL AND FOR DENTAL IMPRESSIONS, DISINFECTANTS, PRODUCTS FOR DESTRUCTION OF SUCH ANIMALS, HARMFUL, FUNGICIDES, HERBICIDES. HERBALIFE INTERNATIONAL INC (United States of America) App 94 17430 Reg 293458
CO-6 Q5 Design Only Colombia APPLICATION (PENDING) Status According to PTO: Application
- Opposition 29 29 SUPLEMENTOS DIETETICOS Y NUTRICIONALES; SUPLEMENTOS ALIMENTICIOS; SUPLEMENTOS DIETETICOS Y NUTRICIONALES PARA DEPORTES
Y ATLETISMO; BEBIDAS NUTRICIONALMENTE FORTIFICADAS; SUPLEMENTOS ALIMENTICIOS QUE CONTIENEN PROTEINAS MINERALES Y VITAMINAS.
Goods and Services Computerised Translation:
29 Dietetic supplements and nutritional; FOOD SUPPLEMENTS; DIETETIC SUPPLEMENTS AND NUTRITIONAL FOR SPORTING AND ATHLETICS; NUTRITIONALLY FORTIFIED BEVERAGES; FOOD SUPPLEMENTS THAT CONTAINING PROTEINS MINERALS AND VITAMINS. HERBALIFE INTERNATIONALINC. (United States of America) App 14 152937

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
CO-60 Q5 THERMOJETICS Colombia REGISTRATION (REGISTERED) Status According to PTO: Application
- Granted 5 05 PRODUCTOS FARMACEUTICOS Y VETERINARIOS; PRODUCTOS HIGIENICOS PARA
LA MEDICINA; SUSTANCIAS DIETETICAS PARA USO MEDICO ALIMENTOS PARA BEBES; EMPLASTOS MATERIAL PARA APOSITOS; MATERIAL PARA EMPASTAR LOS DIENTES Y PARA IMPRONTAS DENTALES; DESINFECTANTES; PRODUCTOS
PARA LA DESTRUCCION DE ANIMALES DAÑINOS; FUNGICIDAS HERBICIDAS.
Goods and Services Computerised Translation:
05 PHARMACEUTICAL PREPARATIONS AND VETERINARY HYGIENIC PRODUCTS FOR MEDICINE, DIETETIC SUBSTANCES FOR MEDICAL USE FOOD FOR BABIES, DRESSINGS, MATERIAL FOR DRESSINGS, TEETH FILLING MATERIAL AND FOR DENTAL IMPRESSIONS, DISINFECTANTS, PRODUCTS FOR DESTRUCTION OF SUCH ANIMALS, HARMFUL, FUNGICIDES, HERBICIDES. HERBALIFE INTERNATIONAL INC (United States of America) App 93 403625 Reg 175425
CO-61 Q5 THERMOJETICS Colombia REGISTRATION (REGISTERED) Status According to PTO: Application
- Granted 3 03 PREPARACIONES PARA BLANQUEAR Y OTRAS SUSTANCIAS PARA LA COLADA; PREPARACIONES PARA LIMPIAR PULIR DESENGRASAR Y RASPAR; (PREPARACIONES ABRASIVAS) JABONES; PERFUMERIA ACEITES ESENCIALES COSMETICOS LOCIONES PARA EL CABELLO; DENTIFRICOS Goods and Services Computerised Translation:
03 BLEACHING PREPARATIONS AND OTHER SUBSTANCES FOR WASHING; CLEANING PREPARATIONS, POLISHING DEGREASING AND SCRAPING; SOAPS (ABRASIVE PREPARATIONS); PERFUMERY, ESSENTIAL OILS, COSMETICS HAIR LOTIONS, DENTIFRICES. HERBALIFE INTERNATIONAL INC (United States of America) App 93 403626 Reg 233366
CO-64 Q5 THERMOJETICS Colombia REGISTRATION (REGISTERED) Status According to PTO: Application
- Granted 3 03 PREPARACIONES PARA BLANQUEAR Y OTRAS SUSTANCIAS PARA LA COLADA; PREPARACIONES PARA LIMPIAR PULIR DESENGRASAR Y RASPAR; (PREPARACIONES ABRASIVAS) JABONES; PERFUMERIA ACEITES ESENCIALES COSMETICOS LOCIONES PARA EL CABELLO; DENTIFRICOS Goods and Services Computerised Translation:
03 BLEACHING PREPARATIONS AND OTHER SUBSTANCES FOR WASHING; CLEANING PREPARATIONS, POLISHING DEGREASING AND SCRAPING; SOAPS (ABRASIVE PREPARATIONS); PERFUMERY, ESSENTIAL OILS, COSMETICS HAIR LOTIONS, DENTIFRICES. HERBALIFE INTERNATIONAL INC (United States of America) App 93 400656 Reg 158050

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
CO-69 Q5 APR Colombia REGISTRATION (REGISTERED) Status According to PTO: Application
- Granted 5 05 PRODUCTOS FARMACEUTICOS Y VETERINARIOS; PRODUCTOS HIGIENICOS PARA
LA MEDICINA; SUSTANCIAS DIETETICAS PARA USO MEDICO ALIMENTOS PARA BEBES; EMPLASTOS MATERIAL PARA APOSITOS; MATERIAL PARA EMPASTAR LOS DIENTES Y PARA IMPRONTAS DENTALES; DESINFECTANTES; PRODUCTOS
PARA LA DESTRUCCION DE ANIMALES DAÑINOS; FUNGICIDAS HERBICIDAS.
Goods and Services Computerised Translation:
05 PHARMACEUTICAL PREPARATIONS AND VETERINARY HYGIENIC PRODUCTS FOR MEDICINE, DIETETIC SUBSTANCES FOR MEDICAL USE FOOD FOR BABIES, DRESSINGS, MATERIAL FOR DRESSINGS, TEETH FILLING MATERIAL AND FOR DENTAL IMPRESSIONS, DISINFECTANTS, PRODUCTS FOR DESTRUCTION OF SUCH ANIMALS, HARMFUL, FUNGICIDES, HERBICIDES. HERBALIFE INTERNATIONAL (United States of America) App 92 225709 Reg 113499
CO-70 Q5 CELL U LOSS Colombia REGISTRATION (REGISTERED) Status According to PTO: Application
- Granted 5 05 PRODUCTOS FARMACEUTICOS Y VETERINARIOS; PRODUCTOS HIGIENICOS PARA
LA MEDICINA; SUSTANCIAS DIETETICAS PARA USO MEDICO ALIMENTOS PARA BEBES; EMPLASTOS MATERIAL PARA APOSITOS; MATERIAL PARA EMPASTAR LOS DIENTES Y PARA IMPRONTAS DENTALES; DESINFECTANTES; PRODUCTOS
PARA LA DESTRUCCION DE ANIMALES DAÑINOS; FUNGICIDAS HERBICIDAS.
Goods and Services Computerised Translation:
05 PHARMACEUTICAL PREPARATIONS AND VETERINARY HYGIENIC PRODUCTS FOR MEDICINE, DIETETIC SUBSTANCES FOR MEDICAL USE FOOD FOR BABIES, DRESSINGS, MATERIAL FOR DRESSINGS, TEETH FILLING MATERIAL AND FOR DENTAL IMPRESSIONS, DISINFECTANTS, PRODUCTS FOR DESTRUCTION OF SUCH ANIMALS, HARMFUL, FUNGICIDES, HERBICIDES. HERBALIFE INTERNATIONAL (United States of America) App 92 225707 Reg 112144

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
CO-72 Q5 HERBALIFE Colombia APPLICATION (PENDING) Status According to PTO: Application
- Opposition 5 05 PRODUCTOS FARMACEUTICOS Y VETERINARIOS; PRODUCTOS HIGIENICOS PARA
LA MEDICINA; SUSTANCIAS DIETETICAS PARA USO MEDICO ALIMENTOS PARA BEBES; EMPLASTOS MATERIAL PARA APOSITOS; MATERIAL PARA EMPASTAR LOS DIENTES Y PARA IMPRONTAS DENTALES; DESINFECTANTES; PRODUCTOS
PARA LA DESTRUCCION DE ANIMALES DAÑINOS; FUNGICIDAS HERBICIDAS.
Goods and Services Computerised Translation:
05 PHARMACEUTICAL PREPARATIONS AND VETERINARY HYGIENIC PRODUCTS FOR MEDICINE, DIETETIC SUBSTANCES FOR MEDICAL USE FOOD FOR BABIES, DRESSINGS, MATERIAL FOR DRESSINGS, TEETH FILLING MATERIAL AND FOR DENTAL IMPRESSIONS, DISINFECTANTS, PRODUCTS FOR DESTRUCTION OF SUCH ANIMALS, HARMFUL, FUNGICIDES, HERBICIDES. HERBALIFE INTERNATIONAL (United States of America) App 92 225551
CO-75 Q5 HERBALIFE SKIN Colombia REGISTRATION (REGISTERED) Status According to PTO: Application
- Granted 3 03 PREPARACIONES NO MEDICINALES PARA EL CUIDADO DE LA PIEL A SABER CREMAS FACIALES CREMAS PARA LOS OJOS LIMPIADORES FACIALES EXFOLIANTES CREMAS LOCIONES Y ACEITES LIMPIADORES LOCIONES PARA EL CUERPO CREMAS HIDRATANTES Y TONICOS GELES ENJUAGUES MASCARILLAS PARA EL ROSTRO Y EL CUERPO CREMAS PARA EL AFEITADO; PREPARACIONES NO MEDICINALES DE PROTECCION SOLAR.
Goods and Services Computerised Translation:
03 PREPARATIONS NON-MEDICATED FOR CARE OF THE SKIN NAMELY FACE CREAM CREAMS FOR THE EYES FACIAL CLEANSERS SCRUBS CREAMS LOTIONS AND OILS WASHES LOTIONS FOR BODY CREAMS MOISTURIZERS AND TONICS GELS WASHES MASKS FOR FACE AND BODY CREAMS FOR SHAVING; PREPARATIONS NON-MEDICATED THAN SUN-PROTECTION. HERBALIFE INTERNATIONAL INC. (United States of America) App 13 223203 Reg 487793
EM-1 Q5 LEVEL 10 Community
Trademarks APPLICATION (PENDING) Status According to OHIM: APPLICATION PUBLISHED 9 25 41(English) 09 Recordings and publications in electronic form supplied on-line from databases, from the internet (including web-sites), from intranets or from extranets relating to health, fitness and nutrition.
25 Clothing, footwear, headgear.
41 Sporting and cultural activities; education services; producing and conducting exercise classes and programmes; exercise instruction services; arranging of competitions for health, fitness and nutrition purposes; arranging of presentations relating to health, fitness and nutrition; coaching and mentoring relating to health, fitness and nutrition; personal training services relating to health, fitness and nutrition; conducting seminars, classes and consultations all relating to health, nutrition and fitness. Herbalife International, Inc. (United States of America) App 13769187

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
EM-2 Q5 LEVEL 10 BODY TRANSFORMATI ON
CHALLENGE POWERED BY HERBALIFE ACTIVE Community
Trademarks APPLICATION (PENDING) Status According to OHIM: APPLICATION OPPOSED 9 41(English) 09 Recordings and publications in electronic form supplied on-line from databases, from the internet (including web-sites), from intranets or from extranets relating to health, fitness and nutrition.
41 Sporting and cultural activities; education services; producing and conducting exercise classes and programmes; exercise instruction services; arranging of competitions for health, fitness and nutrition purposes; arranging of presentations relating to health, fitness and nutrition; coaching and mentoring relating to health, fitness and nutrition; personal training services relating to health, fitness and nutrition; conducting seminars, classes and consultations all relating to health, nutrition and fitness. Herbalife International, Inc. (United States of America) App 13087771
EM-3 Q5 HERBALIFE24 Community
Trademarks REGISTRATION (REGISTERED) Status According to OHIM: CTM REGISTERED 5 29 32(English) 05 Dietary and nutritional supplements; food supplements; dietary and nutritional supplements for sports and athletics; nutritionally fortified beverages; food supplements containing proteins, minerals and vitamins.
29 Foods consisting of powdered preparations; foods consisting of powdered preparations including dietary supplements and/or nutritional supplements and/or food supplements containing proteins, minerals and vitamins.
32 Preparations for making non-alcoholic drinks; drinks for sports and athletics training; sports drinks containing proteins, minerals and vitamins. Herbalife International, Inc. (United States of America) App 13085154 Reg 13085154

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
EM-4 Q5 HERBALIFE NUTRITION Community
Trademarks APPLICATION (PENDING) Status According to OHIM: APPLICATION OPPOSED 5 29 30 32(English) 05 Dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts.
29 Foods and snacks made from processed oils, fats, and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients (not for medicinal use), meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads.
30 Coffee, tea, cocoa, chocolate and beverages based on coffee, tea and cocoa, chocolate; spices; preparations made from cereals; non-alcoholic beverages and powdered or concentrated preparations for making non-alcoholic beverages; powdered drinks and drink mixes based on the goods of Class 30 for use in nutritional and dietary health regimens, snacks; snack food; powder for making beverages.
32 Non-alcoholic beverages; minerals and aerated waters and other non-alcoholic drinks, syrups and other preparations for making beverages; ready to drink beverages for use in nutritional and dietary health regimens; fruit drinks and fruit juices and other preparations for making beverages; ready-to-drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; drinks for sports and athletics training; sports drinks containing proteins, minerals and vitamins. Herbalife International, Inc. (United States of America) App 13005368
CR-1 Q5 HERBALIFE SKIN Costa Rica APPLICATION (PENDING) 3 03 Preparaciones no medicadas para el cuidado de la piel, a saber, cremas faciales, cremas para los ojos, limpiadores faciales, exfoliantes, cremas limpiadoras, lociones y aceites, crema para el cuerpo, cremas hidratantes y tónicos, geles, jabones y mascarillas para el uso en la cara y el cuerpo, cremas de afeitar; preparaciones de protección solar no medicadas. Goods and Services Computerised Translation:
03 preparations not medical for care of the skin, namely, facial cream, eye cream, facial cleansers, scrubs, cleansing creams, lotions and oils, body creams, moisturizing creams and tonics, gels, soaps and masks for use in face and body, shaving creams; preparations of sun-protection not medical HERBALIFE INTERNATIONAL INC. (United States of America) App 2014-
0008009

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
CR-19 Q5 SHAPEWORKS Costa Rica APPLICATION (PENDING) 32 32 Bebidas en polvo enriquecidas con proteína, vitaminas, minerales e hierbas naturales; jugos de frutas, jugos de vegetales; mezclas en polvo para bebidas alimenticias de proteína a base de soya; bebidas alimenticias a base de soya utilizadas como un sustituto de la leche.
Goods and Services Computerised Translation:
32 Beverages powdered enriched with protein, vitamins, minerals and herbs natural; fruit juice, juices of vegetables; blends powdered for edible beverages than protein containing than ~soya~; edible beverages containing than ~soya~ used in the form of a substitute of milk. HERBALIFE INTERNATIONAL (United States of America) App 1999-
0227781
CR-37 Q5 HERBALIFE Costa Rica APPLICATION (PENDING) 30 30 Tés de hierbas.
Goods and Services Computerised Translation:
30 teas than herbs. HERBALIFE INTERNATIONAL (United States of America) App 2000-2613
CR-42 Q5 Design Only Costa Rica APPLICATION (PENDING) 32 32 Bebidas no alcohólicas de frutas.
Goods and Services Computerised Translation:
32 Non-alcoholic fruit juice beverages. HERBALIFE INTERNATIONAL (United States of America) App 2000-2602
CR-45 Q5 Design Only Costa Rica APPLICATION (PENDING) 5 05 suplementos dietéticos y nutricionales, todos consistentes de vitaminas, minerales, hierbas, fibra y proteínas, todos en presentación de tabletas, líquido, cápsulas o fórmula en polvo.
Goods and Services Computerised Translation:
05 dietetic supplements and nutritional, all consistent than vitamins, minerals, herbs, fibre and proteins, all at presentation than tablets, liquid, capping or powder formulations. HERBALIFE INTERNATIONAL (United States of America) App 2000-
0002604
CR-46 Q5 Design Only Costa Rica APPLICATION (PENDING) 30 30 tés de hierbas.
Goods and Services Computerised Translation:
30 teas than herbs. HERBALIFE INTERNATIONAL (United States of America) App 2000-
0002606
CR-8 Q5 RADIANT C Costa Rica APPLICATION (PENDING) 3 03 Cremas, gels, lociones, baños, mascarillas y leches para usar en el rostro y el cuerpo.
Goods and Services Computerised Translation:
03 Cream, gel, lotions, baths, masks and milks for using into face and body. HERBALIFE INTERNATIONAL (Unknown Applicant Country) App 2009-
0004174
CR-38 Q5 THERMOJETICS Costa Rica APPLICATION (PENDING) 32 32 bebidas no alcohólicas de frutas.
Goods and Services Computerised Translation:
32 non-alcoholic fruit juice beverages. HERBALIFE INTERNATIONAL (United States of America) App 2000-2609
CY-3 Q5 SCHIZANDRA PLUS Cyprus APPLICATION (PENDING) 5 05
Goods and Services Computerised Translation:
05 Supplements and diet. HERBALIFE INTERNATIONAL (United States of America) App 54466
CY-4 Q5 FLORAFIBER Cyprus APPLICATION (PENDING) 5 05
Goods and Services Computerised Translation:
05 Supplements and diet. HERBALIFE INTERNATIONAL (United States of America) App 54465

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
CY-7 Q5 DERMAJETICS Cyprus APPLICATION (PENDING) 3 03
Goods and Services Computerised Translation:
03 Skin care products, particularly decisive, moisturizing products, toning and firming facial masks, scrubs the skin for body and face, facial creams, creams for the eye area, body creams, toning body creams, oils body, body lotions, bath oils and gels. HERBALIFE INTERNATIONAL (United States of America) App 53934
DO-1 Q5 HERBALIFE XTRA SHAKE Dominican
Republic APPLICATION (PENDING) 32 HERBALIFE INTERNATIONAL INC. App 14/32737
DO-2 Q5 HERBALIFE SKIN Dominican
Republic APPLICATION (PENDING) 3 HERBALIFE INTERNATIONAL INC. App 14/26455
DO-27 Q5 HERBALIFE SPRAY ANTIBACTERIA L PARA MANOS Dominican
Republic APPLICATION (PENDING) 5 HERBALIFE INTERNATIONAL INC. App 10/3810
DO-28 Q5 HERBALIFE FIBRA ACTIVA Dominican
Republic APPLICATION (PENDING) 5 32 HERBALIFE INTERNATIONAL INC. App 10/587
DO-3 Q5 HERBALIFE TE CONCENTRADO DE HIERBAS LIMON Dominican
Republic APPLICATION (PENDING) 30 32 HERBALIFE INTERNATIONAL App 13/17259
DO-31 Q5 HERBALIFE COMPLEJO MULTIVITAMINI COFORMULA 2 Dominican
Republic APPLICATION (PENDING) 5 HERBALIFE INTERNATIONAL INC. App 09/7125
DO-4 Q5 HERBALIFE TE CONCENTRADO DE HIERBAS FRAMBUESA Dominican
Republic APPLICATION (PENDING) 30 32 HERBALIFE INTERNATIONAL App 13/17260
DO-5 Q5 HERBALIFE TE CONCENTRADO DE HIERBAS DURAZNO Dominican
Republic APPLICATION (PENDING) 30 32 HERBALIFE INTERNATIONAL App 13/17261

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
DO-6 Q5 HERBALIFE FORMULA 1
BATIDO NUTRICIONAL SABOR CAFE LATTE Dominican
Republic APPLICATION (PENDING) 5 32 HERBALIFE INTERNATIONAL INC. App 13/5970
DO-7 Q5 HERBALIFE FORMULA 1
BATIDO NUTRICIONAL SABOR NARANJA- CREMA Dominican
Republic APPLICATION (PENDING) 5 32 HERBALIFE INTERNATIONAL INC App 13/5971
DO-8 Q5 HERBALIFE FORMULA 1
BATIDO NUTRICIONAL SABOR CHOCO- MENTA Dominican
Republic APPLICATION (PENDING) 5 32 HERBALIFE INTERNATIONAL INC. App 13/5974
DO-9 Q5 HERBALIFE FORMULA 1
BATIDO NUTRICIONAL SABOR DULCE DE LECHE Dominican
Republic APPLICATION (PENDING) 5 32 HERBALIFE INTERNATIONAL INC. App 13/5972
EC-1 Q5 HERBALIFE SKIN Ecuador APPLICATION (PENDING) 3 03 PREPARACIONES NO—MEDICADAS PARA EL CUIDADO DE LA PIEL, A SABER, CREMAS FACIALES, CREMAS PARA LOS OJOS, LIMPIADORES FACIALES, EXFOLIANTES, CREMAS LIMPIADORAS, LOCIONES Y ACEITES, LOCIONES PARA EL CUERPO, HIDRATANTES Y TÓNICOS
(TONERS) , GELS, LAVADOS Y MASCARILLAS PARA USO EN EL ROSTRO Y EL CUERPO, CREMAS PARA AFEITAR; PREPARACIONES NO—MEDICADAS
PARA EL CUIDADO CONTRA EL SOL.
Goods and Services Computerised Translation:
03 PREPARATIONS NOT—MEDICAL FOR CARE OF THE SKIN, NAMELY, FACIAL CREAM, EYE CREAM, FACIAL CLEANSERS, SCRUBS, CLEANSING CREAMS, LOTIONS AND OILS, BODY LOTION, MOISTURISERS AND TONERS (TONER), GEL, WASHING AND MASKS FOR USE INTO FACE AND BODY, SHAVING CREAMS; PREPARATIONS NOT—MEDICAL FOR CARE AGAINST SUN HERBALIFE INTERNATIONAL INC (United States of America) App 2014019158

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
EC-14 Q5 HERBALIFE Ecuador REGISTRATION (REGISTERED) 41 Servicios para proporcionar información sobre salud human y nutrición proporcionando información sobre la operación de pequeños negocios (todo con fines educacionales tendientes a la capacitación de terceros). Goods and Services Computerised Translation: Services for providing information onto health human and nutrition providing information on operations of small affairs (all with purposes educational
~tendientes~ to qualification than third parties). HERBALIFE INTERNATIONAL INC (United States of America) App 190619 Reg 1670
EC-22 Q5 DINOKIDS Ecuador REGISTRATION (REGISTERED) 3 Pasta dental, cepillos de dientes; productos para el cuidado, a saber, lociones para el cuerpo, talcos para el cuerpo, jabones para el cuerpo, baños de burbujas, geles para el baño, aceites para el baño, aceites y locionesbronceadoras, productos para el cuidado del cabello, a saber, champús y acondicionadores. Clase Internacional 3.
Goods and Services Computerised Translation: Tooth brushes, tooth paste; products for care, namely, body lotions, body talc, soaps for body, bubblebath, gels for bañ or, oils for bañ or, oils and
~locionesbronceadoras~, products for hair care, namely, shampoos and conditioners. CLASSES WORLDWIDE. 3. HERBALIFE INTERNATIONAL INC (United States of America) App 85991 Reg 11137
EC-26 Q5 HERBALIFE Ecuador REGISTRATION (REGISTERED) 5 Suplementos nutricionales y alimentos dietéticos que consisten en vitaminas, minerales, hierbas, fibras y proteínas, todos en forma de tableta, polvo o líquido. Clase Internacional Nº 5.
Goods and Services Computerised Translation: Nutritional supplements and dietetic food that consisting of vitamins, minerals, herbs, fibres and proteins, all in form of pastille, powder or liquid. Worldwide classes NO. 5. HERBALIFE INTERNATIONAL INC (United States of America) App 41026 Reg 385
EC-27 Q5 HERBALIFE Ecuador REGISTRATION (REGISTERED) 29 Sustancias alimenticias que consiste en hierbas, minerales y proteínas. Todas preparadas para consumo humano. Clase Internacional Nº 29. Goods and Services Computerised Translation:
Food substances that consisting of herbs, minerals and proteins. All prepared for consumption human. Worldwide classes NO. 29. HERBALIFE INTERNATIONAL INC (United States of America) App 41024 Reg 383
EC-8 Q5 RADIANT C Ecuador APPLICATION (PENDING) 3 Cremas, geles, lociones, mascarillas, leches cosméticas, limpiadores cosméticos, y rocíos para la cara y el cuerpo.
Goods and Services Computerised Translation: Creams, gels, lotions, masks, milks, cosmetic washes, and dews for face and body. HERBALIFE INTERNACIONAL INC (United States of America) App 190615

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
EG-4 Q5 DERMAJETICS Egypt REGISTRATION (REGISTERED) 3 03
.
Goods and Services Computerised Translation:
03 Cosmetics skin care special detergents creams Alkozmatik facial cosmetic lotion used in cosmetic purposes of holding for the purposes of cosmetic Handles for facial and body cleaners face creams creams appointed body creams creams for luster body oils, body lotion body lotion bath gel bath oils shaving creams oils, suntan and lotion lotion suntan cosmetics private hair shampoos hair fluids rinse hair cosmetics Lotion Spray installed to hairstyle. HERBALIFE INTERNATIONAL INC (United States of America) App 96760
EG-9 Q5 HERBALIFE Egypt REGISTRATION (REGISTERED) 3 03
Goods and Services Computerised Translation:
03 Shampoos hair lotion to rinse hair lotion hair skin moisturizers contained detergent category 3 face creams shaving creams, oils, suntan lotions and suntan and all of these products are category 3 and Atqa other categories. .HERBALIFE INT. INC (United States of America) App 85830
SV-1 Q5 HERBALIFE SKIN El Salvador APPLICATION (PENDING) 3 03 PREPARACIONES PARA EL CUIDADO DE LA PIEL NO MEDICADAS, A SABER, CREMAS FACIALES, CREMAS PARA LOS OJOS, LIMPIADORES FACIALES, EXFOLIANTES, ACEITES,
LOCIONES Y CREMAS LIMPIADORAS, CREMA PARA EL CUERPO, HIDRATANTES Y TÓNICOS, GELES, JABONES Y MASCARILLAS PARA USO EN LA CARA Y CUERPO, CREMAS DE AFEITAR; PREPARACIONES DE PROTECCIÓN SOLAR NO MEDICADAS.
Goods and Services Computerised Translation:
03 PREPARATIONS NOT MEDICAL FOR CARE OF THE SKIN, NAMELY, FACIAL CREAM, EYE CREAM, FACIAL CLEANSERS, SCRUBS, OILS, LOTIONS AND CLEANSING CREAMS, BODY CREAMS, MOISTURISERS AND TONICS, GELS, SOAPS AND MASKS FOR USE IN FACE AND BODY, SHAVING CREAMS; PREPARATIONS OF SUN-PROTECTION NOT MEDICAL HERBALIFE INTERNATIONAL INC. (United States of America) App 2014138315
SV-22 Q5 Design Only El Salvador APPLICATION (PENDING) 35 35 SERVICIOS DE INFORMACION SOBRE OPERAR NEGOCIOS PEQUEÑOS Y MERCADEO MULTINIVELADO.
Goods and Services Computerised Translation:
35 INFORMATION SERVICES ONTO OPERATE SMALL BUSINESSES AND ~MERCADEO~ multi even. HERBALIFE INTERNATIONAL (United States of America) App 2006055344

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
SV-23 Q5 Design Only El Salvador APPLICATION (PENDING) 5 05 SUPLEMENTOS NUTRICIONALES Y DIETÉTICOS EN TABLETA, EN CÁPSULA O EN FORMA DE POLVO, VITAMINAS.
Goods and Services Computerised Translation:
05 Nutritional supplements. AND DIETETICS WITHIN PASTILLE, WITHIN CAPSULE OR IN FORM FOR DUST, VITAMINS. HERBALIFE INTERNATIONAL (United States of America) App 2006055345
SV-24 Q5 Design Only El Salvador APPLICATION (PENDING) 32 32 BEBIDAS NO ALCOHÓLICAS Y PREPARACIONES PARA HACER BEBIDAS NO ALCOHÓLICAS,
MEZCLA DE BEBIDAS PROTEÍNICAS EN POLVO.
Goods and Services Computerised Translation:
32 NON ALCOHOLIC BEVERAGES AND PREPARATIONS FOR MAKING NON-ALCOHLIC BEVERAGES, MIXER DRINKS PROTEIN POWDERED. HERBALIFE INTERNATIONAL (United States of America) App 2006055346
SV-25 Q5 Design Only El Salvador APPLICATION (PENDING) 30 30 TES DE HIERBAS.
Goods and Services Computerised Translation:
30: Teas than herbs HERBALIFE INTERNATIONAL (United States of America) App 2006055347
SV-26 Q5 Design Only El Salvador APPLICATION (PENDING) 32 32 BEBIDAS NO ALCOHOLICAS Y PREPARACIONES PARA HACER BEBIDAS NO ALCOHOLICAS,
MEZCLA DE BEBIDAS PROTEINICAS EN POLVO.
Goods and Services Computerised Translation:
32 NON ALCOHOLIC BEVERAGES AND PREPARATIONS FOR MAKING NON-ALCOHLIC BEVERAGES, MIXER DRINKS PROTEIN POWDERED. HERBALIFE INTERNATIONAL (United States of America) App 2006055348
SV-27 Q5 Design Only El Salvador APPLICATION (PENDING) 30 30 TES DE HIERBAS.
Goods and Services Computerised Translation:
30: Teas than herbs HERBALIFE INTERNATIONAL (United States of America) App 2006055349
SV-28 Q5 Design Only El Salvador APPLICATION (PENDING) 5 05 SUPLEMENTOS NUTRICIONALES Y DIETETICOS EN TABLETA, EN CAPSULA, O EN FORMA DE POLVO, VITAMINAS.
Goods and Services Computerised Translation:
05 Nutritional supplements. AND DIETETICS WITHIN PASTILLE, WITHIN CAPSULE OR IN FORM FOR DUST, VITAMINS. HERBALIFE INTERNATIONAL (United States of America) App 2006055350
SV-29 Q5 Design Only El Salvador APPLICATION (PENDING) 3 03 CREMAS, LOCIONES, LECHES, MASCARAS Y GEL PARA LA CARAY EL CUERPO; SPRAYS PARA EL CABELLO, SHAMPOO, ACONDICIONADOR, PRODUCTOS PARA ESTILIZAR EL CABELLO. Goods and Services Computerised Translation:
03 Cream, LOTIONS, MILKS, MASCARA. AND GEL FOR TORTOISESHELL BODY; SPRAYS FOR THE HAIR, SHAMPOO, CONDITIONER, PRODUCTS FOR STYLIZE THE HAIR. HERBALIFE INTERNATIONAL (United States of America) App 2006055351

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
SV-3 Q5 SOFT GREEN El Salvador APPLICATION (PENDING) 3 03 JABONES, LOCIONES PARA EL CUERPO Y LA CARA, LOS GELS PARA EL CUERPO Y LA CARA, OLEOS PARA EL BAÑO Y LA DUCHA. DESODORANTES, GELS ANTISÉPTICO.
Goods and Services Computerised Translation:
03 SOAPS, BODY LOTIONS AND FACE, GELS FOR BODY AND FACE, OILS FOR BATHING AND SHOWER. DEODORANTS, GEL ANTISEPTIC. HERBALIFE INTERNATIONAL (United States of America) App 2009092993
SV-30 Q5 Design Only El Salvador APPLICATION (PENDING) 25 25 PLAYERAS, GORRAS, TÚNICAS DE CICLISMO, CAMISA DE GOLF.
Goods and Services Computerised Translation:
25 BEACH, CAPS, TUNICS THAN CYCLING, GOLF SHIRTS. HERBALIFE INTERNATIONAL (United States of America) App 2006055352
SV-32 Q5 Design Only El Salvador APPLICATION (PENDING) 20 20 CONTENEDORES PLASTICOS PARA TABLETAS, POLVOS Y CAPSULAS, CONTENEDORES PLASTICOS EN LAS QUE SE PUEDEN MEZCLAR BEBIDAS.
Goods and Services Computerised Translation:
20 PLASTIC CONTAINERS FOR TABLETS, POWDERS AND CAPSULES, PLASTIC CONTAINERS IN THE THAT MAY MIXING BEVERAGES. HERBALIFE INTERNATIONAL (United States of America) App 2006055354
SV-33 Q5 Design Only El Salvador APPLICATION (PENDING) 28 28 OSOS DE JUGUETE RELLENOS.
Goods and Services Computerised Translation:
28 TOY BEARS FILLINGS. HERBALIFE INTERNATIONAL (United States of America) App 2006055355
SV-35 Q5 Design Only El Salvador APPLICATION (PENDING) 44 44 SERVICIOS INFORMATIVOS SOBRE LA NUTRICIÓN HUMANA Y DIRECCION DE PESO. Goods and Services Computerised Translation:
44 SERVICES INFORMATIONAL ON NUTRITION HUMAN AND MANAGEMENT OF WEIGHT. HERBALIFE INTERNATIONAL (United States of America) App 2006055358
SV-36 Q5 Design Only El Salvador APPLICATION (PENDING) 38 38 SERVICIOS DE PAGINAS WEB DE INTERNET PARA USO DEL CONSUMIDOR.
Goods and Services Computerised Translation:
38 SERVICES FOR WEB PAGES THAN INTERNET FOR USE OF CUSTOMER. HERBALIFE INTERNATIONAL (United States of America) App 2006055359
SV-39 Q5 SKIN ACTIVATOR El Salvador APPLICATION (PENDING) 3 03 CREMAS, LOCIONES, LECHES, MASCARAS Y GELS PARA LA CARA Y EL CUERPO.
Goods and Services Computerised Translation:
03 Cream, LOTIONS, MILKS, MASCARA. AND GELS FOR FACE AND BODY. HERBALIFE INTERNATIONAL (United States of America) App 2006055362
SV-4 Q5 Design Only El Salvador APPLICATION (PENDING) 29 29 BOCADILLOS INCLUYENDO BARRAS DE ALIMENTO, PRODUCTOS DE SOYA TOSTADA, BOTANAS MIXTAS, SOPAS EN POLVO.
Goods and Services Computerised Translation:
29 SANDWICHES COMPRISING BARS THAN FOODSTUFF, PRODUCTS OF ~SOYA~ ROASTED, BOTANAS MIXED, SOUP POWDERS. HERBALIFE INTERNATIONAL (United States of America) App 2006056637

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
SV-5 Q5 Design Only El Salvador APPLICATION (PENDING) 29 29 BOCADILLOS INCLUYENDO BARRAS DE ALIMENTO, PRODUCTOS DE SOYA TOSTADA, COMBINACIONES DE FRUTAS SECAS Y/O NUECES PREPARADAS, SOPAS EN POLVO.
Goods and Services Computerised Translation:
29 SANDWICHES COMPRISING BARS THAN FOODSTUFF, PRODUCTS OF ~SOYA~ ROASTED, COMBINATIONS THAN FRUITS DRY AND/OR PREPARED NUTS, SOUP POWDERS. HERBALIFE INTERNATIONAL (United States of America) App 2006056638
SV-52 Q5 Design Only El Salvador APPLICATION (PENDING) 44 44 SERVICIOS INFORMATIVOS SOBRE LA NUTRICION HUMANA Y DIRECCION DE PESO. Goods and Services Computerised Translation:
44 SERVICES INFORMATIONAL ON NUTRITION HUMAN AND MANAGEMENT OF WEIGHT. HERBALIFE INTERNATIONAL (United States of America) App 2006055376
SV-53 Q5 Design Only El Salvador APPLICATION (PENDING) 35 35 SERVICIOS DE INFORMACIÓN SOBRE OPERAR NEGOCIOS PEQUEÑOS Y MERCADEO MULTI- NIVELADO.
Goods and Services Computerised Translation:
35 INFORMATION SERVICES ONTO OPERATE SMALL BUSINESSES AND ~MERCADEO~ multi even. HERBALIFE INTERNACIONAL
(United States of America) App 2006055357
SV-55 Q5 DERMAJETICS El Salvador APPLICATION (PENDING) 3 HERBALIFE INTERNATIONAL (United States of America) App 1999005064
SV-57 Q5 PROLESSA El Salvador APPLICATION (PENDING) 5 05 SUPLEMENTOS ALIMENTICIOS EN FORMA DE POLVO COMPUESTOS PRINCIPALMENTE DE ACIDOS GRASOS Y ACEITES, NINGUNO DE LOS CUALES SE RELACIONAN CON LOS HUESOS, O ENFERMEDADES O TRASTORNOS OSEOS, LA PREVENCION Y TRATAMIENTO DE ENFERMEDADES O TRASTORNOS OSEOS, O CONDICIONES/ENFERMEDADES RELACIONADAS. Goods and Services Computerised Translation:
05 FOOD SUPPLEMENTS IN FORM FOR DUST COMPRISING MAINLY THAN ACIDS FATTY AND OILS, NONE OF WHICH RELATED WITH BONES, OR DISEASES OR DISORDERS BONY, PREVENTION
AND TREATMENT OF CONDITIONS OR DISORDERS BONY, OR CONDITIONS/CONDITIONS RELATING HERBALIFE INTERNATIONAL INC. (United States of America) App 2013125563
FR-4 Q5 DERMAJETICS France REGISTRATION (REGISTERED) 3 Produits pour les soins de la peau à savoir: démaquillants, produits hydratants, tonifiants, astringents, masques pour le visage, crèmes pour le visage, crèmes pour les yeux, crèmes pour le corps, lotions pour le corps, huiles et gels de bain .
Goods and Services Computerised Translation: Skin care products: make up removers, products hydrating, invigorating, astringent, face masks, creams for face, eye creams, body creams, lotions for body, oils and bath gels. SOCIETE HERBALIFE INTERNATIONAL, INC. Société organisée sous les lois de l’Etat du Nevada, Etats-Unis d’Amérique (United States of America) App 94 533685 Reg 94 533685

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
FR-7 Q5 THERMOJETICS France REGISTRATION (REGISTERED) 5 Produits diététiques représentant des compléments de nutrition, à savoir des herbes ou extraits d’herbes sous forme de tablettes ou sous forme de liquide.
Goods and Services Computerised Translation: Dietetic products representing complements nutrition, namely herbs or extracts of herbs in form of tablets or liquid form HERBALIFE INTERNATIONAL, INC., société organisée selon les lois du Nevada, Etats- Unis (United States of America) App 92 426107 Reg 92 426107
GR-10 Q5 PINSTRIPE Greece APPLICATION (PENDING) 3 03
Goods and Services Computerised Translation:
03 Personal hygiene products and namely
~, body lotion, body soap,
~ and after-shave lotions, toilette water. HERBALIFE (United
States of America) App 130285
GR-11 Q5 ZILLION Greece APPLICATION (PENDING) 3 03
Goods and Services Computerised Translation:
03 Personal hygiene products and namely
~ perfumery, soap for sensitive, regions, body oils, body lotion, body creams,
~ and body deodorants, toilet water. HERBALIFE (United
States of America) App 130288
GR-12 Q5 IMPROV Greece APPLICATION (PENDING) 3 03 HERBALIFE (United
States of America) App 130289
GR-13 Q5 SEAWARD Greece APPLICATION (PENDING) 3 HERBALIFE (United
States of America) App 130286

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
GR-16 Q5 THERMOJETICS Greece APPLICATION (PENDING) 30 32 Goods and Services Computerised Translation: Coffee, tea, cocoa, sugar, , tapioca, sago (flour starch), coffee substitutes, flour and preparations made from cereals, Bread, biscuits (biscuits), confectionery, pastes, ices, honey, treacle, pastry, flour for dough, salt, mustard, pepper, vinegar, sauces, seasonings.
ice.Beer, mineral waters and gaseous, other beverages syrups and other preparations for the production of beverages and in particular, beverages for non-medicated use by vitamins metals and herbs. HERBALIFE INTERNATIONAL INC. (United States of America) App 119170
GR-18 Q5 THERMOJETICS Greece APPLICATION (PENDING) 3 5 Goods and Services Computerised Translation: cosmetics and face creams and body. Dietary supplements, that consist of by herbs, all in moist form or tablets. HERBALIFE INTERNATIONAL INC. (United States of America) App 116488
GR-2 Q5 VITESSENCE Greece APPLICATION (PENDING) 3 HERBALIFE INTERNATIONAL (United States of America) App 135840
GR-20 Q5 THERMOJETICS Greece APPLICATION (PENDING) 3 5 Goods and Services Computerised Translation: cosmetics and face creams and body. Dietary supplements, that consist of by herbs, all in moist form or tablets. HERBALIFE INTERNATIONAL INC. (United States of America) App 116486
GR-4 Q5 AROMAVIE Greece APPLICATION (PENDING) 3 4 Goods and Services Computerised Translation: Care preparations and body care, especially body oil, oils for massage, bath oils and body soap. candles. HERBALIFE INTERNATIONAL (United States of America) App 131284
Page49

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
GR-6 Q5 NATURE S MIRROR Greece APPLICATION (PENDING) 3 03
Goods and Services Computerised Translation:
03 Leather care products, especially products scrubbing, moisturising and toning. cosmetic astringents. face masks, face creams and cosmetic creams eyes. HERBALIFE INTERNATIONAL (United States of America) App 130697
GR-7 Q5 OCEAN CURRENTS Greece APPLICATION (PENDING) 3 Goods and Services Computerised Translation:
03 Skin care products, especially body creams, body oils, body lotion, body soaps, body deodorants, bath oils, jelly for the bath shower. HERBALIFE INTERNATIONAL (United States of America) App 130696
GR-8 Q5 LUSCIOUS Greece APPLICATION (PENDING) 3 03 151 HERBALIFE INTERNATIONAL (United States of America) App 130290
GR-9 Q5 ASMERA Greece APPLICATION (PENDING) 3 03
Goods and Services Computerised Translation:
03 Personal hygiene products and
body, perfumery, soap for
body oils, body lotion, body creams, body soap and body deodorants,
HERBALIFE (United
States of America) App 130287
GT-5 Q5 HERBALIFE Guatemala APPLICATION (PENDING) 30 30 UTILIZAR LA MARCA EN CUALQUIER COLOR, TAMAÑOS, TIPOS, ESTILOS Y FORMAS DE LETRAS, PUDIENDO SER REPROUCIDO POR CUALQUIER MEDIO QUE SE ESTIME CONVENEINTE E IR IMPRESO, GRAVADO, LITOGRAFIADO, ADHERIDO, ESTAMPADO, FOTOGRAFIADO POR CUALQUIER MEDIO CONOCIDO O POR CONOCERSE, ASI COMO EN PUBLICIDAD. PREPARACIONES PARA ELABORAR TES; TES DE HIERBAS.
Goods and Services Computerised Translation:
30 USE TRADEMARK IN ANY COLOR, SIZES, TYPES, STYLI AND FORMS OF LETTERING, BEING ABLE TO BEING ~REPROUCIDO~ BY ANY MEANS THAT ESTIMATE ~CONVENEINTE~ AND FORMAL SUITS, TAX, LITHOGRAPHED, STUCK, STAMPING, PHOTOGRAPH BY ANY MEANS DISTINGUISHED OR BY ~CONOCERSE~, THIS WAY IN THE FORM OF AT ADVERTISEMENT. PREPARATIONS FOR PROCESSING TEAS; TEAS THAN HERBS. HERBALIFE INTERNATIONAL INC (Unknown Applicant Country) App 201101141

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
GT-1 Q5 HERBALIFE SKIN Guatemala APPLICATION (PENDING) 3 03 UTILIZAR LA MARCA EN CUALQUIER COLOR Y/O COMBINACIÓN DE COLORES, TAMAÑOS, TIPOS, ESTILOS Y FORMAS DE LETRAS PUDIENDO SER REPRODUCIDO POR CUALQUIER MEDIO QUE SE ESTIME CONVENIENTE E IR IMPRESO, GRAVADO, LITOGRAFIADO, ADHERIDO, ESTAMPADO, FOTOGRAFIADO POR CUALQUIER MEDIO CONOCIDO O POR CONOCERSE, ASÍ COMO EN PUBLICIDAD. PREPARACIONES NO MEDICINALES PARA EL CUIDADO DE LA PIEL, A SABER, CREMAS FACIALES, CREMAS PARA OJOS, LIMPIADORES FACIALES, EXFOLIANTES, CREMAS LIMPIADORAS, LOCIONES Y ACEITES, CREMAS O LOCIONES
PARA EL CUERPO, CREMAS HIDRATANTES Y TÓNICOS, GELES, PRODUCTO.
Goods and Services Computerised Translation:
03 USE TRADEMARK IN ANY COLOUR AND/OR COMBINATION OF COLOURS, SIZES, TYPES, STYLI AND FORMS OF LETTERING BEING ABLE TO BEING REPRODUCED BY ANY MEANS THAT ESTIMATE CONVENIENT AND SUIT PRINTED, TAX, LITHOGRAPHED, STUCK, STAMPING, PHOTOGRAPH BY ANY MEANS DISTINGUISHED OR BY ~CONOCERSE~, AS AT ADVERTISEMENT. NON- MEDICATED PREPARATIONS FOR THE CARE OF THE SKIN, NAMELY, FACIAL CREAM, CREAM FOR EYES, FACIAL CLEANSERS, SCRUBS, CLEANSING CREAMS, LOTIONS AND OILS, CREAMS OR BODY LOTION, MOISTURIZING CREAMS AND TONICS, GELS, PRODUCT HERBALIFE INTERNATIONAL INC (United States of America) App 201408313

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
GT-17 Q5 Design Only Guatemala REGISTRATION (REGISTERED) 44 44 RESERVA DE UTILIZAR LA MARCA EN LOS COLORES, TAMAÑOS, TIPOS, ESTILOS Y FORMAS DE LETRAS, QUE CONSTAN EN LA REPRODUCCION GRAFICA, PUDIENDO SER REPRODUCIDO POR CUALQUIER MEDIO QUE SE ESTIME CONVENIENTE E IR IMPRESO, GRAVADO, LITOGRAFIADO, ADHERIDO, ESTAMPADO, FOTOGRAFIADO POR CUALQUIER MEDIO CONOCIDO O POR CONOCERSE, EN LOS SERVICIOS QUE AMPARA, ASI COMO EN PROPAGNADA. SERVICIOS EN SUMINISTRO DE INFORMACION SOBRE SALUD HUMANA Y NUTRICION PROPORCIONANDO INFORMACION SOBRE FORMACION Y OPERACION DE UN PEQUEÑO NEGOCIO.
Goods and Services Computerised Translation:
44 RESERVATION OF USE TRADEMARK IN PAINT, SIZES, TYPES, STYLI AND FORMS OF LETTERING, THAT CONSTANT IN GRAPHIC REPRODUCTIONS, BEING ABLE TO BEING REPRODUCED BY ANY MEANS THAT ESTIMATE CONVENIENT AND FORMAL SUITS, TAX, LITHOGRAPHED, STUCK, STAMPING, PHOTOGRAPH BY ANY MEANS DISTINGUISHED OR BY ~CONOCERSE~, IN SERVICES THAT SUPPORTING, THIS WAY IN THE FORM OF AT ~PROPAGNADA~. SERVICES AT SUPPLYING OF INFORMATION ONTO HUMAN HEALTH AND NUTRITION PROVIDING INFORMATION ONTO FORMATION AND OPERATIONS OF A ~PEQUEÑ~ OR BUSINESS. HERBALIFE INTERNATIONAL INC (Unknown Applicant Country) App 200708950 Reg 168959
GT-2 Q5 HERBALIFE Guatemala APPLICATION (PENDING) 5 05 UTILIZAR LA MARCA EN CUALQUIER COLOR Y/O COMBINACIÓN DE COLORES, TAMAÑOS, TIPOS, ESTILOS Y FORMAS DE LETRAS PUDIENDO SER REPRODUCIDO POR CUALQUIER MEDIO QUE SE ESTIME CONVENIENTE E IR IMPRESO, GRAVADO, LITOGRAFIADO, ADHERIDO, ESTAMPADO, FOTOGRAFIADO POR C. SUPLEMENTOS NUTRICIONALES Y DIETÉTICOS, TODOS CONSISTENTES EN VITAMINAS, MINERALES, HIERBAS FIBRA Y PROTEÍNAS TODOS EN TABLETAS, LÍQUIDOS, CAPSULAS Y POLVOS. Goods and Services Computerised Translation:
05 USE TRADEMARK IN ANY COLOUR AND/OR COMBINATION OF COLOURS, SIZES, TYPES, STYLI AND FORMS OF LETTERING BEING ABLE TO BEING REPRODUCED BY ANY MEANS THAT ESTIMATE CONVENIENT AND SUIT PRINTED, TAX, LITHOGRAPHED, STUCK, STAMPING, PHOTOGRAPH BY C. NUTRITIONAL SUPPLEMENTS AND DIETETICS, ALL CONSISTING OF VITAMINS, MINERALS, HERBS FIBRE AND ALL PROTEIN WITHIN TABLETS, LIQUIDS, CAPSULE. AND POWDERS. HERBALIFE INTERNATIONAL INC (United States of America) App 201405645

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
GT-25 Q5 HERBALIFE Guatemala APPLICATION (PENDING) 5 05 LA SOLICITANTE SE RESERVA EL USO EXCLUSIVO DE LA MARCA PARA IDENTIFICAR LOS PRODUCTOS QUE COMERCIALIZA, ASI COMO UTILIZAR EN LOS ENVOLTORIOS, CAJAS, ENVASES, RECIPIENTES, Y ETIQUETAS QUE LOS CONTIENEN E IDENTIFICAN. UTILIZARLA EN SU PROPAGANDA ESCRITA, RADIAL O TELEVISADA DE LA FORMA QUE MAS LE CONVENGA. SUPLEMENTOS NUTRICIONALES Y DE DIETA, TODOS CONSISTENTES EN VITAMINAS, MINERALES, HIERBAS, FIBRAS Y PROTEINAS, TODOS EN TABLETA, LIQUIDOS, CAPSULA Y EN POLVO.
Goods and Services Computerised Translation:
05 APPLICANT BOOKING USE EXCLUSIVE OF TRADEMARK FOR IDENTIFY PRODUCTS THAT MARKETING, THIS WAY IN THE FORM OF USE IN PARCELS, BOXES, PACKINGS, CONTAINERS, AND TAGS THAT CONTAINING AND IDENTIFY.
~UTILIZARLA~ AT ITS ADVERTISEMENT WRITTEN, RADIAL OR TELEVISION OF FORM THAT MORE SUIT. NUTRITIONAL SUPPLEMENTS AND THAN DIET, ALL CONSISTING OF VITAMINS, MINERALS, HERBS, FIBRES AND PROTEINS, ALL AT PASTILLE, FLUIDS, CAPSULES AND POWDERED. HERBALIFE INTERNATIONAL INC (Unknown Applicant Country) App 200103533

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
GT-26 Q5 HERBALIFE Guatemala APPLICATION (PENDING) 3 03 LA SOLICITANTE SE RESERVA EL USO EXCLUSIVO DE LA MARCA PARA IDENTIFICAR LOS PRODUCTOS QUE COMERCIALIZA, ASI COMO UTILIZAR EN LOS ENVOLTORIOS, CAJAS, ENVASES, RECIPIENTES, Y ETIQUETAS QUE LOS CONTIENEN E IDENTIFICAN. UTILIZARLA EN SU PROPAGANDA ESCRITA, RADIAL O TELEVISADA DE LA FORMA QUE MAS LE CONVENGA. PRODUCTOS PARA EL CUIDADO DE LA PIEL, LIMPIADORES, HUMECTANTES, TONIFICADORES, MASCARAS FACIALES, ESPONJAS PARA LA CARA
Y CUERPO, CREMAS FACIALES, CREMA PARA LOS OJOS, CREMA PARA EL CUERPO, TONIFICADORES PARA EL CUERPO, ACEITES PARA EL CUERPO, LOCION PARA EL CUERPO, ACEITES PARA EL BAÑO, Y GELATINAS DE BAÑO, Y GELATINAS DE BAÑO Y ACONDICIONADORES PARA EL CABELLO. Goods and Services Computerised Translation:
03 APPLICANT BOOKING USE EXCLUSIVE OF TRADEMARK FOR IDENTIFY PRODUCTS THAT MARKETING, THIS WAY IN THE FORM OF USE IN PARCELS, BOXES, PACKINGS, CONTAINERS, AND TAGS THAT CONTAINING AND IDENTIFY.
~UTILIZARLA~ AT ITS ADVERTISEMENT WRITTEN, RADIAL OR TELEVISION OF FORM THAT MORE SUIT. SKINCARE PRODUCTS, CLEANERS, MOISTENING AGENTS, TONERS, FACIAL MASKS, SPONGES FOR FACE AND BODY, FACIAL CREAM, EYE CREAM, BODY CREAMS, BODY TONERS, OILS FOR BODY, BODY LOTIONS, OILS FOR BAÑ OR, AND JELLIES THAN BAÑ OR, AND JELLIES THAN BAÑ OR AND CONDITIONERS FOR THE HAIR. HERBALIFE INTERNATIONAL INC (Unknown Applicant Country) App 200103532

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
GT-3 Q5 HERBALIFE Guatemala APPLICATION (PENDING) 3 03 UTILIZAR LA MARCA EN CUALQUIER COLOR Y/O COMBINACIÓN DE COLORES, TAMAÑOS, TIPOS, ESTILOS Y FORMAS DE LETRAS PUDIENDO SER REPRODUCIDO POR CUALQUIER MEDIO QUE SE ESTIME CONVENIENTE E IR IMPRESO, GRAVADO, LITOGRAFIADO, ADHERIDO, ESTAMPADO, FOTOGRAFIADO POR C. PRODUCTOS PARA EL CUIDADO DE LA PIEL, LIMPIADORES, CREMAS HIDRATANTES, TÓNICOS, MASCARILLAS, ESPONJAS FACIALES Y CORPORALES, CREMAS PARA LA CARA, CREMAS PARA LOS OJOS, CREMAS CORPORALES, TONIFICADORES CORPORALES, ACEITES CORPORALES, LOCIONES
CORPORALES, ACEITES Y GELES PARA EL BAÑO Y GELATINAS Y ACONDICIONADORES PARA EL CABELLO.
Goods and Services Computerised Translation:
03 USE TRADEMARK IN ANY COLOUR AND/OR COMBINATION OF COLOURS, SIZES, TYPES, STYLI AND FORMS OF LETTERING BEING ABLE TO BEING REPRODUCED BY ANY MEANS THAT ESTIMATE CONVENIENT AND SUIT PRINTED, TAX, LITHOGRAPHED, STUCK, STAMPING, PHOTOGRAPH BY C. SKIN CARE, CLEANERS, MOISTURIZING CREAMS, TONICS, MASKS, FACIAL SPONGES AND BODY, CREAM FOR FACE, EYE CREAM, BODY CREAMS, BODY TONERS, BODY OILS, BODY LOTIONS, OILS AND GELS FOR BAÑ
OR AND JELLIES AND CONDITIONERS FOR THE HAIR. HERBALIFE INTERNATIONAL INC (United States of America) App 201405646

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
GT-6 Q5 KINDERMINS Guatemala APPLICATION (PENDING) 5 05 UTILIZAR LA MARCA EN CUALQUIER COLOR O COBMIANCION DE COLROES EN CUALQUIER TAMAÑO, TIPOS, ESTILOS Y FORMAS DE LETRAS, PUDIENDO SER REPRODUCIDO POR CUALQUIER MEDIO QUE SE ESTIME CONVENIENTE E IR IMPRESO, GRAVADO, LITOGRAFIADO, ADHERIDO, ESTAMPADO, FOTOGRAFIADO POR CUALQUIER MEDIO CONOCIDO O POR CONOCERSE, ASI COMO EN PUBLICIDAD. SUPLEMENTOS ALIMENTICIOS PARA NIÑOS, CONSISTENTES PRINCIPALES EN VITAMINAS Y MINERALES.
Goods and Services Computerised Translation:
05 USE TRADEMARK IN ANY COLOR OR
~COBMIANCION~ THAN ~COLROES~ IN ANY
~TAMAÑ~ OR, TYPES, STYLI AND FORMS OF LETTERING, BEING ABLE TO BEING REPRODUCED BY ANY MEANS THAT ESTIMATE CONVENIENT AND FORMAL SUITS, TAX, LITHOGRAPHED, STUCK, STAMPING, PHOTOGRAPH BY ANY MEANS DISTINGUISHED OR BY ~CONOCERSE~, THIS WAY IN THE FORM OF AT ADVERTISEMENT. FOOD SUPPLEMENTS FOR CHILDREN, PRINCIPAL CONSISTENT AT VITAMINS AND MINERALS. HERBALIFE INTERNATIONAL INC (Unknown Applicant Country) App 201101173
GT-7 Q5 SOFT GREEN Guatemala REGISTRATION (REGISTERED) 3 03 RESERVA DE UTILIZAR LA MARCA EN CUALQUIER COLOR, TAMAÑOS TIPOS ESTILOS Y FORMAS DE LETRAS, PUDIENDO SER REPRODUCIDO POR CUALQUIER MEDIO QUE SE ESTIME CONVENIENTE E IR IMPRESO, GRAVADO, LITOGRAFIADO, ADHERIDO, ESTAMPADO, FOTOGRAFIADO POR CUALQUIER MEDIO CONOCIDO O POR CONOCERSE, EN LOS PRODUCTOS QUE AMPARA, PROTEGE Y DISTINGUE, ASI COMO EN PROPAGANDA. JABONES, LOCIONES PARA EL CUERPO Y LA CARA, GELES PARA EL CUERPO Y LA CARA, ACEITES DE BAÑO Y DUCHA, DESODORANTES, GELES ANTISEPTICOS.
Goods and Services Computerised Translation:
03 RESERVATION OF USE TRADEMARK IN ANY COLOR, SIZES TYPES STYLI AND FORMS OF LETTERING, BEING ABLE TO BEING REPRODUCED BY ANY MEANS THAT ESTIMATE CONVENIENT AND FORMAL SUITS, TAX, LITHOGRAPHED, STUCK, STAMPING, PHOTOGRAPH BY ANY MEANS DISTINGUISHED OR BY ~CONOCERSE~, IN PRODUCTS THAT SUPPORTING, COVER AND CONCERNING, THIS WAY IN THE FORM OF AT ADVERTISEMENT. SOAPS, BODY LOTIONS AND FACE, GELS FOR BODY AND FACE, OILS THAN
BAÑ OR AND SHOWER, DEODORANTS, ANTISEPTIC GEL. HERBALIFE INTERNATIONAL INC (Unknown Applicant Country) App 200903194 Reg 171871

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
HN-57 Q5 HERBALIFE Honduras APPLICATION (PENDING) 5 HERBALIFE INTERNATIONAL (United States of America) App 92007352
HN-58 Q5 HERBALIFE Honduras APPLICATION (PENDING) 5 HERBALIFE INT. (United
States of America) App 92007353
HN-59 Q5 HERBALIFE Honduras APPLICATION (PENDING) 3 HERBALIFE INTERNATIONAL (United States of America) App 92007354
HN-60 Q5 HERBALIFE Honduras APPLICATION (PENDING) 3 HERBALIFE INTERNATIONAL (United States of America) App 92007355
HN-30 Q5 Design Only Honduras APPLICATION (PENDING) 29 29 Bocadillos, incluyendo barras, productos tostados de soya, mezclas de frutas secas, cereales y nueces (trail mixes).
Goods and Services Computerised Translation:
29 Sandwiches, including bars, products roasted than
~soya~, blends than fruits dry, cereals and nuts (trail
~mixes~). HERBALIFE INTERNATIONAL (United States of America) App 06003515
HN-29 Q5 Design Only Honduras APPLICATION (PENDING) 32 32 Bebidas no alcohólicas y preparaciones para elaborar bebidas no alcohólicas, mezclas de bebidas proteínicas en polvo.
Goods and Services Computerised Translation:
32 Non alcoholic beverages and preparations for processing beverages non-alcoholic, mixer drinks proteinaceous powdered. HERBALIFE INTERNATIONAL (United States of America) App 06003514
HN-28 Q5 Design Only Honduras APPLICATION (PENDING) 35 35 Servicios de información acerca de la operación de negocios pequeños y mercadeo de multiniveles. Goods and Services Computerised Translation:
35 Information services concerning operation than small affairs and ~mercadeo~ than ~multiniveles~. HERBALIFE INTERNATIONAL (United States of America) App 06003513
HN-27 Q5 Design Only Honduras APPLICATION (PENDING) 44 44 Servicios de información acerca de la nutrición humana y manejo del peso corpóral.
Goods and Services Computerised Translation:
44 Information services concerning nutrition human and operation of weight corporal. HERBALIFE INTERNATIONAL (United States of America) App 06003512
HN-26 Q5 Design Only Honduras APPLICATION (PENDING) 5 05 Suplementos nutricionales y dietéticos en forma de tabletas, cápsulas o en polvo; vitaminas.
Goods and Services Computerised Translation:
05 Nutritional supplements and dietetics in form of tablets, capsules or powdered; vitamins. HERBALIFE INTERNATIONAL (United States of America) App 06003511
HN-25 Q5 Design Only Honduras APPLICATION (PENDING) 30 30 Té de hierbas, bocadillos, incluyendo barras, mezclas de frutas (trail mixes), cereales y nueces. Goods and Services Computerised Translation:
30 Herbal tea, sandwiches, including bars, blends than fruits (trail ~mixes~), cereals and nuts. HERBALIFE INTERNATIONAL (United States of America) App 06003510
HN-22 Q5 HERBALIFE DISTRIBUTOR NUTRITION CLUB Honduras APPLICATION (PENDING) 35 35 Servicios de información acerca de la operación de negocios pequeños y mercadeo de multi niveles. Goods and Services Computerised Translation:
35 Information services concerning operation than small affairs and ~mercadeo~ than multi levels. HERBALIFE INTERNATIONAL (United States of America) App 06003507

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
HN-9 Q5 SPORTWORKS Honduras APPLICATION (PENDING) 5 05 Suplementos nutricionales y dietéticos en forma de tabletas, cápsulas o en polvo; vitaminas.
Goods and Services Computerised Translation:
05 Nutritional supplements and dietetics in form of tablets, capsules or powdered; vitamins. HERBALIFE INTERNATIONAL (United States of America) App 06003490
IS-4 Q5 HERBALIFE Iceland REGISTRATION (REGISTERED) 29 35 29 Snarlfæða sem er eingöngu gerð úr próteinum; súpublöndur; fæða í duftformi sem kemur í stað máltíðar samsett úr próteinum, vítamínum og steinefnum.
35 Smásöluþjónusta, einkum þjónusta við sölu og markaðssetningu á vörum í gegnum beina sölu eða netsölu.
Goods and Services Computerised Translation:
29 Snack food is made exclusively from proteins; soup mixes; feed powder replaces a meal composed of protein, vitamins and minerals.
35 Retail services, in particular services in the sale and marketing of products through direct sales or internet sales. HERBALIFE INTERNATIONAL (United States of America) App 651 Reg 369/2011
IN-1 Q5 24 India UNPUBLISHED APPLICATION (PENDING) Status According to PTO: NEW APPLICATION 5 29 32 05 DIETARY AND NUTRITIONAL SUPPLEMENTS;FOOD SUPPLEMENTS; DIETARY AND NUTRITIONAL SUPPLEMENTS FOR SPORTS AND ATHLETICS; FOOD SUPPLEMENTS CONTAINING PROTEINS, MINERALS AND VITAMINS
29 ‘FOODC CONSISTING OF POWDERED PREPARATIONS; FOODS CONSISTING OF POWDEN’D PREPARATIONS CONIAINING PROTEINS, MINERALS AND VITAMINS
32 PREPARATIONS FOR MAKING NON—ALCOHOLIC DRINKS; DRINKS FOR SPORTS AND ATHLETICS TRAINING SPORTS DRINKS CONIAINING PROTEINS, MINERALS AND VITAMINS HERBALIFE INTERNATIONAL INC.,[1266978] Trading As : HERBALIFE INTERNATIONAL INC., Body Incorporate (United States of America) App 2836224
IN-11 Q5 Design Only India UNPUBLISHED APPLICATION (PENDING) Status According to PTO: NEW APPLICATION 29 29 SNACK FOODS MADE PRIMARILY OF PROTEIN; SOUP MIXES; POWDERED MEAL REPLACEMENT FOODS COMPOSED OF PROTEIN, VITAMINS; MINERALS. HERBALIFE INTERNATIONAL INC.,[1266978] (India) App 2153768
IN-12 Q5 Design Only India UNPUBLISHED APPLICATION (PENDING) Status According to PTO: NEW APPLICATION 30 30 PREPARATIONS FOR MAKING HERBAL TEA. HERBALIFE INTERNATIONAL INC.,[1266978] (India) App 2153769
IN-13 Q5 HERBALIFE India UNPUBLISHED APPLICATION (PENDING) Status According to PTO: NEW APPLICATION 29 29 SNACK FOODS MADE PRIMARILY OF PROTEIN; SOUP MIXES; POWERED MEAL REPLACEMENT FOODS COMPOSED OF PROTEIN, VITAMINS AND MINERALS HERBALIFE INTERNATIONAL INC.,[1266978] (India) App 2153772

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
IN-14 Q5 HERBALIFE India UNPUBLISHED APPLICATION (PENDING) Status According to PTO: NEW APPLICATION 35 35 RETAIL SERVICES NAMELY SELLING AND MARKETING OF PRODUCTS THROUGH DIRECT OR NETWORK SALES HERBALIFE INTERNATIONAL INC.,[1266978] (India) App 2153773
IN-15 Q5 HERBALIFELINE India UNPUBLISHED APPLICATION (PENDING) Status According to PTO: NEW APPLICATION 5 05 FOOD SUPPLEMENTS FOR NON-MEDICINAL PURPOSES HERBALIFE INTERNATIONAL INC.,[1266978] (India) App 2153776
IN-17 Q5 NOURIFUSION India REGISTRATION (REGISTERED) Status According to PTO: REGISTERED 29 29 NUTRITIONAL SUPPLEMENTS IN TABLET OR CAPSULE FORM FOR THE HEALTH OF THE SKIN. HERBALIFE INTERNATIONAL INC.[983230] Body Incorporate (United States of America) App 1523518
IN-18 Q5 NOURIFUSION India REGISTRATION (REGISTERED) Status According to PTO: REGISTERED 29 29 NUTRITIONAL SUPPLEMENTS IN TABLETS OR CAPSULE FROM FOR THE HEALTH OF THE SKIN. HERBALIFE INTERNATIONAL, INC. (United States of America) App 1514559
IN-2 Q5 HERBALIFE24 India UNPUBLISHED APPLICATION (PENDING) Status According to PTO: NEW APPLICATION 5 29 32 05 DIETARY AND NUTRITIONAL SUPPLEMENTS;FOOD SUPPLEMENTS; DIETARY AND NUTRITIONAL SUPPLEMENTS FOR SPORTS AND ATHLETICS; FOOD SUPPLEMENTS CONTAINING PROTEINS, MINERALS AND VITAMINS
29 ‘FOODC CONSISTING OF POWDERED PREPARATIONS; FOODS CONSISTING OF POWDEN’D PREPARATIONS CONIAINING PROTEINS, MINERALS AND VITAMINS
32 PREPARATIONS FOR MAKING NON—ALCOHOLIC DRINKS; DRINKS FOR SPORTS AND ATHLETICS TRAINING SPORTS DRINKS CONIAINING PROTEINS, MINERALS AND VITAMINS HERBALIFE INTERNATIONAL INC.,[1266978] Trading As : HERBALIFE INTERNATIONAL INC., Body Incorporate (United States of America) App 2836225
IN-3 Q5 HERBALIFE India APPLICATION (PENDING) Status According to PTO: FORMALITIES COMPLETED 3 03 GOODS IN RELATING TO HAIR SHAMPOOS, HAIR RINSES, HAIR CONDITIONERS, SKIN CLEANSERS, MOISTURIZERS, AND TONERS, CREAMS, GELS, AND LOTIONS FOR THE FACE AND BODY HERBALIFE INTERNATIONAL INC.,[1266978] Trading As : HERBALIFE INTERNATIONAL INC., Body Incorporate (United States of America) App 2781083
IN-42 Q5 Design Only India REGISTRATION (REGISTERED) Status According to PTO: REGISTERED 32 32 POWDERED PROTEIN, AMINO ACIDS, VITAMINS, MINERALS AND HERBS FOR MAKING BEVERAGES. HERBALIFE INTERNATIONAL INC.[254689] (United States of America) App 637829
Page60

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
ID-18 Q5 HERBALIFE Indonesia APPLICATION (PENDING) 3 03 Cosmetics, substances for cleansing and conditioning; substances for laundry use, cleansing, polishing, scouring and abrasive preparations.
03 Kosmetik, minyak sari wangi, parfum-parfum, sabun- sabun, lotion-lotion rambut, sediaan-sediaan pemelihara gigi, sediaan-sediaan untuk pemeliharaan rambut dan kulit badan, sediaan-sediaan cleansing dan conditioning, sediaan-sediaan untuk mengelantang dan mencuci, sediaan-sediaan untuk membersihkan, mengkilatkan, membuang lemak dan menggosok. Goods and Services Computerised Translation:
03 Cosmetics, substances for cleansing and conditioning; substances for laundry use, cleansing, polishing, scouring and abrasive preparations.
03 Cosmetics, fragrance oil extracts, perfumes, soaps, lotion-hair lotion, tooth preparations keepers, preparations for the hair and body skin care, cleansing preparations and conditioning, preparations for bleaching and washing, preparations for cleaning, polishing, scrubbing and discard fat. HERBALIFE INTERNATIONAL INC. (United States of America) App D952083
ID-1 Q5 HERBALIFE Indonesia APPLICATION (PENDING) 3 03 Sabun; minyak wangi, minyak esensial, kosmetik, losion rambut, sediaan perawatan rambut; sediaan perawatan gigi dan mulut, sampo, pelembut rambut, sediaan penataan rambut yang disemprotkan, gel, dan minyak rambut; krim, losion, gel, susu, masker, pengelupas kulit, penyegar dan sediaan yang disemprotkan untuk wajah; losion, krim, gel dan bahan penggosok untuk tangan; krim, losion, sediaan untuk mencuci, gel pengelupas dan sediaan yang disemprotkan untuk tubuh; sediaan pribadi untuk bercukur untuk laki-laki; wewangian; kain kosmetik untuk menggosok atau untuk mengelupas; produk pemutih kulit; produk perawatan kulit.
Goods and Services Computerised Translation:
03 Soap; perfumes, essential oils, cosmetics, hair lotions, hair care preparations; dental care preparations, shampoos, hair softeners, hair styling preparations were sprayed, gel, and hair oil; cream, lotion, gel, milk, masks, exfoliants, toners and preparations which are sprayed on the face; lotions, creams, gels and abrasive to the hand; creams, lotions, preparations for washing, exfoliating gel and preparations are sprayed to the body; personal preparation to shave for men; fragrances; cosmetic cloth to rub or to peel; skin whitening products; skin care products. HERBALIFE INTERNATIONAL INC (United States of America) App
D002012055734

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application Registration
Number Number
ID-11 Q5 OCEAN Indonesia APPLICATION 3 03 Produk-produk perawatan kulit, yaitu. losion utnuk HERBALIFE App
CURRENTS(PENDING) badan, sabun untuk badan, bedak utnuk badan, minyak INTERNATIONAL INC. D00.2001.18278.1 untuk mandi, dan gel mandi.(United States of America) 8404
03 Skin care products, namely, body lotion, body soap,
body powder, bath oil, and bath gel.
Goods and Services Computerised Translation:
03 Skin care products, namely. laneways body lotion,
soap for body, body powder separately, for oil bath, and
shower gel.
03 Skin care products, namely, body lotion, body soap,
body powder, bath oil, and bath gel.
ID-14 Q5 Design Only Indonesia APPLICATION 29 29 Bubuk protein untuk makanan manusia. HERBALIFE App D954541
(PENDING) 29 Powdered protein for human consumption INTERNATIONAL INC.
Goods and Services Computerised Translation:(United States of America)
29 Protein powder for human food.
29 Powdered protein for human consumption
ID-15 Q5 Design Only Indonesia APPLICATION 29 29 Bubuk protein untuk makanan manusia. HERBALIFE App D954542
(PENDING) 29 Powdered protein for human consumption. INTERNATIONAL INC.
Goods and Services Computerised Translation:(United States of America)
29 Protein powder for human food.
29 Powdered protein for human consumption.
ID-2 Q5 HERBALIFE Indonesia APPLICATION 35 35 Jasa periklanan; jasa manajemen bisnis; jasa HERBALIFE App
(PENDING) administrasi bisnis; fungsi perkantoran; jasa-jasa untuk INTERNATIONAL INC. J002012055732 membantu pihak lain dalam pemasaran secara(Unknown Applicant langsung, periklanan, pelatihan kepemimpinan, Country)
pemrosesan pesanan dan pemrosesan pembayaran;
jasa manajemen data secara eletronik terkait dengan
manajemen berat badan, kesehatan dan kebugaran
tubuh, pemasaran berjenjang, dan pengembangan
bisnis kecil.
Goods and Services Computerised Translation:
35 Advertising services; business management
services; business administration services; office
functions; services to assist others in direct marketing,
advertising, training, leadership, order processing and
payment processing; electronic data management
services related to weight management, health and
fitness, tiered marketing, and small business
development.
ID-20 Q5 Design Only Indonesia APPLICATION 32 32 otein bubuk, asam amino, vitamin, mineral-mineral HERBALIFE App 19051
(PENDING) dan tanaman-tanaman untuk membuat minuman INTERNATIONAL INC.
inuman. (Powdered protein, amino acids, vitamins,(United States of America)
minerals and herbs for making beverages.)
Goods and Services Computerised Translation:
32 otein powder, amino acids, vitamins, minerals and
plants to make drinks inuman. (Powdered protein,
amino acids, vitamins, minerals and herbs for making
beverages.)
ID-21 Q5 THERMOJETICS Indonesia APPLICATION 30 30 Makanan yang terbuat dari ramuan-ramuan tanaman HERBALIFE App 19056
(PENDING) dan dapat pula diminum. INTERNATIONAL INC.
Herbal food beverages.(United States of America)
Goods and Services Computerised Translation:
30 Foods made from plants and herbs can also be
taken.

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
ID-22 Q5 Design Only Indonesia APPLICATION (PENDING) 32 32 rotein bubuk, asam amino, vitamin, mineral-mineral dan tanaman-tanaman untuk membuat minuman- minuman.
Powdered protein, amino acids, vitamins, minerals and herbs for making beverages.
Goods and Services Computerised Translation:
32 rotein powder, amino acids, vitamins, minerals and plants for making beverages. HERBALIFE INTERNATIONAL INC. (United States of America) App 19059
ID-23 Q5 Design Only Indonesia APPLICATION (PENDING) 30 30 Makanan yang terbuat dari ramuan-ramuan tanaman dan dapat pula diminum.
Herbal food beverages.
Goods and Services Computerised Translation:
30 Foods made from plants and herbs can also be taken. HERBALIFE INTERNATIONAL INC. (United States of America) App 19052
ID-25 Q5 Design Only Indonesia APPLICATION (PENDING) 30 30 Makanan yang terbuat dari ramuan-ramuan tanaman dan dapat pula diminum.
Herbal food beverages.
Goods and Services Computerised Translation:
30 Foods made from plants and herbs can also be taken. HERBALIFE INTERNATIONAL INC. (United States of America) App 19060
ID-26 Q5 HERBALIFELINE Indonesia REGISTRATION (REGISTERED) 5 HERBALIFE INTERNATIONAL INC. (United States of America) Reg 189785
ID-27 Q5 APR Indonesia REGISTRATION (REGISTERED) 5 HERBALIFE INTERNATIONAL (United States of America) Reg 189511
ID-28 Q5 HERBALIFE Indonesia REGISTRATION (REGISTERED) 3 5 29 HERBALIFE INTERNATIONAL (United States of America) Reg 194356
ID-29 Q5 CELL U LOSS Indonesia REGISTRATION (REGISTERED) 5 HERBALIFE INTERNATIONAL (United States of America) Reg 189512
ID-3 Q5 Design Only Indonesia APPLICATION (PENDING) 35 35 Jasa periklanan; jasa manajemen bisnis; jasa administrasi bisnis; fungsi perkantoran; jasa-jasa untuk membantu pihak lain dalam pemasaran secara langsung, periklanan, pelatihan kepemimpinan, pemrosesan pesanan dan pemrosesan pembayaran; jasa manajemen data secara eletronik terkait dengan manajemen berat badan, kesehatan dan kebugaran tubuh, pemasaran berjenjang, dan pengembangan bisnis kecil.
Goods and Services Computerised Translation:
35 Advertising services; business management services; business administration services; office functions; services to assist others in direct marketing, advertising, training, leadership, order processing and payment processing; electronic data management services related to weight management, health and fitness, tiered marketing, and small business development. HERBALIFE INTERNATIONAL INC. (Unknown Applicant Country) App
J002012055730

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
ID-4 Q5 HERBALIFE Indonesia APPLICATION (PENDING) 35 35 Jasa periklanan; jasa manajemen bisnis; jasa administrasi bisnis; fungsi perkantoran; jasa-jasa untuk membantu pihak lain dalam pemasaran secara langsung, periklanan, pelatihan kepemimpinan, pemrosesan pesanan dan pemrosesan pembayaran; jasa manajemen data secara eletronik terkait dengan manajemen berat badan, kesehatan dan kebugaran tubuh, pemasaran berjenjang, dan pengembangan bisnis kecil.
Goods and Services Computerised Translation:
35 Advertising services; business management services; business administration services; office functions; services to assist others in direct marketing, advertising, training, leadership, order processing and payment processing; electronic data management services related to weight management, health and fitness, tiered marketing, and small business development. HERBALIFE INTERNATIONAL INC. (Unknown Applicant Country) App
J002012055743
ID-9 Q5 HERBALIFE DISTRIBUTOR NUTRITION CLUB Indonesia APPLICATION (PENDING) 41 41 Penyediaan jasa-jasa pendidikan melalui pertukaran berita dan informasi di bidang kesehatan, kebugarang, pemasaran multi-level dan pengembangan usaha kecil.
41 Providing educational services through the exchange of news and information fields of health, nutrition, fitness, multi-level marketing and edevelopment of small business.
Goods and Services Computerised Translation:
41 Provision of education services through the exchange of news and information in the field of health, kebugarang, multi-level marketing and small business development.
41 Providing educational services through the exchange of news and information fields of health, nutrition, fitness, multi-level marketing and edevelopment of small business. HERBALIFE INTERNATIONAL INC (United States of America) App
J00.2004.3667637
091
WO-1 Q5 HERBALIFE SKIN International
Register REGISTRATION (REGISTERED) 3(English) 03 Non-medicated skin care preparations, namely, facial creams, eye creams, facial cleansers, scrubs, cleansing creams, lotions and oils, body lotion, moisturizers and toners, gels, washes, and masks for use on the face and body, shaving creams; non- medicated sun care preparations. Herbalife International, Inc. (United States of America) Reg 1174496
IL-14 Q5 SHAPEWORKS Original Trademark Name: SHAPEWORKS Israel REGISTRATION (REGISTERED) 29 29 Processed nuts; soups; soup mixes; protein-based snack foods; soy-based snack foods; fruit and vegetable-based snack foods; powdered soy-based protein food beverage mixes; soy-based food beverages used as a milk substitute, all included in Class 29. HERBALIFE INTERNATIONAL, INC. (United States of America) App 177013
IL-15 Q5 SHAPEWORKS Original Trademark Name: SHAPEWORKS Israel REGISTRATION (REGISTERED) 30 30 Teas; herbal food beverages; non-alcoholic effervescent beverages, all included in Class 30. HERBALIFE INTERNATIONAL, INC. (United States of America) App 177016

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
IL-16 Q5 SHAPEWORKS Original Trademark Name: SHAPEWORKS Israel REGISTRATION (REGISTERED) 32 32 Beverages containing powdered protein, amino acids, vitamins, minerals and herbs; fruit juice; vegetable juice; all included in class 32. HERBALIFE INTERNATIONAL, INC. (United States of America) App 177017
IL-17 Q5 SHAPEWORKS Original Trademark Name: SHAPEWORKS Israel REGISTRATION (REGISTERED) 44 44 Planning and supervision of weight management regimen program featuring structured weight loss, weight management, diet, wellness planning and maintenance through the use of diet, nutrition, and exercise for lifestyle change; all included in Class 44. HERBALIFE INTERNATIONAL, INC. (United States of America) App 177018
IL-2 Q5 Design Only Israel REGISTRATION (REGISTERED) 5 29 35 05 Dietary supplements, possibly containing vitamins and minerals, in powder, capsule, or tablet form made from processed oils, fats and nuts
29 Foods and snacks made from processed oils, fats, and nuts; snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads; all included in Class 29.
35 Marketing and promotional services associated with the sale of foods, food supplement and cosmetic products, as well as human health and fitness training materials, and marketing of independent business start- up opportunities; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of small business; all included in Class 35. Herbalife International, Inc. (United States of America) App 245942
IL-23 Q5 Design Only Israel REGISTRATION (REGISTERED) 44 44 Planning and supervision of weight management regimen program featuring structured weight loss, weight management, diet, wellness planning and maintenance through the use of diet, nutrition, and exercise for lifestyle change; all included in Class 44. HERBALIFE INTERNATIONAL, INC. (United States of America) App 177023
IL-25 Q5 SHAPEWORKS Original Trademark Name: SHAPEWORKS Israel REGISTRATION (REGISTERED) 5 05 Nutritional, dietary, and weight-loss supplements; nutritional drink mixes for use as a meal replacement, all included in Class 5. HERBALIFE INTERNATIONAL, INC. (United States of America) App 177011
IL-27 Q5 Design Only Israel REGISTRATION (REGISTERED) 32 32 Beverages containing powdered protein, amino acids, vitamins, minerals and herbs; fruit juice; vegetable juice; all included in Class 32. HERBALIFE INTERNATIONAL, INC. (United States of America) App 177022

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
IL-29 Q5 Design Only Israel REGISTRATION (REGISTERED) 5 05 Nutritional, dietary, and weight-loss supplements; nutritional drink mixes for use as a meal replacement, all included in Class 5. HERBALIFE INTERNATIONAL, INC. (United States of America) App 177019
IL-3 Q5 Harevalife Original Trademark Name: Israel REGISTRATION (REGISTERED) 3 5 29 30 32 35 03 Soaps; perfumery, essential oils, cosmetics, hair lotions, hair care products; dentifrices; shampoos, conditioners, hair styling sprays, gels, and pomades; facial creams, lotions, gels, milks, masks, exfoliants, toners, and sprays; hand lotions, creams, gels, and scrubs; body creams, lotions, washes, gels, exfoliants, and sprays; shaving toiletries for men; fragrances; abrasive or exfoliant cloths; skin whitening products; skin care products; all included in Class 3.
05 Healthcare products, health food supplements made principally of vitamins, health food supplement made principally of minerals, food supplements, nutritional supplements for healthcare and dietary purposes; nutritional and dietary supplements; dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts ; all included in Class
5.
29 Foods and snacks made from processed oils, fats, and nuts; protein bars and savory protein-based snack foods, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads; all included in Class 29.
30 Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snack food made primarily of HERBALIFE INTERNATIONAL, INC. (United States of America) App 245938
IL-30 Q5 Design Only Israel REGISTRATION (REGISTERED) 30 30 Teas; herbal food beverages; non-alcoholic effervescent beverages, all included in Class 30. HERBALIFE INTERNATIONAL, INC. (United States of America) App 177021
IL-32 Q5 Design Only Israel REGISTRATION (REGISTERED) 29 29 Processed nuts; soups; soup mixes; protein-based snack foods; soy-based snack foods; fruit and vegetable-based snack foods; powdered soy-based protein food beverage mixes; soy-based food beverages used as a milk substitute, all included in Class 29. HERBALIFE INTERNATIONAL, INC. (United States of America) App 177020

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
IL-4 Q5 HERBALIFE Original Trademark Name: HERBALIFE Israel REGISTRATION (REGISTERED) 5 29 30 32 35 05 dietary supplements in powder, capsule, or tablet form made from processed oils, fats and nuts; all included in class 5.
29 Foods and snacks made from processed oils, fats, and nuts; protein-based snack bars and savory soy snacks, snacks containing cooked nuts, snacks containing dried nuts, snacks containing roasted soy nuts; snacks containing protein, powdered protein for human consumption, soups, preparations for making soup, vegetable soup preparations, milk, milk beverages, milk products, protein for human consumption, protein for human consumption in the form of protein powder optionally containing minerals, vitamins, and herbal ingredients, meat, fish, poultry and game meat extracts; edible oils fats; but not including spreads; all included in Class 29.
30 Coffee, chocolate and tea based beverages; teas, coffee, chocolate, cocoa; snack foods made primarily of protein; culinary herbs; herb tea foods purposes; all included in Class 30.
32 Mineral and aerated waters and other non-alcoholic drinks, fruit drinks and fruit juices and other preparations for making beverages; ready-to drink, concentrated, or powdered non-alcoholic beverages; powdered beverage mixes; beverages and non- alcoholic drinks; all included in Class 32.
35 Direct sales of foods,supplements and cosmetics; services to assist others with direct marketing, advertising, lead generation, order processing, and payment processing; electronic data management services related to weight management, human health and fitness, multi-level marketing, and development of HERBALIFE INTERNATIONAL, INC. (United States of America) App 245935
IL-68 Q5 THERMOJETICS Original Trademark Name: THERMOJETICS Israel REGISTRATION (REGISTERED) 5 05 Nutritional supplements consisting of herbs, all in tablet or liquid form; all included in class 5. HERBALIFE INTERNATIONAL, INC. (United States of America) App 90487
IL-69 Q5 THERMOJETICS Original Trademark Name: THERMOJETICS Israel REGISTRATION (REGISTERED) 3 03 Cosmetics and body creams; all included in class 3. HERBALIFE INTERNATIONAL, INC. (United States of America) App 90485
IL-70 Q5 THERMOJETICS Original Trademark Name: THERMOJETICS Israel REGISTRATION (REGISTERED) 3 03 Cosmetics and body creams; all included in class 3. HERBALIFE INTERNATIONAL, INC. (United States of America) App 90486

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
IL-72 Q5 THERMOJETICS Original Trademark Name: THERMOJETICS Israel REGISTRATION (REGISTERED) 5 05 Nutritional supplements consisting of herbs, all in tablet or liquid form; all included in class 5. HERBALIFE INTERNATIONAL, INC. (United States of America) App 83888
IT-1 Q5 HERBALIFE Italy UNPUBLISHED APPLICATION (PENDING) 5 30 32(05) PRODOTTI FARMACEUTICI, VETERINARI E IGIENICI, SOSTANZE DIETETICHE PER USO MEDICO, ALIMENTI PER BEBE’, IMPIASTRI, MATERIE PER FASCIATURE, MATER. PER OTTURARE I DENTI E PER IMPRONTE DENTARIE, PROD. PER DISTRUZIONE ANIMALI NOCIVI, FUNGICIDI ERBICIDI. 30 CAFFE’, TE’, CACAO, ZUCCHERO, RISO, TAPIOCA, SAGO SUCCEDANEI DEL CAFFE’, FARINE E PREPARATI FATTI DI CEREALI, PANE, PASTICCERIA E CONFETTERIA, GELATI, MIELE, SCIROPPO DI MELASSA, LIEVITO, POLVERE PER FARE LIEVITARE, SALE, SENAPE, ACETO, SALSE, (TRANNE LE SALSE PER INSALATA). 32 BIRRE, ACQUE MINERALI E GASSOSE E ALTRE BEVANDE ANALCOLICHE, BEVANDE DI FRUTTA E SUCCHI DI FRUTTA, SCIROPPI E ALTRI PREPARATI PER FARE BEVANDE.
Goods and Services Computerised Translation:
05 PHARMACEUTICAL PREPARATIONS, VETERINARY AND SANITARY, DIETETIC SUBSTANCES ADAPTED FOR MEDICAL USE, FOOD FOR BABIES, PLASTERS, MATERIAL FOR FODDER, MATTING. TEETH FILLING AND FOR DENTAL IMPRESSIONS, PROD. VERMIN DESTRUCTION, FUNGICIDES HERBICIDES. 30 COFFEE, TEA, COCOA, SUGAR, RICE, TAPIOCA, SAGO ARTIFICIAL COFFEE, FLOURS AND PREPARATIONS CEREALS, BREAD, PASTRIES AND SUGAR CONFECTIONERY, ICE CREAM, HONEY, GOLDEN SYRUP, YEAST, RAISING POWDERS, SALT, MUSTARD, VINEGAR, SAUCES,(EXCEPT SALAD DRESSINGS). 32 BEER, HERBALIFE INTERNATIONAL INC. (United States of America) App
TO/2014/003717

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
IT-2 Q5 ALOEMAX Italy UNPUBLISHED REGISTRATION (REGISTERED) 5 32(05) BEVANDE E BEVANDE IN POLVERE E CONCENTRATI DI BEVANDE PER USO MEDICINALE. (32) ACQUE MINIREALI E GASSOSE E ALTRE BEVANDE ANALCOLICHE, BEVANDE DI FRUTTA E SUCCHI DI FRUTTA, SCIROPPI ED ALTRI PREPARATI PER FARE BEVANDE (COMPRESE POLVERI PER BEVANDE E CONCENTRATI PER BEVANDE).
Goods and Services Computerised Translation: (05) BEVERAGES AND POWDERED BEVERAGES AND CONCENTRATES OF DRINKS FOR MEDICATED USAGE.
(32) WATERS ~MINIREALI~ AND FIZZY DRINKS AND OTHER NON-ALCOHOLIC DRINKS, FRUIT BEVERAGES AND FRUIT JUICES, SYRUPS AND OTHER PREPARATIONS FOR MAKING DRINKS (INCLUDED POWDERS FOR DRINKS AND CONCENTRATES FOR DRINKS). HERBALIFE INTERNATIONAL INC. (United States of America) App
TO/2013/003753 Reg 1579553
JP-1 Q5 HERBALIFE SKIN Japan PENDING 3 HERBALIFE INTERNATIONAL, INC. (United States of America) App 2014-090703
JP-2 Q5 HERBALIFE24 Japan REGISTERED 5 32 HERBALIFE INTERNATIONAL, INC. (United States of America) App 2014-073348 Reg 5729045
JP-3 Q5 24 Japan REGISTERED 5 32 HERBALIFE INTERNATIONAL, INC. (United States of America) App 2014-073349 Reg 5729046
JP-72 Q5 THERMOJETICS Japan REGISTERED 30 HERBALIFE INTERNATIONAL, INC. (United States of America) App H06-067007 Reg 3261911
KZ-1 Q5 HERBALIFE Kazakhstan REGISTRATION (REGISTERED) 35 35 Goods and Services Computerised Translation:
35 advertising; business management; business administration; office functions; help for others in rendering services; direct marketing, advertising, attraction potential clients, processing orders and payments, managements electronic bases data in the area of optimization weight, health person and his physical state, network marketing and development small business. HERBALIFE INTERNATIONAL INC (United States of America) App 59394 Reg 42267

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
KZ-13 Q5 DERMAJETICS Kazakhstan REGISTRATION (REGISTERED) 3 03
Goods and Services Computerised Translation:
03 goods for care for hair, namely: shampoos, conditioners, air conditioners and aerosols; goods on nursing behind skin, namely: cleaning and moisturizing tools, creams for persons, cream for eyes, cream for body, lotions for body, oils for body, cosmetic masks for persons, ~ liquids, creams for shaving, oils and lotions for sunburn; tools personal hygiene, namely: colognes, perfumes, talc, soap for body and deodorants for bodies HERBALIFE INTERNATIONAL (United States of America) App 9084 Reg 7143
KE-1 Q5 HERBALIFELINE Kenya APPLICATION (PENDING) 5 05 Food supplements for non-medicinal purposes. HERBALIFE INTERNATIONAL INC. (United States of America) App 83859
LS-1 Q5 ROSEGUARD Lesotho APPLICATION (PENDING) 5 05 Food supplements composed of vitamins and botanicals HERBALIFE INTERNATIONAL (United States of America) App 2013/00398
LS-16 Q5 SHAPESCAN Lesotho APPLICATION (PENDING) 5 29 30 32 44 HERBALIFE INTERNATIONAL OF AMERICA (United States of America) App 2004/00099
LS-17 Q5 SHAPESCAN Lesotho APPLICATION (PENDING) 5 29 30 32 42 44 HERBALIFE INTERNATIONAL OF AMERICA (United States of America) App 2004/00099
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Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
LS-19 Q5 SHAPESCAN Lesotho APPLICATION (PENDING) 9 09 ELECTRONIC APPARATUS OF ALL KINDS, PHOTOGRAPHIC CINEMATOGRAPHIC; TELECOMMUNICATIONS DEVICES, APPARATUS, EQUIPMENT, INSTALLATIONS, MACHINES AND INSTRUMENTS; DEVICES ASSOCIATED WITH WEIGHT MANAGEMENT PROGRAMS; BODY SCANNERS; AND ANALYSERS; OPTICAL, TEACHING APPARATUS AND EQUIPMENT;
APPARATUS FOR RECORDING, TRANSMISSION OR REPRODUCTION OF SOUND OR IMAGES; MAGNETIC DATA CARRIERS; RECORDING DISCS; DATA PROCESSING EQUIPMENT;
COMPUTERWARE (HARDWARE AND SOFTWARE) OF ALL KINDS AND DESCRIPTIONS; COMPUTER HARDWARE AND SOFTWARE FOR USE IN WEIGHT MANAGEMENT PROGRAMS; ELECTRONIC PUBLICATIONS; ELECTRONIC DATABASE OF INFORMATION RECORDED ON COMPUTER MEDIA; PARTS, COMPONENTS, FITTINGS AND ACCESSORIES FOR ALL OF THE AFOREGOING HERBALIFE INTERNATIONAL OF AMERICA (United States of America) App 2004/00218
MY-37 Q5 Design Only Malaysia UNPUBLISHED APPLICATION (PENDING) 505 NON-ALCOHOLIC DRINKS AND BEVERAGES AND PREPARATIONS FOR MAKING SUCH DRINKS AND BEVERAGES CONTAINING POWDERED PROTIEN, AMINO ACIDS AND/OR HERBS; ALL INCLUDED IN CLASS 5. HERBALIFE INTERNATIONAL, INC.; (United States of America) App 94006340
MX-1 Q5 HERBALIFE24 Mexico REGISTERED 5 COMPLEMENTOS ALIMENTICIOS COMPUESTOS PRIMORDIALMENTE DE PROTEINAS, VITAMINAS Y MINERALES.
Goods and Services Translation:
FOOD SUPPLEMENTS COMPRISING PRIMARILY THAN PROTEINS, VITAMINS AND MINERALS. HERBALIFE INTERNATIONAL, INC. (United States of America) App 1506793 Reg 1487246
MX-10 Q5 NUTRICION HERBALIFE Mexico REGISTERED 32 BEBIDAS SIN ALCOHOL; BEBIDAS A BASE DE FRUTAS Y ZUMOS DE FRUTAS; SIROPES Y OTRAS PREPARACIONES PARA ELABORAR BEBIDAS. Goods and Services Translation:
SMOOTHIES, BEVERAGES WITH FRUITS AND FRUIT JUICES; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVARAGES. HERBALIFE INTERNATIONAL, INC. (United States of America) App 87994 Reg 81392
MX-106 Q5 DERMAJETICS Mexico RENEWED (REGISTERED) 3 PRODUCTOS PARA EL CUIDADO DE LA PIEL, A SABER, LIMPIADORES, HUMECTANTES, TONIFICANTES, ASTRINGENTES, MASCARILLAS FACIALES, CREMAS FACIALES, CREMAS PARA LOS OJOS, CREMAS PARA EL CUERPO, LOCIONES PARA EL CUERPO, CREMAS TONIFICANTES PARA EL CUERPO,
Goods and Services Translation:
SKIN CARE, NAMELY, CLEANERS, MOISTENING AGENTS, TONING, ASTRINGENTS, FACIAL MASQUES, FACIAL CREAM, EYE CREAM, BODY CREAMS, BODY LOTION, CREAMS TONING FOR BODY, HERBALIFE INTERNATIONAL, INC. (United States of America) App 209693 Reg 486837
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Number
MX-11 Q5 HERBALIFE SKIN Mexico REGISTERED 3 PREPARACIONES NO MEDICINALES PARA EL CUIDADO DE LA PIEL, A SABER, CREMAS FACIALES, CREMAS PARA LOS OJOS, LIMPIADORES FACIALES, EXFOLIANTES, CREMAS, LOCIONES Y ACEITES LIMPIADORES, LOCIONES PARA EL CUERPO, CREMAS HIDRATANTES Y TONICOS, GELES, ENJUAGUES, MASCARILLAS PARA EL ROSTRO Y EL CUERPO, CREMAS PARA EL AFEITADO; PREPARACIONES NO MEDICINALES DE PROTECCION SOLAR.
Goods and Services Translation:
NON-MEDICATED PREPARATIONS FOR THE CARE OF THE SKIN, NAMELY, FACIAL CREAM, EYE CREAM, FACIAL CLEANSERS, SCRUBS, CREAMS, LOTIONS AND WASHING OILS, BODY LOTION, MOISTURIZING CREAMS AND TONICS, GELS, RINSE, MASKS FOR FACE AND BODY, SHAVING CREAM; PREPARATIONS NON-MEDICATED THAN SUN-PROTECTION. HERBALIFE INTERNATIONAL, INC. (United States of America) App 1416053 Reg 1438587
MX-2 Q5 HERBALIFE24 Mexico REGISTERED 32 PREPARACIONES PARA ELABORAR BEBIDAS SIN ALCOHOL.
Goods and Services Translation:
PREPARATIONS FOR PROCESSING BEVERAGES NONALCOHOLIC. HERBALIFE INTERNATIONAL, INC. (United States of America) App 1506794 Reg 1487247
MX-3 Q5 HERBALIFE NUTRICION PARA UNA VIDA MEJOR Mexico REGISTERED 32 BEBIDAS SIN ALCOHOL; BEBIDAS A BASE DE FRUTAS Y ZUMOS DE FRUTAS; SIROPES Y OTRAS PREPARACIONES PARA ELABORAR BEBIDAS. Goods and Services Translation:
SMOOTHIES, BEVERAGES WITH FRUITS AND FRUIT JUICES; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVARAGES. HERBALIFE INTERNATIONAL, INC. (United States of America) App 88052 Reg 81870
MX-30 Q5 SPORTIVITES Mexico REGISTERED 5 PRODUCTOS VITAMINICOS. Goods and Services Translation: PRODUCTS VITAMINISES. HERBALIFE INTERNATIONAL, INC. (United States) App 863652 Reg 997853
MX-31 Q5 LAUNCH Mexico REGISTERED 32 BEBIDAS NO ALCOHOLICAS Y PREPARACIONES PARA HACER BEBIDAS NO ALCOHOLICAS. Goods and Services Translation:
NON ALCOHOLIC BEVERAGES AND PREPARATIONS FOR MAKING NON ALCOHOLIC BEVERAGES. HERBALIFE INTERNATIONAL, INC. (United States) App 863653 Reg 997854
MX-32 Q5 POWERUP Cross References: POWER UP Mexico REGISTERED 32 BEBIDAS NO ALCOHOLICAS Y PREPARACIONES PARA HACER BEBIDAS NO ALCOHOLICAS. Goods and Services Translation:
NON-ALCOHOLIC BEVERAGES AND PREPARATIONS FOR MAKING NON-ALCOHOLIC BEVERAGES. HERBALIFE INTERNATIONAL, INC. (United States) App 863657 Reg 1004525

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Number
MX-35 Q5 Design Only Mexico REGISTERED 29 CARNE, PESCADO, AVES Y CAZA; EXTRACTOS DE CARNE; FRUTAS Y VEGETALES EN CONSERVA, SECAS Y COCIDAS; GELATINAS, MERMELADAS, COMPOTAS; HUEVOS, LECHE Y PRODUCTOS LACTEOS; ACEITES Y GRASAS COMESTIBLES, INCLUYENDO ALIMENTOS Y BOTANAS HECHAS DE ACEITES,GRASAS Y NUECES PROCESADOS; SUPLEMENTOS ALIMENTICIOS EN FORMA DE POLVO, CAPSULA Y TABLETAS HECHAS DE ACEITES, GRASAS Y NUECES PROCESADAS, MEZCLAS ALIMENTICIAS PARA BEBER COMPRENDIDOS EN ESTA CLASE.
Goods and Services Translation:
MEAT, FISH, POULTRY AND GAME; MEAT EXTRACTS; FRUITS AND VEGETABLES PRESERVES, DRY AND COOKED; GELATINES, MARMALADE, COMPOTES; EGGS, MILK AND MILK PRODUCTS; OILS AND EDIBLE FATS, INCLUDING FOOD AND BOTANAS MADE OILS, GREASES AND PROCESSED NUTS;FOOD SUPPLEMENTS IN FORM OF POWDER, CAPSULE AND TABLETS MADE OILS, GREASES AND PROCESSED NUTS, MIXTURES EDIBLE FOR DRINKING INCLUDED IN THIS CLASS. HERBALIFE INTERNATIONAL, INC. (United States) App 823848 Reg 970784
MX-37 Q5 ACE COMPLEJO Translation: COMPLEX ACE Mexico REGISTERED 5 SUPLEMENTO DIETETICO EN FORMA DE CAPSULA, NO PARA PROPOSITOS MEDICOS, COMPUESTO PRINCIPALMENTE DE ACIDOS GRASOS.
Goods and Services Translation:
DIETARY SUPPLEMENTS IN THE FORM OF CAPSULES, NOT MEDICAL PURPOSES, COMPOUND MAINLY FATTY ACIDS. HERBALIFE INTERNATIONAL, INC. (United States) App 805327 Reg 955626
MX-39 Q5 LIFTOFF Cross References: LIFT OFF Mexico REGISTERED 5 TABLETAS EFERVECENTES PARA PREPARAR BEBIDAS ENERGETICAS QUE CONTIENEN ANTIOXIDANTES, MINERALES, VITAMINA C, VITAMINA B6 Y VITAMINA B12.
Goods and Services Translation:
TABLETS EFERVECENTES FOR PREPARING DRINKS ENERGY CONTAINING ANTIOXIDANTS, MINERAL, VITAMINS C, VITAMIN B6 AND VITAMIN B12. HERBALIFE INTERNATIONAL, INC. (United States) App 750298 Reg 915237

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Number
MX-4 Q5 HERBALIFE NUTRICION PARA UNA VIDA MEJOR Mexico REGISTERED 35 SERVICIOS DE PUBLICIDAD EN EL CAMPO DE LOS ALIMENTOS, ALIMENTOS Y SUBSTANCIAS DIETETICAS PARA USO MEDICO, COMPLEMENTOS ALIMENTICIOS PARA PERSONAS, CAFE, TE,
CACAO Y SUCEDANEOS DEL CAFE, ARROZ, TAPIOCA Y SAGU, HARINAS Y PREPARACIONES A BASE DE CEREALES, PAN, PRODUCTOS DE PASTELERIA Y CONFITERIA, HELADOS, AZUCAR, MIEL, JARABE DE MELAZA, LEVADURA, POLVOS DE HORNEAR, SAL, MOSTAZA, BARRITAS DE CEREALES RICAS EN PROTEINAS, BEBIDAS SIN ALCOHOL, BEBIDAS A BASE DE FRUTAS Y ZUMOS DE FRUTAS, SIROPES Y OTRAS PREPARACIONES PARA ELABORAR BEBIDAS.
Goods and Services Translation: ADVERTISING SERVICES IN THE FIELD OF FOODSTUFFS, FOODSTUFFS AND DIETETIC SUBSTANCES ADAPTED FOR MEDICAL USE, FOOD SUPPLEMENTS FOR HUMANS, COFFEE, TEA, COCOA AND COFFEE SUBSTITUTES, RICE, TAPIOCA AND SAGO, FLOUR AND PREPARATIONS CONTAINING CEREALS, BREAD, PASTRY PRODUCTS AND CONFECTIONERY, ICES, SUGAR, HONEY, TREACLE, YEAST, BAKING POWDER,
SALT, MUSTARD, BARS THAN CEREALS RICH AT PROTEIN, SMOOTHIES, BEVERAGES WITH FRUITS AND FRUIT JUICES, SYRUPS AND OTHER PREPARATIONS FOR PROCESSING BEVERAGES. HERBALIFE INTERNATIONAL, INC. (United States of America) App 88051 Reg 81869
MX-41 Q5 NOURIFUSION Mexico REGISTERED 30 CAFE, TE, CACAO, AZUCAR, ARROZ, TAPIOCA, SAGU, SUSTITUTOS DEL CAFE; HARINA Y PREPARACIONES HECHAS DE CEREALES, PAN, PASTELERIA Y CONFITERIA, HELADOS; MIEL, JARABE DE MELAZA; LEVADURA, POLVO PARA ESPONJAR; SAL, MOSTAZA; VINAGRE, SALSAS (CONDIMENTOS);ESPEC IAS; HIELO, INCLUYENDO, SUPLEMENTOS DIETETICOS Y NUTRICIONALES
NO MEDICINALES PARA PROPOSITOS DE SALUD HECHOS A BASE DE CEREALES, CAFE, TE, CACAO, AZUCAR, ARROZ, TAPIOCA, SAGU, MIEL Y JARABE DE MELAZA.
Goods and Services Translation:
COFFEE, TEA, COCOA, SUGAR, RICE, TAPIOCA, SAGO, COFFEE SUBSTITUTES; FLOUR AND CEREAL PREPARATIONS, BREAD, PASTRIES AND CONFECTIONERY, ICES; HONEY, GOLDEN SYRUP; YEAST, RAISING POWDER; SALT, MUSTARD; VINEGAR, SAUCES (CONDIMENTS); ESPEC IAS; ICE,INCLUDING, DIETETIC SUPPLEMENTS AND NUTRITIONAL NOT MEDICINAL FOR PURPOSES HEALTH MADE CONTAINING CEREALS, COFFEE, TEA, COCOA, SUGAR, RICE, TAPIOCA, SAGO, HONEY AND GOLDEN SYRUP. HERBALIFE INTERNATIONAL, INC. (United States) App 707335 Reg 909941

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Number
MX-42 Q5 HERBALIFE DISTRIBUTOR NUTRITION CLUB
Cross
References: HERBAL LIFE DISTRIBUTOR NUTRITION CLUB Mexico REGISTERED 41 SERVICIOS PARA PROPORCIONAR EDUCACION A TRAVES DE INTERCAMBIO DE NOTICIAS E INFORMACION EN LOS CAMPOS DE LA SALUD, NUTRICION, DIETAS, MERCADOTECNIA MULTI- NIVEL Y DESARROLLO DE PEQUENAS EMPRESAS. Goods and Services Translation:
SERVICES FOR PROVIDING EDUCATION THROUGH INTERCHANGE NEWS AND INFORMATION IN THE FIELD OF HEALTH, NUTRITION, DIET, MULTI LEVEL MARKETING AND DEVELOPMENT OF SMALL ENTERPRISES. HERBALIFE INTERNATIONAL, INC. (United States) App 686087 Reg 874841
MX-43 Q5 HERBALIFE NUTRITION CLUB
Cross
References: HERBAL LIFE NUTRITION CLUB Mexico REGISTERED 41 SERVICIOS PARA PROPORCIONAR EDUCACION A TRAVES DE INTERCAMBIO DE NOTICIAS E INFORMACION EN LOS CAMPOS DE LA SALUD, NUTRICION, DIETAS, MERCADOTECNIA MULTI- NIVEL Y DESARROLLO DE PEQUENAS EMPRESAS. Goods and Services Translation:
SERVICES FOR PROVIDING EDUCATION THROUGH INTERCHANGE NEWS AND INFORMATION IN THE FIELD OF HEALTH, NUTRITION, DIET, MULTI LEVEL MARKETING AND DEVELOPMENT OF SMALL ENTERPRISES. HERBALIFE INTERNATIONAL, INC. (United States) App 686088 Reg 874842
MX-44 Q5 NITEWORKS Cross References: NIGHT WORKS Mexico RENEWED (REGISTERED) 32 CERVEZAS; AGUAS MINERALES Y GASEOSAS, Y OTRAS BEBIDAS NO ALCOHOLICAS; BEBIDAS DE FRUTAS Y JUGOS DE FRUTAS; JARABES Y OTRAS PREPARACIONES PARA HACER BEBIDAS, INCLUYENDO SUPLEMENTOS DIETETICOS, INCLUIDOS EN ESTA CLASE.
Goods and Services Translation:
BEERS; MINERAL WATER AND AERATED, AND OTHER NON ALCOHOLIC BEVERAGES; FRUIT DRINKS AND FRUIT JUICES; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES, COMPRISING SUPPLEMENTS DIETARY, INCLUDED IN THIS CLASS. HERBALIFE INTERNATIONAL, INC. (United States of America) App 676756 Reg 853064
MX-45 Q5 NOURIFUSION Mexico RENEWED (REGISTERED) 3 PRODUCTOS PARA EL CUIDADO DE LA PIEL. A SABER. LOCIONES, CREMAS. GELS, MASCARILLAS, LECHES Y LIMPIADORES PARA USO EN LA CARA Y EL CUERPO.
Goods and Services Translation:
SKIN CARE PRODUCTS. NAMELY. CREAMS, LOTIONS. GEL, MASKS, MILKS AND WASHES FOR USE IN FACE AND BODY. HERBALIFE INTERNATIONAL, INC. (United States of America) App 676757 Reg 853065

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Number
MX-46 Q5 NITEWORKS Cross References: NITE WORKS, NIGHT WORKS Mexico REGISTERED 5 PREPARACIONES FARMACEUTICAS Y VETERINARIAS; SUSTANCIAS DIETETICAS, ALIMENTO PARA BEBES; YESO PARA USO MEDICO, MATERIAL PARA CURACIONES; MATERIAL PARA TAPAR DIENTES; CERA DENTAL; DESINFECTANTES; PREPARACIONES PARA LA DESTRUCCION DE ANIMALES DANINOS;FUNGIC IDAS, HERBICIDAS, INCLUYENDO SUPLEMENTOS DIETETICOS, CON EXCLUSION DE TOALLAS SANITARIAS, O CATAMELINAS, TAMPONES PARA LA MENSTRUACION, PANOS HIGIENICOS PARA LA MENSTRUACION, COMPRESAS PARA LA MENSTRUACION, APOSITOS, VENDAS, GASAS Y ALGODON.
Goods and Services Translation: PHARMACEUTICAL PREPARATIONS AND VETERINARY; DIETETIC SUBSTANCES, FOOD FOR BABIES; PLASTERS FOR MEDICAL USE, EQUIPMENT FOR CURING; EQUIPMENT FOR CARPETS TEETH; HONEYCOMB DENTAL; DISINFECTANTS; VERMIN EXTERMINATING PREPARATIONS; FUNGIC GOINGS,WEEDKILLERS, INCLUDING SUPPLEMENTS DIETARY, EXCEPT TOWELS SANITARY, OR CATAMELINAS, MENSTRUATION PADS, MENSTRUATION BANDAGES FOR MENSTRUATION, COMPRESSES FOR MENSTRUATION, DRESSINGS, SALES, GAUZES AND COTTON. HERBALIFE INTERNATIONAL, INC. (United States) App 676755 Reg 978912
MX-5 Q5 HERBALIFE NUTRICION PARA UNA VIDA MEJOR Mexico REGISTERED 5 ALIMENTOS Y SUBSTANCIAS DIETETICAS PARA USO MEDICO, COMPLEMENTOS ALIMENTICIOS PARA PERSONAS.
Goods and Services Translation:
FOODS AND DIETETIC SUBSTANCES ADAPTED FOR MEDICAL USE, FOOD SUPPLEMENTS FOR HUMANS. HERBALIFE INTERNATIONAL, INC. (United States of America) App 88054 Reg 81872
MX-6 Q5 HERBALIFE NUTRICION PARA UNA VIDA MEJOR Mexico REGISTERED 30 CAFE, TE, CACAO Y SUCEDANEOS DEL CAFE; ARROZ; TAPIOCA Y SAGU; HARINAS Y PREPARACIONES A BASE DE CEREALES; PAN, PRODUCTOS DE PASTELERIA Y CONFITERIA; HELADOS; AZUCAR, MIEL, JARABE DE MELAZA; LEVADURA, POLVOS DE HORNEAR; SAL; MOSTAZA; BARRITAS DE CEREALES RICAS EN PROTEINAS.
Goods and Services Translation:
COFFEE, TEA, COCOA AND ARTIFICIAL COFFEE; RICE; TAPIOCA AND SAGO; FLOUR AND PREPARATIONS MADE FROM CEREALS; BREAD, PASTRY PRODUCTS AND CONFECTIONERY; ICE CREAMS; SUGAR, HONEY, GOLDEN SYRUP; YEAST, BAKING POWDER; SALT; mustard; BARS THAN CEREALS RICH AT PROTEIN. HERBALIFE INTERNATIONAL, INC. (United States of America) App 88053 Reg 81871

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Number
MX-65 Q5 Design Only Mexico REGISTERED 41 EDUCACION; CAPACITACION; ENTRETENIMIENTO; ACTIVIDADES DEPORTIVAS Y CULTURALES, INCLUYENDO PROGRAMAS DE EDUCACION Y ENTRENAMIENTO RELACIONADOS AL CONTROL DE PESO Y SALUD Y CONDICION FISICA HUMANA; PROGRAMAS DE EDUCACION Y ENTRENAMIENTO RELACIONADOS ALA ME RCADOTECNIA MULTINIVEL Y DESARROLLO DE PEQUENOS NEGOCIOS.
Goods and Services Translation:
EDUCATION; QUALIFICATION; ENTERTAINMENT; SPORTING ACTIVITIES AND CULTURAL, COMPRISING PROGRAMMES OF EDUCATIONS AND RELATING COACHING TO CONTROL THAN WEIGHT AND HEALTH AND CONDITIONS PHYSICS HUMAN; PROGRAMME OF EDUCATION AND RELATING COACHING WING ME ~RCADOTECNIA~ MULTINIVEL AND DEVELOPMENT OF SMALL BUSINESSES. HERBALIFE INTERNATIONAL, INC. (United States of America) App 640118 Reg 831947
MX-66 Q5 Design Only Mexico REGISTERED 42 SERVICIOS CIENTIFICOS Y TECNOLOGICOS, ASI COMO SERVICIOS DE INVESTIGACION Y DISENO RELACIONADOS CON ESTOS; SERVICIOS DE ANALISIS E INVESTIGACION INDUSTRIAL; DISENO Y DESARROLLO DE EQUIPO Y PROGRAMAS DE COMPUTADORA O SOFTWARE; SERVICIOS LEGALES,INCLUYENDO SERVICIOS DE INTERNET
Y MANEJO ELECTRONICO DE DATOS RELACIONADOS CON EL CONTROL DE PESO, SALUD Y CONDICION FISICA HUMANA, MERCADOTECNIA MULTINIVEL Y DESARROLLO DE PEQUENOS NEGOCIOS.
Goods and Services Translation:
SCIENTIFIC SERVICES AND TECHNOLOGICAL, THIS WAY IN THE FORM OF INVESTIGATIVE SERVICES AND DESIGN RELATING THERETO; ANALYSIS SERVICES AND INDUSTRIAL RESEARCH, DESIGN AND TEAM DEVELOPMENT AND COMPUTER PROGRAMMES OR SOFTWARE; LEGAL SERVICES, COMPRISING SERVICES FOR
INTERNET AND ELECTRONICAL OPERATION THAN DATA RELATING TO CONTROL THAN WEIGHT, HEALTH AND CONDITIONS PHYSICS HUMAN, MARKETING MULTINIVEL, AND DEVELOPMENT OF SMALL BUSINESSES. HERBALIFE INTERNATIONAL, INC. (United States of America) App 640114 Reg 828762

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MX-67 Q5 Design Only Mexico REGISTERED 9 APARATOS E INSTRUMENTOS CIENTIFICOS, NAUTICOS, TOPOGRAFICOS, FOTOGRAFICOS, CINEMATOGRAFICOS, OPTICOS, DE PESAR, DE MEDIR, DE SENALIZACION, DE CONTROL (INSPECCION), DE SOCORRO Y DE ENSENANZA; APARATOS E INSTRUMENTOS PARA CONDUCIR, INTERRUMPIR,TRANSFORMAR, ACUMULAR, REGULAR O CONTROLAR LA ELECTRICIDAD; APARATOS PARA LA GRABACION, TRANSMISION O REPRODUCCION DE SONIDO O IMAGENES; SOPORTES DE REGISTRO MAGNETICOS, DISCOS PARA GRABAR; MAQUINAS EXPENDEDORAS AUTOMATICAS Y MECANISMOS PARAAPARATOS DE PREVIO PAGO; CAJAS REGISTRADORAS, MAQUINAS CALCULADORAS, EQUIPO PARA EL PROCESAMIENTO DE INFORMACION Y COMPUTADORAS; APARATOS PARA EXTINGUIR EL FUEGO, INCLUYENDO CINTAS, DISCOS Y GRABACIONES DE AUDIO Y VIDEO Y DISCOS FONOGRAFICOS;TARJETAS DE IDENTIFICACION PERSONAL Y CUENTAS DE NEGOCIOS.
Goods and Services Translation:
APPARATUS AND SCIENTIFIC INSTRUMENTS, NAUTICAL, TOPOGRAPHICAL, PHOTOGRAPHIC, CINEMATOGRAPHIC, OPTICAL, WEIGHING, THAN METERING, THAN SIGNALING, CHECKING (SUPERVISION). THAN ASSISTANCE AND THAN TEACHING; APPARATUS AND INSTRUMENTS FOR DRIVES, PAUSE, TRANSFORMING, ACCUMULATE, REGULATING OR CONTROLLING ELECTRICITY; APPARATUS FOR RECORDING, TRANSMISSION OR REPRODUCTION OF SOUND OR IMAGE; MAGNETIC HERBALIFE INTERNATIONAL, INC. (United States of America) App 640132 Reg 828764
MX-68 Q5 Design Only Mexico REGISTERED 35 PUBLICIDAD; DIRECCION DE NEGOCIOS; ADMINISTRACION DE NEGOCIOS; TRABAJOS DE OFICINA, INCLUYENDO SERVICIOS DE ASISTENCIA A TERCEROS CON MERCADOTECNIA DIRECTA, PUBLICIDAD, LIDERAZGO, PROCESAMIENTO DE ORDNES Y PROCESAMIENTO DE PAGO.
Goods and Services Translation:
PUBLICITY; BUSINESS MANAGEMENT; BUSINESS ADMINISTRATIONS; OFFICE FUNCTIONS, COMPRISING SERVICES FOR ASSISTANCE TO THIRD PARTIES WITH DIRECT MARKETING, ADVERTISING, LEADERSHIP, PROCESS THAN
~ORDNES~ AND PAYMENT PROCESSING. HERBALIFE INTERNATIONAL, INC. (United States of America) App 640120 Reg 828763

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MX-69 Q5 Design Only Mexico REGISTERED 31 PRODUCTOS AGRICOLAS, HORTICOLAS Y FORESTALES; GRANOS NO COMPRENDIDOS EN OTRAS CLASES; ANIMALES VIVOS; FRUTAS Y VEGETALES FRESCOS; SEMILLAS, PLANTAS Y FLORES NATURALES; PRODUCTOS ALIMENTICIOS PARA ANIMALES; MALTA, INCLUYENDO
ALIMENTOS Y BOTANAS QUECONTIEN EN HIERBAS, PLANTAS MARINAS, FUNGOS, CORTEZA DE ARBOL, PLANTAS Y FLORES NATURALES, SEMILLAS, RAICES Y BULBOS.
Goods and Services Translation: AGRICULTURAL PRODUCTS, HORTICULTURAL AND FORESTRY; GRAINS NOT INCLUDED IN OTHER CLASSES; LIVING ANIMALS; FRUITS AND FRESH VEGETABLES; SEEDS, PLANTS AND
NATURAL FLOWERS; ANIMAL FOODSTUFFS; MALT, FOODSTUFFS COMPRISING AND BOTANAS
~QUECONTIEN~ GREEN, PLANTS MARINE,
~FUNGOS~, BARK THAN TREE, PLANTS AND NATURAL FLOWERS, SEEDS, ROOTS AND BULBS. HERBALIFE INTERNATIONAL, INC. (United States of America) App 640122 Reg 829223
MX-7 Q5 NUTRICION HERBALIFE Mexico REGISTERED 5 ALIMENTOS Y SUBSTANCIAS DIETETICAS PARA USO MEDICO, COMPLEMENTOS ALIMENTICIOS PARA PERSONAS.
Goods and Services Translation:
FOODS AND DIETETIC SUBSTANCES ADAPTED FOR MEDICAL USE, FOOD SUPPLEMENTS FOR HUMANS. HERBALIFE INTERNATIONAL, INC. (United States of America) App 87992 Reg 81169

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MX-70 Q5 Design Only Mexico REGISTERED 3 PREPARACIONES PARA BLANQUEAR Y OTRAS SUSTANCIAS PARA USO EN LA LAVANDERIA; PREPARACIONES ABRASIVAS Y PARA LIMPIAR, PULIR Y FREGAR; JABONES; PERFUMERIA, ACEITES ESENCIALES, LOCIONES PARA EL CABELLO; DENTIFRICOS, INCLUYENDO CHAMPUES, ACONDICIONADORES,SPRAY S PARA EL ESTILIZADO DEL CABELLO, GELS Y POMADAS; CREMAS, LOCIONES, GELS, LECHES, MASCARILLAS, EXFOLIANTES, TONIFICADORES Y SPRAYS PARA LA CARA, LOCIONES, CREMAS, GELS Y LIMPIADORES PARA LAS MANOS; CREMAS, LOCIONES, LIMPIADORES, GELS,EXFOLIANTES Y SPRAYS PARA EL CUERPO; ARTICULOS DE TOCADOR PARA RASURAR PARA HOMBRE; FRAGANCIAS; PANOS ABRASIVOS O
EXFOLIANTES; TRATAMIENTOS PARA EL CUERPO Y EL CABELLO; COSMETICOS; ARTICULOS PARA EL CUIDADO DE LA PIEL.
Goods and Services Translation: BLEACHING PREPARATIONS AND OTHER SUBSTANCES FOR USE IN LAUNDRIES; ABRASIVE PREPARATIONS AND FOR CLEANING, POLISHING AND WASHING; SOAPS; PERFUMERY, ESSENTIAL OILS, HAIR LOTIONS; DENTIFRICES, COMPRISING SHAMPOOS, CONDITIONERS, SPRAY S FOR STYLIZED OF HAIR, GEL AND POMADES; CREAMS, LOTIONS, GEL, MILKS, MASKS, SCRUBS, TONERS AND SPRAYS FOR FACE, LOTIONS, CREAMS, GEL AND WASHES FOR HANDS; CREAMS, LOTIONS, CLEANERS, GEL, SCRUBS AND SPRAY FOR BODY; TOILET ARTICLES FOR SHAVE FOR MEN; HERBALIFE INTERNATIONAL, INC. (United States of America) App 640112 Reg 830161
MX-71 Q5 Design Only Mexico REGISTERED 18 CUERO E IMITACIONES DE CUERO, Y PRODUCTOS HECHOS DE ESTOS MATERIALES NO COMPRENDIDOS EN OTRAS CLASES; PIELES DE ANIMALES; BAULES Y MALETAS; PARAGUAS, SOMBRILLAS Y BASTONES; LATIGOS, ARNESES Y TALABARTERIA, INCLUYENDO BOLSAS PARA COLGAR EN LAESPALDA, CART ERAS, BOLSAS DE VIAJE, BOLSAS TODAS HECHAS DE MATERIALES NATURALES O SINTETICOS.
Goods and Services Translation:
LEATHER AND IMITATIONS OF LEATHER AND GOODS MADE FROM THESE MATERIALS NOT INCLUDED IN OTHER CLASSES; ANIMAL SKINS; TRUNKS AND VALISES; UMBRELLA, PARASOLS AND WALKING STICKS; WHIPS, HARNESSES AND
~TALABARTERIA~, COMPRISING BAGS FOR HANGING WITHIN ~LAESPALDA~, CARTS ERAS, TRAVELLING BAGS, ALL BAGS MADE THAN NATURAL MATERIALS OR SYNTHETIC. HERBALIFE INTERNATIONAL, INC. (United States of America) App 640128 Reg 830748
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Number Registration
Number
MX-72 Q5 Design Only Mexico REGISTERED 5 PREPARACIONES FARMACEUTICAS Y VETERINARIAS; PREPARACIONES SANITARIAS PARA USO MEDICO; SUSTANCIAS DIETETICAS PARA USO MEDICO, ALIMENTO PARA BEBES; YESO PARA USO MEDICO, MATERIAL PARA CURACIONES (APOSITOS Y VENDAS); MATERIAL PARA TAPAR DIENTES; CERADENTAL; DESINFECTANTES; PREPARACIONES PARA LA DESTRUCCION DE ANIMALES DANINOS; FUNGICIDAS, HERBICIDAS, INCLUYENDO ALIMENTOS Y SUPLEMENTOS NUTRICIONALES; SUPLEMENTOS VITAMINICOS Y MINERALES EN FORMA DE TABLETAS, POLVO O CAPSULA. Goods and Services Translation: PHARMACEUTICAL PREPARATIONS AND
VETERINARY; SANITARY PREPARATIONS FOR USE MEDICAL; DIETARY PRODUCTS FOR MEDICAL PURPOSES, BABYFOOD; ; PLASTER FOR USE MEDICAL; MATERIAL FOR CURING (DRESSINGS AND SALES); MATERIAL FOR CARPETS TOOTH;
~CERADENTAL~; DISINFECTANT; PREPARATIONS FOR DESTRUCTION OF ANIMALS HARMFUL; FUNGICIDES, HERBICIDES, FOODS COMPRISING AND NUTRITIONAL SUPPLEMENTS; SUPPLEMENTS VITAMINIZED. AND MINERALS IN FORM OF PASTILLE, POWDER OR CAPSULES. HERBALIFE INTERNATIONAL, INC. (United States of America) App 640134 Reg 830749

Trademark Schedule—2015 Additions
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Number Registration
Number
MX-73 Q5 Design Only Mexico REGISTERED 21 UTENSILIOS Y RECIPIENTES PARA LA CASA O LA COCINA (QUE NO SEAN DE METALES PRECIOSOS, NI CHAPADOS); PEINES Y ESPONJAS; CEPILLOS O BROCHAS (CON EXCEPCION DE LOS PINCELES); MATERIALES PARA LA FABRICACION DE CEPILLOS O BROCHAS; ARTICULOS DE LIMPIEZA;ESTROPAJ OS DE ACERO; VIDRIO EN BRUTO O SEMIELABORADO (CON EXCEPCION DEL VIDRIO USADO EN LA CONSTRUCCION); CRISTALERIA, PORCELANA Y LOZA NO COMPRENDIDAS EN OTRAS CLASES, INCLUYENDO PASTILLEROS, IMPLEMENTOS PARA MEZCLAR, CONTENEDORES PARA EMPOLVAR ODESMENUZAR ALIM ENTOS, INSTRUMENTOS PARA AGITAR, TARROS, VASOS PARA BEBER Y CONTENEDORES DE BEBIDAS. Goods and Services Translation:
UTENSILS AND CONTAINERS FOR HOUSEHOLD USE AND KITCHEN (NOT OF PRECIOUS METAL NOR COATED THEREWITH); COMBS AND SPONGES; BRUSHES AND BRUSHES (WITH EXCEPT OF BRUSHES); BRUSH-MAKING MATERIALS OR BRUSHES; GOODS CLEANING; ESTROPAJ YOU THAN STEEL;UNWORKED GLASS OR SEMIMANUFACTURED (WITH EXCEPT GLASS EMPLOYED IN CONSTRUCTING); GLASSWARE, PORCELAIN AND EARTHENWARE NOT INCLUDED IN OTHER CLASSES, COMPRISING PILLBOXES, IMPLEMENTED FOR MIXING, CONTAINERS FOR POWDER OR FRITTER ALIM ENTITIES,INSTRUMENTS FOR STIR, JARS, DRINKING GLASSES AND CONTAINERS THAN BEVERAGES. HERBALIFE INTERNATIONAL, INC. (United States) App 640127 Reg 1017480

Trademark Schedule—2015 Additions
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Number
MX-74 Q5 Design Only Mexico REGISTERED 16 PAPEL, CARTON Y ARTICULOS DE ESTOS MATERIALES, NO COMPRENDIDOS EN OTRAS CLASES; PRODUCTOS DE IMPRENTA; MATERIAL DE ENCUADERNACION; FOTOGRAFIAS; PAPELERIA; ADHESIVOS (PEGAMENTOS) PARA LA PAPELERIA O LA CASA; MATERIAL PARA ARTISTAS; PINCELES; MAQUINASDE ES CRIBIR Y ARTICULOS DE OFICINA (EXCEPTO MUEBLES); MATERIAL DE INSTRUCCION Y DE ENSENANZA (EXCEPTO APARATOS); MATERIALES PLASTICOS PARA EMBALAJE (NO COMPRENDIDAS EN OTRAS CLASES); CARACTERES DE IMPRENTA; CLICHES,
MATERIAL IMPRESO, INCLUYENDOCATALOGOS DE PR ODUCTOS, FOLLETOS Y VOLANTES INFORMATIVOS; LIBROS Y PUBLICACIONES ACERCA DE LA SALUD Y CONDICION FISICA HUMANA, CONTROL DE PESO, SUPLEMENTOS Y COMIDAS DIETETICAS, OPORTUNIDADES DE NEGOCIOS, PLANES DE MERCADO Y LOGROS PERSONALES;INTRUMENTOS DE ESCRITURA, PAPELERIA.
Goods and Services Translation:
PAPER, CARDBOARD AND ARTICLES MATERIALS, NOT INCLUDED IN OTHER CLASSES; PRINTED MATTER; MATERIALS FOR BOOKBINDING; PHOTOGRAPHS; STATIONERY; ADHESIVES FOR STATIONERY (GLUES) OR HOUSEHOLD; MATERIALS FOR ARTISTS; BRUSHES; MACHINES FOR IS CRIBIR ANDOFFICE REQUISITES (EXCEPT FURNITURE); TEACHING MATERIALS AND INSTRUCTION SERVICES (EXCEPT APPARATUS); PLASTICS FOR PACKAGING (NOT INCLUDED IN HERBALIFE INTERNATIONAL, INC. (United States) App 640129 Reg 827791
MX-76 Q5 Design Only Mexico REGISTERED 28 JUEGOS Y JUGUETES; ARTICULOS DE GIMNASIA Y DE DEPORTE NO COMPRENDIDOS EN OTRAS CLASES; DECORACIONES PARA ARBOLES DE NAVIDAD, INCLUYENDO JUGUETES DE PELUCHE. Goods and Services Translation:
GAMES AND PLAYTHINGS; GYMNASTIC APPARATUS AND SPORTING NOT INCLUDED IN OTHER CLASSES; DECORATIONS FOR CHRISTMAS TREES, INCLUDING PLAYTHINGS FLUFF. HERBALIFE INTERNATIONAL, INC. (United States) App 640125 Reg 855621

Trademark Schedule—2015 Additions
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Number
MX-77 Q5 Design Only Mexico REGISTERED 32 CERVEZAS; AGUAS MINERALES Y GASEOSAS, Y OTRAS BEBIDAS NO ALCOHOLICAS; BEBIDAS DE FRUTAS Y JUGOS DE FRUTAS; JARABES Y OTRAS PREPARACIONES PARA HACER BEBIDAS, INCLUYENDO BEBIDAS NO ALCOHOLICAS LISTAS PARA BEBER, CONCENTRADAS O EN FORMA DE POLVO, BEBIDAS.
Goods and Services Translation:
BEERS; MINERAL WATER AND AERATED, AND OTHER NON ALCOHOLIC BEVERAGES; FRUIT DRINKS AND FRUIT JUICES; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES, INCLUDING NON ALCOHOLIC BEVERAGES LISTS FOR DRINKING, CONCENTRATED OR POWDER FORM, DRINKS. HERBALIFE INTERNATIONAL, INC. (United States) App 640121 Reg 825178
MX-78 Q5 Design Only Mexico REGISTERED 30 CAFE, TE, CACAO, AZUCAR, ARROZ, TAPIOCA, SAGU, SUSTITUTOS DEL CAFE; HARINA Y PREPARACIONES HECHAS DE CEREALES, PAN, PASTELERIA Y CONFITERIA, HELADOS; MIEL, JARABE DE MELAZA; LEVADURA, POLVO PARA ESPONJAR; SAL, MOSTAZA; VINAGRE, SALSAS (CONDIMENTOS);ESPEC IAS; HIELO.
Goods and Services Translation:
COFFEE, TEA, COCOA, SUGAR, RICE, TAPIOCA, SAGO, COFFEE SUBSTITUTES; FLOUR AND CEREAL PREPARATIONS, BREAD, PASTRIES AND CONFECTIONERY, ICES; HONEY, GOLDEN SYRUP; YEAST, RAISING POWDER; SALT, MUSTARD;
VINEGAR, SAUCES (CONDIMENTS); ESPEC IAS; ICE. HERBALIFE INTERNATIONAL, INC. (United States) App 640123 Reg 827256
MX-79 Q5 Design Only Mexico REGISTERED 10 APARATOS E INSTRUMENTOS QUIRURGICOS, MEDICOS, DENTALES Y VETERINARIOS, MIEMBROS, OJOS Y DIENTES ARTIFICIALES; ARTICULOS ORTOPEDICOS; MATERIAL DE SUTURA, INCLUYENDO DISPOSITIVOS ELECTRONICOS PARA PROPOSITOS DE VALORACION DE LA SALUD Y CONDICIONFISICA DE L OS HUMANOS.
Goods and Services Translation: APPARATUS AND SURGICAL INSTRUMENTS, MEDICAL, DENTAL AND VETERINARY, MEMBERS, EYES AND ARTIFICIAL TEETH; ORTHOPAEDIC ARTICLES; SUTURE MATERIALS, INCLUDING ELECTRONIC DEVICES FOR PURPOSES VALUATION HEALTH AND CONDITION PHYSICS L YOU HUMAN. HERBALIFE INTERNATIONAL, INC. (United States) App 640131 Reg 827792

Trademark Schedule—2015 Additions
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Number
MX-8 Q5 NUTRICION HERBALIFE Mexico REGISTERED 30 CAFE, TE, CACAO Y SUCEDANEOS DEL CAFE; ARROZ; TAPIOCA Y SAGÚ; HARINAS Y PREPARACIONES A BASE DE CEREALES; PAN, PRODUCTOS DE PASTELERIA Y CONFITERIA; HELADOS; AZUCAR, MIEL, JARABE DE MELAZA; LEVADURA, POLVOS DE HORNEAR; SAL; MOSTAZA; BARRITAS DE CEREALES RICAS EN PROTEINAS.
Goods and Services Translation:
COFFEE, TEA, COCOA AND ARTIFICIAL COFFEE; RICE; TAPIOCA AND SAGO; FLOUR AND PREPARATIONS MADE FROM CEREALS; BREAD, PASTRY PRODUCTS AND CONFECTIONERY; ICE CREAMS; SUGAR, HONEY, GOLDEN SYRUP; YEAST, BAKING POWDER; SALT; mustard; BARS THAN CEREALS RICH AT PROTEIN. HERBALIFE INTERNATIONAL, INC. (United States of America) App 87993 Reg 81391
MX-80 Q5 Design Only Mexico REGISTERED 8 HERRAMIENTAS MANUALES E IMPLEMENTOS (OPERADOS MANUALMENTE); CUBERTERIA Y CUCHILLERIA; ARMAS BLANCAS; MAQUINAS DE AFEITAR O RASTRILLOS, INCLUYENDO KITS PARA EL CUIDADO PERSONAL, QUE INCLUYEN CORTAUNAS, LIMAS TIJERAS, PEINES, CEPILLOS, PINZAS.
Goods and Services Translation:
MANUAL TOOLS AND IMPLEMENTED (MANUALLY OPERATED); CUTLERY AND CUTLERY; SIDE ARMS; ELECTRIC RAZORS OR RAKES, INCLUDING KITS FOR CARE PERSONAL, INCLUDE NAIL CLIPPER, FILES SCISSORS, COMBS, BRUSHES, PLIERS. HERBALIFE INTERNATIONAL, INC. (United States) App 640133 Reg 825010
MX-81 Q5 Design Only Mexico REGISTERED 25 VESTUARIO, CALZADO, SOMBRERERIA.
Goods and Services Translation:
WARDROBE, FOOTWEAR, HEADGEAR FOR WEAR. HERBALIFE INTERNATIONAL, INC. (United States) App 640126 Reg 825179

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Number Registration
Number
MX-82 Q5 Design Only Mexico REGISTERED 14 METALES PRECIOSOS Y SUS ALEACIONES, Y ARTICULOS DE METALES PRECIOSOS O CHAPADOS DE ESTOS MATERIALES, NO COMPRENDIDOS EN OTRAS CLASES; JOYERIA, PIEDRAS PRECIOSAS; RELOJERIA E INSTRUMENTOS CRONOMETRICOS, INCLUYENDO PISA CORBATAS, PINS, PENDIENTES,TODOS A B ASE O DE METALES PRECIOSOS; RELOJES PARA VIAJE, MANCUERNAS; PINS, RELOJES E INSTRUMENTOS CRONOMETRICOS Y SENALADORES DE METALES PRECIOSOS O CHAPADOS ENTRE OTROS.
Goods and Services Translation:
PRECIOUS METALS AND THEIR ALLOYS, AND GOODS IN PRECIOUS METALS OR PLATED MATERIALS, NOT INCLUDED IN OTHER CLASSES; JEWELRY, PRECIOUS STONES; HOROLOGICAL INSTRUMENTS AND CHRONOMETRICAL INSTRUMENTS, INCLUDING TREAD TIES, PINS, EARRINGS, ALL B TOILETOR PRECIOUS METALS; TRAVEL CLOCKS, MANCUERNAS; PINS, WATCHES AND CHRONOMETRICAL INSTRUMENTS AND INDICATORS PRECIOUS METALS OR PLATES AMONG OTHER. HERBALIFE INTERNATIONAL, INC. (United States) App 640130 Reg 851771
MX-83 Q5 SHAPEWORKS Cross References: SHAPE WORKS Mexico REGISTERED 30 CAFE, TE, CACAO, AZUCAR, ARROZ, TAPIOCA, SAGU, SUSTITUTOS DEL CAFE, HARINA Y PREPARACIONES HECHAS DE CEREALES, PAN, PASTELERIA Y CONFITERIA, HELADOS; MIEL, JARABE DE MELAZA; LEVADURA, POLVO PARA ESPONJAR, SAL, MOSTAZA; VINAGRE, SALSAS (CONDIMENTOS);ESPEC IAS; HIELO.
Goods and Services Translation:
COFFEE, TEA, COCOA, SUGAR, RICE, TAPIOCA, SAGO, COFFEE SUBSTITUTES, FLOUR AND CEREAL PREPARATIONS, BREAD, PASTRIES AND CONFECTIONERY, ICES; HONEY, GOLDEN SYRUP; YEAST, RAISING POWDER, SALT, MUSTARD;
VINEGAR, SAUCES (CONDIMENTS); ESPEC IAS; ICE. HERBALIFE INTERNATIONAL, INC. (United States) App 639578 Reg 827230
MX-84 Q5 SHAPEWORKS Cross References: SHAPE WORKS Mexico REGISTERED 29 CARNE, PESCADO, AVES Y CAZA; EXTRACTOS DE CARNE; FRUTAS Y VEGETALES EN CONSERVA, SECAS Y COCIDAS; GELATINAS, MERMELADAS; COMPOTAS; HUEVOS, LECHE Y PRODUCTOS LACTEOS; ACEITES Y GRASAS COMESTIBLES. Goods and Services Translation:
MEAT, FISH, POULTRY AND GAME; MEAT EXTRACTS; FRUITS AND VEGETABLES PRESERVES, DRY AND COOKED; GELATINES, MARMALADE; COMPOTES; EGGS, MILK AND MILK PRODUCTS; OILS AND EDIBLE FATS. HERBALIFE INTERNATIONAL, INC. (United States) App 639580 Reg 827232

Trademark Schedule—2015 Additions
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Number
MX-85 Q5 SHAPEWORKS Cross References: SHAPE WORKS Mexico REGISTERED 5 PREPARACIONES FARMACEUTICAS Y VETERINARIAS; PREPARACIONES SANITARIAS PARA USO MEDICO; SUSTANCIAS DIETETICAS PARA USO MEDICO, ALIMENTO PARA BEBES; YESO PARA USO MEDICO, MATERIAL PARA CURACIONES (APOSITOS Y VENDAS); MATERIAL PARA TAPAR DIENTES; CERADENTAL; DESINFECTANTES; PREPARACIONES PARA LA DESTRUCCION DE ANIMALES DANINOS; FUNGICIDAS, HERBICIDAS, INCLUYENDO SUPLEMENTOS DIETETICOS Y NUTRICIONALES. Goods and Services Translation: PHARMACEUTICAL PREPARATIONS AND VETERINARY; SANITARY PREPARATIONS FOR MEDICAL USE; DIETETIC SUBSTANCES FOR
MEDICAL USE, FOOD FOR BABIES; PLASTERS FOR MEDICAL USE, EQUIPMENT FOR CURING (DRESSINGS AND SALES); MATERIAL FOR CARPETS TEETH; HONEYCOMBDENTAL; DISINFECTANT; VERMIN EXTERMINATING PREPARATIONS; FUNGICIDES, HERBICIDES, INCLUDING SUPPLEMENTS DIETARY AND NUTRITIONAL. HERBALIFE INTERNATIONAL, INC. (United States) App 639581 Reg 827233
MX-86 Q5 SHAPEWORKS Cross References: SHAPE WORKS Mexico REGISTERED 44 SERVICIOS MEDICOS; SERVICIOS VETERINARIOS; CUIDADOS DE HIGIENE Y DE BELLEZA PARA PERSONAS Y ANIMALES; SERVICIOS DE AGRICULTURA, HORTICULTURA Y SILVICULTURA, INCLUYENDO SERVICIOS DE PROGRAMAS PARA EL CONTROL DE PESO.
Goods and Services Translation:
MEDICAL ASSISTANCE; VETERINARY SERVICES; HYGIENE CARE AND BEAUTY FOR PEOPLE AND ANIMALS; SERVICES AGRICULTURE, HORTICULTURE AND FORESTRY, INCLUDING SERVICES FOR PROGRAMS FOR CONTROL OF WEIGHT. HERBALIFE INTERNATIONAL, INC. (United States) App 639579 Reg 827231

Trademark Schedule—2015 Additions
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Number
MX-87 Q5 SHAPEWORKS Cross References: SHAPE WORKS Mexico REGISTERED 32 CERVEZAS; AGUAS MINERALES Y GASEOSAS, Y OTRAS BEBIDAS NO ALCOHOLICAS; BEBIDAS DE FRUTAS Y JUGOS DE FRUTAS; JARABES Y OTRAS PREPARACIONES PARA HACER BEBIDAS, BEBIDAS NO ALCOHOLICAS, INCLUYENDO, BEBIDAS LISTAS PARA BEBER PARA USO NUTRICIONAL Y ENREGIMENES DIETETICOS, BEBIDAS EN FORMA DE POLVO Y MEZCLAS DE BEBIDAS PARA USO NUTRICIONAL Y EN REGIMENES DIETETICOS INCLUIDAS EN ESTA CLASE.
Goods and Services Translation:
BEERS; MINERAL WATER AND AERATED, AND OTHER NON ALCOHOLIC BEVERAGES; FRUIT DRINKS AND FRUIT JUICES; SYRUPS AND OTHER PREPARATIONS FOR MAKING BEVERAGES, NON ALCOHOLIC BEVERAGES, INCLUDING, DRINKS LISTS FOR DRINKING FOR USE NUTRITIONAL AND IN DIETDIETARY, DRINKS IN FORM OF POWDER AND MIXES DRINKS FOR USE NUTRITIONAL AND IN DIET DIETARY INCLUDED IN THIS CLASS. HERBALIFE INTERNATIONAL, INC. (United States) App 639577 Reg 827229
MX-89 Q5 Design Only Mexico REGISTERED 32 CERVEZAS; AGUAS MINERALES Y GASEOSAS, Y OTRAS BEBIDAS NO ALCOHOLICAS; BEBIDAS DE FRUTAS Y JUGOS DE FRUTAS; JARABES Y OTRAS PREPARACIONES PARA HACER BEBIDAS.
Goods and Services Translation:
Beers; mineral water and aerated and other non alcoholic beverages; fruit drinks and fruit juices; syrups and other preparations for making beverages. HERBALIFE INTERNATIONAL, INC. (United States of America) App 590201 Reg 795544

Trademark Schedule—2015 Additions
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Number
MX-9 Q5 NUTRICION HERBALIFE Mexico REGISTERED 35 SERVICIOS DE PUBLICIDAD EN EL CAMPO DE LOS ALIMENTOS, ALIMENTOS Y SUBSTANCIAS DIETETICAS PARA USO MEDICO, COMPLEMENTOS ALIMENTICIOS PARA PERSONAS, CAFE, TE,
CACAO Y SUCEDANEOS DEL CAFE, ARROZ, TAPIOCA Y SAGU, HARINAS Y PREPARACIONES A BASE DE CEREALES, PAN, PRODUCTOS DE PASTELERIA Y CONFITERIA, HELADOS, AZUCAR, MIEL, JARABE DE MELAZA, LEVADURA, POLVOS DE HORNEAR, SAL, MOSTAZA, BARRITAS DE CEREALES RICAS EN PROTEINAS, BEBIDAS SIN ALCOHOL, BEBIDAS A BASE DE FRUTAS Y ZUMOS DE FRUTAS, SIROPES Y OTRAS PREPARACIONES PARA ELABORAR BEBIDAS.
Goods and Services Translation: ADVERTISING SERVICES IN THE FIELD OF FOODSTUFFS, FOODSTUFFS AND DIETETIC SUBSTANCES ADAPTED FOR MEDICAL USE, FOOD SUPPLEMENTS FOR HUMANS, COFFEE, TEA, COCOA AND COFFEE SUBSTITUTES, RICE, TAPIOCA AND SAGO, FLOUR AND PREPARATIONS CONTAINING CEREALS, BREAD, PASTRY PRODUCTS AND CONFECTIONERY, ICES, SUGAR, HONEY, TREACLE, YEAST, BAKING POWDER,
SALT, MUSTARD, BARS THAN CEREALS RICH AT PROTEIN, SMOOTHIES, BEVERAGES WITH FRUITS AND FRUIT JUICES, SYRUPS AND OTHER PREPARATIONS FOR PROCESSING BEVERAGES. HERBALIFE INTERNATIONAL, INC. (United States of America) App 87995 Reg 81393
MX-90 Q5 Design Only Mexico REGISTERED 30 CAFE, TE, CACAO, AZUCAR, ARROZ, TAPIOCA, SAGU, SUSTITUTOS DEL CAFE; HARINA Y PREPARACIONES HECHAS DE CEREALES, PAN, PASTELERIA Y CONFITERIA, HELADOS; MIEL, JARABE DE MELAZA; LEVADURA, POLVO PARA ESPONJAR; SAL, MOSTAZA; VINAGRE, SALSAS (CONDIMENTOS);ESPEC IAS; HIELO.
Goods and Services Translation:
COFFEE, TEA, COCOA, SUGAR, RICE, TAPIOCA, SAGO COFFEE SUBSTITUTES; FLOUR AND PREPARATIONS MADE FROM CEREALS, BREAD, PASTRY AND CONFECTIONERY, ICE CREAMS; HONEY, TREACLE; YEAST, BAKING-POWDER; SALT, MUSTARD; VINEGAR, SAUCES (CONDIMENTS);~ESPEC~ I; ICE. HERBALIFE INTERNATIONAL, INC. (United States of America) App 590202 Reg 791134

Trademark Schedule—2015 Additions
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Number
MX-91 Q5 Design Only Mexico REGISTERED 5 PREPARACIONES FARMACEUTICAS Y VETERINARIAS; PREPARACIONES SANITARIAS PARA USO MEDICO; SUSTANCIAS DIETETICAS PARA USO MEDICO, ALIMENTO PARA BEBES; YESO PARA USO MEDICO, MATERIAL PARA CURACIONES (APOSITOS Y VENDAS); MATERIAL PARA TAPAR DIENTES; CERADENTAL; DESINFECTANTES; PREPARACIONES PARA LA DESTRUCCION DE ANIMALES DANINOS; FUNGICIDAS, HERBICIDAS.
Goods and Services Translation: PHARMACEUTICAL PREPARATIONS AND VETERINARY; SANITARY PREPARATIONS FOR USE MEDICAL; DIETARY PRODUCTS FOR MEDICAL PURPOSES, BABYFOOD; ; PLASTER FOR USE MEDICAL; MATERIAL FOR CURING (DRESSINGS AND SALES); MATERIAL FOR CARPETS TOOTH;
~CERADENTAL~; DISINFECTANT; PREPARATIONS FOR DESTRUCTION OF ANIMALS HARMFUL; FUNGICIDES, HERBICIDES. HERBALIFE INTERNATIONAL, INC. (United States of America) App 590204 Reg 793479
MX-92 Q5 Design Only Mexico REGISTERED 29 CARNE, PESCADO, AVES Y CAZA; EXTRACTOS DE CARNE; FRUTAS Y VEGETALES EN CONSERVA, SECAS Y COCIDAS; GELATINAS, MERMELADAS, COMPOTAS; HUEVOS, LECHE Y PRODUCTOS LACTEOS; ACEITES Y GRASAS COMESTIBLES. Goods and Services Translation:
MEAT, FISH, POULTRY AND GAME; MEAT EXTRACTS; FRUITS AND VEGETABLES PRESERVES, DRY AND COOKED; JELLIES, JAMS, FRUIT SAUCES; EGGS, MILK AND MILK PRODUCTS; OILS AND EDIBLE FATS. HERBALIFE INTERNATIONAL, INC. (United States of America) App 590203 Reg 792430
MX-93 Q5 TRIPLE BERRY COMPLEX Mexico REGISTERED 5 SUPLEMENTOS ALIMENTICIOS Y DIETETICOS.
Goods and Services Translation:
FOOD SUPPLEMENTS AND DIETARY. HERBALIFE INTERNATIONAL, INC. (United States) App 590208 Reg 821902
MX-94 Q5 DINOSHAKE Mexico REGISTERED 5 SUPLEMENTOS DIETETICOS Y ALIMENTICIOS EN FORMA DE POLVO.
Goods and Services Translation:
DIETETIC SUPPLEMENTS AND FOOD IN THE FORM OF POWDERS. HERBALIFE INTERNATIONAL, INC. (United States) App 536031 Reg 742097
MX-21 Q5 SUPRESSA Mexico REGISTERED 5 UN SUPLEMENTO ALIMENTICIO EN FORMA LIQUIDA COMPUESTO DE HIERBAS Y VINAGRES. Goods and Services Translation:
A SUPPLEMENT FOOD IN FORM LIQUID COMPOUND THAN HERBS AND VINEGARS. HERBALIFE INTERNATIONAL, INC. (United States) App 1019829 Reg 1113748
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Number
MN-2 Q5 Design Only Mongolia REGISTRATION (REGISTERED) 3 5 29 30 32 35
HERBALIFE INTERNATIONAL (United States of America) App 9861 Reg 9012
MA-1 Q5 HERBALIFE Morocco APPLICATION (PENDING) 5 29 30 05 AGENTS NUTRITIONNELS ET DIETETIQUES, LE TOUT A BASE DES VITAMINES, MINERAUX, HERBES, FIBRES ET PROTEINE SOUS FORME DE COMPRIME, LIQUIDE, CAPSULES OU POUDRE.
29 TABLETTE ALIMENTAIRE DE PROTEINE.
30 TISANES A USAGE NON MEDICAL.
Goods and Services Computerised Translation:
05 NUTRITIONAL AGENTS AND DIETETIC, THE ALL CONTAINING VITAMINS, MINERALS, HERBS,
FIBRES AND PROTEIN IN FORM OF COMPRESSED, LIQUID, CAPSULES OR POWDER.
29 SHELF FOOD OF PROTEIN.
30 HERB TEA FOR USE NON MEDICAL. HERBALIFE INTERNATIONAL INC. (United States of America) App 16578
MA-10 Q5 HERBALIFE Morocco REGISTRATION (REGISTERED) 3 5 03 preparations pour blanchir et autres substances pour lessiver; preparations pour nettoyer, polir, degraisser et abraser; savons; parfumerie, huiles essentielles, cosmetiques, lotions pour les cheveux; dentifrices.
05 produits pharmaceutiques, veterinaires et hygieniques, produits dietetiques pour enfants et malades, emplatres, materiel pour pansements; matieres pour plomber les dents et pour empreintes dentaires; desinfectants; preparations pour detruire les mauvaises
Goods and Services Computerised Translation:
03 preparations for bleaching and other substances for washing; preparations for cleaning, polishing, degreasing and abrading; soap; perfumery, essential oils, cosmetic, hair lotions; dentifrices
05 pharmaceutical preparations, veterinary and hygienic, dietetic products for children and patients, plasters, material for dressings; material for stopping teeth, dental wax; disinfectants; preparation for destroying the bad HERBALIFE INTERNATIONAL INC. (United States of America) App 8892 Reg 8892

Trademark Schedule—2015 Additions
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Number Registration
Number
MA-2 Q5 Design Only Morocco APPLICATION (PENDING) 5 29 30 05 AGENTS NUTRITIONNELS ET DIETETIQUES, LE TOUT A BASE DES VITAMINES, MINERAUX, HERBES, FIBRES ET PROTEINE SOUS FORME DE COMPRIME, LIQUIDE, CAPSULES OU POUDRE.
29 TABLETTE ALIMENTAIRE DE PROTEINE.
30 TISANES A USAGE NON MEDICAL.
Goods and Services Computerised Translation:
05 NUTRITIONAL AGENTS AND DIETETIC, THE ALL CONTAINING VITAMINS, MINERALS, HERBS,
FIBRES AND PROTEIN IN FORM OF COMPRESSED, LIQUID, CAPSULES OR POWDER.
29 SHELF FOOD OF PROTEIN.
30 HERB TEA FOR USE NON MEDICAL. HERBALIFE INTERNATIONAL INC. (United States of America) App 16580
MA-3 Q5 Design Only Morocco APPLICATION (PENDING) 5 29 30 05 AGENTS NUTRITIONNELS ET DIETETIQUES, LE TOUT A BASE DES VITAMINES, MINERAUX, HERBES, FIBRES ET PROTEINE SOUS FORME DE COMPRIME, LIQUIDE, CAPSULES OU POUDRE.
29 TABLETTE ALIMENTAIRE DE PROTEINE.
30 TISANES A USAGE NON MEDICAL.
Goods and Services Computerised Translation:
05 NUTRITIONAL AGENTS AND DIETETIC, THE ALL CONTAINING VITAMINS, MINERALS, HERBS,
FIBRES AND PROTEIN IN FORM OF COMPRESSED, LIQUID, CAPSULES OR POWDER.
29 SHELF FOOD OF PROTEIN.
30 HERB TEA FOR USE NON MEDICAL. HERBALIFE INTERNATIONAL INC. (United States of America) App 16579
MA-8 Q5 THERMOJETICS Morocco APPLICATION (PENDING) 3 5 03 PRODUITS COSMETIQUES ET CREMES POUR LE CORPS
05 SUPPLEMENTS NUTRITIONNELS COMPOSES D’HERBES, TOUS SOUS FORME DE PASTILLE OU DE LIQUIDE.
Goods and Services Computerised Translation:
03 COSMETIC PRODUCTS AND BODY CREAMS
05 SUPPLEMENT NUTRITIONAL COMPOSED OF HERBS, ALL IN FORM OF PASTILLE OR LIQUIDS. HERBALIFE INTERNATIONAL INC. (United States of America) App 54140
MA-9 Q5 THERMOJETICS Morocco APPLICATION (PENDING) 3 5 03 PRODUITS COSMETIQUES ET CREMES POUR LE CORPS
05 SUPPLEMENTS NUTRITIONNELS COMPOSES D’HERBES, TOUS SOUS FORME DE PASTILLE OU DE LIQUIDE.
Goods and Services Computerised Translation:
03 COSMETIC PRODUCTS AND BODY CREAMS
05 SUPPLEMENT NUTRITIONAL COMPOSED OF HERBS, ALL IN FORM OF PASTILLE OR LIQUIDS. HERBALIFE INTERNATIONAL INC. (United States of America) App 54141
NA-16 Q5 SHAPEWORKS Namibia APPLICATION (PENDING) 5 05 Nutritional, food and dietary supplements of all kinds and descriptions, vitamins, minerals, vitamin supplements, mineral supplements HERBALIFE INTERNATIONAL (United States of America) App 2004/0502
NA-17 Q5 SHAPEWORKS Namibia APPLICATION (PENDING) 29 29 Meals, snacks and beverages prepared from goods included in the class including but not limited tosoups, meal replacements, powder preparations, food andbeverage mixes; preparations for making beverages and shakes HERBALIFE INTERNATIONAL (United States of America) App 2004/0503

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
NA-18 Q5 SHAPEWORKS Namibia APPLICATION (PENDING) 30 30 Staple foods; tea and beverages; powder preparations; preparations and mixes for making beverages and foodstuffs included in the class; dietary supplements, preparations and additives, prepared foodstuffs, meals and confectionery included in the class HERBALIFE INTERNATIONAL (United States of America) App 2004/0504
NA-19 Q5 SHAPEWORKS Namibia APPLICATION (PENDING) 32 32 Non-alcoholic drinks, beverages, syrups and juices; fruit drinks and fruit juices; mineral and aerated waters; supplement enriched beverages; ready to drinkbeverages; syrups, powders and other preparations for making beverages HERBALIFE INTERNATIONAL (United States of America) App 2004/0505
NA-20 Q5 SHAPEWORKS Namibia APPLICATION (PENDING) 42 42 Healthcare, health therapy and hygienic services including but not limited to a weight management program; consultancy and information services in relation to all of the aforegoing HERBALIFE INTERNATIONAL (United States of America) App 2004/0506
NA-23 Q5 DERMAJETICS Namibia APPLICATION (PENDING) 3 03 Skin care products, namely, cleansers, moisturizers, toners, astringents, facial masks, facial creams, eye creams, body creams, body lotion, bath oils, bath gels and all other goods in this class HERBALIFE INTERNATIONAL (United States of America) App 1998/1605
NA-27 Q5 THERMOJETICS Namibia APPLICATION (PENDING) 3 03 Cosmetics and body creams HERBALIFE INTERNATIONAL (United States of America) App 1998/1613
NZ-1 Q5 HERBALIFE24 New Zealand—The database contains data of the official New Zealand register of trademarks © New Zealand Crown Copyright. REGISTRATION (REGISTERED) Status According to PTO: REGISTERED 5 29 32 05 Dietary and nutritional supplements; food supplements; dietary and nutritional supplements for sports and athletics; nutritionally fortified beverages; food supplements containing proteins, minerals and vitamins
29 Food preparations, in powdered form, with added proteins, carbohydrates, vitamins and minerals
32 Preparations for making non-alcoholic drinks; drinks for sports and athletics training; sports drinks containing proteins, minerals and vitamins HERBALIFE INTERNATIONAL, INC. (United States of America) App 1001353 Reg 1001353
NZ-2 Q5 24 New Zealand—The database contains data of the official New Zealand register of trademarks © New Zealand Crown Copyright. REGISTRATION (REGISTERED) Status According to PTO: REGISTERED 5 29 32 05 Dietary and nutritional supplements; food supplements; dietary and nutritional supplements for sports and athletics; nutritionally fortified beverages; food supplements containing proteins, minerals and vitamins
29 Food preparations, in powdered form, with added proteins, carbohydrates, vitamins and minerals
32 Preparations for making non-alcoholic drinks; drinks for sports and athletics training; sports drinks containing proteins, minerals and vitamins HERBALIFE INTERNATIONAL, INC. (United States of America) App 1001354 Reg 1001354
NZ-4 Q5 HERBALIFE SKIN New Zealand—The database contains data of the official New Zealand register of trademarks © New Zealand Crown Copyright. APPLICATION (PENDING) Status According to
PTO: ACCEPTED 3 03 Non-medicated skin care preparations, namely, facial creams, eye creams, facial cleansers, scrubs, cleansing creams, lotions and oils, body lotion, moisturizers and toners, gels, washes, and masks for use on the face and body, shaving creams; non- medicated sun care preparations. Herbalife International, Inc. (Andorra) App 984797

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
NI-1 Q5 HERBALIFE SKIN Nicaragua APPLICATION (PENDING) 3 [CLASS 3]: PREPARACIONES NO MEDICADAS PARA EL CUIDADO DE LA PIEL, ESPECIALMENTE, CREMAS FACIALES, CREMAS PARA LOS OJOS, LIMPIADORES FACIALES, DESMAQUILLADORES, EXFOLIANTES, CREMAS LIMPIADORAS, LOCIONES Y ACEITES, LOCIONES PARA EL CUERPO, LOCIONES HIDRATANTES Y TONIF.
Goods and Services Computerised Translation: [CLASS 3]: PREPARATIONS NOT MEDICAL FOR CARE OF THE SKIN, SPECIALLY, FACIAL CREAM, EYE CREAM, FACIAL CLEANSERS, CLEANSERS, SCRUBS, CLEANSING CREAMS, LOTIONS AND OILS, BODY LOTION, MOISTURIZING LOTIONS AND
~TONIF~. HERBALIFE INTERNATIONAL INC. (United States of America) App 2014-
00003303
NI-2 Q5 HERBALIFE Nicaragua APPLICATION (PENDING) 5 [CLASS 5]: SUPLEMENTOS DIETÉTICOS Y MEDICAMENTOS COMPUESTOS PRINCIPALMENTE DE VITAMINAS Y MINERALES.
Goods and Services Computerised Translation: [CLASS 5]: DIETETIC SUPPLEMENTS AND COMPRISING MEDICAMENTS MAINLY THAN VITAMINS AND MINERALS. HERBALIFE INTERNATIONAL INC. (United States of America) App 2014-
00002471
NI-33 Q5 Design Only Nicaragua REGISTRATION (REGISTERED) 5 05 SUPLEMENTOS DIETETICOS Y NUTRICIONAL CONSISTENTES EN VITAMINAS MINERALES, HIERBAS, FIBRA Y PROTEINAS, TODAS EN TABLETAS, LIQUIDO CAPSULAS O EN FORMA DE POLVO.
[CLASS 5]: SUPLEMENTOS DIETETICOS Y NUTRICIONAL CONSISTENTES EN VITAMINAS MINERALES, HIERBAS, FIBRA Y PROTEINAS, TODAS EN TABLETAS, LIQUIDO CAPSULAS O EN FORMA DE POLVO.
Goods and Services Computerised Translation:
05 DIETETIC SUPPLEMENTS AND NUTRITIONAL CONSISTING OF ORES VITAMINS, HERBS, FIBRE AND PROTEINS, ALL AT TABLETS, LIQUID CAPSULE OR IN FORM FOR DUST.
[CLASS 5]: DIETETIC SUPPLEMENTS AND NUTRITIONAL CONSISTING OF MINERALS VITAMINS, HERBS, FIBRE AND PROTEINS, ALL WITHIN TABLETS, LIQUID CAPSULE OR IN FORM FOR DUST. HERBALIFE INTERNATIONAL INC (United States of America) App 2000-
00003400 Reg 57328
NI-4 Q5 HERBALIFE Nicaragua REGISTRATION (REGISTERED) 5 [CLASS 5]: VITAMINAS Y MINERALES EN TABLETA O CAPSULA.
Goods and Services Computerised Translation: [CLASS 5]: VITAMINS AND MINERALS WITHIN PASTILLE OR CAPSULES. HERBALIFE INTERNATIONAL (United States of America) App 2012-
00002765 Reg 2013098670
NI-5 Q5 HERBALIFE CELL ACTIVATOR Nicaragua REGISTRATION (REGISTERED) 5 [CLASS 5]: PREPARACIONES FARMACEUTICAS COMPUESTAS PRINCIPALMENTE DE ACIDOS GRASO Y DE INGREDIENTES BOTÁNICOS’ ‘. Goods and Services Computerised Translation: [CLASS 5]: PHARMACEUTICAL PREPARATIONS COMPRISED MAINLY THAN FATTY ACIDS AND THAN INGREDIENTS BOTANICAL’ ‘. HERBALIFE INTERNATIONAL (United States of America) App 2012-
00000592 Reg 2013098573

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
NI-6 Q5 HERBALIFE XTRA-CAL ADVANCED Nicaragua REGISTRATION (REGISTERED) 5 [CLASS 5]: PREPARACIONES FARMACEUTICAS COMPUESTAS PRINCIPALMENTE DE VITAMINA D Y CALCIO’ ‘.
Goods and Services Computerised Translation: [CLASS 5]: PHARMACEUTICAL PREPARATIONS COMPRISED MAINLY THAN VITAMIN D AND CALCIUM’ ‘. HERBALIFE INTERNATIONAL (United States of America) App 2012-
00000593 Reg 2013098574
NI-7 Q5 RADIANT C Nicaragua APPLICATION (PENDING) 3 CREMAS, LOCIONES, LECHES, MASCARAS Y GELES PARA EL CUERPO Y LA CARA CLASE 3
INTERNACIONAL. [CLASS 3]: CREMAS.
Goods and Services Computerised Translation: CREAMS, LOTIONS, MILKS, MASCARA. AND GELS FOR BODY AND FACE CLASSES 3 WORLDWIDE. [CLASS 3]: CREAMS. HERBALIFE INTERNATIONAL INC (United States of America) App 2011-
00002175
NI-10 Q5 Design Only Nicaragua APPLICATION (PENDING) 3 5 21 28 30 32
35 38 41 03 CREMAS, LOCIONES, LECHES, MASCARAS Y GELES PARA EL CUERPO Y LA CARA; ATOMIZADOR/SPRAY PARA EL CABELLO, CHAMPUS, ACONDICIONADORES Y PRODUCTOS PARA ESTILIZAR EL CABELLO.
05 SUPLEMENTOS ALIMENTICIOS Y NUTRITIVOS EN TABLETAS, CAPSULAS O EN POLVO; VITAMINAS.
21 CONTENEDORES PLASTICOS PARA TABLETAS, POLVOS Y CAPSULAS; RECIPIENTES PLASTICOS EN LOS CUALES PUEDEN SER MEZCLADAS BEBIDAS.
28 PELUCHES, OSOS DE PELUCHES.
30 BOCADILLOS INCLUYENDO BARRAS, PRODUCTOS DE SOYA ASADOS, Y MEZCLAS DE ESTAS; SOPAS EN POLVO; TE DE HIERBAS.
32 BEBIDAS SIN ALCOHOL Y PREPARADOS PARA HACER BEBIDAS SIN ALCOHOL, MEZCLAS EN POLVO PARA BEBIDA CON PROTEINAS.
35 SERVICIOS DE INFORMACION SOBRE OPERACION DE PEQUEÑOS NEGOCIOS Y MERCADEO MULTI—NIVEL; SERVICIOS DE INFORMACION SOBRE NUTRICION HUMANA Y MANEJO DE PESO.
38 PAGINAS WEB DEL INTERNET PARA USO DEL CONSUMIDOR.
41 SERVICIOS DE INFORMACION SOBRE NUTRICION HUMANA Y MANEJO DE PESO. [CLASS 21]: CONTENEDORES PLASTICOS PARA TABLETAS, POLVOS Y CAPSULAS; RECIPIENTES PLASTICOS EN LOS CUALES PUEDEN SER MEZCLADAS BEBIDAS. HERBALIFE INTERNATIONAL INC (United States of America) App 2006-
00004380

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
NI-21 Q5 RADIANT C Nicaragua APPLICATION (PENDING) 3 03 CREMAS, LOCIONES, LECHES, MASCARAS Y GELES PARA EL CUERPO Y LA CARA.
[CLASS 3]: CREMAS, LOCIONES, LECHES, MASCARAS Y GELES PARA EL CUERPO Y LA CARA. Goods and Services Computerised Translation:
03 CREAMS, LOTIONS, MILKS, MASCARA. AND GELS FOR BODY AND FACE.
[CLASS 3]: CREAMS, LOTIONS, MILKS, MASCARA. AND GELS FOR BODY AND FACE. HERBALIFE INTERNATIONAL INC (United States of America) App 2006-
00004391
NI-19 Q5 SKIN ACTIVATOR Nicaragua REGISTRATION (REGISTERED) 3 03 CREMAS, LOCIONES, LECHES, MASCARAS Y GELES PARA EL CUERPO Y LA CARA.
[CLASS 3]: CREMAS, LOCIONES, LECHES, MASCARAS Y GELES PARA EL CUERPO Y LA CARA. Goods and Services Computerised Translation:
03 CREAMS, LOTIONS, MILKS, MASCARA. AND GELS FOR BODY AND FACE.
[CLASS 3]: CREAMS, LOTIONS, MILKS, MASCARA. AND GELS FOR BODY AND FACE. HERBALIFE INTERNATIONAL INC (United States of America) App 2006-
00004392 Reg 0901968
NO-1 Q5 LEVEL 10 Norway UNPUBLISHED APPLICATION (PENDING) 9 25 41 Goods and Services Computerised Translation:
09 Record and publishing to electronic form delivery online from databases, from internet (including web pages), from intra network or from ex fats a related to health, training (~fitness~) and nutrition.
25 Clothes, shoes, hats.
41 Sporting and cultural activities; education services; production and accomplishment by training classes and applications; training instruction services; arrangement by competitions for health, training (~fitness~) and nutritional purposes; arrangement by presentation related to health, training (~fitness~) and nutrition; coaching and intended or services related to health, training (~fitness~) and nutrition; personal trainer services related to health, training (~fitness~) and nutrition; accomplishment by seminars, classes and Herbalife International, Inc. (United States of America) App 201502611

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
NO-3 Q5 QUICKSPARK Norway REGISTRATION (REGISTERED) 5 05 Kosttilskudd inneholdende koenzym NADH.
Goods and Services Computerised Translation:
05 Food supplements containing cow enzymes
~NADH~. Herbalife International Inc
(United States of America) App 201008688 Reg 259830
NO-4 Q5 MINDFIT Norway REGISTRATION (REGISTERED) 5 30 Goods and Services Computerised Translation:
05 Food supplements; food supplements in the form of an matter, as including ingredients as vegetables and vinegar; food supplements compound by vegetables and vinegar.
30 Liquid foodstuffs compound by vegetables and vinegar. Herbalife International Inc
(United States of America) App 201003335 Reg 256474
PK-1 Q5 HERBALIFE Pakistan APPLICATION (PENDING) 44 44 Weight management regimen program featuring structured weight loss, weight management, diet, wellness planning and maintenance through the use of diet, nutrition and exercise for lifestyle changes; providing information about weight loss and weight management. HERBALIFE INTERNATIONAL (United States of America) App 278679
PK-7 Q5 Design Only Pakistan APPLICATION (PENDING) 30 30 Teas; beverages; powdered and liquid preparations for making beverages; herba; food beverages HERBALIFE INTERNATIONAL (United States of America) App 212232
PA-1 Q5 HERBALIFE SKIN Panama APPLICATION (PENDING) 3 03 PREPARACIONES PARA EL CUIDADO DE LA
PIEL QUE NO SON MEDICADAS, A SABER, CREMAS FACIALES, CREMAS PARA OJOS, LIMPIADORES FACIALES, EXFOLIADORES, CREMAS PARA LA LIMPIEZA, LOCIONES Y ACEITES, LOCIONES PARA EL CUERPO, HUMECTANTES Y TONIFICADORES, GELES, LAVADOS Y MASCARILLAS PARA SU USO EN LA CARA Y CUERPO, CREMAS PARA AFEITAR; PREPARACIONES PARA EL CUIDADO BAJO EL SOL NO MEDICADOS.
Goods and Services Computerised Translation:
03 SKIN CARE PREPARATIONS THAT NOT BEING MEDICAL, NAMELY, FACIAL CREAM, CREAM FOR EYES, FACIAL CLEANSERS, ~EXFOLIADORES~, CREAMS FOR CLEANING, LOTIONS AND OILS, BODY LOTION, MOISTENING AGENTS AND TONERS, GELS, WASHING AND MASKS FOR ITS USE IN FACE AND BODY, SHAVING CREAMS; PREPARATIONS FOR UNDER CARE SUN NOT MEDICAL. HERBALIFE INTERNATIONAL, INC. (United States of America) App 235154
PA-27 Q5 Design Only Panama REGISTRATION (REGISTERED) 29 29 ALIMENTOS DIETETICOS HECHOS CON FIBRA, SOYA Y PROTEINA.
Goods and Services Computerised Translation:
29 FOODS DIETARY MADE WITH FIBER, ~SOYA~. AND PROTEIN. HERBALIFE INTERNATIONAL, INC. (United States of America) App 120657 Reg 120657

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
PA-28 Q5 Design Only Panama REGISTRATION (REGISTERED) 32 32 BEBIDAS DE SABILA (ALOE VERA); PROTEINA EN POLVO PARA HACER BEBIDAS
Goods and Services Computerised Translation:
32 BEVERAGES THAN ~SABILA~ (ALOE BORDER); PROTEIN POWDERED FOR MAKING BEVERAGES HERBALIFE INTERNATIONAL, INC. (United States of America) App 120659 Reg 120659
PA-39 Q5 APR Panama REGISTRATION (REGISTERED) 5 05 PREPARACIONES FARMACEUTICAS; VITAMINAS; MINERALES MEDICINALES, ELEMENTOS ALIMENTICIOS, PROTEINAS, EXTRACTOS Y HIERBAS PARA APOSITOS MEDICINALES; COMPLEJOS DIETETICOS; COSMETICOS, ACEITES ESENCIALES, LOCIONES PARA EL CABELLO Y DENTIFRICOS PARA USO MEDICINAL; MEDICINAS Y SUPLEMENTOS ACONDICIONADORES EN TODA FORMA INCLUYENDO TABLETAS, LIQUIDOS, CAPSULAS Y POLVOS; JUGOS DE HIERBAS Y CALDOS MEDICINALES
Goods and Services Computerised Translation:
05 PHARMACEUTICAL PREPARATIONS; VITAMINS; MINERALS MEDICINAL, FOOD ELEMENTS, PROTEINS, EXTRACTS AND HERBS FOR DRESSINGS MEDICINAL; COMPLEXES DIETARY; COSMETICS, ESSENTIAL OILS, HAIR LOTIONS AND DENTIFRICE FOR MEDICINAL USE; MEDICINES AND SUPPLEMENTS CONDITIONERS PROPERLY COMPRISING TABLETS, LIQUIDS, CAPSULE. AND POWDERS; JUICES OF HERBS AND MEDICINAL STOCK HERBALIFE INTERNATIONAL, INC. (United States of America) App 39197 Reg 39197
PA-40 Q5 SCHIZANDRA PLUS Panama REGISTRATION (REGISTERED) 5 05 VITAMINAS Y MINERALES, PROTEINAS, HIERBAS NUTRITIVAS, LINAZA MEDICA YTERAPEUTICA, ANALGESICOS Y UNGUENTOS PARA LA PIEL Y DEMAS
Goods and Services Computerised Translation:
05 Vitamins. AND MINERALS, PROTEINS, NUTRITIVE HERBS, LINSEED MEDICAL ~YTERAPEUTICA~, ANALGESICS AND OINTMENTS FOR THE SKIN AND OTHER HERBALIFE INTERNATIONAL, INC. (United States of America) App 39180 Reg 39180
PA-45 Q5 HERBALIFE Panama REGISTRATION (REGISTERED) 29 29 no goods available HERBALIFE INTERNATIONAL, INC. UNA SOCIEDAD LIMITADA (Peru) App 36214 Reg 36214
PA-46 Q5 HERBALIFE Panama REGISTRATION (REGISTERED) 3 03 no goods available HERBALIFE INTERNATIONAL (Peru) App 36215 Reg 36215
PY-1 Q5 HERBALIFE SKIN Paraguay APPLICATION (PENDING) 3 HERBALIFE INTERNATIONAL, INC. (United States of America) App 1440417
PY-14 Q5 Design Only Paraguay APPLICATION (PENDING) 32 HERBALIFE INTERNATIONAL, INC. (United States of America) App 1254487

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
PY-18 Q5 HERBALIFE Paraguay APPLICATION (PENDING) 35 HERBALIFE INTERNATIONAL, INC. (United States of America) App 1402788
PY-50 Q5 THERMOJETICS Paraguay REGISTRATION (REGISTERED) 3 HERBALIFE INTERNATIONAL INC. (United States of America) App 9415372 Reg 177641
PY-51 Q5 Design Only Paraguay REGISTRATION (REGISTERED) 32 HERBALIFE INT. INC. (United States of America) App 504981 Reg 278926
PY-58 Q5 HERBALIFE Paraguay REGISTRATION (REGISTERED) 30 HERBALIFE INT. INC. (United States of America) App 1316619 Reg 257368
PY-59 Q5 HERBALIFE Paraguay REGISTRATION (REGISTERED) 3 HERBALIFE INT. INC. (United States of America) App 1316621 Reg 265729
PY-64 Q5 HERBALIFE Paraguay REGISTRATION (REGISTERED) 5 HERBALIFE INT. INC. (United States of America) App 1316633 Reg 257392
PY-65 Q5 HERBALIFE Paraguay REGISTRATION (REGISTERED) 5 HERBALIFE INT. INC. (United States of America) App 1316620 Reg 257365
PE-1 Q5 HERBALIFE SKIN Peru APPLICATION (PENDING) 3 03 PRODUCTOS NO MEDICADOS PARA EL CUIDADO DE LA PIEL, A SABER, CREMAS FACIALES, CREMAS PARA LOS OJOS, LIMPIADORES FACIALES, EXFOLIANTES; CREMAS, LOCIONES Y ACEITES DE LIMPIEZA, LOCIONES, HUMECTANTES Y TONIFICADORES PARA EL CUERPO, GELES, LIMPIADORES Y MASCARILLAS PARA EL ROSTRO Y EL CUERPO, CREMAS DE AFEITAR; PRODUCTOS NO MEDICADOS PARA PROTECCIÓN SOLAR
Goods and Services Computerised Translation:
03 CARE ITEMS THAN THE SKIN NOT MEDICAL, NAMELY, FACIAL CREAM, EYE CREAM, FACIAL CLEANSERS, SCRUBS; CREAMS, LOTIONS AND OILS FOR CLEANING PURPOSES, LOTIONS, MOISTENING AGENTS AND BODY TONERS, GELS, CLEANERS AND MASKS FOR FACE AND BODY, SHAVING CREAMS; PRODUCTS NOT MEDICAL FOR SUN-PROTECTION HERBALIFE INTERNATIONAL, INC. (United States of America) App 589022-2014

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
PE-10 Q5 HERBALIFE Peru APPLICATION (PENDING) 5 05 PRODUCTOS PARA EL CUIDADO DE LA SALUD (COMPLEMENTOS ALIMENTICIOS), SUPLEMENTOS ALIMENTICIOS PARA LA SALUD HECHOS PRINCIPALMENTE DE VITAMINAS, SUPLEMENTOS ALIMENTICIOS PARA LA SALUD HECHOS PRINCIPALMENTE DE MINERALES, PRODUCTOS PARA EL CUIDADO DE LA SALUD (COMPLEMENTOS ALIMENTICIOS) PARA PERSONAS CON REQUERIMIENTOS DIETÉTICOS ESPECIALES, SUPLEMENTOS NUTRICIONALES PARA PROPÓSITOS DE CUIDADO DE LA SALUD Y DIETÉTICOS; SUPLEMENTOS NUTRICIONALES Y DIETÉTICOS
Goods and Services Computerised Translation:
05 CARE ITEMS OF HEALTH (FOOD SUPPLEMENTS), FOOD SUPPLEMENTS FOR HEALTH MADE MAINLY THAN VITAMINS, FOOD SUPPLEMENTS FOR HEALTH MADE MAINLY THAN MINERALS, CARE ITEMS OF HEALTH (FOOD SUPPLEMENTS) FOR HUMANS WITH REQUIREMENTS DIETETICS SPECIAL, NUTRITIONAL SUPPLEMENTS FOR PURPOSES DANGEROUS OF HEALTH AND DIETETICS; NUTRITIONAL SUPPLEMENTS AND DIETARY. HERBALIFE INTERNATIONAL, INC. (United States of America) App 514426-2012
PE-11 Q5 HERBALIFE Peru APPLICATION (PENDING) 30 30 BEBIDAS A BASE DE CAFÉ, CHOCOLATE Y TÉ; TÉ, CAFÉ, CHOCOLATE, CACAO; BOCADITOS (COMPRENDIDOS EN LA CLASE), TENTEMPIÉS; POLVOS PARA ELABORAR BEBIDAS A BASE DE TÉ Y A BASE DE CACAO COMPRENDIDOS EN LA CLASE; TÉ HERBAL E INFUSIONES HERBALES QUE NO SEAN PARA USO MÉDICO; HIERBAS CULINARIAS (PRODUCTOS PARA SAZONAR); INFUSIONES DE HIERBAS PARA FINES ALIMENTICIOS
Goods and Services Computerised Translation:
30 COFFEE BASED BEVERAGES, CHOCOLATE AND TEA; COFFEE, TEA, COCOA, CHOCOLATE; SNACKS (INCLUDED IN CLASS), SNACKS; POWDERS FOR PROCESSING BEVERAGES ON THE BASIS OF TEA AND COCOA-BASED INCLUDED IN CLASS; HERBAL TEA. AND INFUSIONS ~HERBALES~ OTHER THAN FOR USE MEDICAL; HERBS CULINARY (PRODUCTS FOR SEASONING); INFUSIONS THAN HERBS FOR FOOD PURPOSES HERBALIFE INTERNATIONAL, INC. (United States of America) App 514428-2012
Page99

Trademark Schedule—2015 Additions
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Number Registration
Number
PE-12 Q5 HERBALIFE Peru APPLICATION (PENDING) 3 03 JABONES; PERFUMERÍA, ACEITES ESENCIALES, COSMÉTICOS, LOCIONES CAPILARES, PRODUCTOS PARA EL CUIDADO DEL CABELLO; DENTÍFRICOS; CHAMPÚS, ACONDICIONADORES, PREPARACIONES EN AEROSOL, GELES Y POMADAS PARA LA ELABORACIÓN DE PEINADOS; CREMAS, LOCIONES, GELES, LECHES, MASCARILLAS, EXFOLIANTES, TÓNICOS, Y PREPARACIONES EN AEROSOL PARA EL ROSTRO; LOCIONES, CREMAS, GELES Y EXFOLIANTES
PARA MANOS; CREMAS, LOCIONES, PREPARACIONES DE LIMPIEZA, GELES, EXFOLIANTES Y PREPARACIONES EN AEROSOL PARA EL CUERPO; ARTÍCULOS DE TOCADOR PARA AFEITAR PARA CABALLEROS; FRAGANCIAS; PAÑOS ABRASIVOS O EXFOLIANTES IMPREGNADOS CON LOCIONES COSMÉTICAS; PRODUCTOS PARA ACLARAR LA PIEL; PRODUCTOS COSMÉTICOS PARA CUIDADO DE LA PIEL
Goods and Services Computerised Translation:
03 SOAPS; PERFUMERY, ESSENTIAL OILS, COSMETICS, HAIR LOTIONS, PRODUCTS FOR HAIR CARE; DENTIFRICES; SHAMPOOS, CONDITIONERS, PREPARATIONS AT AEROSOL, GELS AND POMADES FOR ELABORATION OF COMBED; CREAMS, LOTIONS, GELS, MILKS, MASKS,
SCRUBS, TONICS, AND PREPARATIONS AT AEROSOL FOR FACE; LOTIONS, CREAMS, GELS AND SCRUBS FOR HANDS; CREAMS, LOTIONS, CLEANING PREPARATIONS, GELS, SCRUBS AND PREPARATIONS AT AEROSOL FOR BODY; TOILET HERBALIFE INTERNATIONAL, INC. (United States of America) App 514427-2012

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
PE-13 Q5 HERBALIFE Peru APPLICATION (PENDING) 29 29 ALIMENTOS Y BOCADITOS HECHOS A BASE DE ACEITES, GRASAS Y FRUTOS SECOS PROCESADOS; SUPLEMENTOS DIETÉTICOS EN FORMA DE POLVO, CÁPSULAS O TABLETAS HECHOS A BASE DE ACEITES, GRASAS Y FRUTOS SECOS PROCESADOS; BOCADITOS, BOCADITOS QUE CONTIENEN FRUTOS SECOS COCIDOS, BOCADITOS QUE CONTIENEN FRUTOS SECOS CRUDOS, BOCADITOS QUE CONTIENEN FRUTOS SECOS DE SOYA TOSTADOS; BOCADITOS QUE CONTIENEN PROTEÍNAS, PROTEÍNAS EN POLVO PARA CONSUMO HUMANO, SOPAS, PREPARACIONES PARA ELABORAR SOPA, PREPARACIONES DE SOPAS DE VERDURAS, LECHE, BEBIDAS LÁCTEAS EN LAS QUE PREDOMINA LA LECHE, PRODUCTOS LÁCTEOS, PROTEÍNAS PARA CONSUMO HUMANO, PROTEÍNAS PARA CONSUMO HUMANO EN LA FORMA DE PROTEÍNAS EN POLVO QUE CONTIENE OPCIONALMENTE MINERALES, VITAMINAS, E INGREDIENTES HERBALES, CARNE, PESCADO, CARNE DE AVE, CARNE DE CAZA, EXTRACTOS DE CARNE; ACEITES Y GRASAS COMESTIBLES, QUE NO INCLUYEN PREPARACIONES PARA UNTAR Goods and Services Computerised Translation:
29 FOODS. AND SNACKS MADE ON THE BASIS OF OILS, FATS AND FRUITS DRY PROCESSED; DIETETICS SUPPLEMENTS IN FORM FOR DUST, CAPSULES OR TABLETS MADE ON THE BASIS OF OILS, FATS AND FRUITS DRY PROCESSED; SNACKS, SNACKS THAT CONTAINING COOKED NUTS, SNACKS THAT CONTAINING NUTS CRUDE, HERBALIFE INTERNATIONAL, INC. (United States of America) App 514429-2012
PE-15 Q5 HERBALIFE Peru APPLICATION (PENDING) 32 32 AGUAS MINERALES Y GASEOSAS Y OTRAS BEBIDAS NO ALCOHÓLICAS, BEBIDAS DE FRUTAS Y JUGOS DE FRUTAS Y OTRAS PREPARACIONES PARA LA ELABORACIÓN DE BEBIDAS; BEBIDAS NO ALCOHÓLICAS LISTAS PARA BEBER, CONCENTRADAS, O EN POLVO; MEZCLAS EN POLVO PARA BEBIDAS; BEBIDAS Y BEBIDAS NO ALCOHÓLICAS
Goods and Services Computerised Translation:
32 MINERAL WATER AND AERATED AND OTHER NON-ALCOHOLIC DRINKS, FRUIT DRINKS AND FRUIT JUICE AND OTHER PREPARATIONS FOR ELABORATION OF BEVERAGES; BEVERAGES NON- ALCOHOLIC LISTS FOR DRINKING, CONCENTRATED, OR POWDERED; POWDERED DRINK MIXES; BEVERAGES AND NON ALCOHOLIC BEVERAGES HERBALIFE INTERNATIONAL, INC. (United States of America) App 514432-2012

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
PE-16 Q5 HERBALIFE Peru APPLICATION (PENDING) 29 29 ALIMENTOS Y BOCADITOS HECHOS A BASE DE ACEITES, GRASAS Y FRUTOS SECOS PROCESADOS; SUPLEMENTOS DIETÉTICOS EN FORMA DE POLVO, CÁPSULAS O TABLETAS HECHOS A BASE DE ACEITES, GRASAS Y FRUTOS SECOS PROCESADOS; BOCADITOS, BOCADITOS QUE CONTIENEN FRUTOS SECOS COCIDOS, BOCADITOS QUE CONTIENEN FRUTOS SECOS CRUDOS, BOCADITOS QUE CONTIENEN FRUTOS SECOS DE SOYA TOSTADOS; BOCADITOS QUE CONTIENEN PROTEÍNAS, PROTEÍNAS EN POLVO PARA CONSUMO HUMANO, SOPAS, PREPARACIONES PARA ELABORAR SOPA, PREPARACIONES DE SOPAS DE VERDURAS, LECHE, BEBIDAS LÁCTEAS EN LAS QUE PREDOMINA LA LECHE, PRODUCTOS LÁCTEOS, PROTEÍNAS PARA CONSUMO HUMANO, PROTEÍNAS PARA CONSUMO HUMANO EN LA FORMA DE PROTEÍNAS EN POLVO QUE CONTIENE OPCIONALMENTE MINERALES, VITAMINAS, E INGREDIENTES HERBALES, CARNE, PESCADO, CARNE DE AVE, CARNE DE CAZA, EXTRACTOS DE CARNE; ACEITES Y GRASAS COMESTIBLES, QUE NO INCLUYEN PREPARACIONES PARA UNTAR Goods and Services Computerised Translation:
29 FOODS. AND SNACKS MADE ON THE BASIS OF OILS, FATS AND FRUITS DRY PROCESSED; DIETETICS SUPPLEMENTS IN FORM FOR DUST, CAPSULES OR TABLETS MADE ON THE BASIS OF OILS, FATS AND FRUITS DRY PROCESSED; SNACKS, SNACKS THAT CONTAINING COOKED NUTS, SNACKS THAT CONTAINING NUTS CRUDE, HERBALIFE INTERNATIONAL, INC. (United States of America) App 514431-2012

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
PE-17 Q5 HERBALIFE Peru APPLICATION (PENDING) 35 35 PUBLICIDAD; GESTIÓN DE NEGOCIOS COMERCIALES; ADMINISTRACIÓN COMERCIAL; TRABAJOS DE OFICINA; SERVICIOS PARA ASISTIR A TERCEROS CON MARKETING DIRECTO, PUBLICIDAD, GENERACIÓN DE OPORTUNIDADES DE NEGOCIOS, PROCESAMIENTO DE PEDIDOS, Y PROCESAMIENTO DE PAGOS; SERVICIOS DE GESTIÓN DE DATOS ELECTRÓNICOS RELACIONADA CON EL MANEJO DEL PESO, SALUD Y BUEN ESTADO FÍSICO DE LAS PERSONAS, MARKETING MULTINIVEL, Y DESARROLLO DE PEQUEÑOS NEGOCIOS COMERCIALES
Goods and Services Computerised Translation:
35 PUBLICITY; COMMERCIAL BUSINESS MANAGEMENT; BUSINESS ADMINISTRATION; OFFICE WORKS; SERVICES FOR HELP TO THIRD PARTIES WITH DIRECT MARKETING, ADVERTISING, GENERATION THAN OPPORTUNITIES THAN BUSINESSES, PROCESS THAN ORDERS, AND PAYMENT PROCESSING; SERVICES FOR MANAGEMENT OF ELECTRONIC DATA RELATED WITH OPERATION OF WEIGHT, HEALTH AND GOOD PHYSICAL STATE OF PERSONS, MARKETING MULTINIVEL, AND DEVELOPMENT OF SMALL BUSINESS AFFAIRS HERBALIFE INTERNATIONAL, INC. (United States of America) App 514433-2012
PE-18 Q5 HERBALIFE Peru APPLICATION (PENDING) 41 41 SERVICIOS DE SUMINISTRO DE INFORMACIÓN SOBRE SALUD HUMANA, NUTRICIÓN, BUEN ESTADO FÍSICO Y EJERCICIOS
Goods and Services Computerised Translation:
41 SERVICES FOR PROVIDING OF INFORMATION ONTO HUMAN HEALTH, NUTRITION, GOOD PHYSICAL STATE AND EXERCISE HERBALIFE INTERNATIONAL, INC. (United States of America) App 514434-2012

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
PE-2 Q5 HERBALIFE24 Peru APPLICATION (PENDING) 5 29 32 05 COMPLEMENTOS DIETÉTICOS Y NUTRITIVOS; SUPLEMENTOS ALIMENTICIOS; SUPLEMENTOS DIETÉTICOS Y NUTRITIVOS PARA DEPORTISTAS Y ATLETAS; BEBIDAS ENRIQUECIDAS NUTRITIVAMENTE; SUPLEMENTOS ALIMENTICIOS CON PROTEÍNAS, MINERALES Y VITAMINAS
29 SUSTITUTO DE COMIDAS (INCLUIDOS EN LA CLASE) EN POLVO COMPUESTAS PRINCIPALMENTE DE PROTEÍNAS Y CARBOHIDRATOS, QUE NO SEAN PARA USO MÉDICO
32 PREPARACIONES PARA ELABORAR BEBIDAS NO ALCOHÓLICAS; BEBIDAS NO ALCOHÓLICAS PARA EL ENTRENAMIENTO DEPORTIVO Y DE ATLETISMO; BEBIDAS DEPORTIVAS QUE CONTIENEN PROTEÍNAS, MINERALES Y VITAMINAS Goods and Services Computerised Translation:
05 Accessories dietetics and nutritive; FOOD SUPPLEMENTS; DIETETIC SUPPLEMENTS AND NUTRITIVE FOR SPORTSMEN AND ATHLETES; BEVERAGES ENRICHED NUTRITIVE; FOOD SUPPLEMENTS INCLUDING PROTEINS, MINERALS AND VITAMINS
29 SUBSTITUTE THAN MEALS (INCLUDED IN CLASS) POWDERED COMPRISED MAINLY THAN PROTEIN AND CARBOHYDRATES, NOT FOR MEDICAL PURPOSE
32 PREPARATIONS FOR PROCESSING BEVERAGES NON-ALCOHOLIC; BEVERAGES NON- ALCOHOLIC FOR SPORTS TRAINING AND THAN ATHLETICS; SPORTS BEVERAGES THAT CONTAINING PROTEIN, MINERALS AND VITAMINS HERBALIFE INTERNATIONAL, INC. (United States of America) App 583038-2014

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
PE-23 Q5 Design Only Peru REGISTRATION (REGISTERED) 3 03 PRODUCTOS COSMÉTICOS PARA EL CUIDADO DE LA PIEL, EN PARTICULAR, LIMPIADORES, HUMECTANTES, TONIFICANTES, MASCARILLAS FACIALES, EXFOLIADORES FACIALES Y PARA EL CUERPO, CREMAS FACIALES, CREMAS PARA LOS OJOS, CREMAS PARA EL CUERPO; CREMAS TONIFICANTES PARA EL CUERPO, ACEITES PARA EL CUERPO, LOCIONES PARA EL CUERPO, ACEITES PARA EL BAÑO EN TINA Y EN DUCHA, GELES PARA EL BAÑO EN TINA Y EN DUCHA; ACONDICIONADORES Y CHAMPÚES PARA EL CABELLO; LIMPIADORES PARA EL ROSTRO Y EL CUERPO; JABONES; FRAGANCIAS
Goods and Services Computerised Translation:
03 COSMETIC PREPARATIONS FOR SKIN CARE, IN PARTICULAR, CLEANERS, MOISTENING AGENTS, TONING, FACIAL MASQUES, FACIAL SCRUBS AND FOR BODY, FACIAL CREAM, EYE CREAM, BODY CREAMS; CREAMS TONING FOR BODY, OILS FOR BODY, BODY LOTION, OILS FOR BAÑ OR AT TUB AND AT SHOWER, GELS FOR BAÑ OR AT TUB AND AT SHOWER; CONDITIONERS AND SHAMPOOS FOR HAIR; WASHES FOR FACE AND BODY;
SOAPS; FRAGRANCES HERBALIFE INTERNATIONAL, INC. (United States of America) App 434673-2010 Reg P00171580

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
PE-3 Q5 24 Peru APPLICATION (PENDING) 5 29 32 05 COMPLEMENTOS DIETÉTICOS Y NUTRITIVOS; SUPLEMENTOS ALIMENTICIOS; SUPLEMENTOS DIETÉTICOS Y NUTRITIVOS PARA DEPORTISTAS Y ATLETAS; BEBIDAS ENRIQUECIDAS NUTRITIVAMENTE; SUPLEMENTOS ALIMENTICIOS CON PROTEÍNAS, MINERALES Y VITAMINAS
29 SUSTITUTO DE COMIDAS (INCLUIDOS EN LA CLASE) EN POLVO COMPUESTAS PRINCIPALMENTE DE PROTEÍNAS Y CARBOHIDRATOS, QUE NO SEAN PARA USO MÉDICO
32 PREPARACIONES PARA ELABORAR BEBIDAS NO ALCOHÓLICAS; BEBIDAS NO ALCOHÓLICAS PARA EL ENTRENAMIENTO DEPORTIVO Y DE ATLETISMO; BEBIDAS DEPORTIVAS QUE CONTIENEN PROTEÍNAS, MINERALES Y VITAMINAS Goods and Services Computerised Translation:
05 Accessories dietetics and nutritive; FOOD SUPPLEMENTS; DIETETIC SUPPLEMENTS AND NUTRITIVE FOR SPORTSMEN AND ATHLETES; BEVERAGES ENRICHED NUTRITIVE; FOOD SUPPLEMENTS INCLUDING PROTEINS, MINERALS AND VITAMINS
29 SUBSTITUTE THAN MEALS (INCLUDED IN CLASS) POWDERED COMPRISED MAINLY THAN PROTEIN AND CARBOHYDRATES, NOT FOR MEDICAL PURPOSE
32 PREPARATIONS FOR PROCESSING BEVERAGES NON-ALCOHOLIC; BEVERAGES NON- ALCOHOLIC FOR SPORTS TRAINING AND THAN ATHLETICS; SPORTS BEVERAGES THAT CONTAINING PROTEIN, MINERALS AND VITAMINS HERBALIFE INTERNATIONAL, INC. (United States of America) App 583039-2014
PE-50 Q5 HERBALIFE CELULAR NUTRITION Peru REGISTRATION (REGISTERED) 5 05 SUPLEMENTOS NUTRICIONALES CONSISTENTES EN VITAMINAS, MINERALES, HIERBAS Y PROTEINAS, TODOS EN FORMA DE TABLETAS, POLVOS, CAPSULAS O LIQUIDOS Y TODOS LOS DEMAS PRODUCTOS.
Goods and Services Computerised Translation:
05 NUTRITIONAL SUPPLEMENTS CONSISTING OF VITAMINS, MINERALS, HERBS AND PROTEINS, ALL IN FORM OF TABLETS, POWDERS, CAPSULE. OR LIQUIDS AND ALL LET US GIVE PRODUCTS. HERBALIFE INTERNATIONAL, INC. (United States of America) App 216510-2004 Reg P00009030
PE-51 Q5 HERBALIFE CELULAR NUTRITION Peru REGISTRATION (REGISTERED) 32 32 JUGOS Y BEBIDAS DE FRUTAS, INSUMOS PARA LA PREPARACION DE BEBIDAS ,TALES COMO PROTEINAS EN POLVO,AMINOACIDOS,VITAMINAS,MINERALES Y HIERBAS,Y TODOS LOS DEMAS PRODUCTOS. Goods and Services Computerised Translation:
32: Juices. AND FRUIT DRINKS, ~INSUMOS~ FOR PREPARATION OF BEVERAGES, AS PROTEINS POWDERED, AMINO ACIDS, VITAMINS, ORES AND HERBS, AND ALL LET US GIVE GOODS. HERBALIFE INTERNATIONAL, INC. (United States of America) App 217505-2004 Reg P00009454

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
PE-8 Q5 Design Only Peru APPLICATION (PENDING) 35 35 PUBLICIDAD; GESTIÓN DE NEGOCIOS COMERCIALES; ADMINISTRACIÓN COMERCIAL; TRABAJOS DE OFICINA; SERVICIOS PARA ASISTIR A TERCEROS CON MARKETING DIRECTO, PUBLICIDAD, GENERACIÓN DE OPORTUNIDADES DE NEGOCIOS, PROCESAMIENTO DE PEDIDOS; SERVICIOS DE GESTIÓN DE DATOS ELECTRÓNICOS RELACIONADA CON EL MANEJO DEL PESO, SALUD Y BUEN ESTADO FÍSICO DE LAS PERSONAS, MARKETING MULTINIVEL, Y DESARROLLO DE PEQUEÑOS NEGOCIOS COMERCIALES
Goods and Services Computerised Translation:
35 PUBLICITY; COMMERCIAL BUSINESS MANAGEMENT; BUSINESS ADMINISTRATION; OFFICE WORKS; SERVICES FOR HELP TO THIRD PARTIES WITH DIRECT MARKETING, ADVERTISING, GENERATION THAN OPPORTUNITIES THAN BUSINESSES, PROCESS THAN ORDERS; SERVICES FOR MANAGEMENT OF ELECTRONIC DATA RELATED WITH OPERATION
OF WEIGHT, HEALTH AND GOOD PHYSICAL STATE OF PERSONS, MARKETING MULTINIVEL, AND DEVELOPMENT OF SMALL BUSINESS AFFAIRS HERBALIFE INTERNATIONAL, INC. (United States of America) App 514424-2012
PE-9 Q5 HERBALIFE Peru APPLICATION (PENDING) 35 35 PUBLICIDAD; GESTIÓN DE NEGOCIOS COMERCIALES; ADMINISTRACIÓN COMERCIAL; TRABAJOS DE OFICINA; SERVICIOS PARA ASISTIR A TERCEROS CON MARKETING DIRECTO, PUBLICIDAD, GENERACIÓN DE OPORTUNIDADES DE NEGOCIOS, PROCESAMIENTO DE PEDIDOS; SERVICIOS DE GESTIÓN DE DATOS ELECTRÓNICOS RELACIONADA CON EL MANEJO DEL PESO, SALUD Y BUEN ESTADO FÍSICO DE LAS PERSONAS, MARKETING MULTINIVEL, Y DESARROLLO DE PEQUEÑOS NEGOCIOS COMERCIALES
Goods and Services Computerised Translation:
35 PUBLICITY; COMMERCIAL BUSINESS MANAGEMENT; BUSINESS ADMINISTRATION; OFFICE WORKS; SERVICES FOR HELP TO THIRD PARTIES WITH DIRECT MARKETING, ADVERTISING, GENERATION THAN OPPORTUNITIES THAN BUSINESSES, PROCESS THAN ORDERS; SERVICES FOR MANAGEMENT OF ELECTRONIC DATA RELATED WITH OPERATION
OF WEIGHT, HEALTH AND GOOD PHYSICAL STATE OF PERSONS, MARKETING MULTINIVEL, AND DEVELOPMENT OF SMALL BUSINESS AFFAIRS HERBALIFE INTERNATIONAL, INC. (United States of America) App 514425-2012

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
PH-1 Q5 HERBALIFE24 Philippines APPLICATION (PENDING) 5 29 32 05 DIETARY AND NUTRITIONAL SUPPLEMENTS; FOOD SUPPLEMENTS; DIETARY AND NUTRITIONAL SUPPLEMENTS FOR SPORTS AND ATHLETICS; NUTRITIONALLY FORTIFIED BEVERAGES; FOOD SUPPLEMENTS CONTAINING PROTEINS,
MINERALS AND VITAMINS, ALL IN CLASS 5.
29 POWDERED PREPARATIONS FOR HUMAN FOOD CONTAINING PROTEINS, MINERALS AND VITAMINS; FOODS CONSISTING OF POWDERED PREPARATIONS, ALL IN CLASS 29.
32 PREPARATIONS FOR MAKING NON-ALCOHOLIC DRINKS; DRINKS FOR SPORTS AND ATHLETICS TRAINING; SPORTS DRINKS CONTAINING PROTEINS, MINERALS AND VITAMINS ALL IN
CLASS 32. HERBALIFE INTERNATIONAL, INC. (United States of America) App 42014503898
PH-20 Q5 Design Only Philippines REGISTRATION (REGISTERED) 3 03 NUTRITIONAL SUPPLEMENTS, DIETETIC FOODS, HERBAL PREPARATIONS, HOMEOPATHIC AIDS OF VITAMINS, MINERALS, FATTY ACIDS, HERBS, FIBER AND PROTEIN ALL IN TABLET, LIQUID, CAPSULE OR POWDER FORM. HERBALIFE INTERNATIONAL INC. (United States of America) App 41994096849 Reg 41994096849
PH-22 Q5 HERBALIFE Philippines REGISTRATION (REGISTERED) 5 05 LECITHIN AND VITAMIN B HERBALIFE INTERNATIONAL INC. (United States of America) App 41994096851 Reg 41994096851
PH-23 Q5 HERBALIFE Philippines REGISTRATION (REGISTERED) 3 03 HAIR SHAMPOO, RINSES, CONDITIONERS, SKIN CLEANSERS, MOISTURIZERS, FACIAL CREAMS. HERBALIFE INTERNATIONAL INC. (United States of America) App 41994096850 Reg 41994096850
PH-7 Q5 NITEWORKS Philippines REGISTRATION (REGISTERED) 32 32 PREPARATIONS FOR MAKING NON-ALCOHOLIC BEVERAGES; NON-ALCOHOLIC BEVERAGES. HERBALIFE INTERNATIONAL, INC. (United States of America) App 42007500764 Reg 42007500764

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
RU-10 Q5 FORMIRUJ FIGURU! Original Trademark Name: ???????? ?????? Russian
Federation REGISTRATION (REGISTERED) 5 29 30 35 41 43
44 HERBALIFE INTERNATIONAL RS (Russian Federation) “????????? ?????????? ??” App 2005722256 Reg 303320
RU-21 Q5 AEROGENICS Original Trademark Name: AEROGENICS Russian
Federation REGISTRATION (REGISTERED) 11
Goods and Services Computerised Translation:
11—portable apparatus and devices for air purification for domestic use. HERBALIFE INTERNATIONAL (United States of America) App 97717043 Reg 177303
RU-22 Q5 AQUAGENICS Original Trademark Name: AQUAGENICS Russian
Federation REGISTRATION (REGISTERED) 11 Goods and Services Computerised Translation:
11—apparatus and devices for purifications water for domestic use, including portable filters for water and nozzles for soul. HERBALIFE INTERNATIONAL (United States of America) App 97717047 Reg 180319
RU-23 Q5 NUTRITECH Original Trademark Name: NUTRITECH Russian
Federation REGISTRATION (REGISTERED) 3 Goods and Services Computerised Translation:
03—preparations for caring for hair, including shampoos, air conditioners (shampoos), sprays for stacking, lotions, gels and foam. HERBALIFE INTERNATIONAL (United States of America App 97715543 Reg 176714
Page120

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
RU-27 Q5 DERMAJETICS Original Trademark Name: DERMAJETICS Russian
Federation REGISTRATION (REGISTERED) 3 Goods and Services Computerised Translation:
03—for the purposes care for hair, namely shampoos, conditioners, air conditioners, lotions for giving forms hair and fixing lacquers (sprays). HERBALIFE INTERNATIONAL INC (United States of America) App 96710918 Reg 163445
RU-28 Q5 DINOKIDS Original Trademark
Name: DINOKIDS Russian
Federation REGISTRATION (REGISTERED) 3 Goods and Services Computerised Translation:
03—tooth paste, for the purposes care for body, namely lotions for bodies, powders for bodies, foam for baths, gels for baths, bath oil, soaps, oils and lotions for sunburn, for the purposes care for hair, namely shampoos and air conditioners for hair. HERBALIFE INTERNATIONAL INC (United States of America) App 96710917 Reg 158508
RU-31 Q5 SEAWARD Original Trademark Name: SEAWARD Russian
Federation REGISTRATION (REGISTERED) 3
Goods and Services Computerised Translation:
03—cosmetics personal hygiene, and also perfumes, toilet water, colognes, oils, lotions and cream for body, soaps, deodorants, included in class 3, powder, after shave balms. HERBALIFE INTERNATIONAL INC (United States of America) App 95704556 Reg 143177
RU-32 Q5 PINSTRIPE Original Trademark Name: PINSTRIPE Russian
Federation REGISTRATION (REGISTERED) 3 Goods and Services Computerised Translation:
03—cosmetics personal hygiene, and also perfumes, toilet water, colognes, oils, lotions and cream for body, soaps, deodorants, included in class 3, powder, after shave balms. HERBALIFE INTERNATIONAL INC (United States of America) App 95704555 Reg 143176
RU-34 Q5 IMPROV Original Trademark Name: IMPROV Russian
Federation REGISTRATION (REGISTERED) 3 Goods and Services Computerised Translation:
03—cosmetics personal hygiene, and also perfumes, toilet water, colognes, oils, lotions and cream for body, soaps, deodorants for personal use, powder, after shave balms. HERBALIFE INTERNATIONAL INC (United States of America) App 95704550 Reg 144554

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
RU-35 Q5 ZILLION Original Trademark Name: ZILLION Russian
Federation REGISTRATION (REGISTERED) 3
Goods and Services Computerised Translation:
03—cosmetics personal hygiene, and also perfumes, toilet water, colognes, oils, lotions and cream for body, soaps, deodorants for personal use, powder. HERBALIFE INTERNATIONAL INC (United States of America) App 95704553 Reg 144269
RU-36 Q5 AROMA VIE Original Trademark Name: AROMA VIE Russian
Federation REGISTRATION (REGISTERED) 3 4 Goods and Services Computerised Translation:
03—cosmetics, including moisturizing tools, oils and lotions for body, massage oils, oils, gels and bath salts, with the exception of for medical purposes, gels and soaps for soul, aromatic mixes of dry lobes, sachet
04 candles; tapers. HERBALIFE INTERNATIONAL INC (United States of America) App 95703596 Reg 143111
RU-37 Q5 OCEAN CURRENTS Original Trademark Name: OCEAN CURRENTS Russian
Federation REGISTRATION (REGISTERED) 9 Goods and Services Computerised Translation:
09—cosmetics, including for the purposes purification, wetting, giving color tone skin, masks for persons, creams for persons, age, bodies, oils and lotions for body, oils and gels for baths, sponges with content in them cosmetic for the purposes persons and bodies. HERBALIFE INTERNATIONAL INC (United States of America) App 95703595 Reg 142705
SA-1 Q5 HERBALIFE Saudi Arabia APPLICATION (PENDING) 5 HERBALIFE INT. OF AMERICA (United States of America) App 99110819
SG-1 Q5 herbalife 24 Singapore UNPUBLISHED APPLICATION (PENDING) Status According to PTO: PENDING 5 29 32 05 Dietary and nutritional supplements; food supplements; dietary and nutritional supplements for sports and athletics; nutritionally fortified beverages; food supplements containing proteins, minerals and vitamins.
29 Foods consisting of powdered preparations; foods consisting of powdered preparations including dietary supplements and/or nutritional supplements and/or food supplements containing proteins, minerals and vitamins.
32 Preparations for making non-alcoholic drinks; drinks for sports and athletics training; sports drinks containing proteins, minerals and vitamins. Herbalife International, Inc. (United States of America) App T1414425Z

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
SG-2 Q5 24 Singapore UNPUBLISHED APPLICATION (PENDING) Status According to PTO: PENDING 5 29 32 05 Dietary and nutritional supplements; food supplements; dietary and nutritional supplements for sports and athletics; nutritionally fortified beverages; food supplements containing proteins, minerals and vitamins.
29 Foods consisting of powdered preparations; foods consisting of powdered preparations including dietary supplements and/or nutritional supplements and/or food supplements containing proteins, minerals and vitamins.
32 Preparations for making non-alcoholic drinks; drinks for sports and athletics training; sports drinks containing proteins, minerals and vitamins. Herbalife International, Inc. (United States of America) App T1414426H
ZA-29 Q5 PROFESSIONAL TOUCH South Africa APPLICATION (PENDING) 3 03 Soaps, essential oils; toiletries; cosmetics; hair care products; hair lotions including body perms, conditioners, re-arrangers, boosters, neutralizers, moisturizers, finishing lotions and cleaning preparations for hair HERBALIFE BOP (United
States of America) App 98/16641
ZA-31 Q5 AROMAVIE South Africa APPLICATION (PENDING) 3 03 Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices HERBALIFE INTERNATIONAL (United States of America) App 97/17578
ZA-32 Q5 AROMAVIE South Africa APPLICATION (PENDING) 4 04 Industrial oils and greases; lubricants; dust absorbing; wetting and binding compositions; fuels (including motor spirit) and illuminants; candles, wicks HERBALIFE INTERNATIONAL (United States of America) App 97/17577
ZA-33 Q5 NUTRITECH South Africa APPLICATION (PENDING) 3 03 Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices HERBALIFE INTERNATIONAL (United States of America) App 97/15946
ZA-34 Q5 OCEAN CURRENTS South Africa APPLICATION (PENDING) 3 03 Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps, perfumery, essential oils, cosmetics, hair lotions; dentifrices HERBALIFE INTERNATIONAL (United States of America) App 97/15947
ZA-36 Q5 NRG NRG South Africa APPLICATION (PENDING) 5 05 Pharmaceutical, veterinary and sanitary preparations; dietetic substances adpted for medical use, food for babies; plasters, materials for dressings; material for stopping teeth, dental wax; disinfectants, preparations for destroying vermin; fungicides, herbicides HERBALIFE INTERNATIONAL (United States of America) App 97/3485
ZA-37 Q5 DINOKIDS South Africa REGISTRATION (REGISTERED) 3 03 Toothpaste; body care products, body lotions, body powders, bubble baths, bath gels, soaps, suntan oils and lotions; hair care products, namely shampoos and conditioners, all being products designed for use by children HERBALIFE INTERNATIONAL (United States of America) App 96/13523 Reg 96/13523
ZA-39 Q5 Design Only South Africa REGISTRATION (REGISTERED) 3 03 Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices HERBALIFE INTERNATIONAL (United States of America) App 95/12672 Reg 95/12672
ZA-49 Q5 VITESSENCE South Africa REGISTRATION (REGISTERED) 3 03 Bleaching preparations and other substances for laundry use; cleaning, polishing, scouring and abrasive preparations; soaps; perfumery, essential oils, cosmetics, hair lotions; dentifrices HERBALIFE (United
States of America) App 95/11835 Reg 95/11835

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
ZA-5 Q5 ACE COMPLEX South Africa APPLICATION (PENDING) 5 05 Dietetic substances; dietary supplements; vitamin preparations, tonics and herbal products HERBALIFE INTERNATIONAL (United States of America) App 2006/06370
ZA-53 Q5 THERMOJETICS South Africa REGISTRATION (REGISTERED) 3 03 Cosmetics and body creams HERBALIFE INTERNATIONAL INC. (United States of America) App 94/1326 Reg 94/1326
ZA-54 Q5 THERMOJETICS South Africa REGISTRATION (REGISTERED) 3 03 Cosmetics and body creams HERBALIFE INTERNATIONAL INC. (United States of America) App 94/1325 Reg 94/1325
ZA-55 Q5 THERMOJETICS South Africa REGISTRATION (REGISTERED) 5 05 Nutritional supplements consisting of herbs, all in tablet or liquid form HERBALIFE INTERNATIONAL INC (United States of America) App 94/1328 Reg 94/1328
KR-1 Q5 24 South Korea UNPUBLISHED APPLICATION (PENDING) 5 29 32 05 Protein dietary supplements; Dietary fiber; ; Lecithin dietary supplements; Enzyme dietary supplements; Propolis dietary supplements; Casein dietary supplements; Royal jelly dietary supplements; Nutritional supplements; Mineral food supplements; Mineral nutritional supplements; Mixed vitamin preparations; Calcium supplements;
29 ; Food products made from fruit; Vegetable products
{processed}; Processed egg foodstuffs; Meat products
{processed}; Milk products; Food products made from oil and fat; Seaweed products {processed}; Food products made from fish and shellfish;
32 ; Non-alcoholic beverages; HERBALIFE INTERNATIONAL, INC. (United States of America) App 40-2014-
0059377
KR-2 Q5 HERBALIFE24 South Korea UNPUBLISHED APPLICATION (PENDING) 5 29 32 05 Protein dietary supplements; Dietary fiber; ; Lecithin dietary supplements; Enzyme dietary supplements; Propolis dietary supplements; Casein dietary supplements; Royal jelly dietary supplements; Nutritional supplements; Mineral food supplements; Mineral nutritional supplements; Mixed vitamin preparations; Calcium supplements;
29 ; Food products made from fruit; Vegetable products
{processed}; Processed egg foodstuffs; Meat products
{processed}; Milk products; Food products made from oil and fat; Seaweed products {processed}; Food products made from fish and shellfish;
32 ; Non-alcoholic beverages; HERBALIFE INTERNATIONAL, INC. (United States of America) App 40-2014-
0059376

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
KR-21 Q5 SHAPEWORKS South Korea REGISTRATION (REGISTERED) 30 32 30 Herb tea;
32 Translation of list of good not yet available HERBALIFE INTERNATIONAL, INC. (United States of America) App 75-2006-
0000032 Reg
4500147730000
KR-29 Q5 CELL-U-LOSS South Korea REGISTRATION (REGISTERED) 29 29 Translation of list of good not yet available HERBALIFE INTERNATIONAL, INC. (United States of America) App 70-2004-
0000350 Reg
4001081190000
KR-3 Q5 HERBALIFE South Korea UNPUBLISHED APPLICATION (PENDING) 9 16 21 25 09 Translation of list of good not yet available
16 Translation of list of good not yet available
21 ; Buckets;
25 Translation of list of good not yet available HERBALIFE INTERNATIONAL, INC. (United States of America) App 40-2014-
0053743
KR-4 Q5 Design Only South Korea UNPUBLISHED APPLICATION (PENDING) 9 16 21 25 09 Translation of list of good not yet available
16 Translation of list of good not yet available
21 Translation of list of good not yet available
25 Translation of list of good not yet available HERBALIFE INTERNATIONAL, INC. (United States of America) App 40-2014-
0053744
SZ-3 Q5 H30 PRO Swaziland REGISTRATION (REGISTERED) 32 32 preparations for making non-alcoholic beverages HERBALIFE INTERNATIONAL (United States of America) App 73/2008 Reg 73/2008
TW-18 Q5 SEAWARD Taiwan REGISTRATION (REGISTERED) 3 HERBALIFE INTERNATIONAL, INC. (United States of America) App 089048281 Reg 00953781
TW-28 Q5 AQUAGENICS Taiwan REGISTRATION (REGISTERED) 11 HERBALIFE INTERNATIONAL INC. (United States of America) App 086060172 Reg 00857288
TW-29 Q5 AEROGENICS Taiwan REGISTRATION (REGISTERED) 11 HERBALIFE INTERNATIONAL INC. (United States of America) App 086060173 Reg 00857289
TW-30 Q5 OCEAN CURRENTS Taiwan REGISTRATION (REGISTERED) 3 HERBALIFE INTERNATIONAL, INC. (United States of America) App 086023517 Reg 00808411
TW-31 Q5 AROMAVIE Taiwan REGISTRATION (REGISTERED) 3 HERBALIFE INTERNATIONAL, INC. (United States of America) App 086015669 Reg 00807004
TW-32 Q5 AROMAVIE Taiwan REGISTRATION (REGISTERED) 4 HERBALIFE INTERNATIONAL, INC. (United States of America) App 086015668 Reg 00800433

Hit No. Query Citation Source Status Class Owner Name Application
Number Registration
Number
TW-34 Q5 DINOKIDS Taiwan REGISTRATION (REGISTERED) 3 HERBALIFE INTERNATIONAL, INC. (United States of America) App 085053184 Reg 00779732
TW-35 Q5 DEMEIJIE Taiwan REGISTRATION (REGISTERED) 3 HERBALIFE INTERNATIONAL INCORPORATED
(United States of America) App 085052045 Reg 00842496
TW-39 Q5 NATURE S MIRROR Taiwan REGISTRATION (REGISTERED) 3 HERBALIFE INTERNATIONAL, INC. (United States of America) App 084046874 Reg 00727364
TW-44 Q5 KINDERMINS Taiwan REGISTRATION (REGISTERED) 5 HERBALIFE INTERNATIONAL, INC. (United States of America) App 084028277 Reg 00721710
TW-49 Q5 Design Only Taiwan REGISTRATION (REGISTERED) 29 HERBALIFE INTERNATIONAL, INC. (United States of America) App 083075350 Reg 00701267
TW-50 Q5 Design Only Taiwan REGISTRATION (REGISTERED) 3 HERBALIFE INTERNATIONAL, INC. (United States of America) App 083075352 Reg 00695822
TW-63 Q5 THERMOJETICS Taiwan REGISTRATION (REGISTERED) 3 HERBALIFE INTERNATIONAL, INC. (United States of America) App 082060774 Reg 00647821
TW-64 Q5 THERMOJETICS Taiwan REGISTRATION (REGISTERED) 3 HERBALIFE INTERNATIONAL, INC. (United States of America) App 082060776 Reg 00647728
TW-65 Q5 THERMOJETICS Taiwan REGISTRATION (REGISTERED) 1 5 10 HERBALIFE INTERNATIONAL, INC. (United States of America) App 082060775 Reg 00658154
TW-72 Q5 MARK HUGHES Taiwan REGISTRATION (REGISTERED) 3 HERBALIFE INTERNATIONAL, INC. (United States of America) App 082009384 Reg 00619859
TW-75 Q5 MARK HUGHES Taiwan REGISTRATION (REGISTERED) 3 HERBALIFE INTERNATIONAL, INC. (United States of America) App 082009414 Reg 00619753
TW-78 Q5 APR Taiwan REGISTRATION (REGISTERED) 1 5 HERBALIFE INTERNATIONAL, INC. (United States of America) App 074032232 Reg 00315141

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
TW-79 Q5 NRG Taiwan REGISTRATION (REGISTERED) 1 5 HERBALIFE INTERNATIONAL, INC. (United States of America) App 074032230 Reg 00315204
TW-81 Q5 HERBALIFELINE Taiwan REGISTRATION (REGISTERED) 1 5 HERBALIFE INTERNATIONAL, INC. (United States of America) App 074032233 Reg 00315170
TW-83 Q5 KINDERMINS Taiwan REGISTRATION (REGISTERED) 1 5 HERBALIFE INTERNATIONAL, INC. (United States of America) App 073043351 Reg 00291052
TW-84 Q5 SCHIZANDRA PLUS Taiwan REGISTRATION (REGISTERED) 1 5 HERBALIFE INTERNATIONAL, INC. (United States of America) App 073043350 Reg 00291051
TW-88 Q5 HERBALIFE Taiwan REGISTRATION (REGISTERED) 1 5 HERBALIFE INTERNATIONAL, INC. (United States of America) App 072028668 Reg 00235503
TH-16 Q5 YA KEE PUENG HANG TEP NI
MIT Original Trademark Name: Thailand REGISTRATION (REGISTERED) 5 Goods and Services Computerised Translation: Traditional herbal medicine and the treatment of the wound (the same drug). Tepnimit Herbalife (1999) Co., Ltd. / Thailand (Thailand)
App 431006 Reg 142061
TH-20 Q5 AEROGENICS Original Trademark Name: AEROGENICS Thailand REGISTRATION (REGISTERED) 11 Goods and Services Computerised Translation: Set the air filter moveable household. Herbalife International Inc.
/ USA (United States of
America)
App 349962 Reg 90045
TH-21 Q5 AQUAGENICS Original Trademark Name: AQUAGENICS Thailand REGISTRATION (REGISTERED) 11 Goods and Services Computerised Translation: Set the water pure household. Portable water purifier / portable shower. Herbalife International Inc.
/ USA (United States of
America)
App 349963 Reg 90064

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
TH-22 Q5 NUTRITECH Original Trademark Name: NUTRITECH Thailand REGISTRATION (REGISTERED) 3 Goods and Services Computerised Translation: Shampoo, hair spray, a hair style. Styling Lotion Styling Gel Styling foam Herbalife International Inc.
/ America (United States of America)
App 349964 Reg 82471
TH-53 Q5 HERBALIFE Original Trademark Name: HERBALIFE Thailand RENEWED REGISTRATION (REGISTERED) 5 Goods and Services Computerised Translation: Drug was cooked up, vitamins, minerals, proteins, herbs, medicines help to reduce food, medicine neutralize human body in all kinds of pills and pill capsule and powder and pills. Soup 90301 HERBALIFE INTERNATIONAL App 133012 Reg 88492
TH-54 Q5 HERBALIFE HERBALIFE Original Trademark Name: HERBALIFE HERBALIFE Thailand RENEWED REGISTRATION (REGISTERED) 5 29 30 31 Goods and Services Computerised Translation: Food Extracts prepared foods to keep for meat, fish, poultry, meat Lama. Fruits and vegetables that In a pot, and then actively jam and butter, eggs, milk and other dairy products, dietary supplements and herbal soup, vegetable oils and fats used for this review. 90301 HERBALIFE INTERNATIONAL App 133013 Reg 89374
TR-1 Q5 roseguard Turkey REGISTRATION (REGISTERED) 5 Diyet ve g?da takviyeleri.
Goods and Services Computerised Translation:
Diet and food supplements. HERBALIFE INTERNATIONAL, INC. (United States of America) App 2013/44913 Reg 2013 44913
AE-16 Q5 Design Only United Arab
Emirates APPLICATION (PENDING) 30 HERBALIFE INT. INC. (United States of America) App 12857
AE-17 Q5 THERMOJETICS United Arab
Emirates APPLICATION (PENDING) 5 HERBALIFE INT. INC. App 12853
AE-18 Q5 THERMOJETICS United Arab
Emirates APPLICATION (PENDING) 30 HERBALIVE INTERNAT. INC. (United States of America) App 12854
AE-19 Q5 THERMOJETICS United Arab
Emirates APPLICATION (PENDING) 3 HERBALIFE INT. INC. App 12855
AE-20 Q5 Design Only United Arab
Emirates APPLICATION (PENDING) 5 HERBALIFE INT. INC. App 12856
AE-21 Q5 Design Only United Arab
Emirates APPLICATION (PENDING) 32 HERBALIFE INT. INC. App 12858
AE-22 Q5 Design Only United Arab
Emirates APPLICATION (PENDING) 3 HERBALIFE INT. INC. App 12859

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
AE-5 Q5 HERBALIFE United Arab
Emirates APPLICATION (PENDING) 32 HERBALIFE INTERNATIONAL INC (United States of America) App 137757
HERBALIFE NUTRITION United States Pending 3 5 29 32 03 Non-medicated skin care preparations, namely, facial creams, eye creams, facial cleansers, scrubs, cleansing creams, lotions and oils, body lotion, moisturizers and toners, gels, washes, and masks for use on the face and body, shaving creams; non- medicated sun care preparations
05 Dietary supplements consisting of vitamins, minerals, herbs, fiber, or protein in tablet, powder, capsule or liquid form; nutritional fortified protein drink mixes
29 Soup and soup mixes; roasted soy nuts; processed nuts; soy-based food beverages and beverage mixes used as a milk substitute; powdered protein-based food beverage mixes; protein-based food beverages used as a milk substitute; protein-based snack foods; soy-based snack foods; fruit and vegetable-based snack foods; processed fungi, tree bark, natural plant and flower, seed, root, and plant bulb-based snack foods; protein- based, nutrient-dense food bars and snack bars; soy- based food bars and snack bars; fruit-based food bars and snack bars; formed potato-based snack foods; snack food dips, packaged processed and dried fruit combinations; frozen, packaged and prepared meals consisting primarily of meat, fish, poultry or vegetables; fruit-based snack foods; dried and processed fruits and vegetables; meat-free burgers made of textured vegetable proteins; vegetable patties; trail mix consisting primarily of processed nuts, raisins, and processed seeds; processed fruits and vegetables
32 Non-alcoholic beverages, namely, soft drinks, energy drinks, sport drinks, vegetable drinks, effervescent drinks, fruit juices, vegetable juices, HERBALIFE INTERNATIONAL, INC. App 86/414,793
HERBALIFE24
NUTRITION FOR THE 24- HOUR ATHLETE DESIGN United States Pending 5 29 05 Dietary and nutritional supplements consisting of vitamins, minerals, herbs, fiber, or protein in tablet, powder, capsule or liquid form for sports and fitness.
29 Powdered protein-based food beverage mixes. HERBALIFE INTERNATIONAL, INC. App 86/584,545
HERBALIFE24
NUTRICION PARA EL DEPORTISTA 24
HORAS DESIGN United States Pending 5 29 05 Dietary and nutritional supplements consisting of vitamins, minerals, herbs, fiber, or protein in tablet, powder, capsule or liquid form for sports and fitness.
29 Powdered protein-based food beverage mixes. HERBALIFE INTERNATIONAL, INC. App 86/584,772

Trademark Schedule—2015 Additions
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Number Registration
Number
UY-1 Q5 HERBALIFE SKIN Uruguay APPLICATION (PENDING) Status According to PTO: FILED 3 PREPARCIONES NO MEDICINALES PA EL CUIDADO DE LA PIEL, A SBER, CREMAS FACIALES, CREMAS PARA LOS OJOS, LIMPIADORES FACIALES, EXFOLIANTES, CREMAS, LOCIONE SY ACEITES LIMPIADORES, CREMAS PARA EL CUERPO, CREMAS HIDRATANTES Y TONICOS, GELES, JABONES Y MASCARILLAS PARA USO EN LA CARA Y EL CUERPO,C REMAS DE AFEITAR, PREPARACIONES DE PROTECCION SOLAR NO MEDICADAS.
Goods and Services Computerised Translation: PREPARING NON-MEDICATED PA CARE OF THE SKIN, TO ~SBER~, FACIAL CREAM, EYE CREAM, FACIAL CLEANSERS, SCRUBS, CREAMS, LOTIONS SY OILS WASHES, BODY CREAMS, MOISTURIZING CREAMS AND TONICS, GELS, SOAPS AND MASKS FOR USE IN FACE AND BODY, C OARS RAZOR BLADE, PREPARATIONS OF SUN-PROTECTION NOT MEDICAL. HERBALIFE INT. INC. (United States of America) App 458357
UY-2 Q5 HERBALIFE Uruguay APPLICATION (PENDING) Status According to PTO: FILED 3 5 28 30 Toda la clase
Goods and Services Computerised Translation:
all classes HERBALIFE INT., INC. (United States of America) App 456995
UY-3 Q5 HERBALIFELINE Uruguay REGISTRATION (REGISTERED) Status According to PTO: GRANTED 5 CLASE 5: SUPLEMENTOS ALIMENTICIOS PARA FINES NO MEDICINALES
Goods and Services Computerised Translation:
Cl. 5: FOOD SUPPLEMENTS FOR PURPOSES NON- MEDICATED HERBALIFE INTERNATIONAL INC. (United States of America) App 424985 Reg 424985
UZ-8 Q5 DERMAJETICS Uzbekistan REGISTRATION (REGISTERED) 3 Goods and Services Computerised Translation:
03 Goods for care for hair, shampoos, conditioners, air conditioners and aerosols; goods on nursing behind skin, cleaning and moisturizing tools, creams for persons, cream for eyes, cream for body, lotions for body, oils for body, cosmetic masks for persons, toning up liquids, creams for shaving, oils and lotions for sunburn; tools personal hygiene, colognes, perfumes, talc, soap and deodorants for bodies. HERBALIFE (United
States of America) App MB GU
9700943.3 Reg 8177
VE-10 Q5 SHAPEWORKS Venezuela REGISTRATION (REGISTERED) 32 BEBIDAS NO ALCOHOLICA Y PREPARACIONES PARA HACER BEBIDAS NO ALCOHOLICAS. Goods and Services Computerised Translation: NON-ALCOHOLIC BEVERAGES AND PREPARATIONS FOR MAKING NON-ALCOHOLIC BEVERAGES. HERBALIFE INTERNATIONAL, INC. (United States of America) App 2006-007603 Reg P275769

Trademark Schedule—2015 Additions
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Number Registration
Number
VE-101 Q5 CELLULAR NUTRITION Venezuela REGISTRATION (REGISTERED) 29 ALIMENTOS E INGREDIENTES ALIMENTICIOS. Goods and Services Computerised Translation: FOODS AND FOOD INGREDIENTS. HERBALIFE INTERNATIONAL (United States of America) App 1991-025673 Reg F172604
VE-104 Q5 CELLULAR NUTRITION Venezuela REGISTRATION (REGISTERED) 31 ALIMENTOS E INGREDIENTES ALIMENTICIOS. Goods and Services Computerised Translation: FOODS AND FOOD INGREDIENTS. HERBALIFE INTERNATIONAL (Venezuela) App 1991-825673 Reg F172606
VE-111 Q5 CELLULAR NUTRITION Venezuela REGISTRATION (REGISTERED) 30 ALIMENTOS E INGREDIENTES ALIMENTICIOS. Goods and Services Computerised Translation: FOODS AND FOOD INGREDIENTS. HERBALIFE INTERNATIONAL (Venezuela) App 1991-925673 Reg F172605
VE-123 Q5 APR Venezuela REGISTRATION (REGISTERED) 1 3 5 no goods available HERBALIFE INTERNATIONAL (United States of America) App 1983-006954 Reg F120758
VE-13 Q5 HERBALIFE NUTRITION CLUB Venezuela REGISTRATION (REGISTERED) 44 SERVICIOS INFORMATIVOS SOBRE LA NUTRICION Y EL CONTROL DE PESO.
Goods and Services Computerised Translation: INFORMATIONAL SERVICES ON NUTRITION AND CONTROL OF WEIGHT. HERBALIFE INTERNATIONAL, INC (United States of America) App 2006-007607 Reg S037208
VE-15 Q5 Design Only Venezuela REGISTRATION (REGISTERED) 44 SERVICIOS PARA PROVEER INFORMACIONES SOBRE LA NUTRICION Y EL CONTROL DE PESO. Goods and Services Computerised Translation: SERVICES FOR DECIDE INFORMATION ON NUTRITION AND CONTROL OF WEIGHT. HERBALIFE INTERNATIONAL, INC (United States of America) App 2006-007597 Reg S039972
VE-16 Q5 Design Only Venezuela REGISTRATION (REGISTERED) 20 CAJAS HECHAS DE PLASTICO PARA TABLETAS. Goods and Services Computerised Translation: MADE BOXES THAN PLASTIC FOR TABLETS. HERBALIFE INTERNATIONAL, INC (United States of America) App 2006-007598 Reg P282081
VE-17 Q5 Design Only Venezuela REGISTRATION (REGISTERED) 9 CINTAS PARA MEDIR, DVD SOBRE LA SALUD, CONTROL DE PESO.
Goods and Services Computerised Translation: MEASURING TAPES, ~DVD~ ON HEALTH, CHECKING THAN WEIGHT. HERBALIFE INTERNATIONAL, INC. (United States of America) App 2006-007601 Reg P290113
VE-2 Q5 SUPRESSA Venezuela APPLICATION (PENDING) 30 ALIMENTOS LÍQUIDOS COMPUESTOS DE HIERBAS Y VINAGRES
Goods and Services Computerised Translation: FOODSTUFFS COMPRISING LIQUIDS THAN HERBS AND VINEGARS HERBALIFE INTERNATIONAL, INC., (United States of America) App 2009-011297
VE-20 Q5 Design Only Venezuela REGISTRATION (REGISTERED) 5 SUPLEMENTOS DIETETICOS EN TABLETAS, CAPSULAS, POLVO Y LIQUIDO, BEBIDAS MEZCLADAS CON PROTEINAS.
Goods and Services Computerised Translation: SUPPLEMENTS DIETARY WITHIN TABLETS, CAPSULE, POWDER AND LIQUID, BEVERAGES BLENDED WITH PROTEINS. HERBALIFE INTERNATIONAL, INC (United States of America) App 2006-007602 Reg P282083

Trademark Schedule—2015 Additions
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Number Registration
Number
VE-25 Q5 SHAPEWORKS Venezuela REGISTRATION (REGISTERED) 44 PROGRAMAS DE REDUCCION DE PESO Y MODIFICACION DE LA INGESTA ALIMENTARIA; SUPERVISION DE LA REDUCCION DE PESO EN INDIVIDUOS Y PLANES PARA EL MANTENIMIENTO DE UNA NUTRICION ADECUADA.
Goods and Services Computerised Translation: WEIGHT REDUCTION PROGRAMMES AND MODIFICATION OF ~INGESTA~ FOOD; SUPERVISION OF REDUCTIONS THAN WEIGHT AT INDIVIDUALS AND PLANS FOR MAINTENANCE OF A NUTRITION APPROPRIATE. HERBALIFE INTERNATIONAL INC. (United States of America) App 2005-005350 Reg S036168
VE-28 Q5 SHAPEWORKS Venezuela REGISTRATION (REGISTERED) 5 SUPLEMENTOS DIETETICOS, NUTRICIONALES Y DE PERDIDA DE PESO; PREPARACIONES PARA HACER BEBIDAS NUTRICIONALES USADAS PARA EL REEMPLAZO DE ALIMENTOS.
Goods and Services Computerised Translation: DIETETIC SUPPLEMENTS, NUTRITIONAL. AND THAN WEIGHT LOSS; PREPARATIONS FOR MAKING NUTRITIONAL BEVERAGES USED FOR SUBSTITUTION THAN FOODS. HERBALIFE INTERNATIONAL INC. (United States of America) App 2005-005349 Reg P281754
VE-29 Q5 Design Only Venezuela REGISTRATION (REGISTERED) 30 TE; PREPARACIONES PARA BEBIDAS A BASE DE HIERBAS.
Goods and Services Computerised Translation:
TEA; PREPARATIONS FOR BEVERAGES HERBAL. HERBALIFE INTERNATIONAL, INC. (United States of America) App 2005-005391 Reg P270804
VE-3 Q5 SOFT GREEN Venezuela REGISTRATION (REGISTERED) 1 JABONES, LOCIONES CORPORALES Y FACIALES, GELES CORPORALES Y FACIALES, ACEITES PARA EL BAÑO Y LA DUCHA, DESODORANTES, GELES ANTISÉPTICOS.
Goods and Services Computerised Translation: SOAPS, BODY LOTIONS AND FACIAL, BODY GELS AND FACIAL, OILS FOR BAÑ OR AND SHOWER, DEODORANTS, ANTISEPTIC GEL. HERBALIFE INTERNATIONAL, INC. (United States of America) App 2009-007421 Reg P303781
VE-33 Q5 Design Only Venezuela REGISTRATION (REGISTERED) 29 NUECES PROCESADAS; SOPAS; PREPARACIONES PARA HACER SOPA; PASAPALOS A BASE DE PROTEINAS; PASAPALOS A BASE DE SOYA; PAPSAPALOS A BASE DE FRUTAS Y VEGETALES; PREPARACIONES EN POLVO PARA HACER BEBIDAS QUE CONTIENEN PROTEINAS A BASE DE SOYA; BEBIDAS A BASE SOYA UTILIZADAS COMO SUSTITUTO DE LA LECHE.
Goods and Services Computerised Translation: PROCESSED NUTS; SOUPS; PREPARATIONS FOR MAKING SOUP; ~PASAPALOS~ ON THE BASIS OF PROTEINS; ~PASAPALOS~ ON THE BASIS OF
~SOYA~; ~PAPSAPALOS~ ON THE BASIS OF FRUITS AND VEGETABLES; PREPARATIONS POWDERED FOR MAKING BEVERAGES THAT CONTAINING PROTEINS ON THE BASIS OF
~SOYA~; BEVERAGES CONTAINING ~SOYA~ USED IN THE FORM OF SUBSTITUTE OF MILK. HERBALIFE INTERNACIONAL, INC. (United States of America) App 2005-005393 Reg P270805

Trademark Schedule—2015 Additions
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Number Registration
Number
VE-39 Q5 NATURE´S MIRROR Venezuela REGISTRATION (REGISTERED) 3 PRODUCTOS PARA EL CUIDADO DE LA PIEL, ESPECIFICAMENTE, LIMPIADORES FACIALES, CREMAS FACIALES, HUMECTANTES, CREMA PARA LOS OJOS Y TONIFICANTES.
Goods and Services Computerised Translation: SKINCARE PRODUCTS, SPECIFIC, FACIAL CLEANSERS, FACIAL CREAM, MOISTENING AGENTS, EYE CREAM AND TONING. HERBALIFE INTERNATIONAL INC. (United States of America) App 1998-016558 Reg P214234
VE-4 Q5 Design Only Venezuela REGISTRATION (REGISTERED) 35 SERVICIOS PARA PROVEER INFORMACIONES SOBRE LAS OPERACIONES DE LAS EMPRESAS PEQUEÑAS.
Goods and Services Computerised Translation: SERVICES FOR DECIDE INFORMATION ON OPERATIONS OF SMALL BUSINESSES. HERBALIFE INTERNATIONAL, INC. (United States of America) App 2006-025834 Reg S037805
VE-41 Q5 DINOKIDS Venezuela REGISTRATION (REGISTERED) 3 INCLUYE: PASTA DE DIENTES; PRODUCTO PARA EL CUIDADO DE LA PIEL, A SABER, LOCIONES PARA EL CUERPO; TALCOS PARA EL CUERPO; BAÑOS BURBUJEANTES; GELS PARA EL BAÑO; ACEITES PARA EL BAÑO; JABONES, ACEITES Y LOCIONES PARA EL QUEMADO SOLAR; PRODUCTOS PARA EL CUIDADO DEL CABELLO TALES COMO SHAMPOOS Y ACONDICIONADORES. EXCLUYE: TODOS LOS PRODUCTOS DE LA CLASE, MENOS LOS MENCIONADOS EN EL NO. 1.
Goods and Services Computerised Translation: INCLUDED: TOOTH PASTE; SKINCARE PRODUCTS, NAMELY, BODY LOTIONS; BODY TALC; BATH BUBBLES; GELS FOR BATH; BATH OILS; SOAPS, OILS AND LOTIONS FOR BURNING SOLAR; HAIR CARE PRODUCTS NAMELY SHAMPOO AND CONDITIONERS. ~EXCLUYE~: ALL PRODUCTS OF CLASSES, EXCEPT AFORE-MENTIONED INTO NO 1. HERBALIFE INTERNATIONAL, INC. (United States of America) App 1996-015570 Reg P201654

Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
VE-43 Q5 IMPROV Venezuela REGISTRATION (REGISTERED) 3 INCLUYE: TODOS LOS PRODUCTOS DE LA CLASE, ESPECIFICAMENTE PREPARACIONES PARA BLANQUEAR Y OTRAS SUBSTANCIAS PARA LA COLADA, PREPARACIONES PARA LIMPIAR, PULIR, DESENGRASAR Y RASPAR, JABONES, PERFUMERIA, ACEITES ESENCIALES, COSMETICOS, LOCIONES PARA EL CABELLO, DENTIFRICOS, PARTICULARMENTE PRODUCTOS PARA LA HIGIENE PERSONAL, A SABER, TALCOS, PERFUMES, COLONIAS, AGUAS PARA EL TOCADOR, ACEITES PARA EL CUERPO, LOCIONES PARA EL CUERPO,CREMAS PARA EL CUERPO,*** Goods and Services Computerised Translation: INCLUDED: ALL PRODUCTS OF CLASSES,
SPECIFIC BLEACHING PREPARATIONS AND OTHER SUBSTANCES FOR LAUNDRY, PREPARATIONS FOR CLEANING, POLISHING, DEGREASING AND SCRAPING, SOAPS, PERFUMERY, ESSENTIAL OILS, COSMETICS, HAIR LOTIONS, DENTIFRICES, PARTICULARLY PRODUCTS FOR HYGIENE PERSONAL, NAMELY, TALCS, PERFUMES, COLOGNES, WATERS FOR TOILET, OILS FOR BODY, BODY LOTIONS, BODY CREAMS, ~***~ HERBALIFE INTERNATIONAL, INC (United States of America) App 1995-000639 Reg P189039
VE-45 Q5 ASMERA Venezuela REGISTRATION (REGISTERED) 3 INLCUYE: PREPARACIONES PARA BLANQUEAR Y OTRA SSUSTANCIAS PARA LA COLADA, PREPARCIONES PARA LIMPIAR, PULIR, DESENGRASAR Y RASPAR, JABONES, PERFUMERIA, ACEITES ESENCIALES, COSMETICOS, LOCIONES PARA EL CABELLO,, DENTIFRICOS, PARTICULARMENTE PRODUCTOS PARA LA HIGIENE PERSONAL, A SABER, TALCOS, PERFUMES, COLONIAS, AGUAS PARA EL TOCADOR, ACEITES PARA EL CUERPO, LOCIONES PARA EL CUERPO, CREMAS PARA EL CUERPO, JABONES, DESODORANTES.
Goods and Services Computerised Translation:
~INLCUYE~: BLEACHING PREPARATIONS AND OTHER ~SSUSTANCIAS~ FOR LAUNDRY, PREPARING FOR CLEANING, POLISHING, DEGREASING AND SCRAPING, SOAPS, PERFUMERY, ESSENTIAL OILS, COSMETICS, HAIR LOTIONS, DENTIFRICES, PARTICULARLY PRODUCTS FOR HYGIENE PERSONAL, NAMELY, TALCS, PERFUMES, COLOGNES, WATERS FOR TOILET, OILS FOR BODY, BODY LOTIONS, BODY CREAMS, SOAPS, DEODORANTS. HERBALIFE INTERNACIONAL, INC (United States of America) App 1995-000641 Reg P189040

Trademark Schedule—2015 Additions
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Number Registration
Number
VE-46 Q5 SEAWARD Venezuela REGISTRATION (REGISTERED) 3 INCLUYE: TODOS LOS PRODUCTOS DE LA CLASE, ESPECIFICAMENTE PREPARACIONES PARA BLANQUEAR Y OTRAS SUSTANCIAS PARA LA COLADA, PREPARACIONES PARA LIMPIAR, PULIR, DESENGRASAR Y RASPAR, JARABE, PERFUMERIA, ACEITES ESENCIALES, COSMETICOS, LOCIONES PARA EL CABELLO, DENTRIFICOS, EN
PARTICULAR, TALCOS, PERFUMES, COLONIAS, AGUAS DE TOCADOR, ACEITES PARA EL CUERPO, LOCIONES CORPORALES, JABONES, DESODORANTES Y BALSAMOS PARA DESPUES DE LA AFEITADA.
Goods and Services Computerised Translation: INCLUDED: ALL PRODUCTS OF CLASSES, SPECIFIC BLEACHING PREPARATIONS AND OTHER SUBSTANCES FOR LAUNDRY USE, PREPARATIONS FOR CLEANING, POLISHING, DEGREASING AND SCRAPING, SYRUP, PERFUMERY, ESSENTIAL OILS, COSMETICS, HAIR LOTIONS, DENTIFRICE, IN PARTICULAR, TALCS, PERFUMES, COLOGNES, TOILET-WATERS, OILS FOR BODY, BODY LOTIONS, SOAPS, DEODORANTS AND BALM FOR AFTER OF SHAVING. HERBALIFE INTERNACIONAL, INC (United States of America) App 1994-016480 Reg P187951
VE-47 Q5 AROMAVIE Venezuela REGISTRATION (REGISTERED) 4 TODOS LOS PRODUCTOS DE LA CLASE, ESPECIFICAMENTE ACEITES Y GRASAS INDUSTRIALES, PRODUCTOS PARA ABSORBER, REGAR Y CONCENTRAR EL POLVO, COMBUSTIBLES (INCLUIDAS LA GASOLINA PARA MOTORES) Y MATERIALES DE ALUMBRADO, BUJIAS, MECHAS Y PARTICULARMENTE VELAS. Goods and Services Computerised Translation: ALL PRODUCTS OF CLASSES, SPECIFIC OILS AND INDUSTRIAL GREASE, PRODUCTS FOR ABSORBING, WATERING AND COLLECTING DUST, FUELS (INCLUDING PETROL FOR ENGINES) AND MATERIALS OF LIGHTING, BOUGIES, WICKS AND PARTICULARLY CANDLES. HERBALIFE INTERNATIONAL, INC (United States of America) App 1994-015864 Reg P187788

Trademark Schedule—2015 Additions
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Number Registration
Number
VE-48 Q5 AROMAVIE Venezuela REGISTRATION (REGISTERED) 3 NCLUYE: TODOS LOS PRODUCTOS DE LA CLASE, ESPECIFICAMENTE PREPARACIONES PARA BLANQUEAR Y OTRAS SUSTANCIAS PARA LA COLADA, PREPARACIONES PARA LIMPIAR, PULIR, DESENGRASAR Y RASPAR, JABONES, PERFUMERIA, ACEITES ESENCIALES, COSMETICOS,LOCIONES PARA EL CABELLO, DENTRIFICOS Y EN PARTICULAR HUMECTANTES, ACEITES ESENCIALES, COSMETICOS, LOCIONES PARA EL CABELLO, DENTRIFICOS Y EN PARTICULAR HUMECTANTES, ACEITES PARA USAR DURANTE EL BAÑO, SALES PARA EL BAÑO, JABONES Y G
Goods and Services Computerised Translation: INCLUDED: ALL PRODUCTS OF CLASSES, SPECIFIC BLEACHING PREPARATIONS AND OTHER SUBSTANCES FOR LAUNDRY USE, PREPARATIONS FOR CLEANING, POLISHING, DEGREASING AND SCRAPING, SOAPS, PERFUMERY, ESSENTIAL OILS, COSMETICS, HAIR LOTIONS, DENTIFRICE AND AT PARTICULAR MOISTURISERS, ESSENTIAL OILS, COSMETICS, HAIR LOTIONS, DENTIFRICE AND AT PARTICULAR
MOISTURISERS, OILS FOR USING DURING BAÑ OR, SALTS FOR BAÑ OR, SOAPS AND G HERBALIFE INTERNATIONAL, INC. (United States of America) App 1994-015856 Reg P187785
VE-5 Q5 HERBALIFE NUTRITION CLUB Venezuela REGISTRATION (REGISTERED) 35 SERVICIOS PARA PROVEER INFORMACIONES SOBRE LAS OPERACIONES DE EMPRESAS PEQUEÑAS.
Goods and Services Computerised Translation: SERVICES FOR DECIDE INFORMATION ON OPERATIONS OF SMALL BUSINESSES. HERBALIFE INTERNACIONAL INC., (United States of America) App 2006-025606 Reg S035238

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
VE-50 Q5 PINSTRIPE Venezuela REGISTRATION (REGISTERED) 3 TODOS LOS PRODUCTOS DE LA CLASE, ESPECIFICAMENTE PREPARACIONES PARA BLANQUEAR Y OTRAS SUTANCIAS PARA LA COLADA, PREPARACIONES PARA LIMPIAR, PULIR, DESENGRASAR Y RASPAR, JABONES, PERFUMERIA, ACEITES ESENCIALES, COSMETICOS, LOCIONES PARA EL CABELLO, DENTRIFICOS, EN ESPECIAL PRODUCTOS PARA LA HIGIENE PERSONAL, TALES COMO: TALCO, PERFUMES, COLONIAS, AGUAS DE COLONIAS, ACEITES PARA EL CUERPO, LOCIONES PARA EL CUERPO, DESODORANTES Y BALSAMOS PARA DESPUES DE LA AFEITADA.
Goods and Services Computerised Translation: ALL PRODUCTS OF CLASSES, SPECIFIC BLEACHING PREPARATIONS AND OTHER
~SUTANCIAS~ FOR LAUNDRY, PREPARATIONS FOR CLEANING, POLISHING, DEGREASING AND SCRAPING, SOAPS, PERFUMERY, ESSENTIAL OILS, COSMETICS, HAIR LOTIONS, DENTIFRICE, ESPECIALLY PRODUCTS FOR HYGIENE
PERSONAL, AS: TALC, PERFUMES, COLOGNES, WATERS THAN COLOGNES, OILS FOR BODY, BODY LOTIONS, DEODORANTS AND BALM FOR AFTER OF SHAVING. HERBALIFE INTERNATIONAL INC (United States of America) App 1994-014457 Reg P187372
VE-54 Q5 ZILLION Venezuela REGISTRATION (REGISTERED) 3 PREPARACIONES PARA BLANQUEAR Y OTRAS SUSTANCIAS PARA LA COLADA; PREPARACIONES PARA LIMPIAR, PULIR, DESENGRASAR Y RASPAR, JABONES, PERFUMERIA, ACEITES ESENCIALES, COSMETICOS, LOCIONES PARA EL CABELLO, DENTRIFICOS, ESPECIALMENTE PRODUCTOS PARA HIGIENE PERSONAL, TALES COMO: PERFUMES, COLONIAS, AGUAS DE COLONIA, TALCOS, ACEITES PARA EL CUERPO, LOCIONES PARA EL CUERPO, CREMAS PARA EL CUERPO, ACEITES USADOS DURANTE EL BAÑO, DESODORANTES, CREMAS Y BALSAMOS PARA DESPUES DE ***
Goods and Services Computerised Translation: BLEACHING PREPARATIONS AND OTHER SUBSTANCES FOR WASHING; PREPARATIONS FOR CLEANING, POLISHING, DEGREASING AND
SCRAPING, SOAPS, PERFUMERY, ESSENTIAL OILS, COSMETICS, HAIR LOTIONS, DENTIFRICE, SPECIALLY PRODUCTS FOR HYGIENE PERSONAL, AS: PERFUMES, COLOGNES, TOILET WATERS, TALCS, OILS FOR BODY, BODY LOTIONS, BODY CREAMS, USED OILS DURING BAÑ OR, DEODORANTS, CREAMS AND BALM FOR AFTER
~***~ HERBALIFE INTERNATIONAL INC (United States of America) App 1994-014103 Reg P187255

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
VE-59 Q5 OCEAM CURRENTS Venezuela REGISTRATION (REGISTERED) 3 INCLUYE: PRODUCTOS PARA EL CUIDADO DE LA PIEL, A SABER, HUMECTANTES, TONIFICADORES, ASTRIGENTES, MASCARAS FACIALES, CREMAS FACIALES, CREAMAS PARA LOS OJOS, LOCIONES PARA EL CUERPO, ACEITES Y GELS PARA EL BAÑO 2)EXCLUYE: TODOS LOS PRODUCTOS DE
LA CLASE MENOS LOS MENCIONADOS EN EL NÚ 1
Goods and Services Computerised Translation: INCLUDED: SKINCARE PRODUCTS, NAMELY, MOISTENING AGENTS, TONERS, ~ASTRIGENTES~, FACIAL MASKS, FACIAL CREAM, ~CREAMAS~ FOR THE EYES, BODY LOTIONS, OILS AND GELS FOR BAÑ OR 2)~EXCLUYE~: ALL GOODS OF CLASSES EXCEPT AFORE-MENTIONED INTO NU 1 HERBALIFE INTERNACIONAL, INC (United States of America) App 1994-010053 Reg P186106
VE-6 Q5 Design Only Venezuela REGISTRATION (REGISTERED) 30 TE, NUECES DE SOYA, GOLOSINAS EN FORMA DE BARRAS.
Goods and Services Computerised Translation: TEA, NUTS THAN ~SOYA~, CONFECTIONS IN FORM OF BARS. HERBALIFE INTERNATIONAL, INC. (United States of America) App 2006-007596 Reg P282080
VE-7 Q5 Design Only Venezuela REGISTRATION (REGISTERED) 32 PREPARACIONES PARA BEBIDAS NO ALCOHOLICAS Y BEBIDAS NO ALCOHOLICAS. Goods and Services Computerised Translation: PREPARATIONS FOR NON ALCOHOLIC BEVERAGES AND NON ALCOHOLIC BEVERAGES. HERBALIFE INTERNATIONAL, INC (United States of America) App 2006-007595 Reg P282079
VE-88 Q5 APR Venezuela REGISTRATION (REGISTERED) 31 ALIMENTOS E INGREDIENTES ALIMENTICIOS. Goods and Services Computerised Translation: FOODS AND FOOD INGREDIENTS. HERBALIFE INTERNATIONAL (Venezuela) App 1992-801933 Reg F168646
VE-9 Q5 Design Only Venezuela REGISTRATION (REGISTERED) 21 MEZCLADORES MANUALES.
Goods and Services Computerised Translation:
SHAKERS. HERBALIFE INTERNATIONAL, INC (United States of America) App 2006-007599 Reg P282082
VE-90 Q5 APR Venezuela REGISTRATION (REGISTERED) 30 ALIMENTOS E INGREDIENTES ALIMENTICIOS. Goods and Services Computerised Translation: FOODS AND FOOD INGREDIENTS. HERBALIFE INTERNATIONAL (Venezuela) App 1992-901933 Reg F168645
VE-93 Q5 APR Venezuela REGISTRATION (REGISTERED) 29 ALIMENTOS E INGREDIENTES ALIMENTICIOS. Goods and Services Computerised Translation: FOODS AND FOOD INGREDIENTS. HERBALIFE INTERNATIONAL (United States of America) App 1992-001933 Reg F168644

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Goods and Services Owner Name Application
Number Registration
Number
VE-95 Q5 HERBALIFE Venezuela APPLICATION (PENDING) 1 2 3 4 5 6 7 8 9
10 11 12 13 14 15
16 17 18 19 20 21
22 23 24 25 26 27
28 29 30 31 32 33
34 35 36 37 38 39
40 41 42 43 44 45 UNA EMPRESA Y SUS ESTABLECIMIENTOS DEDICADOS A PRESTAR SERVICIOS DE ENTRENAMIENTOS DE PERSONAL, A LA PRODUCCION, FABRICACION, COMPRA-VENTA, DISTRIBUCION, EXPORTACION E IMPORTACION DE ALIMENTOS E INGREDIENTES ALIMENTICIOS, AGUAS MINERALES, GASEOSAS, NATURALES Y ARTIFICIALES; SUSTANCIAS QUIMICAS,
PREPARACIONES FARMACEUTICAS, PERFUMERIA; LIBRO Y PUBLICACIONES DE TODO GENERO, ASI COMO A TODA ACTIVIDAD CONEXA CON EL RAMO ANTERIORMENTE MENCIONADO.
Goods and Services Computerised Translation: A COMPANY AND THEIR OUTLETS FOR LOAN SERVICES FOR TRAININGS THAN PERSONNEL, TO PRODUCTION, MANUFACTURE, TRADE, DISTRIBUTION, EXPORT AND IMPORTS THAN FOODSTUFFS AND FOOD INGREDIENTS, MINERAL WATERS, AERATED, NATURAL. AND ARTIFICIAL; CHEMICAL SUBSTANCES, PHARMACEUTICAL PREPARATIONS, PERFUMERY; BOOK AND PUBLICATIONS OF ALL GENUS, AS IN ALL ACTIVITY RELATED WITH FIELD PREVIOUSLY AFORESAID. HERBALIFE INTERNATIONAL (United States of America) App 1992-001937
VN-1 Q5 HERBALIFE24 Vietnam APPLICATION (PENDING) 5 29 32 Herbalife International, Inc. (United States of America) App 4201413487

Trademark Schedule—2015 Additions
Hit No. Query Citation Source Status Class Owner Name Application
Number Registration
Number
VN-2 Q5 24 Vietnam APPLICATION (PENDING) 5 29 32 Herbalife International, Inc. (United States of America) App 4201413486
VN-3 Q5 HERBALIFE NUTRITION Vietnam APPLICATION (PENDING) 5 35 Herbalife International, Inc. (United States of America) App 4201412378

Schedule 5.25 – Mortgaged Real Properties

Property Address:

Industrial Property

3200 Temple School Rd.

Winston-Salem, Forsyth County, North Carolina 27107

Location:

The subject is located in the southeastern area of Winston-Salem between Interstate 40 and U.S.

Highway 311.

Land Use:

The area is suburban to rural in character and approximately 65% developed. Land uses immediately surrounding the subject are predominantly residential, institutional, industrial, and vacant land.

Schedule 6.16

Conditions Subsequent

1.	Within 30 days after the Closing Date, the Loan Parties shall have delivered, or caused to be delivered, to the Administrative Agent and Collateral Agent a supplement to the Perfection Certificate delivered to the Administrative Agent and Collateral Agent on the Closing Date, containing an updated version of Schedule II.D therein which shall have been completed with information not available on the Closing Date regarding the Equity Interests of the Subsidiaries of the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent, and duly executed by the Borrowers.

2.	Within 60 days after the Closing Date, the Loan Parties shall have delivered, or caused to be delivered, to the Collateral Agent certificates representing the certificated Equity Interests of each Subsidiary, accompanied by undated stock powers and/or share transfer forms executed in blank, in each case in form and substance reasonably satisfactory to the Collateral Agent, which are pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to the Collateral Documents but which are not in the possession of the Collateral Agent.

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE; CERTAIN ADDRESSES FOR NOTICES

Company and other Borrowers

SEC Website for Posting of Financial Statements and Other Filings:

http://www.sec.gov/edgar.shtml

Addresses:

Richard Caloca

Vice President, Treasurer

HERBALIFE LTD.

990 West 190th Street

Torrance, CA 90502

Phone: 310.851.2300

Fax: 310.767.3328

Email: richardc@herbalife.com

U.S. Taxpayer ID # of Company and Domestic Guarantors:

Entity	Taxpayer Id#

Herbalife International, Inc., a Nevada corporation	22-2695420

Herbalife International of America, Inc., a Nevada corporation	95-3954565

Herbalife International Do Brasil Ltda, a corporation dually organized in Brazil and Delaware	52-1951822

Herbalife Korea Co., Ltd., a corporation dually organized in the Republic of Korea and Delaware	98-0165848

Herbalife Taiwan, Inc., a California corporation	95-4534645

Herbalife Venezuela Holdings, LLC, a Delaware limited liability company	47-1845878

Herbalife Manufacturing LLC, a Delaware limited liability company	27-0498511

ADMINISTRATIVE AGENT:

Administrative Agent & Swingline Lender Office

(For financial/loan activity – advances, pay down, interest/fee billing and payments, rollovers, rate-settings):

Jared McClure

Bank of America

Mail Code: TX1-492-14-12

BANK OF AMERICA PLAZA

901 MAIN ST

DALLAS TX 75202-3714

Phone: 1.972.338.3806

Fax: 1.214.290.9413

Email: jared.l.mcclure@baml.com

Remittance Instructions:

Bank of America, N.A. ABA # 026009593

New York, NY

Account # 1292000883

Attn: Corporate Credit Services

Ref: Herbalife International, Inc.

LC Issuer’s Office

(For fee payments due LC Issuer only and new LC requests and amendments):

Trade Operations

1 Fleet Way

Mail Code: PA6-580-02-30

Scranton, PA 18507

Attention: Charles Herron

Telephone: 570. 496.9564

Telecopier: . 800.755.8743

Electronic Mail: charles.p.herron@baml.com

Remittance Instructions:

Bank of America, N.A., Scranton, PA

ABA #: 026-009-593 New York, NY

Account #: 04535-883980

Attn: Scranton Standby

Ref: Herbalife International Inc & LC #

Other Notices as Administrative Agent

(For financial statements, compliance certificates, maturity extension and commitment change notices, amendments, consents, vote taking, etc)

Bank of America Plaza

Mail Code: IL4-135-09-61

135 S LaSalle St

Chicago, IL 60603

Attention: Angela Larkin

Telephone: 312.828.3882

Telecopier: 877.206.8409

Electronic Mail: angela.larkin@baml.com

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:             ,
To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of May 4, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Herbalife International, Inc., a Nevada corporation (the “Company”), Herbalife Ltd., a Cayman Islands exempted company with limited liability (“Holdings”), Herbalife International Luxembourg S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, having a share capital of EUR 25,000 and registered with the Luxembourg Register of Commerce and Companies under number B 88.006 (“HIL”), certain Subsidiaries of Holdings party thereto pursuant to Section 2.14 thereof (each a “Designated Borrower” and, together with the Company, Holdings and HIL, the “Borrowers” and, each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

[The Company][Holdings][HIL] hereby requests, on behalf of itself or, if applicable, the Designated Borrower referenced in item 6 below (the “Applicable Designated Borrower”) (select one):

A Borrowing of Committed Loans

A conversion or continuation of Loans

1.	On (a Business Day).

2.	In the amount of .

3.	Comprised of [Insert Type of Loan (e.g. Base Rate Loans or Eurocurrency Rate Loans)] that are [Revolving Credit Loans] [Term A Loans].

4.	In the following currency: .

5.	For Eurocurrency Rate Loans: with an Interest Period of months.

6.	[On behalf of [insert name of applicable Designated Borrower].]

A-1

Form of Committed Loan Notice

The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect and to the application of the proceeds of the Borrowing requested hereby:

(a) the representations and warranties of (i) the Borrowers contained in Article V of the Agreement and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection with the Agreement or such other Loan Document are true and correct in all material respects (except that any representation or warranty that is qualified by materiality or Material Adverse Effect is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any representation or warranty that is qualified by materiality or Material Adverse Effect is true and correct in all respects) as of such earlier date; and

(b) no Default exists or would result from such proposed Credit Extension or the application of the proceeds thereof.

[HERBALIFE INTERNATIONAL, INC.]
[HERBALIFE LTD.] [HERBALIFE
INTERNATIONAL LUXEMBOURG S.À R.L.]

By:
Name:
Title:

A-2

Form of Committed Loan Notice

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:             ,

To:	Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of May 4, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Herbalife International, Inc., a Nevada corporation (the “Company”), Herbalife Ltd., a Cayman Islands exempted company with limited liability (“Holdings”), Herbalife International Luxembourg S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, having a share capital of EUR 25,000 and registered with the Luxembourg Register of Commerce and Companies under number B 88.006 (“HIL”), certain Subsidiaries of Holdings party thereto pursuant to Section 2.14 thereof (each a “Designated Borrower” and, together with the Company, Holdings and HIL, the “Borrowers” and, each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.	On (a Business Day).

2.	In the amount of $ .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect and to the application of the proceeds of the Borrowing requested hereby:

(a) the representations and warranties of (i) the Borrowers contained in Article V of the Agreement and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection with the Agreement or such other Loan Document are true and correct in all material respects (except that any representation or warranty that is qualified by materiality or Material Adverse Effect is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except that any representation or warranty that is qualified by materiality or Material Adverse Effect is true and correct in all respects) as of such earlier date; and

(b) no Default exists or would result from such proposed Credit Extension or the application of the proceeds thereof.

B-1

Form of Swing Line Loan Notice

HERBALIFE INTERNATIONAL, INC.

By:
Name:
Title:

B-2

Form of Swing Line Loan Notice

EXHIBIT C

FORM OF REVOLVING CREDIT NOTE

FOR VALUE RECEIVED, the undersigned ([the “Company”][”Holdings”][”HIL”]) hereby promises to pay to                      or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan from time to time made by the Lender to [the Company][Holdings][HIL] under that certain Second Amended and Restated Credit Agreement, dated as of May 4, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Herbalife International, Inc., a Nevada corporation (the “Company”), Herbalife Ltd., a Cayman Islands exempted company incorporated with limited liability, with registered number 116838 (“Holdings”), Herbalife International Luxembourg S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, having a share capital of EUR 25,000 and registered with the Luxembourg Register of Commerce and Companies under number B 88.006 (“HIL”), certain Subsidiaries of Holdings party thereto pursuant to Section 2.14 thereof (each a “Designated Borrower” and, together with the Company, Holdings and HIL, the “Borrowers” and, each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

[The Company][Holdings][HIL] promises to pay interest on the unpaid principal amount of each Revolving Credit Loan from the date of such Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Revolving Credit Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Revolving Credit Loans and payments with respect thereto.

[The Company][Holdings][HIL], for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Form of Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[HERBALIFE INTERNATIONAL, INC.]
[HERBALIFE LTD.]
[HERBALIFE INTERNATIONAL LUXEMBOURG S.À R.L.]

[OR]

[APPLICABLE DESIGNATED BORROWER]

By:
Name:
Title:

Form of Note

REVOLVING CREDIT LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Note

FORM OF TERM A NOTE

FOR VALUE RECEIVED, the undersigned (“Holdings”) hereby promises to pay to              or its registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of the Term A Loan made by the Lender to Holdings under that certain Second Amended and Restated Credit Agreement, dated as of May 4, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Herbalife International, Inc., a Nevada corporation (the “Company”), Herbalife Ltd., a Cayman Islands exempted company incorporated with limited liability, with registered number 116838 (“Holdings”), Herbalife International Luxembourg S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, having a share capital of EUR 25,000 and registered with the Luxembourg Register of Commerce and Companies under number B 88.006 (“HIL”), certain Subsidiaries of Holdings party thereto pursuant to Section 2.14 thereof (each a “Designated Borrower” and, together with the Company, Holdings and HIL, the “Borrowers” and, each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

Holdings promises to pay interest on the unpaid principal amount of the Term A Loan made by the Lender from the date of such Term A Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars and in Same Day Funds at the Administrative Agent’s Office for Dollars. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranties and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Term A Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Term A Loan and payments with respect thereto.

Holdings, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Form of Note

HERBALIFE LTD.

By:
Name:
Title:

Form of Note

TERM A LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Form of Note

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:             ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Credit Agreement, dated as of May 4, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Herbalife International, Inc., a Nevada corporation (the “Company”), Herbalife Ltd., a Cayman Islands exempted company with limited liability (“Holdings”), Herbalife International Luxembourg S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, having a share capital of EUR 25,000, registered with the Luxembourg Register of Commerce and Companies under number B 88.006 (“HIL”), certain Subsidiaries of Holdings party thereto pursuant to Section 2.14 (each a “Designated Borrower” and, together with the Company, Holdings and HIL, the “Borrowers” and, each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                         1 of Holdings, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of Holdings, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. Holdings has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Holdings ended as of the above date, together with the opinion of an independent certified public accountant and a management’s discussion and analysis of the financial condition and results of operations for such fiscal year, each as required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. Holdings has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Holdings ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of Holdings and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

[1]	Chief executive officer, chief financial officer, treasurer or controller.

Form of Compliance Certificate

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of Holdings during the accounting period covered by such financial statements.

3. A review of the activities of the Borrowers during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, as of the date of the enclosed financial statements, no Default has occurred and is continuing.]

[—or—]

[to the best knowledge of the undersigned, as of the date of the enclosed financial statements the Company is not in compliance with certain covenants or conditions and the following is a list of each such Default and its nature and status:]

4. The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.

5. In accordance with Section 6.15 of the Credit Agreement, the undersigned hereby certifies as follows:

(a) the aggregate (without duplication) Loan Party Consolidated EBITDA for the most recently ended four fiscal quarter period attributable to the Loan Parties as a group [is] [is not] less than 80.0% of the Consolidated EBITDA of Holdings and its Subsidiaries on a consolidated basis for such four fiscal quarter period of Holdings ended as of the above date; and

(b) the aggregate (without duplication) Loan Party Assets of the Loan Parties as a group as of the last day of the most recently ended fiscal quarter [is] [is not] less than 80.0% of total assets of Holdings and its Subsidiaries on a consolidated basis as of the last day of such fiscal quarter.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of             ,         .

HERBALIFE LTD.

By:
Name:
Title:

Form of Compliance Certificate

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I.	Section 7.11 (a) Consolidated Coverage Ratio.

	A.		Consolidated EBITDA for four consecutive fiscal quarters ending on the above date (“Subject Period”):

		1.	Consolidated Net Income for Subject Period:	$

		2.	Consolidated Interest Expense for Subject Period:	$

		3.	Provision for income taxes for Subject Period:	$

		4.	Depreciation for Subject Period:	$

		5.	Amortization expenses for Subject Period (including amortization of deferred fees and the accretion of original issue discount):	$

6.

All other noncash items subtracted in determining Consolidated Net Income (including any noncash charges and noncash equity based compensation expenses related to any grant of stock, stock options or other equity-based awards (including, without limitation, restricted stock units or stock appreciation rights) of Holdings or any of its Subsidiaries recorded under GAAP, noncash charges related to warrants or other derivative instruments classified as equity instruments that will result in equity settlements and not cash settlements, and noncash losses or charges related to impairment of goodwill and other intangible assets and excluding any noncash charge that results in an accrual of a reserve for cash charges in any future period) for Subject period:

$

		7.	Nonrecurring expenses and charges for Subject Period:	$

8.

Fees and expenses incurred in connection with the incurrence, prepayment, amendment, or refinancing of Indebtedness (including in connection with (i) the negotiation and documentation of the Agreement and the other Loan Documents and any amendments or waivers thereof and (ii) the on-going compliance with the Agreement and the other Loan Documents) for Subject Period:

$

Form of Compliance Certificate

9.

Aggregate amount of all noncash items and nonrecurring gains or credits, determined on a consolidated basis for Subject Period, to the extent such items were added in determining Consolidated Net Income:

$

		10.	Consolidated EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 – 9):	$

	B.		Consolidated Interest Expense for Subject Period:	$

C.

Aggregate amount of scheduled payments of principal made or required to be made by Holdings and its Subsidiaries on a consolidated basis during the Subject Period (excluding (i) the final principal repayment installment of the Term A Loans on the Maturity Date, (ii) payments pursuant to Section 2.06(b) of the Credit Agreement, (iii) the prepayment of $20,312,500 of the Term A Loans on the Restatement Effective Date and (iv) the prepayment of $50,937,500 in Revolving Credit Loans on the Restatement Effective Date):

$

	D.		Consolidated Interest Coverage Ratio (Line I.A.10 ÷ (Line I.B + Line I.C)):		to 1

Minimum required: 4.00 to 1

II.	Section 7.11(b) – Consolidated Total Leverage Ratio.

	A.		Consolidated Indebtedness of Holdings at Financial Statement Date:	$

	B.		Consolidated EBITDA for the Subject Period (Line I.A.10 above):	$

	C.		Consolidated Total Leverage Ratio (Line II.A ÷ Line II.B):		to 1

Maximum permitted:

Four Fiscal Quarters Ending as of	Maximum Consolidated Total Leverage Ratio
Each fiscal quarter ended on or prior to December 31, 2013	2.50 to 1.00

March 31, 2014	3.50 to 1.00

June 30, 2014	3.50 to 1.00

September 30, 2014	3.50 to 1.00

December 31, 2014	3.50 to 1.00

March 31, 2015 and each fiscal quarter ended thereafter	3.25 to 1.00

Form of Compliance Certificate

III.	Section 7.11(c) – Consolidated Cash.

	A.	Cash and cash equivalents of Holdings and its consolidated Subsidiaries of Holdings at Financial Statement Date:	$

Minimum required: $200,000,000

Form of Compliance Certificate

EXHIBIT E-1

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]2 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]3 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]4 hereunder are several and not joint.]5 Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount[s] and percentage interest[s] identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] with respect to its Commitment and the Loans outstanding under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[2]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[3]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[4]	Select as appropriate.
[5]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Form of Assignment and Assumption

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrowers: Herbalife International, Inc., Herbalife Ltd., and Herbalife International Luxembourg S.à r.l.

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Second Amended and Restated Credit Agreement, dated as of May 4, 2015, among the Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, and Swing Line Lender

6.	Assigned Interest[s]:

Assignor[s][6]	Assignee(s)[7]	Facility Assigned	Aggregate Amount of Commitment for all Lenders[8]	Amount of Commitment Assigned	Percentage Assigned of Commitment[9]		CUSIP Number
			$	$		%

			$	$		%

			$	$		%

[7.	Trade Date: ][10]

Effective Date:             , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[6]	List each Assignor, as appropriate.
[7]	List each Assignee, as appropriate.
[8]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[10]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[Consented to and][11] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

[Consented to:

BANK OF AMERICA, N.A., as L/C Issuer and as Swing Line Lender

By:
Title:][12]

[Consented to:[13]

HERBALIFE LTD., as Holdings

By:
Title:]

[11]	To be added only if the consent of the Administrative Agent is required by Section 10.06(b)(iii) of the Credit Agreement.
[12]	To be included only for assignments under the Revolving Credit Facility.
[13]	To be added only if the consent of Holdings is required by Section 10.06(b)(iii) of the Credit Agreement.

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power a authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v), and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) or (b) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Form of Assignment and Assumption

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Form of Assignment and Assumption

EXHIBIT E-2

FORM OF ADMINISTRATIVE QUESTIONNAIRE

1
ADMINISTRATIVE QUESTIONNAIRE – (MULTICURRENCY)
CONFIDENTIAL
1. Borrower or Deal Name: Herbalife International Inc
E-mail this document with your commitment letter to: Angela Larkin
E-mail address of recipient: Angela.larkin@baml.com
2. Legal Name of Lender of Record for Signature Page:
Markit Entity Identifier (MEI) #:
Fund Manager Name (if applicable):
Legal Address from Tax Document of Lender of Record:
Country:
Address:
City: State/Province: Postal Code:
3. Domestic Funding Address:
Street Address:
Suite/ Mail Code:
City:
City:
Postal Code: Country:
4. Eurodollar Funding Address (if different than #3):
Street Address:
Suite/ Mail Code:
State:
State:
Postal Code: Country:
5. Credit Contact Information:
Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s). The Credit Contacts identified must be able to receive such information in accordance with his/her institution’s compliance procedures and applicable laws, including Federal and State securities laws.
Primary Credit Contact:
First Name:
Middle Name:
Last Name:
Title:
Street Address:
Suite/Mail Code:
City:
State:
Postal Code:
Country:
Office Telephone #:
Office Facsimile #:
Work E-Mail Address:
SyndTrak E-Mail Address:
Secondary Credit Contact:
First Name:
Middle Name:
Last Name:
Title:
Street Address:
Suite/Mail Code:
City:
State:
Postal Code:
Country:
Office Telephone #:
Office Facsimile #:
Work E-Mail Address:
SyndTrak E-Mail Address:
Additional Syndtrak User Access:
Enter E-Mail Addresses of any respective contact who should have access to Syndtrak below.
SyndTrak E-Mail Addresses:
Primary Operations Contact:
First: MI: Last:
REV NOV 2014
Bank of America
CONFIDENTIAL

E-2- 1

Form of Administrative Questionnaire

2
ADMINISTRATIVE QUESTIONNAIRE – (MULTICURRENCY)
CONFIDENTIAL
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:
SyndTrak E-Mail Address:
Secondary Operations Contact:
First: MI: Last:
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:
SyndTrak E-Mail Address:
Does Secondary Operations Contact need copy of notices? YES NO
Letter of Credit Contact:
First: MI: Last:
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:
Draft Documentation Contact or Legal Counsel:
First: MI: Last:
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:
6. Currencies and Jurisdictions in Transaction:
PLEASE CHECK BOX OF THE CURRENCIES YOUR INSTITUTION CAN FUND UNDER THIS TRANSACTION:
EUR
MXN
PLEASE CHECK BOX IF YOUR INSTITUTION CAN FUND UNDER THE FOLLOWING JURISDICTIONS:
Luxembourg
Cayman Islands
7. Lender’s Payment Instructions:
Please input payment instructions for each respective currency referenced within Section 6 above in fields below. If your respective institution is unable to fund any of the above currencies, please inform e-mail recipient identified in Section 1 of this Administrative Questionnaire Form immediately. If submitting payment instructions under separate cover, please identify below.
Are Lender Payment Instructions attached separately? YES NO
If NO, please complete payment instructions on next page.
REV NOV 2014
Bank of America
CONFIDENTIAL

3
ADMINISTRATIVE QUESTIONNAIRE – (MULTICURRENCY)
CONFIDENTIAL
Currency: US Dollars
Bank Name:
ABA #:
City: State:
Account #:
Account Name:
Attention:
Currency:
Bank Name:
SWIFT #:
Country:
Account #:
Account Name:
FCC Account #:
FCC Account Name:
Attention:
Currency:
Bank Name:
SWIFT #:
Country:
Account #:
Account Name:
FCC Account #:
FCC Account Name:
Attention:
Currency:
Bank Name:
SWIFT #:
Country:
Account #:
Account Name:
FCC Account #:
FCC Account Name:
Attention:
Currency:
Bank Name:
SWIFT #:
Country:
Account #:
Account Name:
FCC Account #:
FCC Account Name:
Attention:
Currency:
Bank Name:
SWIFT #:
Country:
Account #:
Account Name:
FCC Account #:
FCC Account Name:
Attention:
Currency:
Bank Name:
SWIFT #:
Country:
Account #:
Account Name:
FCC Account #:
FCC Account Name:
Attention:
Currency:
Bank Name:
SWIFT #:
Country:
Account #:
Account Name:
FCC Account #:
FCC Account Name:
Attention:
8. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):
REV NOV 2014
Bank of America
CONFIDENTIAL

4
ADMINISTRATIVE QUESTIONNAIRE – (MULTICURRENCY)
CONFIDENTIAL
Pay to:
Bank Name:
ABA #:
City: State:
Account #:
Account Name:
Attention:
Use Lender’s US Dollars Wire Payment Instructions in Section #6 above? YES NO
9. Lender’s Organizational Structure and Tax Status
Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:
Lender Taxpayer Identification Number (TIN): _ _-
Tax Withholding Form Delivered to Bank of America (check applicable one):
W-9 W-8BEN W-8BEN-E W-8ECI W-8EXP W-8IMY
Tax Contact:
First: MI: Last:
Title:
Street Address:
Suite/ Mail Code:
City: State:
Postal Code: Country:
Telephone: Facsimile:
E-Mail Address:
SyndTrak E-Mail Address:
NON–U.S. LENDER INSTITUTIONS
1. Corporations:
If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner) or Form W-8BEN-E, b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).
A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN or Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.
2. Flow-Through Entities
If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form
REV NOV 2014
Bank of America
CONFIDENTIAL

5
ADMINISTRATIVE QUESTIONNAIRE – (MULTICURRENCY)
CONFIDENTIAL
W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.
Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.
U.S. LENDER INSTITUTIONS:
If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9.
Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.
*Additional guidance and instructions as to where to submit this documentation can be found at this link
PDF
Tax Form Tool Kit & Mailing Instructions
10. Bank of America’s Payment Instructions:
Input or attach Bank of America’s payment instructions for each respective currency referenced within Section 6 below.
Bank of America, N.A.
ABA # 026009593
New York, NY
Account # 1292000883
Attn: Corporate Credit Services
Ref: Herbalife International Inc
CURR CODES
CURRENCY TYPE
BENEFICIARY BANK - GCB #1207
SWIFT ADDRESS
BENEFICIARY ACCOUNT NUMBER
IBAN
CURR CODES
CURRENCY TYPE
BENEFICIARY BANK - GCB #1207
SWIFT ADDRESS
BENEFICIARY ACCOUNT NUMBER
EUR
Euro Currency
Bank of America London
BOFAGB22
96272019
GB63BOFA16505096272019
MXN
Mexican Pesos
Bank of America, Mexico
FFC BofA London
Swift Address: BOFAGB22
Attn: Grand Cayman 1207
BOFAMXMX
6008 96272051
REV NOV 2014
Bank of America
CONFIDENTIAL

EXHIBIT F

FORM OF DESIGNATED BORROWER

REQUEST AND ASSUMPTION AGREEMENT

Date:             ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.14 of that certain Second Amended and Restated Credit Agreement, dated as of May 4, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Herbalife International, Inc., a Nevada corporation (the “Company”), Herbalife Ltd., a Cayman Islands exempted company with limited liability (“Holdings”), Herbalife International Luxembourg S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, having a share capital of EUR 25,000, registered with the Luxembourg Register of Commerce and Companies under number B 88.006 (“HIL”, and collectively with the Company, Holdings and the Designated Borrowers from time to time party thereto, the “Borrowers” and, each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

Each of                                          (the “Applicant Borrower”) and each Borrower hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Applicant Borrower is a Subsidiary of Holdings.

The documents required to be delivered to the Administrative Agent under Section 2.14 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.

Complete if the Designated Borrower is a Domestic Subsidiary: The true and correct U.S. taxpayer identification number of the Applicant Borrower is                     .

Complete if the Designated Borrower is a Foreign Subsidiary: The true and correct unique identification number that has been issued to the Applicant Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

The parties hereto hereby confirm that with effect from the date of the Designated Borrower Notice for the Applicant Borrower, the Applicant Borrower shall have obligations,

Form of Designated Borrower Request and Assumption Agreement

duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Applicant Borrower would have had if the Applicant Borrower had been an original party to the Credit Agreement as a Borrower. Effective as of the date of the Designated Borrower Notice for the Applicant Borrower, the Applicant Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.

The parties hereto hereby request that the Applicant Borrower be entitled to receive Revolving Credit Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Applicant Borrower nor the Company on its behalf shall have any right to request any Loans for its account unless and until the date five Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.14 of the Credit Agreement.

This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.

THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[APPLICANT BORROWER]

By:
Title:

HERBALIFE LTD., as a Borrower

By:
Title:

HERBALIFE INTERNATIONAL, INC., as a Borrower

By:
Title:

Form of Designated Borrower Request and Assumption Agreement

HERBALIFE INTERNATIONAL, INC.,
as a Borrower

By:
Title:

HERBALIFE INTERNATIONAL LUXEMBOURG S.À R.L., as a Borrower

By:
Title:

Form of Designated Borrower Request and Assumption Agreement

EXHIBIT G

FORM OF DESIGNATED BORROWER NOTICE

Date:            ,

To:	Herbalife International, Inc., Herbalife Ltd., and Herbalife International Luxembourg S.à r.l. The Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

This Designated Borrower Notice is made and delivered pursuant to Section 2.14 of that certain Second Amended and Restated Credit Agreement, dated as of May 4, 2015 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Herbalife International, Inc., a Nevada corporation (the “Company”), Herbalife Ltd., a Cayman Islands exempted company with limited liability (“Holdings”), Herbalife International Luxembourg S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée), having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, having a share capital of EUR 25,000, registered with the Luxembourg Register of Commerce and Companies under number B 88.006 (“HIL”, and collectively with the Company, Holdings and the Designated Borrowers from time to time party thereto, the “Borrowers” and, each a “Borrower”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

The Administrative Agent hereby notifies Company and the Lenders that effective as of the date hereof                                          shall be a Designated Borrower and may receive Loans for its account on the terms and conditions set forth in the Credit Agreement.

This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Title:

G- 1

Form of Designated Borrower Notice

EXHIBIT H-1

FORM OF COMPANY GUARANTY

AMENDED AND RESTATED COMPANY GUARANTY

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to (a) HERBALIFE LTD., a Cayman Islands exempted company incorporated with limited liability, with registered number 116838 (“Holdings”), (b) HERBALIFE INTERNATIONAL LUXEMBOURG S.À R.L., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg, having a share capital of EUR 25,000 and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 88.006 (“HIL”) and (c) any Designated Borrower (as hereinafter defined) by the Lenders under the Credit Agreement (as hereinafter defined), HERBALIFE INTERNATIONAL, INC., a Nevada corporation (the “Company”), as the undersigned Guarantor (in such capacity, the “Guarantor”) hereby furnishes its guaranty (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, this “Guaranty”) of the Guaranteed Obligations (as hereinafter defined) on the 4th day of May, 2015, as follows:

1. Guaranty. Reference is made to that certain Credit Agreement, dated as of March 9, 2011, as the same has been amended and restated pursuant to the First Amendment to Credit Agreement dated as of July 26, 2012, as further amended pursuant to the Second Amendment to Credit Agreement dated as of February 3, 2014, and as further amended and restated pursuant to the Third Amendment to Credit Agreement, dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Company, Holdings, HIL (the Company, Holdings, HIL and any Subsidiary of Holdings that becomes a borrower under the Credit Agreement (each such Subsidiary, a “Designated Borrower”) are herein referred to as the “Borrowers” and each, a “Borrower”), the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. The Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of all Obligations of Holdings, HIL and any Designated Borrower (collectively the “Guaranteed Obligations”). Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such Obligations which may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Guarantor or the Borrowers under any Debtor Relief Laws, and shall include interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws. The accounts or records maintained by the Administrative Agent and each other Secured Party shall be conclusive absent manifest error of the amount of the Guaranteed Obligations. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Guarantor hereunder to pay any amount owing with respect to the Guaranteed Obligations. In the event of any conflict between the accounts and records maintained by any Secured Party and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations

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or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

2. No Setoff or Deductions; Taxes; Payments. The Guarantor represents and warrants that it is organized and resident in the United States of America. Any and all payments by the Guarantor hereunder shall be subject to the same terms and provisions regarding Taxes as are set forth in Section 3.01 of the Credit Agreement with respect to payments made by any Borrower. The Guarantor hereby agrees that the terms and provisions of Section 3.01 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, and the Guarantor hereby agrees to be bound thereby as if such terms and provisions were originally set forth herein. The obligations hereunder shall not be affected by any acts of any Governmental Authority affecting any Borrower or the Guarantor, including but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of any Borrower’s property, or by economic, political, regulatory or other events in the countries where any Borrower is located. All payments hereunder shall be made to the Administrative Agent, for the account of the respective Secured Parties to which such payment is owed, in the applicable currency at the applicable Administrative Agent’s Office and at the times specified in the Credit Agreement (or in the case of obligations arising under any Secured Cash Management Agreement or Secured Hedge Agreement, to the applicable Cash Management Bank or Hedge Bank as specified in the applicable Secured Cash Management Agreement or Secured Hedge Agreement). The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and the termination of this Guaranty.

3. Rights of Secured Parties. The Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Secured Parties may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

4. Certain Waivers. The Guarantor waives (i) any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Secured Parties) of the liability of any Borrower or any other Loan Party; (ii) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of any Borrower or any other Loan Party; (iii) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (iv) any right to require any Secured Party to proceed against any Borrower or any other Loan Party,

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proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the Secured Parties’ power whatsoever and any defense based upon the doctrines of marshalling of assets or of election of remedies; (v) any benefit of and any right to participate in any security now or hereafter held by the Secured Parties; (vi) any fact or circumstance related to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty and (vii) to the fullest extent permitted by Law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties.

The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

For purposes of this paragraph only, references to the “principal” include each of HIL, Holdings and any Designated Borrower and references to the “creditor” include each Secured Party. In accordance with Section 2856 of the California Civil Code or any similar Law of any applicable jurisdiction, the Guarantor waives, until the payment in full of the Guaranteed Obligations and termination of the Commitments made under the Credit Agreement, all rights and defenses (i) available to the Guarantor by reason of Sections 2787 through 2855, 2899, and 3433 of the California Civil Code or any similar Laws of any applicable jurisdiction, including all rights or defenses the Guarantor may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations, or to any other guarantor of any of the Guaranteed Obligations with respect to any of such guarantor’s obligations under its guarantee, in either case in accordance with the anti-deficiency or other laws of the State of California limiting or discharging the principal’s Indebtedness or such other guarantor’s obligations, including Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure or any similar Law of any applicable jurisdiction; and (ii) arising out of an election of remedies by the creditor, even though such election, such as a non-judicial foreclosure with respect to security for any Guaranteed Obligation (or any obligation of any other guarantor of any of the Guaranteed Obligations), has destroyed the Guarantor’s right of subrogation and reimbursement against the principal (or such other guarantor) by the operation of Section 580d of the California Code of Civil Procedure, any similar Law of any applicable jurisdiction or otherwise. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. As provided below, this Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York. This paragraph is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guaranteed Obligations.

5. Obligations Independent. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not any Borrower or any other Person is joined as a party.

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6. Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been paid and performed in full and any commitments of the Lenders or other Secured Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent (or in the case of obligations arising under any Secured Cash Management Agreement or Secured Hedge Agreement, to the applicable Cash Management Bank or Hedge Bank) to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

7. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are paid in full in cash and any commitments of the Lenders or other Secured Parties with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or the Guarantor or any other guarantor of the Guaranteed Obligations is made, or any Secured Party exercises its right of setoff in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not any Secured Party is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty.

8. Subordination. The Guarantor hereby subordinates the payment of all obligations and indebtedness of each Loan Party owing to the Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Loan Party to the Guarantor as subrogee of the Secured Parties or resulting from the Guarantor’s performance under this Guaranty, to the payment in full in cash of all Guaranteed Obligations. If the Administrative Agent so requests in writing after the occurrence and during the continuance of an Event of Default (provided that no such request shall be required after the occurrence or during the continuance of an Event of Default under Section 8.01(f) or (g) of the Credit Agreement), any such obligation or indebtedness of any Loan Party to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Administrative Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

9. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Guarantor, any Borrower or any other guarantor of the Guaranteed Obligations under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Secured Parties.

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10. Expenses. The Guarantor shall pay on demand all out-of-pocket expenses (including attorneys’ fees and expenses) in any way relating to the enforcement or protection of the Secured Parties’ rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of any Secured Party in any proceeding under any Debtor Relief Laws. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

11. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and the Guarantor. No failure by the Secured Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Administrative Agent and the Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor for the benefit of the Secured Parties or any term or provision thereof.

12. Condition of Borrowers. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower and any other guarantor of the Guaranteed Obligations such information concerning the financial condition, business and operations of such Borrower and any such other guarantor as the Guarantor requires, and that the Secured Parties have no duty, and the Guarantor is not relying on the Secured Parties at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of any Borrower or any other guarantor of the Guaranteed Obligations (the Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

13. Setoff. If and to the extent any payment is then due hereunder and an Event of Default has occurred and is continuing, after obtaining the prior written consent of the Administrative Agent, the Secured Parties may setoff and charge from time to time any amount so due against any or all of the Guarantor’s accounts or deposits with each such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty and although such obligations may be unmatured.

14. Representations and Warranties. The Guarantor represents and warrants that (a) it is duly organized and is in good standing under the Laws of the jurisdiction of its incorporation and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (c) the making, existence and performance of this Guaranty does not and will not violate the

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provisions of any applicable Law, except for violations that could not reasonably be expected to result in a Material Adverse Effect, and does not and will not result in the breach of or contravention of or require any payment to be made under any Contractual Obligation to which the Guarantor is a party or affecting the Guarantor’s properties except for violations and breaches that could not reasonably be expected to result in a Material Adverse Effect; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any Governmental Authority required under applicable Law for the making and performance of this Guaranty have been obtained or made and are in full force and effect, except consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect.

15. Indemnification and Survival. Without limitation on any other obligations of the Guarantor or remedies of the Secured Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by Law, indemnify, defend and save and hold harmless the Secured Parties , and each Related Party of any of the Secured Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or the Guarantor or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty, any other Loan Document, any Secured Hedge Agreement or Secured Cash Management Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, (x) in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Guaranty and the other Loan Documents (including in respect of any matters addressed in Section 2) or (y) in the case of the Hedge Banks and Cash Management Banks and their respective Related Parties only, the administration of the Secured Hedge Agreement and Secured Cash Management Agreements to which they are a party, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (a) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (b) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, Secured Hedge

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Agreement or Secured Cash Management Agreement, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and the termination of this Guaranty.

16. GOVERNING LAW; Assignment; Jurisdiction; Notices. THIS GUARANTY AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Guaranty shall (a) bind the Guarantor and its successors and assigns, provided that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Secured Parties and their respective successors and assigns and any Secured Party may, without notice to the Guarantor and without affecting the Guarantor’s obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part, in accordance with the Credit Agreement. The Guarantor hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent or any Secured Party, or any related party of the foregoing in any way relating to this Guaranty or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. The Guarantor agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Guaranty shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Guaranty, any other Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement against the Guarantor or its properties in the courts of any jurisdiction. The Guarantor hereby waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty, any other Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement in any court referred to above and the Guarantor hereby waives any defense asserting an inconvenient forum in connection therewith. Service of process in connection with such action, litigation or proceeding shall be made in the manner provided for notices below. All notices and other communications (including any service of process) to the Guarantor under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the Guarantor at its address set forth below or at such other address in the United States as may be specified by the Guarantor in a written notice delivered to the Administrative Agent at the Administrative Agent’s Office.

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17. WAIVER OF JURY TRIAL; FINAL AGREEMENT. EACH OF THE GUARANTOR AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT, ANY SECURED HEDGE AGREEMENT OR ANY SECURED CASH MANAGEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY, THE OTHER LOAN DOCUMENTS, THE SECURED HEDGE AGREEMENTS AND THE SECURED CASH MANAGEMENT AGREEMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

18. Severability. Wherever possible, each provision of this Guaranty will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. Consistent with the foregoing, and notwithstanding any other provision of this Guaranty to the contrary, in the event that any action or proceeding is brought in whatever form and in whatever forum seeking to invalidate the Guarantor’s obligations under this Guaranty under any fraudulent conveyance, fraudulent transfer theory, or similar avoidance theory, whether under state or federal law, the Guarantor, automatically and without any further action being required of the Guarantor or any Secured Party, shall be liable under this Guaranty only for an amount equal to the maximum amount of liability that could have been incurred under applicable law by the Guarantor under any guaranty of the Guaranteed Obligations (or any portion thereof) at the time of the execution and delivery of this Guaranty (or, if such date is determined not to be the appropriate date for determining the enforceability of the Guarantor’s obligations hereunder for fraudulent conveyance or transfer (or similar avoidance) purposes, on the date determined to be so appropriate) without rendering such a hypothetical guaranty voidable under applicable law relating to fraudulent conveyance, fraudulent transfer, or any other grounds for avoidance (such highest amount determined hereunder being the Guarantor’s “Maximum Guaranty Amount”), and not for any greater amount, as if the stated amount of this Guaranty as to the Guarantor had instead been the Maximum Guaranty Amount. This Section is intended solely to preserve the rights of the Secured Parties under this Guaranty to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other Person shall have any right or claim under this Section with respect to the limitation described in this Guaranty, except to the extent necessary so that the obligations of the Guarantor under this Guaranty shall not be rendered voidable under applicable law.

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19. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any such sum due from it to the Administrative Agent or any other Secured Party hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of the Guaranty and the Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Secured Party, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Secured Party, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the applicable Secured Party from the Guarantor in the Agreement Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Party against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the applicable Secured Party in such currency, such Secured Party agrees to return the amount of any excess to the Guarantor (or to any other Person who may be entitled thereto under applicable Law).

20. Keepwell. The Guarantor (to the extent it has total assets exceeding $10,000,000 or qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act) at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Guarantor’s obligations and undertakings under this paragraph voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Guarantor under this paragraph shall remain in full force and effect until the Guaranteed Obligations have been paid and performed in full. The Guarantor intends this paragraph to constitute, and this paragraph shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

21. Amendment and Restatement. It is the intention of the Guarantor that the Company Guaranty, dated as of March 9, 2011, made by the Guarantor in respect of the Guaranteed Obligations (as defined therein) (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Company Guaranty”), be amended and restated

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so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under the Existing Company Guaranty, that all Indebtedness and Obligations of the Guarantor under the Loan Documents shall be secured by the Collateral Documents, and that this Guaranty does not constitute a novation of the obligations and liabilities existing under the Existing Company Guaranty. This Agreement constitutes an amendment of the Existing Company Guaranty made under and in accordance with the Loan Documents.

The Guarantor hereby acknowledges and agrees that any Loan Document to which it is a party or otherwise bound shall continue in full force and effect (including, without limitation, the pledge and security interest in the Collateral granted by it pursuant to the Collateral Documents) and that all of its obligations thereunder shall be valid, binding, and enforceable in accordance with its terms, and shall not be impaired or limited by the execution or effectiveness of this Guaranty. The Guarantor (in its capacity as debtor, grantor, pledger, guarantor, assignor, or in any other similar capacity in which the Guarantor grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be) hereby (i) acknowledges and agrees that this Guaranty does not constitute a novation or termination of the secured obligations under any of the Collateral Documents or the other Loan Documents as in effect prior to the Restatement Effective Date and which remain outstanding as of the Restatement Effective Date, (ii) acknowledges and agrees that the secured obligations under the Collateral Documents and the other Loan Documents (as amended or modified in connection herewith) are in all respects continuing, (iii) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto), (iv) to the extent the Guarantor granted Liens on any of its Collateral pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens are in all respects continuing and in full force and effect and shall continue to secure all of the secured obligations under the Collateral Documents or the other Loan Documents, including, without limitation, all of the Guaranteed Obligations hereunder and (v) agrees that this Guaranty shall in no manner impair or otherwise adversely affect any of such Liens.

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Form of Company Guaranty

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the day and year first written above.

HERBALIFE INTERNATIONAL, INC., a Nevada corporation

By:
Name:
Title:

Address:
800 West Olympic Boulevard, #406
Los Angeles, CA 90015

[Signature Page to Amended and Restated Company Guaranty]

EXHIBIT H-2

FORM OF HOLDINGS GUARANTY

AMENDED AND RESTATED HOLDINGS GUARANTY

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to, (a) HERBALIFE INTERNATIONAL, INC., a Nevada corporation (the “Company”), (b) HERBALIFE INTERNATIONAL LUXEMBOURG S.À R.L., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg, having a share capital of EUR 25,000 and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 88.006 (“HIL”), and (c) any Designated Borrower (as hereinafter defined) by the Lenders under the Credit Agreement (as hereinafter defined), HERBALIFE LTD., a Cayman Islands exempted company incorporated with limited liability, with registered number 116838 (“Holdings”), as the undersigned Guarantor (in such capacity, the “Guarantor”) hereby furnishes its guaranty (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, this “Guaranty”) of the Guaranteed Obligations (as hereinafter defined) on the 4th day of May, 2015, as follows:

1. Guaranty. Reference is made to that certain Credit Agreement, dated as of March 9, 2011, as the same has been amended and restated pursuant to the First Amendment to Credit Agreement dated as of July 26, 2012, as further amended pursuant to the Second Amendment to Credit Agreement dated as of February 3, 2014, and as further amended and restated pursuant to the Third Amendment to Credit Agreement, dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Company, Holdings, HIL (the Company, Holdings, HIL and any Subsidiary of Holdings that becomes a borrower under the Credit Agreement (each such Subsidiary, a “Designated Borrower”) are herein referred to as the “Borrowers” and each, a “Borrower”), the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. The Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of all Obligations of Holdings, HIL and any Designated Borrower (collectively the “Guaranteed Obligations”). Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such Obligations which may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Guarantor or the Borrowers under any Debtor Relief Laws, and shall include interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws. The accounts or records maintained by the Administrative Agent and each other Secured Party shall be conclusive absent manifest error of the amount of the Guaranteed Obligations. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Guarantor hereunder to pay any amount owing with respect to the Guaranteed Obligations. In the event of any conflict between the accounts and records maintained by any Secured Party and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations

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Form of Holdings Guaranty

or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

2. No Setoff or Deductions; Taxes; Payments. The Guarantor represents and warrants that it is incorporated and resident in the Cayman Islands. Any and all payments by the Guarantor hereunder shall be subject to the same terms and provisions regarding Taxes as are set forth in Section 3.01 of the Credit Agreement with respect to payments made by any Borrower. The Guarantor hereby agrees that the terms and provisions of Section 3.01 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, and the Guarantor hereby agrees to be bound thereby as if such terms and provisions were originally set forth herein. The obligations hereunder shall not be affected by any acts of any Governmental Authority affecting any Borrower or the Guarantor, including but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of any Borrower’s property, or by economic, political, regulatory or other events in the countries where any Borrower is located. All payments hereunder shall be made to the Administrative Agent, for the account of the respective Secured Parties to which such payment is owed, in the applicable currency at the applicable Administrative Agent’s Office and at the times specified in the Credit Agreement (or in the case of obligations arising under any Secured Cash Management Agreement or Secured Hedge Agreement, to the applicable Cash Management Bank or Hedge Bank as specified in the applicable Secured Cash Management Agreement or Secured Hedge Agreement). The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and the termination of this Guaranty.

3. Rights of Secured Parties. The Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Secured Parties may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

4. Certain Waivers. The Guarantor waives (i) any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Secured Parties) of the liability of any Borrower or any other Loan Party; (ii) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of any Borrower or any other Loan Party; (iii) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (iv) any right to require any Secured Party to proceed against any Borrower or any other Loan Party,

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proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the Secured Parties’ power whatsoever and any defense based upon the doctrines of marshalling of assets or of election of remedies; (v) any benefit of and any right to participate in any security now or hereafter held by the Secured Parties; (vi) any fact or circumstance related to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty and (vii) to the fullest extent permitted by Law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties.

The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

For purposes of this paragraph only, references to the “principal” include each of HIL, the Company and any Designated Borrower and references to the “creditor” include each Secured Party. In accordance with Section 2856 of the California Civil Code or any similar Law of any applicable jurisdiction, the Guarantor waives, until the payment in full of the Guaranteed Obligations and termination of the Commitments made under the Credit Agreement, all rights and defenses (i) available to the Guarantor by reason of Sections 2787 through 2855, 2899, and 3433 of the California Civil Code or any similar Laws of any applicable jurisdiction, including all rights or defenses the Guarantor may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations, or to any other guarantor of any of the Guaranteed Obligations with respect to any of such guarantor’s obligations under its guarantee, in either case in accordance with the anti-deficiency or other laws of the State of California limiting or discharging the principal’s Indebtedness or such other guarantor’s obligations, including Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure or any similar Law of any applicable jurisdiction; and (ii) arising out of an election of remedies by the creditor, even though such election, such as a non-judicial foreclosure with respect to security for any Guaranteed Obligation (or any obligation of any other guarantor of any of the Guaranteed Obligations), has destroyed the Guarantor’s right of subrogation and reimbursement against the principal (or such other guarantor) by the operation of Section 580d of the California Code of Civil Procedure, any similar Law of any applicable jurisdiction or otherwise. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. As provided below, this Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York. This paragraph is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guaranteed Obligations.

5. Obligations Independent. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not any Borrower or any other Person is joined as a party.

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6. Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been paid and performed in full and any commitments of the Lenders or other Secured Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent (or in the case of obligations arising under any Secured Cash Management Agreement or Secured Hedge Agreement, to the applicable Cash Management Bank or Hedge Bank) to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

7. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are paid in full in cash and any commitments of the Lenders or other Secured Parties with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or the Guarantor or any other guarantor of the Guaranteed Obligations is made, or any Secured Party exercises its right of setoff in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not any Secured Party is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty.

8. Subordination. The Guarantor hereby subordinates the payment of all obligations and indebtedness of each Loan Party owing to the Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Loan Party to the Guarantor as subrogee of the Secured Parties or resulting from the Guarantor’s performance under this Guaranty, to the payment in full in cash of all Guaranteed Obligations. If the Administrative Agent so requests in writing after the occurrence and during the continuance of an Event of Default (provided that no such request shall be required after the occurrence or during the continuance of an Event of Default under Section 8.01(f) or (g) of the Credit Agreement), any such obligation or indebtedness of any Loan Party to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Administrative Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

9. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Guarantor, any Borrower or any other guarantor of the Guaranteed Obligations under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Secured Parties.

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Form of Holdings Guaranty

10. Expenses. The Guarantor shall pay on demand all out-of-pocket expenses (including attorneys’ fees and expenses) in any way relating to the enforcement or protection of the Secured Parties’ rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of any Secured Party in any proceeding under any Debtor Relief Laws. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

11. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and the Guarantor. No failure by the Secured Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Administrative Agent and the Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor for the benefit of the Secured Parties or any term or provision thereof.

12. Condition of Borrowers. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower and any other guarantor of the Guaranteed Obligations such information concerning the financial condition, business and operations of such Borrower and any such other guarantor as the Guarantor requires, and that the Secured Parties have no duty, and the Guarantor is not relying on the Secured Parties at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of any Borrower or any other guarantor of the Guaranteed Obligations (the Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

13. Setoff. If and to the extent any payment is then due hereunder and an Event of Default has occurred and is continuing, after obtaining the prior written consent of the Administrative Agent, the Secured Parties may setoff and charge from time to time any amount so due against any or all of the Guarantor’s accounts or deposits with each such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty and although such obligations may be unmatured.

14. Representations and Warranties. The Guarantor represents and warrants that (a) it is duly incorporated and, if applicable, is in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concepts are relevant under the laws of the relevant jurisdiction) and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a

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proceeding in equity or at law; (c) the making, existence and performance of this Guaranty does not and will not violate the provisions of any applicable Law, except for violations that could not reasonably be expected to result in a Material Adverse Effect, and does not and will not result in the breach of or contravention of or require any payment to be made under any Contractual Obligation to which the Guarantor is a party or affecting the Guarantor’s properties except for violations and breaches that could not reasonably be expected to result in a Material Adverse Effect; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any Governmental Authority required under applicable Law for the making and performance of this Guaranty have been obtained or made and are in full force and effect, except (i) notices, filings and the payment of appropriate stamp or other duties in connection with the enforcement of this Guaranty against any Foreign Obligor, if applicable, in their jurisdiction of incorporation or organization and (ii) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect.

15. Indemnification and Survival. Without limitation on any other obligations of the Guarantor or remedies of the Secured Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by Law, indemnify, defend and save and hold harmless the Secured Parties , and each Related Party of any of the Secured Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or the Guarantor or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty, any other Loan Document, any Secured Hedge Agreement or Secured Cash Management Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, (x) in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Guaranty and the other Loan Documents (including in respect of any matters addressed in Section 2) or (y) in the case of the Hedge Banks and Cash Management Banks and their respective Related Parties only, the administration of the Secured Hedge Agreement and Secured Cash Management Agreements to which they are a party, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (a) are

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determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (b) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, Secured Hedge Agreement or Secured Cash Management Agreement, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and the termination of this Guaranty.

16. GOVERNING LAW; Assignment; Jurisdiction; Notices. THIS GUARANTY AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Guaranty shall (a) bind the Guarantor and its successors and assigns, provided that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Secured Parties and their respective successors and assigns and any Secured Party may, without notice to the Guarantor and without affecting the Guarantor’s obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part, in accordance with the Credit Agreement. The Guarantor hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent or any Secured Party, or any related party of the foregoing in any way relating to this Guaranty or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. The Guarantor agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Guaranty shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Guaranty, any other Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement against the Guarantor or its properties in the courts of any jurisdiction. The Guarantor hereby waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty, any other Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement in any court referred to above and the Guarantor hereby waives any defense asserting an inconvenient forum in connection therewith. Service of process in connection with such action, litigation or proceeding shall be made in the manner provided for notices below. All notices and other communications (including any service of process) to the Guarantor under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the Guarantor at its address set forth below or at such other address in the United States as may be specified by the Guarantor in a written notice delivered to the Administrative Agent at the Administrative Agent’s Office.

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17. WAIVER OF JURY TRIAL; FINAL AGREEMENT. EACH OF THE GUARANTOR AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT, ANY SECURED HEDGE AGREEMENT OR ANY SECURED CASH MANAGEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY, THE OTHER LOAN DOCUMENTS, THE SECURED HEDGE AGREEMENTS AND THE SECURED CASH MANAGEMENT AGREEMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

18. Severability. Wherever possible, each provision of this Guaranty will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. Consistent with the foregoing, and notwithstanding any other provision of this Guaranty to the contrary, in the event that any action or proceeding is brought in whatever form and in whatever forum seeking to invalidate the Guarantor’s obligations under this Guaranty under any fraudulent conveyance, fraudulent transfer theory, or similar avoidance theory, whether under state or federal law, the Guarantor, automatically and without any further action being required of the Guarantor or any Secured Party, shall be liable under this Guaranty only for an amount equal to the maximum amount of liability that could have been incurred under applicable law by the Guarantor under any guaranty of the Guaranteed Obligations (or any portion thereof) at the time of the execution and delivery of this Guaranty (or, if such date is determined not to be the appropriate date for determining the enforceability of the Guarantor’s obligations hereunder for fraudulent conveyance or transfer (or similar avoidance) purposes, on the date determined to be so appropriate) without rendering such a hypothetical guaranty voidable under applicable law relating to fraudulent conveyance, fraudulent transfer, or any other grounds for avoidance (such highest amount determined hereunder being the Guarantor’s “Maximum Guaranty Amount”), and not for any greater amount, as if the stated amount of this Guaranty as to the Guarantor had instead been the Maximum Guaranty Amount. This Section is intended solely to preserve the rights of the Secured Parties under this Guaranty to the maximum extent not subject to avoidance under

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applicable law, and neither the Guarantor nor any other Person shall have any right or claim under this Section with respect to the limitation described in this Guaranty, except to the extent necessary so that the obligations of the Guarantor under this Guaranty shall not be rendered voidable under applicable law.

19. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any such sum due from it to the Administrative Agent or any other Secured Party hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of the Guaranty and the Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Secured Party, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Secured Party, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the applicable Secured Party from the Guarantor in the Agreement Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Party against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the applicable Secured Party in such currency, such Secured Party agrees to return the amount of any excess to the Guarantor (or to any other Person who may be entitled thereto under applicable Law).

20. Keepwell. The Guarantor (to the extent it has total assets exceeding $10,000,000 or qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act) at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Guarantor’s obligations and undertakings under this paragraph voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Guarantor under this paragraph shall remain in full force and effect until the Guaranteed Obligations have been paid and performed in full. The Guarantor intends this paragraph to constitute, and this paragraph shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

21. Amendment and Restatement. It is the intention of the Guarantor that the Holdings Guaranty, dated as of March 9, 2011, made by the Guarantor in respect of the

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Form of Holdings Guaranty

Guaranteed Obligations (as defined therein) (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Holdings Guaranty”), be amended and restated so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under the Existing Holdings Guaranty, that all Indebtedness and Obligations of the Guarantor under the Loan Documents shall be secured by the Collateral Documents, and that this Guaranty does not constitute a novation of the obligations and liabilities existing under the Existing Holdings Guaranty. This Agreement constitutes an amendment of the Existing Holdings Guaranty made under and in accordance with the Loan Documents.

The Guarantor hereby acknowledges and agrees that any Loan Document to which it is a party or otherwise bound shall continue in full force and effect (including, without limitation, the pledge and security interest in the Collateral granted by it pursuant to the Collateral Documents) and that all of its obligations thereunder shall be valid, binding, and enforceable in accordance with its terms, and shall not be impaired or limited by the execution or effectiveness of this Guaranty. The Guarantor (in its capacity as debtor, grantor, pledger, guarantor, assignor, or in any other similar capacity in which the Guarantor grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be) hereby (i) acknowledges and agrees that this Guaranty does not constitute a novation or termination of the secured obligations under any of the Collateral Documents or the other Loan Documents as in effect prior to the Restatement Effective Date and which remain outstanding as of the Restatement Effective Date, (ii) acknowledges and agrees that the secured obligations under the Collateral Documents and the other Loan Documents (as amended or modified in connection herewith) are in all respects continuing, (iii) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto), (iv) to the extent the Guarantor granted Liens on any of its Collateral pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens are in all respects continuing and in full force and effect and shall continue to secure all of the secured obligations under the Collateral Documents or the other Loan Documents, including, without limitation, all of the Guaranteed Obligations hereunder and (v) agrees that this Guaranty shall in no manner impair or otherwise adversely affect any of such Liens.

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Form of Holdings Guaranty

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the day and year first written above.

HERBALIFE LTD., a Cayman Islands exempted company incorporated with limited liability

By:
Name:
Title:

Address:
M&C Corporate Services Limited
P.O. Box 309GT,
Ugland House
South Church Street
George Town, Grand Cayman
Cayman Islands

[Signature Page to Amended and Restated Holdings Guaranty]

EXHIBIT H-3

FORM OF HIL GUARANTY

AMENDED AND RESTATED HIL GUARANTY

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to (a) HERBALIFE INTERNATIONAL, INC., a Nevada corporation (the “Company”), (b) HERBALIFE LTD., a Cayman Islands exempted company incorporated with limited liability, with registered number 116838 (“Holdings”), and (c) any Designated Borrower (as hereinafter defined) by the Lenders under the Credit Agreement (as hereinafter defined), HERBALIFE INTERNATIONAL LUXEMBOURG S.À R.L., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, having a share capital of EUR 25,000 and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 88.006 (“HIL”), as the undersigned Guarantor (in such capacity, the “Guarantor”) hereby furnishes its guaranty (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, this “Guaranty”) of the Guaranteed Obligations (as hereinafter defined) on the 4th day of May, 2015, as follows:

1. Guaranty. Reference is made to that certain Credit Agreement, dated as of March 9, 2011, as the same has been amended and restated pursuant to the First Amendment to Credit Agreement dated as of July 26, 2012, as further amended pursuant to the Second Amendment to Credit Agreement dated as of February 3, 2014, and as further amended and restated pursuant to the Third Amendment to Credit Agreement, dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Company, Holdings, HIL (the Company, Holdings, HIL and any Subsidiary of Holdings that becomes a borrower under the Credit Agreement (each such Subsidiary, a “Designated Borrower”) are herein referred to as the “Borrowers” and each, a “Borrower”), the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. The Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of all Obligations of the Company, Holdings, and any Designated Borrower (collectively the “Guaranteed Obligations”), and without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such Obligations which may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Guarantor or the Borrowers under any Debtor Relief Laws, and shall include interest that accrues after the commencement by or against the Borrowers of any proceeding under any Debtor Relief Laws; provided, notwithstanding anything to the contrary contained in this Guaranty, that the maximum amount payable by any Guarantor which is organized under the laws of the Grand-Duchy of Luxembourg under this Guaranty shall be limited, at any time, to an aggregate amount (without duplication) not exceeding the greater sum of (i) ninety-five percent (95%) of such Guarantor’s net assets (“capitaux propres”) and its subordinated debt (“dettes subordonnées”) determined in accordance with article 34 of the Luxembourg law of 19 December 2002 on the register of Commerce and Companies, on accounting and on annual accounts of the companies, as reflected in the financial information of such Guarantor, including, without limitation, its latest financial statements (“comptes annuels”), available at the date of this Guaranty and approved by the

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Form of HIL Guaranty

shareholders of the applicable Guarantor and certified by the statutory or the independent auditor, and any (unaudited) interim financial statements signed by its board of managers (“gérants”), as the case may be, and (ii) ninety-five percent (95%) of such Guarantor’s net assets (“capitaux propres”) and its subordinated debt (“dettes subordonnées”) determined in accordance with article 34 of the Luxembourg law of 19 December 2002 on the register of Commerce and Companies, on accounting and on annual accounts of the companies, as reflected in the financial information of such Guarantor, including, without limitation, its latest financial statements (“comptes annuels”), available at the date of the relevant payment hereunder and approved by the shareholders of the applicable Guarantor and certified by the statutory or the independent auditor, and any (unaudited) interim financial statements signed by its board of managers (“gérants”), as the case may be. Should the financial information referred in clause (i) and (ii) above not be available on the date this Guaranty is called, the Guarantor’s net assets (“capitaux propres”) will be determined by the Administrative Agent or any other person designated by the Administrative Agent, acting reasonably, in accordance with the Luxembourg accounting principles applicable to the Guarantor and at the cost of the Guarantor. The limitations set forth under clauses (i) and (ii) above shall not apply to any amounts borrowed under the Loan Documents and made available, in any form whatsoever, to the Guarantor or any of its direct or indirect Subsidiaries. No Guaranteed Obligations will extend to include any obligation or liability and no security granted by a Luxembourg Guarantor will secure any Guaranteed Obligations, in each case, if to do so would be unlawful financial assistance in respect of the acquisition of shares in itself under Article 49-6 or would constitute a misuse of corporate assets (“abus des biens sociaux”) as defined at Article 171-1 of the Luxembourg Act on commercial companies of 10 August 1915, as amended. The parties reserve, for purposes of Articles 1278 et seq. of the Luxembourg Civil Code and except as otherwise stated in the Credit Agreement, the Guarantee given hereby. The Guarantee shall continue in full force and effect for any Secured Party, notwithstanding any assignment, amendment, novation or transfer of any kind by the Collateral Agent or by any Secured Party of all or any part of the Secured Obligations. The accounts or records maintained by the Administrative Agent and each other Secured Party shall be conclusive absent manifest error of the amount of the Guaranteed Obligations. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Guarantor hereunder to pay any amount owing with respect to the Guaranteed Obligations. In the event of any conflict between the accounts and records maintained by any Secured Party and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

2. No Setoff or Deductions; Taxes; Payments. The Guarantor represents and warrants that it is organized and resident in the Grand Duchy of Luxembourg. Any and all payments by the Guarantor hereunder shall be subject to the same terms and provisions regarding Taxes as are set forth in Section 3.01 of the Credit Agreement with respect to payments made by any Borrower. The Guarantor hereby agrees that the terms and provisions of Section 3.01 of the

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Form of HIL Guaranty

Credit Agreement are hereby incorporated by reference, mutatis mutandis, and the Guarantor hereby agrees to be bound thereby as if such terms and provisions were originally set forth herein. The obligations hereunder shall not be affected by any acts of any Governmental Authority affecting any Borrower or the Guarantor, including but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of any Borrower’s property, or by economic, political, regulatory or other events in the countries where any Borrower is located. All payments hereunder shall be made to the Administrative Agent, for the account of the respective Secured Parties to which such payment is owed, in the applicable currency at the applicable Administrative Agent’s Office and at the times specified in the Credit Agreement (or in the case of obligations arising under any Secured Cash Management Agreement or Secured Hedge Agreement, to the applicable Cash Management Bank or Hedge Bank as specified in the applicable Secured Cash Management Agreement or Secured Hedge Agreement). The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and the termination of this Guaranty.

3. Rights of Secured Parties. The Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Secured Parties may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

4. Certain Waivers. The Guarantor waives (i) any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Secured Parties) of the liability of any Borrower or any other Loan Party; (ii) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of any Borrower or any other Loan Party; (iii) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (iv) any right to require any Secured Party to proceed against any Borrower or any other Loan Party, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the Secured Parties’ power whatsoever and any defense based upon the doctrines of marshalling of assets or of election of remedies; (v) any benefit of and any right to participate in any security now or hereafter held by the Secured Parties; (vi) any fact or circumstance related to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty and (vii) to the fullest extent permitted by Law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties.

The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

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Form of HIL Guaranty

For purposes of this paragraph only, references to the “principal” include each of the Company, Holdings and any Designated Borrower and references to the “creditor” include each Secured Party. In accordance with Section 2856 of the California Civil Code or any similar Law of any applicable jurisdiction, the Guarantor waives, until the payment in full of the Guaranteed Obligations and termination of the Commitments made under the Credit Agreement, all rights and defenses (i) available to the Guarantor by reason of Sections 2787 through 2855, 2899, and 3433 of the California Civil Code or any similar Laws of any applicable jurisdiction, including all rights or defenses the Guarantor may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations, or to any other guarantor of any of the Guaranteed Obligations with respect to any of such guarantor’s obligations under its guarantee, in either case in accordance with the anti-deficiency or other laws of the State of California limiting or discharging the principal’s Indebtedness or such other guarantor’s obligations, including Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure or any similar Law of any applicable jurisdiction; and (ii) arising out of an election of remedies by the creditor, even though such election, such as a non-judicial foreclosure with respect to security for any Guaranteed Obligation (or any obligation of any other guarantor of any of the Guaranteed Obligations), has destroyed the Guarantor’s right of subrogation and reimbursement against the principal (or such other guarantor) by the operation of Section 580d of the California Code of Civil Procedure, any similar Law of any applicable jurisdiction or otherwise. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. As provided below, this Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York. This paragraph is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guaranteed Obligations.

5. Obligations Independent. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not any Borrower or any other Person is joined as a party.

6. Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been paid and performed in full and any commitments of the Lenders or other Secured Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent (or in the case of obligations arising under any Secured Cash Management Agreement or Secured Hedge Agreement, to the applicable Cash Management Bank or Hedge Bank) to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

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Form of HIL Guaranty

7. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are paid in full in cash and any commitments of the Lenders or other Secured Parties with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or the Guarantor or any other guarantor of the Guaranteed Obligations is made, or any Secured Party exercises its right of setoff in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not any Secured Party is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty.

8. Subordination. The Guarantor hereby subordinates the payment of all obligations and indebtedness of each Loan Party owing to the Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Loan Party to the Guarantor as subrogee of the Secured Parties or resulting from the Guarantor’s performance under this Guaranty, to the payment in full in cash of all Guaranteed Obligations. If the Administrative Agent so requests in writing after the occurrence and during the continuance of an Event of Default (provided that no such request shall be required after the occurrence or during the continuance of an Event of Default under Section 8.01(f) or (g) of the Credit Agreement), any such obligation or indebtedness of any Loan Party to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Administrative Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty.

9. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Guarantor, any Borrower or any other guarantor of the Guaranteed Obligations under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Secured Parties.

10. Expenses. The Guarantor shall pay on demand all out-of-pocket expenses (including attorneys’ fees and expenses) in any way relating to the enforcement or protection of the Secured Parties’ rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of any Secured Party in any proceeding under any Debtor Relief Laws. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

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Form of HIL Guaranty

11. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and the Guarantor. No failure by the Secured Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Administrative Agent and the Guarantor in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by the Guarantor for the benefit of the Secured Parties or any term or provision thereof.

12. Condition of Borrowers. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower and any other guarantor of the Guaranteed Obligations such information concerning the financial condition, business and operations of such Borrower and any such other guarantor as the Guarantor requires, and that the Secured Parties have no duty, and the Guarantor is not relying on the Secured Parties at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of any Borrower or any other guarantor of the Guaranteed Obligations (the Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

13. Setoff. If and to the extent any payment is then due hereunder and an Event of Default has occurred and is continuing, after obtaining the prior written consent of the Administrative Agent, the Secured Parties may setoff and charge from time to time any amount so due against any or all of the Guarantor’s accounts or deposits with each such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty and although such obligations may be unmatured.

14. Representations and Warranties. The Guarantor represents and warrants that (a) it is duly organized and, if applicable, is in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concepts are relevant under the laws of the relevant jurisdiction) and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (ii) the Foreign Obligor Enforceability Exceptions, if applicable; (c) the making, existence and performance of this Guaranty does not and will not violate the provisions of any applicable Law, except for violations that could not reasonably be expected to result in a Material Adverse Effect, and does not and will not result in the breach of or contravention of or require any payment to be made under any Contractual Obligation to which the Guarantor is a party or affecting the Guarantor’s properties except for violations and breaches that could not reasonably be expected to result in a Material Adverse Effect; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any Governmental Authority required under applicable Law for the making and performance of this Guaranty have been

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Form of HIL Guaranty

obtained or made and are in full force and effect, except (i) notices, filings and the payment of appropriate stamp or other duties in connection with the enforcement of this Guaranty against any Foreign Obligor, if applicable, in their jurisdiction of organization and (ii) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect.

15. Indemnification and Survival. Without limitation on any other obligations of the Guarantor or remedies of the Secured Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by Law, indemnify, defend and save and hold harmless the Secured Parties , and each Related Party of any of the Secured Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or the Guarantor or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty, any other Loan Document, any Secured Hedge Agreement or Secured Cash Management Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, (x) in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Guaranty and the other Loan Documents (including in respect of any matters addressed in Section 2) or (y) in the case of the Hedge Banks and Cash Management Banks and their respective Related Parties only, the administration of the Secured Hedge Agreement and Secured Cash Management Agreements to which they are a party, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (a) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (b) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, Secured Hedge Agreement or Secured Cash Management Agreement, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. The obligations of the Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and the termination of this Guaranty.

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Form of HIL Guaranty

16. GOVERNING LAW; Assignment; Jurisdiction; Notices. THIS GUARANTY AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Guaranty shall (a) bind the Guarantor and its successors and assigns, provided that the Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Secured Parties and their respective successors and assigns and any Secured Party may, without notice to the Guarantor and without affecting the Guarantor’s obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part, in accordance with the Credit Agreement. The Guarantor hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent or any Secured Party, or any related party of the foregoing in any way relating to this Guaranty or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. The Guarantor agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Guaranty shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Guaranty, any other Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement against the Guarantor or its properties in the courts of any jurisdiction. The Guarantor hereby waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty, any other Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement in any court referred to above and the Guarantor hereby waives any defense asserting an inconvenient forum in connection therewith. Service of process in connection with such action, litigation or proceeding shall be made in the manner provided for notices below. All notices and other communications (including any service of process) to the Guarantor under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the Guarantor at its address set forth below or at such other address in the United States as may be specified by the Guarantor in a written notice delivered to the Administrative Agent at the Administrative Agent’s Office.

17. WAIVER OF JURY TRIAL; FINAL AGREEMENT. EACH OF THE GUARANTOR AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT, ANY SECURED HEDGE AGREEMENT OR ANY SECURED CASH

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Form of HIL Guaranty

MANAGEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY, THE OTHER LOAN DOCUMENTS, THE SECURED HEDGE AGREEMENTS AND THE SECURED CASH MANAGEMENT AGREEMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

18. Severability. Wherever possible, each provision of this Guaranty will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. Consistent with the foregoing, and notwithstanding any other provision of this Guaranty to the contrary, in the event that any action or proceeding is brought in whatever form and in whatever forum seeking to invalidate the Guarantor’s obligations under this Guaranty under any fraudulent conveyance, fraudulent transfer theory, or similar avoidance theory, whether under state or federal law, the Guarantor, automatically and without any further action being required of the Guarantor or any Secured Party, shall be liable under this Guaranty only for an amount equal to the maximum amount of liability that could have been incurred under applicable law by the Guarantor under any guaranty of the Guaranteed Obligations (or any portion thereof) at the time of the execution and delivery of this Guaranty (or, if such date is determined not to be the appropriate date for determining the enforceability of the Guarantor’s obligations hereunder for fraudulent conveyance or transfer (or similar avoidance) purposes, on the date determined to be so appropriate) without rendering such a hypothetical guaranty voidable under applicable law relating to fraudulent conveyance, fraudulent transfer, or any other grounds for avoidance (such highest amount determined hereunder being the Guarantor’s “Maximum Guaranty Amount”), and not for any greater amount, as if the stated amount of this Guaranty as to the Guarantor had instead been the Maximum Guaranty Amount. This Section is intended solely to preserve the rights of the Secured Parties under this Guaranty to the maximum extent not subject to avoidance under applicable law, and neither the Guarantor nor any other Person shall have any right or claim under this Section with respect to the limitation described in this Guaranty, except to the extent necessary so that the obligations of the Guarantor under this Guaranty shall not be rendered voidable under applicable law.

19. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business

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Form of HIL Guaranty

Day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any such sum due from it to the Administrative Agent or any other Secured Party hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of the Guaranty and the Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Secured Party, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Secured Party, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the applicable Secured Party from the Guarantor in the Agreement Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Party against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the applicable Secured Party in such currency, such Secured Party agrees to return the amount of any excess to the Guarantor (or to any other Person who may be entitled thereto under applicable Law).

20. Keepwell. The Guarantor (to the extent it has total assets exceeding $10,000,000 or qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act) at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Guarantor’s obligations and undertakings under this paragraph voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Guarantor under this paragraph shall remain in full force and effect until the Guaranteed Obligations have been paid and performed in full. The Guarantor intends this paragraph to constitute, and this paragraph shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

21. Amendment and Restatement. It is the intention of the Guarantor that the HIL Guaranty, dated as of March 9, 2011, made by the Guarantor in respect of the Guaranteed Obligations (as defined therein) (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing HIL Guaranty”), be amended and restated so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under the Existing HIL Guaranty, that all Indebtedness and Obligations of the Guarantor under the Loan Documents shall be secured by the Collateral Documents, and that this Guaranty does not constitute a novation of the obligations and liabilities existing under the Existing HIL Guaranty. This Agreement constitutes an amendment of the Existing HIL Guaranty made under and in accordance with the Loan Documents.

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Form of HIL Guaranty

The Guarantor hereby acknowledges and agrees that any Loan Document to which it is a party or otherwise bound shall continue in full force and effect (including, without limitation, the pledge and security interest in the Collateral granted by it pursuant to the Collateral Documents) and that all of its obligations thereunder shall be valid, binding, and enforceable in accordance with its terms, and shall not be impaired or limited by the execution or effectiveness of this Guaranty. The Guarantor (in its capacity as debtor, grantor, pledger, guarantor, assignor, or in any other similar capacity in which the Guarantor grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be) hereby (i) acknowledges and agrees that this Guaranty does not constitute a novation or termination of the secured obligations under any of the Collateral Documents or the other Loan Documents as in effect prior to the Restatement Effective Date and which remain outstanding as of the Restatement Effective Date, (ii) acknowledges and agrees that the secured obligations under the Collateral Documents and the other Loan Documents (as amended or modified in connection herewith) are in all respects continuing, (iii) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto), (iv) to the extent the Guarantor granted Liens on any of its Collateral pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens are in all respects continuing and in full force and effect and shall continue to secure all of the secured obligations under the Collateral Documents or the other Loan Documents, including, without limitation, all of the Guaranteed Obligations hereunder and (v) agrees that this Guaranty shall in no manner impair or otherwise adversely affect any of such Liens.

[Remainder of page intentionally left blank; signature page follows]

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Form of HIL Guaranty

IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the day and year first written above.

HERBALIFE INTERNATIONAL LUXEMBOURG S.À R.L., a Luxembourg private limited liability company

By:
Name:
Title:

Address:
16, Avenue de la Gare L-1610
Luxembourg

[Signature Page to Amended and Restated HIL Guaranty]

EXHIBIT H-4

FORM OF DOMESTIC SUBSIDIARY GUARANTY

AMENDED AND RESTATED DOMESTIC SUBSIDIARY GUARANTY

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to (a) HERBALIFE INTERNATIONAL, INC., a Nevada corporation (the “Company”), (b) HERBALIFE LTD., a Cayman Islands exempted company incorporated with limited liability, with registered number 116838 (“Holdings”), (c) HERBALIFE INTERNATIONAL LUXEMBOURG S.À R.L., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg, having a share capital of EUR 25,000 and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 88.006 (“HIL”), and (d) any Designated Borrower (as hereinafter defined) by the Lenders under the Credit Agreement (as hereinafter defined), each of the undersigned Guarantors and each other Person from time to time party hereto (each, in such capacity, a “Guarantor” and collectively, the “Guarantors”) hereby furnishes its guaranty (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, this “Guaranty”) of the Guaranteed Obligations (as hereinafter defined) on the 4th day of May, 2015, as follows:

1. Guaranty. Reference is made to that certain Credit Agreement, dated as of March 9, 2011, as the same has been amended and restated pursuant to the First Amendment to Credit Agreement dated as of July 26, 2012, as further amended pursuant to the Second Amendment to Credit Agreement dated as of February 3, 2014, and as further amended and restated pursuant to the Third Amendment to Credit Agreement, dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Company, Holdings, HIL (the Company, Holdings, HIL and any Subsidiary of Holdings that becomes a borrower under the Credit Agreement (each such Subsidiary, a “Designated Borrower”) are herein referred to as the “Borrowers” and each, a “Borrower”), the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. The Guarantors hereby absolutely and unconditionally (except to the extent otherwise limited in accordance with applicable requirements of Law (including, in the case of Herbalife International Do Brasil Ltda., in connection with any required central bank approval for cash to be sent out of Brazil)), jointly and severally guarantee, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of all Obligations (collectively the “Guaranteed Obligations”); provided, that, notwithstanding the foregoing, with respect to any Subsidiary of Holdings that is an Excluded U.S. Guarantor, the Guaranteed Obligations shall not include any Obligations of a Loan Party that is a “U.S. Person” as defined in the Code. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such Obligations which may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Guarantor or the Borrowers under any Debtor Relief Laws, and shall include interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws. The accounts or records maintained by the Administrative Agent and each other Secured Party shall be conclusive absent manifest error of the amount of the Guaranteed Obligations. Any failure to so record or any error in doing so shall

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not, however, limit or otherwise affect the obligation of any Guarantor hereunder to pay any amount owing with respect to the Guaranteed Obligations. In the event of any conflict between the accounts and records maintained by any Secured Party and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantors under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

2. No Setoff or Deductions; Taxes; Payments. Each Guarantor represents and warrants that it is incorporated or organized and resident in the United States of America. Any and all payments by each Guarantor hereunder shall be subject to the same terms and provisions regarding Taxes as are set forth in Section 3.01 of the Credit Agreement with respect to payments made by any Borrower. Each Guarantor hereby agrees that the terms and provisions of Section 3.01 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, and each Guarantor hereby agrees to be bound thereby as if such terms and provisions were originally set forth herein. The obligations hereunder shall not be affected by any acts of any Governmental Authority affecting any Borrower or any Guarantor, including but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of any Borrower’s property, or by economic, political, regulatory or other events in the countries where any Borrower is located. All payments hereunder shall be made to the Administrative Agent, for the account of the respective Secured Parties to which such payment is owed, in the applicable currency at the applicable Administrative Agent’s Office and at the times specified in the Credit Agreement (or in the case of obligations arising under any Secured Cash Management Agreement or Secured Hedge Agreement, to the applicable Cash Management Bank or Hedge Bank as specified in the applicable Secured Cash Management Agreement or Secured Hedge Agreement). The obligations of each Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and the termination of this Guaranty.

3. Rights of Secured Parties. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Secured Parties may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

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Form of Domestic Subsidiary Guaranty

4. Certain Waivers. Each Guarantor waives (i) any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Secured Parties) of the liability of any Borrower or any other Loan Party; (ii) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of any Borrower or any other Loan Party; (iii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (iv) any right to require any Secured Party to proceed against any Borrower or any other Loan Party, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the Secured Parties’ power whatsoever and any defense based upon the doctrines of marshalling of assets or of election of remedies; (v) any benefit of and any right to participate in any security now or hereafter held by the Secured Parties; (vi) any fact or circumstance related to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of such Guarantor under this Guaranty and (vii) to the fullest extent permitted by Law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties.

Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

For purposes of this paragraph only, references to the “principal” include each of the Company, HIL, Holdings and any Designated Borrower and references to the “creditor” include each Secured Party. In accordance with Section 2856 of the California Civil Code or any similar Law of any applicable jurisdiction, the Guarantor waives, until the payment in full of the Guaranteed Obligations and termination of the Commitments made under the Credit Agreement, all rights and defenses (i) available to such Guarantor by reason of Sections 2787 through 2855, 2899, and 3433 of the California Civil Code or any similar Laws of any applicable jurisdiction, including all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations, to any other Guarantor or to any other guarantor of any of the Guaranteed Obligations with respect to any of such guarantor’s obligations under its guarantee, in any case in accordance with the anti-deficiency or other laws of the State of California limiting or discharging the principal’s Indebtedness or such other guarantor’s obligations, including Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure or any similar Law of any applicable jurisdiction; and (ii) arising out of an election of remedies by the creditor, even though such election, such as a non-judicial foreclosure with respect to security for any Guaranteed Obligation (or any obligation of any other guarantor of any of the Guaranteed Obligations), has destroyed such Guarantor’s right of subrogation and reimbursement against the principal (or such other guarantor) by the operation of Section 580d of the California Code of Civil Procedure, any similar Law of any applicable jurisdiction or otherwise. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. As provided below, this Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York. This paragraph is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guaranteed Obligations.

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Form of Domestic Subsidiary Guaranty

5. Obligations Independent. The obligations of the Guarantors hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not any Borrower, any other Guarantor or any other Person is joined as a party.

6. Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been paid and performed in full and any commitments of the Lenders or other Secured Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent (or in the case of obligations arising under any Secured Cash Management Agreement or Secured Hedge Agreement, to the applicable Cash Management Bank or Hedge Bank) to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

7. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are paid in full in cash and any commitments of the Lenders or other Secured Parties with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or any Guarantor or any other guarantor of the Guaranteed Obligations is made, or any Secured Party exercises its right of setoff in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not any Secured Party is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantors under this paragraph shall survive termination of this Guaranty.

8. Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of each Loan Party owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Loan Party to the Guarantor as subrogee of the Secured Parties or resulting from such Guarantor’s performance under this Guaranty, to the payment in full in cash of all Guaranteed Obligations. If the Administrative Agent so requests in writing after the occurrence and during the continuance of an Event of Default (provided that no such request shall be required after the occurrence or during the continuance of an Event of Default under Section 8.01(f) or (g) of the Credit Agreement), any such obligation or indebtedness of any Loan Party to any Guarantor shall be enforced and performance received by the Guarantor as trustee for the Secured Parties and the

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Form of Domestic Subsidiary Guaranty

proceeds thereof shall be paid over to the Administrative Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty.

9. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Guarantor, any Borrower or any other guarantor of the Guaranteed Obligations under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantors immediately upon demand by the Secured Parties.

10. Expenses. The Guarantors shall pay on demand all out-of-pocket expenses (including attorneys’ fees and expenses) in any way relating to the enforcement or protection of the Secured Parties’ rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of any Secured Party in any proceeding under any Debtor Relief Laws. The obligations of the Guarantors under this paragraph are joint and several and shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

11. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and the Guarantors. No failure by the Secured Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Administrative Agent and the Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by any Guarantor for the benefit of the Secured Parties or any term or provision thereof.

12. Condition of Borrowers. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower, each other Guarantor and any other guarantor of the Guaranteed Obligations such information concerning the financial condition, business and operations of such Borrower, such other Guarantor and any such other guarantor as such Guarantor requires, and that the Secured Parties have no duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of any Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations (the Guarantors waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

13. Setoff. If and to the extent any payment is then due hereunder and an Event of Default has occurred and is continuing, after obtaining the prior written consent of the Administrative Agent, the Secured Parties may setoff and charge from time to time any amount so due against any or all of any Guarantor’s accounts or deposits with each such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty and although such obligations may be unmatured.

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Form of Domestic Subsidiary Guaranty

14. Representations and Warranties. Each Guarantor represents and warrants that (a) it is duly organized and, if applicable, is in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concepts are relevant under the laws of the relevant jurisdiction) and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (c) the making, existence and performance of this Guaranty does not and will not violate the provisions of any applicable Law, except for violations that could not reasonably be expected to result in a Material Adverse Effect, and does not and will not result in the breach of or contravention of or require any payment to be made under any Contractual Obligation to which such Guarantor is a party or affecting such Guarantor’s properties except for violations and breaches that could not reasonably be expected to result in a Material Adverse Effect; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any Governmental Authority required under applicable Law for the making and performance of this Guaranty have been obtained or made and are in full force and effect, except consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect.

15. Indemnification and Survival. Without limitation on any other obligations of the Guarantors or remedies of the Secured Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by Law, indemnify, defend and save and hold harmless the Secured Parties, and each Related Party of any of the Secured Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any Guarantor or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty, any other Loan Document, any Secured Hedge Agreement or Secured Cash Management Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, (x) in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Guaranty and the other Loan Documents (including in respect of any matters addressed in Section 2) or (y) in the case of the Hedge Banks and Cash Management Banks and their respective Related Parties only, the administration of the Secured Hedge Agreement and Secured Cash Management Agreements to which they are a party, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or

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Form of Domestic Subsidiary Guaranty

any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (a) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (b) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, Secured Hedge Agreement or Secured Cash Management Agreement, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. The obligations of the Guarantors under this paragraph are joint and several and shall survive the payment in full of the Guaranteed Obligations and the termination of this Guaranty.

16. GOVERNING LAW; Assignment; Jurisdiction; Notices. THIS GUARANTY AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Guaranty shall (a) bind each Guarantor and its successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Secured Parties and their respective successors and assigns and any Secured Party may, without notice to the Guarantors and without affecting the Guarantors’ obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part, in accordance with the Credit Agreement. Each Guarantor hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent or any Secured Party, or any related party of the foregoing in any way relating to this Guaranty or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each Guarantor agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Guaranty shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Guaranty, any other Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement against such Guarantor or its properties in the courts of any jurisdiction. Each Guarantor hereby waives, to the fullest extent

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permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty, any other Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement in any court referred to above and each Guarantor hereby waives any defense asserting an inconvenient forum in connection therewith. Service of process in connection with such action, litigation or proceeding shall be made in the manner provided for notices below. All notices and other communications (including any service of process) to the Guarantors under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to each Guarantor at its address set forth below or at such other address in the United States as may be specified by the applicable Guarantor in a written notice delivered to the Administrative Agent at the Administrative Agent’s Office.

17. WAIVER OF JURY TRIAL; FINAL AGREEMENT. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT, ANY SECURED HEDGE AGREEMENT OR ANY SECURED CASH MANAGEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY, THE OTHER LOAN DOCUMENTS, THE SECURED HEDGE AGREEMENTS AND THE SECURED CASH MANAGEMENT AGREEMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

18. Severability. Wherever possible, each provision of this Guaranty will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. Consistent with the foregoing, and notwithstanding any other provision of this Guaranty to the contrary, in the event that any action or proceeding is brought in whatever form and in whatever forum seeking to invalidate any Guarantor’s obligations under this Guaranty under any fraudulent conveyance, fraudulent transfer theory, or similar avoidance theory, whether under state or federal law, such Guarantor (the “Affected Guarantor”), automatically and without any further action being required of the Affected Guarantor or any Secured Party, shall be liable under this Guaranty only for an amount equal to the maximum amount of liability that could have been incurred under applicable law by the Affected Guarantor under any guaranty of the Guaranteed Obligations (or any portion

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Form of Domestic Subsidiary Guaranty

thereof) at the time of the execution and delivery of this Guaranty (or, if such date is determined not to be the appropriate date for determining the enforceability of the Affected Guarantor’s obligations hereunder for fraudulent conveyance or transfer (or similar avoidance) purposes, on the date determined to be so appropriate) without rendering such a hypothetical guaranty voidable under applicable law relating to fraudulent conveyance, fraudulent transfer, or any other grounds for avoidance (such highest amount determined hereunder being the Affected Guarantor’s “Maximum Guaranty Amount”), and not for any greater amount, as if the stated amount of this Guaranty as to the Affected Guarantor had instead been the Maximum Guaranty Amount. This Section is intended solely to preserve the rights of the Secured Parties under this Guaranty to the maximum extent not subject to avoidance under applicable law, and neither the Affected Guarantor nor any other Person shall have any right or claim under this Section with respect to the limitation described in this Guaranty, except to the extent necessary so that the obligations of the Affected Guarantor under this Guaranty shall not be rendered voidable under applicable law. Without limiting the generality of the foregoing, the determination of a Maximum Guaranty Amount for the Affected Guarantor pursuant to the provisions of the second preceding sentence of this Section shall not in any manner reduce or otherwise affect the obligations of any other guarantors of any of the Guaranteed Obligations.

19. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Guarantors in respect of any such sum due from it to the Administrative Agent or any other Secured Party hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of the Guaranty and the Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Secured Party, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Secured Party, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the applicable Secured Party from the applicable Guarantor in the Agreement Currency, the applicable Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Party against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the applicable Secured Party in such currency, such Secured Party agrees to return the amount of any excess to the applicable Guarantor (or to any other Person who may be entitled thereto under applicable Law).

20. Keepwell. Each Guarantor (to the extent it has total assets exceeding $10,000,000 or qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act) at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such

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Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Guarantor’s obligations and undertakings under this paragraph voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Guarantors under this paragraph are joint and several and shall remain in full force and effect until the Guaranteed Obligations have been paid and performed in full. Each Guarantor intends this paragraph to constitute, and this paragraph shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

21. Amendment and Restatement. It is the intention of the Guarantors that the Domestic Subsidiary Guaranty, dated as of March 9, 2011, made by the Guarantors in respect of the Guaranteed Obligations (as defined therein) (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Domestic Subsidiary Guaranty”), be amended and restated so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under the Existing Domestic Subsidiary Guaranty, that all Indebtedness and Obligations of the Guarantors under the Loan Documents shall be secured by the Collateral Documents, and that this Guaranty does not constitute a novation of the obligations and liabilities existing under the Existing Domestic Subsidiary Guaranty. This Agreement constitutes an amendment of the Existing Domestic Subsidiary Guaranty made under and in accordance with the Loan Documents.

Each Guarantor hereby acknowledges and agrees that any Loan Document to which it is a party or otherwise bound shall continue in full force and effect (including, without limitation, the pledge and security interest in the Collateral granted by it pursuant to the Collateral Documents) and that all of its obligations thereunder shall be valid, binding, and enforceable in accordance with its terms, and shall not be impaired or limited by the execution or effectiveness of this Guaranty. Each Guarantor (in its capacity as debtor, grantor, pledger, guarantor, assignor, or in any other similar capacity in which each Guarantor grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be) hereby (i) acknowledges and agrees that this Guaranty does not constitute a novation or termination of the secured obligations under any of the Collateral Documents or the other Loan Documents as in effect prior to the Restatement Effective Date and which remain outstanding as of the Restatement Effective Date, (ii) acknowledges and agrees that the secured obligations under the Collateral Documents and the other Loan Documents (as amended or modified in connection herewith) are in all respects continuing, (iii) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto), (iv) to the extent each Guarantor granted Liens on any of its Collateral pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens are in all respects continuing and in full force and effect and shall continue to secure all of the secured obligations under the Collateral Documents or the other Loan Documents, including, without limitation, all of the Guaranteed Obligations hereunder and (v) agrees that this Guaranty shall in no manner impair or otherwise adversely affect any of such Liens.

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[Remainder of page intentionally left blank; signature pages follow]

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Form of Domestic Subsidiary Guaranty

IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guaranty as of the day and year first written above.

HERBALIFE INTERNATIONAL OF EUROPE, INC., a California corporation

By:
Name:
Title:

Address: 800 West Olympic Boulevard, #406
Los Angeles, CA 90015

HERBALIFE INTERNATIONAL OF AMERICA, INC., a Nevada corporation

By:
Name:
Title:

Address:
800 West Olympic Boulevard, #406
Los Angeles, CA 90015

[Signature Page to Amended and Restated Domestic Subsidiary Guaranty]

HERBALIFE INTERNATIONAL DO BRASIL LTDA., a corporation dually organized in Brazil and Delaware

By:
Name:
Title:

Address: 800 West Olympic Boulevard, #406
Los Angeles, CA 90015

HERBALIFE KOREA CO., LTD., a corporation dually organized in Korea and Delaware

By:
Name:
Title:

Address:
800 West Olympic Boulevard, #406
Los Angeles, CA 90015

[Signature Page to Amended and Restated Domestic Subsidiary Guaranty]

HERBALIFE TAIWAN, INC., a California corporation

By:
Name:
Title:

Address: 800 West Olympic Boulevard, #406
Los Angeles, CA 90015

HERBALIFE VENEZUELA HOLDINGS, LLC, a Delaware limited liability company

By:
Name:
Title:

Address:
National Corporate Research, Ltd.
615 S. DuPoint Highway
Dover, DE 19901

[Signature Page to Amended and Restated Domestic Subsidiary Guaranty]

HERBALIFE MANUFACTURING LLC, a Delaware limited liability company

By:
Name:
Title:

Address: 2711 Centerville Road,
Suite 400,
Wilmington, Delaware 19808

[Signature Page to Amended and Restated Domestic Subsidiary Guaranty]

EXHIBIT H-5

FORM OF FOREIGN SUBSIDIARY GUARANTY

AMENDED AND RESTATED FOREIGN SUBSIDIARY GUARANTY

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, and in consideration of credit and/or financial accommodation heretofore or hereafter from time to time made or granted to (a) HERBALIFE INTERNATIONAL, INC., a Nevada corporation (the “Company”), (b) HERBALIFE LTD., a Cayman Islands exempted company incorporated with limited liability, with registered number 116838 (“Holdings”), (c) HERBALIFE INTERNATIONAL LUXEMBOURG S.À R.L., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg, having a share capital of EUR 25,000 and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 88.006 (“HIL”), and (d) any Designated Borrower (as hereinafter defined) by the Lenders under the Credit Agreement (as hereinafter defined), each of the undersigned Guarantors, (i) WH INTERMEDIATE HOLDINGS LTD., a Cayman Islands exempted company incorporated with limited liability, (ii) WH LUXEMBOURG HOLDINGS S.À R.L., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, with its registered office at 6, rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg, having a share capital of EUR 5,024,540.88 and registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 88.007, (iii) HBL (BVI) LIMITED, a BVI business company duly incorporated and validly existing in the British Virgin Islands, with registered number 1798846, (iv) HBL (GIBRALTAR) LIMITED, a limited company incorporated under the laws of Gibraltar, having its registered office at 57/63 Line Wall Road, Gibraltar, and (v) each other Person from time to time party hereto (each, in such capacity, a “Guarantor” and collectively, the “Guarantors”) hereby furnishes its guaranty (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, this “Guaranty”) of the Guaranteed Obligations (as hereinafter defined) on the 4th day of May, 2015, as follows:

1. Guaranty. Reference is made to that certain Credit Agreement, dated as of March 9, 2011, as the same has been amended and restated pursuant to the First Amendment to Credit Agreement dated as of July 26, 2012, as further amended pursuant to the Second Amendment to Credit Agreement dated as of February 3, 2014, and as further amended and restated pursuant to the Third Amendment to Credit Agreement, dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Company, Holdings, HIL (the Company, Holdings, HIL and any Subsidiary of Holdings that becomes a borrower under the Credit Agreement (each such Subsidiary, a “Designated Borrower”) are herein referred to as the “Borrowers” and each, a “Borrower”), the Lenders from time to time party thereto, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. The Guarantors hereby absolutely and unconditionally, jointly and severally, guarantee, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of all Obligations (collectively the “Guaranteed Obligations”); provided, that, notwithstanding the foregoing, with respect to any Subsidiary of Holdings that is an Excluded U.S. Guarantor, the Guaranteed Obligations shall not include any Obligations of a Loan Party that is a “U.S. Person” as defined in the Code. Without

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limiting the generality of the foregoing, the Guaranteed Obligations shall include any such Obligations which may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Guarantor or the Borrowers under any Debtor Relief Laws, and shall include interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws. Notwithstanding anything to the contrary contained in this Guaranty, that the maximum amount payable by any Guarantor which is organized under the laws of the Grand-Duchy of Luxembourg under this Guaranty shall be limited, at any time, to an aggregate amount (without duplication) not exceeding the greater sum of (i) ninety-five percent (95%) of such Guarantor’s net assets (“capitaux propres”) and its subordinated debt (“dettes subordonnées”) determined in accordance with article 34 of the Luxembourg law of 19 December 2002 on the register of Commerce and Companies, on accounting and on annual accounts of the companies, as reflected in the financial information of such Guarantor, including, without limitation, its latest financial statements (“comptes annuels”) available at the date of this Guaranty and approved by the shareholders of the applicable Guarantor and certified by the statutory or the independent auditor, and any (unaudited) interim financial statements signed by its board of managers (“gérants”), as the case may be, and (ii) ninety-five percent (95%) of such Guarantor’s net assets (“capitaux propres”) and its subordinated debt (“dettes subordonnées”) determined in accordance with article 34 of the Luxembourg law of 19 December 2002 on the register of Commerce and Companies, on accounting and on annual accounts of the companies, as reflected in the financial information of such Guarantor, including, without limitation, its latest financial statements (“comptes annuels”) available at the date of the relevant payment hereunder and approved by the shareholders of the applicable Guarantor and certified by the statutory or the independent auditor, and any (unaudited) interim financial statements signed by its board of managers (“gérants”), as the case may be. Should the financial information referred in clause (i) and (ii) above not be available on the date this Guaranty is called, the relevant Guarantor’s net assets (“capitaux propres”) will be determined by the Administrative Agent or any other person designated by the Administrative Agent, acting reasonably, in accordance with the Luxembourg accounting principles applicable to the relevant Guarantor and at the cost of such Guarantor. The limitations set forth under clauses (i) and (ii) above shall not apply to any amounts borrowed under the Loan Documents and made available, in any form whatsoever, to the relevant Guarantor or any of its direct or indirect Subsidiaries. No Guaranteed Obligations will extend to include any obligation or liability and no security granted by a Luxembourg Guarantor will secure any Guaranteed Obligations, in each case, if to do so would be unlawful financial assistance in respect of the acquisition of shares in itself under Article 49-6 or would constitute a misuse of corporate assets (“abus des biens sociaux”) as defined at Article 171-1 of the Luxembourg Act on commercial companies of 10 August 1915, as amended. The parties reserve, for purposes of Articles 1278 et seq. of the Luxembourg Civil Code and except as otherwise stated in the Credit Agreement, the Guarantee given hereby. The Guarantee shall continue in full force and effect for any Secured Party, notwithstanding any assignment, amendment, novation or transfer of any kind by the Collateral Agent or by any Secured Party of all or any part of the Secured Obligations. The accounts or records maintained by the Administrative Agent and each other Secured Party shall be conclusive absent manifest error of the amount of the Guaranteed Obligations. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Guarantor hereunder to pay any amount owing with respect to the Guaranteed Obligations. In the event of any conflict between

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the accounts and records maintained by any Secured Party and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantors under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

2. No Setoff or Deductions; Taxes; Payments. Each Guarantor represents and warrants that it is incorporated or organized and resident in the jurisdiction of its incorporation or organization (to the extent such concepts are relevant under the laws of the relevant jurisdiction). Any and all payments by each Guarantor hereunder shall be subject to the same terms and provisions regarding Taxes as are set forth in Section 3.01 of the Credit Agreement with respect to payments made by any Borrower. Each Guarantor hereby agrees that the terms and provisions of Section 3.01 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis, and each Guarantor hereby agrees to be bound thereby as if such terms and provisions were originally set forth herein. The obligations hereunder shall not be affected by any acts of any Governmental Authority affecting any Borrower or any Guarantor, including but not limited to, any restrictions on the conversion of currency or repatriation or control of funds or any total or partial expropriation of any Borrower’s property, or by economic, political, regulatory or other events in the countries where any Borrower is located. All payments hereunder shall be made to the Administrative Agent, for the account of the respective Secured Parties to which such payment is owed, in the applicable currency at the applicable Administrative Agent’s Office and at the times specified in the Credit Agreement (or in the case of obligations arising under any Secured Cash Management Agreement or Secured Hedge Agreement, to the applicable Cash Management Bank or Hedge Bank as specified in the applicable Secured Cash Management Agreement or Secured Hedge Agreement). The obligations of each Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and the termination of this Guaranty.

3. Rights of Secured Parties. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Secured Parties may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

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Form of Foreign Subsidiary Guaranty

4. Certain Waivers. Each Guarantor waives (i) any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Secured Parties) of the liability of any Borrower or any other Loan Party; (ii) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of any Borrower or any other Loan Party; (iii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (iv) any right to require any Secured Party to proceed against any Borrower or any other Loan Party, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the Secured Parties’ power whatsoever and any defense based upon the doctrines of marshalling of assets or of election of remedies; (v) any benefit of and any right to participate in any security now or hereafter held by the Secured Parties; (vi) any fact or circumstance related to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of such Guarantor under this Guaranty and (vii) to the fullest extent permitted by Law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties.

Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

For purposes of this paragraph only, references to the “principal” include each of the Company, HIL, Holdings and any Designated Borrower and references to the “creditor” include each Secured Party. In accordance with Section 2856 of the California Civil Code or any similar Law of any applicable jurisdiction, the Guarantor waives, until the payment in full of the Guaranteed Obligations and termination of the Commitments made under the Credit Agreement, all rights and defenses (i) available to such Guarantor by reason of Sections 2787 through 2855, 2899, and 3433 of the California Civil Code or any similar Laws of any applicable jurisdiction, including all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations, to any other Guarantor or to any other guarantor of any of the Guaranteed Obligations with respect to any of such guarantor’s obligations under its guarantee, in any case in accordance with the anti-deficiency or other laws of the State of California limiting or discharging the principal’s Indebtedness or such other guarantor’s obligations, including Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure or any similar Law of any applicable jurisdiction; and (ii) arising out of an election of remedies by the creditor, even though such election, such as a non-judicial foreclosure with respect to security for any Guaranteed Obligation (or any obligation of any other guarantor of any of the Guaranteed Obligations), has destroyed such Guarantor’s right of subrogation and reimbursement against the principal (or such other guarantor) by the operation of Section 580d of the California Code of Civil Procedure, any similar Law of any applicable jurisdiction or otherwise. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. As provided below, this Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York. This paragraph is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guaranteed Obligations.

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5. Obligations Independent. The obligations of the Guarantors hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not any Borrower, any other Guarantor or any other Person is joined as a party.

6. Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been paid and performed in full and any commitments of the Lenders or other Secured Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent (or in the case of obligations arising under any Secured Cash Management Agreement or Secured Hedge Agreement, to the applicable Cash Management Bank or Hedge Bank) to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

7. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are paid in full in cash and any commitments of the Lenders or other Secured Parties with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or any Guarantor or any other guarantor of the Guaranteed Obligations is made, or any Secured Party exercises its right of setoff in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not any Secured Party is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantors under this paragraph shall survive termination of this Guaranty.

8. Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of each Loan Party owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Loan Party to the Guarantor as subrogee of the Secured Parties or resulting from such Guarantor’s performance under this Guaranty, to the payment in full in cash of all Guaranteed Obligations. If the Administrative Agent so requests in writing after the occurrence and during the continuance of an Event of Default (provided that no such request shall be required after the occurrence or during the continuance of an Event of Default under Section 8.01(f) or (g) of the Credit Agreement), any such obligation or indebtedness of any Loan Party to any Guarantor shall be enforced and performance received by the Guarantor as trustee for the Secured Parties and the

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proceeds thereof shall be paid over to the Administrative Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty.

9. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Guarantor, any Borrower or any other guarantor of the Guaranteed Obligations under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantors immediately upon demand by the Secured Parties.

10. Expenses. The Guarantors shall pay on demand all out-of-pocket expenses (including attorneys’ fees and expenses) in any way relating to the enforcement or protection of the Secured Parties’ rights under this Guaranty or in respect of the Guaranteed Obligations, including any incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and any incurred in the preservation, protection or enforcement of any rights of any Secured Party in any proceeding under any Debtor Relief Laws. The obligations of the Guarantors under this paragraph are joint and several and shall survive the payment in full of the Guaranteed Obligations and termination of this Guaranty.

11. Miscellaneous. No provision of this Guaranty may be waived, amended, supplemented or modified, except by a written instrument executed by the Administrative Agent and the Guarantors. No failure by the Secured Parties to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision herein. Unless otherwise agreed by the Administrative Agent and the Guarantors in writing, this Guaranty is not intended to supersede or otherwise affect any other guaranty now or hereafter given by any Guarantor for the benefit of the Secured Parties or any term or provision thereof.

12. Condition of Borrowers. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from each Borrower, each other Guarantor and any other guarantor of the Guaranteed Obligations such information concerning the financial condition, business and operations of such Borrower, such other Guarantor and any such other guarantor as such Guarantor requires, and that the Secured Parties have no duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of any Borrower, any other Guarantor or any other guarantor of the Guaranteed Obligations (the Guarantors waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

13. Setoff. If and to the extent any payment is then due hereunder and an Event of Default has occurred and is continuing, after obtaining the prior written consent of the Administrative Agent, the Secured Parties may setoff and charge from time to time any amount so due against any or all of any Guarantor’s accounts or deposits with each such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Guaranty and although such obligations may be unmatured.

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14. Representations and Warranties. Each Guarantor represents and warrants that (a) it is duly incorporated or organized and, if applicable, is in good standing under the Laws of the jurisdiction of its incorporation or organization (to the extent such concepts are relevant under the laws of the relevant jurisdiction) and has full capacity and right to make and perform this Guaranty, and all necessary authority has been obtained; (b) this Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and (ii) the Foreign Obligor Enforceability Exceptions, if applicable; (c) the making, existence and performance of this Guaranty does not and will not violate the provisions of any applicable Law, except for violations that could not reasonably be expected to result in a Material Adverse Effect, and does not and will not result in the breach of or contravention of or require any payment to be made under any Contractual Obligation to which such Guarantor is a party or affecting such Guarantor’s properties except for violations and breaches that could not reasonably be expected to result in a Material Adverse Effect; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any Governmental Authority required under applicable Law for the making and performance of this Guaranty have been obtained or made and are in full force and effect, except (i) notices, filings and the payment of appropriate stamp or other duties in connection with the enforcement of this Guaranty against any Foreign Obligor, if applicable, in their jurisdiction of incorporation or organization and (ii) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect.

15. Indemnification and Survival. Without limitation on any other obligations of the Guarantors or remedies of the Secured Parties under this Guaranty, each Guarantor shall, to the fullest extent permitted by Law, indemnify, defend and save and hold harmless the Secured Parties, and each Related Party of any of the Secured Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any Guarantor or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Guaranty, any other Loan Document, any Secured Hedge Agreement or Secured Cash Management Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, (x) in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Guaranty and the other Loan Documents (including in respect of any matters addressed in Section 2) or (y) in the case of the Hedge Banks and Cash Management Banks and their respective Related Parties only, the administration of the Secured Hedge Agreement and Secured Cash Management Agreements to which they are a party, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment

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under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (a) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (b) result from a claim brought by any Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, Secured Hedge Agreement or Secured Cash Management Agreement, if such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. The obligations of the Guarantors under this paragraph are joint and several and shall survive the payment in full of the Guaranteed Obligations and the termination of this Guaranty.

16. GOVERNING LAW; Assignment; Jurisdiction; Notices. THIS GUARANTY AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Guaranty shall (a) bind each Guarantor and its successors and assigns, provided that no Guarantor may assign its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent (and any attempted assignment without such consent shall be void), and (b) inure to the benefit of the Secured Parties and their respective successors and assigns and any Secured Party may, without notice to the Guarantors and without affecting the Guarantors’ obligations hereunder, assign, sell or grant participations in the Guaranteed Obligations and this Guaranty, in whole or in part, in accordance with the Credit Agreement. Each Guarantor hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent or any Secured Party, or any related party of the foregoing in any way relating to this Guaranty or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each Guarantor agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Guaranty shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any

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action or proceeding relating to this Guaranty, any other Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement against such Guarantor or its properties in the courts of any jurisdiction. Each Guarantor hereby waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty, any other Loan Document, any Secured Hedge Agreement or any Secured Cash Management Agreement in any court referred to above and each Guarantor hereby waives any defense asserting an inconvenient forum in connection therewith. Service of process in connection with such action, litigation or proceeding shall be made in the manner provided for notices below. All notices and other communications (including any service of process) to the Guarantors under this Guaranty shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to each Guarantor at its address set forth below or at such other address in the United States as may be specified by the applicable Guarantor in a written notice delivered to the Administrative Agent at the Administrative Agent’s Office.

17. WAIVER OF JURY TRIAL; FINAL AGREEMENT. EACH GUARANTOR AND THE ADMINISTRATIVE AGENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT, ANY SECURED HEDGE AGREEMENT OR ANY SECURED CASH MANAGEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY, THE OTHER LOAN DOCUMENTS, THE SECURED HEDGE AGREEMENTS AND THE SECURED CASH MANAGEMENT AGREEMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

18. Severability. Wherever possible, each provision of this Guaranty will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty is prohibited by or invalid under such law, such provision will be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. Consistent with the foregoing, and notwithstanding any other provision of this Guaranty to the contrary, in the event that any action or proceeding is brought in whatever form and in whatever forum seeking to invalidate any Guarantor’s obligations under this Guaranty under any fraudulent conveyance, fraudulent transfer theory, or similar avoidance theory, whether under state or federal law, such Guarantor (the “Affected Guarantor”), automatically and without any further action being required of the

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Affected Guarantor or any Secured Party, shall be liable under this Guaranty only for an amount equal to the maximum amount of liability that could have been incurred under applicable law by the Affected Guarantor under any guaranty of the Guaranteed Obligations (or any portion thereof) at the time of the execution and delivery of this Guaranty (or, if such date is determined not to be the appropriate date for determining the enforceability of the Affected Guarantor’s obligations hereunder for fraudulent conveyance or transfer (or similar avoidance) purposes, on the date determined to be so appropriate) without rendering such a hypothetical guaranty voidable under applicable law relating to fraudulent conveyance, fraudulent transfer, or any other grounds for avoidance (such highest amount determined hereunder being the Affected Guarantor’s “Maximum Guaranty Amount”), and not for any greater amount, as if the stated amount of this Guaranty as to the Affected Guarantor had instead been the Maximum Guaranty Amount. This Section is intended solely to preserve the rights of the Secured Parties under this Guaranty to the maximum extent not subject to avoidance under applicable law, and neither the Affected Guarantor nor any other Person shall have any right or claim under this Section with respect to the limitation described in this Guaranty, except to the extent necessary so that the obligations of the Affected Guarantor under this Guaranty shall not be rendered voidable under applicable law. Without limiting the generality of the foregoing, the determination of a Maximum Guaranty Amount for the Affected Guarantor pursuant to the provisions of the second preceding sentence of this Section shall not in any manner reduce or otherwise affect the obligations of any other guarantors of any of the Guaranteed Obligations.

19. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Guarantors in respect of any such sum due from it to the Administrative Agent or any other Secured Party hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of the Guaranty and the Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Secured Party, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Secured Party, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the applicable Secured Party from the applicable Guarantor in the Agreement Currency, the applicable Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Party against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the applicable Secured Party in such currency, such Secured Party agrees to return the amount of any excess to the applicable Guarantor (or to any other Person who may be entitled thereto under applicable Law).

20. Keepwell. Each Guarantor (to the extent it has total assets exceeding $10,000,000 or qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act) at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan

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Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering the Guarantor’s obligations and undertakings under this paragraph voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Guarantors under this paragraph are joint and several and shall remain in full force and effect until the Guaranteed Obligations have been paid and performed in full. Each Guarantor intends this paragraph to constitute, and this paragraph shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.

21. Amendment and Restatement. It is the intention of the Guarantors that the Foreign Subsidiary Guaranty, dated as of March 9, 2011, made by the Guarantors in respect of the Guaranteed Obligations (as defined therein) (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Foreign Subsidiary Guaranty”), be amended and restated so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under the Existing Foreign Subsidiary Guaranty, that all Indebtedness and Obligations of the Guarantors under the Loan Documents shall be secured by the Collateral Documents, and that this Guaranty does not constitute a novation of the obligations and liabilities existing under the Existing Foreign Subsidiary Guaranty. This Agreement constitutes an amendment of the Existing Foreign Subsidiary Guaranty made under and in accordance with the Loan Documents.

Each Guarantor hereby acknowledges and agrees that any Loan Document to which it is a party or otherwise bound shall continue in full force and effect (including, without limitation, the pledge and security interest in the Collateral granted by it pursuant to the Collateral Documents) and that all of its obligations thereunder shall be valid, binding, and enforceable in accordance with its terms, and shall not be impaired or limited by the execution or effectiveness of this Guaranty. Each Guarantor (in its capacity as debtor, grantor, pledger, guarantor, assignor, or in any other similar capacity in which each Guarantor grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be) hereby (i) acknowledges and agrees that this Guaranty does not constitute a novation or termination of the secured obligations under any of the Collateral Documents or the other Loan Documents as in effect prior to the Restatement Effective Date and which remain outstanding as of the Restatement Effective Date, (ii) acknowledges and agrees that the secured obligations under the Collateral Documents and the other Loan Documents (as amended or modified in connection herewith) are in all respects continuing, (iii) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto), (iv) to the extent each Guarantor granted Liens on any of its Collateral pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens are in all respects continuing and in full force and effect and shall continue to secure all of the secured obligations under the Collateral Documents or the other Loan Documents, including, without limitation, all of the Guaranteed Obligations hereunder and (v) agrees that this Guaranty shall in no manner impair or otherwise adversely affect any of such Liens.

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[Remainder of page intentionally left blank; signature pages follows]

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IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guaranty as of the day and year first written above.

WH INTERMEDIATE HOLDINGS LTD., a Cayman Islands exempted company incorporated with limited liability

By:
Name:
Title:

Address:
M&C Corporate Services Limited
P.O. Box 309GT, Ugland House
South Church Street
George Town, Grand Cayman
Cayman Islands

WH LUXEMBOURG HOLDINGS S.À R.L., a Luxembourg private limited liability company

By:
Name:
Title:

Address:
16, Avenue de la Gare L-1610
Luxembourg

[Signature Page to Amended and Restated Foreign Subsidiary Guaranty]

HBL (BVI) LIMITED, a BVI business company

By:
Name:
Title:

Address:
Palm Grove House, #438
Road Town, Tortola
VG 1110
British Virgin Islands

HBL (GIBRALTAR) LIMITED, a Gibraltar limited company

By:
Name:
Title:

By:
Name:
Title:

Address:
57/63 Line Wall Road
Gibraltar

EXHIBIT I

FORM OF SECURITY AGREEMENT

AMENDED AND RESTATED SECURITY AGREEMENT

by

HERBALIFE INTERNATIONAL, INC.,

and

THE SUBSIDIARIES OF HERBALIFE LTD. PARTY HERETO,

as Pledgors

in favor of

BANK OF AMERICA, N.A.,

as Collateral Agent

Dated as of May 4, 2015

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Form of Security Agreement

ii

AMENDED AND RESTATED SECURITY AGREEMENT

This AMENDED AND RESTATED SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of May 4, 2015, is made by HERBALIFE INTERNATIONAL, INC., a Nevada corporation (the “Company”), each of the Subsidiaries of HERBALIFE LTD., a Cayman Islands exempted company incorporated with limited liability, with registered number 116838 (“Holdings”), which is listed on the signature pages hereto or from time to time becoming a party hereto by execution of a Joinder Agreement, as pledgors and collateral assignors (in such capacities, the “Pledgors”), in favor of BANK OF AMERICA, N.A. (“Bank of America”), in its capacity as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”) and as pledgee, collateral agent and secured party (in such capacities and together with any successors in such capacities, “Collateral Agent”) for the Secured Parties referred to below.

WITNESSETH:

WHEREAS, the Pledgors, the Administrative Agent and the Collateral Agent entered into that certain Security Agreement, dated as of March 9, 2011 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Security Agreement”), pursuant to that certain Credit Agreement, dated as of March 9, 2011, as amended and restated pursuant to that certain First Amendment to Credit Agreement dated as of July 26, 2012, and as further amended pursuant to the Second Amendment to Credit Agreement dated as of February 3, 2014 (and as otherwise amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), among the Company, Holdings, Herbalife International Luxembourg S.À R.L., a private limited liability company (société à responsabilité limitée) organized under the laws of the Grand Duchy of Luxembourg, having its registered office at 16, avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg, having a share capital of EUR 25,000 and registered with the Luxembourg Register of Commerce and Company (R.C.S. Luxembourg) under number B 88.006 (“HIL”, and together with the Company and Holdings, the “Borrowers”), the financial institutions from time to time party thereto, and the Administrative Agent.

WHEREAS, simultaneously herewith, the Borrowers have entered into that certain Third Amendment to Credit Agreement, dated as of the date hereof (the “Third Amendment”), with the Administrative Agent, the financial institutions listed on the signature pages thereto as “Lenders”, and the Guarantors party thereto, pursuant to which the Existing Credit Agreement has been amended and restated on the terms set forth therein (the Existing Credit Agreement as amended and restated pursuant to the Third Amendment, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), and whereby the Lenders have agreed to make Loans and to issue Letters of Credit (as defined in the Credit Agreement, the “Credit Agreement L/Cs”) to or for the account of the Borrowers;

WHEREAS, simultaneously herewith, (a) the Company has entered into that certain Amended and Restated Guaranty, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Company Guaranty”), whereby the Company has agreed to Guarantee the obligations of Holdings, HIL and any Designated Borrower under the Credit Agreement and (b) certain Domestic Subsidiaries of Holdings (other than the Company) have entered into that certain Amended and Restated Domestic Subsidiary Guaranty, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Domestic Subsidiary Guaranty”), whereby such Domestic Subsidiaries have agreed to Guarantee the obligations of the Loan Parties under the Credit Agreement and under the Secured Hedge Agreements and Secured Cash Management Agreements referred to below;

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WHEREAS, in accordance with the Credit Agreement, it is contemplated that one or more of the Pledgors and other Loan Parties have entered or may enter into one or more Secured Hedge Agreements with one or more of the Hedge Banks;

WHEREAS, in accordance with the Credit Agreement, it is contemplated that one or more of the Pledgors and other Loan Parties may enter into one or more Secured Cash Management Agreements with one or more of the Cash Management Banks;

WHEREAS, each Pledgor will receive substantial benefits from the execution, delivery and performance of the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), the Secured Hedge Agreements and the Secured Cash Management Agreements and each is, therefore, willing to amend and restate the Existing Security Agreement in its entirety by entering into this Agreement;

WHEREAS, each Pledgor is or will be the legal or beneficial owner of the rights in the Security Agreement Collateral (defined below) to be pledged by it hereunder;

WHEREAS, it is a condition precedent to the obligations of the Lenders to make Loans under the Credit Agreement, of the Hedge Banks to enter into Secured Hedge Agreements, of the Cash Management Banks to enter into Secured Cash Management Agreements and of the L/C Issuer to issue Credit Agreement L/Cs, that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement; and

WHEREAS, this Agreement is given by each Pledgor in favor of Collateral Agent for its benefit and the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations (defined below).

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors and Collateral Agent hereby amend and restate the Existing Security Agreement in its entirety and agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION; PERFECTION CERTIFICATE

SECTION 1.01. Definitions. (a) The following capitalized terms have the meanings assigned to them in the UCC:

“Account,” “Bank,” “Certificate of Title,” “Chattel Paper,” “Commercial Tort Claim,” “Commodity Account,” “Commodity Contract,” “Commodity Intermediary,” “Contract,” “Document,” “Electronic Chattel Paper,” “Entitlement Holder,” “Entitlement Order,” “Equipment,” “Financial Asset,” “Fixtures,” “General Intangible,” “Goods,” “Inventory,” “Investment Property,” “Letter-of-Credit Right,” “Letter of Credit,” “Money,” “Proceeds,” “Record,” “Securities Account,” “Securities Entitlement,” “Securities Intermediary,” “Supporting Obligation,” “Tangible Chattel Paper” and “Uncertificated Security.”

(b) Capitalized terms used in this Agreement (including the preamble and recitals hereof) but not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement. In this Agreement:

“Administrative Agent” has the meaning assigned to such term in the preamble hereof.

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“Agreement” has the meaning assigned to such term in the preamble hereof.

“Borrowers” has the meaning assigned to such term in the preamble hereof.

“Charges” mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed on or assessed against, and all claims (including landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law) against, all or any portion of the Security Agreement Collateral.

“Collateral Account” shall mean any account established and maintained in accordance with the terms of the Credit Agreement and the other Loan Documents, and all funds from time to time on deposit in such account, including all cash equivalents, and all certificates and instruments from time to time representing or evidencing such cash equivalents.

“Collateral Agent” has the meaning assigned to such term in the preamble hereof.

“Collateral Records” means books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Security Agreement Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any Security Agreement Collateral, including pursuant to any Collateral Document.

“Company” has the meaning assigned to such term in the preamble hereof.

“Company Guaranty” has the meaning assigned to such term in the recitals hereof.

“Control” means the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control”.

“Copyrights” mean, collectively, with respect to each Pledgor, all copyrights (whether statutory or common law and whether established or registered in the United States or any other country) now owned or hereafter created or acquired by or assigned to such Pledgor, whether published or unpublished, and all copyright registrations and applications made by such Pledgor, including the copyrights, registrations and applications listed in Section II.A. of the Perfection Certificate, together with any and all (a) rights and privileges arising under applicable law with respect to such Pledgor’s use of any copyrights, (b) reissues, renewals, continuations and extensions thereof, (c) income, fees, royalties, damages, claims and payments now or hereafter due or payable with respect thereto, including damages and payments for past, present or future infringements thereof, (d) rights corresponding thereto throughout the world and (e) rights to sue for past, present or future infringements thereof.

“Credit Agreement” has the meaning assigned to such term in the recitals hereof.

“Credit Agreement L/C” has the meaning assigned to such term in the recitals hereof.

“Deposit Account” means, collectively, with respect to each Pledgor, (a) all “deposit accounts” as such term is defined in the UCC and in any event shall include any account holding Cash Collateral and all accounts and sub-accounts relating to any of the foregoing accounts, and (b) all cash, funds, checks, notes and any instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (a) of this definition.

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“Distributions” mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Equity Interests, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Equity Interests or Pledged Intercompany Debt.

“Documents Evidencing Goods” means all Documents evidencing, representing or issued in connection with Goods.

“Domestic Subsidiary Guaranty” has the meaning assigned to such term in the recitals hereof.

“HIL” has the meaning assigned to such term in the recitals hereof.

“Holdings” has the meaning assigned to such term in the recitals hereof.

“Indemnified Liabilities” has the meaning assigned to such term in Section 7.04(a).

“Indemnitees” has the meaning assigned to such term in Section 7.04(a).

“Instruments” mean, collectively, with respect to each Pledgor, all “instruments,” as such term is defined in Article 9, rather than Article 3, of the UCC to the extent such instruments evidence any amounts payable under or in connection with any item of Security Agreement Collateral or such instruments constitute Proceeds of any item of Security Agreement Collateral, and in any event shall include all promissory notes, drafts, bills of exchange or acceptances.

“Insurance” means all insurance policies covering any or all of the Security Agreement Collateral (regardless of whether Collateral Agent is the loss payee thereof), and all key-man life insurance policies.

“Intellectual Property” means, collectively, with respect to each Pledgor, (a) all Patents, (b) all Trademarks, (c) all Copyrights, (d) all Licenses, (e) the goodwill connected with such Pledgor’s business including all goodwill connected with the use of and symbolized by any of the Intellectual Property in which such Pledgor has any interest, (f) all know-how, trade secrets, customer and supplier lists, proprietary information, inventions, methods, procedures, formulae, descriptions, compositions, technical data, drawings, specifications, name plates, catalogs, confidential information and the right to limit the use or disclosure thereof by any Person or entity, pricing and cost information, business and marketing plans and proposals, consulting agreements, engineering contracts and such other assets and (g) all systems software and applications software (including source code and object code), all documentation for such software, including, without limitation, user manuals, flowcharts, functional specifications, operations manuals, and all formulas, processes, ideas and know-how embodied in any of the foregoing.

“Intercompany Indebtedness” means Indebtedness (whether or not evidenced by a writing) of any Borrower or any Subsidiary thereof (including any Pledgor) payable to a Pledgor.

“Issuer” means any issuer of any Pledged Equity Interests.

“Lenders” has the meaning assigned to such term in the preamble hereof.

“Licenses” mean, collectively, with respect to each Pledgor, all license and distribution agreements, covenants not to sue or any other agreement with any other party with respect to any Patent,

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Trademark or Copyright, whether such Pledgor is a licensor or licensee, distributor or distributee, assignor or assignee under any such license, distribution agreement or any other agreement, together with any and all (a) renewals, extensions, supplements and continuations thereof, (b) income, fees, royalties, damages, claims and payments now and hereafter due or payable thereunder and with respect thereto, including damages and payments for past, present or future infringements or violations thereof, (c) rights to sue for past, present and future infringements or violations thereof, and (d) any other rights to use, exploit or practice any or all of the Patents, Trademarks or Copyrights.

“Material Contract” means any Contract or other arrangement that any Pledgor is a party to and for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Non-payment Contract” means any Contract or agreement to which any Pledgor is a party other than a contract whereby the account debtor’s principal obligation is a monetary obligation; provided that, Non-payment Contracts shall not include Receivables.

“Patents” mean, collectively, with respect to each Pledgor, all patents issued or assigned to and all patent applications made by such Pledgor (whether established or registered or recorded in the United States or any other country), including the patents, patent applications and recordings listed Section II.A. of the Perfection Certificate, together with any and all (a) rights and privileges arising under applicable law with respect to such Pledgor’s use of any patents, (b) inventions and improvements described and claimed therein, (c) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (d) income, fees, royalties, damages, claims and payments now or hereafter due or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, (e) rights corresponding thereto throughout the world, and (f) rights to sue for past, present or future infringements thereof.

“Pledged Equity Interests” mean, collectively, with respect to each Pledgor, (a) the issued and outstanding Equity Interests of each Person owned by such Pledgor, and (b) all rights, privileges, authority and powers of such Pledgor in and to each such Person or under the Organization Documents of each such Person, including without limitation, all voting rights and to the extent applicable, all management rights and all rights as and to become a member or partner of each such Person, and the certificates, instruments and agreements representing the Pledged Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to the Pledged Equity Interests. Notwithstanding anything herein to the contrary, the term “Pledged Equity Interests” shall not include any Excluded Assets.

“Pledged Intercompany Debt” means, with respect to each Pledgor, all Intercompany Indebtedness payable to such Pledgor by any Borrower or any Subsidiary thereof (and each other intercompany note hereafter acquired by such Pledgor) and all intercompany notes, certificates, Instruments or agreements evidencing such Intercompany Indebtedness, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof. Notwithstanding anything herein to the contrary, the term “Pledged Intercompany Debt” shall not include any Excluded Assets.

“Pledgor” has the meaning assigned to such term in the preamble hereof.

“Receivables” means all rights to payment, whether or not earned by performance, for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all rights, if any, in any Goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Accounts, Chattel Paper, General Intangibles, Instruments and Receivables Records.

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“Receivables Records” means (a) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables; (b) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of any Pledgor or any computer bureau or agent from time to time acting for any Pledgor or otherwise; (c) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including lien-search reports, from filing or other registration officers; (d) all credit information, reports and memoranda relating thereto; and (e) all other written or nonwritten forms of information related in any way to the foregoing.

“Restricted Securities Collateral” has the meaning assigned to such term in Section 5.04(c).

“Secured Obligations” means all Obligations of any Loan Party, including without limitation, all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that the “Secured Obligations” shall exclude any Excluded Swap Obligations.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Collateral” means, collectively, the Pledged Equity Interests, the Pledged Intercompany Debt and the Distributions.

“Security Agreement Collateral” has the meaning assigned to such term in Section 2.01.

“Software Embedded in Goods” means, with respect to any Goods, any computer program embedded in such Goods and any supporting information provided in connection with a transaction relating to such program if (a) the program is customarily considered part of such Goods or (b) by becoming the owner of such Goods a Person acquires a right to use such program in connection therewith.

“Trademarks” mean, collectively, with respect to each Pledgor, all trademarks (including service marks), slogans, logos, certification marks, domain names, trade dress, corporate names and trade names, whether registered or unregistered, owned by or assigned to such Pledgor and all registrations and applications for the foregoing (whether statutory or common law and whether established or registered in the United States or any other country) including the registrations and applications listed in Section II.A. of the Perfection Certificate, together with any and all (a) rights and privileges arising under applicable law with respect to such Pledgor’s use of any trademarks, (b) reissues, continuations, extensions and renewals thereof, (c) income, fees, royalties, damages and payments now and hereafter due or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements thereof, (d) rights corresponding thereto throughout the world, and (e) rights to sue for past, present and future infringements thereof.

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“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if by reason of mandatory provisions of law, the perfection or the effect of perfection or nonperfection or priority of, or remedies with respect to, the security interest in any item or portion of the Security Agreement Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” also means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or nonperfection, priority or remedies.

SECTION 1.02. Interpretation. The rules of interpretation specified in the Credit Agreement, including Sections 1.02 thereof, shall be applicable to this Agreement. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern.

SECTION 1.03. Perfection Certificate. Collateral Agent and each Pledgor agree that the Perfection Certificate and all descriptions of Security Agreement Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.01. Pledge. As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby grants to Collateral Agent, for its benefit and for the benefit of the Secured Parties, a security interest in and continuing lien on all personal property of such Pledgor, including all of such Pledgor’s right, title and interest in, to and under all of the following property, wherever located, whether now owned or existing, or hereafter arising or acquired from time to time (collectively, the “Security Agreement Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Commercial Tort Claims now or hereafter set forth on Schedule 3.04(b) hereto;

(iv) all Contracts (including, in any event, Material Contracts and Non-payment Contracts);

(v) all Deposit Accounts;

(vi) all Documents;

(vii) all General Intangibles;

(viii) all Goods (including, in any event, Equipment, Fixtures, Inventory, Documents Evidencing Goods and Software Embedded in Goods);

(ix) all Instruments;

(x) all Insurance;

(xi) all Intellectual Property;

(xii) all Investment Property and Financial Assets;

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(xiii) all Letters of Credit and Letter-of-Credit Rights;

(xiv) all Money;

(xv) all Receivables;

(xvi) all Securities Collateral;

(xvii) all books and Records relating to any and/or all of the foregoing;

(xviii) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any and/or all of the foregoing; and

(xix) to the extent not otherwise included above, all other personal property and all Proceeds and products of, accessions and additions to, profits and rents from, and replacements for or in respect of any of the foregoing;

it being understood that, subject to the other provisions hereof and of the Credit Agreement, the foregoing grant of a security interest shall not diminish any Pledgor’s exclusive right and license to use, or grant to other Persons license or sublicenses in, the Intellectual Property.

SECTION 2.02. Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the security interest granted under Section 2.01 attach to, and the Security Agreement Collateral shall not include any Excluded Assets; provided, that the exclusions referred to in the definition of Excluded Assets as it relates to any property or asset owned or hereafter acquired by any Pledgor shall not include any Proceeds of such assets, unless such Proceeds are also Excluded Assets. Collateral Agent agrees that, at any Pledgor’s reasonable request and expense, it will provide such Pledgor confirmation that the assets described in this Section 2.02 are in fact excluded from the Security Agreement Collateral.

SECTION 2.03. Secured Obligations; Continuing Liability.

(a) Security for Obligations. This Agreement secures, and the Security Agreement Collateral is collateral security for, the payment and performance in full when due of all the Secured Obligations.

(b) Continuing Liability under Security Agreement Collateral. Notwithstanding anything herein to the contrary, (i) each Pledgor shall remain liable under each of the obligations and agreements included in the Security Agreement Collateral, including any obligations or agreements relating to any Pledged Equity Interests, to perform all of the obligations undertaken by it thereunder, all in accordance with the terms and provisions thereof, and neither Collateral Agent nor any Secured Party shall have any obligation or liability (x) under any of such agreements by reason of this Agreement or any other document relating hereto, or (y) to make any inquiry regarding the nature or sufficiency of any payment received by it, or have any obligation to take any action to collect or enforce any rights under any agreement included in the Security Agreement Collateral, including any agreements relating to any Pledged Equity Interests; (ii) the exercise by Collateral Agent of any of its rights hereunder shall not release any Pledgor from any of its duties or obligations under the contracts and agreements included in the Security Agreement Collateral; and (iii) nothing herein is intended to or shall be a delegation of duties to Collateral Agent or any other Secured Party.

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ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF SECURITY AGREEMENT COLLATERAL

SECTION 3.01. Delivery of Certificated Pledged Equity Interests. All certificates, agreements or instruments representing or evidencing the Pledged Equity Interests, to the extent not previously delivered to Collateral Agent, shall promptly upon receipt thereof by any Pledgor be delivered to and held by or on behalf of Collateral Agent pursuant hereto. All certificated Pledged Equity Interests shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Collateral Agent. Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of Collateral Agent or any of its nominees or endorse for negotiation any or all of Pledged Equity Interests, without any indication that such Pledged Equity Interests are subject to the security interest hereunder. In addition, Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to exchange certificates representing or evidencing Pledged Equity Interests for certificates of smaller or larger denominations.

SECTION 3.02. Perfection of Uncertificated Pledged Equity Interests. None of the Pledged Equity Interests constituting Security Agreement Collateral and consisting of an interest in a partnership or a limited liability company (i) is dealt in or traded on a securities exchange or in a securities market, (ii) is registered as an investment company, or (iii) by its terms expressly provides that it is a security governed by Article 8 of the Uniform Commercial Code of any jurisdiction. If any Issuer of Pledged Equity Interests is organized in a jurisdiction that does not permit the use of certificates to evidence equity ownership, or if any of the Pledged Equity Interests are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, record such pledge on the equityholder register or the books of the Issuer. In addition, if any Pledged Equity Interest is an Uncertificated Security, upon request by the Collateral Agent such Pledgor shall cause the issuer thereof to agree in writing with such Pledgor and the Collateral Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent without further consent of such Pledgor, such agreement to be in form and substance reasonably satisfactory to the Agent.

SECTION 3.03. Financing Statements, Notices and Other Filings. Each Pledgor agrees that at any time and from time to time, at the sole cost and expense of the Pledgors, it will execute and file and refile (in accordance with Section 3.04), or permit Collateral Agent to file and refile, (a) such financing statements, continuation statements and other documents (including this Agreement), in form acceptable to Collateral Agent, in such offices as Collateral Agent may deem necessary or appropriate, wherever required by law to perfect, continue and maintain a valid, enforceable, first-priority security interest in the Security Agreement Collateral as provided herein and to preserve the other rights and interests granted to Collateral Agent hereunder, as against third parties, with respect to any Security Agreement Collateral, (b) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights substantially in the form of Exhibit A or other form acceptable to the Collateral Agent, (c) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the USPTO substantially in the form of Exhibit B or other form acceptable to the Collateral Agent, and (d) with regard to Trademarks, a Notice of Grant of Security Interest in Trademarks for filing with the USPTO substantially in the form of Exhibit C or other form acceptable to the Collateral Agent. The foregoing notwithstanding, so long as no Event of Default has occurred and is continuing, the Pledgors’ obligations hereunder to reimburse the Collateral Agent or the other Secured Parties for any filings or recordations contemplated hereby shall be limited to the reimbursement of costs and expenses reasonably incurred in connection with the filing and recordation of UCC financing statements and continuation statements.

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SECTION 3.04. Other Actions. To further ensure the attachment, perfection and priority of, and the ability of Collateral Agent to enforce, Collateral Agent’s security interest in the Security Agreement Collateral, each Pledgor acknowledges and agrees as follows:

(a) UCC Financing Statements. Each Pledgor hereby irrevocably authorizes Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings), continuation statements, and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether the Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor and (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Security Agreement Collateral relates. The Pledgor agrees to provide such information to Collateral Agent promptly upon request. Such financing statements or amendments may describe the Security Agreement Collateral as “all assets” or “all personal property, whether now owned or hereafter acquired,” or in any other manner that Collateral Agent, in its sole discretion, deems necessary, advisable or prudent to ensure the perfection of the security interests granted hereunder. Each Pledgor hereby ratifies its authorization for Collateral Agent to file in any relevant jurisdiction any financing statements or amendments thereto if filed prior to the date hereof.

(b) Commercial Tort Claims. No Pledgor has any Commercial Tort Claims other than those described on Schedule 3.04(b). If any Pledgor shall at any time after the date hereof hold or acquire a Commercial Tort Claim and such Pledgor, in the exercise of its reasonable business judgment, elects to pursue such commercial tort claim, such Pledgor shall contemporaneously with the delivery of financial statements in accordance with Section 6.01(a) or (b) of the Credit Agreement deliver to Collateral Agent a written supplement to Schedule 3.04(b) hereto containing the brief details thereof and grant to Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all in accordance with this Agreement, with such writing to be in form and substance satisfactory to Collateral Agent.

(c) Instruments, Tangible Chattel Paper and Documents. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper having an aggregate principal amount equal to or in excess of $250,000 individually or $1,000,000 in the aggregate, or if any property constituting Collateral shall be stored or shipped subject to a Document and such property has a value equal to or in excess of $250,000 individually or $1,000,000 in the aggregate, such Pledgor shall ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Pledgor at all times or, if requested by the Collateral Agent to perfect its security interest in such Collateral, is delivered to the Collateral Agent duly endorsed in a manner reasonably satisfactory to the Collateral Agent. Such Pledgor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend acceptable to the Collateral Agent indicating the Collateral Agent’s security interest in such Tangible Chattel Paper.

(d) Electronic Chattel Paper and Uncertificated Investment Property. If any Collateral shall consist of Electronic Chattel Paper having an aggregate principal amount equal to or in excess of $250,000 individually or $1,000,000 in the aggregate or uncertificated Investment Property, upon request of the Collateral Agent, such Pledgor shall cause to be executed and delivered to the Collateral Agent all assignments, instruments or other documents as reasonably requested by the Collateral Agent for the purposes of obtaining and maintaining Control of such Security Agreement Collateral; provided, that, in any case, no Pledgor shall be required to deliver control agreements with respect to any Deposit Account, Securities Account or Commodity Account.

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SECTION 3.05. Supplements; Further Assurances. (a) The Pledgors shall cause each Person that, from time to time after the date hereof, shall be required to pledge any assets to Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement, to execute and deliver to Collateral Agent a Joinder Agreement (in form and substance reasonably satisfactory to the Collateral Agent) and, upon such execution and delivery, such Person shall constitute a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Agreement.

(b) Upon obtaining any Pledged Equity Interests of any Person, each Pledgor shall accept the same in trust for the benefit of Collateral Agent and within the timeframe required by the terms of the Credit Agreement deliver to Collateral Agent the certificates and other documents required under this ARTICLE III in respect of the additional Pledged Equity Interests, or evidence of the recordation of such pledge on the equityholder register or the books of the Issuer in respect of uncertificated Pledged Equity Interests, in each case, that is to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Equity Interests.

(c) Upon the filing of any applications for, or the issuance or registration of, any Copyrights, Patents or Trademarks of any Pledgor, each Pledgor shall deliver to Collateral Agent within the timeframe required by the terms of the Credit Agreement, a Notice of Grant of Security Interest in Copyrights substantially in the form of Exhibit A or other form reasonably acceptable to the Collateral Agent in respect of any such Copyrights, a Notice of Grant of Security Interest in Patents for filing with the USPTO substantially in the form of Exhibit B or other form reasonably acceptable to the Collateral Agent in respect of any such Patents, and a Notice of Grant of Security Interest in Trademarks for filing with the USPTO substantially in the form of Exhibit C or other form reasonably acceptable to the Collateral Agent in respect of any such Trademarks, in each case, that are pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such Copyrights, Patents or Trademarks.

(d) Subject to Section 6.13 of the Credit Agreement, each Pledgor agrees to take such further actions, and to execute and deliver to Collateral Agent such additional assignments, agreements, supplements, powers and instruments, as Collateral Agent may in its reasonable judgment deem necessary or appropriate, to perfect, preserve and protect the security interest in the Security Agreement Collateral as provided herein and the rights and interests granted to Collateral Agent hereunder, to carry into effect the purposes hereof or to better assure and confirm unto Collateral Agent or permit Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Security Agreement Collateral. By way of example, such actions may include appearing in and defending any action or proceeding, at Collateral Agent’s request, that may affect such Pledgor’s title to or Collateral Agent’s security interest in all or any part of the Security Agreement Collateral. Upon the reasonable request of Collateral Agent, each Pledgor shall further make, execute, endorse, acknowledge, file or refile or deliver to Collateral Agent from time to time such lists, descriptions and designations of the Security Agreement Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments. If an Event of Default has occurred and is continuing, Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as Collateral Agent deems necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Security Agreement Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.

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(e) For the avoidance of doubt, the Pledgors and Collateral Agent acknowledge that this Agreement is intended to grant to Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing Lien on the Security Agreement Collateral, and does not constitute a present assignment of ownership rights, a transfer of ownership or title to any Security Agreement Collateral, except as otherwise provided herein following the occurrence and during the continuance of an Event of Default. Unless an Event of Default shall have occurred and be continuing, Collateral Agent agrees from time to time to deliver, upon written request of any Pledgor and at such Pledgor’s sole cost and expense (including reasonable expenses of counsel to, among other things, review the effect thereof on Collateral Agent’s security interest granted hereunder), any and all instruments, certificates or other documents, in a form reasonably requested by such Pledgor, necessary or appropriate in the reasonable judgment of such Pledgor to enable such Pledgor to continue to exploit, license, use and protect the Security Agreement Collateral in accordance with the terms hereof and of the Credit Agreement.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Pledgor represents, warrants and covenants as follows:

SECTION 4.01. Title. Except for the security interest granted to Collateral Agent for its benefit and for the benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns the rights in each item of Security Agreement Collateral pledged by it hereunder, and with regard to each item of Security Agreement Collateral now existing or hereafter acquired, will continue to own or have such rights, in each case free and clear of any and all Liens or claims of others. No effective financing statement or other public notice with respect to all or any part of the Security Agreement Collateral is on file or of record in any public office, except such as have been filed in favor of Collateral Agent pursuant to this Agreement, are permitted by the Credit Agreement, or for which proper termination statements or other release documentation have been delivered to Collateral Agent for filing. No Person other than Collateral Agent has control or possession of all or any part of the Security Agreement Collateral, except as permitted hereby or by the Credit Agreement.

SECTION 4.02. Organization; Authority; Enforceability. Such Pledgor (a) is duly organized or incorporated and validly existing under the laws of the jurisdiction of its organization or incorporation, (b) has all requisite power and authority to enter into this Agreement and to carry out the obligations hereunder, and (c) has duly executed and delivered this Agreement. This Agreement and each other document, statement, or instrument relating hereto, when executed and delivered by such Pledgor, will constitute, a legal, valid and binding obligation of such Pledgor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.03. Authorizations and Approvals. No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the pledge or grant by such Pledgor of the Liens purported to be created in favor of Collateral Agent hereunder, or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Security Agreement Collateral, in each case except for (a) the filings and registrations contemplated under the Collateral Documents, including filings necessary to perfect (or, in the case of equity interests of Foreign Subsidiaries, create or enforce) Liens created under the Loan Documents, and as may be required in connection with the disposition of any Securities Collateral (by laws generally affecting the offering and sale of securities) or by laws pertaining to Intellectual Property, (b) the authorizations, approvals, actions, notices and filings listed on Schedule 5.03 of the Credit Agreement, all of which have been duly obtained, taken, given or

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made and are in full force and effect, and (c) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.04. Goods and Receivables. Such Pledgor shall (a) not deliver any negotiable Document evidencing any Goods to any Person other than the issuer of such negotiable Document to claim the Goods evidenced therefor or the Collateral Agent and (b) each of the Pledgors will collect and enforce, in accordance with past practices and in the ordinary course of business, all amounts due to such Pledgor under the Receivables owned by it. Such Pledgor will deliver to the Collateral Agent promptly upon its reasonable request after the occurrence and during the continuance of an Event of Default duplicate invoices with respect to each Receivable owned by it, bearing such language of assignment as the Collateral Agent shall reasonably specify in connection with its exercise of remedies hereunder.

SECTION 4.05. Limitation on Liens. Such Pledgor shall, at its own cost and expense, defend title to the Security Agreement Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to Collateral Agent against all claims and demands of all Persons, at its own cost and expense, at any time claiming (except to the extent related to a Permitted Lien) any interest therein adverse to Collateral Agent or any other Secured Party.

SECTION 4.06. Other Financing Statements. So long as any of the Secured Obligations remain unpaid, or the Commitments of the Lenders to make any Loan or to issue any Credit Agreement L/Cs shall not have expired or been sooner terminated, such Pledgor shall not execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to any Security Agreement Collateral, except, in each case, financing statements filed or to be filed in respect of and covering the security interests granted by such Pledgor to the holder of Permitted Liens.

SECTION 4.07. Chief Executive Office; Change of Name; Jurisdiction of Organization. (a) As of the Closing Date, such Pledgor’s exact legal name, type and jurisdiction of organization or incorporation, federal taxpayer and organizational identification numbers of such Pledgor (if applicable) is set forth in the Perfection Certificate, and its chief executive office is set forth in the Perfection Certificate. Such Pledgor shall not (i) change its corporate name, (ii) change its identity or type of organization or corporate structure, or (iii) change its federal taxpayer identification number or organizational identification number (including by merging with or into any other entity, reorganizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction) unless (A) it shall have given Collateral Agent not less than 30 days’ prior written notice of its intention so to do, clearly describing such change and providing such other information in connection therewith as Collateral Agent may request, and (B) with respect to such change, such Pledgor shall have taken all action that Collateral Agent deems necessary or desirable to maintain the perfection of the security interest of Collateral Agent for the benefit of the Secured Parties in the Security Agreement Collateral intended to be granted hereby. Each Pledgor agrees to promptly provide Collateral Agent with certified organizational documents reflecting any of the changes described in the preceding sentence.

(b) Such Pledgor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Security Agreement Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Pledgor is engaged, but in any event to include complete accounting records as required by the Credit Agreement, and, at such time or times as Collateral Agent may request, promptly to prepare and deliver to Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to Collateral Agent showing in summary form the identity, amount and location of any and all Security Agreement Collateral (except Security Agreement Collateral in the possession or control of Collateral Agent).

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SECTION 4.08. Certain Provisions Concerning Securities Collateral. (a) Such Pledgor has delivered to Collateral Agent true, correct and complete copies of its Organization Documents with respect to its organization or domestication in any State or territory of the United States, which are in full force and effect and have not as of the date hereof been amended or modified except as permitted by the Credit Agreement. Such Pledgor shall deliver to Collateral Agent a copy of any notice of default given or received by it under any Organization Document within ten days after such Pledgor gives or receives such notice.

(b) Such Pledgor is not in default in the payment of any portion of any mandatory capital contribution, if any, required to be made under any agreement to which such Pledgor is a party relating to the Pledged Equity Interests pledged by it, and such Pledgor is not in violation of any other provisions of any such agreement to which such Pledgor is a party, or otherwise in default or violation thereunder, except where such default or noncompliance, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No Securities Collateral pledged by such Pledgor is subject to any defense, offset or counterclaim, nor have any of the foregoing been asserted or alleged against such Pledgor by any Person with respect thereto, and as of the date hereof, there are no certificates, instruments, documents or other writings (other than the Organization Documents and certificates, if any, delivered to Collateral Agent) that evidence any Pledged Equity Interests of such Pledgor.

(c) So long as no Event of Default shall have occurred and be continuing (and the Borrowers and such Pledgor have not received written notice relating to such Event of Default from Collateral Agent):

(i) Such Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement, or any other Loan Document evidencing the Secured Obligations; provided that, such Pledgor shall not in any event exercise such rights in any manner that would reasonably be expected to have a material adverse effect on the value of the Security Agreement Collateral or the Lien and security interest intended to be granted to Collateral Agent hereunder;

(ii) Such Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent made in accordance with the provisions of the Credit Agreement; provided that, any and all such Distributions consisting of rights or interests in the form of certificated securities shall be delivered to Collateral Agent to hold as Security Agreement Collateral and shall, if received by such Pledgor, be received in trust for the benefit of Collateral Agent, be segregated from the other property or funds of such Pledgor and be delivered to Collateral Agent as Security Agreement Collateral in the same form as so received (with any necessary endorsement), in each case as and when required pursuant to ARTICLE III hereof; and

(iii) Without further action or formality, Collateral Agent shall be deemed to have granted to such Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of such Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request to permit such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to Section 4.08(c)(i) and to receive the Distributions that it is authorized to receive and retain pursuant to Section 4.08(c)(i).

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(d) Upon the occurrence and during the continuance of any Event of Default (and once any Borrower or any Pledgor has received written notice relating to such Event of Default from Collateral Agent):

(i) All rights of such Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 4.08(c)(i) without any action or the giving of any notice shall cease, and all such rights shall thereupon become vested in Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights; and

(ii) All rights of such Pledgor to receive Distributions that it would otherwise be authorized to receive and retain pursuant to Section 4.08(c)(ii) shall cease and all such rights shall thereupon become vested in Collateral Agent, who shall thereupon have the sole right to receive and hold as Security Agreement Collateral such Distributions;

provided that, the rights described in clauses (i) and (ii) above shall revert back to such Pledgor following the cure or waiver of such Event of Default.

(e) Such Pledgor shall, at its sole cost and expense, from time to time execute and deliver to Collateral Agent appropriate instruments as Collateral Agent may request to permit Collateral Agent to exercise the voting and other rights that it may be entitled to exercise pursuant to Section 4.08(d)(i) and to receive all Distributions that it may be entitled to receive under Section 4.08(d)(ii).

(f) All Distributions that are received by such Pledgor contrary to the provisions of Section 4.08(d)(ii) shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of such Pledgor and shall promptly be paid over to Collateral Agent as Security Agreement Collateral in the same form as so received (with any necessary endorsement).

(g) Each Pledgor hereby authorizes and instructs each Issuer with respect to any Pledged Equity Interests to (A) comply with any written instruction received by it from the Collateral Agent that (1) states that an Event of Default has occurred and is continuing and (2) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to the time that such Event of Default is no longer continuing, and (B) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Pledged Equity Interests directly to the Collateral Agent.

SECTION 4.09. Certain Provisions Concerning Intellectual Property. (a) Such Pledgor agrees that it will not, nor will it knowingly permit or authorize any of its licensees to, do any act, or omit to do any act, whereby any issued Patent may become invalidated, dedicated to the public, or unenforceable, and agrees that it shall continue to mark any products covered by a Patent with the relevant Patent Number or indication that such product is subject to a pending Patent application as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws, except where the failure to so mark would not be reasonably likely to result in a Material Adverse Effect.

(b) Such Pledgor (either itself or through its licensees or its sublicensees) will, for each material Trademark, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for nonuse, (ii) not materially diminish the value of such Trademark or the goodwill associated therewith, (iii) display such Trademark with notice of federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law, except where the failure to display with such notice would not be reasonably likely to result in a Material Adverse Effect, and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

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(c) Such Pledgor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws, except where the failure to include notice would not be reasonably likely to result in a Material Adverse Effect.

(d) Such Pledgor shall notify Collateral Agent promptly if it knows or has reason to know that any Intellectual Property material to such Pledgor’s business (whether individually or in the aggregate) may become, or knows of circumstances that would cause any such Intellectual Property to become: (i) abandoned, lost or dedicated to the public; (ii) invalid or unenforceable; or (iii) subject to any adverse determination or development regarding such Pledgor’s ownership of any Intellectual Property, its right to register the same, or to keep and maintain the same.

(e) Such Pledgor will take all reasonable steps in the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States, Canada or in any other country, to maintain and pursue each application relating to the Intellectual Property (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and to initiate opposition, interference and cancellation proceedings against third parties, in each case where necessary for the operation of such Pledgor’s business as presently conducted and as contemplated by the Credit Agreement.

(f) In the event that such Pledgor knows that any Security Agreement Collateral consisting of Intellectual Property material to the conduct of such Pledgor’s business has been or is about to be infringed, misappropriated or diluted by a third party, such Pledgor promptly shall notify Collateral Agent and shall promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as are appropriate under the circumstances to protect such Security Agreement Collateral, except where the failure to so notify or take such actions would not be reasonably likely to result in a Material Adverse Effect.

(g) Upon the occurrence and during the continuance of an Event of Default, such Pledgor shall use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each License to effect the assignment of all of such Pledgor’s right, title and interest thereunder to the Security Agreement Collateral Agent or its designee.

(h) Solely for the purpose of enabling Collateral Agent to exercise its rights and remedies upon the occurrence of an Event of Default, such Pledgor hereby grants to Collateral Agent, to the extent assignable, an irrevocable, nonexclusive and assignable license (exercisable without payment of royalty or other compensation to such Pledgor) to use, license or sublicense or otherwise exploit any of the Intellectual Property now owned or hereafter acquired by such Pledgor, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all software and computer programs used for the compilation or printout thereof.

(i) Except with the prior consent of Collateral Agent or as permitted under the Credit Agreement, such Pledgor shall not execute any financing statement or other document or instrument, and there will not be on file in any public office any effective financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favor of Collateral Agent or in respect of Permitted Liens, and such Pledgor shall not sell, assign,

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transfer, license, grant any option in, or create any Lien, claim, security interest or other encumbrance on or with respect to the Intellectual Property, or suffer to exist any effective Lien, claim, security interest or other encumbrance on or with respect to the Intellectual Property, except for the security interest created by and under this Security Agreement and Permitted Liens as otherwise permitted by the Credit Agreement.

(j) It shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that would materially impair or prevent the creation of a security interest in, or the assignment of, such Pledgor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts.

SECTION 4.10. Inspection and Verification. Collateral Agent or any representative designated by Collateral Agent shall have the same access and inspection rights as granted to the Administrative Agent by the Borrowers pursuant to Section 6.10 of the Credit Agreement; provided that, upon the occurrence and during the continuance of an Event of Default, Collateral Agent and its representatives shall at all times have the right to enter any premises of such Pledgor and inspect any property of such Pledgor where any of the Security Agreement Collateral of such Pledgor is located for the purpose of inspecting the same, observing its use, protecting its interests therein, or otherwise exercising the remedies provided under Article V at any time during normal business hours and without advance notice. For the avoidance of doubt, in respect of Accounts or Security Agreement Collateral in the possession of any third Person, upon the occurrence and during the continuance of an Event of Default, Collateral Agent or any designated representative shall have the right to contact such account debtors or third Persons in possession of such Security Agreement Collateral for verification purposes. Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any other Secured Party.

SECTION 4.11. Payment of Taxes; Contesting Liens; Claims. Such Pledgor represents and warrants that all Charges imposed on or assessed against the Security Agreement Collateral have been paid and discharged except to the extent such Charges constitute Permitted Liens of the types set forth in clause (c) and (d) of Section 7.01 of the Credit Agreement. Notwithstanding the foregoing, such Pledgor may at its own expense contest the validity, amount or applicability of any Charges so long as the contest thereof shall satisfy the Contested Collateral Lien Conditions. Notwithstanding the foregoing provisions of this Section 4.11, no contest of any such obligation may be pursued by such Pledgor if such contest would expose Collateral Agent or any other Secured Party to any possible criminal liability.

SECTION 4.12. Transfers and Other Liens. Such Pledgor shall not sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Security Agreement Collateral pledged by it hereunder except as permitted by the Credit Agreement. Such Pledgor shall not make or permit to be made an assignment for security, pledge or hypothecation of the Security Agreement Collateral or shall grant any other Lien in respect of the Security Agreement Collateral, except as permitted by Section 7.01 of the Credit Agreement.

SECTION 4.13. Government Contracts. Such Pledgor shall promptly notify the Collateral Agent, in writing, if it enters into any contract with a Governmental Authority under which such Governmental Authority, as account debtor, owes a monetary obligation to any Pledgor under any Account in excess of $1,000,000.

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ARTICLE V

REMEDIES

SECTION 5.01. Remedies. Upon the occurrence and during the continuance of any Event of Default, Collateral Agent may from time to time exercise in respect of the Security Agreement Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it by any applicable Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Security Agreement Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Security Agreement Collateral):

(a) Personally, or by agents or attorneys, immediately take possession of the Security Agreement Collateral or any part thereof, from any Pledgor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter on any Pledgor’s premises where any of the Security Agreement Collateral is located without any obligation to a Pledgor to pay rent, remove such Security Agreement Collateral with or without judicial process, remain present at such premises to receive copies of all communications and remittances relating to the Security Agreement Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;

(b) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Security Agreement Collateral and file any claim or take any other action or proceeding to protect and realize upon the security interest of the Secured Parties in the Security Agreement Collateral, including notifying, or requiring any Pledgor to notify, the obligor or obligors on any agreement, instrument or other obligation constituting part of the Security Agreement Collateral of the security interest of the Collateral Agent therein and/or instructing, or requiring any Pledgor to instruct, such obligor to make any payment required by the terms of such agreement, instrument or other obligation directly to Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided that, in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such notice and/or instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of Collateral Agent and shall promptly (but in no event later than one Business Day after receipt thereof) pay such amounts into the Collateral Account; the Collateral Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Pledgors shall furnish all such reasonable assistance and information as the Collateral Agent may reasonably require in connection with such test verifications, and the Collateral Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts;

(c) Sell, assign, grant a license to use or otherwise liquidate, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate, any and all investments made in whole or in part with the Security Agreement Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license or liquidation;

(d) Take possession of the Security Agreement Collateral or any part thereof by directing any Pledgor in writing to deliver the same to Collateral Agent at any place or places so designated by Collateral Agent, in which event such Pledgor shall at its own expense: (i) forthwith cause the same to be moved to the place or places designated by Collateral Agent and there delivered to Collateral Agent, (ii) store and keep any Security Agreement Collateral so delivered to Collateral Agent at

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such place or places pending further action by Collateral Agent and (iii) while the Security Agreement Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Security Agreement Collateral as contemplated in this Section 5.01(d) is of the essence hereof. Upon application to a court of equity having jurisdiction, Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;

(e) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Security Agreement Collateral for application to the Secured Obligations as provided in Article VIII of the Credit Agreement;

(f) Retain and apply the Distributions to the Secured Obligations as provided in the Credit Agreement;

(g) Exercise any and all rights as beneficial and legal owner of the Security Agreement Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Security Agreement Collateral; and

(h) All the rights and remedies of a secured party on default under the UCC, and Collateral Agent may also in its sole discretion, without notice except as specified in Section 5.02, sell, assign or grant a license to use the Security Agreement Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and on such other terms as Collateral Agent deems commercially reasonable. Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of any or all of the Security Agreement Collateral at any such public sale, and to the extent permitted by law, upon any such private sale, and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Security Agreement Collateral sold, assigned or licensed at such sale, credit bid, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Security Agreement Collateral payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases, to the fullest extent permitted by law, all rights or equities of redemption, stay and appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent may sell the Security Agreement Collateral without giving any warranties as to the Security Agreement Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. Collateral Agent shall not be obligated to make any sale of Security Agreement Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against Collateral Agent arising by reason of the fact that the price at which any Security Agreement Collateral may have been sold, assigned or licensed at such a private sale was less than the price that might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Security Agreement Collateral to more than one offeree. The Collateral Agent may also in its sole discretion, and it would not be deemed commercially unreasonable, to dispose of the Security Agreement Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Security Agreement Collateral or that have the reasonable capability of doing so, or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Pledgor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC and that any sale of Security Agreement Collateral to a licensor pursuant to the terms of a license agreement between such licensor and a Pledgor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the UCC.

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(i) Upon the written demand of Collateral Agent, each Pledgor shall execute and deliver to Collateral Agent an assignment or assignments of the registered Intellectual Property and such other documents as are necessary or appropriate to carry out the intent and purposes hereof.

(j) In the event of any Disposition of any of the Intellectual Property by the Collateral Agent pursuant to the exercise of remedies under this ARTICLE V, the goodwill of the business connected with and symbolized by any Trademarks subject to such Disposition shall be included, and the applicable Pledgor shall supply the Collateral Agent or its designee with such Pledgor’s know-how and expertise, and with documents and things embodying the same, relating to the exploitation of such Intellectual Property, including the manufacture, distribution, advertising, marketing and sale of products or the provision of services under such Intellectual Property, and such Pledgor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising, marketing and sale of such products and services.

SECTION 5.02. Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, ten days’ notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, during the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 5.03. Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with Collateral Agent’s taking possession or Collateral Agent’s disposition of any of the Security Agreement Collateral, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right that such Pledgor would otherwise have at law or under equity, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (a) all damages occasioned by such taking of possession, (b) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of Collateral Agent’s rights hereunder and (c) all rights or equities of redemption, appraisal, valuation, stay, extension and moratorium now or hereafter in force under any applicable law. Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this ARTICLE V in the absence of gross negligence or willful misconduct. Any sale of, or the grant of options to purchase, or any other realization on, any Security Agreement Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all Persons claiming or attempting to claim the Security Agreement Collateral so sold, optioned or realized on, or any part thereof, from, through or under such Pledgor.

SECTION 5.04. Certain Security Agreement Collateral.

(a) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral, to limit purchasers to Persons who will agree, among other things, to acquire such Securities Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Collateral Agent shall have no

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obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

(b) If the Collateral Agent shall determine that in order to exercise its right to sell any or all of the Securities Collateral it is necessary or advisable to have such Collateral registered under the provisions of the Securities Act (any such Collateral, the “Restricted Securities Collateral”), the relevant Pledgor will cause each applicable Issuer (and the officers and directors thereof) that is a Pledgor or a Subsidiary of a Pledgor to (A) execute and deliver all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register such Restricted Securities Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (B) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Restricted Securities Collateral, or that portion thereof to be sold, and (C) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Pledgor agrees to cause each applicable Issuer (and the officers and directors thereof) to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of the Securities Act.

(c) Each Pledgor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Restricted Securities Collateral valid and binding and in compliance with any and all other applicable Laws. Each Pledgor further agrees that a breach of any of the covenants contained in this ARTICLE V will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this ARTICLE V shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

SECTION 5.05. No Waiver; Cumulative Remedies. (a) No failure on the part of Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy; nor shall Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guarantees. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

(b) In the event that Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Collateral Agent, then and in every such case, the Pledgors, Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Security Agreement Collateral, and all rights, remedies and powers of Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.

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SECTION 5.06. Application of Proceeds. After the exercise of remedies provided for in ARTICLE VIII of the Credit Agreement (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in ARTICLE VIII of the Credit Agreement) any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Collateral Agent or any Secured Party in cash or cash equivalents will be applied in reduction of the Secured Obligations in the order set forth in the Credit Agreement. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Security Agreement Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

ARTICLE VI

OBLIGATIONS ABSOLUTE; WAIVERS

SECTION 6.01. Liability of the Pledgors Absolute. Each Pledgor agrees that its obligations hereunder are irrevocable, absolute, independent, unconditional, and shall not be affected by any circumstance that constitutes a legal or equitable discharge of a pledgor or surety, except for payment in full of the Secured Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Pledgor agrees as follows:

(a) the obligations of each Pledgor hereunder are independent of the obligations of each other Pledgor and each guarantor of the obligations of the Loan Parties, and separate actions may be brought and prosecuted against such Pledgor whether or not any action is brought against any other Pledgor or guarantor, and whether or not such other Pledgor or guarantor is joined in any such actions;

(b) payment by any Loan Party of a portion of the Secured Obligations shall in no way limit, affect, modify or abridge such Pledgor’s grant hereunder securing any portion of the Secured Obligations that has not been paid. By way of example and without limiting the generality of the foregoing, if Collateral Agent is awarded a judgment in any suit brought to enforce any Loan Party’s covenant to pay a portion of the Secured Obligations, such judgment shall not be deemed to release such Pledgor from its grant hereunder securing the portion of the Secured Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Pledgor, limit, affect, modify or abridge any other Pledgor’s grant hereunder securing the Secured Obligations;

(c) upon such terms as Collateral Agent deems appropriate, without obligation to give notice or demand, without affecting the validity or enforceability hereof, and without giving rise to any reduction, limitation, impairment, discharge or termination of the security interests granted hereunder or such Pledgor’s liability hereunder, Collateral Agent may, from time to time, (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place and manner or terms of payment of any of the Secured Obligations in accordance with the terms of the other Loan Documents; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, any of the Secured Obligations or any agreement relating thereto, or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other pledges as security for any of the Secured Obligations, and take and hold security for the payment hereof or any of the Secured Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of any of the Secured Obligations, any guarantees of any of the Secured Obligations, or any other obligation of any Person (including any other Pledgor) with respect to any of the Secured Obligations; (v) enforce and apply any security now or hereafter held by it in respect hereof or any of the Secured Obligations, and direct the order or manner of sale thereof, or exercise any other right or remedy that it may have against any such security, including foreclosure on any such security in accordance with one or more judicial or

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nonjudicial sales, whether or not every aspect of any such sale is economically reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Pledgor against any other Loan Party, or any security for any of the Secured Obligations; and (vi) exercise any other rights available to it under the Loan Documents; and

(d) this Agreement and such Pledgor’s obligations hereunder shall be valid and enforceable, and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of all the Secured Obligations), including the occurrence of any of the following (whether or not such Pledgor shall have had notice or knowledge of any of them): (i) any failure or omission to assert or enforce, any agreement or election not to assert or enforce, or any stay or enjoining by order of any court, by operation of law or otherwise, of the exercise or enforcement of any claim or demand, or any right, power or remedy (whether arising under the Loan Documents, at law, in equity, or otherwise) with respect to the Secured Obligations or any agreement related thereto, or with respect to any other guarantee of or security for the payment of the Secured Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents, any agreement or instrument executed pursuant thereto, or any guarantee or other security for the Secured Obligations or any agreement relating thereto at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Secured Obligations, except to the extent such security also serves as collateral for Indebtedness other than the Secured Obligations); (v) consent of Collateral Agent or any other Secured Party to the change, reorganization or termination of the corporate structure or existence of any Loan Party or any Subsidiary thereof, and to any corresponding restructuring of the Secured Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral that secures any of the Secured Obligations; (vii) any defenses, set-offs or counterclaims that any Loan Party may allege or assert against Collateral Agent or any other Secured Party in respect of the Secured Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction, and usury; and (viii) any other act, thing or omission, or delay to do any other act or thing, that in any manner and to any extent may vary such Pledgor’s risk as a grantor of security securing the Secured Obligations.

SECTION 6.02. General Waivers. Each Pledgor hereby waives, for the benefit of Collateral Agent and the Secured Parties: (a) all rights to require Collateral Agent or any other Secured Party, as a condition to exercising Collateral Agent’s rights hereunder against the Security Agreement Collateral, to (i) proceed against any other Loan Party, any other pledgor (including any other Pledgor) of security securing any of the Secured Obligations, or any other Person, (ii) proceed against or exhaust any security held from any other Loan Party, any such other pledgor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of Collateral Agent or any other Secured Party in favor of any other Loan Party or any other Person, or (iv) pursue any other remedy whatsoever in the capacity of secured party; (b) any defense arising by reason of incapacity, lack of authority, or any disability or other defenses of any other Loan Party, including any defense based on or arising from the lack of validity or enforceability of any of the Secured Obligations or any agreement or instrument relating thereto, or by reason of the cessation of the liability of any other Loan Party from any cause other than the payment in full of all the Secured Obligations; (c) any defense based on any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based on errors or omissions by Collateral Agent or any other Secured Party in the administration of any of the Secured Obligations, except behavior that amounts to bad faith, gross negligence or willful misconduct; (e) any principles or provisions of law, statutory or otherwise, that are or may be in conflict with the terms hereof, and any legal or equitable discharge of such Pledgor’s obligations hereunder; (f) the benefit of any statute of limitations affecting such Pledgor’s counterclaims; (g) promptness, diligence and any requirement that

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Collateral Agent or any other Secured Party protect, secure, perfect or insure any security interest or Lien or any property subject thereto; (h) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, notices of any renewal, extension or modification of any of the Secured Obligations or any agreement related thereto, notices of any extension of credit to any other Loan party and notices of any of the matters referred to in Section 6.01, and any right to consent to any thereof; and (i) any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate pledgors or sureties, or that may conflict with the terms hereof.

SECTION 6.03. California Waivers. For purposes of this Section 6.03 only, references to the “principal” include each Loan Party and references to the “creditor” include each Secured Party. In accordance with Section 2856 of the California Civil Code, each Pledgor waives all rights and defenses (i) available to such Pledgor by reason of Sections 2787 through 2855, 2899, and 3433 of the California Civil Code, including all rights or defenses such Pledgor may have by reason of protection afforded to the principal with respect to any of the Secured Obligations, or to any other Person liable for any of the Secured Obligations, in either case in accordance with the antideficiency or other laws of the State of California limiting or discharging the principal’s Indebtedness or such Person’s obligations, including Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure; and (ii) arising out of an election of remedies by the creditor, even though such election, such as a nonjudicial foreclosure with respect to security for any Secured Obligation (or any obligation of any other Person of any of the Secured Obligations), has destroyed such Pledgor’s right of subrogation and reimbursement against the principal (or such other Person), by operation of Section 580d of the California Code of Civil Procedure or otherwise. No other provision of this Agreement shall be construed as limiting the generality of any of the covenants and waivers set forth in this Section 6.03. As provided below, this Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York. This Section 6.03 is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Agreement or to any of the Secured Obligations.

SECTION 6.04. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Security Agreement Collateral (including, without limitation, real property and securities owned by a Pledgor), or by a guarantee, endorsement or property of any other Person, then the Collateral Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Collateral Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Collateral Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Collateral Agent or the Secured Parties under this Agreement, under any other of the Loan Documents or under any other document relating to the Secured Obligations.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01. Concerning Collateral Agent. (a) Collateral Agent has been appointed as Collateral Agent pursuant to Article IX of the Credit Agreement. The actions of Collateral Agent hereunder are subject to the provisions of the Credit Agreement. Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Security Agreement Collateral), in accordance with this Agreement and the Credit Agreement. Collateral Agent

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may employ agents and attorneys-in-fact in connection herewith. Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent.

(b) Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Security Agreement Collateral in its possession if such Security Agreement Collateral is accorded treatment substantially equivalent to that which Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Security Agreement Collateral.

(c) Collateral Agent shall be entitled to rely on any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, on advice of counsel selected by it.

(d) With respect to any of its rights and obligations as a Lender, Collateral Agent shall have and may exercise the same rights and powers hereunder. The term “Lenders,” “Lender” or any similar terms shall, unless the context clearly otherwise indicates, include Collateral Agent in its individual capacity as a Lender. Collateral Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with such Pledgor or any Affiliate of such Pledgor to the same extent as if Collateral Agent were not acting as Collateral Agent.

(e) If any item of Security Agreement Collateral also constitutes collateral granted to Collateral Agent under any other Collateral Document, in the event of any conflict between the provisions hereof and the provisions of such other Collateral Document in respect of such collateral, Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.

SECTION 7.02. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If an Event of Default shall have occurred and be continuing, Collateral Agent may (but shall not be obligated to) remedy or cause to be remedied any such breach, and may expend funds for such purpose; provided that, Collateral Agent shall in no event be bound to inquire into the validity of any tax, lien, imposition or other obligation that such Pledgor fails to pay or perform as and when required hereby and that such Pledgor does not contest in accordance with the provision of Section 7.01 of the Credit Agreement. Any and all amounts so expended by Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 7.03. Neither the provisions of this Section 7.02 nor any action taken by Collateral Agent pursuant to the provisions of this Section 7.02 shall prevent any such failure by any Pledgor to observe any covenant contained in this Agreement nor any breach of warranty from constituting an Event of Default. Each Pledgor hereby appoints Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time during the continuance of an Event of Default in Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms hereof and the other Loan Documents that Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, including, without limitation, any or all of the following actions:

(i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Collateral Agent may reasonably determine;

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(ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Collateral Agent may deem reasonably appropriate;

(iv) to receive, open and dispose of mail addressed to a Pledgor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Pledgor on behalf of and in the name of such Pledgor, or securing, or relating to such Collateral;

(v) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes;

(vi) to adjust and settle claims under any insurance policy relating thereto;

(vii) to execute and deliver all assignments, conveyances, statements, financing statements, continuation financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Collateral Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated herein;

(viii) to institute any foreclosure proceedings that the Collateral Agent may deem appropriate;

(ix) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x) to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Collateral Agent may reasonably deem appropriate;

(xi) after written notice to such Pledgor in accordance with Section 4.08, to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Collateral Agent or one or more of the Secured Parties or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to ARTICLE V hereof;

(xii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

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(xiii) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct;

(xiv) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(xv) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the security interests created hereby in such Intellectual Property and the goodwill and General Intangibles of such Pledgor relating thereto or represented thereby; and

(xvi) do and perform all such other acts and things as the Collateral Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

The foregoing grant of authority is an irrevocable power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. The Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Collateral Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Collateral Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. This power of attorney is conferred on the Collateral Agent solely to protect, preserve and realize upon its security interest in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers.

SECTION 7.03. Expenses. Each Pledgor will promptly pay to Collateral Agent the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and the fees and expenses of any experts and agents, that Collateral Agent may incur in connection with this Agreement, including all costs and expenses relating to (a) any and all filings and other actions taken to ensure the attachment, perfection and priority of, and the ability of Collateral Agent to enforce, Collateral Agent’s security interest in the Security Agreement Collateral; (b) any action, suit or other proceeding affecting the Security Agreement Collateral or any part thereof commenced, in which action, suit or proceeding Collateral Agent is made a party or participates or in which the right to use the Security Agreement Collateral or any part thereof is threatened, or in which it becomes necessary in the judgment of Collateral Agent to defend or uphold the Lien hereof (including any action, suit or proceeding to establish or uphold the compliance of the Security Agreement Collateral with any requirements of any Governmental Authority or law); (c) the collection of the Secured Obligations; (d) the enforcement and administration hereof; (e) the custody or preservation of, or the sale of, collection from, or other realization on, any of the Security Agreement Collateral; (f) the exercise or enforcement of any of the rights of Collateral Agent or any Secured Party hereunder; or (g) the failure by any Pledgor to perform or observe any of the provisions hereof All amounts expended by Collateral Agent and payable by any Pledgor under this Section 7.03 shall be due upon demand therefor (together with interest thereon accruing at the default rate during the period from and including the date on which such funds were so expended to the date of repayment) and shall be part of the Secured Obligations. Each Pledgor’s obligations under this Section 7.03 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Credit Agreement and the other Loan Documents.

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SECTION 7.04. Indemnity.

(a) Indemnity. Each Pledgor agrees to indemnify, defend and hold harmless Collateral Agent and each of the other Secured Parties, and the officers, directors, employees, agents and Affiliates of Collateral Agent and each of the other Secured Parties (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including settlement costs), expenses or disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or any other Loan Document (including any misrepresentation by any Pledgor in this Agreement or any other Loan Document) (the “Indemnified Liabilities”); provided that, no Pledgor shall have any obligation to an Indemnitee hereunder with respect to Indemnified Liabilities if it has been determined by a final decision of a court of competent jurisdiction that such Indemnified Liabilities arose from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Pledgor shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

(b) Survival. The obligations of the Pledgors contained in this Section 7.04 shall survive the termination hereof and the discharge of the Pledgors’ other obligations under this Agreement, the Credit Agreement, any Guaranty, any Secured Hedge Agreement, any Secured Cash Management Agreement and under the other Loan Documents.

(c) Reimbursement. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Security Agreement Collateral.

SECTION 7.05. Continuing Security Interest; Assignment.

(a) This Agreement shall create a continuing security interest in the Security Agreement Collateral and shall (a) remain in full force and effect until the Discharge of Secured Obligations, (b) be binding on the Pledgors, their respective successors and assigns, and (b) inure, together with the rights and remedies of the Lender hereunder, to the benefit of Collateral Agent and the other Secured Parties and each of their respective permitted successors, transferees and assigns. No other Persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (b), any Secured Party may assign or otherwise transfer any Secured Obligation held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the other Loan Documents and any Secured Hedge Agreement or Secured Cash Management Agreement to which such Secured Party is a party; provided, that in the case of any such assignment or transfer of Secured Obligation in connection with any Secured Hedge Agreement or Secured Cash Management Agreement to a Person other than a Hedge Bank or a Cash Management Bank, as the case may be, such obligation shall cease to be a Secured Obligation and such other Person shall not become vested with the benefits in respect thereof granted to the transferring Secured Party.

(b) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been

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made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Collateral Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

SECTION 7.06. Termination; Release. Upon Discharge of Secured Obligations, or upon any partial release of Security Agreement Collateral in accordance with the other Loan Documents, the security interests granted hereby shall terminate hereunder and of record, and all rights to the Security Agreement Collateral shall revert to the Pledgors, it being understood that in the case any such partial release, the security interests granted hereby shall terminate hereunder and of record only with respect to such Security Agreement Collateral subject to such partial release. Upon any such termination, Collateral Agent shall, at the Pledgors’ expense, execute and deliver to the Pledgors such documents, and take such other actions, as the Pledgors reasonably request to evidence such termination.

Notwithstanding anything to the contrary contained herein, in connection with Section 9.10 of the Credit Agreement, Collateral Agent and the other Secured Parties agree to cooperate with each Pledgor with respect to any sale of Security Agreement Collateral permitted by Section 7.05 of the Credit Agreement and under the other Loan Documents and promptly take such action and execute and deliver such instruments and documents necessary to release the Liens and security interests created hereby relating to any of the assets or property affected by any sale of Security Agreement Collateral permitted by Section 7.05 of the Credit Agreement and under the other Loan Documents (including, without limitation, any necessary Uniform Commercial Code amendment, termination or partial termination statement).

SECTION 7.07. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 7.08. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, if to any Pledgor, addressed to it at the address of the Company set forth in the Credit Agreement, and if to Collateral Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 7.08.

SECTION 7.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT, IN ACCORDANCE WITH CHOICE-OF-LAW PRINCIPLES, THAT THE PERFECTION OF THE SECURITY INTERESTS GRANTED HEREUNDER, OR REMEDIES HEREUNDER IN RESPECT OF ANY ITEM OR TYPE OF SECURITY AGREEMENT COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

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(b) Each Pledgor hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Collateral Agent or any Secured Party, or any related party of the foregoing in any way relating to this Agreement or the transactions relating hereto in any forum other than the courts the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto hereby irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Pledgor or its properties in the courts of any jurisdiction.

(c) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 7.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.08. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

SECTION 7.11. Severability of Provisions. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.12. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

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SECTION 7.13. Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 7.14. No Credit for Payment of Taxes or Imposition. Each Pledgor shall not be entitled to any credit against the principal, premium (if any), or interest payable under the Credit Agreement, and such Pledgor shall not be entitled to any credit against any other sums that may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Security Agreement Collateral or any part thereof.

SECTION 7.15. No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Security Agreement Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.

SECTION 7.16. No Release Under Agreements; No Liability of Collateral Agent or Secured Parties. Nothing set forth in this Agreement shall relieve the Pledgor from the performance of any term, covenant, condition or agreement on the Pledgor’s part to be performed or observed under or in respect of any of the Security Agreement Collateral, or from any liability to any Person under or in respect of any of the Security Agreement Collateral, or shall impose any obligation on Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on the Pledgor’s part to be so performed or observed, or shall impose any liability on Collateral Agent or any other Secured Party for any act or omission on the part of the Pledgor relating thereto or for any breach of any Secured Hedge Agreement or Secured Cash Management Agreement, any representation or warranty on the part of the Pledgor contained in this Agreement, the Credit Agreement, the Guaranties or the other Loan Documents, or under or in respect of the Security Agreement Collateral or made in connection herewith or therewith. The obligations of the Pledgor contained in this Section 7.16 shall survive the termination hereof and the discharge of the Pledgor’s other obligations under this Agreement, the Credit Agreement, any Guaranty, any Secured Hedge Agreement, any Secured Cash Management Agreement and the other Loan Documents.

SECTION 7.17. Obligations Absolute. Subject to Section 9.10 of the Credit Agreement, all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor or any other Loan Party;

(b) any lack of validity or enforceability of the Credit Agreement, any Guaranty, any Secured Hedge Agreement, any Secured Cash Management Agreement or any other Loan Document, or any other agreement or instrument relating thereto;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any Guaranty any other Loan Document, any Secured Hedge Agreement, any Secured Cash Management Agreement or any other agreement or instrument relating thereto;

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(d) any pledge, exchange, release or nonperfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any Guaranty, for all or any of the Secured Obligations, except to the extent that any such amendment, waiver or consent expressly relieves such Pledgor of any obligations;

(e) any exercise, nonexercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement, any Guaranty, any Secured Hedge Agreement, any Secured Cash Management Agreement or any other Loan Document except as specifically set forth in a waiver granted pursuant to the provisions of Section 5.03; or

(f) any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Pledgor.

SECTION 7.18. Marshaling; Payments Set Aside. Collateral Agent shall not be under any obligation to marshal any assets in favor of any Pledgor or any other Person or against or in payment of any or all of the Secured Obligations.

SECTION 7.19. Release of Pledgors. If any Pledgor is released from its Guaranty in accordance with the provisions of the Credit Agreement and of such Guaranty, then Collateral Agent shall (at the expense of the Borrowers) take all action necessary to release its security interest in that portion of the Security Agreement Collateral owned by such Pledgor, and shall release such Pledgor from its obligations hereunder (other than obligations intended to survive the termination hereof), in each case subject to and in accordance with Section 9.10 of the Credit Agreement.

SECTION 7.20. Consent of Issuers of Pledged Equity Interests. Any Pledgor that is an Issuer hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Equity Interests by the applicable Pledgors pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and applicable Law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such Issuer.

SECTION 7.21. Secured Parties. Each Secured Party that is not a party to the Credit Agreement who obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Collateral Agent pursuant to the terms of the Credit Agreement, and with respect to the actions and omissions of the Collateral Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Collateral Agent and each of its Affiliates shall be entitled to all of the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

SECTION 7.22. Amendment and Restatement. This Agreement amends and restates the Existing Security Agreement in its entirety, and nothing in this Agreement shall be deemed to constitute a novation of the Existing Security Agreement, the Secured Obligations (as defined therein) or any other obligations owing to the Secured Parties under the Existing Security Agreement or the other agreements and documents executed in connection therewith. This Agreement does not evidence a termination or release of the security interests granted under the Existing Security Agreement in the Security Agreement Collateral (as defined in the Existing Security Agreement). All such security interests are hereby confirmed and ratified and shall be continuing in all respects as amended and restated pursuant to this Agreement and in addition to the security interest granted herein in the Security Agreement Collateral (as defined herein). All references in any other Loan Document to the Existing Security Agreement shall, or on after the date hereof, be deemed to be references to this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Pledgors and Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

HERBALIFE INTERNATIONAL, INC., a Nevada corporation, as a Pledgor

By:
Name:
Title:

HERBALIFE INTERNATIONAL OF AMERICA, INC., a Nevada corporation, as a Pledgor

By:
Name:
Title:

HERBALIFE INTERNATIONAL OF EUROPE, INC., a California corporation, as a Pledgor

By:
Name:
Title:

HERBALIFE TAIWAN, INC., a California corporation, as a Pledgor

By:
Name:
Title:

HERBALIFE INTERNATIONAL DO BRASIL, LTDA., a corporation dually organized in Brazil and Delaware, as a Pledgor

By:
Name:
Title:

35

HERBALIFE KOREA CO., LTD., a corporation dually organized in Korea and Delaware, as a Pledgor

By:
Name:
Title:

HERBALIFE VENEZUELA HOLDINGS, LLC, a Delaware corporation, as a Pledgor

By:
Name:
Title:

HERBALIFE MANUFACTURING LLC, a Delaware limited liability company, as a Pledgor

By:
Name:
Title:

36

BANK OF AMERICA, N.A., as Collateral Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

37

SCHEDULE 3.04(b)

COMMERCIAL TORT CLAIMS

None.

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EXHIBIT A

[FORM OF]

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

COPYRIGHTS

United States Copyright Office

Ladies and Gentlemen:

Please be advised that pursuant to the Amended and Restated Security Agreement dated as of May 4, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Pledgors party thereto (each a “Pledgor” and collectively, the “Pledgors”) and Bank of America, N.A., as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”) and as pledgee, collateral agent and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”) for the Secured Parties referenced therein, the undersigned Pledgor has granted a continuing security interest in and continuing lien upon the copyrights and copyright applications shown on Schedule 1 attached hereto to the Collateral Agent for the ratable benefit of the Secured Parties.

The undersigned Pledgor and the Collateral Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the foregoing copyrights and copyright applications (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any copyright or copyright application.

Very truly yours,

[PLEDGOR]

By:
Name:
Title:

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:
Name:
Title:

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EXHIBIT B

[FORM OF]

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

PATENTS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Amended and Restated Security Agreement dated as of May 4, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Pledgors party thereto (each a “Pledgor” and collectively, the “Pledgors”) and Bank of America, N.A., as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”) and as pledgee, collateral agent and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”) for the Secured Parties referenced therein, the undersigned Pledgor has granted a continuing security interest in and continuing lien upon the patents and patent applications shown on Schedule 1 attached hereto to the Collateral Agent for the ratable benefit of the Secured Parties.

The undersigned Pledgor and the Collateral Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the foregoing patents and patent applications (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any patent or patent application.

Very truly yours,

[PLEDGOR]

By:
Name:
Title:

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:
Name:
Title:

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EXHIBIT C

[FORM OF]

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

TRADEMARKS

United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Amended and Restated Security Agreement dated as of May 4, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), and among the Pledgors party thereto (each a “Pledgor” and collectively, the “Pledgors”) and Bank of America, N.A., as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”) and as pledgee, collateral agent and secured party (in such capacities and together with any successors in such capacities, the “Collateral Agent”) for the Secured Parties referenced therein, the undersigned Pledgor has granted a continuing security interest in and continuing lien upon the trademarks and trademark applications shown on Schedule 1 attached hereto to the Collateral Agent for the ratable benefit of the Secured Parties.

The undersigned Pledgor and the Collateral Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the foregoing trademarks and trademark applications (a) may only be terminated in accordance with the terms of the Agreement and (b) is not to be construed as an assignment of any trademark or trademark application.

Very truly yours,

[PLEDGOR]

By:
Name:
Title:

Acknowledged and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:
Name:
Title:

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